                                                                    Exhibit 4.17

Note: Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

ARTICLES OF AGREEMENT

                              ARTICLES OF AGREEMENT

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

                              ARTICLES OF AGREEMENT

THIS AGREEMENT is made the 31st day of March 2003.

BETWEEN:

(1) KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer"); and

(2) BALFOUR BEATTY GROUP LIMITED of Fourth Floor, 130 Wilton Road, London SW1V 1LQ, England, a company incorporated in and in accordance with the laws of England; and

        LAM CONSTRUCTION COMPANY LIMITED of 2304-6 World Trade Centre, 280 Gloucester Road, Causeway Bay, Hong Kong, a company incorporated in and in accordance with the laws of Hong Kong,

        (together, "the Contractor") operating for the purposes of the Contract as "BALFOUR BEATTY-LAM JOINT VENTURE".

WHEREAS:

(A) The Employer requires the Works to be executed as part of the Project and has accepted the Tender.

(B)     The Contractor has jointly and severally agreed to execute the Works.

NOW IT IS HEREBY AGREED as follows:

1. In consideration of the payments to be made by the Employer to the Contractor as hereinafter mentioned, the Contractor hereby jointly and severally covenants with the Employer to execute the Works in accordance with the Contract.

2. The Employer hereby covenants to pay to the Contractor in consideration of the execution of the Works the Final Contract Sum or such other sums as may be payable to the Contractor in accordance with the Contract at the times and in the manner prescribed by the Contract.

3. The Contract comprises the entire agreement between the parties hereto relating to the transactions provided for therein and supersedes any previous agreements between the parties relating thereto or any part

                                                                         [STAMP]
        thereof. Save to the extent that any statement, condition, qualification, warranty, representation or undertaking made in the Tender, or in any discussion or correspondence thereon or relating thereto, is expressly incorporated in the Contract, the same is not so incorporated and is hereby withdrawn.

4. The Employer's address for service of documents shall be the address first referred to above and the Contractor's address for service of documents shall be 904 Skyway House, 3 Sham Mong Road, Tai Kok Tsui, Kowloon, Hong Kong.

5. Words and expressions used in these Articles of Agreement shall have the same meaning as are respectively assigned to them in Clause 1 of the General Conditions attached hereto.

IN WITNESS whereof this Agreement has been executed as a deed the day and year first above written.

THE SEAL of                                       )
KOWLOON-CANTON                                    )
RAILWAY CORPORATION                               )
is hereunto affixed by authority of the           )
Managing Board; and signed by:                    )

                                                                         [STAMP]


      [SIGNATURE]                                            [SIGNATURE]
-----------------------                               --------------------------
(Authorized Signature)                                (Authorized Signature)
     K.Y. Yeung                                             D A Fleming
Chief Executive Officer                                  Company Secretary


      [SIGNATURE]                                            [SIGNATURE]
-----------------------                               --------------------------
(Witness)  Flora Chan                                 (Witness)  Esther Lo

                                                                         [STAMP]

SIGNED, SEALED AND DELIVERED                      )
by Mr. David Ronald SUFF and Mr. Alan GIBSON      )
as lawful attorneys for and on behalf of          )
BALFOUR BEATTY GROUP LIMITED                      )
under Power of Attorney dated 1 November 2002     )
in the presence of:                               )


      [SIGNATURE]                                            [SIGNATURE]
-----------------------                               --------------------------
Mr. David Ronald SUFF                                 Mr. Alan GIBSON


THE SEAL of                                       )
LAM CONSTRUCTION COMPANY LIMITED                  )
was hereto affixed by authority of the Board      )
in the presence of Mr. Peter LAM                  )

                                                                         [STAMP]

      [SIGNATURE]
-----------------------
Mr. Peter LAM

                                                                         [STAMP]

LETTER OF ACCEPTANCE


                              LETTER OF ACCEPTANCE


                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

[LOGO] KCR                                                  [CHINESE CHARACTERS]
       [CHINESE CHARACTERS]                   Kowloon-Canton Railway Corporation

                                                            [CHINESE CHARACTERS]
                                                   East Rail Extensions Division

Our Ref.: ERE/PRT/LCC300/TE112 (E1-386155)

                                                                 28 October 2002

Balfour Beatty-Lam Joint Venture
Comprising:

Balfour Beatty Group Limited
904 Skyway House,
3 Sham Mong Road,
Tai Kok Tsui, Kowloon,
Hong Kong

and

Lam Construction Company Limited
2304-6 World Trade Centre,
280 Gloucester Road,
Causeway Bay,
Hong Kong

Dear Sirs,

                       Kowloon-Canton Railway Corporation
                              East Rail Extensions
                              Tender No. 2002-0001
                              Contract No. LCC-300
                    Lok Ma Chau Terminus and Associated Works
                              LETTER OF ACCEPTANCE

1. I am pleased to inform you that the Alternative Tender 1 - with Membrane Bioreactor Sewage Treatment Process (the "Tender") submitted by you on 9 August 2002, as modified by the Letter of Clarification referred to in Paragraph 2 below, with a Tender Total of HK$1,227,981,513.00 (Hong Kong Dollars ONE BILLION TWO HUNDRED AND TWENTY SEVEN MILLION NINE HUNDRED EIGHTY ONE THOUSAND FIVE HUNDRED THIRTEEN Only) is hereby accepted.

2. The Letter of Clarification Ref.: ERE/PRT/LCC300/TE110 (E1-386143) dated 24 October 2002 together with its attachments (hereafter referred to as "Letter of Clarification") shall form part of this Letter of Acceptance and part of the Contract, and the provisions of this Letter of Acceptance and the Letter of Clarification shall prevail over any provision contained in any other document forming part of the Contract which is inconsistent with, or creates any ambiguity with, this Letter of Acceptance and the Letter of Clarification.


                                                                         [STAMP]

[CHINESE CHARACTER]                                                       [LOGO]

KCRC Hung Hom Building. 8 Cheang Wan Road. Hung Hom, [ILLEGIBLE] Hong Kong
Telephone: (852) 2163 6000  Facsimile: (852) 2766 1093

Our Ref.: ERE/PRT/LCC300/TE112 (E1-386155)(Page 2 of 2)

                                                                 28 October 2002

3. The Contractor's bond to be provided by you by 10 November 2002 in accordance with Clause 14.1(a) of the General Conditions, in the form contained in Schedule 5 to the General Conditions, shall be obtained from The Hongkong and Shanghai Banking Corporation Limited or Credit Lyonnais or such other bank or financial institution which is approved by the Corporation.

4. A Parent Company Guarantee and Parent Company Undertaking in the forms contained in Schedules 6 and 7 to the General Conditions, respectively, to be provided by you by 10 November 2002 in accordance with Clause 14.1(b) of the General Conditions, shall be provided by Balfour Beatty plc of 130 Wilton Road, London SW1V 1LQ and Lam Construction Holdings
        (BVI) Limited of 2304-6 World Trade Centre, 280 Gloucester Road, Causeway Bay, Hong Kong respectively.

5.      The Date for Commencement of the Works shall be 28 October 2002.

6. The Engineer for the purposes of the Contract shall be Mr. Peter F. Murphy of Mott Connell Limited.

7. I should be grateful if you would confirm your acceptance of all matters referred to in this Letter of Acceptance by signing the attached duplicate of this letter and returning it to this office.

Yours faithfully,


           [SIGNATURE]                                       [SIGNATURE]
---------------------------------                   ----------------------------
James Blake                                         Agreed and accepted by
Senior Director, Capital Projects                   D.R. Suff
For and on behalf of                                General Manager
The Kowloon-Canton Railway                          For and on behalf of
Corporation                                         Balfour Beatty Group Limited


                                                             [SIGNATURE]
                                                    ----------------------------
                                                    Agreed and accepted by
                                                    T.L.Lo
                                                    Construction Manager
                                                    For and on behalf of
                                                    Lam Construction Company
                                                    Limited

                                                                         [STAMP]

LETTER OF CLARIFICATION


                             LETTER OF CLARIFICATION


                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

[LOGO] KCR                                                   [CHINESE CHARACTER]
       [CHINESE CHARACTER]                    Kowloon-Canton Railway Corporation

                                                             [CHINESE CHARACTER]
                                                   East Rail Extensions Division

Our Ref: ERE/PRT/LCC300/TE110 (E1-386143)

                                                                 24 October 2002

To:     Balfour Beatty Group Limited                               BY COLLECTION
        904 Skyway House,
        3 Sham Mong Road,
        Tai Kok Tsui, Kowloon,
        Hong Kong


        Lam Construction Company Limited
        2304-6 World Trade Centre,
        280 Gloucester Road,
        Causeway Bay,
        Hong Kong

Attn:   Mr. D.R. Suff


Dear Sirs,

                       Kowloon-Canton Railway Corporation
                              Tender No. 2002-0001
                              Contract No. LCC-300
                    Lok Ma Chau Terminus and Associated Works
                             LETTER OF CLARIFICATION

1. In the event that the Kowloon-Canton Railway Corporation ("the Corporation") elects to accept the Alternative Tender 1 - with Membrane Bioreactor Sewage Treatment Process (the "Tender") submitted by you on 9 August 2002, the resulting contract (the "Contract") shall consist of and be constituted by:

        (a) the Letter of Acceptance as issued by the Corporation (which will include as an attachment, this Letter of Clarification);

        (b) the Tender (consisting of the Form of Tender and Appendices 1 and 2 thereto);

        (c) the General Conditions of Contract (5 April 2000 Edition) and Special Conditions of Contract;

        (d)     the Drawings;

                                                                         [STAMP]

[CHINESE CHARACTER]                                                       [LOGO]

KCRC Hung Hom Building. 8 Cheang Wan Road. Hung Hom, [ILLEGIBLE] Hong Kong
Telephone: (852) 2163 6000  Facsimile: (852) 2766 1093

Our Ref.: ERE/PRT/LCC300/TE110(E1-386143)

                                                                 24 October 2002

        (e) the Specification (consisting of the Particular Specification, the General Specification for Civil Engineering and Building Works and the Standard Specifications (Volumes 1 to 5)); and

        (f)     the Articles of Agreement upon execution by the parties,

        other than items (a) and (f) above, all in the form contained in the Tender Documents issued to you on 26 April 2002, as modified by Addenda No. 1 and 2 inclusive thereto and as further modified by the terms of this Letter of Clarification.

2. The corrected Tender Total is HK$1,227,981,513.00 (Hong Kong Dollars ONE BILLION TWO HUNDRED AND TWENTY-SEVEN MILLION NINE HUNDRED EIGHTY ONE THOUSAND FIVE HUNDRED THIRTEEN Only).

3. The Pricing Document included in Appendix 2 to the Form of Tender shall be amended in accordance with Attachment 1 to this Letter of Clarification. You confirm that these amendments to the Pricing Document will form part of the Contract from the date of the Letter of Acceptance.

4. The Particular Specification included in the Specification shall be amended in accordance with Attachment 2 to this Letter of Clarification. You confirm that these amendments to the Particular Specification will form part of the Contract from the date of the Letter of Acceptance, without any amendment to the corrected Tender Total referred to in Paragraph 2 and without any entitlement on your part to receive any extension of time for substantial completion of the Works or any Section or the achievement of any Stage.

5. You confirm that the amended Drawings listed and included in Attachment 3 to this Letter of Clarification will form part of the Contract from the date of the Letter of Acceptance, without any amendment to the corrected Tender Total referred to in Paragraph 2 and without any entitlement on your part to receive any extension of time for substantial completion of the Works or any Section or the achievement of any Stage.

6. The Contractor's Bond in the form contained in Schedule 5 to the General Conditions to be provided by you in accordance with Clause 14.1(a) of the General Conditions shall be provided by The Hongkong and Shanghai Banking Corporation Limited or Credit Lyonnais or such other financial institution as may be approved by the Corporation.

7. Without limiting any of the Contractor's obligations in particular under Clause 5 of the General Conditions, and without creating or placing any obligation upon the Employer, you shall employ the sub-contractors, whose names are listed in Attachment 4 to this Letter of Clarification, or such other companies for which consent of the Engineer has been obtained in accordance with Clause 5 of the General Conditions, for the Works. You shall not remove or replace any of the sub-contractors as listed in Attachment 4 to this Letter of Clarification, save with

                                                                         [STAMP]

Contract No. LCC-300               Page 2 of 7                               LOC

Our Ref.: ERE/PRT/LCC300/TE110 (E1-386143)

                                                                 24 October 2002

        the prior consent of the Engineer, such consent not to be unreasonably withheld in respect of any suitably qualified and experienced replacement.

8. Pursuant to Clause 6 of the General Conditions, you confirm that you will appoint Babtie Asia Limited or Binnie Black & Veatch Hong Kong Limited or such other company as may be reviewed without objection by the Engineer, to perform the Contractor's design checking obligations under the Contract in the capacity of the Independent Checking Engineer.

9. Without limiting any of the Contractor's obligations, you shall employ in the management and construction of the Works, the key personnel referred to in Attachment 5 to this Letter of Clarification. You shall not remove or replace any member of such key personnel, save with the prior consent of the Engineer, such consent not to be unreasonably withheld in respect of any suitably qualified and experienced replacement.

10.     You confirm that you will not adopt bentonite slurry for piling.

11. You confirm that in respect of your proposed Membrane Bioreactor Treatment (MBR) process:

        . It can be accommodated within the structural envelope of the Sewage Treatment Plant building structure;

        . No special requirements arise from the adoption of the MBR process in respect of civil, structural and E&M design of the Sewage Treatment Plant building;

        . You will liaise and obtain necessary approvals from the relevant Government Departments; and

        . Should the MBR process impose any risk to the construction programme or approval in connection with the MBR process cannot be obtained a timely fashion from the relevant Government Departments, or for whatever reason the Engineer considers deemed necessary, you will carry out and complete the Works in accordance with the conforming design contained in the Specification at no extra cost to the corrected Tender Total referred to in Paragraph 2, and without any entitlement on your part to receive any extension of time for substantial completion of the Works or any Section or the achievement of any Stage.

12. You confirm that in respect of the management of wastewater and/or silty runoff, you shall use settlement tanks either in conjunction with a proven technique for the removal of excess nutrients, or as stand-alone systems to control the amount of suspended solids that could be generated during the earthworks operation, to within specified limits, prior to discharging the excess water into the adjacent watercourses.

                                                                         [STAMP]

Contract No. LCC-300               Page 3 of 7                               LOC

Our Ref.: ERE/PRT/LCC300/TE110 (E1-386143)

                                                                 24 October 2002

13. You confirm that in respect of your proposed pre-cast construction option:

        . You will procure that the Contractor's design consultant will maintain the requisite professional indemnity insurance policy in accordance with Clause SCC1 of the Special Conditions.

        . You shall supply to the Engineer the design warranty duly executed by the Contractor's design consultant as a deed in the form appearing in Attachment 1 to the Special Conditions.

        . The alternative design for the pre-cast works shall be fully in conformance with KCRC ERE Design Criteria and KCRC Materials and Workmanship Specification for pre-cast works.

        . The performance, quality, functionality, durability and maintainability of the building using the pre-cast construction option shall be similar to or better than construction conforming to the Specification.

        . You have allowed for all changes to the design resulting from such option including but not limited to piling, civil, structural, architectural, E&M, and requirements of AP and RSE and all KCRC and Government approval, without any amendment to the corrected Tender Total referred to in Paragraph 2 and without any entitlement on your part to receive any extension of time for substantial completion of the Works or any Section or the achievement of any Stage.

        . You will appoint an Independent Checking Engineer to check and certify the design, construction and installation of the pre-cast works.

        . Should the pre-cast construction impose any risk to the construction programme, or approval in connection with the pre-cast construction cannot be obtained a timely fashion from the relevant Government Departments, or for whatever reason the Engineer considers deemed necessary, you will carry out and complete the Works in accordance with the conforming design contained in the Specification at no extra cost to the corrected Tender Total referred to in Paragraph 2, and without any entitlement on your part to receive any extension of time for substantial completion of the Works or any Section or the achievement of any Stage.

14. The Special Conditions of Contract shall be amended in accordance with Attachment 6 to this Letter of Clarification. You confirm that you have no objection to the incorporation of the synopsis of the Employees' Compensation Policy included in the Attachment 2 to the Special Conditions.

15. You confirm that you have no objection to the extension cover in addition to the employees' compensation insurance, pursuant to clause 33.1(g) of the General Conditions, with no amendment to the corrected Tender Total referred to in

                                                                         [STAMP]

Contract No. LCC-300               Page 4 of 7                               LOC

Our Ref.: ERE/PRT/LCC300/TE110 (E1-386143)

                                                                 24 October 2002

        Paragraph 2. The proposed arrangement will be restricted to common law protection for self employed "labour only" sub-contractors or sole proprietors, with a limit of HK$100 million per occurrence and in aggregate, and subject to policy deductible for each occurrence of 5% of the adjusted loss, with a minimum of HK$100,000. You confirm that you will be responsible at your own cost for the amount of the policy deductible for the self employed "labour only" subcontractors or sole proprietors.

16. You confirm that replacement of the cover page and amendment to Paragraph 3.1.1 (Combined Contractors All Risks and Third Party Legal Liability Insurance) of the Special Conditions, contained in Attachment 7 to this Letter of Clarification, will be incorporated in the Special Conditions of Contract, with no amendment to the corrected Tender Total referred to in Paragraph 2.

16A. You confirm that Balfour Beatty plc's Parent Company Guarantee and Parent Company Undertaking will be in the form set out in Schedules 6 and 7 respectively of the General Conditions without qualification.

17. Without prejudice to Clause 56.6 of the General Conditions, Form C.10 - Breakdown of On-Cost, included in Attachment 8 to this Letter of Clarification, shall form part of the Contract and may be used by the Engineer for the purposes of the valuation of variations in accordance with Clause 56 of the General Conditions.

18. You confirm that the amended draft Short Term Tenancy Agreement contained in Attachment 9 to this Letter of Clarification will replace the draft contained in Appendix GG to the Particular Specification. Every obligation, liability and duty undertaken or accrued by the Employer to third parties pursuant to the Short Term Tenancy Agreement (except any obligation to pay rent, fees or premium for the rights granted thereunder) shall be undertaken and accrued by the Contractor to the Employer.

19. You confirm that you have no objection to including the Post-Tender Revision (PTR) No. 1 in relation to your proposed Membrane Bioreactor Treatment process submitted by you on 11 October 2002 as an Option (the "Option 2") which will be included in Clause P52 (Options) and in Appendix RR of the Particular Specification, as contained in Attachment 10 to this Letter of Clarification. The Engineer may, within 30 days after the Date of Commencement of the Works, exercise the Option 2 in accordance with Clause 55A of the General Conditions. In the event the Option 2 is exercised, the corrected Tender Total referred to in Paragraph 2 shall be revised to the corrected Revised Tender Total (including corresponding adjustment for ECI premiums) for the relevant Scenario adopted.

20. A number of matters included or referred to in this Letter of Clarification and its Attachments amend various terms and provisions of certain documents listed in Paragraph 1 above. If there is any ambiguity or discrepancy between this Letter of Clarification (and its Attachments) and the documents listed in Paragraph 1 above, the contents of this Letter of Clarification (and its Attachments) shall prevail over any other documents forming part of the Contract.

                                                                         [STAMP]

Contract No. LCC-300               Page 5 of 7                               LOC

Our Ref.: ERE/PRT/LCC300/TEl10 (E1-386143)

                                                                 24 October 2002

21. You confirm that you have read the Tender Documents issued to you on 26 April 2002, Tender Addenda No. 1 and 2 inclusive, this Letter of Clarification (and its Attachments) and that you are satisfied that you understand the provisions contained therein. You further confirm that such documents have been taken into account in arriving at the corrected Tender Total referred to in Paragraph 2 of this Letter of Clarification.

22. You confirm that save to the extent that the same are referred to in this Letter of Clarification and its Attachments or have otherwise been expressly incorporated into the documents forming the Contract, all comments, conditions and qualifications, whether made in writing or orally, included with or referred to in your Tender or in any subsequent correspondence or meetings between any representatives of the Corporation and your representatives, are hereby withdrawn and are of no contractual or legal effect whatsoever. Nothing in your Tender which can in any way be construed to be at variance with the terms and provisions of the documents listed in Paragraph 1 above (as modified by this Letter of Clarification) shall form part of the Contract.

23. You acknowledge that in preparing this Letter of Clarification and its Attachments, the Corporation is not bound to accept your Tender and that the Corporation, without any liability to you, may award the Contract to any other tenderer or decline to award the Contract to any tenderer who has submitted a tender to the Corporation in respect of Contract No. LCC-300, Lok Ma Chau Terminus and Associated Works.

24. Prior to the execution of the Articles of Agreement in accordance with Clause 13.1 of the General Conditions, the Corporation may prepare a set of contract documents incorporating in the body of such documents the amendments and modifications identified in this Letter of Clarification and Attachments 1 to 10 hereto. If so, you confirm that you will review such documents and endeavour to agree with us the revisions made, in which case, such revised documents will be included in the set of contract documents prepared for execution by the parties and the said Attachments to this Letter of Clarification will be omitted from the said contract documents.

25. By signing and returning to us this Letter of Clarification and its Attachments, you expressly and unconditionally acknowledge, accept and agree as follows:

        25.1 that none of the matters listed in this Letter of Clarification and its Attachments will entitle you to any amendment to the corrected Tender Total as set out in Paragraph 2 above; and

        25.2 save as expressly and specifically provided in the Contract, that you will not under any circumstances have any entitlement, in respect of any of the matters referred to in this Letter of Clarification and its Attachments, to receive any further or additional payment under or in respect of the Contract or to receive any extension of time for the completion of the Works or any Section or the achievement of any Stage.

                                                                         [STAMP]

Contract No. LCC-300               Page 6 of 7                               LOC

Our Ref.: ERE/PRT/LCC300/TE110 (E1-386143)

                                                                 24 October 2002

26. I should be grateful if you would confirm your acceptance of all matters referred to in this Letter of Clarification and the Attachments hereto by signing the duplicate copy and returning it to this office.

Yours faithfully,


              [SIGNATURE]                                 [SIGNATURE]
--------------------------------------          --------------------------------
K.K. Lee                                        Agreed and accepted by
Director, East Rail Extensions                  D.R. Suff
For and on behalf of                            General Manager
The Kowloon-Canton Railway Corporation          For and on behalf of
                                                Balfour Beatty Group Limited


                                                          [SIGNATURE]
                                                --------------------------------
                                                Agreed and accepted by
                                                T.K. Lo
                                                Construction Manager
                                                For and on behalf of
                                                Lam Construction Company Limited


[ILLEGIBLE]

Encl.: Attachments 1 to 10

                                                                         [STAMP]

Contract No. LCC-300               Page 7 of 7                               LOC

                       KOWLOON-CANTON RAILWAY CORPORATION
                              Tender No. 2002-0001
                              Contract No. LCC-300
                    Lok Ma Chau Terminus and Associated Works
                             LETTER OF CLARIFICATION

                               LIST OF ATTACHMENTS

Attachment 1                Amendments to the Pricing Document included in
                            the Form of Tender

Attachment 2                Amendments to the Particular Specification

Attachment 3                Amendments to the Drawings

Attachment 4                Proposed Sub-Contractors

Attachment 5                Schedule of Key Personnel to be assigned to the
                            Management and Construction of the Works

Attachment 6                Amendments to the Special Conditions of Contract

Attachment 7                Amendment to the Policy of Insurance Combined
                            Contractors All Risks, and Third Party Legal
                            Liability

Attachment 8                Breakdown of On-Cost

Attachment 9                Draft Short Term Tenancy Agreement

Attachment 10               Option 2 - Revised Date for Completion of the
                            Works

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

                                Contract LCC 300
                    Lok Ma Chau Terminus and Associated Works

                                  ATTACHMENT 1

                       AMENDMENTS TO THE PRICING DOCUMENT
                         INCLUDED IN THE FORM OF TENDER

         (The contents of Attachment 1 are incorporated into the set of Contract Documents for execution except the following items)

B.      Appendix 2 to the Form of Tender

2.      Cost Centre A

2.2 You confirm that the amounts of the following items are deemed to have been included in the Cost Centre Value of Cost Centre A:

        Item                                  Page
        ----                                  ----
        A399.1 to A399.16 inclusive           LSA1.3/1, LSA1.3/2 & LSA1.3/3
        A140                                  LSA1.1/1
        A213.3 & A222.1                       LSA1.2/1
        A288 & A290.1                         LSA1.2/2
        A290.12 & A290.22                     LSA1.2/3
        A290.25, A290.26 & A290.27            LSA1.2/4
        A822 & A825                           LSA1.2/7

3.      Cost Centre B

3.2 For the purpose of valuation pursuant to Clause 56 of the General Conditions and revisions in accordance with Clause 66 of the General Conditions, you confirm that the rates contained in Page LSB1.2/1 and LSB1.2/2 shall all be subject to a percentage adjustment of-30.3494%.

7.      Cost Centre F

7.2     You confirm that the following items are not applicable:

        Item                                  Page
        ----                                  ----
        AN900.13                              LSF1.1/67
        AJ163.2                               LSF1.3/1
        AJ399.2                               LSF1.3/2
        AJ321.3, AJ369.2 & AJ321.6            LSF3.2/10
        AJ369.4, AJ321.9 & AJ369.6            LSF3.2/11

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

                                Contract LCC 300
                    Lok Ma Chau Terminus and Associated Works

8.      Cost Centre G

8.2 You confirm that the amount of item LSG2.9 on page G2/1 is deemed to have been included in the Cost Centre Value of Cost Centre G.

8.3 You confirm that the amounts of items BA1110.1, BA1110.2 and BA1110.3 on page LSG2.9/1 are deemed to have been included in the Total of the Activity Bill G2:

8.4 You confirm that the amounts of the following items are deemed to have been included in the Total of the relevant Lump Sum Items:

        Item                                Page                   Lump Sum Item
        ----                                ----                   -------------
        BD0901.17                           LSG3.6/2               LSG3.6
        BB1909.2 & BB 1909.3                LSG3.11/1              LSG3.11
        BB1909                              LSG4.8/1               LSG4.8

10.     Cost Centre I

10.2 You confirm that the amounts of the following items are deemed to have been included in the Cost Centre Value of Cost Centre I:

        Item                                  Page
        ----                                  ----
        LSI10.3                               I10/1
        LSI11.2 & LSI11.3                     I11/1
        LSI12.1 & LSI12.3                     I12/1
        LSI13.1 & LSI13.3                     I13/1
        LSI15.1                               I15/1
        Y162.1                                LSI10.3/1
        BB1409 & BB1909                       LSI11.2/1
        Y162.1                                LSI11.3/1
        Y162.1                                LSI12.1/1
        BB1409 & BB1909                       LSI12.3/1
        BB1409 & BB1909                       LSI13.1/1
        Y162.1                                LSI13.3/1
        BB1409 & BB1909                       LSI15.1/1

10.3 You confirm that the amounts of the following items are deemed to have been included in the Total of the relevant Lump Sum Items:

        Item                                Page                   Lump Sum Item
        ----                                ----                   -------------
        BB1919.1, BB1909.2                  LSI1.2/1               LSI1.2
        X999.4                              LSI7.2/5               LSI7.2
        Y131.2                              LSI9.1/1               LSI9.1
        BB1909                              LSI10.2/1              LSI10.2

10.4 You confirm that items X999.2 and X999.3 on page LSI7.2/5 are not applicable.

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

                                Contract LCC 300
                    Lok Ma Chau Terminus and Associated Works

13.     Cost Centre L

13.2 You confirm that the amounts of the following items are deemed to have been included in the Cost Centre Value of Cost Centre L:

        Item                                  Page
        ----                                  ----
        LSL1.11                               Ll/1
        LSL2.11                               L2/1
        LSL3.10                               L3/1
        LSL4.9                                L4/1
        Y162.1                                LSL1.11/1.LSL2.11/1,
                                              LSL3.10/1 & LSL4.9/1

13.3 You confirm that the amounts of the following items are deemed to have been included in the Total of the relevant Lump Sum Items:

        Item                                  Page                 Lump Sum Item
        ----                                  ----                 -------------
        Y135.1 to Y135.4 (inclusive)          LSL1.8/1             LSL1.8
        Y620.1 to Y620.4 (inclusive)          LSL1.8/1             LSL1.8
        Y135.1 to Yl35.4 inclusive            LSL2.9/1             LSL2.9
        Y620.1 to Y620.4 inclusive            LSL2.9/1             LSL2.9
        Y135.1 to Y135.4 inclusive            LSL3.7/1             LSL3.7
        Y620.1 to Y620.4 inclusive            LSL3.7/1             LSL3.7
        Y129, Y135.1 to Y135.4 inclusive      LSL4.7/1             LSL4.7
        Y620.1 to Y620.4 inclusive            LSL4.7/1             LSL4.7

13.4    You confirm that item V713 on page LSL3.4/7 is not applicable.

13.5 For the purpose of valuation pursuant to Clause 56 of the General Conditions and revisions in accordance with Clause 66 of the General Conditions, you confirm that the rates contained in Pages LSL3.6/1 and LSL3.6/2 shall all be subject to a percentage adjustment of -57.4483%.

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

                                Contract LCC 300
                    Lok Ma Chau Terminus and Associated Works

                                  ATTACHMENT 2

                   AMENDMENTS TO THE PARTICULAR SPECIFICATION

         (The contents of Attachment 2 are incorporated into the set of
                        Contract Documents for execution)

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

                                Contract LCC 300
                    Lok Ma Chau Terminus and Associated Works

                                  ATTACHMENT 3

                           AMENDMENTS TO THE DRAWINGS

         (The contents of Attachment 3 are incorporated into the set of
                        Contract Documents for execution)

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

                                Contract LCC 300
                    Lok Ma Chau Terminus and Associated Works

                                  ATTACHMENT 4

                            PROPOSED SUB-CONTRACTORS

PROPOSED SUB-CONTRACTORS                          SCOPE OF WORKS
--------------------------------------------------------------------------------
Intrafor S.A. - Trevi JV

Bachy Soletanche Group Ltd.
Sam Woo Bore Pile Foundation Ltd.                 Piling
Bauer Hong Kong Ltd.

Flame Construction Co., Ltd.
TAPBO Civil Engineering Co. Ltd.                  Earthworks

Asphalt Surfaces (International) Ltd.
Pioneer Asphalts (HK) Ltd.                        Flexible Surfacing
Tarmac Asphalts (HK) Ltd.

Sol Data Asia
Lam Geotechnics Ltd.                              Instrumentation & Monitoring

Goldford Engineering Ltd.
Kenon Engineering Ltd.                            Steelwork
China Merchants Heavy Industry Co., Ltd.

Advance Specialist Treatment Eng. Ltd.
Stress Far East                                   Waterproofing

Sanwa Shutter
Bostwick Bo-Shan Shutter Company                  Shutters

China Merchants Heavy Industry Co., Ltd.
Associated Engineering Ltd.                       Ceilings
Techwell Engineering Ltd.

Biwater Man Lee Ltd.
The Jardine Eng. Corp. Ltd.                       Sewage Treatment Plant
ATAL Engineering Ltd., HK

Chubb Hong Kong
Thorn Security                                    Fire Services

Youngs Engineering Co., Ltd.
ATAL Engineering Ltd.                             ECS

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

                                Contract LCC 300
                    Lok Ma Chau Terminus and Associated Works

                        PROPOSED SUB-CONTRACTORS (CONT'D)

PROPOSED SUB-CONTRACTORS                          SCOPE OF WORKS
--------------------------------------------------------------------------------
U-Tech Engineering                                GAS Pipeworks

Ho Leung Engineering Co., Ltd.
Beauty Spark Engineering Ltd..                    Electrical Installation

Honeywell Ltd.
Siemens Ltd.                                      BMS Installation

Sundart (M&E) Ltd.
Biwater Man Lee Ltd.                              Plumbing & Drainage
Treasure Shell Ltd.                               Installation

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

                                Contract LCC 300
                    Lok Ma Chau Terminus and Associated Works

                                  ATTACHMENT 5

                 SCHEDULE OF KEY PERSONNEL TO BE ASSIGNED TO THE
                    MANAGEMENT AND CONSTRUCTION OF THE WORKS

              POSITION                                    NAME
--------------------------------------------------------------------------------
Contractor's Representative            David Suff

Project Manager                        Ian Edwards

Design or Engineering Manager          Nick Waterman / K.F. Wong, Johnson

Quality Control Manager                Roger Gamwell / K.W. Yu, Franki

Quality Control Superintendents        Brian Gowran / Michael Wong / Aerial Wong

Lead Civil/Structural Engineer         Rohit Patel

Lead Architect                         Jonathan Orchard

Lead Mechanical/Electrical Engineer    Roger Hill

Design Safety Manager                  Dillion Wong / K.W. Lau, Mark

Construction Manager                   Paul Hedley / Y.C. Mak, David

Construction Safety Manager            Jeremy Tsang / Rudi Loo

Chief Geotechnical Engineer            Carlton Hall

Contract/Commercial Manager            Graham Busst / Y.M. Lo, Simon

Planning Manager                       John Moss

Building Services Co-ordinator         Raymond Yuen

Architectural Builder's Works and      James Patrick McGuigan / K.T. Yeung
Finishes Co-ordinator

Environmental Team Leader              Y.T. Wong

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

                                Contract LCC 300
                    Lok Ma Chau Terminus and Associated Works

                                  ATTACHMENT 6

                AMENDMENTS TO THE SPECIAL CONDITIONS OF CONTRACT

         (The contents of Attachment 6 are incorporated into the set of
                        Contract Documents for execution)

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

                                Contract LCC 300
                    Lok Ma Chau Terminus and Associated Works

                                  ATTACHMENT 7

                  AMENDMENT TO THE POLICY OF INSURANCE COMBINED
             CONTRACTORS ALL RISKS, AND THIRD PARTY LEGAL LIABILITY

         (The contents of Attachment 7 are incorporated into the set of
                        Contract Documents for execution)

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

                                Contract LCC 300
                    Lok Ma Chau Terminus and Associated Works

                                  ATTACHMENT 8

                              BREAKDOWN OF ON-COST

         (The contents of Attachment 8 are incorporated into the set of
                        Contract Documents for execution)

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

                                Contract LCC 300
                    Lok Ma Chau Terminus and Associated Works

                                  ATTACHMENT 9

                       DRAFT SHORT TERM TENANCY AGREEMENTS

         (The contents of Attachment 9 are incorporated into the set of
                        Contract Documents for execution)

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

                                Contract LCC 300

                    Lok Ma Chau Terminus and Associated Works

                                  ATTACHMENT 10

                                    OPTION 2

                    REVISED DATE FOR COMPLETION OF THE WORKS

         (The contents of Attachment 10 are incorporated into the set of
                        Contract Documents for execution)

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

GENERAL CONDITIONS OF CONTRACT

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                                CONTRACT LCC-300

                    LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                       GENERAL CONDITIONS OF CONTRACT FOR
                      CIVIL ENGINEERING AND BUILDING WORKS

                              5 April 2000 Edition

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

GENERAL CONDITIONS OF CONTRACT
CIVIL ENGINEERING AND BUILDING WORKS

[MAP]

                                                                          [LOGO]

                                                                           [KCR]

                                                            [CHINESE CHARACTERS]
                                                            East Rail Extensions

                                                              Dated 5 April 2000

                       KOWLOON-CANTON RAILWAY CORPORATION

                              GENERAL CONDITIONS OF

                                    CONTRACT

                    FOR CIVIL ENGINEERING AND BUILDING WORKS

                       This page left blank intentionally

                         GENERAL CONDITIONS OF CONTRACT

                   (FOR CIVIL ENGINEERING AND BUILDING WORKS)

                                TABLE OF CONTENTS

A              CONDITIONS

Clause         Subject Heading                                              Page
------         ---------------                                              ----
               DEFINITIONS AND INTERPRETATION

1.             Definitions and Interpretation                               1

               THE ENGINEER

2.             Duties and Powers of the Engineer                            12

3.             The Engineer's Representatives and his Assistants            13

               ASSIGNMENT AND SUBCONTRACTING

4.             Assignment                                                   16

5.             Sub Contracting                                              16

6.             Appointment of Independent Checking Engineer                 19

               CONTRACT DOCUMENTS

7.             Precedence of Documents                                      20

8.             Entire Agreement                                             21

9.             Provision of Drawings and Specification                      22

10.            Submission and Review Procedure                              22

                                    - i/vii -

Clause         Subject Heading                                              Page
------         ---------------                                              ----
               GENERAL OBLIGATIONS

11.            Contractor's General Responsibilities                        23

12.            Responsibility for Design                                    24

13.            Articles of Agreement                                        25

14.            Bonds, Parent Company Guarantees and Parent Company
               Undertakings                                                 26

15.            Inspection of the Site and Information, Sufficiency of
               Tender and Physical Conditions and Artificial Obstructions   27

16.            Programmes and Progress Reports                              30

17.            Method Statement                                             31

18.            Contractor's Superintendence and Staff                       32

19.            Setting-out and Dimensions                                   33

20.            Safety                                                       33

21.            Care of the Works etc.                                       34

22.            Damage to Property and Injury to Persons - Indemnities       37

23.            Giving of Notices and Payment of Fees etc                    37

24.            Compliance with Enactments and Obtaining Permits and
               Consents                                                     38

25.            Language of Notices etc                                      39

26.            Interference and Nuisance                                    39

27.            Intellectual Property Rights                                 40

28.            Co-ordination                                                41

                                   - ii/vii -

Clause         Subject Heading                                              Page
------         ---------------                                              ----
29.            Publicity and Disclosure                                     44

30.            Offering Gratuities                                          45

31.            Antiquities                                                  45

               INSURANCE

32.            Employer's Insurance                                         46

33.            Contractor's Insurance                                       47

34.            General Insurance Obligations                                50

               LABOUR

35.            Labour                                                       51

               QUALITY OF PERMANENT WORKS AND WORKMANSHIP, DEFECTS AND
               TESTS

36.            Quality System                                               51

37.            Permanent Works and Workmanship                              51

38.            Access and Inspection                                        52

39.            Covering and Uncovering Parts of the Works                   52

40.            Removal of Unsatisfactory Parts of the Works                 53

41.            Testing                                                      53

               COMMENCEMENT, COMPLETION AND DELAY

42.            Commencement                                                 55

43.            Rights of Access to the Site                                 55

44.            Time for Completion                                          56

45.            Extension of Time                                            56

                                   - iii/vii -

Clause         Subject Heading                                              Page
------         ---------------                                              ----
46.            Rate of Progress                                             61

47.            Recovery of Delay and Acceleration of the Works              61

48.            Liquidated Damages for Delay                                 62

               SUBSTANTIAL COMPLETION, STAGE AND HANDING OVER CERTIFICATES

49.            Substantial Completion and Stage Certificates                65

50.            Handing Over Certificates                                    67

               SUSPENSION

51.            Suspension                                                   68

               OUTSTANDING WORK AND DEFECTS

52.            Outstanding Work                                             69

53.            Work of Repair and Additional Work during the Defects
               Liability Period and Investigating Defects                   69

               VARIATIONS AND OPTIONS

54.            Variations                                                   71

55.            Daywork                                                      72

55A.           Options                                                      73

               VALUATION

56.            Valuation                                                    74

57.            Cost and Disturbance to the Progress of the Works            76

58.            Notice of Claims for Additional Payment                      78

59.            Maintenance of Records                                       79

                                   - iv/vii -

Clause         Subject Heading                                              Page
------         ---------------                                              ----
               PROPERTY IN THE PERMANENT WORKS, TEMPORARY WORKS AND
               CONTRACTOR'S EQUIPMENT

60.            Vesting of Contractor's Equipment and Temporary Works        80

61.            Vesting of Permanent Works                                   81

62.            Use of Contractor's Equipment                                82

63.            Removal of Contractor's Equipment and Temporary Works        84

64.            Liability for Loss or Damage to Permanent Works,
               Contractor's Equipment, etc                                  85

               PROVISIONAL SUMS

65.            Provisional Sums                                             85

               CERTIFICATES AND PAYMENT

66.            Interim Payment Schedule, Cost Centre Values and Milestones  86

67.            Payment Statements                                           89

68.            Retention Moneys                                             91

69.            Final Certificate                                            92

70.            Default of Employer to Pay                                   93

               DEFECTS LIABILITY CERTIFICATE

71.            Defects Liability                                            94

               REMEDIES AND POWERS

72.            Work by Others                                               94

                                    - v/vii -

Clause         Subject Heading                                              Page
------         ---------------                                              ----
73.            Insolvency or Change in Control                              95

74.            Forfeiture                                                   96

75.            Recovery of Money due to the Employer                        98

               FRUSTRATION, TERMINATION AND SPECIAL RISKS

76.            Frustration                                                  98

77.            Special Risks                                                99

               DISPUTE RESOLUTION

78.            Dispute Resolution                                           101

               NOTICES

79.            Service of Notices                                           105


B              SCHEDULES

Schedule       Title
--------       -----
Schedule 1     Form of Sub-contractor Warranty

Schedule 2     Form of Independent Checking Engineer Warranty

Schedule 3     Articles of Agreement

Schedule 4     Form of Draft Legal Opinion (for Articles of Agreement)

Schedule 5     Form of Contractor's Bond

Schedule 6     Form of Parent Company Guarantee

Schedule 7     Form of Parent Company Undertaking

Schedule 8     Form of Off-shore Manufacturing Bond

                                   - vi/vii -

Schedule       Title
--------       -----
Schedule 9     Form of Draft Legal Opinions (for Guarantees, Undertakings and
               Bonds)

Schedule 10    Insurance Policy

Schedule 11    Part A - Marine Vessel Liability Insurance
               Part B - Employee's Compensation Insurance

Schedule 12    Mediation Rules

Schedule 13    Arbitration Rules

                                   - vii/vii -

                       This page left blank intentionally

                         GENERAL CONDITIONS OF CONTRACT

                      CIVIL ENGINEERING AND BUILDING WORKS


        DEFINITIONS AND INTERPRETATION

1.1     Definitions

        In the Contract, the following words and expressions shall have the meaning hereby assigned to them:

        "Arbitration Rules" means the rules for reference of Disputes to arbitration in accordance with Clause 78, as contained in Schedule 13;

        "Articles of Agreement" means the articles of agreement prepared by the Employer and executed by the parties in accordance with Clause 13;

        "Buildings Ordinance" means the Buildings Ordinance contained in Chapter 123 of the laws of Hong Kong and all amendments thereto or statutory re-enactments thereof from time to time;

        "Clause" means a clause of these General Conditions, unless the context otherwise requires;

        "Contract" means the Articles of Agreement, the Tender, the Letter of Acceptance, the Drawings, the Specification, the General Conditions and the Special Conditions;

        "Contractor" means the person or parties referred to in the Letter of Acceptance as having submitted the Tender, including his or their permitted assignees;

        "Contract Rate of Interest" means the rate equivalent to 1% above the rate per annum from time to time published by The Hongkong and Shanghai Banking Corporation Limited to be its prime lending rate for Hong Kong Dollars or, if such rate ceases to be published as the prime lending rate, the nearest equivalent rate for the lending of Hong Kong Dollars by the Bank of China Limited;

                                    - 1/105 -

        "Contractor's Drawings" means all drawings, design calculations, software, specifications, samples, patterns, models, written procedures and all other documents and things which are:

        (a)     prepared by or on behalf of the Contractor;

        (b) required by the Contract to be submitted by the Contractor to the Engineer for review; and

        (c)     reviewed without objection,

        provided that this definition shall exclude the Works Programme and insurance policies, to be submitted for review by the Contractor pursuant to Clauses 16 and 33, respectively;

        "Contractor's Equipment" means all equipment of every kind (including, without limitation, vehicles, plant, marine vessels, tools and other things) and the constituent parts forming or intended to form part thereof, required for the execution of the Works, but excluding the Permanent Works and the Temporary Works;

        "Cost" means expenditure wholly and necessarily incurred by the Contractor in connection with the Works, including, without limitation, overheads, whether on or off the Site, finance charges (which shall be limited to simple interest calculated at the Contract Rate of Interest) and depreciation in value of any Contractor's Equipment owned by the Contractor, but excluding profit;

        "Cost Centre" means a group of activities identified as such in the Pricing Document;

        "Cost Centre Value" means the value allocated to each Cost Centre as set out in the Pricing Document, as the same may be revised from time to time by the Engineer pursuant to Clause 66;

        "Date for Commencement of the Works" means the date stated in the Particular Specification included in the Specification for the commencement of the Works;

        "Defects Liability Certificate" means the certificate issued pursuant to Clause 71;

        "Defects Liability Period" means:

        (a) in respect of any Section or any other part of the Works for which a Substantial Completion Certificate is issued pursuant to Clause 49,

                                    - 2/105 -
                the period calculated from the date of substantial completion thereof identified in the relevant Substantial Completion Certificate until 12 (twelve) months after the date of substantial completion of the Works, as identified in the Substantial Completion Certificate for the Works;

        (b) in respect of the Works, the period of 12 (twelve) months calculated from the date of substantial completion of the Works identified in the Substantial Completion Certificate for the Works; and

        (c)     in respect of work executed pursuant to Clauses 52.1 and 53.1
                (a), the expression means 12 (twelve) months from the date of completion of such work;

        "Dispute" means a dispute or difference of any kind whatsoever between the Employer and the Contractor arising under, out of or in connection with the Contract or the execution of the Works, including, without limitation, a dispute concerning any decision, opinion, instruction, notice, order, direction, withholding of permission or consent, determination, certificate, statement of objection, assessment or valuation of the Engineer, whether pursuant to Clause 78 or otherwise, and whether during the execution of the Works, or thereafter, and whether before or after any termination, abandonment or breach of the Contract or the termination of the Contractor's employment under the Contract;

        "Drawings" means:

        (a) the drawings included in the Contract and identified as "Drawings" (but excluding any drawing identified as "for information") and listed in the Specification;

        (b) any drawing identified as a "Drawing" issued by the Engineer to the Contractor from time to time during the execution of the Works; and

        (c) any amendment made to the drawings in (a) and/or (b) above from time to time and issued by the Engineer to the Contractor;

        "Employer" means the Kowloon-Canton Railway Corporation ("KCRC") established under the Kowloon-Canton Railway Corporation Ordinance contained in Chapter 372 of the laws of Hong Kong, and its successors and assignees;

                                    - 3/105 -

        "Enactment" means any Ordinance or statutory provision, proclamation, rule, regulation, order, resolution, notice, rules of court, by-law, or other instrument having the force of law from time to time in Hong Kong;

        "Engineer" means the person identified as such in the Letter of Acceptance or any replacement appointed from time to time by the Employer and notified to the Contractor to act as the Engineer for the purposes of the Contract;

        "Engineer's Representative" means a person appointed from time to time by the Engineer, pursuant to Clause 3.1;

        "Final Certificate" means the certificate issued by the Engineer pursuant to Clause 69 stating the Final Contract Sum;

        "Final Contract Sum" means the sum to be ascertained by the Engineer and stated in the Final Certificate, to be paid by the Employer to the Contractor pursuant to Clause 69 in consideration of the execution of the Works in accordance with the Contract;

        "Form of Tender" means the document identified as such, duly completed and signed by the Contractor and included in the Tender;

        "General Conditions" means the Clauses of these general conditions of contract, together with all Schedules;

        "General Holiday" means every Sunday and every other day which is prescribed as a general holiday by the Holidays Ordinance (Cap. 149);

        "Government" means the Government of the Special Administrative Region of Hong Kong;

        "Handing Over Certificate" means a certificate issued by the Engineer pursuant to Clause 50.2;

        "Independent Checking Engineer" means the person, firm or company identified as such in the Letter of Acceptance or any replacement thereof from time to time appointed by the Contractor in accordance with Clause 6;

        "Interim Payment Schedule" means the schedule as completed by the Contractor and included in the Pricing Document to be used for the calculation of interim payments to be made in respect of each Cost Centre, subject to the other provisions of the Contract, as such schedule may be revised from time to time pursuant to Clause 66;

                                    - 4/105 -

        "Key Date" means a date identified as such in the Specification as the same may be extended by the Engineer pursuant to Clause 45 or adjusted by agreement, pursuant to Clause 47;

        "Letter of Acceptance" means the letter from the Employer to the Contractor accepting the Tender, subject to the terms contained therein or in any attachment thereto;

        "Master Programme" means the programme issued to the Contractor prior to the date of the Letter of Acceptance showing the intended sequence and timing of the activities to be undertaken by the Contractor and Project Contractors, as the same may be revised from time to time and issued to the Contractor pursuant to Clause 16;

        "Mediation Rules" means the rules for reference of Disputes to mediation in accordance with Clause 78, as contained in Schedule 12;

        "Milestone" means an event or a degree of completion of a part of the Works as described, and for which a date for achievement is specified, in the Schedule of Milestones;

        "Monthly Progress Report" means the report to be prepared and submitted by the Contractor monthly in accordance with the Specification;

        "Option" means any item of work described as such in the Specification which is not included in the Works at the time of acceptance of the Tender but which may be so included by the exercise of the option by the Engineer pursuant to Clause 55A;

        "Permanent Works" means all permanent works of every kind to be executed by the Contractor in accordance with the Contract and which are to become a permanent part of the Project, including, without limitation, all goods, materials and other constituent parts forming or intended to form part thereof;

        "Pricing Document" means the document, including the preamble thereto, identified as such, completed by the Contractor and contained in Appendix 2 to the Form of Tender;

        "Project" means the works and developments described in Appendix 1 to the Form of Tender;

        "Project Contractors" means any of the following whose activities or the works they are engaged to carry out in any way or at any time affect or are affected by the Works:

                                    - 5/105 -

        (a) contractors and design or specialist consultants engaged on the Project from time to time by the Employer, the Government or the Mass Transit Railway Corporation;

        (b)     utility providers;

        (c) developers or franchisees appointed on the Project from time to time by the Employer;

        (d)     subcontractors of any tier of the contractors within category
                (a) above, and contractors and subcontractors of any tier of utility providers, developers and franchisees within categories
                (b) and (c) above;

        provided that the definition shall exclude the Contractor and his subcontractors of any tier both as Contractor or subcontractor of any tier in relation to the Works and in any other capacity which would otherwise fall within categories (a) to (d) above in relation to other works;

        "Provisional Sum" means a sum so designated in the Pricing Document for the execution of works or expenditure which is not quantified and/or defined at the date of the Letter of Acceptance, which sum may be expended by the Engineer pursuant to Clause 65;

        "Relevant Authority" means any Government department or public body (other than the Employer) having jurisdiction in relation to the Works;

        "Retention Moneys" means the sums withheld by the Employer by way of retention pursuant to Clause 68;

        "Schedule" means a schedule to these General Conditions;

        "Schedule of Milestones" means the schedule included in the Pricing Document describing the Milestones and stipulating the dates by which Milestones are to be achieved in order to maintain interim payments by the Employer to the Contractor in accordance with the Interim Payment Schedule, as such schedule may be revised from time to time by the Engineer pursuant to Clause 66;

        "Section" means any part of the Works identified as such in the Specification to which a Key Date is allocated and in respect of which a Substantial Completion Certificate is to be issued;

        "Site" means the lands and other places under, over, on, in or through which the Works are to be executed, as identified in the Specification, together with

                                    - 6/105 -
        such other lands and places as may be designated by the Engineer from time to time as forming part of the Site;

        "Special Conditions" means the special conditions of contract, if any, identified as such and either issued by the Employer prior to the submission of the Tender by the Contractor and/or agreed by the Employer and the Contractor after submission of the Tender and referred to in the Letter of Acceptance;

        "Specification" means the documents identified as such and issued by or on behalf of the Employer, subject to any amendment thereof or addition thereto or omission therefrom as may from time to time be issued by the Engineer;

        "Stage" means a degree of achievement in the execution of the Works by the Contractor identified as such in the Specification to which a Key Date is allocated and in respect of which a Stage Certificate is to be issued;

        "Stage Certificate" means a certificate issued pursuant to Clauses 49.4 or 49.6 in respect of the achievement of any Stage or any part of a Stage and the date of achievement of any Stage or any part of a Stage shall be the date identified in the relevant Stage Certificate;

        "Substantial Completion Certificate" means a certificate issued pursuant to Clause 49 when the Works or any Section or any other part of the Works is substantially complete, and the date of substantial completion of any Section or any part of the Works shall be the date identified in the relevant Substantial Completion Certificate;

        "Substantial Completion Certificate for the Works" means the Substantial Completion Certificate issued pursuant to Clause 49 when the Works are substantially completed and, if the Works are divided into Sections which together comprise the whole of the Works, means the Substantial Completion Certificate issued in respect of the last Section to be substantially completed and the date of substantial completion of the Works shall be the date identified in either of the said certificates, as appropriate;

        "Temporary Works" means all works of a temporary nature of every kind required for the execution of the Works, including, without limitation, false work, temporary structures and buildings and temporary earth works (including the goods, materials and other constituent parts forming or intended to form part thereof);

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        "Tender" means the Form of Tender and the appendices thereto prepared and/or completed by the Contractor in the form accepted by the Employer and subject to the terms of the Letter of Acceptance;

        "Tender Total" means the total of the Cost Centre Values as referred to in the Letter of Acceptance;

        "Works" means the Permanent Works and the Temporary Works and all operations and activities expressly or impliedly required by the Contract in relation to and including the provision and completion of the Permanent Works; and

        "Works Programme" means the programme showing the sequence, method and timing of the execution of the Works including all accompanying narratives and ancillary information, in the form and detail prescribed by the Specification, submitted by the Contractor and reviewed without objection and subject to any amendment thereof from time to time reviewed without objection.

1.2     INTERPRETATION

                SINGULAR AND PLURAL ETC.

        1.2.1   In the Contract, where the context so requires:

                (a) words importing the singular only shall include the plural, and vice versa;

                (b) words importing persons or entities shall include corporations, partnerships and other entities, corporate or unincorporated having legal capacity;

                (c) words importing the masculine shall be construed as including the feminine, and vice versa; words importing the neuter shall include the masculine or feminine and vice versa;

                (d) "manufacture" shall include preparation, assembly and fabrication;

                (e)     "subcontractor" shall include supplier; and

                (f) "test" (and grammatical variations thereof) shall include, without limitation, commissioning and any commissioning test.

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                HEADINGS, MARGINAL NOTES ETC.

        1.2.2 Unless otherwise expressly provided elsewhere in the Contract, the indices, headings and marginal notes contained in any document included in the Contract shall not be taken into consideration in the interpretation and construction of the Contract.

                JOINT AND SEVERAL LIABILITY

        1.2.3 All references to the Contractor in the Contract shall have effect, if the Contractor comprises more than one legal entity, so that all entities comprising the Contractor shall be jointly and severally liable for any breach of the Contractor's obligations. In the event that the same was not submitted with his Tender, the Contractor shall, within 14 (fourteen) days of the date of the Letter of Acceptance, provide to the Engineer, a copy of all joint venture or consortium (or any other association) agreements in the forms agreed or executed by the entities comprising the Contractor, relating to the execution of the Works. The provisions of any such agreements shall not be amended, varied or waived by any of the entities comprising the Contractor, including, without limitation, in respect of any change in the parties comprising the joint venture, consortium or other association, without the prior consent of the Employer.

                TIME

        1.2.4 Subject to any express provision to the contrary contained elsewhere in the Contract, any period of time fixed or decided in accordance with the Contract for doing any act or thing shall be calculated subject to and in accordance with the following:

                (a) "day" shall mean a calendar day according to the Gregorian calendar;

                (b) General Holidays shall be included in any such period of time;

                (c)     "month" shall mean calendar month;

                (d) where the act or thing is required to be done within or not less than a specified period before a specified date, the period shall end immediately before that date;

                (e) where the act or thing is required to be done within a specified period after or from a specified date, the period shall begin immediately after that date; and

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                (f)     where the act or thing is required to be done within a
                        specified period, the period shall end at the conclusion of the last day of the period.

                LIABILITY, OBLIGATIONS AND DUTIES OF THE CONTRACTOR

        1.2.5 In the Contract, the following words (and grammatical variations thereof) shall, unless the context in which they appear otherwise require, be construed in the following manner:

                "liability" shall include responsibility under or in connection with the Contract, at law (in contract and tort (including negligence)) or otherwise, for damages, costs, charges, proceedings, losses and expenses;

                "obligations" shall mean obligations under or in connection with the Contract and at law; and

                "duty" shall mean obligations under the Contract and not obligations in tort.

                COSTS AND EXPENSE OF PERFORMANCE

        1.2.6 Unless otherwise expressly stated in the Contract, the Contractor shall bear the costs and expense of performing all obligations and discharging all duties.

                EXECUTE

        1.2.7 Where the word "execute" (and grammatical variations thereof) is used in the Contract, it shall (unless the context in which it appears otherwise requires) mean carry out and complete.

                SUBSTANTIAL COMPLETION

        1.2.8 Where the words "substantial completion" (and grammatical variations thereof) are used in relation to the Works, any Section, or any other part of the Works, they shall mean substantial completion excluding any work required to be executed by the Contractor in the Defects Liability Period, including, without limitation, any outstanding work, work of defect rectification, testing after completion of the Works, training of the Employer's personnel or maintenance of any part of the Permanent Works.

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        1.2.9   SUBMISSION FOR REVIEW

                All references in the Contract to the term "submission for review" or "review by the Engineer" (and any grammatical variations thereof) shall mean submission for review to the Engineer subject to and in accordance with Clause 10 and any Contractor's Drawings or other thing to which a notice of no objection is given under Clause 10 shall be referred to in the Contract as having been "reviewed without objection". Any reference in any correspondence or other document emanating from the Engineer to the "approval", "agreement" or "acceptance" (or grammatical variations thereof) by the-Engineer of any submission by the Contractor of any document or thing shall be interpreted and construed for all purposes of the Contract as reviewed without objection by the Engineer.

        DOCUMENTS IN WRITING

1.3 Unless the context in which it appears otherwise requires, where provision is made for the giving or issue of any notice, consent, permission, certificate, instruction, determination, direction, request, proposal, authorisation, endorsement, opinion or decision by any person, or the agreement of any person, unless otherwise specified, the same (and any grammatical variations of such terms) shall be construed as:


        (a)     being required to be given in writing; and

        (b)     to be given or issued by the Engineer.

        COMMUNICATIONS IN WRITING AND IN ENGLISH

1.4 Any communications and documents under the Contract required to be in writing shall be handwritten, typed or printed in the English language including, without limitation, all notices, consents, permissions, certificates, instructions, determinations, directions, requests, proposals, authorisations, endorsements, opinions, decisions, design information, drawings, test reports and documents of any kind.

        GOVERNING LAW

1.5 The Contract shall be interpreted according to and all Disputes shall be governed by, the laws for the time being in force in Hong Kong.

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        THE ENGINEER

2.      DUTIES AND POWERS OF THE ENGINEER

2.1 The Engineer shall carry out those duties and may exercise those powers specified in or necessarily to be implied from the Contract. The Engineer may be an employee of the Employer or a consultant or contractor.

2.2 The Engineer is obliged to act at the direction of the Employer in respect of the matters referred to in Appendix 1 to the Form of Tender by reference to this Clause. Save as aforesaid, the Engineer shall act fairly and reasonably within the provisions of the Contract.

2.3 The Contractor's rights under the Contract shall not be prejudiced in any way by any failure on the part of the Engineer to comply with the requirements of his appointment by the Employer including, without limitation, to act at the direction of the Employer in respect of those matters referred to in Clause 2.2. The Contractor shall not be obliged to make any enquiry of the Engineer as to whether the Engineer has sought and/or received any direction of the Employer in respect of any of the matters referred to in Clause 2.2

2.4 Except as expressly provided in the Contract, the Engineer shall not have any power to amend any provision of the Contract.

2.5     The Engineer:

        (a) shall issue instructions which in his opinion are necessary for the execution of the Works; and

        (b) may issue any other instruction which in his opinion is desirable in connection with the Works and/or the Project,

        provided that (except as required by any other provision of the Contract) the Engineer shall not be obliged to issue any instruction relating to any matter which, in his opinion, is the responsibility of the Contractor under the Contract in the absence of the instruction.

2.6 The instructions referred to in Clause 2.5 may be issued pursuant to that Clause or pursuant to any other provision of the Contract as, in the Engineer's opinion, shall be appropriate.

2.7 Subject to the provisions of Clause 3, the Contractor shall take instructions only from the Engineer.

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2.8     The Contractor shall give reasonable notice to the Engineer of any instruction which the Contractor considers is necessary for the execution of the Works to enable the Engineer to issue the instruction without delaying the progress of the Works. Without prejudice to the generality of Clause 2.5, the Engineer shall not be bound to issue any instruction which, in his opinion, is unnecessary.

2.9 If, as a result of an instruction pursuant to Clause 2.5, or as a result of any failure or inability of the Engineer to issue, or delay in issue of, an instruction pursuant to Clause 2.5(a) which was the subject of a notice in accordance with Clause 2.8, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date, or incurs Cost which the Contractor did not and had no reason to anticipate, then if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or, in respect of an instruction pursuant to Clause 2.5, Clause 56 and/or 57 and, in respect of failure, inability or delay as aforesaid, Clause 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

3.      THE ENGINEER'S REPRESENTATIVES AND HIS ASSISTANTS

3.1 The Engineer shall notify the Contractor of the appointment of any Engineer's Representative and of any replacement thereof from time to time. The duties and powers of the Engineer's Representative shall be:

        (a) without prejudice to the Contractor's obligations, to watch and inspect the Works;

        (b) where deemed necessary by the Engineer, to test and examine any material to be used and workmanship employed by the Contractor in connection with the Works; and

        (c) to carry out such other duties and exercise such other powers vested in the Engineer which are delegated to him by the Engineer pursuant to Clause 3.2.

3.2 The Engineer may, from time to time, delegate to any Engineer's Representative, any of the duties and powers vested in him. Any such delegation shall be in writing, signed by the Engineer and shall specify the duties and powers delegated. No such delegation shall take effect until a signed copy thereof has been delivered to the Contractor. Any instruction or decision given by any Engineer's Representative to the Contractor within the terms of such delegation (but not otherwise) shall be deemed to have been given by the Engineer, provided that if the Contractor is dissatisfied with any

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

        instruction or decision of any Engineer's Representative, the Contractor may, within 14 (fourteen) days of receipt of notification of such instruction or decision, refer the matter to the Engineer who shall confirm, reverse or vary the instruction or decision.

3.3 The Engineer or any Engineer's Representative may appoint and replace any person to act as assistant to any Engineer's Representative in carrying out his duties and exercising his powers. Upon any such appointment or replacement, the Engineer, or the Engineer's Representative, as the case may be, shall notify the Contractor of the names of each such person and their duties and powers.

3.4     In respect of any assistants appointed pursuant to Clause 3.3:

        (a) such assistants shall have no authority to issue any instruction or decision to the Contractor save insofar as such instruction or decision may be necessary to enable them to carry out their duties and exercise their powers. Any such instruction or decision given by any assistant shall be deemed to have been given by the Engineer's Representative for whom he acts; and

        (b) if the Contractor is dissatisfied with any instruction or decision of any assistant, he may, within 14 (fourteen) days of receipt of notification of such instruction or decision, refer the matter to the Engineer's Representative for whom the assistant acts, who shall confirm, reverse or vary the instruction or decision.

3.5 Until the Engineer, or as the case may be, any Engineer's Representative, confirms, reverses or varies any instruction or decision pursuant to the proviso to Clause 3.2, or pursuant to Clause 3.4 (b), the Contractor shall remain bound by the instruction or decision and if, as a result of any reversal or variation, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date, or incurs Cost which the Contractor did not and had no reason to anticipate, then if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

3.6 If for any reason the Engineer or any Engineer's Representative or any assistant to any Engineer's Representative considers it necessary to give any instruction or decision orally, he may do so, and the Contractor shall comply with such instruction or decision. The oral instruction or decision shall be confirmed in writing by the Engineer, the Engineer's Representative or assistant to any Engineer's Representative, as the case may be, as soon as practicable after the instruction or decision was given provided that if the

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        Contractor, within 7 (seven) days of the date of receipt of the oral instruction or decision, confirms in writing to the Engineer the oral instruction or decision and if the confirmation is not contradicted in writing within 7 (seven) days of receipt of the confirmation, it shall be deemed to be an instruction or decision of the Engineer.

3.7 The Engineer's Representatives and his assistants may be employees of the Employer or consultants or contractors.

3.8     Notwithstanding any other provision of the Contract:

        (a) no act or omission by the Engineer or any Engineer's Representative or the assistants to any Engineer's Representative, including, without limitation, the issuance of any notice of no objection or certificate, or the giving of any permission or consent shall:

                (i) relieve the Contractor in whole or in part from any obligation or liability or give rise to any waiver or estoppel in relation to any of his obligations or liabilities; or

                (ii) constitute a warranty by the Employer in relation to the Contractor's performance of the Contract or any part thereof; or

                (iii) otherwise create any obligation or liability on the part of the Employer unless the act or omission occurs in the performance of duties or the exercise of powers pursuant to the Contract;

        (b) no failure by the Engineer, any Engineer's Representative or any assistant to any Engineer's Representative to reject any work, drawing or document which is not in accordance with the Contract shall prejudice the power of any such persons subsequently to reject the work, drawing or document, nor shall the Employer incur any obligation or liability to the Contractor arising out of such failure; and

        (c) neither the Engineer, any Engineer's Representative nor any assistant to any Engineer's Representative shall have any personal liability to the Contractor for their acts and omissions in the performance of their duties or exercise of their powers pursuant to the Contract.

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        ASSIGNMENT AND SUBCONTRACTING

4.      ASSIGNMENT

4.1 The Contractor shall not, subject to Clause 4.2, assign or otherwise transfer the benefit of the Contract or any part thereof or any interest or right therein or thereunder without the prior consent of the Employer and any assignment shall be upon terms and in a form approved by the Employer.

4.2 The Contractor may, with the prior consent of the Employer, such consent not to be unreasonably withheld:

        (a) grant a charge on any moneys due or to become due to the Contractor under the Contract in favour of his bankers or a third party providing finance to the Contractor for the Works; and

        (b) assign to his bankers or the third party the right to receive any moneys due or to become due under the Contract to the Contractor.

4.3 The Employer shall be fully entitled at any time, without the consent of the Contractor, to assign or otherwise transfer:

        (a) the benefit of the Contract (or any part thereof) and any interest therein or right thereunder to any third party; and

        (b) the burden of the Contract including accrued liabilities (or any part thereof) and any interest therein to the Government or to a corporation wholly owned by the Government, or to any bank or financial institution providing finance to the Employer in respect of the Project, provided that the Employer shall notify the Contractor following any assignment or transfer by the Employer in accordance with this Clause 4.3.

5.      SUB CONTRACTING

5.1     The Contractor shall not sub contract the whole of the Works.

5.2 The Contractor shall sub contract the performance of his design checking obligations subject to and in accordance with Clause 6.

5.3 Save as provided by Clause 5.2, the Contractor shall not sub contract any part of the Works without prior consent.

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5.4     If the Contractor wishes to sub contract part of the Works (other than pursuant to Clause 5.2) he shall submit to the Engineer:

        (a)     the identity of the subcontractor proposed to be employed;

        (b)     particulars of the part of the Works to be sub contracted;

        (c) the proposed terms upon which the subcontractor is to be employed;

        (d) address, telephone and facsimile numbers of the proposed subcontractor;

        (e) description of the proposed subcontractor's management structure;

        (f) details of previous and current projects of a similar nature undertaken by the proposed subcontractor, giving the names of the employer, architect/engineer, description of work performed and contract value;

        (g) number of personnel on the proposed subcontractor's payroll and descriptions of their respective occupation/trade;

        (h) any work the proposed subcontractor intends to further sub contract to others;

        (i) details of design capability, if the proposed subcontractor is required to carry out design for the Works;

        (j) details of design, fabrication and manufacturing facilities of the proposed subcontractor;

        (k) details of the site management arrangements of the proposed sub contractor;

        (l) details of safety personnel currently employed by the proposed subcontractor and past accident records; and

        (m) details of quality management personnel currently employed by the proposed subcontractor and quality management system in use,

        unless the Engineer notifies the Contractor that any information listed in Clause 5.4(a) to (m) is not required in respect of the sub contracting of any part of the Works. Such information shall be supplied by the Contractor in sufficient time to enable the Engineer to evaluate the

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        capacity and ability of the proposed subcontractor to execute the part of the Works to be sub contracted and to enable the Contractor to select an alternative party in the event that the Engineer withholds his consent to the proposed sub contracting.

5.5 The Contractor shall ensure that the terms of any sub contract (including, without limitation, those made pursuant to Clause 6) impose on the subcontractor such of the terms of the Contract as are applicable and appropriate to the part of the Works to be sub contracted so as to enable the Contractor to comply with his obligations in respect of such part.

5.6 The Contractor shall use all reasonable endeavours to incorporate in any of the sub contracts referred to in Clauses 5.2 and 5.4, such terms and conditions as the Engineer may request the Contractor to so incorporate.

5.7 The Contractor shall ensure that the proposed terms and conditions of sub contract referred to in Clause 5.5 shall include a provision by which the subcontractor is obliged to provide a warranty executed as a deed in favour of the Employer, in the form appearing in Schedule 1, unless the Employer notifies the Contractor that no such warranty is required in respect of any sub contract. The Contractor shall submit a warranty, duly executed, in the said form to the Employer within 28 (twenty eight) days of the Contractor's appointment of each relevant subcontractor in accordance with this Clause 5.

5.8 The Contractor shall, after receiving consent to any sub contracting, supply to the Engineer such copies of the terms and conditions (including, without limitation, rates and prices) of the sub contract as the Engineer may instruct, and the Contractor shall not after entering into the sub contract, amend, vary or waive the terms and conditions thereof in any respect material to compliance by the Contractor with his obligations, without prior consent.

5.9 The Engineer shall be entitled to communicate directly with the Contractor's subcontractors of any tier, keeping the Contractor informed of any significant communication, provided that the Engineer shall not be entitled to issue directly to any subcontractor, any instruction or decision affecting the Contractor's obligations or liabilities to a subcontractor of any tier.

5.10 No sub contracting shall relieve the Contractor from any obligation or liability nor create any obligation or liability on the part of the Employer. The Contractor shall be liable for the acts and omissions of his subcontractors of any tier as if they were the acts and omissions of the Contractor. Without prejudice to the foregoing, the Contractor shall provide all necessary superintendence to ensure that the part of the Works to be executed by his subcontractors shall comply with the requirements of the Contract.

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5.11    The Engineer may, notwithstanding previous consent pursuant to Clause
        5.3, instruct the Contractor to discontinue the participation in the Works of any of the Contractor's subcontractors of any tier if, in the opinion of the Engineer, the subcontractor causes or contributes to a material breach by the Contractor of any term of the Contract. Following the issue of any such instruction, the Contractor shall ensure that the relevant subcontractor does not participate in the Works again without prior consent.

5.12 If a subcontractor of any tier provides to the Contractor a warranty in connection with the Works, and if the Employer so instructs, the Contractor shall assign the benefit of the warranty to the Employer, provided that in the event of any such assignment, the Employer shall use reasonable endeavours to enforce the said warranty against the relevant subcontractor before enforcing the Contract against the Contractor in respect of any matter for which a cause of action exists against the subcontractor under the said warranty.

5.13 If the Contractor is in breach of any of the provisions of this Clause 5 in respect of any subcontractor appointed by the Contractor, the Employer may, without prejudice to any other rights or remedies it may have, withhold all interim payments in relation to the Cost Centre under which the Contractor is to receive payment in respect of that part of the Works sub contracted, until the breach is remedied.

6.      APPOINTMENT OF INDEPENDENT CHECKING ENGINEER

6.1 Within 30 (thirty) days of the date of the Letter of Acceptance, the Contractor shall appoint the Independent Checking Engineer to perform the Contractor's design checking obligations.

6.2 The terms of appointment of the Independent Checking Engineer shall provide that the Independent Checking Engineer is required:

        (a) to provide persons of the qualifications and experience appropriate to and consistent with the nature and scope of the services to be undertaken;

        (b) to perform the duties ascribed to him with reasonable skill, care and diligence;

        (c) to perform his duties in a manner compatible and consistent with the Contractor's obligations;

        (d) to be represented in Hong Kong at all times throughout the execution of the Works by staff of suitable seniority and experience;

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        (e)     not to sub contract any part of his obligations, save with the written consent of the Contractor and the Engineer, and

        (f) to provide in favour of the Employer a warranty duly executed as a deed in the form appearing in Schedule 2.

        The Independent Checking Engineer shall be (and shall be required by his terms of-appointment with the Contractor to be) independent of the Contractor and not be associated in any way with any person undertaking the design of any part of the Permanent Works or the Temporary Works.

6.3 The Contractor shall supply to the Employer the warranty referred to in Clause 6.2(f) above, duly executed, within 14 (fourteen) days of the appointment of the Independent Checking Engineer by the Contractor.

6.4 The Contractor shall supply to the Engineer one copy of the terms and conditions of appointment of the Independent Checking Engineer within 7 (seven) days of being instructed so to do by the Engineer. The Contractor shall not, after entering into an agreement with the Independent Checking Engineer, amend, vary or waive the terms and conditions thereof in any respect material to compliance by the Independent Checking Engineer, with the Independent Checking Engineer's obligations, without prior consent.

6.5 The Engineer may instruct the termination of the appointment of the Independent Checking Engineer if, in the Engineer's opinion, the Independent Checking Engineer fails to properly discharge his duties in accordance with the terms and conditions of his appointment. If the Independent Checking Engineer's appointment is so terminated, he shall not again participate in the Works without prior consent.

6.6 In the event of the termination of the appointment of the Independent Checking Engineer for any reason by the Contractor, the Contractor shall give notice thereof to the Engineer and shall submit for review details of the identity, qualifications, experience and terms and conditions of appointment of the proposed replacement. On receiving a notice of no objection thereto, the Contractor shall appoint the replacement as soon as practicable.

        CONTRACT DOCUMENTS

7.      PRECEDENCE OF DOCUMENTS

7.1 The documents forming the Contract are to be taken as mutually explanatory. In the event of any inconsistency between the documents comprising the Contract, the documents shall be interpreted by reference to the following

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        order of precedence unless a contrary intention is expressed by any other provision of the Contract:

        (a) the Letter of Acceptance shall prevail over any other document forming the Contract;

        (b) subject to Clause 7.1(a), the provisions of any Special Conditions shall prevail over those of any other document forming the Contract; and

        (c) subject to Clauses 7.1(a) and (b), the provisions of these General Conditions shall prevail over those of any other document forming the Contract.

7.2 In the event that the Contractor shall find any ambiguity or discrepancy in or between the documents comprising the Contract, the Contractor shall forthwith notify the Engineer who shall, as soon as practicable, issue such instructions to the Contractor which are necessary, in the Engineer's opinion, to resolve the ambiguity or discrepancy.

7.3 If in compliance with an instruction issued pursuant to Clause 7.2, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date, or incurs Cost which the Contractor did not and had no reason to anticipate then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or Clause 56 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

8.      ENTIRE AGREEMENT

8.1 Notwithstanding anything to the contrary expressed in or to be implied from the Contract, the documents referred to in the definition of "Contract" in Clause 1.1 as comprising the Contract contain the entire agreement between the parties which supersede any previous agreement and understanding between the parties in relation to the Works or any part thereof. The Contractor acknowledges that by entering into the Contract, he has not relied on any statement, representation, warranty, undertaking or qualification to, or clarification of, his Tender, which is not expressly set out in the documents comprising the Contract and that the Employer shall have no liability to the Contractor in respect of the same in the absence of fraud.

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9.      PROVISION OF DRAWINGS AND SPECIFICATION

9.1 Within 7 (seven) days of the date of the Letter of Acceptance, the Engineer shall issue to the Contractor, free of charge, 4 (four) copies of the Specification, together with 2 (two) copies and 1 (one) CD-ROM of the Drawings.

9.2 The Engineer shall issue to the Contractor from time to time during the progress of the Works 1 (one) negative and 2 (two) positive sets of such further or amended Drawings and 2 (two) copies of such further or amended Specification (excluding drawings and documents which the Contractor is expressly or impliedly obliged to produce under the Contract) as shall in the Engineer's opinion be necessary for the execution of the Works and the Contractor shall be bound by the same. The Engineer shall not be bound to issue any Drawing or Specification relating to any matter which, in his opinion, is the responsibility of the Contractor under the Contract in the absence of the Drawing or Specification.

9.3 The Contractor shall give reasonable notice to the Engineer of any further or amended Drawings or Specification which the Contractor considers is necessary for the execution of the Works to enable the Engineer to issue the Drawings or Specification without delaying the progress of the Works, but the Engineer shall not in any event be obliged to issue the Drawings or Specification in advance of dates for their issue identified in the Works Programme.

9.4 If, as a result of any failure or inability of the Engineer to issue pursuant to Clause 9.2 at a time reasonable in all the circumstances, further or amended Drawings or Specification which were the subject of a notice by the Contractor in accordance with Clause 9.3, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date, or incurs Cost which the Contractor did not and had no reason to anticipate, then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or Clause 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

10.     SUBMISSION AND REVIEW PROCEDURE

10.1 The Contractor shall submit to the Engineer for review all proposed Contractor's Drawings and all other documents and things required by the Contract to be submitted for review. Each submission shall be made in accordance with the procedure for submission set out in the Specification and in any event:

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        (a)     in time to enable the Engineer to examine the proposed
                Contractor's Drawings or other document or thing submitted by the Contractor without delaying the progress of the Works; and

        (b)     not later than any relevant date identified in the Works
                Programme.

10.2 The Engineer shall notify the Contractor of the outcome of his review pursuant to the procedure for submission set out in the Specification within such period as may be expressly stipulated in the Contract, or in the absence of any stipulation, within a reasonable time. The Contractor shall, subject to any other provision of the Contract to the contrary, execute the Works in accordance with the Contractor's Drawings.

10.3 If the Engineer notifies the Contractor, or if the Contractor discovers at any time that any of the Contractor's Drawings is not in accordance with the Contract, or any part of the Contractor's Drawings is inconsistent or incompatible with another part, the Contractor shall make such amendments as are necessary to remedy the non-compliance and shall submit all amended Contractor's Drawings to the Engineer for review.

10.4 The Contractor shall not be entitled to receive any extension of time for achievement of a Stage or substantial completion of the Works or any Section, or to receive any valuation or Cost pursuant to Clauses 56 and 57 respectively, or any further or additional payment of whatsoever nature by reason of any amendment reviewed without objection pursuant to Clause 10.3, and the Contractor shall be liable for any loss and expense incurred by the Employer arising out of any amendment reviewed without objection pursuant to Clause 10.3.

        GENERAL OBLIGATIONS

11.     CONTRACTOR'S GENERAL RESPONSIBILITIES

11.1 Save insofar as it is legally or physically impossible, the Contractor shall, without prejudice to his other obligations:

        (a) execute the Works in accordance with the Contract and, subject thereto, to the satisfaction of the Engineer;

        (b)     comply with the Engineer's instructions;

        (c) provide all staff, labour, goods, materials, Contractor's Equipment, work, transport to and from and about the Site, accommodation, storage and disposal facilities, consumables and everything, whether of a temporary or permanent nature, required in and for the execution of

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                the Works, so far as the necessity for providing the same is identified in the Contract or could reasonably be inferred therefrom by a competent contractor experienced in the execution of works of a similar nature and scope to the Works; and

        (d) discharge his obligations with the skill and care to be expected of a competent contractor experienced in the execution of works of a similar nature and scope to the Works.

12.     RESPONSIBILITY FOR DESIGN

12.1 The Contractor shall, subject to and in accordance with the Contract, design:

        (a) the Temporary Works, save to the extent expressly provided to the contrary in the Contract; and

        (b) any part of the Permanent Works expressly required by the Contract to be designed by the Contractor,

        and the design shall include the selection and specification of the kinds and standards of goods, materials and workmanship to be used in the Permanent Works and the Temporary Works, or in relation thereto, so far as is not described or stated in the Specification.

12.2 The Contractor shall be entirely responsible for the Contractor's design of the Temporary Works and any part of the Permanent Works required by the Contract to be designed by the Contractor, including, without limitation, the Contractor's Drawings, and shall be, and shall remain, liable for any mistake, inaccuracy or discrepancy contained therein or any omission therefrom. Nothing contained in the Contractor's design shall relieve the Contractor from his obligations or liabilities pursuant to Clause 12.3.

12.3 To the extent of his design obligations pursuant to Clauses 12.1 and 12.2, the Contractor warrants to the Employer that:

        (a) he has exercised and shall continue to exercise in his design of the Temporary Works and the relevant part of the Permanent Works, all the skill and care to be expected of a professionally qualified and competent designer experienced in undertaking the design of works of a similar nature and scope to the Works;

        (b) the Temporary Works and the relevant part of the Permanent Works shall comply in all respects with the Contract and the Contractor's Drawings;

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        (c)     the Temporary Works and the relevant part of the Permanent Works have been and will be designed and constructed by the Contractor using proven up to date good practice and standards available at the date hereof which are consistent with the scope of the Works and to standards which are consistent with the Contract;

        (d) the relevant part of the Permanent Works shall, when completed, comply with the Enactments;

        (e) no goods or materials generally known to be deleterious or otherwise not in accordance with good engineering practice have been or will be specified or selected by the Contractor or any one acting on his behalf;

        (f) no goods or materials which, after their specification or selection by or on behalf of the Contractor but before being incorporated into the Permanent Works, become generally known to be deleterious or otherwise not in accordance with sound engineering practice, will be incorporated into the Permanent Works; and

        (g) the Contractor's design of the relevant part of the Permanent Works has taken and/or will take full account of the construction methods, Temporary Works, and Contractor's Equipment intended to be used by the Contractor and all subcontractors of any tier.

13.     ARTICLES OF AGREEMENT

13.1 The Contractor shall, when requested by the Employer, execute the Articles of Agreement, in the form appearing in Schedule 3, as a deed, which shall be prepared at the expense of the Employer.

13.2 If the Contractor, or any of the entities comprising the Contractor, is incorporated outside of Hong Kong, the Contractor shall, if requested by the Employer, obtain prior to the execution of the Articles of Agreement, an opinion in writing by an established and qualified lawyer (who is not an employee of the Contractor or any such entity) in the country where the Contractor or such entity is incorporated, in substantially the same form as the draft contained in Schedule 4 and acceptable to the Employer, confirming that the proposed manner of execution of the Articles of Agreement by the Contractor or such entity will result in a legal, valid and binding instrument in and under the laws of the country in which the Contractor or any such entity is incorporated.

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14.     BONDS, PARENT COMPANY GUARANTEES AND PARENT COMPANY UNDERTAKINGS

        BONDS, GUARANTEES AND UNDERTAKINGS

14.1 The Contractor shall, within 14 (fourteen) days of the date of the Letter of Acceptance, submit to the Employer:

        (a) a bond for the amount stated in Appendix 1 to the Form of Tender, in the form appearing in Schedule 5, duly executed as a deed by the bank or other financial institution which is identified in the Letter of Acceptance. Such bond shall remain in full force and effect until the issue of the Substantial Completion Certificate for the Works, save to the extent that payment thereunder is received by the Employer in full prior thereto. The Employer shall return the bond to the Contractor within 28 (twenty-eight) days of its expiry. Within 7 (seven) days of the submission of the bond in the form required, the Employer shall release any tender bond submitted by the Contractor with the Tender; and

        (b) a parent company guarantee in the form appearing in Schedule 6, and a parent company undertaking in the form appearing in
                Schedule 7, duly executed as deeds by such of the parent companies' shareholders or holding companies of the Contractor as is identified in the Letter of Acceptance. If the Contractor comprises more than one legal entity, this provision shall apply to each such entity.

14.1A The Employer shall not make any demand for payment under the bond to be provided by the Contractor in accordance with Clause 14.1(a), without giving the Contractor not less than 14 (fourteen) days' prior notice of an intention by the Employer to make such a demand for payment, save that where the Contractor is in default under Clause 73.1, the Employer may make a demand for payment under the said bond without giving any such prior notice.

        OFF-SHORE MANUFACTURING BONDS

14.2 The Contractor shall submit to the Employer, at the times required by the preamble to the Pricing Document, bonds required by the said preamble as security for and as a condition precedent to payment for any part of the Permanent Works manufactured offshore, in the form appearing in Schedule 8, duly executed as a deed by the bank or financial institution identified in the Letter of Acceptance or such other bank or financial institution as may be reviewed without objection.

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        LEGAL OPINIONS

14.3 The provisions of Clause 13.2 in respect of the provision of a legal opinion for the execution of the Articles of Agreement by the Contractor shall apply mutatis mutandis to the execution of a bond by any bank or financial institution and the execution of a parent company guarantee and parent company undertaking by any company pursuant to Clauses 14.1(a), 14.1(b) and 14.2, as appropriate, where they are incorporated outside of Hong Kong, save that the legal opinion shall be in substantially the same form as the relevant draft contained in Schedule 9.

        WITHHOLDING INTERIM PAYMENTS

14.4 The Contractor's compliance with Clause 14.1 shall be a condition precedent to receipt of any payment by the Contractor under the Contract. Without prejudice to any other right or remedy of the Employer, until the Contractor has complied with Clause 14.1, the Employer shall be entitled to withhold all payments otherwise due to the Contractor under the Contract.

15. INSPECTION OF THE SITE AND INFORMATION, SUFFICIENCY OF TENDER AND PHYSICAL CONDITIONS AND ARTIFICIAL OBSTRUCTIONS

15.1 The Contractor shall be deemed prior to the date of the Letter of Acceptance to have:

        (a) inspected the Site and its surroundings and examined all information in connection with the Works made available to the Contractor by or on behalf of the Employer prior to the said date, including, without limitation, the information on the nature of the ground, sub soil and sub strata of the Site obtained by or on behalf of the Employer and listed in the Specification, which the Contractor shall be responsible for interpreting;

        (b) obtained for himself all other necessary information in connection with the execution of the Works and his other obligations; and

        (c)     satisfied himself as to:

                (i) the form, nature and general condition of the Site including, without limitation, the form and nature of the ground, sub soil and sub strata of the Site, and all geological, geo-environmental, geotechnical and hydrological conditions affecting the Site;

                (ii) the form and nature of materials, whether natural or otherwise, to be excavated from the Site;

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                (iii)   where appropriate, the form and nature of the sea bed
                        and sea surface conditions forming any part of the Site;

                (iv) the means of communication with and access to and through the Site;

                (v) the climatic and environmental conditions affecting the Site;

                (vi) the risk of damage to property adjacent to the Site and injury to occupiers of such property;

                (vii) the possibility of interference by persons other than the Employer who will also have access to or use of the Site from time to time;

                (viii) the interfaces with Project Contractors and other works relating to the Project;

                (ix) the nature and extent of the Works and the materials necessary for the execution of the Works;

                (x) the description of the Cost Centres and item descriptions and quantities, if any, contained in the Pricing Document and that the same are consistent with the scope of the Works ascertainable in accordance with the Contract, apart from those descriptions and quantities; and

                (xi)    all other matters whatsoever affecting his obligations.

15.2 The Contractor shall be deemed prior to the date of the Letter of Acceptance on the basis indicated in Clause 15.1 and generally, to have allowed a correct and sufficient Tender Total and rates and prices included in the Pricing Document to cover all his obligations and to have allowed the necessary resources and allocated the necessary time to enable him to substantially complete the Works and any Section and to achieve any Stage by the relevant Key Dates. Except insofar as otherwise provided in the Contract, the Tender Total and the said rates and prices shall cover all the Contractor's obligations and, except as aforesaid, the periods ending on the Key Dates shall be deemed sufficient for the Contractor to substantially complete the Works and any Section and to achieve any Stage.

15.3 The Employer shall have no obligation to make any additional payment to the Contractor, and the Engineer shall have no obligation to grant any extension of time on the ground of:

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        (a)     any misunderstanding or misapprehension in respect of the
                matters referred to in Clause 15.1; or

        (b) except as otherwise provided in the Contract (including, without limitation, pursuant to Clauses 15.4, 15.5 and 15.6), incorrect or insufficient information being given to the Contractor by any person whether or not in the employ of the Employer; or

        (c) the Contractor failing to obtain correct and sufficient information,

        nor shall the Contractor be relieved from any of his obligations or liabilities on any such ground or, subject to Clauses 76 and 77, on the ground that he did not or could not foresee any matter which may in fact affect or have affected his obligations, provided that the foregoing shall not affect the Contractor's rights or obligations pursuant to Clauses 15.4 to 15.7, or Clause 24.1.

15.4 If, during the execution of the Works, the Contractor shall encounter physical conditions (other than weather conditions or conditions due to weather conditions) or artificial obstructions which could not, in his opinion, reasonably have been foreseen by an experienced contractor at the date of the Letter of Acceptance, the Contractor shall, as soon as practicable thereafter, and in any event within 28 days of encountering such conditions, give notice thereof to the Engineer. Without prejudice to Clauses 45, 56, 57 and 58, such notice shall specify the physical condition or artificial obstruction, the effects thereof, the measures the Contractor has taken or is proposing to take to overcome the physical condition or artificial obstruction, their estimated cost, and the extent of the anticipated delay in, or interference with, the execution of the Works.

15.5 Following receipt of any notice served by the Contractor in accordance with Clause 15.4, and without prejudice to any other power which the Engineer may have under the Contract, the Engineer may:

        (a) instruct the Contractor to investigate and report upon the practicability and cost and timing effects of the Contractor taking measures which may be available to overcome the physical condition or artificial obstruction;

        (b) consent to the measures notified by the Contractor in accordance with Clause 15.4, with or without modification;

        (c) give an instruction as to how the physical condition or artificial obstruction is to be dealt with; and/or

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        (d)     order a suspension under Clause 51 or a variation under Clause
                54.

15.6    If by reason of:

        (a) the presence of the physical condition or artificial obstruction notified by the Contractor in accordance with Clause 15.4 which in the Engineer's opinion could not have been reasonably foreseen by an experienced contractor at the date of the Letter of Acceptance; and

        (b) the measures taken by the Contractor to overcome the physical condition or artificial obstruction notified by the Contractor in accordance with Clause 15.4 and made the subject of the Engineer's consent pursuant to Clause 15.5(b); or

        (c) instructions issued by the Engineer pursuant to Clauses 15.5(a) or (c),

        the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clauses 45 and/or 56 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

15.7 If the Engineer shall decide that the physical condition or artificial obstruction the subject of a claim for additional time and/or payment, could in whole or in part have been reasonably foreseen by an experienced contractor at the date of the Letter of Acceptance, he shall so notify the Contractor in writing as soon as he shall have reached that decision. Notwithstanding such notification, any claim by the Contractor for additional time and/or payment in respect of any suspension or variation previously instructed by the Engineer shall be decided in accordance with Clauses 45 and/or 56 and/or 57.

16.     PROGRAMMES AND PROGRESS REPORTS

16.1    The Contractor shall submit to the Engineer in accordance with the
        Specification:

        (a)     the Works Programme;

        (b)     the Monthly Progress Reports; and

        (c) such other programmes, schedules and reports as may be identified in the Specification or instructed.

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16.2    The review without objection of any of the documents referred to in
        Clause 16.1 (or any amendment thereof from time to time) shall not:

        (a) if the document indicates that a Key Date has not or will not be met, constitute any form of acknowledgement that the Contractor is or may be entitled to an extension of time in relation to the Key Date; and

        (b) without prejudice to the generality of any other provision of the Contract, imply that any programme is feasible, suitable or appropriate.

16.3 The Engineer shall issue the Master Programme to the Contractor and may from time to time issue the Contractor with revised versions of the Master Programme if, in the Engineer's opinion, the effect of the revisions are relevant to the programming and/or execution of the Works. The Master Programme shall not be binding on the Employer or otherwise:

        (a) release the Contractor of any of his obligations or liabilities or give rise to any waiver or estoppel in relation to any of his obligations or liabilities; or

        (b) constitute a warranty by the Employer in relation to the Contractor's execution of the Works; or

        (c)     create any obligation or liability on the part of the Employer.

16.4 The Engineer shall issue the Contractor with the Co-ordinated Installation Programme, the Track Related Installation Programme and such other programmes to be issued by the Engineer as referred to in, and in accordance with, the Specification.

16.5    No provision or reference in any of the documents referred to in Clause
        16.1 shall constitute a notice for the purpose of any of the provisions of the Contract.

16.6 Any failure by the Contractor to work in accordance with the Works Programme shall be deemed to be a breach of Clause 42.1 unless the Contractor can prove to the contrary.

17.     METHOD STATEMENT

17.1 The Contractor shall submit to the Engineer for review, all drawings and other documents as may be identified in the Specification, or as instructed, relating to the methods by which the Contractor shall execute the Works,

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        including, without limitation, the use of Contractor's Equipment and
        Temporary Works and the places where the Contractor shall execute the Works.

17.2 The Contractor warrants to the Employer that the methods of delivery, assembly and construction (including the use of Contractor's Equipment and Temporary Works) and the Contractor's Equipment and Temporary Works themselves shall be consistent with the requirements of the Contract and that the Contractor shall not change any proposed method of construction previously reviewed without objection by the Engineer, without making a further submission for review.

18.     CONTRACTOR'S SUPERINTENDENCE AND STAFF

18.1 The Contractor shall provide all necessary superintendence during the execution of the Works.

18.2 The Contractor shall employ or cause to be employed in connection with the Works on the Site or off-Site at any place of manufacture or source of material and in the superintendence thereof only such technical personnel as are skilled and experienced in their respective trades and callings and such sub-agents, foremen, leading hands and labour as are competent to carry out their respective duties in connection with the Works.

18.3 The Engineer may instruct the Contractor to remove or cause to be removed from the Works or the Site any person employed thereon without stating any reason if, in the Engineer's opinion, the person misconducts himself, is incompetent, is negligent in the performance of his duties, fails to conform with any provision in the Contract with regard to safety or persists in any conduct which is prejudicial to safety or health. Such person shall not again be employed in connection with the Works or on the Site without prior consent.

18.4 Any person removed from the Works or the Site pursuant to Clause 18.3 shall be replaced by the Contractor as soon as practicable by a competent substitute.

18.5 The Contractor shall indemnify the Employer in respect of liability under the Immigration Ordinance (Cap 115) to the extent that such liability arises from the presence on or off the Site of any employee, agent or representative of the Contractor or of his subcontractors of any tier.

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19.     SETTING-OUT AND DIMENSIONS

19.1 The Contractor shall be responsible for the setting out of the Works relative to the data contained in the Drawings and the Specification or notified by the Engineer and for the correctness of the position, level, dimensions and alignment of all parts of the Works and for the provision of all necessary instruments, appliances and labour in connection therewith.

19.2 If at any time during the execution of the Works any error shall appear or arise in the position, level, dimension or alignment of the Works or any part thereof, the Contractor shall forthwith give notice of the same to the Engineer and shall, on being instructed so to do, rectify the error to the satisfaction of the Engineer. Provided that if, in the Engineer's opinion, the error is the result of incorrect data contained in the Drawings and/or the Specification or notified by the Engineer and if, in compliance with an instruction pursuant to this Clause 19.2, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or Clause 56 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

19.3 The Contractor shall carefully protect and preserve all bench-marks, sight-rails, pegs and other things used in setting out the Works.

20.     SAFETY

20.1 The Contractor shall throughout the execution of the Works take full responsibility for:

        (a)     the adequacy, stability and safety of the Works;

        (b)     the safety of the Contractor's Equipment;

        (c)     the safety of all persons on or in the vicinity of the Site; and

        (d) providing and maintaining all necessary lights, guards, fences, warning signs and storage areas.

20.2    The Contractor shall:

        (a) submit to the Engineer for his review, in accordance with the Specification, a safety plan which shall set out details of the safety measures to be implemented by the Contractor to comply with his

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                obligations under or in connection with the Contract. Any
                supplemental submission to the Engineer for his review of amendments, variations or additions to the safety plan shall be made not less than 28 (twenty-eight) days before commencement of any work which is the subject of the submission;

        (b) appoint a competent English speaking agent or representative who has been reviewed without objection and who is not otherwise involved in the Works to act as the manager and supervisor of the safety plan;

        (c) adhere to the principles and procedures contained in the safety plan and in any amendment, variation or addition thereto which have been reviewed without objection; and

        (d) ensure that sufficient personnel are dedicated to the implementation of the safety plan and all safety procedures contained therein.

20.3    If at any time:

        (a) the safety plan is, in the Engineer's opinion, insufficient or requires revision or modification to ensure the security of the Works and the safety of all workmen upon and visitors to the Site; or

        (b) the level of accidents on any part of the Site exceeds any level laid down in Government proposals for safety,

        the Engineer may instruct the Contractor to revise the safety plan and the Contractor shall, within 14 (fourteen) days, submit the revised plan to the Engineer for review.

20.4 Without prejudice to the generality of this Clause 20, the Contractor shall provide all facilities, access and assistance to the Engineer to enable him to monitor and verify that the safety plan is being properly and fully implemented.

21.     CARE OF THE WORKS ETC.

21.1 The Contractor shall, subject to Clauses 21.3, 21.5 and 50.3, be fully responsible for the care of:

        (a) the Works, or any part thereof, (whether on the Site or elsewhere); and

        (b) all Contractor's Equipment and consumables on the Site or being delivered to the Site in connection with the Works,

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        from the Date for Commencement of the Works until 28 (twenty-eight) days after the date of issue of the Substantial Completion Certificate for the Works whereupon the responsibility for the care of the Works shall pass to the Employer.

21.2 The Contractor shall be fully responsible for the care of any work which he undertakes to finish or which he otherwise carries out during any Defects Liability Period until the work has been completed, whereupon the responsibility for the care of the work shall pass to the Employer.

21.3 If a Substantial Completion Certificate is issued for any Section or any other part of the Works, the Contractor shall:

        (a) execute the remainder of the Works in such a manner as not to prejudice the care, maintenance and condition of the Section or other part; and

        (b) cease to be responsible, under Clause 21.1, for the care of the Section or other part 28 (twenty-eight) days after the date of issue of such Substantial Completion Certificate, whereupon the responsibility for the care of the Section or other part shall pass to the Employer.

21.4 Except to the extent caused by any of the Excepted Risks defined in Clause 21.5, if any loss or damage occurs to:

        (a)     the Works; or

        (b)     Contractor's Equipment or consumables

        while the Contractor is responsible for the care thereof, the Contractor shall, with all possible speed, rectify the loss or damage so that the Works are executed in accordance with the Contract. The Contractor shall also be liable for any loss or damage to the Works occasioned by him in the course of any operation carried out by him for the purpose of complying with his obligations under Clause 53.

21.5    "Excepted Risks" for the purposes of this Clause are:

        (a) outbreak of war (whether war be declared or not) in which Hong Kong shall be actively engaged;

        (b)     invasion of Hong Kong;

        (c)     act of terrorists in Hong Kong;

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        (d)     civil war, rebellion, revolution, insurrection or military or usurped power in Hong Kong;

        (e) riot, commotion or disorder in Hong Kong otherwise than amongst the employees of the Contractor, or any of his subcontractors of any tier currently or formerly engaged on the Works;

        (f) ionising radiation or contamination by radioactivity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel, radioactive, toxic, explosive or other hazardous properties of any explosive nuclear assembly or nuclear component thereof, unless the source or cause of the radiation, radioactivity or other hazard is brought to or near the Site by the Contractor or any of his subcontractors of any tier;

        (g) pressure waves caused by aircraft or other aerial devices travelling at sonic or supersonic speeds;

        (h) a cause due to use or occupation of the Permanent Works or any part thereof by the Employer (which shall not include or be deemed to include the execution of works by Relevant Authorities or Project Contractors or the provision of access thereto over the Site or the Permanent Works or any parts thereof); and

        (i) the neglect or default by or on behalf of the Employer, including, without limitation, in the preparation of any design of the Permanent Works or Temporary Works included in the Drawings and/or the Specification, insofar as damage, loss or injury is the direct consequence thereof, or any default of Relevant Authorities or Project Contractors.

21.6 If and to the extent that there is any loss or damage to the Works, Contractor's Equipment or consumables caused by any of the Excepted Risks, the Contractor shall, if and to the extent instructed, rectify the loss or damage. If, in compliance with an instruction issued pursuant to this Clause 21.6, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or Clause 56 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

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22.     DAMAGE TO PROPERTY AND INJURY TO PERSONS - INDEMNITIES

22.1 The Contractor shall be liable for and indemnify the Employer against all losses and claims of whatsoever nature in respect of:

        (a)     the death or illness of or injury to any person; and

        (b)     the loss of or damage to any property other than the Works,

        arising out of or in connection with the Works or the execution thereof by the Contractor.

22.2    The scope of the Contractor's liability and indemnity pursuant to Clause
        22.1 shall be reduced proportionately to the extent that any neglect or default of the Employer or Project Contractors caused or contributed to the death, illness, injury, loss or damage.

22.3 The Employer shall be liable for and indemnify the Contractor against liability in connection with death, illness, injury, loss and damage referred to in Clause 22.1 arising out of or connected with:

        (a) the use or occupation of land provided by the Employer by the Permanent Works or for the purposes of the execution of the Works or interference, whether temporary or permanent, with any right of way, navigation, light, air or water or other easement or quasi easement;

        (b) the right of the Employer to execute the Works on, over, under, in or through any land, sea or foreshore;

        (c) damage that is the inevitable consequence of the execution of the Works; and

        (d)     neglect or default of the Employer or Project Contractors.

22.4    The scope of the Employer's liability and indemnity pursuant to Clause
        22.3 shall be reduced proportionately to the extent that the act or neglect of the Contractor or his subcontractors of any tier caused or contributed to the death, illness, injury, loss or damage.

23      GIVING OF NOTICES AND PAYMENT OF FEES ETC

23.1 The Contractor shall give all notices and pay all fees required to be given or paid by any Enactment in connection with the execution of the Works and by the rules and regulations of any Relevant Authority whose property or rights

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        are or may be affected in any way by the Works or their execution. If any new fee is imposed or if any existing fee is increased, after the date of the Letter of Acceptance, the new fee or increase shall be paid by the Contractor. Such fees shall include, but not be limited to, any customs or import duties required to be paid for the importation of any part of the Works into Hong Kong.

23.2 Except where otherwise stated in the Contract, the Contractor shall pay any royalty, rent and other payment or compensation in relation to any Contractor's Equipment or Temporary Works required in connection with the Works.

24.     COMPLIANCE WITH ENACTMENTS AND OBTAINING PERMITS AND CONSENTS

24.1 The Contractor shall, in connection with the execution of the Works, comply in all respects with:

        (a)     the provisions of all Enactments;

        (b) any condition attached to any permit or exemption issued pursuant to any Enactment; and

        (c)     the rules and regulations of Relevant Authorities,

        and any addition or amendment made thereto after the date of the Letter of Acceptance and shall indemnify the Employer against any liability and/or penalty to the extent arising from breach by the Contractor of any Enactment, condition, rule or regulation. In the event that, after the date of the Letter of Acceptance, any addition or amendment is made to any Enactment, any condition attached to any permit or exemption issued pursuant to any Enactment or to the rules and regulations of Relevant Authorities which renders it necessary for the Contractor to alter the design of any part of the Permanent Works expressly required by the Contract to be designed by the Contractor, if, in the opinion of the Engineer, such addition or amendment could not reasonably have been foreseen by an experienced contractor at the date of the Letter of Acceptance, then, without prejudice to Clause 15.3, any amendment to any Contractor's Drawings rendered necessary by such addition or amendment shall, for all purposes of the Contract, be deemed to be a variation instruction issued by the Engineer pursuant to Clause 54.1.

24.2    (a)     The Contractor shall:

                (i) obtain all statutory registrations, approvals and consents required for the execution of the Works including, where relevant, but without limitation, obtaining registration as a registered contractor, and all approvals and consents under

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                        the Buildings Ordinance which are necessary for the
                        execution of the Works; and

                (ii) co-operate with all relevant parties, complete such certificates and forms, make such applications, and, to the extent that the same are within the control of the Contractor, do all such other things as may be necessary to enable occupation permits to be issued under the Buildings Ordinance and any other Enactment so that the Employer may occupy and use the Permanent Works.

        (b) Notwithstanding any other provision of the Contract, neither the Works nor any Section shall be (nor shall be deemed to be) substantially complete until all necessary statutory approvals, consents and occupation permits have been obtained to enable the Employer to occupy and use the Permanent Works or the relevant part thereof.

24.3 If there is a delay in obtaining any of the occupation permits referred to in Clause 24.2 (a) (ii) which is caused by any person other than the Contractor and for which the Contractor is not responsible, and such delay is the sole reason preventing the Contractor from substantially completing the Works, or any Section, as the case may be, by the relevant Key Date therefor, then if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or Clause 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

25.     LANGUAGE OF NOTICES ETC

25.1 Any notice which the Contractor is required to exhibit either for the benefit of the public or his employees and all written and printed matter, affixed to the Works or otherwise required for operation and maintenance shall be in English and in Chinese characters and such other language as may be required by any Enactment and/or the Specification.

26.     INTERFERENCE AND NUISANCE

26.1 The Works shall, so far as compliance with the requirements of the Contract permit, be executed so as to avoid unnecessary or improper nuisance or disturbance to or interference with the public or the access to or use or occupation of public roads, footpaths, waterways, anchorages, navigation channels or properties whether in the possession of the Employer or of any other person.

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26.2    The Contractor shall be liable for and indemnify the Employer against liability in connection with any breach of Clause 26.1 provided that such liability and indemnity shall be reduced proportionately to the extent that the act or neglect of the Employer or Project Contractors caused or contributed to the breach.

27.     INTELLECTUAL PROPERTY RIGHTS

27.1 In this Clause, intellectual property rights shall include, but not be limited to, patent, copyright, design rights, trademarks and confidential information.

27.2 The Contractor shall indemnify the Employer against liability in Hong Kong or in any country in connection with the infringement of any intellectual property right existing anywhere in the world in respect of anything used in or required for the Works or the operation, and maintenance in service of the Permanent Works (except to the extent that infringement was unavoidable as a result of the Drawings, the Specification or any instruction, save insofar as such instruction incorporated any Contractor's Drawings).

27.3 The Contractor shall, at the Employer's request and in accordance with the Employer's directions, defend any claim or proceeding against the Employer in connection with any alleged infringement referred to in Clause 27.2.

27.4 In so far as the intellectual property rights existing anywhere in the world in respect of anything used in or required for the Works or the operation, repair, maintenance, replacement or extension of the Permanent Works shall be vested in the Contractor, the Contractor grants to the Employer, his successors and assigns a royalty-free, non-exclusive and irrevocable licence (carrying the right to grant sub-licences) to use, reproduce, modify, adapt and translate any of the works, designs or inventions incorporated or referred to in anything used or required as aforesaid for all purposes relating to the Project. To the extent that beneficial ownership of any such intellectual property right is vested in anyone other than the Contractor, the Contractor shall use his best endeavours (save in respect of and to the extent of the things excepted from Clause 27.2, as to which the Contractor shall use reasonable endeavours) to procure that the beneficial owner thereof shall as soon as possible grant a like licence to the Employer. Any licence pursuant to this Clause 27.4 shall not be determined if the Contractor shall for any reason cease to be employed in connection with the Works and the Contractor shall execute such documents and do all other things as may be necessary to give effect to and protect the licence including, without limitation, notifying purchasers of any right of the existence of the licence.

27.5 If the Contractor uses proprietary software for the purpose of storing or utilising records, the Contractor shall procure the grant of a licence or sub-

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        licence to use, reproduce, modify, adapt and translate the software in favour of the Employer and shall pay such licence fee or other payment as the grantor of the licence may require provided that the licence may be restricted to use, reproduction, modification, adaptation and translation relating to the Project.

28.     CO-ORDINATION

28.1 The Contractor acknowledges that the Project involves a number of separate design and/or construction contracts and that it is necessary for the design and construction of the Permanent Works and the Temporary Works to be co-ordinated with the design and construction of that part of the Project being undertaken by Relevant Authorities and Project Contractors.

        DESIGN

28.2 The Contractor shall, in performing his design obligations pursuant to Clause 12, consult, liaise and co-operate with Relevant Authorities and Project Contractors and use his best endeavours to ensure, utilising the expertise to be expected of a contractor experienced in undertaking the design of works similar in scope and complexity to the Temporary Works and the relevant part of the Permanent Works to be designed by the Contractor in accordance with the Contract, that the Contractor's design of the Temporary Works and the relevant part of the Permanent Works to be designed by the Contractor is consistent, compatible, integrated and co-ordinated with the design of that part of the Project designed by Relevant Authorities and Project Contractors. Without prejudice to the foregoing, the Contractor shall, in discharging such obligations:

        (a) request Relevant Authorities and Project Contractors to supply all drawings and design information in their possession which the Contractor reasonably requires;

        (b) supply Relevant Authorities and Project Contractors promptly with all drawings and design information in his possession which they may reasonably require to co-ordinate the design of their works with the Contractor's design of the Temporary Works and the relevant part of the Permanent Works;

        (c) request the Engineer to supply all drawings and design information in his possession, or in the possession of the Employer, which the Contractor reasonably requires, and the Engineer shall provide such drawings and design information to the Contractor as soon as is practicable; and

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        (d)     comply with the procedures set out in the Specification in respect of the co-ordination of the Contractor's design of the Temporary Works and the relevant part of the Permanent Works,

        and the Contractor shall attend all meetings necessary for the Contractor to devise, or assist in devising, design solutions to achieve the co-ordination of the Contractor's design of the Temporary Works and the relevant part of the Permanent Works with the design of that part of the Project designed by Relevant Authorities and Project Contractors.

28.3 The Contractor shall notify the Engineer forthwith in the event that, notwithstanding the discharge of his obligations in accordance with Clause 28.2, the Contractor considers that a conflict has arisen between the Contractor's design of the Temporary Works and/or the relevant part of the Permanent Works and the design of any part of the Project designed by Relevant Authorities and/or Project Contractors which it has not been possible for the Contractor to resolve. Each such notice shall be accompanied by details of the alleged conflict; an explanation of why it has not been possible for the Contractor to resolve such conflict and the Contractor's proposals as to the manner in which he believes that such conflict can and should be resolved.

28.4 Without prejudice to Clause 28.3, the Contractor shall keep the Engineer fully informed of all communications with Relevant Authorities and Project Contractors relating to the co-ordination of the Contractor's design of the Temporary Works and the relevant part of the Permanent Works with the design of that part of the Project designed by Relevant Authorities and Project Contractors and shall supply the Engineer promptly with all information requested by him in respect thereof including, without limitation, any information concerning any conflict notified by the Contractor in accordance with Clause 28.3.

        CONSTRUCTION

28.5 The Contractor shall, in executing the construction of the Works, consult, liaise and co-operate with Relevant Authorities and Project Contractors and use his best endeavours to ensure, utilising the expertise to be expected of a contractor experienced in undertaking the construction of works similar in scope and complexity to the Works, that the most efficient means are used to co-ordinate the Contractor's construction activities with the construction activities carried out (contemporaneously or otherwise) by Relevant Authorities and Project Contractors in respect of works not included in the Contract but forming part of the Project ("Project Works"), and shall devise programming and construction related solutions to achieve such objective. Without prejudice to the foregoing, the Contractor shall, in discharging such

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        obligations:

        (a) supply promptly to the Engineer all information in the Contractor's possession relating to the co-ordination of the construction activities of the Contractor in the execution of the Works with the construction activities of Relevant Authorities and Project Contractors in respect of Project Works;

        (b) attend meetings necessary to devise solutions to achieve the co-ordination of the construction activities of the Contractor in respect of the Works with the construction activities of Relevant Authorities and Project Contractors in respect of Project Works, including, without limitation, attending meetings convened by the Engineer in relation thereto;

        (c) provide access to Relevant Authorities and Project Contractors to the Site and the Permanent Works and the Temporary Works to execute Project Works;

        (d) provide facilities and services to Relevant Authorities and Project Contractors to execute Project Works, to the extent stated in the Specification; and

        (e) comply with the procedures set out in the Specification in relation to the co-ordination of the construction activities of the Contractor in respect of the Works and the construction activities of Relevant Authorities and Project Contractors in respect of Project Works.

28.6 The Contractor shall notify the Engineer forthwith upon identifying any actual or potential conflict that may arise or which has arisen between the Contractor's construction activities in respect of the Works, and the construction activities of Relevant Authorities and/or Project Contractors in respect of Project Works. Each such notice shall be accompanied by details of the alleged conflict, an explanation of why it has not been possible for the Contractor to resolve the conflict and the Contractor's proposals as to the manner in which he believes that such conflict can and should be resolved. Without prejudice to the foregoing, the Contractor shall supply the Engineer promptly with all information requested by him in respect of any alleged conflict notified by the Contractor.

        GENERAL

28.7 Without prejudice to any other provision of the Contract, the Contractor shall employ, and shall ensure that his subcontractors of any tier employ in respect of the Works, a sufficient number of staff suitably skilled and experienced in

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        the co-ordination of works of a similar scope and complexity to the
        Works to enable his obligations under this Clause 28 to be performed effectively and efficiently.

28.8 The Contractor shall (independent of any liability pursuant to Clause 48 in respect of delay in the substantial completion of the Works or any Section or the achievement of any Stage) be liable for any loss and expense incurred by the Employer arising from any breach by the Contractor of his obligations under this Clause 28.

28.9    If:

        (a)     in compliance with his obligations pursuant to this Clause 28;
                or

        (b) otherwise as a result of the design or construction activities of Relevant Authorities or Project Contractors in respect of Project Works,

        the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

29.     PUBLICITY AND DISCLOSURE

29.1 The Contractor shall not publish or otherwise circulate, alone or in conjunction with any other person, any article, photograph or other material relating to the Contract, any Dispute, the Site or the Project or any part thereof, nor impart to the press or any radio or television station any information relating thereto, nor allow any representative of the media access to the Site except with consent. The Contractor shall ensure that each of his subcontractors of any tier and each parent company or shareholder of each entity comprising the Contractor is bound by a like obligation and the Contractor shall enforce the same.

29.2 The Contractor may disclose relevant information to bankers or third parties taking a charge or assignment, or having the bona fide intention thereof, pursuant to Clause 4.2, provided that:

        (a)     he first obtains the Engineer's consent; and

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        (b)     he shall use his reasonable endeavours to procure that the bankers and third parties shall keep the information confidential.

29.3 The Employer and any third party referred to in Clause 4.3 may use any information provided by the Contractor in accordance with the Contract, but the Employer shall not, and the Employer shall use reasonable endeavours to procure that any third party referred to in Clause 4.3 shall not, divulge that information except for any purpose connected with the Project.

30.     OFFERING GRATUITIES

30.1 If the Contractor shall be found to have offered or given any advantage, excessive hospitality, gratuity, bonus, discount, bribe or loan of any sort to any agent or employee of the Government, to the Employer or to any member of the Employer's staff or to any other person acting on behalf of the Government or the Employer in respect of or in connection with the Project, the Contractor shall be liable for any loss or expense incurred by the Employer and the provisions of Clause 74 shall apply. The Contractor shall ensure that each of his subcontractors of any tier is bound by a like obligation and the Contractor shall enforce the same.

31.     ANTIQUITIES

31.1 All antiquities, fossils, coins, articles of value, or other things of geological or archaeological or material interest discovered on the Site ("antiquities") shall, as between the Employer and the Contractor, be the absolute property of the Employer.

31.2 Upon discovery of any antiquities during the execution of the Works, the Contractor shall forthwith give notice thereof to the Engineer, and shall thereafter use all reasonable endeavours to prevent their damage and/or removal from the Site.

31.3 As soon as practicable after receipt of any notice from the Contractor pursuant to Clause 31.2, the Engineer shall issue an instruction as to the manner in which the antiquities the subject of such notice should be disposed of or otherwise dealt with by the Contractor.

31.4 If as a result of an instruction pursuant to Clause 31.3, or as a result of any failure or inability of the Engineer to issue, or delay in the issue of an instruction pursuant to Clause 31.3, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate, then, if the Contractor Claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45

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        and/or Clauses 56 and/or 57, and, in respect of failure, inability or delay as aforesaid, Clause 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

        INSURANCE

32.     EMPLOYER'S INSURANCE

32.1 Without limiting the Employer's other obligations or the Contractor's obligations, the Employer shall take out and maintain insurance for the benefit of and in the joint names of the Employer, the Contractor and his subcontractors of any tier in respect of:

        (a) the Works, including, without limitation, all unfixed goods, materials and other constituent parts forming or intended to form part thereof and consumables delivered to the Site; and

        (b) liability for the death of or injury to any person (other than in the employment of the Contractor or any of his subcontractors) or loss of or damage to property (other than the Works and/or consumables) arising out of the execution of the Works, in the terms contained in the policy contained in Schedule 10, subject to any amendment required by the insurers other than as a result of default of the Employer.

32.2 The Contractor shall comply with the terms of the policy referred to in Clause 32.1 and shall:

        (a) notify insurers and the Employer forthwith if an event giving rise to an insurance claim under such policy occurs;

        (b) prepare and submit to insurers particulars of all claims and do all things necessary to obtain proper settlement of all insurance claims under such policy (including, without limitation, those of its subcontractors of any tier) provided that if in the opinion of the Employer, the Contractor fails to pursue a claim with due diligence, the Employer shall have the right, exercisable on 14 (fourteen) day's notice, to assume control over the preparation, submission and settlement of any claim, subject always to having due regard to the interests of the Contractor; and

        (c) comply with any procedures issued by the Employer to the Contractor in respect of the preparation and/or submission of any insurance claim in respect of such policy.

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32.3    All moneys payable under Section 1 of the policy referred to in Clause
        32.1 (Contractor's All Risks Insurance) exceeding HK$20,000,000 (Hong Kong Dollars twenty million) shall be, and the Contractor shall procure that they shall be, paid to the Employer who shall release any part thereof relating to claims of the Contractor to the Contractor within a reasonable time having regard to the progress of rectification of the loss or damage to which the claim relates.

32.4 If and to the extent that the Employer receives money from the insurers in respect of any claim made by or on behalf of the Contractor or its subcontractors of any tier, the Employer shall make payment to the Contractor or the relevant subcontractor, without unreasonable delay, of such moneys or the appropriate proportion thereof having regard to the extent to which the relevant loss or damage to which such insurance moneys relate has been rectified in accordance with Clause 21.4 or 21.6.

32.5 Any amounts not insured or not recovered under the policy referred to in Clause 32.1 including, without limitation, the amount of any deductibles, shall be borne by the Contractor or the Employer in accordance with their respective responsibilities in accordance with Clause 21.

32.6 All moneys payable under the policy referred to in Clause 32.1 shall be paid in Hong Kong Dollars notwithstanding that the Tender Total may be denominated in United States Dollars in the Pricing Document and that other payments made to the Contractor pursuant to Clause 67 are made in United States Dollars.

33.     CONTRACTOR'S INSURANCE

33.1 Without limiting his other obligations or the obligations of the Employer, the Contractor shall:

        (a) in the joint names of the Employer, the Contractor and his subcontractors of any tier, insure and keep insured the Permanent Works, Temporary Works and Contractor's Equipment manufactured for use in the execution of the Works for their full replacement value during manufacture against all perils usually and reasonably insurable provided that the Employer may accept a policy of insurance notwithstanding it is not in the joint names of the Employer and the Contractor, if the Employer's interest is notified to and accepted in writing by the insurer;

        (b) in the joint names of the Employer, the Contractor and his subcontractors of any tier, within 30 days from the Date for

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                Commencement of the Works, which obligation shall not be
                subcontracted by the Contactor pursuant to Clause 5, insure and keep insured, the Permanent Works, the Temporary Works and Contractor's Equipment during transit by land, sea or air from commencement of loading at the place of manufacture in the country of origin to the delivery to and unloading at the Site or any off-Site place of storage, fabrication or assembly within the Hong Kong Special Administrative Region and including whilst at any intermediate place of storage, fabrication or assembly outside the Hong Kong Special Administrative Region during the period of such transit, for a sum not less than their full replacement value plus 10 (ten) per cent of such value and the costs of transit against all perils which are usually and reasonably insurable, provided that the Employer may accept such a policy of insurance placed by the Contractor (but not by any subcontractor) notwithstanding that the Employer is not named as a joint assured, if the Employer's interest is notified to and accepted in writing by the Contractor's insurer;

        (c) in the joint names of the Employer, the Contractor and his subcontractors of any tier, insure and keep insured the Contractor's Equipment (to the extent not insured by the Employer under Section 1 of the policy referred to in Clause
                32.1 (Contractor's All Risks Insurance)) for its full replacement value, while on or off the Site or in transit, against all perils usually and reasonably insurable provided that the Employer may accept a policy of insurance notwithstanding it is not in the joint names of the Employer and the Contractor, if the Employer's interest is notified to and accepted in writing by the insurer;

        (d) insure and keep insured all marine vessels used in connection with the Works for protection and indemnity liabilities including personal injury, loss of life, removal of wreck, collision, oil pollution and damage to fixed and floating objects for not less than the levels set out in Schedule 11, Part A and, without prejudice to Clause 24.1, comply with the provisions of the Hong Kong Merchant Shipping (Compulsory Third Party Risks Insurance) Regulations and the Merchant Shipping (Pleasure Vessels) Regulations, provided that if any cover at the level set out in Schedule 11 Part A ceases to be available in the international insurance market (including P & I Clubs), the Contractor shall notify the Engineer accordingly and shall insure the relevant marine vessels at the maximum level of insurance cover which is obtainable in the international insurance market at rates which are, in the Engineer's opinion, reasonable;

        (e) take out and maintain at all material times and where appropriate, policies of insurance, with adequate and reasonable levels of cover, in

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                respect of the use of any aircraft by him or by his
                subcontractors of any tier in connection with the Works;

        (f) take out and maintain in respect of his design obligations under Clause 12, professional indemnity insurance for a limit of cover of not less than the levels stated in Appendix 1 to the Form of Tender for each occurrence or series of occurrences arising out of one event for a period commencing on the date of the Letter of Acceptance and expiring not before 6 (six) years from the date of the issue of the Substantial Completion Certificate for the Works provided that if the Contractor considers that such cover is not available at reasonable rates, the Contractor shall forthwith inform the Engineer and the level of cover or terms for the purposes of this Clause 33.1(f) shall be the maximum level or best terms which are obtainable in the international insurance market at rates which are, in the Engineer's opinion, reasonable; and

        (g) take out and maintain on his own behalf and on behalf of his subcontractors of any tier, insurance in respect of claims for the death of or bodily injury to any person under a contract of service or apprenticeship with the Contractor or any of his subcontractors of any tier and arising out of and in the course of the person's employment in respect of the Works in the terms and with the insurers referred to in Schedule 11 Part B.

33.2 Insurance in accordance with Clause 33.1 (a) to (f) shall be effected with insurers and on terms approved by the Employer and shall cover all risks usually covered by such insurance and shall, to the extent of the cover, indemnify the Employer in respect of loss, expense and liability in connection with the Works.

33.3 Section 1 of the policy referred to in Clause 32.1 (Contractor's All Risks Insurance) insures certain items of Contractor's Equipment on the terms contained in such policy. The Employer may, notwithstanding Clause 33.1(c), at his discretion, elect to insure further items of Contractor's Equipment on the terms contained in Section 1 of the policy referred to in Clause 32.1 (Contractor's All Risks Insurance) at the cost of the Employer, by identifying and notifying the Contractor of the relevant items of Contractor's Equipment. If the Employer exercises this option, the Contractor's obligation pursuant to Clause 33.1 (c) to insure the items of Contractor's Equipment identified and notified by the Employer shall cease with effect from 7 (seven) days after the date of such notification.

33.4 The Contractor shall procure that all insurance referred to in or required by Clause 33.1(d) and (e) and all insurance in respect of vehicles and craft used in

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        connection with the Works as required by any Enactment shall be endorsed to note the interest of the Employer.

33.5 The Contractor sha1l, in respect of the insurance referred to in Clause 33.1(b), procure loading and unloading surveys in relation to each shipment made of any part of the Permanent Works or Temporary Works, and shall procure stowage and towage surveys in the event of the lighterage of the same.

34.     GENERAL INSURANCE OBLIGATIONS

34.1 If the Employer fails to comply with the terms of the policies of insurance effected by him pursuant to Clause 32.1 and 33.3 or if the Contractor fails to comply with the terms of any of the insurance policies effected in connection with the Works, the party that is in default shall indemnify the other party against all loss, expense and liability arising from the failure.

34.2 If the Employer or the Contractor fails to effect and keep in force any of the insurance policies referred to in Clauses 32 and 33 respectively, the party that is not in default may effect and keep in force that insurance and may recover from the party in default a sum equivalent to the premium or premiums paid.

34.3 The Contractor shall be deemed to have satisfied himself and to have caused his subcontractors of any tier to have satisfied themselves with regard to the extent of the cover provided by the policy referred to in Clause 32.1 and the terms referred to in Clause 33.1(g).

34.4 The Contractor shall promptly supply to insurers all documentation and information which they may reasonably require to effect and maintain the policies effected in connection with the Works. In the case of policies effected by the Employer pursuant to Clauses 32.1 and 33.3, the Contractor shall supply all documentation and information requested by the Engineer for onward transmission to insurers by the Employer.

34.5 The Employer shall, whenever reasonably required, produce to the Contractor confirmation from his insurers, or their duly authorised agents, that the policies effected by him pursuant to Clauses 32.1 and
        33.3 remain current together with evidence of payment of the last premium due.

34.6 The Contractor shall, whenever instructed to do so by the Employer, produce any relevant policy of insurance effected by him in connection with the Works, together with a certificate from the insurers, or their duly authorised agents, certifying that the insurance has been effected and the last premium due has been paid.

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34.7    The Contractor shall not do anything or cause or permit any of his subcontractors of any tier to do anything, whether on or off-Site, which would or might render voidable any policy of insurance required by the Contract.

        LABOUR

35.     LABOUR

35.1 Without prejudice to the generality of any other provision of the Contract, the Contractor shall be responsible for providing such skilled and unskilled labour as may be required for the execution of the Works.

35.2 As far as practicable, all skilled and unskilled labour shall be engaged in Hong Kong and subject to and in accordance with general local usage.

35.3 The Contractor shall, in respect of labour located in Hong Kong and engaged in the execution of the Works, pay rates of wages and observe hours and conditions for labour which are not less favourable than the level of wages, hours and conditions observed by other employers in Hong Kong engaged in the engineering/construction industry and which are in compliance with the Enactments.

        QUALITY OF PERMANENT WORKS AND WORKMANSHIP, DEFECTS AND TESTS

36.     QUALITY SYSTEM

36.1    The Contractor shall:

        (a) establish, maintain and implement a quality system in accordance with the Specification; and

        (b) comply with the requirements of the quality system including, without limitation, the submission for review by the Engineer of fully detailed quality plans and other documents referred to in the quality system.

37.     PERMANENT WORKS AND WORKMANSHIP

37.1 All goods, materials and all consumables forming part of the Permanent Works and the results of any workmanship shall:

        (a) be of the respective character, standard or kind required by the Contract;

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        (b)     subject as aforesaid, be of a standard consistent with the requirements of the Contract; and

        (c) where specified or selected by the Contractor, be fit for the purpose expressed in or to be implied from the Contract; and

        unless expressly provided to the contrary in the Contract, all goods, materials and the constituent parts of the Permanent Works (save in respect of any fill or naturally occurring material to be used in the Permanent Works) and all consumables shall be new. Subject to the foregoing requirements concerning the specification of goods, materials and consumables, nothing within this clause or contained elsewhere in the Contract shall deem any design obligation to be subject to a fitness for purpose obligation.

38.     ACCESS AND INSPECTION

38.1 The Contractor shall provide, and where relevant shall procure, access to and reasonable facilities at all places (on or off the Site) where the Works, or any part thereof, are being executed to enable the Engineer and others authorised by him to watch and inspect the Works and to exercise and perform the powers and duties of the Engineer.

39.     COVERING AND UNCOVERING PARTS OF THE WORKS

39.1 The Contractor shall give notice to the Engineer, in sufficient time, which shall in no case be less than 24 hours, to enable the Engineer to carry out an inspection without delaying the progress of the Works, before covering up any part of the Works or putting it out of view.

39.2 The Contractor shall uncover or make openings in any part of the Works as may be instructed at any time during the progress of the Works and shall reinstate the part in accordance with the Contract.

39.3 If, as a result of any instruction pursuant to Clause 39.2, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate, then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate, and provided further that this Clause 39.3 shall not apply if part of the Works to which the instruction related was found not to comply with the Contract or if the instruction resulted from breach of Clause 39.1.

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40.     REMOVAL OF UNSATISFACTORY PARTS OF THE WORKS

40.1    The Engineer may at any time give instructions to the Contractor to:

        (a) remove from the Site, within such time or times specified in the instruction, any part of the Works which, in the opinion of the Engineer, does not comply with the Contract;

        (b) replace such part of the Works with a part which does so comply and to re-execute any part of the Works; and

        (c) remove and replace (notwithstanding any previous test) any work in respect of:

                (i)     materials or workmanship; or

                (ii)    design by the Contractor,

                which does not, in the opinion of the Engineer, comply with the Contract.

41.     TESTING

41.1    (a)     The Works shall be subjected from time to time during the
                execution of the Works to such tests (including the provision of samples and procuring and permitting third party inspections) as are:

                (i)     specified in the Contract; or

                (ii)    instructed or reviewed without objection

                at such places on or off the Site as are specified or instructed or reviewed without objection.

        (b) The Contractor shall propose to the Engineer any test which is not specified in the Contract but which a competent contractor experienced in operations of a similar nature and scope to the Works would regard as appropriate or desirable to demonstrate that the Works comply with the Contract including, without limitation, after any instruction varying the Works has been issued by the Engineer pursuant to Clause 54.1. Any proposal shall be made at a reasonable time in advance of the proposed test, shall specify by whom the test is to be carried out which should, wherever reasonably possible, be the Contractor and if the proposal receives consent the proposed test shall be carried out in accordance with the provisions of this Clause 41.

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41.2    The Contractor shall carry out such tests, and provide such assistance, facilities, labour, equipment and other things for all tests, as are required of the Contractor in accordance with the Contract.

41.3 The Contractor shall comply with the testing procedures set out in the Specification and shall submit to the Engineer for review all documents required by those procedures or otherwise necessary in advance of testing.

41.4 The Contractor shall submit to the Engineer for his information test data as follows:

        (a) at the beginning of each week, or at such other interval as the Engineer may instruct, a written report summarising the outcome of all tests undertaken during the preceding week or interval, identifying the results, certificates and other data relating to the tests which have been archived in accordance with Clause 59 and identifying, in the case of failed tests, the remedial measures being taken and the provisions for re-testing; and

        (b) without delay following the request, any other information relating to tests requested by the Engineer.

41.5 If, in the Engineer's opinion, any of the tests is being unduly delayed or is or has been improperly performed, he may by instruction fix a date by which the Contractor shall make or facilitate the tests or properly perform them. If the Contractor fails to make or facilitate the tests or properly perform them by the date instructed, the Engineer may make the tests or cause them to be made by others at the risk of the Contractor. The Contractor shall be liable to the Employer for all loss and expense incurred in relation thereto.

41.6 If, in the Engineer's opinion, the Works, or any part thereof, fails any test, the Contractor shall submit such proposals and carry out or facilitate such investigations and further or repeat tests as may be instructed and the Contractor shall be liable to the Employer for all loss and expense incurred in relation thereto including the costs of re-testing the works of Project Contractors. The Contractor shall also execute all necessary repairs, replacement and making good.

41.7 If, as a result of any test instructed pursuant to Clause 41.1(a)(ii), the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate, then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or Clause 56 and/or 57, provided that the

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        Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate and provided further that this Clause
        41.7 shall not apply:

        (a) if the test indicates that any part of the Works was not in accordance with the Contract; or

        (b)     to any repeat test carried out in accordance with the Contract.

        COMMENCEMENT, COMPLETION AND DELAY

42.     COMMENCEMENT

42.1 The Contractor shall commence the Works on the Date for Commencement of the Works. The Contractor shall from the Date for Commencement of the Works proceed with the execution of the Works with due diligence and expedition. The Contractor shall not commence the execution of the Works before the Date for Commencement of the Works.

43.     RIGHTS OF ACCESS TO THE SITE

43.1 The Employer shall give to the Contractor, from time to time, access to as much of the Site as may be required to enable the Contractor to execute the Works in accordance with the Works Programme provided that the Employer shall not be required to give access contrary to any limitation identified in the Contract.

43.2 Unless the Contract expressly provides otherwise, the Contractor shall not be entitled to uninterrupted access to or an exclusive right to occupation of the Site or any part thereof.

43.3 The Contractor shall give notice to the Engineer of the access which the Contractor requires to execute the Works. The Contractor shall give such notice in sufficient time for the Employer to arrange for access to be given without delaying the progress of the Works. The Employer shall not in any event be obliged to give access in advance of dates for access identified in the Works Programme.

43.4 If, as a result of any failure or inability to provide or delay in providing access pursuant to Clause 43.1 following a notice in accordance with Clause 43.3, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or 57, provided that the Contractor has

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        complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

44.     TIME FOR COMPLETION

44.1 The Contractor shall substantially complete the Works and any Section and achieve any Stage by the respective Key Dates therefor.

45.     EXTENSION OF TIME

45.1 The Contractor shall give notice to the Engineer as soon as the Contractor can reasonably foresee any event occurring which is liable to cause any delay to substantial completion of the Works or any Section or to the achievement of any Stage. The notice shall in any event be given within 28 (twenty-eight) days after commencement of the event, and shall state the likelihood and probable extent of the delay and specify whether the Contractor considers he is or may become entitled to an extension of time in respect of the effects of the event. If so, the Contractor shall cite the provision of Clause 45.3 which the Contractor considers to be applicable identifying, in the case of Clause 45.3(a), the relevant Clauses.

45.2 The Contractor shall use and continue to use all reasonable endeavours to avoid or reduce the effects of the event on substantial completion of the Works or any Section or the achievement of any Stage and shall as soon as practicable but in any event within 28 (twenty-eight) days of notification pursuant to Clause 45.1 submit by further notice to the
        Engineer:

        (a) full and detailed particulars of the cause, effect and actual extent of the delay to substantial completion of the Works or any Section or to the achievement of any Stage; or

        (b) where an event has a continuing effect or where the Contractor is unable to determine whether the effect of any event will actually cause delay to substantial completion of the Works or any Section or the achievement of any Stage, such that it is not practicable for the Contractor to submit full and detailed particulars pursuant to Clause 45.2(a), a statement to that effect with reasons together with interim written particulars (including details of the likely consequences of the event on progress of the Works and an estimate of the likelihood or likely extent of the delay); the Contractor shall thereafter submit to the Engineer at intervals of not more than 28 (twenty-eight) days, further interim written particulars until the actual delay caused (if any) is ascertainable, whereupon the Contractor shall as soon as practicable but in any event within 28 (twenty-eight) days submit to the Engineer

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                full and detailed particulars of the cause, effect and actual extent of the delay; and, in any event:

        (c) details of the documents that will be maintained to support the claim in accordance with Clause 59; and

        (d) details of the measures which the Contractor has adopted and/or proposes to adopt to avoid or reduce the effects of the event upon substantial completion of the Works or any Section or achievement of any Stage.

45.3 If the event notified by the Contractor pursuant to Clause 45.1 is the subject of a claim for extension of time by reason of:

        (a)     (i)     the issue of an instruction, or the failure or inability
                        to issue or delay in issue of an instruction, pursuant to Clause 2.9;

                (ii) the reversal or variation of an instruction or decision by the Engineer, or the Engineer's Representative, pursuant to Clause 3.5;

                (iii) ambiguities or discrepancies in or between the documents comprising the Contract, pursuant to Clause 7.3;

                (iv) the failure or inability to issue or delay in issue of further or amended Drawings or Specification by the Engineer which was the subject of a notice in accordance with Clause 9.3, pursuant to Clause 9.4;

                (v) the presence of unforeseeable physical conditions or artificial obstructions and measures taken to overcome them and/or instructions issued by the Engineer in respect thereof, pursuant to Clause 15.6;

                (vi) errors in setting out due to incorrect data, pursuant to Clause 19.2;

                (vii) an instruction for the rectification of loss or damage due to Excepted Risks, pursuant to Clause 21.6;

                (viii) delay in obtaining any occupation permit under the Buildings Ordinance or any other Enactment, which is caused by any person other than the Contractor and which is the sole reason preventing the substantial completion of the Works, pursuant to Clause 24.3;

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                (ix)    the activities of Relevant Authorities or Project
                        Contractors, pursuant to Clause 28.9;

                (x) the issue of an instruction, or the failure or inability to issue or delay in issue of an instruction in respect of antiquities, pursuant to Clause 31.4;

                (xi)    the uncovering of acceptable work, pursuant to Clause
                        39.3;

                (xii)   ad hoc successful tests, pursuant to Clause 41.7;

                (xiii)  access constraints, pursuant to Clause 43.4;

                (xiv) an instruction issued by the Engineer for the handing over of the Works or any part thereof, pursuant to Clause 50.4;

                (xv)    suspension of the Works, pursuant to Clause 51.2;

                (xvi) the issue of a variation instruction, pursuant to Clause 54.8;

                (xvii) the instruction of work included as a Provisional Sum, pursuant to Clause 65.4;

                (xviii) making good the destruction or damage to the Permanent
                        Works and/or the Temporary Works by reason of special risks, pursuant to Clause 77.4(b); or

        (b) any other cause of disturbance to the progress of the Works for which the Employer or the Engineer is responsible whether pursuant to or in breach of any provision of the Contract or otherwise including, but not limited to, any act of prevention or delay by the Employer or the Engineer, then the Engineer shall assess and decide whether the Contractor may fairly be entitled to an extension of any of the Key Dates.

45.4 Notwithstanding the powers of the Engineer pursuant to this Clause 45 to assess and decide whether the Contractor is fairly entitled to an extension of time, the Contractor shall not in any circumstance be entitled to an extension of time if and to the extent that, in the Engineer's opinion, the relevant delay is caused directly or indirectly by breach of the Contract or other default of the Contractor, by the Contractor's failure to make the proper time allowance which he is deemed to have made pursuant to Clause 15.2, or by an event which is not expressly described in Clause 45.3. Without prejudice to the

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        generality of the foregoing, the Contractor shall not be entitled to an extension of time if the cause of the delay is:

        (a) non-availability or shortage of Contractor's Equipment, Temporary Works, labour (whether or not imported), utility services or any part of the Permanent Works;

        (b) an increase in the quantity of any item of work except to the extent that the increase is the consequence of a variation instructed pursuant to Clauses 2 or 54;

        (c) any instruction in relation to matters which are the responsibility of the Contractor under the Contract in the absence of the instruction;

        (d) inclement weather conditions adversely affecting the progress of the Works (including without limitation the hoisting of any storm warning or strong wind signal);

        (e) delay in issuing or failure to issue to the Contractor any approval or consent in respect of the Works by any Relevant Authority;

        (f) delay in obtaining any occupation permit under the Buildings Ordinance or any other Enactment referred to in Clause 24.2 (a)
                (ii), which is caused by the Contractor; or

        (g) defective design prepared by or on behalf of the Contractor, whether contained in the Contractor's Drawings or otherwise.

45.5 If, pursuant to Clause 45.3, the Engineer considers that the Contractor may fairly be entitled to an extension of any of the Key Dates, the Engineer shall within 28 (twenty-eight) days, or such further time as may be reasonable in the circumstances of:

        (a) receipt of full and detailed particulars of the cause and actual effect of any delaying factor; or

        (b) where an event has a continuing effect or where the Engineer anticipates a significant delay before the actual effect of an event becomes ascertainable and the Engineer considers an interim extension of time should be granted, receipt of such particulars as in the Engineer's opinion are sufficient for him to decide the interim extension of time,

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        assess, decide, grant and notify the Contractor of the extension. The
        Engineer in assessing and deciding any extension shall take into account all the circumstances known to him at that time, including the effect of any omission of work or substantial decrease in the quantity of work.

45.6 The Engineer may at any time following notification of an event pursuant to Clause 45.1 assess, decide and notify the Contractor whether or not the event constitutes a potential ground upon which an extension of time may be granted pursuant to this Clause 45.

45.7 If the Engineer decides that the Contractor is not entitled to an extension of time, the Engineer shall, as soon as reasonably practicable, notify the Contractor accordingly.

45.8    (a)     Without prejudice to the Engineer's powers pursuant to Clause
                45.5(b), the Contractor shall not be entitled to an extension of time by reason of any delay unless the delay actually affects substantial completion of the Works or any Section or the achievement of any Stage by the relevant Key Date;

        (b) whether or not the Contractor fails to achieve any Milestone by reason of any delay shall not of itself be material to the issue of the Contractor's entitlement to an extension of time; and

        (c) any extension to one Key Date shall not of itself entitle the Contractor to an extension to any other Key Date.

45.9 The Engineer shall within 56 (fifty-six) days of the issue of the Substantial Completion Certificate for the Works review and finally decide and certify the overall extensions of time (if any) to which he considers the Contractor is entitled in respect of the Works, any Section or any Stage. The final review shall not result in a decrease in any extension of time already granted by the Engineer pursuant to Clause
        45.5 or in any period of suspension of liquidated damages for delay assessed and decided pursuant to Clause 48.8(c).

45.10 Any extension of time granted by the Engineer to the Contractor shall, except as provided elsewhere in the Contract, be deemed to be in full compensation and satisfaction for any loss or injury sustained or sustainable by the Contractor in respect of any matter or thing in connection with which the extension shall have been granted and every extension shall exonerate the Contractor from any claim or demand on the part of the Employer for the delay during the period of the extension but not for any delay prior to or continued beyond such period.

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45.11   It shall be a condition precedent to the Contractor being granted extensions of time under this Clause 45 that he complies strictly with the terms of Clauses 45.1 and 45.2.

46.     RATE OF PROGRESS

46.1 If, in the opinion of the Engineer, the progress of the Works is too slow to ensure the achievement of any Stage or the substantial completion of the Works or any Section by the relevant Key Date and the Contractor is not entitled to an extension of time pursuant to Clause 45, the Engineer may notify the Contractor and the Contractor shall forthwith suggest and, subject to consent, take such steps as are necessary to expedite progress.

46.2 If the Engineer considers that the Contractor's suggestions submitted in accordance with Clause 46.1 will not ensure the achievement of any Stage or the substantial completion of the Works or any Section by the relevant Key Date then the Contractor shall take such other steps as the Engineer may instruct. If any step taken by the Contractor involves the Employer in additional costs, the costs shall be assessed and decided by the Engineer and shall be recoverable by the Employer from the Contractor.

47.     RECOVERY OF DELAY AND ACCELERATION OF THE WORKS

47.1 In this Clause 47, the term "Recover Delay" shall mean extinguishing or reducing a delay to the Works, or any part thereof, for which the Contractor would otherwise be entitled to receive an extension of time pursuant to Clause 45 and "Accelerate the Works" shall mean achieving any Stage or substantially completing the Works or any Section, or any parts thereof, earlier than the Key Date specified for such Stage, the Works or the Section.

47.2 If, in the opinion of the Engineer, it might be possible for the Contractor, by taking certain measures, to Recover Delay or Accelerate the Works, the Engineer may notify the Contractor of the nature of such measures and request the Contractor to submit proposals in respect thereof.

47.3 Within 14 (fourteen) days of receipt by the Contractor of a notice and request pursuant to Clause 47.2, the Contractor shall supply to the Engineer his proposals for adopting measures to Recover Delay or Accelerate the Works which shall include, but not necessarily be limited to:

        (a) a description of the measures which the Contractor proposes to adopt;

        (b) an estimate of any saving of time which could be made by the adoption of the measures;

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        (c)     the proposed price for the measures; and

        (d)     any other terms proposed by the Contractor.

47.4 Within 14 (fourteen) days of receipt of any proposals supplied by the Contractor pursuant to Clause 47.3, the Engineer may instruct the Contractor.

        (a) to provide such further information in connection with the proposals as the Engineer may request; and

        (b)     if in his opinion, it is necessary, to submit revised proposals.

47.5 The Engineer may, but shall not be obliged so to do, instruct the Contractor to take any measures agreed between the Engineer and the Contractor to Recover Delay or Accelerate the Works.

47.6 The Engineer may, whether or not the procedure set out in Clauses 47.2 to 47.4 has been followed, instruct the Contractor to take such measures which, in the opinion of the Engineer, it is feasible for the Contractor to take to Recover Delay or Accelerate the Works and the Contractor shall carry out the measures so instructed with due diligence.

47.7 Subject to the terms of any agreement between the Engineer and the Contractor pursuant to this Clause 47, if by adopting measures instructed to Recover Delay or Accelerate the Works, the Contractor does not extinguish delays, despite exercising due diligence, for which he would have been entitled to an extension of time in the absence of the measures, the Contractor shall nevertheless be granted an extension of time of the duration of the unextinguished delay.

47.8 The price to be paid for the measures instructed by the Engineer to Recover Delay or Accelerate the Works, if the price is not agreed between the Engineer and the Contractor, shall be assessed and decided by the Engineer.

48.     LIQUIDATED DAMAGES FOR DELAY

48.1 The obligations to achieve any Stage and to substantially complete the Works and any Section by the relevant Key Dates are separate obligations of the Contractor.

48.2 Appendix 1 to the Form of Tender attributes to each Key Date a sum which represents or is less than the Employer's genuine pre-estimate (at a daily rate) of the damages likely to be suffered by the Employer if the Works are not, or any Section is not, substantially complete, or any Stage is not achieved by the

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        relevant Key Date. The sum shall constitute liquidated damages and not a penalty.

48.3 The Contractor acknowledges that the liquidated damages have been estimated by the Employer on the basis of damages likely to be suffered as a result of failure to meet any relevant Key Date irrespective of and independently from any damages which are likely to be suffered as a result of failure to meet any other Key Date. Liquidated damages attributed to separate Key Dates may, therefore, run concurrently.

48.4 If the Contractor does not achieve any Stage or substantially complete the Works or any Section by the relevant Key Date the Contractor shall pay or allow to the Employer liquidated damages calculated using the rates referred to in Clause 48.2 (as reduced by any certificate issued pursuant to Clause 48.5) until the date when the Works are or the
        Section is substantially completed or the Stage is achieved.

48.5    In the event that:

        (a) a Substantial Completion Certificate is issued in respect of any part of the Works (such part not being a Section) before the substantial completion of the Works; or

        (b) a Substantial Completion Certificate is issued in respect of any part of a Section before the substantial completion of the whole of the Section; or

        (c) a Stage Certificate is issued in respect of any part of a Stage before the achievement of the whole of the Stage,

        the rate of liquidated damages specified in Appendix 1 to the Form of Tender in respect of the Works, the Section or Stage, as the case may be (or any rate previously calculated in accordance with this Clause 48.5) shall be reduced by the proportion which the value of the part completed or achieved bears to the value of the Works, the Section or the Stage (or the remainder thereof) as appropriate, as the same is assessed by the Engineer. The Engineer shall issue a certificate to the Contractor identifying the reduced rate of liquidated damages which shall be payable by the Contractor in the event that the remainder of the Works or the Section is not substantially completed or the remainder of the Stage is not achieved, by the relevant Key Date.

48.6 The total amount of liquidated damages for delay in respect of the Works, any Section and any Stage shall be limited in aggregate to the sum identified as such limit in Appendix 1 to the Form of Tender.

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48.7    The Employer may:

        (a) deduct and retain the amount of any liquidated damages becoming due pursuant to this Clause 48 from any sum due or which becomes due to the Contractor; or

        (b) require the Contractor to pay such amount to the Employer forthwith,

        provided that if upon any subsequent review the Engineer:

        (c) grants a relevant extension or further extension of time or issues a suspension notice pursuant to Clause 48.8(c), the Employer shall no longer be entitled to liquidated damages in respect of the period of such extension or suspension; or

        (d) issues a certificate pursuant to Clause 48.5 reducing the rate of the liquidated damages, the Employer shall no longer be entitled to liquidated damages at the previous rate for any period after the date on which the reduced rate became applicable, any sum in respect of any of the said periods in excess of the Employer's entitlement which may already have been recovered pursuant to this Clause 48 shall be reimbursed forthwith to the Contractor together with interest at the Contract Rate of Interest from the date on which the sum was recovered from the Contractor.

48.8 Without prejudice to Clause 45, if an event as described in Clause 45.3 should occur after liquidated damages have become payable in respect of the Works, any Section or any Stage:

        (a) the Contractor shall as soon as reasonably practicable so notify the Engineer and shall provide such particulars and details of the type described in Clause 45.2 as may be requested;

        (b) the Contractor shall use and continue to use his reasonable endeavours to avoid or reduce delay to the Works, any Section or any Stage;

        (c) if, in the Engineer's opinion, the event has resulted in further delay to the Works, any Section or any Stage, the Engineer shall so notify the Contractor and the Employer's entitlement to liquidated damages in respect of the Works, the Section or the Stage shall be suspended for the period from commencement of the further delay (the date of which shall be assessed by the Engineer and stated in the said notice) until the further delay has either come to an end or, as the case may be,

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                should have come to an end had the Contractor used his
                reasonable endeavours (the date of which shall be assessed by the Engineer and stated in a notice to be issued to the Contractor as soon as reasonably practicable thereafter);

        (d) any such suspension shall not invalidate any entitlement to liquidated damages before the period of further delay started to run or after it ceases; and

        (e) the Engineer may take the steps described in Clause 48.8(c) notwithstanding the absence of any or any timely notification from the Contractor pursuant to Clause 48.8(a).

48.9 The payment of any liquidated damages pursuant to this Clause 48 shall not relieve the Contractor of any obligation or liability (including, without limitation, to complete the Works) save in relation to the payment of damages for delay in substantially completing the Works or any Section or achieving any Stage.

        SUBSTANTIAL COMPLETION, STAGE AND HANDING OVER CERTIFICATES

49.     SUBSTANTIAL COMPLETION AND STAGE CERTIFICATES

49.1 When the Contractor considers that the Works have been substantially completed, including, without limitation:

        (a)     the passing of the tests prescribed by the Contract (if any);
                and

        (b) the provision to the Engineer of the documents required by the Contract to be provided prior to substantial completion,

        he may give notice to that effect to the Engineer together with:

        (i) a list of the items of work that, in the Contractor's opinion, are outstanding; and

        (ii) an undertaking to finish those items referred to in sub-paragraph (i) above and all other outstanding works, during the relevant Defects Liability Period,

        in a form acceptable to the Engineer.

49.2 The Engineer shall within 21 (twenty one) days of the date of delivery of the notice, list and undertaking in accordance with Clause 49.1, either:

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        (a)     issue to the Contractor the Substantial Completion Certificate
                stating the date on which in his opinion the Works were substantially completed in accordance with the Contract; or

        (b) issue instructions to the Contractor specifying the items of work which in the Engineer's opinion need to be executed before the Substantial Completion Certificate may be issued, in which event the Contractor shall be entitled to receive the Substantial Completion Certificate within 21 (twenty-one) days of completion to the satisfaction of the Engineer of the items of work specified by the instructions, provided that if at any time after the instructions but before the issue of the Substantial Completion Certificate, the Engineer discovers other items of work which in his opinion need to be executed before the issue of the Substantial Completion Certificate, he may issue further instructions pursuant to this Clause 49.2(b).

49.3 Following the same procedure as that described in Clause 49.1 for the Works, the Contractor may request, and the Engineer may issue, a Substantial Completion Certificate for any Section, provided that the references to tests and to documents in Clause 49.1 shall be deemed to be references to any test prescribed by the Contract to be completed and any document required by the Contract to be supplied, prior to substantial completion of the Section.

49.4 Following the same procedure as that described in Clause 49.1 for the Works, the Contractor may request, and the Engineer may issue, a Stage Certificate, when any Stage has been achieved, provided that for any Stage, the references to tests and to documents in Clause 49.1 shall be deemed to be references to any test prescribed by the Contract to be completed and any document required by the Contract to be supplied prior to achievement of the Stage, and the undertaking to finish outstanding items of work shall be to do so as soon as is practicable, but within no more than 42 (forty-two) days from the date of issue of the Stage Certificate.

49.5 If, in the Engineer's opinion, the Works have been or any Section or any other part of the Works has been substantially completed he may issue a Substantial Completion Certificate in respect of the Works, the Section or the other part of the Works and upon the issue of the certificate, the Contractor shall be deemed to have undertaken to complete all outstanding items of work during the relevant Defects Liability Period by dates to be instructed.

49.6 If, in the Engineer's opinion, any Stage or any part of any Stage has been achieved or achieved subject to certain outstanding items (including, without limitation, tests) he may issue a Stage Certificate in respect of the Stage or the part of the Stage and upon the issue of the certificate, the Contractor shall be

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        deemed to have undertaken to complete all outstanding items of work by dates to be instructed.

49.7 Achievement of any Stage shall not of itself constitute completion or substantial completion of any Section or any other part of the Works for the purposes of Clauses 49.3 and 49.5.

50.     HANDING OVER CERTIFICATES

50.1 In the event that the Employer wishes to use the Works, or any part thereof or any Section, prior to the issue of the Substantial Completion Certificate for the Works or the issue of a Substantial Completion Certificate for any part or any Section, the Engineer may instruct the Contractor to allow the Employer to make use of the Works or the part or Section referred to in the instruction and to take such steps as may be necessary to allow such use and the Contractor shall take such steps and allow the Employer to have the use of the Works or such part or Section provided always that the execution of works by Relevant Authorities or Project Contractors, or the provision of access thereto over the Site or the Works, or any part thereof, shall not amount to use of the Works or any part thereof by the Employer for the purposes of this provision.

50.2 At the time that the Employer's use commences pursuant to Clause 50.1, the Engineer shall issue a Handing Over Certificate to the Contractor and the Employer which shall contain details of the part of the Works to be used by the Employer and the works which, in the opinion of the Engineer, are required to be executed by the Contractor before the Engineer will be able to issue the Substantial Completion Certificate in respect of the Works, or the Section, or if appropriate, the part of the Works. The Employer and the Contractor shall notify the Engineer within 7 (seven) days of receipt of any Handing Over Certificate if they disagree with any details contained therein.

50.3 Without prejudice to any other provision of the Contract including, without limitation, the Contractor's obligations pursuant to Clauses 21.2, 44.1 and 52, the Employer shall assume responsibility for the care of the Works or any part or Section in respect of which a Handing Over Certificate is issued by the Engineer in accordance with Clause 50.2, 28 (twenty eight) days after the date of issue of any such certificate.

50.4 If, in compliance with any instruction issued pursuant to Clause 50.1, the Contractor is prevented from achieving any Stage, or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or 57, provided that the Contractor has

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        complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

        SUSPENSION

51.     SUSPENSION

51.1 The Contractor shall, on the Engineer's instruction, suspend the execution of the Works, any Section or any other part of the Works for such time or times and in such manner as the Engineer may consider necessary. During the suspension, the Contractor shall properly protect and secure the Works or the Section or other part of the Works which is subject to that instruction.

51.2 If, as a result of compliance with an instruction pursuant to Clause 51.1, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate then, if the Contractor claims additional time and/or payment therefor, the Engineer shall, except to the extent that the suspension is:

        (a)     instructed pursuant to Clause 51.3;

        (b) necessary by reason of weather conditions affecting the safety or quality of the Works; or

        (c) necessary for the proper execution or for the safety of the Works,

        give a decision pursuant to Clause 45 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

51.3 The Engineer may issue instructions to suspend the Works, any Section or any other part of the Works if, in the Engineer's opinion, the Contractor is in breach of any of his obligations.

51.4 If, when an instruction has been given pursuant to Clause 51.1, there has not been an instruction to resume work within a period of 3 (three) months from the date of the instruction to suspend work, then the Contractor may, unless the suspension is otherwise provided for in the Contract or continues to be necessary by reason of some breach of the Contract or other default on the part of the Contractor, serve a notice on the Engineer requesting him, within 28 (twenty-eight) days from the receipt of the notice, to issue an instruction to resume work. If within the said 28 (twenty-eight) days the Engineer does not issue the instruction or give notice that, in his opinion, the suspension continues to be necessary by reason of some breach or default as aforesaid,

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        the Contractor, by a further notice, may elect to treat the suspension, where it affects part only of the Works, as an omission of the part pursuant to Clause 54 or, where it affects the Works, as a termination of the Contract by the Employer which shall be deemed to have occurred pursuant to the proviso to Clause 77.1 and in such event, Clauses 77.2 to 77.4 shall apply.

        OUTSTANDING WORK AND DEFECTS

52.     OUTSTANDING WORK

52.1 The Contractor shall execute any outstanding work relating to the Works, any Section or any other part of the Works, as the case may be, and shall deliver up to the Employer the Works, any Section or any other part of the Works to which the work outstanding relates, in the condition required by the Contract (fair wear and tear excepted) as soon as practicable after the issuance of the relevant Substantial Completion Certificate in respect thereof and in any event prior to the expiry of the relevant Defects Liability Period.

52.2 If the outstanding work is of such a character as may affect the validity of the results of any of the tests required by the Contract, the Engineer may within 1 (one) month of the completion of outstanding work instruct the Contractor to repeat such tests in which case the tests shall be carried out as provided in Clause 41.

52.3 Where the execution of any outstanding work by the Contractor could interfere with work by Project Contractors, with the use of the Project or the Works or any part thereof, or any Section by the Employer, the Contractor shall execute the outstanding work in the manner and at or by the times instructed by the Engineer so as to avoid or, if it cannot be avoided, minimise interference.

53. WORK OF REPAIR AND ADDITIONAL WORK DURING THE DEFECTS LIABILITY PERIOD AND INVESTIGATING DEFECTS

53.1 The Contractor shall as soon as practicable after the expiry of the relevant Defects Liability Period, deliver up the Works, any Section or any part of the Works to the Employer in the condition required by the Contract (fair wear and tear excepted). The Contractor shall, in accordance with any instruction issued during any Defects Liability Period or within 14 (fourteen) days after its expiration:

        (a) execute maintenance work including any work of redesign, replacement, repair, rectification and making good any defect, imperfection settlement or other fault (whether intermittent or otherwise) identified during the Defects Liability Period. The work

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                shall be executed within such period as instructed, or in the absence of such instruction, as soon as is practicable; and

        (b) execute any other work in connection with the Permanent Works, not referred to in the Drawings and/or the Specification, including the supply of goods and materials which, in the Engineer's opinion, it is reasonable for the Contractor to so supply.

53.2 At any time prior to the issuance of the Defects Liability Certificate, the Contractor shall, if instructed by the Engineer, investigate the cause of any defect, imperfection or fault under the directions of the Engineer.

53.3 If, in the Engineer's opinion, the defect, imperfection or fault investigated pursuant to Clause 53.2 or the work executed pursuant to Clause 53.1(a) is not the result of any breach of the Contract or other default on the part of the Contractor then, if the Contractor claims additional payment therefor, the Engineer shall give a decision pursuant to Clause 57.

53.4 In relation to any work executed pursuant to Clause 53.1(b), the Engineer shall give a decision pursuant to Clause 57, which, notwithstanding the definition of Cost contained in Clause 1.1, shall include a reasonable allowance for profit by the Contractor.

53.5 Where any work is carried out pursuant to Clause 53.1(a) and is not work to which Clause 53.3 applies, then the terms of this Clause 53 shall apply to the work for the extended Defects Liability Period and similarly to outstanding work executed pursuant to Clause 52.1.

53.6 If the work carried out by the Contractor in accordance with Clause 53.1(a) is such that it may affect the validity of any of the tests required by the Contract, the Engineer may instruct, within 28 (twenty-eight) days after completion of the work, that the tests be repeated to the extent necessary. The tests shall be carried out in accordance with Clause 41 and the maintenance work shall not be considered as completed until satisfactory completion of the repeat tests.

53.7 Within 14 (fourteen) days of completion of the maintenance work in accordance with Clause 53.1 (a), the Contractor shall, where applicable, submit to the Engineer for review appropriate revisions to the documents referred to in Clause 49.1.

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        VARIATIONS AND OPTIONS

54.     VARIATIONS

54.1 The Engineer may instruct any variation to the Works that is in his opinion desirable in connection with the Works or the Project. The variation may include, but shall not be limited to:

        (a) additions, omissions, substitutions, alterations, changes in quality, form, character, kind, position, dimension, level or line;

        (b) changes to any sequence, method or timing of construction specified in the Contract other than changes in programming requirements necessary for the Contractor to comply with his obligations apart from this Clause 54.1(b); and

        (c)     changes to access to the Site.

54.2 The Contractor may propose any variation to the Engineer which he considers may have financial, timing, quality or interface/co-ordination benefits for the Employer. The proposal shall, in detail, describe the proposed variation and identify the benefits to be obtained and all other financial, timing, quality or interface/co-ordination effects of the proposed variation upon the Works. If the Engineer accepts the proposal (which he shall be under no obligation to do) he shall instruct the variation pursuant to this Clause 54.2 within 14 (fourteen) days of receipt of the proposal.

54.3 The Engineer may give details to the Contractor of any proposed variation which he is considering and request the Contractor to submit an estimate providing details of the financial, timing, quality and interface/co-ordination effects of the proposed variation upon the Works. The Contractor shall submit the estimate, which shall be based on the rates and prices contained in the Pricing Document, within 14 (fourteen) days of receipt of the request and if the Engineer accepts the estimate (which he shall be under no obligation to do) he shall so notify the Contractor and instruct the variation pursuant to this Clause
        54.3 within 14 (fourteen) days of receipt of the estimate. If the Engineer does not accept the estimate he may nevertheless instruct the variation at any time thereafter pursuant to Clause 54.1.

54.4 The Contractor shall, in respect of any variation ordered pursuant to Clause 54.1, amend any Contractor's Drawings affected by such variation and shall submit such amendments to the Engineer for review.

54.5 No variation shall be made by the Contractor without an instruction by the Engineer.

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54.6    No variation instructed pursuant to this Clause 54 shall in any way vitiate or invalidate the Contract, which shall continue to apply to the Works as varied, but the value (if any) of all variations shall be taken into account by the Engineer in assessing and deciding revisions to the Cost Centre Values in accordance with Clause 56 or in valuing the variation as dayworks pursuant to Clause 55.

54.7 The Employer may procure that work omitted as a variation to the Works by instruction pursuant to Clause 54.1, be executed by another contractor provided always that:

        (a) upon such omitted work being let to another contractor, the Engineer shall assess and decide a fair amount in respect of the profit reasonably anticipated by the Contractor in respect of such omitted work as at the time of issue of the relevant instruction and shall make such revision to the relevant Cost Centre Value, as may be appropriate, pursuant to Clause 56 and/or to the then current total of the Cost Centre Values and other amounts previously decided to be due; and

        (b) if the effect of the omission of such work would be to reduce an extension of time to which the Contractor would otherwise have been entitled had no such variation been instructed, the Engineer shall take the effect of the omission into account and, subject to the provisions of Clause 45, grant such extension of time (if any) so as to put the Contractor in no better and no worse position than if the said variation had not been instructed.

54.8 If, in compliance with an instruction pursuant to Clause 54.1, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or becomes entitled to an extension of time pursuant to Clause 54.7(b) or incurs Cost which the Contractor did not and had no reason to anticipate and is not recoverable pursuant to Clauses 55 or 56 then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

55.     DAYWORK

55.1 The Engineer may instruct that any work to be executed as a result of an instruction given pursuant to Clauses 54.1 or 65.1(b) shall be executed on a daywork basis under the conditions and valued at the rates set out in the Pricing Document. Unless the work instructed is required to commence

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        immediately, the Contractor shall give the Engineer notice before starting the work.

55.2 The Contractor shall furnish to the Engineer such receipts or other vouchers as may be necessary to prove the amounts paid by the Contractor in executing the work and before ordering work shall submit to the Engineer quotations for the same for review.

55.3 In respect of all work executed on a daywork basis the Contractor shall, during the continuance of such work, deliver each day to the Engineer a list of the names and occupations of and time worked by all workmen employed on such work and a statement showing the descriptions and quantities of all work executed the previous day. One copy of each list and statement shall, if correct or when agreed, be signed by or on behalf of the Engineer and returned to the Contractor.

55.4 At the end of each month, the Contractor shall deliver to the Engineer a detailed priced statement of the work executed (separately identifying labour and things supplied) and the Contractor shall not be entitled to any payment unless the lists and statements required in accordance with this Clause 55 have been fully and punctually rendered. Provided always that if the Engineer shall consider that for any reason the sending of such list or statement by the Contractor in accordance with the foregoing provisions was impracticable, he shall nevertheless be entitled to authorise payment for such work either under the conditions set out in the Pricing Document (on being satisfied as to the details of the work executed) or at such value therefor as he shall consider fair and reasonable.

55A.    OPTIONS

55A.1 The Engineer may, at any time within the relevant period from the Date for Commencement of the Works referred to in the Specification, exercise any Option by instructing the Contractor to execute the work comprised therein, as such work is described in the Specification.

55A.2 If the Engineer exercises any Option in accordance with Clause 55A.1, the Contractor shall carry out the work comprised therein subject to and in accordance with the Contract as if it had at all times formed part of the Works and any provision of the Contract which is stated as being conditional upon the exercise of the Option shall apply.

55A.3 The Contractor shall not be entitled to receive any extension of time for completion of the Works or any Section thereof or for the achievement of any Stage pursuant to Clause 45 by reason of the exercise of any Option by the Engineer, or the exercise of all Options, in accordance with Clause 55A.1

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        or to receive any further or additional payment, whether pursuant to
        Clause 56 or 57, beyond the payment referred to in the Pricing Document in respect of such Option or Options.

55A.4 If the Engineer does not exercise any Option pursuant to Clause 55A.1, such Option shall not form part of the Works and the Contractor shall not be entitled to any payment for or in connection with such Option.

        VALUATION

56.     VALUATION

56.1 Subject to Clause 58, the Engineer shall assess and decide the sum which, in his opinion, is due to the Contractor as a result of:

        (a)     an instruction pursuant to Clauses 54.1 or 65.1(a); or

        (b) matters claimed by reason of the following, insofar as, in the Engineer's opinion, some or all of the claim relates to work equivalent to a variation as described in Clause 54.1:

                (i) the issue of an instruction, or the failure or inability to issue or delay in issue of an instruction, pursuant to Clause 2.9;

                (ii) ambiguities or discrepancies in or between the documents comprising the Contract, pursuant to Clause 7.3;

                (iii) the presence of unforeseeable physical conditions or artificial obstructions and measures taken to overcome them and/or instructions issued by the Engineer in respect thereof, pursuant to Clause 15.6;

                (iv) errors in setting out due to incorrect data, pursuant to Clause 19.2;

                (v) an instruction for rectification of loss or damage due to Excepted Risks, pursuant to Clause 21.6;

                (vi) the issue of an instruction, or the failure or inability to issue or delay in issue of an instruction in respect of antiquities, pursuant to Clause 31.4;

                (vii)   ad hoc successful tests, pursuant to Clause 41.7; or

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                (viii)  making good the destruction or damage to the Permanent
                        Works and/or the Temporary Works by reason of special risks, pursuant to Clause 77.4(b).

56.2 The Engineer's assessment and decision pursuant to Clause 56.1 shall be made as follows:

        (a) where work added or omitted is, in the Engineer's opinion, of similar character and executed under similar conditions to work for which there is a rate or price in the Pricing Document, it shall be valued at that rate or price; or

        (b) where work added or omitted is, in the Engineer's opinion, not of a similar character or is not executed under similar conditions, it shall be valued at a rate or price based on any of the rates or prices contained in the Pricing Document so far as may be reasonable, failing which a fair valuation shall be made; and

        (c) if the nature or extent of the work added or omitted relative to the nature or extent of the Works or any part thereof shall be such that, in the Engineer's opinion, any rate or price contained in the Pricing Document for any other work is by reason of such variation rendered unreasonable or inapplicable, then a new rate or price shall be agreed between the Engineer and Contractor for that work, using the rates and prices contained in the Pricing Document as the basis for decision; or

        (d) if the Engineer and the Contractor fail to reach agreement on any rate or price pursuant to Clause 56.2(c), the Engineer shall assess and decide a rate or price and shall notify the Contractor accordingly, and following such a decision the Engineer shall make, pursuant to Clause 66, revisions (if any and if appropriate) to the relevant Cost Centre Value and/or the Schedule of Milestones and/or the Interim Payment Schedule and shall notify the Contractor accordingly.

56.3 Insofar as, in the Engineer's opinion, any balance of the Contractor's claim pursuant to the provisions referred to in Clause 56.1(a) or (b) relates to disturbance to the progress of the Works or any part thereof, he shall assess and decide the balance pursuant to Clause 57.

56.4 In respect of any instruction pursuant to Clauses 54.2, 54.3 or 65.2, the amount due to the Contractor shall be the amount accepted by the Engineer pursuant to those clauses and the Engineer shall make, pursuant to Clause 66, revisions (if any and if appropriate) to the relevant Cost Centre Value and/or

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        the Schedule of Milestones and/or the Interim Payment Schedule and shall notify the Contractor accordingly.

56.5 The Contractor shall not be entitled to any payment pursuant to this Clause 56 to the extent, in the Engineer's opinion, connected with:

        (a) any breach of the Contract or other default on the part of the Contractor;

        (b) any instruction in relation to matters which, in the Engineer's opinion, are the responsibility of the Contractor in the absence of the instruction; or

        (c) failure by the Contractor to make the proper allowance in the Tender Total and the rates and prices in the Pricing Document which he is deemed to have made pursuant to Clause 15.2.

56.6 The Contractor shall supply all information and documents requested by the Engineer to facilitate the performance of the Engineer's duties under this Clause 56 including, without limitation, details or further details of:

        (a)     the rates and prices in the Pricing Document; and/or

        (b)     amounts claimed by relevant subcontractors

        and the details or further details shall include a make-up of the relevant rate, price or amount to identify allowance for labour, Permanent Works, Contractor's Equipment, Temporary Works and other types of expenditure and any mark-up for inflation, overheads and profit (if any).

57.     COST AND DISTURBANCE TO THE PROGRESS OF THE WORKS

57.1 If, in the Engineer's opinion, the Contractor has incurred or is likely to incur Cost for which the Contractor would not be reimbursed by a payment made pursuant to any other provision in the Contract and a claim is made by reason of:

        (i) the issue of instruction, or the failure or inability to issue or delay in issue of an instruction, pursuant to Clause 2.9;

        (ii) the reversal or variation of an instruction or decision by the Engineer, or the Engineer's Representative, pursuant to Clause 3.5;

        (iii) ambiguities or discrepancies in or between the documents comprising the Contract, pursuant to Clause 7.3;

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        (iv)    the failure or inability to issue or delay in issue of further or amended Drawings or Specification by the Engineer which was the subject of a notice in accordance with Clause 9.3, pursuant to Clause 9.4;

        (v) the presence of unforeseeable physical conditions or artificial obstructions and measures taken to overcome them and/or instructions issued by the Engineer in respect thereof, pursuant to Clause 15.6;

        (vi)    errors in setting out due to incorrect data, pursuant to Clause
                19.2;

        (vii) an instruction for the rectification of loss or damage due to Excepted Risks, pursuant to Clause 21.6;

        (viii) delay in obtaining any occupation permit under the Buildings Ordinance or any other Enactment, which is caused by any person other than the Contractor and which is the sole reason preventing the substantial completion of the Works, pursuant to Clause 24.3;

        (ix) the activities of Relevant Authorities or Project Contractors, pursuant to Clause 28.9;

        (x) the issue of an instruction, or the failure or inability to issue or delay in issue of an instruction in respect of antiquities, pursuant to Clause 31.4;

        (xi)    the uncovering of acceptable work, pursuant to Clause 39.3;

        (xii)   ad hoc successful tests, pursuant to Clause 41.7;

        (xiii)  access constraints, pursuant to Clause 43.4;

        (xiv) an instruction issued by the Engineer for the handing over of the Works, or any part thereof, pursuant to Clause 50.4;

        (xv)    suspension of the Works, pursuant to Clause 51.2;

        (xvi) the investigation of any defect, imperfection or fault or the execution of maintenance work not the result of any breach or default by the Contractor in accordance with Clause 53.1(a), pursuant to Clause 53.3;

        (xvii) the execution of work not included in the Drawings and/or the Specification in accordance with Clause 53.1(b), pursuant to Clause 53.4;

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        (xviii) the issue of a variation instruction, pursuant to Clause 54.8;

        (xix) the instruction of work included as a Provisional Sum, pursuant to Clause 65.4; or

        (xx) making good the destruction or damage to the Permanent Works and/or the Temporary Works by reason of special risks, pursuant to Clause 77.4(b),

        then, subject to Clause 58, the Engineer shall as soon as reasonably practicable assess the sum in respect of the Cost incurred and give a decision of the sum to the Contractor.

57.2 The Contractor shall not be entitled to any payment pursuant to this Clause 57 due, in the Engineer's opinion, to:

        (a) any breach of the Contract or other default on the part of the Contractor;

        (b) any instruction in relation to matters which, in the Engineer's opinion, are the responsibility of the Contractor in the absence of such instruction; or

        (c) failure by the Contractor to make the proper allowance in the Tender Total and the rates and prices in the Pricing Document which he is deemed to have made pursuant to Clause 15.2.

58.     NOTICE OF CLAIMS FOR ADDITIONAL PAYMENT

58.1    (a)     Notwithstanding any other provision of the Contract, but subject to Clause 58.1(b), if the Contractor at any time intends to claim payment additional to the then current total of the Cost
                Centre Values and other amounts previously decided to be due, or damages under or for breach of or otherwise in connection with the Contract he shall give notice to the Engineer of his intention within 21 (twenty-one) days after the event giving rise to the claim became, or ought reasonably to have become, apparent to the Contractor.

        (b) The Contractor shall be entitled to payment following the issuance of instructions pursuant to Clauses 47.6, 54.1 and 65.1 in which it is expressly stated that they will be subject to valuation in accordance with the Engineer's decisions as to the value thereof pursuant to Clauses 47.8, 56.1 or 65.1, as the case may be, without being required to give notice in accordance with Clause 58.1(a), but if the Contractor seeks payment in excess of the value so decided or any other payment

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                in respect of the said instructions or in respect of
                instructions in which it is not expressly stated that they will be subject to valuation, notice in accordance with Clause 58.1(a) shall be required. In addition, no notice shall be required in respect of any price to be assessed by the Engineer pursuant to Clause 47.8 or any amount accepted by the Engineer pursuant to Clauses 54.2, 54.3 or 65.2.

58.2 Within 28 (twenty-eight) days, or such other reasonable time as may be permitted by the Engineer, after the date of a Contractor's notice pursuant to Clause 58.1, the Contractor shall send to the Engineer detailed particulars of the amount claimed and the grounds and/or contractual provisions upon which the claim is based, together with the documents which support the claim. Where the event giving rise to the claim has a continuing effect, the account shall be considered an interim account and the Contractor shall, at such intervals as the Engineer may reasonably instruct, send further interim accounts giving the current amount of the claim and specifying any further ground or evidence in support of the claim. The Engineer may, if in his opinion he has sufficient information for the purpose, give an interim decision. The Contractor shall, within 28 (twenty-eight) days of the continuing effect coming to an end, submit final particulars.

58.3 Unless otherwise expressly provided in the Contract, the Contractor shall not be entitled to any decision or to any revision of Cost Centre Values or to any payment, damages or other relief in respect of the event giving rise to his claim unless he shall have first complied with the terms of this Clause 58 and in default of compliance, the Contractor shall not be entitled to receive any such payment, damages or other relief, to which he might have become entitled either under the Contract or as a result of any breach of the Contract by the Employer, and the Contractor shall be deemed to have waived all his rights and entitlements in respect thereof.

59.     MAINTENANCE OF RECORDS

59.1 The Contractor shall establish at the Site, and may establish at other places which have been reviewed without objection, records offices containing an archive of all documents in connection with and arising out of the Contract and a complete record of all transactions (with copies of all relevant documents) entered into by the Contractor in connection with the Contract. Such offices and the archive shall, in accordance with the Specification, be established and maintained by the Contractor subject to any take-over of the archive by the Employer in accordance with the Contract.

59.2 If the Contractor serves a notice pursuant to Clauses 45.1 or 58.1 or if an event occurs in respect of which the Contractor may subsequently make a financial claim, the Contractor shall keep such contemporary records as may

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        reasonably be necessary to support any claim he may subsequently wish to make.

59.3 Without admitting the Employer's liability, the Engineer may instruct the Contractor to keep such further contemporary records as he reasonably considers desirable or material to any claim of which notice pursuant to Clauses 45.1 or 58.1 has been given.

59.4 To the extent that the records of the Contractor are to be created and/or maintained on a computer or other electronic storage device, the Contractor shall submit to the Engineer for review a procedure for back-up and storage at other locations of copies of the records and shall adhere, and shall cause his subcontractors of any tier to adhere, to the agreed procedures and to demonstrate compliance with the agreed procedure as and when requested by the Engineer.

59.5 The Contractor shall, at all reasonable times, either before or after the issue of the Final Certificate, allow the Engineer and any representative of the Employer, access to the records offices and the archive established by the Contractor pursuant to Clause 59.1 and procure such access to the records offices of any sub contractor (including, without limitation, any consultant engaged by the Contractor), to inspect and take copies of, at the cost of the Employer, any document relating to the Works or the Project including, without limitation, any documents relating to the breakdown, calculation or analysis of the Tender.

59.6 Without prejudice to any other provision of the Contract, including, without limitation, Clause 5, the Contractor shall ensure that any sub contract entered into by the Contractor shall contain such provisions which enable the Contractor to comply with the provisions of this Clause 59.

        PROPERTY IN THE PERMANENT WORKS, TEMPORARY WORKS AND CONTRACTOR'S EQUIPMENT

60.     VESTING OF CONTRACTOR'S EQUIPMENT AND TEMPORARY WORKS

60.1 Contractor's Equipment (excluding, for the purposes of this Clause 60.1 only, marine vessels), Temporary Works and consumables which are owned by the Contractor shall, on delivery to the Site become the property of the Employer.

60.2 Contractor's Equipment, Temporary Works and consumables shall not be removed from the Site or taken out of use for the Works without prior consent.

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60.3    Upon the substantial completion of the Works or the taking out of use or removal as aforesaid or pursuant to Clause 77.2, the Contractor's Equipment, Temporary Works and surplus consumables which have vested in the Employer shall re-vest in the Contractor.

61.     VESTING OF PERMANENT WORKS

61.1    Any part of the Permanent Works:

        (a)     which is delivered to the Site shall:

                (i) become the property of the Employer (unless property in the part has already passed to the Employer pursuant to Clause 61.1(b)); and

                (ii)    not be removed from the Site without prior consent;

        (b) which is manufactured or obtained off-Site shall become the property of the Employer upon property in the part vesting in the Contractor or otherwise passing unconditionally to the Contractor or his agent or nominee and the Contractor shall, and shall procure that any of his subcontractors supplying any part of the Permanent Works to the Contractor shall:

                (i) upon property in the part vesting in the Contractor, provide to the Engineer such documentary or other evidence thereof as may be appropriate or as the Engineer may request;

                (ii) upon the part being substantially ready for delivery to the Site, suitably mark or otherwise plainly identify it so as to show that its destination is the Site, that it is the property of the Employer and (where it is not stored at the premises of the Contractor) to whose order it is held, and set aside and store the part so marked or identified to the satisfaction of the Engineer;

                (iii) send to the Engineer a schedule listing and giving the value of every part so marked, identified, set aside and stored and inviting him to inspect them; and

                (iv) if so instructed by the Engineer, provide to the Engineer an opinion in writing by an established and qualified lawyer in the country where the part is situated that the actions taken by the Contractor are sufficient to show an intention to vest the property in it in the Employer and to protect it against seizure

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                        by a third party (including any liquidator, receiver or
                        similar officer of the Contractor),

                provided that the operation of this Clause 61 shall not be deemed to imply any acceptance of any part of the Permanent Works or prevent its rejection by the Engineer at any time.

61.2 The parts of the Permanent Works referred to in Clause 61.1(b) shall be in the possession of the Contractor or his subcontractors for the sole purpose of delivering them to the Employer for the execution of the Works and shall not be within the ownership, control or disposition of the Contractor or his subcontractors and save only as stated in Clause 21, the Contractor shall be responsible for any loss or damage to such parts and for the expense involved in storing, handling and transporting the same.

61.3 The Contractor shall ensure that there shall be no lien whether in equity, common law or otherwise on any part of the Permanent Works which has vested in the Employer pursuant to Clause 61.1 for any sum due to the Contractor, his subcontractors or any other person and the Contractor shall ensure that the title of the Employer and the exclusion of any lien are brought to the notice of his subcontractors and other persons dealing with or transporting any part.

61.4 If the Contract or the Contractor's employment thereunder is terminated before the substantial completion of the Works, the Contractor shall deliver to the Employer any part of the Permanent Works owned by the Employer by virtue of Clause 61.1, and if the Contractor shall fail to do so the Employer may enter any premises of the Contractor, and the Contractor shall procure that the Employer may enter any premises of any of his subcontractors, to remove the part and the Employer may recover the cost of so doing from the Contractor.

62.     USE OF CONTRACTOR'S EQUIPMENT

62.1 The Contractor shall not, without prior consent, bring onto the Site, or use in connection with the Works at any place whatsoever, any item of Contractor's Equipment which is not solely owned by the Contractor. Consent may be withheld unless:

        (a) the owner of the item enters into a written collateral agreement with the Employer under which the owner undertakes to the Employer that

                (i) the owner shall, and shall procure that the beneficiary of any relevant charge, other security interest or reservation of title (of

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                        whatever nature) shall, without payment, execute any
                        deed or document in favour of the Employer to assign to the Employer the benefits under any lease, charter-party, hiring, hire-purchase, supply, operation or other agreement made with the Contractor in respect of the item in the event of the termination of the Contract or of the employment of the Contractor thereunder;

                (ii) the agreement shall permit the Employer, or any third party employed by the Employer, to use the item until completion of the Works upon the same terms as those enjoyed by the Contractor prior to the assignment; and

                (iii) the owner shall not, without first giving the Employer not less than 21 (twenty-one) day's prior notice, exercise any right the owner may have to terminate the lease, charter-party, hiring, hire-purchase, supply, operation or other agreement, or treat the same as having been repudiated by the Contractor or terminated, howsoever otherwise, or withhold performance of the owner's obligations thereunder or remove the item from Hong Kong; and

        (b) the Contractor provides, or procures the provision of, any information that the Engineer by instruction requests in relation to any charge, other security interest or reservation of title (of whatever nature) that may subsist in the item.

62.2 All sums paid by the Employer under the provisions of any agreement, deed or document referred to in this Clause 62 and all cost or expense incurred by him in entering into the agreement, deed or document shall be recoverable by the Employer from the Contractor.

62.3 The Engineer may instruct the Contractor to produce all documents evidencing title to, or the contractual basis of the Contractor's right to use, any item of Contractor's Equipment.

62.4 Without prejudice to any other provision of the Contract, including without limitation, Clause 5, the Contractor shall ensure that any sub contract entered into by the Contractor shall contain such provisions which enable the Contractor to comply with the provisions of this Clause 62.

62.5 If the Contractor fails to comply with his obligations pursuant to this Clause 62, without prejudice to any other right or remedy available to the Employer, the Employer may withhold from interim payments due to the Contractor an amount equivalent to the value of the Contractor's Equipment concerned

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        until such time as the failure is rectified or remedied to the satisfaction of the Engineer.

63.     REMOVAL OF CONTRACTOR'S EQUIPMENT AND TEMPORARY WORKS

63.1 Within a reasonable time after the issue of any Substantial Completion Certificate, the Contractor shall clear away and remove from the relevant part of the Site any item of Contractor's Equipment, Temporary Works and surplus consumables (except those required to discharge the Contractor's other obligations under or in connection with the Contract) for which consent has been given pursuant to Clause 60.2 and all other items of equipment, whether or not belonging to the Contractor, and the Contractor shall leave the Works, or the Section or other part of the Works to which the Substantial Completion Certificate relates, and the Site, or the relevant part thereof as appropriate, in a clean and tidy condition.

63.2 If at any time throughout the period in which the Works are executed, it appears to the Engineer that the Contractor has abandoned any item of Contractor's Equipment, Temporary Works or surplus consumables on any part of the Site and that the Contractor does not intend to use the same again in the execution of the Works, the Engineer may issue a notice to that effect to the Contractor requiring him to confirm within 7 (seven) days of receipt of the notice whether the item has been abandoned or whether he intends to use it in the execution of the Works. In the event either that the Contractor confirms the abandonment or fails to respond to the Engineer's notice within the said 7 (seven) day period, the Engineer may, without prejudice to the generality of the Engineer's powers under Clause 2, issue an instruction requiring the Contractor to remove the relevant item from the Site within a period of 7 (seven) days of receipt of the Engineer's instruction.

63.3 If the Contractor fails to comply with Clauses 63.1 or 63.2, the Employer may, without prejudice to any other rights or remedies it may have under the Contract, and without prejudice to Clause 72.1:

        (a) remove the relevant item from the Site and dispose of the same in any manner as he sees fit, and if the Employer sells the said item, after deducting from any proceeds of sale the charges and expense incurred by the Employer in connection with such sale, the Employer shall pay the balance, if any, to the Contractor but, to the extent that the proceeds of sale are insufficient to meet all such charges and expenses incurred by the Employer, the excess shall be recoverable by the Employer from the Contractor; or

        (b) return the item (if hired or the subject of a hire-purchase, supply or operation agreement, charter-party or lease) to the owner from whom

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                it was so hired, chartered or leased, and recover the charges and expenses of and in connection with such return from the Contractor.

64.     LIABILITY FOR LOSS OR DAMAGE TO PERMANENT WORKS, CONTRACTOR'S EQUIPMENT,
        ETC

64.1 The Employer shall not at any time be responsible for the care of, nor be liable for the loss of or damage to the Permanent Works, Contractor's Equipment, Temporary Works or consumables which have become the property of the Employer pursuant to Clauses 60 and 61 except as provided in Clause 21.

        PROVISIONAL SUMS

65.     PROVISIONAL SUMS

65.1 Any work in relation to which a Provisional Sum is stated in the Pricing Document shall only be executed in whole or in part upon the issue of an instruction by the Engineer pursuant to this Clause 65.1 or Clause 65.2. If the Engineer issues no such instruction, the said work shall not form part of the Works and the Contractor shall not be entitled to any payment for or in connection with such work. The Engineer may instruct any such work pursuant to this Clause 65.1:

        (a) to be executed by the Contractor, but not as daywork, in which case its value shall be assessed and decided pursuant to Clause 56; or

        (b) to be executed by the Contractor as daywork, in which case its value shall be assessed and decided pursuant to Clause 55.

65.2 The Engineer may, when considering whether or not to expend any Provisional Sum, request the Contractor to submit an estimate detailing the financial, timing and quality effects upon the Works of executing the work in relation to which the Provisional Sum is stated in the Pricing Document. The Contractor shall submit the estimate within 14 (fourteen) days of receipt of the request and if the Engineer accepts the estimate (which he shall be under no obligation to do) he shall so notify the Contractor and instruct the work pursuant to this Clause 65.2 within 14 (fourteen) days of receipt of the estimate. If the Engineer does not accept the estimate he may nevertheless instruct the work at any time pursuant to Clause 65.1.

65.3 Without prejudice to Clause 15.2, the Contractor shall be deemed to have allowed the necessary time and resources (including, without limitation, establishment and supervisory charges and all other costs) to enable the work in relation to which Provisional Sums are stated in the Pricing Document to

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        be executed by all relevant Key Dates and within the Tender Total insofar as, without prejudice to Clause 15.3, the scope and nature of the work was reasonably foreseeable on the basis of the deeming provisions of Clause 15.1.

65.4 If, in compliance with any instruction pursuant to Clause 65.1, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost which the Contractor did not and had no reason to anticipate and which is not recoverable pursuant to Clauses 55, or 56 then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate.

65.5 The Contractor shall, when instructed by the Engineer, obtain and submit any quotation which the Engineer may reasonably request and produce all invoices, vouchers and accounts or receipts in connection with expenditure in respect of Provisional Sums.

        CERTIFICATES AND PAYMENT

66.     INTERIM PAYMENT SCHEDULE, COST CENTRE VALUES AND MILESTONES

66.1 The Interim Payment Schedule sets out the maximum accumulative percentage of each Cost Centre Value in relation to each month for which the Contractor may apply for payment, subject to the achievement of Milestones and to application for payment in accordance with Clause 67.

66.2    The Cost Centre Values shall be revised by the Engineer:

        (a) upon issue of the Letter of Acceptance to the Contractor, by the deduction of all Provisional Sums; and

        (b)     upon:

                (i) an agreement or instruction pursuant to Clauses 47.5 or 47.6, respectively (Recovery of Delay and Acceleration of the Works), by adding to the relevant Cost Centre Value the amount as agreed or decided by the Engineer pursuant to Clause 47.8;

                (ii) a decision pursuant to Clause 56 (valuation), by adding to or deducting from the relevant Cost Centre Values the value as decided;

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                (iii)   a decision to exercise any Option identified in the
                        Pricing Document or a Special Condition by adding to or deducting from the relevant Cost Centre Value, the amount specified in the Pricing Document or Special Condition; or

                (iv) any other decision of the Engineer of an amount or allowance due to the Contractor under the Contract (including, without limitation, in respect of any remeasurement of any quantity of work executed by the Contractor if permitted by the Pricing Document) which has not been or will not otherwise be the subject of an interim payment pursuant to Clause 67.2(b), by adding to, or, in respect of any remeasurement of any quantity of work executed by the Contractor if permitted by the Pricing Document, by deducting from, the relevant Cost Centre Values, as appropriate, the amount or allowance as decided.

66.3    (a)     The Engineer may decide which Cost Centre is to be the relevant
                Cost Centre for the purpose of Clause 66.2 if and in so far as the same is not identified in the Pricing Document, and shall notify the Contractor upon making any such decision.

        (b) Notwithstanding Clause 66.2, the Engineer may decide not to include a sum payable to the Contractor pursuant to the Contract in a Cost Centre Value in which case the Engineer shall notify the Contractor of the decision and the Contractor may apply for payment of the sum in accordance with Clause 67.1(b).

66.4 If a Milestone is not achieved by the end of the month in which it is scheduled to be achieved, the Engineer shall follow the procedure set out below when certifying payments:

        (a) all payments relating to the Cost Centre in which the Milestone in question has not been achieved shall be suspended at the amount determined by reference to the percentage appearing for that Cost Centre in the Interim Payment Schedule applicable to the month prior to the month in which the Milestone was due to have been achieved;

        (b) payments suspended pursuant to Clause 66.4(a) shall be resumed by being included in the next application for interim payment made after the Milestone is achieved or where the Engineer determines, in his absolute discretion, that payment to the Contractor should be resumed notwithstanding the non-achievement of the Milestone, and the Engineer has notified the Contractor of such determination, at the percentage of the Cost Centre Value for the relevant Cost Centre

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                appearing in the Interim Payment Schedule applicable to the month in which the Milestone was due to have been achieved; and

        (c) in relation to the relevant Cost Centre, the Interim Payment Schedule shall be revised by the Engineer within 21 (twenty-one) days of receipt of an application for resumption of payments pursuant to Clause 66.4(b) to take account of:

                (i) the date by which, in the Engineer's opinion, the Milestone next following the non-achieved Milestone is likely to be achieved;

                (ii) any subsequent Milestone which, in the Engineer's opinion, is not likely to be achieved by its stipulated date; and

                (iii) the earliest subsequent Milestone which, in the Engineer's opinion, is likely to be achieved by its stipulated date,

        and the Engineer shall notify the Contractor accordingly.

66.5 In addition to the procedure for revision of the Interim Payment Schedule pursuant to Clause 66.4, if:

        (a) the Engineer reviews without objection a revised Works Programme containing a change to the sequence and timing of the execution of the Works;

        (b)     the Engineer grants an extension of time pursuant to Clause 45;

        (c) the Contractor adopts recovery of delay or acceleration measures pursuant to Clause 47;

        (d) the Engineer instructs a suspension of the Works or any part thereof pursuant to Clause 51;

        (e)     the Engineer instructs a variation pursuant to Clause 54;

        (f) the Engineer instructs the expenditure of Provisional Sums pursuant to Clause 65;

        (g) following the suspension of payment pursuant to Clause 66.4(a) the relevant Milestone shall not have been achieved within 3 (three) months of the date stipulated in the Schedule of Milestones;

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        (h)     there shall be a significant change in a Cost Centre Value by reason of a decision of the Engineer in accordance with the Contract; or

        (i) the Engineer is of the opinion that the Contractor's negative cashflow is adversely affecting the execution of the Works,

        the Engineer may carry out a detailed examination and review of the Interim Payment Schedule, the Milestones and the dates stipulated for their achievement in the Schedule of Milestones and an assessment of the extent to which the Works have been carried out up to the date of the review.

66.6 The Contractor shall co-operate with and, to the best of the Contractor's ability, assist the Engineer in making any detailed examination pursuant to Clause 66.5 and shall provide all such information as the Engineer may reasonably request in connection therewith. If as a result of this detailed examination, the Engineer is of the opinion that, in relation to any Cost Centre, the relationship between:

        (a)     interim payments; and

        (b)     the progress of the Works,

        established by the Interim Payment Schedule as at the date of the Letter of Acceptance has not been or will not be maintained, then the Engineer may give 14 (fourteen) days' notice to the Contractor of his intention to prepare a revised Interim Payment Schedule and/or a revised Schedule of Milestones which will in his opinion restore, so far as reasonably practicable, the said relationship. On the expiration of the said notice and after considering any representation the Contractor may have made in the meantime, the Engineer shall if he is still of the opinion that a revision ought to be made, revise the Interim Payment Schedule and the Schedule of Milestones in any manner which he sees fit based on the rate of progress of the Works which he anticipates and with the objective of restoring, so far as reasonably practicable, the said relationship.

66.7 When making any revision to the Interim Payment Schedule in accordance with the Contract, the Engineer may reduce or extend the period over which interim payments may be made.

67.     PAYMENT STATEMENTS

67.1 At the beginning of each month the Contractor may apply to the Engineer for an interim payment in relation to the preceding month. Each application shall state:

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        (a)     the amount claimed to be payable pursuant to Clause 67.2(a)
                setting out the percentage of each Cost Centre Value claimed according to the Interim Payment Schedule; and

        (b) any other amount claimed to be payable pursuant to a decision of the Engineer identifying the relevant decision.

        As a condition precedent to consideration by the Engineer of any such application for payment submitted by the Contractor, each application shall be accompanied by the Monthly Progress Report for the month to which the application relates.

67.2 Within 30 (thirty) days following receipt of an application in accordance with Clause 67.1, the Engineer shall issue to the Employer, with a copy to the Contractor, an interim payment certificate showing the amount payable by the Employer to the Contractor by way of interim payment. The interim payment shall be the sum of:

        (a) the amounts shown to be due for the month in respect of which the application is made by reference to the Interim Payment
                Schedule in accordance with Clause 66; and

        (b) the amounts assessed and decided by the Engineer to be due in respect of:

                (i)     Cost incurred, pursuant to Clause 57;

                (ii)    work executed on a daywork basis, pursuant to Clause 55;
                        and

                (iii) any other amount or allowance to which the Contractor is entitled under the Contract save insofar as account has been or will be taken of the amount or allowance by way of a revision of a Cost Centre Value pursuant to Clause 66.2;

        less:

        (c)     the Retention Moneys as provided for in Clause 68; and

        (d) any amount certified for payment on interim payment certificates previously issued.

67.3 Subject to any deduction, withholding or condition precedent pursuant to the Contract, amounts from time to time certified by the Engineer (including, without limitation, pursuant to Clause 68) shall be paid in Hong Kong by the Employer to the Contractor within 21 (twenty-one) days after the date of

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        issue of the relevant certificate in accordance with the Contract.
        Unless otherwise expressly provided, all payments (including, without limitation, in respect of decisions of the Engineer pursuant to Clauses 56 and 57 or otherwise) shall be made either in Hong Kong Dollars or United States Dollars, as appropriate, depending in which of those currencies the Tender Total is denominated in the Pricing Document. No adjustment shall be made to any payment or to the Final Contract Sum on account of any variation in the exchange rate between the Hong Kong dollar and any other currency.

67.4 If either the Employer or the Contractor fails to make payment of amounts due in accordance with the Contract within 21 (twenty-one) days after the date of issue of the relevant certificate, the Employer shall pay to the Contractor, or the Contractor shall pay to the Employer as the case may be, simple interest upon any payment overdue at the Contract Rate of Interest.

67.5 The Engineer shall have power to omit from any certificate the value of any work with which he may for the time being be dissatisfied and for that purpose, or if he considers that the Contractor has been overpaid under any interim payment certificate, he may by any certificate delete, correct or modify any sum previously certified by him.

67.6 Without prejudice to Clause 3.8, no payment certificate issued by the Engineer shall be conclusive evidence that the quality of materials or the standard of workmanship used by the Contractor in the execution of the Works are in accordance with the Contract.

68.     RETENTION MONEYS

68.1 Retention Moneys up to 10 (ten) percent of the amount due to the Contractor from time to time shall be retained until there shall be a reserve in the hands of the Employer equal to 5 (five) percent of the Tender Total. If, for any reason, the reserve has a value of less than the said 5 (five) percent at any time prior to the date of issue of the Substantial Completion Certificate for the Works or the Substantial Completion Certificate for the first Section to be completed (but not thereafter), further Retention Moneys up to 10 (ten) percent of the amounts due to the Contractor from time to time will be retained until the reserve is restored to 5 (five) percent of the Tender Total.

68.2 The Retention Moneys retained pursuant to Clause 68.1 shall be held by the Employer without obligation to invest it or account for interest thereon or to place it in a designated account.

68.3    (a)     Within 7 (seven) days of the date of issue of any Substantial
                Completion Certificate for any Section or part of the Works, the Engineer shall issue to the Employer with a copy to the Contractor, a retention release certificate, entitling the Contractor to be paid by the Employer one half of that part of the Retention Moneys which bears the same proportion to the whole of the Retention Moneys as the value of the Section or part at the date of the Letter of Acceptance bears to the Tender
                Total. Provided that the aggregate of all sums

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                certified pursuant to this Clause 68.3(a) shall not exceed one half of the whole of the Retention Moneys.

        (b) On the date of issue of the Substantial Completion Certificate for the Works, the Engineer shall issue to the Employer, with a copy to the Contractor, a retention release certificate entitling the Contractor to be paid by the Employer one half of the whole of the Retention Moneys (less any sums already certified for release pursuant to Clause 68.3(a)).

        (c) Within 28 (twenty-eight) days of the expiry of 12 (twelve) months from the date of issue of the Substantial Completion Certificate for the Works, the Engineer shall:

                (i)     make a bona fide estimate of the total value of:

                        (a) the works required to be repaired or replaced by the Contractor, and/or

                        (b) the works which are still subject to a Defects Liability Period; and/or

                        (c)     all outstanding works,

                        (together, the "Value of Residual Works") and

                (ii) issue to the Employer, with a copy to the Contractor, a retention release certificate entitling the Contractor to be paid by the Employer the balance of the Retention Moneys, less a sum which is equivalent to 5 (five) percent of the Value of Residual Works ("Residual Retention Moneys").

68.4 On the date of issue of the Defects Liability Certificate, the Engineer shall issue to the Employer, with a copy to the Contractor, a retention release certificate entitling the Contractor to be paid by the Employer one half of the Residual Retention Moneys and the remainder of the Residual Retention Moneys shall be included with the Final Certificate.

69.     FINAL CERTIFICATE

69.1 Not later than 3 (three) months after the date of issue of the Defects Liability Certificate, the Contractor shall submit to the Engineer a statement of final account and supporting documentation showing in detail the total amount payable in respect of the Works in accordance with the Contract together with all further sums which the Contractor considers to be due to him under the Contract up to the date of the Defects Liability Certificate. Within 3 (three)

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        months after receipt of this statement of final account and of all information reasonably required for its verification, but in no circumstances earlier than the date of issue of the Defects Liability Certificate, the Engineer shall issue the Final Certificate. The Final Certificate shall state the Final Contract Sum, which shall be the sum of the Cost Centre Values following their final adjustment and of the amounts finally decided by the Engineer to be due in respect of the matters identified in Clause 67.2(b). From such sum there shall be deducted all amounts previously certified by the Engineer and all amounts which, in the Engineer's opinion; are due to the Employer pursuant to, or a result of breach of, the Contract and the Final Certificate shall state the balance, if any, due from the Employer to the Contractor or from the Contractor to the Employer as the case may be. The balance of any payment shall be paid to the Contractor and the balance of any over-payment shall be paid by the Contractor.

69.2 Without prejudice to Clause 3.8, the Final Certificate shall not amount to, or be deemed to be, conclusive evidence that the quality of materials or the standard of workmanship used by the Contractor in the execution of the Works are in accordance with the Contract.

70.     DEFAULT OF EMPLOYER TO PAY

70.1 If the Employer fails to pay the Contractor any amount due to be paid to the Contractor by the Employer within 30 (thirty) days of the last date upon which the same ought to have been paid in accordance with the Contract then provided that after the expiry of the said 30 (thirty) days period the Contractor shall have given the Employer notice requesting the payment to be made and the Employer shall have remained in default for a further 14 (fourteen) days, the Contractor shall be entitled, without prejudice to any other right or remedy, to suspend the execution of the Works or to terminate the Contract by giving further notice to the Employer. The bona fide exercise or purported exercise by the Employer of either a right of set-off or counterclaim or a right under or in connection with the Contract to deduct amounts from moneys otherwise due shall not be treated as a failure by the Employer to make a payment for the purposes of this Clause 70.1.

70.2 Upon the Contractor giving such further notice of suspension or termination in accordance with Clause 70.1, the property in all Contractor's Equipment and Temporary Works brought upon the Site by the Contractor shall thereupon re-vest in the Contractor and the Contractor shall with all reasonable despatch remove the same from the Site.

70.3 In the event of such termination, the Employer shall be under the same obligations to the Contractor in regard to payment as if the Contract had been terminated pursuant to the provisions of Clause 77.1 (and the same

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        provision shall survive) but in addition to the payments specified in
        Clause 77.3, the Employer shall pay to the Contractor the amount of any loss or damage to the Contractor arising out of or in connection with or by consequence of such termination.

        DEFECTS LIABILITY CERTIFICATE

71.     DEFECTS LIABILITY

71.1 Upon the expiry of the Defects Liability Period, or where there is more than one Defects Liability Period, upon the expiry of all of the Defects Liability Periods and when all outstanding work referred to in Clause 52 and all maintenance work referred to in Clause 53 shall have been completed and any warranty required to be assigned pursuant to Clause
        5.12 shall have been so assigned and provided always that the Contractor shall have supplied to the Engineer all documents in compliance with the requirements of the Contract, the Engineer shall issue the Defects Liability Certificate stating the date on which the Contractor shall have completed his obligations in respect of the correction of defects the subject of instructions pursuant to Clause 53.

71.2 Without prejudice to Clause 3.8, the Defects Liability Certificate shall not amount to, or be deemed to be, conclusive evidence that the quality of materials or the standard of workmanship used by the Contractor in the execution of the Works are in accordance with the Contract.

        REMEDIES AND POWERS

72.     WORK BY OTHERS

72.1 If the Contractor shall fail to execute any work required under or in connection with the Contract or refuse to comply with any instruction in accordance with the Contract within a reasonable time, without prejudice to any other right or remedy of the Employer, the Engineer may give the Contractor 14 (fourteen) days' notice to execute the work or comply with the instruction. If the Contractor fails to comply with the notice, the Employer shall be entitled to execute the work or implement the instruction by the Employer's own workmen or by third parties. Without prejudice to any other right or remedy, all additional expenditure properly incurred by the Employer in having such work executed or such instruction implemented shall be recoverable by the Employer from the Contractor.

72.2 If by reason of any accident, failure, emergency or other event occurring to, in or in connection with the Project, the Works or any part thereof either during the execution of the Works or during any Defects Liability Period, any remedial or other work or repair shall in the Engineer's opinion be urgently

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        necessary, and the Contractor is unable or unwilling at once to do the work or repair, the Employer may by his own or other work people do the work or repair.

72.3 If the work or repair so done by the Employer is work which, in the Engineer's opinion, the Contractor was liable to do at his own expense under or in connection with the Contract, all costs properly incurred by the Employer in so doing shall on demand be paid by the Contractor to the Employer or may be deducted by the Employer from any moneys due or which may become due to the Contractor.

73.     INSOLVENCY OR CHANGE IN CONTROL

73.1 If the Contractor (which, without prejudice to Clause 1.2.3, means for the purposes of this Clause 73.1, any of the entities comprising the Contractor) shall be in default in that the Contractor:

        (a) becomes insolvent or has a receiving order made against the Contractor or makes an arrangement or assignment or composition with or in favour of the Contractor's creditors or agrees to carry out the Contract under a committee of inspection of the Contractor's creditors, or goes into liquidation or commences to be wound up, not being a members' voluntary winding up for the purpose of amalgamation or reconstruction to which the Employer has given his prior consent, such consent not to be unreasonably withheld, or has a receiver, liquidator, trustee or similar officer appointed over all or any part of the Contractor's undertaking or assets or if distress, execution or attachment is levied on, or if an encumbrancer takes possession of any of the Contractor's assets, or any proceeding or step is taken which has an effect comparable to the foregoing in any relevant jurisdiction;

        (b) without the prior consent of the Employer, becomes a subsidiary, within the meaning of the Companies Ordinance (Cap 32) or the equivalent in any relevant jurisdiction of a company of which the Contractor was not a subsidiary on the date of the Letter of Acceptance or if by virtue of any agreement, offer or scheme the Contractor comes under the control of two or more firms or companies acting in concert so that if they were one company the Contractor would be the company's subsidiary; or

        (c)     is in breach of Clause 4,

        then the Employer may give notice to the Contractor pursuant to Clause 74.1.

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74.     FORFEITURE

74.1 If the circumstances of default referred to in Clause 73 occur or if the Engineer shall have certified to the Employer that, in the Engineer's opinion, the Contractor:

        (a)     has abandoned the Contract;

        (b) without reasonable excuse has failed to commence the Works pursuant to Clause 42 or has suspended the execution of the Works, any Section or any other part of the Works for 14 (fourteen) days after receiving from the Engineer notice to proceed;

        (c) has failed to remove work from the Site or to pull down and replace work for 14 (fourteen) days after receiving from the Engineer notice that the said work has been rejected by the Engineer;

        (d) despite a written warning by the Engineer, is failing, in the Engineer's opinion, to proceed with the Works with due diligence or is persistently or significantly in breach of his obligations;

        (e) has sub-let the Works or has sub-let any Section or any other part of the Works without consent; or

        (f)     is in breach of Clauses 14 or 30,

        then the Employer may:

        (g) in the circumstance of default referred to in Clause 73, forthwith by the service of a notice to the Contractor; or

        (h)     in the circumstance of default referred to in this Clause 74.1
                (a) to (f), after giving at least 7 (seven) day's notice to the Contractor, by the service of a written further notice,

        terminate the Contractor's employment under the Contract and, if the Contractor is on the Site, enter upon the Site and expel the Contractor therefrom without thereby avoiding the Contract or releasing the Contractor from any of his obligations or liabilities or affecting the rights and powers conferred on the Employer or the Engineer by the Contract. Thereafter, the Employer may execute the Works or any part thereof or may employ any third party to execute the same and the Employer or such third party may use, to execute the Works, any of the Contractor's Equipment, Temporary Works and Permanent Works which have become the property of the Employer pursuant to Clauses 60 and 61 and the Employer may at any time sell any of

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        the said Contractor's Equipment, Temporary Works and Permanent Works and
        apply the proceeds of sale in or towards the satisfaction of any sum due or which may become due to the Employer from the Contractor under or in connection with the Contract.

74.2 If the Employer terminates the Contractor's employment pursuant to this Clause 74, the Contractor shall forthwith assign to the Employer, as instructed by the Employer, the benefit of any agreement for the execution of any work for the purposes of the Contract which the Contractor may have entered into and, if so instructed by the Employer, shall enter into novation agreements, in such form as the Employer may reasonably require, in respect of the said agreements.

74.3 If the Employer terminates the Contractor's employment pursuant to this Clause 74 the Employer shall not be liable to pay to the Contractor any money on account of the Contract until the expiration of the Defects Liability Period or the last Defects Liability Period and thereafter until the cost of completion of the Works pursuant to Clause 74.1, maintenance, damages for delay in completion (if any) and all other expenses incurred by the Employer have been ascertained and the amount thereof certified by the Engineer. The Contractor shall then be entitled to receive only such sum or sums (if any) as the Engineer may certify which would have been due to the Contractor upon completion of the Works by him after deducting the said amount. If such amount exceeds the sum which would have been payable to the Contractor on completion of the Works by him then the Contractor shall upon demand pay to the Employer the amount of the excess and it shall be deemed to be a debt due by the Contractor to the Employer and shall be recoverable accordingly.

74.4 As soon as may be practicable after any such termination by the Employer, the Engineer shall assess and decide:

        (a) the amount (if any) which had been earned by or would accrue to the Contractor in respect of work actually done by him under or in connection with the Contract; and

        (b) the value of any unused or partially used parts of the Permanent Works and any Contractor's Equipment and Temporary Works which had become the property of the Employer pursuant to Clauses 60 and 61, and shall give notice of his decision to the Employer and the Contractor.

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75.     RECOVERY OF MONEY DUE TO THE EMPLOYER

75.1 All damages, costs, charges, expenses, debts or sums for which the Contractor is liable to the Employer in accordance with any provision of the Contract, as a result of a breach of any such provision may be deducted by the Employer from moneys (including, without limitation, Retention Moneys) due to the Contractor in accordance with the Contract. The Employer shall have the power to recover any balance by deducting it from moneys due to the Contractor in accordance with any other contract between the Employer and the Contractor.

75.2 All damages, costs, charges, expenses, debts or sums for which the Contractor is liable to the Employer pursuant to any term of any other contract between the Contractor and the Employer, as a result of a breach of any such provision may be deducted by the Employer from moneys due to the Contractor in accordance with the Contract.

75.3 If, in the Engineer's opinion, the Employer may claim any deduction pursuant to this Clause 75, the Engineer shall issue a certificate stating his bona fide estimate of amounts deductible and the estimate certified shall bind the Contractor until otherwise agreed between the Employer and the Contractor or resolved pursuant to Clause 78, provided that such estimate shall not prejudice such resolution. The Engineer shall, upon request from the Contractor, give to the Contractor in writing the grounds upon which the Engineer's opinion was based and reasonable details of the quantification of the estimate certified.

        FRUSTRATION, TERMINATION AND SPECIAL RISKS

76.     FRUSTRATION

76.1 In the event that either party considers that the Contract has been frustrated by any event recognised by law as amounting to frustration, such party shall give notice to that effect to the other party ("the notice of frustration"). The party receiving a notice of frustration shall, within 14 (fourteen) days of receipt, issue a notice to the other party either accepting the notice of frustration (in which case the Contract shall be deemed to have been frustrated on the date of the notice of frustration) or challenging the same. If the party receiving the notice of frustration challenges the same, or fails to respond thereto within 14 (fourteen) days of receipt, a Dispute shall be deemed to have arisen.

76.2 In the event of the Contract being frustrated, the sum payable by the Employer to the Contractor in respect of that part of the Works executed up to the date of frustration shall be the same as that which would have been payable pursuant to Clause 77 if the Contract had been terminated thereunder.

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77.     SPECIAL RISKS

77.1 If, before the Defects Liability Certificate shall have been issued pursuant to Clause 71, there shall be:

        (a) an outbreak of war (whether war be declared or not) in any part of the world which, whether financially or otherwise, materially affects the execution of the Works;

        (b)     an invasion of Hong Kong;

        (c)     acts of terrorists in Hong Kong;

        (d) civil war, rebellion, revolution, insurrection or military or usurped power in Hong Kong;

        (e) riot, commotion or disorder in Hong Kong otherwise than amongst the employees of the Contractor or any of his subcontractors of any tier currently or formerly engaged on the Works;

        (f) ionising radiation, or contamination by radioactivity from any nuclear fuel, or from any nuclear waste from the combustion of nuclear fuel, radioactive, toxic, explosive, or other hazardous properties of any explosive nuclear assembly or nuclear component thereof, unless the sources or cause of the radiation, radioactivity or other hazard is brought to or near the Site by the Contractor or any of his subcontractors of any tier; or

        (g) pressure waves caused by aircraft or other aerial devices travelling at sonic or supersonic speeds

        (referred to in this Clause 77 as the "special risks"), the Contractor shall, unless and until the Contract is terminated pursuant to this Clause 77, use his best endeavours to:

        (h) continue with the execution of the Works in accordance with the Contract;

        (i) submit for review, proposals setting out the manner in which the Contractor proposes to complete the execution of the Works; and

        (j) if the proposals are reviewed without objection, complete the execution of the Works in accordance therewith,

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        provided that the Employer shall be entitled, at any time after occurrence of any of the special risks, to terminate the Contract (with the exception of the provisions of Clauses 27, 29, this Clause 77 and Clause 78 and any other provision which is expressly stated to survive termination of the Contract or is necessary for interpretation of the aforesaid Clauses or in relation to work executed prior to termination) by giving notice to the Contractor. Upon the notice being given, the Contract shall terminate but without prejudice to the claims of either party in respect of any antecedent breach thereof.

77.2 If there is a termination pursuant to the proviso to Clause 77.1, the Contractor shall make safe the Site and with all reasonable despatch remove all Contractor's Equipment and Temporary Works.

77.3 If there is a termination in accordance with the proviso to Clause 77.1, the Contractor shall be paid by the Employer, in so far as such items have not already been covered by interim payments made to the
        Contractor:

        (a) the total of the value of all work executed prior to the date of termination;

        (b) the Cost of any part of the Permanent Works or services properly ordered for the Works for which the Contractor shall have paid or for which the Contractor is legally bound to pay and on such payment by the Employer the part of the Permanent Works or product of the services so paid for shall become the property of and shall be delivered to the Employer; and

        (c) a sum to be certified by the Engineer in respect of the Cost incurred by the Contractor in the expectation of completing the Works in so far as the Cost shall not have been paid in accordance with any other provision of this Clause 77.

77.4 Whether the Contract shall be terminated pursuant to this Clause 77 or not, the following provisions shall apply, or be deemed to have applied, as from occurrence of any of the special risks, notwithstanding anything expressed in or implied by the other provisions of the Contract:

        (a) the Contractor shall have no liability whatsoever, by way of indemnity or otherwise, for or in respect of damage to parts of the Permanent Works on the Site or to property (other than parts of the Permanent Works off the Site, property of the Contractor including property temporarily vested in the Employer pursuant to Clause 60 or property hired by the Contractor for the purposes of executing the Works) whether of the Employer or of third parties or for or in respect of injury or loss of life to persons which damage, injury or loss is the

                                   - 100/105 -
                consequence whether direct or indirect of the occurrence of any of the special risks and the Employer shall indemnify the Contractor against all liability whatsoever in relation thereof or in relation thereto;

        (b) if the Permanent Works or Temporary Works are destroyed or damaged by reason of any of the special risks, the Contractor shall nevertheless make good the destruction or damage so far as may be instructed by the Engineer or as may be necessary for the execution of the Works or for safety. If, in compliance with his obligations pursuant to this Clause 77, the Contractor is prevented from achieving any Stage or substantially completing the Works or any Section by the relevant Key Date or incurs Cost in making good under this Clause 77.4(b) which the Contractor did not and had no reason to anticipate then, if the Contractor claims additional time and/or payment therefor, the Engineer shall give a decision pursuant to Clause 45 and/or (in relation to the said making good only) Clause 56 and/or 57, provided that the Contractor has complied with his obligations pursuant to Clause 45 and/or Clause 58, as appropriate; and

        (c) destruction, damage, injury or loss of life caused by the explosion or impact, whenever and wherever occurring, of any mine, bomb, shell, grenade or other projectile, missile or munition of war shall be deemed to be a consequence of the special risks.

        DISPUTE RESOLUTION

78.     DISPUTE RESOLUTION

        NOTICE OF DISPUTE

78.1    Any and all Disputes shall be dealt with in accordance with this Clause
        78.

78.2 Upon any Dispute arising, the aggrieved party shall serve on the other party (with a copy to the Engineer) a notice stating the nature of the Dispute and on the service of any such notice, a Dispute shall be deemed to have arisen. A Dispute shall be deemed not to have arisen in the absence of the service of such a notice.

        DECISION OF THE ENGINEER

78.3 Within 28 (twenty eight) days of a Dispute being notified under Clause 78.2, either

        (a) the Engineer shall decide the Dispute and give notice of his decision to the Employer and the Contractor; or

                                   - 101/105 -

        (b) in the case of a Dispute arising from a decision of the Engineer in accordance with a direction of the Employer pursuant to the provisions referred to in Clause 2.2, the Engineer shall notify the Contractor and the Employer that his decision was the subject of such a direction.

78.4 Unless the Contract has been terminated or abandoned or the Employer has exercised his rights pursuant to Clause 74, the Contractor shall, notwithstanding the reference of a Dispute to the Engineer in accordance with Clause 78.3, continue with the execution of the Works in accordance with the Contract regardless of the nature of the Dispute and the Employer and the Contractor shall give effect forthwith to every decision of the Engineer in accordance with Clauses 78.3(a) and (b), which shall be final and binding on the Contractor and the Employer except and to the extent that it is revised by agreement (whether or not arising out of mediation) or an arbitral award.

        REFERENCE TO ARBITRATION

78.5    If:

        (a) the Engineer fails to give a decision or notice in accordance with Clause 78.3; or

        (b) either the Contractor or the Employer is dissatisfied with a decision of the Engineer pursuant to Clause 78.3,

        then within 28 (twenty-eight) days of:

        (i)     the expiry of the period referred to in Clause 78.3; or

        (ii)    receipt of the decision or notice of the Engineer,

        but not otherwise, either the Contractor or the Employer, as appropriate, may give notice to the other requiring the Dispute to be referred to arbitration.

        COMPULSORY MEDIATION

78.6 Where a Dispute is referred to arbitration pursuant to this Clause 78, no step shall be taken in the reference unless and until the Contractor or the Employer, as appropriate, has served a notice on the other requiring the Dispute to be referred to a mediator for resolution in accordance with the Mediation Rules, and the Contractor and the Employer have attempted bona fide to resolve the Dispute by mediation in accordance with the Mediation

                                   - 102/105 -

        Rules with which they shall both comply. Unless the Employer and the Contractor otherwise agree, any notice under this Clause 78.6 shall be served within 30 (thirty) days after a reference to arbitration pursuant to Clause 78.5.

78.7 Notwithstanding any reference to arbitration and mediation in accordance with Clauses 78.5 and 78.6, the Contractor shall continue with the execution of the Works in accordance with the Contract, regardless of the nature of the Dispute.

        CONTINUATION OF ARBITRATION

78.8 If a Dispute is not settled by an agreement resulting from a mediation conducted in accordance with Clause 78.6, the Employer or the Contractor, as appropriate, may within 90 (ninety) days of the date of termination of the mediation pursuant to the Mediation Rules, but not otherwise, continue with the reference to arbitration made in accordance with Clause 78.5 by the service of a notice on the other party stating his intention to proceed with the reference to arbitration, and such reference shall be subject to the following provisions of this Clause 78, and shall be conducted in accordance with the Arbitration Rules.

78.9 Save in cases where the Works are abandoned or the Contract, or the Contractor's employment thereunder, has been terminated, and save as provided in Paragraph 1 of the Arbitration Rules, no steps shall be taken in any reference of a Dispute to arbitration until after the substantial completion or alleged substantial completion of the Works except with the consent of the Contractor and the Employer, provided that:

        (a) the issuance of the Substantial Completion Certificate for the Works shall not be a condition precedent to taking any step in the reference; and

        (b) no decision given by the Engineer in accordance with the foregoing provisions shall disqualify him from being called as a witness and giving evidence before an arbitrator on any matter whatsoever relevant to a Dispute so referred to arbitration as aforesaid.

78.10 Any Dispute referred to arbitration pursuant to this Clause 78 shall be a domestic arbitration for the purposes of Part II of the Arbitration Ordinance (cap 341).

78.11 Save as otherwise provided, the arbitrator shall have full power to direct such valuation as may, in his opinion, be desirable in order to determine the rights of the parties and to ascertain and award any sum which ought to have been the subject of or included in any certificate and to open up, review and revise

                                   - 103/105 -
        any notice, opinion, determination, decision, request, withholding of permission or consent, certificate or instruction of the Engineer relating to the Dispute. The arbitrator shall have full power to order the rectification of the Contract, subject to any rule of law which would restrict this power.

        CONSOLIDATION

78.12   The Employer may by notice to the Contractor require that:

        (a) any Dispute referred to arbitration pursuant to this Clause 78 shall be referred to the arbitrator appointed or to be appointed in the arbitration of any dispute or difference in connection with the Project (whether or not relating to issues similar to those in the Dispute) between the Employer and any party other than the Contractor; or

        (b) any dispute or difference in connection with the Project (whether or not relating to issues similar to those in the Dispute) between the Employer and any party other than the Contractor shall be referred to the arbitrator appointed or to be appointed in the arbitration of any Dispute referred pursuant to this Clause 78, and any Dispute, dispute or difference as aforesaid shall be so referred and the Contractor shall accept the reference. Any such arbitrator shall have full power to give such orders and directions as he shall think fit in relation to the conduct of any Dispute, dispute or difference including, but not limited to, the power to order consolidation and hearing together, sequentially or separately.

        JURISDICTION OF THE COURTS OF HONG KONG

78.13 Subject to the foregoing provisions of this Clause 78, the Contractor and the Employer agree to submit to the non-exclusive jurisdiction of the Courts of Hong Kong. Without prejudice to the generality of their powers, the Courts of Hong Kong shall have power to direct such valuations as may, in their opinion, be desirable in order to determine the rights of the parties and to ascertain and award any sum which ought to have been the subject of or included in any certificate and to open up, review and revise any notice, opinion, determination, decision, request, withholding of permission or consent, certificate or instruction of the Engineer relating to the Dispute and to determine all matters in dispute in the same manner as if no such notice, opinion, determination, decision, request, withholding of permission or consent, certificate or instruction had been given, issued or made.

                                   - 104/105 -

        NOTICES

79.     SERVICE OF NOTICES

79.1 Any document arising under, out of or in connection with the Contract shall be served on the Employer or the Contractor at the address stated in the Articles of Agreement, or such other address in Hong Kong as may be notified to the other party expressly for the purpose of service of documents. Service of documents may be by hand or by post or, subject to Clause 79.2, by facsimile.

79.2 Documents may be served by facsimile only if the recipient has previously notified the other party that he is prepared to accept service of documents or a document in that fashion. It shall be a condition of valid service by facsimile that a hard copy be served on the recipient pursuant to Clause 79.1 within 7 (seven) days.

                                   - 105/105 -

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

                                   SCHEDULE 1

                         FORM OF SUB-CONTRACTOR WARRANTY

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

                                   SCHEDULE 1

                         FORM OF SUB-CONTRACTOR WARRANTY

THIS AGREEMENT is made the        day of      200[ ] [SEE NOTE 1].

BETWEEN:

1. [Insert name of Company] a company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] of [Insert Registered Address of Company] [SEE NOTE 2] ("the Sub-Contractor"); and

2. THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer").

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] (Contract No. [Insert Contract Number] - [Insert Contract Name]) ("the Contract") made between the Employer and the Contractor, the Contractor agreed to execute the Works upon the terms contained in the Contract.

(B) The Sub-Contractor has had an opportunity of reading and noting the provisions of the Contract (other than details of the Contractor's prices and rates).

(C) Pursuant to the Contract, the Contractor wishes to enter into an agreement with the Sub-Contractor ("the Sub-Contract") for the Sub-Contractor to carry out and complete a part of the Works as more particularly described in the Sub-Contract ("the Sub-Contract Works").

(D) The Contract stipulates that the Contractor shall obtain the consent of the Engineer (as identified in the Contract) before entering into the Sub-Contract, and that the Contractor shall procure that the Sub-Contractor executes a warranty in favour of the Employer.

                                     - 1/8 -

NOW IT IS HEREBY AGREED as follows:

1. Where applicable, words and expressions used in this Warranty shall have the meaning assigned to them in the Contract.

2. In consideration of the Employer accepting this Warranty pursuant to the Contract and the Engineer consenting to the Contractor and the Sub-Contractor entering into the Sub-Contract, the Sub-Contractor warrants and undertakes to the Employer that:

        (a) he shall execute the Sub-Contract Works, and has carried out and will carry out each and all of the obligations, duties and undertakings of the Sub-Contractor under the Sub-Contract when and if such obligations, duties and undertakings shall become due and performable, in accordance with the terms of the Sub-Contract (as the same may from time to time be varied or amended with the consent of the Engineer); and

        (b) he shall supply the Engineer with all information which the Engineer may reasonably require from time to time in relation to the progress of the Sub-Contract Works.

3. The Sub-Contractor undertakes to indemnify the Employer against each and every liability which the Employer may have to any person whatsoever and against any claims, demands, proceedings, loss, damages, costs and expenses sustained, incurred or payable by the Employer to the extent arising from breach of this Warranty by the Sub-Contractor provided that the Sub-Contractor shall have no greater liability to the Employer by virtue of this Clause 3 than the liability of the Contractor to the Employer under the Contract to the extent that the same shall have arisen by reason of any breach by the Sub-Contractor of his obligations under the Sub-Contract.

4. No allowance of time by the Employer hereunder or by the Contractor under the Sub-Contract nor any forbearance or forgiveness in or in respect of any matter or thing concerning this Warranty or the Sub-Contract on the part of the Employer or the Contractor, nor anything that the Employer or the Contractor may do or omit or neglect to do, shall in any way release the Sub-Contractor from any liability under this Warranty.

5. The Sub-Contractor agrees that he will not, without first giving the Employer not less than 21 (twenty-one) days' prior notice in writing,

                                     - 2/8 -
        exercise any right he may have to terminate the Sub-Contract or his employment thereunder or withhold performance of his obligations under the Sub-Contract

6.      (a)     Notwithstanding anything to the contrary in the Sub-Contract, if the Contract or the employment of the Contractor under the Contract is terminated for any reason whatsoever and if so requested by the Employer in writing within 21 (twenty-one) days of such termination, the Sub-Contractor shall enter into a novation agreement with the Employer and the Contractor in which the Sub-Contractor will undertake, inter alia, to perform the Sub-Contract and be bound by its terms as if the Employer had originally been named as a contracting party in place of the Contractor and as if neither the Contract or the Contractor's employment thereunder nor the Sub-Contract or the Sub-Contractor's employment thereunder had been terminated. The said novation agreement will be in such form as the Employer may reasonably require.

        (b) If the Employer does not require the Sub-Contractor to enter into a novation agreement as required by Clause 6(a) above, the Sub-Contractor shall have no claim whatsoever against the Employer for any damage, loss or expense howsoever arising out of or in connection with this Warranty.

7. Insofar as the copyright or other intellectual property rights (in Hong Kong or any country) in any plans, calculations, drawings, documents, materials, know-how and information relating to the Sub-Contract Works shall be vested in the Sub-Contractor, the Sub-Contractor grants to the Employer, his successors and assigns a royalty free, non-exclusive and irrevocable licence (carrying the right to grant sub-licences) to use and reproduce any of the works, designs or inventions incorporated and referred to in such documents or materials and any such know-how and information for all purposes relating to the Works or the Project (including without limitation the design, construction, reconstruction, completion, maintenance, reinstatement, extension, repair and operation of the Works or any part of the Project). To the extent that beneficial ownership of any such copyright or other intellectual property right is vested in anyone other than the Sub-Contractor, the Sub-Contractor shall use his best endeavours to procure that the beneficial owner thereof shall grant a like licence to the Employer. Any licence granted pursuant to this Clause 7 shall not be determined if the Sub-Contractor shall for any reason cease to be employed in connection with the Sub-Contract Works and the Sub-Contractor shall execute all documents and take all such other

                                     - 3/8 -
        steps as may be necessary to effect and protect the licences (including, without limitation, registration and notification to purchasers of the Sub-Contractor's or other owner's rights).

8. If there is any ambiguity or conflict between the terms of the Sub-Contract and this Warranty, the terms of this Warranty shall prevail.

9. The provisions of this Warranty shall be without prejudice to and shall not be deemed or construed so as to limit or exclude any right or remedy which the Employer may have against the Sub-Contractor whether in tort or otherwise.

10.     (a)     The Employer shall be entitled at any time, without the consent of the Sub-Contractor, to assign or transfer the benefit of this Warranty or any part thereof, any interest thereon or thereunder and any right thereunder, whether past, existing or future, to any third party.

        (b) In the event of any such assignment or transfer by the Employer in accordance with Clause 10(a) above, such assignee or transferee shall from the date thereof have the same rights, powers and remedies as it would have had if it had at all times been the Employer under this Warranty. Without prejudice to the generality of the foregoing, all losses, costs, demands, claims proceedings or any other rights or benefits whatsoever, (whether past, present or future) of the Employer related to or in any way connected with or arising out of this Warranty, shall be deemed to be those of any assignee or transferee of the Employer.

11. All documents arising out of or in connection with this Warranty shall be served:

        (a)     upon the Employer at [Insert Address]; and

        (b)     upon the Sub-Contractor, at [Insert Address], Hong Kong [SEE
                NOTE 3].

12. The Employer and the Sub-Contractor may change their respective nominated addresses for service of documents to another address in Hong Kong by providing not less than five business days' written notice to each other. All demands and notices shall be in writing and in English.

13. Subject to Clause 15, any dispute or difference of any kind whatsoever between the Employer and the Sub-Contractor arising under, and out of

                                     - 4/8 -
        or in connection with this Warranty shall be referred to arbitration and the reference shall be a domestic arbitration for the purpose of Part II of the Arbitration Ordinance (Cap. 341). The reference to arbitration shall be conducted in accordance with the Arbitration Rules. References in such rules to "Dispute" shall be deemed to include any dispute or difference between the Employer and the Sub-Contractor.

14. The arbitrator shall have full power to open up, review and revise any decision, opinion, instruction, notice, order, direction, withholding of approval or consent, determination, certificate, statement of objection, assessment or valuation of the Engineer or the Contractor relating to the dispute or difference.

15.     The Employer may by notice to the Sub-Contractor require that

        (a) any dispute or difference to be referred to arbitration pursuant to Clause 13 shall be referred to the arbitrator appointed or to be appointed in the arbitration of any dispute or difference in connection with the Project between the Employer and any party other than the Sub-Contractor; or

        (b) any dispute or difference in connection with the Project between the Employer and any party other than the Sub-Contractor shall be referred to the arbitrator appointed or to be appointed in the arbitration of any dispute or difference referred pursuant to Clause 13, and any dispute or difference as aforesaid shall be so referred and the Sub-Contractor shall accept such reference. Any such arbitrator shall have full power to give such orders and directions as he shall think fit in relation to the conduct of any disputes or differences including, but not limited to, the power to order consolidation and hearing together, sequentially or separately.

16. This Warranty and all disputes arising under, out of or in connection therewith shall be governed by and construed according to the laws for the time being in force in Hong Kong and, subject to Clause 13, the Sub-Contractor agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

IN WITNESS whereof this Warranty has been executed as a deed on the date first before written.

                                     - 5/8 -

THE SEAL of                                   )
THE KOWLOON-CANTON                            )
RAILWAY CORPORATION is hereunto               )
affixed by authority of the Managing Board;   )
signed by:                                    )


------------------------                                ------------------------
(Authorized Signature)                                  (Authorized Signature)


------------------------                                ------------------------
(Witness)                                               (Witness)


THE COMMON SEAL of                                      )
[Insert name of Company]                                )
was affixed hereto                                      )
in the presence of:                                     )
                                                        )

OR

SIGNED, SEALED AND DELIVERED                            )
by Mr [        ]                                        )
for and on behalf of [Insert name of Company]           )
as lawful attorney of the Sub-Contractor under          )
Power of Attorney dated [       ]                       )
in the presence of [Insert name of Witness]             )
as Witness                                              )


------------------------
[SEE NOTE 4]

                                     - 6/8 -

                        NOTES FOR GUIDANCE IN PREPARATION
                          OF WARRANTY BY SUB-CONTRACTOR

These notes are prepared in order to assist the Sub-Contractor in the preparation of the Warranty and cross refer to the note references contained in the draft Warranty. The note references contained in the draft Warranty shall be deleted-from the engrossment of the Warranty when prepared by the Sub-Contractor.

NOTE 1

At the time of preparation of the Warranty by the Sub-Contractor, the date should be left blank. The date will be inserted by the Employer at the time of execution of the Warranty by him.

NOTE 2

The name, place of incorporation and registered address of the Sub-Contractor shall be inserted.

NOTE 3

The address for service shall be in Hong Kong.

NOTE 4

The Sub-Contractor shall execute the warranty under seal.

This may be done either by:

(a) affixing the Corporate Seal of the Sub-Contractor in the presence of authorised signatories in accordance with the Articles of Association or other constitutional documents of the Sub-Contractor; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Sub-Contractor in accordance with its Articles of Association or other constitutional documents.

The following documents shall be submitted with the executed warranty:

1.      if executed by affixing the Corporate Seal:

                                     - 7/8 -

        (a) an extract from the Sub-Contractor's Articles of Association or other constitutional documents dealing with the execution of documents by use of the Corporate Seal of the Sub-Contractor; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Sub-Contractor by which the execution of the Warranty was approved;

2.      if executed by an attorney on behalf of the Sub-Contractor:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Sub-Contractor to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate powers to the attorney e.g. copy of the Board Resolution authorising the appointment of the attorney or extracts from the Sub-Contractor's Articles of Association or other constitutional documents dealing with the appointment of attorneys, together with confirmation of the position or office held by the person giving the Power of Attorney; and

3. if the Sub-Contractor is incorporated outside of Hong Kong, a legal opinion, if required by the Employer, in a form that shall be provided to the Sub-Contractor confirming the validity of the execution of the Warranty and of any Power of Attorney.

                                     - 8/8 -

                                   SCHEDULE 2

                 FORM OF INDEPENDENT CHECKING ENGINEER WARRANTY

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

                                   SCHEDULE 2

                 FORM OF INDEPENDENT CHECKING ENGINEER WARRANTY

THIS AGREEMENT is made the        day of       200[ ] [SEE NOTE 1].

BETWEEN:

(1) [Insert name of Independent Checking Engineer] a company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] [SEE NOTE 2] of [Insert Registered Address of Independent Checking Engineer] ("the Independent Checking Engineer"); and

(2) THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer").

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] (Contract No. [Insert Contract Number] - [Insert Contract Name]) ("the Contract") made between the Employer and [Insert name of Contractor] ("the Contractor"), the Contractor has agreed to execute the Works upon the terms contained in the Contract.

(B) The Contractor and the Independent Checking Engineer have entered into an agreement ("the Design Check Agreement") by which the Independent Checking Engineer has undertaken the design checking obligations specified in the Contract.

(C) The Design Check Agreement stipulates that the Independent Checking Engineer is obliged to provide the Employer with an executed warranty in the terms hereof.

NOW IT IS HEREBY AGREED as follows:

1. In this Warranty, words and expressions shall have the meanings assigned to them in the Contract, except where the context otherwise requires.

2. The Independent Checking Engineer warrants and undertakes to the Employer that it has exercised and will in carrying out the duties and

                                     - 1/8 -
        functions ascribed to it in the Design Check Agreement, continue to exercise all the skill and care to be expected of a professionally qualified and competent Independent Checking Engineer experienced in carrying out services which are of a similar nature and scope as the services to be performed under the Design Check Agreement.

3. The Independent Checking Engineer undertakes to indemnify the Employer against each and every liability which the Employer may have to any person whatsoever and against any claims, demands, proceedings, loss, damages, costs and expenses sustained, incurred or payable by the Employer to the extent arising from breach of this Warranty by the Independent Checking Engineer, provided that the Independent Checking Engineer shall have no greater liability to the Employer by virtue of this Clause 3 than the liability of the Independent Checking Engineer to the Contractor under the Design Check Agreement to the extent that the same shall have arisen by reason of any breach by the Independent Checking Engineer of his obligations under the Design Check Agreement.

4. No allowance of time by the Employer under the Contract or by the Contractor under the Design Check Agreement nor any forbearance or forgiveness in or in respect of any matter or thing concerning this Warranty or the Design Check Agreement on the part of the Employer or the Contractor nor anything that the Employer or the Contractor may do or omit or neglect to do, shall in any way release the Independent Checking Engineer from any liability under this Warranty.

5. The Independent Checking Engineer agrees that he will not without first giving the Employer not less than 21 (twenty one) days' prior notice in writing exercise any right he may have to terminate the Design Check Agreement or his employment thereunder or withhold performance of his obligations under the Design Check Agreement.

6.      (a)     Notwithstanding anything to the contrary in the Design Check
                Agreement, if the Contract or the employment of the Contractor under the Contract is terminated for any reason whatsoever and if so requested by the Employer in writing within 21 (twenty one) days of such termination, the Independent Checking Engineer shall enter into a novation agreement with the Employer and the Contractor in which the Independent Checking Engineer will undertake, inter alia, to perform the Design Check Agreement and be bound by its terms as if the Employer had originally been named as the contracting party in place of the Contractor and as if neither the Contract or the Contractor's employment thereunder had been terminated. The said novation agreement will be in such form as the Employer may reasonably require.

                                     - 2/8 -

        (b) If the Employer does not require the Independent Checking Engineer to enter into a novation agreement as required by Clause 6(a) above, the Independent Checking Engineer shall have no claim whatsoever against the Employer for any damage, loss or expense howsoever arising out of or in connection with this Warranty.

7. Except to the extent (if any) expressly permitted by the Design Check Agreement, the Independent Checking Engineer shall not sub-contract any of his obligations under the Design Check Agreement without the prior written consent of the Employer.

8. The Independent Checking Engineer acknowledges that the Employer shall be entitled to assign the benefit of this Warranty at any time without the consent of the Independent Checking Engineer being required.

9. The Independent Checking Engineer undertakes that no material variation or amendment to or waiver of the terms of the Design Check Agreement shall be agreed with the Contractor without the prior written consent of the Employer.

10. Nothing in this Warranty shall be taken as diminishing or increasing any liability on the part of the Independent Checking Engineer under the Design Check Agreement.

11. The Independent Checking Engineer acknowledges that it has not relied on any information relating to the Project, the Site or the Works provided directly or indirectly by the Employer and that the Employer shall have no liability or responsibility to the Independent Checking Engineer for any such information in the absence of fraud.

12.     (1)     Insofar as the patent, copyright or other intellectual property rights in any plans, calculations, drawings, documents, materials, know-how and information relating to the execution of the Works shall be vested in the Independent Checking Engineer, the Independent Checking Engineer grants to the Employer a royalty-free, non-exclusive and irrevocable licence (carrying the right to grant sub-licences) to use and reproduce any of the works, designs or inventions incorporated and referred to in such documents or materials and any such know-how and information for all purposes relating to the Works (including, without limitation the design, construction, reconstruction, completion, maintenance, reinstatement, extension, repair and operation of the Works). To the extent beneficial ownership of any such patent, copyright or other

                                     - 3/8 -
                intellectual property right is vested in anyone other than the Independent Checking Engineer, the Independent Checking Engineer shall use its reasonable endeavours to procure that the beneficial owner thereof shall grant a like licence to the Employer. Any such licence granted shall not be determined if the Design Check Agreement shall be revoked or expire or if the Design Check Agreement shall be terminated.

        (2) In the event of the Independent Checking Engineer ceasing to be employed under the Design Check Agreement for any reason whatever, the Independent Checking Engineer shall provide to the Employer for the retention and use by it, all drawings, diagrams, specifications, calculations and other data and information which the Independent Checking Engineer has prepared or are within its possession or control relating to the Works whether or not previously provided.

13. All documents arising out of or in connection with this Warranty shall be served:

        (1)     upon the Employer at [Insert Address]; and

        (2) upon the Independent Checking Engineer at [Insert Address], Hong Kong. [SEE NOTE 3]

14. The Employer and the Independent Checking Engineer may change their respective nominated addresses for service of documents to another address in Hong Kong but only by prior written notice to each other. All demands and notices must be in writing.

15. This Warranty shall be governed by and construed according to the laws for the time being in force in Hong Kong and, subject to Clause 16, the Independent Checking Engineer agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

16.     (1)     Any dispute or difference of any kind whatsoever between the
                Employer and the Independent Checking Engineer arising under, out of or in connection with this Warranty shall be referred to arbitration in accordance with the Arbitration Rules. The reference shall be a domestic arbitration for the purpose of
                Part II of the Arbitration Ordinance (Cap. 341). References to
                "Dispute" in such arbitration rules are deemed to include any such dispute or difference between the Employer and the Independent Checking Engineer.

                                     - 4/8 -

        (2) In the event that the Employer is of the opinion that the issues in such a dispute or difference will or may touch upon or concern a dispute or difference arising under, out of or in connection with the Contract ("the Contract Dispute") then provided that an arbitrator has not already been appointed pursuant to Clause 16(1), the Employer may by notice in writing to the Independent Checking Engineer require and the Independent Checking Engineer shall be deemed to have consented to the referral of such dispute or difference to the arbitrator to whom the Contract Dispute has been or will be referred.

        (3) Save as expressly otherwise provided, the arbitrator shall have full power to open up, review and revise any decision, opinion, instruction, notice, order, direction, withholding of approval or consent, determination, certificate, statement of objection, assessment or valuation of the Employer or the Engineer under the Contract and the Independent Checking Engineer or the Contractor relating to the dispute or difference

IN WITNESS whereof this Warranty has been executed as a deed on the date first above written.

THE SEAL of                                   )
THE KOWLOON-CANTON                            )
RAILWAY CORPORATION                           )
is hereunto affixed by authority of the       )
Managing Board; and signed by:                )


------------------------                                ------------------------
(Authorized Signature)                                  (Authorised Signature)


------------------------                                ------------------------
(Witness)                                               (Witness)

                                     - 5/8 -

THE COMMON SEAL of                                       )
[Insert name of Independent Checking Engineer]           )
was affixed hereto                                       )
in the presence of:                                      )
                                                         )

OR

SIGNED, SEALED AND DELIVERED                             )
by Mr [        ]                                         )
for and on behalf of [Insert name of Independent         )
Checking Engineer]                                       )
as lawful attorney of the Independent Checking Engineer  )
under Power of Attorney dated [        ]                 )
in the presence of [Insert name of Witness]              )
as Witness                                               )


---------------------------

[SEE NOTE 4]

                                     - 6/8 -

                        NOTES FOR GUIDANCE IN PREPARATION
                  OF WARRANTY BY INDEPENDENT CHECKING ENGINEER

These notes are prepared in order to assist the Independent Checking Engineer in the preparation of the Warranty and cross refer to the note references contained in the draft Warranty. The note references contained in the draft Warranty shall be deleted from the engrossment of the Warranty when prepared by the Independent Checking Engineer.

NOTE 1

At the time of preparation of the Warranty by the Independent Checking Engineer, the date should be left blank. The date will be inserted by the Employer at the time of execution the Warranty by him.

NOTE 2

The jurisdiction in which the Independent Checking Engineer is incorporated shall be inserted.

NOTE 3

The address for service shall be in Hong Kong.

NOTE 4

The Independent Checking Engineer shall execute the warranty under seal.

This may be done either by:

(a) affixing the Corporate Seal of the Independent Checking Engineer in the presence of authorised signatories in accordance with the Articles of Association or other constitutional documents of the Independent Checking Engineer; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Independent Checking Engineer in accordance with its Articles of Association or other constitutional documents.

The following documents shall be submitted with the executed warranty:

                                     - 7/8 -

1.      if executed by affixing the Corporate Seal:

        (a) an extract from the Independent Checking Engineer's Articles of Association or other constitutional documents dealing with the execution of documents by use of the Corporate Seal of the Independent Checking Engineer; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Independent Checking Engineer by which the execution of the warranty was approved;

2.      if executed by an attorney on behalf of the Independent Checking
                Engineer:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Independent Checking Engineer to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate powers to the attorney e.g. copy of the Board Resolution authorising the appointment of the attorney or extracts from the Independent Checking Engineer's Articles of Association or other constitutional documents dealing with the appointment of attorneys together with confirmation of the position or office held by the person giving the Power of Attorney; and

3. if the Independent Checking Engineer is incorporated outside of Hong Kong, a legal opinion, if required by the Employer, in a form that shall be provided to the Independent Checking Engineer, confirming the validity of the execution of the Warranty and of any Power of Attorney.

                                     - 8/8 -

                                   SCHEDULE 3

                              ARTICLES OF AGREEMENT

                       This page left blank intentionally

                                   SCHEDULE 3

                              ARTICLES OF AGREEMENT

THIS AGREEMENT is made the         day of             200[ ].

BETWEEN:

(1) THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer"); and

(2)     [                      ] a company incorporated in and in accordance
        with the laws of [          ] of [          ] [and [        ] a company
        incorporated in and in accordance with the laws of [          ] of
        [               ]]* ("the Contractor").

WHEREAS:

(A) The Employer requires the Works to be executed as part of the Project and has accepted the Tender.

(B)     The Contractor has [jointly and severally]* agreed to execute the Works.

NOW IT IS HEREBY AGREED as follows:

1. In consideration of the payments to be made by the Employer to the Contractor as hereinafter mentioned, the Contractor hereby [jointly and severally]* covenants with the Employer to execute the Works in accordance with the Contract.

2. The Employer hereby covenants to pay to the Contractor in consideration of the execution of the Works the Final Contract Sum or such other sums as may be payable to the Contractor in accordance with the Contract at the times and in the manner prescribed by the Contract.

3. The Contract comprises the entire agreement between the parties hereto relating to the transactions provided for therein and supersedes any previous agreements between the parties relating thereto or any part thereof. Save to the extent that any statement, condition, qualification, warranty, representation or undertaking made in the Tender, or in any discussion or correspondence thereon or relating thereto, is expressly

                                     - 1/3 -
        incorporated in the Contract, the same is not so incorporated and is hereby withdrawn.

4. The Employer's address for service of documents shall be the address first referred to above and the Contractor's address for service of
        documents shall be [     ] Hong Kong**.

5. Words and expressions used in these Articles of Agreement shall have the same meaning as are respectively assigned to them in Clause 1 of the General Conditions attached hereto.

*       To be retained if Contractor comprises more than one legal entity.

**      Address for Service of documents shall be in Hong Kong.

IN WITNESS whereof this Agreement has been executed as a deed the day and year first above written.

THE SEAL of                                   )
THE KOWLOON-CANTON                            )
RAILWAY CORPORATION                           )
is hereunto affixed by authority of the       )
Managing Board; and signed by:                )


------------------------                                ------------------------
(Authorized Signature)                                  (Authorised Signature)


------------------------                                ------------------------
(Witness)                                               (Witness)

                                     - 2/3 -

***     THE COMMON SEAL of                              )
        [                 ]                             )
        was affixed hereto                              )
        in the presence of:                             )
                                                        )


        ------------------------


        ------------------------

        OR

        SIGNED, SEALED AND DELIVERED                    )
        by Mr [                ]                        )
        for and on behalf of [Insert name of Company]   )
        as lawful attorney of the Contractor under      )
        Power of Attorney dated [           ]           )
        in the presence of [Insert name of Witness]     )
        as Witness                                      )


        ------------------------

*** Each legal entity shall execute these Articles of Agreement under Seal by affixing the Corporate Seal of each company or by execution under seal by an attorney appointed by the Contractor.

                                     - 3/3 -

                       This page left blank intentionally

                                   SCHEDULE 4

                           FORM OF DRAFT LEGAL OPINION

                           (FOR ARTICLES OF AGREEMENT)

                       This page left blank intentionally

                                   SCHEDULE 4

                                  LEGAL OPINION

              [To be prepared on headed notepaper of legal adviser]

We write this letter in our capacity as legal adviser to [Insert name of Contractor or entity included in the Contractor] ("the Company"). We have examined the following documents:

1. a certified copy of the Memorandum and Articles of Association (or equivalent) of the Company;

2. a certified copy of the Power of Attorney dated [Insert date of Power of Attorney] appointing Mr. [Insert name of attorney] as the true and lawful attorney of the Company in Hong Kong for the purposes specified in the said Power of Attorney;

3. a certified copy of the resolution of the Board of Directors of the Company authorising the appointment of Mr. [Insert name of attorney] as the true and lawful attorney of the Company in Hong Kong as aforesaid; and

4. such other records and documents as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon such examination we are of the opinion that:

1. the Company is a company duly incorporated and validly existing under the laws of [Insert country of incorporation of the Company] and has full power and authority to carry on its business as it is now being conducted;

2. the Company has the corporate power to enter into and perform contracts with the Kowloon-Canton Railway Corporation and has taken all necessary corporate and legal action in that regard;

3. the Company may by its nominated attorney execute contracts as deeds and the Company may accept and undertake all the consequences arising therefrom as if it had been able to affix a seal to such contracts in accordance with the laws of Hong Kong; and

                                     - 1/2 -

4. the Power of Attorney confers, under the laws of [Insert the proper law of the Power of Attorney] a valid and binding authority on the nominated attorney to execute contracts as deeds by attaching his personal seal thereto in Hong Kong in accordance with the laws of Hong Kong, and such legal, valid and binding obligations of the Company as arise under the Contract under the laws of Hong Kong will constitute legal, valid and binding obligations of the Company in and under the laws of [Insert country of incorporation of the Company].

Notwithstanding the foregoing we make the following provisos to this opinion:

(i) we express no opinion with regard to any laws other than the laws of [Insert country of incorporation of the Company].

(ii) we have assumed that all documents examined by us are genuine and are signed by the persons by whom they are purported to be signed.

This opinion is given in connection with a contract to be entered into by the Company with the Kowloon-Canton Railway Corporation and may be relied on solely by the Kowloon-Canton Railway Corporation and its successors and assigns. It is not made available for any other purpose and may not be relied upon by any other persons.

                                     - 2/2 -

                                   SCHEDULE 5

                            FORM OF CONTRACTOR'S BOND

                       This page left blank intentionally

                                   SCHEDULE 5

                            FORM OF CONTRACTOR'S BOND

              [To be prepared on headed notepaper of the Bondsman]

BY THIS BOND dated the          day of           200[ ].

[Insert name of Bondsman] a company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] of [Insert Registered Address and Place of Business in Hong Kong of Bondsman] [SEE NOTE 1] ("the Bondsman") is irrevocably and unconditionally bound to THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No.9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer") in the sum of [Insert amount of Bonded Sum in words] Hong Kong Dollars (HK$[Insert amount of Bonded Sum in figures]) ("the Bonded Sum") for payment of which sum the Bondsman binds himself in accordance with the provisions of this Bond.

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] (Contract No. [Insert Contract number] - [Insert Contract name]) ("the Contract") made between the Employer and the Contractor, the Contractor has agreed to execute the Works upon the terms contained in the Contract.

(B) Pursuant to the terms of the Contract, the Contractor agreed to procure the provision to the Employer of a Bond in the terms hereof.

NOW THE TERMS of this Bond are:

1. Where applicable, words and expressions used in this Bond shall have the meaning assigned to them in the Contract.

2. If, in the Employer's opinion, the Contractor is or has been in default in respect of any of his obligations under the Contract, the Bondsman shall upon demand made by the Employer in writing and without conditions or proof of the said default or amount demanded, pay the amount identified in the demand in respect of the damages, losses, charges, costs or

                                     - 1/5 -
        expenses sustained by the Employer by reason of the default, up to the amount of the Bonded Sum.

3. The liability of the Bondsman under this Bond shall remain in full force and effect and shall not be affected or discharged in any way by, and the Bondsman hereby waives notice of.

        (a) any suspension of the Works or variation to or amendment of the Works or the Contract (including, without limitation, extension of time for performance and adjustment to the amount payable to the Contractor under the Contract);

        (b) the termination of the Contract or of the employment of the Contractor under the Contract;

        (c) any forbearance or waiver of any right of action or remedy the Employer may have against the Contractor, or negligence by the Employer in enforcing any such right of action or remedy;

        (d) any other bond, security or guarantee held or obtained by the Employer for any of the obligations of the Contractor under the Contract or any release or waiver thereof;

        (e) any act or omission of the Contractor pursuant to any other arrangement with the Bondsman;

        (f) the issue of any Stage Certificate, Handing Over Certificate or Substantial Completion Certificate in respect of any part of the Works or any Section, save for the last Section to be substantially completed;

        (g)     any breach of the Contract by or other default of the Employer;
                and

        (h) any provision of the Contract being or becoming illegal, invalid, void, voidable or unenforceable.

4. The liability of the Bondsman under this Bond shall cease on whichever of the following events first occurs:

        (a) payment by the Bondsman of the Bonded Sum in full to the Employer;

        (b)     issue of the Substantial Completion Certificate for the Works;
                or

                                     - 2/5 -

        (c)     return of the Bond by the Employer to the Contractor.

5. The Bondsman acknowledges that the Employer shall be entitled to assign the benefit of this Bond or any part thereof, any interest therein or thereunder and any right thereunder, whether past, existing or future, at any time, without the consent of the Bondsman or the Contractor being required.

6. All documents arising out of or in connection with this Bond shall be served upon the Bondsman, at [Insert Address] Hong Kong in English [SEE
        NOTE 2].

7. The Bondsman may change his nominated address for service of documents to another address in Hong Kong but only by prior written notice to the Employer.

8. This Bond shall be governed by and construed according to the laws for the time being in force in Hong Kong and the Bondsman agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

IN WITNESS whereof this Bond has been executed as a deed on the date first above written.

THE COMMON SEAL of                            )
[Insert name of Bondsman]                     )
was affixed hereto in                         )
the presence of:                              )
                                              )

OR

SIGNED, SEALED AND DELIVERED                  )
by Mr [             ]                         )
for and on behalf of [Insert name of          )
Bondsman]                                     )
as lawful attorney of the Bondsman            )
under Power of Attorney                       )
dated [         ] in the                      )
presence of [Insert name of Witness]          )
as Witness                                    )


------------------------
[SEE NOTE 3]

                                     - 3/5 -

                  NOTES FOR GUIDANCE IN PREPARATION OF BOND BY
                                    BONDSMAN

These notes are prepared in order to assist the Bondsman in the preparation of the Contractor's Bond and cross refer to the note references contained in the draft Bond. The note references contained in the draft Bond shall be deleted from the engrossment of the Bond when prepared by the Bondsman.

NOTE 1

The place of incorporation of the Bondsman shall be inserted together with:

(a)     its registered address in the place of incorporation; and

(b)     the address of its place of business in Hong Kong.

NOTE 2

The address for service of notices and demands on the Bondsman shall be in Hong Kong and, preferably, at the Bondsman's place of business in Hong Kong.

NOTE 3

The Contractor's Bond shall be executed under seal by the Bondsman.

This may be done either by:

(a) affixing the Corporate Seal of the Bondsman in the presence of authorised signatories in accordance with the Articles of Association or other constitutional documents of the Bondsman; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Bondsman in accordance with its Articles of Association or other constitutional documents.

The following documents shall be submitted with the executed Bond:

1.      if executed by affixing the Corporate Seal:

                                     - 4/5 -

        (a) an extract from the Bondsman's Articles of Association or other constitutional documents dealing with the execution of documents by use of the Corporate Seal of the Bondsman; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Bondsman, by which the execution of the Bond was approved; and

2.      if executed by an attorney on behalf of the Bondsman:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Bondsman to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate the powers to the attorney e.g. copy of the Board Resolution authorising the appointment of the attorney or extracts from the Bondsman's Articles of Association or other constitutional documents dealing with the appointment of attorneys, together with confirmation of the position or office held by the person giving the Power of Attorney.

                                     - 5/5 -

                       This page left blank intentionally

                                   SCHEDULE 6

                        FORM OF PARENT COMPANY GUARANTEE

                       This page left blank intentionally

                                   SCHEDULE 6

                        FORM OF PARENT COMPANY GUARANTEE

THIS GUARANTEE is made the            day of          200[ ].

BY:

[Insert name of Parent Company] a company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] of [Insert Registered Address] [and [Insert name of Second Parent Company if appropriate] a company incorporated in accordance with the laws of [Insert Jurisdiction of Incorporation] of [Insert Registered Address], jointly and severally,]
[SEE NOTE 1] ("the Guarantor");

IN FAVOUR OF:

THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer").

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] (Contract No. [Insert Contract number] - [Insert Contract name]) ("the Contract") made between the Employer and the Contractor, the Contractor has agreed to execute the Works upon the terms contained in the Contract.

(B) Pursuant to the terms of the Contract, the Contractor agreed to procure the provision of a guarantee in the terms hereof. [SEE NOTE 2]

(C) At the request of the Contractor, the Guarantor has [jointly and severally] [SEE NOTE 1] agreed to guarantee performance of the Contract by the Contractor [SEE NOTE 3] as set out herein.

IT IS HEREBY AGREED as follows:

1. Where applicable, words and expressions used in this Guarantee shall have the meaning assigned to them in the Contract.

2. In consideration of the Employer accepting this Guarantee pursuant to the Contract, the Guarantor [jointly and severally] [SEE NOTE 1] irrevocably and unconditionally guarantees to the Employer, as a primary obligation and

                                     - 1/6 -
        not as a surety, due performance by the Contractor of all of his obligations and liabilities under and arising out of the Contract save that nothing herein shall be construed as imposing greater obligations or liabilities on the Guarantor than are imposed on the Contractor by the Contract.

3. The obligations of the Guarantor under this Guarantee shall remain in full force and effect and shall not be discharged in any way by and the Guarantor hereby waives notice of:

        (a) any suspension of the Works or variation to or amendment of the Works or the Contract (including, without limitation, extension of time for performance and adjustment to the amount payable to the Contractor under the Contract);

        (b) any provision of the Contract being or becoming illegal, invalid, void, voidable or unenforceable;

        (c) the termination of the Contract or of the employment of the Contractor under the Contract;

        (d) any forbearance or waiver of any right of action or remedy the Employer may have against the Contractor or negligence by the Employer in enforcing any such right of action or remedy;

        (e) any bond, security or other guarantee held or obtained by the Employer for any of the obligations of the Contractor under the Contract or any release or waiver thereof; and

        (f)     any breach of the Contract or other default of the Employer.

4. This Guarantee shall extend to any variation of or amendment to the Contract and to any agreement supplemental thereto agreed between the Employer and the Contractor and the Guarantor hereby authorises the Employer and the Contractor to make any such amendment, variation or supplemental agreement without notice to or consent of the Guarantor.

5. This Guarantee is a continuing guarantee and accordingly shall cover all of the obligations and liabilities of the Contractor under and arising out of the Contract and shall remain in full force and effect until all the said obligations and liabilities of the Contractor have been carried out, completed and discharged in accordance with the Contract. This Guarantee is in addition to any other security which the Employer may at any time hold and may be enforced without first having recourse to any such security or taking any steps or proceedings against the Contractor.

                                     - 2/6 -

6. Until the date of issue of the Defects Liability Certificate, the Guarantor shall not on any ground whatsoever make any claim or threaten to make any claim whether by proceedings or otherwise against the Contractor nor, if the Contractor comprises more than one entity, against any such entity for the recovery of any sum paid by the Guarantor pursuant to this Guarantee. Any such claim shall be subordinate to any claims (contingent or otherwise) which the Employer may have against the Contractor and/or any entity as aforesaid arising out of or in connection with the Contract until such time as the Employer's claims shall be satisfied by the Contractor and/or any entity as aforesaid or the Guarantor as the case may be. To that intent, the Guarantor shall not claim or have the benefit of any security which the Employer holds or may hold for any monies or liabilities due or incurred by the Contractor and/or any entity as aforesaid to the Employer and, in case the Guarantor receives any sum from the Contractor and/or any entity as aforesaid in respect of any payment by the Guarantor hereunder, the Guarantor shall hold such sum in trust for the Employer for so long as any sum is payable (contingently or otherwise) under this Guarantee.

7. The Employer shall be entitled at any time, without the consent of the Guarantor to assign or transfer the benefit of this Guarantee or any part thereof, any interest therein or thereunder and any right thereunder, whether past, existing or future, to any third party. In the event of any assignment or transfer by the Employer as aforesaid, the assignee or transferee shall from the date thereof have the same rights, powers and remedies as it would have had if it had at all times been the Employer under this Guarantee.

8. All documents arising out of or in connection with this Guarantee shall be served upon the Guarantor, at [Insert Address], Hong Kong
        [SEE NOTE 4].

9. The Guarantor may change its nominated address for service of documents to another address in Hong Kong by providing not less than five business days' written notice to the Employer. All demands and notices shall be in writing and in English.

10. This Guarantee shall be governed by and construed according to the laws for the time being in force in Hong Kong and the Guarantor agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

IN WITNESS whereof this Guarantee has been executed as a deed on the date first before written.

                                     - 3/6 -

THE COMMON SEAL of                                      )
[              ]                                        )
was affixed hereto in                                   )
the presence of:                                        )
                                                        )

OR

SIGNED, SEALED AND DELIVERED                            )
by Mr [            ]                                    )
for and on behalf of [Insert name of Parent Company)    )
as lawful attorney of the Guarantor under               )
Power of Attorney dated [         ]                     )
in the presence of [Insert name of Witness]             )
as Witness                                              )


------------------------

[SEE NOTES 1 AND 5)

                                     - 4/6 -

                        NOTES FOR GUIDANCE IN PREPARATION
                            OF GUARANTEE BY GUARANTOR

These notes are prepared in order to assist the Guarantor in the preparation of the Guarantee and cross refer to the note references contained in the draft Guarantee. The note references contained in the draft Guarantee shall be deleted from the engrossment of the Guarantee when prepared by the Guarantor.

NOTE 1

If more than one company executes this Guarantee in respect of the Contractor or any entity comprising the Contractor (e.g. because the Contractor or any entity has more than one parent company) the Guarantors under the Guarantee shall have joint and several liability and the square brackets shall be deleted.

If only one party is acting as Guarantor under the Guarantee, the square brackets and the words within, relating to the second Parent Company and joint and several liability, should be deleted.

NOTE 2

If the Contractor comprises more than one legal entity, a Guarantee in this form shall be provided in respect of each entity.

NOTE 3

If the circumstances referred to under Note 2 apply, and the Contractor comprises more than one legal entity, the Guarantor shall guarantee the performance of the Contractor as a whole because each entity comprising the Contractor shall have joint and several liability for the acts and omissions of the Contractor as a whole.

NOTE 4

The address for service shall be in Hong Kong.

NOTE 5

Each entity comprising the Guarantor shall execute the Guarantee under seal.

                                     - 5/6 -

This may be done either by:

(a) affixing the Corporate Seal of the Guarantor in the presence of authorised signatories in accordance with the Articles of Association or other constitutional documents of the Guarantor; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Guarantor in accordance with its Articles of Association or other constitutional documents.

The following documents shall be submitted with the executed Guarantee:

1.      if executed by affixing the Corporate Seal:

        (a) an extract from the Guarantor's Articles of Association dealing with the execution of documents by use of the Corporate Seal of the Guarantor or other constitutional documents; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Guarantor by which the execution of the Guarantee was approved; and

2.      if executed by an attorney on behalf of the Guarantor:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Guarantor to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate powers to the attorney e.g. copy of the Board Resolution authorising the appointment of the attorney or extracts from the Guarantor's Articles of Association or other constitutional documents dealing with the appointment of attorneys together with confirmation of the position or office held by the person giving the Power of Attorney.

                                     - 6/6 -

                                   SCHEDULE 7

                       FORM OF PARENT COMPANY UNDERTAKING

                       This page left blank intentionally

                                   SCHEDULE 7

                       FORM OF PARENT COMPANY UNDERTAKING

THIS UNDERTAKING is made the        day of          200[ ].

BY:

[Insert name of Parent Company] a company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] [SEE NOTE 1] of [Insert Registered Address of Parent Company] ("the Parent Company")

IN FAVOUR OF:

THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer").

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] (Contract No. [Insert Contract number] - [Insert Contract name]) ("the Contract") made between the Employer and the Contractor, the Contractor has agreed to execute the Works upon the terms contained in the Contract.

(B) Pursuant to the terms of the Contract, the Contractor agreed to procure the provision of an Undertaking in the terms hereof.

(C)     The Parent Company is the beneficial owner of [Insert Percentage]% [SEE
        NOTE 2] of the issued share capital of (the Contractor) [SEE NOTE 3]

(D) At the request of the Contractor, the Parent Company has agreed to provide this Undertaking.

NOW IT IS HEREBY UNDERTAKEN AND AGREED as follows:-

1. Where applicable, words and expressions used in this Undertaking shall have the meaning assigned to them in the Contract

2. In consideration of the Employer accepting this Undertaking pursuant to the Contract, the Parent Company hereby undertakes to the Employer that

                                     - 1/7 -
        at any time prior to the issue of the Defects Liability Certificate, it will not, [(and will procure that none of the companies referred to in Recital (C) will)] [SEE NOTE 6] without the prior written consent of the
        Employer:

        (a) sell, transfer, assign or otherwise dispose of or deal with ownership of the whole or any part of [EITHER] (the shareholding or other interest in the (Contractor)) [SEE NOTE 4]; [OR] (the shareholdings or other interests) [SEE NOTE 5] referred to in Recital (C) in any way which will affect the beneficial ownership and control in (the Contractor) [SEE NOTE 4] of the Parent Company (and the companies referred to in Recital (C)) [SEE NOTE 6]; and

        (b) take any action which may result in the Contractor being unable to comply with his obligations or perform in any way his duties under the Contract (or take any action which may result in [Insert name of Subsidiary] being unable to comply with its obligations or perform in any way its duties under the [Insert "Joint Venture", "Consortium" or other agreement as appropriate] agreement) [SEE NOTE 7]

        until such time as the Defects Liability Certificate has been issued by the Engineer and further that it will procure (that [Insert name of Subsidiary] will take all steps necessary to procure) [SEE NOTE 7] compliance by the Contractor with the provisions of the Contract.

3. The obligations of the Parent Company under this Undertaking shall remain in full force and effect and shall not be discharged in any way by and the Parent Company hereby waives notice of:

        (a) any suspension of the Works or variation or amendment to the Works or the Contract (including without limitation extension of time for performance or adjustment to the amount payable to the Contractor under the Contract);

        (b) any provision of the Contract being or becoming illegal, invalid, void, voidable or unenforceable;

        (c) the termination of the Contract or of the employment of the Contractor (and/or [Insert name of Subsidiary]) [SEE NOTE 8] under the Contract;

        (d) any forbearance or waiver of any right of action or remedy the Employer may have against the Contractor (and/or [Insert name

                                     - 2/7 -
                of Subsidiary]) [SEE NOTE 8], or negligence by the Employer in enforcing any such right of action or remedy;

        (e) any bond, security or other guarantee held or obtained by the Employer for any of the obligations of the Contractor (and/or [Insert name of Subsidiary]) [SEE NOTE 8] under the Contract or any release or waiver thereof; and

        (f)     any breach of the Contract or other default of the Employer.

4. This Undertaking shall extend to any variation of or amendment to the Contract and to any agreement supplemental thereto agreed between the Employer and the Contractor (and/or [Insert name of Subsidiary]) [SEE
        NOTE 8] and the Parent Company hereby authorises the Employer and the Contractor (and/or [Insert name of Subsidiary]) [SEE NOTE 8] to make any such amendment, variation or supplemental agreement without notice to or the consent of the Parent Company.

5. The Employer shall be entitled at any time, without the consent of the Parent Company, to assign or transfer the benefit of this Undertaking or any part thereof, any interest therein or thereunder and any right thereunder, whether past, existing or future, to any third party. In the event of any such assignment or transfer by the Employer, the assignee or transferee shall from the date thereof have the same rights, powers and remedies as it would have had if it had at all times been the Employer under this Undertaking.

6. All documents arising out of or in connection with this Undertaking shall be served upon the Parent Company, at [Insert Address], Hong Kong [SEE NOTE 9].

7. The Parent Company may change its nominated address for service of documents to another address in Hong Kong by providing not less than five business days' written notice to the Employer. All demands and notices shall be in writing and in English.

8. This Undertaking shall be governed by and construed according to the laws for the time being in force in Hong Kong and the Parent Company agrees to submit to the non exclusive jurisdiction of the Courts of Hong Kong.

IN WITNESS whereof this Undertaking has been executed as a deed by the Parent Company on the date first before written.

                                     - 3/7 -

THE COMMON SEAL of                                       )
[Insert name of Parent Company]                          )
was affixed hereto                                       )
in the presence of:                                      )
                                                         )


OR


SIGNED, SEALED AND DELIVERED                             )
by Mr [         ]                                        )
for and on behalf of [Insert name of Parent Company]     )
as lawful attorney of the Parent Company under           )
Power of Attorney dated [          ]                     )
in the presence of [Insert name of Witness]              )
as Witness                                               )


----------------------------------------


[SEE NOTE 10]

                                     - 4/7 -

                        NOTES FOR GUIDANCE IN PREPARATION
                        OF UNDERTAKING BY PARENT COMPANY

These notes are prepared in order to assist the Parent Company in the preparation of the Parent Company Undertaking and cross refer to the note references contained in the draft Undertaking itself. The note references contained in the draft Undertaking shall be deleted from the engrossment of the Undertaking when prepared by the Parent Company.

NOTE 1

The jurisdiction in which the Parent Company is incorporated shall be inserted.

NOTE 2

If the Parent Company is not the immediate parent company, the chain of ownership through the intermediate parent companies should be set out which identifies each company in the chain and the shareholding in each subsidiary.

NOTE 3

If the Contractor comprises more than one company, the words ("the Contractor") shall be replaced by the name of the subsidiary which is included in the Contractor, and all other Joint Venture or Consortium members should be identified.

NOTE 4

If Note 3 applies, refer to the subsidiary of the Parent Company and not the Contractor.

NOTE 5

If Note 2 is applicable (i.e. there are intermediate parent companies) use this alternative.

NOTE 6

If Note 2 is applicable add this provision.

                                     - 5/7 -

NOTE 7

If Note 3 is applicable (i.e. the Contractor comprises more than one legal entity), add this provision and insert the name of the subsidiary.

NOTE 8

If Note 3 applies, add this provision and insert the name of the subsidiary. In Clause 2(b) (only) insert the Joint Venture or other relevant agreement.

NOTE 9

The address for service shall be in Hong Kong.

NOTE 10

Each entity comprising the Parent Company shall execute the Undertaking under seal.

This may be done either by:

(a) affixing the Corporate Seal of the Parent Company in the presence of authorised signatories in accordance with the Articles of Association or other constitutional documents of the Parent Company; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Parent Company in accordance with its Articles of Association or other constitutional documents.

The following documents shall be submitted with the executed Undertaking:

1.      if executed by affixing the Corporate Seal:

        (a) an extract from the Parent Company's Articles of Association or other constitutional documents dealing with the execution of documents by use of the Corporate Seal of the Parent Company; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Parent Company by which the execution of the Undertaking was approved; and

2.      if executed by an attorney on behalf of the Parent Company:

                                     - 6/7 -

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Parent Company to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate powers to the attorney e.g. copy of the Board Resolution authorising the appointment of the attorney or extracts from the Parent Company's Articles of Association or other constitutional documents dealing with the appointment of attorneys together with confirmation of the position or office held by the person giving the Power of Attorney.

                                     - 7/7 -

                       This page left blank intentionally

                                   SCHEDULE 8


                      FORM OF OFF-SHORE MANUFACTURING BOND

                       This page left blank intentionally

                                   SCHEDULE 8

                      FORM OF OFF-SHORE MANUFACTURING BOND

                [To be prepared on headed notepaper of Bondsman]

BY THIS BOND dated the    day of     200[ ] [Insert name of Bondsman] a company
incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] of [Insert Registered Address and Place of Business in Hong Kong of Bondsman] [SEE NOTE 1] ("the Bondsman") is irrevocably and unconditionally bound to THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong, (together with its successors and assigns, "the Employer") for payment of a sum not exceeding the sum stated in Clause 2 below in accordance with the provisions of this Bond.

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] (Contract No. [Insert Contract Number] - [Insert Contract Name]) ("the Contract") made between the Employer and the Contractor, the Contractor has agreed to execute the Works upon the terms contained in the Contract.

(B) Pursuant to the terms of the Contract, the Employer is obliged to pay the Contractor the sum of [Insert amount in words] Hong Kong dollars (HK$[Insert amount in figures]) [SEE NOTE 2] ("the Off-shore Payment") by instalments in accordance with the Interim Payment Schedule for the activities described in Cost Centre [No. ] [SEE NOTE 3].

(C) Pursuant to the said activities, certain components of the Works falling within Cost Centre [No. ] [SEE NOTE 3] ("the Manufactured Goods") as identified in the Schedule of Goods Manufactured Offshore contained in the Pricing Document, are to be manufactured offshore Hong Kong for subsequent delivery to and installation at the Site.

(D) Pursuant to the terms of the Contract, the Contractor, as a condition precedent to his entitlement to receive any payment instalment under Cost Centre [No. ] [SEE NOTE 3] is obliged to provide a bond in the terms hereof.

NOW THE TERMS of this Bond are:

                                     - 1/7 -

1. Where applicable, words and expressions used in this Bond shall have the meaning assigned to them in the Contract.

2. The Bondsman hereby irrevocably and unconditionally undertakes to pay to the Employer an amount not exceeding [Insert amount in words] Hong Kong dollars (HK$[Insert amount in figures]) [SEE NOTE 4] upon receipt from the Employer of a written demand substantially in the form of the Schedule to this Bond signed on behalf of the Employer stating:-

        (a) either that the Contractor is in default of his obligations under the Contract or that the Employer is entitled to terminate or has terminated the Contract or the employment of the Contractor under the Contract; and

        (b) the amount due and payable under this Bond in accordance with Clause 4 below.

3. The Bondsman shall pay to the Employer the amount thus demanded without requiring further evidence or proof of:

        (a)     the default of the Contractor;

        (b) the Employer's entitlement to terminate the Contract or the employment of the Contractor under the Contract;

        (c) any termination of the Contract or the employment of the Contractor under the Contract; or

        (d)     the amount due and payable under this Bond.

4. The amount payable under this Bond shall be the aggregate of the instalments of the Off-shore Payment (net of Retention Moneys) prior to the date of the written demand referred to in Clause 2 above less the aggregate as certified by the Engineer of any and all sums in respect of the Manufactured Goods delivered to Hong Kong in accordance with the terms of the Contract provided always that the liability of the Bondsman under this Bond shall not exceed the sum stated in Clause 2 above.

5. The liability of the Bondsman under this Bond shall remain in full force and effect and shall not be affected or discharged in any way by, and the Bondsman hereby waives notice of.

                                     - 2/7 -

        (a) any suspension of the Works or variation to, or amendment of the Contract or the Works (including without limitation extension of time for performance and adjustment to the amount payable under the Contract);

        (b) the termination of the Contract or of the employment of the Contractor under the Contract;

        (c) any forbearance or waiver of any right of action or remedy the Employer may have against the Contractor or negligence by the Employer in enforcing any such right of action or remedy;

        (d) any other bond, security or guarantee held or obtained by the Employer for any of the obligations of the Contractor under the Contract or any release or waiver thereof,

        (e) any act or omission of the Contractor pursuant to any other arrangement with the Bondsman;

        (f)     any breach of the Contract or other default of the Employer, and

        (g) any provision of the Contract being or becoming illegal, invalid, void, voidable or unenforceable.

6. The liability of the Bondsman under this Bond shall cease on whichever of the following events first occurs:

        (a) payment in full by the Bondsman to the Employer of a sum demanded under Clause 2 above;

        (b) receipt of written notification from the Engineer that all of the Manufactured Goods have been delivered to Hong Kong and inspected by him; or

        (c)     [Insert date] [SEE NOTE 5]

7. The Employer shall be entitled at any time, without the consent of the Bondsman, to assign or transfer the benefit of this Bond or any part thereof, any interest therein or thereunder and any right thereunder, whether past, existing or future, to any third party. In the event of any assignment or transfer by the Employer as aforesaid, the assignee or transferee shall from the date thereof have the same rights, powers and remedies as it would have had if it had at all times been the Employer under this Bond.

                                     - 3/7 -

8. Any documents arising out of or in connection with this Bond shall be served upon the Bondsman, at [Insert Address] Hong Kong [SEE NOTE 6].

9. The Bondsman may change his nominated address for service of documents to another address in Hong Kong but only by prior written notice to the Employer. All demands and notices shall be in writing and in English.

10. This Bond shall be governed and construed according to the laws for the time being in force in Hong Kong and the Bondsman agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

IN WITNESS whereof this Bond has been executed as a deed on the date first before written.

THE COMMON SEAL of                      )
[Insert name of Bondsman]               )
was affixed hereto in                   )
the presence of.                        )
                                        )


OR


SIGNED, SEALED AND DELIVERED            )
by Mr [         ]                       )
for and on behalf of [Insert name       )
of Bondsman]                            )
as lawful attorney of the Bondsman      )
under a Power of Attorney               )
dated [         ] in the                )
presence of [Insert Name of Witness]    )
as witness:                             )


---------------------------------------

[SEE NOTE 7]

                                     - 4/7 -

                                SCHEDULE TO BOND

                                 FORM OF DEMAND
To:     [        ]
        Hong Kong

For the attention of: [            ]

                                                             [         ], 200[ ]

Dear Sirs,

        Contract No.
        Bond for Offshore Manufacture No.[        ]

1.      We refer to the Bond for Off-shore Manufacture No. [    ] dated [     ],
        200[ ].

2. Terms defined in the above Bond have the same meaning when used in this demand.

3. We confirm [EITHER] (that the Contractor is in default of his obligations under the Contract) [OR] (that the Employer is entitled to terminate or has terminated the Contract or the employment of the Contractor under the Contract).

4.      We now demand payment of HK$[ figures ] ([ words ] Hong Kong dollars) by
        [     ], 200[ ], being the amount due in accordance with Clause 4 of the above Bond.

5. We confirm that the signatories of this letter are authorised by the Employer to make this demand on behalf of the Employer.

6.      This demand is governed by Hong Kong law.

Yours faithfully,


(Authorised Signatory)

--------------------
for and on behalf of
THE KOWLOON-CANTON RAILWAY CORPORATION

                                     - 5/7 -

                 NOTES FOR GUIDANCE IN PREPARATION OF OFF-SHORE
                               MANUFACTURING BOND

These notes are prepared in order to assist the Bondsman in the preparation of the Off-shore Manufacturing Bond(s) and cross refer to the note references contained in the draft of the Bond. The note references contained in the draft Bond shall be deleted from the engrossments of the Bonds when prepared by the Bondsman.

NOTE 1

The place of incorporation of the Bondsman should be inserted together with:

(a)    its registered address in the place of incorporation; and

(b)    the address of its place of business in Hong Kong.

NOTE 2

This amount shall be the Cost Centre Value of the relevant Cost Centre which is to be paid for offshore goods or, where relevant, the part of the Cost Centre Value.

NOTE 3

Insert relevant Cost Centre numbers as referred to in the Pricing Document contained in the Contract.

NOTE 4

The amount to be inserted shall be 95% of the figure referred to in Recital (B).

NOTE 5

The date to be inserted shall be in accordance with the Preamble to the Pricing Document.

NOTE 6

The address for service shall be in Hong Kong.

                                     - 6/7 -

NOTE 7

The Bond shall be executed under seal by the Bondsman.

This may be done either by:

(a) affixing the Corporate Seal of the Bondsman in the presence of authorised signatories in accordance with the Articles of Association or other constitutional documents of the Bondsman; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Bondsman in accordance with its Articles of Association or other constitutional documents.

The following documents shall be submitted with the executed Bond:

1.      if executed by affixing the Corporate Seal:

        (a) an extract from the Bondsman's Articles of Association or other constitutional documents dealing with the execution of documents by use of the Corporate Seal of the Bondsman; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board of the Bondsman, by which the execution of the Bond was approved; and

2.      if executed by an attorney on behalf of the Bondsman:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Bondsman to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate the powers to the attorney e.g. copy of the Board Resolution authorising the appointment of the attorney or extracts from the Bondsman's Articles of Association or other constitutional documents dealing with the appointment of attorneys together with confirmation of the position or office held by the person giving the Power of Attorney.

                                     - 7/7 -

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

                                   SCHEDULE 9

                          FORM OF DRAFT LEGAL OPINIONS

                        Part A - For Parent Company Guarantees

                        Part B - For Parent Company Undertakings

                        Part C - For Bonds

                       This page left blank intentionally

                                   SCHEDULE 9

                          PART A - DRAFT LEGAL OPINION
                         FOR PARENT COMPANY GUARANTEES

              [To be prepared on headed notepaper of legal adviser]

We write this letter in our capacity as legal adviser to [Insert name of Parent Company] ("the Parent Company"). We have examined the following documents:

1. a certified copy of the Memorandum and Articles of Association (or equivalent) of the Parent Company;

2. a certified copy of the Power of Attorney dated [Insert date of Power of Attorney] appointing Mr. [Insert name of attorney] as the true and lawful attorney of the Parent Company in Hong Kong for the purposes specified in the said Power of Attorney;

3. a certified copy of the resolution of the Board of Directors of the Parent Company authorising the appointment of Mr. [Insert name of attorney] as the true and lawful attorney of the Parent Company in Hong Kong as aforesaid; and

4. such other records and documents as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon such examination we are of the opinion that:

1. the Parent Company is a company duly incorporated and validly existing under the laws of [Insert country of incorporation of the Parent Company] and has full power and authority to carry on its business as it is now being conducted;

2. the Parent Company has the corporate power to provide a Guarantee in favour of the Kowloon-Canton Railway Corporation and has taken all necessary corporate and legal action in that regard;

3. the Parent Company may by its nominated attorney execute instruments as deeds and the Parent Company may accept and undertake all the consequences arising therefrom as if it had been able to affix a seal to such instruments in accordance with the laws of Hong Kong; and

                                     - 1/2 -

4. the Power of Attorney confers, under the laws of [Insert the proper law of the Power of Attorney] a valid and binding authority on the nominated attorney to execute instruments as deeds by attaching his personal seal thereto in Hong Kong in accordance with the laws of Hong Kong, and such legal, valid and binding obligations of the Parent Company as arise under the Guarantee under the laws of Hong Kong will constitute legal, valid and binding obligations of the Parent Company in and under the laws of [Insert country of incorporation of the Parent Company].

Notwithstanding the foregoing, we make the following provisos to this opinion:

(i) we express no opinion with regard to any laws other than the laws of [Insert country of incorporation of the Parent Company]; and

(ii) we have assumed that all documents examined by us are genuine and are signed by the persons by whom they are purported to be signed.

This opinion is given in connection with the provision of a Guarantee by the Parent Company in favour of the Kowloon-Canton Railway Corporation and may be relied on solely by the Kowloon-Canton Railway Corporation and its successors and assigns. It is not made available for any other purpose and may not be relied upon by any other persons.

                                     - 2/2 -

                                   SCHEDULE 9

                          PART B - DRAFT LEGAL OPINION
                         FOR PARENT COMPANY UNDERTAKINGS

              [To be prepared on headed notepaper of legal adviser]

We write this letter in our capacity as legal adviser to [Insert name of Parent Company] ("the Parent Company"). We have examined the following documents:

1. a certified copy of the Memorandum and Articles of Association (or equivalent) of the Parent Company;

2. a certified copy of the Power of Attorney dated [Insert date of Power of Attorney] appointing Mr. [Insert name of attorney] as the true and lawful attorney of the Parent Company in Hong Kong for the purposes specified in the said Power of Attorney;

3. a certified copy of the resolution of the Board of Directors of the Parent Company authorising the appointment of Mr. [Insert name of attorney] as the true and lawful attorney of the Parent Company in Hong Kong as aforesaid; and

4. such other records and documents as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon such examination we are of the opinion that:

1. the Parent Company is a company duly incorporated and validly existing under the laws of [Insert country of incorporation of the Parent Company] and has full power and authority to carry on its business as it is now being conducted;

2. the Parent Company has the corporate power to provide an Undertaking in favour of the Kowloon-Canton Railway Corporation and has taken all necessary corporate and legal action in that regard;

3. the Parent Company may by its nominated attorney execute instruments as deeds and the Parent Company may accept and undertake all the consequences arising therefrom as if it had been able to affix a seal to such instruments in accordance with the laws of Hong Kong; and

                                     - 1/2 -

4. the Power of Attorney confers, under the laws of [Insert the proper law of the Power of Attorney] a valid and binding authority on the nominated attorney to execute instruments as deeds by attaching his personal seal thereto in Hong Kong in accordance with the laws of Hong Kong, and such legal, valid and binding obligations of the Parent Company as arise under the Undertaking under the laws of Hong Kong will constitute legal, valid and binding obligations of the Parent Company in and under the laws of [Insert country of incorporation of the Parent Company].

Notwithstanding the foregoing, we make the following provisos to this opinion:

(i) we express no opinion with regard to any laws other than the laws of [Insert country of incorporation of the Parent Company]; and

(ii) we have assumed that all documents examined by us are genuine and are signed by the persons by whom they are purported to be signed.

This opinion is given in connection with the provision of an Undertaking by the Parent Company in favour of the Kowloon-Canton Railway Corporation and may be relied on solely by the Kowloon-Canton Railway Corporation and its successors and assigns. It is not made available for any other purpose and may not be relied upon by any other persons.

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                                   SCHEDULE 9

                     PART C - DRAFT LEGAL OPINION FOR BONDS

              [To be prepared on headed notepaper of legal adviser]

We write this letter in our capacity as legal adviser to [Insert name of Bank] ("the Bank"). We have examined the following documents:

1. a certified copy of the Memorandum and Articles of Association (or equivalent) of the Bank;

2. a certified copy of the Power of Attorney dated [Insert date of Power of Attorney] appointing Mr. [Insert name of attorney] as the true and lawful attorney of the Bank in Hong Kong for the purposes specified in the said Power of Attorney;

3. a certified copy of the resolution of the Board of Directors of the Bank authorising the appointment of Mr. [Insert name of attorney] as the true and lawful attorney of the Bank in Hong Kong as aforesaid; and

4. such other records and documents as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon such examination we are of the opinion that:

1. the Bank is a company duly incorporated and validly existing under the laws of [Insert country of incorporation of the Bank] and has full power and authority to carry on its business as it is now being conducted;

2. the Bank has the corporate power to provide a bond in favour of the Kowloon-Canton Railway Corporation and has taken all necessary corporate and legal action in that regard;

3. the Bank may by its nominated attorney execute instruments as deeds and the Bank may accept and undertake all the consequences arising therefrom as if it had been able to affix a seal to such instruments in accordance with the laws of Hong Kong; and

4. the Power of Attorney confers, under the laws of [Insert the proper law of the Power of Attorney] a valid and binding authority on the nominated attorney to execute instruments as deeds by attaching his personal seal thereto in Hong Kong in accordance with the laws of Hong Kong, and such legal,

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        valid and binding obligations of the Bank as arise under the Bond under the laws of Hong Kong will constitute legal, valid and binding obligations of the Bank in and under the laws of [Insert country of incorporation of the Bank].

Notwithstanding the foregoing, we make the following provisos to this opinion:

(i) we express no opinion with regard to any laws other than the laws of [Insert country of incorporation of the Bank]; and

(ii) we have assumed that all documents examined by us are genuine and are signed by the persons by whom they are purported to be signed.

This opinion is given in connection with the provision of a bond by the Bank in favour of the Kowloon-Canton Railway Corporation and may be relied on solely by the Kowloon-Canton Railway Corporation and its successors and assigns. It is not made available for any other purpose and may not be relied upon by any other persons.

                                     - 2/2 -

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                                   SCHEDULE 10


                                INSURANCE POLICY

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                                   SCHEDULE 10

                                INSURANCE POLICY

                                    PREAMBLE

1. In accordance with Clause 32.1, the Employer shall take out a Contractor's All Risks and Third Party Legal Liability policy of insurance in the terms of the Policy Document provided herewith and with deductibles as stated therein.

2. In addition, the Employer shall take out excess Third Party Legal Liability insurance to a maximum limit of HK$1,000,000,000 (Hong Kong Dollars one thousand million) for any one occurrence/unlimited in the aggregate, during the period of the Project, in the same terms as the Primary Third Party Legal Liability, Section 2, of the policy provided herewith.

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                                   SCHEDULE 11

                                     PART A

                        MARINE VESSEL LIABILITY INSURANCE

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                                   SCHEDULE 11

                                     PART A

                        MARINE VESSEL LIABILITY INSURANCE


           Class of                                                  Amount of
        Marine Vessels               Type of Claim                Cover Required
--------------------------------------------------------------------------------
               I                           A                      minimum HK$50m

               I                           B                       minimum HK$3m

              II                           A                      minimum US$50m

              II                           B                      minimum US$50m


Class I is marine vessels of less than 2500 gross registered tons.

Class II is marine vessels of more than 2500 gross registered tons.

A:-     Claims arising from pollution by petroleum or other similar hazardous products.

B:-     All other claims.

N.B.    1.      The amounts stated as "minimum" in the column "Amount of Cover
                Required" shall apply to each and every accident, occurrence or claim.

        2. The insurance required for Class II marine vessels shall be either:-

                A. A Certificate of Entry with a mutual protection and indemnity association (P&I Club) endorsed to include (or with an additional policy to cover) the "Specialist Operations Buyback Cover" with a limit of indemnity of not less than US$50 million.

                B. A marine insurance policy subject to the "C300 Time Clauses" or equivalent either endorsed to include or with separate additional policies to cover:-

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                        i.      Pollution Risks
                        ii.     Institute War and Strike Clauses - Hulls Time
                        iii. Protection and Indemnity insurance - War (excluding crew)
                        iv.     Protection and Indemnity insurance - War (crew)

                        The protection and indemnity cover provided under all of these clauses shall be for not less than US$50 million.

General Exclusions

1) The above provisions shall not apply to Type A claims arising from an accident or occurrence involving an unpowered vessel which:-

        (a)     is used or hired by a supplier, and

        (b)     carries not more than 1,200 litres of such products, in drums.

2) The above provisions shall not apply to Type B claims involving unpowered Class I vessels used or hired by suppliers.

Powered Vessels

For the purposes of the above provisions, unpowered marine vessels whilst attached to a tug are deemed to be powered.

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                                   SCHEDULE 11

                                     PART B

                        EMPLOYEE'S COMPENSATION INSURANCE

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                                   SCHEDULE 11

                                     PART B

                        EMPLOYEE'S COMPENSATION INSURANCE

1. The Employer shall facilitate the establishment of a Project Employee's Compensation Master Policy (PWEC) with Axa General Insurance Hong Kong Limited (Axa), an Insurance Company duly licensed by the Insurance Authority of the Hong Kong Special Administrative Region and in terms acceptable to the Employer.

2. In accordance with the provisions of Clause 33.1 (g) of the General Conditions, the Contractor shall procure insurance through the Employer's appointed broker, Aon Risk Services Hong Kong Limited (Aon) jointly for itself and for its sub-contractors of every tier from the Date for Commencement of the Works until the date of issue of the Defects Liability Certificate through the PWEC under procedures to be promulgated by the Employer before the Date of Commencement of the Works.

3. The Contractor shall pay the Employee's Compensation Insurance (ECI) premium and the Statutory Employee's Compensation Insurance Levy (ECIL), and any adjustment thereof as determined by the Axa, on production of an invoice by Aon and in any event the Contractor shall provide a payment receipt issued by Aon within 30 days from the date of Letter of Acceptance or within 30 days of the date of the invoice for any adjustment. Such amount of ECI premium and ECIL, as evidenced by the aforesaid payment receipts, will be reimbursed to the Contractor by the Employer which, notwithstanding any other provision of the Contract, shall be made without the deduction of Retention Moneys, by the instruction by the Engineer of the expenditure of the applicable Provisional Sum contained in the Pricing Document, pursuant to Clause 65.1(a) of the General Conditions. Without prejudice to any other provision of the Contract, a certificate certifying the reimbursement shall be issued by the Engineer within 7 days of the Contractor presenting the said receipts to the Engineer. Notwithstanding any other provision of the Contract, the Contractor shall not be entitled to receive

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        any overhead or profit from the Employer on the ECI premium and ECIL reimbursed by the Employer to the Contractor in accordance with the foregoing.

4. The insurance coverage provided by the PWEC shall follow the standard Accident Insurance Association of Hong Kong Employee's Compensation policy wording to indemnify the obligations of the Contractor and its sub-contractors of every tier and shall additionally include enhancements and extensions as set out in the following Synopsis, subject to any amendment required by Axa, other than as a result of default of the Employer.

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                                   SCHEDULE 12


                                 MEDIATION RULES

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                                   SCHEDULE 12

                                 MEDIATION RULES

PREAMBLE

Where any agreement provides for mediation under the Corporation's Mediation Rules, the parties shall be taken to have agreed that the mediation shall be conducted in accordance with the following Rules. The Rules are subject to such modification as the parties may agree in writing at any time.

PARAGRAPH 1: MEDIATION

1.1 Mediation under these Mediation Rules is a private dispute resolution process in which a neutral person ("the mediator") helps the parties to reach a negotiated settlement. Mediation should be entered into by both parties with an open mind in an attempt to settle the Dispute amicably. The mediation process will be administered by the Hong Kong International Arbitration Centre (HKIAC), whose current address is:

        38th Floor
        Two, Exchange Square
        Central
        Hong Kong
        Telephone:  (852) 2525 2381
        Fax:        (852) 2524 2171

1.2 Either party may require the other party to participate in a mediation process in accordance with these Mediation Rules, as provided for in the General Conditions of Contract, but neither party shall be bound by an opinion, report, direction or order of the mediator except for an order in relation to costs made under Paragraph 8. The General Conditions of Contract require that all issues arising in a Dispute shall have been the subject of a reference under these Mediation Rules as a condition precedent to taking any step in arbitration proceedings.

1.3 Words and expressions used in these Mediation Rules shall have the meaning assigned to them in the General Conditions of Contract.

PARAGRAPH 2: INITIATION OF MEDIATION PROCESS

2.1 In relation to any Dispute which has been referred to arbitration in accordance with Clause 78.5 of the General Conditions of Contract, either

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        party may within 30 (thirty) days after receipt of a notice of arbitration served by the other party initiate a mediation by delivering a written request for mediation ("the Request for Mediation") to the other party with copies to the Engineer and to the HKIAC.

2.2     The Request for Mediation shall:

        2.2.1 contain a brief self-explanatory statement of the nature of the Dispute, the quantum in dispute (if any), and the relief or remedy sought; and

        2.2.2 state the name of a person who is willing and able to act as the mediator, his current fee rates and any other conditions of appointment.

PARAGRAPH 3: THE MEDIATOR

3.1. Mediation under these Mediation Rules will be conducted by a single mediator appointed in accordance with Paragraph 4. The mediator shall have no authority under the Contract to bind the parties other than by an order under Paragraph 8.5.

PARAGRAPH 4: RESPONSE TO REQUEST FOR MEDIATION

4.1 The party who receives a Request for Mediation may, within 7 (seven) days of service of the Request for Mediation, serve written notice of objection to the person nominated as the mediator. Any such notice of objection shall put forward the names of at least two persons willing and able to act as the mediator and their current fee rates and any other conditions of appointment. Copies of such notice of objection shall be sent to the Engineer and to HKIAC.

4.2 Subject to Paragraph 6, in the absence of service of a notice of objection in accordance with Paragraph 4.1, the person nominated in the Request for Mediation shall be deemed to be acceptable to the party receiving a Request for Mediation.

4.3 In the event of service of a notice of objection, the parties shall attempt to agree a person willing and able to act as the mediator and, failing agreement within fourteen 14 (fourteen) days of service of the notice of objection, either party may request the HKIAC to nominate a mediator.

4.4 Within 14 (fourteen) days of receipt of a request for nomination, the HKIAC shall nominate a mediator who is prepared to serve and is not disqualified under Paragraph 6.

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PARAGRAPH 5: COMMENCEMENT OF THE MEDIATION

5.1 Subject to Paragraph 6, the mediation shall be deemed for the purposes of these Mediation Rules to commence on the date ("the Mediation Commencement Date") of appointment of a person willing and able to act as mediator, being the date upon which:

        5.1.1 the person nominated as such in the request for mediation is deemed acceptable under Paragraph 4.2; or

        5.1.2   the parties agree the identity of the mediator under Paragraph
                4.3 or otherwise; or

        5.1.3   the HKIAC makes a nomination under Paragraph 4.4; or

        5.1.4   the HKIAC makes a nomination under Paragraph 6.

5.2 The party who served the Request for Mediation shall notify the Engineer and the HKIAC in writing of the identity of the mediator upon receipt of confirmation from that person of his acceptance of the appointment.

PARAGRAPH 6: DISQUALIFICATION OF THE MEDIATOR

6. No person shall serve as mediator in any Dispute in which that person has any financial or personal interest in the result of the mediation except by written consent of the parties. Prior to accepting an appointment, the proposed mediator shall disclose to the HKIAC any circumstances likely to create a presumption of bias or prevent a prompt resolution of the Dispute. Upon receipt of the information, the HKIAC shall immediately communicate the information in writing to the parties for their comments. If any party serves on the HKIAC and the other party a written objection to the proposed mediator within 7 (seven) days of receipt of such communication, he shall not be appointed. In such a case, within 14 (fourteen) days of such written objection, the HKIAC shall nominate a further mediator in accordance with the terms of Paragraph 4.4.

PARAGRAPH 7: CONDUCT OF THE MEDIATION

7.1. The mediator shall enter upon the mediation as soon as possible after his appointment and shall use his best endeavours to conclude the mediation as expeditiously as possible, but in any event the mediation process shall not continue for more than 42 (forty two) days from the Mediation Commencement Date unless the parties agree otherwise.

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7.2.    The parties shall at all times give assistance to the mediator to enable the mediation to proceed.

7.3 The parties may be represented by whomever they consider appropriate. Within 7 (seven) days of the Mediation Commencement Date, the parties shall inform the mediator and the other party of the names and addresses of the individuals who will represent them in the mediation.

7.4 The mediator shall inform himself in any way he thinks fit of the nature and facts of the Dispute including requiring the Engineer to see him.

7.5 The mediator shall conduct the mediation in such a manner as will permit full and expeditious presentation to him by the parties of their views. The mediator may see the parties together or separately for the purpose of informing himself of the nature and facts of the Dispute.

7.6 If the mediator considers it appropriate, or if he is requested by the parties, he may express preliminary views orally or in writing on the matters in dispute during the mediation. The mediator may, and shall if requested by the parties, seek legal or other advice from third parties not connected with the Dispute.

7.7 During the course of the mediation, the mediator may attempt various compromise solutions with the parties in an informal manner. Should a solution be agreed it will be accepted by both parties in accordance with Paragraph 7.9.

7.8 Notwithstanding Paragraph 7.1, the mediator may abandon the mediation whenever in his judgement further efforts at mediation would not lead to a settlement of the Dispute and he shall notify the parties in writing.

7.9 The mediation shall be a private and confidential matter between the parties to the Contract and the procedures of the mediation should be so conducted. In the event that the mediation is successful, neither party shall be bound until the terms of the settlement have been recorded in writing and signed by both parties. Copies of the signed agreement shall be provided to the Engineer by the party issuing the Request for Mediation, who shall also inform the HKIAC that the Dispute has been settled.

7.10 Nothing that transpires during the course of the mediation (other than a signed settlement agreement) shall affect the rights or prejudice the position of the parties to the Dispute under the Contract or in any subsequent arbitration or litigation, and, without prejudice to the foregoing:

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        (a)     no opinion given, report produced and terms of settlement
                recommended by the mediator shall be disclosed to the arbitrator or court;

        (b) the fact that information of whatsoever nature was made available to the mediator shall not mean that privilege or confidentiality is waived for any subsequent arbitration or litigation; and

        (c) the fact that the accuracy of information or the validity or meaning of documents was not challenged during the mediation shall not preclude a challenge in subsequent arbitration or litigation.

PARAGRAPH 8: COSTS

8.1 Each party shall, within 7 (seven) days of the Mediation Commencement Date, deposit the sum of HK$50,000 with the HKIAC as a payment on account of the cost and proper expenses of the mediation. The sum of HK$50,000 shall be subject to annual review and adjustment by the HKIAC.

8.2 The mediator may at any time during the course of the mediation require the parties to make a further deposit or deposits with the HKIAC to cover anticipated additional fees and expenses.

8.3 In the event of default by a party in making a deposit required under Paragraphs 8.1 or 8.2, the other party may either:

        8.3.1 make such payment itself, in which case the provisions of Paragraph 8.5 will apply; or

        8.3.2 serve notice on the party in default requiring payment within seven 7 (seven) days failing which the mediation shall be deemed to be abandoned upon the expiry of such period.

8.4     Subject to any order the mediator may make under Paragraph 8.5:

        8.4.1 all fees and expenses of the mediator (including any costs incurred pursuant to Paragraph 7.6) and all administrative costs and expenses of the mediation and of the HKIAC shall be borne equally by the parties and each party shall bear its own costs regardless of the outcome of the mediation or of any subsequent arbitration or litigation;

        8.4.2 at the conclusion of the mediation, the HKIAC shall deduct the costs and expenses of the mediation from the monies deposited under Paragraphs 8.1 and 8.2 and shall return any surplus as follows:

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

                8.4.2.1 in the event and to the extent of any payment made under Paragraph 8.3.1, to the party making such payment;

                8.4.2.2 subject to Paragraph 8.4.2.1, to the parties in equal shares.

        8.4.3 in the event that at the conclusion of the mediation, the costs and expenses of the mediation exceed the monies deposited under Paragraphs 8.1 and 8.2, the mediator may order the shortfall to be paid equally by the parties. The Employer will pay the full amount of the shortfall to the HKIAC within 21 (twenty one) days of such order and the Contractor shall reimburse the Employer half the amount of such shortfall within 28 (twenty eight) days of such order.

8.5     The mediator shall have power:

        8.5.1 to order one party to reimburse the other party such sum or sums as may have been deposited by the other party under Paragraph
                8.3.1 to the extent that such sum or sums will not be refunded by the HKIAC in accordance with Paragraph 8.4.2;

        8.5.2 in the event that the mediator finds that the mediation has been initiated or conducted frivolously or vexatiously, to order the party who initiated or conducted the mediation in a frivolous or vexatious manner to reimburse the other party, in full or in such part as the mediator considers appropriate, in respect of:

                8.5.2.1 the other party's liability for the fees and expenses of the mediator and the administrative costs of the mediation; and/or

                8.5.2.2 the other party's legal or other costs reasonably incurred in connection with preparation for and attendance during the mediation, such costs to be assessed by the mediator in default of agreement between the parties.

        8.5.3 Both parties agree to be bound by an order of the mediator made under Paragraph 8.5 and any liability on one party to make payment to the other party pursuant to such an order shall be deemed a debt due.

PARAGRAPH 9: MEDIATOR NOT SUBSEQUENTLY TO ACT AS ARBITRATOR

9.1 The mediator shall not be appointed as arbitrator in any subsequent arbitration between the parties, whether arising out of the Dispute or otherwise arising out of the Contract unless the parties agree otherwise in writing. Neither party shall be entitled to call the mediator as a witness in any subsequent arbitration or litigation arising out of the Contract. Any

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        communications whether oral or written which either party shall have with the mediator or with other parties in connection with the mediation shall be absolutely privileged.

PARAGRAPH 10: WRITTEN RECORD

10.1 No formal written record shall be kept of the mediation process. Any written view expressed under Paragraph 7.6 and any notes or record made by the mediator, and/or the parties, shall remain private and confidential and not subject to disclosure in any subsequent proceedings.

PARAGRAPH 11: EXCLUSION OF LIABILITY

11.1 It is agreed that the mediator and the HKIAC shall not be liable to any party for any act or omission in connection with any mediation conducted under these Mediation Rules, save for the consequences of fraud or dishonesty.

PARAGRAPH 12: LANGUAGE

12.1 The language of the mediation shall be English and all written communications and hearings shall be conducted in the English language unless the parties and the mediator otherwise agree.

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                                   SCHEDULE 13


                                ARBITRATION RULES

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                                   SCHEDULE 13

                                ARBITRATION RULES

PARAGRAPH 1: COMMENCEMENT OF ARBITRATION

1.1 Any party wishing to commence an arbitration under these Rules ("the Claimant") shall send to the other party ("the Respondent") a written notice requiring the Respondent to appoint or to concur in appointing an Arbitrator ("Notice of Arbitration") which shall include, or be accompanied by:

        (a) the names and addresses (and telephone and fax numbers as appropriate) of the parties to the Dispute and, where the parties choose to be represented by a Representative (under Paragraph 7) and wish to have communications sent to their Representative, the Representative's name and address (and telephone and fax numbers);

        (b) reference to the principal contractual documents in which the arbitration clause is contained or under which the arbitration arises;

        (c) a brief statement describing the nature and circumstances of the Dispute, and specifying in outline the relief claimed; and

        (d) subject to Paragraph 1.4, a proposal that the Hong Kong International Arbitration Centre (HKIAC) appoint the arbitrator or provide a list of up to three names from which the Respondent may choose an Arbitrator.

        The arbitration shall be deemed to commence on the date of receipt by the Respondent of the Notice of Arbitration.

1.2 A copy of the Notice of Arbitration shall be sent to the Secretary General of the HKIAC ("the Secretary General") at the same time that it is sent to the Respondent.

1.3 For the purpose of facilitating the choice of the arbitrator, within 28 (twenty- eight) days of receipt of the Notice of Arbitration, the Respondent shall send to the Claimant a Response containing:

        (a) confirmation or denial of his willingness to arbitrate and, if denial, the grounds relied upon; and

        (b)     subject to Paragraph 1.4:-

                (i)     confirmation or denial of all or part of the claims;

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

                (ii) a brief statement of the nature and circumstances of any envisaged counterclaims;

                (iii)   details of its Representative, if appropriate; and

                (iv) a response to any proposal under Paragraph 1.1(d), including confirmation of agreement or a list of up to three names from which the Claimant may choose an Arbitrator.

1.4 If the parties' agreement provides that no steps shall be taken in any reference of a Dispute to arbitration until after the substantial completion or alleged substantial completion of works or any other identified point in time and the Notice of Arbitration is served before such time:

        (a) the Claimant need not include in the Notice of Arbitration the details identified in Paragraph 1.1(d);

        (b) the Respondent need not include in the Response the details identified in Paragraph 1.3(b); and

        (c) if either party wishes to take steps in the reference after the time restriction has passed, he shall serve written notice to that effect upon the other party and:

                (i) if the Claimant serves such notice, he shall include in it the details identified in Paragraph 1.1(d);

                (ii) if the Respondent serves such notice, he shall include in it the details identified in Paragraph 1.3(b)(i) -
                        (iii) and a list of up to three names from which the Claimant may choose an Arbitrator; and

                (iii) the recipient of such notice shall respond accordingly within 28 (twenty-eight) days of receiving it; in the case of the Respondent in accordance with Paragraph 1.3(b) (insofar as he has not previously responded) and in the case of the Claimant by confirmation of agreement to a name in the Respondent's list or by submitting a list of up to three names from which the Respondent may choose an Arbitrator, and

                (iv) for the purposes of Paragraph 3.3 only, the commencement of the arbitration shall be deemed to be the date of receipt of such notice.

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1.5     A copy of the Response shall be sent to the Secretary General at the same time that it is sent to the Claimant.

1.6 Failure to send a Response shall not preclude the Respondent from denying the claim nor from setting out a counterclaim in its Statement of Defence.

PARAGRAPH 2: APPOINTING AUTHORITY

2.1 Unless otherwise agreed by the parties, the Appointing Authority shall be the HKIAC whose current address is:

        38th Floor
        Two, Exchange Square
        Central
        Hong Kong

        Tel: (852) 2525 2381
        Fax: (852) 2524 2171

2.2 Any application to the Appointing Authority to act in accordance with the Rules shall be accompanied by:

        (a) copies of the Notice of Arbitration and Response and any other related correspondence;

        (b) confirmation in writing that a copy of the application has been sent to or received by the other party; and

        (c) particulars of any method or criteria of selection of the arbitrator agreed by the parties.

PARAGRAPH 3: APPOINTMENT OF ARBITRATOR

3.1     There shall be a sole Arbitrator.

3.2     (a)     The Arbitrator shall be and remain at all times wholly
                independent and impartial and shall not act as advocate for any party.

        (b) Prior to and after appointment, the Arbitrator shall disclose to the parties any circumstances likely to create an impression of bias or prevent a prompt resolution of the Dispute between the parties. Except by consent of the parties, no person shall serve as an Arbitrator in any Dispute in which that person has any interest which, if a party knew of it, might lead him to think that the Arbitrator might be biased.

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

3.3 The Arbitrator may be appointed by agreement of the parties. Failing such agreement within 42 (forty-two) days of the commencement of the arbitration in accordance with Paragraph 1, the Arbitrator shall upon the application of either party be appointed by the Appointing Authority.

3.4 If the Arbitrator, after appointment, dies, is unable to act, or refuses to act, the Appointing Authority will, upon request by either party, appoint another Arbitrator.

PARAGRAPH 4: COMMUNICATION BETWEEN PARTIES AND THE ARBITRATOR

4.1 Where the Arbitrator sends any communication to one party, he shall send a copy to the other party.

4.2 Where a party sends any communication (including Statements and documents under Paragraph 6) to the Arbitrator, it shall be copied to the other party and be indicated to the Arbitrator to have been so copied.

4.3 The addresses of the parties for the purpose of all communications arising under the Rules shall be those set out in the Notice of Arbitration, or as either party may at any time notify the Arbitrator and the other party.

4.4 Unless the contrary is proved, any communication by post shall be deemed to be received in the ordinary course of mail and any instantaneous means of communication (e.g. facsimile) shall be deemed to be received on the same day as transmitted. It shall be a condition of valid service by facsimile that the hard copy is subsequently sent forthwith to the recipient by hand or post

4.5 All communications between the parties and the Arbitrator (and vice versa) and any other information concerning the arbitration shall not be disclosed to third parties without the agreement of all parties.

PARAGRAPH 5: CONDUCT OF THE PROCEEDINGS

5.1 In the absence of procedural rules agreed by the parties or contained herein, the Arbitrator shall have the widest discretion allowed by law to conduct the proceedings so as to ensure the just, expeditious, economical, and final determination of the Dispute.

5.2 Any party wishing the Arbitrator to adopt a simplified or expedited procedure should apply to the Arbitrator as soon as is reasonably practicable after the Arbitrator's acceptance of his appointment.

                                    - 4/12 -

PARAGRAPH 6: SUBMISSION OF WRITTEN STATEMENTS AND DOCUMENTS

6.1 Subject to any procedural rules agreed by the parties or determined by or requested from the Arbitrator under Paragraph 5, the written stage of the proceedings shall be as set out in this Paragraph (and in accordance with Paragraph 4).

6.2 Within 28 (twenty-eight) days of receipt by the Claimant of notification of the Arbitrator's acceptance of the appointment, the Claimant shall send to the Arbitrator a Statement of Claim setting out a full description in narrative form of the nature and circumstances of the Dispute specifying all factual matters and, if necessary for the proper understanding of the claim, a summary of any propositions of law relied upon.

6.3 Within 35 (thirty-five) days of receipt of the Statement of Claim, the Respondent shall send to the Arbitrator a Statement of Defence setting out a full description in narrative form which of the factual matters and propositions of law in the Statement of Claim he admits or denies, on what grounds, and specifying any other factual matters and, if necessary for the proper understanding of the defence, a summary of any propositions of law relied upon. Any Counterclaims shall be submitted with the Statement of Defence in the same manner as claims are set out in the Statement of Claim.

6.4 Within 21 (twenty-one) days of receipt of the Statement of Defence, the Claimant may send to the Arbitrator a Statement of Reply which, where there are Counterclaims, shall include a Defence to Counterclaim.

6.5 If the Statement of Reply contains a Defence to Counterclaim, the Respondent may within a further 21 (twenty-one) days send to the Arbitrator a Statement of Reply regarding Counterclaims.

6.6 All Statements referred to in this Paragraph shall be accompanied by copies (or, if they are especially voluminous and by leave of the Arbitrator, lists) of all essential documents on which the party concerned relies and which have not previously been submitted by any party, and (where appropriate) by any relevant samples.

6.7 The Arbitrator may order the parties to produce any additional documents he may specify.

6.8 As soon as practicable following completion of the submission of the Statements specified in this Paragraph, the Arbitrator shall proceed in such manner as has been agreed by the parties, or pursuant to his authority under the Rules.

                                    - 5/12 -

PARAGRAPH 7: REPRESENTATION

7.1 A party may conduct his case in person or be represented throughout or in part by lawyers or other advisers or representatives of his choice (the Representative). A party shall notify the Arbitrator and the other parties of the name of his Representative and his address (and telephone, telex and fax numbers) and of any change therein as soon as practicable after any such change.

PARAGRAPH 8: HEARINGS

8.1 Subject to Paragraph 12, each party has the right to be heard before the Arbitrator, unless the parties have agreed to a "documents only" arbitration under Paragraph 24.

8.2 The Arbitrator shall fix the date, time and place of any meetings and hearings in the arbitration, and shall give the parties reasonable notice thereof.

8.3 The Arbitrator may in advance of hearings provide the parties with a list of matters or questions to which he wishes them to give special consideration.

8.4 The Arbitrator may order opening and closing statements to be in writing and shall fix the periods of time for communicating such statements and any replies that may be necessary.

8.5 The Arbitrator may also order a transcript of any hearing or part of any hearing.

8.6 All meetings and hearings shall be in private unless the parties agree otherwise.

PARAGRAPH 9: WITNESSES

9.1 The Arbitrator may require each party to give notice of the identity of witnesses he intends to call. Before a hearing, the Arbitrator may also require the exchange of witness statements and of expert reports.

9.2 The Arbitrator has discretion to allow, limit, or refuse to allow the appearance of witnesses, whether witnesses of fact or expert witnesses.

9.3 Any witness who gives oral evidence may be questioned by each party or its Representative, under the control of the Arbitrator, and may be required by the Arbitrator to testify under oath or affirmation in accordance with the Arbitration Ordinance. The Arbitrator may put questions at any stage of the examination of the witnesses.

9.4 The testimony of witnesses may be presented in written form, either as signed statements or by duly sworn affidavits, and the Arbitrator may order that such statements or affidavits shall stand as evidence-in-chief. Subject to Paragraph

                                    - 6/12 -

        9.2, any party may request that such a witness should attend for oral examination at a hearing. If the witness fails to attend, the Arbitrator may place such weight on the written testimony as he thinks fit, or may exclude it altogether.

PARAGRAPH 10: ASSESSOR APPOINTED BY THE ARBITRATOR

10.1    Unless otherwise agreed by the parties, the Arbitrator:-

        (a)     may appoint an Assessor to assist him; and

        (b) may require a party to give any such Assessor any relevant information or to produce, or to provide access to, any relevant documents, goods or property for inspection by the Assessor.

PARAGRAPH 11: POWERS AND JURISDICTION OF THE ARBITRATOR

11.1 Without prejudice to the generality of Paragraph 5.1, and unless the parties at any time agree otherwise, the Arbitrator shall have the power and/or jurisdiction to:-

        (a) allow any party, upon such terms (as to costs and otherwise) as he shall determine, to amend any document submitted under Paragraph 6;

        (b) extend or abbreviate any time limits provided by these Rules or by his directions;

        (c) conduct such enquiries as may appear to the Arbitrator to be necessary or expedient;

        (d) order the parties to make any property or thing available for inspection, in their presence, by the Arbitrator or any Assessor;

        (e) order any party to produce to the Arbitrator, and to the other parties for inspection, and to supply copies of any documents or classes of documents in their possession, custody or power which the Arbitrator determines to be relevant;

        (f) without prejudice to Clause 78.11 of the General Conditions, order the rectification of any mistake which he determines to be common to the parties;

        (g)     rule on the existence, validity or termination of the Contract;

                                    - 7/12 -

        (h) rule on his own jurisdiction, including any objections with respect to the existence or validity of the arbitration agreement or to his terms of reference;

        (i)     determine any question of law arising in the arbitration;

        (j) receive and take into account such written or oral evidence as he shall determine to be relevant, whether or not strictly admissible in law;

        (k) proceed in the arbitration and make an award notwithstanding the failure or refusal of any party to comply with the Rules or with the Arbitrator's written orders or written directions, or to exercise its right to present its case, but only after giving that party written notice that he intends to do so;

        (l) order any party to provide security for the legal or other costs of any other party by way of deposit or bank guarantee or in any other manner the Arbitrator thinks fit; and

        (m) order any party to provide security for all or part of any amount in dispute in the arbitration.

PARAGRAPH 12: DEFAULT BY A PARTY

12.1 If the Claimant fails to attend any hearing of which due notice has been given, the Arbitrator may make an award on the substantive issues and an award as to costs, with or without a hearing. If the Respondent fails to submit a Statement of Defence or to attend any hearing after due notice has been given, the Arbitrator may conduct the hearing in the absence of the Respondent and make an award on the evidence.

PARAGRAPH 13: VENUE

13.1 The venue of the arbitration will be Hong Kong but the Arbitrator may decide for the purpose of expediting any hearing or saving costs to hear witnesses or oral argument or consult with an Assessor (if appointed) at any place the Arbitrator deems appropriate having regard to the circumstances of the arbitration.

PARAGRAPH 14: LANGUAGE

14.1 The language of the arbitration shall be English and all written communications and statements and all hearings shall be conducted in the English language unless the parties and the Arbitrator otherwise agree.

                                    - 8/12 -

14.2 The Arbitrator may order that any documents other than written statements which are produced in the course of the arbitration in their original language shall be accompanied by a translation into the language of the arbitration, such translation to be certified if not agreed.

14.3 Unless the Arbitrator otherwise orders, witnesses shall be entitled to give their evidence in the language of their choice and the Arbitrator may order the translation of that evidence into the language of the arbitration by a suitably qualified person.

PARAGRAPH 15: DEPOSITS AND SECURITY

15.1 The Arbitrator may direct the parties, in such proportions as he deems just to make one or more deposits to secure the Arbitrator's fees and expenses. Such deposits shall be made to and held by the Arbitrator, the HKIAC or some other person or body to the order of the Arbitrator, as the Arbitrator may direct, and may be drawn from as required by the Arbitrator. Interest on sums deposited, if any, shall be accumulated to the deposits.

PARAGRAPH 16: THE AWARD

16.1 The Arbitrator shall make his award in writing and, unless all the parties agree otherwise, shall state the reasons upon which his award is based. The award shall state its date and shall be signed by the Arbitrator.

16.2 The Arbitrator shall be responsible for delivering the award or certified copies thereof to the parties provided that the Arbitrator has been paid his fees and expenses.

16.3 The Arbitrator may make interim awards or separate awards on different issues at different times.

16.4 If, before me award is made, the parties agree on a settlement of the Dispute, the Arbitrator shall either issue an order for termination of the reference to arbitration or, if requested by both parties and accepted by the Arbitrator, record the settlement in the form of a consent award. The Arbitrator shall then be discharged and the reference to arbitration concluded, subject to payment by the parties of any outstanding fees and expenses of the Arbitrator.

PARAGRAPH 17: INTERPRETATION OF AWARDS, CORRECTION OF AWARDS AND ADDITIONAL
               AWARDS

17.1 Within 14 (fourteen) days of the date of the award, unless another period of time has been agreed upon by the parties, a party may by written notice to the Arbitrator request the Arbitrator to give an interpretation of the award. Such

                                    - 9/12 -
        party may also request the Arbitrator to correct in the award any errors in computation, any clerical or typographical errors or any errors of a similar nature. If the Arbitrator considers the request to be justified, he shall provide an interpretation or correction within 14 (fourteen) days of receiving the request. Any interpretation or correction shall be given in writing and shall be notified in writing to the parties and shall become part of the award.

17.2 The Arbitrator may correct any error of the type referred to in Paragraph 17.1 on his own initiative within 14 (fourteen) days of the date of the award.

17.3 Unless otherwise agreed by the parties, a party may request the Arbitrator within 14 (fourteen) days of the date of the award, and with written notice to the other party, to make an additional award as to claims presented in the reference to arbitration but not dealt with in the award. If the Arbitrator considers the request to be justified, he shall notify the parties within 7 (seven) days and shall make the additional award within 21 (twenty-one) days.

17.4 The provisions of Paragraph 16 shall apply to any interpretation or correction of the award and to any additional award.

PARAGRAPH 18: PAYMENT INTO COURT

18.1 Any party may at any time avail himself of the procedure for payment into court pursuant to the provisions of Order 73 of the Rules of the Supreme Court of Hong Kong. No account shall be taken by the Arbitrator of any written or oral offer of settlement where a payment into court could have been made.

PARAGRAPH 19: COSTS

19.1 The Arbitrator shall specify in the award the total amount of his fees and expenses, including the charges of any administrator, Assessor, transcriber or translator. Unless the parties shall agree otherwise after the Dispute has arisen, the Arbitrator shall determine the proportions in which the parties shall pay such fees and expenses, provided that the parties will be jointly and severally liable to the Arbitrator for payment of all such fees and expenses until they have been paid in full. If the Arbitrator has determined that all or any of his fees and expenses shall be paid by any party other than a party which has already paid them to the Arbitrator, the latter party shall have the right to recover the appropriate amount from the former.

19.2 Unless the parties shall agree otherwise after the Dispute has arisen, the Arbitrator may order in his award that all or part of the legal or other costs of one party reasonable in amount and reasonably incurred in respect of the arbitration in relation to the same Dispute shall be paid by the other party. The

                                    - 10/12 -

        Arbitrator shall also have power to tax such costs and shall do so if requested by the parties.

19.3 If the Arbitration is abandoned, suspended or concluded, by agreement or otherwise, before the final award is made, the parties shall be jointly and severally liable to pay to the Arbitrator his fees and expenses including the charges of any administrator, Assessor, transcriber or translator as determined by him.

PARAGRAPH 20: INTEREST

20.1 The Arbitrator may order that interest be paid subject to and in accordance with the Contract

PARAGRAPH 21: EXCLUSION OF LIABILITY

21.1 Without prejudice to any existing rule of law, it is agreed that the Arbitrator shall not be liable to any party for any act or omission in connection with any arbitration conducted under the Rules, save for the consequences of fraud or dishonesty.

21.2 The Appointing Authority and its Secretary General shall not be liable to any party for any act or omission in connection with any arbitration conducted under the Rules, save for the consequences of fraud or dishonesty.

21.3 After the award has been made and the possibilities of interpretation, correction and additional awards referred to in Paragraph 17 have lapsed or been exhausted, the Arbitrator shall not be under any obligation to make any statement to any person about any matter concerning the arbitration, and no party shall seek to make the Arbitrator a witness in any legal proceedings arising out of the arbitration.

PARAGRAPH 22: WAIVER

22.1 A party which knew or ought to have known of non-compliance with the Rules and yet proceeds with the arbitration without promptly stating its objection to such non-compliance, shall be deemed to have waived its right to object The Arbitrator shall determine any issue which may arise as to whether a party has waived the right to object to the non-compliance by any other party with the Rules.

                                    - 11/12 -

PARAGRAPH 23: INTERPRETATION AND GENERAL CLAUSES ORDINANCE

23.1 The Interpretation and General Clauses Ordinance (or any statutory modification or re-enactment thereof for the time being in force) shall apply to the Rules.

PARAGRAPH 24: DOCUMENTS-ONLY ARBITRATION

24.1 Where the parties have agreed that a documents-only arbitration procedure shall be adopted, the parties shall not be entitled to a hearing and the testimony of any witness shall be presented in written form and shall be submitted in accordance with Paragraph 6.6. If the Arbitrator feels unable to make an award on the basis of the documents submitted, he shall be entitled to require further evidence or submissions whether oral or in writing,

 24.2 If a party fails to submit any statement in accordance with Paragraph 6, the Arbitrator may make an award on the substantive issues and an award as to costs without a hearing.

                                    - 12/12 -

SCHEDULE 10 OF GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 10

                               POLICY OF INSURANCE

                                    COMBINED

                             CONTRACTORS ALL RISKS,

                                       AND

                           THIRD PARTY LEGAL LIABILITY

                                                                        [STAMPS]

28 October 2002                                             Contract No. LCC-300

SCHEDULE 10 OF GENERAL CONDITIONS OF CONTRACT

                                   SCHEDULE 10

                               POLICY OF INSURANCE

                                    COMBINED

                             CONTRACTORS ALL RISKS,

                                       AND

                           THIRD PARTY LEGAL LIABILITY

                                                                        [STAMPS]

28 October 2002                                             Contract No. LCC-300

                              EAST RAIL EXTENSIONS

                               POLICY OF INSURANCE

                                    COMBINED

                             CONTRACTORS ALL RISKS,

                                       AND

                           THIRD PARTY LEGAL LIABILITY

                      As referred to in Schedule 10 of the
                         General Conditions of Contract

                              Specifically for the

                       KOWLOON-CANTON RAILWAY CORPORATION

                              EAST RAIL EXTENSIONS

                                   arranged by

                         AON RISK SERVICES HONG KONG LTD

                                   as Brokers

                         FINAL REVISION 6 - 26 MAY 2000

[LOGO]

                           COMPANIES COLLECTIVE POLICY

        IN CONSIDERATION of the Insured named in the Schedule hereto having paid premium set forth in the said Schedule to the Insurers who have hereunto subscribed their Names (hereafter referred to as "the Insurers").

        THE INSURERS HEREBY SEVERALLY AGREE each for the proportion set against its name to indemnify the Insured or Insured's Executors, Administrators and Assigns against Loss as set forth herein during the period of Insurance stated in the said Schedule or during any subsequent period as may be mutually agreed upon between the Insured and the Insurers.

        PROVIDED that:

        (1) the liability of the Insurers shall not exceed the limits of liability expressed in the said Schedule or such other limits of liability as may be substituted therefor by memorandum hereon or attached hereto signed by or on behalf of the Insurers.

        (2) the liability of each of the Insurers individually in respect of such loss shall be limited to the proportion set against its name.

If the Insured shall make any claim knowing the same to be false or fraudulent as regards amount or otherwise this Policy shall become void and all claims hereunder shall be forfeited.

        IN WITNESS WHEREOF I being a representative of the leading Company which is duly authorised by the Insurers have hereunto subscribed my name on their behalf.

        CONTRACTORS ALL RISKS AND THIRD PARTY LEGAL LIABILITY

1       THE SCHEDULE

1.1     Policy No.               : 2077560100

1.2     The Insured              : Kowloon-Canton Railway Corporation as Owners
                                   and/or all Contractors and/or all
                                   Sub-Contractors of every tier and/or
                                   Consultants of every tier employed by the aforesaid Owners and Contractors all for their respective rights and interests

1.3     The Insured Programme    : Construction of the Kowloon-Canton Railway
                                   Corporation's East Rail Extensions Programme and such additional advance or related works as may be included within its scope.

1.4     The Insured Projects     : The Tsim Sha Tsui Extension
                                   The Ma On Shan Rail
                                   The Lok Ma Chau Spur Line
                                   and any ancillary or associated works of each.

1.5     The Insured Contracts    : Each individual contract let separately
                                   within an Insured Project and including any supply and/or works orders issued in conjunction therewith and including such additional works as may be incorporated and all enabling works for future property developments.

1.6     Period of Insurance        A.   Construction Period of Insurance
                                        From 1 August 2000 until 31 December
                                        2004 and/or the commencement of
                                        commercial operation of each of the
                                        Insured Projects of the East Rail
                                        Extensions Programme whichever is the
                                        later and,


                                   B.   Defects Liability Period of Insurance
                                        12 months Defects Liability Period or
                                        landscape establishment period or to the extent and terms defined in each applicable contract separately.

                                   N.B. Any extension in the Construction Period of Insurance required by the Insured shall be automatically allowed by the Insurer provided that such extension shall not exceed 2 years. In the event that the construction period for the main works exceeds 4 years and 5 months an additional premium shall be mutually agreed but not exceeding pro-rata of the originally agreed premium rate.

1.7     The Insurers             : Those Insurers who have subscribed their
                                   names to this policy each for his own part and/or percentage as set beside his name and who have agreed to follow in every particular the decisions of the leading underwriter being the first named Insurer hereunder.

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

THE SCHEDULE - Continued

1.8     Section 1 : All Risks

1.8.1   The Insured              : All Works, temporary works, components,
        Property equipment, materials and goods for incorporation therein, rolling stock and works trains, spares, temporary buildings, office equipment and all other property or equipment of whatsoever nature or description (but excluding Contractors' plant and equipment and spare parts therefore) all being the property of the Insured or for which they may be responsible or hold themselves responsible at the site of the Insured Project or works or elsewhere within the Territorial Limits including whilst in Transit in connection with the Insured Projects.

1.8.2   Territorial Limits       : Anywhere within the Hong Kong Special
                                   Administrative Region that may be used in connection with the East Rail Extensions Programme.

1.8.3   Sum Insured              : The Estimated Project Sum Insured being
                                   HK$19,082 million (Hong Kong Dollars
                                   Nineteen Thousand and Eighty-Two million).

1.8.4   The Deductibles under Section 1 :

1.8.4.1 HK$   200,000            : each and every loss arising out of storm,
                                   tempest, typhoon, floodwater damage,
                                   subsidence, landslide, collapse, earthquake or tsunami.

1.8.4.2 HK$ 1,250,000            : each and every loss arising out of design,
                                   workmanship or materials in accordance with Memorandum 2.2.10.

1.8.4.3 HK$    75,000            : each and every other loss in respect of
                                   contracts with values at inception exceeding
                                   HK$400,000,000.

1.8.4.4 HK$    45,000            : each and every other loss in respect of
                                   contracts with values at inception between HK$400,000,000 and HK$ 100,000,000.

1.8.4.5 HK$    20,000            : each and every other loss in respect of
                                   contracts with values at inception below
                                   HK$100,000,000.

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

THE SCHEDULE - continued

1.9        Section 2 : Third Party Liability

1.9.1      The Liabilities       : Indemnification of liabilities incurred by
                                   the Insured in the course of undertaking the Insured Projects as defined herein.

1.9.2      The Territorial       : Anywhere in the world (subject to Memorandum
           Limits                  3.2.5).

1.9.3      Limit of Liability    : HK$100,000,000 any one occurrence/unlimited
                                   in the aggregate during the Period of
                                   Insurance.

1.9.4      The Deductibles under Section 2 :

1.9.4.1    HK$100,000            : any one occurrence in respect of loss of or
                                   damage to third party property arising out of subsidence, collapse, vibration, weakening or removal of support or other ground movements.

1.9.4.2    HK$100,000 or 50%     : any one occurrence involving loss of or
           whichever is the        damage to oil filled and/or fibre optic
           greater of the amount   cables.
           of loss or damage to
           any underground
           utility services

1.9.4.3    HK$30,000 or 25%      : any one occurrence involving loss of or
           whichever is the        damage to underground utility services other
           greater of the amount   than occurrences as described in 1.9.4.2.
           of loss or damage to
           any underground
           utility services

1.9.4.4    HK$20,000             : any one occurrence in respect of loss of or
                                   damage to third party property other than occurrences as described in 1.9.4.1, 1.9.4.2 or 1.9.4.3 above.

[LOGO]                  Final Revision 6 - 26 May, 2000     East Rail Extensions

LIST OF INSURERS SUBSCRIBING TO THIS POLICY

Insurer                                                       Share
-------                                                       -----
CORNHILL INSURANCE PLC                                         19.0%
 (for Allianz Cornhill International)

THE MING AN INSURANCE CO(HK) LTD                               12.5%

MUNICHRE GENERAL SERVICES LTD                                   9.0%

AXA GENERAL INSURANCE HONG KONG LTD                             7.5%

SCOR CHANNEL LTD                                                7.0%

WINTERTHUR SWISS INSURANCE (ASIA) LTD                           5.0%

ASSICURAZIONI GENERALI S.P.A.                                   5.0%

ROYAL AND SUN ALLIANCE INSURANCE (HONG KONG) LTD                5.0%

AXA REINSURANCE UK PLC                                          5.0%

FALCON INSURANCE COMPANY LTD                                    5.0%

GERLING-KONZERN ALLGEMEINE VERSICHERUNGS - A.G.                 4.0%

AMERICAN HOME ASSURANCE COMPANY                                 4.0%

ZURICH REINSURANCE COMPANY                                      4.0%

ALLIANZ INSURANCE (HONG KONG) LTD                               3.0%

RELIANCE NATIONAL INSURANCE COMPANY (EUROPE) LTD                2.5%

QBE INTERNATIONAL INSURANCE LTD                                 2.5%
                                                              -----
                                                              100.0% of whole
                                                              =====

Several Liability Notice LSW1001 (Insurance)

The subscribing Insurers' obligations under this contract of insurance to which they have subscribed are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing Insurers are not responsible for the subscription of any co-subscribing insurer who for any reason does not satisfy all or part of its obligations.

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

AGREEMENT TO TERMS AND CONDITIONS

The Co-Insurers listed in the List of Insurers Subscribing to this Policy agree to follow the terms, conditions and settlements of the Leading Insurer who has signed hereunder.

THIS POLICY is signed on behalf of all Insurers Subscribing to this Policy who have authorised the Leading Underwriter to sign on their behalf.


                                   ---------------------------------------------
                                   for and on behalf of the Subscribing Insurers by ALLIANZ CORNHILL INTERNATIONAL
                                   (per Cornhill Insurance Plc)

                                   Dated __________________________ 2000

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

2.         SECTION 1 - CONTRACTORS ALL RISKS

           The Insurers will indemnify the Insured in respect of physical loss or damage to the Insured Property described in the Schedule arising FROM ANY CAUSE except as hereinafter provided.

2.1        EXCEPTIONS to Section 1

           PROVIDED always that the indemnity granted by this Section of the Policy shall not apply to nor include:-

2.1.1 Loss or destruction of or damage to cash, banknotes, treasury notes, cheques, stamps, deeds, bonds, bills of exchange, promissory notes or securities.

2.1.2 Loss or damage solely due to total or partial cessation of work against which the Insured shall have failed to take reasonable precautions to protect the Insured Property and to avoid or diminish the amount of such loss or damage.

2.1.3 Consequential loss or penalties of any kind whatsoever including delay in completing negotiating or loss of contracts.

2.1.4      The cost of normal upkeep or normal making good.

2.1.5 Loss of any property by disappearance or by shortage where such loss is revealed only by the making of an inventory or periodic stocktaking. This exclusion shall apply to losses for which no explanation can be given and which show up only at the time of making an inventory or stocktaking. If a loss is discovered only at the time of making an inventory or stocktaking and it can be shown that such loss is due to a risk covered by the Policy, then the Insured shall be in no way prejudiced by this exclusion.

2.1.6 Loss of or damage to any aircraft or hovercraft or any waterborne vessel or craft and plant permanently mounted thereon other than safety boats, other non-power driven craft not exceeding 12 metres in length and floating works and temporary works.

2.1.7 Loss of or damage to contractors' equipment and mechanically propelled passenger or goods carrying vehicles used on the site including licenced road vehicles whether covered by any motor policy or not.

2.1.8 Damage to or loss, deterioration or death of trees or other natural vegetation pre-existing on any site at the commencement of a contract or consequent upon transplanting but this exclusion shall not apply to physical loss or damage resulting from an accidental occurrence arising out of the undertaking of the works.

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EXCEPTIONS to Section 1 - continued

2.1.9 The silting up of dredged areas nor for loss of or damage to underwater excavations, bedding material or other underwater fill, rock or protection caused by normal tide and current. In the context of the foregoing disturbance and consequent loss or damage caused by earthquake, tidal wave or tropical cyclone (defined as the hoisting of tropical cyclone signal No. 8 or higher by the Hong Kong Observatory) shall be accepted as abnormal and not excluded by the foregoing.

2.1.10     Subsidence of reclaimed areas unless accidental.

2.1.11 Any repairs or replacements necessitated solely by wasting wearing away or wearing out caused by or naturally resulting from ordinary use of working, rusting, corrosion or gradual deterioration of any part of an item of Insured Property, but this exclusion shall not apply to damage resulting from such causes to other Insured Property by this policy.

2.1.12 Any sea or air transit. However, this exclusion shall not apply to any such transits commencing and finishing within the Territorial Limits of the Hong Kong Special Administrative Region.

2.1.13 The cost of pile casings or similar temporary works or temporary materials which may be abandoned or incapable of salvage after they have performed their original function.

2.1.14 Any item of risk for which a Contractor is required to effect insurance as stated in his contract with the Kowloon-Canton Railway Corporation.

2.1.15 Any increased costs of construction arising out of faulty setting out or similar difficulties of construction which increase the cost of completing the Insured Project. Provided that this exclusion shall not apply to actual damage to the Insured Property, howsoever caused.

2.1.16     The amount(s) stated in the Deductibles Clause 1.8.4 in the Schedule.

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2.2        MEMORANDA attaching to and forming part of Section 1

2.2.1      Reinstatement Clause
           The Liability of the Insurers shall not exceed the Sum Insured stated in the Schedule during the Period of Insurance or such other sum or sums as may be hereafter substituted therefore by memorandum hereon except so far as reinstatement may be made as follows.

           In the event of loss or damage the insurance hereunder shall notwithstanding be maintained in force during the currency for the Sum Insured, the Insured undertaking to pay an additional premium at the policy rate on the full amount of any loss exceeding HK$ 15,000,000 pro-rata from the date of such loss or damage to the expiry of the current Period of Insurance.

2.2.2      Maintenance Provisions Clause
           From the end of the Construction Period of Insurance, being defined as the putting into commercial operation of each Insured Project, loss of or damage to Insured Property occurring before the expiry of the defects liability period as defined in each Insured Contract shall be limited to loss or damage:-

           a) arising from a cause occurring prior to the defects liability period defined in the contract;

           b) caused by the Insured arising but of any operations carried out by them for the purpose of complying with their obligations under a Contract; or

           c) arising from or during the performance tests or commissioning or pre-revenue running period.

           Individual Electrical and Mechanical manufacturers, suppliers or sub-contractors shall not, following the completion and taking over the plant supplied by them be entitled to the benefit of insurance under Section I in respect of loss or damage to such plant which is directly caused by its own fault, defect or error in design or manufacture.

2.2.3      Professional Fees Clause
           The Insurance under this Section includes in addition an amount in respect of Architects' Surveyors' and Consulting Engineers' fees or other professional fees including but not limited to the Insured Owner's own costs necessarily incurred by the Insured in the reinstatement or redesign of the Insured Property consequent upon its loss, destruction or damage but not for preparing any claim, it being understood that the amount payable for such fees shall not exceed those authorised under the Scale of the Royal Institute of British Architects/The Royal Institution of Chartered Surveyors or the Association of Consulting Engineers or the equivalent local body as the case may be.

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MEMORANDA attaching to and forming part of Section 1 - continued

2.2.4.     Debris Removal Clause
           The insurance under this Policy shall include costs and expenses necessarily incurred by the Insured in:

           a) removal and disposal of debris and material foreign to the Insured Project, whether damaged or undamaged,

           b)      dismantling and/or demolishing of any part of the Insured
                   Property,

           c) shoring up, propping and/or protecting Insured Property whether damaged or not,

           d) clearing or repairing drains or service mains when such is compulsory by law or ordinance or when the Insured deems it necessary for the practicability of operations,

           e)      dewatering the works, and

           f) removal of wreck or wreckage when such removal is compulsory by law or ordinance or when the Insured deems it necessary for the practicability of operations,

           in any circumstances giving rise to a claim under this Policy.

           In addition, Insurers will indemnify the Insured in respect of the cost of removing and disposing of debris from the site or access thereto or in transit thereto including cleaning up costs following the action of a cause hereby insured against.

           The limit of Insurers' liability under this Memorandum shall not exceed 2% of each contract value subject to a minimum of HK$10,000,000 each and every claim.

2.2.5      Automatic Increase Clause
           If during the Period of Insurance the value of any Insured Project shall be in excess of the total estimated project sum insured, the Sum Insured shall be increased automatically by such excess amount but not exceeding in all 20% of the estimated sum insured for the Project provided that a declaration of the actual total aggregate contract prices shall be made to Insurers following final completion.

2.2.6      Extra Charges Clause
           The Insurance under this Section includes an amount in respect of extra charges for overtime, nightwork, work on public holidays, express freight, air freight, necessarily incurred by the Insured in the reinstatement or replacement of the Property Insured destroyed or damaged by any peril hereby insured against.

           Limit: 20% of any claim any one Insured Contract.

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MEMORANDA attaching to and forming part of Section 1 - continued

2.2.7      Time Adjustment Clause
           It is agreed that any loss of or damage to the property described in the Schedule arising during any one period of 96 consecutive hours, caused by flood, storm, tempest, typhoon, water damage, earthquake, tsunami or landslide shall be deemed as a single event, therefore, to constitute one occurrence with regard to the deductibles provided for in the Schedule.

           For the purpose of the application of this clause a single event referred to shall apply to the Insured Projects as a whole.

2.2.8      Plans
           Notwithstanding anything herein contained to the contrary the Insurance hereby is extended to indemnify the Insured against the necessarily incurred costs of reconstitution or data, plans, drawings or other contract documents lost, destroyed or damaged as a result of a peril insured hereunder wherever or whenever such loss, destruction or damage shall occur.

           Such indemnification shall however be limited to:

           a) a maximum amount of HK$50,000,000 any single occurrence or series of occurrences arising out of any one event.

           b) the cost of labour expended in such re-writing or re-drawing including all necessary overtime working or research.

2.2.9      Free Issue Materials Clause
           The reference to materials in this Section shall extend to include free issue materials. Where such materials are to be insured under this Section the Contractors must declare the value of such materials.

2.2.10     Defects Indemnity
           It is expressly agreed that in respect of claims for loss or damage in respect of property insured hereunder where the cause is defective workmanship, materials or fault, defect, error or omission in design, plan or specification the indemnity provided by this Section shall not apply to or include:-

           a) The cost of rectifying such defective workmanship, materials or fault, defect, error or omission in design, plan or specification unless the Property Insured has been lost or damaged as a consequence of such defect.

           b) The additional cost of introducing improvements or corrections in the rectification of the workmanship, material or fault, defect, error or omission in design, plan or specification responsible for such loss or damage.

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MEMORANDA attaching to and forming part of Section 1 - continued

2.2.11     Tunnelling
           In accordance with General Condition 6.5, it is the Insured's duty to take all reasonable precautions at his own expense to prevent loss or damage and more particularly it is a condition precedent to the Insured's right to claim indemnity under this Section in respect of loss of or damage to tunnelling works that, prior to the occurrence of such loss or damage, the Insured shall:-

                   undertake such forward probing and grouting or treatment of ground surrounding tunnels as is prudent, having regard to the anticipated ground conditions as necessary insert temporary supports, rock anchors and/or primary tunnel linings in accordance with prudent tunnelling procedures maintain dewatering equipment and standby facilities compatible with anticipated water flows and/or compressed air equipment as necessary and generally undertake the works in a competent manner.

           No indemnity is provided under this Section in respect of overbreak or the excavation of tunnels larger in profile than required by contract specifications and Insurers shall not be liable for the cost of additional back-filling, grouting or other measures necessary to establish the contours required under contract, or to secure surrounding ground during excavation.

           In respect of tunnelling already carried out, however (whether completed or in the course of the application of primary of permanent linings) Insurers shall in the event of subsidence, collapse or other fortuitous damage indemnify the Insured against the cost of removing debris and reforming the tunnel soffit and invert and re-establishing the tunnel face to the same condition as pertained immediately before the loss provided always that the Insured shall at it's own expense, bear the cost of any betterment in the final Works. The betterment provision shall only apply when the reinstatment works directly contribute to reducing the cost of completing the tunnel.

2.2.12     Ground Subsidence
           The cover provided under this Policy shall extend to include the cost of reinstating and/or consolidating subsidence or collapse of ground or surfaces surrounding the works whether on or off site in consequence of loss of or destruction or damage to works or temporary works insured under this Policy.

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

MEMORANDA attaching to and forming part of Section 1 - continued

2.2.13     Inflation Protection
           In the event of delay in completion of the Insured Project or part thereof being incurred solely by reason of damage to the Insured Property, cover shall extend to indemnify the Insured (in addition to the cost of repairing or replacing loss of or damage to material property as extended by Memorandum 2.2.6) in respect of the amount by which the ultimate cost of construction of those parts of the Insured Property not suffering such damage and being unbuilt or incomplete at the date of damage should exceed the cost of construction had no such damage or consequent delay occurred.

           Provided always that:

           a) The indemnity provided this Memorandum shall apply only to the net increase in costs caused by the inflationary effect of escalation in the costs of labour, material and services which the Insured shall prove to be a direct result of the delay consequent upon the indemnifiable damage.

           b) No indemnity is given under this Memorandum in respect of increased construction costs incurred :

                   i) In consequence of any other delay not referred to above.

                   ii) By reason of any improvement or change in methods of working or construction.

                   iii) In re-designing the Insured Property or incurred as a result of such re-design.

                   iv) For the acceleration of the progress of the works or to expedite repairs or to construct the works at a faster rate than previously achieved.

           c) No indemnity is provided in respect of the payment of penalties or liquidated damages, nor in respect of costs incurred to avoid such payment.

           d) The liability of Insurers under this Memorandum shall not exceed a sum equal to 10% of the value in respect of each Insured Contract.

2.2.14     Loss-Payee Clause
           The proceeds of any claim under this Policy where the agreed amount of settlement exceeds HK$20 million will be paid directly to the Kowloon-Canton Railway Corporation or as it may direct.

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

MEMORANDA attaching to and forming part of Section 1 - continued

2.2.15     Testing and Commissioning

2.2.15.1   Cover during testing and commissioning
           In the event that performance or acceptance testing or commissioning or pre-revenue running of late delivered equipment or rolling stock extends beyond the commencement of commercial operation of a subsisting Insured Project, such equipment or rolling stock shall continue to be covered subject to Construction Period of Insurance coverage terms and conditions until final completion of such testing or commissioning of each item individually.

2.2.15.2   Repeat Tests
           If as a result of a peril insured against hereunder it becomes necessary to repeat any test and/or commissioning or to carry out subsequent test(s) and/or commissioning, the Insurers hereon will bear the cost of any such repeated and/or subsequent test(s) or commissioning subject to the Policy limit and it being within the framework of the cover afforded by this section of the Policy and which forms part of the sum insured.

2.2.16     Defects Liability Period and Temporary Works Cover
           Any work of:-

           i)      reconstruction, rectification, remedial or repair

           ii) uncompleted minor works or additional works ordered by the engineer (but not exceeding 20% of the value of the contract at inception)

           undertaken by the Insured in accordance with the provisions of the contract shall be covered hereunder subject to the terms and conditions applicable to the construction period which shall mean the period commencing with the award of the contract and terminating on the commencement of the Defects Liability Period.

           Where any Insured Property is repaired, replaced or renewed during the Defects Liability Period the coverage provisions of this clause shall apply to such rectified or substituted Insured Property for such period as specified in the Defects Liability provisions in the contract from the date of such rectification, replacement or renewal.

           Temporary Works and temporary site buildings not removed at time of commercial operation shall remain covered until they have been removed to final destination but not exceeding 12 months.

2.2.17     Definitions
           Temporary works as covered by this Section are deemed to include but shall not be limited to all shuttering, formwork and scaffolding including all mechanical shuttering such as slipforms, climbforms and the like, launching girders and gantries, contractors' work trains, coffer-dams and the like together with mooring equipment, anchor blocks and temporary jetties.

           Constructional plant and equipment is excluded from coverage and in accordance with Exception 2.1.7 a) the Insured Property excludes inter alia tunnelling shields, compressed air locks and compressors, reusable pile casings and cutting tools, drilling, lifting and excavation equipment generally (unless specifically stated is covered above), batching plant, power cables and transformers associated therewith, surveying instruments and all other fixed or mobile constructional plant and equipment on land or afloat.

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

MEMORANDA attaching to and forming part of Section 1 - continued

2.2.18     Loss of Bentonite or Similar Material
           Without prejudice to the insurance provided under this Section of the Policy it is agreed that in the event of loss or damage occurring to the Insured Property during the construction of diaphragm walls, tunnels, and trenches or other structures and as a result there is a sudden or uncontrollable loss of bentonite or similar materials, the insurance provided by this Section shall apply to both the loss of bentonite or similar material itself and other direct loss of or damage to the Insured Property and shall also extend to include all costs incurred in making good and completing that part of the work to the reasonable satisfaction of the Engineer in excess of the costs of construction that would have been incurred had the loss of bentonite or similar material not occurred.

2.2.19     Extra Cost of Reinstatement
           It is agreed that this policy extends to include increased costs of re-building, repair or replacement occasioned by the enforcement of any law or by-law or ordinance regulating the construction or repair of property and in force at the time such loss occurs, limited however to the requirements of such laws, by-law or ordinance. The Insurers liability for such costs is limited to no more than 20% of the loss before such costs are added and not increasing the total liability of the Insurers in respect of the loss beyond the sum insured in the Schedule.

           All consequent upon loss or damage insured.

2.2.20     Contractors' Overheads
           Allowance for a reasonable margin of overheads in the amount of the claim provided that such allowances have been included in the Contractor's or Sub-Contractor's or Supplier's or Manufacturer's or Consultant's original contract prices but not increasing the total liability of the Insurers in respect of the loss occurrence beyond the Sum Insured.

2.2.21     Insured Property in Use
           Subject always to the conditions and exceptions of the Policy, in the event that the Insured Property or any part of the Insured Property under Section 1 is handed over to and/or taken into use by the Employer, but not being used for commercial operations, cover shall continue until the expiry date of the Construction Period of Insurance specified in the Schedule for each Insured Project (or any extension thereof agreed by the Insurers), at terms to be agreed.

2.2.22     PROPERTY BEING WORKED UPON
           Any existing property of the Kowloon-Canton Railway Corporation which is taken over by a Contractor under an Insured Project shall be deemed to be Insured Property hereunder but only to the extent that such item or portion of property is being worked upon and arising out of such work.

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

3.         SECTION 2 - LIABILITY TO THIRD PARTIES

           The Insurers will indemnify the Insured subject to the Limit of Indemnity stated in the Schedule and except as hereinafter provided in respect of all sums which the Insured shall become legally liable to pay arising out of the performance of the Insured Projects described in the Schedule for:-

           i) death, bodily injury, personal injury (including illness) to or disease contracted by any person

           ii)     loss of and/or damage to property and/or loss of use thereof

           iii) obstruction loss of amenities trespass nuisance or any like cause occurring during the Period of Insurance and arising out of or in connection with the Insured Projects as shown in the Schedule.

           Provided always that Insurers' liability for compensation payable to any number of claimants in respect of or arising out of any one occurrence or all occurrences of a series consequent upon or attributable to one source or original cause shall not exceed the Limit of Indemnity shown in the Schedule.

           The Insurers will however pay in addition to the Limit of Indemnity stated in the Schedule:-

           a) all costs and expenses recovered by any claimant from the Insured,

           b) all costs and expenses incurred with the written consent of the Insurers in the defence of claims against the Insured,

           c) the costs and expenses of solicitors fees, legal representation of any coroners inquest, fatal accident enquiry, court of summary jurisdiction of proceedings arising out of alleged breach of statutory duty or other similar judicial enquiry into circumstances relating to any accident claim or potential claim which would be the subject of indemnity under this Policy.

           Provided that the Insurers may at any time pay to the Insured the Limit of Indemnity (after deduction of any sum or sums already paid as damages) or any lesser amount for which any such claim or claims can be settled and upon such payment the Insurers shall relinquish the conduct and control of and be under no further liability under this Policy in connection with such claim or claims except for costs and expenses as above incurred in respect of matters prior to the date of such payment.

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

3.1        EXCEPTIONS to Section 2

           PROVIDED always that the indemnity granted by this Policy shall not apply to nor include:-

3.1.1 Liability for death of or bodily injury (including illness) arising out of or in the course of undertaking any activity in connection with an Insured Contract in respect of:

           a) any person employed directly or independently by or the proprietor of any Contractor and/or Sub-contractor of any tier; and

           b) any person to whom any part of the Insured Contract have been sub-contracted including but not limited to self-employed person and/or sole-proprietor.

3.1.2 Liability in respect of injury, illness, loss or damage or in connection with or arising from:

           a) the use of mechanically propelled passenger or goods carrying vehicles used on the public highway not being constructional plant primarily intended for use in the Insured's construction activities on site or otherwise used as a tool of trade;

           b) occurrences in respect of which liability is compulsorily insurable under any Road Traffic Act or similar legislation governing the use of motor vehicles.

3.1.3 Liability for loss of or damage to the permanent or temporary works and or materials forming part of the Insured Projects executed or in the course of execution by the contractors in performance of the Contract during the period of contractors' work (other than any period of maintenance or defects liability period) and the plant equipment or any other property of the contractor and or any sub-contractor brought onto the site of the Contract for the purpose of such direct performance or use in the connection with the Contract.

3.1.4 Liability resulting from, attributable to or caused by the ownership or possession of or use by the Insured of any aircraft or the navigation of any waterborne vessel or craft but this exclusion shall not apply to rowing boats, dinghies, workboats, safety boats, personnel boats (powered or unpowered), working rafts or other powered craft in any case not exceeding 12 meters in length and unless otherwise insured and whilst within Hong Kong territorial waters.

           Furthermore this exclusion shall not apply to the Works or temporary works whilst afloat except when they are attached to or under the control of and/or accidentally become detached from any tug, towing vessel or other marine craft.

                                                                        [STAMPS]

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EXCEPTIONS to Section 2 - continued

3.1.5      Liability in respect of loss or damage to :-

           a) property belonging to or in the care, custody or control of the Insured (provided that in respect of any property being repaired, altered or maintained, this exclusion shall be limited to that part of the property being worked upon);

           b) property in respect of which the Insured is indemnified under any other Policy;

                   but these exclusions shall not apply to any such property after being taken into use by the owner.

3.1.6 Liability assumed by the Insured under the terms of any contract or agreement which imposes upon the Insured liability which the Insured would not otherwise have incurred. (This exclusion shall not however apply to any contract described in the Schedule nor any contract or agreement for site access or the hire of plant or supply of materials or any agreement necessarily entered into in connection with the performance of the contract described in the Schedule with any public authority, local or central or government body or similar authority, nor any other contracts advised to and agreed by the Insurers).

3.1.7      Liability arising out of:

           a) bodily injury or loss of or damage to or loss of use of property directly or indirectly caused by seepage pollution or contamination provided always that this paragraph (a) shall not apply to liability for bodily injury or loss of or physical damage to or destruction of tangible property or loss of use of such property damaged or destroyed where such seepage pollution or contamination is caused by a sudden unintended and unexpected happening during the period of this insurance.

           b) the cost of removing nullifying or cleaning-up seeping polluting or contaminating substances unless the seepage pollution or contamination is caused by a sudden unintended and unexpected happening during the period of this insurance.

3.1.8 Liability in respect of penalty sums fines or liquidated damages payable by the Insured in respect of delay or non-completion which attaches solely because of liability in the Insured's contract or agreement.

3.1.9 Liability arising out of negligence neglect error or omissions on the part of the Insured in the conduct and execution of their professional activities and duties except where such negligence neglect error or omission results in third party death, bodily injury and/or damage to property.

3.1.10     The amount(s) stated in the Deductibles Clause 1.9.4 in the Schedule.

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

3.2        MEMORANDA attaching to and forming part of Section 2

3.2.1      Cross Liability Clause
           Where more than one party comprises "The Insured" each of the parties comprising the Insured shall for the purpose of this Policy be considered as a separate and distinct party and the words "The Insured" shall be considered as applying to each party in the same manner as if a separate Policy had been issued to each of the parties and the Insurers hereby agree to waive all rights of aforesaid parties arising out of any occurrence in respect of which any claim is made hereunder provided nevertheless that nothing in this Clause shall be deemed to increase the Limit of Indemnity in respect of any one occurrence or series of occurrences as stated in the Schedule.

3.2.2      Indemnity To Other Parties Clause
           The Insurers will also indemnify

           i) any director, partner or person under a contract of service or apprenticeship with the Insured in respect of liability for which the Insured would have been entitled to indemnity under this Policy if the claim had been made directly against the Insured;

           ii) the officers, committees and members of the Insured's canteen, social sports and welfare organisations and first aid, fire and ambulance services in their respective capacities as such who shall as though the insured be subject to the terms, exclusions, conditions and limitations of this Policy so far as they can apply.

3.2.3      Damage To Roads or Other Property
           Exception 3.1.2 shall not preclude indemnity to the Insured in respect of their liability at law for damage by mechanically propelled vehicles to the surface of roads, adjacent buildings or other property, bridges or viaducts or to anything beneath caused by the weight or vibration of such vehicles or their loads.

3.2.4      Extension of Personal Injury
           The Insurers will indemnify the Insured for their legal liability arising out of false arrest, invasion of privacy, detention, false imprisonment, false eviction, malicious prosecution, discrimination, libel, slander, or defamation of character, or any like cause.

3.2.5      Territorial Limits
           This Policy shall apply to occurrences anywhere in the World but not in connection with any business conducted by the Insured from Premises outside Hong Kong.

           However, it is understood and agreed that in respect of legal proceedings brought in the United States of America, and/or Canada the following special conditions shall apply:

           (1) regardless of any other provision of this Policy, this insurance does not apply to fines, penalties, punitive or exemplary damages

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

MEMORANDA attaching to Section 2 - continued

           (2)     this Policy does not cover any liability for

                   (i) death, bodily injury or disease, or loss of or damage to or loss of use of property directly or indirectly caused by seepage, pollution or contamination

                   (ii) the cost of removing, nullifying or cleaning up seeping, polluting or contaminating substances

           (3) Any dispute concerning the interpretation of the terms, conditions, limitations and/or exclusions contained herein is understood and agreed by both the Insured and Insurers to be subject to the law of the Hong Kong Special Administrative Region. Each party agrees to submit to the jurisdiction of any Court of competent jurisdiction within the Hong Kong Special Administrative Region and to comply with all requirements necessary to give such Court jurisdiction. All matters arising hereunder shall be determined in accordance with the law and practice of such Court.

           It is further understood and agreed that in respect of any judgement, award, payment or settlement made in the United States of America and/or Canada, the total liability of the Insurers in respect of any one occurrence shall be inclusive of :-

           (a) all legal costs and expenses recoverable by any claimant from the Insured

           (b) all costs and expenses incurred with the written consent of the Insurers

3.2.6      Special Conditions for Underground Services
           The following Special Conditions limits and deductibles shall apply to claims in respect of liability as a result of loss of or damage to existing underground services (such as water, gas and sewage pipes, electric and telecommunications cables).

           a)      The Insurers shall not indemnify the Insured unless :-

                   i) prior to the commencement of excavation the Contractor has enquired with the relevant authorities about the exact position of such services and

                   ii) in the event of the relevant authorities indicating the presence of such services in the vicinity of the Site the Contractor shall proceed to locate such services by the hand-digging of trials pits prior to any mechanical excavation and

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

MEMORANDA attaching to Section 2 - continued

           b) In respect of each and every occurrence of loss or damage indemnifiable under this clause the Insurers shall not be liable for the deductibles stated in 1.9.4.2 and 1.9.4.3 in the Schedule.

3.2.7.     Restoration of Ancestoral Graves and the Like
           It is agreed that in respect of claims in connection with loss of or damage to or restoration of ancestoral graves or urns or fung shui features that this policy shall indemnify the reasonable expenses incurred at currently prevailing rates for fees and costs of customary and traditional ceremonies and rites and miscellaneous expenses in connection therewith.

3.2.8      Reinstatement of Property
           In the event of a claim under this Section of the Policy Insurers shall make due allowance for reinstating damaged property to a reasonable condition acceptable to the third party.

3.2.9      Third Parties to the Insured Project
           Notwithstanding their ownership by a named insured, it is agreed that any property, operations or business activities of the Kowloon-Canton Railway Corporation which do not form part of the works or activities related to the Insured Contracts under the Insured Projects shall be deemed to be third parties for purposes of this policy.

3.2.10     To Follow Section 1 Coverage
           It is agreed that any contractual activity or extension of period covered under the provisions of Section 1 are also covered by
           Section 2.

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

4. GENERAL MEMORANDA attaching to and forming part of all Sections of this Policy

4.1        Application of Deductibles per Occurrence
           The Deductibles stated as applicable per occurrence under Sections 1 and 2 of this policy shall be applied to each contract independently and there shall be no aggregate limitation on the deductibles applied per occurrence under the Policy.

4.2        Application of Deductibles per Contract
           When more than one deductible is applicable to claims emanating from any one contract as a result of a particular occurrence then only the highest of the applicable deductibles for such occurrence shall be applied to that contract.

4.3        Permits and Privileges
           The Insured or any other party acting on behalf of the Insured is permitted to effect contracts or agreements customary or necessary to the conduct of Construction Projects (including those for projects similar to the Project insured by this Policy) under which the insured may assume liability or grant release therefrom without prejudice to this Policy, provided such contracts or agreements, oral or written insofar as they affect any loss hereunder are concluded prior to such loss and the rights and obligations of the Insured shall be governed by the terms of such contracts or agreements but subject to their terms, exemptions and conditions of the Policy.

4.4        Several Insureds
           It is noted and agreed that the Insured hereunder comprises more than one party, each operating as separate and distinct entities and that cover hereunder shall apply in the same manner and to the same extent as if individual insurances had been issued to each such party.

           The rights and indemnity of any of the parties who are not guilty of any fraud, misrepresentation, non-disclosure or breach of condition shall not be prejudiced or affected by any fraud, misrepresentation, non-disclosure or breach of condition by any of the other parties comprising the Insured.

           For the purposes of the indemnity granted by this policy claims made by any of the parties defined as the Insured against any other party so described shall be treated as though the party claiming was not named as the Insured in this Policy. Provided always that nothing herein shall increase the Sum Insured under this Policy.

4.5        Waiver of Subrogation
           Insurers hereby agree to waive all rights of subrogation which they may have or acquire against any of the parties comprising the Insured except when such rights of subrogation are acquired in consequence of any fraud, misrepresentation, non-disclosure or breach of condition by that Insured.

           Notwithstanding the foregoing it is expressly agreed that the Insurers have rights of subrogation against design consultants and consulting engineers to the extent of coverage they may have under any professional indemnity insurance in force at the time of the loss or a minimum amount of HK$15,000,000 whichever is the greater in respect of any claim paid under this policy.

[LOGO]                  Final Revision 6 - 26 May, 2000     East Rail Extensions

GENERAL MEMORANDA attaching to and forming part of all Sections of this Policy - Continued

4.6        Mitigation Costs including Sue and Labour
           The Insurer will indemnify the Insured in respect of reasonable costs and expenses incurred by the Insured in effecting temporary repairs or taking other measures to limit further imminent loss, damage or delay from a cause which would be indemnified under this Policy.

           This indemnity shall also include any expense incurred as a result of immediate action taken, reasonable at the time of a circumstance which may give rise to an occurrence of loss, destruction, damage or liability to minimise or prevent such imminent loss, damage, destruction or liability being incurred.

           Such costs or expense must be reasonable having regard to the value or loss at risk or the Limit of Indemnity applicable to Section II.

4.7        Payment on Account Clause
           For a loss covered by this policy, it is understood and agreed the Insurers shall allow a partial payment(s) of claim subject to the policy provisions. To obtain said partial claim payment, the Insured shall submit a partial proof of loss with supporting documentation for Insurers agreement and approval. It is further agreed that the applicable policy deductible must be satisfied before said partial payment(s) are allowable.

4.8        Losses in Progress
           It this Policy should terminate whilst a loss is in progress, then subject to the other terms and conditions of this Policy and provided that no part of such loss is claimed against any policy replacing this Policy, it shall be assumed that the entire loss occurred prior to the termination of this Policy and the indemnity provided by the Insurers shall be calculated accordingly.

4.9        Bankruptcy, Insolvency or Termination
           In the event of the bankruptcy, insolvency or termination of any party claiming to be indemnified as an Insured or Additional Insured hereunder, the Insurers shall not be relieved hereby of the payment of any claim hereunder because of such bankruptcy, insolvency or termination.

4.10       Titles of Paragraphs
           The several titles of the various paragraphs of this Policy (and of any Endorsement attached to the Policy or which may be attached in the future) are inserted solely for convenience of reference and shall not be deemed in any way to limit or affect the provisions to which they relate.

4.11       Singular Terminology
           Any expression slated in the singular shall apply equally in the plural or vice versa.

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

GENERAL MEMORANDA attaching to and forming part of all Sections of this Policy - Continued

4.12       Cancellation on Abandonment
           In the event of non-commencement or abandonment of an Insured Project for any reason the Insured may at their option cancel the Policy or that part of the Policy relative to the non-commenced or abandoned Project. The premium payable in the event of cancellation in whole or in part shall be limited to the rate payable applied to the value of the completed works under such Project at the time of non-commencement or abandonment, the Insured paying any additional premium required or being entitled to a refund.

4.13       Site Visitors and Ceremonies
           The admission of visitors to the sites of the Insured Contracts for inspections, educational or public relations purposes and activities connected with the organisation and performance of official ceremonies for any Insured Contract or the Insured Projects shall be included hereunder and shall not prejudice coverage by any section of this policy.

4.14       Continued Coverage on Cessation of Work
           In the event of a contractor terminating or having his contract terminated resulting in total or partial cessation of work then notwithstanding the provisions of Exception 2.1.2, it is agreed that the interests of the Owner shall remain covered under the terms of this policy in respect of permanent and temporary works and materials and any contractors' equipment over which the Owner holds lien.

4.15       Uncertified Works
           In the event that as at the date stated in the Schedule as the expiration of the Works Damage Period of Insurance a Certificate of Practical Completion has not been issued in respect of any portions of the Works then this insurance shall remain in full force in respect of such portions while they remain at the risk and responsibility of the Contractor. If the certification is subsequently backdated then for purposes of this insurance the date of termination of coverage hereunder shall be deemed to be the date on which the Certificate of Practical Completion is physically issued to the Contractor and the Employer undertakes to pay such additional premium as may be required for such extension in accordance with policy conditions.

4.16       Use of Existing Railway Facilities
           In the event that existing East Rail tracks or facilities are used for the assembly, testing or trial running of rolling stock for the East Rail Extensions Programme, such activities shall be deemed to be Insured Project activities within the scope of this Policy.

[LOGO]                  Final Revision 6 - 26 May, 2000     East Rail Extensions

5.         GENERAL EXCLUSIONS applicable to all Sections of this Policy

           The Indemnity provided by this Policy shall not apply to nor include :-

5.1        Radioactive Contamination Exclusion Clause
           Indemnity for :

           a) any loss destruction or damage to any property whatsoever or any loss or expense whatsoever resulting or arising therefrom or any consequential loss;

           b)      any legal liability of whatsoever nature;

           directly or indirectly caused by or contributed to by or arising from:

           i) ionising radiations or contamination by radioactivity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel.

           ii)     nuclear weapon materials.

           For the purpose of this exclusion only combustion shall include any self-sustaining process of nuclear fission.

5.2        War etc Risks Exclusion Clause
           Loss, damage or liability directly or indirectly occasioned by happening through or in consequence of war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation, commandeering, requisition or destruction or damage by order of any Government de jure or de facto or by any public authority.

           Notwithstanding this war exclusion clause, the Insurance shall cover loss or damage :

           a) caused by missiles and/or mines and/or bombs and/or other explosives not discovered at the moment of commencement of the work on any part of the Insured Projects hereunder, so long as no state of war exists in which the country where the subject matter insured will be erected is involved;

           b) caused by strikes, locked-out workmen or persons taking part in labour disturbances, riots or civil commotions or persons acting maliciously;

           c) caused by shells and/or other missiles fired from military training grounds and/or dropped from military planes (in peacetime).

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

6.         GENERAL CONDITIONS applicable to all Sections of this Policy

6.1 This Policy and the Schedule shall be read together as one contract and any word or expression to which specific meaning has been attached in any part of this Policy or of the Schedule shall bear such specific meaning wherever it may appear.

6.2 If there shall occur any change involving a material alteration in the facts set out in this Policy or forming the basis of this Insurance the Insured shall, as soon as possible, give notice in writing to the Insurers and there shall be such adjustment of the premium as may be mutually agreed.

           The Insurer will not exercise their rights to avoid this insurance on the grounds of mis-description, mis-representation or non-disclosure of any information material to the risks insured by this Policy provided the Insured can establish that the mis-description, mis-representation or non-disclosure was committed innocently, unwittingly and in good faith

6.3 All the terms, exceptions and conditions contained herein or endorsed hereon :-

           a)      are incorporated in and form part of this Policy

           b) are to be deemed conditions precedent to any liability on the part of the Insurers so far as they relate to anything to be done by the Insured.

6.4 The Insured shall upon the discovery of any event likely to give rise to a claim under this Policy

           a) give notice in writing thereof as soon as possible to the Insurers and at his own expense as soon as practicable supply full particulars in the form required by the Insurers,

           b) send to the Insurers on receipt any writ, summons or other proceedings which may be commenced against the Insured,

           c) give to the Insurers all information and assistance to enable the Insurers to settle or resist any claim or institute proceedings.

           The Insured shall take all practical steps, including in the case of goods lost or stolen, or of wilful damage thereto, to give notice to the police as soon as possible for the purpose of recovering any property lost and in the case of theft or wilful damage to discover the guilty person or persons and to have him, her or them prosecuted at the expense of the Insurers.

           The Insured shall not negotiate, pay, settle, admit or repudiate any claim under this Policy without the written consent of the Insurers.

           The Insured shall not in any case be entitled to abandon any property to the Insurers whether taken possession of by the Insurers or not.

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

GENERAL CONDITIONS applicable to all Sections of this Policy - continued

6.5 The Insured shall take all reasonable precautions in the selection of labour and in the maintenance in efficient condition of all plant and appliances used in connection with any contract covered by this Policy and the Insurers shall at all reasonable times have by its representatives access to examine any such plant and appliances.

           The Insured shall also take and cause to be taken all reasonable precautions to prevent loss, damage or accident and shall ensure that all such precautions are carried out and maintained during the Period of Insurance.

           In the event of any occurrence giving rise to loss or damage under this Policy the Insured shall at the expense of the Insurers take such action as is necessary to minimise the loss.

6.6 The Insured shall, if required by the Insurers produce or give access to any property alleged to be damaged.

6.7 It is understood that any deliberate act omission statement or mis-statement on the part of any individual Insured which may vitiate any claim or render this policy void shall have such effect only as to the rights and interests of that particular Insured and shall not prejudice the rights and interests of any other Insured under this Policy.

6.8 The Insured shall at the expense of the Insurers do and concur in doing and permit to be done all such acts and things as may be necessary or reasonably be required by the Insurers for the purpose of enforcing any rights and remedies or of obtaining relief or indemnity from other parties to which the Insurers shall be or would become entitled or subrogated upon their paying for or making good any loss or damage under this Policy whether such acts and things shall be or become necessary or required before or after this indemnification by the Insurers.

6.9 This insurance shall be primary in respect of the risks and interests for which it has been effected by the Owners in accordance with their obligations under the Insured Contracts. In any other circumstances this insurance shall not be called into contribution.

6.10 All differences arising out of this Policy as to the amount of any settlement, liability being otherwise admitted shall be referred to the decision of an Arbitrator to be appointed in writing by the parties in difference or if they cannot agree upon a single Arbitrator to the decision of two Arbitrators one to be appointed by each of the parties in writing before entering upon the Reference. The costs of the Reference and the Award shall be at the discretion of the Arbitrator, Arbitrators, or an Umpire to be appointed if the Arbitrators cannot agree, making the Award.

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

GENERAL CONDITIONS applicable to all Sections of this Policy - continued

6.11 In settlement of claims under Section I of this Policy Insurers shall, subject to the terms and conditions of the Policy, indemnify the Insured on the basis of the full cost of repairing, reinstating or replacing the Insured Property lost or damaged even though in the case of contract works such costs may vary from the original construction costs and shall include all taxes and import duties even if they have been varied or imposed subsequent to the inception of the Policy.

           In the calculation of the costs of restoration or replacement of Works, those elements of costs for which provision is made in the computation of the Sum Insured and such other costs and expenses for which specific provision is made in this Policy will be taken into account.

6.12 This Policy shall be construed according to the Laws of the Hong Kong Special Administrative Region.

[LOGO]                  Final Revision 6 - 26 May, 2000     East Rail Extensions

SPECIAL CONDITIONS OF CONTRACT

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                                CONTRACT LCC-300

                    LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                         SPECIAL CONDITIONS OF CONTRACT

                                                                        [STAMPS]

28 October 2002                                             Contract No. LCC-300

                         SPECIAL CONDITIONS OF CONTRACT
                                TABLE OF CONTENTS

A              CONDITIONS

Clause         Subject Heading                                     Page
------         ---------------                                     ----
SCC1           Alternative Design                                  SC/1

SCC2           Third Party Claims in respect of Damage on
               and to Agricultural Lands                           SC/1

SCC3           CDG Material                                        SC/2

SCC4           Indemnity for breach of Environmental Permit        SC/2

SCC5           Schedule 11 Part B - Employees' Compensation
               Insurance                                           SC/2

B              ATTACHMENTS

Attachment     Title
----------     -----
Attachment 1   Form of Design Warranty                             SCA/1 - SCA/7

Attachment 2   Schedule 11 Part B - Employees' Compensation
               Insurance                                           SCB/1

                                                                        [STAMPS]

Rev. 1: 28 June 2002                   (i)                  Contract No. LCC-300
Addendum No: 1

SPECIAL CONDITIONS OF CONTRACT

                              CONTRACT NO. LCC-300

                      LOK MA CHAU TERMINUS ASSOCIATED WORKS

SCC1    ALTERNATIVE DESIGN

        In the event that an alternative tender is accepted by the Employer and such tender incorporates an alternative design by the Contractor, the Contractor shall:

        (a) procure that the Contractor's design consultant maintains professional indemnity insurance in respect of the design obligations for this Contract from the date of his appointment by the Contractor and expiring not before six years from the date of the issue of the Substantial Completion Certificate for the Works through continued renewal of the same policy, purchase of extended recovery period or retroactive insurance. The limit of liability shall be not less than HK$150,000,000 for any one occurrence or series of occurrences arising out of any one event and in the aggregate with deductibles and excesses thereunder not exceeding ten per cent of the said cover; and

        (b) within 14 days of the date of the Letter of Acceptance, the Contractor shall supply to the Engineer the warranty duly executed by the design consultant as a deed in the form appearing in Attachment 1 to these Special Conditions.

SCC2    THIRD PARTY CLAIMS IN RESPECT OF DAMAGE ON AND TO AGRICULTURAL LANDS

        (a) Any claim received by the Employer or the Engineer in respect of matters for which the Contractor is required under the Contract to indemnify the Employer will be passed to the Contractor who shall likewise inform the Employer and the Engineer of any such claim which is submitted directly to him by a claimant. The Contractor shall keep the Employer and the Engineer informed as to the progress made towards settlement.

        (b) When a claim involves alleged damage to crops or property on agricultural lands the District Land Officer shall be informed by the Engineer's Representative and representative or representatives of the District Lands Office will be present at the negotiations and any payment in settlement of the claim shall be made through the District Lands Officer to the claimant. The Contractor shall do everything necessary including notifying his insurers of the claim received, to ensure that the claim is settled without delay. If, in the opinion of the Employer, the Contractor or his insurers are delaying settlement, the Employer may make direct payment to the claimant in settlement of all outstanding amounts which in the opinion of the Employer are due to him and shall without prejudice to any other method of recovery have the right to deduct by way of set-off, in accordance with General Conditions Clause 75 the sums so paid.

                                                                        [STAMPS]

Rev. 0: 26 April 2002                 SC/1                  Contract No. LCC-300

SPECIAL CONDITIONS OF CONTRACT

SCC3    CDG MATERIAL

        The Employer gives no warranty and makes no guarantee or representation as to the availability or timing of such availability, quantity or suitability (both as to type and nature) of the completely decomposed granite ("CDG Material") for use in the Works. Any non-availability or availability different to that anticipated in the Specification or which could be calculated or assumed from the information given therein whether as to amount, timing, rate of delivery, or quantity or any low quality or unsuitability as aforesaid shall not relieve the Contractor of any of his obligations under the Contract. The Contractor shall not be entitled and hereby waives any rights to any payment (whether by way of damages or otherwise) or any extension of time on the grounds that:-

        (i) the CDG Material is unavailable, or is available in less than the quantity anticipated or which could be calculated or assumed from the information given in the Specification; or

        (ii) the CDG Material or any part thereof is unsuitable (whether as to type and/or nature) for the Works; or

        (iii) the CDG Material or any part thereof is not available to enable delivery to the Site during the period set out in the Works Programme or is available for such delivery in quantities or at a rate or at times during such period different to that anticipated in the Specification or which could reasonably have been calculated or assumed from the information given in the Specification in relation thereto; or

        (iv) the Contractor did not or could not foresee any matter in connection with the CDG Material which may affect or have affected the execution of the Works, or compliance with his other obligations under the Contract; or

        (v) the Contractor has been caused or has suffered any disruption, delay, interference or inconvenience of whatsoever nature arising out of any matter in connection with the CDG Material whatsoever.

SCC4    INDEMNITY FOR BREACH OF ENVIRONMENTAL PERMIT

        Without prejudice to any other provision of Contract or at law, the Contractor shall indemnify and save harmless the Employer in respect of any claim, liability, loss, expense, damage or (to the extent permitted by law) penalty, suffered or incurred by the Employer arising out of or in connection with the Contractor's breach of any condition of requirement included in the Environmental Permit contained in Appendix 1 of the Particular Specification in the Contract, save that the scope of the Contractor's liability and indemnity shall be reduced proportionately to the extent that any neglect or default of the Employer caused or contributed to the said breach of condition or requirement.

SCC5    SCHEDULE 11 PART B - EMPLOYEES' COMPENSATION INSURANCE

        Schedule 11 Part B of the General Conditions is replaced in entirety by Attachment 2 to these Special Conditions.

                                                                        [STAMPS]

Rev. 1: 28 June 2002                  SC/2                  Contract No. LCC-300
Addendum No: 1

SPECIAL CONDITIONS OF CONTRACT

                                  ATTACHMENT 1

                                       TO

                         SPECIAL CONDITIONS OF CONTRACT

                                                                        [STAMPS]

Rev. 0: 26 April 2002                                       Contract No. LCC-300

SPECIAL CONDITIONS OF CONTRACT

               ATTACHMENT 1 TO THE SPECIAL CONDITIONS OF CONTRACT

                             FORM OF DESIGN WARRANTY

THIS AGREEMENT is made the         day of         2002 [SEE NOTE 1].

BETWEEN:

(1) [Insert name of Designer] a company incorporated in and in accordance with the laws of [Insert Jurisdiction of Incorporation] [SEE NOTE 2] of [Insert Registered Address of Designer] ("the Designer"); and

(2) THE KOWLOON-CANTON RAILWAY CORPORATION of KCRC House, No. 9, Lok King Street, Fo Tan, Shatin, New Territories, Hong Kong (together with its successors and assigns, "the Employer").

WHEREAS:

(A) By a contract dated [Insert date of Letter of Acceptance issued by the Corporation] ("the Contract") made between the Employer and [Insert name of Contractor] ("the Contractor"), the Contractor agreed to execute the Works upon the terms contained in the Contract.

(B) The Contractor and the Designer have entered into an agreement ("the Design Agreement") by which the Designer has undertaken the whole or part of the Contractor's obligations in respect of the design of the Works.

(C) The Design Agreement stipulates that the Designer is obliged to provide the Employer with an executed warranty in the terms hereof.

NOW IT IS HEREBY AGREED as follows:

1. In this Warranty, words and expressions shall have the meanings assigned to them in the Contract, except where the context otherwise requires.

2. The Designer warrants and undertakes to the Employer that it has exercised and will, in carrying out the design of the Works and performing the other duties and functions ascribed to it in the Design Agreement, continue to exercise all the skill and care to be expected of a professionally qualified and competent designer experienced in carrying out the design of works which are of a similar nature and scope to the Works.

                                                                        [STAMPS]

Rev. 0: 26 April 2002                 SCA/1                 Contract No. LCC-300

SPECIAL CONDITIONS OF CONTRACT

3. The Designer warrants and undertakes to the Employer that it has taken out and maintained or if it has not already done so, shall take out and maintain in respect of his design obligations under the Design Agreement professional indemnity insurance for a limit of cover of not less than HK$150 million for each occurrence or series of occurrences arising out of one event and in the aggregate with deductible and excesses thereunder not exceeding 10% of the said cover for a period commencing on the date of his appointment by the Contractor and expiring not before 6 (six) years from the date of the issue of the Substantial Completion Certificate for the Works provided that if the Designer considers that such cover is not available at reasonable rates, the Designer shall forthwith inform the Engineer and the level of cover or terms for the purposes of this Clause 3 shall be the maximum level or best terms which are obtainable in the international insurance market at rates which are, in the Engineer's opinion, reasonable. The Designer shall not, without the prior approval in writing of the Employer, settle or compromise with the insurers any claim which the Designer may have against the insurers and which relates to a claim by the Employer against the Designer, or by any act or omission, prejudice the Designer's right to make or proceed with such a claim against the insurers.

4. The Designer undertakes to indemnify the Employer against each and every liability which the Employer may have to any person whatsoever and against any claims, demands, proceedings, loss, damages, costs and expenses sustained, incurred or payable by the Employer to the extent arising from breach of this Warranty by the Designer, provided that the Designer shall have no greater liability to the Employer by virtue of this Clause 4 than the liability of the Designer to the Contractor under the Design Agreement to the extent that the same shall have arisen by reason of any breach by the Designer of his obligations under the Design Agreement.

5. No allowance of time by the Employer under the Contract or by the Contractor under the Design Agreement nor any forbearance or forgiveness in or in respect of any matter or thing concerning this Warranty or the Design Agreement on the part of the Employer or the Contractor nor anything that the Employer or the Contractor may do or omit or neglect to do, shall in any way release the Designer from any liability under this Warranty.

6. The Designer agrees that he will not without first giving the Employer not less than 21 (twenty one) days' prior notice in writing exercise any right he may have to terminate the Design Agreement or his employment thereunder or withhold performance of his obligations under the Design Agreement.

7.      (a)     Notwithstanding anything to the contrary in the Design
                Agreement, if the Contract or the employment of the Contractor under the Contract is terminated for any reason whatsoever and if so requested by the Employer in writing within 21 (twenty one) days of such termination, the Designer shall enter into a novation agreement with the Employer and the Contractor in which the Designer will undertake, inter alia, to perform the Design
                Agreement and be bound by its terms as if the Employer had originally been named as the contracting party in place of the Contractor and as if neither the Contract nor the Contractor's employment thereunder had been terminated. The said novation agreement will be in such form as the Employer may reasonably require.

                                                                        [STAMPS]

Rev. 0: 26 April 2002                 SCA/2                 Contract No. LCC-300

SPECIAL CONDITIONS OF CONTRACT

        (b) If the Employer does not require the Designer to enter into a novation agreement as required by Clause 7(a) above, the Designer shall have no claim whatsoever against the Employer for any damage, loss or expense howsoever arising out of or in connection with this Warranty.

8. Except to the extent (if any) expressly permitted by the Design Agreement, the Designer shall not sub-contract any of his obligations under the Design Agreement without the prior written consent of the Employer.

9. The Designer acknowledges that the Employer shall be entitled to assign the benefit of this Warranty at any time without the consent of the Designer being required.

10. The Designer undertakes that no material variation or amendment to or waiver of the terms of the Design Agreement shall be agreed with the Contractor without the prior written consent of the Employer.

11. Nothing in this Warranty shall be taken as diminishing or increasing any liability on the part of the Designer under the Design Agreement.

12. The Designer acknowledges that it has not relied on any information relating to the Project, the Site or the Works provided directly or indirectly by the Employer and that the Employer shall have no liability or responsibility to the Designer for any such information in the absence of fraud.

13.     (1)     Insofar as the patent, copyright or other intellectual property rights in any plans, calculations, drawings, documents, materials, know-how and information relating to the execution of the Works shall be vested in the Designer, the Designer grants to the Employer a royalty-free, non-exclusive and irrevocable licence (carrying the right to grant sub-licences) to use and reproduce any of the works, designs or inventions incorporated and referred to in such documents or materials and any such know-how and information for all purposes relating to the Works
                (including, without limitation, the design, construction, reconstruction, completion, maintenance, reinstatement, extension, repair and operation of the Works). To the extent beneficial ownership of any such patent, copyright or other intellectual property right is vested in anyone other than the Designer, the Designer shall use its reasonable endeavours to procure that the beneficial owner thereof shall grant a like licence to the Employer. Any such licence granted shall not be determined if the Design Agreement shall be revoked or expire or if the Design Agreement shall be terminated.

        (2) In the event of the Designer ceasing to be employed under the Design Agreement for any reason whatever, the Designer shall provide to the Employer for the retention and use by it, all drawings, diagrams, specifications, calculations and other data and information which the Designer has prepared or are within its possession or control relating to the Works whether or not previously provided.

                                                                        [STAMPS]

Rev. 0: 26 April 2002                 SCA/3                 Contract No. LCC-300

SPECIAL CONDITIONS OF CONTRACT

14. All documents arising out of or in connection with this Warranty shall be served:

        (1)     upon the Employer at [Insert Address]; and

        (2)     upon the Designer at [Insert Address], Hong Kong. [SEE NOTE 3]

15. The Employer and the Designer may change their respective nominated addresses for service of documents to another address in Hong Kong but only by prior written notice to each other. All demands and notices must be in writing.

16. This Warranty shall be governed by and construed according to the laws for the time being in force in Hong Kong and, subject to Clause 17, the Designer agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

17.     (1)     Any dispute or difference of any kind whatsoever between the
                Employer and the Designer arising under, out of or in connection with this Warranty shall be referred to arbitration in accordance with the Arbitration Rules. The reference shall be a domestic arbitration for the purpose of Part II of the Arbitration Ordinance (Cap. 341). References to "Dispute" in such arbitration rules are deemed to include any such dispute or difference between the Employer and the Designer.

        (2) In the event that the Employer is of the opinion that the issues in such a dispute or difference will or may touch upon or concern a dispute or difference arising under, out of or in connection with the Contract ("the Contract Dispute") then provided that an arbitrator has not already been appointed pursuant to Clause 17(1), the Employer may by notice in writing to the Designer require and the Designer shall be deemed to have consented to the referral of such dispute or difference to the arbitrator to whom the Contract Dispute has been or will be referred.

        (3) Save as expressly otherwise provided, the arbitrator shall have full power to open up, review and revise any decision, opinion, instruction, notice, order, direction, withholding of approval or consent, determination, certificate, statement of objection, assessment or valuation of the Employer, the Engineer under the Contract the Designer or the Contractor relating to the dispute or difference.

                                                                        [STAMPS]

Rev. 0: 26 April 2002                 SCA/4                 Contract No. LCC-300

SPECIAL CONDITIONS OF CONTRACT

IN WITNESS whereof this Warranty has been executed as a deed on the date first above written.

THE SEAL of                                 )
THE KOWLOON-CANTON                          )
RAILWAY CORPORATION                         )
is hereto affixed by authority of the       )
Managing Board and signed by                )
[             ] and [             ]         )
in the presence of:                         )


                                                     ---------------------------
                                                     (Authorized Signatory)


                                                     ---------------------------
                                                     (Authorized Signatory)

THE COMMON SEAL of                                   )
[Insert name of Designer]                            )
was affixed hereto                                   )
in the presence of:                                  )
                                                     )

OR

SIGNED, SEALED AND DELIVERED                         )
by Mr [            ]                                 )
for and on behalf of [Insert name of Designer]       )
as lawful attorney of the Designer under             )
Power of Attorney dated [           ]                )
in the presence of [Insert name of Witness]          )
as Witness                                           )


-----------------------------

[SEE NOTE 4]

                                                                        [STAMPS]

Rev. 0: 26 April 2002                 SCA/5                 Contract No. LCC-300

SPECIAL CONDITIONS OF CONTRACT

            NOTES FOR GUIDANCE IN PREPARATION OF WARRANTY BY DESIGNER

These notes are prepared in order to assist the Designer in the preparation of the Warranty and cross refer to the note references contained in the draft Warranty itself. The note references contained in the draft Warranty shall be deleted from the engrossment of the Warranty when prepared by the Designer.

NOTE 1

At the time of preparation of the Warranty by the Designer, the date should be left blank. The date will be inserted by the Employer at the time of execution of the Warranty by him.

NOTE 2

The jurisdiction in which the Designer is incorporated shall be inserted.

NOTE 3

The address for service shall be in Hong Kong.

NOTE 4

The Designer shall execute the warranty under seal.

This may be done either by:

(a) affixing the Corporate Seal of the Designer in the presence of authorized signatories in accordance with the Articles of Association or other constitutional documents of the Designer; or

(b) by execution under seal by an attorney appointed by a valid and binding Power of Attorney given by the Designer in accordance with its Articles of Association or other constitutional documents.

The following documents shall be submitted with the executed warranty:

1.      if executed by affixing the Corporate Seal:

        (a) an extract from the Designer's Articles of Association or other constitutional documents dealing with the execution of documents by use of the Corporate Seal of the Designer; and

        (b) a copy of the Board Resolution or a copy of the minutes of the meeting of the Board the Designer by which the execution of the Warranty was approved;

                                                                        [STAMPS]

Rev. 0: 26 April 2002                 SCA/6                 Contract No. LCC-300

SPECIAL CONDITIONS OF CONTRACT

3.      if executed by an attorney on behalf of the Designer:

        (a) a copy of the Power of Attorney by which the attorney is appointed by the Designer to execute documents on its behalf; and

        (b) evidence of the authority of the person providing the Power of Attorney to delegate powers to the attorney e.g. copy of the Board Resolution authorizing the appointment of the attorney or extracts from the Designer's Articles of Association or other constitutional documents dealing with the appointment of attorneys together with confirmation of the position or office held by the person giving the Power of Attorney; and

3. if the Designer is incorporated outside of Hong Kong, a legal opinion, if required by the Employer, in a form that shall be provided to the Designer, confirming the validity of the execution of the Warranty and of any Power of Attorney.

                                                                        [STAMPS]

Rev. 0: 26 April 2002                 SCA/7                 Contract No. LCC-300

SPECIAL CONDITIONS OF CONTRACT

                                  ATTACHMENT 2

                                       TO

                         SPECIAL CONDITIONS OF CONTRACT

                                                                        [STAMPS]

Rev. 1: 28 June 2002                                        Contract No. LCC-300
Addendum No. 1

SPECIAL CONDITIONS OF CONTRACT

               ATTACHMENT 2 TO THE SPECIAL CONDITIONS OF CONTRACT

                                   SCHEDULE 11

                                     PART B

                        EMPLOYEES' COMPENSATION INSURANCE

1. The Employer shall facilitate the establishment of an Employees' Compensation Master Policy (ECMP) with an Insurer duly licensed by Insurance Authority of the Hong Kong Special Administrative Region and in terms acceptable to the Employer.

2. In accordance with the provisions of Clause 33.1 (g) of the General Conditions, the Contractor shall procure insurance through the Employer's appointed broker, Aon Risk Services Hong Kong Limited (Aon) jointly for itself and for its sub-contractors of every tier from the Date for Commencement of the Works until the date of issue of the Defects Liability Certificate through the ECMP under procedures to be promulgated by the Employer before the Date of Commencement of the Works.

3. The Contractor shall pay the Employee's Compensation Insurance (ECI) premium, the Statutory Employee's Compensation Insurance Levy (ECIL) and any adjustment thereof, as determined by the insurers, on production of an invoice by Aon. In any event, the Contractor shall provide payment receipts issued by Aon for:

        (a) the ECI premium and ECIL, within 30 days from the date of Letter of Acceptance; and

        (b) any adjustment of the ECI premium and ECIL, within 30 days of the date of the invoice for any such adjustment.

        The ECI premium and ECIL, evidenced by the aforesaid payment receipts shall, notwithstanding any provision of the Contract, be reimbursed to the Contractor by the Employer without the deduction of Retention Moneys on the instruction of the Engineer pursuant to Clause 65.1(a) of the General Conditions. Without prejudice to any other provision of the Contract, a certificate certifying the reimbursement shall be issued by the Engineer within 7 days of the Contractor presenting the said receipts to the Engineer. Notwithstanding any other provision of the Contract, the Contractor shall not be entitled to receive any overhead or profit from the Employer on any ECI premium and ECIL reimbursed by the Employer to the Contractor.

4. Insurance coverage provided by ECMP shall follow the standard Accident Insurance Association of Hong Kong Employee's Compensation policy wording to indemnify the obligations of the Contractor and its sub-contractors of every tier and shall additionally include enhancements and extensions as set out in the synopsis, subject to any amendment required by the insurers, other than as a result of default of the Employer.

                                                                        [STAMPS]

Rev. 2: 28 October 2002               SCB/1                 Contract No. LCC-300

                              EAST RAIL EXTENSIONS

                              SYNOPSIS OF INSURANCE

                        REFERRED TO IN SCHEDULE 11 PART B

                             EMPLOYEES' COMPENSATION

                               INSURANCE PROGRAMME

                              specifically for the

                       KOWLOON-CANTON RAILWAY CORPORATION

                          EAST RAIL EXTENSIONS PROJECT

                              LOK MA CHAU SPUR LINE

                        (Except Contracts LDB201, LCC205,
                               LCC206 and LFCC007)

                                                                        [STAMPS]

                               SCHEDULE 11 PART B

                       SYNOPSIS OF INSURANCE MASTER POLICY

Insured                : Kowloon-Canton Railway Corporation as owner and/or
                         Contractors and/or Subcontractors of any tier

Insured Contracts      : All civil works, contracts and systemwide contracts
                         (railway operating system) other than Contracts LDB201, LCC205, LCC206 and LFCC007 for the Lok Ma Chau Spur Line for the East Rail Extensions Project.

Territorial Limits     : Hong Kong Special Administrative Region but including
                         staff and workers temporarily working outside Hong Kong Special Administrative Region.

Period of Insurance    : For the duration of the Insured Contracts from date to
                         be advised to completion of the Insured Contracts plus 12 months Defects Liability Period or to the extent and terms defined in each applicable contract separately.

1. Employees' Compensation Insurance

   Limit of Indemnity  :    HK$200 million any one accident

   Extensions          :
                       .    Joint Insured Clause
                       .    Primary Insured Clause
                       .    Waiver of Subrogation Rights Against All Joint
                            Insureds
                       .    Cancellation Clause
                       .    Future Amendments to Statutory Provisions (subject
                            to additional premium payable and as recommended by
                            AIA or relevant body)
                       .    W204 Indemnity to sub-contractors
                       .    W348 Witnessing Clause (Exception (a)
                       .    Emergency Fatality Payment Clause
                       .    Cover for Employees Temporarily Outside the H.K.
                            Special Administrative Region

                                                                        [STAMPS]

                       .    Cover for Employees Whilst Undertaking Business
                            Trips
                       .    Declaration to Master Policy
                       .    Jurisdiction
                       .    Terrorism Endorsement
                       .    Claims Reporting/Processing System and Medical
                            Healthcare Scheme

   The foregoing insurance provides cover only for Employees within the meaning of the Hong Kong Employees' Compensation Ordinance.

2. Standalone Legal Liability Insurance (for claims at Common Law):

                       . Insuring Independent Contractors and/or Sole Proprietors of subcontractors ("self employed labour only subcontractors/sole proprietors") subject to a limit of HK$100 million any one accident.

   Subject to policy terms, conditions and limitations.

   Deductibles for "self employed labour only subcontractors/sole proprietors":

   .  5% of adjusted loss amount with a minimum of HK$100,000 per accident

                                                                        [STAMPS]

FORM OF TENDER

Note: Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                                CONTRACT LCC-300

                    LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                                 FORM OF TENDER

                                  (PART 1 OF 8)

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

                                   Tenderer : Balfour Beatty - Lam Joint Venture

                               ALTERNATIVE TENDER

                       KOWLOON-CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                                 FORM OF TENDER

                                                           Date: 9th August 2002

To:     Director, East Rail Extensions
        Kowloon-Canton Railway Corporation
        Ground Floor, KCRC House,
        No.9 Lok King Street,
        Fo Tan, New Territories,
        Hong Kong.

Dear Sir,

                              Contract No. LCC-300
                    Lok Ma Chau Terminus and Associated Works

1. Having inspected the Site and examined the General Conditions of Contract, the Special Conditions of Contract, the Drawings and the Specification, any addenda and all other information issued by the Corporation in respect of the execution of the Works under the above-mentioned contract and having completed the Pricing Document contained in Appendix 2 hereto, we hereby [jointly and severally]* offer to execute the Works in conformity with the said General Conditions of Contract, Special Conditions of Contract, the Drawings and the Specification, the said addenda and the aforesaid other information and Appendices 1 and 2 hereto for such sum as may be ascertained in accordance with the said General Conditions of Contract, the Special Conditions of Contract and the Pricing Document as completed by us and appended hereto.

2. We confirm that, at the date hereof, we are not aware of any requirement contained in the documents referred to in Paragraph 1 above with which it is physically impossible to comply, save to the extent disclosed in the Tender.

3. We undertake [jointly and severally]* to substantially complete the Works and any Sections and achieve all Stages by the Key Dates stated in the Specification.

4.      We undertake [jointly and severally]*:

        (a) to keep this Tender open for acceptance without unilaterally varying or amending its terms for the period stated in Appendix 1 hereto; [(The withdrawal of any member or any other change in the composition of the joint venture/consortium/partnership on whose behalf this Tender is submitted shall constitute a breach of this undertaking)]*;

                                                                         [STAMP]

Rev. 0: 26 April 2002              Page 1 of 3              Contract No. LCC-300

                                   Tenderer : Balfour Beatty - Lam Joint Venture

                               ALTERNATIVE TENDER

        (b) if this Tender is accepted, to provide security for the due performance of the Contract as stipulated in the General Conditions of Contract and/or the Special Conditions of Contract; and

        (c) to hold in confidence all documents and information whether technical or commercial supplied to us at any time by or on behalf of the Corporation in connection with this Tender or the Works and, without your written authority or as otherwise required by law, not to publish or otherwise disclose the same.

5. Unless and until a formal agreement is prepared and executed, this Tender together with your written acceptance thereof shall constitute a binding contract between us.

6. We understand that you are not bound to accept the lowest or any tender you may receive.

7. We understand and agree that upon award of the Tender, the result of the evaluation and the bid of each Tenderer will be made known to all Tenderers in the interests of transparency.

8. This Tender shall be governed by and construed in all respects according to the laws for the time being in force in the Hong Kong Special Administrative Region.

Yours faithfully,

                                                        Witnessed by

Signature /s/ D.R. Suff                      Signature /s/ Gary Goodburn
          -------------------------                    -------------------------
Name  D.R. Suff                              Name  Gary Goodburn
For and on behalf of Balfour Beatty
Group Limited                                Occupation Proposals Manager
Address 904 Skyway House,                    Address 904 Skyway House, 3 Sham
3 Sham Mong Road, Tai Kok Tsui               Mong Road, Tai Kok Tsui, Kowloon
Kowloon                                      Date 9th August 2002

                                                        Witnessed by

Signature /s/ Lo Tak Leung                   Signature /s/ Gary Goodburn
          -------------------------                    -------------------------
Name  Lo Tak Leung                           Name  Gary Goodburn
For and on behalf of ______________
Lam Construction Co. Ltd.                    Occupation Proposals Manager
Address   2304-6 World Trade Centre          Address 904 Skyway House, 3 Sham
280 Gloucester Road, Causeway Bay            Mong Road, Tai Kok Tsui, Kowloon
Hong Kong                                    Date 9th August 2002

                                                                         [STAMP]

Rev. 0: 26 April 2002              Page 2 of 3              Contract No. LCC-300

                                   Tenderer : Balfour Beatty - Lam Joint Venture

                               ALTERNATIVE TENDER

*Notes:-

If the Tenderer comprises a partnership, joint venture or consortium:-

(a) the provisions marked with an asterisk are to be retained subject to deletion of the brackets and the inapplicable descriptions (i.e. partnership, joint venture or consortium);

(b) the liability of each member under the Tender, and under any contract formed upon its acceptance, will be joint and several; and

(c)     a representative of each member must sign the Form of Tender.

                                                                         [STAMP]

Rev. 0: 26 April 2002              Page 3 of 3              Contract No. LCC-300

FORM OF TENDER
APPENDIX 1 TO THE FORM OF TENDER

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                                CONTRACT LCC-300

                    LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                        APPENDIX 1 TO THE FORM OF TENDER

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

FORM OF TENDER
APPENDIX 1 TO THE FORM OF TENDER

                                              Balfour Beatty - Lam Joint Venture
                                          Tenderer __________________________

                                   APPENDIX 1
                              TO THE FORM OF TENDER

1.      DEFINITION OF 'PROJECT'
        (Clause GC-1.1 of the General Conditions)

        "Project" means the Lok Ma Chau Spur Line forming part of the East Rail Extensions which provides an extension to KCRC's existing electrified twin track railway system between the current Sheung Shui Station to a new Lok Ma Chau Terminus located at the boundary of Lok Ma Chau including Dongjiang Watermains diversion at Sheung Shui.

2.      PERIOD FOR ACCEPTANCE OF THE TENDER
        (Paragraph 4(a) of the Form of Tender)

        Twenty six (26) weeks after the Tender Closing Date set out in the Letter of Invitation to Tender, or such later date as may be agreed in writing by the Corporation and the Tenderer.

3. DUTIES AND POWERS OF THE ENGINEER SUBJECT TO DIRECTION BY THE EMPLOYER (Clause GC-2.2 of the General Conditions):

        (a)     Clauses GC-5.3 and 5.4 of the General Conditions

                Consent to proposed subcontractors and subcontract terms and conditions.

        (b)     Clause GC-5.11 of the General Conditions

                The discontinuance of participation of a subcontractor in the Works.

        (c)     Clause GC-6.6 of the General Conditions

                Consent to the appointment of a replacement of the Independent Checking Engineer.

        (d)     Clause GC-16 of the General Conditions

                Review without objection of the Works Programme.

        (e)     Clause GC-17 of the General Conditions

                Review without objection of the method statement.

                                                                         [STAMP]

Rev. 0: 26 April 2002              Page 1 of 4              Contract No. LCC-300

FORM OF TENDER
APPENDIX 1 TO THE FORM OF TENDER

                                              Balfour Beatty - Lam Joint Venture
                                          Tenderer __________________________

        (f)     Clause GC-21.6 of the General Conditions

                Instructing the rectification of loss/damage to the Works caused by Excepted Risks.

        (g)     Clause GC-31.3 of the General Conditions

                Instructing the disposal of, or dealing with, antiquities.

        (h)     Clause GC-45.3 of the General Conditions

                The award of extensions of time for the substantial completion of the Works or any Section or the achievement of any Stage.

        (i)     Clause GC-46.2 of the General Conditions

                The instruction of increased rates of progress of the Works.

        (j)     Clause GC-47.2 and 47.6 of the General Conditions

                Request for submission of proposals to Recover Delay and/or Accelerate the Works and the instruction of measures to Recover Delay and/or Accelerate the Works.

        (k)     Clause GC-48.5 of the General Conditions

                Assessment of reduced rate of liquidated damages for delay.

        (l)     Clause GC-51.1 of the General Conditions

                Instruction of the suspension of the Works or any Section, or any part of the Works.

        (m)     Clause GC-53.1(b) of the General Conditions

                The instruction of additional work in the Defects Liability Period not originally included in the Drawings and/or the Specification.

        (n)     Clause GC-54 of the General Conditions

                Issue of variation instructions in respect of work with an estimated value in excess of HK$500,000.

                                                                         [STAMP]

Rev. 0: 26 April 2002              Page 2 of 4              Contract No. LCC-300

FORM OF TENDER
APPENDIX 1 TO THE FORM OF TENDER

                                              Balfour Beatty - Lam Joint Venture
                                          Tenderer __________________________

        (o)     Clause GC-55A of the General Conditions

                The exercise of Option(s) by instructing the Contractor to execute the work comprised therein.

        (p)     Clause GC-56 of the General Conditions

                The valuation of variation and other instructions.

        (q)     Clause GC-57 of the General Conditions

                The assessment of Cost for disturbance to the progress of the Works.

        (r)     Clause GC-62.1 of the General Conditions

                Withholding of consent to bring onto the Site any item of Contractor's Equipment not solely owned by the Contractor.

        (s)     Clause GC-65.1 of the General Conditions

                The issue of instructions for the expenditure of Provisional
                Sums.

        (t)     Clause GC-66.5 and 66.6 of the General Conditions

                Review of Interim Payment Schedule and Schedule of Milestones and the revision thereof.

        (u)     Clause GC-74.1 of the General Conditions

                Service of notice of the Contractor's abandonment or breach of the Contract entitling the Employer to serve a notice of termination.

4.      AMOUNT OF CONTRACTOR'S BOND
        (Clause 14.1(a) of the General Conditions)

        ***

5.      LEVEL OF PROFESSIONAL INDEMNITY INSURANCE
        (Clause 33.1(f) of the General Conditions)

        ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002              Page 3 of 4              Contract No. LCC-300

FORM OF TENDER
APPENDIX 1 TO THE FORM OF TENDER

                                     Tenderer Balfour Beatty - Lam Joint Venture

6.      LIQUIDATED DAMAGES FOR DELAY
        (Clauses 48.2 and 48.5 of the General Conditions)

                                                            LIQUIDATED          TOTAL
                                                              DAMAGES         LIQUIDATED
                                                            PAYABLE BY         DAMAGES
                LIQUIDATED DAMAGES PAYABLE TO THE           EMPLOYER TO     PAYABLE TO THE
                             EMPLOYER                       THIRD PARTY        EMPLOYER

                              (A)                               (B)             (A+B)
KEY DATE    ------------------------------------------------------------------------------
  NO.              All figures below are HK$ per day for each day of delay)
------------------------------------------------------------------------------------------
 KD-1                         ***                              ***               ***
 KD-2                         ***                              ***               ***
 KD-3                         ***                              ***               ***
 KD-4                         ***                              ***               ***
 KD-5                         ***                              ***               ***
 KD-6                         ***                              ***               ***
 KD-7                         ***                              ***               ***
 KD-8                         ***                              ***               ***
 KD-9                         ***                              ***               ***
 KD-10                        ***                              ***               ***
 KD-11                        ***                              ***               ***
 KD-12                        ***                              ***               ***
 KD-13                        ***                              ***               ***
 KD-14                        ***                              ***               ***
 KD-15                        ***                              ***               ***
 KD-16                        ***                              ***               ***
 KD-17                        ***                              ***               ***
 KD-18                        ***                              ***               ***
 KD-19                        ***                              ***               ***

Note: The liquidated damages for Key Dates KD-4, KD-15, KD-18 and KD-19 are inclusive of *** per day payable by the Employer to Third Party (i.e. The Government of the Hong Kong Special Administrative Region) respectively, which are only applicable upon the exercising by the Employer of the Works in Option 1. In the event that Option 1 is not exercised the total amounts of the liquidated damages in respect of Key Dates KD-4, KD-15, KD-18 and KD-19 shall be *** per day respectively.

7.      LIMIT FOR LIQUIDATED DAMAGES FOR DELAY
        (Clause 48.6 of the General Conditions)

        ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1: 28 October 2002            Page 4 of 4              Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                                CONTRACT LCC-300

                    LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                        APPENDIX 2 TO THE FORM OF TENDER

                                PRICING DOCUMENT

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                 FORM OF TENDER
                                   APPENDIX 2

                                PRICING DOCUMENT
                                TABLE OF CONTENTS

Part 1 of 8

1.      Preamble                                                                              Pages 1 - 7

2.      Pricing Schedule
        -   Pricing Schedule Summary                                                PS.SUM/1 and PS.SUM/2
        -   Cost Centres           (A-J)

Part 2 of 8

2.      Pricing Schedule (Continued)
        -   Lump Sum Breakdown     (LSA1.1 - LSE13.1)

Part 3 of 8

2.      Pricing Schedule (Continued)
        -   Lump Sum Breakdown     (LSF1.1 - LSF7.2)

Part 4 of 8

2.      Pricing Schedule (Continued)
        -   Lump Sum Breakdown     (LSG1.1 - LSG5.1)

Part 5 of 8

2.      Pricing Schedule (Continued)
        -   Lump Sum Breakdown     (LSI1.1 - LSI15.1)

3.      Schedule of Milestones                                                         Pages SM/1 - SM/16

4.      Interim Payment Schedule                                                       Page IPS/1 - IPS/8

Part 6 of 8

5.      Pricing Schedule (Option 1)
        -   Cost Centres           (K(R) - L)

Part 7 of 8

5.      Pricing Schedule (Option 1) (Cont'd)
        -   Lump Sum Breakdown     (LSL1.1 - LSL7.1)

6.      Schedule of Milestones (Option 1)                                     Pages SM/1 - SM/2 (Option 1)

7.      Interim Payment Schedule (Option 1)                                  Page IPS/1 - IPS/4 (Option 1)

Part 8 of 8

8.      Annex 1- Standard Method of Measurement
        Architectural Builder's Works and Finishes

9.      Annex 2 - Standard Method of Measurement Building Services

10.     Annex 3 - Additions and Amendments to the Methods of Measurement

                                                                         [STAMP]

Rev. 2: 28 October 2002                                     Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                           PREAMBLE

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                                    PREAMBLE

                                                                         [STAMP]

Rev. 0: 26 April 2002                                       Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                           PREAMBLE

                       KOWLOON-CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                              CONTRACT NO. LCC-300

                                PRICING DOCUMENT

                                    PREAMBLE

A.      INTRODUCTION

        1.1 This Preamble to the Pricing Document describes and explains the various parts of the Pricing Document and their inter relationship.

        1.2 Notwithstanding Clause 1.2.2 of the General Conditions, the headings and sub-headings contained in the Pricing Schedule, Lump Sum Breakdowns and Methods of Measurement shall be taken into consideration in the interpretation and construction of such documents.

B.      PRICING SCHEDULE

1.      GENERAL

        1.1 For payment purposes, the Works are divided into Cost Centres each of which represents a major item or series of interrelated items associated with the Works. It is not the intent that item descriptions contained in any Cost Centre fully define the scope of work to be executed under each Cost Centre.

        1.2 Cost Centre A comprises the Preliminaries and General Requirements for both Core and Option Works. For the avoidance of doubt, the Preliminaries and General Requirements for Option 1 shall be deemed to be included in Cost Centre A.

        1.3 Cost Centre J comprises Provisional Sums and Dayworks for both Core and Option Works. Expenditure against this Cost Centre, if any, will be subject to and in accordance with Clause 65 of the General Conditions in respect of Provisional Sums, and Clause 55 of the General Conditions in respect of Dayworks. The Cost Centre Value for Cost Centre J will be revised to nil upon the issue of the Letter of Acceptance, in accordance with Clause
                66.2 of the General Conditions.

        1.4 Cost Centres may be divided into Activity Bills and/or Parts describing elements of work, each of which has a price entered against it. The sum of all prices included in each Cost Centre shall represent the Cost Centre Value for that Cost Centre.

                                                                         [STAMP]

Rev. 1: 28 June 2002               Page 1                   Contract No. LCC-300
Addendum No. 1

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                           PREAMBLE

        1.5 Cost Centres A (Core and Option Works), B, E, F, G, I (Core Works) and L (Option Works) contain lump sum items. The Cost Centre Values of such Cost Centres are not subject to adjustment in respect of the actual quantities of work executed by the Contractor or in respect of any mis-application of the Methods of Measurement in the preparation of the Lump Sum Breakdowns, and represent the extent of the Contractor's entitlement to receive payment in respect of such Cost Centres subject only to the express provisions of the Contract including without limitation, and where appropriate, the prior exercise of any Option by the Engineer in accordance with the Contract. Some of these Cost Centres have a corresponding Lump Sum Breakdown, which shall only be used for carrying out any valuation pursuant to Clause 56 of the General Conditions and revisions in accordance with Clause 66 of the General Conditions, save that the quantities and amounts contained therein shall have no contractual meaning or effect.

        1.6 Cost Centres C(R), D(R), H(R) (Core Works) and K(R) (Option Works) contain remeasurement items.

        1.7 Any error in the Pricing Schedule or omission therefrom shall not vitiate the Contract nor release the Contractor from the execution of the whole or any part of the Works according to the Drawings and the Specification or from any of his obligations under the Contract.

        1.8 All rates and prices in this Pricing Document are expressed in Hong Kong Dollars.

        1.9 The Contract does not provide for fluctuations or escalation in the prices contained in this Pricing Document.

2       REMEASUREMENT ITEMS

        2.1 Cost Centres C(R), D(R), H(R) (Core Works) and K(R) (Option Works) containing remeasurement items, have been prepared in accordance with the procedures contained in the following Methods of Measurements:

                a) Civil Engineering Standard Method of Measurement, third edition reprinted with corrections in 1992, 1995 (CESMM3), which document is incorporated herein by reference;

                b) Standard Method of Measurement - Architectural Builder's Works and Finishes, included as Annex 1 of this Pricing Document; and

                c) Standard Method of Measurement - Building Services, included as Annex 2 of this Pricing Document,

                                                                         [STAMP]

Rev. 1: 28 June 2002               Page 2                   Contract No. LCC-300
Addendum No. 1

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                           PREAMBLE

                as appropriate and as amended by the ADDITIONS AND AMENDMENTS TO THE METHODS OF MEASUREMENT as set out in Annex 3 of this Pricing Document (collectively, "the Methods of Measurement"). The Methods of Measurement shall be used for the purpose of valuing variations pursuant to Clause 56 of the General Conditions and remeasurement pursuant to this paragraph B.2, only.

        2.2 Where the words "Bills of Quantities" appear in the Methods of Measurement, such words shall be construed as "Lump Sum Breakdowns" and "Cost Centres containing remeasurement items", as appropriate.

        2.3 The quantities set out in Cost Centres C(R), D(R), H(R) (Core Works) and K(R) (Option Works) are estimated quantities for remeasurement items and they are not to be taken as the actual and correct quantities of the work to be executed by the Contractor in fulfilment of his obligations under the Contract.

        2.4 No instruction shall be required for any increase or decrease in the quantity of any work where such increase or decrease is not the result of an instruction given under Clause 54 of the General Conditions but is the result of the quantities exceeding or being less than those stated in Cost Centres C(R), D(R), H(R) (Core Works) and K(R) (Option Works).

        2.5 The Engineer shall correct any error or omission in respect of remeasurement items as a result of mis-application of the Methods of Measurement in the preparation of Cost Centres C(R), D(R), H(R) (Core Works) and K(R) (Option Works) and shall determine the value of the work actually carried out in accordance with the principles set out in Clause 56.2 of the General Conditions, provided that there shall be no rectification of any error, omission or wrong estimate in any description or rate inserted by the Contractor in the Pricing Schedule.

        2.6 Where the Engineer is satisfied that the actual quantity of work executed in respect of any remeasurement item will be greater or less than the quantities stated in Cost Centres C(R), D(R), H(R) (Core Works) and K(R) (Option Works), he shall ascertain and determine by measurement (in accordance with the procedures set forth in the Methods of Measurement) the quantity of work executed in accordance with the Contract. Subject to Paragraph
                B. 2.7 below, such work shall be valued at the applicable rates for remeasurement items set out in the Pricing Schedule or, if there are no appropriate rates in the Pricing Schedule, at other rates determined in accordance with Paragraph B. 2.5 above. The Engineer shall, in any event, undertake a final review of the quantity of work executed in respect of all remeasurement items included in any Cost Centre upon completion of the works in such Cost Centre.

                                                                         [STAMP]

Rev. 0: 26 April 2002              Page 3                   Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                           PREAMBLE

        2.7 Should the actual quantity of work executed in respect of any remeasurement item be substantially greater or less than that stated in the Pricing Schedule (other than an item included in the daywork schedule if any) and if in the opinion of the Engineer such increase or decrease of itself shall render the rate for such item unreasonable or inapplicable, the Engineer shall determine an appropriate increase or decrease of the rate for the item using the Pricing Schedule rate as the basis for such determination and shall notify the Contractor accordingly. Any difference in actual quantities executed by the Contractor and those stated in the Pricing Schedule shall not, in itself, amount to a variation to the Works pursuant to Clause 54 of the General Conditions.

3.      COST CENTRE DESCRIPTIONS

        The scope and extent of the Works are to be ascertained by reference to the Contract documents as a whole and shall not be limited in any manner whatsoever by the descriptions in the Cost Centres or the descriptions and quantities of the items included in the Pricing Schedule and the Lump Sum Breakdowns. The Contractor acknowledges that the Pricing Schedule, as the same may incorporate Contractor's Other Charges (as defined in the Methods of Measurement) in any Cost Centre, either directly or by inclusion in the value for a lump sum item as reflected in the corresponding Lump Sum Breakdowns at the time of the Tender, fully describes for payment purposes, the price, scope and extent of the items of work to be undertaken in each Cost Centre. The activity descriptions within the Methods of Measurement for items shall be deemed to cover all aspects of the relevant item. In the event that the Contractor has not inserted any Contractor's Other Charges in respect of any Cost Centre, the Cost Centre Value of such Cost Centre shall be inclusive of all of the Contractor's obligations to execute that part of the Works covered by the Cost Centre and to perform all of his other obligations under the Contract in respect thereof, and the Contractor shall not be entitled to receive any further or additional payment in respect of such Cost Centre save as referred to in Paragraph 4.1 below.

4.      PRICING SCHEDULE SUMMARY

        The total of the Cost Centre Values as shown in the Pricing Schedule Summary identifies the Tender Total which shall (subject to the provisions of the General Conditions of Contract, including, without limitation, Clause 66.2 (a) and the Special Conditions) be the total amount to be paid to the Contractor for executing the Works and performing all other obligations under the Contract, as described in or inferred from the Contract as a whole, subject only to any further amounts as may be determined by the Engineer as being due to the Contractor in accordance with the General Conditions in respect of Cost incurred, Dayworks or such other matters for which an entitlement to payment is the subject of express provisions of the General Conditions, Special Conditions or this Preamble.

                                                                         [STAMP]

Rev. 0: 26 April 2002              Page 4                   Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                           PREAMBLE

C.      LUMP SUM BREAKDOWNS

1. The Lump Sum Breakdown for each lump sum item included in the Pricing Schedule shall be deemed to have been prepared in accordance with the procedures contained in the Methods of Measurement. The Lump Sum Breakdowns are included in the Pricing Document solely for the purpose of providing rates and prices for valuing variations in accordance with Clause 56 of the General Conditions and for facilitating any revisions made in accordance with Clause 66 of the General Conditions. The quantities and amounts included in the Lump Sum Breakdowns are relevant only for the Employer's assessment and evaluation of the Tender and the Contractor acknowledges that such quantities and amounts shall have no contractual meaning or effect.

2. The items set out in the Lump Sum Breakdowns are not to be taken as comprehensive nor the actual and correct items of that part of the Works to be executed by the Contractor in fulfilment of his obligations and liabilities under the Contract.

3. Any error in the Lump Sum Breakdowns or omission therefrom shall not vitiate the Contract nor release the Contractor from the execution of the whole or any part of the Works according to the Drawings and Specification or from any of his obligations or liabilities under the Contract.

D.      MEASUREMENT PROCEDURES

1. Measurement procedures in respect of remeasurement items included in Cost Centres C(R), D(R), H(R) (Core Works) and K(R) (Option Works) and items which are the subject of a variation instruction issued by the Engineer in accordance with Clause 54 of the General Conditions, shall be as follows:

        1.1 when any part of the Works is required to be measured, the Engineer shall inform the Contractor who shall forthwith attend or send a representative to assist the Engineer in making such measurement and shall furnish all particulars required by him. Should the Contractor not attend or neglect or omit to send such representative or furnish all required particulars, then the measurement made by the Engineer shall be taken to be the correct measurement of the work;

        1.2 for the purpose of measuring any part of the Permanent Works by records and drawings, the Engineer shall prepare records and drawings month by month of such work and the Contractor, as and when called upon to do so by the Engineer in writing, shall within 14 days attend to examine and agree such records and drawings with the Engineer and shall sign the same when so agreed and if the Contractor does not so attend to examine and agree any such records and drawings they shall be taken to be correct; and

                                                                         [STAMP]

Rev. 0: 26 April 2002              Page 5                   Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                           PREAMBLE

        1.3 if after examination of such records and drawings the Contractor does not agree the same or does not sign the same as agreed, they shall nevertheless be taken to be correct unless the Contractor shall, within 14 days of such examination, lodge with the Engineer for a decision by the Engineer a statement in writing of the respects in which such records and drawings are claimed by the Contractor to be incorrect, together with justification of the Contractor's claim.

        The provisions of this Paragraph shall not apply to those items of work which are expressly identified as lump sum items in the Pricing Schedule. Such lump sum items shall not be adjusted except in accordance with Clauses 54 and 55A.4 of the General Conditions.

E.      SCHEDULE OF MILESTONES

1. The Schedule of Milestones identifies Milestones which constitute essential or significant steps towards the completion of the works within each Cost Centre or actions to be carried out by the Contractor under the Contract, together with dates by which the Contractor must achieve each Milestone in order to maintain interim payments in accordance with the Contract.

2. The Schedule of Milestones imposes limits on the maximum accumulative and incremental payment percentages in the IPS.

3. Milestones and the dates for their achievement may be revised by the Engineer in accordance with Clause 66 of the General Conditions.

4. In this Contract, "achievement" of a Milestone means completion of the relevant work or performance of the relevant action in accordance with the requirements of the Contract, including, without limitation, the requirements applicable to the relevant work or action contained in the quality plans prepared by the Contractor and reviewed without objection by the Engineer.

F.      INTERIM PAYMENT SCHEDULE (IPS)

1. The Interim Payment Schedule (IPS) identifies the monthly accumulative percentage for each Cost Centre Value to be used to calculate the amount certified in Interim Payment Certificates in accordance with Clause 67 of the General Conditions.

2. In addition to the IPS for the Core Works, a separate IPS is included for Option 1 (IPS (Option 1)). In the event that the Engineer exercises Option 1 pursuant to Clause 55A of the General Conditions, the Contractor shall be paid for the execution of Option 1 in accordance with the IPS (Option 1).

                                                                         [STAMP]

Rev. 1: 28 June 2002               Page 6                   Contract No. LCC-300
Addendum No. 1

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                           PREAMBLE

3. The periods identified in the IPS as "months" shall be determined as follows:

        3.1 if the Date for Commencement of the Works falls on or before the 20th day of a calendar month, that calendar month shall be the 1st month and succeeding calendar months shall be the 2nd and subsequent months; and

        3.2 if the Date for Commencement of the Works falls on or after the 21st day of a calendar month, the next following calendar month shall be the 1st month and succeeding calendar months shall be the 2nd and subsequent months.

4. The following restraints shall apply to the percentages included in respect of each Cost Centre:

        4.1 the incremental percentage increase between Milestones shall not be less than 2.5% of the Cost Centre Value in the period between which Milestones for the Cost Centre are stated to be achieved, except for Cost Centre A;

        4.2 the IPS percentage shall not exceed 97.5% of the Cost Centre Value prior to the month in which the final Milestone is stated to be achieved; and

        4.3     IPS percentages shall be to a maximum of two decimal places.

5. The IPS contains reference to the applicable Milestones within each Cost Centre. Each Cost Centre Milestone must be achieved by the Contractor in order to maintain the interim payments in accordance with the IPS.

G.      OFF-SHORE MANUFACTURING BONDS

        Off-Shore Manufacturing Bonds are not required for this Contract.

                                                                         [STAMP]

Rev. 0: 26 April 2002              Page 7                   Contract No. LCC-300

                                 Contract LCC300
                    Lok Ma Chau Terminus and Associated Works

                              BREAKDOWN OF ON-COST

                                           Head
                                          Office               Site Office               Others
 Cost       Activity           Direct    Overheads   Profits    Overheads    Finance   (Insurance)   Total
Centre      Description        Costs %       %          %           %           %           %          %
----------------------------------------------------------------------------------------------------------
  A       Preliminaries &
          General
          Requirements           ***        ***        ***         ***         ***         ***        ***

B to L    Activity
          Description
          and/or Groups of
          items or Cost
          Centre as a whole      ***        ***        ***         ***         ***         ***        ***

Note

The Breakdown of On-Cost may be used by the Engineer for the purposes of the valuation of variations in accordance with Clause 56 of the General Conditions.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                                PRICING SCHEDULE

              TABLE OF CONTENTS

          a)    Pricing Schedule Summary

          b)    Cost Centres

                                                                         [STAMP]

Rev. 0: 26 April 2002                                       Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                                PRICING SCHEDULE

                            PRICING SCHEDULE SUMMARY

                                                                         [STAMP]

Rev. 0: 26 April 2002                                       Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                                PRICING SCHEDULE

                            PRICING SCHEDULE SUMMARY

                                                                         [STAMP]

Rev. 0: 26 April 2002                                       Contract No. LCC-300

Contract No. LCC-300                                            PRICING SCHEDULE
Pricing Schedule                                                         SUMMARY

                    Item Description                               Amount HK$
-----------------------------------------------------------------------------
PRICING SCHEDULE SUMMARY

COST CENTRE A      - PRELIMINARIES AND GENERAL REQUIREMENTS        78,867,289

COST CENTRE B      - INSTRUMENTATION AND MONITORING                14,845,393

COST CENTRE C(R)   - TERMINUS BUILDING - EARTHWORKS                24,267,834

COST CENTRE D(R)   - TERMINUS BUILDING - PILING                   145,183,914

COST CENTRE E      - TERMINUS BUILDING - STRUCTURE                196,328,625

COST CENTRE F      - TERMINUS BUILDING - ABWF                     241,491,736

COST CENTRE G      - TERMINUS BUILDING - ELECTRICAL AND
                     MECHANICAL WORKS                             198,442,921

COST CENTRE H(R)   - EXTERNAL WORKS - EARTHWORKS                   26,291,449

COST CENTRE I      - EXTERNAL WORKS                               107,037,384

COST CENTRE J      - PROVISIONAL SUMS AND DAYWORKS                195,244,968

-----------------------------------------------------------------------------
                                        CORRECTED TENDER TOTAL  1,227,981,513
                                                                -------------

CORRECTED

Tender Total in Hong Kong Dollars ONE BILLION TWO HUNDRED AND TWENTY-SEVEN MILLION NINE HUNDRED EIGHTY-ONE THOUSAND FIVE HUNDRED AND THIRTEEN


Signature    /s/ D.R. Suff                  Signature    /s/ Peter Lam
         ----------------------------                ---------------------------
Name         D.R. SUFF                      Name         PETER LAM

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1: 28 October 2002              PS.SUM/1               Contract No. LCC-300

Contract No. LCC-300                                            PRICING SCHEDULE
pricing Schedule                                                         SUMMARY

                    Item Description                          Amount HK$
------------------------------------------------------------------------
PRICING SCHEDULE SUMMARY (OPTION 1)

COST CENTRE K(R)   - EPIW - EARTHWORKS AND PILING (OPTION 1)      ***

COST CENTRE L      - EPIW - STRUCTURE (OPTION 1)                  ***

------------------------------------------------------------------------
                                             OPTION 1 TOTAL       ***
                                                             -----------

Option 1 Total in Hong Kong Dollars ***


Signature    /s/ D.R. Suff                  Signature    /s/ Peter Lam
         ----------------------------                ---------------------------
Name         D.R. SUFF                      Name         PETER LAM

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002                PS.SUM/2               Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                                PRICING SCHEDULE

                                  COST CENTRES

                                                                         [STAMP]

Rev. 0: 26 April 2002                                       Contract No. LCC-300

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Pricing Schedule                                              Al : General Items

Item Code               Item Description            Unit   Quantity  Rate HK$  Amount HK$
-----------------------------------------------------------------------------------------
           LUMP SUM ITEMS FOR ACTIVITY BILL
           A1 : GENERAL ITEMS

LSA1.1     General Requirements                     sum                           ***

LSA1.2     Specified Requirements                   sum                           ***

LSA1.3     Method-Related Charges                   sum                           ***

-----------------------------------------------------------------------------------------
                                           To Collection of Activity Bill A1      ***
                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002                  A1/1                 Contract No. LCC-300

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Pricing Schedule                                              A1 : General Items

Item Code               Item Description            Unit   Quantity  Rate HK$  Amount HK$
-----------------------------------------------------------------------------------------
           GENERAL ITEMS

           Contractor's Other Charges

           The Contractor shall enter hereunder
           any specific item of work or obligation
           or thing which is necessary for the
           execution of the Works, as required by
           the Contract, which has been omitted
           from or has not been separately
           itemised in this Pricing Schedule and
           for which a separate charge is
           required.

           The unit of measurement for any
           Contractor's Other Charges shall be
           "sum", with Quantity and Rate columns
           entered with "N/A".
-----------------------------------------------------------------------------------------
                                           To Collection of Activity Bill A1      ***
                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002                 A1/2                   Contract No. L2C-30

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Pricing Schedule                                              Al : General Items

                    Item Description                          Amount HK$
------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL A1
: General Items

Page No.   A1/1                                                   ***

Page No.   A1/2                                                   ***

------------------------------------------------------------------------
                                To Summary of Cost Centre A       ***
                                                             -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002               A1/COL/1                Contract No. LCC-300

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Pricing Schedule

                    Item Description                          Amount HK$
------------------------------------------------------------------------
Summary of Cost Centre A : Preliminaries and General
Requirements

Page

Al/COL/1 - General Items                                          ***

------------------------------------------------------------------------
                                To Pricing Schedule Summary       ***
                                                             -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002                A.SUM/1                Contract No. LCC-300

Contract No. LCC-300              Cost Centre B : Instrumentation and Monitoring
Pricing Schedule             Bl : Site Clearance, Instrumentation and Monitoring

Item Code               Item Description            Unit   Quantity  Rate HK$  Amount HK$
-----------------------------------------------------------------------------------------
           LUMP SUM ITEMS FOR ACTIVITY BILL
           B1 : SITE CLEARANCE
           INSTRUMENTATION AND MONITORING

LSB1.1     Site Clearance                           sum                           ***

LSB1.2     Instrumentation and Monitoring           sum                           ***

-----------------------------------------------------------------------------------------
                                              To Collection of Activity Bill B1   ***
                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April l 2002               B1/1                  Contract No. LCC-300

Contract No. LCC-300              Cost Centre B : Instrumentation and Monitoring
Pricing Schedule             B1 : Site Clearance, Instrumentation and Monitoring

Item Code               Item Description            Unit   Quantity  Rate HK$  Amount HK$
-----------------------------------------------------------------------------------------
           Contractor's Other Charges

           The Contractor shall enter hereunder
           any specific item of work or obligation
           or thing which is necessary for the
           execution of the Works, as required by
           the Contract, which has been omitted
           from or has not been separately
           itemised in this Pricing Schedule and
           for which a separate charge is
           required.

           The unit of measurement for any
           Contractor's Other Charge shall be
           "sum", with Quantity and Rates of
           Columns entered with "N/A".

-----------------------------------------------------------------------------------------
                                              To Collection of Activity Bill Bl   ***
                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002                 B1/2                  Contract No. LCC-300

Contract No. LCC-300              Cost Centre B : Instrumentation and Monitoring
Pricing Schedule             B1 : Site Clearance, Instrumentation and Monitoring

Item Code               Item Description            Unit   Quantity  Rate HK$  Amount HK$
-----------------------------------------------------------------------------------------
           Method Related Charges

           The Contractor shall enter hereunder in
           detail any method related charges items
           in accordance with CESMM3 Section 7

   a)      OFF SITE CALIBATION OF EQUIPMENT
           PRIOR TO USE WITHIN THE WORKS                                          ***

   b)      CENTRAL COMPUTERISED MONITORING STATION
           AND COMMUNICATING DISTRIBUTION NETWORK                                 ***

   c)      REPAIRS REPLACEMENT AND MAINTENANCE OF
           MONITORING EQUIPMENT                                                   ***

   d)      SAFETY PROVISIONS                                                      ***

-----------------------------------------------------------------------------------------
                                              To Collection of Activity Bill B1   ***
                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1: 28 October 2002               B1/3                  Contract No. LCC-300

Contract No. LCC-300              Cost Centre B : Instrumentation and Monitoring
Pricing Schedule             B1 : Site Clearance, Instrumentation and Monitoring

                    Item Description                          Amount HK$
------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL B1
: Site Clearance, Instrumentation and Monitoring

Page No.   B1/1                                                   ***

Page No.   B1/2                                                   ***

Page No.   B1/3                                                   ***

------------------------------------------------------------------------
                                To Summary of Cost Centre B       ***
                                                             -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002               B1/COL/1                Contract No. LCC-300

Contract No. LCC-300              Cost Centre B : Instrumentation and Monitoring
Pricing Schedule                                                         SUMMARY

                    Item Description                          Amount HK$
--------------------------------------------------------------------------

Summary of Cost Centre B : Instrumentation and Monitoring

Page

B1/COL/1 Site Clearance, Instrumentation and Monitoring           ***

--------------------------------------------------------------------------
                                To Pricing Schedule Summary       ***
                                                             -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002                B.SUM/1                Contract No. LCC-300

Contract No. LCC-300            Cost Centre C(R): Terminus Building - Earthworks
Pricing Schedule                                     C(R)1: Site Formation Works
                                                   C(R)1.1: Site Formation Works

Item Code               Item Description            Unit   Quantity  Rate HK$  Amount HK$
-----------------------------------------------------------------------------------------
           (Note: This Cost Centre covers the site
           formation works for the Terminus and
           associated areas but excluding reed
           beds, which are included in Activity
           Bill No. H(R)3.1 of Cost Centre H(R).)

           GROUND INVESTIGATIONS

           Number

B310       T2-101 size                              nr        ***       ***        ***

           Depth without core recovery; T2-101
           size

B333       In holes of maximum depth 10-20m         m         ***       ***        ***

B334       In holes of maximum depth 20-30m         m         ***       ***        ***

B335       In holes of maximum depth 30-40m         m         ***       ***        ***

B336       In holes of maximum depth 40-50m         m         ***       ***        ***

           Depth with core recovery; T2-101 size

B343       In holes of maximum depth 10-20m         m         ***       ***        ***

B344       In holes of maximum depth 20-30m         m         ***       ***        ***

B345       In holes of maximum depth 30-40m         m         ***       ***        ***

B346       In holes of maximum depth 40-50m         m         ***       ***        ***

           Depth cased

B350       T2-101 size                              m         ***       ***        ***

           Depth backfilled with sand

B360       T2-101 size                              m         ***       ***        ***


B370       Core boxes, length of core 1000mm        nr        ***       ***        ***

-----------------------------------------------------------------------------------------
                                 To Collection of Remeasurement Items C(R)1.1      ***
                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1: 28 June 2002
Addendum No. 1                      C(R)1.1/1               Contract No. LCC-300

Contract No. LCC-300            Cost Centre C(R): Terminus Building - Earthworks
Pricing Schedule                                     C(R)1: Site Formation Works
                                                   C(R)1.1: Site Formation Works

Item Code               Item Description            Unit   Quantity  Rate HK$  Amount HK$
-----------------------------------------------------------------------------------------
           GROUND INVESTIGATIONS (CONT'D)

           Samples

           From boreholes

B429.1     76mm diameter Piston samples             nr        ***       ***        ***

B429.2     76mm diameter Mazier samples             nr        ***       ***        ***

B429.3     U100 samples in alluvial sand and
           gravel                                   nr        ***       ***        ***

           Site tests and observations

B513       Standard penetration tests with
           liner samples                            nr        ***       ***        ***

B519       Vane shear tests                         nr        ***       ***        ***

           Laboratory tests

B711       Moisture content tests                   nr        ***       ***        ***

B712       Atterberg limit tests                    nr        ***       ***        ***

B713       Specific gravity tests                   nr        ***       ***        ***

B771       Uniaxial compression testing of
           core samples in NX size and 1000mm
           in height                                nr        ***       ***        ***

B775       Point load strength of core
           samples in NX size                       nr        ***       ***        ***

B790.1     Bulk density tests                       nr        ***       ***        ***

B790.2     Unconsolidated undrained triaxial
           testing of marine clay                   nr        ***       ***        ***

B790.3     One dimensional consolidated
           testing of marine clay                   nr        ***       ***        ***

-----------------------------------------------------------------------------------------
                                To Collection of Remeasurement Items C(R)1.1       ***
                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002               C(R)1.1/2               Contract No. LCC-300

Contract No. LCC-300            Cost Centre C(R): Terminus Building - Earthworks
Pricing Schedule                                     C(R)1: Site Formation Works
                                                   C(R)1.1: Site Formation Works

Item Code               Item Description            Unit   Quantity  Rate HK$  Amount HK$
-----------------------------------------------------------------------------------------
           GEOTECHNICAL AND OTHER
           SPECIALIST PROCESSES

           Rand drains: prefabricated,
           continuously extruded material,
           comprising a core and a filter

C812       Number of drain, cross-sectional
           dimension 100-200mm                      nr        ***       ***        ***

C842       Depth of drains of maximum
           depth not exceeding 10m;
           cross-sectional dimension
           100-200mm                                m         ***       ***        ***

C852       Depth of drains of maximum
           depth 10-15m; cross-sectional
           dimension 100-200mm                      m         ***       ***        ***

C862       Depth of drains of maximum
           depth 15-20m; cross-sectional
           dimension 100-200mm                      m         ***       ***        ***

-----------------------------------------------------------------------------------------
                                  To Collection of Remeasurement Items C(R)1.1     ***
                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002               C(R)1.1/3               Contract No. LCC-300

Contract No. LCC-300            Cost Centre C(R): Terminus Building - Earthworks
Pricing Schedule                                     C(R)1: Site Formation Works
                                                   C(R)1.1: Site Formation Works

Item Code               Item Description            Unit   Quantity  Rate HK$  Amount HK$
-----------------------------------------------------------------------------------------
           EARTHWORKS

           General excavation

           Topsoil

E411       Maximum depth not exceeding 0.25m        m3        ***       ***        ***

E412       Maximum depth 0.25-0.5m                  m3        ***       ***        ***

E413       Maximum depth 0.5-1.0m                   m3        ***       ***        ***

           Material other than topsoil,
           rock or artificial hard
           material

E423.1     Maximum depth 0.5-1m, commencing
           surface at +3.0mPD                       m3        ***       ***        ***

E423.2     Maximum depth 0.5-1m, commencing
           surface at +3.SmPD                       m3        ***       ***        ***

E423.3     Maximum depth 0.5-1m, commencing
           surface at +6.5mPD                       m3        ***       ***        ***

E424.1     Maximum depth 1-2m, commencing
           surface at +3.0mPD                       m3        ***       ***        ***

E424.2     Maximum depth 1-2m; commencing
           surface at +6.5mPD                       m3        ***       ***        ***

E424.3     Maximum depth 1-2m; commencing
           surface at +7.0mPD                       m3        ***       ***        ***

E425.1     Maximum depth 2-5m; commencing
           surface at +6.5mPD                       m3        ***       ***        ***

E425.2     Maximum depth 2-5m; commencing
           surface at +9.0mPD                       m3        ***       ***        ***

E425.3     Maximum depth 2-5m; commencing
           surface at +10.0mPD                      m3        ***       ***        ***

-----------------------------------------------------------------------------------------
                                  To collection of Remeasurement Items C(R)1.1     ***
                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1: 28 October 2002             C(R)1.1/4               Contract No. LCC-300

Contract No. LCC-300            Cost Centre C(R): Terminus Building - Earthworks
Pricing Schedule                                     C(R)1: Site Formation Works
                                                   C(R)1.1: Site Formation Works

Item Code               Item Description            Unit   Quantity  Rate HK$  Amount HK$
-----------------------------------------------------------------------------------------
           EARTHWORKS (CONT'D)

           Excavation ancillaries

           Trimming of excavated surfaces

E512.1     Material other than topsoil,
           rock or artificial hard
           material                                 m2        ***       ***        ***

           Trimming of excavated surfaces;
           inclined at an angle of
           10 DEG.-45 DEG. to the horizontal

E512.2     Material other than topsoil,
           rock or artificial hard
           material                                 m2        ***       ***        ***

           Disposal of excavated material

E531       Topsoil                                  m3        ***       ***        ***

E532       Material other than topsoil,
           rock or artificial hard
           material; surcharge mound                m3        ***       ***        ***

-----------------------------------------------------------------------------------------
                                  To collection of Remeasurement Items C(R)1.1     ***
                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002               C(R)1.1/5               Contract No. LCC-300

Contract No. LCC-300            Cost Centre C(R): Terminus Building - Earthworks
Pricing Schedule                                     C(R)1: Site Formation Works
                                                   C(R)1.1: Site Formation Works

Item Code               Item Description            Unit   Quantity  Rate HK$  Amount HK$
-----------------------------------------------------------------------------------------
           EARTHWORKS (CONT'D)

           Filling

           Embankments

E625.1     Imported natural material other
           than topsoil or rock; general
           filling material to surcharge
           mound                                    m3        ***       ***        ***

E625.2     Imported natural material other
           than topsoil or rock; CDG
           to surcharge mound                       m3        ***       ***        ***

           General

E633.1     Non-selected excavated material
           other than topsoil or rock from
           removal of surcharge mound with
           hydraulic fill                           m3        ***       ***        ***

E633.2     Non-selected excavated material
           other than topsoil or rock from
           removal of surcharge mound               m3        ***       ***        ***

E635.1     Imported natural material other
           than topsoil or rock; general
           filling material with hydraulic
           fill                                     m3        ***       ***        ***

E635.2     Imported natural material other
           than topsoil or rock; general
           filling material                         m3        ***       ***        ***

E635.3     Imported natural material other
           than topsoil or rock; CDG                m3        ***       ***        ***

-----------------------------------------------------------------------------------------
                                  To collection of Remeasurement Items C(R)1.1     ***
                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002               C(R)1.1/6               Contract No. LCC-300

Contract No. LCC-300            Cost Centre C(R): Terminus Building - Earthworks
Pricing Schedule                                     C(R)1: Site Formation Works
                                                   C(R)1.1: Site Formation Works

Item Code               Item Description            Unit   Quantity  Rate HK$  Amount HK$
-----------------------------------------------------------------------------------------
           EARTHWORKS (CONT'D)

           Filling ancillaries

           Trimming of filled surfaces

E712.1     Material other than topsoil,
           rock or artificial hard
           material                                 m2        ***       ***        ***

           Trimming of filled surfaces;
           inclined at an angle of 10 DEG.-
           45 DEG. to the horizontal

E712.2     Material other than topsoil,
           rock or artificial hard
           material                                 m2        ***       ***        ***

E730.1     Geosynthetic reinforcement;
           tensile strength of 200kN/m
           (minimum)                                m2        ***       ***        ***


E730.2     Geosynthetic reinforcement;
           tensile strength of 200kN/m
           (minimum); inclined at an angle
           of 10 DEG.-45 DEG. to the
           horizontal                               m2        ***       ***        ***

-----------------------------------------------------------------------------------------
                                  To collection of Remeasurement Items C(R)1.1     ***
                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002               C(R)1.1/7               Contract No. LCC-300

Contract No. LCC-300            Cost Centre C(R): Terminus Building - Earthworks
Pricing Schedule                                     C(R)1: Site Formation Works
                                                   C(R)1.1: Site Formation Works

Item Code               Item Description            Unit   Quantity  Rate HK$  Amount HK$
-----------------------------------------------------------------------------------------
           Contractor's Other Charges

           The Contractor shall enter hereunder
           any specific item of work or
           obligation or thing which is
           necessary for the execution of the
           Works, as required by the Contract,
           which has been omitted from or has
           not been separately itemised in this
           Pricing Schedule and for which a
           separate charge is required.

           The unit of measurement for any
           Contractor's Other Charge shall be
           "sum", with Quantity and Rates of
           Columns entered with "N/A".

-----------------------------------------------------------------------------------------
                                  To collection of Remeasurement Items C(R)1.1     ***
                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002               C(R)1.1/8               Contract No. LCC-300

Contract No. LCC-300            Cost Centre C(R): Terminus Building - Earthworks
Pricing Schedule                                     C(R)1: Site Formation Works
                                                   C(R)1.1: Site Formation Works

Item Code               Item Description            Unit   Quantity  Rate HK$  Amount HK$
-----------------------------------------------------------------------------------------
           Method Related Charges

           The Contractor shall enter hereunder
           in detail any method related charges
           items in accordance with CESMM3
           Section 7

a)         DEDUCTION FOR ADDED VALUE IN IMPORTED
           MATERIALS FOR REUSE WITHIN THE WORKS               ***                  ***

b)         DEDUCTION FOR ADDED VALUE OF
           EARTHWORKS MATERIALS GENERATES WITHIN
           THE WORKS FOR THE WORKS.(DRAINAGE
           ARISINGS) ETC                                      ***                  ***

c)         DEDUCTION FOR ADDED VALUE OF
           SURCHARGE MATERIAL DEPOSITIONED WITHIN
           THE WORKS                                          ***                  ***

-----------------------------------------------------------------------------------------
                                  To collection of Remeasurement Items C(R)1.1     ***
                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1: 28 October 2002             C(R)1.1/9               Contract No. LCC-300

Contract No. LCC-300            Cost Centre C(R): Terminus Building - Earthworks
Pricing Schedule                                     C(R)1: Site Formation Works
                                                   C(R)1.1: Site Formation Works

                    Item Description                          Amount HK$
------------------------------------------------------------------------
COLLECTION OF REMEASUREMENT ITEMS C(R)1.1
: Site Formation Works

Page No.   C(R)1.1/1                                              ***

Page No.   C(R)1.1/2                                              ***

Page No.   C(R)1.1/3                                              ***

Page No.   C(R)1.1/4                                              ***

Page No.   C(R)1.1/5                                              ***

Page No.   C(R)1.1/6                                              ***

Page No.   C(R)1.1/7                                              ***

Page No.   C(R)l.l/8                                              ***

Page No.   C(R)1.1/9                                              ***

------------------------------------------------------------------------
                      To Collection of Activity Bill C(R)1        ***
                                                             -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002               C(R)1.1/COL/1           Contract No. LCC-300

Contract No. LCC-300            Cost Centre C(R): Terminus Building - Earthworks
Pricing Schedule                                     C(R)1: Site Formation Works
                                                   C(R)1.1: Site Formation Works

                    Item Description                          Amount HK$
------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL C(R)1
: Site Formation Works

Page No.   C(R)1.1/COL/1 - Site Formation Works                   ***

------------------------------------------------------------------------
                      To Summary of Cost Centre C(R)              ***
                                                             -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002               C(R)1/COL/1             Contract No. LCC-300

Contract No. LCC-300            Cost Centre C(R): Terminus Building - Earthworks
Pricing Schedule                     C(R)2: Station and Train Overrun Earthworks
                                   C(R)2.1: Station and Train Overrun Earthworks

Item Code               Item Description            Unit   Quantity  Rate HK$  Amount HK$
-----------------------------------------------------------------------------------------
           EARTHWORKS

           Excavation for foundations

           Material other than topsoil, rock or
           artificial hard material; Commencing
           Surface at reduced level +5.125 mPD

E322       maximum depth 0.25-0.5 m                 m3        ***       ***        ***

E323       maximum depth 0.5-1 m                    m3        ***       ***        ***

E324       maximum depth 1-2 m                      m3        ***       ***        ***

E325       maximum depth 2-5 m                      m3        ***       ***        ***

E326       maximum depth 5-10 m                     m3        ***       ***        ***

           Rock; Commencing Surface at
           reduced level +5.125 mPD

E332       maximum depth 0.25-0.5 m                 m3        ***       ***        ***

E333       maximum depth 0.5-1 m                    m3        ***       ***        ***

E334       maximum depth 1-2 m                      m3        ***       ***        ***

           Artificial hard material

E343       maximum depth 0.5-1 m                    m3        ***       ***        ***

           General Excavation

           Material other than topsoil, rock or
           artificial hard material; Commencing
           Surface at final formation level
           +5.50 mPD

E422       maximum depth 0.25-0.5 m                 m3        ***       ***        ***

           Rock; Commencing Surface at final
           formation level +5.50 mPD

E432       maximum depth 0.25-0.5 m                 m3        ***       ***        ***

           Artificial hard material

E442       maximum depth 0.25-0.5 m                 m3        ***       ***        ***

-----------------------------------------------------------------------------------------
                                  To collection of Remeasurement Items C(R)2.1     ***
                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002                 C(R)2.1/1             Contract No. LCC-300

Contract No. LCC-300            Cost Centre C(R): Terminus Building - Earthworks
Pricing Schedule                     C(R)2: Station and Train Overrun Earthworks
                                   C(R)2.1: Station and Train Overrun Earthworks

Item Code               Item Description            Unit   Quantity  Rate HK$  Amount HK$
-----------------------------------------------------------------------------------------
           EARTHWORKS

           Excavation ancillaries

           Preparation of excavated surfaces

E522       material other than topsoil,
           rock or artificial hard
           material                                 m2        ***       ***        ***

           Disposal of excavated material

E532       material other than topsoil,
           rock or artificial hard
           material                                 m3        ***       ***        ***

E533       rock                                     m3        ***       ***        ***

E534       artificial hard material                 m3        ***       ***        ***

           Filling

           To structures

E614       selected excavated material
           other than topsoil, rock or
           artificial hard material                 m3        ***       ***        ***

           General

E634       selected excavated material
           other than topsoil, rock or
           artificial hard material                 m3        ***       ***        ***

           Filling ancillaries

           Preparation or filled surfaces

E722       material other than topsoil, rock
           or artificial hard material              m2        ***       ***        ***

-----------------------------------------------------------------------------------------
                                  To collection of Remeasurement Items C(R)2.1     ***
                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002                 C(R)2.1/2             Contract No. LCC-300

Contract No. LCC-300            Cost Centre C(R): Terminus Building - Earthworks
Pricing Schedule                     C(R)2: Station and Train Overrun Earthworks
                                   C(R)2.1: Station and Train Overrun Earthworks

Item Code               Item Description            Unit   Quantity  Rate HK$  Amount HK$
-----------------------------------------------------------------------------------------
           GENERAL ITEMS

           Contractor's Other Charges

           The Contractor shall enter hereunder
           any specific item of work or
           obligation or thing which is
           necessary for the execution of the
           Works, as required by the Contract,
           which has been omitted from or has
           not been separately itemised in this
           Pricing Schedule and for which a
           separate charge is required.

           The unit of measurement for any
           Contractor's Other Charges shall be
           "sum", with Quantity and Rate columns
           entered with "N/A".

-----------------------------------------------------------------------------------------
                                  To collection of Remeasurement Items C(R)2.1     ***
                                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 0: 26 April 2002                 C(R)2.1/3             Contract No. LCC-300

Contract No. LCC-300           Cost Centre C(R) : Terminus Building - Earthworks
Pricing Schedule                    C(R)2 : Station and Train Overrun Earthworks
                                  C(R)2.1 : Station and Train Overrun Earthworks

ITEM CODE                 ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$    AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                               To Collection of Remeasurement Item C(R)2.1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               C(R)2.1/4               Contract No. LCC-300

Contract No. LCC-300           Cost Centre C(R) : Terminus Building - Earthworks
Pricing Schedule                    C(R)2 : Station and Train Overrun Earthworks
                                  C(R)2.1 : Station and Train Overrun Earthworks

                          ITEM DESCRIPTION                                                    AMOUNT HK$
--------------------------------------------------------------------------------------------------------
COLLECTION OF REMEASUREMENT ITEM C(R)2.1
: Station and Train Overrun Earthworks

Page No. C(R)2.1/1                                                                               ***

Page No. C(R)2.1/2                                                                               ***

Page No. C(R)2.1/3                                                                               ***

Page No. C(R)2.1/4                                                                               ***

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Activity Bill C(R)2       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            C(R)2.1/COL/1              Contract No. LCC-300

Contract No. LCC-300           Cost Centre C(R) : Terminus Building - Earthworks
Pricing Schedule                    C(R)2 : Station and Train Overrun Earthworks
                                  C(R)2.1 : Station and Train Overrun Earthworks

                          ITEM DESCRIPTION                                                    AMOUNT HK$
--------------------------------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL C(R)2
: Station and Train Overrun Earthworks

Page No. C(R)2.1/COL/1                                                                           ***

--------------------------------------------------------------------------------------------------------
                                                            To Summary of Cost Centre C(R)       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              C(R)2/COL/1              Contract No. LCC-300

Contract No. LCC-300           Cost Centre C(R) : Terminus Building - Earthworks
Pricing Schedule                                  C(R)3 : Immigration Earthworks
                                                C(R)3.1 : Immigration Earthworks

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHWORKS

               Excavation for foundations

               Material other than topsoil, rock or
               artificial hard material; Commencing
               Surface at reduced level +5.125 mPD

E323           maximum depth 0.5-1 m                      m3         ***          ***            ***

E324           maximum depth 1-2 m                        m3         ***          ***            ***

E325           maximum depth 2-5 m                        m3         ***          ***            ***

               Rock; Commencing Surface at reduced level
               +5.125 mPD

E333           maximum depth 0.5-1 m                      m3         ***          ***            ***

E334           maximum depth 1-2 m                        m3         ***          ***            ***

E335           maximum depth 2-5 m                        m3         ***          ***            ***

               Artificial hard material

E343           maximum depth 0.5-1 m                      m3         ***          ***            ***

               General Excavation

               Material other than topsoil, rock or
               artificial hard material; Commencing
               Surface at final formation level
               +5.50 mPD

E422           maximum depth 0.25-0.5 m                   m3         ***          ***            ***

               Rock; Commencing Surface at final
               formation level +5.50 mPD

E432           maximum depth 0.25-0.5 m                   m3         ***          ***            ***

               Artificial hard material

E442           maximum depth 0.25-0.5 m                   m3         ***          ***            ***

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                                               To Collection of Remeasurement Item C(R)3.1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               C(R)3.1/1               Contract No. LCC-300

Contract No. LCC-300          Cost Centre C(R) :  Terminus Building - Earthworks
Pricing Schedule                                  C(R)3 : Immigration Earthworks
                                                C(R)3.1 : Immigration Earthworks

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHWORKS

               Excavation ancillaries

               Preparation of excavated surfaces

E522           material other than topsoil,
               rock or artificial hard
               material                                   m2         ***          ***            ***

               Disposal of excavated material

E532           material other than topsoil,
               rock or artificial hard
               material                                   m3         ***          ***            ***

E533           rock                                       m3         ***          ***            ***

E534           artificial hard material                   m3         ***          ***            ***

               Filling

               To structures

E614           selected excavated material
               other than topsoil, rock or
               artificial hard material                   m3         ***          ***            ***

               General

E634           selected excavated material
               other than topsoil, rock or
               artificial hard material                   m3         ***          ***            ***

               Filling ancillaries

               Preparation of filled surfaces

E722           material other than topsoil, rock
               or artificial hard material                m2         ***          ***            ***

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                                               To Collection of Remeasurement Item C(R)3.1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               C(R)3.1/2               Contract No. LCC-300

Contract No. LCC-300           Cost Centre C(R) : Terminus Building - Earthworks
Pricing Schedule                                  C(R)3 : Immigration Earthworks
                                                C(R)3.1 : Immigration Earthworks

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing
               Schedule and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item C(R) 3.1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               C(R)3.1/3               Contract No. LCC-300

Contract No. LCC-300           Cost Centre C(R) : Terminus Building - Earthworks
Pricing Schedule                                  C(R)3 : Immigration Earthworks
                                                C(R)3.1 : Immigration Earthworks

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
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                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               C(R)3.1/4               Contract No. LCC-300

Contract No. LCC-300           Cost Centre C(R) : Terminus Building - Earthworks
Pricing Schedule                                  C(R)3 : Immigration Earthworks
                                                C(R)3.1 : Immigration Earthworks

                          ITEM DESCRIPTION                                                    AMOUNT HK$
--------------------------------------------------------------------------------------------------------
COLLECTION OF REMEASUREMENT ITEM C(R)3.1
: Immigration Earthworks

Page No. C(R)3.1/1                                                                               ***

Page No. C(R)3.1/2                                                                               ***

Page No. C(R)3.1/3                                                                               ***

Page No. C(R)3.1/4                                                                               ***

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Activity Bill C(R)3       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             C(R)3.1/COL/1             Contract No. LCC-300

Contract No. LCC-300           Cost Centre C(R) : Terminus Building - Earthworks
Pricing Schedule                                  C(R)3 : Immigration Earthworks
                                                C(R)3.1 : Immigration Earthworks

                          ITEM DESCRIPTION                                                    AMOUNT HK$
--------------------------------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL C(R)3
: Immigration Earthworks

Page No. C(R)3.1/COL/l                                                                           ***

--------------------------------------------------------------------------------------------------------
                                                            To Summary of Cost Centre C(R)       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              C(R)3/COL/1              Contract No. LCC-300

Contract No. LCC-300           Cost Centre C(R) : Terminus Building - Earthworks
Pricing Schedule                                                         SUMMARY

                          ITEM DESCRIPTION                                                    AMOUNT HK$
--------------------------------------------------------------------------------------------------------
Summary of Cost Centre C(R) : Terminus Building - Earthworks

Page

C(R)1/COL/1 - Site Formation Works                                                               ***

C(R)2/COL/1 - Station and Train Overrun Earthworks                                               ***

C(R)3/COL/1 - Immigration Earthworks                                                             ***

--------------------------------------------------------------------------------------------------------
                                                               To Pricing Schedule Summary       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              C(R).SUM/1               Contract No. LCC-300

Contract No. LCC-300                Cost Centre D(R): Terminus Building - Piling
Pricing Schedule                                      D(R)1 : Piling to Terminus
                                                    D(R)1.1 : Piling to Terminus

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GROUND INVESTIGATION

               Rotary drilled boreholes; by rig

               Number

B310.1         NX size                                    nr         ***          ***            ***

B310.2         T2-101 size                                nr         ***          ***            ***

               Depth without core recovery; NX size

B334.1         In holes of maximum depth 20-30m           m          ***          ***            ***

B335.1         In holes of maximum depth 30-40m           m          ***          ***            ***

B336.1         In holes of maximum depth 40-50m           m          ***          ***            ***

               Depth without core recovery; T2-101 size

B334.2         In holes of maximum depth 20-3Om           m          ***          ***            ***

B335.2         In holes of maximum depth 30-40m           m          ***          ***            ***

B336.2         In holes of maximum depth 40-50m           m          ***          ***            ***

               Depth with core recovery; NX size

B344.1         In holes of maximum depth 20-30m           m          ***          ***            ***

B345.1         In holes of maximum depth 30-40m           m          ***          ***            ***

B346.1         In holes of maximum depth 40-50m           m          ***          ***            ***

               Depth with core recovery; T2-101 size

B344.2         In holes of maximum depth 20-3Om           m          ***          ***            ***

B345.2         In holes of maximum depth 30-40m           m          ***          ***            ***

B346.2         In holes of maximum depth 40-50m           m          ***          ***            ***

               Depth cased

B350           NX size                                    m          ***          ***            ***

B350           T2-101 size                                m          ***          ***            ***

--------------------------------------------------------------------------------------------------------
                                               To Collection of Remeasurement Item D(R)1.1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      D(R)1.1/1               Contract No. LCC-300

Contract No. LCC-300                Cost Centre D(R): Terminus Building - Piling
Pricing Schedule                                      D(R)1 : Piling to Terminus
                                                    D(R)1.1 : Piling to Terminus

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GROUND INVESTIGATIONS (CONT'D)

               Rotary drilled boreholes; by rig (cont'd)

               Depth backfilled with sand

B360.1         NX size                                    m          ***          ***            ***

B360.2         T2-101 size                                m          ***          ***            ***

B370           Core boxes, length of core 1000mm          nr         ***          ***            ***

               Samples

               From boreholes

B429.1         76mm diameter Piston samples               nr         ***          ***            ***

B429.2         76mm diameter Mazier samples               nr         ***          ***            ***

B429.3         U100 samples in alluvial sand and gravel   nr         ***          ***            ***

               Site tests and observations

B513           Standard penetration tests with liner
               samples; in rotary drilled boreholes       nr         ***          ***            ***

B519           Vane shear tests                           nr         ***          ***            ***

               Instrumental Observations

               Deformation monitoring point;
               Type 2; as Drawings no.
               LCC300/31/G30/002 and
               LCC300/31/S04/001

B691.1         Installations                              nr         ***          ***            ***

B694.1         Monitoring                                 visit      ***          ***            ***

B695.1         Reporting                                  nr         ***          ***            ***

               Deformation monitoring point;
               Type 3; as Drawings no.
               LCC300/31/G30/002 and
               LCC300/31/S04/001

B691.2         Installations                              nr         ***          ***            ***

B694.2         Monitoring                                 visit      ***          ***            ***

B695.2         Reporting                                  nr         ***          ***            ***

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                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002             D(R)1.1/2               Contract No. LCC-300

Contract No. LCC-300                Cost Centre D(R): Terminus Building - Piling
Pricing Schedule                                      D(R)1 : Piling to Terminus
                                                    D(R)1.1 : Piling to Terminus

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GROUND INVESTIGATIONS (CONT'D)

               Laboratory tests

B711           Moisture content tests                     nr         ***          ***            ***

B712           Atterberg limit tests                      nr         ***          ***            ***

B713           Specific gravity tests                     nr         ***          ***            ***

B771           Uniaxial compression testing of
               core samples in NX size and
               1000mm in height                           nr         ***          ***            ***

B775           Point load strength of core
               samples in NX size                         nr         ***          ***            ***

B790.1         Bulk density tests                         nr         ***          ***            ***

B790.2         Unconsolidated undrained triaxial
               testing of marine clay                     nr         ***          ***            ***

B790.3         One dimensional consolidated
               testing of marine clay                     nr         ***          ***            ***

               PILES

               Preliminary piles

               Bored cast in place concrete piles; grade
               40/20D reinforced in-situ concrete;
               concrete category C; including steel tubes for testing and coring fully enclosed within concrete; commencing at level +3.0mPD to +10.0mPD

               Diameter: 1800mm

P191.1         Number of piles                            nr         ***          ***            ***

P192.1         Concreted length                           m          ***          ***            ***

P193.1         Depth bored maximum depth 30-35m           m          ***          ***            ***

P193.2         Depth bored maximum depth 35-40m           m          ***          ***            ***

P193.3         Depth bored maximum depth 40-45m           m          ***          ***            ***

--------------------------------------------------------------------------------------------------------
                                               To Collection of Remeasurement Item D(R)1.1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      D(R)1.1/3               Contract No. LCC-300

Contract No. LCC-300                Cost Centre D(R): Terminus Building - Piling
Pricing Schedule                                      D(R)1 : Piling to Terminus
                                                    D(R)1.1 : Piling to Terminus

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               PILES (CONT'D)

               Preliminary piles (Cont'd)

               Diameter: 2100mm

P191.2         Number of piles                            nr         ***          ***            ***

P192.2         Concreted length                           m          ***          ***            ***

P193.4         Depth bored maximum depth 30-35m           m          ***          ***            ***

P193.5         Depth bored maximum depth 40-45m           m          ***          ***            ***

               Diameter: 2400mm

P191.3         Number of piles                            nr         ***          ***            ***

P192.3         Concreted length                           m          ***          ***            ***

P193.6         Depth bored maximum depth 25-3Om           m          ***          ***            ***

P193.7         Depth bored maximum depth 30-35m           m          ***          ***            ***

               PILING ANCILLARIES

               Preliminary piles

               Cast in place concrete piles

               Boring through rock

Q129.1         Diameter: 1800mm                           m          ***          ***            ***

Q129.2         Diameter: 2100mm                           m          ***          ***            ***

Q129.3         Diameter: 2400mm                           m          ***          ***            ***

               Permanent corrugated Grade 43 steel
               casings 5mm thick each length exceeding
               13m

Q159.1         Diameter: 1800mm                           m          ***          ***            ***

Q159.2         Diameter: 2100mm                           m          ***          ***            ***

Q159.3         Diameter: 2400mm                           m          ***          ***            ***

--------------------------------------------------------------------------------------------------------
                                               To Collection of Remeasurement Item D(R)1.1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      D(R)1.1/4               Contract No. LCC-300

Contract No. LCC-300                Cost Centre D(R): Terminus Building - Piling
Pricing Schedule                                      D(R)1 : Piling to Terminus
                                                    D(R)1.1 : Piling to Terminus

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               PILING ANCILLARIES (CONT'D)

               Preliminary piles (Cont'd)

               Cast in place concrete piles (Cont'd)

               Enlarged bases

Q169.1         2100mm bell-out (maximum) to
               1800mm diameter piles                      nr         ***          ***            ***

Q169.2         2400mm bell-out (maximum) to
               2100mm diameter piles                      nr         ***          ***            ***

Q169.3         2700mm bell-out (maximum) to
               2400mm diameter piles                      nr         ***          ***            ***

               Cutting off surplus lengths; including
               removal of debonding materials

Q179.1         diameter; 1800 mm                          m          ***          ***            ***

Q179.2         diameter; 2100 mm                          m          ***          ***            ***

Q179.3         diameter; 2400 mm                          m          ***          ***            ***

               Preparing heads

Q189.1         diameter; 1800 mm                          nr         ***          ***            ***

Q189.2         diameter; 2100 mm                          nr         ***          ***            ***

Q189.3         diameter; 2400 mm                          nr         ***          ***            ***

               Reinforcement; deformed high yield
               steel bars to CS2:1995 of Hong Kong;
               with a temporary debonding material by
               elliot pile breaking method for all
               reinforcement protruding above
               permanent cut-off level

Q212.1         Straight bars, nominal size
               exceeding 25mm                             t          ***          ***            ***

Q213.1         Helical bar nominal size 12mm              t          ***          ***            ***

--------------------------------------------------------------------------------------------------------
                                               To Collection of Remeasurement Item D(R)1.1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      D(R)1.1/5               Contract No. LCC-300

Contract No. LCC-300                Cost Centre D(R): Terminus Building - Piling
Pricing Schedule                                      D(R)1 : Piling to Terminus
                                                    D(R)1.1 : Piling to Terminus

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               PILING ANCILLARIES (CONT'D)

               Preliminary piles (Cont'd)

               Pile tests

               Maintain loading with various reactions

Q819.1         Test load; 2,000-3,000t                    nr         ***          ***            ***

Q819.2         Test load; 3,000-4,000t                    nr         ***          ***            ***

               Non-destructive integrity

Q840.1         Sonic test                                 nr         ***          ***            ***

Q840.2         Weld test by ultrasonic examination        nr         ***          ***            ***

Q840.3         weld test by radiographic examination      nr         ***          ***            ***

Q860.1         Number of cast in place concrete
               pile cored; full coring                    nr         ***          ***            ***

Q860.2         Number of cast in place concrete
               pile cored; pile/rock interface
               coring                                     nr         ***          ***            ***

Q870.1         Coring of cast in place concrete
               piles; full coring                         m          ***          ***            ***

Q870.2         Coring of cast in place concrete
               piles; pile/rock interface coring          m          ***          ***            ***

Q880.1         Core boxes, length of core 1000mm          nr         ***          ***            ***

--------------------------------------------------------------------------------------------------------
                                               To Collection of Remeasurement Item D(R)1.1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               D(R)1.1/6               Contract No. LCC-300

Contract No. LCC-300                Cost Centre D(R): Terminus Building - Piling
Pricing Schedule                                      D(R)1 : Piling to Terminus
                                                     D(R}1.1: Piling to Terminus

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               PILES

               Bored cast in place concrete piles;
               grade 40/20D reinforced in-situ
               concrete; concrete category C;
               including steel tubes for testing and
               coring fully enclosed within concrete;
               commencing at level +3.0mPD to +10.0mPD

               Diameter: 1800mm

P191.4         Number of piles                            nr         ***          ***            ***

P192.4         Concreted length                           m          ***          ***            ***

P193.8         Depth bored maximum depth 20-25m           m          ***          ***            ***

P193.9         Depth bored maximum depth 25-30m           m          ***          ***            ***

P193.10        Depth bored maximum depth 30-35m           m          ***          ***            ***

P193.11        Depth bored maximum depth 35-40m           m          ***          ***            ***

P193.12        Depth bored maximum depth 40-45m           m          ***          ***            ***

P193.13        Depth bored maximum depth 45-50m           m          ***          ***            ***

               Diameter: 2100mm

P191.5         Number of piles                            nr         ***          ***            ***

P192.5         Concreted length                           m          ***          ***            ***

P193.14        Depth bored maximum depth 20-25m           m          ***          ***            ***

P193.15        Depth bored maximum depth 25-30m           m          ***          ***            ***

P193.16        Depth bored maximum depth 30-35m           m          ***          ***            ***

P193.17        Depth bored maximum depth 35-40m           m          ***          ***            ***

P193.18        Depth bored maximum depth 40-45m           m          ***          ***            ***

--------------------------------------------------------------------------------------------------------
                                               To Collection of Remeasurement Item D(R)1.1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      D(R)1.1/7               Contract No. LCC-300

Contract No. LCC-300                Cost Centre D(R): Terminus Building - Piling
Pricing Schedule                                      D(R)1 : Piling to Terminus
                                                    D(R)1.1 : Piling to Terminus

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               PILES (CONT'D)

               Bored cast in place concrete piles;
               grade 40/20D reinforced in-situ
               concrete; concrete category C;
               including steel tubes for testing and
               coring fully enclosed within concrete;
               commencing at level +3.0mPD to +10.0mPD

               Diameter: 2400mm

P191.6         Number of piles                            nr         ***          ***            ***

P192.6         Concreted length                           m          ***          ***            ***

P193.19        Depth bored maximum depth 20-25m           m          ***          ***            ***

P193.20        Depth bored maximum depth 25-30m           m          ***          ***            ***

P193.21        Depth bored maximum depth 30-35m           m          ***          ***            ***

P193.22        Depth bored maximum depth 35-40m           m          ***          ***            ***

P193.23        Depth bored maximum depth 40-45m           m          ***          ***            ***

--------------------------------------------------------------------------------------------------------
                                               To Collection of Remeasurement Item D(R)1.1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      D(R)1.1/8               Contract No. LCC-300

Contract No. LCC-300                Cost Centre D(R): Terminus Building - Piling
Pricing Schedule                                      D(R)1 : Piling to Terminus
                                                    D(R)1.1 : Piling to Terminus

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               PILING ANCILLARIES

               Cast in place concrete piles

               Boring through rock

Q129.4         Diameter: 1800mm                           m          ***          ***            ***

Q129.5         Diameter: 2100mm                           m          ***          ***            ***

Q129.6         Diameter: 2400mm                           m          ***          ***            ***

               Backfilling empty bore with approved
               material

Q139.1         Diameter: 1800mm                           m          ***          ***            ***

Q139.2         Diameter: 2100mm                           m          ***          ***            ***

Q139.3         Diameter: 2400mm                           m          ***          ***            ***

               Permanent corrugated Grade 43 steel
               casings 5mm thick each length exceeding
               13m

Q159.4         Diameter: 1800mm                           m          ***          ***            ***

Q159.5         Diameter: 2100mm                           m          ***          ***            ***

Q159.6         Diameter: 2400mm                           m          ***          ***            ***

               Enlarged bases

Q169.4         2100mm bell-out (maximum) to
               1800mm diameter piles                      nr         ***          ***            ***

Q169.5         2400mm bell-out (maximum) to
               2100mm diameter piles                      nr         ***          ***            ***

Q169.6         2700mm bell-out (maximum) to
               2400mm diameter piles                      nr         ***          ***            ***

--------------------------------------------------------------------------------------------------------
                                               To Collection of Remeasurement Item D(R)1.1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      D(R)1.1/9               Contract No. LCC-300

Contract No. LCC-300                Cost Centre D(R): Terminus Building - Piling
Pricing Schedule                                      D(R)1 : Piling to Terminus
                                                    D(R)1.1 : Piling to Terminus

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               PILING ANCILLARIES (CONT'D)

               Cast in place concrete piles (Cont'd)

               Cutting off surplus lengths; including
               removal of debonding materials

Q179.4         diameter; 1800mm                           m          ***          ***            ***

Q179.5         diameter; 2100mm                           m          ***          ***            ***

Q179.6         diameter; 2400mm                           m          ***          ***            ***

               Preparing heads

Q189.4         diameter; 1800mm                           nr         ***          ***            ***

Q189.5         diameter; 2100mm                           nr         ***          ***            ***

Q189.6         diameter; 2400 mm                          nr         ***          ***            ***

               Reinforcement; deformed high yield
               steel bars to CS2:1995 of Hong Kong;
               with a temporary debonding material by
               elliot pile breaking method for all
               reinforcement protruding above
               permanent cut-off level

Q212.2         Straight bars, nominal size
               exceeding 25mm                             t          ***          ***            ***

Q213.2         Helical bar nominal size 12mm              t          ***          ***            ***

--------------------------------------------------------------------------------------------------------
                                               To Collection of Remeasurement Item D(R)1.1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      D(R)1.1/10              Contract No. LCC-300

Contract No. LCC-300                Cost Centre D(R): Terminus Building - Piling
Pricing Schedule                                      D(R)1 : Piling to Terminus
                                                    D(R)1.1 : Piling to Terminus

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               PILING ANCILLARIES (CONT'D)

               Pile tests

               Maintain loading with various reactions

Q819.3         Test load; 2,000-3,000t                    nr         ***          ***            ***

Q819.4         Test load; 3,000-4,000t                    nr         ***          ***            ***

               Non-destructive integrity

Q840.4         Sonic test                                 nr         ***          ***            ***

Q840.5         Weld test by ultrasonic examination        nr         ***          ***            ***

Q840.6         Weld test by radiographic examination      nr         ***          ***            ***

Q860.3         Number of cast in place concrete
               pile cored; full coring                    nr         ***          ***            ***

Q860.4         Number of cast in place concrete
               pile cored; pile/rock interface
               coring                                     nr         ***          ***            ***

Q870.3         Coring of cast in place concrete
               piles; full coring                         m          ***          ***            ***

Q870.4         Coring of cast in place concrete
               piles; pile/rock interface coring          m          ***          ***            ***

Q880.2         Core boxes, length of core 1000mm          nr         ***          ***            ***

--------------------------------------------------------------------------------------------------------
                                               To Collection of Remeasurement Item D(R)1.1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      D(R)1.1/11              Contract No. LCC-300

Contract No. LCC-300                Cost Centre D(R): Terminus Building - Piling
Pricing Schedule                                      D(R)1 : Piling to Terminus
                                                    D(R)1.1 : Piling to Terminus

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               Contractor's Other Charges

               The Contractor shall enter hereunder
               any specific item of work or obligation
               or thing which is necessary for the
               execution of the Works, as required by
               the Contract, which has been omitted
               from or has not been separately
               itemised in this Pricing Schedule and
               for which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rates of
               Columns entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                               To Collection of Remeasurement Item D(R)1.1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               D(R)1.1/12              Contract No. LCC-300

Contract No. LCC-300                Cost Centre D(R): Terminus Building - Piling
Pricing Schedule                                      D(R)1 : Piling to Terminus
                                                    D(R)1.1 : Piling to Terminus

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               Method Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

a)             CALIBRATION AND CERTIFICATION OF
               EQUIPMENT                                                                         ***

b)             IN PROCESS SAMPLING AND STORES
               FACILITIES                                                                        ***

c)             AS BUILT DRAWINGS                                                                 ***

--------------------------------------------------------------------------------------------------------
                                               To Collection of Remeasurement Item D(R)1.1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002             D(R)1.1/13              Contract No. LCC-300

Contract No. LCC-300                Cost Centre D(R): Terminus Building - Piling
Pricing Schedule                                      D(R)1 : Piling to Terminus
                                                    D(R)1.1 : Piling to Terminus

                          ITEM DESCRIPTION                                                    AMOUNT HK$
--------------------------------------------------------------------------------------------------------
COLLECTION OF REMEASUREMENT ITEM D(R)1.1
: Piling to Terminus

Page No. D(R)1.1/1                                                                               ***

Page No. D(R)1.1/2                                                                               ***

Page No. D(R)1.1/3                                                                               ***

Page No. D(R)1.1/4                                                                               ***

Page No. D(R)1.1/5                                                                               ***

Page No. D(R)1.1/6                                                                               ***

Page No. D(R)1.1/7                                                                               ***

Page No. D(R)1.1/8                                                                               ***

Page No. D(R)1.1/9                                                                               ***

Page No. D(R)1.1/10                                                                              ***

Page No. D(R)1.1/11                                                                              ***

Page No. D(R)1.1/12                                                                              ***

Page No. D(R)1.1/13                                                                              ***

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Activity Bill D(R)1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002            D(R)1.1/COL/1            Contract No. LCC-300

Contract No. LCC-300               Cost Centre D(R) : Terminus Building - Piling
Pricing Schedule                                      D(R)1 : Piling to Terminus

                          ITEM DESCRIPTION                                                    AMOUNT HK$
--------------------------------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL D(R)1
: Piling to Terminus

Page No. D(R)1.1/COL/1 - Piling to Terminus                                                      ***

--------------------------------------------------------------------------------------------------------
                                                            To Summary of Cost Centre D(R)       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002            D(R)1/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre D(R) : Terminus Building - Piling
Pricing Schedule                                                         SUMMARY

                          ITEM DESCRIPTION                                                    AMOUNT HK$
--------------------------------------------------------------------------------------------------------
Summary of Cost Centre D(R): Terminus Building - Piling

Page

D(R)1/COL/1 - Piling to Terminus                                                                 ***

--------------------------------------------------------------------------------------------------------
                                                               To Pricing Schedule Summary       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              D(R).SUM/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                     E1 : Station and Train Overrun Substructure

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR ACTIVITY BILL
               E1: STATION AND TRAIN OVERRUN
               SUBSTRUCTURE

LSE1.1         Pile Caps and Tie Beams                    sum                                    ***

LSE1.2         Base Slabs                                 sum                                    ***

LSE1.3         Underground Drainage                       sum                                    ***

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E1/1                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                     E1 : Station and Train Overrun Substructure

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder
               any specific item of work or obligation
               or thing which is necessary for the
               execution of the Works, as required by
               the Contract, which has been omitted
               from or has not been separately
               itemised in this Pricing Schedule and
               for which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E1/2                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                     El : Station and Train Overrun Substructure

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E1       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E1/3                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                     El : Station and Train Overrun Substructure

                          ITEM DESCRIPTION                                                    AMOUNT HK$
--------------------------------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL E1
: Station and Train Overrun Substructure

Page No. El/1                                                                                    ***

Page No. El/2                                                                                    ***

Page No. El/3                                                                                    ***

--------------------------------------------------------------------------------------------------------
                                                               To Summary of Cost Centre E       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               El/COL/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                                   E2 : Immigration Substructure

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR ACTIVITY BILL
               E2: IMMIGRATION SUBSTRUCTURE

LSE2.1         Pile Caps and Tie Beams                    sum                                    ***

LSE2.2         Base Slabs                                 sum                                    ***

LSE2.3         Underground Drainage                       sum                                    ***

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E2       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E2/1                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                                   E2 : Immigration Substructure

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder
               any specific item of work or obligation
               or thing which is necessary for the
               execution of the Works, as required by
               the Contract, which has been omitted
               from or has not been separately
               itemised in this Pricing Schedule and
               for which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E2       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E2/2                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                                   E2 : Immigration Substructure

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E2       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E2/3                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                                   E2 : Immigration Substructure

                          ITEM DESCRIPTION                                                    AMOUNT HK$
--------------------------------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL E2
: Immigration Substructure

page No. E2/1                                                                                    ***

page No. E2/2                                                                                    ***

Page No. E2/3                                                                                    ***

--------------------------------------------------------------------------------------------------------
                                                               To Summary of Cost Centre E       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               E2/COL/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                       E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR ACTIVITY BILL
               E3: STATION (GL X7-27/M-Q, 5.45m-15.00m)

LSE3.1         Columns                                    sum                                    ***

LSE3.2         Suspended Beams and Slabs                  sum                                    ***

LSE3.3         Walls                                      sum                                    ***

LSE3.4         Structural Steelwork                       sum                                    ***

LSE3.5         BWIC with Services                         sum                                    ***

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E3       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E3/1                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                       E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder
               any specific item of work or obligation
               or thing which is necessary for the
               execution of the Works, as required by
               the Contract, which has been omitted
               from or has not been separately
               itemised in this Pricing Schedule and
               for which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E3       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E3/2                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                       E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E3       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E3/3                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                       E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)

                          ITEM DESCRIPTION                                                    AMOUNT HK$
--------------------------------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL E3
: Station (GL, X7-27/M-Q. 5.45m-l5.00m)

Page No. E3/1                                                                                    ***

page No. E3/2                                                                                    ***

Page No. E3/3                                                                                    ***

--------------------------------------------------------------------------------------------------------
                                                               To Summary of Cost Centre E       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               E3/COL/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                      E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR ACTIVITY BILL E4:
               STATION (GL X7-27/M-Q, 15.00m-21.96m)

LSE4.1         Columns                                    sum                                    ***

LSE4.2         Suspended Beams and Slabs                  sum                                    ***

LSE4.3         Walls                                      sum                                    ***

LSE4.4         Structural Steelwork                       sum                                    ***

LSE4.5         BWIC with Services                         sum                                    ***

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E4       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E4/1                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                      E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder
               any specific item of work or obligation
               or thing which is necessary for the
               execution of the Works, as required by
               the Contract, which has been omitted
               from or has not been separately
               itemised in this Pricing Schedule and
               for which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E4       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E4/2                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                      E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E4       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E4/3                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                      E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)

                          ITEM DESCRIPTION                                                   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL E4
: Station (GL X7-27/M-Q, 15.00m-21.96m)

Page No. E4/1                                                                                    ***

Page No. E4/2                                                                                    ***

Page No. E4/3                                                                                    ***

--------------------------------------------------------------------------------------------------------
                                                               To Summary of Cost Centre E       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               E4/COL/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                      E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR ACTIVITY BILL E5:
               STATION (GL X7-27/M-Q, 21.96m-28.82m)

LSE5.1         Columns                                    sum                                    ***

LSE5.2         Suspended Beams and Slabs                  sum                                    ***

LSE5.3         Walls                                      sum                                    ***

LSE5.4         Structural Steelwork                       sum                                    ***

LSE5.5         BWIC with Services                         sum                                    ***

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E5       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E5/1                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                      E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder
               any specific item of work or obligation
               or thing which is necessary for the
               execution of the Works, as required by
               the Contract, which has been omitted
               from or has not been separately
               itemised in this Pricing Schedule and
               for which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E5       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E5/2                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                      E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method related
               charges items in accordance with
               CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E5       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E5/3                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                      E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)

                          ITEM DESCRIPTION                                                    AMOUNT HK$
--------------------------------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL E5:
Station (GL X7-27/M-Q, 21.96m-28.82m)

Page No. E5/1                                                                                    ***

Page No. E5/2                                                                                    ***

Page No. E5/3                                                                                    ***

--------------------------------------------------------------------------------------------------------
                                                               To Summary of Cost Centre E       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               E5/COL/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                      E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR ACTIVITY BILL E6:
               STATION (GL X1-27/M-Q, 28.82m-39.47m)

LSE6.1         Columns                                    sum                                    ***

LSE6.2         Suspended Beams and Slabs                  sum                                    ***

LSE6.3         Walls                                      sum                                    ***

LSE6.4         Structural Steelwork                       sum                                    ***

LSE6.5         BWIC with Services                         sum                                    ***

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E6       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E6/1                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                      E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder
               any specific item of work or obligation
               or thing which is necessary for the
               execution of the Works, as required by
               the Contract, which has been omitted
               from or has not been separately
               itemised in this Pricing Schedule and
               for which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E6       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E6/2                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                      E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                                         To Collection of Activity Bill E6       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E6/3                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                      E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)

                          ITEM DESCRIPTION                                                    AMOUNT HK$
--------------------------------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL E6:
Station (GL X1-27/M-Q, 28.82m-39.47m)

Page No. E6/1                                                                                    ***

Page No. E6/2                                                                                    ***

Page No. E6/3                                                                                    ***

--------------------------------------------------------------------------------------------------------
                                                               To Summary of Cost Centre E       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               E6/COL/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                                       E7 : Station - Staircases

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR ACTIVITY BILL
               E7: STATION - STAIRCASES

LSE7.1         Staircases                                 sum                                    ***

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill E7    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E7/1                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                                       E7 : Station - Staircases

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Pricing Schedule and for which
               a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill E7    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E7/2                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                                       E7 : Station - Staircases

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill E7    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E7/3                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                                       E7 : Station - Staircases

                  ITEM DESCRIPTION                           AMOUNT HK$
-----------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL E7 : Station - Staircases

Page No. E7/1                                                    ***

Page No. E7/2                                                    ***

Page No. E7/3                                                    ***

-----------------------------------------------------------------------------
                               To Summary of Cost Centre E       ***
                                                          -------------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               E7/COL/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                                      E8 : Station - Water Tanks

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------

               LUMP SUM ITEMS FOR ACTIVITY BILL
               E8: STATION - WATER TANKS

LSE8.1         Water Tanks                                sum                                    ***

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill E8    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E8/1                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                                      E8 : Station - Water Tanks

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Pricing Schedule and for which
               a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill E8    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E8/2                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
pricing Schedule                                      E8 : Station - Water Tanks

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill E8    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E8/3                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                                      E8 : Station - Water Tanks

                           ITEM DESCRIPTION                   AMOUNT HK$
-----------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL E8 : Station - Water Tanks

Page No. E8/1                                                    ***

Page No. E8/2                                                    ***

Page No. E8/3                                                    ***

-----------------------------------------------------------------------------
                               To Summary of Cost Centre E       ***
                                                          -------------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               E8/COL/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                    E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR ACTIVITY BILL
               E9: IMMIGRATION (GL C-M/9-19,
               5.45m-15.05m)

LSE9.1         Columns                                    sum                                    ***

LSE9.2         Suspended Beams and Slabs                  sum                                    ***

LSE9.3         Walls                                      sum                                    ***

LSE9.4         Structural Steelwork                       sum                                    ***

LSE9.5         BWIC with Services                         sum                                    ***

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill E9    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E9/1                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                    E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------

               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Pricing Schedule and for which
               a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill E9    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E9/2                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                    E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill E9    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 E9/3                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                    E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)

                           ITEM DESCRIPTION                   AMOUNT HK$
-----------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL E9 : Immigration
 (GL C-M/9-19, 5.45m-15.05m)

Page No. E9/1                                                    ***

Page No. E9/2                                                    ***

Page No. E9/3                                                    ***

-----------------------------------------------------------------------------
                               To Summary of Cost Centre E       ***
                                                          -------------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               E9/COL/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                  E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR ACTIVITY BILL
               E10: IMMIGRATION (GL C-M/9-19,
               15.05m-21.96m)

LSE10.1        Columns                                    sum                                    ***

LSE10.2        Suspended Beams and Slabs                  sum                                    ***

LSE10.3        Walls                                      sum                                    ***

LSE10.4        Structural Steelwork                       sum                                    ***

LSE10.5        BWIC with Services                         sum                                    ***

---------------------------------------------------------------------------------------------------------
                                                           To Collection of Activity Bill E10    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                E10/1                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                  E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Pricing Schedule and for which
               a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                           To Collection of Activity Bill E10    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                E10/2                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                  E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                           To Collection of Activity Bill E10    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                E10/3                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                  E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)

                   ITEM DESCRIPTION                           AMOUNT HK$
-----------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL E10 : Immigration
 (GL C-M/9-19, 15.05m-21.96m)

Page No. E10/1                                                    ***

Page No. E10/2                                                    ***

Page No. E10/3                                                    ***

-----------------------------------------------------------------------------
                               To Summary of Cost Centre E        ***
                                                          -------------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              E10/COL/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                  E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR ACTIVITY BILL
               E11: IMMIGRATION (GL C-M/9-19,
               21.96m-28.87m)

LSE11.1        Columns                                    sum                                    ***

LSE11.2        Suspended Beams and Slabs                  sum                                    ***

LSE11.3        Walls                                      sum                                    ***

LSE11.4        Structural Steelwork                       sum                                    ***

LSE11.5        BWIC with Services                         sum                                    ***

---------------------------------------------------------------------------------------------------------
                                                           To Collection of Activity Bill E11    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                E11/1                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                  E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Pricing Schedule and for which
               a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                           To Collection of Activity Bill E11    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                E11/2                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                  E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                           To Collection of Activity Bill E11    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                E11/3                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                  E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)

                           ITEM DESCRIPTION                   AMOUNT HK$
-----------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL E11 : Immigration
 (GL C-M/9-19, 21.96m-28.87m)

Page No. E11/1                                                    ***

Page No. E11/2                                                    ***

Page No. E11/3                                                    ***

-----------------------------------------------------------------------------
                               To Summary of Cost Centre E        ***
                                                          -------------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              E11/COL/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                  E12 : Immigration (GL C-M/9-19, 28.87m-38.47m)

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR ACTIVITY BILL
               E12: IMMIGRATION (GL C-M/9-19,
               28.87m-38.47m)

LSE12.1        Columns                                    sum                                    ***

LSE12.2        Suspended Beams and Slabs                  sum                                    ***

LSE12.3        Walls                                      sum                                    ***

LSE12.4        Structural Steelwork                       sum                                    ***

LSE12.5        BWIC with Services                         sum                                    ***

---------------------------------------------------------------------------------------------------------
                                                           To Collection of Activity Bill E12    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                E12/1                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                  E12 : Immigration (GL C-M/9-19, 28.87m-38.47m)

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Pricing Schedule and for which
               a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                           To Collection of Activity Bill E12    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                E12/2                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                  E12 : Immigration (GL C-M/9-19, 28.87m-38.47m)

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                           To Collection of Activity Bill E12    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                E12/3                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                  E12 : Immigration (GL C-M/9-19, 28.87m-38.47m)

                           ITEM DESCRIPTION                   AMOUNT HK$
-----------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL E12 Immigration (GL C-M/9-19,
 28.87m-38.47m)

Page No. E12/1                                                    ***

Page No. E12/2                                                    ***

Page No. E12/3                                                    ***

-----------------------------------------------------------------------------
                               To Summary of Cost Centre E        ***
                                                          -------------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             E12/COL/1                 Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                                  E13 : Immigration - Staircases

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR ACTIVITY BILL
               E13: IMMIGRATION - STAIRCASES

LSE13.1        Staircases                                 sum                                    ***

---------------------------------------------------------------------------------------------------------
                                                           To Collection of Activity Bill E13    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                E13/1                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                                  E13 : Immigration - Staircases

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Pricing Schedule and for which
               a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                           To Collection of Activity Bill E13    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                E13/2                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                                  E13 : Immigration - Staircases

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                           To Collection of Activity Bill E13    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                E13/3                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                                  E13 : Immigration - Staircases

                           ITEM DESCRIPTION                   AMOUNT HK$
-----------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL E13 : Immigration - Staircases

Page No. E13/1                                                    ***

Page No. E13/2                                                    ***

Page No. E13/3                                                    ***
-----------------------------------------------------------------------------
                               To Summary of Cost Centre E        ***
                                                          -------------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             E13/COL/1                 Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Pricing Schedule                                                         SUMMARY

                           ITEM DESCRIPTION                   AMOUNT HK$
-----------------------------------------------------------------------------

Summary of Cost Centre E - Terminus Building Structure

Page

E1/COL/1 - Station and Train Overrun Substructure                ***

E2/COL/1 - Immigration Substructure                              ***

E3/COL/1 - Station (GL X7-27/M-Q, 5.45m-15.00m)                  ***

E4/COL/1 - Station (GL X7-27/M-Q, 15.00m-21.96m)                 ***

E5/COL/1 - Station (GL X7-27/M-Q, 21.96m-28.82m)                 ***

E6/COL/1 - Station (GL X1-27/M-Q, 28.82m-39.47m)                 ***

E7/COL/1 - Station - Staircases                                  ***

E8/COL/1 - Station - Water Tanks                                 ***

E9/COL/1 - Immigration (GL C-M/9-19, 5.45m-15.05m)               ***

E10/COL/1 - Immigration (GL C-M/9-19, 15.05m-21.96m)             ***

E11/COL/1 - Immigration (GL C-M/9-19, 21.96m-28.87m)             ***

E12/COL/1 - Immigration (GL C-M/9-19, 28.87m-39.47m)             ***

E13/COL/1 - Immigration - Staircases                             ***

-----------------------------------------------------------------------------
                                To Pricing Schedule Summary      ***
                                                            -----------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              E.SUM/1                  Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                                     F1 :Station

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR BILL ACTIVITY BILL
               F1: STATION

LSF1.1         Station - ABWF                             sum                                    ***

LSF1.2         Station Plant Rooms - ABWF                 sum                                    ***

LSF1.3         Station Acoustic Treatment - ABWF          sum                                    ***
---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill F1    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 F1/1                  Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                                    F1 : Station

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------

               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Pricing Schedule and for which
               a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill F1    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                F1/2                   Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                                    F1 : Station

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill F1    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                F1/3                   Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
pricing Schedule                                                    F1 : Station

                           ITEM DESCRIPTION                   AMOUNT HK$
-----------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL F1 : Station

Page No. F1/1                                                    ***

Page No. F1/2                                                    ***

Page No. F1/3                                                    ***
-----------------------------------------------------------------------------
                               To Summary of Cost Centre F       ***
                                                          -------------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             F1/COL/1                  Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                            F2 : Station Trading

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR ACTIVITY BILL
               F2: STATION TRADING

LSF2.1         Station Trading - ABWF                     sum                                    ***

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill F2    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                F2/1                   Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                            F2 : Station Trading

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Pricing Schedule and for which
               a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill F2    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                F2/2                   Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                            F2 : Station Trading

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill F2    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                F2/3                   Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                            F2 : Station Trading

                           ITEM DESCRIPTION                   AMOUNT HK$
-----------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL F2 : Station Trading

Page No. F2/1                                                    ***

Page No. F2/2                                                    ***

Page No. F2/3                                                    ***

-----------------------------------------------------------------------------
                               To Summary of Cost Centre F       ***
                                                          -------------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             F2/COL/1                 Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                   F3 : Government Accommodation

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR ACTIVITY BILL
               F3: GOVERNMENT ACCOMMODATION

LSF3.1         Government Accommodation - ABWF            sum                                    ***

LSF3.2         Government Accommodation Plant
               Rooms - ABWF                               sum                                    ***

LSF3.3         Government Accommodation Acoustic
               Treatment - ABWF                           sum                                    ***

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill F3    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                F3/1                   Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                   F3 : Government Accommodation

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Pricing Schedule and for which
               a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill F3    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                F3/2                   Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                   F3 : Government Accommodation

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill F3    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                F3/3                   Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                   F3 : Government Accommodation

                           ITEM DESCRIPTION                   AMOUNT HK$
-----------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL F3 : Government Accommodation

Page No. F3/1                                                    ***

Page No. F3/2                                                    ***

Page No. F3/3                                                    ***

-----------------------------------------------------------------------------
                               To Summary of Cost Centre F       ***
                                                          -------------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             F3/COL/1                  Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                                  F4 : Duty Free

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR ACTIVITY BILL
               F4: DUTY FREE

LSF4.1         Duty Free - ABWF                           sum                                    ***

LSF4.2         Duty Free Plant Rooms - ABWF               sum                                    ***

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill F4    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                F4/1                   Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                                  F4 : Duty Free

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Pricing Schedule and for which
               a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill F4    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                F4/2                   Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                                  F4 : Duty Free

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill F4    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                F4/3                   Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                                  F4 : Duty Free

                           ITEM DESCRIPTION                   AMOUNT HK$
-----------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL F4 : Duty Free

Page No. F4/1                                                    ***

Page No. F4/2                                                    ***

Page No. F4/3                                                    ***

-----------------------------------------------------------------------------
                               To Summary of Cost Centre F       ***
                                                          -------------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             F4/COL/1                  Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                          F5 : Shared Facilities

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR ACTIVITY BILL
               F5: SHARED FACILITIES

LSF5.1         Shared Facilities - ABWF                   sum                                    ***

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill F5    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                F5/1                   Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                          F5 : Shared Facilities

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Pricing Schedule and for which
               a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill F5    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                F5/2                   Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                          F5 : Shared Facilities

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill F5    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                F5/3                   Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                          F5 : Shared Facilities

                           ITEM DESCRIPTION                   AMOUNT HK$
-----------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL F5 : Shared Facilities

Page No. F5/1                                                    ***

Page No. F5/2                                                    ***

Page No. F5/3                                                    ***

-----------------------------------------------------------------------------
                               To Summary of Cost Centre F       ***
                                                          -------------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             F5/COL/1                  Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                            F6 : External Facade

ITEM CODE                  ITEM DESCRIPTION                UNIT     QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               LUMP SUM ITEMS FOR ACTIVITY BILL
               F6: EXTERNAL FACADE

LSF6.1         Station Facade                             sum                                    ***

LSF6.2         Immigration Facade                         sum                                    ***

LSF6.3         Not Used

---------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill F6    ***
                                                                                             ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                       F6/1                   Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                            F6 : External Facade

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter
            hereunder any specific item of
            work or obligation or thing which
            is necessary for the execution of
            the Works, as required by the
            Contract, which has been omitted
            from or has not been separately
            itemised in this Pricing Schedule
            and for which a separate charge is
            required.

            The unit of measurement for any
            Contractor's Other Charges shall
            be "sum", with Quantity and
            Rate columns entered with
            "N/A".

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill F6       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  F6/2                 Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                            F6 : External Facade

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter
            hereunder in detail any method
            related charges items in
            accordance with CESMM3 Section 7

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill F6       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  F6/3                 Contract No. LCC-300

Contract No. LCC-300                     Cost Centre F : Terminus Building -ABWF
Pricing Schedule                                            F6 : External Facade

                ITEM DESCRIPTION                AMOUNT HK$
----------------------------------------------------------
COLLECTION OF ACTIVITY BILL F6
: External Facade

Page No. F6/1                                       ***

Page No. F6/2                                       ***

Page No. F6/3                                       ***

----------------------------------------------------------
                       To Summary of Cost Centre    ***
                                                 ---------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                F6/COL/1               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                              F7 : Roof Finishes

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            LUMP SUM ITEMS FOR ACTIVITY BILL
            F7: ROOF FINISHES

LSF7.1      Station Roof                            sum                             ***

LSF7.2      Immigration Roof                        sum                             ***

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill F7       ***
                                                                                 ---------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  F7/1                 Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                              F7 : Roof Finishes

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter hereunder
            any specific item of work or
            obligation or thing which is
            necessary for the execution of the
            Works, as required by the Contract,
            which has been omitted from or has
            not been separately itemised in this
            Pricing Schedule and for which a
            separate charge is required.

            The unit of measurement for any
            Contractor's Other Charges shall be
            "sum", with Quantity and Rate
            columns entered with "N/A".

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill F7       ***
                                                                                 ---------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  F7/2                 Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                              F7 : Roof Finishes

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter
            hereunder in detail any method
            related charges items in
            accordance with CESMM3 Section 7

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill F7       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  F7/3                 Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Pricing Schedule                                              F7 : Roof Finishes

                ITEM DESCRIPTION                AMOUNT HK$
----------------------------------------------------------
COLLECTION OF ACTIVITY BILL F7
: Roof Finishes

Page No. F7/1                                       ***

Page No. F7/2                                       ***

Page No. F7/3                                       ***

-----------------------------------------------------------
                     To Summary of Cost Centre F    ***
                                                  ---------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                F7/COL/1               Contract No. LCC-300

Contract No. LCC-300                      Cost Centre F Terminus Building - ABWF
Pricing Schedule                                                         SUMMARY

                      ITEM DESCRIPTION                      AMOUNT HK$
----------------------------------------------------------------------

Summary of Cost Centre F : Terminus Building - ABWF

Page

Fl/COL/1 - Station                                            ***

F2/COL/1 - Station Trading                                    ***

F3/COL/1 - Government Accommodation                           ***

F4/COL/1 - Duty Free                                          ***

F5/COL/1 - Shared Facilities                                  ***

F6/COL/1 - External Facade                                    ***

F7/COL/1 - Roof Finishes                                      ***

---------------------------------------------------------------------
                         To Pricing Schedule Summary          ***
                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                F.SUM/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                                                        G1 : ECS

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            LUMP SUM ITEMS FOR ACTIVITY BILL
            G1: ECS

LSG1.1      Chilled Water System                    sum                             ***

LSG1.2      Condensate Drains                       sum                             ***

LSG1.3      Ventilation Systems                     sum                             ***

LSG1.4      Air Conditioning Systems                sum                             ***

LSG1.5      Special Exhaust Systems                 sum                             ***

LSG1.6      Control Systems                         sum                             ***

LSG1.7      Sundries                                sum                             ***

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill G1       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  G1/1                 Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                                                        G1 : ECS

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter
            hereunder any specific item of
            work or obligation or thing which
            is necessary for the execution of
            the Works, as required by the
            Contract, which has been omitted
            from or has not been separately
            itemised in this Pricing Schedule
            and for which a separate charge is
            required.

            The unit of measurement for any
            Contractor's Other Charges shall
            be "sum", with Quantity and
            Rate columns entered with
            "N/A".

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill G1       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  G1/2                 Contract NO. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                                                        G1 : ECS

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method - Related Charges

            The Contractor shall enter
            hereunder in detail any method
            related charges items in
            accordance with CESMM3 Section 7

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill G1       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  G1/3                 Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                                                        G1 : ECS

ITEM CODE                            ITEM DESCRIPTION           AMOUNT HK$
--------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL G1
: ECS

Page No. G1/1                                                      ***

Page No. G1/2                                                      ***

Page No. G1/3                                                      ***

--------------------------------------------------------------------------
                                 To Summary of Cost Centre G       ***
                                                               -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                G1/COL/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                                                 G2 : Electrical

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            LUMP SUM ITEMS FOR ACTIVITY BILL
            G2: ELECTRICAL

LSG2.1      Incoming Services                       sum                             ***

LSG2.2      Standby Equipment                       sum                             ***

LSG2.3      Main Distribution System                sum                             ***

LSG2.4      Lighting and Power                      sum                             ***

LSG2.5      Earthing and Lightning Protection
            Systems                                 sum                             ***

LSG2.6      Building Automation System              sum                             ***

LSG2.7      Special Services                        sum                             ***

LSG2.8      Trunking, Ducting, Cable Tray and
            Conduit                                 sum                             ***

LSG2.9      Sundries                                sum                             ***

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill G2       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  G2/1                 Contract No. LCC-300

Contract No. LCC-300                 Cost Centre G Terminus Building - E&M Works
Pricing Schedule                                                 G2 : Electrical

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter
              hereunder any specific item of
              work or obligation or thing which
              is necessary for the execution of
              the Works, as required by the
              Contract, which has been omitted
              from or has not been separately
              itemised in this Pricing Schedule
              and for which a separate charge is
              required.

              The unit of measurement for any
              Contractor's Other Charges shall
              be "sum", with Quantity and
              Rate columns entered with
              "N/A".

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill G2       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  G2/2                 Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                                                 G2 : Electrical

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter
              hereunder in detail any method
              related charges items in
              accordance with CESMM3 Section 7

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill G2       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  G2/3                 CONTRACT NO. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                                                 G2 : Electrical

ITEM CODE               ITEM DESCRIPTION                AMOUNT HK$
------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL G2
: Electrical

Page No. G2/1                                              ***

Page No. G2/2                                              ***

Page No. G2/3                                              ***

------------------------------------------------------------------
                         To Summary of Cost Centre G       ***
                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                G2/COL/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                                              G3 : Fire Services

ITEM CODE           ITEM DESCRIPTION                UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            LUMP SUM ITEMS FOR ACTIVITY BILL,
            G3: FIRE SERVICES

LSG3.1      Incoming Main                           sum                             ***

LSG3.2      Street Fire Hydrant System              sum                             ***

LSG3.3      Fire Hydrant and Hose Reel System       sum                             ***

LSG3.4      Automatic Wet Sprinkler System          sum                             ***

LSG3.5      Recycling Pre-action Sprinkler
            System                                  sum                             ***

LSG3.6      Automatic Fire Alarm and Detection
            System                                  sum                             ***

LSG3.7      Aspirating Smoke Detection System       sum                             ***

LSG3.8      Total Flooding System                   sum                             ***

LSG3.9      Portable Appliances                     sum                             ***

LSG3.10     Control Systems                         sum                             ***

LSG3.11     Sundries                                sum                             ***

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill G3       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  G3/1                 Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                                              G3 : Fire Services

ITEM CODE       ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter
            hereunder any specific item of
            work or obligation or thing which
            is necessary for the execution of
            the Works, as required by the
            Contract, which has been omitted
            from or has not been separately
            itemised in this Pricing Schedule
            and for which a separate charge is
            required.

            The unit of measurement for any
            Contractor's Other Charges shall
            be "sum", with Quantity and
            Rate columns entered with
            "N/A".

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill G3       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  G3/2                 Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                                              G3 : Fire Services

ITEM CODE         ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter
            hereunder in detail any method
            related charges items in
            accordance with CESMM3 Section 7

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill G3       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  G3/3                 Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                                              G3 : Fire Services

ITEM CODE               ITEM DESCRIPTION                AMOUNT HK$
------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL G3
: Fire Services

Page No. G3/1                                               ***

Page No. G3/2                                               ***

Page No. G3/3                                               ***
------------------------------------------------------------------
                         To Summary of Cost Centre G        ***
                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                G3/COL/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                                      G4 : Plumbing and Drainage

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            LUMP SUM ITEMS FOR ACTIVITY BILL
            G4 : PLUMBING AND DRAINAGE

LSG4.1      Syphonic Rainwater Drainage Systems     sum                             ***

LSG4.2      Sanitary Fittings                       sum                             ***

LSG4.3      Soil, Waste and Vent Pipe Systems       sum                             ***

LSG4.4      Cold Water Installation                 sum                             ***

LSG4.5      Hot Water Installation                  sum                             ***

LSG4.6      Flushing Water Installation             sum                             ***

LSG4.7      Cleansing Water Installation            sum                             ***

LSG4.8      Special Services : Town Gas             sum                             ***

LSG4.9      Control Systems                         sum                             ***

LSG4.10     Sundries                                sum                             ***

------------------------------------------------------------------------------------------
                                               To Collection of Activity Bill G4    ***
                                                                                  --------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  G4/1                 Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                                      G4 : Plumbing and Drainage

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter
            hereunder any specific item of
            work or obligation or thing which
            is necessary for the execution of
            the Works, as required by the
            Contract, which has been omitted
            from or has not been separately
            itemised in this Pricing Schedule
            and for which a separate charge is
            required.

            The unit of measurement for any
            Contractor's Other Charges shall
            be "sum", with Quantity and
            Rate columns entered with
            "N/A".

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill G4       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  G4/2                 Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                                      G4 : Plumbing and Drainage

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter
            hereunder in detail any method
            related charges items in
            accordance with CESMM3 Section 7

------------------------------------------------------------------------------------------
                                               To Collection of Activity Bill G4    ***
                                                                                  --------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  G4/3                 Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                                      G4 : Plumbing and Drainage

ITEM CODE       ITEM DESCRIPTION                AMOUNT HK$
----------------------------------------------------------
COLLECTION OF ACTIVITY BILL G4
: Plumbing and Drainage

Page No. G4/1                                      ***

Page No. G4/2                                      ***

Page No. G4/3                                      ***

----------------------------------------------------------
                To Summary of Cost Centre G        ***
                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                G4/COL/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                           G5 : Building Maintenance Unit System

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
            LUMP SUM ITEMS FOR ACTIVITY BILL
            G5 : BUILDING  MAINTENANCE UNIT
            SYSTEM

LSG5.1      Building Maintenance Unit System        sum                             ***

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill G5       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  G5/1                 Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                           G5 : Building Maintenance Unit System

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter
            hereunder any specific item of
            work or obligation or thing which
            is necessary for the execution of
            the Works, as required by the
            Contract, which has been omitted
            from or has not been separately
            itemised in this Pricing Schedule
            and for which a separate charge is
            required.

            The unit of measurement for any
            Contractor's Other Charges shall
            be "sum", with Quantity and
            Rate columns entered with
            "N/A".

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill G5       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  G5/2                 Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                           G5 : Building Maintenance Unit System

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter
            hereunder in detail any method
            related charges items in
            accordance with CESMM3 Section 7

------------------------------------------------------------------------------------------
                                            To Collection of Activity Bill G5       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  G5/3                 Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                           G5 : Building Maintenance Unit System

ITEM CODE       ITEM DESCRIPTION                  AMOUNT HK$
------------------------------------------------------------
COLLECTION OF ACTIVITY BILL G5
: Building Maintenance Unit System

Page No. G5/1                                        ***

Page No. G5/2                                        ***

Page No. G5/3                                        ***

------------------------------------------------------------
                    To Summary of Cost Centre G      ***
                                                  ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                G5/COL/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Pricing Schedule                                                         SUMMARY

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------
Summary of Cost Centre G : Terminus Building - E&M Works

Page

G1/COL/1 - ECS                                                           ***

G2/COL/1 - Electrical                                                    ***

G3/COL/1 - Fire Services                                                 ***

G4/COL/1 - Plumbing and Drainage                                         ***

G5/COL/1 - Building Maintenance Unit System                              ***

--------------------------------------------------------------------------------
                                         To Pricing Schedule Summary     ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 G.SUM/1               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                     H(R)1 : Sewage Treatment Plant - Earthworks
                                   H(R)1.1 : Sewage Treatment Plant - Earthworks

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------

            EARTHWORKS

            Excavation for foundations

            Material other than topsoil, rock
            or artificial hard material;
            Commencing Surface at reduced
            level +0.325 mPD

E323        maximum depth 0.5-1 m                    m3      ***        ***         ***

E324        maximum depth 1-2 m                      m3      ***        ***         ***

            Rock; Commencing Surface at
            reduced level +0.325 mPD

E334        maximum depth 1-2 m                      m3      ***        ***         ***

            Artificial hard material

E344        maximum depth 1-2 m                      m3      ***        ***         ***

            General excavation

            Material other than topsoil, rock
            or artificial hard material;
            Commencing Surface at final
            formation level +5.5 mPD

E426        maximum depth 5-10 m                     m3      ***        ***         ***

            Rock; Commencing Surface at final
            formation level +5.50 mPD

E436        maximum depth 5-10 m                     m3      ***        ***         ***

            Artificial hard material

E446        maximum depth 5-10 m                     m3      ***        ***         ***

------------------------------------------------------------------------------------------
                                  To Collection of Remeasurement Item H(R)1.1       ***
                                                                                  --------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)1.1/1               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                     H(R)1 : Sewage Treatment Plant - Earthworks
                                   H(R)1.1 : Sewage Treatment Plant - Earthworks

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            EARTHWORKS

            Excavation ancillaries

            Preparation of excavated surfaces

E522        material other than topsoil,
            rock or artificial hard
            material                                m2       ***        ***         ***

            Disposal of excavated material

E532        material other than topsoil,
            rock or artificial hard
            material                                m3       ***        ***         ***

E533        rock                                    m3       ***        ***         ***

E534        artificial hard material                m3       ***        ***         ***

------------------------------------------------------------------------------------------
                                  To Collection of Remeasurement Item H(R)1.1       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)1.1/2               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                     H(R)1 : Sewage Treatment Plant - Earthworks
                                   H(R)1.1 : Sewage Treatment Plant - Earthworks

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter
            hereunder any specific item of
            work or obligation or thing which
            is necessary for the execution of
            the Works, as required by the
            Contract, which has been omitted
            from or has not been separately
            itemised in this Pricing Schedule
            and for which a separate charge is
            required.

            The unit of measurement for any
            Contractor's Other Charges shall
            be "sum", with Quantity and
            Rate columns entered with
            "N/A".

------------------------------------------------------------------------------------------
                                  To Collection of Remeasurement Item H(R)1.1       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)1.1/3               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                     H(R)1 : Sewage Treatment Plant - Earthworks
                                   H(R)1.1 : Sewage Treatment Plant - Earthworks

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter
            hereunder in detail any method
            related charges items in
            accordance with CESMM3 Section 7

------------------------------------------------------------------------------------------
                                  To Collection of Remeasurement Item H(R)1.1       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)1.1/4               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                     H(R)1 : Sewage Treatment Plant - Earthworks
                                   H(R)1.1 : Sewage Treatment Plant - Earthworks

                      ITEM DESCRIPTION                    AMOUNT HK$
--------------------------------------------------------------------
COLLECTION OF REMEASUREMENT ITEM H(R)1.1
: Sewage Treatment Plant Earthworks

Page No. H(R)1.1/1                                           ***

Page No. H(R)1.1/2                                           ***

Page No. H(R)1.1/3                                           ***

Page No. H(R)1.1/4                                           ***
--------------------------------------------------------------------
                    To Collection of Activity Bill H(R)1     ***
                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              H(R)1.1/COL/1            Contract NO. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                     H(R)1 : Sewage Treatment Plant - Earthworks
                                   H(R)1.1 : Sewage Treatment Plant - Earthworks

                      ITEM DESCRIPTION                    AMOUNT HK$
--------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL H(R)1
: Sewage Treatment Plant Earthworks

Page No. H(R)1.1/COL/1                                        ***
--------------------------------------------------------------------
                      To Summary of Cost Centre H(R)          ***
                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              H(R)1/COL/1              Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule             H(R)2 : Roadworks and Hard Landscaping - Earthworks
                           H(R)2.1 : Roadworks and Hard Landscaping - Earthworks

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            EARTHWORKS

            General excavation

            Material other than topsoil, rock
            or artificial hard material;
            Commencing Surface at final
            formation level +5.50 mPD

E421        maximum depth not exceeding
            0.25 m                                  m3       ***        ***         ***

E423        maximum depth 0.5-1 m                   m3       ***        ***         ***

            Rock; Commencing Surface at final
            formation level +5.50 mPD

E431        maximum depth not exceeding
            0.25 m                                  m3       ***        ***         ***

E433        maximum depth 0.5-1 m                   m3       ***        ***         ***

            Artificial hard material

E441        maximum depth not exceeding
            0.25 m                                  m3       ***        ***         ***

E443        maximum depth 0.5-1 m                   m3       ***        ***         ***

            Excavation ancillaries

            Preparation of excavated surfaces

E522        material other than topsoil,
            rock or artificial hard
            material                                m2       ***        ***         ***

            Disposal of excavated material

E532        material other than topsoil,
            rock or artificial hard
            material                                m3       ***        ***         ***

E533        rock                                    m3       ***        ***         ***

E534        artificial hard material                m3       ***        ***         ***

------------------------------------------------------------------------------------------
                                  To Collection of Remeasurement Item H(R)2.1       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                H(R)2.1/1              Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule             H(R)2 : Roadworks and Hard Landscaping - Earthworks
                           H(R)2.1 : Roadworks and Hard Landscaping - Earthworks

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter
            hereunder any specific item of
            work or obligation or thing which
            is necessary for the execution of
            the Works, as required by the
            Contract, which has been omitted
            from or has not been separately
            itemised in this Pricing Schedule
            and for which a separate charge is
            required.

            The unit of measurement for any
            Contractor's Other Charges shall
            be "sum", with Quantity and
            Rate columns entered with "N/A".

------------------------------------------------------------------------------------------
                                  To Collection of Remeasurement Item H(R)2.1       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)2.1/2               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule             H(R)2 : Roadworks and Hard Landscaping - Earthworks
                           H(R)2.1 : Roadworks and Hard Landscaping - Earthworks

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter
            hereunder in detail any method
            related charges items in
            accordance with CESMM3 Section 7

------------------------------------------------------------------------------------------
                                   To Collection of Remeasurement Item H(R)2.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                H(R)2.1/3              Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule             H(R)2 : Roadworks and Hard Landscaping - Earthworks
                           H(R)2.1 : Roadworks and Hard Landscaping - Earthworks

                        ITEM DESCRIPTION                        AMOUNT HK$
--------------------------------------------------------------------------

COLLECTION OF REMEASUREMENT ITEM H(R)2.1
: Roadworks and Hard Landscaping - Earthworks

Page No. H(R)2.1/1                                                 ***

Page No. H(R)2.1/2                                                 ***

Page No. H(R)2.1/3                                                 ***

--------------------------------------------------------------------------
                          To Collection of Activity Bill H(R)2     ***
                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                H(R)2.1/COL/1          Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule             H(R)2 : Roadworks and Hard Landscaping - Earthworks
                           H(R)2.1 : Roadworks and Hard Landscaping - Earthworks

                        ITEM DESCRIPTION                        AMOUNT HK$
--------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL H(R)2
: Roadworks and Hard Landscaping - Earthworks

Page No. H(R)2.1/COL/1                                             ***

--------------------------------------------------------------------------
                                To Summary of Cost Centre H(R)     ***
                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                H(R)2/COL/1            Contract No. LCC-300

Contract No. LCC-300               Cost Centre H(R): External Works - Earthworks
Pricing Schedule                                   H(R)3 : Reed Bed - Earthworks
                                                 H(R)3.1 : Reed Bed - Earthworks

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GROUND INVESTIGATIONS

            Rotary drilled boreholes; by rig

            Number

B310        T2-101 size                             nr       ***        ***         ***

            Depth without core recovery;
            T2-101 size

B333        In holes of maximum depth 10-20m        m        ***        ***         ***

B334        In holes of maximum depth 20-30m        m        ***        ***         ***

B335        In holes of maximum depth 30-40m        m        ***        ***         ***

B336        In holes of maximum depth 40-50m        m        ***        ***         ***

            Depth with core recovery;
            T2-101 size

B343        In holes of maximum depth 10-20m        m        ***        ***         ***

B344        In holes of maximum depth 20-30m        m        ***        ***         ***

B345        In holes of maximum depth 30-40m        m        ***        ***         ***

B346        In holes of maximum depth 40-50m        m        ***        ***         ***

            Depth cased

B350        T2-101 size                             m        ***        ***         ***

            Depth backfilled with sand

B360        T2-101 size                             m        ***        ***         ***

B370        Core boxes, length of core 1000mm       nr       ***        ***         ***

------------------------------------------------------------------------------------------
                                 To Collection of Remeasurement Items H(R)3.1       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1: 28 June 2002
Addendum No. 1                       H(R)3.1/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre H(R): External Works - Earthworks
Pricing Schedule                                   H(R)3 : Reed Bed - Earthworks
                                                 H(R)3.1 : Reed Bed - Earthworks

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------
            GROUND INVESTIGATIONS (CONT'D)

            Samples

            From boreholes

B429.1      76mm diameter Piston samples            nr       ***        ***         ***

B429.2      76mm diameter Mazier samples            nr       ***        ***         ***

B429.3      U100 samples in alluvial sand and
            gravel                                  nr       ***        ***         ***

            Site tests and observations

B513        Standard penetration tests with
            liner samples,                          nr       ***        ***         ***

B519        Vane shear tests                        nr       ***        ***         ***

            Laboratory tests

B711        Moisture content tests                  nr       ***        ***         ***

B712        Atterberg limit tests                   nr       ***        ***         ***

B713        Specific gravity tests                  nr       ***        ***         ***

B771        Uniaxial compression testing of
            core samples in NX size and 1000mm
            in height                               nr       ***        ***         ***

B775        Point load strength of core
            samples in NX size                      nr       ***        ***         ***

B790.1      Bulk density tests                      nr       ***        ***         ***

B790.2      Unconsolidated undrained triaxial
            testing of marine clay                  nr       ***        ***         ***

B790.3      One dimensional consolidated
            testing of marine clay                  nr       ***        ***         ***

------------------------------------------------------------------------------------------
                                 To Collection of Remeasurement Items H(R)3.1       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                H(R)3.1/2              Contract No. LCC-300

Contract No. LCC-300               Cost Centre H(R): External Works - Earthworks
Pricing Schedule                                   H(R)3 : Reed Bed - Earthworks
                                                 H(R)3.1 : Reed Bed - Earthworks

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            GEOTECHNICAL AND OTHER
            SPECIALIST PROCESSES

            Band drains; prefabricated,
            continuously extruded material,
            comprising a core and a filter

C812        Number of drain, cross-sectional
            dimension 100-200mm                     nr       ***        ***         ***

C842        Depth of drains of maximum
            depth not exceeding 10m;
            cross-sectional dimension
            100-200mm                               m        ***        ***         ***

C852        Depth of drains of maximum
            depth 10-15m; cross-sectional
            dimension 100-200mm                     m        ***        ***         ***

C862        Depth of drains of maximum
            depth 15-20m; cross-sectional
            dimension 100-200mm                     m        ***        ***         ***

------------------------------------------------------------------------------------------
                                 To Collection of Remeasurement Items H(R)3.1       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)3.1/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre H(R): External Works - Earthworks
Pricing Schedule                                   H(R)3 : Reed Bed - Earthworks
                                                 H(R)3.1 : Reed Bed - Earthworks

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            EARTHWORKS

            General excavation

            Topsoil

E411        Maximum depth not exceeding 0.25m       m3       ***        ***         ***

E412        Maximum depth 0.25-0.5m                 m3       ***        ***         ***

E413        Maximum depth 0.5-1.0m                  m3       ***        ***         ***

            Material other than topsoil,
            rock or artificial hard
            material

E423.1      Maximum depth 0.5-lm, commencing
            surface at +4.0mPD                      m3       ***        ***         ***

E423.2      Maximum depth 0.5-lm, commencing
            surface at +6.0mPD                      m3       ***        ***         ***

E424.1      Maximum depth l-2m, commencing
            surface at +4.0mPD                      m3       ***        ***         ***

E424.2      Maximum depth l-2m; commencing
            surface at +6.0mPD                      m3       ***        ***         ***

E425        Maximum depth 2-5m; commencing
            surface at +4.0mPD                      m3       ***        ***         ***

            Rock

E433        Maximum depth 0.5-lm, commencing
            surface at +4.0mPD                      m3       ***        ***         ***

E434        Maximum depth l-2m; commencing
            surface at +4.0mPD                      m3       ***        ***         ***

E435        Maximum depth 2-5m; commencing
            surface at +4.0mPD                      m3       ***        ***         ***

------------------------------------------------------------------------------------------
                                 To Collection of Remeasurement Items H(R)3.1       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.l : 28 June 2002
Addendum No. 1                       H(R)3.1/4              Contract No. LCC-300

Contract No. LCC-300               Cost Centre H(R): External Works - Earthworks
Pricing Schedule                                   H(R)3 : Reed Bed - Earthworks
                                                 H(R)3.1 : Reed Bed - Earthworks

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            EARTHWORKS (CONT'D)

            Excavation ancillaries

            Trimming of excavated surfaces

E512        Material other than topsoil,
            rock or artificial hard material        m2       ***        ***         ***

            Preparation of excavated surfaces

E522.1      Material other than topsoil,
            rock or artificial hard material        m2       ***        ***         ***

E523.1      Rock                                    m2       ***        ***         ***

            Preparation of excavated surfaces;
            inclined at an angle of 10 DEG.-45
            DEG. to the horizontal

E522.2      Material other than topsoil,
            rock or artificial hard material        m2       ***        ***         ***

E523.2      Rock                                    m2       ***        ***         ***

            Disposal of excavated material

E531        Topsoil                                 m3       ***        ***         ***

E532        Material other than topsoil,
            rock or artificial hard
            material; surcharge mound               m3       ***        ***         ***

E533        Rock                                    m3       ***        ***         ***

------------------------------------------------------------------------------------------
                                 To Collection of Remeasurement Items H(R)3.1       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.l : 28 June 2002
Addendum No. 1                       H(R)3.1/5              Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                                   H(R)3 : Reed Bed - Earthworks
                                                 H(R)3.1 : Reed Bed - Earthworks

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            EARTHWORKS (CONT'D)

            Fi11ing

            Embankments

E625        Imported natural material other
            than topsoil or rock; general
            filling material to surcharge mound     m3       ***        ***         ***

E623        Non-selected excavated material
            other than topsoil or rock              m3       ***        ***         ***

            General

E635.1      Imported natural material other
            than topsoil or rock; general
            filling material with hydraulic fill    m3       ***        ***         ***

E635.2      Imported natural material other
            than topsoil or rock; general
            filling material                        m3       ***        ***         ***

E635.3      Imported natural material other
            than topsoil or rock; CDG               m3       ***        ***         ***

E637        Imported rock; gravel                   m3       ***        ***         ***

------------------------------------------------------------------------------------------
                                 To Collection of Remeasurement Items H(R)3.1       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.l : 28 June 2002
Addendum No. 1                       H(R)3.1/6              Contract No. LCC-300

Contract No. LCC-300               Cost Centre H(R): External Works - Earthworks
Pricing Schedule                                   H(R)3 : Reed Bed - Earthworks
                                                 H(R)3.1 : Reed Bed - Earthworks

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            EARTHWORKS (CONT'D)

            Filling ancillaries

            Trimming of filled surfaces

E712.1      Material other than topsoil,
            rock or artificial hard material        m2       ***        ***         ***

E713        Rock                                    m2       ***        ***         ***

            Trimming of filled surfaces;
            inclined at an angle of 10 DEG.-
            45 DEG. to the horizontal

E712.2      Material other than topsoil,
            rock or artificial hard material        m2       ***        ***         ***

            Preparation of filled surfaces

E722.1      Material other than topsoil,
            rock or artificial hard material        m2       ***        ***         ***

            Preparation of filled surfaces;
            inclined at an angle of 10 DEG.-
            45 DEG. to the horizontal

E722.2      Material other than topsoil,
            rock or artificial hard material        m2       ***        ***         ***

E730        Geosynthetic reinforcement;
            tensile strength of 200kN/m (minimum)   m2       ***        ***         ***

------------------------------------------------------------------------------------------
                                 To Collection of Remeasurement Items H(R)3.1       ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.l : 28 June 2002
Addendum No. 1                       H(R)3.1/7              Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                                   H(R)3 : Reed Bed - Earthworks
                                                 H(R)3.1 : Reed Bed - Earthworks

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            Contractor's Other Charges

            The Contractor shall enter
            hereunder any specific item of
            work or obligation or thing which
            is necessary for the execution
            of the Works, as required by the
            Contract, which has been omitted
            from or has not been separately
            itemised in this Pricing Schedule
            and for which a separate charge
            is required.

            The unit of measurement for any
            Contractor's Other Charge shall
            be "sum", with Quantity and Rates
            of Columns entered with "N/A".

------------------------------------------------------------------------------------------
                                  To Collection of Remeasurement Items H(R)3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                H(R)3.1/8              Contract No. LCC-300

Contract No. LCC-300               Cost Centre H(R): External Works - Earthworks
Pricing Schedule                                   H(R)3 : Reed Bed - Earthworks
                                                 H(R)3.1 : Reed Bed - Earthworks

ITEM CODE             ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
------------------------------------------------------------------------------------------
            Method Related Charges

            The Contractor shall enter
            hereunder in detail any method
            related charges items in
            accordance with CESMM3
            Section 7

a)          DEDUCTION FOR ADDED
            VALUE IN IMPORTED
            MATERIALS FOR REUSE                              ***                    ***

b)          DEDUCTION FOR ADDED
            VALUE OF EARTHWORKS
            MATERIAL GENERATED
            WITHIN THE WORKS FOR
            THE WORKS. (DRAINAGE
            ARISING) ETC.                                    ***                    ***

c)          DEDUCTION FOR ADDED
            VALUE OF SURCHARGE
            MATERIAL DEPOSITIONED
            WITHIN THE WORKS                                 ***                    ***

------------------------------------------------------------------------------------------
                                  To Collection of Remeasurement Items H(R)3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002              H(R)3.1/9              Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                                    H(R)3: Reed Bed - Earthworks
                                                  H(R)3.1: Reed Bed - Earthworks

                        ITEM DESCRIPTION                       AMOUNT HK$
-------------------------------------------------------------------------

COLLECTION OF REMEASUREMENT ITEMS H(R)3.1
: Reed Bed - Earthworks

Page No.   H(R)3.1/1                                               ***

Page No.   H(R)3.1/2                                               ***

Page No.   H(R)3.1/3                                               ***

Page No.   H(R)3.1/4                                               ***

Page No.   H(R)3.1/5                                               ***

Page No.   H(R)3.1/6                                               ***

Page No.   H(R)3.1/7                                               ***

Page No.   H(R)3.1/8                                               ***

Page No.   H(R)3.1/9                                               ***
-------------------------------------------------------------------------
                           To Collection of Activity Bill H(R)3    ***
                                                                 --------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              H(R)3.1/COL/1            Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                                   H(R)3 : Reed Bed - Earthworks
                                                 H(R)3.1 : Reed Bed - Earthworks

                      ITEM DESCRIPTION                              AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL, H(R)3
: Reed Bed - Earthworks

Page No. H(R)3.1/COL/1 : Reed Bed - Earthworks                         ***

--------------------------------------------------------------------------------
                                   To Summary of Cost Centre H(R)      ***
                                                                   -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)3/COL/1             Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                           H(R)4 : Soft Landscaping - Earthworks
                                         H(R)4.1 : Soft Landscaping - Earthworks

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              EARTHWORKS

              General excavation

              Material other than topsoil, rock or artificial hard material; Commencing Surface at final formation level +5.50 mPD

E423.1        maximum depth 0.5-1 m                                   m3             ***             ***              ***

              Material other than topsoil, rock or artificial hard material; Commencing Surface at reduced level
              +4.80 mPD

E423.2        maximum depth 0.5-1 m                                   m3             ***             ***              ***

E424          maximum depth 1-2 m                                     m3             ***             ***              ***

              Rock; Commencing Surface at final formation level
              +5.50 mPD

E433          maximum depth 0.5-1 m                                   m3             ***             ***              ***

              Artificial hard material

E443          maximum depth 0.5-1 m                                   m3             ***             ***              ***

              Excavation ancillaries

              Disposal of excavated material

E532          material other than topsoil, rock or artificial
              hard material                                           m3             ***             ***              ***

E533          rock                                                    m3             ***             ***              ***

E534          artificial hard material                                m3             ***             ***              ***

-------------------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Remeasurement Item H(R)4.1        ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)4.1/1               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                           H(R)4 : Soft Landscaping - Earthworks
                                         H(R)4.1 : Soft Landscaping - Earthworks

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              EARTHWORKS

              Fi11ing

              General

E632          imported topsoil                                        m3             ***             ***              ***

              Depth 40 mm; inclined at an angle of 10 degrees
              - 45 degrees to the horizontal

E645.1        imported pea gravel                                     m2             ***             ***              ***

              Depth 250 mm; inclined at an angle of 10 degrees
              - 45 degrees to the horizontal

E645.2        imported granular filter material                       m2             ***             ***              ***

              Filling ancillaries

              Trimming of filled surfaces

E711          imported topsoil                                        m2             ***             ***              ***

E712          imported pea gravel; inclined at an angle of 10
              degrees - 45 degrees to the horizontal                  m2             ***             ***              ***

-------------------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Remeasurement Item H(R)4.1        ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)4.1/2               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                           H(R)4 : Soft Landscaping - Earthworks
                                         H(R)4.1 : Soft Landscaping - Earthworks

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

              The unit of measurement for any Contractor's Other
              Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Remeasurement Item H(R)4.1        ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)4.1/3               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                           H(R)4 : Soft Landscaping - Earthworks
                                         H(R)4.1 : Soft Landscaping - Earthworks

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Remeasurement Item H(R)4.1        ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)4.1/4               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                           H(R)4 : Soft Landscaping - Earthworks
                                         H(R)4.1 : Soft Landscaping - Earthworks

                      ITEM DESCRIPTION                              AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF REMEASUREMENT ITEM H(R) 4.1
: Soft Landscaping - Earthworks

Page No. H(R)4.1/1                                                     ***

Page No. H(R)4.1/2                                                     ***

Page No. H(R)4.1/3                                                     ***

Page No. H(R)4.1/4                                                     ***

--------------------------------------------------------------------------------
                             To Collection of Activity Bill H(R)4      ***
                                                                   -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)4.1/COL/1           Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                           H(R)4 : Soft Landscaping - Earthworks
                                         H(R)4.1 : Soft Landscaping - Earthworks

                      ITEM DESCRIPTION                              AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL H(R)4
: Soft Landscaping - Earthworks

Page No. H(R)4.1/COL/1                                                 ***

--------------------------------------------------------------------------------
                                   To Summary of Cost Centre H(R)      ***
                                                                   -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)4/COL/1             Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule           H(R)5 : Diversion of Existing Open Drainage Channel -
                                                                 Earthwork(RRIW)
         H(R)5.1 : Diversion of Existing Open Drainage Channel - Earthwork(RRIW)

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              EARTHWORKS

              Excavation for foundations

              Material other than topsoil, rock or artificial hard material

E323          Maximum depth 0.5-1m                                    m3             ***             ***              ***

E324          Maximum depth 1-2m                                      m3             ***             ***              ***

E325          Maximum depth 2-5m                                      m3             ***             ***              ***

              Rock

E333          Maximum depth 0.5-1m                                    m3             ***             ***              ***

E334          Maximum depth 1-2m                                      m3             ***             ***              ***

E335          Maximum depth 2-5m                                      m3             ***             ***              ***

              Artificial hard material

E343.1        Maximum depth 0.5-1m                                    m3             ***             ***              ***

E344.1        Maximum depth 1-2m                                      m3             ***             ***              ***

E345.1        Maximum depth 2-5m                                      m3             ***             ***              ***

              Excavation for foundations: by hand

              Artificial hard material

E343.2        Maximum depth 0.5-1m                                    m3             ***             ***              ***

E344.2        Maximum depth 1-2m                                      m3             ***             ***              ***

E345.2        Maximum depth 2-5m                                      m3             ***             ***              ***

-------------------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Remeasurement Item H(R)5.1        ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)5.1/1               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule           H(R)5 : Diversion of Existing Open Drainage Channel -
                                                                 Earthwork(RRIW)
         H(R)5.1 : Diversion of Existing Open Drainage Channel - Earthwork(RRIW)

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              EARTHWORKS (CONT'D)

              General Excavation

              Topsoil

E413          Maximum depth 0.5-1m                                    m3             ***             ***              ***

E414          Maximum depth 1-2m                                      m3             ***             ***              ***

E415          Maximum depth 2-5m                                      m3             ***             ***              ***

              Material other than topsoil, rock or artificial hard material

E423          Maximum depth 0.5-1m                                    m3             ***             ***              ***

E424          Maximum depth 1-2m                                      m3             ***             ***              ***

E425          Maximum depth 2-5m                                      m3             ***             ***              ***

              Rock

E433          Maximum depth 0.5-1m                                    m3             ***             ***              ***

E434          Maximum depth 1-2m                                      m3             ***             ***              ***

E435          Maximum depth 2-5m                                      m3             ***             ***              ***

              Artificial hard material

E443          Maximum depth 0.5-1m                                    m3             ***             ***              ***

E444          Maximum depth 1-2m                                      m3             ***             ***              ***

E445          Maximum depth 2-5m                                      m3             ***             ***              ***

-------------------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Remeasurement Item H(R)5.1        ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)5.1/2               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule           H(R)5 : Diversion of Existing Open Drainage Channel -
                                                                 Earthwork(RRIW)
         H(R)5.1 : Diversion of Existing Open Drainage Channel - Earthwork(RRIW)

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              EARTHWORKS (CONT'D)

              Excavation ancillaries

              Preparation of excavated surfaces

E522.1        Material other than topsoil, rock or artificial
              hard material                                           m2             ***             ***              ***

E523          Rock                                                    m2             ***             ***              ***

              Preparation of excavated surfaces; inclined at an angle of 10 DEG.-45 DEG. to the horizontal

E522.2        Material other than topsoil, rock or artificial
              hard material                                           m2             ***             ***              ***

              Preparation of vertical excavated surfaces

E522.3        Material other than topsoil, rock or artificial
              hard material                                           m2             ***             ***              ***

              Disposal of excavated materials

E531          Topsoil                                                 m3             ***             ***              ***

E532          Material other than topsoil, rock or artificial
              hard material                                           m3             ***             ***              ***

E533          Rock                                                    m3             ***             ***              ***

E534          Artificial hard material                                m3             ***             ***              ***

-------------------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Remeasurement Item H(R)5.1        ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)5.1/3               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule           H(R)5 : Diversion of Existing Open Drainage Channel -
                                                                 Earthwork(RRIW)
         H(R)5.1 : Diversion of Existing Open Drainage Channel - Earthwork(RRIW)

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              EARTHWORKS (CONT'D)

              Filling

              General

E635          Imported natural material other than topsoil or
              rock; general filling material                          m3             ***             ***              ***

              Filling ancillaries

              Preparation of filled surfaces

E722.1        Material other than topsoil, rock or artificial
              hard material                                           m2             ***             ***              ***

              Preparation of filled surfaces; inclined at an angle of 10 DEG.- 45 DEG. to the horizontal

E722.2        Material other than topsoil, rock or artificial
              hard material                                           m2             ***             ***              ***

-------------------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Remeasurement Item H(R)5.1        ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)5.1/4               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule           H(R)5 : Diversion of Existing Open Drainage Channel -
                                                                 Earthwork(RRIW)
                         H(R)5.1 : Diversion of Existing Open Drainage Channel -
                                                                 Earthwork(RRIW)

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

              The unit of measurement for any Contractor's Other
              Charge shall be "sum", with Quantity and Rates of Columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Remeasurement Item H(R)5.1        ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)5.1/5               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule           H(R)5 : Diversion of Existing Open Drainage Channel -
                                                                 Earthwork(RRIW)
                         H(R)5.1 : Diversion of Existing Open Drainage Channel -
                                                                 Earthwork(RRIW)

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              Method Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Remeasurement Item H(R)5.1        ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)5.1/6               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule           H(R)5 : Diversion of Existing Open Drainage Channel -
                                                                 Earthwork(RRIW)
         H(R)5.1 : Diversion of Existing Open Drainage Channel - Earthwork(RRIW)

                      ITEM DESCRIPTION                              AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF REMEASUREMENT ITEM H(R)5.1: Diversion of
Existing Open Drainage Channel - Earthworks (RRIW)

Page No. H(R)5.1/1                                                     ***

Page No. H(R)5.1/2                                                     ***

Page No. H(R)5.1/3                                                     ***

Page No. H(R)5.1/4                                                     ***

Page No. H(R)5.1/5                                                     ***

Page No. H(R)5.1/6                                                     ***

--------------------------------------------------------------------------------
                             To Collection of Activity Bill H(R)       ***
                                                                   -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              H(R)5.1/COL/1            Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule           H(R)5 : Diversion of Existing Open Drainage Channel -
                                                                 Earthwork(RRIW)
         H(R)5.1 : Diversion of Existing Open Drainage Channel - Earthwork(RRIW)

                      Item Description                              Amount HK$
--------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL H(R)5: Diversion of
Existing Open Drainage Channel - Earthworks (RRIW)

Page No. H(R)5.1/COL/l                                                 ***

--------------------------------------------------------------------------------
                               To Collection of Cost Centre H(R)5      ***
                                                                   -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)5/COL/1             Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                     H(R)6 : Traction Section Cabin - Earthworks
                                   H(R)6.1 : Traction Section Cabin - Earthworks

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              EARTHWORKS

              General excavation

              Material other than topsoil, rock or artificial hard material; Commencing Surface at final formation level +5.50 mPD

E422          maximum depth 0.25-0.5 m                                m3             ***             ***              ***

E424          maximum depth 1-2 m                                     m3             ***             ***              ***

              Rock; Commencing Surface at final formation level +5.50 mPD

E434          maximum depth 1-2 m                                     m3             ***             ***              ***

              Artificial hard material

E444          maximum depth 1-2 m                                     m3             ***             ***              ***

              Excavation ancillaries

              Preparation of excavated surfaces

E522          material other than topsoil, rock or artificial
              hard material                                           m2             ***             ***              ***

              Disposal of excavated material

E532          material other than topsoil, rock or artificial
              hard material                                           m3             ***             ***              ***

E533          rock                                                    m3             ***             ***              ***

E534          artificial hard material                                m3             ***             ***              ***

              Filling

              To structures

E614          selected excavated material other than topsoil,
              rock or artificial hard material                        m3             ***             ***              ***

              Filling ancillaries

              Preparation of filled surfaces

E722          material other than topsoil, rock or artificial
              hard material                                           m2             ***             ***              ***

-------------------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Remeasurement Item H(R)6.1        ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)6.1/1               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                     H(R)6 : Traction Section Cabin - Earthworks
                                   H(R)6.1 : Traction Section Cabin - Earthworks

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

              The unit of measurement for any Contractor's Other
              Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Remeasurement Item H(R)6.1        ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)6.1/2               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                     H(R)6 : Traction Section Cabin - Earthworks
                                   H(R)6.1 : Traction Section Cabin - Earthworks

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Remeasurement Item H(R)6.1        ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)6.1/3               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                     H(R)6 : Traction Section Cabin - Earthworks
                                   H(R)6.1 : Traction Section Cabin - Earthworks

                      ITEM DESCRIPTION                              AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF REMEASUREMENT ITEM H(R)6.1
: Traction Section Cabin - Earthworks

Page No. H(R)6.1/1                                                     ***

Page No. H(R)6.1/2                                                     ***

Page No. H(R)6.1/3                                                     ***

--------------------------------------------------------------------------------
                            To Collection of Activity Bill H(R)6       ***
                                                                   -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              H(R)6.1/COL/1            Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                     H(R)6 : Traction Section Cabin - Earthworks
                                   H(R)6.1 : Traction Section Cabin - Earthworks

                      ITEM DESCRIPTION                              AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL H(R)6
: Traction Section Cabin - Earthworks

Page No. H(R)6.1/COL/1                                                 ***

--------------------------------------------------------------------------------
                                 To Summary of Cost Centre H(R)        ***
                                                                   -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)6/COL/1             Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule   H(R)7 : Reprovision of Police Check Point - Earthworks (RRIW)
                 H(R)7.1 : Reprovision of Police Check Point - Earthworks (RRIW)

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              EARTHWORKS

              General excavation

              Topsoil

E411          maximum depth not exceeding 0.25 m                      m3             ***             ***              ***

              Material other than topsoil, rock or artificial hard material

E421          maximum depth not exceeding 0.25 m                      m3             ***             ***              ***

              Rock

E431          maximum depth not exceeding 0.25 m                      m3             ***             ***              ***

              Artificial hard material

E441          maximum depth not exceeding 0.25 m                      m3             ***             ***              ***

              Excavation ancillaries

              Preparation of excavated surfaces

E522          material other than topsoil, rock or artificial
              hard material                                           m2             ***             ***              ***

              Disposal of excavated material

E531          topsoil                                                 m3             ***             ***              ***

E532          material other than topsoil, rock or artificial
              hard material                                           m3             ***             ***              ***

E533          rock                                                    m3             ***             ***              ***

E534          artificial hard material                                m3             ***             ***              ***

-------------------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Remeasurement Item H(R)7.1        ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)7.1/1               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule   H(R)7 : Reprovision of Police Check Point - Earthworks (RRIW)
                 H(R)7.1 : Reprovision of Police Check Point - Earthworks (RRIW)

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

              The unit of measurement for any Contractor's Other
              Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Remeasurement Item H(R)7.1        ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)7.1/2               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule   H(R)7 : Reprovision of Police Check Point - Earthworks (RRIW)
                 H(R)7.1 : Reprovision of Police Check Point - Earthworks (RRIW)

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractors shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Remeasurement Item H(R)7.1        ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)7.1/3               Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule   H(R)7 : Reprovision of Police Check Point - Earthworks (RRIW)
                 H(R)7.1 : Reprovision of Police Check Point - Earthworks (RRIW)

                      ITEM DESCRIPTION                              AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF REMEASUREMENT ITEM H(R)7.1
: Reprovision of Police Check Point - Earthworks (RRIW)

Page No. H(R)7.1/1                                                     ***

Page No. H(R)7.1/2                                                     ***

Page No. H(R)7.1/3                                                     ***

--------------------------------------------------------------------------------
                            To Collection of Activity Bill H(R)7       ***
                                                                   -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              H(R)7.1/COL/1            Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule   H(R)7 : Reprovision of Police Check Point - Earthworks (RRIW)
                 H(R)7.1 : Reprovision of Police Check Point - Earthworks (RRIW)

                      ITEM DESCRIPTION                              AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL H(R)7
: Reprovision of Police Check Point - Earthworks (RRIW)

Page No. H(R)7.1/COL/1                                                 ***

--------------------------------------------------------------------------------
                                 To Summary of Cost Centre H(R)        ***
                                                                   -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               H(R)7/COL/1             Contract No. LCC-300

Contract No. LCC-300              Cost Centre H(R) : External Works - Earthworks
Pricing Schedule                                                         SUMMARY

                      ITEM DESCRIPTION                              AMOUNT HK$
--------------------------------------------------------------------------------

Summary of Cost Centre H(R): External Works - Earthworks

Page

H(R)1/COL/1 - Sewage Treatment Plant - Earthworks                      ***

H(R)2/COL/1 - Roadworks and Hard Landscaping - Earthworks              ***

H(R)3/COL/1 - Reed Bed - Earthworks                                    ***

H(R)4/COL/1 - Soft Landscaping - Earthworks                            ***

H(R)5/COL/1 - Diversion of Existing Open Drainage Channel -
              Earthworks (RRIW)                                        ***

H(R)6/COL/1 - Traction Section Cabin - Earthworks                      ***

H(R)7/COL/1 - Reprovision of Police Check Point -
              Earthworks (RRIW)                                        ***
--------------------------------------------------------------------------------
                               To Pricing Schedule Summary H(R)        ***
                                                                   -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 26 April 2002                H(R).SUM/1             Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                     I1 : Sewage Treatment Plant

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              LUMP SUM ITEMS FOR ACTIVITY BILL I1: SEWAGE
              TREATMENT PLANT

LSI1.1        Sewage Treatment Plant - Structure                      Sum                                             ***

LSI1.2        Sewage Treatment Plant                                  Sum                                             ***

-------------------------------------------------------------------------------------------------------------------------------
                                                                             To Collection of Activity Bill I1        ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                   I1/1                 Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                     I1 : Sewage Treatment Plant

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

              The unit of measurement for any Contractor's Other
              Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------------------
                                                                            To Collection of Activity Bill I1         ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I1/2                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                     I1 : Sewage Treatment Plant

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------------------
                                                                            To Collection of Activity Bill I1         ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I1/3                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                     I1 : Sewage Treatment Plant

ITEM CODE             ITEM DESCRIPTION                              AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL I1
: Sewage Treatment Plant

Page No. I1/1                                                         ***

Page No. I1/2                                                         ***

Page No. I1/3                                                         ***

--------------------------------------------------------------------------------
                                      To Summary of Cost Centre I     ***
                                                                   -------------


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                I1/COL/1               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                  I2 : Roadworks

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              LUMP SUM ITEMS FOR ACTIVITY BILL I2: ROADWORKS

LSI2.1        Roadworks                                               sum                                             ***

LSI2.2        BWIC WITH Services                                      sum                                             ***

-------------------------------------------------------------------------------------------------------------------------------
                                                                            To Collection of Activity Bill I2         ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I2/1                 Contract No. LCC-300

Contract No. LCC-300                             Cost Centre I : External Works
Pricing Schedule                                                 I2 : Roadworks

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

              The unit of measurement for any Contractor's Other
              Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------------------
                                                                            To Collection of Activity Bill I2         ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I2/2                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                  I2 : Roadworks

ITEM CODE                    ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------------------
                                                                            To Collection of Activity Bill I2         ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I2/3                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                  I2 : Roadworks

ITEM CODE                     ITEM DESCRIPTION                      Amount HK$
--------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL I2
: Roadworks

Page No. I2/1                                                         ***

Page No. I2/2                                                         ***

Page No. I2/3                                                         ***

--------------------------------------------------------------------------------
                            To Summary of Cost Centre I               ***
                                                                ----------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               I2/COL/1                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                       I3 : Underground Drainage

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              LUMP SUM ITEMS FOR ACTIVITY BILL I3: UNDERGROUND
              DRAINAGE

LSI3.1        Underground Drainage                                    sum                                             ***

-------------------------------------------------------------------------------------------------------------------------------
                                                                            To Collection of Activity Bill I3         ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I3/1                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                       I3 : Underground Drainage

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

              The unit of measurement for any Contractor's Other
              Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------------------
                                                                            To Collection of Activity Bill I3         ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I3/2                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                       I3 : Underground Drainage

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------------------
                                                                            To Collection of Activity Bill I3         ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I3/3                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                       I3 : Underground Drainage

ITEM CODE             ITEM DESCRIPTION                              AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL I3
: Underground Drainage

Page No. I3/1                                                         ***

Page No. I3/2                                                         ***

Page No. I3/3                                                         ***

--------------------------------------------------------------------------------
                                      To Summary of Cost Centre I     ***
                                                                   -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                I3/COL/1               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                I4 : Landscaping

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              LUMP SUM ITEMS FOR ACTIVITY BILL I4: LANDSCAPING

LSI4.1        Hard and Soft Landscaping                               sum                                             ***

-------------------------------------------------------------------------------------------------------------------------------
                                                                            To Collection of Activity Bill I4         ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I4/1                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                I4 : Landscaping

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

              The unit of measurement for any Contractor's Other
              Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------------------
                                                                            To Collection of Activity Bill I4         ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I4/2                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                I4 : Landscaping

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------------------
                                                                            To Collection of Activity Bill I4         ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I4/3                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                I4 : Landscaping

ITEM CODE             ITEM DESCRIPTION                              AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL I4
: Landscaping

Page No. I4/1                                                          ***

Page No. I4/2                                                          ***

Page No. I4/3                                                          ***

--------------------------------------------------------------------------------
                                      To Summary of Cost Centre I      ***
                                                                   -------------


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                I4/COL/1               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                       I5 : Diversion of Existing Channel (RRIW)

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              LUMP SUM ITEMS FOR ACTIVITY BILL I5: DIVERSION OF
              EXISTING CHANNEL (RRIW)

LSI5.1        Diversion of Existing Open Drainage Channel (RRIW)      sum                                             ***

-------------------------------------------------------------------------------------------------------------------------------
                                                                            To Collection of Activity Bill I5         ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I5/1                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                       I5 : Diversion of Existing Channel (RRIW)

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

              The unit of measurement for any Contractor's Other
              Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------------------
                                                                            To Collection of Activity Bill I5         ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I5/2                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                       I5 : Diversion of Existing Channel (RRIW)

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------------------
                                                                            To Collection of Activity Bill I5         ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I5/3                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                       I5 : Diversion of Existing Channel (RRIW)

ITEM CODE             ITEM DESCRIPTION                              AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL I5
: Diversion of Existing Channel (RRIW)

Page No. I5/1                                                         ***

Page No. I5/2                                                         ***

Page No. I5/3                                                         ***

--------------------------------------------------------------------------------
                                        To Summary of Cost Centre I   ***
                                                                      ----------


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                I5/COL/1               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                     I6 : Traction Section Cabin

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              LUMP SUM ITEMS FOR ACTIVITY BILL
              I6: TRACTION SECTION CABIN

LSI6.1        Traction Section Cabin - Structure                      sum                                             ***

LSI6.2        Traction Section Cabin - ABWF                           sum                                             ***

-------------------------------------------------------------------------------------------------------------------------------
                                                                            To Collection of Activity Bill I6         ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I6/1                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                     I6 : Traction Section Cabin

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

              The unit of measurement for any Contractor's Other
              Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------------------
                                                                            To Collection of Activity Bill I6         ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I6/2                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                     I6 : Traction Section Cabin

ITEM CODE                     ITEM DESCRIPTION                       UNIT          QUANTITY        RATE HK$        AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------------------
                                                                            To Collection of Activity Bill I6         ***
                                                                                                                 --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I6/3                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                     I6 : Traction Section Cabin

ITEM CODE             ITEM DESCRIPTION                              AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL I6
: Traction Section Cabin

Page No. I6/1                                                         ***

Page No. I6/2                                                         ***

Page No. I6/3                                                         ***

--------------------------------------------------------------------------------
                                        To Summary of Cost Centre I   ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                I6/COL/1               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                     I7: Reprovision of Police Check Point(RRIW)

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    LUMP SUM ITEMS FOR ACTIVITY BILL I7:
                    REPROVISION OF POLICE CHECK POINT (RRIW)

LSI7.1              Structure (RRIW)                              sum                                   ***

LSI7.2              ABWF (RRIW)                                   sum                                   ***

---------------------------------------------------------------------------------------------------------------
                                                               To Collection of Activity Bill I7        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.O : 26 April 2002                  I7/1                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                     I7: Reprovision of Police Check Point(RRIW)

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Contractor's Other Charges

                    The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

                    The unit of measurement for any
                    Contractor's Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

---------------------------------------------------------------------------------------------------------------
                                                               To Collection of Activity Bill I7        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.O : 26 April 2002                  I7/2                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                     I7: Reprovision of Police Check Point(RRIW)

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Method-Related Charges

                    The Contractor shall enter hereunder in
                    detail any method related charges items
                    in accordance with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------------
                                                               To Collection of Activity Bill I7        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I7/3                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                     I7: Reprovision of Police Check Point(RRIW)

ITEM CODE                       ITEM DESCRIPTION            AMOUNT HK$
----------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL I7
: Reprovision of Police Check Point(RRIW)

Page No. I7/1                                                  ***

Page No. I7/2                                                  ***

Page No. I7/3                                                  ***

----------------------------------------------------------------------
                                 To Summary of Cost Centre I   ***
                                                            ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.O : 26 April 2002                I7/COL/1               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                 I8 : Water Main

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    LUMP SUM ITEMS FOR ACTIVITY BILL
                    I8: WATER MAIN

LSI8.1              Water Main                                    sum                                   ***

---------------------------------------------------------------------------------------------------------------
                                                               To Collection of Activity Bill I8        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I8/1                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                 I8 : Water Main

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Contractor's Other Charges

                    The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

                    The unit of measurement for any
                    Contractor's Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

---------------------------------------------------------------------------------------------------------------
                                                               To Collection of Activity Bill I8        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I8/2                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                 I8 : Water Main

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Method-Related Charges

                    The Contractor shall enter hereunder in
                    detail any method related charges items
                    in accordance with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------------
                                                               To Collection of Activity Bill I8        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I8/3                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                 I8 : Water Main

ITEM CODE                       ITEM DESCRIPTION            AMOUNT HK$
----------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL I8
: Water Main

Page No. I8/1                                                  ***

Page No. I8/2                                                  ***

Page No. I8/3                                                  ***

----------------------------------------------------------------------
                                 To Summary of Cost Centre I   ***
                                                            ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                I8/COL/1               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule         I9 : Drainage & Utility Diversions within Terminus area

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    LUMP SUM ITEMS FOR ACTIVITY BILL I9:
                    DRAINAGE & UTILITY DIVERSIONS WITHIN
                    TERMINAL AREA

LSI9.1              Utilities Diversions                          sum                                   ***

---------------------------------------------------------------------------------------------------------------
                                                               To Collection of Activity Bill I9        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I9/1                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule         I9 : Drainage & Utility Diversions within Terminus area

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Contractor's Other Charges

                    The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

                    The unit of measurement for any
                    Contractor's Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

---------------------------------------------------------------------------------------------------------------
                                                               To Collection of Activity Bill I9        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I9/2                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule         I9 : Drainage & Utility Diversions within Terminus area

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Method-Related Charges

                    The Contractor shall enter hereunder in
                    detail any method related charges items in accordance with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------------
                                                               To Collection of Activity Bill I9        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I9/3                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule         I9 : Drainage & Utility Diversions within Terminus area

ITEM CODE                       ITEM DESCRIPTION            AMOUNT HK$
----------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL I9
: Drainage & Utility Diversions within Terminus Area

Page No. I9/1                                                  ***

Page No. I9/2                                                  ***

Page No. I9/3                                                  ***

----------------------------------------------------------------------
                                 To Summary of Cost Centre I   ***
                                                            ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                I9/COL/1               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                       I10 : Widening of Lok Ma Chau Rd (Area A)

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    LUMP SUM ITEMS FOR ACTIVITY BILL I10:
                    WIDENING OF LOK MA CHAU RD (AREA A -
                    Chainage 220m to Chainage 870m)

LSI10.1             Water Main                                    sum                                   ***

LSI10.2             Gas Main                                      sum                                   ***

LSI10.3             Telephone Utilities                           sum                                   ***

LSI10.4             BWIC with Services                            sum                                   ***

---------------------------------------------------------------------------------------------------------------
                                                              To Collection of Activity Bill I10        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I10/1                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                       I10 : Widening of Lok Ma Chau Rd (Area A)

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Contractor's Other Charges

                    The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing
                    Schedule and for which a separate charge is required.

                    The unit of measurement for any Contractor's
                    Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

---------------------------------------------------------------------------------------------------------------
                                                              To Collection of Activity Bill I10        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I10/2                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                        I10: Widening of Lok Ma Chau Rd (Area A)

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Method-Related Charges

                    The Contractor shall enter hereunder in
                    detail any method related charges items in accordance with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------------
                                                              To Collection of Activity Bill I10        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I10/3                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                       I10 : Widening of Lok Ma Chau Rd (Area A)

ITEM CODE                       ITEM DESCRIPTION            AMOUNT HK$
----------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL I10
: Widening of Lok Ma Chau Road (Area A - Chainage 220m to Chainage 870m)

Page No. I10/1                                                 ***

Page No. I10/2                                                 ***

Page No. I10/3                                                 ***

----------------------------------------------------------------------
                                 To Summary of Cost Centre I   ***
                                                            ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                I10/COL/1              Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                   I11 : Widening of Existing Access Rd (Area B)

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    LUMP SUM ITEMS FOR ACTIVITY BILL I11 :
                    WIDENING OF EXISTING ACCESS RD (AREA B -
                    Chainage 870m to Chainage 1140m)

LSI11.1             Water Main                                    sum                                   ***

LSI11.2             Gas Main                                      sum                                   ***

LSI11.3             Telephone Utilities                           sum                                   ***

LSI11.4             BWIC with Services                            sum                                   ***

---------------------------------------------------------------------------------------------------------------
                                                              To Collection of Activity Bill I11        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I11/1                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                   I11 : Widening of Existing Access Rd (Area B)

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Contractor's Other Charges

                    The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing
                    Schedule and for which a separate charge is required.

                    The unit of measurement for any Contractor's
                    Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

---------------------------------------------------------------------------------------------------------------
                                                              To Collection of Activity Bill I11        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I11/2                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                   I11 : Widening of Existing Access Rd (Area B)

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Method-Related Charges

                    The Contractor shall enter hereunder in
                    detail any method related charges items in accordance with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------------
                                                              To Collection of Activity Bill I11        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I11/3                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                   I11 : Widening of Existing Access Rd (Area B)

ITEM CODE                       ITEM DESCRIPTION            AMOUNT HK$
----------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL I11
: Widening of Existing Access Rd (Area B - Chainage 870m to
Chainage 1140m)

Page No. I1l/1                                                 ***

Page No. I11/2                                                 ***

Page No. I11/3                                                 ***
----------------------------------------------------------------------
                                 To Summary of Cost Centre I   ***
                                                            ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                I1l/COL/1              Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                        I12 : Construction of Access Rd (Area C)

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    LUMP SUM ITEMS FOR ACTIVITY BILL, I12 :
                    CONSTRUCTION OF ACCESS RD (AREA C -
                    Chainage 1140m to Chainage 1990m)

LSI12.1             Telephone Utilities                           sum                                   ***

LSI12.2             Water Main                                    sum                                   ***

LSI12.3             Gas Main                                      sum                                   ***

LSI12.4             BWIC with Services                            sum                                   ***

---------------------------------------------------------------------------------------------------------------
                                                            To Collection of Activity Bill  I12         ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I12/1                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                        I12 : Construction of Access Rd (Area C)

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Contractor's Other Charges

                    The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing
                    Schedule and for which a separate charge is required.

                    The unit of measurement for any Contractor's
                    Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

---------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Activity Bill I12   ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I12/2                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                        I12 : Construction of Access Rd (Area C)

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Method-Related Charges

                    The Contractor shall enter hereunder in
                    detail any method related charges items in accordance with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------------
                                                              To Collection of Activity Bill I12        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I12/3                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                        I12 : Construction of Access Rd (Area C)

ITEM CODE                       ITEM DESCRIPTION            AMOUNT HK$
----------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL I12
: Construction of Access Rd (Area C - Chainage
1140m to Chainage 1990m)

Page No. I12/1                                                 ***

Page No. I12/2                                                 ***

Page No. I12/3                                                 ***

----------------------------------------------------------------------
                                 To Summary of Cost Centre I   ***
                                                            ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                I12/COL/1              Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                   I13 : Widening of Boundary Patrol Rd (Area D)

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    LUMP SUM ITEMS FOR ACTIVITY BILL
                    I13: WIDENING OF BOUNDARY
                    PATROL RD (AREA D - Chainage 1990m
                    to Chainage 2125m and Chainage 2395m to
                    Chaining 2695m)

LSI13.1             Gas Main                                      sum                                   ***

LSI13.2             Water Main                                    sum                                   ***

LSI13.3             Telephone Utilities                           sum                                   ***

LSI13.4             BWIC with Services                            sum                                   ***

---------------------------------------------------------------------------------------------------------------
                                                             To Collection of Activity Bill I1 3        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I13/1                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                   I13 : Widening of Boundary Patrol Rd (Area D)

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Contractor's Other Charges

                    The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing
                    Schedule and for which a separate charge is required.

                    The unit of measurement for any
                    Contractor's Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A"

---------------------------------------------------------------------------------------------------------------
                                                              To Collection of Activity Bill I13        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I13/2                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                   I13 : Widening of Boundary Patrol Rd (Area D)

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Method-Related Charges

                    The Contractor shall enter hereunder in
                    detail any method related charges items in accordance with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------------
                                                              To Collection of Activity Bill I13        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I13/3                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                   I13 : Widening of Boundary Patrol Rd (Area D)

ITEM CODE                       ITEM DESCRIPTION            AMOUNT HK$
----------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL I13
: Widening of Boundary Patrol Rd (Area D - Chainage 1990m to Chainage 2125m and Chainage 2395m to Chainage 2695m)

Page No. I13/1                                                 ***

Page No. I13/2                                                 ***

Page No. I13/3                                                 ***

----------------------------------------------------------------------
                                 To Summary of Cost Centre I   ***
                                                            ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                I13/COL/1              Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                 I14 : Reed Beds

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    LUMP SUM ITEMS FOR ACTIVITY BILL
                    I14: REED BEDS

LSI14.1             Reed Beds                                                                           ***

---------------------------------------------------------------------------------------------------------------
                                                              To Collection of Activity Bill I14        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I14/1                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                 I14 : Reed Beds

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Contractor's Other Charges

                    The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing
                    Schedule and for which a separate charge is required.

                    The unit of measurement for any Contractor's
                    Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

---------------------------------------------------------------------------------------------------------------
                                                              To Collection of Activity Bill I14        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  I14/2                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                 I14 : Reed Beds

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Method-Related Charges

                    The Contractor shall enter hereunder in
                    detail any method related charges items in accordance with CESMM3 Section 7

                    a) Hydraulic Gradients Requirements                                                 ***

                    b) As Built and Performance Drawings and
                       Testing                                                                          ***

                    c) Formation Protection Provisions                                                  ***

                    d) Initial Soil Condition Testing and
                       Surveys for Final Formation Profiles                                             ***

                    e) Safety Provisions                                                                ***

---------------------------------------------------------------------------------------------------------------
                                                              To Collection of Activity Bill I14        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002                I14/3                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                 114 : Reed Beds

ITEM CODE                       ITEM DESCRIPTION            AMOUNT HK$
----------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL I14
: Reed Beds

Page No. I14/1                                                 ***

Page No. I14/2                                                 ***

Page No. I14/3                                                 ***

----------------------------------------------------------------------
                                 To Summary of Cost Centre I   ***
                                                            ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                I14/COL/1              Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                  I15 : Gas Main

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    LUMP SUM ITEMS FOR ACTIVITY BILL
                    I15 : GAS MAIN

LSI15.1             Gas Main                                                                            ***

---------------------------------------------------------------------------------------------------------------
                                                              To Collection of Activity Bill I15        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                   I15/1                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                  I15 : Gas Main

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Contractor's Other Charges

                    The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing
                    Schedule and for which a separate charge is required.

                    The unit of measurement for any Contractor's
                    Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

---------------------------------------------------------------------------------------------------------------
                                                              To Collection of Activity Bill I15        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                   I15/2                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                  I15 : Gas Main

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    GENERAL ITEMS

                    Method-Related Charges

                    The Contractor shall enter hereunder in
                    detail any method related charges items in accordance with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------------
                                                              To Collection of Activity Bill I15        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                   I15/3                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                  I15 : Gas Main

ITEM CODE                       ITEM DESCRIPTION            AMOUNT HK$
----------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL I15
: Gas Main

Page No. I15/1                                                 ***

Page No. I15/2                                                 ***

Page No. I15/3                                                 ***

----------------------------------------------------------------------
                            To Summary of Cost Centre I        ***
                                                            ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                 I15/COL/1              Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Pricing Schedule                                                         SUMMARY

                      ITEM DESCRIPTION                        AMOUNT HK$
------------------------------------------------------------------------

Summary of Cost Centre I : External Works

Page

I1/COL/1 - Sewage Treatment Plant                                ***

I2/COL/1 - Roadworks                                             ***

I3/COL/1 - Underground Drainage                                  ***

I4/COL/1 - Landscaping                                           ***

I5/COL/1 - Diversion of Existing Channel (RRIW)                  ***

I6/COL/1 - Traction Section Cabin                                ***

I7/COL/1 - Reprovision of Police Check Point (RRIW)              ***

I8/COL/1 - Water Main                                            ***

I9/COL/1 - Drainage & Utility Diversions within Terminus Area    ***

I10/COL/1 - Widening Lok Ma Chau Rd (Area A)                     ***

I11/COL/1 - Widening Existing Access Rd (Area B)                 ***

I12/COL/1 - Construction of Access Rd (Area C)                   ***

I13/COL/1 - Widening of Boundary Patrol Rd (Area D)              ***

I14/COL/1 - Reed Beds                                            ***

I15/COL/1 - Gas Main                                             ***

------------------------------------------------------------------------
                                  To Pricing Schedule Summary    ***
                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                  I.SUM/1               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300               Cost Centre J : Provisional Sums and Dayworks
Pricing Schedule                                           J1 : Provisional Sums
                                                         J1.1 : Provisional Sums

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    PROVISIONAL SUMS

                    Dayworks

A411.1              Allow the Provisional Sum of HK$
                    18,000,000 for labour working
                    during Normal Working Hours                   sum                                   ***

A412.1              Percentage Adjustment to the
                    Provisional Sum for Daywork labour
                    working during Normal Working
                    Hours                                          %          ***         ***           ***

A411.2              Allow the Provisional Sum of HK$
                    10,000,000 for labour working
                    overtime between the hours of 1800
                    to midnight                                   sum                                   ***

A412.2              Percentage Adjustment to the
                    Provisional Sum for Daywork labour
                    working overtime between the hours
                    of 1800 to midnight                           %           ***         ***           ***

A411.3              Allow the Provisional Sum of HK$
                    10,000,000 for labour working
                    overtime between the hours of
                    midnight to 0800                              Sum                                   ***

A412.3              Percentage Adjustment to the
                    Provisional Sum for Daywork labour
                    working overtime between the hours
                    of midnight to 0800                           %           ***         ***           ***

A413.1              Allow the Provisional Sum of HK$
                    8,000,000 for materials ordered
                    for Daywork                                   Sum                                   ***

A414.1              Percentage Adjustment to the
                    Provisional Sum for materials
                    ordered for Daywork                           %           ***         ***           ***

A419.1              Allow the Provisional Sum of HK$
                    8,000,000 for the Contractor's
                    equipment used for Daywork                    sum                                   ***

A419.2              Percentage Adjustment to the
                    Provisional Sum for the
                    Contractor's equipment used for
                    Daywork                                       %           ***         ***           ***

---------------------------------------------------------------------------------------------------------------
                                                               To Collection of Activity Bill J1        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 J1.1/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre J : Provisional Sums and Dayworks
Pricing Schedule                                           J1 : Provisional Sums
                                                         J1.l : Provisional Sums

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    PROVISIONAL SUMS

                    Other Provisional Sums

A429.1              Allow the Provisional Sum of HK$ 5,000,000
                    for reimbursement for landfill charges        sum                                   ***

A429.2              Allow the Provisional Sum of HK$ 7,000,000
                    for provision of the Tunnel Ventilation
                    Room                                          sum                                   ***

A429.3              Allow the Provisional Sum of HK$ 3,000,000
                    for external fencing to the Terminus          sum                                   ***

A429.4              Allow the Provisional Sum of HK$ 8,000,000
                    for provision of temporary Boundary
                    Security Fences and temporary diversion
                    of Border Road and re-provision of
                    permanent Boundary Security Fences and
                    reinstatement of Border Road for
                    Link Bridge construction (EPIW)               sum                                   ***

A429.5              Allow the Provisional Sum of HK$ 3,000,000
                    for builder's works in connection with
                    Government data cable installation (EPIW)     sum                                   ***

A429.6              Allow the Provisional Sum of HK$ 15,000,000
                    for additional works in connection with
                    the provision of automatic clearance
                    system (EPIW)                                 sum                                   ***

A429.7              Allow the Provisional Sum of HK$ 2,000,000
                    for additional works in connection with
                    the provision of travelator to Link Bridge
                    (EPIW)                                        sum                                   ***

A429.8              Allow the Provisional Sum of HK$ 5,000,000
                    for additional works in connection with
                    the relocation of dog kennels at G/F (EPIW)   sum                                   ***

A429.9              Allow the Provisional Sum of HK$ 1,300,000
                    for the provision of a Contract vehicle
                    for the use of RDO/HyD including associated
                    servicing and maintenance (EPIW)              sum                                   ***

A429.10             Allow the Provisional Sum of HK$ 2,000,000
                    for the Employer's Commitment No.22 and
                    other Commitment items in addition to
                    those items as detailed in Appendix NN to
                    the Particular Specification                  sum                                   ***

---------------------------------------------------------------------------------------------------------------
                                                               To Collection of Activity Bill J1        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002.                 J1.1/2                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300               Cost Centre J : Provisional Sums and Dayworks
Pricing Schedule                                           J1 : Provisional Sums
                                                         J1.l : Provisional Sums

ITEM CODE                       ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------------
                    PROVISIONAL SUMS

                    Other Provisional Sums (Cont'd)

A429.ll             Allow the Provisional Sum of HK$ 1,000,000
                    for provision of cable trenches and
                    containments together with all associated
                    works to link up the fire detection system
                    for the track side cabin                      sum                                   ***

A429.12             Allow a Provisional Sum for the Premium for
                    Employee's Compensation Insurance and
                    Statutory Employee's Compensation Levy for
                    the Works other than Option 1                 sum                     ***           ***

                    (Note: The Tenderer shall insert a sum
                    derived  from the method stated in the
                    Additions and  Amendments to the Method
                    of Measurement Part D item reference 14)

A429.13             Allow a Provisional Sum for the Premium for
                    Employee's Compensation Insurance and
                    Statutory Employee's Compensation Levy for
                    Option 1 (EPIW)                               sum                     ***           ***

                    (Note: The Tenderer shall insert a sum
                    derived from the method stated in the
                    Additions and Amendments to the Method
                    of Measurement Part D item reference 14)

---------------------------------------------------------------------------------------------------------------
                                                               To Collection of Activity Bill J1        ***
                                                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002               J1.1/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre J : Provisional Sums and Dayworks
Pricing Schedule                                           J1 : Provisional Sums
                                                         J1.l : Provisional Sums

                      ITEM DESCRIPTION                      AMOUNT HK$
----------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL
: Provisional Sums

Page No. J1.1/1                                                ***

Page No. J1.1/2                                                ***

Page No. J1.1/ 3                                               ***

----------------------------------------------------------------------
                          To Collection of Activity Bill J1    ***
                                                            ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002             J1.1/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre J : Provisional Sums and Dayworks
Pricing Schedule                                           J1 : Provisional Sums

                      ITEM DESCRIPTION                      AMOUNT HK$
----------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL J1
: Provisional Sums

Page No. J1.l/COL/l - Provisional Sums                         ***

----------------------------------------------------------------------
                                To Summary of Cost Centre J    ***
                                                            ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002              J1/COL/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre J : Provisional Sums and Dayworks
Pricing Schedule                                                         SUMMARY

                      ITEM DESCRIPTION                      AMOUNT HK$
----------------------------------------------------------------------

Summary of Cost Centre J : Provisional Sums and Dayworks

Page

J1/COL/l - Provisional Sums                                    ***

----------------------------------------------------------------------
                                To Pricing Schedule Summary    ***
                                                            ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002               J.SUM/1               Contract No. LCC-300

FORM OF TENDER

Note: Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                                CONTRACT LCC-300

                    LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                                 FORM OF TENDER

                                  (PART 2 OF 8)

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT

                               LUMP SUM BREAKDOWNS

                                                                         [STAMP]

Rev.0: 26 April 2002                                        Contract No. LCC-300

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Lump Sum Breakdown                                            A1 : General Items
Lump Sum Item LSA1.1                                 A1.1 : General Requirements

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractual requirements

A110        Contractor's Bond                                   sum                             ***

A130        Contractor's Insurance                              sum                             ***

A140        Administration of all insurances required under
            the Contract including but without limitation
            Employee's Compensation Insurance and Statutory
            Employee's Compensation Insurance Levy              sum                             ***

            (Note: A Provisional Sum for the Premium for
            Employee's Compensation Insurance and Statutory
            Employee's Compensation Levy is to be inserted within Cost Centre J by the Contractor)

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSA1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSA1.1/1                Contract No. LCC-300

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Lump Sum Breakdown                                            A1 : General Items
Lump Sum Item LSA1.1                                 A1.1 : General Requirements

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

            The unit of measurement for any Contractor's Other
            Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

            The direct cost of senior management staff
            comprising project manager, construction manager,
            engineering manager, QA/environmental manager,
            section agents and safety manager.                                                  ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSA1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.1 : 28 October 2002             LSA1.1/2                Contract No. LCC-300

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Lump Sum Breakdown                                            A1 : General Items
Lump Sum Item LSA1.1                                 A1.1 : General Requirements

ITEM DESCRIPTION                                                      AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSA1.1
: General Requirements

Page No. LSA1.1/1                                                        ***

Page No. LSA1.1/2                                                        ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSA1.1      ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSA1.1/COL/1              Contract No. LCC-300

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Lump Sum Breakdown                                            A1 : General Items
Lump Sum Item LSA1.2                               A1.2 : Specified Requirements

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Specified requirements

            Accommodation for the Engineer's staff; establish

A211.1      offices                                             sum                             ***

A213.1      cabins                                              sum                             ***

            Accommodation for the Engineer's staff; remove

A211.2      offices                                             sum                             ***

A213.2      cabins                                              sum                             ***

            Accommodation for the Engineer's staff; maintain and operate

A211.3      offices                                             wk       ***        ***         ***

A213.3      cabins                                              wk       ***        ***         ***

            Services for Engineer's staff; establish

A221.1      transport vehicles - contract cars                  sum                             ***

A222.1      mobile telephones                                   sum                             ***

            Services for Engineer's staff; remove; after issuance of Substantial Completion Certificate for the Works

A221.2      transport vehicles - contract cars                  sum                             ***

            Services for Engineer's staff; remove

A222.2      mobile telephones                                   sum                             ***

            Services for Engineer's staff; maintain and operate

A221.3      transport vehicles - contract cars                  wk       ***        ***         ***

A222.3      mobile telephones                                   wk       ***        ***         ***

            Services for Engineer's staff; maintain and operate; after issuance of Substantial
            Completion Certificate for the Works

A221.4      transport vehicles - contract cars                  wk       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSA1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSA1.2/1                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Lump Sum Breakdown                                            A1 : General Items
Lump Sum Item LSA1.2                               A1.2 : Specified Requirements

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Specified requirements (Cont'd)

            Equipment for use by the Engineer's staff;
            establish and remove

A231.1      office equipment                                    sum                             ***

A231.2      computer equipment and consumables                  sum                             ***

A233.1      surveying equipment                                 sum                             ***

            Equipment for use by the Engineer's staff;
            maintain and operate

A231.3      office equipment                                    wk       ***        ***         ***

A231.4      computer equipment and consumables                  wk       ***        ***         ***

A233.2      surveying equipment                                 wk       ***        ***         ***

A250        Testing of materials                                sum                             ***

A260        Testing of the Works                                sum                             ***

            Temporary Works

A271        Traffic diversions                                  sum                             ***

A272        Traffic regulations                                 sum                             ***

A273        Access to and through the Site                      sum                             ***

A277        Dewatering                                          sum                             ***

            Temporary Works

A281        Hoardings / fencings                                sum                             ***

A282        Project signboards                                  sum                             ***

A283        Utility diversion                                   sum                             ***

A284        Security                                            sum                             ***

A287        Hardstandings                                       sum                             ***

A288        Ground treatment                                    sum                             ***

A290.1      Temporary pedestrian facilities                     sum                             ***

A290.2      Site cleaning                                       sum                             ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSA1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSA1.2/2                Contract No. LCC-300

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Lump Sum Breakdown                                            A1 : General Items
Lump Sum Item LSA1.2                               A1.2 : Specified Requirements

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Specified requirements (Cont'd)

            Temporary Works (Cont'd)

A290.3      Environmental requirements (including but not
            limited to all necessary works as stipulated in
            Appendix I to Particular Specification in
            particular the 5m high gap-free noise barriers
            (para. 3.25, figure 9d), and measures to mitigate
            landscape and visual impacts during construction
            (App.B of the EP), etc. but except systems of web
            camera (para. 5.6))                                 sum                             ***

A290.4      Coordination Manager                                sum                             ***

A290.5      Initial land survey                                 sum                             ***

A290.6      Photographic survey                                 sum                             ***

A290.7      Programme constraints                               sum                             ***

A290.8      Construction constraints                            sum                             ***

A290.9      Maintenance requirement                             sum                             ***

A290.10     Existing structures, utilities and ground surveys   sum                             ***

A290.11     Temporary Works Co-ordinator                        sum                             ***

A290.12     Mockups                                             sum                             ***

A290.13     Operations and Maintenance Manuals                  sum                             ***

A290.14     Reinstatement and reconstruction                    sum                             ***

A290.15     Short term tenancy                                  sum                             ***

A290.16     Programme restraints                                sum                             ***

A290.17     Flood Protection                                    sum                             ***

A290.18     Maintenance of fish ponds                           sum                             ***

A290.19     Temporary facilities for loading and unloading      sum                             ***

A290.20     Topping out ceremony                                sum                             ***

A290.21     Opening ceremony                                    sum                             ***

A290.22     Drainage system around perimeter of the Terminus    sum                             ***

A290.23     Independent Checking Engineer                       sum                             ***

A290.24     Precondition survey                                 sum                             ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSA1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSA1.2/3                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Lump Sum Breakdown                                            A1 : General Items
Lump Sum Item LSA1.2                               A1.2 : Specified Requirements

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Specified requirements (Cont'd)

            Temporary Works (Cont'd)

A290.25     Traffic requirements                                sum                             ***

A290.26     Establishment works for landscape softworks         sum                             ***

A290.27     Special drainage requirements                       sum                             ***

A290.28     Temporary Police Check Point                        sum                             ***

A290.29     Closed Circuit Television Survey                    sum                             ***

A290.30     Visual Monitoring System (including but not
            limited to Web Camera System) as stipulated in
            Appendix I (para. 5.6) and Clause P27.13 of the
            Particular Specification                            sum                             ***

            Other Specified Requirements

            General Attendance for Project Contractors

A710.1      Contract No. LDB201; Sheung Shui to Chau Tau
            Tunnels.                                            sum                             ***

A710.2      Contract No. LCC-202; West Section Alignment and
            Associated Works                                    sum                             ***

A710.3      Contract No. LFCC007; Lok Ma Chau Wetland
            Creation                                            sum                             ***

A710.4      Link Bridge Construction Contract (EPIW)            sum                             ***

A710.5      Contract No. DB1350; Train Control and Signaling
            Systems                                             sum                             ***

A710.6      Contract No. DB1460; Traction Power and Overhead
            Line                                                sum                             ***

A710.7      Contract No. DB1520; Commercial Communication
            Systems                                             sum                             ***

A710.8      Contract No. DB1560; Integrated Control and
            Communication Systems                               sum                             ***

A710.9      Contract No. DB1561 Integrated Radio System         sum                             ***

A710.10     Contract No. DB1562; Station and Depot
            Communication Systems                               sum                             ***

A710.11     Contract No. DB1650; Automatic Revenue
            Collection and Electronic Access Control Systems    sum                             ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSA1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSA1.2/4                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Lump Sum Breakdown                                            A1 : General Items
Lump Sum Item LSA1.2                               A1.2 : Specified Requirements

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Other Specified Requirements (Cont'd)

            General Attendance for Project Contractors
            (Cont'd)

A710.12     Contract No. CC1860; Permanent Way                  sum                             ***

A710.13     Contract No. SI-1160; Escalators                    sum                             ***

A710.14     Contract No. SI-1161; Lifts                         sum                             ***

A710.15     Contract No. SI-E2350; Supply and Installation
            of Signage & Advertising Panels                     sum                             ***

A710.16     Contract No. SI-L1250; Supply and Installation
            of Tunnel Ventilation System                        sum                             ***

A710.17     Contract No. SS H331; Upgrading of Lok Ma Chau
            Control Point (EPIW)                                sum                             ***

A710.18     Contract No. 73CD/B; Construction of San Tin
            Channel (EPIW)                                      sum                             ***

A710.19     Contract No. NR2000MB; Diversion of 132KV Cables
            (EPIW)                                              sum                             ***

A710.20     Contractors for installation of road lighting
            (EPIW)                                              sum                             ***

A710.21     Contractors for installation of
            telecommunications cables and providing services
            to Lok Ma Chau Terminus                             sum                             ***

A710.22     Contractors for Government Accommodation and
            Canteen including fitting out, CCTV,
            telecommunication and specialist contractors
            (EPIW)                                              sum                             ***

A710.23     Contractors for Duty Free Shop, Station Trading
            Areas and Restaurant                                sum                             ***

A710.24     Contractors for utility undertakers                 sum                             ***

A710.25     Contractors for installation of sensors on
            Boundary Security Fence (EPIW)                      sum                             ***

A720.1      Temporary Electricity and Water Supply for
            Project Contractors                                 sum                             ***

A720.2      Temporary lighting and air conditioning for
            Project Contractors                                 sum                             ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSA1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSA1.2/5                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Lump Sum Breakdown                                            A1 : General Items
Lump Sum Item LSA1.2                               A1.2 : Specified Requirements

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Other Specified Requirements (Cont'd)

            Quality Management System

A790.1      Quality Management; preparation of quality
            manual, procedures, work instructions / forms,
            project quality plan; establish and remove          sum                             ***

A790.2      Quality Management; preparation of manufacturing
            quality plan; establish and remove                  sum                             ***

A790.3      Quality Management; maintain, monitor, audit and
            report.                                             wk       ***        ***         ***

            Committed Works

A791.1      Commitment No. C1 (RRIW)                            sum                             ***

A791.2      Commitment No. C2 (EPIW)                            sum                             ***

A791.3      Commitment No. C3 (EPIW)                            sum                             ***

A791.4      Commitment No. C5 (EPIW)                            sum                             ***

A791.5      Commitment No. C6 (EPIW)                            sum                             ***

A791.6      Commitment No. C7 (EPIW)                            sum                             ***

A791.7      Commitment No. C8 (EPIW)                            sum                             ***

A791.8      Commitment No. C9 (EPIW)                            sum                             ***

A791.9      Commitment No. C10 (EPIW)                           sum                             ***

A791.10     Commitment No. C11 (EPIW)                           sum                             ***

A791.11     Commitment No. C12 (EPIW)                           sum                             ***

A791.12     Commitment No. C13 (EPIW)                           sum                             ***

A791.13     Commitment No. C14 (EPIW)                           sum                             ***

A791.14     Commitment No. C15 (EPIW)                           sum                             ***

A791.15     Commitment No. C16 (EPIW)                           sum                             ***

A791.16     Commitment No. C17 (EPIW)                           sum                             ***

A791.17     Commitment No. C18 (EPIW)                           sum                             ***

A791.18     Commitment No. C19 (EPIW)                           sum                             ***

A791.19     Commitment No. C20 (EPIW)                           sum                             ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSA1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSA1.2/6                Contract No. LCC-300

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Lump Sum Breakdown                                            A1 : General Items
Lump Sum Item LSA1.2                               A1.2 : Specified Requirements

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Other Specified Requirements (Cont'd)

            Committed Works (Cont'd)

A791.20     Commitment No. C21 (EPIW)                           sum                             ***

A791.21     Commitment No. C23 (EPIW)                           sum                             ***

A791.22     Commitment No. C24 (EPIW)                           sum                             ***

A791.23     Commitment No. C25 (EPIW)                           sum                             ***

A791.24     Commitment No. C26 (EPIW)                           sum                             ***

A791.25     Commitment No. C27 (EPIW)                           sum                             ***

A791.26     Commitment No. C28 (EPIW)                           sum                             ***

A791.27     Commitment No. C29 (EPIW)                           sum                             ***

A791.28     Commitment No. C30 (EPIW)                           sum                             ***

A792        Maintenance of tree identification                  sum                             ***

            Contractor's Requirements

A810        Contractor's Design Costs                           sum                             ***

            Supply, erect and remove on completion:-

A821        offices                                             sum                             ***

A822        laboratories                                        sum                             ***

A823        cabins                                              sum                             ***

A824        stores and workshops                                sum                             ***

A825        canteens and messrooms                              sum                             ***

            Supply, install and remove on completion:-

A831        electricity supply                                  sum                             ***

A832        water supply                                        sum                             ***

A833        Site communication facilities                       sum                             ***

A834        temporary drainage and sewage disposal              sum                             ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSA1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSA1.2/7                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Lump Sum Breakdown                                            A1 : General Items
Lump Sum Item LSA1.2                               A1.2 : Specified Requirements

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

            The unit of measurement for any Contractor's Other
            Charges shall be "sum", with Quantity and Rate columns entered with " N/A".

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSA1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSA1.2/8                Contract No. LCC-300

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Lump Sum Breakdown                                            A1 : General Items
Lump Sum Item LSA1.2                               A1.2 : Specified Requirements

ITEM DESCRIPTION                                                      AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSA1.2
: Specified Requirements

Page No. LSA1.2/1                                                        ***

Page No. LSA1.2/2                                                        ***

Page No. LSA1.2/3                                                        ***

Page No. LSA1.2/4                                                        ***

Page No. LSA1.2/5                                                        ***

Page No. LSA1.2/6                                                        ***

Page No. LSA1.2/7                                                        ***

Page No. LSA1.2/8                                                        ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSA1.2      ***
                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSA1.2/COL/1              Contract No. LCC-300

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Lump Sum Breakdown                                            A1 : General Items
Lump Sum Item LSA1.3                               A1.3 : Method-Related Charges

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

A399.1                                                          sum

A399.2                                                          sum

A399.3                                                          sum

A399.4                                                          sum

A399.5                                                          sum

A399.6                                                          sum

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSA1.3       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSA1.3/1                Contract No. LCC-300

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Lump Sum Breakdown                                            A1 : General Items
Lump Sum Item LSA1.3                               A1.3 : Method-Related Charges

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges(Cont'd)

            The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7 (Cont'd)

A399.7                                                          sum

A399.8                                                          sum

A399.9                                                          sum

A399.10                                                         sum

A399.11                                                         sum

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSA1.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSA1.3/2                Contract No. LCC-300

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Lump Sum Breakdown                                            A1 : General Items
Lump Sum Item LSA1.3                               A1.3 : Method-Related Charges

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges(Cont'd)

            The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7 (Cont'd)

A399.12                                                         sum

A399.13                                                         sum

A399.14                                                         sum

A399.15                                                         sum

A399.16                                                         sum

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSA1.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSA1.3/3                Contract No. LCC-300

Contract No. LCC-300      Cost Centre A : Preliminaries and General Requirements
Lump Sum Breakdown                                            A1 : General Items
Lump Sum Item LSA1.3                               A1.3 : Method-Related Charges

                         ITEM DESCRIPTION                             AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSA1.3
: Method-Related Charges

Page No. LSA1.3/1                                                        ***

Page No. LSA1.3/2                                                        ***

Page No. LSA1.3/3                                                        ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSA1.3      ***
                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSA1.3/COL/1              Contract No. LCC-300

Contract No. LCC-300              Cost Centre B : Instrumentation and Monitoring
Lump Sum Breakdown           B1 : Site Clearance, Instrumentation and Monitoring
Lump Sum Item LSB1.1                                        B1.1: Site Clearance

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            DEMOLITION AND SITE CLEARANCE

D100        General Clearance                                   ha       ***        ***         ***

            Other structures

            Concrete

D521.1      Culvert C1 (in 1 nr.); volume: not exceeding 50m3   sum      ***        ***         ***

D521.2      Culvert C2 (in 1 nr.); volume: not exceeding 50m3   sum      ***        ***         ***

D521.3      Culvert C3 (in 1 nr.); volume: not exceeding 50m3   sum      ***        ***         ***

D521.4      Culvert C4 (in 1 nr.); volume: not exceeding 50m3   sum      ***        ***         ***

            Metal

D542.1      Structure S1 (in 1 nr.); volume: 50 - 100m3;
            including associated structure below water          sum      ***        ***         ***

D542.2      Structure S2 (in 1 nr.); volume: 50 - 100m3;
            including associated structure below water          sum      ***        ***         ***

D542.3      Structure S3 (in 1 nr.); volume: 50 - 100m3;
            including associated structure below water          sum      ***        ***         ***

D542.4      Structure S4 (in 1 nr.); volume: 50 - 100m3;
            including associated structure below water          sum      ***        ***         ***

D542.5      Structure S5 (in 1 nr.); volume: 50 - 100m3;
            including associated structure below water          sum      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSB1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSB1.1/1                Contract No. LCC-300

Contract No. LCC-300              Cost Centre B : Instrumentation and Monitoring
Lump Sum Breakdown           B1 : Site Clearance, Instrumentation and Monitoring
Lump Sum Item LSB1.1                                        B1.1: Site Clearance

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            DEMOLITION AND SITE CLEARANCE (CONT'D)

            Other structures

            Timber

D551.1      Footbridge F1 (in 1 nr); volume: not exceeding
            50m3; including associated structures below water   sum      ***        ***         ***

D551.2      Footbridge F2 (in 1 nr); volume: not exceeding
            50m3; including associated structures below water   sum      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSB1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0: 26 April 2002                LSB1.1/2                Contract No. LCC-300

Contract No. LCC-300              Cost Centre B : Instrumentation and Monitoring
Lump Sum Breakdown           B1 : Site Clearance, Instrumentation and Monitoring
Lump Sum Item LSB1.1                                        B1.1: Site Clearance

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            Contractor's Other Charges

            The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

            The unit of measurement for any Contractor's Other
            Charge shall be "sum", with Quantity and Rates of Columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSB1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSB1.1/3                Contract No. LCC-300

Contract No. LCC-300              Cost Centre B : Instrumentation and Monitoring
Lump Sum Breakdown           B1 : Site Clearance, Instrumentation and Monitoring
Lump Sum Item LSB1.1                                        B1.1: Site Clearance

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            Method Related Charges

            The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSB1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSB1.1/4                Contract No. LCC-300

Contract No. LCC-300              Cost Centre B : Instrumentation and Monitoring
Lump Sum Breakdown           B1 : Site Clearance, Instrumentation and Monitoring
Lump Sum Item LSB1.1                                        B1.1: Site Clearance

                         ITEM DESCRIPTION                             AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSB1.1
: Site C1earance

Page No. LSB1.1/1                                                        ***

Page No. LSB1.1/2                                                        ***

Page No. LSB1.1/3                                                        ***

Page No. LSB1.1/4                                                        ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSB1.1      ***
                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0: 26 April 2002              LSB1.1/COL/1              Contract No. LCC-300

Contract No. LCC-300              Cost Centre B : Instrumentation and Monitoring
Lump Sum Breakdown           B1 : Site Clearance, Instrumentation and Monitoring
Lump Sum Item LSB1.2                        B1.2: Instrumentation and Monitoring

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GROUND INVESTIGATIONS                                     Note: Rates are subject to %
                                                                        Adjustment of -30.3494%

            Samples

            From boreholes

B429.1      76mm diameter Piston samples                        nr       ***        ***         ***

B429.2      76mm diameter Mazier samples                        nr       ***        ***         ***

B429.3      U100 samples in alluvial sand and gravel            nr       ***        ***         ***

            Site tests and observations

B511        Falling head permeability test                      nr       ***        ***         ***

B513        Standard penetration tests with liner samples       nr       ***        ***         ***

            Site tests and observations with timber board hoarding

B514.1      Cone penetration; maximum depth 5m                  nr       ***        ***         ***

B514.2      Cone penetration; maximum depth 10m                 nr       ***        ***         ***

B514.3      Cone penetration; maximum depth 15m                 nr       ***        ***         ***

B514.4      Cone penetration; maximum depth 20m                 nr       ***        ***         ***

B514. 5     Cone penetration; maximum depth 25m                 nr       ***        ***         ***

            Instrumental observations with timber board hoarding

            Pressure head

B612        Piezometers                                         m        ***        ***         ***

B613        Install covers                                      nr       ***        ***         ***

B614        Monitoring                                          visit    ***        ***         ***

B615        Reporting                                           nr       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSB1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.2 : 28 October 2002             LSB1.2/1                Contract No. LCC-300

Contract No. LCC-300              Cost Centre B : Instrumentation and Monitoring
Lump Sum Breakdown           B1 : Site Clearance, Instrumentation and Monitoring
Lump Sum Item LSB1.2                        B1.2: Instrumentation and Monitoring

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GROUND INVESTIGATIONS (CONT'D)                            Note: Rates are subject to %
                                                                        Adjustment of -30.3494%

            Instrumental observations with timber board hoarding (Cont'd)

            Inclinometers

B621        Installations                                       m        ***        ***         ***

B624        Monitoring                                          visit    ***        ***         ***

B625        Reporting                                           nr       ***        ***         ***

            Settlement gauges

B631        Installations                                       nr       ***        ***         ***

B634        Monitoring                                          visit    ***        ***         ***

B635        Reporting                                           nr       ***        ***         ***

            Magnetic Extensometer

B661        Installations                                       nr       ***        ***         ***

B664        Monitoring                                          visit    ***        ***         ***

B665        Reporting                                           nr       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSB1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.2 : 28 October 2002             LSB1.2/2                Contract No. LCC-300

Contract No. LCC-300              Cost Centre B : Instrumentation and Monitoring
Lump Sum Breakdown           B1 : Site Clearance, Instrumentation and Monitoring
Lump Sum Item LSB1.2                        B1.2: Instrumentation and Monitoring

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            Contractor's Other Charges

            The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

            The unit of measurement for any Contractor's Other
            Charge shall be "sum", with Quantity and Rates of Columns entered with "N/A".

            Fixed Sum adjustment to Cost Centre                 sum      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSB1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.1 : 28 October 2002             LSB1.2/3                Contract No. LCC-300

Contract No. LCC-300              Cost Centre B : Instrumentation and Monitoring
Lump Sum Breakdown           B1 : Site Clearance, Instrumentation and Monitoring
Lump Sum Item LSB1.2                        B1.2: Instrumentation and Monitoring

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            Method Related Charges

            The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSB1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSB1.2/4                Contract No. LCC-300

Contract No. LCC-300              Cost Centre B : Instrumentation and Monitoring
Lump Sum Breakdown           B1 : Site Clearance, Instrumentation and Monitoring
Lump Sum Item LSB1.2                        B1.2: Instrumentation and Monitoring

                         ITEM DESCRIPTION                             AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSB1.2
: Instrumentation and Monitoring

Page No. LSB1.2/1                                                        ***

Page No. LSB1.2/2                                                        ***

Page No. LSB1.2/3                                                        ***

Page No. LSB1.2/4                                                        ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSB1.2      ***
                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.1 : 28 October 2002           LSB1.2/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.1                              E1.1 : Pile Caps and Tie Beans

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            IN SITU CONCRETE

            Provision of concrete designed mix

F220        Class: 20/20; concrete category C                    m3      ***        ***         ***

F250        Class: 45/20; concrete category B                    m3      ***        ***         ***

            Placing of mass concrete

            Blinding; concrete category C

F511        thickness not exceeding 150 mm                       m3      ***        ***         ***

            Placing of reinforced concrete

            Bases, footings, pile caps and ground slabs;
            concrete category B

F624        thickness exceeding 500 mm                           m3      ***        ***         ***

            Walls; concrete category B

F642        thickness 150-300 mm                                 m3      ***        ***         ***

            Tie beams; concrete category B

F664        cross-sectional area 0.25-1 m2                       m3      ***        ***         ***

F665        cross-sectional area exceeding 1 m2                  m3      ***        ***         ***

            CONCRETE ANCILLARIES

            Formwork finish: type F1

            Vertical

G344        width 0.4-1.22 m                                     m2      ***        ***         ***

G345        width exceeding 1.22 m                               m2      ***        ***         ***

            Reinforcement

            Deformed high yield steel bars to BS 4449

G521        nominal size not exceeding 10 mm                     t       ***        ***         ***

G522        nominal size 12 mm                                   t       ***        ***         ***

G523        nominal size 16 mm                                   t       ***        ***         ***

G524        nominal size 20 mm                                   t       ***        ***         ***

G525        nominal size 25 mm                                   t       ***        ***         ***

G526        nominal size 32 mm                                   t       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April  2002              LSE1.1/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.1                              E1.1 : Pile Caps and Tie Beans

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            CONCRETE ANCILLARIES

            Reinforcement(Cont'd)

            Deformed high yield steel bars to BS 4449
            (Cont'd)

G527        nominal size 40 mm                                   t       ***        ***         ***

            Special joints; threaded type proprietary couplers with screw caps

G550.1      to 40 mm diameter deformed high yield steel bars     nr      ***        ***         ***
            to BS 4449

G550.2      to 50 mm diameter deformed high yield steel bars     nr      ***        ***         ***
            to BS 4449

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April  2002              LSE1.1/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.1                              E1.1 : Pile Caps and Tie Beans

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

            The unit of measurement for any Contractor's Other
            Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April  2002              LSE1.1/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.1                              E1.1 : Pile Caps and Tie Beams

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE1.1/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.1                              E1.1 : Pile Caps and Tie Beams

                         ITEM DESCRIPTION                             AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE1.1
: Pile Caps and Tie Beams

Page No. LSE1.1/1                                                        ***

Page No. LSE1.1/2                                                        ***

Page No. LSE1.1/3                                                        ***

Page No. LSE1.1/4                                                        ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSE1.1      ***
                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSE1.1/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.2                                           E1.2 : Base Slabs

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            DEMOLITION AND SITE CLEARANCE

            General clearance

D100        general clearance for Site                           ha      ***        ***         ***

            IN SITU CONCRETE

            Provision of concrete designed mix

F220        Class: 20/20; concrete category C                    m3      ***        ***         ***

F250        Class: 45/20; concrete category B                    m3      ***        ***         ***

            Placing of mass concrete

            Blinding; concrete category C

F511        thickness not exceeding 150 mm                       m3      ***        ***         ***

            Placing of reinforced concrete

            Bases, footings, pile caps and ground slabs;
            concrete category B

F622        thickness 150-300 mm                                 m3      ***        ***         ***

F624        thickness exceeding 500 mm                           m3      ***        ***         ***

            Walls; concrete category B

F642        thickness 150-300 mm                                 m3      ***        ***         ***

            CONCRETE ANCILLARIES

            Formwork finish: type F2

            Vertical

G342.1      width 0.1-0.2 m                                      m       ***        ***         ***

G344        width 0.4-1.22 m                                     m2      ***        ***         ***

            Formwork finish: type F4

            Vertical

G342.2      width 0.1-0.2 m; to surface channels                 m       ***        ***         ***

            For voids

G371        small void depth not exceeding 0.5m                  nr      ***        ***         ***

G372        small void depth 0.5-1 m                             nr      ***        ***         ***

G373        small void depth 1-2 m                               nr      ***        ***         ***

G375        large void depth not exceeding 0.5 m                 nr      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE1.2/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.2                                           E1.2 : Base Slabs

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            CONCRETE ANCILLARIES

            Formwork finish: type F4(Cont'd)

            Concrete components of constant cross-section

G384        surface channel inverts; semi-circular; 500 mm
            wide x 150 mm deep (overall)                         m       ***        ***         ***

            CONCRETE ANCILLARIES

            Reinforcement

            Deformed high yield steel bars to BS 4449

G521        nominal size not exceeding 10 mm                     t       ***        ***         ***

G522        nominal size 12 mm                                   t       ***        ***         ***

G523        nominal size 16 mm                                   t       ***        ***         ***

G524        nominal size 20 mm                                   t       ***        ***         ***

G525        nominal size 25 mm                                   t       ***        ***         ***

G526        nominal size 32 mm                                   t       ***        ***         ***

G527        nominal size 40 mm                                   t       ***        ***         ***

G528        nominal size 50 mm or greater                        t       ***        ***         ***

            Movement joints

            Open surface with and including; 20 mm thick approved compressible joint filler

G622        average width 0.5-1 m                                m2      ***        ***         ***

            Proprietary rubber backstop water bars with 20 mm wide centre expansion bulb

G654        width 330 mm                                         m       ***        ***         ***

G670        Sealed rebates or grooves; two part polymeric
            sealant to BS 5212: 1990; 20 x 20 mm; resistant
            to ultraviolet light and attack by fuel products     m       ***        ***         ***

            Dowels; 20 mm diameter stainless steel bars

G682        sleeved; 400 mm long; cast into one side of
            joint, other side with and including cast in PVC
            sleeve or similar anti-corrosive material            nr      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE1.2/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.2                                           E1.2 : Base Slabs

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            CONCRETE ANCILLARIES

            Concrete accessories

            Finishing of top surfaces

G813        class U2 finishes                                    m2      ***        ***         ***

            MISCELLANEOUS METALWORK

            Miscellaneous framing

            Miscellaneous framing; welded and bolted connection

N161        angle section; 60 x 60 x 7 mm; fixing lugs with
            fanged end; for ditch grating                        m       ***        ***         ***

            Other miscellaneous metalwork

N990        Ditch fittings; grating; cast iron; 500 mm
            (maximum) unit length x 50 mm thick                  m       ***        ***         ***

            WATERPROOFING

            Damp proofing

            Waterproof sheeting; 0.3 mm thick polyethylene damp proof sheet membrane

W131        upper surfaces inclined at an angle not
            exceeding 30 degrees to the horizontal               m2      ***        ***         ***

W136        surfaces of width not exceeding 300 mm; vertical     m       ***        ***         ***
-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE1.2/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.2                                           E1.2 : Base Slabs

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

            The unit of measurement for any Contractor's Other
            Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE1.2/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.2                                           E1.2 : Base Slabs

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE1.2/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.2                                           E1.2 : Base Slabs

                         ITEM DESCRIPTION                             AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE1.2
: Base Slabs

Page No. LSE1.2/1                                                        ***

Page No. LSE1.2/2                                                        ***

Page No. LSE1.2/3                                                        ***

Page No. LSE1.2/4                                                        ***

Page No. LSE1.2/5                                                        ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSE1.2      ***
                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSE1.2/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.3                                 E1.3 : Underground Drainage

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PIPEWORK - PIPES

            Ductile spun iron pipe to BS 4772; spigot and socket joints; cement mortar lining

            Nominal bore; 100 mm

I311        not in trenches; downpipes cast in concrete slabs
            and beams; as Drawing nr. LCC300/31/C10/004          m       ***        ***         ***

I312.1      in trenches depth not exceeding 1.5 m; downpipes
            to manholes or other drainage chambers               m       ***        ***         ***

I312.2      in trenches depth not exceeding 1.5 m; gully
            connections                                          m       ***        ***         ***

I312.3      in trenches depth not exceeding 1.5 m; between
            manholes and/or other drainage chambers              m       ***        ***         ***

I313.1      in trenches depth 1.5-2 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

I314 .1     in trenches depth 2-2.5 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

I315.1      in trenches depth 2.5-3 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

I316.1      in trenches depth 3-3.5 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

I317.1      in trenches depth 3.5-4 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

I318.1      in trenches depth 4-4.5 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

I318.2      in trenches depth 4.5-5 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE1.3/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.3                                 E1.3 : Underground Drainage

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PIPEWORK - PIPES

            Ductile spun iron Pipe to BS 4772; spigot and socket joints; cement mortar lining (Cont'd)

            Nominal bore; 125 mm

I312.4      in trenches depth not exceeding 1.5 m; downpipes
            to manholes or other drainage chambers               m       ***        ***         ***

I312.5      in trenches depth not exceeding 1.5 m; between
            manholes and/or other drainage chambers              m       ***        ***         ***

I313.2      in trenches depth 1.5-2 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

I314.2      in trenches depth 2-2.5 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

I315.2      in trenches depth 2.5-3 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

            Nominal bore; 150 mm

I312.6      in trenches depth not exceeding 1.5 m; downpipes
            to manholes or other drainage chambers               m       ***        ***         ***

I312.7      in trenches depth not exceeding 1.5 m; between
            manholes and/or other drainage chambers              m       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE1.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE1.3/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.3                                 E1.3 : Underground Drainage

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PIPEWORK - PIPES

            Ductile spun iron pipe to BS 4772; spigot and socket joints; cement mortar lining (Cont'd)

            Nominal bore; 150 mm(Cont'd)

I313.3      in trenches depth 1.5-2 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

I314.3      in trenches depth 2-2.5 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

I315.3      in trenches depth 2.5-3 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

I316.2      in trenches depth 3-3.5 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

I317.2      in trenches depth 3.5-4 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

I318.3      in trenches depth 4-4.5 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

I318.4      in trenches depth 4.5-5 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

            Nominal bore; 200 mm

I312.8      in trenches depth not exceeding 1.5 m; downpipes
            to manholes or other drainage chambers               m       ***        ***         ***

I312 .9     in trenches depth not exceeding 1.5 m; between
            manholes and/or other drainage chambers              m       ***        ***         ***

I313 .4     in trenches depth 1.5-2 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

I314.4      in trenches depth 2-2.5 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

I315.4      in trenches depth 2.5-3 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

I316.3      in trenches depth 3-3.5 m; between manholes
            and/or other drainage chambers                       m       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE1.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE1.3/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   El : Station and Train Overrun Substructure
Lump Sum Item LSE1.3                                 El.3 : Underground Drainage

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PIPEWORK - PIPES

            Ductile spun iron pipe to BS 4772;
            spigot and socket joints; cement
            mortar lining (Cont'd)

            Nominal bore; 200 mm(Cont'd)

I317.3      in trenches depth 3.5-4 m;
            between manholes and/or other
            drainage chambers                                    m       ***        ***         ***

I318.5      in trenches depth 4-4.5 m;
            between manholes and/or other
            drainage chambers                                    m       ***        ***         ***

I318.6      in trenches depth 4.5-5 m;
            between manholes and/or other
            drainage chambers                                    m       ***        ***         ***

            Steel pipes; to BS 1387, medium
            grade; galvanized to BS 729;
            screwed Joints

            Nominal bore; 50 mm

I412.1      in trenches depth not exceeding
            1.5 m; vent for underground
            drainage chambers                                    m       ***        ***         ***

            Nominal bore; 80 mm

I412.2      in trenches depth not exceeding
            1.5 m; vent for underground
            drainage chambers                                    m       ***        ***         ***

            High density polyethylene pipes

            Nominal bore 110 mm

I711.1      not in trenches; downpipes cast
            in concrete slabs and beams; as
            Drawing nr. LCC300/31/C10/004                        m       ***        ***         ***

            Nominal bore 125 mm

I712        in trenches depth not exceeding
            1.5 m; downpipes to manholes or
            other drainage chambers                              m       ***        ***         ***

I711.2      not in trenches; downpipes cast
            in concrete slabs and beams; as
            Drawing nr. LCC300/31/C10/004                        m       ***        ***         ***
-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE1.3      ***
                                                                                             ----------

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE1.3/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.3                                 E1.3 : Underground Drainage

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PIPEWORK - FITTINGS AND VALVES

            Ductile spun iron pipe to BS 4772; spigot and socket joints: cement mortar lining

            Bends

J311.1      nominal bore; 100 mm                                 nr      ***        ***         ***

J311.2      nominal bore; 150 mm                                 nr      ***        ***         ***

J311.3      nominal bore; 200 mm                                 nr      ***        ***         ***

            Bends; not in trenches

J311.4      nominal bore; 100 mm                                 nr      ***        ***         ***

            Steel pipes; to BS 1387, medium grade;
            galvanized to BS 729; screwed joints

            Bends

J311.5      nominal bore; 50 mm                                  nr      ***        ***         ***

J311.6      nominal bore; 80 mm                                  nr      ***        ***         ***

            Junctions and branches

J321.1      nominal bore; 50 mm                                  nr      ***        ***         ***

J321.2      nominal bore; 80 mm                                  nr      ***        ***         ***

            High density polyethylene pipe fittings

            Bends; not in trenches

J611.1      nominal bore 110 mm                                  nr      ***        ***         ***

J611.2      nominal bore 125 mm                                  nr      ***        ***         ***

            PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

            Manholes

            In situ concrete; type A; complete with cement and sand rendering; as D.S.D. Standard Drawing nr. DS 1001

K131        depth not exceeding 1.5 m; light duty double
            seal cast iron cover to BS 1452 Grade 150; as
            D.S.D. Standard Drawing nr. DS 1037                  nr      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE1.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE1.3/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.3                                 E1.3 : Underground Drainage

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

            Catch basins

            In situ concrete; chamber size 550 x 550 mm;
            complete with cement and sand rendering; as D.S.D. Standard Drawing nr. DS 1003

K231.1      depth not exceeding 1.5 m; medium duty cast iron
            cover as D.S.D. Standard Drawing nr. DS 1033         nr      ***        ***         ***

            Petrol interceptors

            In situ concrete

K231.2      depth not exceeding 1.5 m; single seal air-tight
            cast iron covers for vehicular traffic               nr      ***        ***         ***

            Neutralising sumps

            In situ concrete; complete with chemical resistant lining and ph-value monitor and sensor; as Drawing nr. LCC300/31/C10/005

K231.3      depth not exceeding 1.5 m; single seal air-tight
            cast iron covers for vehicular traffic               nr      ***        ***         ***

            oi1/water separators

            In situ concrete; as Drawing nr.
            LCC300/31/C10/005

K231.4      depth not exceeding 1.5 m; single seal air-tight
            cast iron covers for vehicular traffic               nr      ***        ***         ***

            Gullies

K340        In situ concrete trapped                             nr      ***        ***         ***

K390.1      Cast iron trapped; removable cast iron cover;
            with concrete bedding and surround; as Drawing
            nr. LCC300/31/C10/001; 100 mm outlet diameter        nr      ***        ***         ***

            Floor drains

K390.2      Cast iron trapped; flat grating; cast in
            structural slab; 100 mm outlet diameter              nr      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE1.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE1.3/6                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.3                                 E1.3 : Underground Drainage

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PIPEWORK - SUPPORTS AND
            PROTECTION, ANCILLARIES TO LAYING AND EXCAVATION

            Surrounds

            Mass concrete; grade III

L541        nominal bore not exceeding 200 mm; bed depth 150
            mm; as Drawing nr. LCC300/31/C10/001                 m       ***        ***         ***

            Reinforced concrete; grade 20P/20; reinforced with steel bars to BS 4449; as Drawing nr.
            LCC300/31/S01/023

L551.1      nominal bore not exceeding 200 mm; bed depth 150
            mm; invert depth not exceeding 1.5 m                 m       ***        ***         ***

L551.2      nominal bore not exceeding 200 mm; bed depth 150
            mm; invert depth 1.5-2 m                             m       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE1.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE1.3/7                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.3                                 E1.3 : Underground Drainage

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

            The unit of measurement for any Contractor's Other
            Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE1.3/8                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.3                                 E1.3 : Underground Drainage

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE1.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE1.3/9                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                   E1 : Station and Train Overrun Substructure
Lump Sum Item LSE1.3                                 E1.3 : Underground Drainage

                         ITEM DESCRIPTION                             AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE1.3: Underground
Drainage

Page No. LSE1.3/1                                                        ***

Page No. LSE1.3/2                                                        ***

Page No. LSE1.3/3                                                        ***

Page No. LSE1.3/4                                                        ***

Page No. LSE1.3/5                                                        ***

Page No. LSE1.3/6                                                        ***

Page No. LSE1.3/7                                                        ***

Page No. LSE1.3/8                                                        ***

Page No. LSE1.3/9                                                        ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSE1.3      ***
                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSE1.3/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.1                              E2.1 : Pile Caps and Tie Beams

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     IN SITU CONCRETE

                     Provision of concrete designed mix

F220                 Class: 20/20; concrete category C          m3        ***           ***           ***

F250                 Class: 45/20; concrete category B          m3        ***           ***           ***

                     Placing of mass concrete

                     Blinding; concrete category C

F511                 thickness not exceeding 150 mm             m3        ***           ***           ***

                     Placing of reinforced concrete

                     Bases, footings, pile caps and
                     ground slabs; concrete category B

F624                 thickness exceeding 500 mm                 m3        ***           ***           ***

                     Tie beams; concrete category B

F664                 cross-sectional area 0.25-1 m2             m3        ***           ***           ***

F665                 cross-sectional area exceeding
                     1 m2                                       m3        ***           ***           ***

                     CONCRETE ANCILLARIES

                     Formwork finish: type F1

                     Vertical

G344                 width 0.4-1.22 m                           m2        ***           ***           ***

G345                 width exceeding 1.22 m                     m2        ***           ***           ***

                     Reinforcement

                     Deformed high yield steel bars to BS
                     4449

G521                 nominal size not exceeding 10 mm           t         ***           ***           ***

G522                 nominal size 12 mm                         t         ***           ***           ***

G523                 nominal size 16 mm                         t         ***           ***           ***

G524                 nominal size 20 mm                         t         ***           ***           ***

G525                 nominal size 25 mm                         t         ***           ***           ***

G526                 nominal size 32 mm                         t         ***           ***           ***

G527                 nominal size 40 mm                         t         ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE2.1        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE2.1/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.1                              E2.1 : Pile Caps and Tie Beams

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Contractor's Other Charges

                     The Contractor shall enter hereunder
                     any specific item of work or obligation
                     or thing which is necessary for the
                     execution of the Works, as required by
                     the Contract, which has been omitted
                     from or has not been separately
                     itemised in this Lump Sum Breakdown and
                     for which a separate charge is
                     required.

                     The unit of measurement for any
                     Contractor's Other Charges shall be
                     "sum", with Quantity and Rate columns
                     entered with "N/A".

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE2.1        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE2.1/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.1                              E2.1 : Pile Caps and Tie Beams

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Method-Related Charges

                     The Contractor shall enter hereunder in
                     detail any method related charges items
                     in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE2.1        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE2.1/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.1                              E2.1 : Pile Caps and Tie Beams

                         ITEM DESCRIPTION                             AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE2.1
: Pile Caps and Tie Beams

Page No. LSE2.1/1                                                       ***

Page No. LSE2.1/2                                                       ***

Page No. LSE2.1/3                                                       ***

--------------------------------------------------------------------------------
                                   Total of Lump Sum Item LSE2.1        ***
                                                                    ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSE2.1/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.2                                           E2.2 : Base Slabs

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     DEMOLITION AND SITE CLEARANCE

                     General clearance

D100                 general clearance for Site                 ha        ***           ***           ***

                     IN SITU CONCRETE

                     Provision of concrete designed mix

F220                 Class: 20/20; concrete category C          m3        ***           ***           ***

F250                 Class: 45/20; concrete category B          m3        ***           ***           ***

                     Placing of mass concrete

                     Blinding; concrete category C

F511                 thickness not exceeding 150 mm             m3        ***           ***           ***

                     Placing of reinforced concrete

                     Bases, footings, pile caps and
                     ground slabs; concrete category B

F622                 thickness 150-300 mm                       m3        ***           ***           ***

F624                 thickness exceeding 500 mm                 m3        ***           ***           ***

                     CONCRETE ANCILLARIES

                     Formwork finish: type F2

                     Vertical

G344                 width 0.4-1.22 m                           m2        ***           ***           ***

G345                 width exceeding 1.22 m                     m2        ***           ***           ***

                     Formwork finish: type F4

                     Vertical

G342                 width 0.1-0.2 m; to surface channels       m         ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE2.2        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE2.2/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.2                                           E2.2 : Base Slabs

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     CONCRETE ANCILLARIES

                     Formwork finish: type F4

                     For voids

G371                 small void depth not exceeding 0.5 m       nr        ***           ***           ***

G372                 small void depth 0.5-1 m                   nr        ***           ***           ***

G373                 small void depth 1-2 m                     nr        ***           ***           ***

G375                 large void depth not exceeding 0.5 m       nr        ***           ***           ***

                     Concrete components of constant
                     cross-section

G384                 surface channel inverts;
                     semi-circular; 500 mm wide x
                     150 mm deep (overall)                      m         ***           ***           ***

                     Reinforcement

                     Deformed high yield steel bars to BS
                     4449

G521                 nominal size not exceeding 10 mm           t         ***           ***           ***

G522                 nominal size 12 mm                         t         ***           ***           ***

G523                 nominal size 16 mm                         t         ***           ***           ***

G524                 nominal size 20 mm                         t         ***           ***           ***

G525                 nominal size 25 mm                         t         ***           ***           ***

G526                 nominal size 32 mm                         t         ***           ***           ***

G527                 nominal size 40 mm                         t         ***           ***           ***

G528                 nominal size 50 mm or greater              t         ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE2.2        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE2.2/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.2                                           E2.2 : Base Slabs

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     CONCRETE ANCILLARIES

                     Reinforcement (Cont'd)

                     Special joints; threaded type proprietary couplers with screw caps

G550.1               to 20 mm diameter deformed high
                     yield steel bars to BS 4449                nr        ***           ***           ***

G550.2               to 25 mm diameter deformed high
                     yield steel bars to BS 4449                nr        ***           ***           ***

G550.3               to 32 mm diameter deformed high
                     yield steel bars to BS 4449                nr        ***           ***           ***

G550.4               to 40 mm diameter deformed high
                     yield steel bars to BS 4449                nr        ***           ***           ***

                     Joints

                     Open surface plain

G611                 average width not exceeding 0.5 m          m2        ***           ***           ***

                     Open surface with and including;
                     20 mm thick approved compressible
                     joint filler

G622                 average width 0.5-1 m                      m2        ***           ***           ***

                     Proprietary rubber backstop water bars

G653                 average width 200-300 mm                   m         ***           ***           ***

                     Proprietary rubber backstop water
                     bars with 20 mm wide centre
                     expansion bulb

G654                 width 330 mm                               m         ***           ***           ***

G670.1               Sealed rebates or grooves; two
                     part polymeric sealant to BS 5212:
                     1990; 20 x 20 mm; resistant to
                     ultraviolet light and attack by
                     fuel products                              m         ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE2.2        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE2.2/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.2                                           E2.2 : Base Slabs

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     CONCRETE ANCILLARIES

                     Joints(Cont'd)

G670.2               Sealed rebates or grooves; 15 x
                     20 mm deep approved flexible joint
                     sealant                                    m         ***           ***           ***

G670.3               Sealed rebates or grooves; 25 mm x
                     6 mm hydrophilic sealing strip in
                     preformed chase                            m         ***           ***           ***

                     Dowels; 20 mm diameter stainless
                     steel bars

G682                 sleeved; 400 mm long; cast into
                     one side of joint, other side
                     with and including cast in PVC
                     sleeve or similar anti-corrosive material  nr        ***           ***           ***

                     Concrete accessories

                     Finishing of top surfaces

G813                 class U2 finishes                          m2        ***           ***           ***

                     MISCELLANEOUS METALWORK

                     Miscel1aneous framing

                     Miscellaneous framing; welded and
                     bolted connection

N161                 angle section; 60 x 60 x 7 mm;
                     fixing lugs with fanged end;
                     for ditch grating                          m         ***           ***           ***

                     Other miscellaneous metalwork

N990                 Ditch fittings; grating; cast
                     iron; 500 mm (maximum) unit length
                     x 50 mm thick                              m         ***           ***           ***

                     WATERPROOFING

                     Damp proofing

                     Waterproof sheeting; 0.3 mm thick
                     polyethylene damp proof sheet
                     membrane

W131                 upper surfaces inclined at an
                     angle not exceeding 30 degrees
                     to the horizontal                          m2        ***           ***           ***

W136                 surfaces of width not exceeding
                     300 mm; vertical                           m         ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE2.2        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE2.2/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.2                                           E2.2 : Base Slabs

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Contractor's Other Charges

                     The Contractor shall enter hereunder
                     any specific item of work or obligation
                     or thing which is necessary for the
                     execution of the Works, as required by
                     the Contract, which has been omitted
                     from or has not been separately
                     itemised in this Lump Sum Breakdown and
                     for which a separate charge is
                     required.

                     The unit of measurement for any
                     Contractor's Other Charges shall be
                     "sum", with Quantity and Rate columns
                     entered with "N/A".

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE2.2        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE2.2/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.2                                           E2.2 : Base Slabs

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Method-Related Charges

                     The Contractor shall enter hereunder in
                     detail any method related charges items
                     in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE2.2        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE2.2/6                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2. 2                                          E2.2 : Base Slabs

                     ITEM DESCRIPTION                                AMOUNT HK$
-------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE2.2
: Base Slabs

Page No. LSE2.2/1                                                       ***

Page No. LSE2.2/2                                                       ***

Page No. LSE2.2/3                                                       ***

Page No. LSE2.2/4                                                       ***

Page No. LSE2.2/5                                                       ***

Page No. LSE2.2/6                                                       ***

-------------------------------------------------------------------------------
                                   Total of Lump Sum Item LSE2.2        ***
                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSE2.2/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.3                                 E2.3 : Underground Drainage

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     PIPEWORK - PIPES

                     Ductile spun iron pipe to BS 4772:
                     spigot and socket joints; cement
                     mortar lining

                     Nominal bore; 100 mm

I311                 not in trenches; downpipes cast
                     in concrete slabs and beams; as
                     Drawing nr. LCC300/31/C10/004              m         ***           ***           ***

I312.1               in trenches depth not exceeding
                     1.5 m; downpipes to manholes or
                     other drainage chambers                    m         ***           ***           ***

I312.2               in trenches depth not exceeding
                     1.5 m; gully connections                   m         ***           ***           ***

I312.3               in trenches depth not exceeding
                     1.5 m; between manholes and/or
                     other drainage chambers                    m         ***           ***           ***

I313.1               in trenches depth 1.5-2 m;
                     downpipes to manholes or other
                     drainage chambers                          m         ***           ***           ***

I313.2               in trenches depth 1.5-2 m;
                     gully connections                          m         ***           ***           ***

I313.3               in trenches depth 1.5-2 m;
                     between manholes and/or other
                     drainage chambers                          m         ***           ***           ***

I314.1               in trenches depth 2-2.5 m;
                     downpipes to manholes or other
                     drainage chambers                          m         ***           ***           ***

I314.2               in trenches depth 2-2.5 m;
                     gully connections                          m         ***           ***           ***

I314.3               in trenches depth 2-2.5 m;
                     between manholes and/or other
                     drainage chambers                          m         ***           ***           ***

I315.1               in trenches depth 2.5-3 m;
                     downpipes to manholes or other
                     drainage chambers                          m         ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE2.3        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE2.3/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.3                                 E2.3 : Underground Drainage

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     PIPEWORK - PIPES

                     Ductile spun iron pipe to BS 4772;
                     spigot and socket joints; cement
                     mortar lining(Cont'd)

                     Nominal bore; 100 mm(Cont'd)

I315.2               in trenches depth 2.5-3 m;
                     gully connections                          m         ***           ***           ***

I315.3               in trenches depth 2.5-3 m;
                     between manholes and/or other
                     drainage chambers                          m         ***           ***           ***

I316.1               in trenches depth 3-3.5 m;
                     downpipes to manholes or other
                     drainage chambers                          m         ***           ***           ***

I316.2               in trenches depth 3-3.5 m;
                     gully connections                          m         ***           ***           ***

I316.3               in trenches depth 3-3.5 m;
                     between manholes and/or other
                     drainage chambers                          m         ***           ***           ***

I317.1               in trenches depth 3.5-4 m;
                     downpipes to manholes or other
                     drainage chambers                          m         ***           ***           ***

I317.2               in trenches depth 3.5-4 m;
                     gully connections                          m         ***           ***           ***

I317.3               in trenches depth 3.5-4 m;
                     between manholes and/or other
                     drainage chambers                          m         ***           ***           ***

I318.1               in trenches depth 4-4.5 m;
                     downpipes to manholes or other
                     drainage chambers                          m         ***           ***           ***

I318.2               in trenches depth 4-4.5 m;
                     between manholes and/or other
                     drainage chambers                          m         ***           ***           ***

                     Nominal bore; 125 mm

I312.4               in trenches depth not exceeding
                     1.5 m; between manholes and/or
                     other drainage chambers                    m         ***           ***           ***

I313.4               in trenches depth 1.5-2 m;
                     between manholes and/or other
                     drainage chambers                          m         ***           ***           ***

I314.4               in trenches depth 2-2.5 m;
                     between manholes and/or other
                     drainage chambers                          m         ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE2.3        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE2.3/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.3                                 E2.3 : Underground Drainage

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     PIPEWORK- PIPES

                     Ductile spun iron pipe to BS 4772;
                     spigot and socket joints: cement mortar
                     lining (Cont'd)

                     Nominal bore; 150 mm

I312.5               in trenches depth not exceeding
                     1.5 m; downpipes to manholes or
                     other drainage chambers                    m         ***           ***           ***

I312.6               in trenches depth not exceeding
                     1.5 m; gully connections                   m         ***           ***           ***

I312.7               in trenches depth not exceeding
                     1.5 m; between manholes and/or
                     other drainage chambers                    m         ***           ***           ***

I313.5               in trenches depth 1.5-2 m;
                     between manholes and/or other
                     drainage chambers                          m         ***           ***           ***

                     Steel pipes; to BS 1387 medium grade;
                     galvanised to BS 729; screwed joints

                     Nominal bore; 50 mm

I412.1               in trenches depth not exceeding
                     1.5 m; vent for underground
                     drainage chambers                          m         ***           ***           ***

                     Nominal bore; 80 mm

I412.2               in trenches depth not exceeding
                     1.5 m; vent for underground
                     drainage chambers                          m         ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE2.3        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE2.3/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.3                                 E2.3 : Underground Drainage

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     PIPEWORK - PIPES

                     High density polyethylene pipes

                     Nominal bore 110 mm

I711.1               not in trenches; downpipes cast
                     in concrete slabs and beams; as
                     Drawing nr. LCC300/31/C10/004              m         ***           ***           ***

                     Nominal bore 125 mm

I711.2               not in trenches; downpipes cast
                     in concrete slabs and beams; as
                     Drawing nr. LCC300/31/C10/004              m         ***           ***           ***

I712.1               in trenches depth not exceeding
                     1.5 m; downpipes to manholes or
                     other drainage chambers                    m         ***           ***           ***

                     Nominal bore 150 mm

I711.3               not in trenches; downpipes cast
                     in concrete slabs and beams; as
                     Drawing nr. LCC300/31/C10/004              m         ***           ***           ***

I712.2               in trenches depth not exceeding
                     1.5 m; downpipes to manholes or
                     other drainage chambers                    m         ***           ***           ***

                     PIPEWORK - FITTINGS AND VALVES

                     Ductile spun iron pipe to BS 4772;
                     spigot and socket joints; cement lining

                     Bends

J311.1               nominal bore; 100 mm                       nr        ***           ***           ***

J311.2               nominal bore; 150 mm                       nr        ***           ***           ***

                     Bends; not in trenches

J311.3               nominal bore; 100 mm                       nr        ***           ***           ***

                     Steel pipes; to BS 1387, medium grade;
                     galvanized to BS 729; screwed Joints

                     Bends

J311.4               nominal bore; 50 mm                        nr        ***           ***           ***

J311.5               nominal bore; 80 mm                        nr        ***           ***           ***

                     Junctions and branches

J321.1               nominal bore; 50 mm                        nr        ***           ***           ***

J321.2               nominal bore; 80 mm                        nr        ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE2.3        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE2.3/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.3                                 E2.3 : Underground Drainage

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     PIPEWORK - FITTINGS AND VALVES

                     High density polyethylene fittings

                     Bends

J611.1               nominal bore 125 mm                        nr        ***           ***           ***

                     Bends; not in trenches

J611.2               nominal bore 110 mm                        nr        ***           ***           ***

J611.3               nominal bore 125 mm                        nr        ***           ***           ***

J611.4               nominal bore 150 mm                        nr        ***           ***           ***

                     PIPEWORK - MANHOLES AND PIPEWORK
                     ANCILLARIES

                     Manholes

                     In situ concrete; type A; complete with
                     cement and sand rendering; as D.S.D.
                     Standard Drawing nr. DS 1001

K131.1               depth not exceeding 1.5 m;
                     light duty double seal cast
                     iron cover to BS 1452 Grade
                     150; as D.S.D. Standard Drawing
                     nr. DS 1037                                nr        ***           ***           ***

                     In situ concrete; type C; as D.S.D.
                     Standard Drawing nr. DS 1003

K131.2               depth not exceeding 1.5 m;
                     medium duty cast iron cover as
                     D.S.D. Standard Drawing nr. DS
                     1033                                       nr        ***           ***           ***

                     Catch basins

                     In situ concrete; chamber size 550
                     x 550 mm; complete with cement and
                     sand rendering; as D.S.D. Standard
                     Drawing nr. DS 1003

K231.1               depth not exceeding 1.5 m;
                     medium duty cast iron cover as
                     D.S.D. Standard Drawing nr. DS
                     1033                                       nr        ***           ***           ***

                     Petrol interceptors

                     In situ concrete

K231.2               depth not exceeding 1.5 m;
                     single seal air-tight cast iron
                     covers for vehicular traffic               nr        ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE2.3        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE2.3/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.3                                 E2.3 : Underground Drainage

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     PIPEWORK - MANHOLES AND PIPEWORK
                     ANCILLARIES

                     Grease traps

                     In situ concrete

K231.3               depth not exceeding 1.5 m                  nr        ***           ***           ***

                     Gullies

K340                 In situ concrete trapped                   nr        ***           ***           ***

K390.1               Cast iron trapped; removable cast
                     iron cover; with concrete bedding
                     and surround; as Drawing nr.
                     LCC300/31/C10/001; 100 mm outlet
                     diameter                                   nr        ***           ***           ***

                     Floor drains

K390.2               Cast iron trapped; flat grating;
                     cast in structural slab; 100 mm
                     outlet diameter                            nr        ***           ***           ***

                     PIPEWORK - SUPPORTS AND PROTECTION.
                     ANCILLARIES TO LAYING AND EXCAVATION

                     Surrounds

                     Mass concrete; grade III

L541                 nominal bore not exceeding 200
                     mm; bed depth 150 mm; as
                     Drawing nr. LCC300/31/C10/001              m         ***           ***           ***

                     Reinforced concrete; grade 20P/20;
                     reinforced with steel bars to BS 4449;
                     as Drawing nr. LCC300/31/S01/023

L551.1               nominal bore not exceeding 200
                     mm; bed depth 150 mm; invert
                     depth not exceeding 1.5 m                  m         ***           ***           ***

L551.2               nominal bore not exceeding 200
                     mm; bed depth 150 mm; invert
                     depth 1.5-2 m                              m         ***           ***           ***

L551.3               nominal bore not exceeding 200
                     mm; bed depth 150 mm; invert
                     depth 2-2.5 m                              m         ***           ***           ***

L551.4               nominal bore not exceeding 200
                     mm; bed depth 150 mm; invert
                     depth 2.5-3 m                              m         ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE2.3        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE2.3/6                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.3                                 E2.3 : Underground Drainage

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Contractor's Other Charges

                     The Contractor shall enter hereunder
                     any specific item of work or obligation
                     or thing which is necessary for the
                     execution of the Works, as required by
                     the Contract, which has been omitted
                     from or has not been separately
                     itemised in this Lump Sum Breakdown and
                     for which a separate charge is
                     required.

                     The unit of measurement for any
                     Contractor's Other Charges shall be
                     "sum", with Quantity and Rate columns
                     entered with "N/A".

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE2.3        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE2.3/7                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.3                                 E2.3 : Underground Drainage

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Method-Related Charges

                     The Contractor shall enter hereunder in
                     detail any method related charges items
                     in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE2.3        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE2.3/8                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                 E2 : Immigration Substructure
Lump Sum Item LSE2.3                                 E2.3 : Underground Drainage

                     ITEM DESCRIPTION                                AMOUNT HK$
-------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE2.3
: Underground Drainage

Page No. LSE2.3/1                                                       ***

Page No. LSE2.3/2                                                       ***

Page No. LSE2.3/3                                                       ***

Page No. LSE2.3/4                                                       ***

Page No. LSE2.3/5                                                       ***

Page No. LSE2.3/6                                                       ***

Page No. LSE2.3/7                                                       ***

Page No. LSE2.3/8                                                       ***

-------------------------------------------------------------------------------
                                   Total of Lump Sum Item LSE2.3        ***
                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSE2.3/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.1                                              E3.1 : Columns

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     IN SITU CONCRETE

                     Provision of concrete designed mix

F250                 Class: 45/20; concrete category B          m3        ***           ***           ***

                     Placing of reinforced concrete

                     Columns; concrete category B

F654                 cross-sectional area 0.25-1 m2             m3        ***           ***           ***

F655                 cross-sectional area exceeding 1 m2        m3        ***           ***           ***

                     CONCRETE ANCILLARIES

                     Formwork finish: type F4

                     Concrete components of constant
                     cross-section

G382.1               columns; 600 x 2000 mm (overall)           m         ***           ***           ***

G382.2               columns; 900 x 1350 mm                     m         ***           ***           ***

G382.3               columns; 1000 x 1000 mm (overall)          m         ***           ***           ***

G382.4               columns; 1000 x 1500 mm (overall)          m         ***           ***           ***

G382.5               columns; 1000 x 2500 mm (overall)          m         ***           ***           ***

G382.6               columns; 1000 mm diameter                  m         ***           ***           ***

                     Reinforcement

                     Deformed high yield steel bars to BS
                     4449

G521                 nominal size not exceeding 10 mm           t         ***           ***           ***

G522                 nominal size 12 mm                         t         ***           ***           ***

G523                 nominal size 16 mm                         t         ***           ***           ***

G524                 nominal size 20 mm                         t         ***           ***           ***

G525                 nominal size 25 mm                         t         ***           ***           ***

G526                 nominal size 32 mm                         t         ***           ***           ***

G527                 nominal size 40 mm                         t         ***           ***           ***

G528                 nominal size 50 mm or greater              t         ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.1        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.1/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.1                                              E3.1 : Columns

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     CONCRETE ANCILLARIES

                     Joints

                     Formed surface with and including 50 mm
                     thick polystyrene board joint filler
                     with two hour fire rating protection

G641                 average width not exceeding 0.5 m          m2        ***           ***           ***

G670                 Sealed rebates or grooves; 50 mm
                     wide approved sealant on backing
                     rod with two hour fire rating
                     protection                                 m         ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.1        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.1/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.1                                              E3.1 : Columns

ITEM CODE            ITEM DESCRIPTION                           UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Contractor's Other Charges

                     The Contractor shall enter hereunder
                     any specific item of work or obligation
                     or thing which is necessary for the
                     execution of the Works, as required by
                     the Contract, which has been omitted
                     from or has not been separately
                     itemised in this Lump Sum Breakdown and
                     for which a separate charge is
                     required.

                     The unit of measurement for any
                     Contractor's Other Charges shall be
                     "sum", with Quantity and Rate columns
                     entered with "N/A".

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.1        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.1/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.1                                              E3.1 : Columns

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Method-Related Charges

                     The Contractor shall enter hereunder in
                     detail any method related charges items
                     in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.1        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.1/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.1                                              E3.1 : Columns

                         ITEM DESCRIPTION                            AMOUNT HK$
-------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE3.1
: Columns

Page No. LSE3.1/1                                                       ***

Page No. LSE3.1/2                                                       ***

Page No. LSE3.1/3                                                       ***

Page No. LSE3.1/4                                                       ***

-------------------------------------------------------------------------------
                                   Total of Lump Sum Item LSE3.1        ***
                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSE3.1/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.2                            E3.2 : Suspended Beams and Slabs

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     IN SITU CONCRETE

                     Provision of concrete designed mix

F250                 Class: 45/20; concrete category B          m3        ***           ***           ***

                     Placing of reinforced concrete

                     Suspended slabs; concrete category B

F631                 thickness not exceeding 150 mm             m3        ***           ***           ***

F632                 thickness 150-300 mm                       m3        ***           ***           ***

F633                 thickness 300-500 mm                       m3        ***           ***           ***

F634                 thickness exceeding 500 mm                 m3        ***           ***           ***

                     Beams; concrete category B

F664                 cross-sectional area 0.25-1 m2             m3        ***           ***           ***

                     CONCRETE ANCILLARIES

                     Formwork finish: type F4

                     Horizontal

G315                 width exceeding 1.22 m                     m2        ***           ***           ***

                     Vertical

G343                 width 0.2-0.4 m                            m2        ***           ***           ***

                     Concrete components of constant
                     cross-section

G381.1               beams; 200 x 500 mm deep;
                     integral with 200 mm thick slab            m         ***           ***           ***

G381.2               beams; 400 x 600 mm deep;
                     integral with 225 mm thick slab            m         ***           ***           ***

G381.3               beams; 400 x 750 mm deep;
                     integral with 200 mm thick slab            m         ***           ***           ***

G381.4               beams; 400 x 900 mm deep;
                     integral with 200 mm thick slab            m         ***           ***           ***

G381.5               beams; 400 x 900 mm deep;
                     integral with 225 mm thick slab            m         ***           ***           ***

G381.6               beams; 500 x 900 mm deep;
                     integral with 200 mm thick slab            m         ***           ***           ***

G381.7               edge beams; 600 x 600 mm deep;
                     integral with 225 mm thick slab            m         ***           ***           ***

G381.8               beams; 650 x 900 mm deep;
                     integral with 200 mm thick slab            m         ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.2        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.2/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.2                            E3.2 : Suspended Beams and Slabs

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     CONCRETE ANCILLARIES

                     Formwork finish; type F4(Cont'd)

                     Concrete components of constant
                     cross-section(Cont'd)

G381.9               beams; 700 x 900 mm deep;
                     integral with 200 mm thick slab            m         ***           ***           ***

G381.10              beams; 900 x 600 mm deep;
                     integral with 200 mm thick slab            m         ***           ***           ***

G381.11              beams; 900 x 600 mm deep;
                     integral with 225 mm thick slab            m         ***           ***           ***

G381.12              beams; 900 x 750 mm deep;
                     integral with 200 mm thick slab            m         ***           ***           ***

G381.13              beams; 1100 x 900 mm deep                  m         ***           ***           ***

G381.14              beams; 1100 x 900 mm deep;
                     integral with 200 mm thick slab            m         ***           ***           ***

G381.15              beams; 1100 x 900 mm deep;
                     integral with 250 mm thick slab            m         ***           ***           ***

G381.16              beams; 1175 x 900 mm deep;
                     integral with 200 mm thick slab            m         ***           ***           ***

G381.17              beams; 1175 x 900 mm deep;
                     integral with 250 mm thick slab            m         ***           ***           ***

G381.18              beams; 1350 x 900 mm deep;
                     integral with 200 mm thick slab            m         ***           ***           ***

G381.19              beams; 1500 x 900 mm deep;
                     integral with 200 mm thick slab            m         ***           ***           ***

                     Reinforcement

                     Deformed high yield steel bars to BS
                     4449

G521                 nominal size not exceeding 10 mm           t         ***           ***           ***

G522                 nominal size 12 mm                         t         ***           ***           ***

G523                 nominal size 16 mm                         t         ***           ***           ***

G524                 nominal size 20 mm                         t         ***           ***           ***

G525                 nominal size 25 mm                         t         ***           ***           ***

G526                 nominal size 32 mm                         t         ***           ***           ***

G527                 nominal size 40 mm                         t         ***           ***           ***

G528                 nominal size 50 mm or greater              t         ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.2        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.2/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.2                            E3.2 : Suspended Beams and Slabs

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     CONCRETE ANCILLARIES

                     Reinforcement(Cont'd)

                     Steel fabric to BS 4483

G566                 nominal mass 6-7 kg/m2; fabric
                     reference A393                             m2        ***           ***           ***

                     Joints

                     Formed surface with and including 50 mm
                     thick polystyrene board joint filler
                     with two hour fire rating protection

G641                 average width not exceeding 0.5 m          m2        ***           ***           ***

G670                 Sealed rebates or grooves; 50 mm
                     wide approved sealant on backing
                     rod with two hour fire rating
                     protection                                 m         ***           ***           ***

                     Concrete accessories

                     Finishing of top surfaces

?813                 class U2 finishes                          m2        ***           ***           ***

                     MISCELLANEOUS METALWORK

                     Galvanized steel

                     "Bondek II" profiled sheeting or
                     products having equivalent functions or
                     performance; 0.75 mm thick; with 55 mm
                     overall high embossed dovetail ribs and
                     28 mm wide flutes

N170                 under suspended concrete slabs             m2        ***           ***           ***

                     Proprietary slab edge form

N199                 to edges of 125 thick concrete
                     slabs                                      m         ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.2        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.2/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.2                            E3.2 : Suspended Beams and Slabs

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Contractor's Other Charges

                     The Contractor shall enter hereunder
                     any specific item of work or obligation
                     or thing which is necessary for the
                     execution of the Works, as required by
                     the Contract, which has been omitted
                     from or has not been separately
                     itemised in this Lump Sum Breakdown and
                     for which a separate charge is
                     required.

                     The unit of measurement for any
                     Contractor's Other Charges shall be
                     "sum", with Quantity and Rate columns
                     entered with "N/A".

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.2        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.2/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.2                            E3.2 : Suspended Beams and Slabs

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Method-Related Charges

                     The Contractor shall enter hereunder
                     in detail any method related charges
                     items in accordance with CESMM3
                     Section 7

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.2        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.2/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.2                            E3.2 : Suspended Beams and Slabs

                         ITEM DESCRIPTION                            AMOUNT HK$
-------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE3.2
: Suspended Beams and Slabs

Page No. LSE3.2/1                                                       ***

Page No. LSE3.2/2                                                       ***

Page No. LSE3.2/3                                                       ***

Page No. LSE3.2/4                                                       ***

Page No. LSE3.2/5                                                       ***

-------------------------------------------------------------------------------
                                   Total of Lump Sum Item LSE3.2        ***
                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSE3.2/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.3                                                E3.3 : Walls

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     IN SITU CONCRETE

                     Provision of concrete designed mix

F250                 Class: 45/20; concrete category B          m3        ***           ***           ***

                     Placing of reinforced concrete

                     Walls; concrete category B

F642                 thickness 150-300 mm                       m3        ***           ***           ***

                     CONCRETE ANCILLARIES

                     Formwork finish; type F5

                     Horizontal

G312                 width 0.1-0.2 m                            m         ***           ***           ***

                     Vertical

G342                 width 0.1-0.2 m                            m         ***           ***           ***

G343                 width 0.2-0.4 m                            m2        ***           ***           ***

G344                 width 0.4-1.22 m                           m2        ***           ***           ***

G345                 width exceeding 1.22 m                     m2        ***           ***           ***

                     Concrete components of constant
                     cross-section

G386.1               intrusions; 25 (overall) x 20 mm deep      m         ***           ***           ***

G386.2               intrusions; 25 x 30 mm deep (overall)      m         ***           ***           ***

G386.3               intrusions; 100 (overall) x 20 mm deep     m         ***           ***           ***

G386.4               intrusions; 100 x 30 mm deep (overall)     m         ***           ***           ***

                     Reinforcement

                     Deformed high yield steel bars to BS
                     4449

G521                 nominal size not exceeding 10 mm           t         ***           ***           ***

G522                 nominal size 12 mm                         t         ***           ***           ***

G523                 nominal size 16 mm                         t         ***           ***           ***

G524                 nominal size 20 mm                         t         ***           ***           ***

G525                 nominal size 25 mm                         t         ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.3        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.3/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.3                                                E3.3 : Walls

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     CONCRETE ANCILLARIES

                     Joints

                     Formed surface plain

G631                 average width not exceeding 0.5 m          m2        ***           ***           ***

                     Formed surface with and including 20 mm
                     thick polystyrene board joint filler
                     with two hour fire rating protection

G641.1               average width not exceeding 0.5 m          m2        ***           ***           ***

                     Formed surface with and including 30 mm
                     thick polystyrene board joint filler
                     with two hour fire rating protection

G641.2               average width not exceeding 0.5 m          m2        ***           ***           ***

                     Formed surface with and including 40 mm
                     thick polystyrene board joint filler
                     with two hour fire rating protection

G641.3               average width not exceeding 0.5 m          m2        ***           ***           ***

G670.1               Sealed rebates or grooves; 20 mm wide
                     approved joint sealant on backing rod
                     with two hour fire rating protection       m         ***           ***           ***

G670.2               Sealed rebates or grooves; 30 mm
                     wide approved joint sealant on
                     backing rod with two hour fire
                     rating protection                          m         ***           ***           ***

G670.3               Sealed rebates or grooves; 40 mm
                     wide approved joint sealant on
                     backing rod with two hour fire
                     rating protection                          m         ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.3        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.3/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.3                                                E3.3 : Walls

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     CONCRETE ANCILLARIES

                     Joints

                     Dowels; 16 mm diameter mild steel bars
                     to BS 4449

G682.1               sleeved; 400 mm long; cast into
                     one side of joint, other side
                     with and including 200 mm long
                     cast in plastic sleeve                     nr        ***           ***           ***

                     Dowels; 20 mm diameter deformed high
                     yield steel bars to BS 4449

G682.2               sleeved; 640 mm long; cast into
                     one side of joint, other side
                     with and including 300 mm long
                     cast in plastic sleeve                     nr        ***           ***           ***

                     Dowels; 25 mm diameter deformed high
                     yield steel bars to BS 4449

G682.3               sleeved; 640 mm long; cast into
                     one side of joint, other side
                     with and including 300 mm long
                     cast in plastic sleeve                     nr        ***           ***           ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.3        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.3/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.3                                                E3.3 : Walls

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Contractor's Other Charges

                     The Contractor shall enter hereunder
                     any specific item of work or obligation
                     or thing which is necessary for the
                     execution of the Works, as required by
                     the Contract, which has been omitted
                     from or has not been separately
                     itemised in this Lump Sum Breakdown and
                     for which a separate charge is
                     required.

                     The unit of measurement for any
                     Contractor's Other Charges shall be
                     "sum", with Quantity and Rate columns
                     entered with "N/A".

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.3        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.3/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.3                                                E3.3 : Walls

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Method-Related Charges

                     The Contractor shall enter hereunder in
                     detail any method related charges items
                     in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.3        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.3/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.3                                                E3.3 : Walls

                         ITEM DESCRIPTION                            AMOUNT HK$
-------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE3.3
: Walls

Page No. LSE3.3/1                                                       ***

Page No. LSE3.3/2                                                       ***

Page No. LSE3.3/3                                                       ***

Page No. LSE3.3/4                                                       ***

Page No. LSE3.3/5                                                       ***

-------------------------------------------------------------------------------
                                   Total of Lump Sum Item LSE3.3        ***
                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSE3.3/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.4                                 E3.4 : Structural Steelwork

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     STRUCTURAL METALWORK

                     Fabrication of members for glazed wall
                     supports at Ground Level Grid Q; weldable structural steel Grade 43A to B5 4360

                     Columns; 250 x 150 x 6.3 mm thick
                     rectangular hollow sections

M311                 straight on plan                           t         ***           ***           ***

M380.1               Anchorages and holding down bolt
                     assemblies; comprising 2 nr. 16 mm
                     diameter x 200 mm long Grade 4.6 bolts,
                     350 x 270 x 20 mm thick base plate and
                     4 nr. 60 x 60 x 10 mm thick plate
                     washers                                    nr        ***           ***           ***

M380.2               Anchorages and holding down bolt
                     assemblies; comprising 4 nr. 16 mm
                     diameter x 200 mm long Grade 4.6 bolts,
                     450 x 200 x 20 mm thick plate and 8 nr.
                     60 x 60 x 10 mm thick plate washers        nr        ***           ***           ***

                     Plates; 250 x 150 x 10 mm thick

M391.1               straight on plan                           t         ***           ***           ***

                     Fabrication of members for frames;
                     weldable structural steel Grade 43A to BS
                     4360

                     Beams; 203 x 133 mm x 25 kg/m universal
                     beams

M321.1               straight on plan                           t         ***           ***           ***

                     Beams; 305 x 165 mm x 40 kg/m universal
                     beams

M321.2               straight on plan                           t         ***           ***           ***

                     Beams; 305 x 165 mm x 46 kg/m universal
                     beams

M321.3               straight on plan                           t         ***           ***           ***

                     Beams; 406 x 178 mm x 54 kg/m universal
                     beams

M321.4               straight on plan                           t         ***           ***           ***

--------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.4/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.4                                 E3.4 : Structural Steelwork

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     STRUCTURAL METALWORK

                     Fabrication of members for frames;
                     weldable structural steel Grade 43A to
                     BS 4360(Cont'd)

                     Beams; 406 x 178 mm x 74 kg/m universal
                     beams

M321.5               straight on plan                           t         ***           ***           ***

                     Beams; 610 x 229 mm x 140 kg/m
                     universal beams

M321.6               straight on plan                           t         ***           ***           ***

                     Beams; 127 x 64 mm channels

M321.7               straight on plan                           t         ***           ***           ***

                     Beams; 70 x 70 x 6 mm thick angles

M321.8               straight on plan                           t         ***           ***           ***

                     Fabrication of members for frames;
                     weldable structural steel Grade 43C to BS
                     4360

                     Cleat plates; 10 mm thick

M391.2               straight on plan                           t         ***           ***           ***

                     Erection of members for glazed wall
                     supports at Ground Level Grid Q; weldable structural steel Grade 43A to BS 4360

M620.1               Permanent erection                         t         ***           ***           ***

                     Site bolts; Grade 8.8

M641                 diameter not exceeding 16 mm               nr        ***           ***           ***

                     Erection of members for frames;
                     weldable structural steel Grade 43C to BS
                     4360

M620.2               Permanent erection                         t         ***           ***           ***

                     Site bolts; Grade 8.8

M642                 diameter 16 - 20 mm                        nr        ***           ***           ***

                     Erection of members for frames;
                     weldable structural steel Grade 43C to BS
                     4360

M620.3               Permanent erection                         t         ***           ***           ***

--------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.4/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.4                                 E3.4 : Structural Steelwork

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     MISCELLANEOUS METALWORK

N110                 Galvanized mild steel stairs; as
                     Drawing nr. LCC300/31/S06/009, 010, 013
                     and 014                                    t         ***           ***           ***

                     Removable proprietary steel deck
                     flooring; 2 KPa working load; including
                     accessories

N180                 to corridors                               m2        ***           ***           ***

                     ARCHITECTURAL COATINGS AND SPECIAL
                     FINISHES

                     "Monokote" two hour fire protection
                     spray paint or products having
                     equivalent functions or performance

AT970                Metal sections                             m2        ***           ***           ***

--------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.4/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.4                                 E3.4 : Structural Steelwork

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Contractor's Other Charges

                     The Contractor shall enter hereunder
                     any specific item of work or obligation
                     or thing which is necessary for the
                     execution of the Works, as required by
                     the Contract, which has been omitted
                     from or has not been separately
                     itemised in this Lump Sum Breakdown and
                     for which a separate charge is
                     required.

                     The unit of measurement for any
                     Contractor's Other Charges shall be
                     "sum", with Quantity and Rate columns
                     entered with "N/A".

--------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.4/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.4                                 E3.4 : Structural Steelwork

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Method-Related Charges

                     The Contractor shall enter hereunder
                     in detail any method related charges
                     items in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.4/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.4                                 E3.4 : Structural Steelwork

                         ITEM DESCRIPTION                            AMOUNT HK$
-------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE3.4
: Structural Steelwork

Page No. LSE3.4/1                                                       ***

Page No. LSE3.4/2                                                       ***

Page No. LSE3.4/3                                                       ***

Page No. LSE3.4/4                                                       ***

Page No. LSE3.4/5                                                       ***

-------------------------------------------------------------------------------
                                   Total of Lump Sum Item LSE3.4        ***
                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSE3.4/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.5                                   E3.5 : BWIC with Services

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     CONCRETE ANCILLARIES

                     Formwork finish; type F4

                     Horizontal

G312                 width 0.1-0.2 m                            m         ***           ***           ***

                     Vertical

G342                 width 0.1-0.2 m                            m         ***           ***           ***

                     For voids

G371                 small void depth not exceeding 0.5 m       nr        ***           ***           ***

G375                 large void depth not exceeding 0.5 m       nr        ***           ***           ***

G376                 large void depth 0.5-1 m                   nr        ***           ***           ***

                     Joints

G670                 Approved joint sealant with two
                     hour fire rating protection;
                     100 mm wide                                m         ***           ***           ***

                     Concrete accessories

                     Inserts

G831.1               linear inserts; galvanized iron
                     pipes to BS 1387 medium class, screwed
                     joints; 50 mm nominal bore; totally
                     within the concrete volume                 m         ***           ***           ***

G831.2               linear inserts; unplasticized
                     polyvinyl chloride pipes to BS
                     4660, solvent welded spigot and
                     socket joints; 200 mm nominal
                     bore; totally within the
                     concrete volume                            m         ***           ***           ***

--------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.5/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.5                                   E3.5 : BWIC with Services

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     CONCRETE ANCILLARIES

                     Concrete accessories(Cont'd)

                     Inserts(Cont'd)

G832.1               other inserts; unplasticized
                     polyvinyl chloride pipes to BS 4660,
                     solvent welded spigot and socket
                     joints; 200 mm nominal bore x 750 mm
                     long; projecting from one surface of
                     the concrete                               nr        ***           ***           ***

G832.2               other inserts; unplasticized
                     polyvinyl chloride bends; 400
                     mm nominal bore; totally within
                     the concrete volume                        nr        ***           ***           ***

G832.3               other inserts; 19 mm shank
                     diameter x 90 mm long Grade 410 shear
                     studs with 30 mm diameter x 8 mm thick
                     head through reinforced concrete slabs
                     or beams; totally within the concrete
                     volume                                     nr        ***           ***           ***

G832.4               other inserts; 12 mm diameter
                     Grade 8.8 anchor bolts with 15 kN
                     tensile strength and 24.5 kN shear
                     capacity through reinforced concrete
                     walls or columns; projecting from one
                     surface of the concrete                    nr        ***           ***           ***

G832.5               other inserts; 12 mm diameter
                     Grade 8.8 anchor bolts with 20 kN shear
                     capacity through reinforced concrete
                     walls or columns; projecting from one
                     surface of the concrete                    nr        ***           ***           ***

G832.6               other inserts; fix and cast in
                     only 2 nr. 16 mm diameter x 200
                     mm long holding down bolts
                     through reinforced concrete slabs,
                     beams, plinths or upstands;
                     projecting from one surface of
                     the concrete                               nr        ***           ***           ***

--------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.5/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.5                                   E3.5 : BWIC with Services

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     CONCRETE ANCILLARIES

                     Concrete accessories(Cont'd)

                     Inserts(Cont'd)

G832.7               other inserts; fix and cast in
                     only 4 nr. 16 mm diameter x 200 mm long
                     anchor bolts through reinforced
                     concrete slabs or beams; projecting
                     from one surface of the concrete           nr        ***           ***           ***

                     Grouting under plates

G841.1               area not exceeding 0.1 m2; 20 mm
                     thick approved non-shrink cementitious
                     grout                                      nr        ***           ***           ***

                     Grouting under base plates

G841.2               area not exceeding 0.1 m2; 20 mm
                     thick approved non-shrink cementitious
                     grout                                      nr        ***           ***           ***

                     Sealing openings with 2 hour fire-rated
                     material around sleeves

                     Openings in reinforced concrete walls,
                     slabs or beams

G999.1               area not exceeding 0.1 m2; 125 mm thick    nr        ***           ***           ***

G999.2               area not exceeding 0.1 m2; 160 mm thick    nr        ***           ***           ***

G999.3               area not exceeding 0.1 m2; 200 mm thick    nr        ***           ***           ***

G999.4               area not exceeding 0.1 m2; 225 mm thick    nr        ***           ***           ***

G999.5               area 0.1-0.5 m2; 125 mm thick              nr        ***           ***           ***

G999.6               area 0.1-0.5 m2; 160 mm thick              nr        ***           ***           ***

G999.7               area 0.1-0.5 m2; 200 mm thick              nr        ***           ***           ***

G999.8               area 0.1-0.5 m2; 600 mm thick              nr        ***           ***           ***

--------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.5/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.5                                   E3.5 : BWIC with Services

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     CONCRETE ANCILLARIES

                     Sealing openings with 2 hour fire-rated
                     material around sleeves(Cont'd)

                     Openings in reinforced concrete walls,
                     slabs or beams(Cont'd)

G999.9               area 0.5-1.0 m2; 125 mm thick              nr        ***           ***           ***

G999.10              area 0.5-1.0 m2; 160 mm thick              nr        ***           ***           ***

G999.ll              area 0.5-1.0 m2; 200 mm thick              nr        ***           ***           ***

G999.12              area 1.0-3.0 m2; 125 mm thick              nr        ***           ***           ***

G999.13              area 1.0-3.0 m2; 160 mm thick              nr        ***           ***           ***

G999.14              area 3.0-5.0 m2; 160 mm thick              nr        ***           ***           ***

G999.15              area 5.0-7.0 m2; 160 mm thick              nr        ***           ***           ***

G999.16              area 11.0-13.0 m2; 160 mm thick            nr        ***           ***           ***

                     Openings in blockwalls

G999.12              area 0.1-0.5 m2; 160 mm thick              nr        ***           ***           ***

G999.13              area 0.1-0.5 m2; 200 mm thick              nr        ***           ***           ***

--------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.5/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.5                                   E3.5 : BWIC with Services

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Contractor's Other Charges

                     The Contractor shall enter hereunder
                     any specific item of work or obligation
                     or thing which is necessary for the
                     execution of the Works, as required by
                     the Contract, which has been omitted
                     from or has not been separately
                     itemised in this Lump Sum Breakdown and
                     for which a separate charge is
                     required.

                     The unit of measurement for any
                     Contractor's Other Charges shall be
                     "sum", with Quantity and Rate columns
                     entered with "N/A".

--------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.5/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.5                                   E3.5 : BWIC with Services

ITEM CODE                      ITEM DESCRIPTION                 UNIT    QUANTITY     RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Method-Related charges

                     The Contractor shall enter hereunder in
                     detail any method related charges items
                     in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE3.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE3.5/6                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                     E3 : Station (GL X7-27/M-Q, 5.45m-15.00m)
Lump Sum Item LSE3.5                                   E3.5 : BWIC with Services

                         ITEM DESCRIPTION                            AMOUNT HK$
-------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE3.5
: BWIC with Services

Page No. LSE3.5/1                                                       ***

Page No. LSE3.5/2                                                       ***

Page No. LSE3.5/3                                                       ***

Page No. LSE3.5/4                                                       ***

Page No. LSE3.5/5                                                       ***

Page No. LSE3.5/6                                                       ***

-------------------------------------------------------------------------------
                                   Total of Lump Sum Item LSE3.5        ***
                                                                     ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSE3.5/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.1                                              E4.1 : Columns

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F250           Class: 45/20; concrete category B               m3            ***           ***            ***

               Placing of mass concrete

               Columns; concrete category B

F555           cross-sectional area exceeding
               1 m2                                            m3            ***           ***            ***

               Placing of reinforced concrete

               Columns; concrete category B

F654           cross-sectional area 0.25-1 m2                  m3            ***           ***            ***

               CONCRETE ANCILLARIES

               Formwork finish; type F4

               Concrete components of constant
               cross-section

G382.1         columns; 600 x 2000 mm (overall)                m             ***           ***            ***

G382.2         columns; 900 x 950 mm (overall)                 m             ***           ***            ***

G382.3         columns; 900 x 1350 mm                          m             ***           ***            ***

G382.4         columns; 900 x 1400 mm (overall)                m             ***           ***            ***

G382.5         columns; 900 mm diameter                        m             ***           ***            ***

G382.6         columns; 1000 x 2500 mm (overall)               m             ***           ***            ***

               Reinforcement

               Deformed high yield steel bars to
               BS 4449

G521           nominal size not exceeding 10 mm                t             ***           ***            ***

G522           nominal size 12 mm                              t             ***           ***            ***

G523           nominal size 16 mm                              t             ***           ***            ***

G524           nominal size 20 mm                              t             ***           ***            ***

G525           nominal size 25 mm                              t             ***           ***            ***

G526           nominal size 32 mm                              t             ***           ***            ***

G527           nominal size 40 mm                              t             ***           ***            ***

G528           nominal size 50 mm or greater                   t             ***           ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.1         ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.1/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.1                                              E4.1 : Columns

ITEM CODE                   ITEM DESCRIPTION                  UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Joints

               Formed surface with and including 50 mm
               thick polystyrene board joint filler
               with two hour fire rating protection

G641           average width not exceeding 0.5 m               m2            ***          ***            ***

G670           Sealed rebates or grooves; 50 mm
               wide approved sealant on backing
               rod with two hour fire rating
               protection                                      m             ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.1        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.1/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.1                                              E4.1 : Columns

ITEM CODE                      ITEM DESCRIPTION               UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.1        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.1/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.1                                              E4.1 : Columns

ITEM CODE                      ITEM DESCRIPTION               UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.1        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.1/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.1                                              E4.1 : Columns

                           ITEM DESCRIPTION                       AMOUNT HK$
----------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE4.1 : Columns

Page No. LSE4.1/1                                                    ***

Page No. LSE4.1/2                                                    ***

Page No. LSE4.1/3                                                    ***

Page No. LSE4.1/4                                                    ***

----------------------------------------------------------------------------
                             Total of Lump Sum Item LSE4.1           ***
                                                               -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.1/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.2                            E4.2 : Suspended Beams and Slabs

ITEM CODE                      ITEM DESCRIPTION               UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F250           Class: 45/20; concrete category B               m3            ***          ***            ***

               Placing of reinforced concrete

               Suspended slabs; concrete category B

F632           thickness 150-300 mm                            m3            ***          ***            ***

F634           thickness exceeding 500 mm                      m3            ***          ***            ***

               Other concrete forms; plinths; concrete
               category B

F680.1         510 x 790 x 200 mm thick                        m3            ***          ***            ***

F680.2         690 x 630 x 200 mm thick                        m3            ***          ***            ***

               CONCRETE ANCILLARIES

               Formwork finish; type F4

               Horizontal

?315           width exceeding 1.22 m                          m2            ***          ***            ***

               Vertical

G341           width not exceeding 0.l m                       m             ***          ***            ***

G342           width 0.1-0.2 m                                 m             ***          ***            ***

G343           width 0.2-0.4 m                                 m2            ***          ***            ***

               Concrete components of constant
               cross-section

G381.1         beams; 400 x 600 mm deep; integral with
               225 mm thick slab                               m             ***          ***            ***

G381.2         beams; 400 x 900 mm deep; integral with
               200 mm thick slab                               m             ***          ***            ***

G381.3         edge beams; 400 x 900 mm deep; integral
               with 200 mm thick slab                          m             ***          ***            ***

G381.4         beams; 400 x 900 mm deep; integral with
               225 mm thick slab                               m             ***          ***            ***

G381.5         beams; 500 x 900 mm deep; integral with
               200 mm thick slab                               m             ***          ***            ***

G381.6         beams; 650 x 900 mm deep; integral with
               200 mm thick slab                               m             ***          ***            ***

G381.7         beams; 700 x 900 mm deep; integral with
               200 mm thick slab                               m             ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.2        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.2/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.2                            E4.2 : Suspended Beams and Slabs

ITEM CODE                      ITEM DESCRIPTION               UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Formwork finish; type F4(Cont'd)

               Concrete components of constant
               cross-section (Cont'd)

G381.8         beams; 800 x 2630 mm deep; integral with
               200 mm thick slab                               m             ***          ***            ***

G381.9         beams; 800 x 2750 mm deep; integral with
               200 mm thick slab                               m             ***          ***            ***

G381.10        beams; 800 x 2780 mm deep; integral with
               200 mm thick slab                               m             ***          ***            ***

G381.11        beams; 900 x 600 mm deep; integral with
               225 mm thick slab                               m             ***          ***            ***

G381.12        beams; 1350 x 900 mm deep; integral with
               200 mm thick slab                               m             ***          ***            ***

               Reinforcement

               Deformed high yield steel bars to BS 4449

G521           nominal size not exceeding 10 mm                t             ***          ***            ***

G522           nominal size 12 mm                              t             ***          ***            ***

G523           nominal size 16 mm                              t             ***          ***            ***

G524           nominal size 20 mm                              t             ***          ***            ***

G525           nominal size 25 mm                              t             ***          ***            ***

G526           nominal size 32 mm                              t             ***          ***            ***

G527           nominal size 40 mm                              t             ***          ***            ***

               Joints

               Formed surface with and including 50 mm thick polystyrene board joint filler with two hour fire rating protection

G641           average width not exceeding 0.5 m               m2            ***          ***            ***

G643           width 1.67 m                                    m2            ***          ***            ***

G670.1         Sealed rebates or grooves; 50 mm wide
               approved sealant on backing rod with two
               hour fire rating protection                     m             ***          ***            ***

G670.2         Sealed rebates or grooves; 50 mm wide
               approved waterproof gasket seal with two
               hour fire rating protection                     m             ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.2        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.2/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.2                            E4.2 : Suspended Beams and Slabs

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Joints(Cont'd)

               Proprietary double dowel units; 42 mm
               diameter stainless steel Grade 316 S66
               to BS 1501: Part 3; 251.6 kN/unit
               working capacity

G682           sleeved; 500 mm long; cast into one side
               of joint, other side with and including
               43 mm diameter x 290 mm long cast in
               stainless steel Grade 304 sleeve                nr            ***          ***            ***

               Concrete accessories

               Finishing of top surfaces

G813           class U2 finishes                               m2            ***          ***            ***

               Inserts

G831           linear inserts; 90 x 90 x 8 mm thick
               cast in galvanized mild steel angles
               with and including 12 mm diameter anchor
               bars at 250 mm centres through
               reinforced slabs or beams; totally
               within the concrete volume                      m             ***          ***            ***

G832           other inserts; fix and cast in only 4
               hr. 24 mm diameter proprietary sockets
               and Grade 8.8 bolts through reinforced
               concrete slabs; projecting from one
               surface of the concrete                         nr            ***          ***            ***

               PRECAST CONCRETE

               Segmental units; designed mix class:
               45/20

               Platform edge blocks; cross-sectional
               size 250 x 130 mm; unit lengths 1,194
               mm; including 2 nr. 16 mm diameter x 200 mm long mild steel dowels and 40 Mpa non-shrink cement based grouting

H601           mass not exceeding 250 kg                       nr            ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.2        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.2/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.2                            E4.2 : Suspended Beams and Slabs

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.2        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.2/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.2                            E4.2 : Suspended Beams and Slabs

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.2        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.2/5               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.2                            E4.2 : Suspended Beams and Slabs

                         ITEM DESCRIPTION                         AMOUNT HK$
----------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE4.2 : Suspended Beams and Slabs

Page No. LSE4.2/1                                                    ***

Page No. LSE4.2/2                                                    ***

Page No. LSE4.2/3                                                    ***

Page No. LSE4.2/4                                                    ***

Page No. LSE4.2/5                                                    ***

----------------------------------------------------------------------------
                             Total of Lump Sum Item LSE4.2           ***
                                                                 -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.2/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.3                                                E4.3 : Walls

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F250           Class: 45/20; concrete category B               m3            ***          ***            ***

               Placing of reinforced concrete

               Walls; concrete category B

F642           thickness 150-300 mm                            m3            ***          ***            ***

               CONCRETE ANCILLARIES

               Formwork finish; type F5

               Horizontal

G312           width 0.1-0.2 m                                 m             ***          ***            ***

               Vertical

G342           width 0.1-0.2 m                                 m             ***          ***            ***

G344           width 0.4-1.22 m                                m2            ***          ***            ***

G345           width exceeding 1.22 m                          m2            ***          ***            ***

               Concrete components of constant
               cross-section

G386.1         intrusions; 25 (overall) x 20 mm deep           m             ***          ***            ***

G386.2         intrusions; 25 x 30 mm deep (overall)           m             ***          ***            ***

G386.3         intrusions; 100 (overall) x 20 mm deep          m             ***          ***            ***

G386.4         intrusions; 100 x 30 mm deep
               (overall)                                       m             ***          ***            ***

               Reinforcement

               Deformed high yield steel bars to
               BS 4449

G521           nominal size not exceeding 10 mm                t             ***          ***            ***

G522           nominal size 12 mm                              t             ***          ***            ***

G523           nominal size 16 mm                              t             ***          ***            ***

G524           nominal size 20 mm                              t             ***          ***            ***

G525           nominal size 25 mm                              t             ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.3        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.3/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.3                                                E4.3 : Walls

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Joints

               Formed surface plain

G631           average width not exceeding 0.5 m               m2            ***          ***            ***

               Formed surface with and including 20 mm
               thick polystyrene board joint filler
               with two hour fire rating protection

G641.1         average width not exceeding 0.5 m               m2            ***          ***            ***

               Formed surface with and including 30 mm
               thick polystyrene board joint filler
               with two hour fire rating protection

G641.2         average width not exceeding 0.5 m               m2            ***          ***            ***

G670.1         Sealed rebates or grooves; 20 mm wide
               approved sealant on backing rod with two
               hour fire rating protection                     m             ***          ***            ***

G670.2         Sealed rebates or grooves; 30 mm wide
               approved sealant on backing rod with two
               hour fire rating protection                     m             ***          ***            ***

               Dowels; 16 mm diameter mild steel bars
               to BS 4449

G682.1         sleeved; 400 mm long; cast into one side
               of joint, other side with and including
               200 mm long cast in plastic sleeve              nr            ***          ***            ***

               Dowels; 20 mm diameter mild steel bars
               to BS 4449

G682.2         sleeved; 405 mm long; cast into one side
               of joint, other side with and including
               150 mm long cast in plastic sleeve              nr            ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.3        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.3/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.3                                                E4.3 : Walls

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.3        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.3/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.3                                                E4.3 : Walls

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.3        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.3/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.3                                                E4.3 : Walls

                         ITEM DESCRIPTION                         AMOUNT HK$
----------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE4.3 : Walls

Page No. LSE4.3/1                                                    ***

Page No. LSE4.3/2                                                    ***

Page No. LSE4.3/3                                                    ***

Page No. LSE4.3/4                                                    ***

----------------------------------------------------------------------------
                              Total of Lump Sum Item LSE4.3          ***
                                                               -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.3/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.4                                 E4.4 : Structural Steelwork

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               STRUCTURAL METALWORK

               Fabrication of members for lifts
               L-2 and L-3 framing weldable structural steel
               Grade 43A to BS 4360

               Columns; 168.3 mm diameter x 10 mm thick circular hollow sections

M311.1         straight on plan                                t             ***          ***            ***

               Columns; 219.1 mm diameter x 16 mm thick circular hollow sections

M311.2         straight on plan                                t             ***          ***            ***

               Beams; 250 x 150 x 12.5 mm thick
               rectangular hollow sections

M321           straight on plan                                t             ***          ***            ***

M380.1         Anchorages and anchor bolt assemblies;
               comprising 2 nr. 16 mm diameter Grade
               8.8 anchor bolts with 40 x 25 mm
               channel, channel nut and 20 mm diameter
               anchor, and 3 nr. 200 x 250 x 10 mm
               thick plates                                    nr            ***          ***            ***

M380.2         Anchorages and shear stud assemblies;
               comprising 6 nr. 19 mm diameter x 125 mm
               long shear studs and 325 x 325 x 20 mm
               thick base plate                                nr            ***          ***            ***

M380.3         Anchorages and shear stud assemblies;
               comprising 6 nr. 19 mm diameter x 125 mm
               long shear studs and 425 x 425 x 20 mm
               thick base plate                                nr            ***          ***            ***

               Plates; 10 mm thick

M391.1         straight on plan                                t             ***          ***            ***

               Fabrication of members for glazed wall
               supports at Level 1 Grid Q; weldable
               structural steel Grade 43A to BS 4360

               Columns; 200 x 100 x 5 mm thick
               rectangular hollow sections

M311.3         straight on plan                                t             ***          ***            ***

M380.4         Anchorages and holding down bolt
               assemblies; comprising 2 nr. 16 mm
               diameter x 200 mm long Grade 4.6 bolts,
               300 x 220 x 20 mm thick base plate and 4
               nr. 60 x 60 x 10 mm thick plate washers         nr            ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.4        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.4/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.4                                 E4.4 : Structural Steelwork

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               STRUCTURAL METALWORK

               Fabrication of members for glazed wall
               supports at Level 1 Grid Q; weldable
               structural steel Grade 43A to BS
               4360(Cont'd)

M380.5         Anchorages and holding down bolt
               assemblies; comprising 4 nr. 16 mm
               diameter x 200 mm long Grade 4.6 bolts,
               380 x 150 x 20 mm thick plate and 8 nr.
               60 x 60 x 10 mm thick plate washers             nr            ***          ***            ***

               Plates; 200 x 150 x 10 mm thick

M391.2         straight on plan                                t             ***          ***            ***

               Fabrication of other members for
               hoisting hooks; weldable structural
               steel Grade 43A to BS 4360

M480           Anchorages and anchor bolt assemblies;
               comprising 4 nr. 24 mm diameter
               proprietary sockets, Grade 8.8 anchor
               bolts and 230 x 230 x 20 mm thick plates        nr            ***          ***            ***

               Erection of members for lifts L-2 and
               L-3 framing; weldable structural steel
               Grade 43A to BS 4360

M620.1         Permanent erection                              t             ***          ***            ***

               Site bolts; Grade 8.8

M642           diameter 16 - 20 mm                             nr            ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.4        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.4/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.4                                 E4.4 : Structural Steelwork

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               STRUCTURAL METALWORK

               Erection of members for glazed wall
               supports at Level 1 Grid Q; weldable
               structural steel Grade 43A to BS 4360

M620.2         Permanent erection                              t             ***          ***            ***

               Site bolts; Grade 8.8

M641           diameter not exceeding 16 mm                    nr            ***          ***            ***

               Off-Site surface treatment

M860           Hot dip galvanizing to BS 729; 85 microns       m2            ***          ***            ***

               MISCELLANEOUS METALWORK

               Stainless steel

               Bridge bearings

N169           marks TB1 and TB2; 500 x 500 x 110 mm
               high overall; guided rotation and
               translation class; constrained pot
               sliding bearing class; including bolts
               and washers                                     nr            ***          ***            ***

               ARCHITECTURAL COATINGS AND SPECIAL
               FINISHES

               "Monokote" two hour fire protection
               spray paint or products having
               equivalent functions or performance

AT970          Metal sections                                  m2            ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.4        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.4/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.4                                 E4.4 : Structural Steelwork

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.4        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.4/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.4                                 E4.4 : Structural Steelwork

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.4        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.4/5               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.4                                 E4.4 : Structural Steelwork

                         ITEM DESCRIPTION                        AMOUNT HK$
---------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE4.2 : Structural Steelwork

Page No. LSE4.4/1                                                    ***

Page No. LSE4.4/2                                                    ***

Page No. LSE4.4/3                                                    ***

Page No. LSE4.4/4                                                    ***

Page No. LSE4.4/5                                                    ***

---------------------------------------------------------------------------
                              Total of Lump Sum Item LSE4.4          ***
                                                               ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.4/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.5                                   E4.5 : BWIC with Services

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Formwork finish; type F4

               Horizontal

G312           width 0.1-0.2 m                                 m             ***          ***            ***

               Vertical

G342           width 0.1-0.2 m                                 m             ***          ***            ***

               For voids

G371           small void depth not exceeding 0.5 m            nr            ***          ***            ***

G372           small void depth 0.5-1 m                        nr            ***          ***            ***

G373           small void depth 1-2 m                          nr            ***          ***            ***

G375           large void depth not exceeding 0.5 m            nr            ***          ***            ***

               Joints

G670           Approved joint sealant with two hour
               fire rating protection; 100 mm wide             m             ***          ***            ***

               Concrete accessories

               Inserts

G831.1         linear inserts; galvanized iron pipes to
               BS 1387 medium class, screwed joints; 50
               mm nominal bore; totally within the
               concrete volume                                 m             ***          ***            ***

G831.2         linear inserts; unplasticized polyvinyl
               chloride pipes to BS 4660, solvent
               welded spigot and socket joints; 200 mm
               nominal bore; totally within the
               concrete volume                                 m             ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.5        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.5/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.5                                   E4.5 : BWIC with Services

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Concrete accessories(Cont'd)

               Inserts(Cont'd)

G832.1         other inserts; unplasticized polyvinyl
               chloride pipes to BS 4660, solvent
               welded spigot and socket joints; 200 mm
               nominal bore x 750 mm long; projecting
               from one surface of the concrete                nr            ***          ***            ***

G832.2         other inserts; unplasticized polyvinyl
               chloride bends; 400 mm nominal bore;
               totally within the concrete volume              nr            ***          ***            ***

G832.3         other inserts; fix and cast in only 2
               nr. 16 mm diameter x 200 mm long holding
               down bolts through reinforced concrete
               slabs, beams, plinths or upstands;
               projecting from one surface of the
               concrete                                        nr            ***          ***            ***

G832.4         other inserts; fix and cast in only 2
               nr. 16 mm diameter anchor bolts, 40 x 25
               mm channel, channel nut and 20 mm
               diameter anchors through reinforced
               concrete beams; projecting from one
               surface of the concrete                         nr            ***          ***            ***

G832.5         other inserts; fix and cast in only 4
               nr. 16 mm diameter x 200 mm long anchor
               bolts through reinforced concrete slabs
               or beams; projecting from one surface of
               the concrete                                    nr            ***          ***            ***

G832.6         other inserts; fix and cast in only 325
               x 325 x 20 mm thick hot dip galvanized
               Grade 43A steel base plate and 6 nr. 19
               mm diameter x 125 mm long shear studs
               through reinforced concrete slabs or
               beams; totally within the concrete
               volume                                          nr            ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.5        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.5/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.5                                   E4.5 : BWIC with Services

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Concrete accessories(Cont'd)

               Inserts(Cont'd)

G832.7         other inserts; fix and cast in only 425
               x 425 x 20 mm thick hot dip galvanized
               Grade 43A steel base plate and 6 nr. 19
               mm diameter x 125 mm long shear studs
               through reinforced concrete slabs or
               beams; totally within the concrete volume       nr            ***          ***            ***

               Grouting under plates

G841.1         area not exceeding 0.1 m2; 20 mm thick
               approved non-shrink cementitious grout          nr            ***          ***            ***

               Grouting under base plates

G841.2         area not exceeding 0.1 m2; 20 mm thick
               approved non-shrink cementitious grout          nr            ***          ***            ***

               Sealing openings with 2 hour
               fire-rated material around sleeves

               Openings in reinforced concrete
               walls, slabs or beams

G999.1         area not exceeding 0.1 m2; 175 mm thick         nr            ***          ***            ***

G999.2         area not exceeding 0.1 m2; 200 mm thick         nr            ***          ***            ***

G999.3         area not exceeding 0.1 m2; 225 mm thick         nr            ***          ***            ***

G999.4         area not exceeding 0.1 m2; 250 mm thick         nr            ***          ***            ***

G999.5         area not exceeding 0.1 m2; 600 mm thick         nr            ***          ***            ***

G999.6         area not exceeding 0.1 m2; 800 mm thick         nr            ***          ***            ***

G999.7         area not exceeding 0.1 m2; 900 mm thick         nr            ***          ***            ***

G999.8         area not exceeding 0.1 m2; 1050 mm thick        nr            ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.5        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.5/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.5                                   E4.5 : BWIC with Services

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Sealing opening with 2 hour fire-rated
               material around sleeves(Cont'd)

               Openings in reinforced concrete walls,
               slabs or beams(Cont'd)

G999.9         area not exceeding 0.1 m2; 2000 mm thick        nr            ***          ***            ***

G999.10        area 0.1-0.5 m2; 175 mm thick                   nr            ***          ***            ***

G999.ll        area 0.1-0.5 m2; 200 mm thick                   nr            ***          ***            ***

G999.12        area 1.0-3.0 m2; 200 mm thick                   nr            ***          ***            ***

               Openings in blockwalls

G999.15        area 0.1-0.5 m2; 160 mm thick                   nr            ***          ***            ***

G999.16        area 0.1-0.5 m2; 200 mm thick                   nr            ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.5        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.5/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.5                                   E4.5 : BWIC with Services

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.5        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.5/5               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.5                                   E4.5 : BWIC with Services

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE4.5        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.5/6               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E4 : Station (GL X7-27/M-Q, 15.00m-21.96m)
Lump Sum Item LSE4.5                                   E4.5 : BWIC with Services

                        ITEM DESCRIPTION                          AMOUNT HK$
----------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE4.5 : BWIC with Services

Page No. LSE4.5/1                                                    ***

Page No. LSE4.5/2                                                    ***

Page No. LSE4.5/3                                                    ***

Page No. LSE4.5/4                                                    ***

Page No. LSE4.5/5                                                    ***

Page No. LSE4.5/6                                                    ***

----------------------------------------------------------------------------
                              Total of Lump Sum Item LSE4.5          ***
                                                               -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE4.5/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.1                                              E5.1 : Columns

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F250           Class: 45/20; concrete category B               m3            ***          ***            ***

               Placing of reinforced concrete

               Columns; concrete category B

F654           cross-sectional area 0.25-1 m2                  m3            ***          ***            ***

F655           cross-sectional area exceeding 1 m2             m3            ***          ***            ***

               CONCRETE ANCILLARIES

               Formwork finish; type F4

               Concrete components of constant
               cross-section

G382.1         columns; 900 x 950 mm (overall)                 m             ***          ***            ***

G382.2         columns; 900 x 1350 mm                          m             ***          ***            ***

G382.3         columns; 900 x 1400 mm (overall)                m             ***          ***            ***

G382.4         columns; 900 mm diameter                        m             ***          ***            ***

G382.5         columns; 1000 x 1000 mm (overall)               m             ***          ***            ***

G382.6         columns; 1000 x 2500 mm (overall)               m             ***          ***            ***

               Reinforcement

               Deformed high yield steel bars to BS
               4449

G521           nominal size not exceeding to 10 mm             t             ***          ***            ***

G522           nominal size 12 mm                              t             ***          ***            ***

G523           nominal size 16 mm                              t             ***          ***            ***

G524           nominal size 20 mm                              t             ***          ***            ***

G525           nominal size 25 mm                              t             ***          ***            ***

G526           nominal size 32 mm                              t             ***          ***            ***

G527           nominal size 40 mm                              t             ***          ***            ***

G528           nominal size 50 mm or greater                   t             ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.1        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.1/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.1                                              E5.1 : Columns

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Joints

               Formed surface with and including 50 mm
               thick polystyrene board joint filler
               with two hour fire rating protection

G641           average width not exceeding 0.5 m               m2            ***          ***            ***

G670           Sealed rebates or grooves; 50 mm wide
               approved sealant on backing rod with two
               hour fire rating protection                     m             ***          ***            ***

               Concrete accessories

               Inserts

G832.1         other inserts; 500 x 400 x 20 mm thick
               Grade 43C cast in steel plates (CP3) to
               BS 4360 with and including 4 nr. 19 mm
               diameter x 100 mm long Grade 410 shear
               studs through reinforced concrete
               columns; totally within the concrete
               volume; curved cylindrical to one radius
               in one plane, radius 0.5 m                      nr            ***          ***            ***

G832.2         other inserts; 500 x 550 x 20 mm thick
               Grade 43C cast in steel plates (CP8) to
               BS 4360 with and including 8 nr. 19 mm
               diameter x 100 mm long Grade 410 shear
               studs through reinforced concrete
               columns; totally within the concrete
               volume                                          nr            ***          ***            ***

G832.3         other inserts; 500 x 550 x 20 mm thick
               Grade 43C cast in steel plates (CP5) to
               BS 4360 with and including 8 nr. 19 mm
               diameter x 100 mm long Grade 410 shear
               studs through reinforced concrete
               columns; totally within the concrete
               volume; curved cylindrical to one radius
               in one plane, radius 0.5 m                      nr            ***          ***            ***

G832.4         other inserts; 16 mm diameter x 300 mm
               long Grade 4.6 hot dip galvanized rods
               through reinforced concrete columns;
               projecting from one surface of the concrete     nr            ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.1        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.1/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.1                                              E5.1 : Columns

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               ARCHITECTURAL COATINGS AND SPECIAL
               FINISHERS

               "Monokote" two hour fire protection
               spray paint or products having
               equivalent functions or performance

AT970          Metal sections                                  m2            ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.1        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.1/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.1                                              E5.1 : Columns

ITEM CODE                      ITEM DESCRIPTION               UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.1        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.1/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.1                                              E5.1 : Columns

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.1        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.1/5               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.1                                              E5.1 : Columns

                         ITEM DESCRIPTION                         AMOUNT HK$
----------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE5.1: Columns

Page No. LSE5.1/1                                                    ***

Page No. LSE5.1/2                                                    ***

Page No. LSE5.1/3                                                    ***

Page No. LSE5.1/4                                                    ***

Page No. LSE5.1/5                                                    ***

----------------------------------------------------------------------------
                              Total of Lump Sum Item LSE5.1          ***
                                                               -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.1/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.2                            E5.2 : Suspended Beams and Slabs

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F250           Class: 45/20; concrete category B               m3            ***           ***           ***

               Placing of reinforced concrete

               Suspended slabs; concrete category B

F632           thickness 150-300 mm                            m3            ***           ***           ***

F633           thickness 300-500 mm                            m3            ***           ***           ***

F634           thickness exceeding 500 mm                      m3            ***           ***           ***

F635           cross-sectional area exceeding 1 m2             m3            ***           ***           ***

               CONCRETE ANCILLARIES

               Formwork finish; type F4

               Horizontal

G315           width exceeding 1.22m                           m2            ***           ***           ***

               Vertical

G341           width not exceeding 0.l m                       m             ***           ***           ***

               Concrete components of constant
               cross-section

G381.1         beams; 200 x 500 mm deep; integral with
               200 mm thick slab                               m             ***           ***           ***

G381.2         beams; 400 x 900 mm deep; integral with
               200 mm thick slab                               m             ***           ***           ***

G381.3         edge beams; 400 x 900 mm deep; integral
               with 200 mm thick slab                          m             ***           ***           ***

G381.4         beams; 650 x 900 mm deep; integral with
               200 mm thick slab                               m             ***           ***           ***

G381.5         beams; 700 x 900 mm deep; integral with
               200 mm thick slab                               m             ***           ***           ***

G381.6         beams; 900 x 600 mm deep; integral with
               200 mm thick slab                               m             ***           ***           ***

G381.7         beams; 1175 x 900 mm deep; integral with
               200 mm thick slab                               m             ***           ***           ***

G381.8         beams; 1350 x 900 mm deep; integral with
               200 mm thick slab                               m             ***           ***           ***

G381.9         beams; 1500 x 900 mm deep; integral with
               200 mm thick slab                               m             ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.2        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.2/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.2                            E5.2 : Suspended Beams and Slabs

ITEM CODE                      ITEM DESCRIPTION                 UNIT      QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Formwork finish; type F4(Cont'd)

               Concrete components of constant
               cross-section(Cont'd)

G381.10        beams; 2500 x 1200 mm deep; integral
               with 600 mm thick slab                          m             ***          ***            ***

               Reinforcement

               Deformed high yield steel bars to BS
               4449

G521           nominal size not exceeding 10 mm                t             ***          ***            ***

G522           nominal size 12 mm                              t             ***          ***            ***

G523           nominal size 16 mm                              t             ***          ***            ***

G524           nominal size 20 mm                              t             ***          ***            ***

G525           nominal size 25 mm                              t             ***          ***            ***

G526           nominal size 32 mm                              t             ***          ***            ***

G527           nominal size 40 mm                              t             ***          ***            ***

               CONCRETE ANCILLARIES

               Joints

               Formed surface with and including 50 mm
               thick polystyrene board joint filler
               with two hour fire rating protection

G641           average width not exceeding 0.5 m               m2            ***          ***            ***

G670           Sealed rebates or grooves; 50 mm wide
               approved sealant on backing rod with two
               hour fire rating protection                     m             ***          ***            ***

               Concrete accessories

               Finishing of top surfaces

G813           class U2 finishes                               m2            ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.2        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.2/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.2                            E5.2 : Suspended Beams and Slabs

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Concrete accessories

               Inserts

G831           linear inserts; 90 x 90 x 8 mm thick
               cast in galvanized mild steel angles
               with and including 12 mm diameter
               anchor bars at 250 mm centres through
               reinforced concrete slabs or beams;
               totally within the concrete volume              m             ***          ***            ***

G832           other inserts; fix and cast in only
               4 nr. 24 mm diameter proprietary sockets
               and Grade 8.8 bolts through reinforced
               concrete slabs; projecting from one
               surface of the concrete                         nr            ***          ***            ***

               WATERPROOFING

               Damp proofing

               Waterproofing membrane system;
               comprising two component solvent free
               epoxy coating, one component
               polyurethane adhesive primer and two
               component solvent free polyurethane
               elastic waterproof coating; minimum 2 mm thick; as Appendix AA to Particular
               Specification, section J30 and as
               Drawing LCC300/31/ A31/401

W131           Upper surfaces inclined at an angle
               not exceeding 30 degrees to the
               horizontal                                      m2            ***          ***            ***

W133           Surfaces inclined at an angle exceeding
               60 degrees to the horizontal                    m2            ***          ***            ***

W137           surfaces of with 300mm - 1m                     m             ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.2        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                 LSE5.2/3               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.2                            E5.2 : Suspended Beams and Slabs

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.2        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.2/4              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.2                            E5.2 : Suspended Beams and Slabs

ITEM CODE                      ITEM DESCRIPTION               UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.2        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.2/5               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.2                            E5.2 : Suspended Beams and Slabs

                         ITEM DESCRIPTION                         AMOUNT HK$
----------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE5.2: Suspended Beams and Slabs

Page No. LSE5.2/1                                                    ***

Page No. LSE5.2/2                                                    ***

Page No. LSE5.2/3                                                    ***

Page No. LSE5.2/4                                                    ***

Page No. LSE5.2/5                                                    ***

----------------------------------------------------------------------------
                              Total of Lump Sum Item LSE5.2          ***
                                                               -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.2/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.3                                                E5.3 : Walls

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F250           Class: 45/20; concrete category B               m3            ***          ***            ***

               Placing of reinforced concrete

               Walls; concrete category B

F642           thickness 150-300 mm                            m3            ***          ***            ***

F643           thickness 300-500 mm                            m3            ***          ***            ***

               CONCRETE ANCILLARIES

               Formwork finish; type F5

               Horizontal

G312           width 0.1-0.2 m                                 m             ***          ***            ***

               Vertical

G342           width 0.1-0.2 m                                 m             ***          ***            ***

G343           width 0.2-0.4 m                                 m2            ***          ***            ***

G344           width 0.4-1.22 m                                m2            ***          ***            ***

G345           width exceeding 1.22 m                          m2            ***          ***            ***

               Concrete components of constant
               cross-section

G386.1         intrusions; 25 (overall) x 20 mm deep           m             ***          ***            ***

G386.2         intrusions; 25 x 30 mm deep (overall)           m             ***          ***            ***

G386.3         intrusions; 100 (overall) x 20 mm deep          m             ***          ***            ***

G386.4         intrusions; 100 x 30 mm deep (overall)          m             ***          ***            ***

               Reinforcement

               Deformed high yield steel bars to BS
               4449

G521           nominal size not exceeding 10 mm                t             ***          ***            ***

G522           nominal size 12 mm                              t             ***          ***            ***

G523           nominal size 16 mm                              t             ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.3        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.3/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.3                                                E5.3 : Walls

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Reinforcement (Cont'd)

               Deformed high yield steel bars to BS
               4449 (Cont'd)

G524           nominal size 20 mm                              t             ***          ***            ***

G525           nominal size 25 mm                              t             ***          ***            ***

               Joints

               Formed surface plain

G631           average width not exceeding 0.5 m               m2            ***          ***            ***

               Formed surface with and including 20 mm
               thick polystyrene board joint filler
               with two hour fire rating protection

G641.1         average width not exceeding 0.5 m               m2            ***          ***            ***

               Formed surface with and including 30 mm
               thick polystyrene board joint filler
               with two hour fire rating protection

G641.2         average width not exceeding 0.5 m               m2            ***          ***            ***

G670.1         Sealed rebates or grooves; 20 mm wide
               approved sealant on backing rod with two
               hour fire rating protection                     m             ***          ***            ***

G670.2         Sealed rebates or grooves; 30 mm wide
               approved sealant on backing rod with two
               hour fire rating protection                     m             ***          ***            ***

               Dowels; 10 mm diameter mild steel bars
               to BS 4449

G682.1         sleeved; 400 mm long; cast into one side
               of joint, other side with and including
               200 mm long cast in plastic sleeve              nr            ***          ***            ***

               Dowels; 16 mm diameter mild steel bars
               to BS 4449

G682.2         sleeved; 400 mm long; cast into one side
               of joint, other side with and including
               200 mm long cast in plastic sleeve              nr            ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.3        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.3/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.3                                                E5.3 : Walls

ITEM CODE                      ITEM DESCRIPTION                 UNIT      QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Joints(Cont'd)

               Dowels; 20 mm diameter mild steel bars
               to BS 4449

G682.3         sleeved; 405 mm long; cast into one side
               of joint, other side with and including
               150 mm long cast in plastic sleeve              nr            ***           ***           ***

               Concrete accessories

               Inserts

G832.1         other inserts; 200 x 400 x 20 mm thick
               Grade 43C cast in steel plates (CP4) to
               BS 4360 with and including 3 nr. 19 mm
               diameter x 100 mm long Grade 410 shear
               studs through reinforced concrete ribs
               or walls; projecting from one surface of
               the concrete                                    nr            ***           ***           ***

G832.2         other inserts; 150 x 275 x 30 mm thick
               Grade 50B cast in hot dip galvanized
               steel plates through reinforced concrete
               ribs or walls; including forming 65 mm
               diameter hole; projecting from one
               surface of the concrete                         nr            ***           ***           ***

G832.3         other inserts; 4 nr. 39 mm diameter x
               800 mm long cast in bolts with and
               including nuts and washers; through
               reinforced concrete ribs or walls;
               projecting from one surface of the
               concrete                                        nr            ***           ***           ***

               ARCHITECTURAL COATINGS AND SPECIAL
               FINISHES

               "Monokote" two hour fire protection
               spray paint or products having
               equivalent functions or performance

AT970          Metal sections                                  m2            ***           ***           ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.3        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.3/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.3                                                E5.3 : Walls

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.3        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.3/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.3                                                E5.3 : Walls

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.3        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.3/5               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.3                                                E5.3 : Walls

                         ITEM DESCRIPTION                         AMOUNT HK$
----------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE5.3 : Walls

Page No. LSE5.3/1                                                    ***

Page No. LSE5.3/2                                                    ***

Page No. LSE5.3/3                                                    ***

Page No. LSE5.3/4                                                    ***

Page No. LSE5.3/5                                                    ***

----------------------------------------------------------------------------
                                  Total of Lump Sum Item LSE5.3      ***
                                                               -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.3/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.4                                 E5.4 : Structural Steelwork

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               STRUCTURAL METALWORK

               Fabrication of members for lifts L-2 and L-3 framing; weldable structural steel to BS 4360: Grade 43A

               Columns; 168.3 mm diameter x 10 mm thick circular hollow sections

M311.1         straight on plan                                t             ***          ***            ***

               Columns; 219.1 mm diameter x 16 mm thick circular hollow sections

M311.2         straight on plan                                t             ***          ***            ***

               Beams; 250 x 150 x 12.5 mm thick
               rectangular hollow sections

M321.1         straight on plan                                t             ***          ***            ***

M380.1         Anchorages and anchor bolt assemblies;
               comprising 2 nr. 16 mm diameter Grade
               8.8 anchor bolts with 40 x 25 mm
               channel, channel nut and 20 mm diameter
               anchor, and 3 nr. 200 x 250 x 10 mm
               thick plates                                    nr            ***          ***            ***

               Plates; 10 mm thick

M391.1         straight on plan                                t             ***          ***            ***

               Fabrication of members for track overrun evacuation walkways; weldable structural steel to BS Grade 43A; hot dip galvanized to BS 729

               Beams; 75 x 75 x 8 mm thick angles

M321.2         straight on plan                                t             ***          ***            ***

               Beams; 90 x 90 x 8 mm thick angles

M321.3         straight on plan                                t             ***          ***            ***

               Beams; 100 x 65 x 8 mm thick angles

M321.4         straight on plan                                t             ***          ***            ***

               Bracings; 90 x 90 x 8 mm thick angles

M361.1         straight on plan                                t             ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.4        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.4/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.4                                 E5.4 : Structural Steelwork

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               STRUCTURAL METALWORK

               Fabrication of members for track overrun evacuation walkways; weldable structural steel to BS 4360; Grade 43A; hot dip galvanized to BS 729(Cont'd)

M380.2         Anchorages and anchor bolt assemblies;
               comprising 2 nr. 12 mm diameter Grade
               8.8 anchor bolts and 300 x 150 x 10 mm
               thick base plate                                nr            ***          ***            ***

M380.3         Anchorages and anchor bolt assemblies;
               comprising 2 nr. 12 mm diameter Grade
               8.8 anchor bolts and 300 x 300 x 10 mm
               thick base plate                                nr            ***          ***            ***

               Fabrication of members for platform
               screen door supports; weldable structural steel to BS 4360; Grade 43A; hot dip galvanized to BS 729

               Beams; 203 x 133 mm x 25 kg/m universal
               beams

M321.5         straight on plan                                t             ***          ***            ***

               Beams; 200 x 200 x 8 mm thick square
               hollow sections

M321.6         straight on plan                                t             ***          ***            ***

               Hangers; 200 x 200 x 8 mm thick square
               hollow sections

M361.2         straight on plan                                t             ***          ***            ***

               Bracings; 100 x 100 x 5 mm thick square
               hollow sections

M361.3         straight on plan                                t             ***          ***            ***

M380.4         Anchorages and stud assemblies;
               comprising 2 nr. 19 mm diameter x 100 mm
               long welded studs and 200 x 300 x 20 mm
               thick plate                                     nr            ***          ***            ***

               Plates; 10 mm thick

M391.2         straight on plan                                t             ***          ***            ***

               Plates; 12 mm thick

M391.3         straight on plan                                t             ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.4        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.4/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.4                                                E5.4 : Walls

ITEM CODE                    ITEM DESCRIPTION                 UNIT        QUANTITY      RATE HK$      AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
               STRUCTURAL METALWORK

               Fabrication of other members for
               hoisting hooks; weldable structural
               steel to BS 4360; Grade 43A

M480           Anchorages and anchor bolt assembles;
               comprising 4 nr. 24 mm diameter
               proprietary sockets, Grade 8.8 anchor
               bolts and 230 x 230 x 20 mm thick plates        nr            ***          ***            ***

               Erection of members for lifts L-2 and
               L-3 framing; weldable structural steel
               to BS 4360; Grade 43A

M620.1         Permanent erection                              t             ***          ***            ***

               Site bolts; Grade 8.8

M642           diameter 16 - 20 mm                             nr            ***          ***            ***

               Erection of members for track overrun
               evacuation walkways; weldable structural steel to BS 4360; Grade 43A; hot dip galvanized to BS 729

M620.2         Permanent erection                              t             ***          ***            ***

               Site bolts; Grade 8.8

M641.1         diameter not exceeding 16 mm                    nr            ***          ***            ***

               Erection of members for platform screen
               door supports; weldable structural steel to BS 4360; Grade 43A; hot dip galvanized to BS 729

M620.3         Permanent erection                              t             ***          ***            ***

               Site bolts; Grade 8.8

M641.2         diameter not exceeding 16 mm                    nr            ***          ***            ***

               Off-Site surface treatment

M860           Hot dip galvanizing to BS 729; 85
               microns                                         m2            ***          ***            ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE5.4        ***
                                                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE5.4/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.4                                 E5.4 : Structural Steelwork

ITEM CODE                           ITEM DESCRIPTION                    UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   MISCELLANEOUS METALWORK

                   Hot dip galvanized steel; Grade
                   43A; Sa 2 1/2 surface preparation
                   in accordance with Swedish
                   Standard SIS 05 5900

N170               Plate flooring; 6 mm thick chequer
                   plate                                                m2        ***       ***        ***

                   Stainless Steel

N190               Antenna at Stairs 3 to 6;
                   comprising 200 mm and 300 mm
                   diameter circular hollow section
                   antenna, 150 x 150 x 10 mm thick
                   square hollow section supports,
                   cap plates, 350 x 350 x 30 mm
                   thick plates and 24 mm diameter
                   Grade 8.8 bolts with plate washers                   m         ***       ***        ***

                   FLEXIBLE SHEETING AND TILING

                   Rubber nosings; rectangular hollow
                   section; compressible to 20 mm;
                   including fixing to metal

AT400              50 mm deep x 106 mm wide; rounded
                   at two exposed corners                               m         ***       ***        ***

                   ARCHITECTURAL COATINGS AND SPECIAL
                   FINISHES

                   "Monokote" two hour fire
                   protection spray paint or products
                   having equivalent functions or
                   performance

AT970              Metal sections                                       m2        ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE5.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE5.4/4              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.4                                 E5.4 : Structural Steelwork

ITEM CODE                           ITEM DESCRIPTION                    UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   GENERAL ITEMS

                   Contractor's Other Charges

                   The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

                   The unit of measurement for any Contractor's
                   Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE5.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  LSE5.4/5             Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.4                                 E5.4 : Structural Steelwork

ITEM CODE                           ITEM DESCRIPTION                    UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   GENERAL ITEMS

                   Method-Related Charges

                   The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE5.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  LSE5.4/6             Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.4                                 E5.4 : Structural Steelwork

                                    ITEM DESCRIPTION                                               AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE5.4 : Structural Steelwork

Page No. LSE5.4/1                                                                                     ***

Page No. LSE5.4/2                                                                                     ***

Page No. LSE5.4/3                                                                                     ***

Page No. LSE5.4/4                                                                                     ***

Page No. LSE5.4/5                                                                                     ***

Page No. LSE5.4/6                                                                                     ***

-------------------------------------------------------------------------------------------------------------
                                                                 Total of Lump Sum Item LSE5.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  LSE5.4/COL/1         Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.5                                   E5.5 : BWIC with Services

ITEM CODE                           ITEM DESCRIPTION                    UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   CONCRETE ANCILLARIES

                   Formwork finish; type F4

                   Horizontal

G312               width 0.1-0.2 m                                      m         ***       ***        ***

                   Vertical

G342               width 0.1-0.2 m                                      m         ***       ***        ***

                   For voids

G371               small void depth not exceeding 0.5 m                 nr        ***       ***        ***

G375               large void depth not exceeding 0.5 m                 nr        ***       ***        ***

                   Joints

G670               Approved joint sealant with two hour fire rating
                   protection; 100 mm wide                              m         ***       ***        ***

                   Concrete accessories

                   Inserts

G831.1             linear inserts; galvanized iron pipes to BS 1387
                   medium class, screwed joints; 50 mm nominal bore;
                   totally within the concrete volume                   m         ***       ***        ***

G831.2             linear inserts; unplasticized polyvinyl chloride
                   pipes to BS 4660, solvent welded spigot and
                   socket joints; 200 mm nominal bore; totally
                   within the concrete volume                           m         ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE5.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  LSE5.5/1             Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.5                                   E5.5 : BWIC with Services

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   CONCRETE ANCILLARIES

                   Concrete accessories(Cont'd)

                   Inserts(Cont'd )

G832.1             other inserts; unplasticized polyvinyl chloride
                   pipes to BS 4660, solvent welded spigot and
                   socket joints; 200 mm nominal bore x 750 mm long;
                   projecting from one surface of the concrete         nr        ***       ***        ***

G832.2             other inserts; unplasticized polyvinyl chloride
                   bends; 400 mm nominal bore; totally within the
                   concrete volume                                     nr        ***       ***        ***

G832.3             other inserts; fix and cast in only 2 nr. 12 mm
                   diameter anchor bolts through reinforced concrete
                   walls; projecting from one surface of the
                   concrete                                            nr        ***       ***        ***

G832.4             other inserts; fix and cast in only 2 nr. 16 mm
                   diameter anchor bolts, 40 x 25 mm channel,
                   channel nut and 20 mm diameter anchors through
                   reinforced concrete beams; projecting from one
                   surface of the concrete                             nr        ***       ***        ***

G832.5             other inserts; fix and cast in only 4 nr. 24 mm
                   diameter x 450 mm long anchor bolts through
                   reinforced concrete walls; projecting from one
                   surface of the concrete                             nr        ***       ***        ***

G832.6             other inserts; fix and cast in only 2 nr. 19 mm
                   diameter x 100 mm long studs through reinforced
                   concrete beams; projecting from one surface of
                   the concrete                                        nr        ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE5.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE5.5/2              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.5                                   E5.5 : BWIC with Services

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   CONCRETE ANCILLARIES

                   Concrete accessories(Cont'd)

                   Grouting under plates

G842               area 0.1-0.5 m2; 20 mm thick approved non-shrink
                   cementitious grout                                  nr        ***       ***        ***

                   Sealing openings with 2 hour fire-rated material around sleeves

                   Openings in reinforced concrete walls, slabs or beams

G999.1             area not exceeding 0.1 m2; 175 mm thick             nr        ***       ***        ***

G999.2             area not exceeding 0.1 m2; 200 mm thick             nr        ***       ***        ***

G999.3             area not exceeding 0.1 m2; 250 mm thick             nr        ***       ***        ***

G999.4             area 0.1-0.5 m2; 160 mm thick                       nr        ***       ***        ***

G999.5             area 0.1-0.5 m2; 175 mm thick                       nr        ***       ***        ***

G999.6             area 0.1-0.5 m2; 200 mm thick                       nr        ***       ***        ***

G999.7             area 0.1-0.5 m2; 250 mm thick                       nr        ***       ***        ***

G999.8             area 0.5-1.0 m2; 160 mm thick                       nr        ***       ***        ***

G999.9             area 0.5-1.0 m2; 175 mm thick                       nr        ***       ***        ***

G999.10            area 0.5-1.0 m2; 200 mm thick                       nr        ***       ***        ***

G999.11            area 1.0-3.0 m2; 160 mm thick                       nr        ***       ***        ***

G999.12            area 1.0-3.0 m2; 200 mm thick                       nr        ***       ***        ***

G999.13            area 5.0-7.0 m2; 175 mm thick                       nr        ***       ***        ***

                   Openings in blockwalls

G999.14            area 0.1-0.5 m2; 160 mm thick                       nr        ***       ***        ***

G999.15            area 0.1-0.5 m2; 200 mm thick                       nr        ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE5.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE5.5/3              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.5                                   E5.5 : BWIC with Services

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   GENERAL ITEMS

                   Contractor's Other Charges

                   The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

                   The unit of measurement for any Contractor's
                   Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE5.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE5.5/4              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.5                                   E5.5 : BWIC with Services

ITEM CODE                           ITEM DESCRIPTION                    UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   GENERAL ITEMS

                   Method-Related Charges

                   The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE5.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE5.5/5              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X7-27/M-Q, 21.96m-28.82m)
Lump Sum Item LSE5.5                                   E5.5 : BWIC with Services

                                    ITEM DESCRIPTION                                               AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE5.5 : BWIC with Services

Page No. LSE5.5/1                                                                                     ***

page No. LSE5.5/2                                                                                     ***

Page No. LSE5.5/3                                                                                     ***

Page No. LSE5.5/4                                                                                     ***

Page No. LSE5.5/5                                                                                     ***

-------------------------------------------------------------------------------------------------------------
                                                                 Total of Lump Sum Item LSE5.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE5.5/COL/1          Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E5 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.1                                              E6.1 : Columns

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   IN SITU CONCRETE

                   Provision of concrete designed mix

F250               Class: 45/20; concrete category B                   m3        ***       ***        ***

                   Placing of reinforced concrete

                   Columns; concrete category B

F654               cross-sectional area 0.25-1 m2                      m3        ***       ***        ***

                   CONCRETE ANCILLARIES

                   Formwork finish; type F4

                   Concrete components of constant cross-section

G382.1             columns; 800 x 900 mm (overall)                     m         ***       ***        ***

G382.2             columns; 800 x 1300 mm (overall)                    m         ***       ***        ***

G382.2             columns; 800 mm diameter                            m         ***       ***        ***

                   Reinforcement

                   Deformed high yield steel bars to BS 4449

G521               nominal size not exceeding 10 mm                    t         ***       ***        ***

G522               nominal size 12 mm                                  t         ***       ***        ***

G523               nominal size 16 mm                                  t         ***       ***        ***

G524               nominal size 20 mm                                  t         ***       ***        ***

G525               nominal size 25 mm                                  t         ***       ***        ***

GS26               nominal size 32 mm                                  t         ***       ***        ***

G527               nominal size 40 mm                                  t         ***       ***        ***

G528               nominal size 50 mm or greater                       t         ***       ***        ***

                   Joints

                   Formed surface with and including 50 mm thick polystyrene board joint filler with two hour fire rating protection

G641               average width not exceeding 0.5 m                   m2        ***       ***        ***

G670               Sealed rebates or grooves; 50 mm wide approved
                   sealant on backing rod with two hour fire rating
                   protection                                          m         ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.1        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.1/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.1                                              E6.1 : Columns

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   CONCRETE ANCILLARIES

                   Concrete accessories

                   Inserts

G832.1             other inserts; 500 x 550 x 20 mm thick Grade 43C
                   cast in steel plates (CP8) to BS 4360 with and
                   including 8 nr. 19 mm diameter x 100 mm long
                   Grade 410 shear studs through reinforced concrete
                   columns; totally within the concrete volume         nr        ***       ***        ***

G832.2             other inserts; 500 x 550 x 20 mm thick Grade 43C
                   cast in steel plates (CP6 or CP7) to BS 4360 with
                   and including 8 nr. 19 mm diameter x 100 mm long
                   Grade 410 shear studs through reinforced concrete
                   columns; totally within the concrete volume;
                   curved cylindrical to one radius in one plane,
                   radius 0.4 m                                        nr        ***       ***        ***

                   ARCHITECTURAL COATINGS AND SPECIAL FINISHES

                   "Monokote" two hour fire protection spray paint or products having equivalent functions or performance

AT970              Metal sections                                      m2        ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.1        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.1/2              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.1                                              E6.1 : Columns

ITEM CODE                           ITEM DESCRIPTION                    UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   GENERAL ITEMS

                   Contractor's Other Charges

                   The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

                   The unit of measurement for any Contractor's
                   Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.1        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.1/3              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.1                                              E6.1 : Columns

ITEM CODE                           ITEM DESCRIPTION                    UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   GENERAL ITEMS

                   Method-Related Charges

                   The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.1        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.1/4              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.1                                              E6.1 : Columns

                                    ITEM DESCRIPTION                                               AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE6.1 : Columns

page No. LSE6.1/1                                                                                     ***

Page No. LSE6.1/2                                                                                     ***

page No. LSE6.1/3                                                                                     ***

Page No. LSE6.1/4                                                                                     ***

-------------------------------------------------------------------------------------------------------------
                                                                 Total of Lump Sum Item LSE6.1        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE6.1/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.2                            E6.2 : Suspended Beams and Slabs

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   IN SITU CONCRETE

                   Provision of concrete designed mix

F250               Class: 45/20; concrete category B                   m3        ***       ***        ***

                   Placing of reinforced concrete

                   Suspended slabs; concrete category B

F631               thickness not exceeding 150 mm                      m3        ***       ***        ***

F632               thickness 150-300 mm                                m3        ***       ***        ***

F634               thickness exceeding 500 mm                          m3        ***       ***        ***

                   CONCRETE ANCILLARIES

                   Formwork finish: type F4

                   Horizontal

G315               width exceeding 1.22 m                              m2        ***       ***        ***

                   Vertical

G341               width not exceeding 0.l m                           m         ***       ***        ***

G342               width 0.1-0.2 m                                     m         ***       ***        ***

                   Curved cylindrical to one radius in one plane;
                   radius 28.941 m

G355               width exceeding 1.22 m                              m2        ***       ***        ***

                   Concrete components of constant
                   cross-section

G381.1             edge beams; 200 x 1500 mm deep;
                   integral with 200 mm thick slab                     m         ***       ***        ***

G381.2             beams; 400 x 700 mm deep;
                   integral with 150 mm thick slab                     m         ***       ***        ***

G381.3             edge beams; 400 x 700 mm deep;
                   integral with 150 mm thick slab                     m         ***       ***        ***

G381.4             beams; 425 x 700 mm deep;
                   integral with 150 mm thick slab                     m         ***       ***        ***

G381.5             edge beams; 600 x 700 mm deep;
                   integral with 150 mm thick slab                     m         ***       ***        ***

G381.6             beams; 725 x 700 mm deep;
                   integral with 150 mm thick slab                     m         ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.2        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.2/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.2                            E6.2 : Suspended Beams and Slabs

ITEM CODE                           ITEM DESCRIPTION                   UNIT    QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   CONCRETE ANCILLARIES

                   Formwork finish; type F4(Cont'd)

                   Concrete components of constant
                   cross-section(Cont'd)

G381.7             beams; 900 x 700 mm deep;
                   integral with 150 mm thick slab                     m         ***       ***        ***

G381.8             edge beams; 950 x 600 mm deep;
                   integral with 200 mm thick slab                     m         ***       ***        ***

G381.9             beams; 1500 x 700 mm deep;
                   integral with 150 mm thick slab                     m         ***       ***        ***

                   Reinforcement

                   Deformed high yield steel bars to BS 4449

G521               nominal size not exceeding 10 mm                    t         ***       ***        ***

G522               nominal size 12 mm                                  t         ***       ***        ***

G523               nominal size 16 mm                                  t         ***       ***        ***

G524               nominal size 20 mm                                  t         ***       ***        ***

G525               nominal size 25 mm                                  t         ***       ***        ***

G526               nominal size 32 mm                                  t         ***       ***        ***

G527               nominal size 40 mm                                  t         ***       ***        ***

                   Steel fabric to BS 4483

G566               nominal mass 6-7 kg/m2; fabric
                   reference A393                                      m2        ***       ***        ***

                   Joints

                   Formed surface with and including 50 mm thick polystyrene board joint filler with two hour fire rating protection

G641               average width not exceeding 0.5 m                   m2        ***       ***        ***

G670               Sealed rebates or grooves; 50 mm
                   wide approved sealant on backing
                   rod with two hour fire rating
                   protection                                          m         ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.2        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.2/2              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.2                            E6.2 : Suspended Beams and Slabs

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   CONCRETE ANCILLARIES

                   Concrete accessories

                   Finishing of top surfaces

G813               class U2 finishes                                   m2        ***       ***        ***

                   Inserts

G831               linear inserts; 90 x 90 x 8 mm thick cast in
                   galvanized mild steel angles with and including
                   12 mm diameter anchor bars at 250 mm centres
                   through reinforced concrete slabs or beams;
                   totally within the concrete volume                  m         ***       ***        ***

G832               other inserts; fix and cast in only 4 nr. 24 mm
                   diameter proprietary sockets and Grade 8.8 bolts
                   through reinforced concrete slabs; projecting
                   from one surface of the concrete                    nr        ***       ***        ***

                   MISCELLANEOUS METALWORK

                   Galvanized steel

                   "Bondek II" profiled sheeting or products having equivalent functions or performance; 0.75 mm thick; with 55 mm overall high embossed dovetail ribs and 28 mm wide flutes

N170               under suspended concrete slabs                      m2        ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.2        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.2/3              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.2                            E6.2 : Suspended Beams and Slabs

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   GENERAL ITEMS

                   Contractor's Other Charges

                   The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

                   The unit of measurement for any Contractor's
                   Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.2        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.2/4              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.2                            E6.2 : Suspended Beams and Slabs

ITEM CODE                           ITEM DESCRIPTION                   UNIT    QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   GENERAL ITEMS

                   Method-Related Charges

                   The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.2        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.2/5              Contract No. LCC-300

Contract No. LCC-300
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.2                            E6.2 : Suspended Beams and Slabs

                                    ITEM DESCRIPTION                                               AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE6.2: Suspended Beams and Slabs

Page No. LSE6.2/1                                                                                     ***

Page No. LSE6.2/2                                                                                     ***

Page No. LSE6.2/3                                                                                     ***

Page No. LSE6.2/4                                                                                     ***

Page No. LSE6.2/5                                                                                     ***

-------------------------------------------------------------------------------------------------------------
                                                                 Total of Lump Sum Item LSE6.2        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.2/COL/1          Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.3                                                E6.3 : Walls

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY
-------------------------------------------------------------------------------------------------------------
                   IN SITU CONCRETE

                   Provision of concrete designed mix

F250               Class: 45/20; concrete category B                   m3        ***       ***        ***

                   Placing of reinforced concrete

                   Walls; concrete category B

F642               thickness 150-300 mm                                m3        ***       ***        ***

                   CONCRETE ANCILLARIES

                   Formwork finish: type F5

                   Horizontal

G312               width 0.1-0.2 m                                     m         ***       ***        ***

                   Vertical

G342               width 0.1-0.2 m                                     m         ***       ***        ***

G344               width 0.4-1.22 m                                    m2        ***       ***        ***

G345               width exceeding 1.22 m                              m2        ***       ***        ***

                   Concrete components of constant
                   cross-section

G386.1             intrusions; 25 (overall) x 20 mm deep               m         ***       ***        ***

G386.2             intrusions; 25 x 30 mm deep (overall)               m         ***       ***        ***

G386.3             intrusions; 100 (overall) x 20 mm deep              m         ***       ***        ***

G386.4             intrusions; 100 x 30 mm deep (overall)              m         ***       ***        ***

                   Reinforcement

                   Deformed high yield steel bars to BS 4449

G521               nominal size not exceeding 10 mm                    t         ***       ***        ***

G522               nominal size 12 mm                                  t         ***       ***        ***

G523               nominal size 16 mm                                  t         ***       ***        ***

G524               nominal size 20 mm                                  t         ***       ***        ***

G525               nominal size 25 mm                                  t         ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.3        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.3/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.3                                                E6.3 : Walls

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY
-------------------------------------------------------------------------------------------------------------
                   IN SITU CONCRETE

                   Joints

                   Formed surface plain

G631               average width not exceeding 0.5 m                   m2        ***       ***        ***

                   Formed surface with and including 40 mm thick polystyrene board joint filler with two hour fire rating protection

G641               average width not exceeding 0.5 m                   m2        ***       ***        ***

G670               Sealed rebates or grooves; 40 mm wide approved
                   joint sealant on backing rod with two hour fire
                   rating protection                                   m         ***       ***        ***

                   Dowels; 16 mm diameter mild steel bars to BS 4449

G682               sleeved; 400 mm long; cast into one side of
                   joint, other side with and including 200 mm long
                   cast in plastic sleeve                              nr        ***       ***        ***

                   Concrete accessories

                   Inserts

G832               other inserts; 200 x 400 x 20 mm thick Grade 43C
                   cast in steel plates (CP4) to BS 4360 with and
                   including 3 nr. 19 mm diameter x 100 mm long
                   Grade 410 shear studs through reinforced concrete
                   ribs or walls; projecting from one surface of the
                   concrete                                            nr        ***       ***        ***

                   ARCHITECTURAL COATINGS AND SPECIAL FINISHES

                   "Monokote" two hour fire protection spray paint or products having equivalent functions or performance

AT970              Metal sections                                      m2        ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.3        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.3/2              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.3                                                E6.3 : Walls

ITEM CODE                           ITEM DESCRIPTION                   UNIT    QUANTITY
-------------------------------------------------------------------------------------------------------------
                   GENERAL ITEMS

                   Contractor's Other Charges

                   The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

                   The unit of measurement for any Contractor's
                   Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.3        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.3/3              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.3                                                E6.3 : Walls

ITEM CODE                           ITEM DESCRIPTION                   UNIT    QUANTITY
-------------------------------------------------------------------------------------------------------------
                   GENERAL ITEMS

                   Method-Related Charges

                   The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------
                                                                                                      ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.3/4

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.3                                                E6.3 : Walls

                                    ITEM DESCRIPTION                                               AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE6.3 : Walls

Page No. LSE6.3/1                                                                                     ***

Page No. LSE6.3/2                                                                                     ***

Page No. LSE6.3/3                                                                                     ***

Page No. LSE6.3/4                                                                                     ***

-------------------------------------------------------------------------------------------------------------
                                                                 Total of Lump Sum Item LSE6.3        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.3/COL/1          Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.4                                 E6.4 : Structural Steelwork

ITEM CODE                           ITEM DESCRIPTION                   UNIT    QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   STRUCTURAL METALWORK

                   Fabrication of members for frames; weldable structural steel Grade 43A to BS 4360

                   Columns; 100 x 100 x 5 mm thick square hollow sections

M311.1             straight on plan                                    t         ***       ***        ***

                   Columns; 100 x 100 x 10 mm thick square hollow sections

M311.2             straight on plan                                    t         ***       ***        ***

                   Beams; 203 x 133 mm x 25 kg/m universal beams

M321.1             straight on plan                                    t         ***       ***        ***

                   Beams; 305 x 165 mm x 40 kg/m universal beams

M321.2             straight on plan                                    t         ***       ***        ***

                   Beams; 305 x 165 mm x 46 kg/m universal beams

M321.3             straight on plan                                    t         ***       ***        ***

                   Beams; 406 x 178 mm x 54 kg/m universal beams

M321.4             straight on plan                                    t         ***       ***        ***

                   Beams; 406 x 178 mm x 74 kg/m universal beams

M321.5             straight on plan                                    t         ***       ***        ***

                   Beams; 610 x 229 mm x 125 kg/m universal beams

M321.6             straight on plan                                    t         ***       ***        ***

                   Beams; 127 x 64 mm channels

M321.7             straight on plan                                    t         ***       ***        ***

                   Beams; 203 x 76 mm channels

M321.8             straight on plan                                    t         ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.4/1

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.4                                 E6.4 : Structural Steelwork

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY
-------------------------------------------------------------------------------------------------------------
                   STRUCTURAL METALWORK

                   Fabrication of members for frames; weldable structural steel Grade 43A to BS 4360(Cont'd)

                   Beams; 70 x 70 x 6 mm thick angles

M321.9             straight on plan                                    t         ***       ***        ***

                   Beams; 125 x 75 x 8 mm thick angles

M321.10            straight on plan                                    t         ***       ***        ***

M380.1             Anchorages and holding down bolt assemblies;
                   comprising 2 nr. 16 mm diameter Grade 8.8 anchor
                   bolts, 350 x 120 x 10 mm thick base plate and 4
                   nr. 75 x 75 x 6 mm thick plate washers              nr        ***       ***        ***

                   Fabrication of members for lifts L-2 and L-3 framing; weldable structural steel to BS 4360;
                   Grade 43A

                   Columns; 168.3 mm diameter x 10 mm thick circular hollow sections

M311.3             straight on plan                                    t         ***       ***        ***

                   Columns; 219.1 mm diameter x 16 mm thick circular hollow sections

M311.4             straight on plan                                    t         ***       ***        ***

                   Beams; 250 x 150 x 12.5 mm thick rectangular hollow sections

M321.11            straight on plan                                    t         ***       ***        ***

                   Cap plates; 5 mm thick

M391.1             straight on plan                                    t         ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.4/2              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.4                                 E6.4 : Structural Steelwork

ITEM CODE                           ITEM DESCRIPTION                   UNIT    QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   STRUCTURAL METALWORK

                   Fabrication of members for louvre screen supports; weldable structural steel to BS 4360;
                   Grade 43A

                   Columns; 100 x 100 x 5 mm thick square hollow sections

M311.5             straight on plan                                    t         ***       ***        ***

                   Beams; 80 x 80 x 5 mm thick square hollow sections

M321.12            straight on plan                                    t         ***       ***        ***

                   Bracings; 80 x 80 x 5 mm thick square hollow sections

M361.1             straight on plan                                    t         ***       ***        ***

M380.2             Anchorages and holding down bolt assemblies;
                   comprising 4 nr. 16 mm diameter x 225 mm long
                   Grade 4.6 bolts, 250 x 250 x 20 mm thick base
                   plate, and 4 nr. 50 x 50 x 5 mm and 50 x 50 x
                   10 mm thick plate washers                           nr        ***       ***        ***

                   Cap plates; 3 mm thick

M391.2             straight on plan                                    t         ***       ***        ***

                   Plates; 10 mm thick

M391.3             straight on plan                                    t         ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.4/3              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.4                                 E6.4 : Structural Steelwork

ITEM CODE                           ITEM DESCRIPTION                   UNIT    QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   STRUCTURAL METALWORK

                   Fabrication of members for glazed wall supports at Level 3 Grids P, 5/N-P and 23/N-P; weldable structural steel Grade 43A to BS 4360

                   Columns; 300 x 200 x 12.5 mm thick rectangular hollow sections

M311.6             straight on plan                                    t         ***       ***        ***

M380.3             Anchorages and holding down bolt assemblies;
                   comprising 2 nr. 16 mm diameter x 200 mm long
                   Grade 4.6 bolts, 400 x 320 x 20 mm thick base
                   plate and 4 nr. 60 x 60 x 10 mm thick plate
                   washers                                             nr        ***       ***        ***

M380.4             Anchorages and holding down bolt assemblies;
                   comprising 4 nr. 16 mm diameter x 200 mm long
                   Grade 4.6 bolts, 350 x 275 x 20 mm thick plate
                   and 8 nr. 60 x 60 x 10 mm thick plate washers       nr        ***       ***        ***

M380.5             Anchorages and holding down bolt assemblies;
                   comprising 2 nr. 16 mm diameter x 200 mm long
                   Grade 4.6 bolts, 350 x 275 x 20 mm thick plate
                   and 4 nr. 60 x 60 x 10 mm thick plate washers       nr        ***       ***        ***

M380.6             Anchorages and holding down bolt assemblies;
                   comprising 4 nr. 16 mm diameter x 200 mm long
                   Grade 4.6 bolts, 500 x 250 x 20 mm thick plate
                   and 8 nr. 60 x 60 x 10 mm thick plate washers       nr        ***       ***        ***

                   Plates; 300 x 150 x 10 mm thick

M391.4             straight on plan                                    t         ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.4/4              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.4                                 E6.4 : Structural Steelwork

ITEM CODE                           ITEM DESCRIPTION                   UNIT    QUANTITY  RATE HK$
-------------------------------------------------------------------------------------------------------------
                   STRUCTURAL METALWORK

                   Fabrication of members for glazed wall supports at Level 3 Grid 9-19/P-Q; weldable structural steel
                   Grade 43A to BS 4360

                   Columns; 200 x 100 x 5 mm thick rectangular hollow sections

M311.7             straight on plan                                    t         ***       ***        ***

                   Columns; 250 x 150 x 5 mm thick rectangular hollow sections

M311.8             straight on plan                                    t         ***       ***        ***

M380.7             Anchorages and holding down bolt assemblies;
                   comprising 2 nr. 16 mm diameter x 200 mm long
                   Grade 4.6 bolts, 350 x 270 x 20 mm thick base
                   plate and 4 nr. 60 x 60 x 10 mm thick plate
                   washers                                             nr        ***       ***        ***

M380.8             Anchorages and holding down bolt assemblies;
                   comprising 2 nr. 16 mm diameter x 200 mm long
                   Grade 4.6 bolts, 350 x 300 x 20 mm thick base
                   plate and 2 nr. 60 x 60 x 10 mm thick plate
                   washers                                             nr        ***       ***        ***

M380.9             Anchorages and holding down bolt assemblies;
                   comprising 4 nr. 16 mm diameter x 200 mm long
                   Grade 4.6 bolts, 400 x 150 x 20 mm thick plate
                   and 8 nr. 60 x 60 x 10 mm thick plate washers       nr        ***       ***        ***

                   Plates; 10 mm thick

M391.5             straight on plan                                    t         ***       ***        ***

                   Plates; 12 mm thick

M391.6             straight on plan                                    t         ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.4/5              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.4                                 E6.4 : Structural Steelwork

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   STRUCTURAL METALWORK

                   Fabrication of members for glazed wall supports at Level 3 Cabins Grids M, 5/M-N and 23/M-N;
                   weldable structural steel Grade 43A to BS 4360

                   Columns; 250 x 150 x 8 mm thick rectangular hollow sections

M311.9             straight on plan                                    t         ***       ***        ***

M380.10            Anchorages and holding down bolt assemblies;
                   comprising 2 nr. 16 mm diameter x 200 mm long
                   Grade 4.6 bolts, 350 x 300 x 20 mm thick base
                   plate and 2 nr. 60 x 60 x 10 mm thick plate
                   washers                                             nr        ***       ***        ***

M380.11            Anchorages and holding down bolt assemblies;
                   comprising 4 nr. 16 mm diameter x 200 mm long
                   Grade 4.6 bolts, 350 x 275 x 20 mm thick plate
                   and 8 nr. 60 x 60 x 10 mm thick plate washers       nr        ***       ***        ***

M380.12            Anchorages and holding down bolt assemblies;
                   comprising 4 nr. 16 mm diameter x 200 mm long
                   Grade 4.6 bolts, 450 x 200 x 20 mm thick plate
                   and 8 nr. 60 x 60 x 10 mm thick plate washers       nr        ***       ***        ***

                   Plates; 10 mm thick

M391.7             straight on plan                                    t         ***       ***        ***

                   Fabrication of members for lighting and DB 1520 antenna support posts; weldable structural steel
                   Grade 43A to BS 4360

                   Columns; 114.3 mm diameter x 6.3 mm thick circular hollow sections

M311.10            straight on plan                                    t         ***       ***        ***

                   Bracings; 60 x 60 x 3 mm thick rectangular hollow sections

M361.2             straight on plan                                    t         ***       ***        ***

                   Vertical straps; 60 x 10 mm flats

M361.3             straight on plan                                    t         ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 October 2002              LSE6.4/6              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.4                                 E6.4 : Structural Steelwork

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   STRUCTURAL METALWORK

                   Fabrication of members for lighting and DB 1520 antenna support posts; weldable structural steel
                   Grade 43A to BS 4360(Cont'd)

                   Rungs; 20 mm diameter rods

M361.4             straight on plan                                    t         ***       ***        ***

                   Horizontal straps; 25 x 10 mm flats

M361.5             straight on plan                                    t         ***       ***        ***

M380.13            Anchorages and holding down bolt assemblies;
                   comprising 4 nr. 20 mm diameter x 300 mm long
                   Grade 4.6 bolts, 300 x 300 x 20 mm thick base
                   plate, 4 nr. 50 x 50 x 6 mm and 4 nr. 50 x 50 x
                   10 mm thick plate washers                           nr        ***       ***        ***

                   Cap plates; 5 mm thick

M391.8             straight on plan                                    t         ***       ***        ***

                   Fabrication of members for signage portals;
                   stainless steel; Grade 316

                   Portal frames; 135 mm diameter x 6 mm thick circular hollow sections

M331.1             straight on plan                                    t         ***       ***        ***

                   Portal frames; 150 mm diameter x 6.3 mm thick circular hollow sections

M331.2             straight on plan                                    t         ***       ***        ***

M380.14            Anchorages and holding down bolt assemblies;
                   comprising 4 nr. 16 mm diameter bolts with 25 kN
                   tension and 40 kN shear load capacity, 200 x 200
                   x 16 mm thick base plate and 4 nr. 50 x 50 x 8 mm
                   thick plate washers                                 nr        ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.4/7              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.4                                 E6.4 : Structural Steelwork

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   STRUCTURAL METALWORK

                   Fabrication of members for frames; weldable structural steel Grade 43C to BS 4360

                   Cap plates; 5 mm thick

M391.9             straight on plan                                    t         ***       ***        ***

                   End plates; 6 mm thick

M391.10            straight on plan                                    t         ***       ***        ***

                   Cleat plates and bracket plates; 10 mm thick

M391.11            straight on plan                                    t         ***       ***        ***

                   End plates and plate stiffeners; 10 mm thick

M391.12            straight on plan                                    t         ***       ***        ***

                   Fabrication of other members for hoisting hooks;
                   weldable structural steel to BS 4360; Grade 43A

M480               Anchorages and anchor bolt assembles; comprising
                   4 nr. 24 mm diameter proprietary sockets, Grade
                   8.8 anchor bolts and 230 x 230 x 20 mm thick
                   plates                                              nr        ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.4/8              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.4                                 E6.4 : Structural Steelwork

ITEM CODE                           ITEM DESCRIPTION                      UNIT    QUANTITY  RATE HK$  AMOUNT HK$
----------------------------------------------------------------------------------------------------------------
                   STRUCTURAL METALWORK

                   Erection of members for frames; weldable structural steel Grade 43A to BS 4360

M620.1             Permanent erection                                     t         ***       ***        ***

                   Site bolts; Grade 8.8

M641.1             diameter not exceeding 16 mm                           nr        ***       ***        ***

                   Erection of members for lifts L-2 and L-3 framing; weldable structural steel to BS 4360;
                   Grade 43A

M620.2             Permanent erection                                     t         ***       ***        ***

                   Erection of members for louvre screen supports;
                   weldable structural steel to BS 4360; Grade 43A

M620.3             Permanent erection                                     t         ***       ***        ***

                   Site bolts; Grade 8.8

M641.2             diameter not exceeding 16 mm                           nr        ***       ***        ***

                   Erection of members for glazed wall supports at Level 3 Grids P, 5/N-P and 23/N-P; weldable structural steel Grade 43A to BS 4360

M620.4             Permanent erection                                     t         ***       ***        ***

                   Site bolts; Grade 8.8

M641.3             diameter not exceeding 16 mm                           nr        ***       ***        ***

                   Erection of members for glazed wall supports at Level 3 Grid 9-19/P-Q; weldab1e structural steel 43A to BS 4360

M620.5             Permanent erection                                     t         ***       ***        ***

                   Site bolts; Grade 8.8

M641.4             diameter not exceeding 16 mm                           nr        ***       ***        ***

----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSE6.4        ***
                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.4/9              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.4                                 E6.4 : Structural Steelwork

ITEM CODE                           ITEM DESCRIPTION                   UNIT    QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   STRUCTURAL METALWORK

                   Erection of members for glazed wall supports at Level 3 Cabins Grids M, 5/M-N and 23/M-N;
                   weldable structural steel Grade 43A to BS 4360

M620.6             Permanent erection                                  t         ***       ***        ***

                   Site bolts; Grade 8.8

M641.5             diameter not exceeding 16 mm                        nr        ***       ***        ***

                   Erection of members for lighting and DB 1520 antenna support posts; weldable structural steel
                   Grade 43A to BS 4360

M620.7             Permanent erection                                  t         ***       ***        ***

                   Erection of members for signage portals;
                   stainless steel; Grade 316

M620.8             Permanent erection                                  t         ***       ***        ***

                   Erection of members for frames; weldable structural steel Grade 43C to BS 4360

M620.9             Permanent erection                                  t         ***       ***        ***

                   Off-Site surface treatment

M860               Hot dip galvanizing to BS 729; 85 microns           m2        ***       ***        ***

                   ARCHITECTURAL COATINGS AND SPECIAL FINISHES

                   "Monokote" two hour fire protection spray paint or products having equivalent functions or performance

AT970              Metal sections                                      m2        ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.4/10             Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.4                                 E6.4 : Structural Steelwork

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   GENERAL ITEMS

                   Contractor's Other Charges

                   The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

                   The unit of measurement for any Contractor's
                   Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.4/11             Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.4                                 E6.4 : Structural Steelwork

ITEM CODE                           ITEM DESCRIPTION                   UNIT    QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   GENERAL ITEMS

                   Method-Related Charges

                   The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.4/12             Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.4                                 E6.4 : Structural Steelwork

                                    ITEM DESCRIPTION                                               AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE6.4 : Structural Steelwork

Page No. LSE6.4/1                                                                                     ***

Page No. LSE6.4/2                                                                                     ***

Page No. LSE6.4/3                                                                                     ***

Page No. LSE6.4/4                                                                                     ***

Page No. LSE6.4/5                                                                                     ***

Page No. LSE6.4/6                                                                                     ***

Page No. LSE6.4/7                                                                                     ***

Page No. LSE6.4/8                                                                                     ***

Page No. LSE6.4/9                                                                                     ***

Page No. LSE6.4/10                                                                                    ***

Page No. LSE6.4/11                                                                                    ***

Page No. LSE6.4/12                                                                                    ***

-------------------------------------------------------------------------------------------------------------
                                                                 Total of Lump Sum Item LSE6.4        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                  LSE6.4/COL/1         Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.5                                   E6.5 : BWIC with Services

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   IN SITU CONCRETE

                   Provision of concrete designed mix

F250               Class: 45/20; concrete category B                   m3        ***       ***        ***

                   Placing of reinforced concrete

                   Other concrete forms; plinths; concrete category B

F680.1             350 x 350 x 992 mm thick                            m3        ***       ***        ***

F680.2             600 x 1325 x 200 mm thick                           m3        ***       ***        ***

F680.3             760 x 2075 x 200 mm thick                           m3        ***       ***        ***

F680.4             2200 x 3700 x 200 mm thick                          m3        ***       ***        ***

                   CONCRETE ANCILLARIES

                   Formwork finish; type F4

                   Horizontal

G312               width 0.1-0.2 m                                     m         ***       ***        ***

                   Vertical

G342               width 0.1-0.2 m                                     m         ***       ***        ***

G343               width 0.2-0.4 m                                     m2        ***       ***        ***

                   For voids

G371               small void depth not exceeding 0.5 m                nr        ***       ***        ***

G372               small void depth 0.5-1 m                            nr        ***       ***        ***

G373               small void depth 1-2 m                              nr        ***       ***        ***

G375               large void depth not exceeding 0.5 m                nr        ***       ***        ***

                   Reinforcement

                   Deformed high yield steel bars to BS 4449

G521               nominal size not exceeding to 10 mm                 t         ***       ***        ***

G522               nominal size 12 mm                                  t         ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.5/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.5                                   E6.5 : BWIC with Services

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   CONCRETE ANCILLARIES

G670               Approved joint sealant with two hour fire rating
                   protection; 100 mm wide                             m         ***       ***        ***

                   Concrete accessories

                   Inserts

G831.1             linear inserts; galvanized iron pipes to BS
                   1387 medium class, screwed joints; 50 mm nominal
                   bore; totally within the concrete volume            m         ***       ***        ***

G831.2             linear inserts; unplasticized polyvinyl chloride
                   pipes to BS 4660, solvent welded spigot and
                   socket joints; 200 mm nominal bore; totally
                   within the concrete volume                          m         ***       ***        ***

G832.1             other inserts; unplasticized polyvinyl chloride
                   pipes to BS 4660, solvent welded spigot and
                   socket joints; 200 mm nominal bore x 750 mm long;
                   projecting from one surface of the concrete         nr        ***       ***        ***

G832.2             other inserts; unplasticized polyvinyl chloride
                   bends; 400 mm nominal bore; totally within the
                   concrete volume                                     nr        ***       ***        ***

G832.3             other inserts; 19 mm shank diameter x 90 mm long
                   Grade 410 shear studs with 30 mm diameter x 8 mm
                   thick head through reinforced concrete slabs or
                   beams; totally within the concrete volume           nr        ***       ***        ***

G832.4             other inserts; 16 mm diameter anchor bolts
                   through reinforced concrete slabs; projecting
                   from one surface of the concrete                    nr        ***       ***        ***

G832.5             other inserts; fix and cast in only 2 nr. 16 mm
                   diameter holding down bolts through reinforced
                   concrete slabs or beams; projecting from one
                   surface of the concrete                             nr        ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.5/2              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.5                                   E6.5 : BWIC with Services

ITEM CODE                           ITEM DESCRIPTION                   UNIT    QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   CONCRETE ANCILLARIES

                   Concrete accessories(Cont'd)

                   Inserts(Cont'd)

G832.6             other inserts; fix and cast in only 2 nr. 16 mm
                   diameter x 200 mm long holding down bolts through
                   reinforced concrete slabs, beams, plinths or
                   upstands; projecting from one surface of the
                   concrete                                            nr        ***       ***        ***

G832.7             other inserts; fix and cast in only 4 nr. 16 mm
                   diameter holding down bolts through reinforced
                   concrete slabs; projecting from one surface of
                   the concrete                                        nr        ***       ***        ***

G832.8             other inserts; fix and cast in only 4 nr. 16 mm
                   diameter x 200 mm long anchor bolts through
                   reinforced concrete slabs or beams; projecting
                   from one surface of the concrete                    nr        ***       ***        ***

G832.9             other inserts; fix and cast in only 4 nr. 16 mm
                   diameter x 225 mm long holding down bolts through
                   reinforced concrete upstands; projecting from one
                   surface of the concrete                             nr        ***       ***        ***

G832.10            other inserts; fix and cast in only 4 nr. 20 mm
                   diameter x 300 mm long bolts through reinforced
                   concrete plinths; projecting from one surface of
                   the concrete                                        nr        ***       ***        ***

G832.ll            other inserts; 2 nr. 16 mm diameter x 90 mm long
                   ferrules through reinforced concrete walls;
                   projecting from one surface of the concrete         nr        ***       ***        ***

                   Grouting under plates

G841.1             area not exceeding 0.1 m2; 20 mm thick approved
                   non-shrink cementitious grout                       nr        ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.5/3              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.5                                   E6.5 : BWIC with Services

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   CONCRETE ANCILLARIES

                   Concrete accessories(Cont'd)

                   Grouting under plates(Cont'd)

G842.1             area 0.1-0.5 m2; 20 mm thick approved non-shrink
                   cementitious grout                                  nr        ***       ***        ***

                   Grouting under base plates

G841.2             area not exceeding 0.1 m2; 20 mm thick approved
                   non-shrink cementitious grout                       nr        ***       ***        ***

G842.2             area 0.1-0.5 m2; 20 mm thick approved non-shrink
                   cementitious grout                                  nr        ***       ***        ***

                   Sealing openings with 2 hour fire-rated material around sleeves

                   Openings in reinforced concrete walls, slabs or beams

G999.1             area not exceeding 0.1 m2; 125 mm thick             nr        ***       ***        ***

G999.2             area not exceeding 0.1 m2; 200 mm thick             nr        ***       ***        ***

G999.3             area not exceeding 0.1 m2; 400 mm thick             nr        ***       ***        ***

G999.4             area not exceeding 0.1 m2; 900 mm thick             nr        ***       ***        ***

G999.5             area not exceeding 0.1 m2; 1500 mm thick            nr        ***       ***        ***

G999.6             area 0.1-0.5 m2; 125 mm thick                       nr        ***       ***        ***

G999.7             area 0.1-0.5 m2; 160 mm thick                       nr        ***       ***        ***

G999.8             area 0.1-0.5 m2; 200 mm thick                       nr        ***       ***        ***

G999.9             area 0.5-1.0 m2; 125 mm thick                       nr        ***       ***        ***

G999.10            area 0.5-1.0 m2; 160 mm thick                       nr        ***       ***        ***

G999.ll            area 1.0-3.0 m2; 160 mm thick                       nr        ***       ***        ***

G999.12            area 3.0-5.0 m2; 150 mm thick                       nr        ***       ***        ***

G999.13            area 5.0-7.0 m2; 160 mm thick                       nr        ***       ***        ***

                   Openings in blockwalls

G999.14            area 0.1-0.5 m2; 160 mm thick                       nr        ***       ***        ***

G999.15            area 0.1-0.5 m2; 200 mm thick                       nr        ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.5/4              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.5                                   E6.5 : BWIC with Services

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   GENERAL ITEMS

                   Contractor's Other Charges

                   The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

                   The unit of measurement for any Contractor's
                   Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.5/5              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.5                                   E6.5 : BWIC with Services

ITEM CODE                           ITEM DESCRIPTION                   UNIT    QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   GENERAL ITEMS

                   Method-Related Charges

                   The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE6.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.5/6              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                    E6 : Station (GL X1-27/M-Q, 28.82m-39.47m)
Lump Sum Item LSE6.5                                   E6.5 : BWIC with Services

                                    ITEM DESCRIPTION                                               AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE6.5 : BWIC with Services

Page No. LSE6.5/1                                                                                     ***

Page No. LSE6.5/2                                                                                     ***

Page No. LSE6.5/3                                                                                     ***

Page No. LSE6.5/4                                                                                     ***

Page No. LSE6.5/5                                                                                     ***

Page No. LSE6.5/6                                                                                     ***

-------------------------------------------------------------------------------------------------------------
                                                                 Total of Lump Sum Item LSE6.5        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE6.5/COL/1          Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                     E7 : Station - Staircases
Lump Sum Item LSE7.1                                           E7.1 : Staircases

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   IN SITU CONCRETE

                   Provision of concrete designed mix

F250               Class: 45/20; concrete category B                   m3        ***       ***        ***

                   Placing of reinforced concrete

                   Other concrete forms; steps, stairs and landings;
                   concrete category B

F681               waist; 150-300 mm                                   m3        ***       ***        ***

                   CONCRETE ANCILLARIES

                   Formwork finish; type F4

                   Horizontal

G315               width exceeding 1.22 m                              m2        ***       ***        ***

                   Sloping

G325               width exceeding 1.22 m                              m2        ***       ***        ***

                   Vertical

G341               width not exceeding 0.l m                           m         ***       ***        ***

G342               width 0.1-0.2 m                                     m         ***       ***        ***

G343               width 0.2-0.4 m                                     m2        ***       ***        ***

                   Reinforcement

                   Deformed high yield steel bars to BS 4449

G521               nominal size not exceeding 10 mm                    t         ***       ***        ***

G522               nominal size 12 mm                                  t         ***       ***        ***

G523               nominal size 16 mm                                  t         ***       ***        ***

G524               nominal size 20 mm                                  t         ***       ***        ***

                   Concrete accessories

                   Finishing of top surfaces

G813               class U2 finishes                                   m2        ***       ***        ***

                   Inserts

G832               other inserts; 2 nr. 16 mm diameter anchor bolts
                   through reinforced concrete walls; projecting
                   from one surface of the concrete                    nr        ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE7.1        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE7.1/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                     E7 : Station - Staircases
Lump Sum Item LSE7.1                                           E7.1 : Staircases

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   CONCRETE ANCILLARIES

                   Concrete accessories(Cont'd)

                   Grouting under brackets

G841               area not exceeding 0.1 m2; 10 mm thick approved
                   non-shrink cementitious grout                       nr        ***       ***        ***

                   STRUCTURAL METALWORK

                   Fabrication of members for Stairs S1 to S6
                   framing; weldable structural steel Grade 43A to BS
                   4360

                   Horizontal rails; 200 x 100 x 5 mm thick rectangular hollow sections

M361.1             straight on plan                                    t         ***       ***        ***

                   Vertical rails; 100 x 100 x 4 mm thick square hollow sections

M361.2             straight on plan                                    t         ***       ***        ***

                   Brackets; 70 x 70 x 10 mm thick angles; 200 mm long

M391.1             straight on plan                                    t         ***       ***        ***

                   Cap plates; 5 mm thick

M391.2             straight on plan                                    t         ***       ***        ***

                   Erection of members for Stairs S1 to S6 framing;
                   weldable structural steel Grade 43A to BS 4360

M620               Permanent erection                                  t         ***       ***        ***

                   Site bolts; Grade 8.8

M641.2             diameter not exceeding 16 mm                        nr        ***       ***        ***

                   ARCHITECTURAL COATINGS AND SPECIAL FINISHES

                   "Monokote" two hour fire protection spray paint or products having equivalent functions or performance

AT970              Metal sections                                      m2        ***       ***        ***

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE7.1        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE7.1/2              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                     E7 : Station - Staircases
Lump Sum Item LSE7.1                                           E7.1 : Staircases

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   GENERAL ITEMS

                   Contractor's Other Charges

                   The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

                   The unit of measurement for any Contractor's
                   Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE7.1        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE7.1/3              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                     E7 : Station - Staircases
Lump Sum Item LSE7.1                                           E7.1 : Staircases

ITEM CODE                           ITEM DESCRIPTION                   UNIT   QUANTITY  RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------------
                   GENERAL ITEMS

                   Method-Related Charges

                   The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item LSE7.1        ***
                                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSE7.1/4              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                     E7 : Station - Staircases
Lump Sum Item LSE7.1                                           E7.1 : Staircases

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE7.1
: Staircases

Page No. LSE7.1/1                                                       ***

Page No. LSE7.1/2                                                       ***

Page No. LSE7.1/3                                                       ***

Page No. LSE7.1/4                                                       ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSE7.1     ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE7.1/COL/1             Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                    E8 : Station - Water Tanks
Lump Sum Item LSE8.1                                          E8.1 : Water Tanks

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F250           Class: 45/20; concrete category B          m3          ***          ***           ***

               Placing of reinforced concrete

               Suspended slabs; concrete category B

F631           thickness not exceeding 150 mm             m3          ***          ***           ***

F632           thickness 150-300 mm                       m3          ***          ***           ***

F633           thickness 300-500 mm                       m3          ***          ***           ***

               Walls; concrete category B

F642           thickness 150-300 mm                       m3          ***          ***           ***

               CONCRETE ANCILLARIES

               Formwork finish; type F4

               Horizontal

G315           width exceeding 1.22 m                     m2          ***          ***           ***

               Sloping

G322           width 0.1-0.2 m                            m           ***          ***           ***

               Vertical

G341           width not exceeding 0.1 m                  m           ***          ***           ***

G342           width 0.1-0.2 m                            m           ***          ***           ***

G345           width exceeding 1.22 m                     m2          ***          ***           ***

               For voids

G375           large void depth not exceeding 0.5 m       nr          ***          ***           ***

               Construction joints

               Formed surface plain

G631           average width not exceeding 0.5 m          m2          ***          ***           ***

               PVC waterstops; "Fosroc - Supercast
               XHD watafoil" or products having
               equivalent functions or performance

G653           width 200-300 mm                           m           ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE8.1      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE8.1/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                    E8 : Station - Water Tanks
Lump Sum Item LSE8.1                                          E8.1 : Water Tanks

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Formwork finish; type F4

               Concrete components of constant
               cross-section

G381.1         beams; 250 x 300 mm deep;
               integral with 200 mm thick slab            m           ***          ***           ***

G381.2         beams; 250 x 400 mm deep;
               integral with 150 mm thick slab            m           ***          ***           ***

               Reinforcement

               Deformed high yield steel bars to
               BS 4449

G521           nominal size not exceeding 10 mm           t           ***          ***           ***

G522           nominal size 12 mm                         t           ***          ***           ***

G523           nominal size 16 mm                         t           ***          ***           ***

G524           nominal size 20 mm                         t           ***          ***           ***

G525           nominal size 25 mm                         t           ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE8.1      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE8.1/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                    E8 : Station - Water Tanks
Lump Sum Item LSE8.1                                          E8.1 : Water Tanks

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Lump Sum Breakdown and for
               which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE8.1      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE8.1/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                    E8 : Station - Water Tanks
Lump Sum Item LSE8.1                                          E8.1 : Water Tanks

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE8.1      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE8.1/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                    E8 : Station - Water Tanks
Lump Sum Item LSE8.1                                          E8.1 : Water Tanks

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE8.1
: Water Tanks

Page No. LSE8.1/1                                                        ***

Page No. LSE8.1/2                                                        ***

Page No. LSE8.1/3                                                        ***

Page No. LSE8.1/4                                                        ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSE8.1      ***
                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE8.1/COL/1             Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5-45m-15.05m)
Lump Sum Item LSE9.1                                              E9.1 : Columns

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F250           Class: 45/20; concrete category B          m3          ***          ***           ***

               Placing of reinforced concrete

               Columns; concrete category B

F654           cross-sectional area 0.25-1 m2             m3          ***          ***           ***

               CONCRETE ANCILLARIES

               Formwork finish; type F4

               Concrete components of constant
               cross-section

G382.1         columns; 600 x 1200 mm                     m           ***          ***           ***

G382.2         columns; 1000 mm diameter                  m           ***          ***           ***

               Reinforcement

               Deformed high yield steel bars to
               BS 4449

G521           nominal size not exceeding 10 mm           t           ***          ***           ***

G522           nominal size 12 mm                         t           ***          ***           ***

G523           nominal size 16 mm                         t           ***          ***           ***

G524           nominal size 20 mm                         t           ***          ***           ***

G525           nominal size 25 mm                         t           ***          ***           ***

G526           nominal size 32 mm                         t           ***          ***           ***

G527           nominal size 40 mm                         t           ***          ***           ***

G528           nominal size 50 mm or greater              t           ***          ***           ***

               Joints

               Formed surface with and including
               50 mm thick polystyrene board joint
               filler with two hour fire rating
               protection

G641           average width not exceeding 0.5 m          m2          ***          ***           ***

G670           Sealed rebates or grooves; 50 mm wide
               approved sealant on backing rod
               with two hour fire rating
               protection                                 m           ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.1      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.1/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.1                                              E9.1 : Columns

ITEM CODE                   ITEM DESCRIPTION               UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Concrete accessories

               Inserts

G832           other inserts; 500 x 400 x 20 mm
               thick Grade 43C cast in steel
               plates (CP3)to BS 4360 with and
               including 4 nr. 19 mm diameter x
               100 mm long Grade 410 shear studs
               through reinforced concrete
               columns; totally within the
               concrete volume; curved cylindrical
               to one radius in one plane, radius
               0.5 m                                      nr          ***          ***           ***

               ARCHITECTURAL COATINGS AND SPECIAL
               FINISHES

               "Monokote" two hour fire protection
               spray paint or products having
               equivalent functions or performance

AT970          Metal sections                             m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.1      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.1/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.1                                              E9.1 : Columns

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Lump Sum Breakdown and for
               which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.1      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.1/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.1                                              E9.1 : Columns

ITEM CODE                   ITEM DESCRIPTION               UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.1      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.1/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.1                                              E9.1 : Columns

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE9.1
: Columns

Page No. LSE9.1/1                                                       ***

Page No. LSE9.1/2                                                       ***

Page No. LSE9.1/3                                                       ***

Page No. LSE9.1/4                                                       ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSE9.1     ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.1/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.2                            E9.2 : Suspended Beams and Slabs

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F250           Class: 45/20; concrete category B          m3          ***          ***           ***

               Placing of reinforced concrete

               Suspended slabs; concrete category B

F631           thickness not exceeding 150 mm             m3          ***          ***           ***

F632           thickness 150-300 mm                       m3          ***          ***           ***

F634           thickness exceeding 500 mm                 m3          ***          ***           ***

               CONCRETE ANCILLARIES

               Formwork finish; type F4

               Horizontal

G315           width exceeding 1.22 m                     m2          ***          ***           ***

               Concrete components of constant
               cross-section

G381.1         beams; 325 x 900 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.2         beams; 400 x 900 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.3         beams; 500 x 900 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.4         beams; 525 x 850 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.5         beams; 525 x 900 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.6         beams; 550 x 1350 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.7         beams; 700 x 850 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.8         beams; 700 x 900 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.9         beams; 725 x 900 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.10        beams; 850 x 850 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.11        edge beams; 900 x 900 mm deep;
               integral with 175 mm thick slab            m           ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.2      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.2/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.2                            E9.2 : Suspended Beams and Slabs

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Formwork finish; type F4 (Cont'd)

               Concrete components of constant
               cross-section (Cont'd)

G381.12        beams; 900 x 1500 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.13        beams; 950 x 850 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.14        beams; 1100 x 850 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.15        beams; 1100 x 900 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.16        beams; 1225 x 900 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.17        beams; 1295 x 900 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.18        beams; 1300 x 900 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.19        beams; 1320 x 900 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.20        beams; 1500 x 900 mm deep; integral
               with 175 mm thick slab                     m           ***          ***           ***

G381.21        edge beams; 1700 x 900 mm deep;
               integral with 225 mm thick slab            m           ***          ***           ***

               Reinforcement

               Deformed high yield steel bars to
               BS 4449

G521           nominal size not exceeding 10 mm           t           ***          ***           ***

G522           nominal size 12 mm                         t           ***          ***           ***

G523           nominal size 16 mm                         t           ***          ***           ***

G524           nominal size 20 mm                         t           ***          ***           ***

G525           nominal size 25 mm                         t           ***          ***           ***

G526           nominal size 32 mm                         t           ***          ***           ***

G527           nominal size 40 mm                         t           ***          ***           ***

G528           nominal size 50 mm or greater              t           ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.2      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.2/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.2                            E9.2 : Suspended Beams and Slabs

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Reinforcement(Cont'd)

               Steel fabric to BS 4483

G566           nominal mass 6-7 kg/m2; fabric
               reference A393                             m2          ***          ***           ***

               Special joints; threaded type
               proprietary couplers with screw
               caps

G550.1         to 16 mm diameter deformed high
               yield steel bars to BS 4449                nr          ***          ***           ***

G550.2         to 25 mm diameter deformed high
               yield steel bars to BS 4449                nr          ***          ***           ***

G550.3         to 32 mm diameter deformed high
               yield steel bars to BS 4449                nr          ***          ***           ***

G550.4         to 40 mm diameter deformed high
               yield steel bars to BS 4449                nr          ***          ***           ***

               Joints

               Formed surface with and including
               50 mm thick polystyrene board joint
               filler with two hour fire rating
               protection

G641           average width not exceeding 0.5 m          m2          ***          ***           ***

G670           Sealed rebates or grooves; 50 mm
               wide approved sealant on backing
               rod with two hour fire rating
               protection                                 m           ***          ***           ***

               Concrete accessories

               Finishing of top surfaces

G813           class U2 finishes                          m2          ***          ***           ***

               MISCELLANEOUS METALWORK

               Galvanized steel

               "Bondek II" profiled sheeting or
               products having equivalent
               functions or performance; 0.75 mm
               thick; with 55 mm overall high
               embossed dovetail ribs and 28 mm
               wide flutes

N170           under suspended concrete slabs             m2          ***          ***           ***

               Proprietary slab edge form

N199           to edges of 125 thick concrete
               slabs                                      m           ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.2      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.2/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.2                            E9.2 : Suspended Beams and Slabs

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Lump Sum Breakdown and for
               which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.2      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.2/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.2                            E9.2 : Suspended Beams and Slabs

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.2      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.2/5               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.2                            E9.2 : Suspended Beams and Slabs

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE9.2
: Suspended Beams and Slabs

Page No. LSE9.2/1                                                        ***

page No. LSE9.2/2                                                        ***

Page No. LSE9.2/3                                                        ***

Page No. LSE9.2/4                                                        ***

Page No. LSE9.2/5                                                        ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSE9.2      ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.2/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.3                                                E9.3 : Walls

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F250           Class: 45/20; concrete category B          m3          ***          ***           ***

               Placing of reinforced concrete

               Walls; concrete category B

F642           thickness 150-300 mm                       m3          ***          ***           ***

               CONCRETE ANCILLARIES

               Formwork finish; type F5

               Horizontal

G312           width 0.1-0.2 m                            m           ***          ***           ***

               Vertical

G342           width 0.1-0.2 m                            m           ***          ***           ***

G343           width 0.2-0.4 m                            m2          ***          ***           ***

G344           width 0.4-1.22 m                           m2          ***          ***           ***

G345           width exceeding 1.22m                      m2          ***          ***           ***

               Concrete components of constant
               cross-section

G386.1         intrusions; 25 (overall) x 20 mm
               deep                                       m           ***          ***           ***

G386.2         intrusions; 25 x 30 mm deep
               (overall)                                  m           ***          ***           ***

G386.3         intrusions; 100 (overall) x 20 mm
               deep                                       m           ***          ***           ***

G386.4         intrusions; 100 x 30 mm deep
               (overall)                                  m           ***          ***           ***

               Reinforcement

               Deformed high yield steel bars to
               BS 4449

G521           nominal size not exceeding 10 mm           t           ***          ***           ***

G522           nominal size 12 mm                         t           ***          ***           ***

G523           nominal size 16 mm                         t           ***          ***           ***

G524           nominal size 20 mm                         t           ***          ***           ***

G525           nominal size 25 mm                         t           ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.3      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.3/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.3                                                E9.3 : Walls

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Joints

               Formed surface plain

G631           average width not exceeding 0.5 m          m2          ***          ***           ***

               Formed surface with and including
               20 mm thick polystyrene board joint
               filler

G641.1         average width not exceeding 0.5 m          m2          ***          ***           ***

               Formed surface with and including
               30 mm thick polystyrene board joint
               filler

G641.2         average width not exceeding 0.5 m          m2          ***          ***           ***

               Formed surface with and including
               40 mm thick polystyrene board joint
               filler

G641.3         average width not exceeding 0.5 m          m2          ***          ***           ***

G670.1         Sealed rebates or grooves; 20 mm
               wide approved sealant on backing
               rod with two hour fire rating
               protection                                 m           ***          ***           ***

G670.2         Sealed rebates or grooves; 30 mm
               wide approved sealant on backing
               rod with two hour fire rating
               protection                                 m           ***          ***           ***

G670.3         Sealed rebates or grooves; 40 mm
               wide approved sealant on backing
               rod with two hour fire rating
               protection                                 m           ***          ***           ***

               Dowels; 10 mm diameter mild steel
               bars to BS 4449

G682.1         sleeved; 400 mm long; cast into one
               side of joint, other side with and
               including 200 mm long cast in
               plastic sleeve                             nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.3      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.3/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.3                                                E9.3 : Walls

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Joints (Cont'd)

               Dowels; 16 mm diameter mild steel
               bars to BS 4449

G682.2         sleeved; 400 mm long; cast into one
               side of joint, other side with and
               including 200 mm long cast in
               plastic sleeve                             nr          ***          ***           ***

G682.3         sleeved; 530 mm long; cast into one
               side of joint, other side with and
               including 280 mm long cast in
               plastic sleeve                             nr          ***          ***           ***

               Dowels; 20 mm diameter mild steel
               bars to BS 4449

G682.4         sleeved; 640 mm long; cast into one
               side of joint, other side with and
               including 325 mm long cast in
               plastic sleeve                             nr          ***          ***           ***

               Dowels; 25 mm diameter mild steel
               bars to BS 4449

G682.5         sleeved; 640 mm long; cast into one
               side of joint, other side with and
               including 325 mm long cast in
               plastic sleeve                             nr          ***          ***           ***

               Concrete accessories

               Inserts

G832           other inserts; 200 x 400 x 20 mm
               thick Grade 43C cast in steel
               plates (CP4) to BS 4360 with and
               including 3 nr. 19 mm diameter x
               100 mm long Grade 410 shear studs
               through reinforced concrete ribs or
               walls; projecting from one surface
               of the concrete                            nr          ***          ***           ***

               ARCHITECTURAL COATINGS AND SPECIAL
               FINISHES

               "Monokote" two hour fire protection
               spray paint or products having
               equivalent functions or performance

AT970          Metal sections                             m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.3      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.3/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.3                                                E9.3 : Walls

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Lump Sum Breakdown and for
               which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.3      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.3/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.3                                                E9.3 : Walls

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.3      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.3/5               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.3                                                E9.3 : Walls

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE9.3
: Walls

Page No. LSE9.3/1                                                       ***

Page No. LSE9.3/2                                                       ***

Page No. LSE9.3/3                                                       ***

Page No. LSE9.3/4                                                       ***

Page No. LSE9.3/5                                                       ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSE9.3     ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.3/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.4                                 E9.4 : Structural Steelwork

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               STRUCTURAL METALWORK

               Fabrication of members for frames:
               weldable structural steel Grade 43A
               to BS 4360

               Beams; 203 x 133 mm x 25 kg/m
               universal beams

M321.1         straight on plan                           t           ***          ***           ***

               Beams; 305 x 165 mm x 40 kg/m
               universal beams

M321.2         straight on plan                           t           ***          ***           ***

               Beams; 70 x 70 x 6 mm thick angles

M321.3         straight on plan                           t           ***          ***           ***

               Fabrication of members for frames;
               weldable structural steel Grade 43C
               to BS 4360

               Cleat plates; 10 mm thick

M391           straight on plan                           t           ***          ***           ***

               Erection of members for frames;
               weldable structural steel Grade 43A
               to BS 4360

M620.1         Permanent erection                         t           ***          ***           ***

               Site bolts; Grade 8.8

M642           diameter 16 - 20 mm                        nr          ***          ***           ***

               Erection of members for frames;
               weldable structural steel Grade 43C
               to BS 4360

M620.2         Permanent erection                         t           ***          ***           ***

               ARCHITECTURAL COATINGS AND SPECIAL
               FINISHES

               "Monokote" two hour fire protection
               spray paint or products having
               equivalent functions or performance

AT970          Metal sections                             m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.4      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.4/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.4                                 E9.4 : Structural Steelwork

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Lump Sum Breakdown and for
               which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.4      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.4/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.4                                 E9.4 : Structural Steelwork

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.4      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.4/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.4                                 E9.4 : Structural Steelwork

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE9.4
: Structural Steelwork

Page No. LSE9.4/1                                                        ***

Page No. LSE9.4/2                                                        ***

Page No. LSE9.4/3                                                        ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSE9.4      ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.4/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.5                                   E9.5 : BWIC with Services

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Formwork finish; type F4

               Horizontal

G312           width 0-1-0.2 m                            m           ***          ***           ***

               Vertical

G342           width 0.1-0.2 m                            m           ***          ***           ***

               For voids

G371           small void depth not exceeding 0.5 m       nr          ***          ***           ***

G372           small void depth 0.5-1 m                   nr          ***          ***           ***

G375           large void depth not exceeding 0.5 m       nr          ***          ***           ***

               Joints

G670           Approved joint sealant with two
               hour fire rating protection; 100 mm
               wide                                       m           ***          ***           ***

               Concrete accessories

               Inserts

G831.1         linear inserts; galvanized iron
               pipes to BS 1387 medium class,
               screwed joints; 50 mm nominal bore;
               totally within the concrete volume         m           ***          ***           ***

G831.2         linear inserts; unplasticized
               polyvinyl chloride pipes to BS
               4660, solvent welded spigot and
               socket joints; 200 mm nominal bore;
               totally within the concrete volume         m           ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.5      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.5/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.5                                   E9.5 : BWIC with Services

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Concrete accessories(Cont'd)

               Inserts(Cont'd)

G832.1         other inserts; unplasticized
               polyvinyl chloride pipes to BS
               4660, solvent welded spigot and
               socket joints; 200 mm nominal bore
               x 750 mm long; projecting from one
               surface of the concrete                    nr          ***          ***           ***

G832.2         other inserts; unplasticized
               polyvinyl chloride bends; 400 mm
               nominal bore; totally within the
               concrete volume                            nr          ***          ***           ***

G832.3         other inserts; 19 mm shank diameter
               x 90 mm long Grade 410 shear studs
               with 30 mm diameter x 8 mm thick
               head through reinforced concrete
               slabs or beams; totally within the
               concrete volume                            nr          ***          ***           ***

G832.4         other inserts; 12 mm diameter Grade
               8.8 anchor bolts with 20 kN shear
               capacity through reinforced
               concrete walls or columns;
               projecting from one surface of the
               concrete                                   nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.5      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.5/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.5                                   E9.5 : BWIC with Services

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Sealing openings with 2 hour
               fire-rated material around sleeves

               Openings in reinforced concrete
               walls, slabs or beams

G999.1         area not exceeding 0.1 m2; 160 mm
               thick                                      nr          ***          ***           ***

G999.2         area not exceeding 0.1 m2; 175 mm
               thick                                      nr          ***          ***           ***

G999.3         area not exceeding 0.1 m2; 225 mm
               thick                                      nr          ***          ***           ***

G999.4         area not exceeding 0.1 m2; 250 mm
               thick                                      nr          ***          ***           ***

G999.5         area not exceeding 0.1 m2; 900 mm
               thick                                      nr          ***          ***           ***

G999.6         area 0.1-0.5 m2; 125 mm thick              nr          ***          ***           ***

G999.7         area 0.1-0.5 m2; 160 mm thick              nr          ***          ***           ***

G999.8         area 0.1-0.5 m2; 175 mm thick              nr          ***          ***           ***

G999.9         area 0.1-0.5 m2; 225 mm thick              nr          ***          ***           ***

G999.10        area 0.5-1.0 m2; 125 mm thick              nr          ***          ***           ***

G999.11        area 0.5-1.0 m2; 160 mm thick              nr          ***          ***           ***

G999.12        area 0.5-1.0 m2; 175 mm thick              nr          ***          ***           ***

G999.13        area 1.0-3.0 m2; 160 mm thick              nr          ***          ***           ***

G999.14        area 1.0-3.0 m2; 175 mm thick              nr          ***          ***           ***

G999.15        area 3.0-5.0 m2; 160 mm thick              nr          ***          ***           ***

G999.16        area 5.0-7.0 m2; 160 mm thick              nr          ***          ***           ***

G999.17        area 7.0-9.0 m2; 175 mm thick              nr          ***          ***           ***

               Openings in blockwalls

G999.18        area 0.1-0.5 m2; 160 mm thick              nr          ***          ***           ***

G999.19        area 0.1-0.5 m2; 200 mm thick              nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.5      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.5/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.5                                   E9.5 : BWIC with Services

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Lump Sum Breakdown and for
               which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.5      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.5/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.5                                   E9.5 : BWIC with Services

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSE9.5      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.5/5               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                  E9 : Immigration (GL C-M/9-19, 5.45m-15.05m)
Lump Sum Item LSE9.5                                   E9.5 : BWIC with Services

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE9.5
: BWIC with Services

Page No. LSE9.5/1                                                        ***

Page No. LSE9.5/2                                                        ***

Page No. LSE9.5/3                                                        ***

Page No. LSE9.5/4                                                        ***

Page No. LSE9.5/5                                                        ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSE9.4      ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE9.5/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.1                                            E10.1 : Columns

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F250           Class: 45/20; concrete category B          m3          ***          ***           ***

               Placing of reinforced concrete

               Columns; concrete category B

F654           cross-sectional area 0.25-1 m2             m3          ***          ***           ***

               CONCRETE ANCILLARIES

               Formwork finish; type F4

               Concrete components of constant
               cross-section

G382           columns; 900 mm diameter                   m           ***          ***           ***

               Reinforcement

               Deformed high yield steel bars to
               BS 4449

G521           nominal size not exceeding 10 mm           t           ***          ***           ***

G522           nominal size 12 mm                         t           ***          ***           ***

G523           nominal size 16 mm                         t           ***          ***           ***

G524           nominal size 20 mm                         t           ***          ***           ***

G525           nominal size 25 mm                         t           ***          ***           ***

G526           nominal size 32 mm                         t           ***          ***           ***

G527           nominal size 40 mm                         t           ***          ***           ***

G528           nominal size 50 mm or greater              t           ***          ***           ***

               Joints

               Formed surface with and including
               50 mm thick polystyrene board joint
               filler with two hour fire rating
               protection

G641           average width not exceeding 0.5 m          m2          ***          ***           ***

G670           Sealed rebates or grooves; 50 mm
               wide approved sealant on backing
               rod with two hour fire rating
               protection                                 m           ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE10.1      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE10.1/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.1                                            E10.1 : Columns

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Concrete accessories

               Inserts

G832.1         other inserts; 225 x 400 x 20 mm
               thick Grade 43C cast in steel
               plates (CP9) to BS 4360 with and
               including 2 nr. 19 mm diameter x
               100 mm long Grade 410 shear studs
               through reinforced concrete
               columns; totally within the
               concrete volume; curved cylindrical
               to one radius in one plane, radius
               0.45 m                                     nr          ***          ***           ***

G832.2         other inserts; 500 x 400 x 20 mm
               thick Grade 43C cast in steel
               plates (CP2) to BS 4360 with and
               including 4 nr. 19 mm diameter x
               100 mm long Grade 410 shear studs
               through reinforced concrete
               columns; totally within the
               concrete volume; curved cylindrical
               to one radius in one plane, radius
               0.45 m                                     nr          ***          ***           ***

               ARCHITECTURAL COATINGS AND SPECIAL
               FINISHES

               "Monokote" two hour fire protection
               spray paint or products having
               equivalent functions or performance

AT970          Metal sections                             m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE10.1      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE10.1/2              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.1                                            E10.1 : Columns

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Lump Sum Breakdown and for
               which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE10.1      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE10.1/3              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.1                                            E10.1 : Columns

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                                             Total of Lump Sum Item LSE10.1      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE10.1/4              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.1                                            E10.1 : Columns

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMPSUM ITEM LSE10.1
: Columns

Page No. LSE10.1/1                                                       ***

Page No. LSE10.1/2                                                       ***

Page No. LSEl0.1/3                                                       ***

Page No. LSE10.1/4                                                       ***

--------------------------------------------------------------------------------
                             To Collection of Lump Sum Item LSE10.1      ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE10.1/COL/1          Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.2                          E10.2 : Suspended Beams and Slabs

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F250           Class: 45/20; concrete category B          m3          ***          ***           ***

               placing of reinforced concrete

               Suspended slabs; concrete category
               B

F631           thickness not exceeding 150 mm             m3          ***          ***           ***

F633           thickness 300-500 mm                       m3          ***          ***           ***

F634           thickness exceeding 500 mm                 m3          ***          ***           ***

               CONCRETE ANCILLARIES

               Formwork finish; type F4

               Horizontal

G315           width exceeding 1.22 m                     m3          ***          ***           ***

               Vertical

G341           width not exceeding 0.l m                  m           ***          ***           ***

               Concrete components of constant
               cross-section

G381.1         beams; 350 x 1500mm deep;
               integral  with 175 mm thick slab           m           ***          ***           ***

G381.2         beams; 400 x 900 mm deep;
               integral with 175 mm thick slab            m           ***          ***           ***

G381.3         edge beams; 400 x 900 mm deep;
               integral with 175 mm thick slab            m           ***          ***           ***

G381.4         beams; 475 x 900 mm deep;
               integral with 175 mm thick slab            m           ***          ***           ***

G381.5         beams; 500 x 900 mm deep;
               integral with 175 mm thick slab            m           ***          ***           ***

G381.6         beams; 700 x 900 mm deep;
               integral with 175 mm thick slab            m           ***          ***           ***

G381.7         beams; 725 x 900 mm deep;
               integral with 175 mm thick slab            m           ***          ***           ***

G381.8         beams; 745 x 900 mm deep;
               integral with 175 mm thick slab            m           ***          ***           ***

G381.9         beams; 900 x 900 mm deep;
               integral with 175 mm thick slab            m           ***          ***           ***

G381.10        edge beams; 900 x 900 mm deep;
               integral with 200 mm thick slab            m           ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE10.2      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE10.2/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.2                          E10.2 : Suspended Beams and Slabs

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Formwork finish: type F4(Cont'd)

               Concrete components of constant
               cross-section(Cont'd)

G381.ll        beams; 900 x 1500 mm deep;
               integral with 175 mm thick slab            m           ***          ***           ***

G381.12        edge beams; 900 x 1500 mm deep;
               integral with 175 mm thick slab            m           ***          ***           ***

G381.13        beams; 1000 x 900 mm deep;
               integral with 175 mm thick slab            m           ***          ***           ***

G381.14        beams; 1050 x 900 mm deep;
               integral with 175 mm thick slab            m           ***          ***           ***

G381.15        beams; 1495 x 900 mm deep;
               integral with 175 mm thick slab            m           ***          ***           ***

G381.16        beams; 1500 x 900 mm deep;
               integral with 175 mm thick slab            m           ***          ***           ***

G381.17        beams; 1500 x 1500 mm deep;
               integral with 175 mm thick slab            m           ***          ***           ***

               Reinforcement

               Deformed high yield steel bars to
               BS 4449

G522           nominal size 12 mm                         t           ***          ***           ***

G523           nominal size 16 mm                         t           ***          ***           ***

G524           nominal size 20 mm                         t           ***          ***           ***

G525           nominal size 25 mm                         t           ***          ***           ***

G526           nominal size 32 mm                         t           ***          ***           ***

G527           nominal size 40 mm                         t           ***          ***           ***

               Special joints; threaded type
               proprietary couplers with screw
               caps

G550.1         to 32 mm diameter deformed high
               yield steel bars to BS 4449                nr          ***          ***           ***

G550.2         to 40 mm diameter deformed high
               yield steel bars to BS 4449                nr          ***          ***           ***

               Steel fabric to BS 4483

G566           nominal mass 6-7 kg/m2; fabric
               reference A393                             m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE10.2      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE10.2/2              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.2                          E10.2 : Suspended Beams and Slabs

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Concrete accessories(Cont'd)

               Joints

               Formed surface with and including
               50 mm thick polystyrene board joint
               filler with two hour fire rating
               protection

G641           average width not exceeding 0.5m           m2          ***          ***           ***

G670           Sealed rebates or grooves; 50 mm
               wide approved sealant on backing
               rod with two hour fire rating
               protection                                 m           ***          ***           ***

               Concrete accessories

               Finishing of top surfaces

G813           class U2 finishes                          m2          ***          ***           ***

               Inserts

G831           linear inserts; 90 x 90 x 8 mm
               thick cast in galvanized mild
               steel angles with and including
               12 mm diameter anchor bars at
               250 mm centres through
               reinforced slabs or beams;
               totally within the concrete
               volume                                     m           ***          ***           ***

G832           other inserts; fix and cast in
               only 4 nr. 24 mm diameter
               proprietary sockets and Grade 8.8
               bolts through reinforced concrete
               slabs; projecting from one
               surface of the concrete                    nr          ***          ***           ***

               MISCELLANEOUS METALWORK

               Galvanized steel

               "Bondek II" profiled sheeting or
               products having equivalent
               functions or performance; 0.75mm
               thick; with 55 mm overall high
               embossed dovetail ribs and 28 mm
               wide flutes

N170           under suspended concrete slabs             m2          ***          ***           ***

               Proprietary slab edge form

N199           to edges of 125 thick concrete
               slabs                                      m           ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE10.2      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE10.2/3              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.2                          E10.2 : Suspended Beams and Slabs

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               ARCHITECTURAL COATINGS AND SPECIAL
               FINISHES

               "MonoKote" two hour fire protection
               spray paint or products having
               equivalent functions or performance

AT970          Metal sections                             m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE10.2      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE10.2/4              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.2                          E10.2 : Suspended Beams and Slabs

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Lump Sum Breakdown and for
               which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE10.2      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE10.2/5              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.2                          E10.2 : Suspended Beams and Slabs

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE10.2      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE10.2/6              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.2                          E10.2 : Suspended Beams and Slabs

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE10.2
: Suspended Beams and Slabs

Page No. LSE10.2/1                                                       ***

Page No. LSE10.2/2                                                       ***

Page No. LSE10.2/3                                                       ***

Page No. LSE10.2/4                                                       ***

Page No. LSE10.2/5                                                       ***

Page No. LSE10.2/6                                                       ***

--------------------------------------------------------------------------------
                                     Total of Lump Sum Item LSE10.2      ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE10.2/COL/1          Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.3                                              E10.3 : Walls

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F250           Class: 45/20; concrete category B          m3          ***          ***           ***

               Placing of reinforced concrete

               Walls; concrete category B

F642           thickness 150-300 mm                       m3          ***          ***           ***

               CONCRETE ANCILLARIES

               Formwork finish : type F5

               Horizontal

G312           width 0.1-0.2 m                            m           ***          ***           ***

               Vertical

G342           width 0.1-0.2 m                            m           ***          ***           ***

G343           width 0.2-0.4 m                            m2          ***          ***           ***

G344           width 0.4-1.22 m                           m2          ***          ***           ***

G345           width exceeding 1.22 m                     m2          ***          ***           ***

               Concrete components of constant
               cross-section

G386.1         intrusions; 25 (overall) x 20
               mm deep                                    m           ***          ***           ***

G386.2         intrusions; 25 x 30 mm deep
               (overall)                                  m           ***          ***           ***

G386.3         intrusions; 100 (overall) x 20
               mm deep                                    m           ***          ***           ***

G386.4         intrusions; 100 x 30 mm deep
               (overall)                                  m           ***          ***           ***

               Reinforcement

               Deformed high yield steel bars to
               BS 4449

G521           nominal size not exceeding 10 mm           t           ***          ***           ***

G522           nominal size 12 mm                         t           ***          ***           ***

G523           nominal size 16 mm                         t           ***          ***           ***

G524           nominal size 20 mm                         t           ***          ***           ***

G525           nominal size 25 mm                         t           ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE10.3      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE10.3/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.3                                              E10.3 : Walls

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Joints

               Formed surface plain

G631           average width not exceeding 0.5 m          m2          ***          ***           ***

               Formed surface with and including
               20 mm thick polystyrene board joint
               filler

G641.1         average width not exceeding 0.5 m          m2          ***          ***           ***

               Formed surface with and including
               30 mm thick polystyrene board joint
               filler with two hour fire rating
               protection

G641.2         average width not exceeding
               0.5 m                                      m2          ***          ***           ***

G670.1         Sealed rebates or grooves; 20 mm
               wide approved sealant on backing
               rod with two hour fire rating
               protection                                 m           ***          ***           ***

G670.2         Sealed rebates or grooves; 30 mm
               wide approved joint sealant on
               backing rod with two hour fire
               rating protection                          m           ***          ***           ***

               Dowels; 16 mm diameter mild steel
               bars to BS 4449

G682.1         sleeved; 400 mm long; cast into
               one side of joint, other side
               with and including 200 mm long
               cast in plastic sleeve                     nr          ***          ***           ***

G682.2         sleeved; 530 mm long; cast into
               one side of joint, other side
               with and including 280 mm long
               cast in plastic sleeve                     nr          ***          ***           ***

               Dowels; 20 mm diameter mild steel
               bars to BS 4449

G682.3         sleeved; 405 mm long; cast into
               one side of joint, other side
               with and including 150 mm long
               cast in plastic sleeve                     nr          ***          ***           ***

               Dowels; 25 mm diameter mild steel
               bars to BS 4449

G682.4         sleeved; 405 mm long; cast into
               one side of joint, other side
               with and including 150 mm long
               cast in plastic sleeve                     nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE10.3      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE10.3/2              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.3                                              E10.3 : Walls

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Concrete accessories

               Inserts

G832           other inserts; 200 x 400 x 20 mm
               thick Grade 43C cast in steel
               plates (CP4) to BS 4360 with and
               including 3 nr. 19 mm diameter x
               100 mm long Grade 410 shear studs
               through reinforced concrete ribs or
               walls; projecting from one surface
               of the concrete                            nr          ***          ***           ***

               ARCHITECTURAL COATINGS AND SPECIAL
               FINISHES

               "Monokote" two hour fire protection
               spray paint or products having
               equivalent functions or performance

AT970          Metal sections                             m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE10.3      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE10.3/3              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.3                                              E10.3 : Walls

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Lump Sum Breakdown and for
               which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE10.3      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE10.3/4              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.3                                              E10.3 : Walls

ITEM CODE                   ITEM DESCRIPTION              UNIT      QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSE10.3      ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSE10.3/5              Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.3                                              E10.3 : Walls

                        ITEM DESCRIPTION                          AMOUNT HK$
----------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE10.3 : Walls

Page No. LSE10.3/1                                                    ***

Page No. LSE10.3/2                                                    ***

Page No. LSE10.3/3                                                    ***

Page No. LSE10.3/4                                                    ***

Page No. LSE10.3/5                                                    ***
----------------------------------------------------------------------------
                                Total of Lump Sum Item LSE10.3        ***
                                                                  ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE10.3/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.4                               E10.4 : Structural Steelwork

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              STRUCTURAL METALWORK

              Fabrication of members for frames; weldable structural steel Grade 50C to BS 4360

              Columns; 100 x 100 x 5 mm thick square hollow sections

M311.1        straight on plan                                   t        ***        ***         ***

              Beams; 305 x 165 mm x 46 kg/m universal beams

M321.1        straight on plan                                   t        ***        ***         ***

              Beams; 406 x 178 mm x 74 kg/m universal beams

M321.2        straight on plan                                   t        ***        ***         ***

              Beams; 203 x 76 mm channels

M321.3        straight on plan                                   t        ***        ***         ***

              Beams; 70 x 70 x 6 mm thick angles

M321.4        straight on plan                                   t        ***        ***         ***

              Beams; 150 x 90 x 10 mm thick angles

M321.5        straight on plan                                   t        ***        ***         ***

              Hangers; 100 x 100 x 10 mm thick square hollow sections

M361          straight on plan                                   t        ***        ***         ***

M380.1        Anchorages and holding down bolt assemblies;
              comprising 2 nr. 16 mm diameter Grade 8.8 anchor
              bolts, 350 x 120 x 10 mm thick base plate and 4
              nr. 75 x 75 x 6 mm thick plate washers             nr       ***        ***         ***

              Fabrication of members for glazed wall supports at Level 1 Grid B-C: weldable structural steel
              Grade 43A to BS 4360

              Columns; 250 x 150 x 6.3 mm thick rectangular hollow sections

M311.2        straight on plan                                   t        ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE10.4       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE10.4/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.4                               E10.4 : Structural Steelwork

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              STRUCTURAL METALWORK

              Fabrication of members for glazed wall supports at Level 1 Grid B-C; weldable structural steel
              Grade 43A to BS 4360 (Cont'd)

M380.2        Anchorages and holding down bolt assemblies;
              comprising 2 nr. 16 mm diameter x 200 mm long
              Grade 4.6 bolts, 400 x 350 x 20 mm thick base
              plate and 4 nr. 60 x 60 x 10 mm thick plate
              washers                                            nr       ***        ***         ***

M380.3        Anchorages and holding down bolt assemblies;
              comprising 4 nr. 16 mm diameter x 200 mm long
              Grade 4.6 bolts, 400 x 350 x 20 mm thick plate
              and 8 nr. 60 x 60 x 10 mm thick plate washers      nr       ***        ***         ***

              Plates; 250 x 150 x 10 mm thick

M391.1        straight on plan                                   t        ***        ***         ***

              Fabrication of members for frames; weldable structural steel Grade 43C to BS 4360

              Cap plates; 5 mm thick

M391.2        straight on plan                                   t        ***        ***         ***

              Cap plates and end plates; 6 mm thick

M391.3        straight on plan                                   t        ***        ***         ***

              End plates and plate stiffeners; 10 mm thick

M391.4        straight on plan                                   t        ***        ***         ***

              Cleat plates; 10 mm thick

M391.5        straight on plan                                   t        ***        ***         ***

              Fitted plates; 16 mm thick

M391.6        straight on plan                                   t        ***        ***         ***

              Side plates and plate stiffeners; 20 mm thick

M391.7        straight on plan                                   t        ***        ***         ***

              Plate washers; 25 mm thick

M391.8        straight on plan                                   t        ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE10.4       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE10.4/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.4                               E10.4 : Structural Steelwork

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              STRUCTURAL METALWORK

              Fabrication of other members for hoisting hooks:
              weldable structural steel to BS 4360; Grade 43A

M480          Anchorages and anchor bolt assemblies; comprising
              4 nr. 24 mm diameter proprietary sockets, Grade
              8.8 anchor bolts and 230 x 230 x 20 mm thick
              plates                                             nr       ***        ***         ***

              Erection of members for frames; weldable structural steel Grade 50C to BS 4360

M620.1        Permanent erection                                 t        ***        ***         ***

              Site bolts; Grade 8.8

M641.1        diameter not exceeding 16 mm                       nr       ***        ***         ***

M642          diameter 16 - 20 mm                                nr       ***        ***         ***

              Site bolts; Grade 10.9

M655          diameter 30 - 36 mm                                nr       ***        ***         ***

              Erection of members for glazed wall supports at Level 1 Grid B-C; weldable structural steel to BS
              4360; Grade 43A

M620.2        Permanent erection                                 t        ***        ***         ***

              Site bolts; Grade 8.8

M641.2        diameter not exceeding 16 mm                       nr       ***        ***         ***

              Erection of members for frames; weldable structural steel Grade 43C to BS 4360

M620.3        Permanent erection                                 t        ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE10.4       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE10.4/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.4                               E10.4 : Structural Steelwork

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              PAINTING

              Epoxy paint; first coat of 2 pack epoxy zinc phosphate 70 microns (KP1A), second coat of 2 pack high build epoxy MIO 100 microns (KU1B) and finishing coat of 2 pack high build epoxy MIO
              100 microns (KU2D)

V770          Metal sections                                     m2       ***        ***         ***

              ARCHITECTURAL COATINGS AND SPECIAL FINISHES

              "Monokote" two hour fire protection spray paint or products having equivalent functions or performance

AT970         Metal sections                                     m2       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE10.4       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE10.4/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.4                               E10.4 : Structural Steelwork

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

              The unit of measurement for any Contractor's
              Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE10.4       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE10.4/5               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.4                               E10.4 : Structural Steelwork

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE10.4       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE10.4/6               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.4                               E10.4 : Structural Steelwork

                        ITEM DESCRIPTION                          AMOUNT HK$
----------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE10.4
: Structural Steelwork

Page No. LSE10.4/1                                                    ***

Page No. LSE10.4/2                                                    ***

Page No. LSE10.4/3                                                    ***

Page No. LSE10.4/4                                                    ***

Page No. LSE10.4/5                                                    ***

Page No. LSE10.4/6                                                    ***

----------------------------------------------------------------------------
                                Total of Lump Sum Item LSE10.4        ***
                                                                  ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE10.4/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.5                                 E10.5 : BWIC with Services

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Formwork finish; type F4

              Horizontal

G312          width 0.1-0.2 m                                    m        ***        ***         ***

              Vertical

G342          width 0.1-0.2 m                                    m        ***        ***         ***

              For voids

G371          small void depth not exceeding 0.5 m               nr       ***        ***         ***

G375          large void depth not exceeding 0.5 m               nr       ***        ***         ***

              Joints

G670          Approved joint sealant with two hour fire rating
              protection; 100 mm wide                            m        ***        ***         ***

              Concrete accessories

              Inserts

G831.1        linear inserts; galvanized iron pipes to BS 1387
              medium class, screwed joints; 50 mm nominal bore;
              totally within the concrete volume                 m        ***        ***         ***

G831.2        linear inserts; unplasticized polyvinyl chloride
              pipes to BS 4660, solvent welded spigot and
              socket joints; 200 mm nominal bore; totally
              within the concrete volume                         m        ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE10.5       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE10.5/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.5                                 E10.5 : BWIC with Services

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Concrete accessories (Cont'd)

              Inserts (Cont'd)

G832.1        other inserts; unplasticized polyvinyl chloride
              pipes to BS 4660, solvent welded spigot and
              socket joints; 200 mm nominal bore x 750 mm long;
              projecting from one surface of the concrete        nr       ***        ***         ***

G832.2        other inserts; unplasticized polyvinyl chloride
              bends; 400 mm nominal bore; totally within the
              concrete volume                                    nr       ***        ***         ***

G832.3        other inserts; 60 mm diameter mild steel sleeves
              through reinforced concrete beams; totally within
              the concrete volume                                nr       ***        ***         ***

G832.4        other inserts; 19 mm shank diameter x 90 mm long
              Grade 410 shear studs with 30 mm diameter x 8 mm
              thick head through reinforced concrete slabs or
              beams, totally within the concrete volume          nr       ***        ***         ***

G832.5        other inserts; 12 mm diameter Grade 8.8 anchor
              bolts with 20 kN shear capacity through
              reinforced concrete walls or columns; projecting
              from one surface of the concrete                   nr       ***        ***         ***

G832.6        other inserts; 16 mm diameter Grade 8.8 anchor
              bolts with 30 kN shear capacity through
              reinforced concrete walls or columns; projecting
              from one surface of the concrete                   nr       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE10.5       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE10.5/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.5                                 E10.5 : BWIC with Services

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Concrete accessories (Cont'd)

              Inserts (Cont'd)

G832.7        other inserts; fix and cast in only 2 nr. 16 mm
              diameter holding down bolts through reinforced
              concrete slabs or beams; projecting from one
              surface of the concrete                            nr       ***        ***         ***

G832.8        other inserts; fix and cast in only 2 nr. 16 mm
              diameter x 200 mm long holding down bolts through
              reinforced concrete slabs, beams, plinths or
              upstands; projecting from one surface of the
              concrete                                           nr       ***        ***         ***

G832.9        other inserts; fix and cast in only 4 nr. 16 mm
              diameter x 200 mm long anchor bolts through
              reinforced concrete slabs or beams; projecting
              from one surface of the concrete                   nr       ***        ***         ***

              Grouting under plates

G842.1        area 0.1-0.5 m2; 20 mm thick approved non-shrink
              cementitious grout                                 nr       ***        ***         ***

              Grouting under base plates

G842.2        area 0.1-0.5 m2; 20 mm thick approved non-shrink
              cementitious grout                                 nr       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE10.5       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE10.5/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.5                                 E10.5 : BWIC with Services

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Sealing openings with 2 hour fire-rated material around sleeves

              Openings in reinforced concrete walls, slabs or beams

G999-1        area not exceeding 0.1 m2; 125 mm thick            nr       ***        ***         ***

G999.2        area not exceeding 0.1 m2; 160 mm thick            nr       ***        ***         ***

G999.3        area not exceeding 0.1 m2; 175 mm thick            nr       ***        ***         ***

G999.4        area not exceeding 0.1 m2; 225 mm thick            nr       ***        ***         ***

G999.5        area 0.1-0.5 m2; 160 mm thick                      nr       ***        ***         ***

G999.6        area 0.1-0.5 m2; 175 mm thick                      nr       ***        ***         ***

G999.7        area 0.5-1.0 m2; 160 mm thick                      nr       ***        ***         ***

G999.8        area 0.5-1.0 m2; 175 mm thick                      nr       ***        ***         ***

G999.9        area 1.0-3.0 m2; 160 mm thick                      nr       ***        ***         ***

G999.10       area 1.0-3.0 m2; 175 mm thick                      nr       ***        ***         ***

              Openings in blockwalls

G999.11       area 0.1-0.5 m2; 160 mm thick                      nr       ***        ***         ***

G999.12       area 0.1-0.5 m2; 200 mm thick                      nr       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE10.5       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE10.5/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.5                                 E10.5 : BWIC with Services

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

              The unit of measurement for any Contractor's
              Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE10.5       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE10.5/5               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.5                                 E10.5 : BWIC with Services

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE10.5       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE10.5/6               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E10 : Immigration (GL C-M/9-19, 15.05m-21.96m)
Lump Sum Item LSE10.5                                 E10.5 : BWIC with Services

                        ITEM DESCRIPTION                          AMOUNT HK$
----------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE10.5 : BWIC with Services

Page No. LSE10.5/1                                                    ***

Page No. LSE10.5/2                                                    ***

Page No. LSE10.5/3                                                    ***

Page No. LSE10.5/4                                                    ***

Page No. LSE10.5/5                                                    ***

Page No. LSE10.5/6                                                    ***

----------------------------------------------------------------------------
                                Total of Lump Sum Item LSE10.5        ***
                                                                  ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE10.5/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.1                                            E11.1 : Columns

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              IN SITU CONCRETE

              Provision of concrete designed mix

F250          Class: 45/20; concrete category B                  m3       ***        ***         ***

              Placing of reinforced concrete

              Columns; concrete category B

F654          cross-sectional area 0.25-1 m2                     m3       ***        ***         ***

              CONCRETE ANCILLARIES

              Formwork finish: type F4

              Concrete components of constant cross-section

G382          columns; 800 mm diameter                           m        ***        ***         ***

              Reinforcement

              Deformed high yield steel bars to BS 4449

G521          nominal size not exceeding 10 mm                   t        ***        ***         ***

G522          nominal size 12 mm                                 t        ***        ***         ***

G523          nominal size 16 mm                                 t        ***        ***         ***

G524          nominal size 20 mm                                 t        ***        ***         ***

G525          nominal size 25 mm                                 t        ***        ***         ***

G526          nominal size 32 mm                                 t        ***        ***         ***

G527          nominal size 40 mm                                 t        ***        ***         ***

G528          nominal size 50 mm or greater                      t        ***        ***         ***

              Joints

              Formed surface with and including 50 mm thick polystyrene board joint filler with two hour fire rating protection

G641          average width not exceeding 0.5 m                  m2       ***        ***         ***

G670          Sealed rebates or grooves; 50 mm wide approved
              sealant on backing rod with two hour fire rating
              protection                                         m        ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.1       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.1/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.1                                            E11.1 : Columns

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Concrete accessories

              Inserts

G832.1        other inserts; 225 x 400 x 20 mm thick Grade
              43C cast in steel plates (CP9) to BS 4360 with and
              including 2 nr. 19 mm diameter x 100 mm long
              Grade 410 shear studs through reinforced concrete
              columns; totally within the concrete volume;
              curved cylindrical to one radius in one plane,
              radius 0.4 m                                       nr       ***        ***         ***

G832.2        other inserts; 500 x 400 x 20 mm thick Grade 43C
              cast in steel plates (CP1) to BS 4360 with and
              including 4 nr. 19 mm diameter x 100 mm long
              Grade 410 shear studs through reinforced concrete
              columns; totally within the concrete volume;
              curved cylindrical to one radius in one plane,
              radius 0.4 m                                       nr       ***        ***         ***

              ARCHITECTURAL COATINGS AND SPECIAL FINISHES

              "Monokote" two hour fire protection spray paint or products having equivalent functions or performance

AT970         Metal sections                                     m2       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.1       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.1/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.1                                            E11.1 : Columns

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

              The unit of measurement for any Contractor's
              Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.1       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.1/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.1                                            E11.1 : Columns

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.1       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.1/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.1                                            E11.1 : Columns

                        ITEM DESCRIPTION                          AMOUNT HK$
----------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE11.1 : Columns

Page No. LSE11.1/1                                                    ***

Page No. LSE11.1/2                                                    ***

Page No. LSE11.1/3                                                    ***

Page No. LSE11.1/4                                                    ***

----------------------------------------------------------------------------
                                Total of Lump Sum Item LSE11.1        ***
                                                                  ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April   2002             LSE11.1/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.2                          E11.2 : Suspended Beams and Slabs

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              IN SITU CONCRETE

              Provision of concrete designed mix

F250          Class: 45/20; concrete category B                  m3       ***        ***         ***

              Placing of reinforced concrete

              Suspended slabs; concrete category B

F631          thickness not exceeding 150 mm                     m3       ***        ***         ***

F632          thickness 150-300 mm                               m3       ***        ***         ***

F634          thickness exceeding 500 mm                         m3       ***        ***         ***

              CONCRETE ANCILLARIES

              Formwork finish: type F4

              Horizontal

G315          width exceeding 1.22 m                             m2       ***        ***         ***

              Vertical

G341          width not exceeding 0.1 m                          m2       ***        ***         ***

G342          width 0.1-0.2 m                                    m2       ***        ***         ***

G343          width 0.2-0.4 m                                    m2       ***        ***         ***

              Concrete components of constant cross-section

G381.1        edge beams; 300 x 900 mm deep; integral with 175
              mm thick slab                                      m        ***        ***         ***

G381.2        beams; 360 x 1500 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.3        beams; 400 x 700 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.4        beams; 400 x 750 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.5        edge beams; 400 x 750 mm deep; integral with 175
              mm thick slab                                      m        ***        ***         ***

G381.6        beams; 400 x 900 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.7        edge beams; 400 x 900 mm deep; integral with 175
              mm thick slab                                      m        ***        ***         ***

381.8         beams; 425 x 750 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.9        edge beams; 425 x 750 mm deep; integral with 175
              mm thick slab                                      m        ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.2       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                       [STAMP]

Rev.0 : 26 April 2002               LSE11.2/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.2                          E11.2 : Suspended Beams and Slabs

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Formwork finish: type F4 (Cont'd )

              Concrete components of constant cross-section
              (Cont'd)

G381.10       beams; 425 x 1050 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.ll       edge beams; 425 x 1050 mm deep; integral with 175
              mm thick slab                                      m        ***        ***         ***

G381.12       beams; 475 x 750 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.13       beams; 475 x 900 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.14       beams; 700 x 900 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.15       edge beams; 700 x 900 mm deep; integral with 175
              mm thick slab                                      m        ***        ***         ***

G381.16       beams; 900 x 750 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.17       edge beams; 900 x 750 mm deep; integral with 175
              mm thick slab                                      m        ***        ***         ***

G381.18       beams; 900 x 900 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.19       edge beams; 900 x 900 mm deep; integral with 175
              mm thick slab                                      m        ***        ***         ***

G381.20       beams; 900 x 1500 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.21       beams; 950 x 850 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.22       beams; 1000 x 750 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.23       edge beams; 1000 x 900 mm deep; integral with 175
              mm thick slab                                      m        ***        ***         ***

G381.24       beams; 1000 x 1500 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.25       beams; 1175 x 900 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.26       beams; 1200 x 900 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.27       beams; 1500 x 900 mm deep; integral with 175 mm
              thick slab                                         m        ***        ***         ***

G381.28       edge beams; 1500 x 900 mm deep; integral with 175
              mm thick slab                                      m        ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.2       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                       [STAMP]

Rev.0 : 26 April 2002               LSE11.2/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.2                          E11.2 : Suspended Beams and Slabs

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Reinforcement

              Deformed high yield steel bars to BS 4449

G521          nominal size not exceeding 10 mm                   t        ***        ***         ***

G522          nominal size 12 mm                                 t        ***        ***         ***

G523          nominal size 16 mm                                 t        ***        ***         ***

G524          nominal size 20 mm                                 t        ***        ***         ***

G525          nominal size 25 mm                                 t        ***        ***         ***

G526          nominal size 32 mm                                 t        ***        ***         ***

G527          nominal size 40 mm                                 t        ***        ***         ***

              Special joints; threaded type proprietary couplers with screw caps

G550.1        to 16 mm diameter deformed high yield steel bars
              to BS 4449                                         nr       ***        ***         ***

G550.2        to 25 mm diameter deformed high yield steel bars
              to BS 4449                                         nr       ***        ***         ***

G550.3        to 32 mm diameter deformed high yield steel bars
              to BS 4449                                         nr       ***        ***         ***

G550.4        to 40 mm diameter deformed high yield steel bars
              to BS 4449                                         nr       ***        ***         ***

              Steel fabric to BS 4483

G566          nominal mass 6-7 kg/m2; fabric reference A393      m2       ***        ***         ***

              Joints

              Formed surface with and including 50 mm thick polystyrene board joint filler with two hour fire rating protection

G641          average width not exceeding 0.5                    m2       ***        ***         ***

G670          Sealed rebates or grooves; 50 mm wide approved
              sealant on backing rod with two hour fire rating
              protection                                         m        ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.2       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                       [STAMP]

Rev.0 : 26 April 2002               LSE11.2/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.2                          E11.2 : Suspended Beams and Slabs

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Concrete accessories

              Finishing of top surfaces

G813          class U2 finishes                                  m2       ***        ***         ***

              Inserts

G831          linear inserts; 90 x 90 x 8 mm thick cast in
              galvanized mild steel angles with and including
              12 mm diameter anchor bars at 250 mm centres
              through reinforced concrete slabs or beams;
              totally within the concrete volume                 m        ***        ***         ***

G832          other inserts; fix and cast in only 4 nr. 24 mm
              diameter proprietary sockets and Grade 8.8 bolts
              through reinforced concrete slabs; projecting
              from one surface of the concrete                   nr       ***        ***         ***

              MISCELLANEOUS METALWORK

              Galvanized steel

              "Bondek II" profiled sheeting or products having equivalent functions or performance; 0.75 mm thick; with 55 mm overall high embossed dovetail ribs and 28 mm wide flutes

N170          under suspended concrete slabs                     m2       ***        ***         ***

              Proprietary slab edge form

N199          to edges of 125 thick concrete slabs               m        ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.2       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                       [STAMP]

Rev.0 : 26 April 2002               LSE11.2/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.2                          E11.2 : Suspended Beams and Slabs

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

              The unit of measurement for any Contractor's Other
              Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.2       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.2/5               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.2                          E11.2 : Suspended Beams and Slabs

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.2       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.2/6               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.2                          E11.2 : Suspended Beams and Slabs

                        ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE11.2 : Suspended Beams and Slabs

Page No. LSE11.2/1                                                     ***

Page No. LSE11.2/2                                                     ***

Page No. LSE11.2/3                                                     ***

Page No. LSE11.2/4                                                     ***

Page No. LSE11.2/5                                                     ***

Page No. LSE11.2/6                                                     ***

--------------------------------------------------------------------------------
                                   Total of Lump Sum Item LSE11.2      ***
                                                                   -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.2/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.3                                              E11.3 : Walls

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              IN SITU CONCRETE

              Provision of concrete designed mix

F250          Class: 45/20; concrete category B                  m3       ***        ***         ***

              Placing of reinforced concrete

              Walls; concrete category B

F642          thickness 150-300 mm                               m3       ***        ***         ***

              CONCRETE ANCILLARIES

              Formwork finish: type F5

              Horizontal

G312          width 0.1-0.2 m                                    m        ***        ***         ***

              Vertical

G342          width 0.1-0.2 m                                    m        ***        ***         ***

G343          width 0.2-0.4 m                                    m2       ***        ***         ***

G344          width 0.4-1.22 m                                   m2       ***        ***         ***

G345          width exceeding 1.22 m                             m2       ***        ***         ***

              Concrete components of constant cross-section

G386.1        intrusions; 25 (overall) x 20 mm deep              m        ***        ***         ***

G386.2        intrusions; 25 x 30 mm deep (overall)              m        ***        ***         ***

G386.3        intrusions; 100 (overall) x 20 mm deep             m        ***        ***         ***

G386.4        intrusions; 100 x 30 mm deep (overall)             m        ***        ***         ***

              Reinforcement

              Deformed high yield steel bars to BS 4449

G521          nominal size not exceeding 10 mm                   t        ***        ***         ***

G522          nominal size 12 mm                                 t        ***        ***         ***

G523          nominal size 16 mm                                 t        ***        ***         ***

G524          nominal size 20 mm                                 t        ***        ***         ***

G525          nominal size 25 mm                                 t        ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.3       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.3/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.3                                              E11.3 : Walls

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Joints

              Formed surface plain

G631          average width not exceeding 0.5 m                  m2       ***        ***         ***

              Formed surface with and including 20 mm thick polystyrene board joint filler with two hour fire rating protection

G641.1        average width not exceeding 0.5 m                  m2       ***        ***         ***

              Formed surface with and including 30 mm thick polystyrene board joint filler with two hour fire rating protection

G641.2        average width not exceeding 0.5 m                  m2       ***        ***         ***

              Formed surface with and including 40 mm thick polystyrene board joint filler with two hour fire rating protection

G641.3        average width not exceeding 0.5 m                  m2       ***        ***         ***

G670.1        Sealed rebates or grooves; 20 mm wide approved
              sealant on backing rod with two hour fire rating
              protection                                         m        ***        ***         ***

G670.2        Sealed rebates or grooves; 30 mm wide approved
              sealant on backing rod with two hour fire rating
              protection                                         m        ***        ***         ***

G670.3        Sealed rebates or grooves; 40 mm wide approved
              joint sealant on backing rod with two hour fire
              rating protection                                  m        ***        ***         ***

              Dowels; 16 mm diameter mild steel bars to BS 4449

G682.1        sleeved; 400 mm long; cast into one side of joint,
              other side with and including 200 mm long cast in
              plastic sleeve                                     nr      ***        ***         ***

G682.2        sleeved; 530 mm long; cast into one side of joint,
              other side with and including 280 mm long cast in
              plastic sleeve                                     nr        ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.3       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.3/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.3                                              E11.3 : Walls

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Joints(Cont'd )

              Dowels; 20 mm diameter mild steel bars to BS
              4449(Cont'd)

G682.3        sleeved; 405 mm long; cast into one side of
              joint, other side with and including 150 mm long
              cast in plastic sleeve                             nr       ***        ***         ***

              Dowels; 25 mm diameter mild steel bars to BS 4449

G682.4        sleeved; 405 mm long; cast into one side of
              joint, other  side with and including 150 mm long
              cast in plastic sleeve                             nr       ***        ***         ***

G682.5        sleeved; 640 mm long; cast into one side of
              joint, other side with and including 300 mm long
              cast in plastic sleeve                             nr       ***        ***         ***

              Concrete accessories

              Inserts

G832          other inserts; 200 x 400 x 20 mm thick Grade 43C
              cast in steel plates (CP4) to BS 4360 with and
              including 3 nr. 19 mm diameter x 100 mm long
              Grade 410 shear studs through reinforced concrete
              ribs or walls; projecting from one surface of the
              concrete                                           nr       ***        ***         ***

              ARCHITECTURAL COATINGS AND SPECIAL FINISHES

              "Monokote" two hour fire protection spray paint or products having equivalent functions or performance

AT970         Metal sections                                     m2       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.3       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.3/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.3                                              E11.3 : Walls

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

              The unit of measurement for any Contractor's
              Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.3       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.3/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.3                                              E11.3 : Walls

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.3       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.3/5               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.3                                              E11.3 : Walls


                        ITEM DESCRIPTION                          AMOUNT HK$
----------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE11.3 : Walls

Page No. LSE11.3/1                                                    ***

Page No. LSE11.3/2                                                    ***

Page No. LSE11.3/3                                                    ***

Page No. LSE11.3/4                                                    ***

Page No. LSE11.3/5                                                    ***

----------------------------------------------------------------------------
                                Total of Lump Sum Item LSE10.3        ***
                                                                  ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.3/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
sLump Sum Item LSE11.4                              E11.4 : Structural Steelwork

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              STRUCTURAL METALWORK

              Fabrication of members for frames; weldable structural steel Grade 50C to BS 4360

              Columns; 100 x 100 x 5 mm thick square hollow sections

M311.1        straight on plan                                   t        ***        ***         ***

              Columns; 100 x 100 x 10 mm thick square hollow sections

M311.2        straight on plan                                   t        ***        ***         ***

              Beams; 305 x 165 mm x 46 kg/m universal beams

M321.1        straight on plan                                   t        ***        ***         ***

              Beams; 406 x 178 mm x 74 kg/m universal beams

M321.2        straight on plan                                   t        ***        ***         ***

              Beams; 152 x 76 mm channels

M321.3        straight on plan                                   t        ***        ***         ***

              Beams; 203 x 76 mm channels

M321.4        straight on plan                                   t        ***        ***         ***

              Beams; 70 x 70 x 6 mm thick angles

M321.5        straight on plan                                   t        ***        ***         ***

              Beams; 150 x 90 x 10 mm thick angles

M321.6        straight on plan                                   t        ***        ***         ***

              Hangers; 100 x 100 x 10 mm thick square hollow sections

M361          straight on plan                                   t        ***        ***         ***

M380.1        Anchorages and holding down bolt assemblies;
              comprising 2 nr. 16 mm diameter Grade 8.8 anchor
              bolts, 350 x 120 x 10 mm thick base plate and 4
              nr. 75 x 75 x 6 mm thick plate washers             nr       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                       Collection of Lump Sum Item LSE11.4       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.4/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.4                               E11.4 : Structural Steelwork

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              STRUCTURAL METAL WORK

              Fabrication of members for lift L-7 framing;
              weldable structural steel to BS 4360; Grade 43A

              Columns; 168.3 mm diameter x 10 mm thick circular hollow sections

M311.3        straight on plan                                   t        ***        ***         ***

              Columns; 219.1 mm diameter x 16 mm thick circular hollow sections

M311.4        straight on plan                                   t        ***        ***         ***

              Beams; 250 x 150 x 12.5 mm thick rectangular hollow sections

M321.7        straight on plan                                   t        ***        ***         ***

M380.2        Anchorages and anchor bolt assemblies; comprising
              2 nr. 20 mm diameter Grade 8.8 anchor bolts with
              40 x 25 mm channel, channel nut and 20 mm diameter
              anchor, and 3 nr. 200 x 250 x 10 mm thick plates   nr       ***        ***         ***

              Plates; 10 mm thick

M391.1        straight on plan                                   t        ***        ***         ***

              Fabrication of members for glazed wall supports at Level 2 Grid B-C; weldab1e structural steel to BS
              4360; Grade 43A

              Columns; 250 x 150 x 6.3 mm thick rectangular hollow sections

M311.5        straight on plan                                   t        ***        ***         ***

M380.3        Anchorages and holding down bolt assemblies;
              comprising 2 nr. 16 mm diameter x 200 mm long
              Grade 4.6 bolts, 400 x 350 x 20 mm thick base
              plate and 4 nr. 60 x 60 x 10 mm thick plate
              washers                                            nr       ***        ***         ***

M380.4        Anchorages and holding down bolt assemblies;
              comprising 4 nr. 16 mm diameter 200 mm long Grade
              4.6 bolts, 400 x 350 x 20 mm thick plate and 8 nr.
              60 x 60 x 10 mm thick plate washers                nr       ***        ***         ***

              Plates; 250 x 150 x 10 mm thick

M391.2        straight on plan                                   t        ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.4       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.4/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.4                               E11.4 : Structural Steelwork

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              STRUCTURAL METALWORK

              Fabrication of members for frames; weldable structural steel Grade 43C to BS 4360

              Cap plates and end plates; 5 mm thick

M391.3        straight on plan                                   t        ***        ***         ***

              Cap plates and end plates; 6 mm thick

M391.4        straight on plan                                   t        ***        ***         ***

              End plates and plate stiffeners; 10 mm thick

M391.5        straight on plan                                   t        ***        ***         ***

              Cleat plates; 10 mm thick

M391.6        straight on plan                                   t        ***        ***         ***

              Fitted plates; 16 mm thick

M391.7        straight on plan                                   t        ***        ***         ***

              Side plates and plate stiffeners; 20 mm thick

M391.8        straight on plan                                   t        ***        ***         ***

              Plate washers; 25 mm thick

M391.9        straight on plan                                   t        ***        ***         ***

              Fabrication of other members for hoisting hooks;
              we1dable structural steel to BS 4360; Grade 43A

M480          Anchorages and anchor bolt assemblies; comprising
              4 nr. 24 mm diameter proprietary sockets, Grade
              8.8 anchor bolts and 230 x 230 x 20 mm thick
              plates                                             nr       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.4       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.4/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.4                               E11.4 : Structural Steelwork

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              STRUCTURAL METALWORK

              Erection of members for frames; weldable structural steel Grade 50C to BS 4360

M620.1        Permanent erection                                 t        ***        ***         ***

              Site bolts; Grade 8.8

M641.1        diameter not exceeding 16 mm                       nr       ***        ***         ***

M642.1        diameter 16 - 20 mm                                nr       ***        ***         ***

              Site bolts; Grade 10.9

M655          diameter 30 - 36 mm                                nr       ***        ***         ***

              Erection of members for lift L-7 framing;
              weldable structural steel to BS 4360; Grade 43A

M620.2        Permanent erection                                 t        ***        ***         ***

              Site bolts; Grade 8.8

M642.2        diameter 16 - 20 mm                                nr       ***        ***         ***

              Erection of members for glazed wall supports at Level 2 Grid B-C; weldable structural steel to BS
              4360; Grade 43A

M620.3        Permanent erection                                 t        ***        ***         ***

              Site bolts; Grade 8.8

M641.2        diameter not exceeding 16 mm                       nr       ***        ***         ***

              Erection of members for frames; weldable structural steel Grade 43C to BS 4360

M620.4        Permanent erection                                 t        ***        ***         ***

              Off-Site surface treatment

M860          Hot dip galvanizing to BS 729; 85 microns          m2       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.4       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.4/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.4                               E11.4 : Structural Steelwork

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              PAINTING

              Epoxy paint; first coat of 2 pack epoxy zinc phosphate 70 microns (KP1A), second coat of 2 pack high build epoxy MIO 100 microns (KU1B) and finishing coat of 2 pack high build epoxy MIO 100 microns (KU2D)

V770          Metal sections                                     m2       ***        ***         ***

              ARCHITECTURAL COATINGS AND SPECIAL FINISHES

              "Monokote" two hour fire protection spray paint or products having equivalent functions or performance

AT970         Metal sections                                     m2       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.4       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.4/5               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.4                               E11.4 : Structural Steelwork

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

              The unit of measurement for any Contractor's Other
              Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.4       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.4/6               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.4                               E11.4 : Structural Steelwork

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.4       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.4/7               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.4                               E11.4 : Structural Steelwork

                        ITEM DESCRIPTION                          AMOUNT HK$
----------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE11.4 : Structural steelwork

Page No. LSE11.4/1                                                    ***

Page No. LSE11.4/2                                                    ***

Page No. LSE11.4/3                                                    ***

Page No. LSE11.4/4                                                    ***

Page No. LSE11.4/5                                                    ***

Page No. LSE11.4/6                                                    ***

Page No. LSE11.4/7                                                    ***

----------------------------------------------------------------------------
                                Total of Lump Sum Item LSE11.4        ***
                                                                  ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.4/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.5                                 E11.5 : BWIC with Services

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Formwork finish; type F4

              Horizontal

G312          width 0.1-0.2 m                                    m        ***        ***         ***

              Vertical

G342          width 0.1-0.2 m                                    m        ***        ***         ***

              For voids

G371          small void depth not exceeding 0.5 m               nr       ***        ***         ***

G375          large void depth not exceeding 0.5 m               nr       ***        ***         ***

              Joints

G670          Approved joint sealant with two hour fire rating
              protection; 100 mm wide                            m        ***        ***         ***

              Concrete accessories

              Inserts

G831.1        linear inserts; galvanized iron pipes to BS 1387
              medium class, screwed joints; 50 mm nominal bore;
              totally within the concrete volume                 m        ***        ***         ***

G831.2        linear inserts; unplasticized polyvinyl chloride
              pipes to BS 4660, solvent welded spigot and socket
              joints; 200 mm nominal bore; totally within the
              concrete volume                                    m        ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.5       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.5/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.5                                 E11.5 : BWIC with Services

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Concrete accessories(Cont'd)

              Inserts(Cont'd)

G832.1        other inserts; unplasticized polyvinyl chloride
              pipes to BS 4660, solvent welded spigot and socket
              joints; 200 mm nominal bore x 750 mm long;
              projecting from one surface of the concrete        nr       ***        ***         ***

G832.2        other inserts; unplasticized polyvinyl chloride
              bends; 400 mm nominal bore; totally within the
              concrete volume                                    nr       ***        ***         ***

G832.3        other inserts; 60 mm diameter mild steel sleeves
              through reinforced concrete beams; totally within
              the concrete volume                                nr       ***        ***         ***

G832.4        other inserts; 19 mm shank diameter x 90 mm long
              Grade 410 shear studs with 30 mm diameter x 8 mm
              thick head through reinforced concrete slabs or
              beams; totally within the concrete volume          nr       ***        ***         ***

G832.5        other inserts; 12 mm diameter Grade 8.8 anchor
              bolts with 20 kN shear capacity through reinforced
              concrete walls or columns; projecting from one
              surface of the concrete                            nr       ***        ***         ***

G832.6        other inserts; 16 mm diameter Grade 8.8 anchor
              bolts with 30 kN shear capacity through reinforced
              concrete walls or columns; projecting from one
              surface of the concrete                            nr       ***        ***         ***

G832.7        other inserts; fix and cast in only 2 nr. 16 mm
              diameter holding down bolts through reinforced
              concrete slabs or beams; projecting from one
              surface of the concrete                            nr       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.5       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.5/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.5                                 E11.5 : BWIC with Services

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Concrete accessories(Cont'd)

              Inserts(Cont'd)

G832.8        other inserts; fix and cast in only 2 nr. 16 mm
              diameter x 200 mm long holding down bolts through
              reinforced concrete slabs, beams, plinths or
              upstands; projecting from one surface of the
              concrete                                           nr       ***        ***         ***

G832.9        other inserts; fix and cast in only 2 nr. 16 mm
              diameter anchor bolts, 40 x 25 mm channel, channel
              nut and 20 mm diameter anchors through reinforced
              concrete beams; projecting from one surface of the
              concrete                                           nr       ***        ***         ***

G832.10       other inserts; fix and cast in only 4 nr. 16 mm
              diameter x 200 mm long anchor bolts through
              reinforced concrete slabs or beams; projecting
              from one surface of the concrete                   nr       ***        ***         ***

              Grouting under plates

G842.1        area 0.1-0.5 m2; 20 mm thick approved non-shrink
              cementitious grout                                 nr       ***        ***         ***

              Grouting under base plates

G842.2        area 0.1-0.5 m2; 20 mm thick approved non-shrink
              cementitious grout                                 nr       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.5       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.5/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.5                                 E11.5 : BWIC with Services

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Sealing openings with 2 hour fire-rated material around sleeves

              Openings in reinforced concrete walls, slabs or beams

G999.1        area not exceeding 0.1 m2; 160 mm thick            nr       ***        ***         ***

G999.2        area not exceeding 0.1 m2; 175 mm thick            nr       ***        ***         ***

G999.3        area not exceeding 0.1 m2; 200 mm thick            nr       ***        ***         ***

G999.4        area not exceeding 0.1 m2; 225 mm thick            nr       ***        ***         ***

G999.5        area 0.1-0.5 m2; 125 mm thick                      nr       ***        ***         ***

G999.6        area 0.1-0.5 m2; 160 mm thick                      nr       ***        ***         ***

G999.7        area 0.1-0.5 m2; 175 mm thick                      nr       ***        ***         ***

G999.8        area 0.1-0.5 m2; 200 mm thick                      nr       ***        ***         ***

G999.9        area 0.5-1.0 m2; 160 mm thick                      nr       ***        ***         ***

G999.10       area 0.5-1.0 m2; 175 mm thick                      nr       ***        ***         ***

G999.11       area 1.0-3.0 m2; 160 mm thick                      nr       ***        ***         ***

G999.12       area 3.0-5.0 m2; 160 mm thick                      nr       ***        ***         ***

G999.13       area 3.0-5.0 m2; 175 mm thick                      nr       ***        ***         ***

G999.14       area 5.0-7.0 m2; 175 mm thick                      nr       ***        ***         ***

              Openings in blockwalls

G999.12       area 0.1-0.5 m2; 160 mm thick                      nr       ***        ***         ***

G999.13       area 0.1-0.5 m2; 200 mm thick                      nr       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.5       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.5/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.5                                 E11.5 : BWIC with Services

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

              The unit of measurement for any Contractor's
              Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.5       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.5/5               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.5                                 E11.5 : BWIC with Services

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE11.5       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.5/6               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E11 : Immigration (GL C-M/9-19, 21.96m-28.87m)
Lump Sum Item LSE11.5                                 E11.5 : BWIC with Services

                        ITEM DESCRIPTION                          AMOUNT HK$
----------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE11.5 : BWIC with Services

Page No. LSE11.5/1                                                    ***

Page No. LSE11.5/2                                                    ***

Page No. LSE11.5/3                                                    ***

Page No. LSE11.5/4                                                    ***

Page No. LSE11.5/5                                                    ***

Page No. LSE11.5/6                                                    ***

----------------------------------------------------------------------------
                                Total of Lump Sum Item LSE11.5        ***
                                                                  ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE11.5/COL/1           Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.1                                            E12.1 : Columns

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              IN SITU CONCRETE

              Provision of concrete designed mix

F250          Class: 45/20; concrete category B                  m3       ***        ***         ***

              Placing of reinforced concrete

              Columns; concrete category B

F654          cross-sectional area 0.25-1 m2                     m3       ***        ***         ***

              CONCRETE ANCILLARIES

              Formwork finish; type F4

              Concrete components of constant cross-section

G382          columns; 800 mm diameter                           m        ***        ***         ***

              Reinforcement

              Deformed high yield steel bars to BS 4449

G521          nominal size not exceeding 10 mm                   t        ***        ***         ***

G522          nominal size 12 mm                                 t        ***        ***         ***

G523          nominal size 16 mm                                 t        ***        ***         ***

G524          nominal size 20 mm                                 t        ***        ***         ***

G525          nominal size 25 mm                                 t        ***        ***         ***

G526          nominal size 32 mm                                 t        ***        ***         ***

G527          nominal size 40 mm                                 t        ***        ***         ***

G528          nominal size 50 mm or greater                      t        ***        ***         ***

              Joints

              Formed surface with and including 50 mm thick polystyrene board joint filler with two hour fire rating protection

G641          average width not exceeding 0.5 m                  m2       ***        ***         ***

G670          Sealed rebates or grooves; 50 mm wide approved
              sealant on backing rod with two hour fire rating
              protection                                         m        ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE12.5       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE12.1/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.1                                            E12.1 : Columns

ITEM CODE                     ITEM DESCRIPTION                  UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Concrete accessories

              Inserts

G832          other inserts; 500 x 550 x 20 mm thick Grade 43C
              cast in steel plates (CP6 or CP7) to BS 4360 with
              and including 8 nr. 19 mm diameter x 100 mm long
              Grade 410 shear studs through reinforced
              concrete columns; totally within the concrete
              volume; curved cylindrical to one radius in one
              plane, radius 0.4 m                                nr       ***        ***         ***

              ARCHITECTURAL COATINGS AND SPECIAL FINISHES

              "Monokote" two hour fire protection spray paint
              or products having equivalent functions or
              performance                                        m2       ***        ***         ***

AT970         Metal sections

-------------------------------------------------------------------------------------------------------
                                                    To Collection of Lump Sum Item LSE12.1       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE12.1/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.1                                            E12.1 : Columns

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

            The unit of measurement for any Contractor's
            Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.1      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE12.1/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.1                                            E12.1 : Columns

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.1      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSE12.1/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.1                                            E12.1 : Columns

                                  ITEM DESCRIPTION                                               AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE12.1 : Columns

Page No. LSE12.1/1                                                                                  ***

Page No. LSE12.1/2                                                                                  ***

Page No. LSE12.1/3                                                                                  ***

Page No. LSE12.1/4                                                                                  ***

-----------------------------------------------------------------------------------------------------------
                                                                Total of Lump Sum Item LSE12.1      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSE12.1/COL/1             Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.2                          E12.2 : Suspended Beams and Slabs

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            IN SITU CONCRETE

            Provision of concrete designed mix

F250        Class: 45/20; concrete category B                         m3       ***       ***        ***

            Placing of reinforced concrete

            Suspended slabs; concrete category B

F631        thickness not exceeding 150 mm                            m3       ***       ***        ***

F632        thickness 150-300 mm                                      m3       ***       ***        ***

F634        thickness exceeding 500 mm                                m3       ***       ***        ***

            CONCRETE ANCILLARIES

            Formwork finish; type F4

            Horizontal

G315        width exceeding 1.22 m                                    m2       ***       ***        ***

            Vertical

G341        width not exceeding 0.1 m                                 m        ***       ***        ***

G342        width 0.1-0.2 m                                           m        ***       ***        ***

            Curved cylindrical to one radius in one plane;
            radius 28.941 m

G355        width exceeding 1.22 m                                    m2       ***       ***        ***

            Concrete components of constant cross-section

G381.1      beams; 400 x 700 mm deep; integral with 150 mm
            thick slab                                                m        ***       ***        ***

G381.2      edge beams; 400 x 700 mm deep; integral with 150
            mm thick slab                                             m        ***       ***        ***

G381.3      beams; 425 x 700 mm deep; integral with 150 mm
            thick slab                                                m        ***       ***        ***

G381.4      beams; 700 x 700 mm deep; integral with 150 mm
            thick slab                                                m        ***       ***        ***

G381.5      beams; 725 x 700 mm deep; integral with 150 mm
            thick slab                                                m        ***       ***        ***

G381.6      beams; 900 x 700 mm deep; integral with 150 mm
            thick slab                                                m        ***       ***        ***

G381.7      edge beams; 950 x 600 mm deep; integral with 200
            mm thick slab                                             m        ***       ***        ***

G381.8      beams; 1000 x 700 mm deep; integral with 150 mm
            thick slab                                                m        ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.2      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.2/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.2                          E12.2 : Suspended Beams and Slabs

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            CONCRETE ANCILLARIES

            Formwork finish: type F4(Cont'd)

            Concrete components of constant
            cross-section(Cont'd)

G381.9      beams; 1500 x 700 mm deep; integral with 150 mm
            thick slab                                                m        ***       ***        ***

G381.10     beams; 1500 x 700 mm deep; integral with 200 mm
            thick slab                                                m        ***       ***        ***

G381.ll     beams; 1500 x 725 mm deep; integral with 150 mm
            thick slab                                                m        ***       ***        ***

            Reinforcement

            Deformed high yield steel bars to BS 4449

G521        nominal size not exceeding 10 mm                          t        ***       ***        ***

G522        nominal size 12 mm                                        t        ***       ***        ***

G523        nominal size 16 mm                                        t        ***       ***        ***

G524        nominal size 20 mm                                        t        ***       ***        ***

G525        nominal size 25 mm                                        t        ***       ***        ***

G526        nominal size 32 mm                                        t        ***       ***        ***

G527        nominal size 40 mm                                        t        ***       ***        ***

            Special joints; threaded type proprietary couplers with screw caps

G550.1      to 25 mm diameter deformed high yield steel bars
            to BS 4449                                                nr       ***       ***        ***

G550.2      to 32 mm diameter deformed high yield steel bars
            to BS 4449                                                nr       ***       ***        ***

            Steel fabric to BS 4483

G566        nominal mass 6-7 kg/m2; fabric reference A393             m2       ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.2      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.2/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.2                          E12.2 : Suspended Beams and Slabs

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            CONCRETE ANCILLARIES

            Joints

            Formed surface with and including 50 mm thick polystyrene board joint filler with two hour fire rating protection

G641        average width not exceeding 0.5 m                         m2       ***       ***        ***

G670        Sealed rebates or grooves; 50 mm wide approved
            sealant on backing rod with two hour fire rating
            protection                                                m        ***       ***        ***

            Concrete accessories

            Finishing of top surfaces

G813        class U2 finishes                                         m2       ***       ***        ***

            Inserts

G831        linear inserts; 90 x 90 x 8 mm thick cast in
            galvanized mild steel angles with and including
            12 mm diameter anchor bars at 250 mm centres
            through reinforced concrete slabs or beams;
            totally within the concrete volume                        m        ***       ***        ***

G832        other inserts; fix and cast in only 4 nr. 24 mm
            diameter proprietary sockets and Grade 8.8 bolts
            through reinforced concrete slabs; projecting
            from one surface of the concrete                          nr       ***       ***        ***

            MISCELLANEOUS METALWORK

            Galvanized steel

            "Bondek II" profiled sheeting or products having equivalent functions or performance; 0.75 mm thick; with 55 mm overall high embossed dovetail ribs and 28 mm wide flutes

N170        under suspended concrete slabs                            m2       ***       ***        ***

            ARCHITECTURAL COATINGS AND SPECIAL FINISHES

            "Monokote" two hour fire protection spray paint or products having equivalent functions or performance

AT970       Metal sections                                            m2       ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.2      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.2/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.2                          E12.2 : Suspended Beams and Slabs

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

            The unit of measurement for any Contractor's
            Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.2      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.2/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.2                          E12.2 : Suspended Beams and Slabs

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.2      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.2/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.2                          E12.2 : Suspended Beams and Slabs

                                  ITEM DESCRIPTION                                               AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE12.2.
: Suspended Beams and Slabs

Page No. LSE12.2/1                                                                                  ***

Page No. LSE12.2/2                                                                                  ***

Page No. LSE12.2/3                                                                                  ***

Page No. LSE12.2/4                                                                                  ***

Page No. LSE12.2/5                                                                                  ***

-----------------------------------------------------------------------------------------------------------
                                                                Total of Lump Sum Item LSE12.2      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSE12.2/COL/1             Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.3                                              E12.3 : Walls

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            IN SITU CONCRETE

            Provision of concrete designed mix

F250        Class: 45/20; concrete category B                         m3       ***       ***        ***

            Planning of reinforced concrete

            Walls; concrete category B

F642        thickness 150-300 mm                                      m3       ***       ***        ***

            CONCRETE ANCILLARIES

            Formwork finish: type F5

            Horizontal

G312        width 0.1-0.2 m                                           m        ***       ***        ***

            Vertical

G342        width 0.1-0.2 m                                           m        ***       ***        ***

G344        width 0.4-1.22 m                                          m2       ***       ***        ***

G345        width exceeding 1.22 m                                    m2       ***       ***        ***

            Concrete components of constant cross-section

G386.1      intrusions; 25 (overall) x 20 mm deep                     m        ***       ***        ***

G386.2      intrusions; 25 x 30 mm deep (overall)                     m        ***       ***        ***

G386.3      intrusions; 100 (overall) x 20 mm deep                    m        ***       ***        ***

G386.4      intrusions; 100 x 30 mm deep (overall)                    m        ***       ***        ***

            Reinforcement

            Deformed high yield steel bars to BS 4449

G521        nominal size not exceeding 10 mm                          t        ***       ***        ***

G522        nominal size 12 mm                                        t        ***       ***        ***

G523        nominal size 16 mm                                        t        ***       ***        ***

G524        nominal size 20 mm                                        t        ***       ***        ***

G525        nominal size 25 mm                                        t        ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.3      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.3/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.3                                              E12.3 : Walls

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            CONCRETE ANCILLARIES

            Joints

            Formed surface plain

G631        average width not exceeding 0.5 m                         m2       ***       ***        ***

            Formed surface with and including 30 mm thick polystyrene board joint filler with two hour fire rating protection

G641        average width not exceeding 0.5m                          m2       ***       ***        ***

G670.1      Sealed rebates or grooves; 20 mm wide approved
            joint sealant on backing rod with two hour fire
            rating protection                                         m        ***       ***        ***

G670.2      Sealed rebates or grooves; 30 mm wide approved
            joint sealant on backing rod with two hour fire
            rating protection                                         m        ***       ***        ***

            Dowels; 16 mm diameter mild steel bars to BS
            4449

G682.1      sleeved; 400 mm long; cast into one side of
            joint, other side with and including 200 mm long
            cast in plastic sleeve                                    nr       ***       ***        ***

G682.2      sleeved; 530 mm long; cast into one side of
            joint, other side with and including 280 mm long
            cast in plastic sleeve                                    nr       ***       ***        ***

            Concrete accessories

            Inserts

G832        other inserts; 200 x 400 x 20 mm thick Grade 43C
            cast in steel plates (CP4) to BS 4360 with and
            including 3 nr. 19 mm diameter x 100 mm long
            Grade 410 shear studs through reinforced
            concrete ribs or walls; projecting from one
            surface of the concrete                                   nr       ***       ***        ***

            ARCHITECTURAL COATINGS AND SPECIAL FINISHES

            "Monokote" two hour fire protection spray paint or products having equivalent functions or performance

AT970       Metal sections                                            m2       ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.3      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.3/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.3                                              E12.3 : Walls

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

            The unit of measurement for any Contractor's
            Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.3      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.3/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.3                                              E12.3 : Walls

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.3      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.3/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.3                                              E12.3 : Walls

                                  ITEM DESCRIPTION                                               AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE12.3
: Walls

Page No. LSE12.3/1                                                                                  ***

Page No. LSE12.3/2                                                                                  ***

Page No. LSE12.3/3                                                                                  ***

Page No. LSE12.3/4                                                                                  ***

-----------------------------------------------------------------------------------------------------------
                                                                Total of Lump Sum Item LSE12.3      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSE12.3/COL/1             Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.4                               E12.4 : Structural Steelwork

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            STRUCTURAL METALWORK

            Fabrication of members for frames; weldable structural steel Grade 43A to BS 4360

            Columns; 100 x 100 x 10 mm thick square hollow sections

M311.1      straight on plan                                          t        ***       ***        ***

            Beams; 203 x 133 mm x 25 kg/m universal beams

M321.1      straight on plan                                          t        ***       ***        ***

            Beams; 305 x 165 mm x 40 kg/m universal beams

M321.2      straight on plan                                          t        ***       ***        ***

            Beams; 406 x 178 mm x 54 kg/m universal beams

M321.3      straight on plan                                          t        ***       ***        ***

            Beams; 610 x 229 mm x 125 kg/m universal beams

M321.4      straight on plan                                          t        ***       ***        ***

            Beams; 125 x 75 x 8 mm thick angles

M321.5      straight on plan                                          t        ***       ***        ***

M380.1      Anchorages and holding down bolt assemblies;
            comprising 2 nr. 16 mm diameter Grade 8.8 anchor
            bolts, 350 x 120 x 10 mm thick base plate and 4
            nr. 75 x 75 x 6 mm thick plate washers                    nr       ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.4      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.4/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.4                               E12.4 : Structural Steelwork

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            STRUCTURAL METALWORK

            Fabrication of members for lift L-7 framing;
            weldable Structural steel Grade 43A to BS 4360

            Columns; 168.3 mm diameter x 10 mm thick circular hollow sections

M311.2      straight on plan                                          t        ***       ***        ***

            Columns; 219.1 mm diameter x 16 mm thick circular hollow sections

M311.3      straight on plan                                          t        ***       ***        ***

            Beams; 250 x 150 x 12.5 mm thick rectangular hollow sections

M321.6      straight on plan                                          t        ***       ***        ***

            Cap plates; 5 mm thick

M391.1      straight on plan                                          t        ***       ***        ***

            Plates; 6 mm thick

M391.2      straight on plan                                          t        ***       ***        ***

            Fabrication of members for skylight framing;
            weldable structural steel Grade 43A to BS 4360

            Columns; 120 x 80 x 5 mm thick rectangular hollow sections

M311.4      straight on plan                                          t        ***       ***        ***

            Bracings and purlins; 120 x 80 x 5 mm thick rectangular hollow sections

M361.1      straight on plan                                          t        ***       ***        ***

M380.2      Anchorages and holding down bolt assemblies;
            comprising 2 nr. 16 mm diameter x 275 mm long
            Grade 4.6 bolts, 280 x 140 x 12 mm thick base
            plate and 4 nr. 60 x 60 x 6 mm thick plate
            washers                                                   nr       ***       ***        ***

            Cap plates; 5 mm thick

M391.3      straight on plan                                          t        ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.4      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.4/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.4                               E12.4 : Structural Steelwork

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            STRUCTURAL METALWORK

            Fabrication of members for glazed wall supports at
            Level 3 Cabins Grids 9-12/J-K, 16-19/J-K, 9/J-M and
            19/J-M; weldable structural steel Grade 43A to BS
            4360

            Columns; 250 x 150 x 8 mm thick rectangular hollow sections

M311.5      straight on plan                                          t        ***       ***        ***

M380.3      Anchorages and holding down bolt assemblies;
            comprising 2 nr. 16 mm diameter x 200 mm long
            Grade 4.6 bolts, 350 x 300 x 20 mm thick base
            plate and 2 nr. 60 x 60 x 10 mm thick plate
            washers                                                   nr       ***       ***        ***

M380.4      Anchorages and holding down bolt assemblies;
            comprising 4 nr. 16 mm diameter x 200 mm long
            Grade 4.6 bolts, 450 x 250 x 20 mm thick plate
            and 8 nr. 60 x 60 x 10 mm thick plate washers             nr       ***       ***        ***

            Plates; 10 mm thick

M391.4      straight on plan                                          t        ***       ***        ***

            Fabrication of members for glazed wall supports at Level 3 Cabins Grid J; weldable structural steel Grade 43A to BS 4360

            Columns; 300 x 200 x 12.5 mm thick rectangular hollow sections

M311.6      straight on plan                                          t        ***       ***        ***

M380.5      Anchorages and holding down bolt assemblies;
            comprising 2 nr. 16 mm diameter x 200 mm long
            Grade 4.6 bolts, 400 x 320 x 20 mm thick base
            plate and 4 nr. 60 x 60 x 10 mm thick plate
            washers                                                   nr       ***       ***        ***

M380.6      Anchorages and holding down bolt assemblies;
            comprising 4 nr. 16 mm diameter x 200 mm long
            Grade 4.6 bolts, 500 x 250 x 20 mm thick plate
            and 8 nr. 60 x 60 x 10 mm thick plate washers             nr       ***       ***        ***

            Plates; 300 x 150 x 10 mm thick

M391.5      straight on plan                                          t        ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.4      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.4/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.4                               E12.4 : Structural Steelwork

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            STRUCTURAL METALWORK

            Fabrication of members for plant room framing;
            weldable structural steel Grade 43A to BS 4360

            Columns; 152 x 152 mm x 30 kg/m universal columns

M311.7      straight on plan                                          t        ***       ***        ***

            Columns; 457 x 152 mm x 82 kg/m universal beams

M311.8      straight on plan                                          t        ***       ***        ***

            Beams; 457 x 152 mm x 82 kg/m universal beams

M321.7      straight on plan                                          t        ***       ***        ***

            Beams; 254 x 76 mm channels

M321.8      straight on plan                                          t        ***       ***        ***

            Bracings and purlins; 80 x 80 x 5 mm square hollow sections

M361.2      straight on plan                                          t        ***       ***        ***

            Purlins; Z250/25

M361.3      straight on plan                                          t        ***       ***        ***

            Cladding rails; Z200/16

M361.4      straight on plan                                          t        ***       ***        ***

M380.7      Anchorages and holding down bolt assemblies;
            comprising 2 nr. 16 mm diameter x 275 mm long
            Grade 4.6 bolts, 200 x 200 x 10 mm thick base
            plate, and 2 nr. 60 x 60 x 5 mm and 60 x 60 x 10 mm
            thick plate washers                                       nr       ***       ***        ***

M380.8      Anchorages and holding down bolt assemblies;
            comprising 4 nr. 24 mm diameter x 375 mm long
            Grade 4.6 bolts, 500 x 200 x 20 mm thick base
            plate, and 4 nr. 60 x 60 x 5 mm and 60 x 60 x 10 mm
            thick plate washers                                       nr       ***       ***        ***

            End plates and plate stiffeners; 10 mm thick

M391.6      straight on plan                                          t        ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.4      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.4/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.4                               E12.4 : Structural Steelwork

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            STRUCTURAL METALWORK

            Fabrication of members for plant room framing;
            weldable structural steel Grade 43A to BS
            4360(Cont'd)

            Cleat plates; 10 mm thick

M391.7      straight on plan                                          t        ***       ***        ***

            End plates and plate stiffeners; 16 mm thick

M391.8      straight on plan                                          t        ***       ***        ***

            Fabrication of members for DB1551 antenna supports; weldable structural steel Grade 43A to BS 4360

            Columns; 168.3 mm diameter x 10 mm thick circular hollow sections

M311.9      straight on plan                                          t        ***       ***        ***

            Beams; 50 x 50 x 4 mm thick rectangular hollow sections

M321.9      straight on plan                                          t        ***       ***        ***

            Bracings; 48.3 mm diameter x 5 mm thick circular hollow sections

M361.5      straight on plan                                          t        ***       ***        ***

            Bracings; 88.9 mm diameter x 5 mm thick circular hollow sections

M361.6      straight on plan                                          t        ***       ***        ***

            Bracings; 50 x 6 mm thick flats

M361.7      straight on plan                                          t        ***       ***        ***

            Rungs; 16 mm diameter rods

M361.8      straight on plan                                          t        ***       ***        ***

M380.9      Anchorages and holding down bolt assemblies;
            comprising 6 nr. 22 mm diameter x 550 mm long
            Grade 4.6 bolts, 370 x 370 x 25 mm thick base
            plate, and 4 nr. 50 x 50 x 20 mm thick plate
            washers                                                   nr       ***       ***        ***

            Cap plates; 5 mm thick

M391.9      straight on plan                                          t        ***       ***        ***

            Plate stiffeners; 16 mm thick

M391.10     straight on plan                                          t        ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.4      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.4/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.4                               E12.4 : Structural Steelwork

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            STRUCTURAL METALWORK

            Fabrication of members for frames; weldable structural steel Grade 43C to BS 4360

            Cap plates; 5 mm thick

M391.ll     straight on plan                                          t        ***       ***        ***

            End plates and plate stiffeners; 10 mm thick

M391.12     straight on plan                                          t        ***       ***        ***

            Cleat plates; 10 mm thick

M391.13     straight on plan                                          t        ***       ***        ***

            End plates; 12 mm thick

M391.14     straight on plan                                          t        ***       ***        ***

            Erection of members for frames; weldable structural steel Grade 43A to BS 4360

M620.1      Permanent erection                                        t        ***       ***        ***

            Site bolts; Grade 8.8

M641.1      diameter not exceeding 16 mm                              nr       ***       ***        ***

M642        diameter 16 - 20 mm                                       nr       ***       ***        ***

            Erection of members for lift L-7 framing; weldable structural steel Grade 43A to BS 4360

M620.2      Permanent erection                                        t        ***       ***        ***

            Erection of members for skylight framing;
            weldable structural steel Grade 43A to BS 4360

M620.3      Permanent erection                                        t        ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.4      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.4/6                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.4                               E12.4 : Structural Steelwork

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            STRUCTURAL METALWORK

            Erection of members for glazed wall supports at Level 3 Cabins Grids 9-12/J-K, 16-19/J-K, 9/J-M and
            19/J-M; weldable structural Grade 43A to BS 4360

M620.4      Permanent erection                                        t        ***       ***        ***

            Site bolts; Grade 8.8

M641.2      diameter not exceeding 16 mm                              nr       ***       ***        ***

            Erection of members for glazed wall supports at Level 3 Cabins Grid J; weldable structural 43A to
            BS 4360

M620.5      Permanent erection                                        t        ***       ***        ***

            Site bolts; Grade 8.8

M641.3      diameter not exceeding 16 mm                              nr       ***       ***        ***

            Erection of members for plant room framing;
            weldable structural steel Grade 43A to BS 4360

M620.6      Permanent erection                                        t        ***       ***        ***

            Site bolts; Grade 8.8

M641.4      diameter not exceeding 16 mm                              nr       ***       ***        ***

            Erection of members for DB1551 antenna supports;
            weldable structural Steel Grade 43A to BS 4360

M620.7      Permanent erection                                        t        ***       ***        ***

            Erection of members for frames; weldable structural Steel Grade 43C to BS 4360

M620.7      Permanent erection                                        t        ***       ***        ***

            Off-Site surface treatment

M860        Hot dip galvanizing to BS 729; 85 microns                 m2       ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.4      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.4/7                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.4                               E12.4 : Structural Steelwork

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            MISCELLANEOUS METALWORK

            Mild steel to BS 4360; grade 43; hot dip galvanized after fabrication to BS 729

N170        Chequer plate flooring; 6 mm thick                        m2       ***       ***        ***

            PAINTING

            Epoxy paint; first coat of 2 pack epoxy zinc phosphate 70 microns (KP1A), second coat of 2 pack high build epoxy MIO 100 microns (KU1B) and finishing coat of 2 pack high build epoxy MIO
            100 microns (KU2D)

V770        Metal sections                                            m2       ***       ***        ***

            ARCHITECTURAL, COATINGS AND SPECIAL FINISHES

            "Monokote" two hour fire protection spray paint or products having equivalent functions or performance

            Metal other than metal sections

AT911       upper surfaces inclined at an angle not
            exceeding 30 degrees to the horizontal                    m2       ***       ***        ***

AT914       soffit surfaces and lower surfaces inclined at
            an angle not exceeding 60 degrees to the
            horizontal                                                m2       ***       ***        ***

AT970       Metal sections                                            m2       ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.4      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.4/8                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.4                               E12.4 : Structural Steelwork

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

            The unit of measurement for any Contractor's
            Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.4      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.4/9                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.4                               E12.4 : Structural Steelwork

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.4      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.4/10               Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.4                               E12.4 : Structural Steelwork

                                  ITEM DESCRIPTION                                               AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE12.4
: Structural Steelwork

Page No. LSE12.4/1                                                                                  ***

Page No. LSE12.4/2                                                                                  ***

Page No. LSE12.4/3                                                                                  ***

Page No. LSE12.4/4                                                                                  ***

Page No. LSE12.4/5                                                                                  ***

Page No. LSE12.4/6                                                                                  ***

Page No. LSE12.4/7                                                                                  ***

Page No. LSE12.4/8                                                                                  ***

Page No. LSE12.4/9                                                                                  ***

Page No. LSE12.4/10                                                                                 ***

-----------------------------------------------------------------------------------------------------------
                                                                Total of Lump Sum Item LSE12.4      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002             LSE12.4/COL/1             Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.5                                 E12.5 : BWIC with Services

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            IN SITU CONCRETE

            Provision of concrete designed mix

F250        Class: 45/20; concrete category B                         m3       ***       ***        ***

            Placing of reinforced concrete

            Other concrete forms; plinths; concrete category B

F680.1      500 x 500 x 500 mm thick                                  m3       ***       ***        ***

F680.2      600 x 2450 x 200 mm thick                                 m3       ***       ***        ***

F680.3      950 x 2600 x 200 mm thick                                 m3       ***       ***        ***

F680.4      1900 x 5400 x 200 mm thick                                m3       ***       ***        ***

F680.5      2400 x 5400 x 200 mm thick                                m3       ***       ***        ***

F680.6      2500 x 5400 x 200 mm thick                                m3       ***       ***        ***

F680.7      2700 x 5400 x 200 mm thick                                m3       ***       ***        ***

F680.8      3100 x 5400 x 200 mm thick                                m3       ***       ***        ***

F680.9      3200 x 5400 x 200 mm thick                                m3       ***       ***        ***

            CONCRETE ANCILLARIES

            Formwork finish; type F4

            Horizontal

G312        width 0.1-0.2 m                                           m        ***       ***        ***

            Vertical

G342        width 0.1-0.2 m                                           m        ***       ***        ***

G344        width 0.4-1.22 m                                          m2       ***       ***        ***

            For voids

G371        small void depth not exceeding 0.5 m                      nr       ***       ***        ***

G372        small void depth 0.5-1 m                                  nr       ***       ***        ***

G373        small void depth 1-2 m                                    nr       ***       ***        ***

G375        large void depth not exceeding 0.5 m                      nr       ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.5      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.5/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.5                                E12.5 : BWIC with Services

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            CONCRETE ANCILLARIES

            Reinforcement

            Deformed high yield steel bars to BS 4449

G521        nominal size not exceeding to 10 mm                       t        ***       ***        ***

G522        nominal size 12 mm                                        t        ***       ***        ***

            Joints

G670        Approved joint sealant with two hour fire rating
            protection; 100 mm wide                                   m        ***       ***        ***

            Concrete accessories

            Inserts

G831.1      linear inserts; galvanized iron pipes to BS 1387
            medium class, screwed joints; 50 mm nominal
            bore; totally within the concrete volume                  m        ***       ***        ***

G831.2      linear inserts; unplasticized polyvinyl chloride
            pipes to BS 4660, solvent welded spigot and
            socket joints; 200 mm nominal bore; totally
            within the concrete volume                                m        ***       ***        ***

G832.1      other inserts; unplasticized polyvinyl chloride
            pipes to BS 4660, solvent welded spigot and
            socket joints; 200 mm nominal bore x 750 mm
            long; projecting from one surface of the
            concrete                                                  nr       ***       ***        ***

G832.2      other inserts; unplasticized polyvinyl chloride
            bends; 400 mm nominal bore; totally within the
            concrete volume                                           nr       ***       ***        ***

G832.3      other inserts; 19 mm shank diameter x 90 mm long
            Grade 410 shear studs with 30 mm diameter x 8 mm
            thick head through reinforced concrete slabs or
            beams; totally within the concrete volume                 nr       ***       ***        ***

G832.4      other inserts; 16 mm diameter anchor bolts
            through reinforced concrete slabs; projecting
            from one surface of the concrete                          nr       ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.5      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.5/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.5                                E12.5 : BWIC with Services

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            CONCRETE ANCILLARIES

            Concrete accessories(Cont'd)

G832.5      other inserts; fix and cast in only 2 nr. 16 mm
            diameter holding down bolts through reinforced
            concrete slabs or beams; projecting from one
            surface of the concrete                                   nr       ***       ***        ***

G832.6      other inserts; fix and cast in only 2 nr. 16 mm
            diameter x 200 mm long holding down bolts
            through reinforced concrete slabs, beams,
            plinths or upstands; projecting from one surface
            of the concrete                                           nr       ***       ***        ***

G832.7      other inserts; fix and cast in only 2 nr. 16 mm
            diameter x 275 mm long holding down bolts
            through reinforced concrete upstands; projecting
            from one surface of the concrete                          nr       ***       ***        ***

G832.8      other inserts; fix and cast in only 4 nr. 16 mm
            diameter x 200 mm long anchor bolts through
            reinforced concrete slabs or beams; projecting
            from one surface of the concrete                          nr       ***       ***        ***

G832.9      other inserts; fix and cast in only 6 nr. 22 mm
            diameter x 550 mm long anchor bolts through
            reinforced concrete plinths; projecting from one
            surface of the concrete                                   nr       ***       ***        ***

            Grouting under plates

G841.1      area not exceeding 0.1 m2; 20 mm thick approved
            non-shrink cementitious grout                             nr       ***       ***        ***

            Grouting under base plates

G841.2      area not exceeding 0.1 m2; 20 mm thick
            approved non-shrink cementitious grout                    nr       ***       ***        ***

G842        area 0.1-0.5 m2; 20 mm thick approved non-shrink
            cementitious grout                                        nr       ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.5      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.5/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.5                                E12.5 : BWIC with Services

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            CONCRETE ANCILLARIES

            Sealing openings with 2 hour fire-rated
            material around sleeves

            Openings in reinforced concrete walls, slabs or beams

G999.1      area not exceeding 0.1 m2; 125 mm thick                   nr       ***       ***        ***

G999.2      area not exceeding 0.1 m2; 400 mm thick                   nr       ***       ***        ***

G999.3      area not exceeding 0.1 m2; 700 mm thick                   nr       ***       ***        ***

G999.4      area not exceeding 0.1 m2; 900 mm thick                   nr       ***       ***        ***

G999.5      area not exceeding 0.1 m2; 1500mm thick                   nr       ***       ***        ***

G999.6      area 0.1-0.5 m2; 125 mm thick                             nr       ***       ***        ***

G999.7      area 0.1-0.5 m2; 160 mm thick                             nr       ***       ***        ***

G999.8      area 0.5-1.0 m2; 125 mm thick                             nr       ***       ***        ***

G999.9      area 0.5-1.0 m2; 160 mm thick                             nr       ***       ***        ***

G999.10     area 1.0-3.0 m2; 125 mm thick                             nr       ***       ***        ***

G999.11     area 1.0-3.0 m2; 160 mm thick                             nr       ***       ***        ***

G999.12     area 3.0-5.0 m2; 125 mm thick                             nr       ***       ***        ***

G999.13     area 3.0-5.0 m2; 150 mm thick                             nr       ***       ***        ***

G999.14     area 3.0-5.0 m2; 160 mm thick                             nr       ***       ***        ***

            Openings in blockwalls

G999.15     area 0.1-0.5 m2; 160 mm thick                             nr       ***       ***        ***

G999.16     area 0.1-0.5 m2; 200 mm thick                             nr       ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.5      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.5/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.5                                E12.5 : BWIC with Services

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

            The unit of measurement for any Contractor's
            Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.5      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.5/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.5                                E12.5 : BWIC with Services

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE12.5      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE12.5/6                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                E12 : Immigration (GL C-M/9-19, 28.87m-39.47m)
Lump Sum Item LSE12.5                                E12.5 : BWIC with Services

                ITEM DESCRIPTION                        AMOUNT HK$
------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSE12.5: BWIC with
Services

Page No. LSE12.5/1                                         ***

Page No. LSE12.5/2                                         ***

Page No. LSE12.5/3                                         ***

Page No. LSE12.5/4                                         ***

Page No. LSE12.5/5                                         ***

Page No. LSE12.5/6                                         ***
------------------------------------------------------------------
                        Total of Lump Sum Item LSE12.5     ***
                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSE12.5/COL/1             Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                E13 : Immigration - Staircases
Lump Sum Item LSE13.1                                         E13.1 : Staircases

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            IN SITU CONCRETE

            Provision of concrete designed mix

F250        Class: 45/20; concrete category B                         m3       ***       ***        ***

            Placing of reinforced concrete

            Other concrete forms; steps, stairs and landings;
            concrete category B

F681        waist; 150-300 mm                                         m3       ***       ***        ***

            CONCRETE ANCILLARIES

            Formwork finish; type F4

            Horizontal

G314        width 0.4-1.22 m                                          m2       ***       ***        ***

G315        width exceeding 1.22 m                                    m2       ***       ***        ***

            Sloping

G324        width 0.4-1.22 m                                          m2       ***       ***        ***

G325        width exceeding 1.22 m                                    m2       ***       ***        ***

            Vertical

G341        width not exceeding 0.l m                                 m        ***       ***        ***

G342        width 0.1-0.2 m                                           m        ***       ***        ***

G343        width 0.2-0.4 m                                           m2       ***       ***        ***

            Reinforcement

            Deformed high yield steel bars to BS 4449

G521        nominal size not exceeding 10 mm                          t        ***       ***        ***

G522        nominal size 12 mm                                        t        ***       ***        ***

G523        nominal size 16 mm                                        t        ***       ***        ***

G524        nominal size 20 mm                                        t        ***       ***        ***

G525        nominal size 25 mm                                        t        ***       ***        ***

            Concrete accessories

            Finishing of top surfaces

G3813       class U2 finishes                                         m2       ***       ***        ***

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE13.1      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE13.1/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                E13 : Immigration - Staircases
Lump Sum Item LSE13.1                                         E13.1 : Staircases

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

            The unit of measurement for any Contractor's
            Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE13.1      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE13.1/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                E13 : Immigration - Staircases
Lump Sum Item LSE13.1                                         E13.1 : Staircases

ITEM CODE            ITEM DESCRIPTION                                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
-----------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-----------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSE13.1      ***
                                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSE13.1/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre E : Terminus Building - Structure
Lump Sum Breakdown                                E13 : Immigration - Staircases
Lump Sum Item LSE13.1                                         E13.1 : Staircases

                ITEM DESCRIPTION                        AMOUNT HK$
------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSE13.1: Staircases

Page No. LSE13.1/1                                         ***

Page No. LSE13.1/2                                         ***

Page No. LSE13.1/3                                         ***

------------------------------------------------------------------
                        Total of Lump Sum Item LSE13.1     ***
                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                    [DATE STAMP]

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSE13.1/COL/1             Contract No. LCC-300

FORM OF TENDER

Note: Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]


                       KOWLOON CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS


                                CONTRACT LCC-300

                    LOK MA CHAU TERMINUS AND ASSOCIATED WORKS


                                 FORM OF TENDER

                                  (PART 3 OF 8)

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           IN SITU CONCRETE

           Provision of concrete designed mix

F230       Class: 30/20; concrete category B                  m3      ***       ***        ***

           Placing of mass concrete

           Plinth; concrete category B

F592       thickness 150-300 mm                               m3      ***       ***        ***

           CONCRETE ANCILLARIES

           Formwork finish; type F4

           Vertical

G342       width 0.1-0.2 m                                    m       ***       ***        ***

           PRECAST CONCRETE

           Slab; concrete class 40/20

           Area 1-4m2;

H521       mass not exceeding 250kg                           nr      ***       ***        ***

           Segmental unit; concrete class 40/20

           Cross-sectional size 150 x 250mm

H601       mass not exceeding 250kg                           nr      ***       ***        ***

           Lintels; concrete class 40/20

H809.1     Cross-sectional area 140 x 200mm depth; 73 kg per
           metre                                              m       ***       ***        ***

H809.2     Cross-sectional area 140 x 200mm depth; 75 kg per
           metre                                              m       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.1/1                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                        F1.1 : Station -ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           STRUCTURAL METALWORK

           Fabrication of members for frames; weldable structural steel to Grade 43A to BS 4360

           Columns; 80 x 80 x 6.3mm thick rectangular hollow sections

M311.1     straight on plan                                   t       ***       ***        ***

           Columns; 80 x 120 x 5mm thick rectangular hollow sections

M311.2     straight on plan                                   t       ***       ***        ***

           Plates or flats; 250 x 100 x 10mm

M391.1     straight on plan                                   t       ***       ***        ***

           Brackets; 150 x 90 x 10mm

M391.2     straight on plan                                   t       ***       ***        ***

           Cap plates; 80 x 80 x 3mm

M391.3     straight on plan                                   t       ***       ***        ***

           Cap plates; 120 x 80 x 3mm

M391.4     straight on plan                                   t       ***       ***        ***

           Erection of members for frames; weldable structural steel Grade 43A to BS 4360

M620       Permanent erection                                 t       ***       ***        ***

M690.1     Hilti; anchor bolts; H.S.L. M12 or products
           having equivalent functions or performance         nr      ***       ***        ***

M690.2     Hilti; anchor bolts; H.S.L. M16 or products
           having equivalent functions or performance         nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.1/2                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           MISCELLANEOUS METALWORK

           Hot dip galvanised mild steel

           Ladders; stringers 40mm diameter; min 3mm thick;
           rungs 20mm diameter; with 450 x 1100mm galvanised mild steel cover plate and return stringers

N130.1     type 1; lockable; as Drawing nr
           LCC300/31/A24/501, 504-505                         m       ***       ***        ***

           Ladders; stringers 40mm diameter; min 3mm thick;
           rungs 20mm diameter

N130.2     type 2; as Drawing nr
           LCC300/31/A24/502, 504-505                         m       ***       ***        ***

           Ladders; stringers 40mm diameter; min 3mm thick;
           rungs 20mm diameter; including safety hoops and return stringers

N130.3     type 3; as Drawing nr
           LCC300/31/A24/503-505                              m       ***       ***        ***

           Miscellaneous framing; welded
           and bolted connection

N161       angle section; 150 x 90 x 10mm                     m       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.1/3                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           MISCELLANEOUS METALWORK

           Hot dip galvanised mild steel (Cont'd)

           Miscellaneous framing; welded and bolted connection (Cont'd)

N169.1     signage support bracketry; type 2; 2.0-2.5m
           inverted high from structural ceiling; as Drawing
           nr SI-E2350L/31/A70/796, 797                       nr      ***       ***        ***

N169.2     signage support bracketry; type 2; 2.5-3.0m
           inverted high from structural ceiling; as Drawing
           nr SI-E2350L/31/A70/796, 797                       nr      ***       ***        ***

N169.3     signage support bracketry; type 2; 3.5-4.0m
           inverted high from structural ceiling; as Drawing
           nr SI-E2350L/31/A70/796, 797                       nr      ***       ***        ***

N169.4     signage support bracketry; type 3; 1.0-1.5m
           inverted high from structural ceiling; as Drawing
           nr SI-E2350L/31/A70/796, 797                       nr      ***       ***        ***

N169.5     signage portal; floor mounted; overall size
           5550 x 3300mm high above finished floor level;
           as Architectural Specification section 68.3 and
           Appendix AA to Particular Specification,
           section Z11; as Drawing
           nr SI-E2350L/31/A70/756, 769                       nr      ***       ***        ***

N169.6     Signage portal; floor mounted; overall size
           4350 x 3300mm high above finished floor level;
           as Architectural Specification section 68.3 and
           Appendix AA to Particular Specification,
           section Z11; as Drawing
           SI-E2350L/31/A70/756, 770                          nr      ***       ***        ***

           Refuse chute; as Appendix AA to Particular
           Specification, section N31 and Drawing nr
           LCC300/31/A25/001-004

N190.1     fixing collar; internal diameter 603mm; including
           anchor bolt and other accessories                  nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/4                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           MISCELLANEOUS METALWORK

           Stainless steel

           Ladders; stringers 40mm diameter; min 3mm thick;
           rungs 20mm diameter; with 450 x 1100mm galvanised mild steel cover plate and return stringers

N130.4     type 1; lockable; to steel deck platform; as
           Drawing nr
           LCC300/31/A24/501, 504-505, 510-511                m       ***       ***        ***

           Ladders; stringers 40mm diameter; min 3mm thick;
           rungs 20mm diameter

N130.5     type 2; to steel deck platform; as Drawing nr
           LCC300/31/A24/502, 504-505, 501-511                m       ***       ***        ***

           Ladders; stringers 40 mm diameter; min 3 mm thick; rungs 20 mm diameter

N130.6     type 2; as Drawing nr.
           LCC300/31/A24/502, 504-505                         m       ***       ***        ***

           Ladders; stringers 40 mm diameter; min 3 mm thick; rungs 20 mm diameter; including safety hoops and return stringers

N130.7     type 3; as Drawing nr.
           LCC300/31/A24/503-505                              m       ***       ***        ***

N140.1     Twin handrail; type T5J; stainless steel; 900mm
           high from finished floor level; as Drawing nr
           LCC300/31/A60/120, 123                             m       ***       ***        ***

           Handrails; comprising 50mm diameter; 2mm thick
           (min) handrails; 15mm diameter brackets at 900mm approximate centres; 50mm diameter x 4mm thick cover plate; including bolts, rivets and all necessary fixings and fixing devices

N140.2     as Drawing nr
           LCC300/31/A15/242, /273                            m       ***       ***        ***

N190.2     Urinal grating; type U4M1; 1200 x 300 x 15 mm;
           with vertical support; as Drawing nr
           LCC300/31/A60/403                                  nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                              To Collection of Lump Sum Item LSF1 .1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/5                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           MISCELLANEOUS METALWORK

           Stainless steel (Cont'd)

N190.3     Grating cover; 300 x 1044 x 15mm thick             nr      ***       ***        ***

           Refuse chute; as Appendix AA to Particular
           Specification, section N31 and Drawing nr
           LCC300/31/A25/001-004

N190.4     stainless steel section to BS 1703; internal size
           400 x 400mm; 1.5mm thickness                       m       ***       ***        ***

N190.5     stainless steel discharge section; 1.5mm thick;
           approximate size 400 x 400; square section bottom
           bent at 45 DEG. to horizontal                      nr      ***       ***        ***

N190.6     stainless steel section to BS 1703; internal
           diameter 600mm (min); 1.5mm thick                  m       ***       ***        ***

N190.7     stainless steel section to BS 1703; internal
           diameter 450mm (min); 3mm thick                    m       ***       ***        ***

N190.8     stainless steel double skin; side hinged
           inspection panel; to clear opening size
           400 x 400mm; with 1.5 hours fire rated proof to
           BS 476; including framing and associated
           accessories                                        nr      ***       ***        ***

N190.9     stainless steel self closing and sealing double
           skin hopper door; to clear opening size 350 x
           x 250mm; with 1.5 hours fire rated proof to BS
           476; including framing and associated accessories  nr      ***       ***        ***

N190.10    fire cut off door with fusible link; including
           framing, associated ironmongery and accessories    nr      ***       ***        ***

           Steel deck platform with wire mesh; balustrades suspended from slab and beams; bolted connection to ladders and soffit of slab and beams

N220       size 2250 x 2500 x 1100mm high; as Drawing nr
           LCC300/31/A24/501-502, 504-505, 510-511            m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.1/6                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           MISCELLANEOUS METALWORK

           Aluminium

N190.11    Profiled cable containment feature; 2400mm wide x
           600mm (extreme) deep; curved bottom; with cable
           tray 1500mm wide x 200mm deep including vertical
           support, as Drawing nr
           SI-E2350L/31/A70/795                               m       ***       ***        ***

           BRICKWORK, BLOCKWORK AND MASONRY

           Dense concrete blockwork; compressive strength
           7.0 N/mm2; stretcher bond; in cement/lime mortar;
           flush pointed; as Appendix AA to Particular
           Specification, section F10

           Thickness: 100mm

U511.1     vertical straight walls                            m2      ***       ***        ***

           Thickness: 140mm

U511.2     vertical straight walls                            m2      ***       ***        ***

U519       plinths                                            m2      ***       ***        ***

           Thickness: 140mm; 2 hours fire rating

U511.3     vertical straight walls                            m2      ***       ***        ***

           Surface features

U578       fair facing                                        m2      ***       ***        ***

           Ancillaries

U581       joint reinforcement; 24 gauge galvanised expanded
           steel mesh; 300 mm wide                            m       ***       ***        ***

U583.1     movement joints; fire rated filler; 100mm in
           depth; as Drawing nr LCC300/31/A24/154, 156        m       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.1/7                Contract No. LCC-30G

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           BRICKWORK, BLOCKWORK AND MASONRY

           Dense concrete blockwork; compressive strength
           7.0 N/mm2; stretcher bond; in cement/lime mortar;
           flush pointed; as Appendix AA to Particular
           Specification, section F10 (Cont'd)

           Ancillaries (Cont'd)

U583.2     movement joints; fire rated filler; 140mm in
           depth; as Drawing nr LCC300/31/A24/154, 156        m       ***       ***        ***

U586       fixings and ties; galvanised mild steel dove
           tail ties                                          m2      ***       ***        ***

U589       head restraint; galvanised mild steel angle;
           70 x 70 x 3mm thick; sleeved and dowelled into
           blockwork at 2000mm centres                        m       ***       ***        ***

           PAINTING

           Emulsion paint; with one coat thinned with water in accordance with manufacturer's recommendation and unthinned coats; as Appendix AA to Particular
           Specification, section M60

           Plaster and render

V543.1     surfaces inclined at an angle exceeding 60
           degrees to the horizontal                          m2      ***       ***        ***

           Emulsion paint; anti-fungal; with one coat thinned with water in accordance with manufacturer's recommendation and two unthinned coat; as Appendix AA to Particular Specification, section M60

           Plaster and render

V543.2     surfaces inclined at an angle exceeding 60
           degrees to the horizontal                          m2      ***       ***        ***

V544       soffit surfaces and lower surfaces inclined at
           an angle not exceeding 60 degrees to the
           horizontal                                         m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/8                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           PAINTING

           Epoxy paint; acid resisting; with one undercoat and one finishing coat; as Appendix AA to Particular Specification, section M60

           Concrete

V733       surfaces inclined at an angle exceeding 60
           degrees to the horizontal                          m2      ***       ***        ***

           Brickwork and blockwork

V763       surfaces inclined at an angle exceeding 60
           degrees to the horizontal                          m2      ***       ***        ***

           Epoxy resin paint; with one two-component enoxy based primer and one multi-component epoxy top coat; as Architectural Specification section 67.7

           Granolithic screed

V791.1     upper surfaces inclined at an angle not
           exceeding 30 degrees to the horizontal             m2      ***       ***        ***

           Epoxy paint; with one undercoat and one finishing coat; as Appendix AA to Particular Specification, section M60

           Granite stone tiling

V791.2     upper surfaces inclined at an angle not exceeding
           30 degrees to the horizontal; 75mm wide queuing
           line at platform                                   m       ***       ***        ***

V796.1     letters, numerals, characters, punctuations and
           the like; Chinese characters as per drawing
           LCC300/31/A30/013                                  nr      ***       ***        ***

V796.2     letters, numerals, characters, punctuations and
           the like; English characters as per drawing
           LCC300/31/A30/013                                  nr      ***       ***        ***

V796.3     letters, numerals, characters, punctuations and
           the like; disabled signs                           nr      ***       ***        ***

V796.4     letters, numerals, characters, punctuations and
           the like; numerals inclusive of coloured base      nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.1/9                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           PAINTING

           Synthetic paint; with one coat recommended primer, two undercoats and one finishing coat; as Appendix AA to Particular Specification, section M60

           Metal other than metal sections and pipework

V911       upper surfaces inclined at an angle not exceeding
           30 degrees to the horizontal                       m2      ***       ***        ***

V914       soffit surfaces and lower surfaces inclined at an
           angle not exceeding 60 degrees to the horizontal   m2      ***       ***        ***

V915       isolated surfaces of width or girth not exceeding
           500mm                                              m2      ***       ***        ***

           Anti-dust sealer; with one polymer single component weather resistant top coating and one base coat; as Architectural Specification section 64.4

           Concrete

V934       soffit surfaces and lower surfaces inclined at an
           angle not exceeding 60 degrees to the horizontal   m2      ***       ***        ***

           Cement and sand screed

V991.1     upper surfaces inclined at an angle not exceeding
           30 degrees to the horizontal                       m2      ***       ***        ***

           Granolithic screed

V991.2     upper surfaces inclined at an angle not exceeding
           30 degrees to the horizontal                       m2      ***       ***        ***

V995       isolated surfaces of width on girth not exceeding
           500mm                                              m2      ***       ***        ***

           Granolithic skirting 150mm high

V993       surfaces inclined at an angle exceeding 60
           degrees to the horizontal                          m       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.1/10               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           WATERPROOFING

           Damp proofing

           Waterproofing membrane system; comprising two component solvent free epoxy coating, one component polyurethane adhesive primer and two component solvent free polyurethane elastic waterproof coating; minimum 2mm thick; as Appendix
           AA to Particular Specification, section J30 and as Drawing LCC300/31/ A31/401

W131       upper surfaces inclined at an angle not exceeding
           30 degrees to the horizontal                       m2      ***       ***        ***

W133       surfaces inclined at an angle exceeding 60
           degrees to the horizontal                          m2      ***       ***        ***

W137       surfaces of width 300mm - 1m                       m       ***       ***        ***

           Tanking

           Waterproofing membrane; one coat and minimum
           1.5mm thick; as Appendix AA to Particular
           Specification, section J30

W231       upper surfaces inclined at an angle not exceeding
           30 degrees to the horizontal                       m2      ***       ***        ***

W233       surfaces inclined at an angle exceeding 60
           degrees to the horizontal                          m2      ***       ***        ***

           MISCELLANEOUS WORK

           Rubber fillet block

           To platform edge

X990.1     nominally 50mm thick and 100mm wide                m       ***       ***        ***

           Striking edge shock-absorbent strip

           To platform edge

X990.2     nominally 20mm thick and 150mm wide                m       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/11               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           PARTITIONS

           Proprietary partitions

AB130      Door; 20mm thick; laminated; with plastic colour
           coated veneer on both sides; including framing;
           stainless steel coat hook and lock; size
           710 x 1700mm high; as Drawing nr
           LCC300/31/A60/401                                  nr      ***       ***        ***

           Proprietary toilet cubicles; galvanised mild steel finished; floor mounted; as Appendix AA to Particular Specification, section K32

AB300.1    800 x 2000mm high overall; with 1 compartment      nr      ***       ***        ***

AB300.2    920 x 2000mm high overall; with 1 compartment      nr      ***       ***        ***

AB300.3    1200 x 1500 x 2000mm high overall; with 1
           compartment                                        nr      ***       ***        ***

AB300.4    1885 x 1800 x 2000mm high overall; with 2
           compartments                                       nr      ***       ***        ***

AB300.5    2000 x 1800 x 2000mm high overall; with 2
           compartments                                       nr      ***       ***        ***

AB300.6    2300 x 1970 x 2000mm high overall; with 2
           compartments                                       nr      ***       ***        ***

AB300.7    3235 x 1800 x 2000mm high overall; with 3
           compartments                                       nr      ***       ***        ***

AB300.8    3570 x 1800 x 2000mm high overall; with 2
           compartments                                       nr      ***       ***        ***

           CARPENTRY & JOINERY

           Non-fire rated doors and frames; as Appendix AA to Particular Specification, section L20

           Solid core flush; galvanised steel door frame width 210mm (max.); head and jamb type H; facing both sides with 5mm plywood with 5mm plywood with plastic laminate sheet

AC110.1    1050 x 2150 x 44mm thick (Door type 01)            nr      ***       ***        ***

AC110.2    1700 x 2150 x 44mm thick; with 200 x 800mm vision
           panel (Door type 07)                               nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/12               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           CARPENTRY & JOINERY

           One hour fire rated doors and frames; as Appendix
           AA to Particular Specification, section L20

           Solid core flush; galvanised steel door frame width 210mm (max.); head and jamb type H; facing both sides with 5mm plywood with plastic laminate sheet

AC110.3    1700 x 2150 x 44mm thick; with 200 x 800mm vision
           panel (Door type 07)                               nr      ***       ***        ***

           Fittings

AC710.1    Cupboard; type S1P; plastic laminated plywood;
           consisting of 2750 x 600 x 750mm high lower
           cabinet and 2750 x 350 x 1200mm high upper
           cabinet with glass shelves and swing doors; as
           Appendix AA to Particular Specification, section
           Z10 and Drawing nr LCC300/31/A60/351               nr      ***       ***        ***

AC710.2    Cupboard; type S1N; plastic laminated plywood;
           overall size 2950 x 500 x 1950mm high; with glass
           shelves and swing doors; as Appendix AA to
           Particular Specification, section Z10 and
           Drawing nr LCC300/31/A60/352                       nr      ***       ***        ***

           Cupboard; plastic laminated plywood; with adjustable shelf; as Appendix AA to Particular
           Specification, section Z10 and Drawing nr
           LCC300/31/A60/361, 715

AC710.3    type S1X; overall size 2400 x 600 x 2000mm high    nr      ***       ***        ***

AC710.4    type S1Y; overall size 390 x 600 x 2000mm high     nr      ***       ***        ***

AC710.5    type S1Z; overall size 1200 x 600 x 2000mm high    nr      ***       ***        ***

           Cupboard; plastic laminated plywood; as Appendix
           AA to Particular Specification, section Z10 and
           Drawing nr LCC300/31/A60/362

AC710.6    type S1U; corian top with splash back; overall
           size 2400 x 600 x 900mm high                       nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/13               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           CARPENTRY & JOINERY

           Fittings (Cont'd)

           Cupboard; plastic laminated plywood; as Appendix
           AA to Particular Specification, section Z10 and
           Drawing nr LCC300/31/A60/362 (Cont'd)

AC710.7    type S1W; wall mounted; overall size
           2400 x 450 x 350mm high                            nr      ***       ***        ***

AC710.8    type S1V; wall mounted; overall size
           600 x 450 x 700mm high Supervisor desk counter;
           plastic laminated plywood; with stainless steel
           hairline finish; corian bench top; drawers;
           including E&M fixtures and fittings; as Drawing
           nr LCC300/31/A60/721                               nr      ***       ***        ***

AC720.1    type T3K1; overall size 600 x 475 x 1050mm high    nr      ***       ***        ***

           Counter; plastic laminated plywood; as Appendix
           AA to Particular Specification, section Z10 and
           Drawing nr LCC300/31/A60/381, 382

AC720.2    type T3P; with stainless steel counter top;
           drawers and shelf; tempered glass front panel;
           overall size 2200 x 670 x 1200mm high              nr      ***       ***        ***

AC720.3    type T3O; with stainless steel counter top and
           front panel; overall size 1800 x 430 x 450mm high  nr      ***       ***        ***

AC720.4    counter; type T3N; plastic laminated plywood;
           with glass display box; stainless steel hairline
           front panel; overall size 5410 x 950 x 750mm
           high; as Appendix AA to Particular Specification,
           section Z10 and Drawing nr LCC300/31/A60/353-354   nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSFl.1/14               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           CARPENTRY & JOINERY

           Fittings (Cont'd)

           Worktops; to acrylic based self formed solid surfacing vanity counter top; with groove line for water flow; splash back; opening for basin, tap and dispenser; framing and all necessary ironmongery; as Appendix AA to Particular
           Specification, section Z10 and Drawing nr
           LCC300/31/A60/402

AC740.1    overall size 1400 x 600 x 450 mm high              nr      ***       ***        ***

AC740.2    overall size 1620 x 600 x 450 mm high              nr      ***       ***        ***

AC740.3    overall size 1735 x 600 x 450 mm high              nr      ***       ***        ***

AC740.4    overall size 2000 x 600 x 450 mm high              nr      ***       ***        ***

AC740.5    overall size 2260 x 600 x 450 mm high              nr      ***       ***        ***

AC740.6    overall size 4140 x 600 x 450 mm high              nr      ***       ***        ***

AC740.7    overall size 4180 x 600 x 450 mm high              nr      ***       ***        ***

AC740.8    overall size 2575 x 600 x 450 mm high              nr      ***       ***        ***

AC740.9    U-shape; extreme size 2100 x 2300 x 2100
           long x 600 x 900mm high                            nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/15               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           CARPENTRY & JOINERY

           Fittings (Cont'd)

           Lockers; standing on 140mm thick masonry slab
           (measured separately); including 375mm high shoe rack at lower level; 300mm wide x 600mm deep x 850mm high proprietary locker units with GMS adjustable hanger rods, on 20mm thick cementitious side backing and 15mm thick plywood backing on 15mm thick cementitious backing; 325mm continuous plastic laminated overhead panel with 38 x 38 x 3mm thick GMS welded bracing angle and bolted to wall; including all necessary framing, ironmongery and finishes; as Appendix AA to Particular Specification section Z10 and Drawing nr LCC300/31/A60/420

AC790.1    overall size 1800 x 600 x 2400mm high              nr      ***       ***        ***

AC790.2    overall size 2100 x 600 x 2400mm high              nr      ***       ***        ***

AC790.3    overall size 3300 x 600 x 2400mm high              nr      ***       ***        ***
           Luggage handling counter; as Drawing nr
           LCC300/31/A60/382

AC790.4    overall size 5000 x 670 x 1200mm high              nr      ***       ***        ***

           Cabinet; plastic laminated plywood; as Appendix
           AA to Particular Specification, section Z10 and
           Drawing nr LCC300/31/A60/313, 714, 716

AC790.5    type S1AA; with 2 drawers and 3 pigeon holes;
           overall size 1000 x 600 x 750mm high               nr      ***       ***        ***

AC790.6    type S1AB; with 4 pigeon holes; overall size
           1000 x 600 x 750mm high                            nr      ***       ***        ***

AC790.7    Cabinet; type S1S; plastic laminated plywood;
           overall size 3200 x 600 x 750mm high; as Appendix
           AA to Particular Specification, section Z10 and
           Drawing nr LCC300/31/A60/381                       nr      ***       ***        ***

AC790.8    Cabinet; type S1T; plastic laminated plywood;
           overall size 6600 x 600 x 800mm high; as
           Drawing nr LCC300/31/A60/372, 716                  nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/16               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           CARPENTRY & JOINERY

           Fittings (Cont'd)

           Table; plastic laminated plywood; with keyboard drawers; as Appendix AA to Particular
           Specification, section Z10 and Drawing nr
           LCC300/A60/313, 373, 714, 716

AC790.9    type S70; overall size 2000 x 600 x 750mm high     nr      ***       ***        ***

AC790.10   type S7P; overall size 1500 x 600 x 750mm high     nr      ***       ***        ***

AC790.11   type S7Q; overall size 1600 x 600 x 750mm high     nr      ***       ***        ***

AC790.12   type S7S; overall size 1250 x 600 x 750mm high     nr      ***       ***        ***

           Table; plastic laminated plywood; with keyboard drawers; as Appendix AA to Particular
           Specification, section Z10 and Drawing nr
           LCC300/31/A60/316, 714, 716

AC790.13   type S7I; overall size 3620 x 2180 x 750mm high    nr      ***       ***        ***

AC790.14   type S7J; overall size 5020 x 600 x 750mm high     nr      ***       ***        ***

AC790.15   Table; type S7K; to level 1 fare adjustment
           office; including plastic laminated plywood
           worktop; 1  no. of keyboard drawer and 1 no. of
           300mm radius cut off to bench and all other
           fixing accessories; overall size 3000 x 900 x
           750mm high; as Appendix AA to Particular
           Specification, section Z10 and Drawing nr
           LCC300/31/A60/341, 714                             nr      ***       ***        ***

AC790.16   Table type; S7L; to level 1 fare adjustment
           office; including plastic laminated plywood
           worktop; 2 no. of keyboard drawers and 2 nos. of
           300mm radius cut off to bench and fixing
           accessories; overall size 2985 x 900 x 750mm
           high; as Appendix AA to Particular Specification,
           section Z10 and Drawing nr LCC300/31/A60/341, 714  nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/17               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           CARPENTRY & JOINERY

           Fittings (Cont'd)

           Table; plastic laminated plywood with timber support; keyboard drawers and semi-circular cut off to bench; as Appendix AA to Particular
           Specification, section AA and Drawing nr
           LCC300/31/A60/371, 714

AC790.17   type S7N; overall size 1500 x 900 x 750mm high     nr      ***       ***        ***

AC790.18   type S7M; overall size 2100x 900 x 750mm high      nr      ***       ***        ***

AC790.19   Low cabinet; type S1R; plastic laminated plywood;
           overall size 4000 x 600 x 800mm high, as Drawing
           nr LCC300/31/A60/316, 716                          nr      ***       ***        ***

AC790.20   Movable cabinet; type S1Q; plastic laminated
           plywood with 3 drawers; proprietary central lock
           to drawers; 4 nos. of proprietary plastic
           castors; overall size 600 x 500 x 660mm; as
           Drawing nr LCC300/31/A60/711, 712                  nr      ***       ***        ***

           Black out blind; with concealed hood, guides, trim and other fixing accessories size
           1200 x 1200mm high

AC790.21   type T2K; as Drawing LCC300/31/A60/327             nr      ***       ***        ***

           Name plate

AC790.22   type R5A                                           nr      ***       ***        ***

           IRONMONGERY

           Hinges; as Appendix AA to Particular
           Specification, section P21

AD290.1    Type H1; size 114 x 114mm; fixed to timber door
           leaf and galvanised steel door frame               nr      ***       ***        ***

AD290.2    Type H1; size 114 x 114mm; fixed to galvanised
           steel                                              nr      ***       ***        ***

AD290.3    Type H1; size 114 x 114mm; fixed to stainless
           steel                                              nr      ***       ***        ***

AD290 .4   Type H1; size 114 x 114mm; fixed to Stainless
           steel door leaf and galvanised steel door frame    nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/18               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           IRONMONGERY

           Hinges; as Appendix AA to Particular
           Specification, section P21 (Cont'd)

AD290.5    Type H2; size 114 x 114mm; fixed to galvanised
           steel                                              nr      ***       ***        ***

AD290.6    Type H3; size 114 x 114mm; fixed to galvanised
           steel                                              nr      ***       ***        ***

AD290.7    Type H3; size 114 x 114mm; fixed to stainless
           steel                                              nr      ***       ***        ***

AD290.8    Type H4; size 114 x 114mm; fixed to galvanised
           steel                                              nr      ***       ***        ***

           Locks, latches and bolts; as Appendix AA to Particular Specification, section P21

           Lock cases

AD319.1    type L1; fixed to galvanised steel                 nr      ***       ***        ***

AD319.2    type L1; fixed to stainless steel                  nr      ***       ***        ***

AD319.3    type L1; fixed to stainless steel door leaf and
           galvanised steel door frame                        nr      ***       ***        ***

AD319.4    type L2; fixed to galvanised steel                 nr      ***       ***        ***

AD319.5    type L2; fixed to stainless steel                  nr      ***       ***        ***

AD319.6    type L3; fixed to galvanised steel                 nr      ***       ***        ***

AD319.7    type L3; fixed to stainless steel                  nr      ***       ***        ***

AD319.8    type L6B; fixed to galvanised steel                nr      ***       ***        ***

AD319.9    type L6B; fixed to stainless steel                 nr      ***       ***        ***

AD319.10   type L6C; fixed to galvanised steel                nr      ***       ***        ***

AD319.11   type L7; fixed to galvanised steel                 nr      ***       ***        ***

AD319.12   type L7; fixed to stainless steel                  nr      ***       ***        ***

AD319.13   type L8; fixed to timber door leaf and galvanised
           steel door frame                                   nr      ***       ***        ***

AD319.14   type L8; fixed to galvanised steel                 nr      ***       ***        ***

AD319.15  type L8; fixed to stainless steel                   nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1      ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/19               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           IRONMONGERY

           Locks, latches and bolts; as Appendix AA to Particular Specification, section P21 (Cont'd)

           Bolts

AD339.1    type FB1; fixed to galvanised steel                nr      ***       ***        ***

AD339.2    type FB1; fixed to stainless steel                 nr      ***       ***        ***

AD339.3    type FB4; fixed to galvanised steel                nr      ***       ***        ***

           Panic bolt

AD339.4    type ED2; fixed to galvanised steel                nr      ***       ***        ***

AD339.5    type ED2; fixed to stainless steel                 nr      ***       ***        ***

AD339.6    type ED3; fixed to galvanised steel                nr      ***       ***        ***

AD339.7    type ED3; fixed to stainless steel                 nr      ***       ***        ***

           Closers and selectors; as Appendix AA to Particular Specification, section P21

           Door closers

AD490.1    type CL1; fixed to timber door leaf and
           galvanised steel door frame                        nr      ***       ***        ***

AD490.2    type CL1; fixed to galvanised steel                nr      ***       ***        ***

AD490.3    type CL1; fixed to stainless steel                 nr      ***       ***        ***

AD490.4    type CL1; fixed to stainless steel door leaf and
           galvanised steel door frame                        nr      ***       ***        ***

AD490.5    type CL1A; fixed to timber door leaf and
           galvanised steel door frame                        nr      ***       ***        ***

AD490.6    type CL1A; fixed to galvanised steel               nr      ***       ***        ***

AD490.7    type CL1A; fixed to stainless steel                nr      ***       ***        ***

AD490.8    type CL2A; fixed to galvanised Steel               nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/20               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           IRONMONGERY

           Closers and selectors; as Appendix AA to Particular Specification, section P21 (Cont'd)
           (Cont'd)

           Door closers (Cont'd)

AD490.9    type CL3; fixed to galvanised steel                nr      ***       ***        ***

AD490.10   type CL3; fixed to stainless steel                 nr      ***       ***        ***

           Handles with backplates; as Appendix AA to Particular Specification section P21

           Pull handles

AD520.1    type PH1; with 300 x 100 x 1.6mm backplates;
           fixed to timber                                    nr      ***       ***        ***

AD520.2    type PH1; with 300 x 100 x 1.6mm backplates;
           fixed to galvanised steel                          nr      ***       ***        ***

AD520.3    type PH1; with 300 x 100 x 1.6mm backplates,
           fixed to stainless steel                           nr      ***       ***        ***

           Push plates; as Appendix AA to Particular
           Specification section P2l

AD600.1    Type PP1; 300 x 100 x 1.6mm thick; fixed to
           timber                                             nr      ***       ***        ***

AD600.2    Type PP1; 300 x 100 x 1.6mm thick; fixed to
           galvanised steel                                   nr      ***       ***        ***

AD600.3    Type PP1; 300 x 100 x 1.6mm thick; fixed to
           stainless steel                                    nr      ***       ***        ***

           Kick plates; as Appendix AA to Particular
           Specification, section P21

AD700.1    Type K1; 765 x 200 x 1.6mm thick; fixed to timber  nr      ***       ***        ***

AD700.2    Type K1; 890 x 200 x 1.6mm thick; fixed to timber  nr      ***       ***        ***

AD700.3    Type K1; 765 x 200 x 1.6mm thick; fixed to
           galvanised steel                                   nr      ***       ***        ***

AD700.4    Type K1; 890 x 200 x 1.6mm thick; fixed to
           galvanised steel                                   nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/21               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           IRONMONGERY

           Kick plates; as Appendix AA to Particular
           Specification, section P21 (Cont'd)

AD700.5    Type K1; 1290 x 200 x 1.6mm thick; fixed to
           galvanised steel                                   nr      ***       ***        ***

AD700.6    Type K1; 820 x 200 x 1.6mm thick; fixed to
           stainless steel                                    nr      ***       ***        ***

AD700.7    Type K1; 1050 x 200 x 1.6mm thick; fixed to
           stainless steel                                    nr      ***       ***        ***

AD700.8    Type K1; 1215 x 200 x 1.6mm thick; fixed to
           stainless steel                                    nr      ***       ***        ***

           Accessories; as Appendix AA to Particular
           Specification, section P21

           Door stops

AD810.1    type ST1; fixed to timber door leaf and concrete
           floor                                              nr      ***       ***        ***

AD810.2    type ST1; fixed to galvanised steel door leaf and
           concrete floor                                     nr      ***       ***        ***

AD810.3    type ST1; fixed to stainless steel door leaf and
           concrete floor                                     nr      ***       ***        ***

           Wall bumper

AD840.1    type ST2; fixed to timber door leaf and concrete
           wall                                               nr      ***       ***        ***

AD840.2    type ST2; fixed to galvanised steel door leaf and
           concrete wall                                      nr      ***       ***        ***

AD840.3    type ST2; fixed to stainless steel door leaf and
           concrete wall                                      nr      ***       ***        ***

           Grab rail bar

AD890.1    type GR; fixed to galvanised steel                 nr      ***       ***        ***

AD890.2    type GR; fixed to stainless steel                  nr      ***       ***        ***

           Gasket

AD890.3    type AS1                                           nr      ***       ***        ***

AD890.4    type AS2                                           nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/22               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           IRONMONGERY

           Accessories; as Appendix AA to Particular
           Specification, section P21 (Cont'd)

           Threshold

AD890.5    type T1; fixed to galvanised steel                 nr      ***       ***        ***

AD890.6    type T1; fixed to stainless steel                  nr      ***       ***        ***

           Dust proof strike

AD890.7    type ECS                                           nr      ***       ***        ***

           Co-ordinator

AD890.8    type DC1                                           nr      ***       ***        ***

           METAL DOORS AND FRAMES

           Non-fire rated doors and frames; as Appendix AA to Particular Specification, section L20

           Galvanised steel with polyester powder coated finish; door type 07; door frame width 210mm
           (max); head and jamb type A

AE100.1    1700mm width x 2150mm high; with 200 x 800 mm
           vision panels                                      nr      ***       ***        ***

           Galvanised steel with polyester powder coated finish; door type 01; door frame width 210mm
           (max); head and jamb type A

AE100.2    1350mm width x 2250mm high                         nr      ***       ***        ***

           Galvanised steel with polyester powder coated finish; door type 06; door frame width 210mm
           (max.); head and jamb type A

AE100.3    1700mm width x 2150mm high                         nr      ***       ***        ***

AE100.4    1700mm width x 2250mm high                         nr      ***       ***        ***

AE100.5    2600mm width x 2150mm high                         nr      ***       ***        ***

AE100.6    2600mm width x 2250mm high                         nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/23               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL DOORS AND FRAMES

           Non-fire rated doors and frames; as Appendix AA to Particular Specification, section L20 (Cont'd)

           Galvanised steel with polyester powder coated finish; door type 06C; door frame width 210mm
           (max.); head and jamb type A

AE100.7    1650mm width x 2150mm high                         nr      ***       ***        ***

AE100.8    1950mm width x 2250mm high                         nr      ***       ***        ***

AE100.9    2600mm width x 2250mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           01; door frame width 210mm (max.); head and jamb type E

AE110.1    1210mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           01; door frame width 210mm; head and jamb type
           F+G

AE110.2    1000mm width x 2150mm high                         nr      ***       ***        ***

AE110.3    1210mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           01; door frame width 210mm (max.); head and jamb type E+G

AE110.4    1050mm width x 2150mm high                         nr      ***       ***        ***

AE110.5    1210mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           06C; door frame width 210mm (max.); head and jamb type F+G

AE110.6    1050mm width x 2150mm high                         nr      ***       ***        ***

AE110.7    1810mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           07; door frame width 210mm (max.); head and jamb type E+G

AE110.8    1810mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

AE110.9    2600mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/24               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL DOORS AND FRAMES

           Non-fire rated doors and frames; as Appendix AA to Particular Specification, section L20 (Cont'd)

           Stainless steel with hairline finish; door type
           07; door frame width 210mm (max.); head and jamb type F+G

AE110.10   1810mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           08; door frame width 210mm (max.); head and jamb type E+G

AE110.11   1810mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           01A; door frame width 210mm (max.); head and jamb type A

AE110.12   1210mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           01A; door frame width 210mm (max.); head and jamb type E

AE110.13   1210mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           01A; door frame width 210mm (max.); head and jamb type E+G

AE110.14   1210mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           01A; door frame width 210mm (max.); head and jamb type F+G

AE110.15   1210mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           01C; door frame width 210mm (max.); head and jamb type E+G

AE110.16   1210mm width x 2150mm high                         nr      ***       ***        ***

AE110.17   1210mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/25               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL DOORS AND FRAMES

           Non-fire rated doors and frames; as Appendix AA to Particular Specification, section L20 (Cont'd)

           Stainless steel door with 2 nos of louvres; to toilet duct room; including all necessary ironmongery; as Drawing nr LCC300/31/A60/409

AE110.18   750mm width x 2150mm high                          nr      ***       ***        ***

           Galvanised steel with paint finish; door type
           01A; door frame width 210mm (max.); head and jamb type A

AE120.1    900mm width x 2150mm high                          nr      ***       ***        ***

AE120.2    950mm width x 2150mm high                          nr      ***       ***        ***

AE120.3    1050mm width x 2150mm high                         nr      ***       ***        ***

           Galvanised steel with paint finish; door type
           02; door frame width 210mm (max.); head and jamb type A

AE120.4    1050mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

           Galvanised steel with paint finish; door type 07;
           door frame width 210mm (max.); head and jamb type A

AE120.5    1650mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

           Galvanised steel with paint finish; door type 01;
           door frame width 210mm (max.); head and jamb type A

AE120.6    1050mm width x 2150mm high                         nr      ***       ***        ***

           Galvanised steel with paint finish; door type
           01C; door frame width 210mm (max.); head and jamb type A

AE120.7    850mm width x 2150mm high                          nr      ***       ***        ***

AE120.8    900mm width x 2150mm high                          nr      ***       ***        ***

AE120.9    1050mm width x 2150mm high                         nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/26               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL DOORS AND FRAMES

           Half-hour fire rated doors and frames; as Appendix AA to Particular Specification, section
           L20

           Galvanised steel with paint finish; door type 06;
           door frame width 210mm (max.); head and jamb type A

AE220      2250mm width x 2150mm high                         nr      ***       ***        ***

           One hour fire rated doors and frames; as Appendix
           AA to Particular Specification, section L20

           Galvanised steel with polyester powder coated finish; door type 01C; door frame width 210mm
           (max.); head and jamb type A

AE300      1350mm width x 2250mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           07; door frame width 210mm (max.); head and jamb type F+G

AE310.1    1810mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           07; door frame width 210mm (max.); head and jamb type A

AE310.2    2700mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

AE310.3    2750mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           07; door frame width 210mm (max.); head and jamb type E+G

AE310.4    1810mm width x 2150mm high                         nr      ***       ***        ***

AE310.5    1810mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

AE310.6    2600mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/27               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL DOORS AND FRAMES

           One hour fire rated doors and frames; as Appendix
           AA to Particular Specification, section L20
           (Cont'd)

           Stainless steel with hairline finish; door type
           01; door frame width 210mm (max.); head and jamb type E+G

AE310.7    1210mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           01; door frame width 210mm (max.); head and jamb type F+G

AE310.8    1210mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           01C; galvanised steel door frame width 210mm
           (max.); head and jamb type A

AE310.9    1210mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           01C; door frame width 210mm (max.); head and jamb type E+G

AE310.10   1210mm width x 2150mm high                         nr      ***       ***        ***

AE310.11   1700mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           01C; door frame width 210mm (max.); head and jamb type F+G

AE310.12   1210mm width x 2150mm high                         nr      ***       ***        ***

AE310.13   1810mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           06; door frame width 210mm (max.); head and jamb type E+G

AE310.14   1810mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           06C; door frame width 210mm (max.); head and jamb type E+G

AE310.15   1810mm width x 2150mm high                         nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/28               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL DOORS AND FRAMES

           One hour fire rated doors and frames; as Appendix
           AA to Particular Specification, section L20
           (Cont'd)

           Galvanised steel with paint finish; door type 07;
           door frame width 210mm (max.); head and jamb type A

AE320.1    1100mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

AE320.2    1650mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

AE320.3    1700mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

AE320.4    2600mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

AE320.5    2700mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

AE320.6    2750mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

           Galvanised steel with paint finish; door type 07;
           door frame width 210mm (max.); head and jamb type
           E+G

AE320.7    2600mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

           Galvanised steel with paint finish; door type 02;
           door frame width 210mm (max.); head and jamb type
           A

AE320.8    1050mm width x 2150mm high                         nr      ***       ***        ***

AE320.9    1050mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

           Galvanised steel with paint finish; door type 01;
           door frame width 210mm (max.); head and jamb type
           A

AE320.10   700mm width x 2000mm high                          nr      ***       ***        ***

AE320.11   750mm width x 2000mm high                          nr      ***       ***        ***

AE320.12   1050mm width x 2150mm high                         nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/29               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL DOORS AND FRAMES

           One hour fire rated doors and frames; as Appendix
           AA to Particular Specification, section L20
           (Cont'd)

           Galvanised steel with paint finish; door type
           01C; door frame width 210mm (max.); head and jamb type A

AE320.13   1050mm width x 2150mm high                         nr      ***       ***        ***

AE320.14   1700mm width x 2150mm high; with
           200 x 800mm vision panels                          nr      ***       ***        ***

           Galvanised steel with paint finish; door type 06;
           door frame width 210mm (max.); head and jamb type
           A

AE320.15   1650mm width x 2150mm high                         nr      ***       ***        ***

           Galvanised steel with paint finish; door type
           06C; door frame width 210mm (max.); head and jamb type A

AE320.16   1350mm width x 2150mm high                         nr      ***       ***        ***

AE320.17   1650mm width x 2150mm high                         nr      ***       ***        ***

AE320.18   1950mm width x 2150mm high                         nr      ***       ***        ***

           Two hour fire rated doors and frames; as Appendix
           AA to Particular Specification,
           section L20

           Stainless steel with hairline finish; door type
           01; door frame width 210mm (max.); head and jamb type E

AE410      1210mm width x 2150mm high                         nr      ***       ***        ***

           Fire rated doors and frames to CLP requirements;
           as Appendix AA to Particular Specification, section L20

           Stainless steel with hairline finish; door type
           06; door frame width 210mm (max.); head and jamb type A

AE910      2550mm width x 2975mm high                         nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/30               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL SHUTTERS, WINDOWS AND LOUVRES

           Shutters

           Non-fire rated pipe/grille shutters; electrical operating system; drop down type; with exposed key switch boxes mounted on both sides of shutter; as Appendix AA to Particular
           Specification, section L20 and Drawing nr
           LCC300/31/A24/801-806, /A40/801-807

AF111.1    stainless steel; recessed rail; standard hood
           (fixed above ceiling); approximate size 6675 x
           4300mm high                                        nr      ***       ***        ***

AF111.2    stainless steel; recessed rail; standard hood
           (fixed above ceiling); approximate size 10950 x
           4300mm high                                        nr      ***       ***        ***

AF111.3    stainless steel; recessed rail; standard hood
           (fixed above ceiling); approximate size 10950 x
           4700mm high                                        nr      ***       ***        ***

           Non-fire rated slat shutters; electrical operating system; drop down type; with exposed key switch boxes mounted on both sides of shutter; as Appendix AA to Particular
           Specification, section L20 and Drawing nr
           LCC300/31/A24/801-806, /A40/801-807

AF121.1    stainless steel; exposed rail; standard hood
           (fixed inside room); typhoon resistant;
           approximate size 4800 x 4000mm high                nr      ***       ***        ***

AF121.2    stainless steel; exposed rail; standard hood
           (fixed inside room); typhoon resistant;
           approximate size 4000 x 4050mm high                nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/31               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL SHUTTERS, WINDOWS AND LOUVRES

           Shutters (Cont'd)

           Non-fire rated glazed panels shutters; electrical operating system; drop down type; with exposed key switch boxes mounted on both sides of shutter; as Appendix AA to Particular
           Specification section, L20 and Drawing nr
           LCC300/31/A24/801-806, /A40/801-807

AF129      polycarbonate with paint finish; recessed rail;
           standard hood (fixed inside room); typhoon
           resistant; approximate size 4800 x 2400mm high     nr      ***       ***        ***

           One hour fire rated slat shutters; electrical operating system; drop down type; with exposed key switch boxes mounted on both sides of shutter; as Appendix AA to Particular
           Specification, section L20 and Drawing nr
           LCC300/31/A24/801-806, /A40/801-807

AF131      stainless steel; recessed rail; standard hood
           (fixed above ceiling); smoke resistant; with
           smoke/heat detector activated; approximate size
           6200 x 2400mm high                                 nr      ***       ***        ***

           Two hours fire rated slat shutters; electrical operating system; drop down type; with exposed key switch boxes mounted on both sides of shutter; as Appendix AA to Particular
           Specification, section L20 and Drawing nr
           LCC300/31/A24/801-806, /A40/801-807

AF141.1    stainless steel; recessed rail; standard hood
           (fixed above ceiling); smoke resistant; with
           smoke/heat detector activated; approximate
           size 2400 x 2400mm high                            nr      ***       ***        ***

AF141.2    stainless steel; recessed rail; standard hood
           (fixed above ceiling); smoke resistant; with
           smoke/heat detector activated; approximate
           size 3000 x 1390mm high                            nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/32               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL SHUTTERS, WINDOWS AND LOUVRES

           Shutters (Cont'd)

           Two hours fire rated slat shutters; electrical operating system; drop down type; with exposed key switch boxes mounted on both sides of shutter; as Appendix AA to Particular
           Specification, section L20 and Drawing nr
           LCC300/31/A24/801-806, /A40/801-807 (Cont'd)

AF141.3    stainless steel; recessed rail; standard hood
           (fixed above ceiling); smoke resistant; with
           smoke/heat detector activated; approximate size
           3600 x 1390mm high                                 nr      ***       ***        ***

AF141.4    stainless steel; recessed rail; standard hood
           (fixed above ceiling); smoke resistant; with
           smoke/heat detector activated; approximate size
           3600 x 2400mm high                                 nr      ***       ***        ***

AF141.5    stainless steel; recessed rail; standard hood
           (fixed inside room); smoke resistant; with
           smoke/heat detector activated; approximate size
           4800 x 4000mm high                                 nr      ***       ***        ***

AF141.6    stainless steel; recessed rail; standard hood
           (fixed above ceiling); smoke resistant; with
           smoke/heat detector activated; approximate size
           6000 x 4740mm high                                 nr      ***       ***        ***

AF141.7    stainless steel; recessed rail; standard hood
           (fixed above ceiling); smoke resistant; typhoon
           resistant; with smoke/heat detector activated;
           approximate size 11000 x 4740mm high               nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/33               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL SHUTTERS, WINDOWS AND LOUVRES

           Smoke curtain; drop down to 2400mm above floor flash level as Drawing LCC300/31/A04/512

AF199.1    1200 x 4310mm long                                 nr      ***       ***        ***

AF199.2    1500 x 4310mm long                                 nr      ***       ***        ***

AF199.3    3000 x 4310mm long                                 nr      ***       ***        ***

AF199.4    3600 x 4310mm long                                 nr      ***       ***        ***

AF199.5    4800 x 4310mm long                                 nr      ***       ***        ***

AF199.6    6000 x 4310mm long                                 nr      ***       ***        ***

           Windows

           Internal windows; two hours fire rated; as Appendix AA to Particular Specification, section
           L10 and Drawing nr LCC300/31/A23/001, 002 and
           /A40/412

AF201      stainless steel; size 8400 x 1120mm high; with 90
           degrees turning angle                              nr      ***       ***        ***

           Louvres

           Internal louvre with insect mesh; weatherproofed;
           including framing, mastic sealants, waterproofing grouting, approved expanded metal lath/plaster stop and all other fixing accessories and support; as Appendix AA to Particular
           Specification, section L15 and Drawing nr
           LCC300/31/A24/901 and /A40/458

AF309      PVF2 coated aluminium; overall
           size 450 x 450mm high                              nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/34               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL CLADDING

           System metal cladding

           Vitreous enamelled steel panels; 150mm(overall depth including fixings) thick; on anti-drumming backing board; with vapour control layer;
           including, all joints, cover plates (colour matched) sealants and all other necessary fixing accessories and supports; as Appendix AA to Particular Specification, section H31 M63 and
           Drawing nr LCC300/31/A20/001-007,010-013

AG111.1    walls and attached columns; not exceeding 1.0m2    m2      ***       ***        ***

AG111.2    walls and attached columns; circular; not
           exceeding 1.0m2                                    m2      ***       ***        ***

AG111.3    walls and attached columns; 1.0-1.5m2              m2      ***       ***        ***

AG111.4    walls and attached columns; 1.0-1.5m2; circular    m2      ***       ***        ***

AG111.5    walls and attached columns; 1.5-2.0m2              m2      ***       ***        ***

AG111.6    walls and attached columns; circular; 1.5-2.0m2    m2      ***       ***        ***

AG111.7    walls and attached columns; 2.0-2.5m2              m2      ***       ***        ***

AG111.8    walls and attached columns; 2.5-3.0m2              m2      ***       ***        ***

AG112.1    isolated columns; not exceeding 1.0m2              m2      ***       ***        ***

AG112.2    isolated columns; circular; not exceeding 1.0m2    m2      ***       ***        ***

AG112.3    isolated columns; 1.0-1.5m2                        m2      ***       ***        ***

AG112.4    isolated columns; circular; 1.0-1.5m2              m2      ***       ***        ***

AG112.5    isolated columns; 1.5-2.0m2                        m2      ***       ***        ***

AG112.6    isolated columns; circular; 1.5-2.0m2              m2      ***       ***        ***

AG112.7    isolated columns; 2.0-2.5m2                        m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.2 : 28 October 2002             LSF1.1/35               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL CLADDING

           System metal cladding (Cont'd)

           Vitreous enamelled steel panels; 150m (overall depth including fixings) thick; on anti-drumming backing board with vapour control layer;
           including all joints, cover plates (colour matched) sealants and all other necessary fixing accessories and supports; as Appendix AA to Particular Specification, section H31, M63 and
           Drawing nr LCC300/31/A20/001-007, 010-013
           (Cont'd)

AG112.8    isolated columns; 2200 x 1395mm                    m2      ***       ***        ***

AG112.9    isolated columns; 2200 x 1695mm                    m2      ***       ***        ***

AG112.10   isolated columns; 2400 x 1400mm                    m2      ***       ***        ***

AG112.11   isolated columns; 2400 x 1650mm                    m2      ***       ***        ***

AG119.1    cornice; approximate size 350 x 250mm high         m       ***       ***        ***

AG119.2    cornice; approximate size 350 x 250mm high;
           circular                                           m       ***       ***        ***

           Stainless steel panels; 2mm thick (min); general background

AG141      walls and attached columns 0.5-1.0m2 panel         m2      ***       ***        ***

           Anodised aluminium; including anchorage, structural supporting frame; silicon joint; and all other necessary accessories; as Drawing nr
           LCC300/31/A15/186

AG151.1    walls and attached columns; 4000 x 1140mm          m2      ***       ***        ***

AG151.2    walls and attached columns; 4000 x 1300mm          m2      ***       ***        ***

AG151.3    walls and attached columns; 4100 x 1140mm          m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002             LSF1.1/36               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL CLADDING

           System metal cladding (Cont'd)

           Aluminium; polyvinylidene (PVF2); 3 coat Kynar
           500 panels; 150mm thick (overall); on
           anti-drumming backing board with vapour control layer; consisting of 1.2mm decarbonized steel sheet; 2mm thick hexagon aluminium honeycomb with 0.5mm thick colour coated steel sheet; including sealants and all other necessary fixing accessories and supports; as Appendix AA to Particular Specification, section H31

AG161.1    walls and attached columns; not exceeding 1.0m2    m2      ***       ***        ***

AG161.2    walls and attached columns; not exceeding 1.0m2;
           circular                                           m2      ***       ***        ***

AG161.3    walls and attached columns; 1.0-1.5m2              m2      ***       ***        ***

AG161.4    walls and attached columns; 1.0-1.5m2; circular    m2      ***       ***        ***

AG161.5    walls and attached columns; 1.5-2.0m2              m2      ***       ***        ***

AG161.6    walls and attached columns; 2.5-3.0m2              m2      ***       ***        ***

           Proprietary aluminium sheets; including mastic joint; stainless steel brackets and all structural framing; as Appendix AA to Particular
           Specification, section H31 and Drawing nr
           LCC300/31/A60/611-617

AG173      ceilings including sides and soffits of attached
           beams; 8.0 to 9.5m high                            m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/37               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           SPECIALIST ARCHITECTURAL METALWORK

           Metal access panel doors

AH100.1    Access hatch cover; galvanised iron; approximate
           900 x 900mm; including base frame; latch; tongue
           and associated ironmongery; as Drawing nr
           LCC300/31/A24/403                                  nr      ***       ***        ***

AH100.2    Access hatch cover; galvanised iron; approximate
           1200x 1200mm; including base frame; latch; tongue
           and associated ironmongery; as Drawing nr
           LCC300/31/A24/511                                  nr      ***       ***        ***

           Metal fire hose reel cabinets

           Hose reel cabinet door; piano hinged; including stainless steel collar surround fixed to reinforced concrete blockout opening with galvanised mild steel fixing lugs; 8mm (minimum) tempered glass front door; all associated ironmongery

AH200.1    size 1190 x 860 x 150mm thick; as Drawing nr
           LCC300/31/A24/301 and 302                          nr      ***       ***        ***

AH200.2    type T9C1; size 1190 x 1010 x 150mm thick; as
           Drawing nr LCC300/31/A60/342                       nr      ***       ***        ***

AH200.3    type T9C2; size 1190 x 600 x 150mm thick; as
           Drawing nr LCC300/31/A60/342                       nr      ***       ***        ***

           Metalwork to kiosks and booths

AH300      Platform Supervisor Booth; overall size 2400 x
           7200 x 3150mm high; complete including but not
           limited to all necessary framing, glazing,
           grating, door, window, ceiling system, finishes
           stretcher cabinet and all other fittings and
           accessories (flooring system and cabinet measured
           separately); as Drawing nr LCC300/31/A60/310,
           311, 314, 374                                      nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/38               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           SPECIALIST ARCHITECTURAL METALWORK

           Metalwork to counters

AH400.1    Counter to ticket office; stainless steel;
           approximate size 9600 x 425 x 2400mm high;
           consisting of 6 sub-counters; including but not
           limited to 2 hr fire rated non-combustible
           framing; laminated plastic internal lining and
           all metal work (VE panel and glazing measured
           separately); as Drawing nr LCC300/31/A16/330, 331  nr      ***       ***        ***

AH400.2    Counter to fare adjustment office; stainless
           steel; L-shape; approximate size 5180 x 3100mm
           long x 2400mm high; including but not limited to
           2 hr fire rated non-combustible framing;
           laminated plastic internal lining and all metal
           work (VE panel and glazing measured separately);
           as Drawing nr LCC300/31/A16/255                    nr      ***       ***        ***

           Metal raised access floors

AH500.1    600 x 600mm wide cementitious core fully
           encapsulated panels including carpet tile;
           pedestal assembly; as Appendix AA to Particular
           Specification, section K41 and Drawing nr
           LCC300/31/A30/020                                  m2      ***       ***        ***

AH500.2    600 x 600mm wide cementitious core fully
           encapsulated panels including vinyl floor tile;
           pedestal assembly; as Appendix AA to Particular
           Specification, section K41 and Drawing nr
           LCC300/31/A30/020                                  m2      ***       ***        ***

           Metal barriers

AH610      Stainless steel parapet to platform edge           m       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/39               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           SPECIALIST ARCHITECTURAL METALWORK

           Metal barriers (Cont'd)

AH620.1    Access gates; type T5D; removable; stainless
           steel; size 1100 x 1500mm high from finished
           floor level; including concealed base plate and
           fixing accessories; as Drawing nr
           LCC300/31/A60/120, 121, 131                        nr      ***       ***        ***

AH620.2    Access gate; type T5I; stainless steel; size 1100
           x 1100mm high from finished floor level;
           including concealed base plate and fixing
           accessories; as Drawing nr LCC300/31/A60/120,
           121, 131                                           nr      ***       ***        ***

AH620.3    Access gates; type T5L; stainless steel; with
           glass infill panel; size 2200 x 1050mm high from
           finished floor level; including concealed base
           plate and fixing accessories; as Drawing nr
           LCC300/31/A60/120, 121, 131                        nr      ***       ***        ***

AH620.4    Removable railing; type T5F; stainless steel;
           approximate typical base size 1100 x 1100mm high
           from finished floor level; including concealed
           base plate and fixing accessories; as Drawing nr
           LCC300/31/A60/120, 121, 131                        nr      ***       ***        ***

AH620.5    Removable railing; type T5G; stainless steel;
           approximate typical bay size 1100 x 1500mm high
           from finished floor level; including concealed
           base plate and fixing accessories; as Drawing nr
           LCC300/31/A60/120, 121, 131                        nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/40               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           SPECIALIST ARCHITECTURAL METALWORK

           Balustrades

           Glass balustrade; type T5A; in fully tempered and heat soaked toughened safety glass; with ground edges and railing; as Appendix AA to Particular
           Specification, section L30 and Drawing nr
           LCC300/31/A60/120, 130

AH710.1    typical bay size 1800 x 1100mm high above
           finished floor level; including 12mm thick glass
           panes; stainless steel frames, stanchions,
           concealed base plates and all other necessary
           accessories                                        m       ***       ***        ***

           Glass balustrade; type TSB; in fully tempered and heat soaked toughened safety glass; with ground edges and railing; as Appendix AA to Particular
           Specification, section L30 and Drawing nr
           LCC300/31/A60/120, 130

AH710.2    typical bay size 1800 x 1500mm high above finish
           floor level; including 12mm thick glass;
           stainless steel frame, stanchions, concealed base
           plates and all other necessary accessories         m       ***       ***        ***

           Glass balustrade; type T5C; at escalator or public stair void; in fully tempered and heat soaked toughened safety glass; with ground edges and railing; as Appendix AA to Particular
           Specification, section L30 and Drawing nr
           LCC300/31/A60/120, 122 & 130

AH710.3    typical bay size 1800 x 1100mm high above
           finished floor level; including 12mm thick
           tempered glass panes; stainless steel railing and
           frames, stanchions and 450mm high skirting plate;
           and all other fixing accessories                   m       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/41               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           SPECIALIST ARCHITECTURAL METALWORK

           Balustrades (Cont'd)

           Glass balustrade; type T5C; at public stair; in
           fully tempered and heat soaked toughened safety
           glass; with ground edges and railing; as Appendix
           AA to Particular Specification section, L30 and
           Drawing nr LCC300/31/A15/254-256, A60/120,
           122,130

AH710.4    typical bay size 1800 x 1100mm high above
           finished floor level; including 12mm thick
           tempered glass panes; stainless steel railing
           and frames, stanchions and 450mm high skirting
           plate; and all other fixing accessories            m       ***       ***        ***

           Mesh balustrade; 1100mm high; including railing;
           mesh; stanchion and all necessary accessories

AH790      as Drawing nr LCC300/31/A15/201-219 except 215     m       ***       ***        ***

           Ancillaries

AH810.1    Metal seat; type T6A; stainless steel; fixed
           through cladding wall; pivot mechanism to
           specialist contractor design; consist of 2
           nos. pressed profiled stainless steel seats;
           support and fixing for connection to walling;
           size 1150 (min) x 270mm per module; as drawing nr
           LCC300/31/A60/303                                  nr      ***       ***        ***

AH810.2    Metal seat; type T6B; stainless steel; fixed
           through cladding wall; pivot mechanism to
           specialist contractor design; consist of 2
           nos. pressed profiled stainless steel seats;
           support and fixing for connection to walling;
           size 1150 (min) x 270mm per module; as drawing
           nr LCC300/31/A60/303                               nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002             LSF1.1/42               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           SPECIALIST ARCHITECTURAL METALWORK

           Ancillaries (Cont'd)

AH810.3    Metal seat; type T6C; stainless steel; fixed
           through cladding wall; pivot mechanism to
           specialist contractor design; consist of 2 nos.
           pressed profiled stainless steel seats; support
           and fixing for connection to walling; size 1150
           (min) x 270mm per module; as drawing nr
           LCC300/31/A60/303                                  nr      ***       ***        ***

AH810.4    Metal seat; type T6D; stainless steel; fixed
           through cladding wall; pivot mechanism to
           specialist contractor design; consist of 2 nos.
           pressed profiled stainless steel seats; support
           and fixing for connection to walling; size 1150
           (min) x 270mm per module; as drawing nr
           LCC300/31/A60/303                                  nr      ***       ***        ***

AH810.5    Metal seats; type T6E; free stand; stainless
           steel; pivot mechanism; bolted to structural
           floor; as specialist contractor design; consist
           of 2 nos. pressed profiled perforated stainless
           steel seats; stainless steel support; size
           1150(min) x 320 x 500mm high above finished floor
           level per module; as Drawing nr LCC300/31/A60/304  nr      ***       ***        ***

AH810.6    Metal seats with back; free stand; type
           T6F; stainless steel; pivot mechanism; bolted to
           structural floor; as specialist contractor
           design; consist of 2 nos. pressed profiled
           perforated stainless steel seats; stainless steel
           support; size 1150(min) x 500 x 1200mm high above
           finished floor level per module; as Drawing nr
           LCC300/31/A60/304                                  nr      ***       ***        ***

AH810.7    Metal seats; double bench; type T6G; free stand;
           stainless steel; pivot mechanism; bolted to
           structural floor; as specialist contractor
           design; consist of 8 nos. pressed profiled
           perforated stainless steel seats; stainless steel
           support; size 2500 x 640 x 500mm high above
           finished floor level per module; as Drawing nr
           LCC300/31/A60/312                                  nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/43               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           SPECIALIST ARCHITECTURAL METALWORK

           Ancillaries (Cont'd)

AH810.8    Metal seats; double bench; free stand; type T6H;
           stainless steel; pivot mechanism; bolted to
           structural floor; as specialist contractor
           design; consist of 4 nos. pressed profiled
           perforated stainless steel seats; stainless steel
           support; size 1150(min) x 640 x 500mm high above
           finished floor level per module; as Drawing nr
           LCC300/31/A60/312                                  nr      ***       ***        ***

           Bins; circular at ends; including support and fixing accessories; as Drawing nr
           LCC300/31/A60/305

AH820.1    bins; type T10A; stainless steel; wall mounted
           through cladding; circular at ends; size 300 x
           600 x 860mm high                                   nr      ***       ***        ***

AH820.2    double bins; type T10B; stainless steel; floor
           mounted; overall size 650 x 600 x 1010mm high      nr      ***       ***        ***

AH820.3    bins; type T10C; stainless steel; floor
           mounted; with removable top; overall size 300 x
           600 x 1010mm high                                  nr      ***       ***        ***

AH820.4    ash bin; type T10D; stainless steel; wall mounted
           through cladding; size 150 x 300 x 260mm high      nr      ***       ***        ***

AH820.5    ash bin; type T10E; stainless steel; floor
           mounted; size 150 x 300 x 1010mm high              nr      ***       ***        ***

AH820.6    bins; type T10F; column mounted through cladding;
           stainless steel; no. 4 finish to BS 1449 part 2;
           grain direction to be vertical                     nr      ***       ***        ***

AH840      Trolley guard rails and foot rest protection bar;
           50mm stainless steel CHS with semi-sphere ends;
           floor mounted including fixing accessories and
           cement sand grouting at 1200mm centre to centre;
           as Drawing nr LCC300/31/A15/190, A60/503           m       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/44               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           SPECIALIST ARCHITECTURAL METALWORK

           Ancillaries (Cont'd)

AH890.1    T9A platform equipment modules; floor mounted; in
           stainless steel frame; overall size 1200 x 650 x
           2400mm high; on 150mm thick concrete plinth
           (measured separately); as Drawing nr
           LCC300/31/A60/301-302                              nr      ***       ***        ***

AH890.2    T9B platform equipment modules; floor mounted; in
           stainless steel frame; overall size 1200 x 600 x
           1010mm high; on 150mm thick concrete plinth
           (measured separately); as Drawing nr
           LCC300/31/A24/303, /A60/301-302                    nr      ***       ***        ***

AH890.3    Stainless steel step with anti-slip strip; size
           1210 x 240mm                                       nr      ***       ***        ***

AH890.4    Stainless steel sign box; approximate size 300 x
           600mm high; as Drawing nr LCC300/31/A60/511, 514   m       ***       ***        ***

           Compressed polycarbonate casing with self clipping device; as Drawing nr LCC300/31/A04/516

AH890.5    approximate size 200 x 300mm high                  m       ***       ***        ***

AH890.6    approximate size 200 x 600mm high                  m       ***       ***        ***

AH890.7    Stainless steel fins; stainless steel; grade 4;
           3mm thick; hairline finish; fixed to stainless
           steel shims and bolts; to reinforced concrete
           wall; as Appendix AA to Particular Specification,
           section H75 and Drawing nr LCC300/31/A24/901       m       ***       ***        ***

AH890.8    Curtain track; type T2B; 950mm long; single rail;
           straight run; including fixing accessories         nr      ***       ***        ***

           Stainless steel framed fire services inlet door;
           with 6mm wired toughened glass panel; as Drawing nr LCC300/31/A24/305

AH890.9    size 900 x 600mm high                              nr      ***       ***        ***

AH890.10   size 1300 x 600mm high                             nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/45               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           SPECIALIST ARCHITECTURAL METALWORK

           Ancillaries (Cont'd)

AH890.11   Emergency help point; T9G; based on the design
           intent; to approval of the Engineer; including
           but not limited to stainless steel framing, metal
           cladding and signage (electrical services
           measured separately); as drawing nr
           LCC300/31/A60/306, 307                             nr      ***       ***        ***

AH890.12   Standalone emergency stop plunger housing; T9H;
           including metal casing and signage (electrical
           services measured separately); to the approval of
           the Engineer; based on the design intent shown on
           Drawing nr LCC300/31/A60/308                       nr      ***       ***        ***

AH890.13   Shelf; type S4W; hairline finish stainless steel;
           overall size 1200 x 600 x 2100mm high; as Drawing
           nr LCC300/31/A60/375                               nr      ***       ***        ***

           SIGNS AND ADVERTISING PANELS

           Signs

           Illuminated; as Drawing nr LCC300/31/A70/001

AI110      exit signs                                         nr      ***       ***        ***

           Non-illuminated; vinyl graphics; as Drawing nr
           LCC300/31/A70/001

AI120.1    warning signs                                      nr      ***       ***        ***

AI120.2    fire services lift signs                           nr      ***       ***        ***

AI120.3    lift no smoking signs                              nr      ***       ***        ***

AI120.4    lift number signs                                  nr      ***       ***        ***

AI120.5    fireman's lift serving floors signs                nr      ***       ***        ***

AI120.6    escape door signs                                  nr      ***       ***        ***

AI120.7    fire services signs                                nr      ***       ***        ***

AI120.8    hose reel signs                                    nr      ***       ***        ***

AI120.9    fireman's lift light box signs                     nr      ***       ***        ***

AI120.10   disabled wc signs                                  nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/46               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           SIGNS AND ADVERTISING PANELS

           Signs (Cont'd)

           Non-illuminated; vinyl graphics; as Drawing nr
           LCC300/31/A70/001 (Cont'd)

AI120.11   disabled lift signs                                nr      ***       ***        ***

AI120.12   disabled toilets emergency call signs              nr      ***       ***        ***

AI120.13   accessible entrance to the building signs          nr      ***       ***        ***

AI120.14   emergency alarm push button signs                  nr      ***       ***        ***

AI120.15   braille on lift jamb signs                         nr      ***       ***        ***

All20.16   danger-electricity unauthorised entry prohibited
           signs                                              nr      ***       ***        ***

AI120.17   sprinklers/street hydrant tank and pump room
           signs                                              nr      ***       ***        ***

AI120.18   pre-action sprinkler control room
           signs                                              nr      ***       ***        ***

AI120.19   FM200 signs                                        nr      ***       ***        ***

AI120.20   Site orientation plan signs                        nr      ***       ***        ***

AI120.21   fire control panel room signs                      nr      ***       ***        ***

AI120.22   fire alarm signs                                   nr      ***       ***        ***

           Individual symbols and graphics

AI420      Stainless steel; 300mm diameter x 15mm thick
           staircase directional sign; recessed into floor
           tile and epoxy glue bedded; as Drawing nr
           LCC300/31/A15/081                                  nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/47               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                  ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           PLASTERING, RENDERING AND WALL LININGS

           Walls and columns

           Cement and sand (1:3) render; as Appendix AA to Particular Specification, section M20

AJ110.1    15 mm thick; to receive glazed ceramic tiling      m2      ***       ***        ***

           Cement and sand (1:3) render; waterproofed; as Architectural Specification section 67.2

AJ110.2    15 mm thick; to wall of hose reel cabinet          m2      ***       ***        ***

AJ110.3    25mm thick; to receive vitrified ceramic tiling    m2      ***       ***        ***

           Gypsum plaster; as Appendix AA to Particular
           Specification, section M20

AJ122.1    10 mm thick; to receive emulsion paint             m2      ***       ***        ***

AJ122.2    15 mm thick; to receive anti-fungal emulsion
           paint                                              m2      ***       ***        ***

           Gypsum plaster; as Appendix AA to Particular
           Specification, section M20; to circular surfaces

AJ122.3    10 mm thick; to receive emulsion paint             m2      ***       ***        ***

AJ122.4    15 mm thick; to receive anti-fungal emulsion
           paint                                              m2      ***       ***        ***

           Wall linings; as Drawing nr LCC300/31/A24/156

AJ162.1    2 hours fired rated boards; 10 mm thick; fixed to
           metal sections                                     m2      ***       ***        ***

           Wall linings; smoke barriers; as Drawing nr
           LCC300/31/A04/516

AJ162.2    calcium silicate fire rated board; comprise 2
           layers of 9mm 2 hours fire rated board; sandwich
           thermal insulation; fixed to structural steel
           members                                            m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.1/48               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL LININGS

            Walls and columns (Cont'd)

            Wall linings; smoke barriers; as Drawing nr nr. LCC300/31/A25/101

AJ162.3     calcium silicate fire rated board; comprise 2
            layers of 9mm 2 hours fire rated board; sandwich
            thermal insulation; fixed to structural
            reinforced concrete soffits; inclusive of G.M.S.
            supporting members with 2 hours fire rated period    m2      ***        ***         ***

            Wall linings; smoke barriers; as Drawing nr. LCC300/31/A25/101; suspended 3.5-5m above ground

AJ162.4     calcium silicate fire rated board; comprise 2
            layers of 9mm 2 hours fire rated board; sandwich
            thermal insulation; fixed to structural
            reinforced concrete soffits; inclusive of G.M.S.
            supporting members with 2 hours fire rated period    m2      ***        ***         ***

            Wall linings; downstand

AJ162.5     calcium silicate fire rated board; comprise 2
            layers of 9mm 2 hours fire rated board; sandwich
            thermal insulation; fixed to structural
            reinforced concrete soffits                          m2      ***        ***         ***

            Wall linings; downstand; suspended 3.5-5.0m above ground

AJ162.6     calcium silicate fire rated board; comprise 2
            layers of 9mm 2 hours fire rated board; sandwich
            thermal insulation; fixed to structural
            reinforced concrete soffits                          m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/49                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL LININGS

            Floors

            Cement and sand (1:3) render; waterproofed; as Architectural Specification section 67.2

AJ210       25 mm thick; to floor of hose reel cabinet           m2      ***        ***         ***

            Cement and sand (1:3) screed; with trowelled finish for wearing surfaces; as Appendix AA to Particular Specification, section M10

AJ232.1     with steel fabric reinforcement; 60 mm thick; to
            receive granolithic screed with anti-dust sealer     m2      ***        ***         ***

AJ232.2     with steel fabric reinforcement; 60 mm thick; to
            receive granolithic screed with epoxy floor
            coating                                              m2      ***        ***         ***

AJ232.3     with steel fabric reinforcement; 70 mm thick; to
            receive granite stone tiling                         m2      ***        ***         ***

AJ232.4     with steel fabric reinforcement; 70 mm thick; to
            receive terrazzo tiling                              m2      ***        ***         ***

AJ232.5     with steel fabric reinforcement; 90 mm thick; to
            receive homogeneous ceramic tiling                   m2      ***        ***         ***

AJ232.6     with steel fabric reinforcement; 100 mm thick;
            to receive vinyl floor                               m2      ***        ***         ***

AJ232.7     with steel fabric reinforcement; 100 mm thick;
            to receive carpet tiling                             m2      ***        ***         ***

AJ232.8     with steel fabric reinforcement; 100 mm thick;
            to receive anti-dust sealer                          m2      ***        ***         ***

AJ232.9     with steel fabric reinforcement; 110 mm thick;
            to receive granolithic screed with
            anti-dust sealer                                     m2      ***        ***         ***

AJ232.10    with steel fabric reinforcement; 120 mm thick; to
            receive terrazzo tiling                              m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/50                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL LININGS

            Floors (Cont'd)

            Cement and sand (1:3) screed; with trowelled finish for wearing surfaces; as Appendix AA to Particular Specification, section M10 (Cont'd)

AJ232.11    with steel fabric reinforcement; 140 mm thick;
            to receive homogeneous ceramic tiling                m2      ***        ***         ***

AJ232.12    with steel fabric reinforcement; 150 mm thick;
            to receive vinyl floor                               m2      ***        ***         ***

AJ232.13    with steel fabric reinforcement; 150 mm thick;
            to receive carpet tiling                             m2      ***        ***         ***

AJ232.14    with steel fabric reinforcement; 150 mm thick;
            to receive anti-dust sealer                          m2      ***        ***         ***

            Cement and sand (1:3) screed; waterproofed; with trowelled finish for wearing surfaces; as Appendix AA to Particular Specification, section M10

AJ239       50mm thick; to receive homogeneous ceramic tiling    m2      ***        ***         ***

            Granolithic screed; with non-slip trowelled finish for wearing surfaces; to cement and sand screed surfaces; as Architectural Specification section 67.1

AJ240.1     40 mm thick; to receive anti-dust sealer             m2      ***        ***         ***

AJ240.2     40 mm thick; to receive epoxy floor coating          m2      ***        ***         ***

            Ceilings including sides and soffits of attached beams

            Cement and sand (1:3) render; waterproofed; as Architectural Specification section 67.2

AJ310       25 mm thick; to soffit of hose reel cabinet          m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/51                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL LININGS

            Ceilings including sides and soffits of attached beams (Cont'd)

            Cement and sand (1:3) plaster; as Architectural
            Specification section 67.2

AJ321.1     15 mm thick; to receive anti-fungal emulsion
            paint                                                m2      ***        ***         ***

            Ceilings including sides and soffits of attached beams; 3.5 to 5.0m high

            Cement and sand (1:3) plaster; as Architectural
            Specification section 67.2

AJ321.2     15 mm thick; to receive anti-fungal emulsion
            paint                                                m2      ***        ***         ***

            Ceilings including sides and soffits of attached beams; 5.0 to 6.5m high

            Cement and sand (1:3) plaster; as Architectural
            Specification section 67.2

AJ321.3     15 mm thick; to receive anti-fungal emulsion
            paint                                                m2      ***        ***         ***

            Ceilings including sides and soffits of attached beams; 6.5 to 8.0m high

            Cement and sand (1:3) plaster; as Architectural
            Specification section 67.2

AJ321.4     15 mm thick; to receive anti-fungal emulsion
            paint                                                m2      ***        ***         ***

            Stairs and steps

            Cement and sand (1:3) screed; with trowelled finish for wearing surfaces; as Appendix AA to Particular Specification, section M10

AJ632       with steel fabric reinforcement; 120 mm thick;
            to receive granite stone tiling                      m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/52                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL LININGS

            Stairs and steps (Cont'd)

            Granolithic screed; with non-slip trowelled finish for wearing surfaces; to cement and sand screed surfaces; as Architectural Specification section 67.1

AJ640       40 mm thick; to receive anti-dust sealer             m2      ***        ***         ***

            Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices, mouldings and the like

            Cement and sand (1:3) render; as Appendix AA to Particular Specification, section M20

AJ710.1     15 mm thick; to receive 150 mm high homogeneous
            ceramic tile skirting                                m       ***        ***         ***

AJ710.2     15 mm thick; to receive 150 mm high vinyl
            skirting                                             m       ***        ***         ***

AJ710.3     20 mm thick; to receive 150 mm high terrazzo
            tile skirting                                        m       ***        ***         ***

AJ710.4     20 mm thick; to receive 150 mm high granite
            stone tile skirting                                  m       ***        ***         ***

AJ710.5     15mm thick; to receive 150 mm high aluminium
            section                                              m       ***        ***         ***

            Cement and sand (1:3) render; as Appendix AA to Particular Specification, section M20; to circular surfaces

AJ710.6     15 mm thick; to receive 150 mm high vinyl
            skirting                                             m       ***        ***         ***

AJ710.7     20 mm thick; to receive 150 mm high granite
            stone tile skirting                                  m       ***        ***         ***

AJ710.8     15mm thick; to receive 150 mm high aluminium
            section                                              m       ***        ***         ***

            Granolithic screed; with trowelled finish for wearing surfaces; as Architectural Specification section 67.1

AJ740.1     coved at base; 25mm thick; 150 mm high skirting;
            to receive anti-dust sealer                          m       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/53                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL LININGS

            Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices, mouldings and the like (Cont'd)

            Granolithic screed; with trowelled finish for wearing surfaces; as Architectural Specification section 67.1 (Cont'd)

AJ740.2     25mm thick; 150 mm high skirting; with stair
            gutter 150 mm wide and 5 mm deep                     m       ***        ***         ***

AJ740.3     40mm thick; 60 mm high kerb with stair gutter
            150 mm wide and 5 mm deep                            m       ***        ***         ***

AJ740.4     20 mm thick stair cheek                              m2      ***        ***         ***

            Granolithic screed; with trowelled finish for wearing surfaces; as Architectural Specification section 67.1; to circular surfaces

AJ740.5     coved at base; 25mm thick; 150 mm high skirting;
            to receive anti-dust sealer                          m       ***        ***         ***

            TILING

            Walls and columns

            Vitrified ceramic tiles; with mildew resistant grouting

AJ130.1     size 100 x 100 x 12mm thick                          m2      ***        ***         ***

            Ceramic tiles; glazed; as Appendix AA to Particular Specification, section M40

AK130.2     size 147 x 147 x 7 mm thick; matt finish             m2      ***        ***         ***

AK130.3     size 297 x 297 x 9 mm thick; matt finish             m2      ***        ***         ***

            Ceramic external corner tiles; glazed; as Appendix AA to Particular Specification, section
            M40

AK130.4     size 50 x 50 x 7 mm thick; matt finish               m       ***        ***         ***

AK130.5     size 50 x 50 x 9 mm thick; matt finish               m       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/54                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            TILING

            Walls and columns (Cont'd)

            Ceramic internal corner tiles; glazed; as Appendix AA to Particular Specification, section
            M40

AK130.6     size 50 x 50 x 7 mm thick; matt finish               m       ***        ***         ***

AK130.7     size 50 x 50 x 9 mm thick; matt finish               m       ***        ***         ***

            Floors

            Resin bonded terrazzo tiles; as Appendix AA to Particular Specification, section M41

AK210       size 598 x 598 x 30 mm thick; matt finish            m2      ***        ***         ***

            Vitrified ceramic tiles; with mildew resistant grouting

AK230.1     size 100 x 100 x 12mm thick                          m2      ***        ***         ***

            Homogeneous ceramic tiles; unglazed; as Appendix
            AA to Particular Specification, section M40

AK230.2     size 297 x 297 x 12 mm thick; anti-slip finish       m2      ***        ***         ***

            Granite stone tiles; as Appendix AA to
            Particular Specification, section M40

AK290       size 598 x 598 x 30 mm thick; flamed finish          m2      ***        ***         ***

            Floors; tactile warning strip

            Homogeneous ceramic tactile tiles; type 1; with special textured surface; as Drawing nr
            LCC300/31/A30/010, 011

AK230.3     size 298 x 298 x 12 mm thick; textured finish        m2      ***        ***         ***

            Homogeneous ceramic tactile tiles, type 2; with special textured surface; as Drawing nr
            LCC300/31/A30/010, 011

AK230.4     size 298 x 298 x 12 mm thick; textured finish        m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/55                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            TILING

            F1oors; tactile warning strip (Cont'd)

            Homogeneous ceramic tactile tiles; type 3; with special textured surface; as Drawing nr
            LCC300/31/A30/010, 011

AK230.5     size 298 x 298 x 12 mm thick; textured finish        m2      ***        ***         ***

            Stairs and steps

            Granite stone tiles; as Appendix AA to
            Particular Specification, section M40

AK490       size 598 x 598 x 30 mm thick; flamed finish          m2      ***        ***         ***

            Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices and the like

            Resin bonded terrazzo tiles; as Appendix AA to Particular Specification, section M41

AK510.1     coved; 25 mm thick; 150mm high skirting; matt
            finish                                               m       ***        ***         ***

AK510.2     coved; 25 mm thick; 150mm high skirting; matt
            finish; to form external angle                       nr      ***        ***         ***

AK510.3     coved; 25 mm thick; 150mm high skirting; matt
            finish; to form internal angle                       nr      ***        ***         ***

            Homogeneous ceramic tiles; unglazed; as Appendix
            AA to Particular Specification, section M40

AK530.1     coved; 9mm thick; 150 mm high skirting               m       ***        ***         ***

AK530.2     coved; 9mm thick; 150 mm high skirting; to form
            external angle                                       nr      ***        ***         ***

AK530.3     coved; 9mm thick; 150 mm high skirting; to form
            internal angle                                       nr      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/56                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            TILING

            Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices and the like
            (Cont'd)

            Pre-formed granite tiles; "L" shaped; factory bonded; as Appendix AA to Particular
            Specification, section M40

AK590.1     coved; 25 mm thick; 150mm high skirting;
            polished finish                                      m       ***        ***         ***

            Pre-formed granite stone tiles; "L" shaped;
            factory bonded; to circular surfaces; as Appendix AA to Particular Specification, section
            M40

AK590.2     coved; 25 mm thick; 150mm high skirting;
            polished finish                                      m       ***        ***         ***

            Aluminium section; extruded with black anodised finish; as Architectural Specification section
            69.2 and Drawing nr LCC300/31/A30/016

AK590.3     15mm thick; 150 mm high skirting                     m       ***        ***         ***

            Aluminium section; extruded with black anodised finish; as Architectural Specification section
            69.2 and Drawing nr LCC300/31/A30/016; to circular surfaces

AK590.4     15mm thick; 150 mm high skirting                     m       ***        ***         ***

            Sundries

            Proprietary carborondom slip resistant nosing

AK810       50mm wide; mechanically fixed to treads; fixing
            allow future installation of replacement
            nosings; as Drawing nr LCC300/31/A15/270-272         m       ***        ***         ***

            Stainless steel nosing piece to granite stone tiles

AK890       60mm wide; as Drawing nr LCC300/31/A15/262           m       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/57                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            FLEXIBLE SHEETING AND TILING

            Floors

            Sheeting and rolls; as Appendix AA to Particular
            Specification, section M50

AL111       3 mm thick vinyl                                     m2      ***        ***         ***

            600 x 600 mm tiling; as Appendix AA to
            Particular Specification, section M50

AL123       3 mm thick carpet; on 1.5kg/m2 Dunlop foam
            underlay                                             m2      ***        ***         ***

            Skirtings, kerbs, channels, wall strings, open strings, curb strings and the like

            Coved resilient sheeting; as Appendix AA to Particular Specification, section M50

AL391.1     3 mm thick vinyl; 150 mm high skirting               m       ***        ***         ***

            Coved resilient sheeting; as Appendix AA to Particular Specification, section M50; to circular surfaces

AL391.2     3mm thick vinyl; 150mm high skirting                 m       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/58                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            CEILING SYSTEMS

            Lay-in mineral fibre tile; type 12; with rectangular edge; moisture resistant; 600 x
            600mm wide; with scrubbable vinyl plastic paint finish; exposed aluminium 24mm tee grid system with powder coated finish; to reinforced concrete structural soffit; threaded hanger rods; as Appendix AA to Particular
            Specification, section K40

            Depth of suspension: 1500-2000 mm

AM130.1     25 mm thick                                          m2      ***        ***         ***

            Depth of suspension: 2000-2500 mm

AM130.2     25 mm thick                                          m2      ***        ***         ***

            Depth of suspension: 4000-4500 mm

AM130.3     25 mm thick                                          m2      ***        ***         ***

            Depth of suspension: 6500-7000 mm

AM130.4     25 mm thick                                          m2      ***        ***         ***

            Acoustic mineral fibre tile: type 11; with rectangular edge; 600 x 600mm wide; with matt finish with surface pores of random pattern to the approval of the Engineer; exposed aluminium
            24mm tee grid system with powder coated finish to reinforced concrete structural soffit;
            threaded hanger rods; as Appendix AA to
            Particular Specification, section K40

            Depth of suspension: 1000-1500 mm

AM130.5     25 mm thick; 1 hour fire rating                      m2      ***        ***         ***

            Depth of suspension: 1500-2000 mm

AM130.6     25 mm thick; 1 hour fire rating                      m2      ***        ***         ***

            Depth of suspension: 2000-2500 mm

AM130.7     25 mm thick; 1 hour fire rating                      m2      ***        ***         ***

            Depth of suspension: 4000-4500 mm

AM130.8     25 mm thick; 1 hour fire rating                      m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/59                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            CEILING SYSTEMS

            Perforated G.M.S. metal panel; type 1; 2200 x
            595mm wide; require 12% penetration with minimum
            20mm hole size; with powder coated finish;
            proprietary fixing grid system or similar to be approved by the Engineer; all fittings to be external grade and self draining; to reinforced concrete structural soffit; 10mm G.M.S. rod hangers; as Appendix AA to Particular
            Specification, section K40

            Depth of suspension : 1000 - 1500mm

AM330.1     1.2mm thick                                          m2      ***        ***         ***

            Depth of suspension : 1500 - 2500mm

AM330.2     1.2mm thick                                          m2      ***        ***         ***

            Perforated G.M.S. metal panel; type 1; 2200 x
            595mm wide; require 12% penetration with minimum
            20mm hole size; with powder coated finish;
            proprietary fixing grid system or similar to be approved by the Engineer; all fittings to be external grade and self draining; to reinforced concrete structural soffit; 10mm G.M.S. rod hangers; suspended 3.5m - 5m above ground; as Appendix AA to Particular Specification, section
            K40

            Depth of suspension : not exceeding 1000mm

AM330.3     1.2mm thick                                          m2      ***        ***         ***

            Depth of suspension : 2500 - 3000mm

AM330.4     1.2mm thick                                          m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/60                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            CEILING SYSTEMS

            Perforated G.M.S. metal panel; type 8; 595 x
            595mm wide; require 25% penetration with minimum
            20mm hole size; with powder coated finish;
            proprietary fixing grid system or similar to be approved by the Engineer; all fittings to be external grade and self draining; to reinforced concrete structural soffit; 10mm G.M.S. rod hangers; as Appendix AA to Particular
            Specification, section K40

            Depth of suspension : 1500 - 2000mm

AM330.5     1.2mm thick                                          m2      ***        ***         ***

            Depth of suspension : 4000 - 4500mm

AM330.6     1.2mm thick                                          m2      ***        ***         ***

            Un-perforated aluminium metal panel; type 3; 600 x 1500mm wide; with PVF2 finish; proprietary fixing grid system or similar to be approved by the Engineer; all fittings to be external grade and self draining; suspension system to be tied back to primary structural elements; to reinforced concrete structural soffit; 10mm stainless steel rod hangers; as Appendix AA to Particular Specification, section K40 and
            Drawing nr LCC300/31/A21/301

            Depth of suspension: 3000 - 3500mm

AM330.7     3mm thick; curved                                    m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/61                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            CEILING SYSTEMS

            Un-perforated aluminium metal panel; type 4;
            1490 x 600mm wide; with PVF2 finish; proprietary fixing grid system or similar to be approved by the Engineer; all fittings to be external grade and self draining; to reinforced concrete structural soffit; 10mm stainless steel rod hangers; as Appendix AA to Particular
            Specification, section K40

            Sloping; depth of suspension: minimum 995mm and maximum 3610mm

AM330.8     3mm thick                                            m2      ***        ***         ***

            Sloping; depth of suspension: minimum 655mm and maximum 3060mm

AM330.9     3mm thick                                            m2      ***        ***         ***

            Un-perforated aluminium metal panel; type 4;
            1490 x 600mm wide; proprietary fixing grid system or similar to be approved by the Engineer; all fittings to be external grade and self draining; suspended on stainless steel cladding under escalator; 10mm stainless steel rod hangers; as Appendix AA to Particular
            Specification, section K40

            Sloping structural soffit; depth of suspension:
            minimum 650mm and maximum 1810mm

AM330.10    3mm thick                                            m2      ***        ***         ***

            Sloping structural soffit; depth of suspension:
            minimum 150mm and maximum 1310mm

AM330.11    3mm thick                                            m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/62                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            CEILING SYSTEMS

            Un-perforated aluminium metal panel; type 4;
            1490 x 600mm wide; proprietary fixing grid system or similar to be approved by the Engineer; all fittings to be external grade and self draining; to reinforced concrete structural soffit; 10mm stainless steel rod hangers;
            suspended 3.5m - 5m above ground; as Appendix AA to Particular Specification, section K40

            Depth of suspension: not exceeding 1000mm

AM330.12    3mm thick                                            m2      ***        ***         ***

            Depth of suspension: maximum 610mm

AM330.13    3mm thick; curved                                    m2      ***        ***         ***

            Stainless steel frame mesh panel; type 2; 1300 x
            1000mm wide; with PVF2 finish; proprietary fixing grid system or similar to be approved by the Engineer; all of external grade with typhoon lock; all fittings to be external grade and self draining; suspension system to be tied back to primary structural element; to reinforced concrete structural soffit; 10mm stainless steel rod hangers; as Appendix AA to Particular
            Specification, section K40

            Depth of suspension: 3000 - 3500mm

AM530.1     1.2mm thick                                          m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/63                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            CEILING SYSTEMS

            Stainless steel frame mesh panel; type 2A; 1300 x 1000mm wide; with powder coated finish;
            proprietary fixing grid system or similar to be approved by the Engineer; to reinforced concrete structural soffit; 10mm stainless steel rod hangers; as Appendix AA to Particular
            Specification, section K40

            Depth of suspension: 1000-1500mm

AM530.2     1.2mm thick                                          m2      ***        ***         ***

            Depth of suspension: 3500 - 4000mm

AM530.3     1.2mm thick                                          m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/64                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            CEILING SYSTEMS

            Double layer suspended ceiling; type 14;
            durasteel metal ceiling as top layer; size and fixings to manufacturer's instruction; finish to the approval of the Engineer; grid type to be approved by the Engineer; to reinforced concrete structural soffit; hangers to be recommended by the manufacturers; acoustic mineral fibre tile as bottom layer; with rectangular edge; 600 x
            600 mm wide; with matt finish with surface pores of random pattern to the approval of Engineer;
            exposed aluminium 24 mm tee grid system with powder coated finish; suspended on frame of durasteel metal ceiling; threaded hangers rods;
            as Appendix AA to Particular Specification, section K40

            Depth of suspension: not exceeding 1000mm

AM930.1     top layer 6 mm thick and bottom layer 25 mm
            thick; 2 hours fire rating                           m2      ***        ***         ***

            Depth of suspension: 1000 - 1500mm

AM930.2     top layer 6 mm thick and bottom layer 25 mm
            thick; 2 hours fire rating                           m2      ***        ***         ***

            Depth of suspension: 1500 - 2000mm

AM930.3     top layer 6 mm thick and bottom layer 25 mm
            thick; 2 hours fire rating                           m2      ***        ***         ***

            Depth of suspension: 4000 - 4500mm

AM930.4     top layer 6 mm thick and bottom layer 25 mm
            thick; 2 hours fire rating                           m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002
Addendum No. 1                     LSF1.1/65                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            SANITARY ACCESSORIES

AN100       Paper hand towel dispensers; T7J; stainless
            steel; fixed to concrete block wall                  nr      ***        ***         ***

AN300       Electric hand dryers; T7H fixed to concrete
            block wall                                           nr      ***        ***         ***

AN400.1     Toilet roll holders; stainless steel; fixed to
            concrete block wall                                  nr      ***        ***         ***

AN400.2     Toilet roll holders; stainless steel; fixed to
            reinforced concrete wall                             nr      ***        ***         ***

AN600.1     Soap dispensers; stainless steel surface; fixed
            to concrete block wall                               nr      ***        ***         ***

AN600.2     Soap dispensers; stainless steel surface;
            counter top mounted                                  nr      ***        ***         ***

AN900.1     Soap dishes; semi-recessed; vitreous clay; fixed
            to concrete block wall                               nr      ***        ***         ***

AN900.2     Soap dishes; semi-recessed; vitreous clay; fixed
            to reinforced concrete wall                          nr      ***        ***         ***

AN900.3     Folding handrail; stainless steel; 32mm
            diameter; 2mm (min) thick; 700mm long; including
            base plate and all other necessary accessories;
            as Drawing nr LCC300/31/A16/001                      nr      ***        ***         ***

AN900.4     Grab rail; stainless steel; 32mm diameter; 2mm
            (min) thick; "L" in shape; 700mm long; including
            brackets at both ends; to reinforced concrete
            wall; as Drawing nr LCC300/31/A60/401                nr      ***        ***         ***

AN900.5     Grab rail; stainless steel; 32mm diameter; 2mm
            (min) thick; 600mm long; including 80mm diameter
            x 30mm thick stainless steel flange; to
            reinforced concrete wall; as Drawing nr
            LCC300/31/A16/001                                    nr      ***        ***         ***

AN900.6     Waste bins; fixed to reinforced concrete wall        nr      ***        ***         ***

AN900.7     Waste bins; fixed to concrete block wall             nr      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/66                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            SANITARY ACCESSORIES

AN900.8     Stainless steel hook; fixed to concrete block
            wall; as Drawing nr LCC300/A31/A40/901               nr      ***        ***         ***

AN900.9     Urinal divider; vitreous clay; type U4L1             nr      ***        ***         ***

            Seating; proprietary bench; wall mounted; type
            T6R; 19mm thick plastic laminated plywood with rubber protected rounded edge; 20 x 20mm hollow section stainless including hangers and shoe rack; as Drawing nr LCC300/31/A60/435

AN900.10    bench size 800 x 300 x 450mm high                    nr      ***        ***         ***

AN900.11    bench size 1500 x 300 x 450mm high                   nr      ***        ***         ***

            Seating proprietary bench; angle supported; type
            T6M; as Drawing nr LCC300/31/A60/433

AN900.12    bench size 500 x 300 x 450 mm high                   nr      ***        ***         ***

AN900.13    bench size 600 x 300 x 450 mm high                   nr                             ***

            CURTAIN WALLING

            Vision areas

            Framing; to curtain walling at ground floor lobby; PVF2 coated aluminium; steel subframe;
            grey/silver colour; 3mm (minimum) thick film;
            including neoprene gasket movement joint; as Appendix AA to Particular Specification, section
            H11 and Drawing nr LCC300/31/A40/401-403

AP110.1     size of typical bay 200 x 380mm high                 m2      ***        ***         ***

AP110.2     size of typical bay 200 x 1055mm high                m2      ***        ***         ***

AP110.3     size of typical bay 200 x 1205mm high                m2      ***        ***         ***

AP110.4     size of typical bay 950 x 380mm high                 m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002            LSF1.1/67                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            CURTAIN WALLING

            Vision areas (Cont'd)

            Framing; to curtain walling at ground floor lobby; PVF2 coated aluminium; steel subframe;
            grey/silver colour; 3mm (minimum) thick film;
            including neoprene gasket movement joint; as Appendix AA to Particular Specification, section
            H11 and Drawing nr LCC300/31/A40/401-403 (Cont'd)

AP110.5     size of typical bay 950 x 1055mm high                m2      ***        ***         ***

AP110.6     size of typical bay 950 x 1205mm high                m2      ***        ***         ***

AP110.7     size of typical bay 2550 x 1200mm high               m2      ***        ***         ***

AP110.8     size of typical bay 3510 x 380mm high                m2      ***        ***         ***

AP110.9     size of typical bay 3510 x 1055mm high               m2      ***        ***         ***

AP110.10    size of typical bay 3510 x 1200mm high               m2      ***        ***         ***

AP110.11    size of typical bay 3510 x 1205mm high               m2      ***        ***         ***

AP110.12    size of typical bay 3710 x 380mm high                m2      ***        ***         ***

AP110.13    size of typical bay 3710 x 1055mm high               m2      ***        ***         ***

AP110.14    size of typical bay 3710 x 1200mm high               m2      ***        ***         ***

AP110.15    size of typical bay 3710 x 1205mm high               m2      ***        ***         ***

AP110.16    size of typical bay 4010 x 380mm high                m2      ***        ***         ***

AP110.17    size of typical bay 4010 x 1055mm high               m2      ***        ***         ***

AP110.18    size of typical bay 4010 x 1200mm high               m2      ***        ***         ***

AP110.19    size of typical bay 4010 x 1205mm high               m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002            LSF1.1/68                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            CURTAIN WALLING

            Vision areas (Cont'd)

            Proprietary tempered glass; 6mm (minimum) thick;
            including structural sealant butt joint; as Appendix AA to Particular Specification, section
            H11 and Drawing nr LCC300/31/A40/401-403

AP120.1     fixed to aluminium framing; size of typical bay
            200 x 380mm high                                     m2      ***        ***         ***

AP120.2     fixed to aluminium framing; size of typical bay
            200 x 1055mm high                                    m2      ***        ***         ***

AP120.3     fixed to aluminium framing; size of typical bay
            200 x 1205mm high                                    m2      ***        ***         ***

AP120.4     fixed to aluminium framing; size of typical bay
            950 x 380mm high                                     m2      ***        ***         ***

AP120.5     fixed to aluminium framing; size of typical bay
            950 x 1055mm high                                    m2      ***        ***         ***

AP120.6     fixed to aluminium framing; size of typical bay
            950 x 1205mm high                                    m2      ***        ***         ***

AP120.7     fixed to aluminium framing; size of typical bay
            2550 x 1200mm high                                   m2      ***        ***         ***

AP120.8     fixed to aluminium framing; size of typical bay
            3510 x 380mm high                                    m2      ***        ***         ***

AP120.9     fixed to aluminium framing; size of typical bay
            3510 x 1055mm high                                   m2      ***        ***         ***

AP120.10    fixed to aluminium framing; size of typical bay
            3510 x 1200mm high                                   m2      ***        ***         ***

AP120.11    fixed to aluminium framing; size of typical bay
            3510 x 1205mm high                                   m2      ***        ***         ***

AP120.12    fixed to aluminium framing; size of typical bay
            3710 x 380mm high                                    m2      ***        ***         ***

AP120.13    fixed to aluminium framing; size of typical bay
            3710 x 1055mm high                                   m2      ***        ***         ***

AP120.14    fixed to aluminium framing; size of typical bay
            3710 x 1200mm high                                   m2      ***        ***         ***

AP120.15    fixed to aluminium framing; size of typical bay
            3710 x 1205mm high                                   m2      ***        ***         ***

AP120.16    fixed to aluminium framing; size of typical bay
            4010 x 380mm high                                    m2      ***        ***         ***

AP120.17    fixed to aluminium framing; size of typical bay
            4010 x 1055mm high                                   m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002            LSF1.1/69                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            CURTAIN WALLING

            Vision areas (Cont'd)

            Proprietary tempered glass; 6mm (minimum) thick;
            including structural sealant butt joint; as Appendix AA to Particular Specification, section
            H11 and Drawing nr LCC300/31/A40/401-403 (Cont'd)

AP120.18    fixed to aluminium framing; size of typical bay
            4010 x 1200mm high                                   m2      ***        ***         ***

AP120.19    fixed to aluminium framing; size of typical bay
            4010 x 1205mm high                                   m2      ***        ***         ***

            GLASS WALLING AND SPECIALIST GLAZING

            Framed glass screen; to glazed lift

            Framing; anodised aluminium transom frame; as Appendix AA to Particular Specification, section
            L10 and Drawing nr LCC300/31/A15/186-187

AQ410.1     size of typical bay 1500 x 1200mm high               m2      ***        ***         ***

AQ410.2     size of typical bay 4000 x 600mm high                m2      ***        ***         ***

AQ410.3     size of typical bay 4000 x 910mm high                m2      ***        ***         ***

AQ410.4     size of typical bay 4000 x 1100mm high               m2      ***        ***         ***

AQ410.5     size of typical bay 4000 x 1200mm high               m2      ***        ***         ***

AQ410.6     size of typical bay 4100 x 600mm high                m2      ***        ***         ***

AQ410.7     size of typical bay 4100 x 910mm high                m2      ***        ***         ***

AQ410.8     size of typical bay 4100 x 1100mm high               m2      ***        ***         ***

AQ410.9     size of typical bay 4100 x 1200mm high               m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002            LSF1.1/70                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GLASS WALLING AND SPECIALIST GLAZING

            Framed glass screen; to glazed lift (Cont'd )

            Structural silicon bonded clear tempered glass;
            with fritted strip; 15mm thick; as Appendix AA to Particular Specification, section L10 and Drawing nr LCC300/31/A15/186-187

AQ420.1     size of typical bay 1500 x 1200mm high               m2      ***        ***         ***

AQ420.2     size of typical bay 4000 x 600mm high                m2      ***        ***         ***

AQ420.3     size of typical bay 4000 x 910mm high                m2      ***        ***         ***

AQ420.4     size of typical bay 4000 x 1100mm high               m2      ***        ***         ***

AQ420.5     size of typical bay 4000 x 1200mm high               m2      ***        ***         ***

AQ420.6     size of typical bay 4100 x 600mm high                m2      ***        ***         ***

AQ420.7     size of typical bay 4100 x 910mm high                m2      ***        ***         ***

AQ420.8     size of typical bay 4100 x 1100mm high               m2      ***        ***         ***

AQ420.9     size of typical bay 4100 x 1200mm high               m2      ***        ***         ***

            Framed glass screens

            Framing; stainless steel; as Appendix AA to Particular Specification, section L10 and
            Drawing nr LCC300/31/A40/421

AQ410.10    size of typical bay 400 x 1055mm high                m2      ***        ***         ***

AQ410.11    size of typical bay 400 x 1200mm high                m2      ***        ***         ***

AQ410.12    size of typical bay 600 x 1055mm high                m2      ***        ***         ***

AQ410.13    size of typical bay 600 x 1200mm high                m2      ***        ***         ***

AQ410.14    size of typical bay 650 x 1055mm high                m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/71                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GLASS WALLING AND SPECIALIST GLAZING

            Framed glass screens (Cont'd)

            Framing; stainless steel; as Appendix AA to Particular Specification, section L10 and
            Drawing nr LCC300/31/A40/421 (Cont'd)

AQ410.15    size of typical bay 650 x 1200mm high                m2      ***        ***         ***

AQ410.16    size of typical bay 700 x 1055mm high                m2      ***        ***         ***

AQ410.17    size of typical bay 700 x 1200mm high                m2      ***        ***         ***

AQ410.18    size of typical bay 2400 x 1055mm high               m2      ***        ***         ***

AQ410.19    size of typical bay 2400 x 1200mm high               m2      ***        ***         ***

AQ410.20    size of typical bay 2550 x 1200mm high               m2      ***        ***         ***

            Structural sealant concealed framing; stainless steel; with 10mm silicon sealant between joints;
            as Appendix AA to Particular Specification, section L10 and Drawing nr LCC300/31/A40/420

AQ410.21    size of typical bay 2450 x 1440mm high               m2      ***        ***         ***

            Structural sealant concealed framing; stainless steel; with 10mm silicon sealant between joints;
            as Appendix AA to Particular Specification, section L10 and Drawing nr LCC300/31/A40/425

AQ410.22    size of typical bay 1200 x 1440mm high               m2      ***        ***         ***

AQ410.23    size of typical bay 1800 x 1440mm high; with 90
            degrees turning angle                                m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/72                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GLASS WALLING AND SPECIALIST GLAZING

            Framed glass screens (Cont'd)

            Clear toughened laminated glass; 12mm thick; as Appendix AA to Particular Specification, section
            L40 and Drawing nr LCC300/31/A23/001, 002

AQ420.10    fixed to stainless steel framing; size of
            typical bay 600 x 1440mm high                        m2      ***        ***         ***

AQ420.11    fixed to stainless steel framing; size of
            typical bay 1200 x 1440mm high                       m2      ***        ***         ***

AQ420.12    fixed to stainless steel framing; size of
            typical bay 1200 x 1440mm high; with opening
            400 x 285mm high                                     m2      ***        ***         ***

AQ420.13    fixed to stainless steel framing; size of
            typical bay 2450 x 1440mm high; with opening
            400 x 285mm high                                     m2      ***        ***         ***

            Clear toughened laminated glass; 12mm thick;
            with 10mm silicon sealant between joints; as Appendix AA to Particular Specification, section
            L10 and Drawing nr LCC300/31/A40/403

AQ420.14    size of typical bay 400 x 1055mm high                m2      ***        ***         ***

AQ420.15    size of typical bay 400 x 1200mm high                m2      ***        ***         ***

AQ420.16    size of typical bay 600 x 1055mm high                m2      ***        ***         ***

AQ420.17    size of typical bay 600 x 1200mm high                m2      ***        ***         ***

AQ420.18    size of typical bay 650 x 1055mm high                m2      ***        ***         ***

AQ420.19    size of typical bay 650 x 1200mm high                m2      ***        ***         ***

AQ420.20    size of typical bay 700 x 1055mm high                m2      ***        ***         ***

AQ420.21    size of typical bay 700 x 1200mm high                m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/73                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GLASS WALLING AND SPECIALIST GLAZING

            Framed glass screens (Cont'd)

            Clear toughened laminated glass; 12mm thick;
            with 10mm silicon sealant between joints; as Appendix AA to Particular Specification, section
            L10 and Drawing nr LCC300/31/A40/403 (Cont'd)

AQ420.22    size of typical bay 2400 x 1055mm high               m2      ***        ***         ***

AQ420.23    size of typical bay 2400 x 1200mm high               m2      ***        ***         ***

AQ420.24    size of typical bay 2550 x 1200mm high               m2      ***        ***         ***

            Glass door

AQ600       glass door; to ground floor lobby curtain wall;
            including associated ironmongery; as Drawing nr
            LCC300/31/A40/403                                    nr      ***        ***         ***

            GENERAL GLAZING

            Glass

            Clear toughened laminated glass; 12mm thick; two hours fire rated

AS135       area 1.3m2; glazing to stainless steel
            internal windows; as Appendix AA to Particular
            Specification, section L40 and Drawing nr
            LCC300/31/A23/001, 002                               m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002            LSF1.1/74                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL GLAZING

            Mirrors

AS500.1     Mirror; stainless steel; 6mm thick; 450 x 900mm
            high; vandal resistant; mounted to wall;
            including fixing bolt                                nr      ***        ***         ***

            Glass mirror; 6mm thick; with 18mm thick backing board; (marine quality); stainless steel angle frame; including 18mm long countersunk stainless steel screw, sealant and sealing tape; as Drawing nr LCC300/31/A60/407

AS500.2     size 450 x 600mm high                                nr      ***        ***         ***

AS500.3     size 1400 x 900mm high                               nr      ***        ***         ***

AS500.4     size 1620 x 900mm high                               nr      ***        ***         ***

AS500.5     size 1735 x 900mm high                               nr      ***        ***         ***

AS500.6     size 2000 x 900mm high                               nr      ***        ***         ***

AS500.7     size 2260 x 900mm high                               nr      ***        ***         ***

AS500.8     size 2575 x 900mm high                               nr      ***        ***         ***

AS500.9     size 4140 x 900mm high                               nr      ***        ***         ***

AS500.10    size 4180 x 900mm high                               nr      ***        ***         ***

AS500.11    size 6500 x 900mm high; with 2 turning angles        nr      ***        ***         ***

AS500.12    size 7740 x 900mm high                               nr      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002            LSF1.1/75                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

            The unit of measurement for any Contractor's
            Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/76                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 section 7

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     LSF1.1/77                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

                ITEM DESCRIPTION                                UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSF1.1 Station - ABWF

Page No. LSF1.1/1                                                                               ***

Page No. LSF1.1/2                                                                               ***

Page No. LSF1.1/3                                                                               ***

Page No. LSF1.1/4                                                                               ***

Page No. LSF1.1/5                                                                               ***

Page No. LSF1.1/6                                                                               ***

Page No. LSF1.1/7                                                                               ***

Page No. LSF1.1/8                                                                               ***

Page No. LSF1.1/9                                                                               ***

Page No. LSF1.1/10                                                                              ***

Page No. LSF1.1/11                                                                              ***

Page No. LSF1.1/12                                                                              ***

Page No. LSF1.1/13                                                                              ***

Page No. LSF1.1/14                                                                              ***

Page No. LSF1.1/15                                                                              ***

Page No. LSF1.1/16                                                                              ***

Page No. LSF1.1/17                                                                              ***

Page No. LSF1.1/18                                                                              ***

Page No. LSF1.1/19                                                                              ***

Page No. LSF1.1/20                                                                              ***

Page No. LSF1.1/21                                                                              ***

Page No. LSF1.1/22                                                                              ***

Page No. LSF1.1/23                                                                              ***

Page No. LSF1.1/24                                                                              ***

Page No. LSF1.1/25                                                                              ***

Page No. LSF1.1/26                                                                              ***

Page No. LSF1.1/27                                                                              ***

Page No. LSF1.1/28                                                                              ***

Page No. LSF1.1/29                                                                              ***

-------------------------------------------------------------------------------------------------------
                                                                            Carried Forward     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSF1.1/COL/1              Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

             ITEM DESCRIPTION                                   UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSF1.1 Station - ABWF

Bought Forward

Page No. LSF1.1/30                                                                              ***

Page No. LSF1.1/31                                                                              ***

Page No. LSF1.1/32                                                                              ***

Page No. LSF1.1/33                                                                              ***

Page No. LSF1.1/34                                                                              ***

Page No. LSF1.1/35                                                                              ***

Page No. LSF1.1/36                                                                              ***

Page No. LSF1.1/37                                                                              ***

Page No. LSF1.1/38                                                                              ***

Page No. LSF1.1/39                                                                              ***

Page No. LSF1.1/40                                                                              ***

Page No. LSF1.1/41                                                                              ***

Page No. LSF1.1/42                                                                              ***

Page No. LSF1.1/43                                                                              ***

Page No. LSF1.1/44                                                                              ***

Page No. LSF1.1/45                                                                              ***

Page No. LSF1.1/46                                                                              ***

Page No. LSF1.1/47                                                                              ***

Page No. LSF1.1/48                                                                              ***

Page No. LSF1.1/49                                                                              ***

Page No. LSF1.1/50                                                                              ***

Page No. LSF1.1/51                                                                              ***

Page No. LSF1.1/52                                                                              ***

Page No. LSF1.1/53                                                                              ***

Page No. LSF1.1/54                                                                              ***

Page No. LSF1.1/55                                                                              ***

Page No. LSF1.1/56                                                                              ***

Page No. LSF1.1/57                                                                              ***

-------------------------------------------------------------------------------------------------------
                                                                            Carried Forward     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSF1.1/COL/2              Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.1                                       F1.1 : Station - ABWF

                ITEM DESCRIPTION                                                             AMOUNT HK$
-------------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSF1.1 Station - ABWF

Brought Forward

Page No. LSF1.1/58                                                                              ***

Page No. LSF1.1/59                                                                              ***

Page No. LSF1.1/60                                                                              ***

Page No. LSF1.1/61                                                                              ***

Page No. LSF1.1/62                                                                              ***

Page No. LSF1.1/63                                                                              ***

Page No. LSF1.1/64                                                                              ***

Page No. LSF1.1/65                                                                              ***

Page No. LSF1.1/66                                                                              ***

Page No. LSF1.1/67                                                                              ***

Page No. LSF1.1/68                                                                              ***

Page No. LSF1.1/69                                                                              ***

Page No. LSF1.1/70                                                                              ***

Page No. LSF1.1/71                                                                              ***

Page No. LSF1.1/72                                                                              ***

Page No. LSF1.1/73                                                                              ***

Page No. LSF1.1/74                                                                              ***

Page No. LSF1.1/75                                                                              ***

Page No. LSF1.1/76                                                                              ***

Page No. LSF1.1/77                                                                              ***

-------------------------------------------------------------------------------------------------------
                                                            Total of Lump Sum Item LSF1.1       ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSF1.1/COL/3              Contract No. LCC-300
Addendum No.1

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            IN SITU CONCRETE

            Provision of concrete designed mix

F230        Class: 30/20; concrete category B                    m3      ***        ***         ***

            Placing of mass concrete

            Plinth; concrete category B

F592        thickness 150-300 mm                                 m3      ***        ***         ***

            CONCRETE ANCILLARIES

            Formwork finish: type F4

            Vertical

G342        width 0.1-0.2 m                                      m       ***        ***         ***

            PRECAST CONCRETE

            Slabs: concrete class 40/20

            Area not exceeding 1m2; average thickness 140mm

H511        mass not exceeding 250kg                             nr      ***        ***         ***

            Lintels: concrete class 40/20

H809.1      Cross-sectional area 140 x 200mm depth; 73 kg
            per metre                                            m       ***        ***         ***

H809.2      Cross-sectional area 140 x 200mm depth; 75 kg
            per metre                                            m       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSF1.2     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 June 2002                LSF1.2/1                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            STRUCTURAL METALWORK

            Fabrication of members for frames; weldable structural steel to Grade 43A to BS 4360

            Columns; 120 x 120 x 8mm thick rectangular hollow sections

M311        straight on plan                                     t       ***        ***         ***

            Plates or flats; 250 x 150 x 10mm

M391.1      straight on plan                                     t       ***        ***         ***

            Brackets; 150 x 90 x 10mm

M391.2      straight on plan                                     t       ***        ***         ***

            Cap plates; 120 x 120 x 3mm

M391.3      straight on plan                                     t       ***        ***         ***

            Erection of members for frames; weldable structural steel Grade 43A to BS 4360

????0       Permanent erection                                   t       ***        ***         ***

M690.1      Hilti; anchor bolts; H.S.L. M12 or products
            having equivalent functions or performance           nr      ***        ***         ***

M690.2      Hilti; anchor bolts; H.S.L. M16 or products
            having equivalent functions or performance           nr      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSF1.2     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.2/2                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            MISCELLANEOUS METALWORK

            Stainless steel

            Miscellaneous framing; welded and bolted connection

N161.1      angle section; 150 x 90 x 10mm                       m       ***        ***         ***

            Hot dip galvanised mild steel

            Miscellaneous framing

N161.2      angle section; 25 x 25 x 6mm                         m       ***        ***         ***

N161.3      angle section; 38 x 38 x 6mm                         m       ***        ***         ***

N169.1      tie rod; 10mm diameter; approximate 125mm long;
            flanged end                                          nr      ***        ***         ***

N169.2      flat section; 12 x 6mm thick                         m       ***        ***         ***

N170        Plate flooring; chequer plate; 6mm thick with
            handle holes                                         m2      ***        ***         ***

            BRICKWORK, BLOCKWORK AND MASONRY

            Dense concrete blockwork; compressive strength
            7.0 N/mm2; stretcher bond; in cement/lime mortar;
            flush pointed; as Appendix AA to Particular
            Specification section F10

            Thickness: 140mm

U511.1      vertical straight walls                              m2      ***        ***         ***

            Thickness: 140mm; 2 hours fire rating

U511.2      vertical straight walls                              m2      ***        ***         ***

U519        plinths                                              m2      ***        ***         ***

            Surface features

U578        fair facing                                          m2      ***        ***         ***

            Ancillaries

U581        joint reinforcement; 24 gauge galvanised
            expanded steel mesh; 300 mm wide                     m       ***        ***         ***

U583        movement joints; fire rated filler; 140mm in
            depth; as Drawing nr LCC300/31/A24/154, 156          m       ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.2/3                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            BRICKWORK, BLOCKWORK AND MASONRY

            Dense concrete blockwork; compressive strength
            7.0 N/mm2; stretcher bond; in cement/lime mortar; flush pointed; as Appendix AA to Particular Specification, section F10 (Cont'd)

            Ancillaries (Cont'd)

U586        fixings and ties; galvanised mild steel dove
            tail ties                                            m2      ***        ***         ***

U589        head restraint; galvanised mild steel angle;
            70 x 70 x 3mm thick; sleeved and dowelled into
            blockwork at 2000mm centres                          m       ***        ***         ***

            PAINTING

            Emulsion paint; one coat thinned with water in accordance with manufacturer's recommendation and two unthinned coats; as Appendix AA to Particular Specification, section M60

            Plaster and render

V543        surfaces inclined at an angle exceeding 60
            degrees to the horizontal                            m2      ***        ***         ***

            Emulsion paint; anti-fungal; one coat thinned with water in accordance with manufacturer's recommendation and two unthinned coats; as Appendix
            AA to Particular Specification, section M60

            Plaster and render

V544        soffit surfaces and lower surfaces inclined at
            an angle not exceeding 60 degrees to the
            horizontal                                           m2      ***        ***         ***

            Epoxy resin paint; with two component epoxy based primer and multi-component epoxy top coat; as Architectural Specification section 67.7

            Cement and sand screed with sealer

V791.1      upper surfaces inclined at an angle not
            exceeding 30 degrees to the horizontal               m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.2/4                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PAINTING

            Epoxy resin paint; with two component epoxy based primer and multi-component epoxy top coat;
            as Architectural Specification section 67.7
            (Cont'd)

            Granolithic screed

V791.2      upper surfaces inclined at an angle not
            exceeding 30 degrees to the horizontal               m2      ***        ***         ***

            Epoxy paint; acid resisting: one undercoat and one finishing coat; as Appendix AA to Particular
            Specification, section M60

            Concrete

V733        surfaces inclined at an angle exceeding 60
            degrees to the horizontal                            m2      ***        ***         ***

            Plaster and render

V743        surfaces inclined at an angle exceeding 60
            degrees to the horizontal                            m2      ***        ***         ***

            Brickwork and blockwork

V763        surfaces inclined at an angle exceeding 60
            degrees to the horizontal                            m2      ***        ***         ***

            Granolithic skirting 150mm high

V793        surfaces inclined at an angle exceeding 60
            degrees to the horizontal                            m       ***        ***         ***

            Synthetic paint; one coat recommended primer, two undercoats and one finishing coat; as Appendix AA to Particular specification, section M60

            Metal other than metal sections and pipework

V911        upper surfaces inclined at an angle not
            exceeding 30 degrees to the horizontal               m2      ***        ***         ***

V914        soffit surfaces and lower surfaces inclined at
            an angle not exceeding 60 degrees to the
            horizontal                                           m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.2/5                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PAINTING

            Anti-dust sealer: one polymer single component weather resistant top coat and one base coat; as Architectural Specification section 64.4

            Concrete

V934        soffit surfaces and lower surfaces inclined at
            an angle not exceeding 60 degrees to the
            horizontal                                           m2      ***        ***         ***

            Cement and sand screed

V991.1      upper surfaces inclined at an angle not
            exceeding 30 degrees to the horizontal               m2      ***        ***         ***

            Granolithic screed

V991.2      upper surfaces inclined at an angle not
            exceeding 30 degrees to the horizontal               m2      ***        ***         ***

            Granolithic skirting 150mm high

V993.1      surfaces inclined at an angle exceeding 60
            degrees to the horizontal                            m       ***        ***         ***

            Liquid polymer sealer; in one coat; as
            Architectural Specification section 67.6

            Plaster and render

V943        surfaces inclined at an angle exceeding 60
            degrees to the horizontal                            m2      ***        ***         ***

V944        soffit surfaces and lower surfaces inclined at
            an angle not exceeding 60 degrees to the
            horizontal                                           m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.2/6                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PAINTING

            Acrylic resin based paint; gloss finish; in two
            coats; as Architectural Specification section
            67.6

            Plaster and render with liquid polymer sealer

V993.2      surfaces inclined at an angle exceeding 60
            degrees to the horizontal                            m2      ***        ***         ***

V994        soffit surfaces and lower surfaces inclined at
            an angle not exceeding 60 degrees to the
            horizontal                                           m2      ***        ***         ***

            IRONMONGERY

            Hinges; as Appendix AA to Particular
            Specification, section P21

AD290.1     Type H1; size 114 x 114mm; fixed to galvanised
            steel                                                nr      ***        ***         ***

AD290.2     Type H1; size 114 x 114mm; fixed to stainless
            steel                                                nr      ***        ***         ***

AD290.3     Type H2; size 114 x 114mm; fixed to galvanised
            steel                                                nr      ***        ***         ***

            Locks, latches and bolts; as Appendix AA to Particular Specification, section P21

            Lock cases

AD319.1     type L1; fixed to galvanised steel                   nr      ***        ***         ***

AD319.2     type L1; fixed to stainless steel                    nr      ***        ***         ***

AD319.3     type L7; fixed to galvanised steel                   nr      ***        ***         ***

            Bolts

AD339.1     type FB1; fixed to galvanised steel                  nr      ***        ***         ***

AD339.2     type FB1; fixed to stainless steel                   nr      ***        ***         ***

            Panic bolt

AD339.3     type ED3; fixed to stainless steel                   nr      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.2/7                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            IRONMONGERY

            Closers and selectors; as Appendix AA to Particular Specification, section P21

            Door closers

AD490.1     type CL1; fixed to galvanised steel                  nr      ***        ***         ***

AD490.2     type CL1A; fixed to galvanised steel                 nr      ***        ***         ***

AD490.3     type CL1A; fixed to stainless steel                  nr      ***        ***         ***

AD490.4     type CL2A; fixed to stainless steel                  nr      ***        ***         ***

            Handles with backplates; as Appendix AA to Particular Specification section P21

            Pull handles

AD520.1     type PH1; with 300 x 100 x 1.6mm backplates;
            fixed to galvanised steel                            nr      ***        ***         ***

AD520.2     type PH1; with 300 x 100 x 1.6mm backplates;
            fixed to stainless steel                             nr      ***        ***         ***

            Push plates; as Appendix AA to Particular
            Specification, section P21

AD600       Type PP1; 300 x 100 x 1.6mm thick; fixed to
            galvanised steel                                     nr      ***        ***         ***

            Kick plates; as Appendix AA to Particular
            Specification, section P21

AD700.1     Type K1; 740 x 200 x 1.6mm thick; fixed to
            galvanised steel                                     nr      ***        ***         ***

AD700.2     Type K1; 890 x 200 x 1.6mm thick; fixed to
            galvanised steel                                     nr      ***        ***         ***

AD700.3     Type K1; 1190 x 200 x 1.6mm thick; fixed to
            galvanised steel                                     nr      ***        ***         ***

AD700.4     Type K1; 890 x 200 x 1.6mm thick; fixed to
            stainless steel                                      nr      ***        ***         ***

AD700.5     Type K1; 1050 x 200 x 1.6mm thick; fixed to
            stainless steel                                      nr      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.2/8                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            IRONMONGERY

            Accessories; as Appendix AA to Particular
            Specification, section P21

            Door stops

AD810.1     type ST1; fixed to galvanised steel door leaf
            and concrete floor                                   nr      ***        ***         ***

AD810.2     type ST1; fixed to stainless steel door leaf and
            concrete floor                                       nr      ***        ***         ***

            Wall bumper

AD840       type ST2; fixed to galvanised steel door leaf
            and concrete wall                                    nr      ***        ***         ***

            Gasket

AD890.1     type AS1                                             nr      ***        ***         ***

AD890.2     type AS2                                             nr      ***        ***         ***

            Threshold

AD890.3     type T1; fixed to stainless steel                    nr      ***        ***         ***

            Dust proof strike

AD890.4     type ECS                                             nr      ***        ***         ***

            Co-ordinator

AD890.5     type DC1                                             nr      ***        ***         ***

            METAL DOORS AND FRAMES

            Non-fire rated doors and frames; as Appendix AA to Particular Specification, section L20

            Galvanised steel with polyester powder coated finish; door type 08; door frame width 210mm
            (max.); head and jamb type A

AE100.1     1650mm width x 2150mm high                           nr      ***        ***         ***

            Galvanised steel with polyester powder coated finish; door type 01C; door frame width 210mm
            (max.); head and jamb type A

AE100.2     1050mm width x 2150mm high                           nr      ***        ***         ***

AE100.3     1350mm width x 2250mm high                           nr      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.2/9                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            METAL DOORS AND FRAMES

            Non-fire rated doors and frames; as Appendix AA to Particular Specification, section L20 (Cont'd)

            Galvanised steel with polyester powder coated finish; door type 06C; door frame width 210mm
            (max.); head and jamb type A

AE100.4     1650mm width x 2150mm high                           nr      ***        ***         ***

AE100.5     1950mm width x 2150mm high                           nr      ***        ***         ***

AE100.6     1950mm width x 2250mm high                           nr      ***        ***         ***

            Stainless steel with hairline finish; door type
            01; door frame width 210mm (max.); head and jamb type A

AE110       1050mm width x 2150mm high                           nr      ***        ***         ***

            Galvanised steel with paint finish; door type
            01C; door frame width 210mm (max.); head and jamb type A

AE120.1     850mm width x 2150mm high                            nr      ***        ***         ***

AE120.2     1350mm width x 2150mm high                           nr      ***        ***         ***

            Galvanised steel with paint finish; door type
            06C; door frame width 210mm (max.); head and jamb type A

AE120.3     1650mm width x 2150mm high                           nr      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSF1.2/10                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            METAL DOORS AND FRAMES

            One hour fire rated doors and frame; as Appendix
            AA to Particular Specification, section L20

            Galvanised steel with polyester powder coated finish; door type 01C; door frame width 210mm
            (max.); head and jamb type A

AE300.1     1350mm width x 2250mm high                           nr      ***        ***         ***

AE300.2     1950mm width x 2250mm high                           nr      ***        ***         ***

            Galvanised steel with polyester powder coated finish; door type 06C; door frame width 210mm
            (max.); head and jamb type A

AE300.3     1650mm width x 2250mm high                           nr      ***        ***         ***

AE300.4     1950mm width x 2250mm high                           nr      ***        ***         ***

            Galvanised steel with polyester powder coated finish; door type 01; door frame width 210mm
            (max.); head and jamb type A

AE300.5     1350mm width x 2250mm high                           nr      ***        ***         ***

            Stainless steel with hairline finish; door type
            01; door frame width 210mm; head and jamb type
            F+G

AE310.1     1210mm width x 2150mm high                           nr      ***        ***         ***

            Stainless steel with hairline finish; door type
            01A; door frame width 210mm (max.); head and jamb type F+G

AE310.2     1210mm width x 2150mm high                           nr      ***        ***         ***

            Stainless steel with hairline finish; door type
            01C; door frame width 210mm (max.); head and jamb type F+G

AE310.3     1210mm width x 2150mm high                           nr      ***        ***         ***

            Galvanised steel with paint finish; door type
            01; door frame width 210mm (max.); head and jamb type A

AE320.1     750mm width x 2000mm high                            nr      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSF1.2/11                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            METAL DOORS AND FRAMES

            One hour fire rated doors and frame; as Appendix
            AA to Particular Specification, section L20
            (Cont'd)

            Galvanised steel with paint finish; door type
            01C; door frame width 210mm (max.); head and jamb type A

AE320.2     1050mm width x 2150mm high                           nr      ***        ***         ***

AE320.3     1350mm width x 2150mm high                           nr      ***        ***         ***

AE320.4     1350mm width x 2250mm high                           nr      ***        ***         ***

            Galvanised steel with paint finish; door type
            06; door frame width 210mm (max.); head and jamb type A

AE320.5     1350mm width x 2150mm high                           nr      ***        ***         ***

AE320.6     1650mm width x 2150mm high                           nr      ***        ***         ***

            Galvanised steel with paint finish; door type
            06C; door frame width 210mm (max.); head and jamb type A

AE320.7     1350mm width x 2150mm high                           nr      ***        ***         ***

AE320.8     1650mm width x 2150mm high                           nr      ***        ***         ***

AE320.9     1650mm width x 2250mm high                           nr      ***        ***         ***

AE320.10    1950mm width x 2250mm high                           nr      ***        ***         ***

            Fire rated doors and frames to CLP requirements; as Appendix AA to Particular Specification.
            section L20

            Stainless steel with hairline finish; door type
            06; door frame width 210mm (max.); head and jamb type A

AE910.1     2550mm width x 2975mm high                           nr      ***        ***         ***

            Stainless steel with hairline finish; door type
            01; door frame width 210mm (max.); head and jamb type A

AE910.2     1350mm width x 2250mm high                           nr      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSF1.2/12                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            SIGNS AND ADVERTISING PANELS

            Signs

            Non-illuminated; vinyl graphics; as Drawing nr. LCC300/31/A70/001

AI120.1     fire alarm signs                                     nr      ***        ***         ***

AI120.2     lift machine room signs                              nr      ***        ***         ***

AI120.3     generator-no smoking signs                           nr      ***        ***         ***

AI120.4     fuel tank room-no smoking signs                      nr      ***        ***         ***

            PLASTERING, RENDERING AND WAll LININGS

            Walls and columns

            Cement and sand (1:3) render; as Appendix AA to Particular Specification, section M20

AJ110.1     15 mm thick; to receive liquid polymer sealer
            with acrylic resin based paint                       m2      ***        ***         ***

AJ110.2     15 mm thick; to receive acid resisting epoxy
            paint                                                m2      ***        ***         ***

AJ110.3     15 mm thick; to receive glazed ceramic tiling        m2      ***        ***         ***

            Cement and sand (1:3) render; as Appendix AA to Particular Specification, section M20; to circular surfaces

AJ110.4     15 mm thick; to receive liquid polymer sealer
            with acrylic resin based paint                       m2      ***        ***         ***

AJ110.5     15 mm thick; to receive acid resisting epoxy
            paint                                                m2      ***        ***         ***

AJ110.6     15 mm thick; to receive glazed ceramic tiling        m2      ***        ***         ***

            Gypsum plaster; as Appendix AA to Particular
            Specification, section M20

AJ122.1     10 mm thick; to receive emulsion paint               m2      ***        ***         ***

            Gypsum plaster; as Appendix AA to particular
            Specification, section 420; to circular surfaces

AJ122.2     10 mm thick; to receive emulsion                     m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSF1.2/13                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL LININGS

            Walls and columns (Cont'd)

            Acoustic plaster; with density not less than 48kg/m2; as Particular Specification P35

AJ121.1     50 mm thick; to receive acoustically transparent
            membrane                                             m2      ***        ***         ***

            Acoustic plaster; with density not less than 48kg/m2; as Particular Specification section
            P35; to circular surfaces

AJ121.2     50 mm thick; to receive acoustically transparent
            membrane                                             m2      ***        ***         ***

            Wall linings; as Drawing nr LCC300/31/A24/156

AJ162       two hours fired board; 10 mm thick; fixed to
            metal sections                                       m2      ***        ***         ***

            Acoustic transparent membrane; as Particular
            Specification section P35

AJ169.1     fixed to acoustic plaster                            m2      ***        ***         ***

            Acoustic transparent membrane; to circular surface; as Particular Specification section P35

AJ169.2     fixed to acoustic plaster                            m2      ***        ***         ***

            Floors

            Cement and sand (1:3) screed; with trowelled finish for wearing surfaces; as Appendix AA to Particular Specification, section M10

AJ232.1     with steel fabric reinforcement; 60 mm thick; to
            receive granolithic screed with anti-dust sealer     m2      ***        ***         ***

AJ232.2     with steel fabric reinforcement; 60 mm thick; to
            receive granolithic screed with epoxy floor
            coating                                              m2      ***        ***         ***

AJ232.3     with steel fabric reinforcement; 100 mm thick;
            to receive anti-dust sealer                          m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002               LSF1.2/14                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL LININGS

            Floors (Cont'd)

            Cement and sand (1:3) screed; with trowelled finish for wearing surfaces; as Appendix AA to Particular Specification, section M10 (Cont'd)

AJ232.4     with steel fabric reinforcement; 100 mm thick;
            to receive sealer with epoxy floor coating           m2      ***        ***         ***

AJ232.5     with steel fabric reinforcement; 110 mm thick;
            to receive granolithic screed with epoxy floor
            coating                                              m2      ***        ***         ***

AJ232.6     with steel fabric reinforcement; 150 mm thick;
            to receive anti-dust sealer                          m2      ***        ***         ***

AJ232.7     with steel fabric reinforcement; 150 mm thick;
            to receive sealer with epoxy floor coating           m2      ***        ***         ***

            Granolithic screed; with non-slip trowelled finish for wearing surfaces; to cement and sand screed surfaces; as Architectural Specification section 67.1

AJ240.1     40 mm thick; to receive anti-dust sealer             m2      ***        ***         ***

            Granolithic floor screed; with power ground finish for wearing surfaces; to cement and sand screed surfaces; as Architectural Specification section 67.1

AJ240.2     40 mm thick; to receive epoxy floor coating          m2      ***        ***         ***

            Ceilings including sides and soffits of attached beams; 3.5 to 5.0m high

            Cement and sand (1:3) plaster; as Architectural
            Specification section 67.2

AJ321.1     15 mm thick; to receive anti-fungal emulsion
            paint                                                m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002               LSF1.2/15                Contract No. LCC-300
Addendum No.1

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL LININGS

            Ceilings including sides and soffits of attached beams; 3.5 to 5.0m high (Cont'd)

            Acoustic plaster; with density not less than 48kg/m2; as Particular Specification P35

AJ321.2     50 mm thick; to receive acoustically transparent
            membrane                                             m2      ***        ***         ***

            Acoustic transparent membrane; as Particular
            Specification section P35

AJ369.1     fixed to acoustic plaster                            m2      ***        ***         ***

            Ceilings including sides and soffits of attached beams; 5.0 to 6.5m high

            Cement and sand (1:3) plaster; as Architectural
            Specification section 67.2

AJ321.3     15 mm thick; to receive anti-fungal emulsion
            paint                                                m2      ***        ***         ***

AJ321.4     15 mm thick; to receive liquid polymer sealer
            with acrylic resin based paint                       m2      ***        ***         ***

            Acoustic plaster; with density not less than 48kg/m2; as Particular Specification P35

AJ321.5     50 mm thick; to receive acoustically transparent
            membrane                                             m2      ***        ***         ***

            Acoustic transparent membrane; as Particular
            Specification section P35

AJ369.2     fixed to acoustic plaster                            m2      ***        ***         ***

            Ceilings including sides and soffits of attached beams; 6.5 to 8.0m high

            Cement and sand (1:3) plaster; as Architectural
            Specification section 67.2

AJ321.6     15 mm thick; to receive anti-fungal emulsion
            paint                                                m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002               LSF1.2/16                Contract No. LCC-300
Addendum No.1

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL LININGS

            Ceilings including sides and soffits of attached beams; 6.5 to 8.0m high (Cont'd)

            Acoustic plaster; with density not less than 48kg/m2; as Particular Specification P35

AJ321.7     50 mm thick; to receive acoustically transparent
            membrane                                             m2      ***        ***         ***

            Acoustic transparent membrane; as Particular
            Specification section P35

AJ369.3     fixed to acoustic plaster                            m2      ***        ***         ***

            Ceilings including sides and soffits of attached beams; 8.0 to 9.5m high

            Cement and sand (1:3) plaster; as Architectural
            Specification section 67.2

AJ321.8     15 mm thick; to receive anti-fungal emulsion
            paint                                                m2      ***        ***         ***

            Acoustic plaster; with density not less than 48kg/m2; as Particular Specification P35

AJ321.9     50 mm thick; to receive acoustically transparent
            membrane                                             m2      ***        ***         ***

            Acoustic transparent membrane; as Particular
            Specification section P35

AJ369.4     fixed to acoustic plaster                            m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002               LSF1.2/17                Contract No. LCC-300
Addendum No.1

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE                   ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-------------------------------------------------------------------------------------------------------
            TILING

            Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices, mouldings and the like

            Granolithic screed; with trowelled finish for wearing surfaces; as Architectural Specification section 67.1

AJ740.1     coved at base; 25mm thick; 150 mm high skirting;
            to receive anti-dust sealer                          m       ***        ***         ***

AJ740.2     coved at base; 25mm thick; 150 mm high skirting;
            to receive acid resisting epoxy coating              m       ***        ***         ***

            Granolithic screed; with trowelled finish for wearing surfaces; as Architectural Specification section 67.1; to circular surfaces

AJ740.3     coved at base; 25mm thick; 150 mm high skirting;
            to receive anti-dust sealer                          m       ***        ***         ***

AJ740.4     coved at base; 25mm thick; 150 mm high skirting;
            to receive acid resisting epoxy coating              m       ***        ***         ***

            TILING

            Walls and columns

            Ceramic tiles; glazed; as Appendix AA to Particular Specification, section M40

AK130.1     size 147 x 147 x 7 mm thick; matt finish             m2      ***        ***         ***

            Ceramic internal corner tiles; glazed; as Appendix AA to Particular Specification section
            M40

AK130.2     size 50 x 50 x 7 mm thick; matt finish               m       ***        ***         ***

            Ceramic tiles; glazed; as Appendix AA to Particular Specification, section M40; to circular surfaces

AK130.3     size 147 x 147 x 7 mm thick; matt finish             m2      ***        ***         ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSF1.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002               LSF1.2/18                Contract No. LCC-300
Addendum No.1

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           GENERAL ITEMS

           Contractor's Other Charges

           The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

           The unit of measurement for any Contractor's
           Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.2       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.2/19               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 section 7

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.2       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.2/20               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.2                           F1.2 : Station Plant Rooms - ABWF

                      ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSF1.2
: Station Plant Rooms - ABWF

Page No. LSF1.2/1                                                                          ***

Page No. LSF1.2/2                                                                          ***

Page No. LSF1.2/3                                                                          ***

Page No. LSF1.2/4                                                                          ***

Page No. LSF1.2/5                                                                          ***

Page No. LSF1.2/6                                                                          ***

Page No. LSF1.2/7                                                                          ***

Page No. LSF1.2/8                                                                          ***

Page No. LSF1.2/9                                                                          ***

Page No. LSF1.2/10                                                                         ***

Page No. LSF1.2/11                                                                         ***

Page No. LSF1.2/12                                                                         ***

Page No. LSF1.2/13                                                                         ***

Page No. LSF1.2/14                                                                         ***

Page No. LSF1.2/15                                                                         ***

Page No. LSF1.2/16                                                                         ***

Page No. LSF1.2/17                                                                         ***

Page No. LSF1.2/18                                                                         ***

Page No. LSF1.2/19                                                                         ***

Page No. LSF1.2/20                                                                         ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.2       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF1.2/COL/1            Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.3                    F1.3 : Station Acoustic Treatment - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           PLASTERING, RENDERING AND WALL LININGS

           Walls and columns (L1)

           Wall linings

AJ163.1    acoustic panels;
           comprising 0.5 mm  thick G.I. perforated
           sheets on and including 25 x 50 x 25 x 1.2 mm
           thick G.I. Z-channels, with 60kg/m x 50 mm
           thick fibreglass, anchored to reinforced concrete
           structural soffits; in accordance with Particular
           Specification clause P35 and drawings
           LCC300/31/A60/780-784                              m2      ***       ***        ***

           Walls and columns (L2)

           Wall linings

AJ163.2    acoustic panels;
           comprising 0.5 mm thick G.I. perforated
           sheets on and including 25 x 50 x 25 x 1.2 mm
           thick G.I. Z-channels, with 60kg/m x 50 mm
           thick fibreglass, anchored to reinforced concrete
           structural soffits; in accordance with Particular
           Specification clause P35 and drawings
           LCC300/31/A60/780-784                              m2      ***       ***        ***

           Walls and columns (L3)

           Wall linings

AJ163.3    acoustic panels;
           comprising 0.5 mm thick G.I.perforated
           sheets on and including 25 x 50 x 25 x 1.2 mm
           thick G.I. Z-channels, with 60kg/m x 50 mm
           thick fibreglass, anchored to reinforced concrete
           structural soffits; in accordance with Particular
           Specification clause P35 and drawings
           LCC300/31/A60/780-784                              m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.3/1                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.3                    F1.3 : Station Acoustic Treatment - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           PLASTERING, RENDERING AND WALL LININGS

           Ceilings including sides and soffits of attached beams; 6.5 to 8.0m high (L1)

           Linings

AJ399.1    acoustic panels;
           comprising 0.5 mm thick G.I. perforated sheets
           on and including 25 x 50 x 25 x 1.2 mm thick
           G.I. Z-channels, with 60kg/m x 50 mm thick
           fibreglass, anchored to reinforced concrete
           structural soffits; in accordance with Particular
           Specification clause P35 and drawings
           LCC300/31/A60/780-784                              m2      ***       ***        ***

           Ceilings including sides and soffits of attached beams; 6.5 to 8.0m high (L2)

           Linings

AJ399.2    acoustic panels;
           comprising 0.5 mm thick G.I. perforated sheets
           on and including 25 x 50 x 25 x 1.2 mm thick
           G.I. Z-channels, with 60kg/m x 50 mm thick
           fibreglass, anchored to reinforced concrete
           structural soffits; in accordance with Particular
           Specification clause P35 and drawings
           LCC300/31/A60/780-784                              m2      ***       ***        ***

           Ceilings including sides and soffits of attached beams; 6.5 to 8.0m high (L3)

           Linings

AJ399.3    acoustic panels;
           comprising 0.5 mm thick G.I. perforated sheets
           on and including 25 x 50 x 25 x 1.2 mm thick
           G.I. Z-channels, with 60kg/m x 50 mm thick
           fibreglass, anchored to reinforced concrete
           structural soffits; in accordance with Particular
           Specification clause P35 and drawings
           LCC300/31/A60/780-784                              m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.3/2                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.3                    F1.3 : Station Acoustic Treatment - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           PLASTERING, RENDERING AND WALL LININGS

           Ceilings including sides and soffits of attached beams; 8.0 to 9.5m high(L3)

           Linings

AJ399.4    acoustic panels;
           comprising 0.5 mm thick G.I. perforated sheets
           on and including 25 x 50 x 25 x 1.2 mm thick G.I.
           Z-channels, with 60kg/m x 50 mm thick fibreglass,
           anchored to reinforced concrete structural
           soffits; in accordance with Particular
           Specification clause P35 and drawings
           LCC300/31/A60/780-784                              m2      ***       ***        ***

           Ceilings including sides and soffits of attached beams; 9.5 to 11.0m high(L3)

           Linings

AJ399.5    acoustic panels;
           comprising 0.5 mm thick G.I. perforated sheets
           on and including 25 x 50 x 25 x 1.2 mm thick G.I.
           Z-channels, with 60kg/m x 50 mm thick fibreglass,
           anchored to reinforced concrete structural
           soffits; in accordance with Particular
           Specification clause P35 and drawings
           LCC300/31/A60/780-784                              m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.3/3                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.3                    F1.3 : Station Acoustic Treatment - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           GENERAL ITEMS

           Contractor's Other Charges

           The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

           The unit of measurement for any Contractor's Other
           Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.3/4                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.3                    F1.3 : Station Acoustic Treatment - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           GENERAL ITEMS

           Method-Related Charges

           The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 section 7

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF1.3/5                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                  F1 : Station
Lump Sum Item LSF1.3                    F1.3 : Station Acoustic Treatment - ABWF

                      ITEM DESCRIPTION                              AMOUNT HK$
------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSF1.3
: Station Acoustic Treatment - ABWF

Page No. LSF1.3/1                                                      ***

Page No. LSF1.3/2                                                      ***

Page No. LSF1.3/3                                                      ***

Page No. LSF1.3/4                                                      ***

Page No. LSF1.3/5                                                      ***

------------------------------------------------------------------------------
                                     Total of Lump Sum Item LSF1.3     ***
                                                                    ----------


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSF1.3/COL/l              Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           IN SITU CONCRETE

           Provision of concrete designed mix

F230       Class: 30/20; concrete category B                  m3      ***       ***        ***

           Placing of mass concrete

           Plinth; concrete category B

F592       thickness 150-300 mm                               m3      ***       ***        ***

           CONCRETE ANCILLARIES

           Formwork finish; type F4

           Vertical

G342       width 0.1-0.2 m                                    m       ***       ***        ***

           PRECAST CONCRETE

           Lintels; concrete class 40/20

H809       Cross-sectional area 140 x 200 mm depth;
           nominally 73 kg per metre                          m       ***       ***        ***

           STRUCTURAL METALWORK

           Fabrication of members for frames; weldable structural steel to Grade 43A to BS 4360

           Columns; 120 x 80 x 5mm thick square hollow sections

M311       straight on plan                                   t       ***       ***        ***

           Plates or flats; 250 x 100 x 10mm

M391.1     straight on plan                                   t       ***       ***        ***

           Brackets; 150 x 90 x 10 mm

M391.2     straight on plan                                   t       ***       ***        ***

           Cap plates; 120 x 80 x 3 mm

M391.3     straight on plan                                   t       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF2.1/l                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           STRUCTURAL METALWORK

           Erection of members for frames; weldable structural steel Grade 43A to BS 4360

M620       Permanent erection                                 t       ***       ***        ***

M690.1     Hilti; anchor bolts; H.S.L. M12 or products
           having equivalent functions or performance         nr      ***       ***        ***

M690.2     Hilti; anchor bolts; H.S.L. M16 or products
           having equivalent functions or performance         nr      ***       ***        ***

           MISCELLANEOUS METALWORK

           Hot dip galvanised mild steel

           Ladders; stringers 40mm diameter; min 3mm thick;
           rungs 20mm diameter; including safety hoops and return stringers

N130       type 3; as Drawing nr LCC300/31/A24/503-505        m       ***       ***        ***

           Handrails; comprising 50mm diameter; 2mm thick
           (min) handrails; 15mm diameter brackets at 900mm approximate centres; 50mm diameter x 4mm thick cover plate; including bolts, rivets and all necessary fixings & fixing devices

N140       as Drawing nr LCC300/31/A15/242, /273              m       ***       ***        ***

           Stainless steel

           Miscellaneous framing; welded and bolted connection

N161       angle section; 150 x 90 x 10mm                     m       ***       ***        ***

N190       Urinal grating; type U4M1; 1200 x 300 x 15mm;
           with vertical support; as Drawing nr
           LCC300/31/A60/403                                  nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 28 June 2002
Addendum No. 1                      LSF2.1/2                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           BRICKWORK, BLOCKWORK AND MASONRY

           Dense concrete blockwork; compressive strength
           7.0N/mm2 stretcher bond; in cement/lime mortar:
           flush pointed; as Appendix AA to Particular
           Specification, section F10

           Thickness: 100mm

U511.1     vertical straight walls                            m2      ***       ***        ***

           Thickness: 140mm

U511.2     vertical straight walls                            m2      ***       ***        ***

U519       plinths                                            m2      ***       ***        ***

           Ancillaries

U581       joint reinforcement; 24 gauge galvanised
           expanded steel mesh; 300mm wide                    m       ***       ***        ***

U583       movement joints; fire rated filler; 140 mm in
           depth; as Drawing nr LCC300/31/A24/154, 156        m       ***       ***        ***

U586       fixings and ties; galvanised mild steel dove
           tail ties                                          m2      ***       ***        ***

U589       head restraint; galvanised mild steel angle;
           70 x 70 x 3mm thick; sleeved and dowelled into
           blockwork at 2000mm centres                        m       ***       ***        ***

           PAINTING

           Emulsion paint; with one coat thinned with water in accordance with manufacturer's recommendation and two unthinned coat; as Appendix AA to Particular Specification, section M60

           Plaster and render

V543       surfaces inclined at an angle exceeding 60
           degrees to the horizontal                          m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                              To Collection of Lump Sum Item LSF2.1        ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF2.1/3                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           PAINTING

           Emulsion paint; anti-fungal; with one coat thinned with water in accordance with manufacturer's recommendation and two unthinned coats; as Appendix AA to Particular
           Specification, section M60

           Plaster and render

V544       soffit surfaces and lower surfaces inclined at
           an angle not exceeding 60 degrees to the
           horizontal                                         m2      ***       ***        ***

           Synthetic paint; with one Coat recommended primer, two undercoats and one finishing coat;
           as Appendix AA to Particular Specification, section M60

           Metal other than metal sections and pipework

V915       isolated surfaces of width or girth not
           exceeding 500mm                                    m2      ***       ***        ***

           Anti-dust sealer; with one coat polymer single component weather resistant top coat and one base coat; as Architectural Specification section 64.4

           Concrete

V934       soffit surfaces and lower surfaces inclined at
           an angle not exceeding 60 degrees to the
           horizontal                                         m2      ***       ***        ***

           Cement and sand screed

V991.1     upper surfaces inclined at an angle not
           exceeding 30 degrees to the horizontal             m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF2.1/4                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           PAINTING

           Anti-dust sealer; with one coat polymer single component weather resistant top coat and one base coat; as Architectural Specification section 64.4 (Cont'd)

           Granolithic screed

V991.2     upper surfaces inclined at an angle not
           exceeding 30 degrees to the horizontal             m2      ***       ***        ***

V995       isolated surface of width or girth not exceeding
           500mm                                              m2      ***       ***        ***

           Granolithic skirting 150mm high

V993       surfaces inclined at an angle exceeding 60
           degrees to the horizontal                          m2      ***       ***        ***

           WATERPROOFING

           Tanking

           Waterproofing membrane; one coat and minimum
           1.5mm thick; as Appendix AA to Particular
           Specification, section J30

W231       upper surfaces inclined at an angle not
           exceeding 30 degrees to the horizontal             m2      ***       ***        ***

W233       surfaces inclined at an angle exceeding 60
           degrees to the horizontal                          m2      ***       ***        ***

           PARTITIONS

           Proprietary toilet cubicles; galvanised mild steel finished; floor mounted; as Appendix AA to Particular Specification, section K32

AB300.1    2535 x 1500 x 2000mm high overall; with 3
           compartments                                       nr      ***       ***        ***

AB300.2    3810 x 1500 x 2000mm high overall; with 4
           compartments                                       nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF2.1/5                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           CARPENTRY & JOINERY

           One hour fire rated doors and frames; as Appendix AA to Particular Specification,
           Section L20

           Solid core flush; galvanised steel door frame width 210mm (max.); head and jamb type H; facing both sides with 5mm plywood with plastic laminate sheet

AC110      2150 x 2150 x 44mm thick (Door type 01C)           nr      ***       ***        ***

           Fittings

           Worktops; to acrylic based self formed solid surfacing vanity counter top; with groove line for water flow; splash back; opening for basin;
           framing and all necessary ironmongery; as Appendix AA to Particular Specification, section
           Z10 and Drawing nr LCC300/31/A60/402

AC740      overall size 2500 x 600 x 450mm high               nr      ***       ***        ***

           IRONMONGERY

           Hinges; as Appendix AA to Particular
           Specification, section P21

AD290.1    Type H1; size 114 x 114mm; fixed to timber door
           leaf and galvanised steel door frame               nr      ***       ***        ***

AD290.2    Type H1; size 114 x 114mm; fixed to galvanised
           steel                                              nr      ***       ***        ***

AD290.3    Type H1; size 114 x 114mm; fixed to stainless
           steel                                              nr      ***       ***        ***

AD290.4    Type H2; size 114 x 114mm; fixed to galvanised
           steel                                              nr      ***       ***        ***

           Locks, latches and bolts; as Appendix AA to Particular Specification, section P21

           Lock cases

AD319.1    type L1; fixed to galvanised steel                 nr      ***       ***        ***

AD319.2    type L1; fixed to stainless steel                  nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF2.1/6                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           IRONMONGERY

           Locks, latches and bolts; as Appendix AA to Particular Specification, section P21 (Cont'd)

           Lock cases (Cont'd)

AD319.3    type L2; fixed to galvanised steel                 nr      ***       ***        ***

AD319.4    type L3; fixed to timber door leaf and
           galvanised steel door frame                        nr      ***       ***        ***

AD319.5    type L3; fixed to galvanised steel                 nr      ***       ***        ***

AD319.6    type L7; fixed to galvanised steel                 nr      ***       ***        ***

           Bolts

AD339.1    type FB1; fixed to galvanised steel                nr      ***       ***        ***

AD339.2    type FB4; fixed to galvanised steel                nr      ***       ***        ***

           Panic bolt

AD339.3    type ED2; fixed to galvanised steel                nr      ***       ***        ***

AD339.4    type ED3; fixed to galvanised steel                nr      ***       ***        ***

           Closers and selectors; as Appendix AA to Particular Specification, section P21

           Door closers

AD490.1    type CL1; fixed to galvanised steel                nr      ***       ***        ***

AD490.2    type CL1A; fixed to timber door leaf and
           galvanised steel door frame                        nr      ***       ***        ***

AD490.3    type CL1A; fixed to galvanised steel               nr      ***       ***        ***

AD490.4    type CL1A; fixed to stainless steel                nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF2.1/7                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           IRONMONGERY

           Handles with backplates; as Appendix AA to Particular Specification, section P21

           Pull handles

AD520.1    type PH1; with 300 x 100 x 1.6mm backplates;
           fixed to timber                                    nr      ***       ***        ***

AD520.2    type PH1; with 300 x 100 x 1.6mm backplates;
           fixed to galvanised steel                          nr      ***       ***        ***

AD520.3    type PH1; with 300 x 100 x 1.6mm backplates;
           fixed to stainless steel                           nr      ***       ***        ***

           Push plates; as Appendix AA to Particular
           Specification, section P21

AD600      Type PP1; 300 x 100 x 1.6mm thick; fixed to
           galvanised steel                                   nr      ***       ***        ***

           Kick plates; as Appendix AA to Particular
           Specification, section P21

AD700.1    Type K1; 890 x 200 x 1.6mm thick; fixed to
           timber                                             nr      ***       ***        ***

AD700.2    Type K1; 740 x 200 x 1.6mm thick; fixed to
           galvanised steel                                   nr      ***       ***        ***

AD700.3    Type K1; 890 x 200 x 1.6mm thick; fixed to
           galvanised steel                                   nr      ***       ***        ***

AD700.4    Type K1; 1190 x 200 x 1.6mm thick; fixed to
           galvanised steel                                   nr      ***       ***        ***

AD700.5    Type K1; 1190 x 200 x 1.6mm thick; fixed to
           stainless steel                                    nr      ***       ***        ***

           Accessories; as Appendix AA to Particular
           Specification, section P21

           Door stops

AD810.1    type ST1; fixed to galvanised steel door leaf
           and concrete floor                                 nr      ***       ***        ***

AD810.2    type ST1; fixed to stainless steel door leaf and
           concrete floor                                     nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF2.1/8                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           IRONMONGERY

           Accessories; as Appendix AA to Particular
           Specification, section P21 (Cont'd)

           Wall bumper

AD840.1    type ST2; fixed to timber door leaf and concrete
           wall                                               nr      ***       ***        ***

AD840.2    type ST2; fixed to galvanised steel door leaf and
           concrete wall                                      nr      ***       ***        ***

           Threshold

AD890.1    type T1; fixed to galvanised steel                 nr      ***       ***        ***

           Dust proof strike

AD890.2    type ECS                                           nr      ***       ***        ***

           Co-ordinator

AD890.3    type DC1                                           nr      ***       ***        ***

           METAL DOORS AND FRAMES

           Non-fire rated doors and frames; as Appendix AA to Particular Specification, section L20

           Galvanised steel with polyester powder coated finish; door type 06; door frame width 210mm
           (max.); head and jamb type A

AE100      1700mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel door with 2 nos of louvres; to toilet duct room; including all necessary ironmongery; as Drawing nr LCC300/A60/409

AE110      750mm width x 2150mm high                          nr      ***       ***        ***

           Galvanised steel with paint finish; door type
           01A; door frame width 210mm (max.); head and jamb type A

AE120.1    950mm width x 2150mm high                          nr      ***       ***        ***

AE120.2    1050mm width x 2150mm high                         nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/9                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL DOORS AND FRAMES

           Non-fire rated doors and frames; as Appendix AA to Particular Specification, section L20
           (Cont'd)

           Galvanised steel with paint finish; door type
           01; door frame width 210mm (max.); head and jamb type A

AE120.3    1050mm width x 2150mm high                         nr      ***       ***        ***

           One hour fire rated doors and frames; as Appendix AA to Particular Specification, section
           L20

           Stainless steel with hairline finish; door type
           01C; door frame width 210mm (max.); head and jamb type E+G

AE310      1400mm width x 2150m high                          nr      ***       ***        ***

           Galvanised steel with paint finish; door type
           07; door frame width 210mm (max.); head and jamb type A

AE320.1    1650mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

AE320.2    1700mm width x 2150mm high                         nr      ***       ***        ***

AE320.3    1700mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

           Galvanised steel with paint finish; door type
           01C; door frame width 210mm (max.); head and jamb type A

AE320.4    1350mm width x 2150mm high                         nr      ***       ***        ***

           Galvanised steel with paint finish; door type
           01; door frame width 210mm (max.); head and jamb type A

AE320.5    750mm width x 2000mm high                          nr      ***       ***        ***

           Galvanised steel with paint finish; door type
           01; door frame width 210mm (max.); head and jamb type A

AE320.6    750mm wide x 2600mm high                           nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/10               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL SHUTTERS, WINDOWS AND LOUVRES

           Shutters

           Non-fire rated glazed panels shutters;
           electrical operating system; drop down type;
           with exposed key switch boxes mounted on both sides of shutter; as Appendix AA to Particular
           Specification, section L20 and Drawing nr
           LCC300/31/A24/801-806, /A40/801-807

AF129.1    polycarbonate with paint finish; recessed rail;
           standard hood (fixed inside room); approximate
           size 1800 x 2400mm high                            nr      ***       ***        ***

AF129.2    polycarbonate with paint finish; recessed rail;
           standard hood (fixed inside room); approximate
           size 1850 x 2400mm high                            nr      ***       ***        ***

AF129.3    polycarbonate with paint finish; recessed rail;
           standard hood (fixed inside room); approximate
           size 2100 x 2400mm high                            nr      ***       ***        ***

AF129.4    polycarbonate with paint finish; recessed rail;
           standard hood (fixed inside room); approximate
           size 2750 x 2400mm high                            nr      ***       ***        ***

AF129.5    polycarbonate with paint finish; recessed rail;
           standard hood (fixed inside room); approximate
           size 3000 x 2400mm high                            nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/11               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL SHUTTERS, WINDOWS AND LOUVRES

           Shutters (Cont'd)

           Non-fire rated glazed panels shutters;
           electrical operating system; drop down type;
           with exposed key switch boxes mounted on both sides of shutter; as Appendix AA to Particular
           Specification, section L20 and Drawing nr
           LCC300/31/A24/801-806, /A40/801-807 (Cont'd)

AF129.6    polycarbonate with paint finish; recessed rail;
           standard hood (fixed inside room); approximate
           size 3200 x 2400mm                                 nr      ***       ***        ***

AF129.7    polycarbonate with paint finish; recessed rail;
           standard hood (fixed inside room); approximate
           size 3300 x 2400mm high                            nr      ***       ***        ***

AF129.8    polycarbonate with paint finish; recessed rail;
           standard hood (fixed inside room); approximate
           size 3600 x 2400mm high                            nr      ***       ***        ***

AF129.9    polycarbonate with paint finish; recessed rail;
           standard hood (fixed inside room); approximate
           size 3900 x 2400mm high                            nr      ***       ***        ***

AF129.10   polycarbonate with paint finish; recessed rail;
           standard hood (fixed inside room); approximate
           size 4200 x 2400mm high                            nr      ***       ***        ***

AF129.11   polycarbonate with paint finish; recessed rail;
           standard hood (fixed inside room); approximate
           size 4800 x 2400mm high                            nr      ***       ***        ***

AF129.12   polycarbonate with paint finish; recessed rail;
           standard hood (fixed inside room); approximate
           size 5700 x 2400mm high                            nr      ***       ***        ***

AF129.13   Polycarbonate with paint finish; recessed rail;
           standard hood (fixed inside room); approximate
           size 8200 x 2400mm high                            nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/12               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL SHUTTERS, WINDOWS AND LOUVRES

           Shutters (Cont'd)

           One hour fire rated slat shutters; electrical operating system; drop down type; with exposed key switch boxes mounted on both sides of shutter; as Appendix AA to Particular
           Specification, section L20 and Drawing nr
           LCC300/31/A24/801-806, /A40/801-806

AF131.1    stainless steel; recessed rail; standard hood
           (fixed above ceiling); smoke resistant; with
           smoke/heat detector activate; approximate size
           3900 x 2400mm high                                 nr      ***       ***        ***

AF131.2    stainless steel; recessed rail; standard hood
           (fixed above ceiling); smoke resistant; with
           smoke/heat detector activate; approximate size
           2800 x 2400mm high                                 nr      ***       ***        ***

AF131.3    stainless steel; recessed rail; standard hood
           (fixed above ceiling); smoke resistant; with
           smoke/heat detector activate; approximate size
           3300 x 2400mm high                                 nr      ***       ***        ***

AF131.4    stainless steel; recessed rail; standard hood
           (fixed above ceiling); smoke resistant; with
           smoke/heat detector activate; approximate size
           3600 x 2400mm high                                 nr      ***       ***        ***

AF141.5    stainless steel; recessed rail; standard hood
           (fixed above ceiling); smoke resistant; with
           smoke/heat detector activate; approximate size
           6000 x 2400mm high                                 nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/13               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL SHUTTERS, WINDOWS AND LOUVRES

           Shutters (Cont'd)

           Two hours fire rated slat shutters; electrical operating system; drop down type; with exposed key switch boxes mounted on both sides of shutter; as Appendix AA to Particular
           Specification, section L20 and Drawing nr
           LCC300/31/A24/801-806, /A40/801-807

AF141.1    stainless steel; recessed rail; standard hood
           (fixed inside room); smoke resistant; with
           smoke/heat detector activated; approximate size
           2200 x 2400mm high                                 nr      ***       ***        ***

AF141.2    stainless steel; recessed rail; standard hood
           (fixed inside room); smoke resistant; with
           smoke/heat detector activate; approximate size
           2800 x 2400mm high                                 nr      ***       ***        ***

AF141.3    stainless steel; recessed rail; standard hood
           (fixed inside room); smoke resistant; with
           smoke/heat detector activate; approximate size
           3300 x 2400mm high                                 nr      ***       ***        ***

AF141.4    stainless steel; recessed rail; standard hood
           (fixed inside room); smoke resistant; with
           smoke/heat detector activate; approximate size
           3600 x 2400mm high                                 nr      ***       ***        ***

AF141.5    stainless steel; recessed rail; standard hood
           (fixed inside room); smoke resistant; with
           smoke/heat detector activate; approximate size
           3900 x 2400mm high                                 nr      ***       ***        ***

AF141.6    stainless steel; recessed rail; standard hood
           (fixed inside room); smoke resistant; with
           smoke/heat detector activate; approximate size
           4200 x 2400mm high                                 nr      ***       ***        ***

AF141.7    stainless steel; recessed rail; standard hood
           (fixed inside room); smoke resistant; with
           smoke/heat detector activate; approximate size
           6000 x 2400mm high                                 nr      ***       ***        ***

AF141.8    stainless steel; recessed rail; standard hood
           (fixed inside room); smoke resistant; with
           smoke/heat detector activate; approximate size
           8200 x 2400mm high                                 nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/14               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL SHUTTERS, WINDOWS AND LOUVRES

           Shutters (Cont'd)

           Two hours fire rated slat shutters; electrical operating system; drop down type; with exposed key switch boxes mounted on both sides of shutter; as Appendix AA to Particular
           Specification, section L20 and Drawing nr
           LCC300/31/A24/801-806, /A40/801-807 (Cont'd)

AF141.9    stainless steel; recessed rail; standard hood
           (fixed inside room); smoke resistant; with
           smoke/heat detector activate; approximate size
           8400 x 2400mm high                                 nr      ***       ***        ***

           Louvres

           Internal louvre with insect mesh;
           weatherproofed; including framing, mastic sealants, waterproofing grouting, approved expanded metal lath/plaster stop and all other fixing accessories and support; as Appendix AA to Particular Specification, section L15 and Drawing nr LCC300/31/A24/901 and
           LCC300/31/A40/458

AF309      PVF2 coated aluminium; overall size 450 x 450mm
           high                                               nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002             LSF2.1/15               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL CLADDING

           System metal cladding

           Vitreous enamelled steel panels; 150mm (overall depth including fixings) thick; on anti-drumming backing board with vapour control layer;
           including all joints, cover plates (colour matched) sealants and all other necessary fixing accessories and supports; as Appendix AA to Particular Specification, section H31 M63 and
           Drawing nr LCC300/31/A20/001-007, 010-013

AG112.1    isolated column; not exceeding 1.0m2               m2      ***       ***        ***

AG112.2    isolated column; 1.0-1.5m2                         m2      ***       ***        ***

AG112.3    isolated column; 1.5-2.0m2                         m2      ***       ***        ***

AG112.4    isolated column; 2.5-3.0m2                         m2      ***       ***        ***

AG112.5    isolated column; 2000 x 1640mm                     m2      ***       ***        ***

           SPECIALIST ARCHITECTURAL METALWORK

           Metal fire hose reel cabinets

AH200      Hose reel cabinet door; piano hinged; including
           stainless steel collar surround fixed to
           reinforced concrete blockout opening with
           galvanised mild steel fixing lugs; 8mm (minimum)
           tempered glass front door; size 1190 x 860mm
           high x 150mm thick; all associated ironmongery;
           Drawing nr LCC300/31/A24/301 and 302               nr      ***       ***        ***

           Balustrade

           Mesh balustrade; 1100mm high; including railing;
           mesh; stanchion and all necessary accessories

AH790      as Drawing nr
           LCC300/31/A15/201-219                              m       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002             LSF2.1/16               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           SPECIALIST ARCHITECTURAL METALWORK

           Ancillaries

AH890.1    Stainless steel framed fire services inlet door;
           with 6mm wired toughened glass panel; as Drawing
           nr LCC300/31/A24/305                               nr      ***       ***        ***

AH890.2    Galvanised mild steel anti-burgary screen T15A;
           as Drawing LCC300/31/A04/512, A60/765              m2      ***       ***        ***

           SIGNS AND ADVERTISING PANELS

           Signs

           Illuminated; as Drawing nr. LCC300/31/A70/001

AI110      exit signs                                         nr      ***       ***        ***

           Non-illuminated; vinyl graphics; as Drawing nr.
           LCC300/31/A70/001

AI120.1    warning signs                                      nr      ***       ***        ***

AI120.2    lift no smoking signs                              nr      ***       ***        ***

AI120.3    lift number signs                                  nr      ***       ***        ***

AI120.4    fire services signs                                nr      ***       ***        ***

AI120.5    hose reel signs                                    nr      ***       ***        ***

AI120.6    fireman's lift light box signs                     nr      ***       ***        ***

AI120.7    disabled wc signs                                  nr      ***       ***        ***

AI120.8    disabled toilets emergency call signs              nr      ***       ***        ***

AI120.9    braille on lift jamb signs                         nr      ***       ***        ***

AI120.10   station shop signs with stainless steel backing
           plate                                              nr      ***       ***        ***

AI120.11   fire alarm signs                                   nr      ***       ***        ***

           PLASTERING, RENDERING AND WALL LININGS

           Walls and columns

           Cement and sand (1:3) render; as Appendix AA to Particular Specification, section M20

AJ110.1    15 mm thick; to receive glazed ceramic tiling      m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/17               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           PLASTERING, RENDERING AND WALL LININGS

           Walls and columns (Cont'd)

           Cement and sand (1:3) render; Appendix AA to Particular Specification, section M20; to circular surfaces

AJ110.2    15 mm thick; to receive glazed ceramic tiling      m2      ***       ***        ***

           Gypsum plaster; as Appendix AA to Particular
           Specification, section M20

AJ122      10 mm thick; to receive emulsion paint             m2      ***       ***        ***

           Wall linings; as Drawing nr LCC300/31/A24/156

AJ162.1    two hours fired board; 10 mm thick; fixed to
           metal sections                                     m2      ***       ***        ***

           Wall linings; intertenancy partitions

AJ162.2    calcium silicate fire rated board; overall 90mm
           thick; 2 hours fire rated; fixed to concrete
           floor; inclusive of all necessary head, foot and
           interface restraint                                m2      ***       ***        ***

           Wall linings; hanger walls; as Drawing nr
           LCC300/31/A04/502

AJ162.3    calcium silicate fire rated board; comprise 2
           layers of 9mm 2 hours fire rated board; sandwich
           thermal insulation; 70mm G.M.S. channel on S.S.
           shims bolt fixed to underside of concrete slabs
           at 75mm c/c; inclusive of G.M.S. supporting
           members with 2 hours FRP                           m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/18               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           PLASTERING, RENDERING AND WALL LININGS

           Floors

           Cement and sand (1:3) screed; with trowelled finish for wearing surfaces; as Appendix AA to Particular Specification, section M10

AJ232.1    with steel fabric reinforcement; 70 mm thick; to
           receive terrazzo tiling                            m2      ***       ***        ***

AJ232.2    with steel fabric reinforcement; 100 mm thick;
           to receive anti-dust sealer                        m2      ***       ***        ***

AJ232.3    with steel fabric reinforcement; 120 mm thick;
           to receive terrazzo tiling                         m2      ***       ***        ***

AJ232.4    with steel fabric reinforcement; 140 mm thick;
           to receive homogeneous ceramic tiling              m2      ***       ***        ***

AJ232.5    with steel fabric reinforcement; 150 mm thick;
           to receive anti-dust sealer                        m2      ***       ***        ***

           Ceilings including sides and soffits of attached beams

           Cement and sand (1:3) plaster; as Architectural
           Specification section 67.2

AJ321.1    15 mm thick; to receive anti-fungal emulsion
           paint                                              m2      ***       ***        ***

           Ceilings including sides and soffits of attached beams; 3.5 to 5.0m high

           Cement and sand (1:3) plaster; as Architectural
           Specification section 67.2

AJ321.2    15 mm thick; to receive anti-fungal emulsion
           paint                                              m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/19               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           PLASTERING, RENDERING AND WALL LININGS

           Stairs and steps

           Granolithic screed; with non-slip trowelled finish for wearing surfaces; to cement and sand screed surfaces; as Architectural Specification section 67.1

AJ640      40 mm thick; to receive anti-dust sealer           m2      ***       ***        ***

           Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices, mouldings and the like

           Cement and sand (1:3) render; as Appendix AA to Particular Specification, section M20

AJ710.1    15 mm thick; to receive 150 mm high homogeneous
           ceramic tile skirting                              m       ***       ***        ***

           Cement and sand (1:3) render; as Appendix AA to Particular Specification, section M20; to circular surfaces

AJ710.2    15 mm thick; to receive 150 mm high homogeneous
           ceramic tile skirting                              m       ***       ***        ***

           Granolithic screed; with trowelled finish for wearing surfaces; as Architectural Specification section 67.1

AJ740      25mm thick; 150 mm high skirting; with stair
           gutter 150 mm wide and 5 mm deep                   m       ***       ***        ***

           TILING

           Walls and columns

           Ceramic tiles; glazed; as Appendix AA to Particular Specification, section M40

AK130.1    size 297 x 297 x 9mm thick; matt finish            m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/20               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           TILING

           Walls and columns (Cont'd)

           Ceramic tiles; glazed; as Appendix AA to Particular Specification, section M40; to circular surfaces

AK130.2    size 297 x 297 x 9mm thick; matt finish            m2      ***       ***        ***

           Ceramic external corner tiles; glazed; as Appendix AA to Particular Specification, section
           M40

AK130.3    size 50 x 50 x 9mm thick; matt finish              m       ***       ***        ***

           Ceramic internal corner tiles; glazed; as Appendix AA to Particular Specification, section
           M40

AK130.4    size 50 x 50 x 9mm thick; matt finish              m       ***       ***        ***

           Floors

           Resin bonded terrazzo tiles; as Appendix AA to Particular Specification, section M41

AK210      size 598 x 598 x 30mm thick; matt finish           m2      ***       ***        ***

           Homogeneous ceramic tiles; unglazed; as Appendix
           AA to Particular Specification, section M40

AK230.1    size 297 x 297 x 12mm thick; anti-slip finish      m2      ***       ***        ***

           Floor; tactile warning strip

           Homogeneous ceramic tactile tiles; type 1; with special textured surface; as Drawing nr
           LCC300/31/A30/010 & 011

AK230.2    size 298 x 298 x 12mm thick; textured finish       m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/21               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           TILING

           Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices and the like

           Homogeneous ceramic tiles; unglazed; as Appendix
           AA to Particular Specification, section M40

AK530.1    coved; 9mm thick; 150mm high skirting              m       ***       ***        ***

AK530.2    coved; 9mm thick; 150mm high skirting; to form
           external angle                                     nr      ***       ***        ***

AK530.3    coved; 9mm thick; 150mm high skirting; to form
           internal angle                                     nr      ***       ***        ***

           Homogeneous ceramic tiles; unglazed; as Appendix
           AA to Particular Specification, section M40; to circular surfaces

AK530.4    coved; 9mm thick; 150mm high skirting              m       ***       ***        ***

           Sundries

           Proprietary carborondom slip resistant nosing

AK810      50mm wide; mechanically fixed to treads; fixing
           allow future installation of replacement
           nosings; as drawing nr LCC300/31/A15/270-272       m       ***       ***        ***

           CEILING SYSTEMS

           Lay-in mineral fibre tile; type 12; with rectangular edge; moisture resistant; 600 x 600 mm wide; with scrubbable vinyl plastic paint finish; exposed aluminium 24mm tee grid system with powder coated finish; to reinforced concrete structural soffit; threaded hanger rods; as Appendix AA to Particular
           Specification, section K40

           Depth of suspension: 1500 - 2000 mm

AM130      25mm thick                                         m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/22               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           SANITARY ACCESSORIES

AN100      Paper hand towel dispensers; T7J; stainless
           steel; fixed to concrete block wall                nr      ***       ***        ***

AN300      Electric hand dryers; T7H; fixed to concrete
           block wall                                         nr      ***       ***        ***

AN400.1    Toilet roll holders; stainless steel; fixed to
           concrete block wall                                nr      ***       ***        ***

AN400.2    Toilet roll holders; stainless steel; fixed to
           reinforced concrete wall                           nr      ***       ***        ***

AN600.1    Soap dispensers; stainless steel surface; fixed
           to concrete block wall                             nr      ***       ***        ***

AN600.2    Soap dispensers; stainless steel surface;
           counter top mounted                                nr      ***       ***        ***

AN900.1    Folding handrail; stainless steel; 32mm
           diameter; 2mm (min) thick; 700mm long; including
           base plate and all other necessary accessories;
           as Drawing nr LCC300/31/A16/001                    nr      ***       ***        ***

AN900.2    Grab rail; stainless steel; 32mm diameter; 2mm
           (min) thick; 600mm long; including 80mm diameter
           x 30mm thick stainless steel flange; to
           reinforced concrete walls; as Drawing nr
           LCC300/31/A16/001                                  nr      ***       ***        ***

AN900.3    Stainless steel hook; fixed to concrete block
           wall; as Drawing nr LCC300/31/A40/901              nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/23               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           GLASS WALLING AND SPECIALIST GLAZING

           Framed glass screens

           Structural sealant concealed framing; stainless steel; as Appendix AA to Particular
           Specification, section L10 and Drawing nr
           LCC300/31/A40/419

AQ410.1    size of typical bay 510 x 2450mm high              m2      ***       ***        ***

AQ410.2    size of typical bay 900 x 2450mm high              m2      ***       ***        ***

AQ410.3    size of typical bay 2400 x 2450mm high             m2      ***       ***        ***

           Structural sealant concealed framing; stainless steel; as Appendix AA to Particular
           Specification, section L10 and Drawing nr
           LCC300/31/A40/420

AQ410.4    size of typical bay 1870 x 2450mm high             m2      ***       ***        ***

           Structural sealant concealed framing; stainless steel; as Appendix AA to Particular
           Specification, section L10 and Drawing nr
           LCC300/31/A40/423

AQ410.5    size of typical bay 600 x 2450mm high              m2      ***       ***        ***

AQ410.6    size of typical bay 900 x 2450mm high              m2      ***       ***        ***

AQ410.7    size of typical bay 2400 x 2450mm high             m2      ***       ***        ***

           Structural sealant concealed framing; stainless steel; as Appendix AA to Particular
           Specification, section L10 and Drawing nr
           LCC300/31/A40/425

AQ410.8    size of typical bay 600 x 2450mm high              m2      ***       ***        ***

AQ410.9    size of typical bay 2400 x 2450mm high             m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/24               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           GLASS WALLING AND SPECIALIST GLAZING

           Framed glass screens (Cont'd)

           Clear toughened laminated glass; 12mm thick; as Appendix AA to Particular Specification, section
           L40 and Drawing nr LCC300/31/A23/001, 002

AQ420.1    fixed to stainless steel framing; size of
           typical bay 510 x 2450mm high                      m2      ***       ***        ***

AQ420.2    fixed to stainless steel framing; size of
           typical bay 600 x 2450mm high                      m2      ***       ***        ***

AQ420.3    fixed to stainless steel framing; size of
           typical bay 900 x 2450mm high                      m2      ***       ***        ***

AQ420.4    fixed to stainless steel framing; size of
           typical bay 1870 x 2450mm high                     m2      ***       ***        ***

AQ420.5    fixed to stainless steel framing; size of
           typical bay 2400 x 2450mm high                     m2      ***       ***        ***

           GENERAL GLAZING

           Mirrors

AS500.1    Mirror; stainless steel; 6mm thick; 450 x 900mm
           high; vandal resistant; mounted to wall;
           including fixing bolt                              nr      ***       ***        ***

           Glass mirror; 6mm thick with 18mm thick backing board; stainless steel angle frame; including
           18mm long countersunk stainless steel screw, sealant and sealing tape; as Drawing nr
           LCC300/31/A60/407

AS500.2    size 2500 x 900mm high                             nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/25               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           GENERAL ITEMS

           Contractor's Other Charges

           The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

           The unit of measurement for any Contractor's
           Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

--------------------------------------------------------------------------------------------------
                                              To Collection of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/26               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           GENERAL ITEMS

           Method-Related Charges

           The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------
                                              To Collection of Lump Sum Item LSF2.1        ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/27               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F2 : Station Trading
Lump Sum Item LSF2.1                               F2.1 : Station Trading - ABWF

                      ITEM DESCRIPTION                                                  AMOUNT HK$
--------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSF2.1: Station Trading - ABWF

Page No. LSF2.1/1                                                                          ***

Page No. LSF2.1/2                                                                          ***

Page No. LSF2.1/3                                                                          ***

Page No. LSF2.1/4                                                                          ***

Page No. LSF2.1/5                                                                          ***

Page No. LSF2.1/6                                                                          ***

Page No. LSF2.1/7                                                                          ***

Page No. LSF2.1/8                                                                          ***

Page No. LSF2.1/9                                                                          ***

Page No. LSF2.1/10                                                                         ***

Page No. LSF2.1/11                                                                         ***

Page No. LSF2.1/12                                                                         ***

Page No. LSF2.1/13                                                                         ***

Page No. LSF2.1/14                                                                         ***

Page No. LSF2.1/15                                                                         ***

Page No. LSF2.1/16                                                                         ***

Page No. LSF2.1/17                                                                         ***

Page No. LSF2.1/18                                                                         ***

Page No. LSF2.1/19                                                                         ***

Page No. LSF2.1/20                                                                         ***

Page No. LSF2.1/21                                                                         ***

Page No. LSF2.1/22                                                                         ***

Page No. LSF2.1/23                                                                         ***

Page No. LSF2.1/24                                                                         ***

Page No. LSF2.1/25                                                                         ***

Page No. LSF2.1/26                                                                         ***

Page No. LSF2.1/27                                                                         ***

--------------------------------------------------------------------------------------------------
                                                       Total of Lump Sum Item LSF2.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF2.1/COL/1            Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           IN SITU CONCRETE

           Provision of concrete designed mix

F230       Class: 30/20; concrete category B                  m3      ***       ***        ***

           Placing of mass concrete

           Plinth; concrete category B

F592       thickness 150-300 mm                               m3      ***       ***        ***

           CONCRETE ANCILLARIES

           Formwork finish; type F4

           Vertical

G342       width 0.1-0.2 m                                    m       ***       ***        ***

           Joints; Upstands; as Drawing No.
           LCC300/31/A24/202

           Formed surface with filler; 50 mm thick fibre board joint filler

G641       average width not exceeding 0.5 m                   m2      ***       ***        ***

           PRECAST CONCRETE

           Lintels; concrete class 40/20

H809.1     Cross-sectional area 140 x 200mm depth; 73 kg
           per metre                                          m       ***       ***        ***

H809.2     Cross-sectional area 140 x 200mm depth; 75 kg
           per metre                                          m       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF3.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/1                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           STRUCTURAL METALWORK

           Fabrication of members for frames; weldable structural steel to Grade 43A to BS 4360

           Columns; 80 x 80 x 6.3mm thick rectangular hollow sections

M311.1     straight on plan                                   t       ***       ***        ***

           Columns; 120 x 80 x 5mm thick rectangular hollow sections

M311.2     straight on plan                                   t       ***       ***        ***

           Plates or flats; 250 x 100 x 10mm

M391.1     straight on plan                                   t       ***       ***        ***

           Brackets; 150 x 90 x 10mm

M391.2     straight on plan                                   t       ***       ***        ***

           Cap plates; 80 x 80 x 3mm

M391.3     straight on plan                                   t       ***       ***        ***

           Cap plates; 120 x 80 x 3mm

M391.4     straight on plan                                   t       ***       ***        ***

           Erection of members for frames; weldable structural steel Grade 43A to BS 4360

M620       Permanent erection                                 t       ***       ***        ***

M690.1     Hilti; anchor bolts; H.S.L. M12 or products
           having equivalent functions or performance         nr      ***       ***        ***

M690.2     Hilti; anchor bolts; H.S.L. M16 or products
           having equivalent functions or performance         nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF3.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/2                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           MISCELLANEOUS METALWORK

           Hot dip galvanised mild steel

           Ladders; stringers 40mm diameter; min 3mm thick;
           rungs 20mm diameter

N130.1     type 2; as Drawing nr LCC300/31/A24/502, 504-505   m       ***       ***        ***

           Ladders; stringers 40mm diameter; min 3mm thick;
           rungs 20mm diameter; including safety hoops and return stringers

N130.2     type 3; as Drawing nr LCC300/31/A24/503-505        m       ***       ***        ***

           Handrails; comprising 50mm diameter; 2mm thick
           (min) handrails; 15mm diameter brackets at 900mm approximate centres; 50mm diameter x 4mm thick cover plate; including bolts, rivets and all necessary fixings and fixing devices

N140       as Drawing nr LCC300/31/A15/242, /273              m       ***       ***        ***

           Miscellaneous framing; welded and bolted connection

N161       angle section; 150 x 90 x 10mm                     m       ***       ***        ***

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                                               To Collection of Lump Sum Item LSF3.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF3.1/3                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           MISCELLANEOUS METALWORK

           Hot dip galvanised mild steel (Cont'd)

           Miscellaneous framing; welded and bolted connection (Cont'd)

N169.4     signage support bracketry type 2; 2.5-3.0m
           inverted high from structural ceiling; as
           Drawing nr SI-E2350L/31/A70/796, 797               nr      ***       ***        ***

N169.5     signage support bracketry type 3; 1.0-1.5m
           inverted high from structural ceiling; as
           Drawing nr SI-E2350L/31/A70/796, 797               nr      ***       ***        ***

           BRICKWORK; BLOCKWORK AND MASONRY

           Dense concrete blockwork; compressive strength
           7.0 N/mm2; stretcher bond; in cement/lime mortar; flush pointed; as Appendix AA to Particular Specification, section F10

           Thickness: 100mm

U511.1     vertical straight walls                            m2      ***       ***        ***

           Thickness: 140mm

U511.2     vertical straight walls                            m2      ***       ***        ***

           Thickness: 140mm; 2 hours fire rating

U511.3     vertical straight walls                            m2      ***       ***        ***

           Ancillaries

U581       joint reinforcement; 24 gauge galvanised
           expanded steel mesh; 300mm wide                    m       ***       ***        ***

U583       movement joints; fire rated filler; 140mm in
           depth; as Drawing nr LCC300/31/A24/154, 156        m       ***       ***        ***

U586       fixings and ties; galvanised mild steel dove
           tail ties                                          m2      ***       ***        ***

U589       head restraint; galvanised mild steel angle;
           70 x 70 x 3mm thick; sleeved and dowelled into
           blockwork at 2000mm centres                        m       ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF3.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/4                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           PAINTING

           Emulsion paint; with one coat thinned with water in accordance with manufacturer's recommendation and two unthinned coats; as Appendix AA to Particular Specification, section M60

           Plaster and render

V543.1     surfaces inclined at an angle exceeding 60
           degrees to the horizontal                          m2      ***       ***        ***

           Emulsion paint; anti-fungal; with one coat thinned with water in accordance with manufacturer's recommendation and two unthinned coats; as Appendix AA to Particular
           Specification, section M60

           Plaster and render

V543.2     surfaces inclined at an angle exceeding 60
           degrees to the horizontal                          m2      ***       ***        ***

V544       soffit surfaces and lower surfaces inclined at
           an angle not exceeding 60 degrees to the
           horizontal                                         m2      ***       ***        ***

           Synthetic paint; with one coat recommended primer, two undercoats and one finishing coat;
           as Appendix AA to Particular Specification, section M60

           Metal other than metal sections and pipework

V915       isolated surfaces of width or girth not
           exceeding 500mm                                    m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF3.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF3.1/5                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           PAINTING

           Anti-dust sealer; with one coat polymer single component weather resistant top coat and one base coat; as Architectural Specification section 64.4

           Concrete

V934       soffit surfaces and lower surfaces inclined at
           an angle not exceeding 60 degrees to the
           horizontal                                         m2      ***       ***        ***

           Cement and sand screed

V991.1     upper surfaces inclined at an angle not
           exceeding 30 degrees to the horizontal             m2      ***       ***        ***

           Granolithic screed

V991.2     upper surfaces inclined at an angle not
           exceeding 30 degrees to the horizontal             m2      ***       ***        ***

           Granolithic skirting 150mm high

V993       surfaces inclined at an angle exceeding 60
           degrees to the horizontal                          m       ***       ***        ***

           Granolithic screed

V995       isolated surfaces of width or girth not
           exceeding 500mm                                    m2      ***       ***        ***

           WATERPROOFING

           Tanking

           Waterproofing membrane; one coat and minimum
           1.5mm thick; as Appendix AA to Particular
           Specification, section J30

W231       upper surfaces inclined at an angle not
           exceeding 30 degrees to the horizontal             m2      ***       ***        ***

W233       surfaces inclined at an angle exceeding 60
           degrees to the horizontal                          m2      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF3.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/6                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           PARTITIONS

           Proprietary toilet cubicles; galvanised mild steel finished; floor mounted; as Appendix AA to Particular Specification, section K32

AB300.1    1060 x 2000mm high overall; with 1 compartment     nr      ***       ***        ***

AB300.2    2090 x 1500 x 2000mm high overall; with 2
           compartments                                       nr      ***       ***        ***

AB300.3    2100 x 1490 x 2000mm high overall; with 2
           compartments                                       nr      ***       ***        ***

AB300.4    3400 x 1500 x 2000mm high overall; with 4
           compartments                                       nr      ***       ***        ***

           CARPENTRY & JOINERY

           Non-fire rated doors and frames; as Appendix AA to Particular Specification, section L20

           Solid core flush; galvanised steel door frame width 210mm (max.); facing both sides with 5mm plywood with plastic laminate sheet

AC110.1    1050 x 2150 x 44mm thick; with 200 x 800mm
           vision panels (Door type 02)                       nr      ***       ***        ***

           One hour fire rated doors and frames; as Appendix AA to Particular Specification, section L20

           Solid core flush; galvanised steel door frame width 210mm (max.); head and jamb type A; facing both sides with 5mm plywood with plastic laminate sheet

AC110.2    1050 x 2150 x 44mm thick; with 200 x 800mm
           vision panels (Door type 02)                       nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF3.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF3.1/7                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           CARPENTRY & JOINERY

           One hour fire rated doors and frames; as Appendix AA to Particular Specification, section
           L20 (Cont'd)

           Solid core flush; galvanised steel door frame width 210mm (max.); head and jamb type H; facing both sides with 5mm plywood with plastic laminate sheet

AC110.3    1700 x 2150 x 44mm thick; with 200 x 800mm
           vision panels (Door type 07)                       nr      ***       ***        ***

           Fittings

           Worktops; to acrylic based self formed solid surfacing vanity counter top; with groove line for water flow; splash back; opening for basin;
           framing and all necessary ironmongery; as Appendix AA to Particular Specification, section Z10 and Drawing nr LCC300/31/A60/402

AC740.1    overall size 1250 x 600 x 450mm high               nr      ***       ***        ***

AC740.2    overall size 1400 x 600 x 450mm high               nr      ***       ***        ***

AC740.3    overall size 1500 x 600 x 450mm high               nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF3.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/8                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           IRONMONGERY

           Hinges; as Appendix AA to Particular
           Specification, Section P21

AD290.1    Type H1; size 114 x 114mm; fixed to timber door
           leaf and galvanised steel door frame               nr      ***       ***        ***

AD290.2    Type H1; size 114 x 114mm; fixed to galvanised
           steel                                              nr      ***       ***        ***

AD290.3    Type H1; size 114 x 114mm; fixed to stainless
           steel                                              nr      ***       ***        ***

AD290.4    Type H2; size 114 x 114mm; fixed to galvanised
           steel                                              nr      ***       ***        ***

           Locks, latches and bolts; as Appendix AA to Particular Specification, section P21

           Lock cases

AD319.1    type L1; fixed to galvanised steel                 nr      ***       ***        ***

AD319.2    type L1; fixed to stainless steel                  nr      ***       ***        ***

AD319.3    type L2; fixed to galvanised steel                 nr      ***       ***        ***

AD319.4    type L3; fixed to galvanised steel                 nr      ***       ***        ***

AD319.5    type L8; fixed to timber door leaf and
           galvanised steel door frame                        nr      ***       ***        ***

AD319.6    type L8; fixed to galvanised steel                 nr      ***       ***        ***

AD319.7    type L8; fixed to stainless steel                  nr      ***       ***        ***

           Bolts

AD339.1    type FB1; fixed to galvanised steel                nr      ***       ***        ***

AD339.2    type FB1; fixed to stainless steel                 nr      ***       ***        ***

           Panic bolt

AD339.3    type ED2; fixed to galvanised steel                nr      ***       ***        ***

AD339.4    type ED2; fixed to stainless steel                 nr      ***       ***        ***

AD339.5    type ED3; fixed to galvanised steel                nr      ***       ***        ***

AD339.6    type ED3; fixed to stainless steel                 nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF3.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/9                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           IRONMONGERY

           Closers and selectors; as Appendix AA to Particular Specification, section P21

           Door closers

AD490.1    type CL1; fixed to timber door leaf and
           galvanised steel door frame                        nr      ***       ***        ***

AD490.2    type CL1; fixed to galvanised steel                nr      ***       ***        ***

AD490.3    type CL1; fixed to stainless steel                 nr      ***       ***        ***

AD490.4    type CL1A; fixed to timber door leaf and
           galvanised steel door frame                        nr      ***       ***        ***

AD490.5    type CL1A; fixed to galvanised steel               nr      ***       ***        ***

AD490.6    type CL1A; fixed to stainless steel                nr      ***       ***        ***

AD490.7    type CL2A; fixed to galvanised steel               nr      ***       ***        ***

AD490.8    type CL3; fixed to galvanised steel                nr      ***       ***        ***

           Handles with backplates; as Appendix AA to Particular Specification, section P21

           Pull handles

AD520.1    type PH1; with 300 x 100 x 1.6mm backplates;
           fixed to timber                                    nr      ***       ***        ***

AD520.2    type PH1; with 300 x 100 x 1.6mm backplates;
           fixed to galvanised steel                          nr      ***       ***        ***

AD520.3    type PH1; with 300 x 100 x 1.6mm backplates;
           fixed to stainless steel                           nr      ***       ***        ***

           Push plates; as Appendix AA to Particular
           Specification, section P21

AD600.1    Type PP1; 300 x 100 x 1.6mm thick; fixed to
           timber                                             nr      ***       ***        ***

AD600.2    Type PP1; 300 x 100 x 1.6mm thick; fixed to
           galvanised steel                                   nr      ***       ***        ***

AD600.3    Type PP1; 300 x 100 x 1.6mm thick; fixed to
           stainless Steel                                    nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF3.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/10               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           IRONMONGERY

           Kick plates; as Appendix AA to Particular
           Specification, Section P21

AD700.1    Type K1; 765 x 200 x 1.6mm thick; fixed to
           timber                                             nr      ***       ***        ***

AD700.2    Type K1; 890 x 200 x 1.6mm thick; fixed to
           timber                                             nr      ***       ***        ***

AD700.3    Type K1; 765 x 200 x 1.6mm thick; fixed to
           galvanised steel                                   nr      ***       ***        ***

AD700.4    Type K1; 890 x 200 x 1.6mm thick; fixed to
           galvanised steel                                   nr      ***       ***        ***

AD700.5    Type K1; 1340 x 200 x 1.6mm thick; fixed to
           galvanised steel                                   nr      ***       ***        ***

AD700.6    Type K1; 820 x 200 x 1.6mm thick; fixed to
           stainless steel                                    nr      ***       ***        ***

AD700.7    Type K1; 1050 x 200 x 1.6mm thick; fixed to
           stainless steel                                    nr      ***       ***        ***

           Accessories; as Appendix AA to Particular
           Specification, section P21

           Door stops

AD810.1    type ST1; fixed to timber door leaf and concrete
           floor                                              nr      ***       ***        ***

AD810.2    type ST1; fixed to galvanised steel door leaf
           and concrete floor                                 nr      ***       ***        ***

AD810.3    type ST1; fixed to stainless steel door leaf and
           concrete floor                                     nr      ***       ***        ***

           Wall bumper

AD840.1    type ST2; fixed to timber door leaf and concrete
           wall                                               nr      ***       ***        ***

AD840.2    type ST2; fixed to galvanised steel door leaf
           and concrete wall                                  nr      ***       ***        ***

AD840.3    type ST2; fixed to stainless steel door leaf and
           concrete wall                                      nr      ***       ***        ***

           Grab rail bar

AD890.1    type GR; fixed to galvanised steel                 nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF3.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/11               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           IRONMONGERY

           Accessories; as Appendix AA to Particular
           Specification, section P21 (Cont'd)

           Gasket

AD890.2    type AS1                                           nr      ***       ***        ***

AD890.3    type AS2                                           nr      ***       ***        ***

           Threshold

AD890.4    type T1; fixed to galvanised steel                 nr      ***       ***        ***

AD890.5    type T1; fixed to stainless steel                  nr      ***       ***        ***

           Dust proof strike

AD890.6    type ECS                                           nr      ***       ***        ***

           Co-ordinator

AD890.7    type DC1                                           nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF3.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/12               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION                        UNIT  QUANTITY  RATE HK$  AMOUNT HK$
--------------------------------------------------------------------------------------------------
           METAL DOORS AND FRAMES

           Non-fire rated doors and frames as Appendix AA to Particular Specification, Section L20

           Galvanised steel with polyester powder coated finish; door type 01C; door frame width 210mm
           (max.); head and jamb type A

AE100.1    1350mm width x 2250mm high                         nr      ***       ***        ***

           Galvanised steel with polyester powder coated finish; door type 06; door frame width 210mm
           (max.); head and jamb type A

AE100.2    1700mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           01; door frame width 210mm (max.); head and jamb type E+G

AE110.1    1210mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           01C; door frame width 210mm (max.); head and jamb type E

AE110.2    1210mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           06; door frame width 210mm (max.); head and jamb type E+G

AE110.3    1810mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           06; door frame width 210mm (max.); head and jamb type F+G

AE110.4    1810mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           06C; door frame width 210mm (max.); head and jamb type H

AE110.5    1810mm width x 2150mm high                         nr      ***       ***        ***

           Stainless steel with hairline finish; door type
           07; door frame width 210mm (max.); head and jamb type E+G

AE110.6    1810mm width x 2150mm high; with 200 x 800mm
           vision panels                                      nr      ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSF3.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/13               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            METAL DOORS AND FRAMES

            Non-fire rated doors and frames
            as Appendix AA to Particular
            Specification, section L20
            (Cont'd)

            Stainless steel with hairline
            finish; door type 07; door frame
            width 210mm (max.); head and jamb
            type F+G

AE110.7     1810mm width x 2150mm high; with
            200 x 800mm vision panels              nr        ***        ***         ***

            Stainless steel with hairline
            finish; door type 07; door frame
            width 210mm (max.); head and
            jamb type H

AE110.8     1810mm width x 2150mm high; with
            200 x 800mm vision panels              nr        ***        ***         ***

            Galvanised steel with paint
            finish; door type 01A; door frame
            width 210mm (max.); head and jamb
            type A

AE120.1     1050mm width x 2150mm high             nr        ***        ***         ***

            Galvanised steel with paint
            finish; door type 01C; door frame
            width 210mm (max.); head and jamb
            type A

AE120.2     1050mm width x 2150mm high             nr        ***        ***         ***

            Galvanised steel with paint
            finish; door type 06; door frame
            width 210mm (max.); head and jamb
            type A

AE120.3     1050mm width x 2150mm high             nr        ***        ***         ***

AE120.4     1650mm width x 2150mm high             nr        ***        ***         ***

            Galvanised steel with paint
            finish; door type 07; door frame
            width 210mm (max.); head and jamb
            type A

AE120.5     1650mm width x 2150mm high; with
            200 x 800mm vision panels              nr        ***        ***         ***

AE120.6     1700mm width x 2150mm high; with
            200 x 800mm vision panels              nr        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/14               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            METAL DOORS AND FRAMES

            One hour fire rated doors and
            frames; as Appendix AA to Particular
            Specification, section L20

            Stainless steel with hairline
            finish; door type 01C; door frame
            width 210mm (max.); head and jamb
            type F+G

AF310.1     1210mm width x 2150mm high             nr        ***        ***         ***

            Stainless steel with hairline
            finish; door type 07; door frame
            width 210mm (max.); head and jamb
            type E+G

AF310.2     1050mm width x 2150mm high             nr        ***        ***         ***

AF310.3     1700mm width x 2150mm high; with
            200 x 800mm vision panels              nr        ***        ***         ***

AF310.4     1810mm width x 2150mm high; with
            200 x 800mm vision panels              nr        ***        ***         ***

            Stainless steel with hairline
            finish; door type 07; door frame
            width 210mm (max.); head and jamb
            type H

AF310.5     1810mm width x 2150mm high; with
            200 x 800mm vision panels              nr        ***        ***         ***

            Galvanised steel with paint finish;
            door type 01; door frame width 210mm
            (max.); head and jamb type A

AF320.1     750mm width x 2000mm high              nr        ***        ***         ***

AF320.2     1350mm width x 2150mm high             nr        ***        ***         ***

            Galvanised steel with paint finish;
            door type 01A; door frame width
            210mm (max.); head and jamb type A

AF320.3     950mm width x 2150mm high              nr        ***        ***         ***

AF320.4     1050mm width x 2150mm high             nr        ***        ***         ***

            Galvanised steel with paint finish;
            door type 01C; door frame width
            210mm (max.); head and jamb type A

AF320.5     1050mm width x 2150mm high             nr        ***        ***         ***

AF320.6     1350mm width x 2150mm high             nr        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/15               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            METAL DOORS AND FRAMES

            One hour fire rated doors and
            frames; as Appendix AA to Particular
            Specification, section L20 (Cont'd)

            Galvanised steel with paint finish;
            door type 02; door frame width 210mm
            (max.); head and jamb type A

AF320.7     1050mm width x 2150mm high; with
            200 x 800mm vision panels              nr        ***        ***         ***

            Galvanised steel with paint finish;
            door type 07; door frame width 210mm
            (max.); head and jamb type A

AF320.8     1400mm width x 2150mm high; with
            200 x 800mm vision panels              nr        ***        ***         ***

AF320.9     1550mm width x 2150mm high; with
            200 x 800mm vision panels              nr        ***        ***         ***

AF320.10    1700mm width x 2150mm high             nr        ***        ***         ***

AF320.11    1700mm width x 2150mm high; with
            200 x 800mm vision panels              nr        ***        ***         ***

            METAL SHUTTERS; WINDOWS AND
            LOUVRES

            Shutters

            Non-fire rated glazed panels
            shutters; electrical operating
            system; sliding type; with exposed
            key switch boxes mounted on both
            sides of shutter; as Appendix AA to
            Particular Specification, section
            L20 and Drawing nr
            LCC300/31/A24/801-803

AF129.1     polycarbonate with paint finish;
            recessed rail; reverse hood (fixed
            outside room); approximate size 5400
            x 1390mm high                          nr        ***        ***         ***

AF129.2     polycarbonate with paint finish;
            recessed rail; reverse hood (fixed
            outside room); approximate size 8640
            x 1390mm high                          nr        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/16               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            METAL SHUTTERS, WINDOWS AND
            LOUVRES

            Shutters (Cont'd)

            Two hours fire rated slat shutters;
            electrical operating system; drop
            down type; with exposed key switch
            boxes mounted on both side of
            shutter; as Appendix AA to
            Particular Specification, section
            L20 and Drawing nr
            LCC300/31/A24/801-803

AF141.1     stainless steel; recessed rail;
            standard hood (fixed above ceiling);
            smoke resistant; with smoke/heat
            detector activated; approximate size
            16800 x 4300mm high                    nr        ***        ***         ***

AF141.2     stainless steel; recessed rail;
            standard hood (fixed above ceiling);
            smoke resistant; with smoke/heat
            detector activated; approximate size
            16800 x 4700mm high                    nr        ***        ***         ***

AF141.3     stainless steel; recessed rail;
            standard hood (fixed above ceiling);
            smoke resistant; typhoon resistant;
            with smoke/heat detector activated;
            approximate size 11000 x 4740mm high   nr        ***        ***         ***

            Two hours fire rated smoke curtain;
            electrically operated; fixed to
            concrete soffits; including all
            necessary steel hoods and frames; as
            Appendix AA to Particular
            Specification, section L20 and
            Drawing nr LCC300/31/A25/102

AF141.4     stainless steel; approximate size
            4050 x 4000mm high                     nr        ***        ***         ***

AF141.5     stainless steel; approximate size
            12900 x 4000mm high                    nr        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/17               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            METAL SHUTTERS, WINDOWS AND
            LOUVRES

            Smoke curtain; drop down
            to 2400mm above floor flash level
            as Drawing LCC300/31/A04/512

AF199.1     1800 x 4335mm long                     nr        ***        ***         ***

AF199.2     3600 x 4335mm long                     nr        ***        ***         ***

AF199.3     4000 x 4335mm long                     nr        ***        ***         ***

AF199.4     4800 x 4335mm long                     nr        ***        ***         ***

AF199.5     5000 x 4335mm long                     nr        ***        ***         ***

AF199.6     5140 x 4335mm long                     nr        ***        ***         ***

AF199.7     5350 x 4335mm long                     nr        ***        ***         ***

AF199.8     6000 x 4335mm long                     nr        ***        ***         ***

            Louvres

            Internal louvre with insect mesh;
            weatherproofed; including framing,
            master sealants, waterproofing
            grouting, approved expanded metal
            lath/plaster stop and all other
            fixing accessories and support; as
            Appendix AA to Particular
            Specification, section L15 and
            Drawing nr LCC300/31/A24/901 and
            LCC300/31/A40/458

AF309       PVF2 coated aluminium; overall
            size 450 x 450mm high                  nr        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF3.1/18               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            METAL CLADDING

            System metal cladding

            Vitreous enamelled steel panels;
            150mm (overall depth including
            fixings) thick; on anti-drumming
            backing board with vapour control
            layer; including all joints, cover
            plates (colour matched) sealants and
            all other necessary fixing
            accessories and supports; as
            Appendix AA to Particular
            Specification, section H31 M63 and
            Drawing nr
            LCC300/31/A20/001-007, 010-013

AG111.1     walls and attached columns; not
            exceeding 1.0m2                        m2        ***        ***         ***

AG111.2     walls and attached columns;
            circular; not exceeding 1.0m2          m2        ***        ***         ***

AG111.3     walls and attached columns;
            circular; 1.0-1.5m2                    m2        ***        ***         ***

AG111.4     walls and attached columns; 1.5-
            2.0m2                                  m2        ***        ***         ***

AG112.1     isolated columns; not exceeding
            1.0m2                                  m2        ***        ***         ***

AG112.2     isolated columns; circular; not
            exceeding 1.0m2                        m2        ***        ***         ***

AG112.3     isolated column; circular; 1.0-1.5m2   m2        ***        ***         ***

AG112.4     isolated column; 1.5-2.0m2             m2        ***        ***         ***

AG112.5     isolated column; circular; 1.5-2.0m2   m2        ***        ***         ***

AG112.6     isolated column; 2.0-2.5m2             m2        ***        ***         ***

AG112.7     isolated column; circular;
            2.0-2.5m2                              m2        ***        ***         ***

AG112.8     isolated column; 3000 x 1640mm         m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002             LSF3.1/19               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            METAL CLADDING

            System metal cladding (Cont'd)

            Vitreous enamelled steel panels;
            150mm (overall depth including
            fixings) thick; on anti-drumming
            backing board; with vapour control
            layer; including all joints,
            sealants cover plates (colour
            matched) and all other necessary
            fixing accessories and supports; as
            Appendix AA to Particular
            Specification, section H31 M63 and
            Drawing nr LCC300/31/A20/001-007,
            010-013

AG119       cornice; approximate size 250 x
            300mm high                             m         ***        ***         ***

            Stainless steel; hairline finish;
            150mm (overall) thick; on
            anti-drumming backing board with
            vapour control layer; consisting 3mm
            hairline finished stainless steel
            sheet honeycomb layer; sealants and
            all other necessary fixing
            accessories and supports; general
            size

AG141       walls and attached column              m2        ***        ***         ***

            Aluminium; polyvinylidene (PVF2); 3
            coat Kynar 500 panels; 150mm thick
            (overall); on anti-drumming backing
            board with vapour control layer;
            consisting 1.2mm decarbonized steel
            sheet; 2mm thick hexagon aluminium
            honeycomb with 0.5mm thick colour
            coated steel sheet; including
            sealants and all other necessary
            fixing accessories and supports; as
            Appendix AA to Particular
            Specification, section H31

AG161.1     walls and attached columns; not
            exceeding 1.0m2                        m2        ***        ***         ***

AG161.2     walls and attached columns;
            circular; not exceeding 1.0m2          m2        ***        ***         ***

AG161.3     walls and attached columns;
            1.0-1.5m2                              m2        ***        ***         ***

AG161.4     walls and attached columns;
            circular; 1.0-1.5m2                    m2        ***        ***         ***

AG161.5     walls and attached columns;
            1.5-2.0m2                              m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002             LSF3.1/20               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            METAL CLADDING

            System metal cladding (Cont'd)

            Aluminium; polyvinylidene (PVF2); 3
            coat Kynar 500 panels; 150mm thick
            (overall); on anti-drumming backing
            board with vapour control layer;
            consisting of 1.2mm decarbonized
            steel sheet; 2mm thick hexagon
            aluminium honeycomb with 0.5mm thick
            colour coated steel sheet; including
            sealants and all other necessary
            fixing accessories and supports; as
            Appendix AA to Particular
            Specification, section H31 (Cont'd)

AG151.6     walls and attached columns;
            2.5-3.0m2                              m2        ***        ***         ***

AG151.7     walls and attached columns; 2400 x
            1400mm                                 m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/21               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            SPECIALIST ARCHITECTURAL METALWORK

            Metal access panel doors

AH100       Demountable access panel; size
            3600 x 4000mm                          nr        ***        ***         ***

            Metal fire hose reel cabinets

AH200       Hose reel cabinet door; piano
            hinged; including stainless steel
            collar surround fixed to
            reinforced concrete blockout
            opening with galvanised mild steel
            fixing lugs; 8mm (minimum)
            tempered glass front door; size
            1190 x 860mm high x 150mm thick;
            all associated ironmongery; as
            Drawing nr LCC300/31/A24/301           nr        ***        ***         ***

            Metalwork to counters

AH400       Custom observation counter;
            overall size 3628 x 2720 x 2600mm
            high; including 1350mm high
            stainless steel cladding, 1000mm
            high 10mm thick butt joint
            tempered glass screen with 200mm
            wide frosted film backing;
            complete including but not limited
            to framing stainless steel
            swing door; 600mm x 600mm vinyl
            floor tile raised floor; grab
            rail; stainless steps and
            skirting; working bench; as
            Drawing nr LCC300/31/A60/034-035       nr        ***        ***         ***

            Metal raised access floors

AH500       600 x 600mm wide cementitious core
            fully encapsulated panels including
            carpet tile; pedestal assembly; as
            Appendix AA to Particular
            Specification, section K41 and
            Drawing nr LCC300/31/A30/020           m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/22               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            SPECIALIST ARCHITECTURAL METALWORK

            Metal barriers

AH610       Stainless steel parapet to roof edge   m         ***        ***         ***

AH620.1     Access gate; type T5F; stainless
            steel; with glass infill panel; size
            1100 x 1050mm high from finished
            floor level; including concealed
            base plate and fixing accessories;
            as Drawing nr LCC300/31/A60/120,
            121, 131                               nr        ***        ***         ***

AH620.2     Access gate; type T5H2; stainless
            steel; with glass infill panel; size
            900 x 1050mm high from finished
            floor level; including concealed
            base plate and fixing accessories;
            as Drawing nr LCC300/31/A60/120,
            121, 131                               nr        ***        ***         ***

AH620.3     Access gate; type T5H3; stainless
            steel; with glass infill panel; size
            950 x 1050mm high from finished
            floor level; including concealed
            base plate and fixing accessories;
            as Drawing nr LCC300/31/A60/120,
            121, 131                               nr        ***        ***         ***

AH620.4     Access gate; type T5H4; stainless
            steel; with glass infill panel; size
            1100 x 1050mm high from finished
            floor level; including concealed
            base plate and fixing accessories;
            as Drawing nr LCC300/31/A60/120,
            121, 131                               nr        ***        ***         ***

AH620.5     Access gate; type T5L; stainless
            steel; with glass infill panel; size
            2200 x 1050mm high from finished
            floor level; including concealed
            base plate and fixing accessories;
            as Drawing nr LCC300/31/A60/120,
            121, 131                               nr        ***        ***         ***

AH620.6     Access gate; at immigration
            counter type 1; stainless
            steel; with glass infill panel;
            size 1010 x 1050mm high from
            finished floor level; including
            concealed base plate and fixing
            accessories; as Drawing nr
            LCC300/31/A60/002, 009, 011-015        nr        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002             LSF3.1/23               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            SPECIALIST ARCHITECTURAL METALWORK

            Metal barriers (Cont'd)

AH620.7     Access gate; at immigration counter
            type 2; stainless steel; with glass
            infill panel; size 1050 x 1050mm
            high from finished floor level;
            including concealed base plate and
            fixing accessories; as Drawing nr
            LCC300/31/A60/001-002, 013, 017,
            018, 131                               nr        ***        ***         ***

AH690       Removable railing; type T5G;
            stainless steel; approximate typical
            base size 1100 x 1500mm high from
            finished floor level; including
            concealed base plate and fixing
            accessories; as Drawing nr
            LCC300/31/A60/120, 131                 nr        ***        ***         ***

            Balustrades

            Glass balustrade; type T5A; in fully
            tempered and heat soaked toughened
            safety glass; with ground edges and
            railing; as Appendix AA to
            Particular Specification, section
            L30 and Drawing nr
            LCC300/31/A60/120, 130

AH710.1     typical bay size 1800 x 1050mm high
            above finished floor level;
            including 12mm thick glass panes;
            stainless steel frames, stanchions,
            concealed base plates and all other
            necessary accessories                  m         ***        ***         ***

            Glass balustrade; type T5B; in fully
            tempered and heat soaked toughened
            safety glass; with ground edges and
            railing; as Appendix AA to
            Particular Specification, section
            L30 and Drawing nr
            LCC300/31/A60/120, 130

AH710.2     typical bay size 1800 x 1500mm high
            above finish floor level; including
            12mm thick glass; stainless steel
            frame, stanchions, concealed base
            plates and all other necessary
            accessories                            m         ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/24               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            SPECIALIST ARCHITECTURAL METALWORK

            Balustrades (Cont'd)

            Glass balustrade; type T5C; at
            escalator or public stair void; in
            fully tempered and heat soaked
            toughened safety glass; with ground
            edges and railing; as Appendix AA to
            Particular Specification, section
            L30 and Drawing nr
            LCC300/31/A60/120, 122, 130

AH710.3     typical bay size 1800 x 1050mm high
            above finished floor level;
            including 12mm thick tempered glass
            panes; stainless steel railing and
            frames, stanchions and 450mm high
            skirting plate; and all other fixing
            accessories                            m         ***        ***         ***

            Glass balustrade; to immigration
            counter type 1; in fully tempered
            and heat soaked toughened safety
            glass; with ground edges and
            railing; as Appendix AA to
            Particular Specification, section
            L30 and Drawing nr LCC300/31/A60
            /001, 002, 011, 017, 018, 121, 130

AH710.4     typical bay size 580 x 1050mm high
            above finished floor level;
            including 12mm thick tempered glass
            panes; stainless steel railing and
            frames and all other fixing
            accessories                            m         ***        ***         ***

AH710.5     typical bay size 870 x 1050mm high
            above finished floor level;
            including 12mm thick tempered glass
            panes; stainless steel railing and
            frames and all other fixing
            accessories                            m         ***        ***         ***

AH710.6     typical bay size 1840 x 1050mm high
            above finished floor level;
            including 12mm thick tempered glass
            panes; stainless steel railing and
            frames and all other fixing
            accessories                            m         ***        ***         ***

AH710.7     typical bay size 2495 x 1050mm high
            above finished floor level;
            including 12mm thick tempered glass
            panes; stainless steel railing and
            frames and all other fixing
            accessories                            m         ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/25               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            SPECIALIST ARCHITECTURAL METALWORK

            Balustrades (Cont'd)

            Glass balustrade; to immigration
            counter type 2; in fully tempered
            and heat soaked toughened safety
            glass; with ground edges and
            railing; as Appendix AA to
            Particular Specification, section
            L30 and Drawing nr LCC300/31/A60/
            001, 002, 011, 013, 017, 018, 121,
            130

AH710.8     typical bay size 100 x 1050mm high
            above finished floor level;
            including 12mm thick tempered glass
            panes; stainless steel railing and
            frames and all other fixing
            accessories                            m         ***        ***         ***

            Glass balustrade; to immigration
            counter type 2; in fully tempered
            and heat soaked toughened safety
            glass; with ground edges and
            railing; as Appendix AA to
            Particular Specification, section
            L30 and Drawing nr LCC300/31/A60/
            001, 002, 011, 013, 017, 018, 121,
            130 (Cont'd)

AH710.9     typical bay size 1850 x 1050mm high
            above finished floor level;
            including 12mm thick tempered glass
            panes; stainless steel railing and
            frames and all other fixing
            accessories                            m         ***        ***         ***

AH710.10    typical bay size 1950 x 1050mm high
            above finished floor level;
            including 12mm thick tempered glass
            panes; stainless steel railing and
            frames and all other fixing
            accessories                            m         ***        ***         ***

            Mesh balustrade; 1100mm high;
            including railing; mesh; stanchion
            and all necessary accessories

AH790       as Drawing nr LCC300/31/A15/201-219
            except 215                             m         ***        ***         ***

            Ancillaries

AH890.1     Fire hose reel modules; type T9B;
            overall size 1140 x 650 x 2400mm
            high; on 150mm thick concrete plinth
            (measured separately); as Drawing nr
            LCC300/31/A60/301-302                  nr        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002             LSF3.1/26               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            SPECIALIST ARCHITECTURAL METALWORK

            Ancillaries (Cont'd)

AH890.2     Stainless steel step with anti-slip
            strip; size 1210 x 240mm               nr        ***        ***         ***

AH890.3     Stainless steel feature moulding;
            stainless steel; grade 4; 3mm thick;
            hairline finish; fixed to stainless
            steel shims and bolts; to reinforced
            concrete wall; as Appendix AA to
            Particular Specification,
            section H75; Drawing nr
            LCC300/31/A24/901                      m         ***        ***         ***

AH890.4     Stainless steel framed fire services
            inlet door; with 6mm wired toughened
            glass panel; as Drawing nr
            LCC300/31/A24/305                      nr        ***        ***         ***

AH890.5     Foot rest protection bar to column
            counter; 50mm stainless steel CHS;
            circular floor mounted; including
            fixing accessories and cement sand
            grouting at 1200mm center to center;
            as Drawing nr LCC300/31/A15/190,
            A60/503                                m         ***        ***         ***

AH890.6     Stainless steel sign box;
            approximate size 300 x 600mm high;
            as Drawing nr LCC300/31/A60/512, 516   m         ***        ***         ***

            SIGNS AND ADVERTISING PANELS

            Signs

            Non-illuminated; vinyl graphics as
            Drawing nr. LCC300/31/A70/001

AI120.1     signs on escape doors                  nr        ***        ***         ***

AI120.2     fire services signs                    nr        ***        ***         ***

AI120.3     hose reel signs                        nr        ***        ***         ***

AI120.4     fireman's lift light box signs         nr        ***        ***         ***

AI120.5     disabled wc signs                      nr        ***        ***         ***

AI120.6     disabled toilets emergency call
            signs                                  nr        ***        ***         ***

AI120.7     danger-electricity unauthorised
            entry prohibited signs                 nr        ***        ***         ***

AI120.8     FM200 signs                            nr        ***        ***         ***

AI120.9     fire alarm signs                       nr        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002             LSF3.1/27               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL
            LININGS

            Walls and columns

            Cement and sand (1:3) render; as
            Appendix AA to Particular
            Specification, section M20

AJ110.1     15 mm thick; to receive glazed
            ceramic tiling                         m2        ***        ***         ***

AJ110.2     15 mm thick; to receive terrazzo
            tiling                                 m2        ***        ***         ***

            Cement and sand (1:3) render;
            waterproofed; as Architectural
            Specification section 67.2

AJ110.3     15 mm thick; to wall of hose reel
            cabinet                                m2        ***        ***         ***

            Gypsum plaster; as Appendix AA to
            Particular Specification, section
            M20

AJ122.1     10 mm thick; to receive emulsion
            paint                                  m2        ***        ***         ***

AJ122.2     15 mm thick; to receive
            anti-fungal emulsion paint             m2        ***        ***         ***

            Gypsum plaster; as Appendix AA to
            Particular Specification, section
            M20; to circular surfaces

AJ122.3     10 mm thick; to receive emulsion
            paint                                  m2        ***        ***         ***

AJ122.2     15 mm thick; to receive anti-fungal
            emulsion paint                         m2        ***        ***         ***

            Wall linings; as Drawing nr
            LCC300/31/A24/156

AJ162.1     two hours fired board; 10 mm thick;
            fixed to metal sections                m2        ***        ***         ***

            Wall linings; smoke barriers; as
            Drawing nr LCC300/31/A25/101;
            suspended 3.5-5.0m above ground

AJ162.2     calcium silicate fire rated board;
            comprise 2 layers of 9mm 2 hours
            fire rated board; sandwich thermal
            insulation; fixed to structural
            reinforced concrete soffits;
            inclusive of G.M.S supporting
            members with 2 hours fire rated
            period                                 m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF3.1/28               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL
            LININGS

            Walls and columns (Cont'd)

            Wall linings; smoke barriers; as
            Drawing nr LCC300/31/A25/102;
            suspended 5.0-6.5m above ground

AJ162.3     calcium silicate fire rated board;
            comprise 2 layers of 9mm 2 hours
            fire rated board; sandwich thermal
            insulation; fixed to structural
            reinforced concrete soffits;
            inclusive of G.M.S supporting
            members with 2 hours fire rated
            period                                 m2        ***        ***         ***

            Wall linings; downstand; suspended
            3.5-5.0m above ground

AJ162.4     calcium silicate fire rated board;
            comprise 2 layers of 9mm 2 hours
            fire rated board; sandwich thermal
            insulation; fixed to structural
            reinforced concrete soffits;
            inclusive of G.M.S supporting
            members with 2 hours fire rated
            period                                 m2        ***        ***         ***

            Floors

            Cement and sand (1:3) render;
            waterproofed; as Architectural
            Specification section 67.2

AJ210       25 mm thick; to floor of hose reel
            cabinet                                m2        ***        ***         ***

            Cement and sand (1:3) screed; with
            trowelled finish for wearing
            surfaces; as Appendix AA to
            Particular Specification, section
            M10

AJ232.1     with steel fabric reinforcement; 50
            mm thick; to receive anti-dust
            sealer                                 m2        ***        ***         ***

AJ232.2     with steel fabric reinforcement;
            70 mm thick; to receive terrazzo
            tiling                                 m2        ***        ***         ***

AJ232.3     with steel fabric reinforcement;
            90 mm thick; to receive
            homogeneous ceramic tiling             m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/29               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL
            LININGS

            Floors (Cont'd)

            Cement and sand (1:3) screed; with
            trowelled finish for wearing
            surfaces; as Appendix AA to
            Particular Specification, section
            M10 (Cont'd)

AJ232.4     with steel fabric reinforcement;
            100 mm thick; to receive anti-dust
            sealer                                 m2        ***        ***         ***

AJ232.5     with steel fabric reinforcement;
            100 mm thick; to receive vinyl
            floor                                  m2        ***        ***         ***

            Ceilings including sides and soffits
            of attached beams

            Cement and sand (1:3) render;
            waterproofed; as Architectural
            Specification section 67.2

AJ310       25 mm thick; to soffit of hose reel
            cabinet                                m2        ***        ***         ***

            Cement and sand (1:3) plaster; as
            Architectural Specification
            section 67.2

AJ321.1     15 mm thick; to receive anti-fungal
            emulsion paint                         m2        ***        ***         ***

            Ceilings including sides and soffits
            of attached beams; 3.5 - 5m high

            Cement and sand (1:3) plaster; as
            Architectural Specification section
            67.2

AJ321.2     15 mm thick; to receive anti-fungal
            emulsion paint                         m2        ***        ***         ***

            Ceilings including sides and
            soffits of attached beams; 6.5 - 8m
            high

            Cement and sand (1:3) plaster; as
            Architectural Specification section
            67.2

AJ321.3     15 mm thick; to receive anti-fungal
            emulsion paint                         m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/30               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL
            LININGS

            Stairs and steps

            Cement and sand (1:3) screed; with
            trowelled finish for wearing
            surfaces; as Appendix AA to
            Particular Specification, section
            M10

AJ639       20mm thick; to receive terrazzo
            tiling                                 m2        ***        ***         ***

            Granolithic screed; with non-slip
            trowelled finish for wearing
            surfaces; to cement and sand screed
            surfaces; as Architectural
            Specification section 67.1

AJ640       40 mm thick; to receive anti-dust
            sealer                                 m2        ***        ***         ***

            Skirtings, kerbs, channels, wall
            strings, open strings, curb strings,
            cornices, mouldings and the like

            Cement and sand (1:3) render; as
            Appendix AA to Particular
            Specification, section M20

AJ710.1     15 mm thick; to receive 150 mm high
            homogeneous ceramic tile skirting      m         ***        ***         ***

AJ710.2     15 mm thick; to receive 150 mm high
            vinyl skirting                         m         ***        ***         ***

AJ710.3     20 mm thick; to receive 150 mm high
            granite stone tile skirting            m         ***        ***         ***

AJ710.4     20mm thick; to receive 150 mm high
            terrazzo tile skirting                 m         ***        ***         ***

            Cement and sand (1:3) render; as
            Appendix AA to Particular
            Specification, section M20; to
            circular surfaces

AJ710.5     15 mm thick; to receive 150 mm high
            vinyl skirting                         m         ***        ***         ***

AJ710.6     20 mm thick; to receive 150 mm high    m         ***        ***         ***
            granite stone tile skirting

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/31               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            PLASTERING. RENDERING AND WALL
            LININGS

            Skirtings, kerbs, channels, wall
            Strings, open springs, curb strings,
            cornices, mouldings and the like
            (Cont'd)

            Granolithic screed; with trowelled
            finish for wearing surfaces; as
            Architectural Specification
            section 67.1

AJ740.1     coved at base; 25mm thick; 150 mm
            high skirting; to receive anti-dust
            sealer                                 m         ***        ***         ***

AJ740.2     25mm thick; 150 mm high skirting;
            with stair gutter 150 mm wide and
            5 mm deep                              m         ***        ***         ***

AJ740.3     40mm thick; 60 mm high kerb with
            stair gutter 150 mm wide and 5 mm
            deep                                   m         ***        ***         ***

AJ740.4     20 mm thick stair cheek                m2        ***        ***         ***

            Granolithic screed; with trowelled
            finish for wearing surfaces; as
            Architectural Specification section
            67.1; to circular surfaces

AJ740.5     coved at base; 25mm thick; 150 mm
            high skirting; to receive anti-dust
            sealer                                 m         ***        ***         ***

            TILING

            Walls and columns

            Resin bonded terrazzo tiles;
            mechanically fixed; as Appendix AA
            to Particular Specification, section
            M41

AK110.1     size 300 x 300 x 25mm thick; polish
            finish                                 m2        ***        ***         ***

            Resin bonded terrazzo internal
            corner tiles; mechanically fixed; as
            Appendix AA to Particular
            Specification, section M41

AK110.2     size 50 x 50 x 25mm thick; polish
            finish                                 m         ***        ***         ***

            Ceramic tiles; glazed; as Appendix
            AA to Particular Specification,
            section M40

AK130.1     size 147 x 147 x 7 mm thick; matt
            finish                                 m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/32               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            TILING

            Walls and columns (Cont'd)

            Ceramic external corner tiles;
            glazed; as Appendix AA to Particular
            Specification, section M40

AK130.2     size 50 x 50 x 7 mm thick; matt
            finish                                 m         ***        ***         ***

            Ceramic internal corner tiles;
            glazed; as Appendix AA to Particular
            Specification, section M40

AK130.3     size 50 x 50 x 7 mm thick; matt
            finish                                 m         ***        ***         ***

            Floors

            Resin bonded terrazzo tiles; as
            Appendix AA to Particular
            Specification, section M41

AK210       size 598 x 598 x 30 mm thick; matt
            finish                                 m2        ***        ***         ***

            Homogeneous ceramic tiles; unglazed;
            as Appendix AA to Particular
            Specification, section M40

AK230.1     size 297 x 297 x 12 mm thick;
            anti-slip finish                       m2        ***        ***         ***

            Floors; tactile warning strip

            Homogeneous ceramic tactile tiles;
            type 1; with special textured
            surface; as Drawing number
            LCC300/31/A30/010, 011

AK230.2     size 298 x 298 x 12 mm thick;
            textured finish                        m2        ***        ***         ***

            Homogeneous ceramic tactile tiles;
            type 2; with special textured
            surface; as Drawing number
            LCC300/31/A30/010, 01l

AK230.3     size 298 x 298 x 12 mm thick;
            textured finish                        m2        ***        ***         ***

            Homogeneous ceramic tactile tiles;
            type 3; with special textured
            surface; as Drawing number
            LCC300/31/A30/010, 011

AK230.4     size 298 x 298 x 12 mm thick;
            textured finish                        m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/33               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            TILING

            Stairs and steps

            Resin bonded terrazzo tiles; as
            Appendix AA to Particular
            Specification, section M41

AK410       size 598 x 598 x 30 mm thick; matt
            finish                                 m2        ***        ***         ***

            Skirtings, kerbs, channels, wall
            strings, open strings, curb strings,
            cornices and the like

            Resin bonded terrazzo tiles; as
            Appendix AA to Particular
            Specification, section M41

AK510.1     coved; 25mm thick; 150mm high
            skirting; matt finish                  m         ***        ***         ***

AK510.2     coved; 25mm thick; 150mm high
            skirting; matt finish; to form
            external angle                         nr        ***        ***         ***

AK510.3     coved; 25mm thick; 150mm high
            skirting; matt finish; to form
            internal angle                         nr        ***        ***         ***

            Homogeneous ceramic tiles; unglazed;
            as Appendix AA to Particular
            Specification, section M40

AK530.1     coved; 9mm thick; 150 mm high
            skirting                               m         ***        ***         ***

AK530.2     coved; 9mm thick; 150 mm high
            skirting; to form external angle       nr        ***        ***         ***

AK530.3     coved; 9mm thick; 150 mm high
            skirting; to form internal angle       nr        ***        ***         ***

            Pre-formed granite tiles; "L"
            shaped; factory bonded; as Appendix
            AA to Particular Specification,
            section M40

AK590.1     coved; 25mm thick; 150mm high
            skirting; polished finish              m         ***        ***         ***

            Pre-formed granite skirting tiles;
            "L" shaped; factory bonded; as
            Appendix AA to Particular
            Specification, section M40; to
            circular surfaces

AK590.2     coved; 25mm thick; 150mm high
            skirting; polished finish              m         ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/34               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            TILING

            Sundries

            Proprietary carborondom slip
            resistant nosing

AK810       50mm wide; mechanically fixed to
            treads; fixing allow future
            installation of replacement
            nosings; as drawing nr
            LCC300/31/A15/270-272                  m         ***        ***         ***

            FLEXIBLE SHEETING AND ROLLS

            Floors

            Sheeting and rolls; as Appendix
            AA to Particular Specification,
            section M50

AL111       3mm thick vinyl                        m2        ***        ***         ***

            Skirtings, kerbs, channels, wall
            strings, open strings, curb strings
            and the like

            Coved resilient sheeting; as
            Appendix AA to Particular
            Specification, section M50

AL391.1     3mm thick vinyl; 150mm high
            skirting                               m         ***        ***         ***

            Coved resilient sheeting; as
            Appendix AA to Particular
            Specification, section M50;to
            circular surfaces

AL391.2     3mm thick vinyl; 150mm high skirting   m         ***        ***         ***

            CEILING SYSTEMS

            Lay-in mineral fibre tile; type 12;
            with rectangular edge; moisture
            resistant; 600 x 600mm wide; with
            scrubbable vinyl plastic paint
            finish; exposed aluminium 24mm tee
            grid system with powder coated
            finish; to reinforced concrete
            structural soffit; threaded hanger
            rods; as Appendix AA to Particular
            Specification, section K40

            Depth of suspension: 4000 - 4500 mm

AM130       25 mm thick                            m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/35               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            CEILING SYSTEMS

            Perforated G.M.S. metal panel; type
            1; 2200 x 595mm wide; require 12%
            penetration with minimum 20mm hole
            size; with powder coated finish;
            proprietary fixing grid system or
            similar to be approved by the
            Engineer; all fittings to be
            external grade and draining; to
            reinforced concrete structural
            soffit; suspended 3.5m - 5m above
            ground; 10mm G.M.S. rod hangers; as
            Appendix AA to Particular
            Specification, section K40

            Depth of suspension: 1500 - 2000 mm

AM330.1     1.2 mm thick                           m2        ***        ***         ***

            Depth of suspension: 2000 - 2500 mm

AM330.2     1.2 mm thick                           m2        ***        ***         ***

            Depth of suspension: 2500 - 3000 mm

AM330.3     1.2 mm thick                           m2        ***        ***         ***

            Perforated G.M.S. metal panel; type
            1; nominally 2200 x 595mm wide;
            require 12% penetration with minimum
            20mm hole size; with powder coated
            finish; proprietary fixing grid
            system or similar to be approved by
            the Engineer; all fittings to be
            external grade and self draining; to
            reinforced structural soffit;
            suspended 5m - 6.5m above ground;
            10mm G.M.S. rod hangers; as Appendix
            AA to Particular Specification,
            section K40

            Depth of suspension: 1000 - 1500 mm

AM330.4     1.2 mm thick                           m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/36               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            CEILING SYSTEMS

            Perforated G.M.S. metal panel; type
            5; 1200 x 1000mm wide; require 12%
            penetration with minimum 20mm hole
            size; with powder coated finish;
            lock rail fixing grid system or
            similar to be approved by the
            Engineer and al1 of external grade
            with typhoon locks; suspended on
            structural steel frame of skylight;
            suspended 8m - 9.5m above ground;
            10mm G.M.S. rod hangers; as Appendix
            AA to Appendix AA to Particular
            Specification, section K40

            Depth of suspension: 1000 - 1500 mm

AM330.5     1.2 mm thick                           m2        ***        ***         ***

            Un-perforated aluminium metal panel;
            type 4A; 1650 x 800mm wide; with
            PVF2 finish; black sheathing felt
            backing; proprietary fixing grid
            system or similar to be approved by
            the Engineer; all fittings to be
            external grade and self draining; to
            reinforced concrete structural
            soffit; suspended 3.5 - 5m above
            ground; 10mm stainless steel rod
            hangers; as Appendix AA to
            Particular Specification, section
            K40

            Depth of suspension: 1500 - 2000mm

AM330.6     3 mm thick                             m2        ***        ***         ***

            Perforated G.M.S. metal panel; type
            1; 2200 x 595mm wide; require 12%
            penetration with minimum 20mm hole
            size; with powder coated finish;
            proprietary fixing grid system or
            similar to be approved by the
            Engineer; all fittings to be
            external grade and self draining;
            suspended 3.5m - 5m above ground; as
            Appendix AA to Particular
            Specification, section K40

            Bulkhead

AM350       1.2 mm thick                           m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/37               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            CEILING SYSTEMS

            Double layer suspended ceiling; type
            14; durasteel metal ceiling as top
            layer; size and fixings to
            manufacturer's instruction; finish
            to the approval of the Engineer;
            grid type to be approved by the
            Engineer; to reinforced concrete
            structural soffit; hangers to be
            recommended by the manufacturers;
            acoustic mineral fibre tile as bottom
            layer; with rectangular edge; 600 x
            600 mm wide; with matt finish with
            surface pores of random pattern to
            the approval of Engineer; exposed
            aluminium 24 mm tee grid system with
            powder coated finish; suspended on
            frame of durasteel metal ceiling;
            threaded hangers rods; as Appendix
            AA to Particular Specification,
            section K40

            Depth of suspension: 4000 - 4500 mm

AM930.1     top layer 6 mm thick and bottom
            layer 25 mm thick; 2 hours fire
            rating                                 m2        ***        ***         ***

            Double layer suspended ceiling; type
            14A; durasteel metal ceiling as top
            layer; size and fixings to
            manufacturer's instruction; finish
            to the approval of the Engineer;
            grid type to be approved by the
            Engineer; to reinforced concrete
            structural soffit; hangers to be
            recommended by the manufacturers;
            perforated G.M.S. metal panel as
            bottom layer; 595 x 595mm wide;
            require 25% penetration with minimum
            20mm hole size; with powder coated
            finish; proprietary fixing grid
            system or similar to be approved by
            the Engineer; all fittings to be
            external grade and self-draining;
            suspended on frame of durasteel
            metal ceiling; 10mm G.M.S. rod
            hangers; as Appendix AA to
            Particular Specification, section
            K40

            Depth of suspension: 4000 - 4500 mm

AM930.2     top layer 6 mm thick and bottom
            layer 1.2 mm thick; 2 hours fire
            rating                                 m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/38               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            SANITARY ACCESSORIES

AN100       Paper hand towel dispensers; T7J;
            stainless steel; fixed to concrete
            block wall                             nr        ***        ***         ***

AN300       Electric hand dryers; T7H; fixed to
            concrete block wall                    nr        ***        ***         ***

AN400.1     Toilet roll holders; stainless steel
            fixed to concrete block wall           nr        ***        ***         ***

AN400.2     Toilet roll holders; fixed to
            reinforced concrete wall               nr        ***        ***         ***

AN600.1     Soap dispensers; stainless steel
            surface; fixed to concrete block
            wall                                   nr        ***        ***         ***

AN600.2     Soap dispensers; stainless steel
            surface; counter top mounted           nr        ***        ***         ***

AN900.1     Folding handrail; stainless steel;
            32mm diameter; 2mm (min) thick;
            700mm long; including base plate and
            all other necessary accessories; as
            Drawing nr LCC300/31/A16/001           nr        ***        ***         ***

AN900.2     Grab rail; stainless steel; 32mm
            diameter; 2mm (min) thick; 600mm
            long; including 80mm diameter x 30mm
            thick stainless steel flange; to
            reinforced concrete walls; as
            Drawing nr LCC300/31/A16/001           nr        ***        ***         ***

AN900.3     Waste bins; fixed to reinforced
            concrete wall                          nr        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF3.1/39               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            SANITARY ACCESSORIES

AN900.4     Waste bins; fixed to concrete block
            wall                                   nr        ***        ***         ***

AN900.5     Stainless steel hook; fixed to
            concrete blockwall; as Drawing nr
            LCC300/31/A40/901                      nr        ***        ***         ***

AN900.6     Urinal divider; vitreous clay; type
            U4L1                                   nr        ***        ***         ***

            GLASS WALLING AND SPECIALIST GLAZING

            Unframed glass screens at level 1

            Clear glass; 2 hour fire rated; 25mm
            thick sealant joint; fixed to
            stainless steel frame

AQ210       size of typical bay 1200 x 2400mm
            high                                   m2        ***        ***         ***

            Framed glass screens at level 1 and
            2

            Framing; stainless steel; hairline
            finish; as Appendix AA to Particular
            Specification, section L10 and
            Drawing nr LCC300/31/A60/501-506

AQ410.1     size of typical bay 675 x 3000mm
            high                                   m2        ***        ***         ***

AQ410.2     size of typical bay 1175x 3000mm
            high                                   m2        ***        ***         ***

AQ410.3     size of typical bay 1200x 3000mm
            high                                   m2        ***        ***         ***

AQ410.4     size of typical bay 1275 x 3000mm
            high                                   m2        ***        ***         ***

AQ410.5     size of typical bay 2400 x 3000mm
            high                                   m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/40               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            GLASS WALLING AND SPECIALIST GLAZING

            Framed glass screens

            Framing; stainless steel; two hours
            fire rated; as Appendix AA to
            Particular Specification, section
            L10 and Drawing nr LCC300/31/A40/411

AQ410.6     size of typical bay 1200 x 2140mm
            high                                   m2        ***        ***         ***

            Structural sealant concealed
            framing; stainless steel; as
            Appendix AA to Particular
            Specification, section L10 and
            Drawing nr LCC300/31/A40/426

AQ410.7     size of typical bay 1200 x 1440mm
            high                                   m2        ***        ***         ***

AQ410.8     size of typical bay 1200 x 1440mm
            high; with one talking opening         m2        ***        ***         ***

AQ410.9     size of typical bay 2100 x 1440mm
            high; with 90 degrees turning angle    m2        ***        ***         ***

            Framed glass screens at level 1 and
            2

            Opaque tempered glass; 12mm thick; 2
            hours fire rated; butt joint; fixed
            to stainless steel frame; as
            Appendix AA to Particular
            Specification, section L10 and
            Drawing nr LCC300/31/A60/501-506

AQ420.1     size of typical bay 675 x 3000mm
            high                                   m2        ***        ***         ***

AQ420.2     size of typical bay 1175 x 3000mm
            high                                   m2        ***        ***         ***

AQ420.3     size of typical bay 1200 x 3000mm
            high                                   m2        ***        ***         ***

AQ420.4     size of typical bay 1275 x 3000mm
            high                                   m2        ***        ***         ***

AQ420.5     size of typical bay 2400 x 3000mm
            high                                   m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF3.1/41               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$
------------------------------------------------------------------------------------------
            GLASS WALLING AND SPECIALIST
            GLAZING

            Framed glass screens

            Clear toughened laminated glass;
            12mm thick; 2 hours fire rated; with
            260mm high silk screen printing
            zone; as Appendix AA to Particular
            Specification, section L40 and
            Drawing nr LCC300/31/A23/001, 002

AQ420.6     fixed to stainless steel framing;
            size of typical bay 1200 x 2140mm
            high                                   m2        ***        ***         ***

            Clear toughened laminated glass;
            12mm thick; as Appendix AA to
            Particular Specification, section
            L40 and Drawing nr
            LCC300/31/A23/001, 002

AQ420.7     fixed to stainless steel framing;
            size of typical bay 900 x 1440mm
            high                                   m2        ***        ***         ***

AQ420.8     fixed to stainless steel framing;
            size of typical bay 1200 x 1440mm
            high                                   m2        ***        ***         ***

AQ420.9     fixed to stainless steel framing;
            size of typical bay 1200 x 1440mm
            high; with opening 400 x 285mm high    m2        ***        ***         ***

            Glass doors

            Sliding door; opaque tempered glass;
            12mm thick; fixed to stainless steel
            (hairline finish) frame at top; as
            Appendix AA to Particular
            Specification, section L10 and
            Drawing nr LCC300/31/A60/501-503

AQ600.1     size 2400 x 3000mm high                nr        ***        ***         ***

            Double swing glass door; opaque
            tempered glass; 2 hr fire rated;
            12mm thick; fixed to stainless steel
            (hairline finish) frame at top;
            including all associated
            ironmongery; as Appendix AA to
            Particular Specification, section
            L10 and Drawing nr LCC300/31/A60/504

AQ600.2     size 2400 x 3000mm high                nr        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/42               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$
------------------------------------------------------------------------------------------
            GENERAL GLAZING

            Mirrors

AS500.1     Mirror; stainless steel; 6mm
            thick; 450 x 900mm high; vandal
            resistant; mounted to wall;
            including fixing bolt                  nr        ***        ***         ***

            Glass mirror; 6mm thick; with 18mm
            thick backing board (marine
            quality); stainless steel angle
            frame; including 18mm long
            countersunk stainless steel screw,
            sealant and sealing tape; as Drawing
            nr LCC300/31/A60/407

AS500.2     size 1250 x 900mm high                 nr        ***        ***         ***

AS500.3     size 1400 x 900mm high                 nr        ***        ***         ***

AS500.4     size 1500 x 900mm high                 nr        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/43               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter hereunder
            any specific item of work or
            obligation or thing which is
            necessary for the execution of the
            Works, as required by the Contract,
            which has been omitted from or has
            not been separately itemised in this
            Lump Sum Breakdown and for which a
            separate charge is required.

            The unit of measurement for any
            Stand-alone emergency stop plunger
            be "sum", with Quantity and Rate
            columns entered with "N/A".

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.1/44               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter hereunder
            in detail any method related charges
            items in accordance with CESMM3
            Section 7

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.1      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0: 26 April 2002                LSF3.1/45               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

         ITEM DESCRIPTION             AMOUNT HK$
------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSF3.1
: Government Accommodation - ABWF

Page No. LSF3.1/1                         ***

Page No. LSF3.1/2                         ***

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Page No. LSF3.1/27                        ***

Page No. LSF3.1/28                        ***

Page No. LSF3.1/29                        ***

------------------------------------------------
                     Carried Forward      ***
                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSF3.1/COL/1              Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.1                      F3.1 : Government Accommodation - ABWF

         ITEM DESCRIPTION             AMOUNT HK$
------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSF3.1
: Government Accommodation - ABWF

Brought Forward

Page No. LSF3.1/30                        ***

Page No. LSF3.1/31                        ***

Page No. LSF3.1/32                        ***

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Page No. LSF3.1/43                        ***

Page No. LSF3.1/44                        ***

Page No. LSF3.1/45                        ***

------------------------------------------------
       Total of Lump Sum Item LSF3.1      ***
                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSF3.1/COL/2              Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.2               F3.2 : Government Accommodation - Plant Rooms

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            PRECAST CONCRETE

            Lintels; concrete class 40/20

H809.1      Cross-sectional area 140 x 200mm
            depth; 73 kg per metre                 m         ***        ***         ***

H809.2      Cross-sectional area 140 x 200mm
            depth; 75 kg per metre                 m         ***        ***         ***

            STRUCTURAL METALWORK

            Fabrication of members for frame;
            weldable structural steel to Grade
            43A to BS 4360

            Columns; 120 x 120 x 8mm thick
            rectangular hollow sections

M311        straight on plan                       t         ***        ***         ***

            Plates or flats; 250 x 150 x 10mm

M391.1      straight on plan                       t         ***        ***         ***

            Brackets; 150 x 90 x 10mm

M391.2      straight on plan                       t         ***        ***         ***

            Cap plates; 120 x 120 x 3mm

M391.3      straight on plan                       t         ***        ***         ***

            Erection of members for frames;
            weldable structural steel
            Grade 43A to BS 4360

M620        Permanent erection                     t         ***        ***         ***

M690.1      Hilti; anchor bolts; H.S.L.
            M12 or products having equivalent
            functions or performance               nr        ***        ***         ***

M690.2      Hilti; anchor bolts; H.S.L. Ml6 or
            products having equivalent functions
            or performance                         nr        ***        ***         ***

            MISCELLANEOUS METALWORK

            Hot dip galvanised mild steel

            Miscellaneous framing; welded and
            bolted connection

N161        angle section; 150 x 90 x 10mm         m         ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.2      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.2/1                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.2               F3.2 : Government Accommodation - Plant Rooms

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            BRICKWORK, BLOCKWORK AND MASONRY

            Dense concrete blockwork;
            compressive strength 7.0 N/mm2;
            stretcher bond; in cement/lime mortar;
            flush pointed; as Appendix AA to
            Particular Specification, section
            F10

            Thickness: 140mm

U511.1      vertical straight walls                m2        ***        ***         ***

            Thickness: 140mm; 2 hours fire
            rating

U511.2      vertical straight walls                m2        ***        ***         ***

            Surface features

U578        fair facing                            m2        ***        ***         ***

            Ancillaries

U581        joint reinforcement; 24 gauge
            galvanised expanded steel mesh;
            300mm wide                             m         ***        ***         ***

U583        movement joints; fire rated filler;
            140mm in depth; as Drawing nr
            LCC300/31/A24/154, 156                 m         ***        ***         ***

U586        fixings and ties; galvanised mild
            steel dove tail ties                   m2        ***        ***         ***

U589        head restraint; galvanised mild
            steel angle; 70 x 70 x 3mm thick;
            sleeved and dowelled into blockwork
            at 2000mm centres                      m         ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.2      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.2/2                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.2               F3.2 : Government Accommodation - Plant Rooms

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            PAINTING

            Emulsion paint; with one coat
            thinned with water in accordance
            with manufacturer's recommendation
            and two unthinned coats; as Appendix
            AA to Particular Specification,
            section M60

            Plaster and render

V543        surfaces inclined at an angle
            exceeding 60 degrees to the
            horizontal                             m2        ***        ***         ***

            Emulsion paint; anti-fungal; with
            one coat thinned with water in
            accordance with manufacturer's
            recommendation and two unthinned
            coats; as Appendix AA to Particular
            Specification, section M60

            Plaster and render

V544        soffit surfaces and lower surfaces
            inclined at an angle not exceeding
            60 degrees to the horizontal           m2        ***        ***         ***

            Epoxy paint; acid resisting; with
            one undercoat and one finishing
            coat; as Appendix AA to Particular
            Specification, section M60

            Concrete

V733        surfaces inclined at an angle
            exceeding 60 degrees to the
            horizontal                             m2        ***        ***         ***

            Brickwork and blockwork

V763        surfaces inclined at an angle
            exceeding 60 degrees to the
            horizontal                             m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.2      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.2/3                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.2               F3.2 : Government Accommodation - Plant Rooms

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            PAINTING

            Epoxy resin paint; with two
            component epoxy based primer and
            multi-component epoxy top coat; as
            Architectural Specification section
            67.7

            Cement and screed with sealer

V791        upper surfaces inclined at an angle
            not exceeding 30 degrees to the
            horizontal                             m2        ***        ***         ***

            Anti-dust sealer; with one coat
            polymer single component weather
            resistant top coat and one base
            coat; as Architectural Specification
            section 64.4

            Concrete

V934        soffit surfaces and lower surfaces
            inclined at an angle not exceeding
            60 degrees to the horizontal           m2        ***        ***         ***

            Cement and sand screed

V991        upper surfaces inclined at an angle
            not exceeding 30 degrees to the
            horizontal                             m2        ***        ***         ***

            Granolithic skirting 150mm high

V993        surfaces inclined at an angle
            exceeding 60 degrees to the
            horizontal                             m         ***        ***         ***

            IRONMONGERY

            Hinges; as Appendix AA to Particular
            Specification, section P21

AD290.1     Type H1; size 114 x 114mm; fixed to
            galvanised steel                       nr        ***        ***         ***

AD290.2     Type H1; size 114 x 114mm; fixed to
            stainless steel                        nr        ***        ***         ***

            Locks, latches and bolts; as
            Appendix AA to Particular
            Specification, section P21

            Lock cases

AD319.1     type L1; fixed to galvanised steel     nr        ***        ***         ***

AD319.2     type L1; fixed to stainless steel      nr        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.2      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.2/4                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.2               F3.2 : Government Accommodation - Plant Rooms

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            IRONMONGERY

            Locks, latches and bolts; as
            Appendix AA to Particular
            Specification, section P21 (Cont'd)

            Bolts

AD339       type FB1; fixed to galvanised steel    nr        ***        ***         ***

            Closers and selectors; as Appendix
            AA to Particular Specification,
            section P21

            Door closers

AD490.1     type CL1A; fixed to galvanised
            steel                                  nr        ***        ***         ***

AD490.2     type CL1A; fixed to stainless steel    nr        ***        ***         ***

            Handles with backplates; as Appendix
            AA to Particular Specification,
            section P21

            Pull handles

AD520.1     type PH1; with 300 x 100 x 1.6mm
            backplates; fixed to galvanised
            steel                                  nr        ***        ***         ***

AD520.2     type PH1; with 300 x 100 x 1.6mm
            backplates; fixed to stainless
            steel                                  nr        ***        ***         ***

            Kick plates; as Appendix AA to
            Particular Specification, section
            P21

AD700.1     Type K1; 740 x 200 x 1.6mm thick;
            fixed to galvanised steel              nr        ***        ***         ***

AD700.2     Type K1; 890 x 200 x 1.6mm thick;
            fixed to galvanised steel              nr        ***        ***         ***

AD700.3     Type K1; 1050 x 200 x 1.6mm thick;
            fixed to stainless steel               nr        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.2      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.2/5                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.2               F3.2 : Government Accommodation - Plant Rooms

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            IRONMONGERY

            Accessories; as Appendix AA to
            Particular Specification, section
            P21

            Door stops

AD810.1     type ST1; fixed to galvanised steel
            door leaf and concrete floor           nr        ***        ***         ***

AD810.2     type ST1; fixed to stainless
            steel door leaf and concrete floor     nr        ***        ***         ***

            Wall bumper

AD840       type ST2; fixed to galvanised steel
            door leaf and concrete wall            nr        ***        ***         ***

            Gasket

AD890.1     type AS1                               nr        ***        ***         ***

AD890.2     type AS2                               nr        ***        ***         ***

            Dust proof strike

AD890.3     type ECS                               nr        ***        ***         ***

            Co-ordinator

AD890.4     type DC1                               nr        ***        ***         ***

            METAL DOORS AND FRAMES

            Non-fire rated doors and frames as
            Appendix AA to Particular
            Specification, section L20

            Stainless steel door with 2 nos of
            louvres; to toilet duct room;
            including all necessary ironmongery;
            as Drawing nr LCC300/A60/409

AE110       750mm width x 2150mm high              nr        ***        ***         ***

            Galvanised steel with paint finish;
            door type 01C; door frame width
            210mm (max.); head and jamb type A

AE120.1     1050mm width x 2150mm high             nr        ***        ***         ***

            Galvanised steel with paint finish;
            door type 06C; door frame width
            210mm (max.); head and jamb type A

AE120.2     1650mm width x 2150mm high             nr        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.2      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF3.2/6                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.2               F3.2 : Government Accommodation - Plant Rooms

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            METAL DOORS AND FRAMES

            One hour fire rated doors and
            frames; as Appendix AA to Particular
            Specification, section L20

            Galvanised steel with polyester
            powder coated finish; door type 06C;
            door frame width 210mm (max.); head
            and jamb type A

AE300       1650mm width x 2250mm high             nr        ***        ***         ***

            Stainless steel with hairline
            finish; door type 0LA; door frame
            width 210mm (max.); head and jamb
            type F+G

AE310       1210mm width x 2150mm high             nr        ***        ***         ***

            Galvanised steel with paint finish;
            door type 01C; door frame width 210mm
            (max.); head and jamb type A

AE320.1     1050mm width x 2150mm high             nr        ***        ***         ***

            Galvanised steel with paint finish;
            door type 06C; door frame width
            210mm (max); head and jamb type A

AE320.2     1650mm width x 2150mm high             nr        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.2      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.2/7                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.2               F3.2 : Government Accommodation - Plant Rooms

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            SIGNS AND ADVERTISING PANELS

            Signs

            Non-illuminated; vinyl graphics as
            Drawing nr. LCC300/31/A70/001

AI120       danger-electricity unauthorised
            entry prohibited signs                 nr        ***        ***         ***

            PLASTERING, RENDERING AND WALL
            LININGS

            Walls and columns

            Acoustic plaster; with density not
            less than 48kg/m2; as Particular
            Specification P35

AJ121.1     50 mm thick; to receive acoustically
            transparent membrane                   m2        ***        ***         ***

            Acoustic plaster; with density not
            less than 48kg/m2; as Particular
            Specification section P35; to
            circular surfaces

AJ121.2     50 mm thick; to receive acoustically
            transparent membrane                   m2        ***        ***         ***

            Gypsum plaster; as Appendix AA to
            Particular Specification, section
            M20

AJ122.1     10 mm thick; to receive emulsion
            paint                                  m2        ***        ***         ***

            Gypsum plaster; as Appendix AA to
            Particular Specification, section
            M20; to circular surfaces

AJ122.2     10 mm thick; to receive emulsion
            paint                                  m2        ***        ***         ***

            Wall linings; as Drawing nr
            LCC300/31/A24/156

AJ162       2 hours fired rated boards; 10 mm
            thick; fixed to metal sections         m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.2      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF3.2/8                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.2               F3.2 : Government Accommodation - Plant Rooms

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL
            LININGS

            Walls and columns (Cont'd)

            Acoustic transparent membrane; as
            Particular Specification section P35

AJ169.1     fixed to acoustic plaster              m2        ***        ***         ***

            Acoustic transparent membrane; to
            circular surface; as Particular
            Specification section P35

AJ169.2     fixed to acoustic plaster              m2        ***        ***         ***

            Floors

            Cement and sand (1:3) screed; with
            trowelled finish for wearing
            surfaces; as Appendix AA to
            Particular Specification, section
            M10

AJ232.1     with steel fabric reinforcement;
            50 mm thick; to receive anti-dust
            sealer                                 m2        ***        ***         ***

AJ232.2     with steel fabric reinforcement; 50
            mm thick; to receive sealer with
            epoxy floor coating                    m2        ***        ***         ***

AJ232.3     with steel fabric reinforcement; 100
            mm thick; to receive anti-dust
            sealer                                 m2        ***        ***         ***

AJ232.4     with steel fabric reinforcement; 100
            mm thick; to receive sealer with
            epoxy floor coating                    m2        ***        ***         ***

            Ceilings including sides and soffits
            of attached beams

            Cement and sand (1:3) plaster; as
            Architectural Specification
            section 67.2

AJ321.1     15 mm thick; to receive anti-fungal
            emulsion paint                         m2        ***        ***         ***

            Acoustic plaster; with density not
            less than 48kg/m2; as Particular
            Specification P35

AJ321.2     50 mm thick; to receive acoustically
            transparent membrane                   m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.2      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF3.2/9                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.2               F3.2 : Government Accommodation - Plant Rooms

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL
            LININGS

            Ceilings including sides and soffits
            of attached beams (Cont'd)

            Acoustic plaster; with density not
            less than 48kg/m2; as Particular
            Specification section P35; to
            circular surfaces

AJ321.3     50 mm thick; to receive
            acoustically transparent membrane      m2        ***                    ***

            Acoustic transparent membrane;
            as Particular Specification
            section P35

AJ369.1     fixed to acoustic plaster              m2        ***        ***         ***

            Acoustic transparent membrane; to
            circular surface; as Particular
            Specification section P35

AJ369.2     fixed to acoustic plaster              m2        ***                    ***

            Ceilings including sides and soffits
            of attached beams; 3.5 to 5.0m high

            Cement and sand (1:3) plaster; as
            Architectural Specification
            section 67.2

AJ321.4     15 mm thick; to receive anti-fungal
            emulsion paint                         m2        ***        ***         ***

            Acoustic plaster; with density not
            less than 48kg/m2; as Particular
            Specification P35

AJ321.5     50 mm thick; to receive acoustically
            transparent membrane                   m2        ***        ***         ***

            Acoustic plaster; with density not
            less than 48kg/m2; as Particular
            Speciffication section P35; to
            circular surfaces

AJ321.6     50 mm thick; to receive acoustically
            transparent membrane                   m2        ***                    ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.2      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF3.2/10               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.2               F3.2 : Government Accommodation - Plant Rooms

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL
            LININGS

            Ceilings including sides and soffits
            of attached beams; 3.5 to 5.0m high
            (Cont'd)

            Acoustic transparent membrane; as
            Particular Specification section P35

AJ369.3     fixed to acoustic plaster              m2        ***        ***         ***

            Acoustic transparent membrane; to
            circular surface; as Particular
            Specification section P35

AJ369.4     fixed to acoustic plaster              m2        ***                    ***

            Ceilings including sides and soffits
            of attached beams; 6.5 to 8.0m high

            Cement and sand (1:3) plaster; as
            Architectural Specification section
            67.2

AJ321.7     15 mm thick; to receive
            anti-fungal emulsion paint             m2        ***        ***         ***

            Acoustic plaster; with density not
            less than 48kg/m2; as Particular
            Specification P35

AJ321.8     50 mm thick; to receive
            acoustically transparent membrane      m2        ***        ***         ***

            Acoustic plaster; with density not
            less than 48kg/m2; as Particular
            Speciffication section P35; to
            circular surfaces

AJ321.9     50 mm thick; to receive acoustically
            transparent membrane                   m2        ***                    ***

            Acoustic transparent membrane; as
            Particular Specification section P35

AJ369.5     fixed to acoustic plaster              m2        ***        ***         ***

            Acoustic transparent membrane; to
            circular surface; as Particular
            Specification section P35

AJ369.6     fixed to acoustic plaster              m2        ***                    ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.2      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF3.2/11               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.2               F3.2 : Government Accommodation - Plant Rooms

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL
            LININGS

            Skirtings, kerbs, channels, wall
            strings, open strings, curb strings,
            cornices, mouldings and the like

            Granolithic screed; with trowelled
            finish for wearing surfaces; as
            Architectural Specification section
            67.1

AJ740.1     coved at base; 25mm thick; 150 mm
            high skirting; to receive anti-dust
            sealer                                 m         ***        ***         ***

            Granolithic screed; with trowelled
            finish for wearing surfaces; as
            Architectural Specification section
            67.1; to circular surfaces

AJ740.2     coved at base; 25mm thick; 150 mm
            high skirting; to receive anti-dust
            sealer                                 m         ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.2      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF3.2/12               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.2               F3.2 : Government Accommodation - Plant Rooms

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter hereunder
            any specific item of work or
            obligation or thing which is
            necessary for the execution of the
            Works, as required by the Contract,
            which has been omitted from or has
            not been separately itemised in this
            Lump Sum Breakdown and for which a
            separate charge is required.

            The unit of measurement for any
            Contractor's Other Charges shall be
            "sum", with Quantity and Rate
            columns entered with "N/A".

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.2      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF3.2/13               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.2               F3.2 : Government Accommodation - Plant Rooms

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter hereunder
            in detail any method related charges
            items in accordance with CESMM3
            Section 7

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.2      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF3.2/14               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.2               F3.2 : Government Accommodation - Plant Rooms

           ITEM DESCRIPTION                     AMOUNT HK$
----------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSF3.2
: Government Accommodation - Plant Rooms

Page No. LSF3.2/1                                   ***

Page No. LSF3.2/2                                   ***

Page No. LSF3.2/3                                   ***

Page No. LSF3.2/4                                   ***

Page No. LSF3.2/5                                   ***

Page No. LSF3.2/6                                   ***

Page No. LSF3.2/7                                   ***

Page No. LSF3.2/8                                   ***

Page No. LSF3.2/9                                   ***

Page No. LSF3.2/10                                  ***

Page No. LSF3.2/11                                  ***

Page No. LSF3.2/12                                  ***

Page No. LSF3.2/13                                  ***

Page No. LSF3.2/14                                  ***

----------------------------------------------------------
                 Total of Lump Sum Item LSF3.1      ***
                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                    LSF3.2/COL/1              Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.3   F3.3 : Government Accommodation Acoustic Treatment - ABWF

ITEM CODE             ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------
            PLASTERING, RENDERING AND WALL
            LININGS

            Walls and columns (L1)

            Wall linings

AJ163.1     acoustic panels;
            comprising 0.5 mm thick G.I.
            perforated sheets on and including 25
            x 50 x 25 x 1.2 mm thick G.I.
            Z-channels, with 60kg/m x 50 mm thick
            fibreglass, anchored to reinforced
            concrete structural soffits; in
            accordance with Particular
            Specification clause P35 and drawings
            LCC300/31/A60/780-784                  m2        ***        ***         ***

            Walls and columns(L2)

            Wall linings

AJ163.2     acoustic panels;
            comprising 0.5 mm thick G.I.
            perforated sheets on and including
            25 x 50 x 25 x 1.2 mm thick G.I.
            Z-channels, with 60kg/m x 50 mm
            thick fibreglass, anchored to
            reinforced concrete structural
            soffits; in accordance with
            Particular Specification clause P35
            and drawings
            LCC300/31/A60/780-784                  m2        ***        ***         ***

            Ceilings including sides and soffits
            of attached beams; 6.5 to 8.0m
            high (L1)

            Linings

AJ399.1     acoustic panels;
            comprising 0.5 mm thick G.I.
            perforated sheets on and including
            25 x 50 x 25 x 1.2 mm thick G.I.
            Z-channels, with 60kg/m x 50 mm
            thick fibreglass, anchored to
            reinforced concrete structural
            soffits; in accordance with
            Particular Specification clause P35
            and drawings
            LCC300/31/A60/780-784                  m2        ***        ***         ***

------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSF3.3      ***
                                                                                ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.3/1                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.3   F3.3 : Government Accommodation Acoustic Treatment - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              PLASTERING, RENDERING AND WALL LININGS

              Ceilings including sides and soffits of
              attached beams; 6.5 to 8.0m high (L2)

              Linings

AJ399.2       acoustic panels;
              comprising 0.5 mm thick G.I. perforated sheets on
              and including 25 x 50 x 25 x 1.2 mm thick G.I.
              Z-channels, with 60kg/m x 50 mm thick fibreglass,
              anchored to reinforced concrete structural
              soffits; in accordance with Particular
              Specification clause P35 and drawings
              LLC300/31/A60/780-784                              m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF3.3         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.3/2                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.3   F3.3 : Government Accommodation Acoustic Treatment - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              GENERAL, ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

              The unit of measurement for any Contractor's
              Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF3.3         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.3/3                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.3   F3.3 : Government Accommodation Acoustic Treatment - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 section 7

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF3.3         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF3.3/4                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                 F3 : Government Accommodation
Lump Sum Item LSF3.3   F3.3 : Government Accommodation Acoustic Treatment - ABWF

                        ITEM DESCRIPTION                              AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSF3.3
: Government Accommodation Acoustic Treatment - ABWF

Page No. LSF3.3/1                                                         ***

Page No. LSF3.3/2                                                         ***

Page No. LSF3.3/3                                                         ***

Page No. LSF3.3/4                                                         ***

--------------------------------------------------------------------------------
                                       Total of Lump Sum Item LSF3.3      ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSF3.3/COL/1              Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              IN SITU CONCRETE

              Provision of concrete designed mix

F230          Class: 30/20; concrete category B                  m3          ***          ***           ***

              Placing of mass concrete

              Plinth; concrete category B;

F592          thickness 150-300mm                                m3          ***          ***           ***

              CONCRETE ANCILLARIES

              Formwork finish; type F4

              Vertical

G342          width 0.1-0.2 m                                    m           ***          ***           ***

              PRECAST CONCRETE

              Lintels; concrete class 40/20

H809          Cross-sectional area 140 x 200 mm depth;
              nominally 73 kg per metre                          m           ***          ***           ***

              STRUCTURAL METALWORK

              Fabrication of members for frames; weldable structural steel to Grade 43A to BS 4360

              Columns; 80 x 80 x 6.3mm thick rectangular hollow sections

M311.1        straight on plan                                   t           ***          ***           ***

              Columns; 120 x 80 x 5mm thick rectangular hollow sections

M311.2        straight on plan                                   t           ***          ***           ***

              Plates or flats; 250 x 100 x 10mm

M391.1        straight on plan                                   t           ***          ***           ***

              Brackets; 150 x 90 x 10 mm

M391.2        straight on plan                                   t           ***          ***           ***

              Cap plates; 80 x 80 x 3 mm

M391.3        straight on plan                                   t           ***          ***           ***

              Cap plates; 120 x 80 x 3 mm

M391.4        straight on plan                                   t           ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF4.1/1                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              STRUCTURAL METALWORK

              Erection of members for frames; weldable structural steel Grade 43A to BS 4360

M620          Permanent erection                                 t           ***          ***           ***

M690.1        Hilti; anchor bolts; H.S.L. M12 or products
              having equivalent functions or performance         nr          ***          ***           ***

M690.1        Hilti; anchor bolts; H.S.L. M16 or products
              having equivalent functions or performance         nr          ***          ***           ***

              MISCELLANEOUS METALWORK

              Stainless steel

              Ladders; stringers 40mm diameter; min 3mm thick; rungs 20mm diameter; including safety hoops and return stringers

N130.1        type 3; as Drawing nr LCC300/31/A24/503-505        m           ***          ***           ***

              Hot dip galvanised mild steel

              Ladders; stringers 40mm diameter; min 3mm thick; rungs 20mm diameter

N130.2        type 2; as Drawing nr LCC300/31/A24/502,
              504-505                                            m           ***          ***           ***

              Miscellaneous framing; welded and bolted connection

N161          angle section; 150 x 90 x 10mm                     m           ***          ***           ***

              ROAD AND PAVINGS

              Sub-bases, flexible road bases and surfacing

              Granular material as General Specification clause 6.07

R116          depth 225 mm                                       m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 2                      LSF4.1/2                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              ROAD AND PAVINGS

              Concrete pavements

              Carriageway slabs; concrete grade 30/20

R425          depth 190 mm                                       m2          ***          ***           ***

              Steel fabric reinforcement to BS 4483

R445          nominal mass 5-6 kg/m2; fabric reference C636      m2          ***          ***           ***

R480          Waterproofing membranes below concrete
              pavements; impermeable polythene sheeting
              0.125 mm nominal thickness                         m2          ***          ***           ***

              Kerbs, channels and edgings

              Precast concrete kerbs of Highways Department types K1, K2 and K3; overall cross-section 125 mm wide x 250 mm high

R611          straight or curved to radius exceeding 12 m;
              including cement and sand (1:3) haunching, and
              concrete bed and backing grade 20/20               m           ***          ***           ***

              Light duty pavements

              Hardcore base; well consolidated

R723          depth 60-100 mm                                    m2          ***          ***           ***

R780          Precast concrete block; 100 x 200 x 60 mm
              thick; laid in herring bone pattern; on and
              including 30 mm thick sand course                  m2          ***          ***           ***

              Ancillaries

              Surface markings conforming to the diagrams or
              reference stated in the item descriptions,
              which are taken from the Transport Planning
              and Design Manual, volume 3 Chapter 5 - Road
              markings (April 1987); using reflectorised
              thermoplastic materials in accordance with BS
              3262

R824          Continuous parking lines                           m           ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF4.1/3                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                    F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              ROAD AND PAVINGS

              Ancillaries (Cont'd)

R890.1        Loading dock bumper; type W3A; hardwood on
              neoprene bearer; appropriate sectional size
              130 x 250mm high; including all fixing
              accessories; as Drawing nr LCC300/31/A24/701       m           ***          ***           ***

R890.2        Loading dock bumper; type W3B; hardwood on
              neoprene bearer; appropriate sectional size
              130 x 250mm high; including all fixing
              accessories; as Drawing nr LCC300/31/A24/701       m           ***          ***           ***

              BRICKWORK, BLOCKWORK AND MASONRY

              Dense concrete blockwork; compressive strength
              4.0N/mm2; stretcher bond; in cement/lime mortar; flush pointed; as Appendix AA to Particular Specification, section F10

              Thickness: 100mm

U511.1        vertical straight walls                            m2          ***          ***           ***

              Thickness: 140mm

U511.2        vertical straight walls                            m2          ***          ***           ***

U519          plinths                                            m2          ***          ***           ***

              Ancillaries

U581          joint reinforcement; 24 gauge galvanised
              expanded steel mesh; 300mm wide                    m           ***          ***           ***

U583.1        movement joints; fire rated filler; 100 mm in
              depth; as Drawing nr LCC300/31/A24/154, 156        m           ***          ***           ***

U583.2        movement joints; fire rated filler; 140 mm in
              depth; as Drawing nr LCC300/31/A24/154, 156        m           ***          ***           ***

U586          fixings and ties; galvanised mild steel dove
              tail ties                                          m2          ***          ***           ***

U589          head restraint; galvanised mild steel angle;
              70 x 70 x 3mm thick; sleeved and dowelled into
              blockwork at 2000mm centres                        m           ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF4.1/4                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              PAINTING

              Emulsion paint; with one coat thinned with water in accordance with the manufacturer's recommendation and two unthinned coats; as Appendix AA to Particular Specification, section
              M60

              Plaster and render

V543          surfaces inclined at an angle exceeding 60
              degrees to the horizontal                          m2          ***          ***           ***

              Emulsion paint; anti-fungal; with one coat thinned with water in accordance with manufacturer's recommendation and two unthinned coat; as Appendix AA to Particular
              Specification, section M60

              Plaster and render

V544          Soffit surfaces and lower surfaces inclined at
              an angle not exceeding 60 degrees to the
              horizontal                                         m2          ***          ***           ***

              Anti-dust sealer; with one coat polymer single component weather resistant top coat and one base coat; as Architectural Specification section 64.4

              Concrete

V934          soffit surfaces and lower surfaces inclined at
              an angle not exceeding 60 degrees to the
              horizontal                                         m2          ***          ***           ***

              Cement and sand screed

V991          upper surfaces inclined at an angle not
              exceeding 30 degrees to the horizontal             m2          ***          ***           ***

              Granolithic skirting 150mm high

V993          surfaces inclined at an angle exceeding 60
              degrees to the horizontal                          m           ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF4.1/5                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              WATERPROOFING

              Tanking

              Waterproofing membrane; one coat and minimum
              1.5mm thick; as Appendix AA to Particular
              Specification, section J30

W231          upper surface inclined at an angle not
              exceeding 30 degrees to the horizontal             m2          ***          ***           ***

W233          surface inclined at an angle exceeding 60
              degrees to the horizontal                          m2          ***          ***           ***

              MISCELLANEOUS WORKS

              Fences

              Metal crash barriers

X181.1        type W1D; 6000mm long x 800mm high                 nr          ***          ***           ***

X181.2        type W2A; galvanised mild steel; a set of fan
              circular rail; height not exceeding 1m above
              finished floor level; as Drawing nr
              LCC300/31/A60/132                                  nr          ***          ***           ***

X181.3        type W2B; galvanised mild steel; a set of fan
              circular rail; height not exceeding 1m above
              finished floor level; as Drawing nr
              LCC300/31/A60/132                                  nr          ***          ***           ***

X181.4        type W2C; galvanised mild steel; a set of fan
              circular rail; height not exceeding 1m above
              finished floor level; as Drawing nr
              LCC300/31/A60/132                                  nr          ***          ***           ***

              PARTITIONS

              Proprietary partitions

AB130         Door; 20mm thick; laminated; with plastic
              colour coated veneer on both sides; including
              framing; stainless steel coat hook and lock;
              size 710 x 1700mm high; as  Drawing nr
              LCC300/31/A60/401                                  nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF4.1/6                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                               F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              PARTITIONS

              Proprietary toilet, cubicles; galvanised mild steel finished; floor mounted; as Appendix AA to Particular Specification, section K32

AB300.1       1900 x 1400 x 2000mm high overall; with 2
              compartments                                       nr          ***          ***           ***

AB300.2       1900 x 1500 x 2000mm high overall; with 2
              compartment                                        nr          ***          ***           ***

AB300.3       1900 x 1600 x 2000mm high overall; with 2
              compartments                                       nr          ***          ***           ***

              CARPENTRY & JOINERY

              One hour fire rated doors and frames; as Appendix AA to Particular Specification, section L20

              Solid core flush; galvanised steel door frame width 210mm (max.); head and jamb type H;
              facing both sides with 5mm plywood with
              plastic laminate sheet

AC110.1       1050 x 2150 x 44mm thick (Door type 01)            nr          ***          ***           ***

AC110.2       1050 x 2150 x 44mm thick (Door type 01C)           nr          ***          ***           ***

              Fittings

              Worktops; to acrylic based self formed solid surfacing vanity counter top; with groove line for water flow; splash back; opening for basin; framing and all necessary ironmongery;
              as Appendix AA to Particular Specification, section Z10 and Drawing nr LCC300/31/A60/402

AC740.1       overall size 1400 x 600 x 450 mm high              nr          ***          ***           ***

AC740.2       overall size 1900 x 600 x 450 mm high              nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF4.1/7                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              CARPENTRY JOINERY

              Fittings

              Lockers; standing on 140mm thick masonry slab
              (measured separately); including 375mm high shoe rack at lower level; 300mm wide x 600mm deep x 850mm high proprietary locker units with GMS adjustable hanger rods, on 20mm thick cementitious side backing and 15mm thick plywood backing on 15mm thick cementitious backing; 325mm continuous plastic laminated overhead panel with 38 x 38 x 3mm thick GMS welded bracing angle and bolted to wall;
              including all necessary framing, ironmongery and finishes; as Appendix AA to Particular
              Specification, section Z10 and Drawing nr
              LCC300/31/A60/420

AC790         overall size 1800 x 600 x 2400mm high              nr          ***          ***           ***

              IRONMONGERY

              Hinges; as Appendix AA to Particular
              Specification, section P21

AD290.1       Type H1; size 114 x 114mm; fixed to timber
              door leaf and galvanised steel door frame          nr          ***          ***           ***

AD290.2       Type H1; size 114 x 114mm; fixed to galvanised
              steel                                              nr          ***          ***           ***

AD290.3       Type H1; size 114 x 114mm; fixed to stainless
              steel                                              nr          ***          ***           ***

AD290.4       Type H2; size 114 x 114mm; fixed to galvanised
              steel                                              nr          ***          ***           ***

              Locks, latches and bolts; as Appendix AA to Particular Specification, section P21

              Lock cases

AD319.1       type L1; fixed to galvanised steel                 nr          ***          ***           ***

AD319.2       type L2; fixed to galvanised steel                 nr          ***          ***           ***

AD319.3       type L8; fixed to galvanised steel                 nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF4.1/8                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              IRONMONGERY

              Locks, latches and bolts; as Appendix AA to Particular Specification, section P21 (Cont'd)

              Bolts

AD339.1       type FB1; fixed to galvanised steel                nr          ***          ***           ***

              Panic bolt

AD339.2       type ED2; fixed to galvanised steel                nr          ***          ***           ***

AD339.3       type ED2; fixed to stainless steel                 nr          ***          ***           ***

AD339.4       type ED3; fixed to timber door leaf and
              galvanised steel door frame                        nr          ***          ***           ***

AD339.5       type ED3; fixed to galvanised steel                nr          ***          ***           ***

AD339.6       type ED3; fixed to stainless steel                 nr          ***          ***           ***

              Closers and selectors; as Appendix AA to Particular Specification, section P21

              Door closers

AD490.1       type CL1; fixed to galvanised steel                nr          ***          ***           ***

AD490.2       type CL1A; fixed to timber door leaf and
              galvanised steel door frame                        nr          ***          ***           ***

AD490.3       type CL1A; fixed to galvanised steel               nr          ***          ***           ***

AD490.4       type CL1A; fixed to stainless steel                nr          ***          ***           ***

AD490.5       type CL2A; fixed to timber door leaf and
              galvanised steel door frame                        nr          ***          ***           ***

AD490.6       type CL2A; fixed to galvanised steel               nr          ***          ***           ***

AD490.7       type CL3; fixed to galvanised steel                nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF4.1/9                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              IRONMONGERY

              Handles with backplates; as Appendix AA to Particular Specification, section P21

              Pull handles

AD520.1       type PH1; with 300 x 100 x 1.6mm backplates;
              fixed to timber                                    nr          ***          ***           ***

AD520.2       type PH1; with 300 x 100 x 1.6mm backplates;
              fixed to galvanised steel                          nr          ***          ***           ***

              Push plates; as Appendix AA to Particular
              Specification section P21

AD600.1       Type PP1; 300 x 100 x 1.6mm thick; fixed to
              timber                                             nr          ***          ***           ***

AD600.2       Type PP1; 300 x 100 x 1.6mm thick; fixed to
              galvanised steel                                   nr          ***          ***           ***

              Kick plates; as Appendix AA to Particular
              Specification, section P21

AD700.1       Type K1; 890 x 200 x 1.6mm thick; fixed to
              timber                                             nr          ***          ***           ***

AD700.2       Type K1; 740 x 200 x 1.6mm thick; fixed to
              galvanised steel                                   nr          ***          ***           ***

AD700.3       Type K1; 890 x 200 x 1.6mm thick; fixed to
              galvanised steel                                   nr          ***          ***           ***

AD700.4       Type K1; 1190 x 200 x 1.6mm thick; fixed to
              galvanised steel                                   nr          ***          ***           ***

              Accessories; as Appendix AA to Particular
              Specification, section P21

              Door stops

AD810.1       type ST1; fixed to galvanised steel door leaf
              and concrete floor                                 nr          ***          ***           ***

AD810.2       type ST1;  fixed to stainless steel door leaf
              and concrete floor                                 nr          ***          ***           ***

              Wall bumper

AD840.1       type ST2; fixed to timber door leaf and
              concrete wall                                      nr          ***          ***           ***

AD840.2       type ST2; fixed to galvanised steel door leaf
              and concrete wall                                  nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF4.1/10               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              IRONMONGERY

              Accessories; as Appendix AA to Particular
              Specification, section P21 (Cont'd)

              Grab rail bar

AD890.1       type GR; fixed to galvanised steel                 nr          ***          ***           ***

              Threshold

AD890.2       type T1; fixed to galvanised steel                 nr          ***          ***           ***

AD890.3       type T1; fixed to stainless steel                  nr          ***          ***           ***

              Dust proof strike

AD890.4       type ECS                                           nr          ***          ***           ***

              Co-ordinator

AD890.5       type DC1                                           nr          ***          ***           ***

              METAL DOORS AND FRAMES

              Non-fire rated doors and frames as Appendix AA to Particular Specification, section L20

              Galvanised steel with polyester powder coated finish; door type 01; door frame width 210mm
              (max.); head and jamb type A

AE100.1       1350mm width x 2150mm high                         nr          ***          ***           ***

AE100.2       1350mm width x 2250mm high                         nr          ***          ***           ***

              Stainless steel with hairline finish; door type 07; door frame width 210mm (max.); head and jamb type E+G

AE110.1       1700mm width x 2150mm high                         nr          ***          ***           ***

              Stainless steel door with 2 nos of louvres; to toilet duct room; including all necessary ironmongery; as Drawing nr LCC300/A60/409

AE110.2       750mm width x 2150mm high                          nr          ***          ***           ***

AE110.3       900mm width x 950mm high                           nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/11               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              METAL DOORS AND FRAMES

              Non-fire rated doors and frames as Appendix AA to Particular Specification, section L20
              (Cont'd)

              Galvanised steel with paint finish; door type
              01A; door frame width 210mm (max.); head and jamb type A

AE120.1       900mm width x 2150mm high                          nr          ***          ***           ***

AE120.2       1050mm width x 2150mm high                         nr          ***          ***           ***

              Galvanised steel with paint finish; door type
              01C; door frame width 210mm (max.); head and jamb type A

AE120.3       1050mm width x 2150mm high                         nr          ***          ***           ***

AE120.4       1700mm width x 2150mm high                         nr          ***          ***           ***

              One hour fire rated doors and frames; as Appendix AA to Particular Specification, section L20

              Galvanised steel with polyester powder coated finish; door type 01; door frame width 210mm
              (max.); head and jamb type A

AE300         1350mm width x 2250mm high                         nr          ***          ***           ***

              Stainless steel with hairline finish; door type 07; door frame width 210mm (max.); head and jamb type E+G

AE310         1810mm width x 2150mm high                         nr          ***          ***           ***

              Galvanised steel with paint finish; door type
              02; door frame width 210mm (max.); head and jamb type A

AE320.1       1050mm width x 2150mm high; with 200 x 800mm
              vision panels                                      nr          ***          ***           ***

              Galvanised steel with paint finish; door type
              01; door frame width 210mm (max.); head and jamb type A

AE320.2       750mm width x 2000mm high                          nr          ***          ***           ***

AE320.3       1350mm width x 2150mm high                         nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/12               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              METAL DOORS AND FRAMES

              One hour fire rated doors and frames; as Appendix AA to Particular Specification, section L20 (Cont'd)

              Galvanised steel with paint finish; door type
              07; door frame width 210mm (max.); head and jamb type A

AE320.4       1700mm width x 2150mm high                         nr          ***          ***           ***

AE320.5       1950mm width x 2150mm high; with 200 x 800mm
              vision panels                                      nr          ***          ***           ***

AE320.6       1950mm width x 2250mm high; with 200 x 800mm
              vision panels                                      nr          ***          ***           ***

              Galvanised steel with paint finish; door type
              06C; door frame width 210mm (max.); head and jamb type A

AE320.7       1650mm width x 2150mm high                         nr          ***          ***           ***

              Galvanised steel with paint finish; door type
              01C; door frame width 210mm (max.); head and jamb type A

AE320.8       1050mm width x 2150mm high                         nr          ***          ***           ***

AE320.9       1350mm width x 2150mm high                         nr          ***          ***           ***

AE320.10      1700mm width x 2150mm high                         nr          ***          ***           ***

              METAL SHUTTERS, WINDOWS & LOUVRES

              Shutters

              One hour fire rated slat shutters; electrical operating system; drop down type; with exposed key switch boxes mounted on both sides of shutter; as Appendix AA to Particular
              Specification, section L20 and Drawing nr
              LCC300/31/A24/801-803, /A40/801-807

AF131.1       stainless steel; recessed rail; standard hood
              (fixed above ceiling); smoke resistant; with
              smoke/heat detector activated; approximate
              size 1500 x 2400mm high                            nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/13               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              METAL SHUTTERS, WINDOWS & LOUVRES

              Shutters (Cont'd)

              One hour fire rated slat shutters; electrical operating system; drop down type; with exposed key switch boxes mounted on both sides of shutter; as Appendix AA to Particular
              Specification, section L20 and Drawing nr
              LCC300/31/A24/801-803, /A40/801-807 (Cont'd)

AF131.2       stainless steel; recessed rail; standard hood
              (fixed above ceiling); smoke resistant; with
              smoke/heat detector activated; approximate
              size 2100 x 2400mm high                            nr          ***          ***           ***

AF131.3       stainless steel; recessed rail; standard hood
              (fixed above ceiling); smoke resistant; with
              smoke/heat detector activated; approximate
              size 2800 x 2400mm high                            nr          ***          ***           ***

AF131.4       stainless steel; recessed rail; standard hood
              (fixed above ceiling); smoke resistant; with
              smoke/heat detector activated; approximate
              size 3000 x 2400mm high                            nr          ***          ***           ***

AF131.5       stainless steel; recessed rail; standard hood
              (fixed above ceiling); smoke resistant; with
              smoke/heat detector activated; approximate
              size 3900 x 2400mm high                            nr          ***          ***           ***

AF131.6       stainless steel; recessed rail; standard hood
              (fixed above ceiling); smoke resistant; with
              smoke/heat detector activated; approximate
              size 4000 x 2400mm high                            nr          ***          ***           ***

AF131.7       stainless steel; recessed rail; standard hood
              (fixed above ceiling); smoke resistant; with
              smoke/heat detector activated; approximate
              size 4500 x 2400mm high                            nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/14               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              METAL SHUTTERS, WINDOWS & LOUVRES

              Shutters (Cont'd)

              One hour fire rated slat shutters; electrical operating system; drop down type; with exposed key switch boxes mounted on both sides of shutter; as Appendix AA to Particular
              Specification, section L20 and Drawing nr
              LCC300/31/A24/801-803, /A40/801-807 (Cont'd)

AF131.8       stainless steel; recessed rail; standard hood
              (fixed above ceiling); smoke resistant; with
              smoke/heat detector activated; approximate
              size 5100 x 2400mm high                            nr          ***          ***           ***

AF131.9       stainless steel; recessed rail; standard hood
              (fixed above ceiling); smoke resistant; with
              smoke/heat detector activated; approximate
              size 5150 x 2400mm high                            nr          ***          ***           ***

AF131.10      stainless steel; recessed rail; standard hood
              (fixed above ceiling); smoke resistant; with
              smoke/heat detector activated; approximate
              size 5400 x 2400mm high                            nr          ***          ***           ***

AF131.11      stainless steel; recessed rail; standard hood
              (fixed above ceiling); smoke resistant; with
              smoke/heat detector activated; approximate
              size 5700 x 2400mm high                            nr          ***          ***           ***

AF131.12      stainless steel; recessed rail; standard hood
              (fixed above ceiling); smoke resistant; with
              smoke/heat detector activated; approximate
              size 8400 x 2400mm high                            nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/15               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              METAL SHUTTERS, WINDOWS & LOUVRES

              Shutters (Cont'd)

              Two hours fire rated slat shutters; electrical operating system; drop down type; with exposed key switch boxes mounted on both sides of shutter; as Appendix AA to Particular
              Specification, section L20 and Drawing nr
              LCC300/31/A24/801-803, /A40/801-807

AF141.1       stainless steel; recessed rail; standard hood
              (fixed inside room); smoke resistant; with
              smoke/heat detector activated; approximate
              size 1500 x 2400mm high                            nr          ***          ***           ***

AF141.2       stainless steel; recessed rail; standard hood
              (fixed inside room); smoke resistant; with
              smoke/heat detector activated; approximate
              size 2100 x 2400mm high                            nr          ***          ***           ***

AF141.3       stainless steel; recessed rail; standard hood
              (fixed inside room); smoke resistant; with
              smoke/heat detector activated; approximate
              size 2800 x 2400mm high                            nr          ***          ***           ***

AF141.4       stainless steel; recessed rail; standard hood
              (fixed inside room); smoke resistant; with
              smoke/heat detector activated; approximate
              size 3000 x 2400mm high                            nr          ***          ***           ***

              Louvre

              Internal louvre with insect mesh;
              weatherproofed; including framing; mastic sealants, waterproofing grouting; approved expanded metal lath/plaster stop and all other fixing accessories and support; as Appendix AA to Particular Specification, section L15 and Drawing nr LCC300/31/A24/901 and
              LCC300/31/A60/409

AF301         stainless steel; overall size 300 x 300mm
              high;                                              nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/16               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              METAL SHUTTERS, WINDOWS & LOUVRES

              Lourve (Cont'd)

              Internal louvre with insect mesh;
              weatherproofed; including framing; mastic sealants, waterproofing grouting; approved expanded metal lath/plaster stop and all other fixing accessories and support; as Appendix AA to Particular Specification, section L15 and Drawing nr LCC300/31/A24/901 and
              LCC300/31/A40/458

AF309         PVF2 coated aluminium; overall size
              450 x 450mm high;                                  nr          ***          ***           ***

              METAL CLADDING

              System metal cladding

              Vitreous enamelled steel panels; 150mm (overall thick including fixings) thick; on anti-drumming backing board with vapour control layer; including all joints; cover plates (colour matched) sealants and all other necessary fixing accessories and supports as Appendix AA to Particular Specification, section H31, M63 and Drawing nr
              LCC300/31/A20/001-007, 010-013

AG112.1       isolated column; not exceeding 1.0m2               m2          ***          ***           ***

AG112.2       isolated column; 1.0-1.5m2                         m2          ***          ***           ***

AG112.3       isolated column; 1.5-2.0m2                         m2          ***          ***           ***

AG112.4       isolated column; 2.5-3.0m2                         m2          ***          ***           ***

AG112.5       isolated column; 2600 x 1640mm                     m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002             LSF4.1/17               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              SPECIALIST ARCHITECTURAL METALWORK

              Metal fire hose reel cabinets

AH200         Hose reel cabinet door; piano hinged including
              stainless steel collar surround fixed to
              reinforced concrete blockout opening with
              galvanised mild steel fixing lugs; 8mm
              (minimum) tempered glass front door; size
              1190 x 860mm high x 150mm thick; all
              associated ironmongery; as Drawing nr
              LCC300/31/A24/301 and 302                          nr          ***          ***           ***

AH890         Stainless steel framed fire services inlet
              door; with 6mm wired toughened glass panel; as
              Drawing nr LCC300/31/A24/305                       nr          ***          ***           ***

              SIGNS AND ADVERTISING PANELS

              Signs

              Illuminated; as Drawing nr. LCC300/31/A70/001

AI110         exit signs                                         nr          ***          ***           ***

              Non-illuminated; as Drawing nr. LCC300/31/A70/001

AI120.1       warning signs                                      nr          ***          ***           ***

AI120.2       lift no smoking signs                              nr          ***          ***           ***

AI120.3       lift number signs                                  nr          ***          ***           ***

AI120.4       hose reel signs                                    nr          ***          ***           ***

AI120.5       disabled wc signs                                  nr          ***          ***           ***

AI120.6       disabled lift signs                                nr          ***          ***           ***

AI120.7       disabled toilets emergency call signs              nr          ***          ***           ***

AI120.8       emergency alarm push button signs                  nr          ***          ***           ***

AI120.9       braille on lift jamb signs                         nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/18               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              PLASTERING, RENDERING AND WALL LININGS

              Walls and columns

              Cement and sand (1:3) render; as Appendix AA to Particular Specification, section M20

AJ110.1       15 mm thick; to receive glazed ceramic tiling      m2          ***          ***           ***

              Cement and sand (1:3) render; as Appendix AA to Particular Specification, section M20; to circular surfaces

AJ110.2       15 mm thick; to receive glazed ceramic tiling      m2          ***          ***           ***

              Cement and sand (1:3) render; waterproofed; as Architectural Specification section 67.2

AJ110.3       15 mm thick; to wall of hose reel cabinet          m2          ***          ***           ***

              Gypsum plaster; as Appendix AA to Particular
              Specification, section M20

AJ122.1       10 mm thick; to receive emulsion paint             m2          ***          ***           ***

              Gypsum plaster; as Appendix AA to Particular
              Specification, section M20; to circular
              surfaces

AJ122.2       10 mm thick; to receive emulsion paint             m2          ***          ***           ***

              Wall linings; as Drawing nr LCC300/31/A24/156

AJ162.1       2 hours fired rated boards; 10 mm thick; fixed
              to metal sections                                  m2          ***          ***           ***

              Wall linings; hanger walls; as Drawing nr
              LCC300/31/A04/502

AJ162.2       calcium silicate fire rated board; comprise 2
              layers of 9mm 2 hours fire rated board;
              sandwich thermal insulation; 70mm G.M.S.
              channel on S.S. shims bolt fixed to underside
              of concrete slabs at 75mm c/c; inclusive of
              G.M.S. supporting members with 2 hours FRP         m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/19               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              PLASTERING, RENDERING AND WALL LININGS

              Floors

              Cement and sand (1:3) render; waterproofed; as Architectural Specification, section 67.2

AJ210         25 mm thick; to floor of hose reel cabinet         m2          ***          ***           ***

              Cement and sand (1:3) screed; with trowelled finish for wearing surfaces; as Appendix AA to Particular Specification, section M10

AJ232.1       with steel fabric reinforcement; 70 mm thick;
              to receive terrazzo tiling                         m2          ***          ***           ***

AJ232.2       with steel fabric reinforcement; 90 mm thick;
              to receive homogeneous ceramic tiling              m2          ***          ***           ***

AJ232.3       with steel fabric reinforcement; nominally
              100 mm thick; to receive vinyl floor               m2          ***          ***           ***

AJ232.4       with steel fabric reinforcement; 100 mm thick;
              to receive anti-dust sealer                        m2          ***          ***           ***

              Ceilings including sides and soffits of
              attached beams

              Cement and sand (1:3) render; waterproofed; as Architectural Specification section 67.2

AJ310         25 mm thick; to soffit of hose reel cabinet        m2          ***          ***           ***

              Ceilings including sides and soffits of
              attached beams; 3.5 to 5.0m high

              Cement and sand (1:3) plaster; as
              Architectural Specification section 67.2

AJ321.1       15 mm thick; to receive anti-fungal emulsion
              paint                                              m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/20               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              PLASTERING, RENDERING AND WALL LININGS

              Ceilings including sides and soffits of
              attached beams; 6.5 to 8.0m high

              Cement and sand (1:3)plaster; as Architectural
              Specification section 67.2

AJ321.2       15 mm thick; to receive anti-fungal emulsion
              paint                                              m2          ***          ***           ***

              Ceilings including sides and soffits of
              attached beams; 8.0 to 9.5m high

              Cement and sand (1:3) plaster; as
              Architectural Specification section 67.2

AJ321.3       15 mm thick; to receive anti-fungal emulsion
              paint                                              m2          ***          ***           ***

              Ceilings including sides and soffits of
              attached beams; 9.5 to 11.0m high

              Cement and sand (1:3) plaster; as
              Architectural Specification section 67.2

AJ321.4       15 mm thick; to receive anti-fungal emulsion
              paint                                              m2          ***          ***           ***

              Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices, mouldings and the like

              Cement and sand (1:3) render; as Appendix AA to Particular Specification, section M20

AJ710.1       15 mm thick; to receive 150 mm high
              homogeneous ceramic tile skirting                  m2          ***          ***           ***

AJ710.2       15 mm thick; to receive 150 mm high vinyl
              skirting                                           m2          ***          ***           ***

              Cement and sand (1:3) render; as Appendix AA to Particular Specification, section M20; to circular surfaces

AJ710.3       15 mm thick; to receive 150 mm high homogeneous
              ceramic tile skirting                              m2          ***          ***           ***

AJ710.4       15 mm thick; to receive 150 mm high vinyl
              skirting                                           m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/21               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              PLASTERING, RENDERING AND WALL LININGS

              Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices, mouldings and the like (Cont'd)

              Granolithic screed; with trowelled finish for wearing surfaces; as Architectural
              Specification section 67.1

AJ740.1       coved at base; 25mm thick; 150 mm high
              skirting; to receive anti-dust sealer              m           ***          ***           ***

              Granolithic screed; with trowelled finish for wearing surfaces; as Architectural
              Specification section 67.1; to circular
              surfaces

AJ740.2       coved at base; 25mm thick; 150 mm high
              skirting; to receive anti-dust sealer              m           ***          ***           ***

              TILING

              Walls and columns

              Ceramic tiles; glazed; as Appendix AA to Particular Specification, section M40

AK130.1       size 147 x 147 x 7 mm thick; matt finish           m2          ***          ***           ***

              Ceramic external corner tiles; glazed; as Appendix AA to Particular Specification, section M40

AK130.2       size 50 x 50 x 7 mm thick; matt finish             m           ***          ***           ***

              Ceramic internal corner tiles; glazed; as Appendix AA to Particular Specification, section M40

AK130.3       size 50 x 50 x 7 mm thick; matt finish             m           ***          ***           ***

              Ceramic tiles; glazed; as Appendix AA to Particular Specification, section M40; to circular surfaces

AK130.4       size 147 x 147 x 7 mm thick; matt finish           m           ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/22               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              TILING

              Floors

              Resin bonded terrazzo tiles; as Appendix AA to Particular Specification, section M41

AK210         size 598 x 598 x 30 mm thick; matt finish          m2          ***          ***           ***

              Homogeneous ceramic tiles; unglazed; as
              Appendix AA to Particular Specification, section M40

AK230         size 297 x 297 x 12 mm thick; anti-slip finish     m2          ***          ***           ***

              Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices and the like

              Homogeneous ceramic tiles; unglazed; as
              Appendix AA to Particular Specification, section M40

AK530.1       coved; 9mm thick; 150 mm high skirting             m           ***          ***           ***

AK530.2       coved; 9mm thick; 150 mm high skirting; to
              form external angle                                nr          ***          ***           ***

AK530.3       coved; 9mm thick; 150 mm high skirting; to
              form internal angle                                nr          ***          ***           ***

              Homogeneous ceramic tiles; unglazed; as
              Appendix AA to Particular Specification, section M40; to circular surfaces

AK530.4       coved; 9mm thick; 150 mm high skirting             m           ***          ***           ***

              FLEXIBLE SHEETING AND TILING

              Floors

              Sheeting and rolls; as Appendix AA to
              Particular Specification, section M50

AL111         3 mm thick vinyl                                   m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/23               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              FLEXIBLE SHEETING AND TILING

              Skirtings, kerbs, channels, wall strings, open strings, curb strings and the like

              Coved resilient sheeting; as Appendix AA to Particular Specification, section M50

AL391.1       3 mm thick vinyl x 150 mm high skirting            m           ***          ***           ***

              Coved resilient sheeting; as Appendix AA to Particular Specification, section M50; to circular surfaces

AL391.2       3 mm thick vinyl x 150 mm high skirting            m           ***          ***           ***

              CEILING SYSTEMS

              Acoustic mineral fibre tile; type 11; with rectangular edge; 600 x 600 mm wide; with matt finish surface pores of random pattern to the approval of the Engineer; exposed aluminium
              24mm tee arid system with powder coated
              finish; to reinforced concrete structural soffit; threaded hanger rods; as Appendix AA to Particular Specification, section K40

              Depth of suspension: 1500 - 2000 mm

AM130.1       25 mm thick; 1 hour fire rating                    m2          ***          ***           ***

              Lay-in mineral fibre tile; type 12; with rectangular edge; moisture resistant; 600 x
              600mm with scrubbable vinyl plastic paint finish; exposed aluminium 24mm tee grid system with powder coated finish; to reinforced concrete structural soffit; threaded hanger rods; as Appendix AA to Particular
              Specification, section K40

              Depth of suspension: 1500 - 2000 mm

AM130.2       25mm thick                                         m2          ***          ***           ***

              Depth of suspension: 4000 - 4500 mm

AM130.3       25mm thick                                         m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/24               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSP4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              CEILING SYSTEMS

              Double layer suspended ceiling; type 14;
              durasteel metal ceiling as top layer; size and fixings to manufacturer's instruction; finish to the approval of the Engineer; grid type to be approved by the Engineer; to reinforced concrete structural soffit; hangers to be recommended by the manufacturers; acoustic mineral fibre tile as bottom layer; with rectangular edge: 600 x 600 mm wide; with matt finish with surface pores of random pattern to the approval of Engineer; exposed aluminium 24 mm tee grid system with powder coated finish;
              suspended on frame of durasteel metal ceiling;
              threaded hangers rods; as Appendix AA to Particular Specification, section K40

              Depth of suspension; not exceeding 1000 mm

AM930         top layer 6 mm thick and bottom layer 25 mm
              thick; 2 hours fire rating                         m2          ***          ***           ***

              SANITARY ACCESSORIES

AN100.1       Paper hand towel dispensers; T7J; stainless
              steel; fixed to concrete block wall                nr          ***          ***           ***

AN100.2       Paper hand towel dispensers; T7J; stainless
              steel; fixed to reinforced concrete wall           nr          ***          ***           ***

AN300         Electric hand dryers; T7H; fixed to reinforced
              concrete wall                                      nr          ***          ***           ***

AN400.1       Toilet roll holders; stainless steel; fixed to
              concrete block wall                                nr          ***          ***           ***

AN400.2       Toilet roll holders; stainless steel; fixed to
              reinforced concrete wall                           nr          ***          ***           ***

AN600.1       Soap dispensers; stainless steel surface;
              fixed to concrete block wall                       nr          ***          ***           ***

AN600.2       Soap dispensers; stainless steel surface;
              counter top mounted                                nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/25               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              SANITARY ACCESSORIES

AN900.1       Folding handrail; stainless steel; 32 mm
              diameter; 2 mm (min) thick; 700 mm long;
              including base plate and all other necessary
              accessories; as Drawing nr LCC300/31/A16/001       nr          ***          ***           ***

AN900.2       Grab rail; stainless steel; 32 mm diameter;
              2 mm (min) thick; 600 mm long; including 80 mm
              diameter x 30 mm thick stainless steel flange;
              to reinforced concrete walls; as Drawing nr
              LCC300/31/A16/001                                  nr          ***          ***           ***

AN900.3       Waste bins; fixed to reinforced concrete wall      nr          ***          ***           ***

AN900.4       Waste bins; fixed to concrete block wall           nr          ***          ***           ***

AN900.5       Stainless steel hook; fixed to concrete block
              walls; as Drawing nr LCC300/31/A40/901             nr          ***          ***           ***

              Seating; proprietary bench; wall mounted; type
              T6R; 19mm thick plastic laminated plywood with rubber protected rounded edge; 20 x 20mm hollow section stainless including hangers and shoe rack; as Drawing nr LCC300/31/A60/435

AN900.6       bench size 900 x 300 x 450 mm high                 nr          ***          ***           ***

AN900.7       bench size 1200 x 300 x 450 mm high                nr          ***          ***           ***

              GLASS WALLING AND SPECIALIST GLAZING

              Framed glass screens

              Structural sealant concealed framing;
              stainless steel; as Appendix AA to Particular
              Specification, section L10 and Drawing nr
              LCC300/31/A40/422

AQ410.1       size of typical bay 600 x 2450 mm high             m2          ***          ***           ***

AQ410.2       size of typical bay 2100 x 2450 mm high            m2          ***          ***           ***

AQ410.3       size of typical bay 2400 x 2450 mm high            m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/26               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              GLASS WALLING AND SPECIALIST GLAZING

              Framed glass screens (Cont'd)

              Structural sealant concealed framing;
              stainless steel; as Appendix AA to Particular
              Specification, section L10 and Drawing nr
              LCC300/31/A40/422 (Cont'd)

AQ410.4       size of typical bay 2700 x 2450 mm high            m2          ***          ***           ***

AQ410.5       size of typical bay 600 x 2450 mm high             m2          ***          ***           ***

AQ410.6       size of typical bay 900 x 2450 mm high             m2          ***          ***           ***

AQ410.7       size of typical bay 2100 x 2450 mm high            m2          ***          ***           ***

AQ410.8       size of typical bay 2400 x 2450 mm high            m2          ***          ***           ***

              Structural sealant concealed framing;
              stainless steel; as Appendix AA to Particular
              Specification, section L10 and Drawing nr
              LCC300/31/A40/424

AQ410.9       size of typical bay 900 x 2450 mm high             m2          ***          ***           ***

AQ410.10      size of typical bay 1200 x 2450 mm high            m2          ***          ***           ***

AQ410.11      size of typical bay 1550 x 2450 mm high            m2          ***          ***           ***

AQ410.12      size of typical bay 2400 x 2450 mm high            m2          ***          ***           ***

              Clear toughened laminated glass; 12 mm thick;
              as Appendix AA to Particular Specification,
              section L40 and Drawing nr LCC300/31/A23/001,
              002

AQ420.1       fixed to stainless steel framing; size of
              typical bay 600 x 2450 mm high                     m2          ***          ***           ***

AQ420.2       fixed to stainless steel framing; size of
              typical bay 900 x 2450 mm high                     m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/27               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              GLASS WALLING AND SPECIALIST GLAZING

              Framed glass screens (Cont'd)

              Clear toughened laminated glass; 12 mm thick;
              as Appendix AA to Particular Specification, section L40 and Drawing nr LCC300/31/A23/001, 002 (Cont'd)

AQ420.3       fixed to stainless steel framing; size of
              typical bay 1200 x 2450 mm high                    m2          ***          ***           ***

AQ420.4       fixed to stainless steel framing; size of
              typical bay 1550 x 2450 mm high                    m2          ***          ***           ***

AQ420.5       fixed to stainless steel framing; size of
              typical bay 2100 x 2450 mm high                    m2          ***          ***           ***

AQ420.6       fixed to stainless steel framing; size of
              typical bay 2400 x 2450 mm high                    m2          ***          ***           ***

AQ420.7       fixed to stainless steel framing; size of
              typical bay 2700 x 2450 mm high                    m2          ***          ***           ***

              GENERAL GLAZING

              Mirrors

AS500.1       Mirror; stainless steel; 6 mm thick;
              450 x 900 mm high; vandal resistant; mounted
              to wall; including fixing bolt                     nr          ***          ***           ***

              Glass mirror; 6 mm thick; with 18 mm thick backing board; stainless steel angle frame;
              stainless steel screw, sealant and sealing tape; as drawing nr. LCC300/31/A60/407

AS500.2       size 450 x 600 mm high                             nr          ***          ***           ***

AS500.3       size 1400 x 900 mm high                            nr          ***          ***           ***

AS500.4       size 1900 x 900 mm high                            nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/28               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

              The unit of measurement for any Contractor's
              Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/29               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------------
                                                         To Collection of Lump Sum Item  LSF4.1         ***
                                                                                                    ----------

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.1/30               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.1                                     F4.1 : Duty Free - ABWF

                        ITEM DESCRIPTION                              AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSF4.1
: Duty Free - ABWF

Page No. LSF4.1/1                                                         ***

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Page No. LSF4.1/29                                                        ***

Page No. LSF4.1/30                                                        ***

--------------------------------------------------------------------------------
                                        Total of Lump Sum Item LSF4.1     ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                    LSF4.1/COL/1              Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.2                         F4.2 : Duty Free Plant Rooms - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              PAINTING

              Emulsion paint; with one coat thinned with water in accordance with the manufacturer's recommendation and two unthinned coat; as Appendix AA to Particular Specification, section M60

              Plaster and render

V543          surfaces inclined at an angle exceeding 60
              degrees to the horizontal                          m2          ***          ***           ***

              Emulsion paint; anti-fungal; with one coat thinned with water in accordance with manufacturer's recommendation and two unthinned coat; as Appendix AA to Particular
              Specification, section M60

              Plaster and render

V544          soffit surfaces and lower surfaces inclined at
              an angle not exceeding 60 degrees to the
              horizontal                                         m2          ***          ***           ***

              Anti-dust sealer; with one coat polymer single component weather resistant top coat and one base coat; as Architectural Specification section 64.4

              Concrete

V934          soffit surfaces and lower surfaces inclined at
              an angle not exceeding 60 degrees to the
              horizontal                                         m2          ***          ***           ***

              Cement and sand screed

V991          upper surfaces inclined at an angle not
              exceeding 30 degrees to the horizontal             m2          ***          ***           ***

              Granolithic skirting 150mm high

V993          surfaces inclined at an angle exceeding 60
              degrees to the horizontal                          m           ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.2         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF4.2/1                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.2                         F4.2 : Duty Free Plant Rooms - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              IRONMONGERY

              Hinges; as Appendix AA to Particular
              Specification, section P21

AD290         Type H1; size 114 x 114mm; fixed to
              galvanised steel                                   nr          ***          ***           ***

              Locks, latches and bolts; as Appendix AA to Particular Specification, section P21

              Lock cases

AD319         type L1; fixed to galvanised steel                 nr          ***          ***           ***

              Bolts

AD339         type FB1; fixed to galvanised steel                nr          ***          ***           ***

              Closers and selectors: as Appendix
              AA to Particular Specification, section P21

              Door closers

AD490         type CL1A; fixed to galvanised steel               nr          ***          ***           ***

              Handles with backplates: as Appendix AA to Particular Specification, section P21

              Pull handles

AD520         type PH1; with 300 x 100 x 1.6mm backplates;
              fixed to galvanised steel                          nr          ***          ***           ***

              Kick plates; as Appendix AA to Particular
              Specification, section P21

AD700         Type Kl; 740 x 200 x 1.6mm thick; fixed to
              galvanised steel                                   nr          ***          ***           ***

              Accessories; as Appendix AA to Particular
              Specification, section P21

              Door stops

AD810         type ST1; fixed to galvanised steel                nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.2         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF4.2/2                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.2                         F4.2 : Duty Free Plant Rooms - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              IRONMONGERY

              Accessories; as Appendix AA to Particular
              Specification, section P21 (Cont'd)

              Dust proof strike

AD890.1       type ECS; fixed to galvanised steel                nr          ***          ***           ***

              Co-ordinator

AD890.2       type DC1; fixed to galvanised steel                nr          ***          ***           ***

              METAL DOORS AND FRAMES

              One hour fire rated doors and frames; as Appendix AA to Particular Specification, section L20

              Galvanised steel with polyester powder coated finish; door type 06C; door frame width 210mm
              (max.); head and jamb type A

AE300         1650mm width x 2250mm high                         nr          ***          ***           ***

              PLASTERING, RENDERING AND WALL LININGS

              Walls and columns

              Acoustic plaster; with density not less than 48kg/m2; as Particular Specification P35

AJ121.1       50 mm thick; to receive acoustically
              transparent membrane                               m2          ***          ***           ***

              Acoustic plaster; with density not less than 48kg/m2; as Particular Specification section
              P35; to circular surfaces

AJ121.2       50 mm thick; to receive acoustically
              transparent membrane                               m2          ***          ***           ***

              Gypsum plaster; as Appendix AA to Particular
              Specification, section M20

AJ122.1       10 mm thick; to receive emulsion paint             m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.2         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.2/3                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.2                         F4.2 : Duty Free Plant Rooms - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              PLASTERING, RENDERING AND WALL LININGS

              Walls and columns (Cont'd)

              Gypsum plaster; as Appendix AA to Particular
              Specification, section M20; to circular
              surfaces

AJ122.2       10 mm thick; to receive emulsion paint             m2          ***          ***           ***

              Acoustic transparent membrane; as Particular
              Specification section P35

AJ169.1       fixed to acoustic plaster                          m2          ***          ***           ***

              Acoustic transparent membrane; to circular surface; as Particular Specification section
              P35

AJ169.2       fixed to acoustic plaster                          m2          ***          ***           ***

              Floors

              Cement and sand (1:3) screed; with trowelled finish for wearing surfaces; as Appendix AA to Particular Specification, section M10

AJ232         with steel fabric reinforcement; 100 mm thick;
              to  receive anti-dust sealer                       m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.2         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002             LSF4.2/4                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.2                         F4.2 : Duty Free Plant Rooms - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              PLASTERING, RENDERING AND WALL LININGS

              Ceilings including sides and soffits of
              attached beams; 3.5 to 5.0m high

              Cement and sand (1:3) plaster; as
              Architectural Specification section 67.2

AJ321.1       15 mm thick; to receive anti-fungal emulsion
              paint                                              m2          ***          ***           ***

              Acoustic plaster; with density not less than 48kg/m2; as Particular Specification P35

AJ321.2       50 mm thick; to receive acoustically
              transparent membrane                               m2          ***          ***           ***

              Acoustic transparent membrane; as Particular
              Specification section P35

AJ369         fixed to acoustic plaster                          m2          ***          ***           ***

              Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices, mouldings and the like

              Granolithic screed; with trowelled finish for wearing surfaces; as Architectural
              Specification section 67.1

AJ740.1       coved at base; 25mm thick; 150 mm high
              skirting; to receive anti-dust sealer              m           ***          ***           ***

              Granolithic screed; with trowelled finish for wearing surfaces; as Architectural
              Specification section 67.1; to circular
              surfaces

AJ740.2       coved at base; 25mm thick; 150 mm high
              skirting; to receive anti-dust sealer              m           ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.2         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.2/5                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.2                         F4.2 : Duty Free Plant Rooms - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

              The unit of measurement for any Contractor's
              Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.2         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.2/6                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.2                         F4.2 : Duty Free Plant Rooms - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF4.2         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSF4.2/7                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                                F4 : Duty Free
Lump Sum Item LSF4.2                         F4.2 : Duty Free Plant Rooms - ABWF

                        ITEM DESCRIPTION                              AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSF4.2
: Duty Free Plant Rooms - ABWF

Page  No. LSF4.2/1                                                        ***

Page  No. LSF4.2/2                                                        ***

Page  NO. LSF4.2/3                                                        ***

Page  NO. LSF4.2/4                                                        ***

Page  No. LSF4.2/5                                                        ***

Page  No. LSF4.2/6                                                        ***

Page  No. LSF4.2/7                                                        ***

--------------------------------------------------------------------------------
                                        Total of Lump Sum Item LSF4.2     ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                    LSF4.2/COL/1              Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                        F5 : Shared Facilities
Lump Sum Item LSF5.1                             F5.1 : Shared Facilities - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              PRECAST CONCRETE

              Lintels: concrete class 40/20

H809.1        cross sectional area 140 x 200 mm in depth;
              nominally 73 kg per metre                          m           ***          ***           ***

H809.2        cross sectional area 140 x 200 mm in depth;
              nominally 75 kg per metre                          m           ***          ***           ***

H900          Precast reinforced concrete bollard; type
              X1A; 300mm diameter; 1500 mm long; with 25 x 25
              mm recess; as Drawing nr LCC300/31/A24/704         nr          ***          ***           ***

              STRUCTURAL METALWORK

              Fabrication of members for frames: weldable structural Steel to Grade 43A to BS 4360

              Columns; 120 x 80 x 5mm thick square hollow sections

?311          straight on plan                                   t           ***          ***           ***

              Plates or flats; 250 x 100 x 10mm

M391.1        straight on plan                                   t           ***          ***           ***

              Brackets; 150 x 90 x 10 mm

M391.2        straight on plan                                   t           ***          ***           ***

              Cap plates; 120 x 80 x 3 mm

M391.3        straight on plan                                   t           ***          ***           ***

              Erection of members for frames: weldable structural steel Grade 43A to BS 4360

M620          Permanent erection                                 t           ***          ***           ***

M690.1        Hilti; anchor bolts; H.S.L. M12 or products
              having equivalent functions or performance         nr          ***          ***           ***

M690.2        Hilti; anchor bolts; H.S.L. M16 or products
              having equivalent functions or performance         nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF5.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF5.1/1                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                        F5 : Shared Facilities
Lump Sum Item LSF5.1                             F5.1 : Shared Facilities - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              MISCELLANEOUS METALWORK

              Hot dip galvanised mild steel

              Ladders; stringers 40 mm diameter; min 3 mm thick; rungs 20 mm diameter; including safety hoops and return stringers

N130          type 3; as Drawing nr LCC300/31/A24/503-505        m           ***          ***           ***

              Stainless steel tubular to BS 6323 : Part 1
              and BS 6323 : Part 8

              Handrails to public ramps; comprising 50 mm diameter x 3 mm thick top and intermediate rails, handrail brackets and cover plates, fixed to concrete at 1200 mm centres; as Drawing nr LCC300/31/A30/009

N140.1        overall height 350 mm                              m           ***          ***           ***

              Stainless steel tubular to BS 6323 : Part 1 and BS 6323 : Part 8 (Cont'd)

              Railings to public ramps; comprising 50 mm diameter x 3 mm thick top and intermediate rails, standards and cover plates fixed to concrete at 1200 mm centres; as Drawing nr
              LCC300/31/A30/009

N140.2        exposed height 850 mm                              m           ***          ***           ***

              Stainless steel

              Miscellaneous framing

N161          angle section; 60 x 60 x l0mm                      m           ***          ***           ***

              Galvanised iron to BS 3049

N140.3        Guard rail; 50 mm diameter tube with flanged
              ends; 1000 x 1700 x 1000 mm high above ground
              floor; including finishes; as Drawing nr
              LCC300/31/A24/701                                  m           ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF5.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF5.1/2                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                        F5 : Shared Facilities
Lump Sum Item LSF5.1                             F5.1 : Shared Facilities - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              ROADS AND PAVINGS

              Sub-bases, flexible road bases and surfacing

              Granular material as General Specification clause 6.07

R116          depth 225 mm                                       m2          ***          ***           ***

              Concrete pavements

              Carriageway slabs; concrete grade 30/20

R425          depth 190 mm                                       m2          ***          ***           ***

              Steel fabric reinforcement to BS 4483

R445          nominal mass 5-6 kg/m2; fabric reference C636      m2          ***          ***           ***

              Deformed mild steel bar reinforcement to BS4449

R476          nominal size 20 mm                                 t           ***          ***           ***

??80          Waterproofing membranes below concrete
              pavements; impermeable polythene sheeting
              0.125 mm nominal thickness                         m2          ***          ***           ***

              Joints in concrete pavements

              Isolation joints

R595          depth of joints 150-200 mm; 10 mm thick
              approved compressible joint filler; top
              pointed with 20 x 20 mm deep approved joint
              sealant on bond breaker tape                       m           ***          ***           ***

              Kerb channels and edgings

              Precast concrete kerbs of Highways Department types Kl, K2 and K3; overall cross-section 125 mm wide x 250 mm high

R611          straight or curved to radius exceeding 12 m;
              including cement and sand (1:3) haunching, and
              concrete bed and backing grade 20/20               m           ***          ***           ***

R612          curved to radius not exceeding 12 m; including
              cement and sand (1:3) haunching, and concrete
              bed and backing grade 20/20                        m           ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF5.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF5.1/3                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                        F5 : Shared Facilities
Lump Sum Item LSF5.1                             F5.1 : Shared Facilities - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              ROADS AND PAVINGS

              Kerb channels and edgings (Cont'd)

              In situ concrete kerbs and edging

R644          drops; concrete grade 40/20; 1500 x 750 x 125
              mm (max) high; as Drawing nr LCC300/31/A24/707     nr          ***          ***           ***

R690          Type W4A kerb; approximate size 2100 x 150
              (average) x 250 mm high; as Drawing nr
              LCC300/31/A24/705                                  nr          ***          ***           ***

              Light duty Payments

              Hardcore base; well consolidated

R723          depth 60-100 mm                                    m2          ***          ***           ***

R780          Precast concrete block; 100 x 200 x 60 mm
              thick; laid in herringbone pattern; on and
              including 30 mm thick sand course                  m2          ***          ***           ***

              Ancil1aries

              Surface markings conforming to the diagrams or
              reference stated in the item descriptions,
              which are taken from the Transport Planning
              and Design Manual, volume 3 Chapter 5 - Road
              markings (April 1987); using reflectorised
              thermoplastic materials in accordance with BS
              3262

R824          continuous parking lines                           m           ***          ***           ***

R825          intermittent lines; road traffic (traffic
              control) regulation 1989 edition                   m           ***          ***           ***

R890          Wall guard; type WOA; galvanised mild steel;
              overall size 90 x 90 x 1200 mm high; including
              all necessary fixing accessories and finishes;
              as Drawing nr LCC300/31/A24/701                    nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF5.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF5.1/4                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                        F5 : Shared Facilities
Lump Sum Item LSF5.1                             F5.1 : Shared Facilities - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              BRICKWORK, BLOCKWORK AND MASONRY

              Dense concrete blockwork; compressive strength
              7.0N/mm2 stretcher bond; in cement/lime mortar;
              flush pointed; as Appendix AA to Particular
              Specification, section F10

              Thickness: 140mm,

U511.1        vertical straight walls                            m2          ***          ***           ***

              Thickness: 140mm; 2 hours fire rating

U511.2        vertical straight walls                            m2          ***          ***           ***

              Ancillaries

U581          joint reinforcement; 24 gauge galvanised
              expanded steel mesh; 300mm wide                    m           ***          ***           ***

U583          movement joints; fire rated filler; 140 mm in
              depth; as Drawing nr LCC300/31/A24/154, 156        m           ***          ***           ***

U586          fixings and ties; galvanised mild steel dove
              tail ties                                          m2          ***          ***           ***

U589          head restraint; galvanised mild steel angle;
              70 x 70 x 3mm thick; sleeved and dowelled into
              blockwork at 2000mm centres                        m           ***          ***           ***

              PAINTING

              Emulsion paint; with one coat thinned with water in accordance with manufacturer's recommendation and two unthinned coats; as Appendix AA to Particular Specification, section M60

              Plaster and render

V543          surfaces inclined at an angle exceeding 60
              degrees to the horizontal                          m2          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF5.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF5.1/5                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                        F5 : Shared Facilities
Lump Sum Item LSF5.1                             F5.1 : Shared Facilities - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              PAINTING

              Emulsion paint: anti-fungal; with one coat thinned with water in accordance with manufacturer's recommendation and two unthinned coats; as Appendix AA to Particular
              Specification, section M60

              Plaster and render

V544          soffit surfaces and lower surfaces inclined at
              an angle not exceeding 60 degrees to the
              horizontal                                         m2          ***          ***           ***

              Synthetic paint; with one coat recommended primer, two undercoats and one finishing coat;
              as Appendix AA to Particular Specification, section M60

              Metal other than metal sections and pipework

V915          isolated surfaces of width or girth not
              exceeding 500mm                                    m2          ***          ***           ***

              Anti-dust sealer; with one coat polymer
              single component weather resistant top coat and one base coat; as Architectural
              Specification section 64.4

              Concrete

V934          soffit surfaces and lower surfaces inclined at
              an angle not exceeding 60 degrees to the
              horizontal                                         m2          ***          ***           ***

              Cement and sand screed

V991          upper surfaces inclined at an angle not
              exceeding 30 degrees to the horizontal             m2          ***          ***           ***

              Granolithic skirting 150mm high

V993          surfaces inclined at an angle exceeding 60
              degrees to the horizontal                          m           ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          TO Collection of Lump Sum Item LSF5.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF5.1/6                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                        F5 : Shared Facilities
Lump Sum Item LSF5.1                             F5.1 : Shared Facilities - ABWF

ITEM CODE                      ITEM DESCRIPTION                  UNIT     QUANTITY     RATE HK$     AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              MISCELLANEOUS WORKS

              Fences

              Metal crash barriers

X181.1        type W1B; 10500mm long x 800mm high                nr          ***          ***           ***

X181.2        type W2A; galvanised mild steel; a set of four
              circular rail; height not exceeding 1 m above
              finished floor level; including finishes; as
              Drawing nr LCC300/31/A60/132                       nr          ***          ***           ***

X181.3        type W2B; galvanised mild steel; a set of four
              circular rail; height not exceeding 1 m above
              finished floor level; including finishes; as
              Drawing nr LCC300/31/A60/132                       nr          ***          ***           ***

              Gates and stiles

              Metal field gates

X234          type W5; galvanised iron; width 2.5-3m; 1100mm
              high from finished floor level; including
              finishes; as Drawing nr LCC300/31/A24/701          nr          ***          ***           ***

              IRONMONGERY

              Hinges: as Appendix AA to Particular
              Specification, section P21

AD290         Type H1; size 114 x 114mm; fixed to galvanised
              steel                                              nr          ***          ***           ***

              Locks, latches and bolts: as Appendix AA to Particular Specification, section P21

              Lock cases

AD319.1       type L1; fixed to galvanised steel                 nr          ***          ***           ***

AD319.2       type L3; fixed to galvanised steel                 nr          ***          ***           ***

              Bolts

AD339.1       type FB1; fixed to galvanised steel                nr          ***          ***           ***

--------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSF5.1         ***
                                                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF5.1/7                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                        F5 : Shared Facilities
Lump Sum Item LSF5.1                             F5.1 : Shared Facilities - ABWF

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               IRONMONGERY

               Locks, latches and bolts; as Appendix AA to Particular Specification, section P21 (Cont'd)

               Panic bolt

AD339.2        type ED2; fixed to galvanised steel                  nr      ***       ***        ***

AD339.3        type ED3; fixed to galvanised steel                  nr      ***       ***        ***

               Closers and selectors; as Appendix AA to Particular Specification, section P21

               Door closers

AD490.1        type CL1; fixed to galvanised steel                  nr      ***       ***        ***

AD490.2        type CL1A; fixed to galvanised steel                 nr      ***       ***        ***

AD490.3        type CL2A; fixed to galvanised steel                 nr      ***       ***        ***

               Handles with backplates; as Appendix AA to Particular Specification, section P21

               Pull handles

AD520          type PH1; with 300 x 100 x 1.6mm backplates;
               fixed to galvanised steel                            nr      ***       ***        ***

               Push plates; as Appendix AA to Particular
               Specification, section P21

AD600          Type PP1; 300 x 100 x 1.6mm thick; fixed to
               galvanised steel                                     nr      ***       ***        ***

               Kick plates; as Appendix AA to Particular
               Specification, section P21

AD700.1        Type K1; 740 x 200 x 1.6mm thick; fixed to
               galvanised steel                                     nr      ***       ***        ***

AD700.2        Type K1; 890 x 200 x 1.6mm thick; fixed to
               galvanised steel                                     nr      ***       ***        ***

AD700.3        Type K1; 1040 x 200 x 1.6mm thick; fixed to
               galvanised steel                                     nr      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF5.1/8                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                        F5 : Shared Facilities
Lump Sum Item LSF5.1                             F5.1 : Shared Facilities - ABWF

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               IRONMONGERY

               Accessories; as Appendix AA to Particular
               Specification, section P21

               Door stops

AD810          type ST1; fixed to galvanised steel                  nr      ***       ***        ***

               Wall bumper

AD840          type ST2; fixed to galvanised steel door leaf and
               concrete wall                                        nr      ***       ***        ***

               Threshold

AD890.1        type T1; fixed to galvanised steel                   nr      ***       ***        ***

               Dust proof strink

AD890.2        type ECS                                             nr      ***       ***        ***

               co-ordinator

AD890.3        type DC1                                             nr      ***       ***        ***

               METAL DOORS AND FRAMES

               Non-fire rated doors and frames; as Appendix AA to Particular Specification, section L20

               Galvanised steel with polyester powder coated finish; door type 06; door frame width 210mm
               (max.), head and jamb type A

AE100.1        1350mm width x 2150mm high                           nr      ***       ***        ***

AE100.2        1950mm width x 2250mm high                           nr      ***       ***        ***

               Half hour fire rated doors and frames; as Appendix
               AA to Particular Specification, section L20

               Galvanised steel with paint finish; door type 06;
               door frame width 210mm (max.); head and jamb type A

AE220          2250mm width x 2150mm high                           nr      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF5.1/9                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                        F5 : Shared Facilities
Lump Sum Item LSF5.1                             F5.1 : Shared Facilities - ABWF

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               METAL DOORS AND FRAMES

               One hour fire rated doors and frames; as Appendix
               AA to Particular Specification, section L20

               Galvanised steel with paint finish; door type 02;
               door frame width 210mm (max.); head and jamb type A

AE320.1        1050mm width x 2150mm high; with 200 x 800mm
               vision panels                                        nr      ***       ***        ***

               Galvanised steel with paint finish; door type 07;
               door frame width 210mm (max.); head and jamb type A

AE320.2        2250mm width x 2150mm high; with 200 x 800mm
               vision panels                                        nr      ***       ***        ***

               Galvanised steel with paint finish; door type 06C;
               door frame width 210mm (max.); head and jamb type A

AE320.3        1650mm width x 2150mm high                           nr      ***       ***        ***

AE320.4        2550mm width x 2150mm high                           nr      ***       ***        ***

               METAL SHUTTERS, WINDOWS AND LOUVRES

               Shutters

               Non-fire rated slat shutters; electrical operating system; drop down type; with exposed key switch boxes mounted on both sides of shutter; as Appendix AA to Particular Specification, section
               L20 and Drawing nr LCC300/31/A24/801-803

AF121          stainless steel; exposed rail; standard hood
               (fixed inside room); typhoon resistant;
               approximate size 6800 x 4740mm high                  nr      ***       ***        ***

               SPECIALIST ARCHITECTURAL METALWORK

               Metal fire hose reel cabinets

AH200.1        Sprinkler Control Valve doors; stainless steel;
               including door frame; 6 nos. of door panels;
               overall size 3500 x 1465mm high; as Drawing nr
               LCC300/31/A24/321                                    nr      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No.1                       LSF5.1/10               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                        F5 : Shared Facilities
Lump Sum Item LSF5.1                             F5.1 : Shared Facilities - ABWF

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               SPECIALIST ARCHITECTURAL METALWORK

               Metal fire hose reel cabinets (Cont'd)

AH200.2        Hose reel cabinet door; piano hinged; including
               stainless steel collar surround fixed to
               reinforced concrete blockout opening with
               galvanised mild steel fixing lugs; 8mm (minimum)
               tempered glass front door; size 1190 x 860mm high
               x 150mm thick; all associated ironmongery; as
               Drawing nr LCC300/31/A24/301 and 302                 nr      ***       ***        ***

               Ancillaries

AH840.1        Metal guard rail; twin rail; stainless steel; to
               dog kennel; circular bent; including 2 nos. of
               vertical post and all other fixing accessories;
               each module are of 2100 mm x 850 mm high from
               finished floor level; as Drawing nr
               LCC300/31/A24/716                                    m       ***       ***        ***

AH840.2        Metal guard rail; twin rail; stainless steel; to
               loading bay; circular bent; including 9 nos. of
               vertical post and all other fixing accessories;
               12000 long x 850mm high from finished floor level;
               as Drawing nr LCC300/31/A24/716                      m       ***       ***        ***

AH890.1        Stainless steel feature moulding stainless steel;
               grade 4; 3mm thick; hairline finish; fixed to
               stainless steel shims and bolts; to reinforced
               concrete wall; as Appendix AA to Particular
               Specification, section H75 and Drawing nr
               LCC300/31/A24/901                                    m       ***       ***        ***

AH890.2        Stainless steel framed fire services inlet door;
               with 6mm wired toughened glass panel; as Drawing
               nr LCC300/31/A24/305                                 nr      ***       ***        ***

AH890.3        Cast iron; 25mm thick 600 x 300mm channel cover;
               as Drawing nr LCC300/31/A24/605                      nr      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002             LSF5.1/11               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                        F5 : Shared Facilities
Lump Sum Item LSF5.1                             F5.1 : Shared Facilities - ABWF

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               SIGNS AND ADVERTISING PANELS

               Signs

               Illuminated; as Drawing nr LCC300/31/A70/001

AI110          exit signs                                           nr      ***       ***        ***

               Non-illuminated; vinyl graphics as Drawing nr
               LCC300/31/A70/001

AI120.1        hose reel signs                                      nr      ***       ***        ***

AI120.2        sprinkler inlet signs                                nr      ***       ***        ***

AI120.3        fire alarm signs                                     nr      ***       ***        ***

               PLASTERING, RENDERING AND WALL LININGS

               Walls and columns

               Cement and sand (1:3) render; waterproof; as Architectural Specification section 67.2

AJ110          15mm thick; to wall of hose reel cabinet             m2      ***       ***        ***

               Gypsum plaster; as Appendix AA to Particular
               Specification, section M20

AJ122.1        10mm thick; to receive emulsion paint                m2      ***       ***        ***


               Gypsum plaster; as Appendix AA to Particular
               Specification, section M20; to circular surfaces

AJ122.2        10mm thick; to receive emulsion paint                m2      ***       ***        ***

               Wall linings; as Drawing nr LCC300/31/A04/156

AJ162          2 hours fire rated board; 10mm thick; fixed to       m2      ***       ***        ***
               metal sections
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF5.1/12               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                        F5 : Shared Facilities
Lump Sum Item LSF5.1                             F5.1 : Shared Facilities - ABWF

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PLASTERING, RENDERING AND WALL LININGS

               Floors

               Cement and sand (1:3) render; waterproof; as Architectural Specification section 67.2

AJ210          25mm thick; to floor of hose reel cabinet            m2      ***       ***        ***

               Cement and sand (1:3) screed; with trowelled finish for wearing surfaces; as Appendix AA to Particular Specification, section M10

AJ232          with steel fabric reinforcement; 100mm thick; to
               receive anti-dust sealer                             m2      ***       ***        ***

               Ceilings including sides and soffits of attached beams

               Cement and sand (1:3) render; waterproof; as Architectural Specification section 67.2

AJ310          25mm thick; to soffit of hose reel cabinet           m2      ***       ***        ***

               Ceilings including sides and soffits of attached beam; 3.5-5m high

               Cement and sand (1:3) plaster; as Architectural
               Specification section 67.2

AJ321          15mm thick; to receive anti-fungal emulsion paint    m2      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF5.1/13               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                        F5 : Shared Facilities
Lump Sum Item LSF5.1                             F5.1 : Shared Facilities - ABWF

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PLASTERING, RENDERING AND WALL LININGS

               Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices, mouldings and the like

               Granolithic screed; with trowelled finish for wearing surfaces; as Architectural Specification section 67.1

AJ740.1        coved at base; 25 mm thick; 150 mm high skirting
               to receive anti-dust sealer                          m       ***       ***        ***

               Granolithic screed; with trowelled finish for wearing surfaces; as Architectural Specification section 67.1; to circular surfaces

AJ740.2        coved at base; 25 mm thick; 150 mm high skirting
               to receive anti-dust sealer                          m       ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF5.1/14               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                        F5 : Shared Facilities
Lump Sum Item LSF5.1                             F5.1 : Shared Facilities - ABWF

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's Other
               Charges shall be "sum", with Quantity and Rate
               columns entered with "N/A".
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF5.1/15               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                        F5 : Shared Facilities
Lump Sum Item LSF5.1                             F5.1 : Shared Facilities - ABWF

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in detail any
               method related charges items in accordance with
               CESMM3 Section 7
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF5.1/16               Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                        F5 : Shared Facilities
Lump Sum Item LSF5.1                             F5.1 : Shared Facilities - ABWF

                               ITEM DESCRIPTION                       AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSF5.1
: Shared Facilities - ABWF

Page No. LSF5.1/1                                                         ***

Page No. LSF5.1/2                                                         ***

Page No. LSF5.1/3                                                         ***

Page No. LSF5.1/4                                                         ***

Page No. LSF5.1/5                                                         ***

Page No. LSF5.1/6                                                         ***

Page No. LSF5.1/7                                                         ***

Page No. LSF5.1/8                                                         ***

Page No. LSF5.1/9                                                         ***

Page No. LSF5.1/10                                                        ***

Page No. LSF5.1/11                                                        ***

Page No. LSF5.1/12                                                        ***

Page No. LSF5.1/13                                                        ***

Page No. LSF5.1/14                                                        ***

Page No. LSF5.1/15                                                        ***

Page No. LSF5.1/16                                                        ***
--------------------------------------------------------------------------------
                                  Total of Lump Sum Item LSF5.1           ***
                                                                     -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSF5.1/COL/1              Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.1                                       F6.1 : Station Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               MISCELLANEOUS METALWORK

               Stainless steel

               Miscellaneous framing

N161.1         angle section 100 x 100 x 5 mm thick                 m       ***       ***        ***

N161.2         angle section 200 x 100 x 5 mm thick                 m       ***       ***        ***

               PAINTING

               Anti-dust sealer; with one polymer single component weather resistant top coat and one base coat; as Architectural Specification section 64.4

               Concrete

V933           surfaces inclined at an angle exceeding 60 degree
               to the horizontal                                    m       ***       ***        ***

               WATERPROOFING

               Damp Proofing

               Waterproof coating; 2 coats bitumen coating

W141           upper surface inclined at an angle not exceeding
               30 degrees to the horizontal                         m2      ***       ***        ***

W143           surface inclined at an angle exceeding 60 degrees
               to the horizontal                                    m2      ***       ***        ***

W147           surface of width 300mm - 1m                          m       ***       ***        ***

               METAL SHUTTERS, WINDOWS AND LOUVRES

               Louvres

               External louvre with insect mesh; weatherproofed;
               including framing, mastic sealant, waterproofing grouting, approved expanded metal lath/plaster stop and all other fixing accessories and support; as Appendix AA to Particular Specification, section
               L15 and Drawing nr LCC300/31/A24/901
               and LCC300/31/A40/451-460

AF301.1        type L-02; stainless steel; overall size 5390 x
               3540mm high                                          nr      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.1/1                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.1                                       F6.1 : Station Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               METAL SHUTTERS, WINDOWS AND LOUVRES

               Louvres (Cont'd)

               External louvre with insect mesh; weatherproofed;
               including framing, mastic sealant, waterproofing grouting, approved expanded metal lath/plaster stop and all other fixing accessories and support;
               as Appendix AA to Particular Specification, section L15 and Drawing nr LCC300/31/A24/901 and LCC300/31/A40/451-460 (Cont'd)

AF301.2        type L-03; stainless steel; overall size 8290 x
               3540mm high; including 2 nos. of openable panels     nr      ***       ***        ***

AF301.3        type L-04; stainless steel; overall size 10950 x
               6970mm high; including 2 nos. of openable panels     nr      ***       ***        ***

AF301.4        type L-05; stainless steel; overall size 3850 x
               6970mm high; including 2 nos. of openable panels     nr      ***       ***        ***

AF301.5        type L-06; stainless steel; overall size 10950 x
               3540mm high; including 6 nos. of openable panels     nr      ***       ***        ***

AF301.6        type L-07; stainless steel; overall size 10950 x
               2225mm high                                          nr      ***       ***        ***

AF301.7        type L-08; stainless steel; overall size 2650 x
               2225mm high                                          nr      ***       ***        ***

AF301.8        type L-09; stainless steel; overall size 7450 x
               2225mm high                                          nr      ***       ***        ***

AF301.9        type L-10; stainless steel; overall size 3850 x
               2225mm high                                          nr      ***       ***        ***

AF301.10       type L-ll; stainless steel; overall size 5390 x
               2230mm high                                          nr      ***       ***        ***

AF301.11       type L-12; stainless steel; overall size 8290 x
               2225mm high                                          nr      ***       ***        ***

AF301.12       type L-32; stainless steel; overall size 4750 x
               1150mm high                                          nr      ***       ***        ***

AF301.13       type L-33; stainless steel; overall size 550 x
               550mm high                                           nr      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.1/2                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.1                                       F6.1 : Station Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               METAL SHUTTERS, WINDOWS AND LOUVRES

               Louvres (Cont'd)

               External louvre with insect mesh; weatherproofed;
               including framing, mastic sealant, waterproofing grouting, approved expanded metal lath/plaster stop and all other fixing accessories and support;
               as Appendix AA to Particular Specification, section L15 and Drawing nr LCC300/31/A24/901 and LCC300/31/A40/451-460 (Cont'd)

AF309.1        type L-16; PVF2 finished aluminium; overall size
               7150 x 3205mm high                                   nr      ***       ***        ***

               External louvre with insect mesh; weatherproofed;
               fixed to stainless steelbracing (measured separately); including framing, aluminium moulding;
               mastic sealant, waterproofing grouting, approved expanded metal lath/plaster stop and all other fixing accessories and support; as Appendix AA to Particular Specification, section L15 and Drawing nr LCC300/31/A24/901, 902 and
               LCC300/31/A40/456-460

AF309.2        type L-21; PVF2 finished aluminium; overall size
               6900 x 3205mm high                                   nr      ***       ***        ***

AF309.3        type L-22; PVF2 finished aluminium; including 2
               nos. of openable louvre panels; overall size 3800
               x 3205mm high                                        nr      ***       ***        ***

AF309.4        type L-23; PVF2 finished aluminium; overall size
               47200 x 3205mm high                                  nr      ***       ***        ***

AF309.5        type L-24; PVF2 finished aluminium; overall size
               32300 x 3205mm high                                  nr      ***       ***        ***

AF309.6        type L-25; PVF2 finished aluminium; overall size
               55200 x 3205mm high                                  nr      ***       ***        ***

AF309.7        type L-26; PVF2 finished aluminium; including 2
               nos. of openable louvre panel; overall size
               11900 x 3205mm high                                  nr      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.1/3                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.1                                       F6.1 : Station Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               METAL CLADDING

               System metal cladding

               Aluminium; polyvinylidene (PVF2); 3 coat Kynar 500 panels; 150mm thick (overall); on anti-drumming backing board with vapour control layer;
               consisting 1.2mm decarbonized steel sheet; 2mm thick hexagon aluminium honeycomb with 0.5mm thick colour coated steel sheet; including sealants and all other necessary fixing accessories and supports; as Appendix AA to Particular
               Specification, section H31

AG161          walls and attached columns; 2.5 - 3.0m2              m2      ***       ***        ***

AG163.1        ceiling including sides and soffits of attached
               beams; 1.5 - 2.0m2; 6.5 - 8.0m high                  m2      ***       ***        ***

AG163.2        ceiling including sides and soffits of attached
               beams; 2.0 - 2.5m2; 6.5 - 8.0m high                  m2      ***       ***        ***

               Proprietary aluminium cladding trim to edge beam;
               including mastic joint; stainless steel brackets and all structural framing; as Appendix AA to Particular Specification, section H31 and Drawing nr LCC300/31/A60/611 to /617

AG163.3        ceilings including sides and soffits of attached
               beams; not exceeding 1.0m2, 6.5-8.0m high            m2      ***       ***        ***

AG163.4        ceilings including sides and soffits of attached
               beams; 1.0-1.5m2, 6.5-8.0m high                      m2      ***       ***        ***

AG163.5        ceilings including sides and soffits of attached
               beams; 2.5-3.0m2, 6.5-8.0m high                      m2      ***       ***        ***

AG163.6        ceilings including sides and soffits of
               attached beams; 1260 x 2400mm, 6.5-8.0m high         m2      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.1/4                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.1                                       F6.1 : Station Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               METAL CLADDING

               System metal cladding (Cont'd)

               Proprietary aluminium cladding trim to edge beam;
               PVF2, 3 coat Kynar 500; including mastic sealant joint; stainless steel brackets and all structural framing; as Appendix AA to Particular
               Specification, section H31 and Drawing nr
               LCC300/31/A60/611, 612

AG165.1        coping; approximate size 2260 x 1693mm high
               (extreme)                                            m       ***       ***        ***

               Proprietary aluminium cladding trim to edge beam;
               PVF2, 3 coat Kynar 500; including mastic sealant joint; stainless steel brackets and all structural framing; as Appendix AA to Particular
               Specification, section H31 and Drawing nr
               LCC300/31/A60/613

AG165.2        coping; approximate size 2000 x 1904mm high
               (extreme)                                            m       ***       ***        ***

               Proprietary aluminium cladding trim to edge beam along grid line 1-6,22-27; PVF2, 3 coat Kynar 500;
               including mastic joint; stainless steel brackets and all structural framing; as Appendix AA to Particular Specification, section H31 and Drawing nr LCC300/31/A23/201

AG165.3        copings; approximate size 1725 x 1390mm high
               (extreme)                                            m       ***       ***        ***

               Proprietary aluminium cladding trim to edge beam along grid line 6-22; including mastic joint;
               stainless steel brackets and all structural framing; as Appendix AA to Particular
               Specification, section H31 and Drawing nr
               LCC300/31/A23/201

AG165.4        copings; approximate size 1725 x 1390mm high
               (extreme)                                            m       ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.1/5                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.1                                       F6.1 : Station Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               METAL CLADDING

               System metal cladding (Cont'd)

               Proprietary aluminium cladding trim; PVF2, 3 coat
               Kynar 500; to edge beam along grid line 1-5, 23-27; including mastic joint; stainless steel brackets and all structural framing; as Appendix
               AA to Particular Specification, section H31 and
               Drawing nr LCC300/31/A23/202

AG165.5        copings; approximate size 1725 x 1390mm high
               (extreme)                                            m       ***       ***        ***

               Proprietary aluminium cladding trim; PVF2, 3 coat
               Kynar 500; to edge beam along grid line 5-9;
               19-23; including mastic sealant joint; stainless steel brackets and all structural framing; as Appendix AA to Particular Specification, section
               H31 and Drawing nr LCC300/31/A23/202

AG165.6        copings; approximate size 1725 x 1390mm high
               (extreme)                                            m       ***       ***        ***

               Proprietary aluminium cladding trim to edge beam;
               PVF2, 3 coat Kynar 500; including mastic sealant joint; stainless steel brackets and all structural framing; as Appendix AA to Particular
               Specification, section H31 and Drawing nr
               LCC300/31/A60/614

AG165.7        copings approximate size 1100 x 1710mm high
               (extreme)                                            m       ***       ***        ***

               Proprietary aluminium cladding trim to edge beam;
               PVF2, 3 coat Kynar 500; including mastic sealant joint; stainless steel brackets and all structural framing; as Appendix AA to Particular
               Specification, section H31 and Drawing nr
               LCC300/31/A60/615

AG165.8        copings; approximate size 2260 x 1540mm high
               (extreme)                                            m       ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.1/6                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.1                                       F6.1 : Station Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               METAL CLADDING

               System metal cladding (Cont'd)

               Proprietary aluminium cladding trim PVF2, 3 coat
               Kynar 500; to edge beam along grid line 5-25;
               including mastic sealant joint; stainless steel brackets and all structural framing; as Appendix
               AA to Particular Specification, section H31 and
               Drawing nr LCC300/31/A60/616

AG165.9        copings; approximate size 815 x 1710mm high
               (extreme)                                            m       ***       ***        ***

               Proprietary aluminium cladding trim to edge beam along grid line 1; including mastic sealant joint;
               stainless steel brackets and all structural framing; as Appendix AA to Particular
               Specification, section H31 and Drawing nr
               LCC300/31/A23/203

AG165.10       copings; approximate size 2925 x 1390mm high
               (extreme)                                            m       ***       ***        ***

               Proprietary aluminium cladding trim to edge beam along grid line 27; including mastic sealant joint; stainless steel brackets and all structural framing; as Appendix AA to Particular
               Specification section H31 and Drawing nr
               LCC300/31/A23/203

AG165.11       copings; approximate size 2925 x 1390mm high
               (extreme)                                            m       ***       ***        ***

               SPECIALIST ARCHITECTURAL METALWORK

               Ancillaries

AH890          Stainless steel fins; stainless steel; grade 4;
               3mm thick; hairline finish; fixed to stainless
               steel shims and bolts; to reinforced concrete
               wall; as Appendix AA to Particular Specification
               Section H75 and Drawing nr LCC300/31/A24/901         m       ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.1/7                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.1                                       F6.1 : Station Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               CURTAIN WALLING

               Vision areas

               Framing; PVF2 coated aluminium; steel subframe grey/silver colour; 3mm (minimum) thick film;
               including approved insulation and weather/moisture resistant board at upper sides; neoprene gasket movement joint; as Appendix AA to Particular
               Specification, section H11 and Drawing nr
               LCC300/31/A04/518, A23/101-119, except 103 and
               104/A60/611 to 617

AP110.1        size of typical bay 1200 x 720mm high                m2      ***       ***        ***

AP110.2        size of typical bay 1200 x 850mm high                m2      ***       ***        ***

AP110.3        size of typical bay 1200 x 1200mm high               m2      ***       ***        ***

AP110.4        size of typical bay 1200 x 1405mm high               m2      ***       ***        ***

AP110.5        size of typical bay 1200 x 1440mm high               m2      ***       ***        ***

AP110.6        size of typical bay 1800 x 1200mm high               m2      ***       ***        ***

AP110.7        size of typical bay 2100 x 600mm high                m2      ***       ***        ***

AP110.8        size of typical bay 2100 x 1200mm high               m2      ***       ***        ***

AP110.9        size of typical bay 2400 x 600mm high                m2      ***       ***        ***

AP110.10       size of typical bay 2400 x 720mm high                m2      ***       ***        ***

AP110.11       size of typical bay 2400 x 820mm high                m2      ***       ***        ***

AP110.12       size of typical bay 2400 x 850mm high                m2      ***       ***        ***

AP110.13       size of typical bay 2400 x 1059mm high               m2      ***       ***        ***

AP110.14       size of typical bay 2400 x 1200mm high               m2      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 2 : 28 October 2002            LSF6.1/8                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.1                                       F6.1 : Station Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               CURTAIN WALLING

               Vision areas (Cont'd)

               Framing; PVF2 coated aluminium; steel subframe grey/silver colour; 3mm (minimum) thick film;
               including approved insulation and weather/moisture resistant board; neoprene gasket movement joint;
               as Appendix AA to Particular Specification, section H11 and Drawing nr LCC300/31/A04/518, A23/101-119, except 103 and 104/A60/611 to 617
               (Cont'd)

AP110.15       size of typical bay 2400 x 1405mm high               m2      ***       ***        ***

AP110.16       size of typical bay 2400 x 1440mm high               m2      ***       ***        ***

               Framing; openable; PVF2 coated aluminium;
               grey/silver colour; 3mm (minimum) thick film; as Appendix AA to Particular Specification, section
               H11 and Drawing nr LCC300/31/A23/101, 102, 106

AP110.17       size of typical bay 1200 x 1405mm high               m2      ***       ***        ***

AP110.18       size of typical bay 1200 x 2095mm high               m2      ***       ***        ***

               Proprietary tinted tempered glass; 10mm (minimum) thick; including structure sealant butt joint; as Appendix AA to Particular Specification, section
               H11 and Drawing nr LCC300/31/A23/101-119
               except 103 and 104

AP120.1        fixed to aluminium framing; size of typical bay
               1200 x 850mm high                                    m2      ***       ***        ***

AP120.2        fixed to aluminium framing; size of typical bay
               1200 x 1200mm high                                   m2      ***       ***        ***

AP120.3        fixed to aluminium framing; size of typical bay
               1200 x 1405mm high                                   m2      ***       ***        ***

AP120.4        fixed to aluminium framing; size of typical bay
               1200 x 2095mm high                                   m2      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 2 : 28 October 2002            LSF6.1/9                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.1                                       F6.1 : Station Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               CURTAIN WALLING

               Vision areas (Cont'd)

               Proprietary tinted tempered glass; 10mm (minimum) thick; including structure sealant butt joint; as Appendix AA to Particular Specification, section
               H11 and Drawing nr LCC300/31/A23/101-119
               except 103 and 104 (Cont'd)

AP120.5        fixed to aluminium framing; size of typical bay
               1800 x 1200mm high                                   m2      ***       ***        ***

AP120.6        fixed to aluminium framing; size of typical bay
               2100 x 600mm high                                    m2      ***       ***        ***

AP120.7        fixed to aluminium framing; size of typical bay
               2100 x 1200mm high                                   m2      ***       ***        ***

AP120.8        fixed to aluminium framing; size of typical bay
               2400 x 720mm high                                    m2      ***       ***        ***

AP120.9        fixed to aluminium frame; size of typical bay 2400
               x 820mm high                                         m2      ***       ***        ***

AP120.10       fixed to aluminium framing; size of typical bay
               2400 x 850mm high                                    m2      ***       ***        ***

AP120.11       fixed to aluminium framing; size of typical bay
               2400 x 1059mm high                                   m2      ***       ***        ***

AP120.12       fixed to aluminium frame; size of typical bay
               2400 x 1200mm high                                   m2      ***       ***        ***

AP120.13       fixed to aluminium framing; size of typical bay
               2400 x 1405mm high                                   m2      ***       ***        ***

AP120.14       fixed to aluminium framing; size of typical bay
               2400 x 1440mm high                                   m2      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 2 : 28 October 2002           LSF6.1/10                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.1                                       F6.1 : Station Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               CURTAIN WALLING

               Vision areas (Cont'd)

               Green tinted tempered glass; 6mm (minimum) thick;
               including structural sealant butt joint; as Appendix AA to Particular Specification, section
               H11 and Drawing nr LCC300/31/A23/101-119 except
               103 and 104

AP120.15       fixed to aluminium framing; size of typical bay
               1200 x 720mm high                                    m2      ***       ***        ***

AP120.16       fixed to aluminium framing; size of typical bay
               1200 x 1200mm high                                   m2      ***       ***        ***

AP120.17       fixed to aluminium framing; size of typical bay
               1200 x 1440mm high                                   m2      ***       ***        ***

AP120.18       fixed to aluminium framing; size of typical bay
               2400 x 600mm high                                    m2      ***       ***        ***

AP120.19       fixed to aluminium frame; size of typical bay 2400
               x 1200mm high                                        m2      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 2 : 28 October 2002           LSF6.1/11                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.1                                       F6.1 : Station Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's Other
               Charges shall be "sum", with Quantity and Rate
               columns entered with "N/A".
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                     LSF6.1/12                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.1                                       F6.1 : Station Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               Method-Related Charges

               The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                     LSF6.1/13                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.1                                       F6.1 : Station Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               NOT USED

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                     LSF6.1/14                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.1                                       F6.1 : Station Facade

                ITEM DESCRIPTION                    AMOUNT HK$
--------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSF6.1
: Station Facade

Page No. LSF6.1/1                                       ***

Page No. LSF6.1/2                                       ***

Page No. LSF6.1/3                                       ***

Page No. LSF6.1/4                                       ***

Page No. LSF6.1/5                                       ***

Page No. LSF6.1/6                                       ***

Page No. LSF6.1/7                                       ***

Page No. LSF6.1/8                                       ***

Page No. LSF6.1/9                                       ***

Page No. LSF6.1/10                                      ***

Page No. LSF6.1/11                                      ***

Page No. LSF6.1/12                                      ***

Page No. LSF6.1/13                                      ***

Page No. LSF6.1/14                                      ***
--------------------------------------------------------------
                 Total of Lump Sum Item LSF6.1          ***
                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSF6.1/COL/1              Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.2                                   F6.2 : Immigration Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PAINTING

               Anti-dust sealer; with one polymer single component weather resistant top coat and one base coat; as Architectural Specification section 64.4

               Concrete

V933           surfaces inclined at an angle exceeding 60 degrees
               to the horizontal                                    m       ***       ***        ***

               METAL SHUTTERS, WINDOWS AND LOUVRES

               Windows

               Windows; as Appendix AA to Particular
               Specification, section L10 and Drawing nr
               LCC300/31/A23/001, 002, A40/401-403

AF209.1        stainless steel; size 10950 x 1200mm high            nr      ***       ***        ***

AF209.2        stainless steel; size 1190 x 1190mm high             nr      ***       ***        ***

AF209.3        stainless steel; size 4800 x 1120mm high             nr      ***       ***        ***

AF209.4        PVF2 coated aluminium; size 1190 x 1190mm high       nr      ***       ***        ***

AF209.5        PVF2 coated aluminium; openable size 1190 x 1190mm
               high                                                 nr      ***       ***        ***

               Windows; top and bottom frame fixed; mullion and lower butt jointed; as Appendix AA to Particular
               Specification, section L10and Drawing nr
               LCC300/31/A23/001, 002 and A40/403

AF209.6        PVF2 coated aluminium; size 5000 x 1200mm high       nr      ***       ***        ***

AF209.7        PVF2 coated aluminium; size 13600 x 1200mm high      nr      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.2/1                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.2                                   F6.2 : Immigration Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               METAL SHUTTERS, WINDOWS AND LOUVRES

               Louvres

               External louvre with insect mesh; weatherproofed;
               including framing, mastic sealants, waterproofing grouting, approved expanded metal lath/plaster stop and all other fixing accessories and support;
               as Appendix AA to Particular Specification, section L15 and Drawing nr LCC300/31/A24/901 and LCC300/31/A40/451-460

AF301.1        type L-01; stainless steel; overall size 11530 x
               3540mm high; including 2 nos. of openable louvre
               panels                                               nr      ***       ***        ***

AF301.2        type L-13; stainless steel; overall size 95750 x
               2230mm high                                          nr      ***       ***        ***

AF301.3        type L-14; stainless steel; overall size 11530 x
               2230mm high                                          nr      ***       ***        ***

AF301.4        type L-15; stainless steel; overall size 11530 x
               2230mm high                                          nr      ***       ***        ***

AF301.5        type L-33; stainless steel; overall size 550 x
               550mm high                                           nr      ***       ***        ***

AF309.1        type L-17; PVF2 finished aluminium; overall size
               19150 x 1150mm high                                  nr      ***       ***        ***

AF309.2        type L-18; PVF2 finished aluminium; overall size
               19150 x 955mm high                                   nr      ***       ***        ***

AF309.3        type L-19; PVF2 finished aluminium; overall size
               35425 x 1150mm high                                  nr      ***       ***        ***

AF309.4        type L-20; PVF2 finished aluminium; overall size
               35425 x 955mm high                                   nr      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.2/2                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.2                                   F6.2 : Immigration Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               METAL SHUTTERS, WINDOWS AND LOUVRES

               Louvres

               External louvre with insect mesh; weatherproofed;
               including framing, aluminium moulding; mastic sealant, waterproofing grouting, approved expanded metal lath/plaster stop and all other fixing accessories and support; as Appendix AA to Particular Specification, section L15 and Drawing nr LCC300/31/A24/901, 902 and
               LCC300/31/A40/459-460

AF309.5        type L-27, L-28; PVF2 finished aluminium; with
               four 90 degree turning and 5 nos of openable
               louvre panel; overall size 71200 x 4610mm high       nr      ***       ***        ***

AF309.6        type L-29, L-30; PVF2 finished aluminium; with
               four 90 degree turning and 3 nos of openable
               louvre panel; overall size 52000 x 4610mm high       nr      ***       ***        ***

               External louvre with insect mesh; 2 hours fire rated; weatherproofed; including framing, mastic sealants, waterproofing grouting, approved expanded metal lath/plaster stop and all other fixing accessories and support; as Appendix AA to Particular Specification, section L15 and Drawing nr LCC300/31/A24/901 and LCC300/31/A40/451-460

AF301.6        type L-31 stainless steel; overall size 10950 x
               2230mm high                                          nr      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.2/3                Contract No. LCC-300

Rev. 1: 28 June 2002
Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.2                                   F6.2 : Immigration Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               METAL CLADDING

               System metal cladding

               Aluminium polyvinylidene (PVF2); 3 coats Kynar 500 panels; 150mm thick (overall); on anti-drumming backing board with vapour control layer;
               consisting 1.2mm decarbonized steel sheet; 2mm thick hexagon aluminium honeycomb with 0.5mm thick colour coated steel sheet; including sealants and all other necessary fixing accessories and supports; as Appendix AA to Particular
               Specification, section H31

AG161.1        walls and attached columns; 1.0-1.5m2                m2      ***       ***        ***

AG161.2        walls and attached columns; 1.5-2.0m2                m2      ***       ***        ***

AG161.3        walls and attached columns; 2.0-2.5m2                m2      ***       ***        ***

AG161.4        walls and attached columns 2.5-3.0m2                 m2      ***       ***        ***

AG163.1        ceiling including sides and soffits of attached
               beams; not exceeding 1m2; 6.5 - 8.0m high            m2      ***       ***        ***

AG163.2        ceiling including sides and soffits of attached
               beams; 2.0 - 2.5m2; 6.5 - 8.0m high                  m2      ***       ***        ***

               Aluminium polyvinylidene (PVF2); 3 coats Kynar 500 panels; stainless steel fins (hairline) on one side; 150mm thick (overall); on anti-drumming backing board with vapour control layer;
               consisting 1.2mm decarbonized steel sheet; 2mm thick hexagon aluminium honeycomb with 0.5mm thick colour coated steel sheet; including sealants and all other necessary fixing accessories and supports; as Particular Specification, section H31

AG161.5        walls and attached columns                           m2      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.2/4                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.2                                   F6.2 : Immigration Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               SPECIALIST ARCHITECTURAL METALWORK

               Ancillaries

AH890.1        Stainless steel fins; stainless steel; grade 4;
               3mm thick; hairline finish; fixed to stainless
               steel shims and bolts; to reinforced concrete
               wall; as Appendix AA to Particular Specification,
               section H75 and Drawing nr LCC300/31/A24/901         m       ***       ***        ***

AH890.2        Stainless steel copings; stainless steel; grade 4;
               3mm thick; hairline finish; fixed to stainless
               steel shims and bolts; to reinforced concrete wall
               as Appendix AA to Particular Specification,
               section H75 and Drawing nr LCC300/31/A24/901         m       ***       ***        ***

AH890.3        PVF2 coat aluminium panel (ref.W338B); 3mm thick;
               fixed to PVF2 coated aluminium window frame;
               1190 x 1190mm; as Drawing nr LCC300/31/A40/401       nr      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.2/5                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.2                                   F6.2 : Immigration Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL GLAZING

               Glass

               Laminated clear glass; 6mm thick

AS134.1        area 0.5-1m2; glazing to PVF2 coated aluminium
               windows; as Appendix AA to Particular
               Specification, section L40 and Drawing nr
               LCC300/31/A23/001, 002                               m2      ***       ***        ***

               Laminated clear glass; 8mm thick

AS134.2        area 0.5-1m2; glazing to PVF2 coated aluminium
               windows; as Appendix AA to Particular
               Specification, section L40 and Drawing nr
               LCC300/31/A23/001, 002                               m2      ***       ***        ***

AS135.1        area 1.4m2; glazing to PVF2 coated aluminium
               windows; as Appendix AA to Particular
               Specification, section L40 and Drawing nr
               LCC300/31/A23/001, 002                               m2      ***       ***        ***

AS135.2        area 1.7m2; glazing to PVF2 coated aluminium
               windows; as Appendix AA to Particular
               Specification, section L40 and Drawing nr
               LCC300/31/A23/001, 002                               m2      ***       ***        ***

               Laminated toughtened glass; 6mm thick; 2 hour fire
               rated                                                m2      ***       ***        ***

AS135.3        area 0.5-1m2; glazing to PVF2 coated aluminium
               windows; as Appendix AA to Particular
               Specification, section L40 and Drawing nr
               LCC300/31/A23/001, 002                               m2      ***       ***        ***

AS135.4        area 1.4m2; glazing to PVF2 coated aluminium
               windows; as Appendix AA to Particular
               Specification, section L40 and Drawing nr
               LCC300/31/A23/001, 002                               m2      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.2/6                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.2                                   F6.2 : Immigration Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's Other
               Charges shall be "sum", with Quantity and Rate
               columns entered with "N/A".
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.2/7                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.2                                   F6.2 : Immigration Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in detail any
               method related charges items in accordance with
               CESMM3 Section 7
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.2/8                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.2                                   F6.2 : Immigration Facade

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               NOT USED

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.2/9                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.2                                   F6.2 : Immigration Facade

                ITEM DESCRIPTION                    AMOUNT HK$
--------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSF6.2
: Immigration Facade

Page No. LSF6.2/1                                      ***

Page No. LSF6.2/2                                      ***

Page No. LSF6.2/3                                      ***

Page No. LSF6.2/4                                      ***

Page No. LSF6.2/5                                      ***

Page No. LSF6.2/6                                      ***

Page No. LSF6.2/7                                      ***

Page No. LSF6.2/8                                      ***

Page No. LSF6.2/9                                      ***
--------------------------------------------------------------
                 Total of Lump Sum Item LSF6.2         ***
                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSF6.2/COL/1              Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.3                                             F6.3 : Not Used

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               NOT USED

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.3/1                Contract No. LCC-30C

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.3                                             F6.3 : Not Used

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's Other
               Charges shall be "sum", with Quantity and Rate
               columns entered with "N/A".
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.3/2                Contract No. LCC-30C

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.3                                             F6.3 : Not Used

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in detail any
               method related charges items in accordance with
               CESMM3 Section 7
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF6.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                      LSF6.3/3                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                          F6 : External Facade
Lump Sum Item LSF6.3                                             F6.3 : Not Used

                ITEM DESCRIPTION                    AMOUNT HK$
--------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSF6.3
: Not Used

Page No. LSF6.3/1                                      ***

Page No. LSF6.3/2                                      ***

Page No. LSF6.3/3                                      ***
--------------------------------------------------------------
                 Total of Lump Sum Item LSF6.3         ***
                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                    LSF6.3/COL/1              Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                            F7 : Roof Finishes
Lump Sum Item LSF7.1                                         F7.1 : Station Roof

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F230           Class: 30/20; concrete category B                    m3      ***       ***        ***

               Placing of reinforced concrete

               Curbs; concrete category B

F692           thickness 150-300 mm                                 m3      ***       ***        ***

               CONCRETE ANCILLARIES

               Formwork finish; type F4

               Vertical

G343           width 0.2-0.4 m                                      m2      ***       ***        ***

               Reinforcement

               Deformed high yield steel bars to BS 4449

G521           nominal size not exceeding 10 mm                     t       ***       ***        ***

G522           nominal size 12 mm                                   t       ***       ***        ***

               PAINTING

               Synthetic paint; with one coat recommended primer, two undercoats and one finishing coat; as Appendix
               AA to Particular Specification, section M60

               Metal other than metal sections and pipework

V911           upper surfaces inclined at an angle not exceeding
               30 degrees to the horizontal                         m2      ***       ***        ***

V914           soffit surfaces and lower surfaces inclined at an
               angle not exceeding 60 degrees to the horizontal     m2      ***       ***        ***

V915           Isolated surfaces of width or girth not exceeding
               500mm                                                m2      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF7.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF7.1/1                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                            F7 : Roof Finishes
Lump Sum Item LSF7.1                                         F7.1 : Station Roof

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               WATERPROOFING

               Roofing: to type 1 roofing; as Appendix AA to Particular Specification, section J41 and Drawing nr LCC300/31/A31/101-103

               Waterproofing covering; proprietary sheet membrane to the approval of Engineer; 2mm thick; two coats

W341           upper surface inclined at an angle not exceeding
               30 degrees to the horizontal                         m2      ***       ***        ***

W346           surfaces of width not exceeding 300mm                m       ***       ***        ***

               Rendering in proprietary waterproof cement render;
               25mm(min) thick including sealant joint fillers

W361           upper surface inclined at an angle not exceeding
               30 degrees to the horizontal                         m2      ***       ***        ***

W366           surfaces of width not exceeding 300mm                m       ***       ***        ***

W367           surfaces of width 300mm-1m                           m       ***       ***        ***

               Sand and cement screed; fall 1 in 90; 25mm(min) thick

W391.1         upper surface inclined at an angle not exceeding
               30 degrees to the horizontal                         m2      ***       ***        ***

               50mm thick extruded rigid polystyrene insulation board

W391.2         upper surfaces inclined at an angle not exceeding
               30 degrees to the horizontal                         m2      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF7.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF7.1/2                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                            F7 : Roof Finishes
Lump Sum Item LSF7.1                                         F7.1 : Station Roof

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               WATERPROOFING

               Roofing: to type 2 roofing; as Appendix AA to Particular Specification, section J41 and Drawing nr LCC300/31/A31/20l-202

               Waterproofing sheeting; polyethylene; 1.8mm thick

W334           curved surfaces                                      m2      ***       ***        ***

               Sand and cement screed; 10mm (min) thick

W394.1         curved surfaces                                      m2      ***       ***        ***

               50mm thick thermal insulation board

W394.2         curved surfaces                                      m2      ***       ***        ***

               Protective layers; to type 1 and type 2 roofing;
               as Appendix AA to Particular Specification, section J41 and Drawing nr
               LCC300/31/A31/101-202

               Mechanically fastened waterproofing PVC roofing;
               1.5mm thick; including movement joint cover strip and forming u-channel

W424           curved surfaces                                      m2      ***       ***        ***

               Sand and cement screed; 25mm (min) thick

W441           upper surface inclined at an angle not exceeding
               30 degrees to the horizontal                         m2      ***       ***        ***

               Sand and cement screed; 10mm (min) thick

W444           curved surfaces                                      m2      ***       ***        ***

               ROOF TILING AND METAL ROOF CLADDING

               Roof tiling

               Precast reinforced concrete tiles to BS 368; to the Engineer's review : size : 300 x 300 x 50mm

AA111          upper surface inclined at an angle not exceeding
               30 degrees to the horizontal                         m2      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF7.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF7.1/3                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                            F7 : Roof Finishes
Lump Sum Item LSF7.1                                         F7.1 : Station Roof

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               SPECIALIST ARCHITECTURAL METAL WORK

               Metal access panel doors

AH100          Access hatch cover; galvanised iron; approximate
               900 x 900mm; including base frame; latch; tongue
               and associated ironmongery; as Drawing nr
               LCC300/31/A24/403                                    nr      ***       ***        ***

               PLASTERING, RENDERING AND WALL LININGS

               Skirtings, kerbs, channels, wall strings open strings, curb strings, cornices, mouldings and the like; to type 1 roofing; as Appendix AA to Particular Specification, section J41 and Drawing nr LCC300/A31/101-103

               Surface channel (fall 1:100) proprietary waterproof render including sealant joint

AJ710.1        225mm wide x 25mm (min) deep channel                 m       ***       ***        ***

AJ710.2        300mm wide x 25mm (min) deep channel                 m       ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF7.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF7.1/4                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                            F7 : Roof Finishes
Lump Sum Item LSF7.1                                         F7.1 : Station Roof

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's Other
               Charges shall be "sum", with Quantity and Rate
               columns entered with "N/A".
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF7.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF7.1/5                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                            F7 : Roof Finishes
Lump Sum Item LSF7.1                                         F7.1 : Station Roof

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in detail
               any method related charges items in accordance
               with CESMM3 Section 7
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF7.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF7.1/6                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                            F7 : Roof Finishes
Lump Sum Item LSF7.1                                         F7.1 : Station Roof

                ITEM DESCRIPTION                    AMOUNT HK$
--------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSF7.1
: Station Roof

Page No. LSF7.1/1                                      ***

Page No. LSF7.1/2                                      ***

Page No. LSF7.1/3                                      ***

Page No. LSF7.1/4                                      ***

Page No. LSF7.1/5                                      ***

Page No. LSF7.1/6                                      ***
--------------------------------------------------------------
                 Total of Lump Sum Item LSF7.1         ***
                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSF7.1/COL/1              Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                            F7 : Roof Finishes
Lump Sum Item LSF7.2                                     F7.2 : Immigration Roof

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F230           Class: 30/20; concrete category B                    m3      ***       ***        ***

               Placing of reinforced concrete

               Curbs; concrete category B

F692           thickness 150-300 mm                                 m3      ***       ***        ***

               CONCRETE ANCILIARIES

               Formwork finish; type F4

               Vertical

G343           width 0.2-0.4 m                                      m2      ***       ***        ***

               Reinforcement

               Deformed high yield steel bars to BS 4449

G521           nominal size not exceeding 10 mm                     t       ***       ***        ***

G522           nominal size 12 mm                                   t       ***       ***        ***

               STRUCTUTRAL METALWORK

               Fabrication of members for frames; weldable structural steel Grade 43A to BS 4360

               Trusses and built up girders; 120 x 80 x 5mm; as Drawing nr LCC300/31/A23/401-402

M351           straight on plan                                     t       ***       ***        ***

               Erection of members for frames; weldable structural steel Grade 43A to BS 4360

               Permanent erection

M620           Trusses and built up girders; 120 x 80 x 5mm         t       ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF7.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF7.2/1                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                            F7 : Roof Finishes
Lump Sum Item LSF7.2                                     F7.2 : Immigration Roof

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PAINTING

               Synthetic paint; one coat recommended primer, two undercoats and one finishing coat; as Appendix
               AA to Particular Specification, section M60

               Metal other than metal sections and pipework

V911           upper surfaces inclined at an angle not exceeding
               30 degrees to the horizontal                         m2      ***       ***        ***

V913           surfaces inclined at an angle not exceeding 60
               degrees to the horizontal                            m2      ***       ***        ***

V914           soffit surfaces and lower surfaces inclined at an
               angle not exceeding 60 degrees to the horizontal     m2      ***       ***        ***

V915           isolated surfaces of width or girth not exceeding
               500mm                                                m2      ***       ***        ***

               WATERPROOFING

               Roofing; to type 1 roofing; as Appendix AA to Particular Specification, section J41 and Drawing nr LCC300/31/A31/101-103

               Waterproofing covering; proprietary sheet membrane to the approval of Engineer; 2mm thick; two coats

W341           upper surface inclined at an angle not exceeding
               30 degrees to the horizontal                         m2      ***       ***        ***

W346           surfaces of width not exceeding 300mm                m       ***       ***        ***

               Rendering in proprietary waterproof cement render;
               25mm (min) thick; including sealant joint fillers

W361           upper surface inclined at an angle not exceeding
               30 degrees to the horizontal                         m2      ***       ***        ***

W366           surfaces of width not exceeding 300mm                m       ***       ***        ***

W367           surfaces of width 300mm-1m                           m       ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF7.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF7.2/2                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                            F7 : Roof Finishes
Lump Sum Item LSF7.2                                     F7.2 : Immigration Roof

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               WATERPROOFING

               Roofing; to type 1 roofing; as Appendix AA to Particular Specification, section J41 and Drawing nr LCC300/31/A31/101-103 (Cont'd)

               Sand and cement screed; fall 1 in 90; 25mm(min) thick

W391.1         upper surface inclined at an angle not exceeding
               30 degrees to the horizontal                         m2      ***       ***        ***

               50mm thick extruded rigid polystyrene insulation board

W391.2         upper surface inclined at an angle not exceeding
               30 degrees to the horizontal                         m2      ***       ***        ***

               Protective layers; to type 1 roofing; as Appendix
               AA to Particular Specification, section J41 and
               Drawing nr LCC300/31/A31/101-103

               Sand and cement screed; 25mm (min) thick

W441           upper surface inclined at an angle not exceeding
               30 degrees to the horizontal                         m2      ***       ***        ***

               ROOF TILING AND METAL ROOF CLADDING

               Roof tiling

               Precast reinforced concrete tiles; to BS 368; to the Engineer's review; size 200 x 200 x 50mm thick

AA111          upper surface inclined at an angle not exceeding
               30 degrees to the horizontal                         m2      ***       ***        ***

               SPECIALIST ARCHITECTURAL METAL WORK

               Metal access panel doors

AH100          Access hatch cover; galvanised iron; approximate
               900 x 900mm; including base frame; latch; tongue
               and associate ironmongery; as Drawing nr
               LCC302/31/A24/403                                    nr      ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF7.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF7.2/3                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                            F7 : Roof Finishes
Lump Sum Item LSF7.2                                     F7.2 : Immigration Roof

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PLASTERING, RENDERING AND WALL LININGS

               Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices, mouldings and the like; to type 1 roofing; as Appendix AA to Particular Specification, section J41 and Drawing nr LCC300/A31/101-103

               Surface channel (fall 1:100) proprietary waterproof render including sealant joint

AJ710          300mm wide x 25mm (min) deep channel                 m       ***       ***        ***
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF7.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF7.2/4                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                            F7 : Roof Finishes
Lump Sum Item LSF7.2                                     F7.2 : Immigration Roof

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's Other
               Charges shall be "sum", with Quantity and Rate
               columns entered with "N/A".
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF7.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF7.2/5                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                            F7 : Roof Finishes
Lump Sum Item LSF7.2                                     F7.2 : Immigration Roof

ITEM CODE                      ITEM DESCRIPTION                    UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges;

               The Contractor shall enter hereunder in detail any
               method related charges items in accordance with
               CESMM3 Section 7
-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSF7.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSF7.2/6                Contract No. LCC-300

Contract No. LCC-300                    Cost Centre F : Terminus Building - ABWF
Lump Sum Breakdown                                            F7 : Roof Finishes
Lump Sum Item LSF7.2                                     F7.2 : Immigration Roof

                ITEM DESCRIPTION                    AMOUNT HK$
--------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSF7.2
: Immigration Roof

Page No. LSF7.2/1                                      ***

Page No. LSF7.2/2                                      ***

Page No. LSF7.2/3                                      ***

Page No. LSF7.2/4                                      ***

Page No. LSF7.2/5                                      ***

Page No. LSF7.2/6                                      ***
--------------------------------------------------------------
                  Total of Lump Sum Item LSF7.2        ***
                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSF7.2/COL/1              Contract No. LCC-300

FORM OF TENDER

Note: Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

                                     [LOGO]

                                      KCR
                              [CHINESE CHARACTER]

                       KOWLOON CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                                CONTRACT LCC-300

                    LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                                 FORM OF TENDER

                                  (PART 4 OF 8)

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Equipment and ancillaries

            Centrifugal pumps; as shown on Drawing no.
            LCC300/31/M43/001

BB0101.1    capable of handling 72.5 litre/second at 435
            kPa head; at not exceeding 1450r.p.m.;
            ref:CHP-1 to 10                                 nr        ***       ***        ***

            Air cooled chillers; including
            insulation, all necessary
            accessories and connections; as
            shown on Drawing no.
            Drawing no. LCC300/31/M43/002

BB0101.2    cooling capacity 1515KW; ref: ACC-1 to 8        nr        ***       ***        ***

            Package type pressurization make-up units;
            including expansion vessel, makeup water pumps and tanks and all necessary accessories; as shown on Drawing no. LCC300/31/M52/001 & 003

BB0101.3    generally                                       nr        ***       ***        ***

            Chemical treatment

            Chemical dosing unit; including chemical feed tank and pump and all necessary accessories;
            as shown on Drawing no. LCC300/31/M52/001 & 003

BB0101.4    generally                                       nr        ***       ***        ***

            Instrumentation

            Pressure gauges; 150mm diameter dial;
            including cocks and pipework; complete with wooden boards

BB0101.5    mounting on or jointing to pipes                nr        ***       ***        ***

            Temperature gauges; 150mm diameter dial

BB0101.6    mounting on or jointing to pipes                nr        ***       ***        ***

            Temperature sensors

BB0101.7    mounting on or jointing to pipes                nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Instrumentation(Cont'd)

            Flow switches(Cont'd)

BB0101.8    mounting on or jointing to pipes; 250mm
            diameter                                        nr        ***       ***        ***

            Black steel pipes and fittings; B.S. 1387;
            heavy grade

            Fixing to walls, columns and the like; screwed sockets or welded joints

BB0102.1    32mm diameter                                   m         ***       ***        ***

BB0102.2    40mm diameter                                   m         ***       ***        ***

BB0102.3    50mm diameter                                   m         ***       ***        ***

            Fixing to walls, columns and the like; butt welded joints

BB0102.4    65mm diameter                                   m         ***       ***        ***

BB0102.5    80mm diameter                                   m         ***       ***        ***

BB0102.6    100mm diameter                                  m         ***       ***        ***

BB0102.7    150mm diameter                                  m         ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Black steel pipes and fittings; B.S. 1387;
            heavy grade (Cont'd)

            Fixing to or suspending from soffits; screwed sockets or welded joints

BB0102.8    25mm diameter                                   m         ***       ***        ***

BB0102.9    32mm diameter                                   m         ***       ***        ***

BB0102.10   40mm diameter                                   m         ***       ***        ***

BB0102.11   50mm diameter                                   m         ***       ***        ***

            Fixing to or suspending from soffits; butt welded joints

BB0102.12   65mm diameter                                   m         ***       ***        ***

BB0102.13   80mm diameter                                   m         ***       ***        ***

BB0102.14   100mm diameter                                  m         ***       ***        ***

BB0102.15   125mm diameter                                  m         ***       ***        ***

BB0102.16   150mm diameter                                  m         ***       ***         ***

            Extra over 65mm diameter pipe for

BB0102.17   bends                                           nr        ***       ***        ***

BB0102.18   tees                                            nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Black steel pipes and fittings; B.S. 1387;
            heavy grade (Cont'd)

            Extra over 65mm diameter pipe for(Cont'd)

BB0102.19   reducing tees                                   nr        ***       ***        ***

            Extra over 80mm diameter pipe for

BB0102.20   bends                                           nr        ***       ***        ***

BB0102.21   reducing tees                                   nr        ***       ***        ***

            Extra over 100mm diameter pipe for

BB0102.22   bends                                           nr        ***       ***        ***

BB0102.23   tees                                            nr        ***       ***        ***

BB0102.24   reducing tees                                   nr        ***       ***        ***

BB0102.25   reducing crosses                                nr        ***       ***        ***

            Extra over 125mm diameter pipe for

BB0102.26   reducing tees                                   nr        ***       ***        ***

            Extra over 150mm diameter pipe for

BB0102.27   bends                                           nr        ***       ***        ***

BB0102.28   reducing tees                                   nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Black carbon steel pipes and fittings;
            electric resistance welded (ERW); B.S. 3600
            and B.S. 3601

            Fixing to walls, columns and the like; butt welded joints

BB0102.29   200mm diameter                                  m         ***       ***        ***

BB0102.30   250mm diameter                                  m         ***       ***        ***

BB0102.31   350mm diameter                                  m         ***       ***        ***

BB0102.32   500mm diameter                                  m         ***       ***        ***

            Fixing to or suspending from soffits; butt welded joints

BB0102.33   200mm diameter                                  m         ***       ***        ***

BB0102.34   250mm diameter                                  m         ***       ***        ***

BB0102.35   350mm diameter                                  m         ***       ***        ***

BB0102.36   450mm diameter                                  m         ***       ***        ***

BB0102.37   500mm diameter                                  m         ***       ***        ***

            Supporting on floors; butt welded joints

BB0102.38   200mm diameter                                  m         ***       ***        ***

BB0102.39   250mm diameter                                  m         ***       ***        ***

BB0102.40   450mm diameter                                  m         ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Black carbon steel pipes and fittings;
            electric resistance welded (ERW); B.S. 3600 and B.S. 3601(Cont'd)

            Extra over 200mm diameter pipe for

BB0102.41   bends                                           nr        ***       ***        ***

BB0102.42   reducing tees                                   nr        ***       ***        ***

            Extra over 250mm diameter pipe for

BB0102.43   bends                                           nr        ***       ***        ***

BB0102.44   reducing tees                                   nr        ***       ***        ***

            Extra over 350mm diameter pipe for

BB0102.45   bends                                           nr        ***       ***        ***

BB0102.46   reducing tees                                   nr        ***       ***        ***

BB0102.47   reducing crosses                                nr        ***       ***        ***

            Extra over 450mm diameter pipe for

BB0102.48   bends                                           nr        ***       ***        ***

BB0102.49   reducing tees                                   nr        ***       ***        ***

            Extra over 500mm diameter pipe for

BB0102.50   bends                                           nr        ***       ***        ***

BB0102.51   reducing tees                                   nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/6                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Black carbon steel pipes and fittings;
            electric resistance welded (ERW); B.S. 3600 and B.S. 3601(Cont'd)

            Header pipes; with flanged ends and
            insulation; 500mm diameter; including 1 No.
            450mm diameter inlets and 7 No. 200mm diameter outlets

BB0102.52   10m long; for chilled pumps                     nr        ***       ***        ***

            Header pipes; with flanged ends and
            insulation; 500mm diameter; including 7 No.
            200mm diameter inlets and 1 No. 450mm diameter outlets

BB0102.53   10m long; for chilled pumps                     nr        ***       ***        ***

            Header pipes; with flanged ends and
            insulation; 500mm diameter; including 4 No.
            250mm diameter inlets and 1 No. 500mm diameter outlets

BB0102.54   28m long; for chillers                          nr        ***       ***        ***

            Header pipes; with flanged ends and
            insulation; 500mm diameter; including 1 No.
            500mm diameter inlet and 4 No. 250mm diameter outlets

BB0102.55   28m long; for chillers                          nr        ***       ***        ***

            Header pipes; with flanged ends and
            insulation; 500mm diameter; including 1 No.
            450mm diameter inlets and 6 No.450mm diameter outlets

BB0102.56   5m long; chilled water flow                     nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/7                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            In-line equipment

            Gate valves; bronze; B.S. 5154

BB0102.57   25mm diameter                                   nr        ***       ***        ***

BB0102.58   32mm diameter                                   nr        ***       ***        ***

BB0102.59   40mm diameter                                   nr        ***       ***        ***

BB0102.60   50mm diameter                                   nr        ***       ***        ***

            Gate valves; cast iron; B.S. 5150

BB0102.61   65mm diameter                                   nr        ***       ***        ***

BB0102.62   80mm diameter                                   nr        ***       ***        ***

BB0102.63   100mm diameter                                  nr        ***       ***        ***

BB0102.64   150mm diameter                                  nr        ***       ***        ***

BB0102.65   200mm diameter                                  nr        ***       ***        ***

BB0102.66   250mm diameter                                  nr        ***       ***        ***

            Gate valves with plugs; cast iron; B.S. 5150

BB0102.67   250mm diameter                                  nr        ***       ***        ***

BB0102.68   500mm diameter                                  nr        ***       ***        ***

            Globe valves; bronze; B.S. 5154

BB0102.69   25mm diameter                                   nr        ***       ***        ***

BB0102.70   32mm diameter                                   nr        ***       ***        ***

            Butterfly valves; B.S. 5155

BB0102.71   200mm diameter                                  nr        ***       ***        ***

BB0102.72   250mm diameter                                  nr        ***       ***        ***

            Check valves; cast iron; B.S. 5154; silent type

BB0102.73   200mm diameter                                  nr        ***       ***        ***

            Double regulating valves; bronze; B.S. 5154
            and B.S. 7350

BB0102.74   25mm diameter                                   nr        ***       ***        ***

BB0102.75   32mm diameter                                   nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/8                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            In-line equipment(Cont'd)

            Double regulating valves; bronze; B.S. 5154 and B.S. 7350(Cont'd)

BB0102.76   40mm diameter                                   nr        ***       ***        ***

BB0102.77   50mm diameter                                   nr        ***       ***        ***

            Double regulating valves; cast iron; B.S. 5152
            and B.S. 7350

BB0102.78   65mm diameter                                   nr        ***       ***        ***

BB0102.79   80mm diameter                                   nr        ***       ***        ***

BB0102.80   100mm diameter                                  nr        ***       ***        ***

BB0102.81   150mm diameter                                  nr        ***       ***        ***

BB0102.82   200mm diameter                                  nr        ***       ***        ***

BB0102.83   250mm diameter                                  nr        ***       ***        ***

            Motorized two-way control valves; electric;
            including actuators

BB0102.84   25mm diameter                                   nr        ***       ***        ***

BB0102.85   32mm diameter                                   nr        ***       ***        ***

            Motorized three-way control valves; electric;
            including actuators

BB0102.86   50mm diameter                                   nr
                                                                      ***       ***        ***
BB0102.87   65mm diameter                                   nr

BB0102.88   80mm diameter                                   nr        ***       ***        ***

BB0102.89   100mmdiameter                                   nr        ***       ***        ***

BB0102.90   150mm diameter                                  nr        ***       ***        ***

            Motorized butterfly valves; electric;
            including actuators

BB0102.91   250mm diameter                                  nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/9                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            In-line equipment(Cont'd)

            Strainers; bronze; "Y" type; with drain valves and plugs(Cont'd)

BB0102.92   50mm diameter                                   nr        ***       ***        ***

            Strainers; cast iron; "Y" type; with drain valves and plugs

BB0102.93   65mm diameter                                   nr        ***       ***        ***

BB0102.94   80mm diameter                                   nr        ***       ***        ***

BB0102.95   100mm diameter                                  nr        ***       ***        ***

BB0102.96   150mm diameter                                  nr        ***       ***        ***

BB0102.97   200mm diameter                                  nr        ***       ***        ***

BB0102.98   250mm diameter                                  nr        ***       ***        ***

            Flexible connectors

BB0102.99   mounting on or jointing to pipes; 50mm
            diameter                                        nr        ***       ***        ***

BB0102.100  mounting on or jointing to pipes; 65mm
            diameter                                        nr        ***       ***        ***

BB0102.101  mounting on or jointing to pipes; 80mm
            diameter                                        nr        ***       ***        ***

BB0102.102  mounting on or jointing to pipes; 100mm
            diameter                                        nr        ***       ***        ***

BB0102.103  mounting on or jointing to pipes; 150mm
            diameter                                        nr        ***       ***        ***

BB0102.104  mounting on or jointing to pipes; 200mm
            diameter                                        nr        ***       ***        ***

BB0102.105  mounting on or jointing to pipes; 250mm
            diameter                                        nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/10               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Thermal insulation; phenolic foam thermal insulation

            50mm thick insulation

BB0104.1    fixing to pipes; 25mm diameter                  m         ***       ***        ***

BB0104.2    fixing to pipes; 32mm diameter                  m         ***       ***        ***

BB0104.3    fixing to pipes; 40mm diameter                  m         ***       ***        ***

BB0104.4    fixing to pipes; 50mm diameter                  m         ***       ***        ***

BB0104.5    fixing to pipes; 65mm diameter                  m         ***       ***        ***

BB0104.6    fixing to pipes; 80mm diameter                  m         ***       ***        ***

BB0104.7    Extra over insulation to pipework; 65mm
            diameter; for bends                             nr        ***       ***        ***

BB0104.8    Extra over insulation to pipework; 65mm
            diameter; for reducing tees                     nr        ***       ***        ***

BB0104.9    Extra over insulation to pipework; 80mm
            diameter; for bends                             nr        ***       ***        ***

BB0104.10   Extra over insulation to pipework; 80mm
            diameter; for reducing tees                     nr        ***       ***        ***

            65mm thick insulation

BB0104.11   fixing to pipes; 25mm diameter                  m         ***       ***        ***

BB0104.12   fixing to pipes; 32mm diameter                  m         ***       ***        ***

BB0104.13   fixing to pipes; 40mm diameter                  m         ***       ***        ***

BB0104.14   fixing to pipes; 50mm diameter                  m         ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/11               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Thermal insulation; phenolic foam thermal insulation (Cont'd)

            65mm thick insulation (Cont'd)

BB0104.15   fixing to pipes; 65mm diameter                  m         ***       ***        ***

BB0104.16   fixing to pipes; 80mm diameter                  m         ***       ***        ***

BB0104.17   fixing to pipes; 100mm diameter                 m         ***       ***        ***

BB0104.18   Extra over insulation to pipework; 65mm
            diameter; for bends                             nr        ***       ***        ***

BB0104.19   Extra over insulation to pipework; 65mm
            diameter; for tees                              nr        ***       ***        ***

BB0104.20   Extra over insulation to pipework; 65mm
            diameter; for reducing tees                     nr        ***       ***        ***

BB0104.21   Extra over insulation to pipework; 80mm
            diameter; for bends                             nr        ***       ***        ***

BB0104.22   Extra over insulation to pipework; 80mm
            diameter; for reducing tees                     nr        ***       ***        ***

BB0104.23   Extra over insulation to pipework; 100mm
            diameter; for bends                             nr        ***       ***        ***

BB0104.24   Extra over insulation to pipework; 100mm
            diameter; for tees                              nr        ***       ***        ***

BB0104.25   Extra over insulation to pipework; 100mm
            diameter; for reducing tees                     nr        ***       ***        ***

BB0104.26   Extra over insulation to pipework; 100mm
            diameter; for reducing crosses                  nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/12               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Thermal insulation; phenolic foam thermal insulation (Cont'd)

            65mm thick insulation (Cont'd)

BB0104.27   fixing to pipes; 125mm diameter                 m         ***       ***        ***

BB0104.28   fixing to pipes; 150mm diameter                 m         ***       ***        ***

BB0104.29   fixing to pipes; 250mm diameter                 m         ***       ***        ***

BB0104.30   fixing to pipes; 350mm diameter                 m         ***       ***        ***

BB0104.31   fixing to pipes; 500mm diameter                 m         ***       ***        ***

BB0104.32   Extra over insulation to pipework; 125mm
            diameter; for reducing tees                     nr        ***       ***        ***

BB0104.33   Extra over insulation to pipework; 150mm
            diameter; for reducing tees                     nr        ***       ***        ***

BB0104.34   Extra over insulation to pipework; 250mm
            diameter; for bends                             nr        ***       ***        ***

BB0104.35   Extra over insulation to pipework; 250mm
            diameter; for reducing tees                     nr        ***       ***        ***

BB0104.36   Extra over insulation to pipework; 350mm
            diameter; for reducing tees                     nr        ***       ***        ***

BB0104.37   Extra over insulation to pipework; 350mm
            diameter; for reducing crosses                  nr        ***       ***        ***

BB0104.38   Extra over insulation to pipework; 500mm
            diameter; for bends                             nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/13               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Thermal insulation; phenolic foam thermal insulation (Cont'd)

            65mm thick insulation; including 0.6mm thick aluminium cladding

BB0104.39   fixing to pipes; 25mm diameter                  m         ***       ***        ***

BB0104.40   fixing to pipes; 32mm diameter                  m         ***       ***        ***

BB0104.41   fixing to pipes; 40mm diameter                  m         ***       ***        ***

BB0104.42   fixing to pipes; 50mm diameter                  m         ***       ***        ***

BB0104.43   fixing to pipes; 65mm diameter                  m         ***       ***        ***

BB0104.44   fixing to pipes; 80mm diameter                  m         ***       ***        ***

BB0104.45   fixing to pipes; 100mm diameter                 m         ***       ***        ***

BB0104.46   Extra over insulation to pipework; 65mm
            diameter; for bends                             nr        ***       ***        ***

BB0104.47   Extra over insulation to pipework; 65mm
            diameter; for reducing tees                     nr        ***       ***        ***

BB0104.48   Extra over insulation to pipework; 80mm
            diameter; for bends                             nr        ***       ***        ***

BB0104.49   Extra over insulation to pipework; 100mm
            diameter; for bends                             nr        ***       ***        ***

BB0104.50   Extra over insulation to pipework; 100mm
            diameter; for reducing tees                     nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/14               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Thermal insulation; phenolic foam thermal insulation (Cont'd)

            65mm thick insulation; including 0.8mm thick aluminium cladding (Cont'd)

BB0104.51   fixing to pipes; 150mm diameter                 m         ***       ***        ***

BB0104.52   fixing to pipes; 200mm diameter                 m         ***       ***        ***

BB0104.53   fixing to pipes; 250mm diameter                 m         ***       ***        ***

BB0104.54   fixing to pipes; 350mm diameter                 m         ***       ***        ***

BB0104.55   fixing to pipes; 450mm diameter                 m         ***       ***        ***

BB0104.56   Extra over insulation to pipework; 150mm
            diameter; for bends                             nr        ***       ***        ***

BB0104.57   Extra over insulation to pipework; 150mm
            diameter; for reducing tees                     nr        ***       ***        ***

BB0104.58   Extra over insulation to pipework; 200mm
            diameter; for bends                             nr        ***       ***        ***

BB0104.59   Extra over insulation to pipework; 200mm
            diameter; for reducing tees                     nr        ***       ***        ***

BB0104.60   Extra over insulation to pipework; 250mm
            diameter; for bends                             nr        ***       ***        ***

BB0104.61   Extra over insulation to pipework; 250mm
            diameter; for reducing tees                     nr        ***       ***        ***

BB0104.62   Extra over insulation to pipework; 350mm
            diameter; for bends                             nr        ***       ***        ***

BB0104.63   Extra over insulation to pipework; 350mm
            diameter; for reducing tees                     nr        ***       ***        ***

BB0104.64   Extra over insulation to pipework; 450mm
            diameter; for bends                             nr        ***       ***        ***

BB0104.65   Extra over insulation to pipework; 450mm
            diameter; for reducing tees                     nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/15               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Thermal insulation; polystyrene

            65mm thick insulation; cover in wire netting of 25mm mesh 1 mm diameter and coated with 15mm thick cement plaster

BB0104.66   fixing to pipes; 250mm diameter                 m         ***       ***        ***

BB0104.67   fixing to pipes; 500mm diameter                 m         ***       ***        ***

BB0104.68   Extra over insulation to pipework; 250mm
            diameter; for bends                             nr        ***       ***        ***

BB0104.69   Extra over insulation to pipework; 500mm
            diameter; for bends                             nr        ***       ***        ***

BB0104.70   Extra over insulation to pipework; 500mm
            diameter; for reducing tees                     nr        ***       ***        ***

            Thermal insulation; phenolic foam thermal insulation

            50mm thick insulation; including aluminium split boxes

BB0104.71   fixing to gate valves; 25mm diameter            nr        ***       ***        ***

BB0104.72   fixing to globe valves; 25mm diameter           nr        ***       ***        ***

BB0104.73   fixing to motorized two-way control valves;
            25mm diameter                                   nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/16               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Thermal insulation; phenolic foam thermal insulation (Cont'd)

            65mm thick insulation; including aluminium split boxes

BB0104.74   fixing to gate valves; 25mm diameter            nr        ***       ***        ***

BB0104.75   fixing to gate valves; 32mm diameter            nr        ***       ***        ***

BB0104.76   fixing to gate valves; 40mm diameter            nr        ***       ***        ***

BB0104.77   fixing to gate valves; 50mm diameter            nr        ***       ***        ***

BB0104.78   fixing to gate valves; 65mm diameter            nr        ***       ***        ***

BB0104.79   fixing to gate valves; 80mm diameter            nr        ***       ***        ***

BB0104.80   fixing to gate valves; 100mm diameter           nr        ***       ***        ***

BB0104.81   fixing to double regulating valves; 25mm
            diameter                                        nr        ***       ***        ***

BB0104.82   fixing to double regulating valves; 32mm
            diameter                                        nr        ***       ***        ***

BB0104.83   fixing to double regulating valves; 40mm
            diameter                                        nr        ***       ***        ***

BB0104.84   fixing to double regulating valves; 50mm
            diameter                                        nr        ***       ***        ***

BB0104.85   fixing to double regulating valves; 65mm
            diameter                                        nr        ***       ***        ***

BB0104.86   fixing to double regulating valves; 80mm
            diameter                                        nr        ***       ***        ***

BB0104.87   fixing to double regulating valves; 100mm
            diameter                                        nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/17               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Thermal insulation; phenolic foam thermal insulation (Cont'd)

            65mm thick insulation; including aluminium split boxes (Cont'd)

BB104.88    fixing to globe valves; 25mm diameter           nr        ***       ***        ***

BB104.89    fixing to globe valves; 32mm diameter           nr        ***       ***        ***

BB104.90    fixing to motorized two-way control valves;
            25mm diameter                                   nr        ***       ***        ***

BB104.91    fixing to motorized two-way control valves;
            32mm diameter                                   nr        ***       ***        ***

BB104.92    fixing to motorized three-way control valves;
            50mm diameter                                   nr        ***       ***        ***

BB104.93    fixing to motorized three-way control valves;
            65mm diameter                                   nr        ***       ***        ***

BB104.94    fixing to motorized three-way control valves;
            80mm diameter                                   nr        ***       ***        ***

BB104.95    fixing to motorized three-way control valves;
            100mm diameter                                  nr        ***       ***        ***

BB104.96    fixing to strainers; "Y" type; 50mm diameter    nr        ***       ***        ***

BB104.97    fixing to strainers; "Y" type; 65mm diameter    nr        ***       ***        ***

BB104.98    fixing to strainers; "Y" type; 80mm diameter    nr        ***       ***        ***

BB104.99    fixing to strainers; "Y" type; 100mm diameter   nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/18               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Thermal insulation; phenolic foam thermal insulation (Cont'd)

            65mm thick insulation; including aluminium split boxes (Cont'd)

BB0104.100  fixing to flexible connectors; 50mm diameter    nr        ***       ***        ***

BB0104.101  fixing to flexible connectors; 65mm diameter    nr        ***       ***        ***

BB0104.102  fixing to flexible connectors; 80mm diameter    nr        ***       ***        ***

BB0104.103  fixing to flexible connectors; 100mm diameter   nr        ***       ***        ***

BB0104.104  fixing to gate valves; 150mm diameter           nr        ***       ***        ***

BB0104.105  fixing to gate valves; 200mm diameter           nr        ***       ***        ***

BB0104.106  fixing to gate valves; 250mm diameter           nr        ***       ***        ***

BB0104.107  fixing to double regulating valves; 150mm
            diameter                                        nr        ***       ***        ***

BB0104.108  fixing to double regulating valves; 200mm
            diameter                                        nr        ***       ***        ***

BB0104.109  fixing to double regulating valves; 250mm
            diameter                                        nr        ***       ***        ***

BB0104.110  fixing to check valves; 200mm diameter          nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/19               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Thermal insulation; phenolic foam thermal insulation (Cont'd)

            65mm thick insulation; including aluminium split boxes (Cont'd)

BB0104.111  fixing to butterfly valves; 200mm diameter      nr        ***       ***        ***

BB0104.112  fixing to strainers; "Y" type; 150mm diameter   nr        ***       ***        ***

BB0104.113  fixing to strainers; "Y" type; 200mm diameter   nr        ***       ***        ***

BB0104.114  fixing to flexible connectors; 150mm diameter   nr        ***       ***        ***

BB0104.115  fixing to flexible connectors; 200mm diameter   nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/20               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CHILLED WATER

            Thermal insulation; polystyrene

            65mm thick insulation; covered in wire netting of 25mm mesh 1mm diameter and coated with 15mm thick cement plaster

BB0104.116  fixing to gate valves with plugs; 250mm
            diameter                                        nr        ***       ***        ***

BB0104.117  fixing to gate valves with plugs; 500mm
            diameter                                        nr        ***       ***        ***

BB0104.118  fixing to butterfly valves; 250mm diameter      nr        ***       ***        ***

BB0104.119  fixing to double regulating valves; 250mm
            diameter                                        nr        ***       ***        ***

BB0104.120  fixing to motorized butterfly valves; 250mm
            diameter                                        nr        ***       ***        ***

BB0104.121  fixing to strainers; "Y" type; 250mm diameter   nr        ***       ***        ***

BB0104.122  fixing to flexible connectors; 250mm diameter   nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/21               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's Other Charges

            The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

            The unit of measurement for any Contractor's
            Other Charge shall be "sum", with Quantity and
            Rate columns entered with "N/A".                                               ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/22               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter hereunder in detail
            any method related charges items in accordance
            with CESMM3 Section 7                                                          ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.1       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.1/23               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.1                                 G1.1 : Chilled Water System

                                DESCRIPTION                                             AMOUNT HK$
---------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG1.1 : Chilled Water System

Page No.LSG1.1/1                                                                            ***

Page No.LSG1.1/2                                                                            ***

Page No.LSG1.1/3                                                                            ***

Page No.LSG1.1/4                                                                            ***

Page No.LSG1.1/5                                                                            ***

Page No.LSG1.1/6                                                                            ***

Page No.LSG1.1/7                                                                            ***

Page No.LSG1.1/8                                                                            ***

Page No.LSG1.1/9                                                                            ***

Page No.LSG1.1/10                                                                           ***

Page No.LSG1.1/11                                                                           ***

Page No.LSG1.1/12                                                                           ***

Page No.LSG1.1/13                                                                           ***

Page No.LSG1.1/14                                                                           ***

Page No.LSG1.1/15                                                                           ***

Page No.LSG1.1/16                                                                           ***

Page No.LSG1.1/17                                                                           ***

Page No.LSG1.1/18                                                                           ***

Page No.LSG1.1/19                                                                           ***

Page No.LSG1.1/20                                                                           ***

Page No.LSG1.1/21                                                                           ***

Page No.LSG1.1/22                                                                           ***

Page No.LSG1.1/23                                                                           ***

--------------------------------------------------------------------------------------------------
                                                       Total of Lump Sum Item LSG1.1        ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG1.1/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.2                                    G1.2 : Condensate Drains

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CONDENSATE DRAINS

            Galvanised steel pipes and fittings;
            B.S. 1387; medium grade

            Fixing to walls, columns and the like; screwed socket joints

BB0202.1    32mm diameter                                   m         ***       ***        ***

BB0202.2    40mm diameter                                   m         ***       ***        ***

BB0202.3    50mm diameter                                   m         ***       ***        ***

BB0202.4    65mm diameter                                   m         ***       ***        ***

BB0202.5    80mm diameter                                   m         ***       ***        ***

            Fixing to or suspending from soffits; screwed socket joints

BB0202.6    25mm diameter                                   m         ***       ***        ***

BB0202.7    32mm diameter                                   m         ***       ***        ***

BB0202.8    40mm diameter                                   m         ***       ***        ***

BB0202.9    50mm diameter                                   m         ***       ***        ***

BB0202.10   65mm diameter                                   m         ***       ***        ***

BB0202.11   80mm diameter                                   m         ***       ***        ***

            Extra over 65mm diameter pipe for

BB0202.12   bends                                           nr        ***       ***        ***

BB0202.13   reducing tees                                   nr        ***       ***        ***

            Extra over 80mm diameter pipe for

BB0202.14   bends                                           nr        ***       ***        ***

BB0202.15   reducing tees                                   nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.2       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.2/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.2                                    G1.2 : Condensate Drains

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CONDENSATE DRAINS

            In-line equipment

            Condensate drain trap

BB0202.16   jointing to 25mm diameter pipes                 nr        ***       ***        ***

BB0202.17   jointing to 32mm diameter pipes                 nr        ***       ***        ***

            Anti-siphonic traps

BB0202.18   jointing to 25mm diameter pipes                 nr        ***       ***        ***

BB0202.19   jointing to 32mm diameter pipes                 nr        ***       ***        ***

            Thermal insulation; phenolic foam thermal insulation

            25mm thick insulation

BB0204.1    fixing to pipes; 25mm diameter                  m         ***       ***        ***

BB0204.2    fixing to pipes; 32mm diameter                  m         ***       ***        ***

BB0204.3    fixing to pipes; 40mm diameter                  m         ***       ***        ***

BB0204.4    fixing to pipes; 50mm diameter                  m         ***       ***        ***

BB0204.5    fixing to pipes; 65mm diameter                  m         ***       ***        ***

BB0204.6    fixing to pipes; 80mm diameter                  m         ***       ***        ***

BB0204.7    Extra over insulation to pipework; 65mm
            diameter; for bends                             nr        ***       ***        ***

BB0204.8    Extra over insulation to pipework; 65mm
            diameter; for reducing tees                     nr        ***       ***        ***

BB0204.9    Extra over insulation to pipework; 80mm
            diameter; for bends                             nr        ***       ***        ***

BB0204.10   Extra over insulation to pipework; 80mm
            diameter; for reducing tees                     nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.2       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.2/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.2                                    G1.2 : Condensate Drains

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            CONDENSATE DRAINS

            Thermal insulation; phenolic foam thermal insulation(Cont'd)

            25mm thick insulation(Cont'd)

BB0204.11   fixing to condensate drain traps; 25mm
            diameter                                        nr        ***       ***        ***

BB0204.12   fixing to condensate drain traps; 32mm
            diameter                                        nr        ***       ***        ***

BB0204.13   fixing to anti-siphonic traps; 25mm diameter    nr        ***       ***        ***

BB0204.14   fixing to anti-siphonic traps; 32mm diameter    nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.2       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.2/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.2                                    G1.2 : Condensate Drains

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Contractor's other Charges

            The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

            The unit of measurement for any Contractor's
            Other Charge shall be "sum", with Quantity and
            Rate columns entered with "N/A".                sum       N/A       N/A        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.2       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.2/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.2                                    G1.2 : Condensate Drains

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            GENERAL ITEMS

            Method-Related Charges

            The Contractor shall enter hereunder in detail
            any method related charges items in accordance
            with CESMM3 Section 7                                                          ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.2       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.2/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.2                                    G1.2 : Condensate Drains

                                DESCRIPTION                                             AMOUNT HK$
---------------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG1. 2 :
Condensate Drains

Page No.LSG1.2/1                                                                           ***

Page No.LSG1.2/2                                                                           ***

Page No.LSG1.2/3                                                                           ***

Page No.LSG1.2/4                                                                           ***

Page No.LSG1.2/5                                                                           ***

--------------------------------------------------------------------------------------------------
                                                       Total of Lump Sum Item LSG1.2       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG1.2/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                    G1.3 : Condensate Drains

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Equipment and ancillaries

            Ventilation fans; complete with all necessary accessories and connections

BB0601.1    propeller type; air flow rate 0.03 m3/s; ref
            EAF-216, 218, 220, 222, 421, 424, 426, 428,
            430                                             nr        ***       ***        ***

BB0601.2    propeller type; air flow rate 0.06 m3/s; ref
            EAF-420                                         nr        ***       ***        ***

BB0601.3    propeller type; air flow rate 0.65 m3/s; ref
            EAF-217, 219, 221, 223, 425, 427, 429, 431      nr        ***       ***        ***

BB0601.4    propeller type; air flow rate 0.66 m3/s; ref
            EAF-418 & 419                                   nr        ***       ***        ***

BB0601.5    propeller type; air flow rate 0.67 m3/s; ref
            EAF-204 & 208                                   nr        ***       ***        ***

BB0601.6    vaneaxial type; air flow rate 0.03 m3/s; 400
            Pa; ; ref EAF-009                               nr        ***       ***        ***

BB0601.7    vaneaxial type; air flow rate 0.04 m3/s; 400
            Pa; ; ref EAF-403                               nr        ***       ***        ***

BB0601.8    vaneaxial type; air flow rate 0.06 m3/s; 400
            Pa; ; ref EAF-017, 501, 601                     nr        ***       ***        ***

BB0601.9    vaneaxial type; air flow rate 0.07 m3/s; 400
            Pa; ; ref EAF-102                               nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Equipment and ancillaries(Cont'd)

            Ventilation fans; complete with all necessary accessories and connections (Cont'd)

BB0601.10   vaneaxial type; air flow rate 0.08 m3/s; 400
            Pa; ; ref EAF-214                               nr        ***       ***        ***

BB0601.11   vaneaxial type; air flow rate 0.09 m3/s; 400
            Pa; ; ref EAF-416 & 623                         nr        ***       ***        ***

BB0601.12   vaneaxial type; air flow rate 0.10 m3/s; 320
            Pa; ; ref EAF-404                               nr        ***       ***        ***

BB0601.13   vaneaxial type; air flow rate 0.10 m3/s; 400
            Pa; ; ref EAF-060                               nr        ***       ***        ***

BB0601.14   vaneaxial type; air flow rate 0.11 m3/s; 340
            Pa; ; ref EAF-206                               nr        ***       ***        ***

BB0601.15   vaneaxial type; air flow rate 0.11 m3/s; 355
            Pa; ; ref EAF-417                               nr        ***       ***        ***

BB0601.16   vaneaxial type; air flow rate 0.12 m3/s; 400
            Pa; ; ref EAF-041                               nr        ***       ***        ***

BB0601.17   vaneaxial type; air flow rate 0.13 m3/s; 325
            Pa; ; ref EAF-104                               nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Equipment and ancillaries(Cont'd)

            Ventilation fans; complete with all necessary accessories and connections (Cont'd)

BB0601.18   vaneaxial type; air flow rate 0.13 m3/s; 410
            Pa; ; ref EAF-205                               nr        ***       ***        ***

BB0601.19   vaneaxial type; air flow rate 0.14 m3/s; 325
            Pa; ; ref EAF-607                               nr        ***       ***        ***

BB0601.20   vaneaxial type; air flow rate 0.14 m3/s; 400
            Pa; ; ref EAF-010                               nr        ***       ***        ***

BB0601.21   vaneaxial type; air flow rate 0.16 m3/s; 400
            Pa; ; ref EAF-604                               nr        ***       ***        ***

BB0601.22   vaneaxial type; air flow rate 0.24 m3/s; 400
            Pa; ; ref EAF-203                               nr        ***       ***        ***

BB0601.23   vaneaxial type; air flow rate 0.26 m3/s; 410
            Pa; ; ref EAF-411                               nr        ***       ***        ***

BB0601.24   vaneaxial type; air flow rate 0.28 m3/s; 325
            Pa; ; ref EAF-610                               nr        ***       ***        ***

BB0601.25   vaneaxial type; air flow rate 0.28 m3/s; 400
            Pa; ; ref EAF-603                               nr        ***       ***        ***

BB0601.26   vaneaxial type; air flow rate 0.30 m3/s; 415
            Pa; ; ref EAF-412                               nr        ***       ***        ***

BB0601.27   vaneaxial type; air flow rate 0.33 m3/s; 400
            Pa; ; ref EAF-621                               nr        ***       ***        ***

BB0601.28   vaneaxial type; air flow rate 0.35 m3/s; 400
            Pa; ; ref EAF-624                               nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Equipment and ancillaries (Cont'd)

            Ventilation fans; complete with all necessary accessories and connections (Cont'd)

BB0601.29   vaneaxial type; air flow rate 0.38 m3/s; 400
            Pa; ; ref EAF-209                               nr        ***       ***        ***

BB0601.30   vaneaxial type; air flow rate 0.41 m3/s; 300
            Pa; ; ref EAF-058                               nr        ***       ***        ***

BB0601.31   vaneaxial type; air flow rate 0.42 m3/s; 375
            Pa; ; ref EAF-410                               nr        ***       ***        ***

BB0601.32   vaneaxial type; air flow rate 0.45 m3/s; 400
            Pa; ; ref EAF-406                               nr        ***       ***        ***

BB0601.33   vaneaxial type; air flow rate 0.46 m3/s; 315
            Pa; ; ref EAF-002 & 008                         nr        ***       ***        ***

BB0601.34   vaneaxial type; air flow rate 0.47 m3/s; 400
            Pa; ; ref EAF-011                               nr        ***       ***        ***

BB0601.35   vaneaxial type; air flow rate 0.49 m3/s; 400
            Pa; ; ref EAF-012 & 622                         nr        ***       ***        ***

BB0601.36   vaneaxial type; air flow rate 0.50 m3/s; 380
            Pa; ; ref EAF-609                               nr        ***       ***        ***

BB0601.37   vaneaxial type; air flow rate 0.55 m3/s; 400
            Pa; ; ref EAF-405                               nr        ***       ***        ***

BB0601.38   vaneaxial type; air flow rate 0.57 m3/s; 340
            Pa; ; ref EAF-047                               nr        ***       ***        ***

BB0601.39   vaneaxial type; air flow rate 0.58 m3/s; 380
            Pa; ; ref EAF-023                               nr        ***       ***        ***

BB0601.40   vaneaxial type; air flow rate 0.59 m3/s; 406
            Pa; ; ref EAF-602                               nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Equipment and ancillaries(Cont'd)

            Ventilation fans; complete with all necessary accessories and connections (Cont'd)

BB0601.41   vaneaxial type; air flow rate 0.66 m3/s; 360
            Pa; ; ref EAF-045                               nr        ***       ***        ***

BB0601.42   vaneaxial type; air flow rate 0.69 m3/s; 400
            Pa; ; ref EAF-211                               nr        ***       ***        ***

BB0601.43   vaneaxial type; air flow rate 0.73 m3/s; 400
            Pa; ; ref EAF-422                               nr        ***       ***        ***

BB0601.44   vaneaxial type; air flow rate 0.74 m3/s; 400
            Pa; ; ref EAF-106, 402 & 432                    nr        ***       ***        ***

BB0601.45   vaneaxial type; air flow rate 0.75 m3/s; 400
            Pa; ; ref EAF-435                               nr        ***       ***        ***

BB0601.46   vaneaxial type; air flow rate 0.75 m3/s; 405
            Pa; ; ref EAF-201                               nr        ***       ***        ***

BB0601.47   vaneaxial type; air flow rate 0.76 m3/s; 400
            Pa; ; ref EAF-101                               nr        ***       ***        ***

BB0601.48   vaneaxial type; air flow rate 0.77 m3/s; 400
            Pa; ; ref EAF-401 & 423                         nr        ***       ***        ***

BB0601.49   vaneaxial type; air flow rate 0.80 m3/s; 400
            Pa; ; ref EAF-608                               nr        ***       ***        ***

BB0601.50   vaneaxial type; air flow rate 0.85 m3/s; 350
            Pa; ; ref EAF-015                               nr        ***       ***        ***

BB0601.51   vaneaxial type; air flow rate 0.85 m3/s; 400
            Pa; ; ref EAF-612                               nr        ***       ***        ***

BB0601.52   vaneaxial type; air flow rate 0.87 m3/s; 340
            Pa; ; ref EAF-014                               nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Equipment and ancillaries(Cont'd)

            Ventilation fans; complete with all necessary accessories and connections (Cont'd)

BB0601.53   vaneaxial type; air flow rate 0.88 m3/s; 380
            Pa; ; ref EAF-030                               nr        ***       ***        ***

BB0601.54   vaneaxial type; air flow rate 0.90 m3/s; 350
            Pa; ; ref EAF-007                               nr        ***       ***        ***

BB0601.55   vaneaxial type; air flow rate 0.90 m3/s; 400
            Pa; ; ref EAF-617 & 618                         nr        ***       ***        ***

BB0601.56   vaneaxial type; air flow rate 0.94 m3/s; 415
            Pa; ; ref EAF-029                               nr        ***       ***        ***

BB0601.57   vaneaxial type; air flow rate 0.96 m3/s; 300
            Pa; ; ref EAF-103                               nr        ***       ***        ***

BB0601.58   vaneaxial type; air flow rate 0.98 m3/s; 345
            Pa; ; ref EAF-022                               nr        ***       ***        ***

BB0601.59   vaneaxial type; air flow rate 0.98 m3/s; 400
            Pa; ; ref EAF-619 & 620                         nr        ***       ***        ***

BB0601.60   vaneaxial type; air flow rate 1.00 m3/s; 360
            Pa; ; ref EAF-003                               nr        ***       ***        ***

BB0601.61   vaneaxial type; air flow rate 1.05 m3/s; 410
            Pa; ref EAF-407                                 nr        ***       ***        ***

BB0601.62   vaneaxial type; air flow rate 1.13 m3/s; 320
            Pa; ref EAF-004                                 nr        ***       ***        ***

BB0601.63   vaneaxial type; air flow rate 1.13 m3/s; 400
            Pa; ref EAF-224                                 nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/6                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Equipment and ancillaries(Cont'd)

            Ventilation fans; complete with all necessary accessories and connections (Cont'd)

BB0601.64   vaneaxial type; air flow rate 1.14 m3/s; 330
            Pa; ; ref EAF-006                               nr        ***       ***        ***

BB0601.65   vaneaxial type; air flow rate 1.18 m3/s; 320
            Pa; ; ref EAF-036                               nr        ***       ***        ***

BB0601.66   vaneaxial type; air flow rate 1.18 m3/s; 335
            Pa; ; ref EAF-004                               nr        ***       ***        ***

BB0601.67   vaneaxial type; air flow rate 1.20 m3/s; 435
            Pa; ; ref EAF-039                               nr        ***       ***        ***

BB0601.68   vaneaxial type; air flow rate 1.24 m3/s; 400
            Pa; ; ref EAF-105                               nr        ***       ***        ***

BB0601.69   vaneaxial type; air flow rate 1.33 m3/s; 430
            Pa; ; ref EAF-415                               nr        ***       ***        ***

BB0601.70   vaneaxial type; air flow rate 1.36 m3/s; 415
            Pa; ; ref EAF-413                               nr        ***       ***        ***

BB0601.71   vaneaxial type; air flow rate 1.39 m3/s; 300
            Pa; ; ref EAF-001                               nr        ***       ***        ***

BB0601.72   vaneaxial type; air flow rate 1.43 m3/s; 400
            Pa; ref EAF-005                                 nr        ***       ***        ***

BB0601.73   vaneaxial type; air flow rate 1.47 m3/s; 525
            Pa; ref EAF-409                                 nr        ***       ***        ***

BB0601.74   vaneaxial type; air flow rate 1.48 m3/s; 630
            Pa; ref EAF-202                                 nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/7                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Equipment and ancillaries(Cont'd)

            Ventilation fans; complete with all necessary accessories and connections (Cont'd)

BB0601.75   vaneaxial type; air flow rate 1.51 m3/s; 345
            Pa; ; ref EAF-046                               nr        ***       ***        ***

BB0601.76   vaneaxial type; air flow rate 1.56 m3/s; 455
            Pa; ; ref EAF-057                               nr        ***       ***        ***

BB0601.77   vaneaxial type; air flow rate 1.72 m3/s; 305
            Pa; ; ref EAF-055 & 056                         nr        ***       ***        ***

BB0601.78   vaneaxial type; air flow rate 1.73 m3/s; 400
            Pa; ; ref EAF-414                               nr        ***       ***        ***

BB0601.79   vaneaxial type; air flow rate 1.74 m3/s; 400
            Pa; ; ref EAF-408                               nr        ***       ***        ***

BB0601.80   vaneaxial type; air flow rate 1.75 m3/s; 400
            Pa; ; ref EAF-615                               nr        ***       ***        ***

BB0601.81   vaneaxial type; air flow rate 1.77 m3/s; 400
            Pa; ; ref EAF-212                               nr        ***       ***        ***

BB0601.82   vaneaxial type; air flow rate 1.79 m3/s; 400
            Pa; ; ref EAF-616                               nr        ***       ***        ***

BB0601.83   vaneaxial type; air flow rate 1.80 m3/s; 330
            Pa; ref EAF-016                                 nr        ***       ***        ***

BB0601.84   vaneaxial type; air flow rate 1.81 m3/s; 400
            Pa; ref EAF-210                                 nr        ***       ***        ***

BB0601.85   vaneaxial type; air flow rate 1.85 m3/s; 400
            Pa; ref EAF-013                                 nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/8                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                  ITEM DESCRIPTION                 UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Equipment and ancillaries(Cont'd)

            Ventilation fans; complete with all necessary accessories and connections (Cont'd)

BB0601.86   vaneaxial type; air flow rate 1.92 m3/s; 470
            Pa; ; ref EAF-038                               nr        ***       ***        ***

BB0601.87   vaneaxial type; air flow rate 2.15 m3/s; 510
            Pa; ; ref EAF-037                               nr        ***       ***        ***

BB0601.88   vaneaxial type; air flow rate 2.20 m3/s; 400
            Pa; ; ref EAF-025                               nr        ***       ***        ***

BB0601.89   vaneaxial type; air flow rate 2.40 m3/s; 400
            Pa; ; ref EAF-613 & 614                         nr        ***       ***        ***

BB0601.90   vaneaxial type; air flow rate 2.42 m3/s; 355
            Pa; ; ref EAF-049                               nr        ***       ***        ***

BB0601.91   vaneaxial type; air flow rate 2.52 m3/s; 695
            Pa; ; ref EAP-215                               nr        ***       ***        ***

BB0601.92   vaneaxial type; air flow rate 3.36 m3/s; 345
            Pa; ; ref EAF-050                               nr        ***       ***        ***

BB0601.93   vaneaxial type; air flow rate 4.49 m3/s; 400
            Pa; ; ref EAF-042                               nr        ***       ***        ***

BB0601.94   vaneaxial type; air flow rate 4.65 m3/s; 400
            Pa; ref EAF-031                                 nr        ***       ***        ***

BB0601.95   vaneaxial type; air flow rate 13.23 m3/s; 720
            Pa; ref EAF-018 to 021                          nr        ***       ***        ***

BB0601.96   vaneaxial type; air flow rate 13.23 m3/s; 565
            Pa; ref EAF-001 to 004                          nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/9                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Equipment and ancillaries(Cont'd)

            Ventilation fans; complete with all necessary accessories and connections (Cont'd)

BB0601.97   vaneaxial type; air flow rate 30.00 m3/s; 600
            Pa; fire rated at 250 deg. for 1 hr; ref
            EAF-144 & 146                                   nr        ***       ***        ***

BB0601.98   vaneaxial type; air flow rate 30.00 m3/s; 600
            Pa; fire rated at 250 deg. for 1 hr and for
            future provision; ref EAF-145 & 147             nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/10               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                  ITEM DESCRIPTION                UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Equipment and ancillaries(Cont'd)

            Ventilation fans; complete with all necessary accessories and connections (Cont'd)

BB0601.99   vaneaxial type; air flow rate 8.35 m3/s; 400
            Pa; fire rated at 250 deg. for 1 hr; ref
            SPF-001 to 004                                  nr        ***       ***        ***

BB0601.100  vaneaxial type; air flow rate 8.48 m3/s; 400
            Pa; fire rated at 250 deg. for 1 hr; ref
            SPF-006 & 007                                   nr        ***       ***        ***

BB0601.101  vaneaxial type; air flow rate 8.61 m3/s; 400
            Pa; fire rated at 250 deg. for 1 hr; ref
            SPF-005 & 008                                   nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/11               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                  ITEM DESCRIPTION                UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Equipment and ancillaries (Cont'd)

            Ventilation fans; complete with all necessary accessories and connections (Cont'd)

BB0601.102  vaneaxial type; air flow rate 0.20 m3/s; 450
            Pa; spark-proof; ref EAF-611                    nr        ***       ***        ***

BB0601.103  vaneaxial type; air flow rate 0.23 m3/s; 340
            Pa; spark-proof; ref EAF-433 & 434              nr        ***       ***        ***

BB0601.104  vaneaxial type; air flow rate 0.36 m3/s; 320
            Pa; spark-proof; ref EAF-606                    nr        ***       ***        ***

BB0601.105  centrifugal type; air flow rate 0.54 m3/s; 345
            Pa; spark-proof; ref EAF-605                    nr        ***       ***        ***

BB0601.106  centrifugal type; air flow rate 0.04 m3/s; 400
            Pa; ref TEF-415 & 416                           nr        ***       ***        ***

BB0601.107  centrifugal type; air flow rate 0.13 m3/s; 400
            Pa; ref TEF-207 & 208                           nr        ***       ***        ***

BB0601.108  centrifugal type; air flow rate 0.19 m3/s; 400
            Pa; ref TEF-201 & 202                           nr        ***       ***        ***

BB0601.109  centrifugal type; air flow rate 0.22 m3/s; 400
            Pa; ref TEF-403 & 404                           nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/12               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Equipment and ancillaries(Cont'd)

            Ventilation fans; complete with all necessary accessories and connections (Cont'd)

BB0601.110  centrifugal type; air flow rate 0.23 m3/s; 400
            Pa; ref TEF-009 & 010                           nr        ***       ***        ***

BB0601.111  centrifugal type; air flow rate 0.24 m3/s; 400
            Pa; ref TEF-701 to 704                          nr        ***       ***        ***

BB0601.111a centrifugal type; air flow rate 0.31 m3/s; 400
            Pa; ref TEF-203 to 204                          nr        ***       ***        ***

BB0601.112  centrifugal type; air flow rate 0.32 m3/s; 400
            Pa; ref TEF-301 & 302                           nr        ***       ***        ***

BB0601.113  centrifugal type; air flow rate 0.33 m3/s; 400
            Pa; ref TEF-407 & 408                           nr        ***       ***        ***

BB0601.114  centrifugal type; air flow rate 0.44 m3/s; 300
            Pa; ref TEF-001, 002, 007 & 008                 nr        ***       ***        ***

BB0601.115  centrifugal type; air flow rate 0.47 m3/s; 200
            Pa; ref TEF-003 & 004                           nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/13               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Equipment and ancillaries(Cont'd)

            Ventilation fans; complete with all necessary accessories and connections (Cont'd)

BB0601.116  centrifugal type; air flow rate 0.50 m3/s; 300
            Pa; ref TEF-005 & 006                           nr        ***       ***        ***

BB0601.117  centrifugal type; air flow rate 0.56 m3/s; 400
            Pa; ref TEF-013, 014, 205 & 206                 nr        ***       ***        ***

BB0601.118  centrifugal type; air flow rate 0.58 m3/s; 400
            Pa; ref TEF-101 & 102                           nr        ***       ***        ***

BB0601.119  centrifugal type; air flow rate 0.64 m3/s; 400
            Pa; ref TEF-601 & 602                           nr        ***       ***        ***

BB0601.120  centrifugal type; air flow rate 0.84 m3/s; 400
            Pa; ref TEF-411 & 412                           nr        ***       ***        ***

BB0601.121  centrifugal type; air flow rate 0.98 m3/s; 400
            Pa; ref TEF-413 & 414                           nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/14               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Equipment and ancillaries(Cont'd)

            Ventilation fans; complete with all necessary accessories and connections (Cont'd)

BB0601.122  centrifugal type; air flow rate 1.38 m3/s; 400
            Pa; ref TEF-401 & 402                           nr        ***       ***        ***

BB0601.123  centrifugal type; air flow rate 1.61 m3/s; 400
            Pa; ref TEF-103 & 104                           nr        ***       ***        ***

BB0601.124  centrifugal type; air flow rate 1.66 m3/s; 400
            Pa; ref TEF-603 & 604                           nr        ***       ***        ***

BB0601.125  centrifugal type; air flow rate 1.80 m3/s; 400
            Pa; ref TEF-011 & 012                           nr        ***       ***        ***

BB0601.126  centrifugal type; air flow rate 2.59 m3/s; 415
            Pa; ref TEF-105 & 106                           nr        ***       ***        ***

BB0601.127  centrifugal type; air flow rate 5.80 m3/s; 500
            Pa; ref TEF-209 to 212                          nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/15               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Equipment and ancillaries(Cont'd)

            Ventilation fans; complete with all necessary accessories and connections (Cont'd)

BB0601.128  centrifugal type; air flow rate 9.19 m3/s; 550
            Pa; ref TEF-409 & 410                           nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/16               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Galvanized steel sheet rectangular ducts and fittings; DW/144; low/medium pressure

            Fixing to walls, columns and the like

BB0603.1    0.6mm thick                                     m2        ***       ***        ***

BB0603.2    0.8mm thick                                     m2        ***       ***        ***

BB0603.3    1.0mm thick                                     m2        ***       ***        ***

            Fixing to or suspending from soffits

BB0603.4    0.6mm thick                                     m2        ***       ***        ***

BB0603.5    0.8mm thick                                     m2        ***       ***        ***

BB0603.6    1.0mm thick                                     m2        ***       ***        ***

            Fire rated ducts; including galvanized steel sheet rectangular ducts and fittings, thermal insulation, fire resistant boards and formation of opening to accomodation ductwork accessories

            Fixing to or suspending from soffits 2 hours

BB0603.7    generally                                       m2        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG1.3           ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/17               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                  ITEM DESCRIPTION                  UNIT   QUANTITY  RATE HK$  AMOUNT HK$
---------------------------------------------------------------------------------------------------
            VENTILATION SYSTEMS

            Ductwork ancillaries

            Volume control dampers; opposed blades

BB0603.8    300 x 200mm                                     nr        ***       ***        ***

BB0603.9    500 x 300mm                                     nr        ***       ***        ***

BB0603.10   800 x 400mm                                     nr        ***       ***        ***

BB0603.11   800 x 600mm                                     nr        ***       ***        ***

BB0603.12   900 x 350mm                                     nr        ***       ***        ***

BB0603.13   900 x 700mm                                     nr        ***       ***        ***

BB0603.14   1200 x 300mm                                    nr        ***       ***        ***

BB0603.15   1400 x 500mm                                    nr        ***       ***        ***

BB0603.16   2100 x 1000mm                                   nr        ***       ***        ***

BB0603.17   700mm diameter                                  nr        ***       ***        ***

--------------------------------------------------------------------------------------------------
                                               To Collection of Lump Sum Item LSG1.3       ***
                                                                                        ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/18               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 VENTILATION SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Non return dampers; opposed blades

BB0603.18        200 x 150mm                               nr           ***        ***        ***

BB0603.19        300 x 200mm                               nr           ***        ***        ***

BB0603.20        300 x 250mm                               nr           ***        ***        ***

BB0603.21        300 x 300mm                               nr           ***        ***        ***

BB0603.22        350 x 300mm                               nr           ***        ***        ***

BB0603.23        350 x 350mm                               nr           ***        ***        ***

BB0603.24        450 x 250mm                               nr           ***        ***        ***

BB0603.25        450 x 350mm                               nr           ***        ***        ***

BB0603.26        500 x 300mm                               nr           ***        ***        ***

BB0603.27        500 x 500mm                               nr           ***        ***        ***

BB0603.28        550 x 550mm                               nr           ***        ***        ***

BB0603.29        600 x 400mm                               nr           ***        ***        ***

BB0603.30        600 x 600mm                               nr           ***        ***        ***

BB0603.31        650 x 650mm                               nr           ***        ***        ***

BB0603.32        700 x 700mm                               nr           ***        ***        ***

BB0603.33        1200 x 600mm                              nr           ***        ***        ***

                 Light weight back draft dampers;
                 opposed blades

BB0603.34        2000 x 1000mm                             nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.3        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/19               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 VENTILATION SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Fire dampers; complete with
                 fusible links

BB0603.35        200 x 150mm                               nr           ***        ***        ***

BB0603.36        200 x 200mm                               nr           ***        ***        ***

BB0603.37        250 x 150mm                               nr           ***        ***        ***

BB0603.38        250 x 200mm                               nr           ***        ***        ***

BB0603.39        300 x 150mm                               nr           ***        ***        ***

BB0603.40        300 x 300mm                               nr           ***        ***        ***

BB0603.41        300 x 400mm                               nr           ***        ***        ***

BB0603.42        350 x 300mm                               nr           ***        ***        ***

BB0603.43        350 x 350mm                               nr           ***        ***        ***

BB0603.44        400 x 200mm                               nr           ***        ***        ***

BB0603.45        400 x 400mm                               nr           ***        ***        ***

BB0603.46        450 x 250mm                               nr           ***        ***        ***

BB0603.47        450 x 350mm                               nr           ***        ***        ***

BB0603.48        500 x 100mm                               nr           ***        ***        ***

BB0603.49        500 x 300mm                               nr           ***        ***        ***

BB0603.50        500 x 500mm                               nr           ***        ***        ***

BB0603.51        550 x 550mm                               nr           ***        ***        ***

BB0603.52        600 x 300mm                               nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.3        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/20               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 VENTILATION SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Fire dampers; complete with fusible
                 links (cont'd)

BB0603.53        600 x 600mm                               nr           ***        ***        ***

BB0603.54        650 x 650mm                               nr           ***        ***        ***

BB0603.55        700 x 700mm                               nr           ***        ***        ***

BB0603.56        750 x 750mm                               nr           ***        ***        ***

BB0603.57        800 x 400mm                               nr           ***        ***        ***

BB0603.58        900 x 400mm                               nr           ***        ***        ***

BB0603.59        900 x 500mm                               nr           ***        ***        ***

BB0603.60        900 x 600mm                               nr           ***        ***        ***

BB0603.61        1200 x 300mm                              nr           ***        ***        ***

BB0603.62        1200 x 600mm                              nr           ***        ***        ***

BB0603.63        1200 x 700mm                              nr           ***        ***        ***

BB0603.64        1300 x 1300mm                             nr           ***        ***        ***

BB0603.65        1400 x 1400mm                             nr           ***        ***        ***

BB0603.66        1450 x 680mm                              nr           ***        ***        ***

BB0603.67        2000 x 1000mm                             nr           ***        ***        ***

                 Motorized dampers; complete with
                 electric actuators, limit switches
                 and all necessary accessories

BB0603.68        200 x 200mm                               nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.3        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/21               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 VENTILATION SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Motorized fire dampers; complete with
                 electric actuators, limit switches and
                 all necessary accessories

BB0603.69        200 x 150mm                               nr           ***        ***        ***

BB0603.70        350 x 350mm                               nr           ***        ***        ***

                 Motorized smoke and fire dampers;
                 complete with electric actuators,
                 limit switches and all necessary
                 accessories

BB0603.71        100 x 100mm                               nr           ***        ***        ***

BB0603.72        150 x 150mm                               nr           ***        ***        ***

BB0603.73        200 x 150mm                               nr           ***        ***        ***

BB0603.74        200 x 200mm                               nr           ***        ***        ***

BB0603.75        250 x 100mm                               nr           ***        ***        ***

BB0603.76        250 x 150mm                               nr           ***        ***        ***

BB0603.77        250 x 200mm                               nr           ***        ***        ***

BB0603.78        350 x 250mm                               nr           ***        ***        ***

BB0603.79        350 x 300mm                               nr           ***        ***        ***

BB0603.80        400 x 250mm                               nr           ***        ***        ***

BB0603.81        450 x 450mm                               nr           ***        ***        ***

BB0603.82        500 x 350mm                               nr           ***        ***        ***

BB0603.83        600 x 300mm                               nr           ***        ***        ***

BB0603.84        600 x 350mm                               nr           ***        ***        ***

BB0603.85        800 x 450mm                               nr           ***        ***        ***

BB0603.86        800 x 600mm                               nr           ***        ***        ***

BB0603.87        1800 x 1800mm                             nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.3        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/22               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 VENTILATION SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Exhaust air grilles; complete with
                 opposite blade dampers

BB0603.88        100 x 100mm                               nr           ***        ***        ***

BB0603.89        150 x 100mm                               nr           ***        ***        ***

BB0603.90        150 x 150mm                               nr           ***        ***        ***

BB0603.91        170 x 170mm                               nr           ***        ***        ***

BB0603.92        200 x 100mm                               nr           ***        ***        ***

BB0603.93        200 x 150mm                               nr           ***        ***        ***

BB0603.94        200 x 200mm                               nr           ***        ***        ***

BB0603.95        200 x 250mm                               nr           ***        ***        ***

BB0603.96        225 x 225mm                               nr           ***        ***        ***

BB0603.97        250 x 150mm                               nr           ***        ***        ***

BB0603.98        250 x 250mm                               nr           ***        ***        ***

BB0603.99        250 x 300mm                               nr           ***        ***        ***

BB0603.100       300 x 150mm                               nr           ***        ***        ***

BB0603.101       300 x 200mm                               nr           ***        ***        ***

BB0603.102       350 x 250mm                               nr           ***        ***        ***

BB0603.103       375 x 375mm                               nr           ***        ***        ***

BB0603.104       400 x 400mm                               nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.3        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/23               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 VENTILATION SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Exhaust air grilles; complete with
                 opposite blade dampers (Cont'd)

BB0603.105       450 x 450mm                               nr           ***        ***        ***

BB0603.106       450 x 650mm                               nr           ***        ***        ***

BB0603.107       500 x 250mm                               nr           ***        ***        ***

BB0603.108       500 x 300mm                               nr           ***        ***        ***

BB0603.109       500 x 600mm                               nr           ***        ***        ***

BB0603.110       550 x 400mm                               nr           ***        ***        ***

BB0603.111       600 x 300mm                               nr           ***        ***        ***

BB0603.112       600 x 350mm                               nr           ***        ***        ***

BB0603.113       600 x 500mm                               nr           ***        ***        ***

BB0603.114       600 x 600mm                               nr           ***        ***        ***

BB0603.115       600 x 650mm                               nr           ***        ***        ***

BB0603.116       600 x 700mm                               nr           ***        ***        ***

BB0603.117       700 x 250mm                               nr           ***        ***        ***

BB0603.118       700 x 500mm                               nr           ***        ***        ***

BB0603.119       750 x 300mm                               nr           ***        ***        ***

BB0603.120       750 x 750mm                               nr           ***        ***        ***

BB0603.121       800 x 400mm                               nr           ***        ***        ***

BB0603.122       800 x 750mm                               nr           ***        ***        ***

BB0603.123       1000 x 600mm                              nr           ***        ***        ***

BB0603.124       1000 x 1000mm                             nr           ***        ***        ***

BB0603.125       1400 x 400mm                              nr           ***        ***        ***

BB0603.126       1500 x 600mm                              nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.3        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/24               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 VENTILATION SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Exhaust air grilles; eggcrated
                 type; complete with opposite blade
                 dampers

BB0603.127       100 x 100mm                               nr           ***        ***        ***

BB0603.128       150 x 100mm                               nr           ***        ***        ***

BB0603.129       150 x 150mm                               nr           ***        ***        ***

BB0603.130       250 x 150mm                               nr           ***        ***        ***

BB0603.131       375 x 375mm                               nr           ***        ***        ***

BB0603.132       400 x 200mm                               nr           ***        ***        ***

BB0603.133       400 x 400mm                               nr           ***        ***        ***

BB0603.134       450 x 450mm                               nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.3        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/25               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 VENTILATION SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Exhaust air louvres; ; complete
                 with opposite blade dampers

BB0603.135       200 x 150mm                               nr           ***        ***        ***

BB0603.136       250 x 150mm                               nr           ***        ***        ***

BB0603.137       300 x 200mm                               nr           ***        ***        ***

BB0603.138       300 x 250mm                               nr           ***        ***        ***

BB0603.139       300 x 300mm                               nr           ***        ***        ***

BB0603.140       350 x 300mm                               nr           ***        ***        ***

BB0603.141       350 x 350mm                               nr           ***        ***        ***

BB0603.142       400 x 200mm                               nr           ***        ***        ***

BB0603.143       500 x 300mm                               nr           ***        ***        ***

BB0603.144       500 x 500mm                               nr           ***        ***        ***

BB0603.145       550 x 220mm                               nr           ***        ***        ***

BB0603.146       550 x 250mm                               nr           ***        ***        ***

BB0603.147       600 x 600mm                               nr           ***        ***        ***

BB0603.148       720 x 350mm                               nr           ***        ***        ***

BB0603.149       750 x 750mm                               nr           ***        ***        ***

BB0603.150       800 x 400mm                               nr           ***        ***        ***

BB0603.151       800 x 600mm                               nr           ***        ***        ***

BB0603.152       1200 x 550mm                              nr           ***        ***        ***

BB0603.153       1200 x 1200mm                             nr           ***        ***        ***

BB0603.154       1250 x 650mm                              nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.3        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/26               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 VENTILATION SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Transfer air grilles; complete
                 with opposite blade dampers

BB0603.155       200 x 200mm                               nr           ***        ***        ***

BB0603.156       300 x 250mm                               nr           ***        ***        ***

BB0603.157       500 x 250mm                               nr           ***        ***        ***

BB0603.158       600 x 600mm                               nr           ***        ***        ***

BB0603.159       700 x 450mm                               nr           ***        ***        ***

BB0603.160       900 x 500mm                               nr           ***        ***        ***

BB0603.161       900 x 600mm                               nr           ***        ***        ***

BB0603.162       1200 x 800mm                              nr           ***        ***        ***

BB0603.163       1450 x 680mm                              nr           ***        ***        ***

                 Supply air grilles; complete
                 with opposite blade dampers

BB0603.164       1400 x 1000mm                             nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.3        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/27               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 VENTILATION SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Wire mesh grilles

BB0603.165       300 x 300mm                               nr           ***        ***        ***

BB0603.166       350 x 350mm                               nr           ***        ***        ***

BB0603.167       400 x 400mm                               nr           ***        ***        ***

BB0603.168       500 x 300mm                               nr           ***        ***        ***

BB0603.169       500 x 500mm                               nr           ***        ***        ***

BB0603.170       600 x 600mm                               nr           ***        ***        ***

BB0603.171       800 x 400mm                               nr           ***        ***        ***

BB0603.172       1200 x 500mm                              nr           ***        ***        ***

BB0603.173       1200 x 1000mm                             nr           ***        ***        ***

BB0603.174       1300 x 1300mm                             nr           ***        ***        ***

BB0603.175       1400 x 500mm                              nr           ***        ***        ***

BB0603.176       1600 x 600mm                              nr           ***        ***        ***

BB0603.177       1670 x 1670mm                             nr           ***        ***        ***

BB0603.178       2000 x 1000mm                             nr           ***        ***        ***

BB0603.179       700mm diameter                            nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.3        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/28               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 VENTILATION SYSTEMS

                 Ductwork ancillaries(cont'd)

                 Silencers; complete with casings
                 and all necessary insulation and
                 accessories

BB0603.180       for TEF-041; discharge side               nr           ***        ***        ***

BB0603.181       2500 x 2500 x1500mm; for
                 generator; ref:SIL-082 & 084              nr           ***        ***        ***

BB0603.182       2500 x 2500 xl500mm; for
                 generator; ref:SIL-081 & 083              nr           ***        ***        ***

                 Thermal insulation; phenolic foam
                 thermal insulation

                 25mm thick duct insulation

BB0604.1         fixing externally to rectangular
                 ducts                                     m2           ***        ***        ***

                 PAINTING

                 Preparing; priming; undercoat;
                 finish coats on galvanized metal
                 work; to rectangular ductworks

BB0605.1         externally                                m2           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.3        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/29               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is
                 necessary for the execution of the
                 Works, as required by the Contract,
                 which has been omitted from or has
                 not been separately itemised in this
                 Lump Sum Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall be
                 "sum", with Quantity and Rate
                 columns entered with
                 "N/A".                                    sum          ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.3        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/30               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7                                                                    ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.3        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.3/31               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

                   DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSG1. 3
: Ventilation Systems

Page No.LSG1.3/1                                              ***

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Page No.LSG1.3/23                                             ***

--------------------------------------------------------------------
                                        Carried Forward       ***
                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG1.3/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.3                                  G1.3 : Ventilation Systems

                   DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSG1.3
: Ventilation Systems

Brought Forward                                               ***

Page No.LSG1.3/24                                             ***

Page No.LSG1.3/25                                             ***

Page No.LSG1.3/26                                             ***

Page No.LSG1.3/27                                             ***

Page No.LSG1.3/28                                             ***

Page No.LSG1.3/29                                             ***

Page No.LSG1.3/30                                             ***

Page No.LSG1.3/31                                             ***

--------------------------------------------------------------------
                            Total of Lump Sum Item LSG1.3     ***
                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG1.3/COL/2              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Equipment and ancillaries

                 Fan coil units; complete with fans,
                 coils, filter, insulation, drain
                 pans, 3-speed controllers and wall
                 mounted thermostats, interconnecting
                 wirings, conduits, all necessary
                 accessories and connections

BB0701.1         centrifugal blow through type; off
                 coil air volume 0.14m3/s; total
                 cooling capacity 2.7kW                    nr           ***        ***        ***

BB0701.2         centrifugal blow through type; off
                 coil air volume 0.19m3/s; total
                 cooling capacity 4.0kW                    nr           ***        ***        ***

BB0701.3         centrifugal blow through type; off
                 coil air volume 0.28m3/s; total
                 cooling capacity 5.0kW                    nr           ***        ***        ***

BB0701.4         centrifugal blow through type; off
                 coil air volume 0.38 m3/s; total
                 cooling capacity 6.8kW                    nr           ***        ***        ***

BB0701.5         centrifugal blow through type; off
                 coil air volume 0.47m3/s; total
                 cooling capacity 7.7kW                    nr           ***        ***        ***

BB0701.6         centrifugal blow through type; off
                 coil air volume 0.57m3/s; total
                 cooling capacity 9.5kW                    nr           ***        ***        ***

BB0701.7         centrifugal blow through type; off
                 coil air volume 0.66 m3/s; total
                 cooling capacity 10.6kW                   nr           ***        ***        ***

                 Split type air conditioning units;
                 with refrigerant circuits, drain
                 pans, emergency stop push buttons,
                 thermostats, local control panels,
                 interconnection wirings, conduits,
                 all necessary accessories and
                 connections (Cont'd)

BB0701.8         cooling capacity 0.5/1.0KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-203          nr           ***        ***        ***

BB0701.9         cooling capacity 0.9/1.6KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-402
                 & 414                                     nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSG1.4/1                Contract No. LCC-300
Addendum No.1

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Equipment and ancillaries(Cont'd)

                 Split type air conditioning units;
                 with refrigerant circuits, drain
                 pans, emergency stop push buttons,
                 thermostats, local control panels,
                 interconnection wirings, conduits,
                 all necessary accessories and
                 connections

BB0701.10        cooling capacity 1.0/1.6KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-013
                 to 019                                    nr           ***        ***        ***

BB0701.11        cooling capacity 1.0/1.7KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-101 &
                 102                                       nr           ***        ***        ***

BB0701.12        cooling capacity 1.1/1.6KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-038
                 to 044                                    nr           ***        ***        ***

BB0701.13        cooling capacity 1.2/1.8KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-005 to
                 008, 029 to 032, 207, 304, 417 & 418      nr           ***        ***        ***

BB0701.14        cooling capacity 1.2/2.2KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-206          nr           ***        ***        ***

BB0701.15        cooling capacity 1.6/2.8KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-504          nr           ***        ***        ***

BB0701.16        cooling capacity 1.8/2.8KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-020
                 to 024, 033 to 037, 209 & 419             nr           ***        ***        ***

BB0701.16A       cooling capacity 1.9/3.5KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-613          nr           ***        ***        ***

BB0701.17        cooling capacity 2.2/3.4KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-009
                 to 012 & 025 to 028                       nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSG1.4/2                Contract No. LCC-300
Addendum No.1

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Equipment and ancillaries(Cont'd)

                 Split type air conditioning units;
                 with refrigerant circuits, drain
                 pans, emergency stop push buttons,
                 thermostats, local control panels,
                 interconnection wirings, conduits,
                 all necessary accessories and
                 connections(Cont'd)

BB0701.18        cooling capacity 2.3/4.1KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-001          nr           ***        ***        ***

BB0701.19        cooling capacity 2.4/4.4KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-201          nr           ***        ***        ***

BB0701.20        cooling capacity 2.7/4.9KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-606
                 & 607                                     nr           ***        ***        ***

BB0701.21        cooling capacity 3.1/5.6KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-204
                 & 205                                     nr           ***        ***        ***

BB0701.22        cooling capacity 3.7/4.7KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-004
                 202, 208, 301, 302, 303, 401, 413,
                 415, 416 & 501                            nr           ***        ***        ***

BB0701.23        cooling capacity 4.0/7.3KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-603
                 604, 610 & 611                            nr           ***        ***        ***

BB0701.24        cooling capacity 4.3/4.7KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-002          nr           ***        ***        ***

BB0701.25        cooling capacity 4.6/6.8KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-605          nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSG1.4/3                Contract No. LCC-300
Addendum No.1

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Equipment and ancillaries(Cont'd)

                 Split type air conditioning units;
                 with refrigerant circuits, drain
                 pans, emergency stop push buttons,
                 thermostats, local control panels,
                 interconnection wirings, conduits,
                 all necessary accessories and
                 connections(Cont'd)

BB0701.26        cooling capacity 4.9/7.2KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-407
                 & 408                                     nr           ***        ***        ***

BB0701.27        cooling capacity 5.1/7.4KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-003          nr           ***        ***        ***

BB0701.28        cooling capacity 5.2/6.5KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-502
                 & 503                                     nr           ***        ***        ***

BB0701.29        cooling capacity 6.0/10.8KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-601,
                 602, 608 & 609                            nr           ***        ***        ***

BB0701.30        cooling capacity 6.2/11.2KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-103
                 & 104                                     nr           ***        ***        ***

BB0701.31        cooling capacity 6.5/9.6KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-405
                 & 406                                     nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Equipment and ancillaries(Cont'd)

                 Split type air conditioning units;
                 with refrigerant circuits, drain
                 pans, emergency stop push buttons,
                 thermostats, local control panels,
                 interconnection wirings, conduits,
                 all necessary accessories and
                 connections(Cont'd)

BB0701.32        cooling capacity 6.6/9.7KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-612          nr           ***        ***        ***

BB0701.33        cooling capacity 6.7/9.9KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-409
                 & 410                                     nr           ***        ***        ***

BB0701.34        cooling capacity 7.8/14.2KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-403
                 & 404                                     nr           ***        ***        ***

BB0701.35        cooling capacity 8.0/11.8KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-411
                 & 412                                     nr           ***        ***        ***

BB0701.36        cooling capacity 1.9/3.5KW;
                 consisting of one outdoor unit and
                 one indoor unit; ref:PEU/PCU-613          nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Equipment and ancillaries(Cont'd)

                 Air handling units; horizontal draw
                 through type; with fans, coils,
                 filters, insulation, drain pans, all
                 necessary accessories and
                 connections

BB0701.37        air flow rate 2.67m3/s; total
                 cooling capacity 54.2KW;
                 ref:AHU-028                               nr           ***        ***        ***

BB0701.38        air flow rate 2.56m3/s; total
                 cooling capacity 70.35KW;
                 ref:AHU-029 & 034                         nr           ***        ***        ***

BB0701.39        air flow rate 2.28m3/s; total
                 cooling capacity 73.2KW;
                 ref:AHU-001                               nr           ***        ***        ***

BB0701.40        air flow rate 3.43m3/s; total
                 cooling capacity 73.5KW;
                 ref:AHU-033                               nr           ***        ***        ***

BB0701.41        air flow rate 2.66m3/s; total
                 cooling capacity 75.8KW;
                 ref:AHU-024                               nr           ***        ***        ***

BB0701.42        air flow rate 2.04m3/s; total
                 cooling capacity 83.0KW;
                 ref:AHU-017                               nr           ***        ***        ***

BB0701.43        air flow rate 2.0m3/s; total
                 cooling capacity 84.2KW;
                 ref:AHU-040                               nr           ***        ***        ***

BB0701.44        air flow rate 2.15m3/s; total
                 cooling capacity 87.5KW;
                 ref:AHU-020                               nr           ***        ***        ***

BB0701.45        air flow rate 4.51m3/s; total
                 cooling capacity 109.1KW;
                 ref:AHU-021                               nr           ***        ***        ***

BB0701.46        air flow rate 5.57m3/s; total
                 cooling capacity 136.7KW;
                 ref:AHU-014                               nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/6                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Equipment and ancillaries(Cont'd)

                 Air handling units; horizontal draw
                 through type; with fans, coils,
                 filters, insulation, drain pans, all
                 necessary accessories and
                 connections(Cont'd)

BB0701.47        air flow rate 3.26m3/s; total
                 cooling capacity 137.3KW;
                 ref:AHU-031                               nr           ***        ***        ***

BB0701.48        air flow rate 3.94m3/s; total
                 cooling capacity 143.1KW;
                 ref:AHU-010                               nr           ***        ***        ***

BB0701.49        air flow rate 5.05m3/s; total
                 cooling capacity 163.4KW;
                 ref:AHU-026                               nr           ***        ***        ***

BB0701.50        air flow rate 4.54m3/s; total
                 cooling capacity 165.0KW;
                 ref:AHU-011                               nr           ***        ***        ***

BB0701.51        air flow rate 7.79m3/s; total
                 cooling capacity 185.8KW;
                 ref:AHU-030                               nr           ***        ***        ***

BB0701.52        air flow rate 7.83m3/s; total
                 cooling capacity 188.2KW;
                 ref:AHU-035                               nr           ***        ***        ***

BB0701.53        air flow rate 7.57m3/s; total
                 cooling capacity 219.8KW;
                 ref:AHU-025                               nr           ***        ***        ***

BB0701.54        air flow rate 5.58m3/s; total
                 cooling capacity 235.0KW;
                 ref:AHU-003                               nr           ***        ***        ***

BB0701.55        air flow rate 7.86m3/s; total
                 cooling capacity 247.2KW;
                 ref:AHU-004                               nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/7                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Equipment and ancillaries(Cont'd)

                 Air handling units; horizontal draw
                 through type; with fans, coils,
                 filters, insulation, drain pans, all
                 necessary accessories and
                 connections(Cont'd)

BB0701.56        air flow rate 7.06m3/s; total
                 cooling capacity 297.3KW;
                 ref:AHU-012                               nr           ***        ***        ***

BB0701.57        air flow rate 10.79m3/s; total
                 cooling capacity 454.3KW;
                 ref:AHU-007                               nr           ***        ***        ***

BB0701.58        air flow rate 12.19m3/s; total
                 cooling capacity 484.9KW;
                 ref:AHU-006 &009                          nr           ***        ***        ***

BB0701.59        air flow rate 4.02/1.45m3/s; total
                 cooling capacity 122.9KW;
                 ref:AHU-027                               nr           ***        ***        ***

BB0701.60        air flow rate 4.03/1.45m3/s; total
                 cooling capacity 123.1KW;
                 ref:AHU-032                               nr           ***        ***        ***

BB0701.61        air flow rate 5.09/1.98m3/s; total
                 cooling capacity 279.1KW;
                 ref:AHU-019                               nr           ***        ***        ***

BB0701.62        air flow rate 8.61/2.5m3/s; total
                 cooling capacity 318.6KW;
                 ref:AHU-016                               nr           ***        ***        ***

BB0701.63        air flow rate 8.61/2.5m3/s; total
                 cooling capacity 391.2KW;
                 ref:AHU-022                               nr           ***        ***        ***

BB0701.64        air flow rate 8.84/2.62m3/s; total
                 cooling capacity 410.4KW;
                 ref:AHU-013                               nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/8                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Equipment and ancillaries(Cont'd)

                 Air handling units; horizontal draw
                 through type; with fans, coils,
                 filters, insulation, drain pans, all
                 necessary accessories and
                 connections(Cont'd)

BB0701.65        air flow rate 15.27/4.8m3/s; total
                 cooling capacity 439.88KW;
                 ref:AHU-036 to 039                        nr           ***        ***        ***

BB0701.66        air flow rate 8.7/3.22m3/s; total
                 cooling capacity 466.1KW;
                 ref:AHU-008                               nr           ***        ***        ***

BB0701.67        air flow rate 8.94/3.32m3/s; total
                 cooling capacity 479.5KW;
                 ref:AHU-005                               nr           ***        ***        ***

BB0701.68        air flow rate 10.26/3.16m3/s; total
                 cooling capacity 488.2KW;
                 ref:AHU-023                               nr           ***        ***        ***

BB0701.69        air flow rate 9.03/3.92m3/s; total
                 cooling capacity 495.1KW;
                 ref:AHU-002                               nr           ***        ***        ***

BB0701.70        air flow rate 9.5/2.7m3/s;total
                 cooling capacity 521.1KW;
                 ref:AHU-015                               nr           ***        ***        ***

BB0701.71        air flow rate 9.66/3.78m3/s; total
                 cooling capacity 530.1KW;
                 ref:AHU-018                               nr           ***        ***        ***

                 Galvanized steel sheet rectangular
                 ducts and fittings; DW/144;
                 low/medium pressure; complete
                 with insulation

                 Fixing to wall, columns and the
                 like

BB0703.1         0.6mm thick                               m2           ***        ***        ***

BB0703.2         0.8mm thick                               m2           ***        ***        ***

BB0703.3         1.0mm thick                               m2           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/9                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Galvanized steel sheet rectangular
                 ducts and fittings; DW/144;
                 low/medium pressure; complete with
                 insulation(Cont'd)

                 Fixing to or suspending from soffits

BB0703.4         0.6mm thick                               m2           ***        ***        ***

BB0703.5         0.8mm thick                               m2           ***        ***        ***

BB0703.6         1.0mm thick                               m2           ***        ***        ***

BB0703.7         1.2mm thick                               m2           ***        ***        ***

                 Fire rated ducts; including
                 galvanized steel sheet rectangular
                 ducts and fittings, thermal insulation,
                 fire resistant boards and formation
                 of opening to accommodation ductwork
                 accessories

                 Fixing to or suspending from
                 soffits 2 hours

BB0703.8         generally                                 m2           ***        ***        ***

                 Flexible ducts; DW144 Part 7;
                 complete with 25mm thick 24kg/m3
                 density fibreglass blanket; backed
                 with aluminium foil vapour barrier

                 Fixing to or suspending from soffits

BB0703.9         200mm diameter; length 1.50 to
                 2.00m                                     nr           ***        ***        ***

BB0703.10        200mm diameter; length 2.00 to
                 2.50m                                     nr           ***        ***        ***

BB0703.11        200mm diameter; length 2.50 to
                 3.00m                                     nr           ***        ***        ***

BB0703.12        200mm diameter; length 3.00 to
                 3.50m                                     nr           ***        ***        ***

BB0703.13        200mm diameter; length 3.50 to
                 4.00m                                     nr           ***        ***        ***

BB0703.14        300mm diameter; length 1.50 to
                 2.00m                                     nr           ***        ***        ***

BB0703.15        300mm diameter; length 2.00 to
                 2.50m                                     nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/10               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Ductwork ancillaries

                 Volume control dampers; opposed
                 blades

BB0703.16        300 x 200mm                               nr           ***        ***        ***

BB0703.17        300 x 250mm                               nr           ***        ***        ***

BB0703.18        300 x 300mm                               nr           ***        ***        ***

BB0703.19        400 x 200mm                               nr           ***        ***        ***

BB0703.20        400 x 300mm                               nr           ***        ***        ***

BB0703.21        400 x 400mm                               nr           ***        ***        ***

BB0703.22        450 x 450mm                               nr           ***        ***        ***

BB0703.23        475 x 150mm                               nr           ***        ***        ***

BB0703.24        500 x 200mm                               nr           ***        ***        ***

BB0703.25        500 x 300mm                               nr           ***        ***        ***

BB0703.26        500 x 400mm                               nr           ***        ***        ***

BB0703.27        500 x 480mm                               nr           ***        ***        ***

BB0703.28        500 x 500mm                               nr           ***        ***        ***

BB0703.29        600 x 300mm                               nr           ***        ***        ***

BB0703.30        600 x 400mm                               nr           ***        ***        ***

BB0703.31        600 x 450mm                               nr           ***        ***        ***

BB0703.32        600 x 500mm                               nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/11               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Volume control dampers; opposed
                 blades (Cont'd)

BB0703.33        600 x 600mm                               nr           ***        ***        ***

BB0703.34        700 x 200mm                               nr           ***        ***        ***

BB0703.35        700 x 400mm                               nr           ***        ***        ***

BB0703.36        700 x 500mm                               nr           ***        ***        ***

BB0703.37        700 x 600mm                               nr           ***        ***        ***

BB0703.38        700 x 700mm                               nr           ***        ***        ***

BB0703.39        800 x 200mm                               nr           ***        ***        ***

BB0703.40        800 x 250mm                               nr           ***        ***        ***

BB0703.41        800 x 300mm                               nr           ***        ***        ***

BB0703.42        800 x 400mm                               nr           ***        ***        ***

BB0703.43        800 x 500mm                               nr           ***        ***        ***

BB0703.44        800 x 600mm                               nr           ***        ***        ***

BB0703.45        900 x 300mm                               nr           ***        ***        ***

BB0703.46        900 x 350mm                               nr           ***        ***        ***

BB0703.47        900 x 400mm                               nr           ***        ***        ***

BB0703.48        900 x 500mm                               nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/12               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Volume control dampers; opposed
                 blades (Cont'd)

BB0703.49        1000 x 250mm                              nr           ***        ***        ***

BB0703.50        1000 x 300mm                              nr           ***        ***        ***

BB0703.51        1000 x 400mm                              nr           ***        ***        ***

BB0703.52        1000 x 600mm                              nr           ***        ***        ***

BB0703.53        1000 x 800mm                              nr           ***        ***        ***

BB0703.54        1050 x 600mm                              nr           ***        ***        ***

BB0703.55        1100 x 250mm                              nr           ***        ***        ***

BB0703.56        1100 x 500mm                              nr           ***        ***        ***

BB0703.57        1200 x 300mm                              nr           ***        ***        ***

BB0703.58        1200 x 400mm                              nr           ***        ***        ***

BB0703.59        1200 x 500mm                              nr           ***        ***        ***

BB0703.60        1200 x 600mm                              nr           ***        ***        ***

BB0703.61        1200 x 700mm                              nr           ***        ***        ***

BB0703.62        1200 x 800mm                              nr           ***        ***        ***

BB0703.63        1400 x 600mm                              nr           ***        ***        ***

BB0703.64        1500 x 300mm                              nr           ***        ***        ***

BB0703.65        1500 x 600mm                              nr           ***        ***        ***

BB0703.66        1500 x 700mm                              nr           ***        ***        ***

BB0703.67        1800 x 700mm                              nr           ***        ***        ***

BB0703.68        2000 x 700mm                              nr           ***        ***        ***

BB0703.69        200mm diameter                            nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/13               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Fire dampers; complete with fusible
                 links

BB0703.70        250 x 250mm                               nr           ***        ***        ***

BB0703.71        300 x 250mm                               nr           ***        ***        ***

BB0703.72        350 x 250mm                               nr           ***        ***        ***

BB0703.73        350 x 350mm                               nr           ***        ***        ***

BB0703.74        400 x 300mm                               nr           ***        ***        ***

BB0703.75        400 x 400mm                               nr           ***        ***        ***

BB0703.76        450 x 250mm                               nr           ***        ***        ***

BB0703.77        450 x 450mm                               nr           ***        ***        ***

BB0703.78        500 x 200mm                               nr           ***        ***        ***

BB0703.79        500 x 250mm                               nr           ***        ***        ***

BB0703.80        600 x 300mm                               nr           ***        ***        ***

BB0703.81        600 x 400mm                               nr           ***        ***        ***

BB0703.82        600 x 600mm                               nr           ***        ***        ***

BB0703.83        700 x 200mm                               nr           ***        ***        ***

BB0703.84        700 x 600mm                               nr           ***        ***        ***

BB0703.85        700 x 700mm                               nr           ***        ***        ***

BB0703.86        750 x 400mm                               nr           ***        ***        ***

BB0703.87        800 x 400mm                               nr           ***        ***        ***

BB0703.88        800 x 800mm                               nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/14               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Fire dampers; complete with
                 fusible links (Cont'd)

BB0703.89        900 x 400mm                               nr           ***        ***        ***

BB0703.90        950 x 750mm                               nr           ***        ***        ***

BB0703.91        1000 x 600mm                              nr           ***        ***        ***

BB0703.92        1000 x 750mm                              nr           ***        ***        ***

BB0703.93        1000 x 800mm                              nr           ***        ***        ***

BB0703.94        1000 x 1000mm                             nr           ***        ***        ***

BB0703.95        1050 x 1050mm                             nr           ***        ***        ***

BB0703.96        1200 x 300mm                              nr           ***        ***        ***

BB0703.97        1200 x 500mm                              nr           ***        ***        ***

BB0703.98        1200 x 600mm                              nr           ***        ***        ***

BB0703.99        1200 x 700mm                              nr           ***        ***        ***

BB0703.100       1200 x 800mm                              nr           ***        ***        ***

BB0703.101       1200 x 1000mm                             nr           ***        ***        ***

BB0703.102       1200 x 1200mm                             nr           ***        ***        ***

BB0703.103       1300 x 1000mm                             nr           ***        ***        ***

BB0703.104       1400 x 400mm                              nr           ***        ***        ***

BB0703.105       1400 x 500mm                              nr           ***        ***        ***

BB0703.106       1400 x 1400mm                             nr           ***        ***        ***

BB0703.107       1500 x 600mm                              nr           ***        ***        ***

BB0703.108       1500 x 1050mm                             nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/15               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Fire dampers; complete with
                 fusible links (Cont'd)

BB0703.109       1600 x 1050mm                             nr           ***        ***        ***

BB0703.110       1700 x 1200mm                             nr           ***        ***        ***

BB0703.111       1700 x 1700mm                             nr           ***        ***        ***

BB0703.112       1800 x 600mm                              nr           ***        ***        ***

BB0703.113       1800 x 700mm                              nr           ***        ***        ***

BB0703.114       1800 x 900mm                              nr           ***        ***        ***

BB0703.115       1800 x 1800mm                             nr           ***        ***        ***

BB0703.116       1900 x 1900mm                             nr           ***        ***        ***

BB0703.117       2000 x 500mm                              nr           ***        ***        ***

BB0703.118       2000 x 700mm                              nr           ***        ***        ***

BB0703.119       2000 x 1000mm                             nr           ***        ***        ***

BB0703.120       2400 x 1400mm                             nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/16               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Motorized control dampers; complete
                 with electric actuators, limit
                 switches and all necessary
                 accessories

BB0703.121       400 x 400mm                               nr           ***        ***        ***

BB0703.122       450 x 450mm                               nr           ***        ***        ***

BB0703.123       500 x 500mm                               nr           ***        ***        ***

BB0703.124       700 x 700mm                               nr           ***        ***        ***

BB0703.125       800 x 800mm                               nr           ***        ***        ***

BB0703.126       850 x 850mm                               nr           ***        ***        ***

BB0703.127       900 x 900mm                               nr           ***        ***        ***

BB0703.128       1000 x 1000mm                             nr           ***        ***        ***

BB0703.129       1000 x 1100mm                             nr           ***        ***        ***

BB0703.130       1130 x 1130mm                             nr           ***        ***        ***

BB0703.131       1150 x 1150mm                             nr           ***        ***        ***

BB0703.132       1200 x 1200mm                             nr           ***        ***        ***

BB0703.133       1800 x 1100mm                             nr           ***        ***        ***

BB0703.134       3100 x 1100mm                             nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/17               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Motorized smoke and fire dampers;
                 complete with electric actuators,
                 limit switches and all necessary
                 accessories

BB0703.135       100 x 100mm                               nr           ***        ***        ***

BB0703.136       200 x 200mm                               nr           ***        ***        ***

BB0703.137       250 x 100mm                               nr           ***        ***        ***

BB0703.138       250 x 200mm                               nr           ***        ***        ***

BB0703.139       250 x 250mm                               nr           ***        ***        ***

BB0703.140       300 x 250mm                               nr           ***        ***        ***

BB0703.141       350 x 200mm                               nr           ***        ***        ***

BB0703.142       350 x 250mm                               nr           ***        ***        ***

BB0703.143       400 x 200mm                               nr           ***        ***        ***

BB0703.144       400 x 300mm                               nr           ***        ***        ***

BB0703.145       400 x 350mm                               nr           ***        ***        ***

BB0703.146       400 x 400mm                               nr           ***        ***        ***

BB0703.147       800 x 450mm                               nr           ***        ***        ***

BB0703.148       800 x 500mm                               nr           ***        ***        ***

BB0703.149       800 x 600mm                               nr           ***        ***        ***

BB0703.150       1000 x 600mm                              nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/18               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Supply air grilles; complete with
                 opposite blade dampers

BB0703.151       150 x 150mm                               nr           ***        ***        ***

BB0703.152       250 x 2650mm                              nr           ***        ***        ***

BB0703.153       300 x 200mm                               nr           ***        ***        ***

BB0703.154       300 x 300mm                               nr           ***        ***        ***

BB0703.155       350 x 200mm                               nr           ***        ***        ***

BB0703.156       600 x 650mm                               nr           ***        ***        ***

BB0703.157       1400 x 1000mm                             nr           ***        ***        ***

BB0703.158       2000 x 800mm                              nr           ***        ***        ***

BB0703.159       2300 x 1700mm                             nr           ***        ***        ***

BB0703.160       2650 x 1200mm                             nr           ***        ***        ***

BB0703.161       2800 x 1400mm                             nr           ***        ***        ***

BB0703.162       2900 x 1100mm                             nr           ***        ***        ***

                 Supply air diffusers; complete with
                 integral volume control dampers; 4
                 way louvres

BB0703.163       300 x 300mm                               nr           ***        ***        ***

                 Supply air louvres; complete with
                 opposite blade dampers

BB0703.164       475 x 150mm                               nr           ***        ***        ***

                 Transfer air grilles; complete with
                 opposite blade dampers

BB0703.165       200 x 150mm                               nr           ***        ***        ***

BB0703.166       200 x 200mm                               nr           ***        ***        ***

BB0703.167       250 x 150mm                               nr           ***        ***        ***

BB0703.168       250 x 200mm                               nr           ***        ***        ***

BB0703.169       300 x 250mm                               nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/19               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Transfer air grilles; complete with
                 opposite blade dampers (Cont'd)

BB0703.170       350 x 200mm                               nr           ***        ***        ***

BB0703.171       350 x 250mm                               nr           ***        ***        ***

BB0703.172       400 x 200mm                               nr           ***        ***        ***

BB0703.173       400 x 300mm                               nr           ***        ***        ***

BB0703.174       400 x 400mm                               nr           ***        ***        ***

BB0703.175       700 x 450mm                               nr           ***        ***        ***

BB0703.176       700 x 700mm                               nr           ***        ***        ***

BB0703.177       800 x 450mm                               nr           ***        ***        ***

BB0703.178       800 x 500mm                               nr           ***        ***        ***

BB0703.179       1000 x 500mm                              nr           ***        ***        ***

BB0703.180       1200 x 500mm                              nr           ***        ***        ***

BB0703.181       1200 x 800mm                              nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/20               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Return air grilles; complete with
                 opposite blade dampers

BB0703.182       300 x 600mm; complete with 25mm
                 thick washable filter                     nr           ***        ***        ***

BB0703.183       500 x 500mm                               nr           ***        ***        ***

BB0703.184       600 x 1200mm; complete with
                 25mm thick washable filter                nr           ***        ***        ***

BB0703.185       900 x 500mm                               nr           ***        ***        ***

BB0703.186       1000 x 600mm                              nr           ***        ***        ***

BB0703.187       1200 x 500mm                              nr           ***        ***        ***

BB0703.188       1500 x 600mm                              nr           ***        ***        ***

                 Linear slot diffusers; extruded
                 aluminium; anodized finish; complete
                 with air boot

BB703.189        200mm wide                                m            ***        ***        ***

                 Linear slot diffusers; extruded
                 aluminium; anodized finish;

BB0703.190       200mm wide                                m            ***        ***        ***

                 Drum louvres; complete with air
                 boots

BB0703.191       475 x 150mm                               nr           ***        ***        ***

                 Nozzle

BB0703.192       200mm diameter                            nr           ***        ***        ***

BB0703.193       250mm diameter                            nr           ***        ***        ***

BB0703.194       300mm diameter                            nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/21               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Ductwork ancillaries(Cont'd)

                 Wire mesh grilles

BB0703.195       350 x 350mm                               nr           ***        ***        ***

BB0703.196       500 x 300mm                               nr           ***        ***        ***

BB0703.197       600 x 600mm                               nr           ***        ***        ***

BB0703.198       800 x 400mm                               nr           ***        ***        ***

BB0703.199       900 x 400mm                               nr           ***        ***        ***

BB0703.200       900 x 600mm                               nr           ***        ***        ***

BB0703.201       1000 x 400mm                              nr           ***        ***        ***

BB0703.202       1000 x 500mm                              nr           ***        ***        ***

BB0703.203       1000 x 1000mm                             nr           ***        ***        ***

BB0703.204       1050 x 1050mm                             nr           ***        ***        ***

BB0703.205       1000 x 500mm                              nr           ***        ***        ***

BB0703.206       1200 x 500mm                              nr           ***        ***        ***

BB0703.207       1200 x 600mm                              nr           ***        ***        ***

BB0703.208       1200 x 1000mm                             nr           ***        ***        ***

BB0703.209       1200 x 1200mm                             nr           ***        ***        ***

BB0703.210       1400 x 1400mm                             nr           ***        ***        ***

BB0703.211       1500 x 600mm                              nr           ***        ***        ***

BB0703.212       1500 x 700mm                              nr           ***        ***        ***

BB0703.213       1700 x 1700mm                             nr           ***        ***        ***

BB0703.214       2000 x 1000mm                             nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/22               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 In-line equipment

                 Silencers; complete with casings and
                 all necessary insulation and
                 accessories

BB0703.215       450x800x1500mm; for AHU RAD;
                 ref:SIL-002 & 004                         nr           ***        ***        ***

BB0703.216       500x800x1500mm; for AHU RAD;
                 ref:SIL-020                               nr           ***        ***        ***

BB0703.217       600x400x1500mm; for AHU RAD;
                 ref:SIL-038                               nr           ***        ***        ***

BB0703.218       600x600x1500mm; for AHU RAD;
                 ref:SIL-034 & 040                         nr           ***        ***        ***

BB0703.219       600x600x1800mm; for AHU RAD;
                 ref:SIL-048                               nr           ***        ***        ***

BB0703.220       600x800x1500mm; for AHU SAD;
                 ref:SIL-001                               nr           ***        ***        ***

BB0703.221       600x800x1500mm; for AHU SAD;
                 ref:SIL-022                               nr           ***        ***        ***

BB0703.222       800x600x1500mm; for AHU RAD;
                 ref:SIL-030                               nr           ***        ***        ***

BB0703.223       800x600x1500mm; for AHU RAD;
                 ref:SIL-052                               nr           ***        ***        ***

BB0703.224       800x600x1800mm; for AHU RAD;
                 ref:SIL-032                               nr           ***        ***        ***

BB0703.225       800x750x1500mm; for AHU SAD;
                 ref:SIL-047 & 057 & 067                   nr           ***        ***        ***

BB0703.226       800x800x1500mm; for AHU SAD;
                 ref:SIL-019                               nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/23               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 In-line equipment(Cont'd)

                 Silencers; complete with casings and
                 all necessary insulation and
                 accessories(Cont'd)

BB0703.227       800x1200x2000mm; for AHU OAD;
                 ref:SIL-062                               nr           ***        ***        ***

BB0703.228       850x600x1800mm; for AHU RAD;
                 ref:SIL-036                               nr           ***        ***        ***

BB0703.229       900x450x1200mm; for AHU SAD;
                 ref:SIL-079                               nr           ***        ***        ***

BB0703.230       900x600x1500mm; for AHU SAD;
                 ref:SIL-033                               nr           ***        ***        ***

BB0703.231       900x600x1500mm; for AHU RAD;
                 ref:SIL-026 & 044                         nr           ***        ***        ***

BB0703.232       900x900x1500mm; for AHU RAD;
                 ref:SIL-056 & 058                         nr           ***        ***        ***

BB0703.233       900x900x1500mm; for AHU SAD;
                 ref:SIL-039                               nr           ***        ***        ***

BB0703.234       900x900x1500mm; for AHU RAD;
                 ref:SIL-066 & 068                         nr           ***        ***        ***

BB0703.235       950x800x1500mm; for AHU SAD;
                 ref:SIL-021                               nr           ***        ***        ***

BB0703.236       1000x600x1500mm; for AHU RAD;
                 ref:SIL-042                               nr           ***        ***        ***

BB0703.237       1000x1000x1500mm; for AHU RAD;
                 ref:SIL-012 & 018                         nr           ***        ***        ***

BB0703.238       1000x1400x1200mm; for AHU RAD;
                 ref:SIL-080                               nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/24               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 In-line equipment(Cont'd)

                 Silencers; complete with casings
                 and all necessary insulation and
                 accessories(Cont'd)

BB0703.239       1100x600x1500mm; for AHU SAD;
                 ref:SIL-041                               nr           ***        ***        ***

BB0703.240       1100x700x1500mm; for AHU SAD;
                 ref:SIL-027                               nr           ***        ***        ***

BB0703.241       1100x700x1500mm; for AHU RAD;
                 ref:SIL-028                               nr           ***        ***        ***

BB0703.242       1125x600x1500mm; for AHU SAD;
                 ref:SIL-061                               nr           ***        ***        ***

BB0703.243       1200x600x1500mm; for AHU SAD;
                 ref:SIL-065                               nr           ***        ***        ***

BB0703.244       1200x600x1500mm; for AHU RAD;
                 ref:SIL-010 & 016                         nr           ***        ***        ***

BB0703.245       1200x600x1500mm; for AHU SAD;
                 ref:SIL-055                               nr           ***        ***        ***

BB0703.246       1200x800x1500mm; for AHU SAD;
                 ref:SIL-023                               nr           ***        ***        ***

BB0703.247       1200x1000x1500mm; for AHU SAD;
                 ref:SIL-007                               nr           ***        ***        ***

BB0703.248       1200x900x1500mm; for AHU SAD;
                 ref:SIL-031 & 037 & 051                   nr           ***        ***        ***

BB0703.249       1200x1050x1500mm; for AHU SAD;
                 ref:SIL-053                               nr           ***        ***        ***

BB0703.250       1200x1050x1500mm; for AHU SAD;
                 including splitter in bend;
                 ref:SIL-063                               nr           ***        ***        ***

BB0703.251       1200x1200x1500mm; for AHU SAD;
                 ref:SIL-003, 013 & 054                    nr           ***        ***        ***

BB0703.252       1200x1200x1500mm; for AHU RAD;
                 ref:SIL-064                               nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/25               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 In-line equipment(Cont'd)

                 Silencers; complete with casings and
                 all necessary insulation and
                 accessories(Cont'd)

BB0703.253       1400x1200x1500mm; for AHU SAD;
                 ref:SIL-029                               nr           ***        ***        ***

BB0703.254       1400x1400x1500mm; for AHU RAD;
                 ref:SIL-072 & 074 & 076 & 078             nr           ***        ***        ***

BB0703.255       1500x600x1800mm; for AHU RAD;
                 ref:SIL-046                               nr           ***        ***        ***

BB0703.256       1500x600x2700mm; for AHU RAD;
                 ref:SIL-050                               nr           ***        ***        ***

BB0703.257       1600x1150x1800mm; for AHU SAD;
                 ref:SIL-049                               nr           ***        ***        ***

BB0703.258       1600x1400x1500mm; for AHU SAD;
                 ref:SIL-071 & 073 & 075 & 077             nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/26               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 In-line equipment(Cont'd)

                 Silencers; complete with casings
                 and all necessary insulation and
                 accessories(Cont'd)

BB0703.259       1600x1600x1500mm; for AHU RAD;
                 ref:SIL-060 & 070                         nr           ***        ***        ***

BB0703.260       1800x700x1500mm; for AHU SAD;
                 ref:SIL-025 & 043                         nr           ***        ***        ***

BB0703.261       1800x800x1500mm; for AHU SAD;
                 ref:SIL-009 & 015                         nr           ***        ***        ***

BB0703.262       1800x1050x1500mm; for AHU SAD;
                 ref:SIL-059 & 069                         nr           ***        ***        ***

BB0703.263       2000x750x1500mm; for AHU SAD;
                 ref:SIL-045                               nr           ***        ***        ***

BB0703.264       2100x900x1500mm; for AHU SAD;
                 ref:SIL-011 & 017 & 035                   nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/27               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 AIR CONDITIONING SYSTEMS

                 Thermal insulation; phenolic foam
                 thermal insulation

                 15mm thick duct insulation

BB0704.1         fixing externally to rectangular
                 ducts                                     m2           ***        ***        ***

                 25mm thick duct insulation

BB0704.2         fixing externally to rectangular
                 ducts                                     m2           ***        ***        ***

                 25mm thick duct insulation; complete
                 with 0.8mm thick aluminium cladding

BB0704.3         fixing externally to rectangular
                 ducts                                     m2           ***        ***        ***

                 50mm thick duct insulation; complete
                 with 0.8mm thick aluminium cladding

BB0704.4         fixing externally to rectangular
                 ducts                                     m2           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/28               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is
                 necessary for the execution of the
                 Works, as required by the Contract,
                 which has been omitted from or has
                 not been separately itemised in this
                 Lump Sum Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall be
                 "sum", with Quantity and Rate
                 columns entered with "N/A".                            ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/29               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7                                                                    ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.4/30               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.4                             G1.4 : Air Conditioning Systems

                   DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSG1.4
: Air Conditioning Systems

Page No.LSG1.4/1                                             ***

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Page No.LSG1.4/14                                            ***

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Page No.LSG1.4/18                                            ***

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Page No.LSG1.4/21                                            ***

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Page No.LSG1.4/23                                            ***

Page No.LSG1.4/24                                            ***

Page No.LSG1.4/25                                            ***

Page No.LSG1.4/26                                            ***

Page No.LSG1.4/27                                            ***

page No.LSG1.4/28                                            ***

Page No.LSG1.4/29                                            ***

Page No.LSG1.4/30                                            ***

--------------------------------------------------------------------
                            Total of Lump Sum Item LSG1.4    ***
                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG1.4/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.5                              G1.5 : Special Exhaust Systems


ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 SPECIAL EXHAUST SYSTEMS ; KITCHEN
                 EXHAUST SYSTEM

                 Equipment and ancillaries

                 Ventilation fans; complete with all
                 necessary accessories and
                 connections

BB0801.1         centrifugal type; air flow rate
                 2.01 m3/s; 500 Pa; ref KEF-001            nr           ***        ***        ***

BB0801.2         centrifugal type; air flow rate
                 8.41 m3/s; 500 Pa; ref KEF-002            nr           ***        ***        ***

                 Fire rated ducts; including stainless
                 steel sheet rectangular ducts and
                 fittings, thermal insulation, fire
                 resistant boards and formation of
                 opening to accommodation ductwork
                 accessories

                 Fixing to or suspending from soffits
                 2 hours

BB0803.1         generally                                 m2           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.5        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.5/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.5                              G1.5 : Special Exhaust Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 SPECIAL EXHAUST SYSTEMS ; SMOKE
                 EXTRACTION SYSTEM

                 Equipment and ancillaries

                 Ventilation fans; complete with all
                 necessary accessories and
                 connections

BB0801.3         vaneaxial type; air flow rate 7.5
                 m3/s; 500 Pa; fire rated at 250
                 deg. for 1 hr; ref SEF-005 & 010          nr           ***        ***        ***

BB0801.4         vaneaxial type; air flow rate 7.5
                 m3/s; 600 Pa; fire rated at 250
                 deg. for 1 hr; ref SEF-007                nr           ***        ***        ***

BB0801.5         vaneaxial type; air flow rate 7.5
                 m3/s; 700 Pa; fire rated at 250
                 deg. for 1 hr; ref SEF-040                nr           ***        ***        ***

BB0801.6         vaneaxial type; air flow rate 7.5
                 m3/s; 800 Pa; fire rated at 250
                 deg. for 1 hr; ref SEF-008 & 011          nr           ***        ***        ***

BB0801.7         vaneaxial type; air flow rate 8.5
                 m3/s; 400 Pa; fire rated at 250
                 deg. for 1 hr; ref SEF-006 & 009          nr           ***        ***        ***

BB0801.8         vaneaxial type; air flow rate 12.0
                 m3/s; 400 Pa; fire rated at 250
                 deg. for 1 hr; ref SEF-002 & 003          nr           ***        ***        ***

BB0801.9         vaneaxial type; air flow rate 12.0
                 m3/s; 550 Pa; fire rated at 250
                 deg. for 1 hr; ref SEF-001 & 004          nr           ***        ***        ***

BB0801.10        vaneaxial type; air flow rate 15.0
                 m3/s; 600 Pa; fire rated at 250
                 deg. for 1 hr and future
                 provision; ref SEF-034 to 037             nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.5        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.5/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.5                              G1.5 : Special Exhaust Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 SPECIAL EXHAUST SYSTEMS ; SMOKE
                 EXTRACTION SYSTEM

                 Galvanised steel sheet rectangular
                 ducts and fittings; DW/144;
                 low/medium pressure

                 Fixing to walls, columns and the
                 like

BB0803.2         1.0mm thick                               m2           ***        ***        ***

                 Fixing to or suspending from soffits

BB0803.3         0.8mm thick                               m2           ***        ***        ***

BB0803.4         1.0mm thick                               m2           ***        ***        ***

                 Fire rated ducts; including
                 galvanized steel sheet rectangular
                 ducts and fittings, thermal
                 insulation, fire resistant boards
                 and formation of openings to
                 accommodate ductwork accessories

BB0803.5         Fixing to or suspending from
                 soffits; 2 hours FRP                      m2           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.5        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.5/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.5                              G1.5 : Special Exhaust Systems

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 SPECIAL EXHAUST SYSTEMS ; SMOKE
                 EXTRACTION SYSTEM

                 Ductwork ancillaries

                 Volume control dampers; opposed
                 blades

BB0803.6         500 x 300mm                               nr           ***        ***        ***

BB0803.7         800 x 600mm                               nr           ***        ***        ***

                 Wire mesh grilles

BB0803.8         500 x 300mm                               nr           ***        ***        ***

BB0803.9         800 x 400mm                               nr           ***        ***        ***

BB0803.10        1050 x 1050mm                             nr           ***        ***        ***

                 Motorized smoke dampers; hot-dipped
                 galvanized steel; 250 degree C
                 1-hour fire rated; complete with
                 electric actuators, limit switches
                 and all necessary accessories

BB0803.11        1400 x 1400mm                             nr           ***        ***        ***

BB0803.12        1500 x 500mm                              nr           ***        ***        ***

BB0803.13        1700 x 1200mm                             nr           ***        ***        ***

BB0803.14        1800 x 600mm                              nr           ***        ***        ***

                 Silencers; complete with casings and
                 all necessary insulation and
                 accessories

BB0803.15        for EAF-144; discharge side               nr           ***        ***        ***

BB0803.16        for EAF-145; discharge side               nr           ***        ***        ***

BB0803.17        for EAF-146; discharge side               nr           ***        ***        ***

BB0803.18        for EAF-147; discharge side               nr           ***        ***        ***

                 PAINTING

                 Preparing; priming; undercoat;
                 finish coats on galvanized metal
                 work; to rectangular ductworks

BB0805.1         externally                                m2           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSG1.5        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG1.5/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.5                              G1.5 : Special Exhaust Systems

ITEM CODE                      ITEM DESCRIPTION                      UNIT    QUANTITY     RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             SPECIAL EXHAUST SYSTEMS : SMOKE VENTILATORS

             Equipment and ancillaries

             Compressed air systems; complete with
             air compressor, receiver, valves, ancillaries, pipes, all necessary accessories and connections;
             as to the Specification and as shown on the Drawing no.LCC300/31/M53/001

BB0801.10    generally; ref:SAC-001                                  nr        ***          ***           ***

BB0801.11    generally; ref:SAC-002                                  nr        ***          ***           ***

BB0801.12    generally; ref:SAC-003                                  nr        ***          ***           ***

BB0801.13    generally; ref:SAC-004                                  nr        ***          ***           ***

BB0801.14    Ventilator control panels

BB0801.15    generally; ref:E/P-001                                  nr        ***          ***           ***

BB0801.16    generally; ref:E/P-002                                  nr        ***          ***           ***

BB0801.17    generally; ref:E/P-003                                  nr        ***          ***           ***

BB0801.18    generally; ref:E/P-004                                  nr        ***          ***           ***

             Ventilators; with clear area of 2m2

BB0801.19    generally                                               nr        ***          ***           ***

             Copper pipes and fittings; B.S. 2871; Table X

             From ventilator control panels

BB0802.1     to ventilators                                          nr        ***          ***           ***

-----------------------------------------------------------------------------------------------------------------
                                                              To Collection of Lump Sum Item LSG1.5       ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG1.5/5              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.5                              G1.5 : Special Exhaust Systems

ITEM CODE                      ITEM DESCRIPTION                      UNIT    QUANTITY     RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's
             Other Charge shall be "sum", with Quantity and
             Rate columns entered with "N/A".                                                             ***

-----------------------------------------------------------------------------------------------------------------
                                                             To Collection of Lump Sum Item  LSG1.5       ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG1.5/6              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.5                              G1.5 : Special Exhaust Systems

ITEM CODE                      ITEM DESCRIPTION                      UNIT    QUANTITY     RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             GENERAL, ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder in
             detail any method related charges items in
             accordance with CESMM3 Section 7                                                             ***

-----------------------------------------------------------------------------------------------------------------
                                                            To Collection of Lump Sum Item LSG1.5         ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG1.5/7              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.5                              G1.5 : Special Exhaust Systems

                   DESCRIPTION                    AMOUNT HK$
------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSG1.5
: Special Exhaust Systems

Page No.LSG1.5/1                                      ***

Page No.LSG1.5/2                                      ***

Page No.LSG1.5/3                                      ***

Page No.LSG1.5/4                                      ***

Page No.LSG1.5/5                                      ***

Page No.LSG1.5/6                                      ***

Page No.LSG1.5/7                                      ***

------------------------------------------------------------
             Total of Lump Sum Item LSG1.5            ***
                                                  ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG1.5/COL/1          Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.6                              G1.5 : Special Exhaust Systems

ITEM CODE                      ITEM DESCRIPTION                      UNIT    QUANTITY     RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             CONTROL SYSTEMS : ELECTRICAL AND
             CONTROL FOR ECS

             Equipment and ancillaries

             Motor control centres (MCCs);
             including all necessary
             switchgears, starters and
             accessories; as shown on Drawing
             No. LCC300/31/M13/001 to 021

BB1201.1     MCC; ref:MCC-001                                        nr        ***          ***           ***

BB1201.2     MCC; ref:MCC-002                                        nr        ***          ***           ***

BB1201.3     MCC; ref:MCC-003                                        nr        ***          ***           ***

BB1201.4     MCC; ref:MCC-004                                        nr        ***          ***           ***

BB1201.5     MCC; ref:MCC-005                                        nr        ***          ***           ***

BB1201.6     MCC; ref:MCC-006                                        nr        ***          ***           ***

BB1201.7     MCC; ref:MCC-007                                        nr        ***          ***           ***

BB1201.8     MCC; ref:MCC-008                                        nr        ***          ***           ***

BB1201.9     MCC; ref:MCC-009                                        nr        ***          ***           ***

BB1201.10    MCC; ref:MCC-010                                        nr        ***          ***           ***

BB1201.11    MCC; ref:MCC-011                                        nr        ***          ***           ***

BB1201.12    MCC; ref:MCC-012                                        nr        ***          ***           ***

BB1201.13    MCC; ref:MCC-013                                        nr        ***          ***           ***

BB1201.14    MCC; ref:MCC-014                                        nr        ***          ***           ***

BB1201.15    MCC; ref:MCC-015                                        nr        ***          ***           ***

BB1201.16    MCC; ref:MCC-016                                        nr        ***          ***           ***

BB1201.17    MCC; ref:MCC-017                                        nr        ***          ***           ***

-----------------------------------------------------------------------------------------------------------------
                                                             To Collection of Lump Sum Item LSG1.6        ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG1.6/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.6                                      G1.6 : Control Systems

ITEM CODE                      ITEM DESCRIPTION                      UNIT    QUANTITY     RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             CONTROL SYSTEMS : ELECTRICAL AND
             CONTROL FOR ECS

             Equipment and ancillaries (Cont'd)

             Motor control centres (MCCs);
             including all necessary
             switchgears, starters and
             accessories; as shown on Drawing
             No. LCC300/31/M13/001 to 021(Cont'd)

BB1201.18    MCC; ref:MCC-020                                        nr        ***          ***           ***

BB1201.19    MCC; ref:MCC-021                                        nr        ***          ***           ***

BB1201.20    MCC; ref:MCC-022                                        nr        ***          ***           ***

BB1201.21    MCC; ref:LCP-001                                        nr        ***          ***           ***

BB1201.22    MCC; ref:LCP-002                                        nr        ***          ***           ***

BB1201.23    MCC; ref:LCP-003                                        nr        ***          ***           ***

BB1201.24    MCC; ref:LCP-004                                        nr        ***          ***           ***

BB1201.25    MCC; ref:LCP-005                                        nr        ***          ***           ***

BB1201.26    MCC; ref:LCP-006                                        nr        ***          ***           ***

BB1201.27    MCC; ref:LCP-007                                        nr        ***          ***           ***

BB1201.28    MCC; ref:LCP-008                                        nr        ***          ***           ***

BB1201.29    MCC; ref:LCP-009                                        nr        ***          ***           ***

BB1201.30    MCC; ref:LCP-010                                        nr        ***          ***           ***

BB1201.31    MCC; ref:LCP-012                                        nr        ***          ***           ***

BB1201.32    MCC; ref.LCP-013                                        nr        ***          ***           ***

BB1201.33    MCC; ref:LCP-014                                        nr        ***          ***           ***

BB1201.34    MCC; ref:LCP-015                                        nr        ***          ***           ***

-----------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSG1.6           ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG1.6/2              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.6                                      G1.6 : Control Systems

ITEM CODE                      ITEM DESCRIPTION                      UNIT    QUANTITY     RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             CONTROL SYSTEMS : ELECTRICAL AND
             CONTROL FOR ECS

             Equipment and ancillaries (Cont'd)

             Motor control centres(MCCs);
             including all necessary
             switchgears, starters and
             accessories; as shown on Drawing
             No. LCC300/31/M13/001 to 021(Cont'd)

BB1201.35    MCC; ref:LCP-016                                        nr        ***          ***           ***

BB1201.36    MCC; ref:LCP-017                                        nr        ***          ***           ***

BB1201.37    MCC; ref:LCP-018                                        nr        ***          ***           ***

BB1201.38    MCC; ref:LCP-019                                        nr        ***          ***           ***

BB1201.39    MCC; ref:LCP-020                                        nr        ***          ***           ***

BB1201.40    MCC; ref:LCP-021                                        nr        ***          ***           ***

BB1201.41    MCC; ref:LCP-022                                        nr        ***          ***           ***

BB1201.42    MCC; ref:LCP-023                                        nr        ***          ***           ***

BB1201.43    MCC; ref:LCP-101                                        nr        ***          ***           ***

BB1201.44    MCC; ref:LCP-102                                        nr        ***          ***           ***

BB1201.45    MCC; ref:LCP-103                                        nr        ***          ***           ***

BB1201.46    MCC; ref:LCP-201                                        nr        ***          ***           ***

BB1201.47    MCC; ref:LCP-202                                        nr        ***          ***           ***

BB1201.48    MCC; ref:LCP-203                                        nr        ***          ***           ***

BB1201.49    MCC; ref:LCP-204                                        nr        ***          ***           ***

BB1201.50    MCC; ref:LCP-205                                        nr        ***          ***           ***

BB1201.51    MCC; ref:LCP-206                                        nr        ***          ***           ***

BB1201.52    MCC; ref:LCP-207                                        nr        ***          ***           ***

BB1201.53    MCC; ref:LCP-208                                        nr        ***          ***           ***

BB1201.54    MCC; ref:LCP-209                                        nr        ***          ***           ***

BB1201.55    MCC; ref:LCP-210                                        nr        ***          ***           ***

BB1201.56    MCC; ref:LCP-401                                        nr        ***          ***           ***

BB1201.57    MCC; ref:LCP-402                                        nr        ***          ***           ***

BB1201.58    MCC; ref:LCP-403                                        nr        ***          ***           ***

BB1201.59    MCC; ref:LCP-404                                        nr        ***          ***           ***

BB1201.60    MCC; ref:LCP-405                                        nr        ***          ***           ***

-----------------------------------------------------------------------------------------------------------------
                                                          To Collection of Lump Sum Item LSG1.6           ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG1.6/3              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.6                                      G1.6 : Control Systems

ITEM CODE                      ITEM DESCRIPTION                      UNIT    QUANTITY     RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             CONTROL SYSTEMS : ELECTRICAL AND CONTROL
             FOR ECS

             Equipment and ancillaries(Cont'd)

             Motor control centres (MCCs);
             including all necessary
             switchgears, starters and
             accessories; as shown on Drawing
             No. LCC300/31/M13/001 to 021(Cont'd)

BB1201.61    MCC; ref:LCP-406                                        nr        ***          ***           ***

BB1201.62    MCC; ref:LCP-407                                        nr        ***          ***           ***

BB1201.63    MCC; ref:LCP-408                                        nr        ***          ***           ***

BB1201.64    MCC; ref:LCP-409                                        nr        ***          ***           ***

BB1201.65    MCC; ref:LCP-410                                        nr        ***          ***           ***

BB1201.66    MCC; ref:LCP-411                                        nr        ***          ***           ***

BB1201.67    MCC; ref:LCP-412                                        nr        ***          ***           ***

BB1201.68    MCC; ref:LCP-413                                        nr        ***          ***           ***

BB1201.69    MCC; ref:LCP-414                                        nr        ***          ***           ***

BB1201.70    MCC; ref:LCP-415                                        nr        ***          ***           ***

BB1201.71    MCC; ref:LCP-416                                        nr        ***          ***           ***

BB1201.72    MCC; ref:LCP-501                                        nr        ***          ***           ***

BB1201.73    MCC; ref:LCP-502                                        nr        ***          ***           ***

BB1201.74    MCC; ref:LCP-601                                        nr        ***          ***           ***

BB1201.75    MCC; ref:LCP-602                                        nr        ***          ***           ***

BB1201.76    MCC; ref:LCP-603                                        nr        ***          ***           ***

BB1201.77    MCC; ref:LCP-604                                        nr        ***          ***           ***

BB1201.78    MCC; ref:LCP-605                                        nr        ***          ***           ***

BB1201.79    MCC; ref:LCP-606                                        nr        ***          ***           ***

BB1201.80    MCC; ref:LCP-607                                        nr        ***          ***           ***

BB1201.81    MCC; ref:LCP-608                                        nr        ***          ***           ***

BB1201.82    MCC; ref:LCP-609                                        nr        ***          ***           ***

BB1201.83    MCC; ref:LCP-610                                        nr        ***          ***           ***

BB1201.84    MCC; ref:LCP-611                                        nr        ***          ***           ***

-----------------------------------------------------------------------------------------------------------------
                                                           To Collection of Lump Sum Item LSG1.6          ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG1.6/4              Contract No. LCC-30O

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.6                                      G1.6 : Control Systems

ITEM CODE                      ITEM DESCRIPTION                      UNIT    QUANTITY     RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             CONTROL SYSTEMS : ELECTRICAL AND
             CONTROL FOR ECS

             Equipment and ancillaries (Cont'd)

             Variable frequency drives

BB1201.85    11 KW                                                   nr        ***          ***           ***

BB1201.86    15 KW                                                   nr        ***          ***           ***

BB1201.87    22 KW                                                   nr        ***          ***           ***

BB1201.88    37 KW                                                   nr        ***          ***           ***

             Final circuits; power cables

             From motor control centres to air cooled chillers;
             including copper cables and conduits, trunkings, trays, etc

BB1208.1     ACC-001 to 008                                          nr        ***          ***           ***

             From motor control centres to chilled water pumps;
             including copper cables and conduits, trunkings, trays, etc

BB1208.2     CHP-001 to 010                                          nr        ***          ***           ***

             From motor control centres to smoke extraction fans;
             including copper cables and conduits, trunkings, trays, etc

BB1208.3     generally                                               nr        ***          ***           ***

             From local control centres to air handling units;
             including copper cables and conduits, trunkings, trays, etc

BB1208.4     generally                                               nr        ***          ***           ***

             From local control centres to fans;
             including copper cables and
             conduits, trunkings, trays, etc

BB1208.5     generally                                               nr        ***          ***           ***

-----------------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSG1.6                ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG1.6/5              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.6                                      G1.6 : Control Systems

ITEM CODE                      ITEM DESCRIPTION                      UNIT    QUANTITY     RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             CONTROL SYSTEMS : ELECTRICAL AND
             CONTROL FOR ECS

             Final circuits: control cables

             From motor control centres to and
             including emergency stop push
             button

BB1208.6     generally                                               nr        ***          ***           ***

             From motor control centers to
             motorized dampers; including all
             necessary cables and conduits,
             trunkings, trays, etc. (motorized
             dampers measured separately)

BB1208.7     generally                                               nr        ***          ***           ***

-----------------------------------------------------------------------------------------------------------------
                                                        To Collection of Lump Sum Item LSG1.6             ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG1.6/6              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.6                                      G1.6 : Control Systems

ITEM CODE                      ITEM DESCRIPTION                      UNIT    QUANTITY     RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's Other
             Charge shall be "sum", with Quantity and Rate columns
             entered with "N/A".                                               ***          ***           ***

-----------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSG1.6     ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG1.6/7              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                       G1: ECS
Lump Sum Item LSG1.6                                      G1.6 : Control Systems

ITEM CODE                      ITEM DESCRIPTION                      UNIT    QUANTITY     RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder in detail any
             method related charges items in accordance with CESMM3
             Section 7                                                                                    ***

-----------------------------------------------------------------------------------------------------------------
                                                                 To Collection of Lump Sum Item LSG1.6    ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG1.6/8              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                       G1: ECS
Lump Sum Item LSG1.6                                      G1.6 : Control Systems

                       DESCRIPTION                AMOUNT HK$
------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG1.6
: Control Systems

Page No.LSG1.6/1                                      ***

Page No.LSG1.6/2                                      ***

Page No.LSG1.6/3                                      ***

Page No.LSG1.6/4                                      ***

Page No.LSG1.6/5                                      ***

Page No.LSG1.6/6                                      ***

Page No.LSG1.6/7                                      ***

Page No.LSG1.6/8                                      ***

------------------------------------------------------------
                   Total of Lump Sum Item LSG1.6      ***
                                                  ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG1.6/COL/1          Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.7                                             G1.7 : Sundries

ITEM CODE                      ITEM DESCRIPTION                     UNIT     QUANTITY     RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             SUNDRIES

             Allow for the following and executing to the satisfaction of the Engineer

BB1909.1 Provision of testing, including integrated testing, setting to work and commissioning the complete
             ECS Installation

BB1909.2     generally                                               sum       ***          ***           ***

             Providing of plates, discs, Labels, tags, coloured stencil and painted bands for plant, equipment, cables, switches and the like

BB1909.3     generally                                               sum       ***          ***           ***

             Providing of fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BB1909.4     generally                                               sum       ***          ***           ***

-----------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSG1.7     ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG1.7/1              Contract No. LCC-300

Contract No. LCC-300               Cost Center G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.7                                             G1.7 : Sundries

ITEM CODE                          ITEM DESCRIPTION                UNIT      QUANTITY     RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's
             Other Charge shall be "sum", with Quantity and
             Rate columns entered with "N/A".                                                             ***

-----------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSG1.7     ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG1.7/2              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.7                                             G1.7 : Sundries

ITEM CODE                         ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder in detail
             any method related charges items in accordance
             with CESMM3 Section 7                                                                        ***
-----------------------------------------------------------------------------------------------------------------
                                                                 To Collection of Lump Sum Item LSG1.7    ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG1.7/3              Contract No. LCC-300

Contract No. LCC-300               Cost Center G : Terminus Building - E&M Works
Lump Sum Breakdown                                                      G1 : ECS
Lump Sum Item LSG1.7                                             G1.7 : Sundries

                        DESCRIPTION               AMOUNT HK$
------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG1.7
: Sundries

Page No.LSG1.7/1                                     ***

Page No.LSG1.7/2                                     ***

Page No.LSG1.7/3                                     ***

------------------------------------------------------------
                   Total of Lump Sum Item LSG1.7     ***
                                                  ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG1.7/COL/1          Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.1                                    G2.1 : Incoming Services

ITEM CODE                      ITEM DESCRIPTION                    UNIT     QUANTITY      RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             INCOMING SERVICES

             Equipment and ancillaries

             L.V. Switchboards; including all necessary switchgears and accessories; as shown on Drawing no.LCC300/31/E50/001

BA0201.1     generally; ref: Main L.V. Switch Cubicle No.1           nr        ***           ***           ***

             L.V. Switchboards; including all necessary switchgears and accessories; as shown on Drawing no.LCC300/31/E50/002 & 003

BA0201.2     generally; ref: Main L.V. Switch Cubicle No.2           nr        ***           ***           ***

             L.V. Switchboards; including all necessary switchgears and accessories; as shown on Drawing no.LCC300/31/E50/004 & 005

BA0201.3     generally; ref: Main L.V. Switch Cubicle No.3           nr        ***           ***           ***

             L.V. Switchboards; including all necessary switchgears and accessories; as shown on Drawing no.LCC300/31/E50/006 & 007

BA0201.4     generally; ref: Main L.V. Switch Cubicle No.4           nr        ***           ***           ***

             L.V. Switchboards; including all necessary switchgears and accessories; as shown on Drawing no.LCC300/31/E50/008 & 009

BA0201.5     generally; ref: L.V. Switch Cubicle No.5                nr        ***           ***           ***

             L.V. Switchboards; including all necessary switchgears and accessories; as shown on Drawing no.LCC300/31/E50/010 & 011

BA0201.6     generally; ref: L.V. Switch Cubicle No.6                nr        ***           ***           ***

-----------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSG2.1      ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.1/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.1                                    G2.1 : Incoming Services

ITEM CODE                      ITEM DESCRIPTION                    UNIT     QUANTITY      RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             INCOMING SERVICES

             Equipment and ancillaries(Cont'd)

             L.V. Switchboards; including all necessary switchgears and accessories; as shown on Drawing no.LCC300/31/E50/012 & 013

BA0201.7     generally; ref: Government L.V. Switch Cubicle No.1     nr        ***           ***           ***

             L.V. Switchboards; including all necessary switchgears and accessories; as shown on Drawing no.LCC300/31/E50/014

BA0201.8     generally; ref: Government L.V. Switch Cubicle No.2     nr        ***           ***           ***

             L.V. Switchboards; including all necessary switchgears and accessories; as shown on Drawing no.LCC300/31/E50/003

BA0201.9     generally; ref: Essential Switch board at Generator
             Room No.1                                               nr        ***           ***           ***

             L.V. Switchboards; including all necessary switchgears and accessories; as shown on Drawing no.LCC300/31/E50/007

BA0201.10    generally; ref: Essential Switch board at Generator
             Room No.2                                               nr        ***           ***           ***

-----------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSG2.1      ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.1/2              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.1                                    G2.1 : Incoming Services

ITEM CODE                        ITEM DESCRIPTION                  UNIT     QUANTITY      RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's Other
             Charge shall be "sum", with Quantity and Rate
             columns entered with "N/A".                                       ***          ***           ***

-----------------------------------------------------------------------------------------------------------------
                                                                 To Collection of Lump Sum Item LSG2.1    ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.1/3              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.1                                    G2.1 : Incoming Services

ITEM CODE                          ITEM DESCRIPTION                UNIT      QUANTITY     RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder in detail any
             method related charges items in accordance with
             CESMM3 Section 7                                                                              ***

-----------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSG2.1      ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.1/4               Contract No.LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.1                                    G2.1 : Incoming Services

                          DESCRIPTION                      AMOUNT HK$
---------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG2.1
: INCOMING SERVICES

Page NO.LSG2.1/1                                              ***

page NO.LSG2.1/2                                              ***

Page NO.LSG2.1/3                                              ***

Page No.LSG2.1/4                                              ***
---------------------------------------------------------------------
                    To Collection of Lump Sum Item LSG2.1     ***
                                                            ---------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.1/COL/1          Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.1                                    G2.2 : Standby Equipment

ITEM CODE                     ITEM DESCRIPTION                     UNIT     QUANTITY      RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             STANDBY EQUIPMENT

             Equipment and anci11aries

             Uninterrupted Power System (UPS); including battery set/battery racks, 4P automatic changeover switches, UPS manual by-pass switches, surge suppression devices, interconnecting cables and all necessary accessories; as shown on Drawing No.
             LCC300/31/E50/026

A0301.1      6kVA; 1 phase; 60 minutes                               nr        ***           ***          ***

A0301.2      22kVA; 3 phase; 60 minutes                              nr        ***           ***          ***

A0301.3      l00kVA;1 phrase; 60 minutes                             nr        ***           ***          ***

A0301.4      l00kVA; 3 phrase; 60 minutes                            nr        ***           ***          ***

             110V DC battery/charger units; including 8kW rectifier battery chargers, battery banks for 5 hours back up time, DC circuit breaker panels, DC power system distribution board, isolating switches, interconnecting cable trays, conduits, cables and all necessary accessories; for switchboard trip/close circuits

BA0301.5     generally                                               nr        ***           ***          ***

             Package standby diesel generating set; complete with storage tank and daily service fuel tank and associated pipings, exhaust pipe and primary exhaust silencer, control panel, main failure relay, starting battery with charger, all internal wiring, earthing, etc.

BA0301.6     620kVA                                                  nr        ***           ***          ***

BA0301.7     760KVA                                                  nr        ***           ***          ***

-----------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSG2.2     ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 - 28 October 2002               LSG2.2/1              Contract No. LCC-300

Contract No. LCC-300               Cost Center G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.2                                    G2.2 : Standby Equipment

ITEM CODE            ITEM DESCRIPTION                             UNIT       QUANTITY  RATE HK$        AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's Other
             Charge shall be "sum", with Quantity and Rate
             columns entered with "N/A".                                       ***           ***           ***

-----------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSG2.2      ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.2/2               Contract No.LCC-300

Contract No. LCC-300               Cost Center G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.2                                    G2.2 : Standby Equipment

ITEM CODE                          ITEM DESCRIPTION                UNIT     QUANTITY      RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder in detail any
             method related charges items in accordance with
             CESMM3 Section 7                                                                              ***

-----------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSG2.2      ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.2/3              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.2                                    G2.2 : Standby Equipment

                           DESCRIPTION                     AMOUNT HK$
---------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG2.2
: Standby Equipment

Page No.LSG2.2/1                                              ***

Page No.LSG2.2/2                                              ***

Page No.LSG2.2/3                                              ***
---------------------------------------------------------------------
                    To Collection of Lump Sum Item LSG2.2     ***
                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.2/COL/1          Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.3                             G2.3 : Main Distribution System

ITEM CODE                          ITEM DESCRIPTION                UNIT     QUANTITY      RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             MAIN DISTRIBUTION SYSTEM

             Equipment and ancillaries

             Power factor improvement equipment; IEC 60831;
             including capacitor, control relay, isolating switches and interconnecting wiring

BA0401.1     200kVAr                                                 nr        ***           ***           ***

             Control gears

             Isolating-switches; B.S. En 60947-3; metal clad type; surface mounted to walls, columns and the like

BA0401.2     32A; DP                                                 nr        ***           ***           ***

BA0401.3     63A; DP                                                 nr        ***           ***           ***

BA0401.4     32A; TPN                                                nr        ***           ***           ***

BA0401.5     63A; TPN                                                nr        ***           ***           ***

BA0401.6     100A; TPN                                               nr        ***           ***           ***

BA0401.7     125A; TPN                                               nr        ***           ***           ***

BA0401.8     160A; TPN                                               nr        ***           ***           ***

BA0401.9     200A; TPN                                               nr        ***           ***           ***

BA0401.10    315A; TPN                                               nr        ***           ***           ***

BA0401.11    400A; TPN                                               nr        ***           ***           ***

BA0401.12    500A; TPN                                               nr        ***           ***           ***

BA0401.13    600A; TPN                                               nr        ***           ***           ***

             Fused switches; B.S. EN60947-3; metal clad type;
             surface mounted to walls, columns and the like

BA0401.14    15A; TPN                                                nr        ***           ***           ***

BA0401.15    20A; TPN                                                nr        ***           ***           ***

BA0401.16    32A; TPN                                                nr        ***           ***           ***

BA0401.17    40A; TPN                                                nr        ***           ***           ***

-----------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSG2.3      ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.3/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.3                             G2.3 : Main Distribution System

ITEM CODE                         ITEM DESCRIPTION                 UNIT      QUANTITY     RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             MAIN DISTRIBUTION SYSTEM

             Control gears(Cont'd)

             Fused switches; B.S. EN60947-3; metal clad type;
             surface mounted to walls, columns and the like
             (Cont'd)

BA0401.18    63A; DP                                                 nr        ***           ***           ***

BA0401.19    80A; DP                                                 nr        ***           ***           ***

BA0401.20    63A; TPN                                                nr        ***           ***           ***

BA0401.21    80A; TPN                                                nr        ***           ***           ***

BA0401.22    100A; TPN                                               nr        ***           ***           ***

BA0401.23    160A; TPN                                               nr        ***           ***           ***

             Manual by-pass isolating-switches; complete with mechanical interlock

BA0401.24    32A; 4P                                                 nr        ***           ***           ***

BA0401.25    63A; 4P                                                 nr        ***           ***           ***

BA0401.26    160A; 4P                                                nr        ***           ***           ***

             Automatic transfer switches

BA0401.27    32A; DP                                                 nr        ***           ***           ***

BA0401.28    63A; DP                                                 nr        ***           ***           ***

BA0401.29    32A; 4P                                                 nr        ***           ***           ***

BA0401.30    160A; 4P                                                nr        ***           ***           ***

-----------------------------------------------------------------------------------------------------------------
                                                               To Collection of Lump Sum Item LSG2.3       ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.3/2             Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.3                             G2.3 : Main Distribution System

ITEM CODE                         ITEM DESCRIPTION                 UNIT     QUANTITY      RATE HK$     AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------
             MAIN DISTRIBUTION SYSTEM

             control gears (Cont'd)

             All insulated switches; fixing in MCB distribution boards

BA0401.31    32A; DP                                                 nr        ***           ***            ***

BA0401.32    63A; DP                                                 nr        ***           ***            ***

BA0401.33    80A; DP                                                 nr        ***           ***            ***

BA0401.34    32A; TPN                                                nr        ***           ***            ***

BA0401.35    63A; TPN                                                nr        ***           ***            ***

BA0401.36    100A; TPN                                               nr        ***           ***            ***

BA0401.37    160A; TPN                                               nr        ***           ***            ***

BA0401.38    200A; TPN                                               nr        ***           ***            ***

             All insulated switches; fixing in MCCB
             distribution boards

BA0401.39    63A; TPN                                                nr        ***           ***            ***

BA0401.40    100A; TPN                                               nr        ***           ***            ***

BA0401.41    125A; TPN                                               nr        ***           ***            ***

BA0401.42    160A; TPN                                               nr        ***           ***            ***

BA0401.43    200A; TPN                                               nr        ***           ***            ***

BA0401.44    250A; TPN                                               nr        ***           ***            ***

BA0401.45    300A; TPN                                               nr        ***           ***            ***

BA0401.46    315A; TPN                                               nr        ***           ***            ***

BA0401.47    400A; TPN                                               nr        ***           ***            ***

BA0401.48    500A; TPN                                               nr        ***           ***            ***

BA0401.49    600A; TPN                                               nr        ***           ***            ***

BA0401.50    800A; TPN                                               nr        ***           ***            ***

-----------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSG2.3       ***
                                                                                                       ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.3/3             Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.3                             G2.3 : Main Distribution System

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              MAIN DISTRIBUTION SYSTEM

              Control gears(Cont'd)

              All insulated switches; fixing
              to walls or columns

BA0401.51     800A; TPN                                nr          ***             ***             ***

              MCB distribution boards; B.S. EN
              60539-3; including all necessary
              fixings and supports; accessories;
              earthing and bonding; surface
              mounted; (MCBs, RCDs and incoming
              isolating-switches measured
              separately)

BA0401.52     4 way; SPN                               nr          ***             ***             ***

BA0401.53     4 way; TPN                               nr          ***             ***             ***

BA0401.54     6 way; SPN                               nr          ***             ***             ***

BA0401.55     6 way; TPN                               nr          ***             ***             ***

BA0401.56     8 way; SPN                               nr          ***             ***             ***

BA0401.57     8 way; TPN                               nr          ***             ***             ***

BA0401.58     10 way; SPN                              nr          ***             ***             ***

BA0401.59     10 way; TPN                              nr          ***             ***             ***

BA0401.60     12 way; SPN                              nr          ***             ***             ***

BA0401.61     12 way; TPN                              nr          ***             ***             ***

BA0401.62     14 way; SPN                              nr          ***             ***             ***

BA0401.63     14 way; TPN                              nr          ***             ***             ***

BA0401.64     16 way; TPN                              nr          ***             ***             ***

              Wooden meter boards for CLP meters;
              with sufficient length for

BA0401.65     4 nrs                                    nr          ***             ***             ***

BA0401.66     6 nrs                                    nr          ***             ***             ***

BA0401.67     10 nrs                                   nr          ***             ***             ***

BA0401.68     11 nrs                                   nr          ***             ***             ***

BA0401.69     12 nrs                                   nr          ***             ***             ***

BA0401.70     16 nrs                                   nr          ***             ***             ***

BA0401.71     18 nrs                                   nr          ***             ***             ***

BA0401.72     20 nrs                                   nr          ***             ***             ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.3        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.3/4              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.3                             G2.3 : Main Distribution System

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              MAIN DISTRIBUTION SYSTEM

              Control gears(Cont'd)

              MCCB distribution boards; B.S. EN
              60539-1; including all necessary
              fixings and supports; accessories;
              earthing and bonding; surface
              mounted; (MCCBs and incoming
              isolating-switches measured
              separately)

BA0401.73     4 way; TPN                               nr          ***             ***             ***

BA0401.74     6 way; TPN                               nr          ***             ***             ***

BA0401.75     8 way; TPN                               nr          ***             ***             ***

BA0401.76     12 way; TPN                              nr          ***             ***             ***

              Busbar chambers; including fixings
              and supports; interconnecting cables
              to incoming and outgoing
              switchgears; earthing and bondings

BA0401.77     125A; TPN; with sufficient
              length for 3 nrs of incoming
              and outgoing switchgears                 nr          ***             ***             ***

BA0401.78     160A; TPN; with sufficient
              length for 3 nrs of incoming
              and outgoing switchgears                 nr          ***             ***             ***

BA0401.79     160A; TPN; with sufficient
              length for 4 nrs of incoming
              and outgoing switchgears                 nr          ***             ***             ***

BA0401.80     200A; TPN; with sufficient
              length for 5 nrs of incoming
              and outgoing switchgears                 nr          ***             ***             ***

BA0401.81     200A; TPN; with sufficient
              length for 6 nrs of incoming
              and outgoing switchgears                 nr          ***             ***             ***

BA0401.82     315A; TPN; with sufficient
              length for 4 nrs of incoming
              and outgoing switchgears                 nr          ***             ***             ***

BA0401.83     800A; TPN; with sufficient
              length for 4 nrs of incoming
              and outgoing switchgears                 nr          ***             ***             ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.3        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.3/5              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.3                             G2.3 : Main Distribution System

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              MAIN DISTRIBUTION SYSTEM

              Control gears(Cont'd)

              Miniature circuit breakers(MCBs);
              B.S. EN60898; fixing in MCB
              distribution boards

BA0401.84     10A; SP                                  nr          ***             ***             ***

BA0401.85     15A;SP                                   nr          ***             ***             ***

BA0401.86     16A; SP                                  nr          ***             ***             ***

BA0401.87     20A; SP                                  nr          ***             ***             ***

BA0401.88     30A; SP                                  nr          ***             ***             ***

BA0401.89     32A; SP                                  nr          ***             ***             ***

BA0401.90     40A; SP                                  nr          ***             ***             ***

BA0401.91     10A; TP                                  nr          ***             ***             ***

BA0401.92     15A;TP                                   nr          ***             ***             ***

BA0401.93     16A; TP                                  nr          ***             ***             ***

BA0401.94     20A; TP                                  nr          ***             ***             ***

BA0401.95     30A; TP                                  nr          ***             ***             ***

BA0401.96     32A; TP                                  nr          ***             ***             ***

BA0401.97     40A; TP                                  nr          ***             ***             ***

BA0401.97A    63A; DP                                  nr          ***             ***             ***

BA0401.98     63A; TP                                  nr          ***             ***             ***

              Integrated type miniature circuit
              breakers (MCBs)/residual circuit
              breakers (RCDs); fixing in MCB
              distribution boards

BA0401.99     15A; DP; complete with built-in
              RCD of 30 mA sensitivity                 nr          ***             ***             ***

BA0401.99A    20A; DP; complete with built-in
              RCD of 30 mA sensitivity                 nr          ***             ***             ***

BA0401.100    30A; DP; complete with built-in
              RCD of 30 mA sensitivity                 nr          ***             ***             ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.3        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                  LSG2.3/6              Contract No. LCC-300
Addendum No.1

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.3                             G2.3 : Main Distribution System

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              MAIN DISTRIBUTION SYSTEM

              Control gears(Cont'd)

              Integrated type miniature circuit
              breakers (MCBs)/residual circuit
              breakers (RCDs); fixing in MCB
              distribution boards (Cont'd)

BA0401.101    32A; DP; complete with built-in
              RCD of 30 mA sensitivity                 nr          ***             ***             ***

              Moulded case circuit
              breakers(MCCBs); B.S. EN60947-2;
              fixing in MCCB distribution boards

BA0401.102    20A; DP                                  nr          ***             ***             ***

BA0401.103    32A; DP                                  nr          ***             ***             ***

BA0401.104    40A; DP                                  nr          ***             ***             ***

BA0401.105    63A; DP                                  nr          ***             ***             ***

BA0401.106    32A; TPN                                 nr          ***             ***             ***

BA0401.107    40A; TPN                                 nr          ***             ***             ***

BA0401.108    50A; TPN                                 nr          ***             ***             ***

BA0401.109    63A; TPN                                 nr          ***             ***             ***

BA0401.110    80A; TPN                                 nr          ***             ***             ***

BA0401.111    100A; TPN                                nr          ***             ***             ***

BA0401.112    125A; TPN                                nr          ***             ***             ***

BA0401.113    160A; TPN                                nr          ***             ***             ***

BA0401.114    200A; TPN                                nr          ***             ***             ***

BA0401.115    300A; TPN                                nr          ***             ***             ***

BA0401.116    500A; TPN                                nr          ***             ***             ***

              Moulded case circuit
              breakers(MCCBs); B.S. EN60947-2;
              fixing to walls or column

BA0401.117    63A; TPN                                 nr          ***             ***             ***

BA0401.118    300A; TPN                                nr          ***             ***             ***

BA0401.119    500A; TPN                                nr          ***             ***             ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.3        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.3/7              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.3                             G2.3 : Main Distribution System

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              MAIN DISTRIBUTION SYSTEM

              Factory fabricated, al1-insulated,
              totally enclosed non-ventilated
              type busduct and accessories with
              full size copper busbars for three
              phases and neutral; complete with
              all necessary accessories; earthing
              and bonding connections

              Busducts

BA0404.1      600A; TPN                                m           ***             ***             ***

BA0404.2      800A; TPN                                m           ***             ***             ***

BA0404.3      1000A; TPN                               m           ***             ***             ***

BA0404.4      1250A; TPN                               m           ***             ***             ***

BA0404.5      1600A; TPN                               m           ***             ***             ***

BA0404.6      2000A; TPN                               m           ***             ***             ***

BA0404.7      2500A; TPN                               m           ***             ***             ***

              Extra over 600A TPN busduct for

BA0404.8      bends                                    nr          ***             ***             ***

              Extra over 800A TPN busduct for

BA0404.9      bends                                    nr          ***             ***             ***

BA0404.10     flange ends                              nr          ***             ***             ***

              Extra over 1000A TPN busduct for

BA0404.11     bends                                    nr          ***             ***             ***

BA0404.12     flange ends                              nr          ***             ***             ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.3        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.3/8              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.3                             G2.3 : Main Distribution System

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------

              MAIN DISTRIBUTION SYSTEM

              Factory fabricated, all-insulated,
              totally enclosed non-ventilated
              type busduct and accessories with
              full size copper busbars for three
              phases and neutral; complete with
              all necessary accessories;
              earthing and bonding connections
              (cont'd)

              Busducts (Cont'd)

              Extra over 1250A TPN busduct for

BA0404.13     bends                                    nr          ***             ***             ***

BA0404.14     flange ends                              nr          ***             ***             ***

              Extra over 1600A TPN busduct for

BA0404.15     bends                                    nr          ***             ***             ***

BA0404.16     flange ends                              nr          ***             ***             ***

              Extra over 2000A TPN busduct for

BA0404.17     bends                                    nr          ***             ***             ***

BA0404.18     flange ends                              nr          ***             ***             ***

              Extra over 2500A TPN busduct for

BA0404.19     bends                                    nr          ***             ***             ***

BA0404.20     flange ends                              nr          ***             ***             ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.3        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.3/9              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.3                             G2.3 : Main Distribution System

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              MAIN DISTRIBUTION SYSTEM

              600/1000V FR/LSOH/SWA/XLPE cables;
              with copper conductors

              Fixing to cable trays or ladders or
              other surface

BA406.1       2-cores; 25mm2                           m           ***             ***             ***

BA406.2       2-cores; 35mm2                           m           ***             ***             ***

BA406.3       2-cores; 50mm2                           m           ***             ***             ***

BA406.4       2-cores; 70mm2                           m           ***             ***             ***

BA406.5       2-cores; 95mm2                           m           ***             ***             ***

BA406.6       2-cores; 120mm2                          m           ***             ***             ***

BA406.7       4-cores; 10mm2                           m           ***             ***             ***

BA406.8       4-cores; 16mm2                           m           ***             ***             ***

BA406.9       4-cores; 25mm2                           m           ***             ***             ***

BA406.10      4-cores; 35mm2                           m           ***             ***             ***

BA406.11      4-cores; 50mm2                           m           ***             ***             ***

BA406.12      4-cores; 70mm2                           m           ***             ***             ***

BA406.13      4-cores; 95mm2                           m           ***             ***             ***

BA406.14      4-cores; 120mm2                          m           ***             ***             ***

BA406.15      4-cores; 150mm2                          m           ***             ***             ***

BA406.16      4-cores; 185mm2                          m           ***             ***             ***

BA406.17      4-cores; 240mm2                          m           ***             ***             ***

BA406.18      4-cores; 300mm2                          m           ***             ***             ***

              Drawing into underground ducts

BA406.19      4-cores; 25mm2                           m           ***             ***             ***

BA406.20      4-cores; 35mm2                           m           ***             ***             ***

BA406.21      4-cores; 50mm2                           m           ***             ***             ***

BA406.22      4-cores; 120mm2                          m           ***             ***             ***

BA406.23      4-cores; 240mm2                          m           ***             ***             ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.3        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.3/10             Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.3                             G2.3 : Main Distribution System

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              MAIN DISTRIBUTION SYSTEM

              600/1000V FR/LSOH/SWA/XLPE cables;
              with copper conductors (Cont'd)

              Termination glands

BA406.24      2-cores; 25mm2                           nr          ***             ***             ***

BA406.25      2-cores; 35mm2                           nr          ***             ***             ***

BA406.26      2-cores; 50mm2                           nr          ***             ***             ***

BA406.27      2-cores; 70mm2                           nr          ***             ***             ***

BA406.28      2-cores; 95mm2                           nr          ***             ***             ***

BA406.29      2-cores; 120mm2                          nr          ***             ***             ***

BA406.30      4-cores; 10mm2                           nr          ***             ***             ***

BA406.31      4-cores; 16mm2                           nr          ***             ***             ***

BA406.32      4-cores; 25mm2                           nr          ***             ***             ***

BA406.33      4-cores; 35mm2                           nr          ***             ***             ***

BA406.34      4-cores; 50mm2                           nr          ***             ***             ***

BA406.35      4-cores; 70mm2                           nr          ***             ***             ***

BA406.36      4-cores; 95mm2                           nr          ***             ***             ***

BA406.37      4-cores; 120mm2                          nr          ***             ***             ***

BA406.38      4-cores; 150mm2                          nr          ***             ***             ***

BA406.39      4-cores; 185mm2                          nr          ***             ***             ***

BA406.40      4-cores; 240mm2                          nr          ***             ***             ***

BA406.41      4-cores; 300mm2                          nr          ***             ***             ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.3        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.3/11             Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.3                             G2.3 : Main Distribution System

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              MAIN DISTRIBUTION SYSTEM

              600/1000V LSOH/SWA/XLPE cables;
              with copper conductors

              Fixing to cable trays or ladders
              or other surface

BA406.42      2-cores; 16mm2                           m           ***             ***             ***

BA406.43      2-cores; 25mm2                           m           ***             ***             ***

BA406.44      2-cores; 35mm2                           m           ***             ***             ***

BA406.45      2-cores; 70mm2                           m           ***             ***             ***

BA406.46      2-cores; 95mm2                           m           ***             ***             ***

BA406.46A     4-cores; 6mm2                            m           ***             ***             ***

BA406.47      4-cores; 10mm2                           m           ***             ***             ***

BA406.48      4-cores; 16mm2                           m           ***             ***             ***

BA406.49      4-cores; 25mm2                           m           ***             ***             ***

BA406.50      4-cores; 35mm2                           m           ***             ***             ***

BA406.51      4-cores; 50mm2                           m           ***             ***             ***

BA406.52      4-cores; 70mm2                           m           ***             ***             ***

BA406.53      4-cores; 95mm2                           m           ***             ***             ***

BA406.54      4-cores; 120mm2                          m           ***             ***             ***

BA406.55      4-cores; 150mm2                          m           ***             ***             ***

BA406.56      4-cores; 185mm2                          m           ***             ***             ***

BA406.57      4-cores; 240mm2                          m           ***             ***             ***

BA406.58      4-cores; 300mm2                          m           ***             ***             ***

BA406.59      4-cores; 400mm2                          m           ***             ***             ***

BA406.60      2-cores; 35mm2                           m           ***             ***             ***

BA406.61      4-cores; 25mm2                           m           ***             ***             ***

BA406.62      4-cores; 35mm2                           m           ***             ***             ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.3        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002                 LSG2.3/12            Contract No. LCC-300
Addendum No.1

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.3                             G2.3 : Main Distribution System

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              MAIN DISTRIBUTION SYSTEM

              600/1000V LSOH/SWA/XLPE cables;
              with copper conductors(Cont'd)

              Drawing into underground ducts

BA406.63      4-cores; 50mm2                           m           ***             ***             ***

BA406.64      4-cores; 95mm2                           m           ***             ***             ***

BA406.65      4-cores; 150mm2                          m           ***             ***             ***

BA406.66      4-cores; 240mm2                          m           ***             ***             ***

BA406.67      4-cores; 300mm2                          m           ***             ***             ***

BA406.68      4-cores; 400mm2                          m           ***             ***             ***

              Termination glands

BA406.69      2-cores; 16mm2                           nr          ***             ***             ***

BA406.70      2-cores; 25mm2                           nr          ***             ***             ***

BA406.71      2-cores; 35mm2                           nr          ***             ***             ***

BA406.72      2-cores; 70mm2                           nr          ***             ***             ***

BA406.73      2-cores; 95mm2                           nr          ***             ***             ***

BA406.73A     4-cores; 6mm2                            nr          ***             ***             ***

BA406.73B     4-cores; 10mm2                           nr          ***             ***             ***

BA406.74      4-cores; 16mm2                           nr          ***             ***             ***

BA406.75      4-cores; 25mm2                           nr          ***             ***             ***

BA406.76      4-cores; 35mm2                           nr          ***             ***             ***

BA406.77      4-cores; 50mm2                           nr          ***             ***             ***

BA406.78      4-cores; 70mm2                           nr          ***             ***             ***

BA406.79      4-cores; 95mm2                           nr          ***             ***             ***

BA406.80      4-cores; 120mm2                          nr          ***             ***             ***

BA406.81      4-cores; 150mm2                          nr          ***             ***             ***

BA406.82      4-cores; 185mm2                          nr          ***             ***             ***

BA406.83      4-cores; 240mm2                          nr          ***             ***             ***

BA406.84      4-cores; 300mm2                          nr          ***             ***             ***

BA406.85      4-cores; 400mm2                          nr          ***             ***             ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.3        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                  LSG2.3/13             Contract No. LCC-300
Addendum No.1

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.3                             G2.3 : Main Distribution System

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              MAIN DISTRIBUTION SYSTEM

              450/750V LSOH cables; with
              Copper conductors

              Drawing into trunking

BA406.86      1-core; 6mm2                             m           ***             ***             ***

BA406.87      1-core; 10mm2                            m           ***             ***             ***

BA406.88      1-core; 16mm2                            m           ***             ***             ***

BA406.89      1-core; 25mm2                            m           ***             ***             ***

BA406.90      l-core; 50mm2                            m           ***             ***             ***

BA406.91      1-core; 70mm2                            m           ***             ***             ***

BA406.92      1-core; 95mm2                            m           ***             ***             ***

BA406.93      1-core; 120mm2                           m           ***             ***             ***

BA406.94      1-core; 150mm2                           m           ***             ***             ***

BA406.95      1-core; 185mm2                           m           ***             ***             ***

BA406.96      1-core; 240mm2                           m           ***             ***             ***

BA406.97      1-core; 400mm2                           m           ***             ***             ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.3        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.3/14             Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.3                             G2.3 : Main Distribution System

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder
              any specific item of work or
              obligation or thing which is
              necessary for the execution of the
              Works, as required by the Contract,
              which has been omitted from or has
              not been separately itemised in this
              Lump Sum Breakdown and for which a
              separate charge is required.

              The unit of measurement for any
              Contractor's Other Charge shall be
              "sum", with Quantity and Rate
              columns entered with "N/A".                                                          ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.3        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002               LSG2.3/15             Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.3                             G2.3 : Main Distribution System

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder
              in detail any method related charges
              items in accordance with CESMM3
              Section 7                                                                            ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.3        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.3/16             Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.3                             G2.3 : Main Distribution System

   DESCRIPTION                       AMOUNT HK$
-------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG2.3
: Main Distribution System

Page No.LSG2.3/1                        ***

Page No.LSG2.3/2                        ***

Page No.LSG2.3/3                        ***

Page No.LSG2.3/4                        ***

Page No.LSG2.3/5                        ***

Page No.LSG2.3/6                        ***

Page No.LSG2.3/7                        ***

Page No.LSG2.3/8                        ***

Page No.LSG2.3/9                        ***

Page No.LSG2.3/10                       ***

Page No.LSG2.3/11                       ***

Page No.LSG2.3/12                       ***

Page No.LSG2.3/13                       ***

Page No.LSG2.3/14                       ***

Page No.LSG2.3/15                       ***

Page No.LSG2.3/16                       ***

-------------------------------------------------
      Total of Lump Sum Item LSG2.3     ***
                                     ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.3/COL/1          Contract No. LCC-300

Contract No. LCC-300              Cost Centre G :  Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.4                                   G2.4 : Lighting and Power

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              LIGHTING AND POWER

              Final circuits in LSHF copper
              cables and conduits

              Single core; 2.5mm2

BA0507.1      lighting points                          nr          ***             ***             ***

BA0507.2      switch points; 1 way 1 gang              nr          ***             ***             ***

BA0507.3      switch points; 1 way 2 gang              nr          ***             ***             ***

BA0507.4      switch points; 1 way 4 gang              nr          ***             ***             ***

BA0507.5      switch points; 2 way 1 gang              nr          ***             ***             ***

BA0507.6      switch points; 2 way 2 gang              nr          ***             ***             ***

BA0507.6A     socket outlet points; 13A; single        nr          ***             ***             ***

BA0507.7      fuse spur unit points; 13A               nr          ***             ***             ***

BA0507.8      fuse spur unit points; 13A;
              via double pole switches                 nr          ***             ***             ***

BA0507.9      connection unit points; 20A; DP          nr          ***             ***             ***

BA0507.10     isolatinq switch points; 15A; TPN        nr          ***             ***             ***

              Single core; 2.5mm2; ring

BA0507.11     socket outlet points; 5A; single         nr          ***             ***             ***

BA0507.12     socket outlet points; 13A; single        nr          ***             ***             ***

BA0507.13     socket outlet points; 13A; twin          nr          ***             ***             ***

BA0507.14     socket outlet points; 13A; single;
              mounting on floor boxes                  nr          ***             ***             ***

BA0507.15     socket outlet points; 13A; twin;
              mounting on floor boxes                  nr          ***             ***             ***

BA0507.16     fuse spur unit points; 13A               nr          ***             ***             ***

BA0507.17     fuse spur unit points; 13A;
              via double pole switches                 nr          ***             ***             ***

BA0507.18     fuse spur unit points; 13A;
              mounting on floor boxes                  nr          ***             ***             ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.4        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                  LSG2.4/1              Contract No. LCC-300
Addendum No.1

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.4                                   G2.4 : Lighting and Power

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              LIGHTING AND POWER

              Final circuits in LSHF Copper
              cables and conduits(Cont'd)

              Single core; 4.0mm2

BA0507.19     lighting points                          nr          ***             ***             ***

BA0507.20     socket outlet points; 13A; single        nr          ***             ***             ***

BA0507.21     socket outlet points; 13A; twin          nr          ***             ***             ***

BA0507.22     fuse spur unit points; 13A               nr          ***             ***             ***

BA0507.23     fuse spur unit points; 13A;
              via double pole switches                 nr          ***             ***             ***

BA0507.24     fuse spur unit points; 13A;
              mounting on floor boxes                  nr          ***             ***             ***

BA0507.25     connection unit points; 20A; DP          nr          ***             ***             ***

BA0507.26     connection unit points; 20A; DP;
              via double pole switches                 nr          ***             ***             ***

BA0507.27     connection unit points; 30A; DP          nr          ***             ***             ***

BA0507.28     connection unit points; 30A; DP;
              via double pole switches                 nr          ***             ***             ***

              Single core; 4.0mm2; ring

BA0507.29     socket outlet points; 13A; single        nr          ***             ***             ***

BA0507.30     socket outlet points; 13A; twin          nr          ***             ***             ***

              Single core; 6.0mm2

BA0507.31     lighting points                          nr          ***             ***             ***

BA0507.32     socket outlet points; 32A;
              3 phase; single                          nr          ***             ***             ***

BA0507.33     fuse spur unit points; 13A               nr          ***             ***             ***

BA0507.34     fuse spur unit points; 13A; via
              double pole switches                     nr          ***             ***             ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.4        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.4/2              Contract No. LCC-300

Contract No. LCC-300              Cost Centre G :  Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.4                                   G2.4 : Lighting and Power

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              LIGHTING AND POWER

              Final circuits in FR/LSOH copper
              cables and conduits

              Single core; 2.5mm2

BA0507.35     lighting points                          nr          ***             ***             ***

BA0507.36     switch points; 1 way 1 gang              nr          ***             ***             ***

BA0507.37     switch points; 1 way 2 gang              nr          ***             ***             ***

BA0507.38     switch points; 2 way 1 gang              nr          ***             ***             ***

BA0507.39     fuse spur unit points; 13 A;
              via double pole switches                 nr          ***             ***             ***

              Final circuits in XLPE/SWA/PVC
              copper cables and cable ducts
              (cable ducts measured separately)

              Single core; 6.0mm2

BA0507.40     lighting points                          nr          ***             ***             ***

              Lighting control

              Allow for remote lighting control by
              timers, photoelectric sensors,
              by-pass switches and hardwire remote
              control; including control devices,
              contactors, conduits, wirings and
              all necessary accessories

BA0507.41     generally                                sum                                         ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.4        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.4/3              Contract No. LCC-300

Contract No. LCC-300              Cost Centre G :  Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.4                                   G2.4 : Lighting and Power

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              LIGHTING AND POWER

              Lighting fittings : complete with
              associated lamps or tubes

              Batten type fluorescent
              luminaires; ceiling mounted

BA0508.1      1 x 36W; ref:F3                          nr          ***             ***             ***

BA0508.2      1 x 36W; complete with 2 hours
              emergency battery conversion kits;
              ref:F3A                                  nr          ***             ***             ***

BA0508.3      2 x 36W; ref:F34                         nr          ***             ***             ***

BA0508.4      2 x 36W; complete with 2 hours
              emergency battery conversion kits;
              ref:F3AC                                 nr          ***             ***             ***

              Fluorescent luminaires; ceiling
              mounted

BA0508.5      1 x 18W; complete with
              diffusers; ref:F20                       nr          ***             ***             ***

BA0508.6      1 x 18W; complete with
              diffusers and 2 hours emergency
              battery conversion kits; ref:F20B        nr          ***             ***             ***

BA0508.7      1 x 36W; complete with
              diffusers; ref:F19                       nr          ***             ***             ***

BA0508.8      1 x 36W; complete with
              diffusers and 2 hours emergency
              battery conversion kits; ref:F19A        nr          ***             ***             ***

BA0508.9      1 x 58W; ref:F18                         nr          ***             ***             ***

BA0508.10     2 x 36W; complete with
              diffusers; ref:F17                       nr          ***             ***             ***

BA0508.11     2 x 36W; complete with
              diffusers and 2 hours emergency
              battery conversion kits; ref:F17A        nr          ***             ***             ***

              Waterproof fluorescent luminaires;
              ceiling mounted

BA0508.12     2 x 18W; ref:F13                         nr          ***             ***             ***

BA0508.13     2 x 36W; ref:F11                         nr          ***             ***             ***

BA0508.14     2 x 36W; complete with 2
              hours emergency battery conversion
              kits; ref:F11A                           nr          ***             ***             ***

BA0508.15     2 x 36W; ref:F16                         nr          ***             ***             ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.4        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.4/4              Contract No. LCC-300

Contract No. LCC-300              Cost Centre G :  Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.4                                   G2.4 : Lighting and Power

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              LIGHTING AND POWER

              Lighting fittings; complete with
              associated lamps or tubes(Cont'd)

              Fluorescent luminaires light
              panels; recessed mounted on false
              ceiling

BA0508.16     2 x 18W; 600 x 600mm; complete
              with double parabolic louvres;
              ref:F35                                  nr          ***             ***             ***

BA0508.17     2 x 18W; 600 x 600mm; complete with
              double parabolic louvres; and 2
              hours emergency battery conversion
              kits; ref:F35A                           nr          ***             ***             ***

BA0508.18     2 x 36W; 600 x 1200mm; complete
              with double parabolic louvres;
              ref:F24                                  nr          ***             ***             ***

BA0508.19     2 x 36W; 600 x 1200mm; complete with
              double parabolic louvres; and 2
              hours emergency battery conversion
              kits; ref:F24A                           nr          ***             ***             ***

BA0508.20     3 x 36W; 600 x 1200mm; complete
              with double parabolic louvres;
              ref:F25                                  nr          ***             ***             ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.4        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.4/5              Contract No. LCC-300

Contract No. LCC-300              Cost Centre G :  Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.4                                   G2.4 : Lighting and Power

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              LIGHTING AND POWER

              Lighting fittings; complete with
              associated lamps or tubes(Cont'd)

              Waterproof fluorescent luminaires;
              pendant mounted

BA0508.21     2 x 36W; ref:F11                         nr          ***             ***             ***

BA0508.22     2 x 36W; complete with 2
              hours emergency battery conversion
              kits; ref:F11A                           nr          ***             ***             ***

BA0508.23     2 x 36W; ref:F16                         nr          ***             ***             ***

BA0508.24     2 x 36W; ref:F34                         nr          ***             ***             ***

              Fluorescent luminaires; pendant
              mounted

BA0508.25     1 x 36W; complete with
              diffusers and 2 hours emergency
              battery conversion kits; ref:F19A        nr          ***             ***             ***

BA0508.26     2 x 36W; 1200mm; complete with
              diffusers; ref:F17                       nr          ***             ***             ***

              Batten type fluorescent
              luminaires; wall mounted

BA0508.27     1 x 18W; complete with 2
              hours emergency battery conversion
              kits; ref:F2A                            nr          ***             ***             ***

BA0508.28     1 x 36W; 1200mm; ref:F4                  nr          ***             ***             ***

BA0508.29     1 x 36W; 1200mm; complete with 2
              hours emergency battery conversion
              kits; ref:F4A                            nr          ***             ***             ***

              Waterproof fluorescent luminaires;
              wall mounted

BA0508.30     1 x 18W; complete with
              polycarbonate diffusers; ref:F5A         nr          ***             ***             ***

BA0508.31     1 x 18W; complete with
              diffusers and 2 hours emergency
              battery conversion kits; ref:F5B         nr          ***             ***             ***

BA0508.32     1 x 18W; ref:F6A                         nr          ***             ***             ***

BA0508.33     1 x 18W; complete with 2
              hours emergency battery conversion
              kits; ref:F6B                            nr          ***             ***             ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.4        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                  LSG2.4/6              Contract No. LCC-300
Addendum No.1

Contract No. LCC-300              Cost Centre G :  Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.4                                   G2.4 : Lighting and Power

ITEM CODE           ITEM DESCRIPTION                   UNIT       QUANTITY       RATE HK$        AMOUNT HK$
--------------------------------------------------------------------------------------------------------------
              LIGHTING AND POWER

              Lighting fittings; complete with
              associated lamps or tubes(Cont'd)

              Waterproof fluorescent luminaires;
              wall mounted (Cont'd)

BA0508.34     2 x 36W; ref:F11B                        nr          ***             ***             ***

BA0508.35     2 x 36W; complete with 2
              hours emergency battery conversion
              kits; ref:F11C                           nr          ***             ***             ***

BA0508.36     2 x 36W; ref:F34A                        nr          ***             ***             ***

BA0508.37     2 x 36W; complete with 2
              hours emergency battery conversion
              kits; ref:F34B                           nr          ***             ***             ***

              Waterproof fluorescent luminaires;
              surface mounted below platfrom

BA0508.38     1 x 58W; ref:F14                         nr          ***             ***             ***

BA0508.39     1 x 58W; complete with 2
              hours emergency battery conversion
              kits; ref:F14A                           nr          ***             ***             ***

              Fluorescent luminaires; wall
              mounted

BA0508.40     1 x 18W; complete with
              diffusers; ref:F20A                      nr          ***             ***             ***

BA0508.41     1 x 18W; complete with
              diffusers and 2 hours emergency
              battery conversion kits; ref:F20C        nr          ***             ***             ***

BA0508.42     1 x 36W; complete with
              diffusers; ref:F19B                      nr          ***             ***             ***

BA0508.43     1 x 36W; complete with
              diffusers and 2 hours emergency
              battery conversion kits; ref:F19C        nr          ***             ***             ***

BA0508.44     2 x 36W; complete with
              diffusers; ref:F17B                      nr          ***             ***             ***

BA0508.45     2 x 36W; complete with
              diffusers and 2 hours emergency
              battery conversion kits; ref:F17C        nr          ***             ***             ***

--------------------------------------------------------------------------------------------------------------
                                                      To collection of Lump Sum Item LSG2.4        ***
                                                                                               ---------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 LSG2.4/7              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.4                                   G2.4 : Lighting and Power

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               LIGHTING AND POWER

               Lighting fittings; complete with associated lamps or tubes(Cont'd)

               Flameproof batten type fluorescent luminaires;
               wall mounted

BA0508.46      1 x 18W; ref:F31                                  nr        ***        ***        ***

BA0508.47      1 x 36W; ref:F7                                   nr        ***        ***        ***

               Downlights; surface mounted

BA0508.48      1 x 150W; ref:F28                                 nr        ***        ***        ***

               Compact fluorescent downlights; recessed mounted on false ceiling

BA0508.49      1 x 42W; dia. 245mm; ref:F15                      nr        ***        ***        ***

BA0508.50      1 x 42W; dia. 245mm; ; complete with 2 hours
               emergency battery conversion kits; ref:F15A       nr        ***        ***        ***

BA0508.51      2 x 42W; dia.245mm; ref:F12                       nr        ***        ***        ***

BA0508.52      2 x 42W; dia. 245mm; ; complete with 2 hours
               emergency battery conversion kits; ref:F12A       nr        ***        ***        ***

               Waterproof compact fluorescent downlights;
               recessed mounted on false ceiling

BA0508.53      1 x 18W; dia. 205mm; ref:F26                      nr        ***        ***        ***

BA0508.54      1 x 18W; dia. 205mm; complete with 2 hours
               emergency battery conversion kits; ref:F26A       nr        ***        ***        ***

               Compact discharge luminaires; surface mounted or pendant

BA0508.55      1 x 150W; ref:F8                                  nr        ***        ***        ***

BA0508.56      1 x 150W; completed with 1 x 100W tungster
               halogen auxiliary lamp and changover lighting
               control gear; ref: F8A                            nr        ***        ***        ***

               Discharge lighting luminaires; wall mounted

BA0508.57      1 x 100W; ref:F10                                 nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.4     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.4/8                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.4                                   G2.4 : Lighting and Power

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               LIGHTING AND POWER

               Lighting fittings; complete with associated lamps or tubes(Cont'd)

               Uplighters; surface mounted

BA0508.58      1 x 150W; ref:F21                                 nr        ***        ***        ***

               Spot lightings; recessed mounted on false ceiling

BA0508.59      1 x 50W; dia. 100mm; ref:F22                      nr        ***        ***        ***

               Engaged lightings; surface mounted

BA0508.60      generally; ref:F23                                nr        ***        ***        ***

               Downlights; surface vertical mounted

BA0508.60A     1 x 150W; ref:F27                                 nr        ***        ***        ***

               Floodlights; surface mounted

BA0508.61      1 x 150W; ref:F39                                 nr        ***        ***        ***

BA0508.62      1 x 250W; ref:F29                                 nr        ***        ***        ***

               Floodlights; poled mounted

BA0508.63      1 x 150W; complete with 3m poles; ref:F30         nr        ***        ***        ***

               Road lighting; poled mounted

BA0508.64      1 x 150W; complete with poles; ref:F9             nr        ***        ***        ***

               Area floodlights; poled mounted

BA0508.65      1 x 1000W; 2 nos. mount on poles; completed
               with 6m poles; ref:F36                            nr        ***        ***        ***

BA0508.66      1 x 150W; completed with 5m poles; ref:F37        nr        ***        ***        ***

BA0508.67      1 x 150W; 2 nos. mount on poles at 180 degree;
               completed with 5m poles; ref:F37A                 nr        ***        ***        ***

BA0508.68      1 x 150W; 2 nos. mount on poles at 90 degree;
               completed with 5m poles; ref:F37B                 nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.4     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No.1                       LSG2.4/9                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.4                                   G2.4 : Lighting and Power

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               LIGHTING AND POWER

               Accessories

               Lighting switches; B.S. 3676; ; surface mounted to walls, columns and the like

BA0508.69      10A; SP; 1 gang; 1 way                            nr        ***        ***        ***

BA0508.70      10A; SP; 1 gang; 1 way; weatherproof              nr        ***        ***        ***

BA0508.71      10A; SP; 2 gang; 1 way                            nr        ***        ***        ***

BA0508.72      10A; SP; 4 gang; 1way                             nr        ***        ***        ***

BA0508.73      10A; SP; 1 gang; 2 way                            nr        ***        ***        ***

BA0508.74      10A; SP; 1 gang; 2 way; weatherproof              nr        ***        ***        ***

BA0508.75      10A; SP; 2 gang; 2 way                            nr        ***        ***        ***

               Socket outlets; B.S. 1363; metal clad type ;
               surface mounted to walls, columns and the like

BA0508.76      5A; 3 pins; single                                nr        ***        ***        ***

BA0508.77      13A; 3 pins; single                               nr        ***        ***        ***

BA0508.78      13A; 3 pins; twin                                 nr        ***        ***        ***

               Weatherproof socket outlets; B.S.
               4343; metal clad type; flush
               mounted to walls, columns and the
               like

BA0508.79      13A; 3 pins; single                               nr        ***        ***        ***

BA0508.80      13A; 3 pins; twin                                 nr        ***        ***        ***

BA0508.81      32A; 3 phase; 5 pins                              nr        ***        ***        ***

               Fuse spur units; B.S. 5733 completed with a fuse link; metal clad type ; surface mounted to walls, columns and the like

BA0508.82      13A                                               nr        ***        ***        ***

BA0508.83      13A; complete with double pole switches; fused
               at 2A                                             nr        ***        ***        ***

BA0508.84      13A; complete with double pole switches; fused
               at 5A                                             nr        ***        ***        ***

BA0508.85      13A; complete with double pole switches           nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.4     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.4/10               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.4                                   G2.4 : Lighting and Power

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               LIGHTING AND POWER

               Accessories(Cont'd)

               Connection unit

BA0508.86      20A; DP                                           nr        ***        ***        ***

BA0508.87      20A; DP; complete with double pole switches       nr        ***        ***        ***

BA0508.88      30A; DP                                           nr        ***        ***        ***

BA0508.89      30A; DP; complete with double pole switches       nr        ***        ***        ***

               Underfloor trunking floor outlet boxes

BA0508.90      outlet boxes; complete with 1 no. 13A fuse spur
               unit                                              nr        ***        ***        ***

BA0508.91      outlet boxes; complete with 2 nos. 13A 1 gang
               socket outlets                                    nr        ***        ***        ***

BA0508.92      outlet boxes; complete with 2 nos. 13A 1 gang
               twin socket outlets                               nr        ***        ***        ***

BA0508.93      outlet boxes; complete with 4 nos. 13A 1 gang
               socket outlets                                    nr        ***        ***        ***

               Isolating-switches; B.S. En 60947-3; metal clad type; surface mounted to walls, columns and the like

BA0508.94      15A; TPN                                          nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.4     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.4/11               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.4                                   G2.4 : Lighting and Power

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and
               Rate columns entered with "N/A".                  Sum       ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.4     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.4/12               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.4                                   G2.4 : Lighting and Power

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in detail
               any method related charges items in accordance
               with CESMM3 Section 7                                                             ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.4     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.4/13               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.4                                   G2.4 : Lighting and Power

                      DESCRIPTION                          AMOUNT HK$
---------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG2.4
: Lighting and Power

Page No.LSG2.4/1                                              ***

Page No.LSG2.4/2                                              ***

Page No.LSG2.4/3                                              ***

Page No.LSG2.4/4                                              ***

Page No.LSG2.4/5                                              ***

Page No.LSG2.4/6                                              ***

Page No.LSG2.4/7                                              ***

Page No.LSG2.4/8                                              ***

Page No.LSG2.4/9                                              ***

Page No.LSG2.4/10                                             ***

Page No.LSG2.4/11                                             ***

Page No.LSG2.4/12                                             ***

Page No.LSG2.4/13                                             ***

---------------------------------------------------------------------
                            Total of Lump Sum Item LSG2.4     ***
                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG2.4/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.5                    G2.5 : Earthing and Lightning Protection
                                                                         Systems

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHING AND LIGHTNING PROTECTION SYSTEMS

               Earthing system; as shown on Drawing
               No. LCC300/31/E50/022

               Allow for

BA0809.1       main and supplementary equipotential bonding to
               all extraneous conductive parts of;
               non-electric services and building components;
               including all component clamps and accessories;
               complying with the current edition of the IEE
               regulations                                       sum       ***        ***        ***

               Test links; including all necessary fixings and accessories

BA0809.2       generally                                         nr        ***        ***        ***

               Main earth terminals including connections of all earthing and bonding tapes

BA0809.3       generally                                         nr        ***        ***        ***

               Clean earth terminals including connections of all earthing and bonding tapes

BA0809.4       generally                                         nr        ***        ***        ***

               Principal main earth terminals and test link boxes; including interconnecting earthing and bonding conductors & connections of all earthing and bonding tapes

BA0809.5       generally                                         nr        ***        ***        ***

               Principal clean earth terminals and test link boxes; including interconnecting earthing and bonding conductors & connections of all earthing and bonding tapes

BA0809.6       generally                                         nr        ***        ***        ***

               Earth electrodes; including earth electrodes termination, all necessary fixing and accessories

BA0809.7       generally                                         nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.5     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.5/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.5                    G2.5 : Earthing and Lightning Protection
                                                                         Systems

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHING AND LIGHTNING PROTECTION SYSTEMS

               Earthing system; as shown on Drawing
               No. LCC30O/31/E50/022(Cont'd.)

               Copper tapes; including saddles, cleats, clips, holdfasts and the like

BA0809.8       3 x 25mm                                          m         ***        ***        ***

BA0809.9       6 x 50mm                                          m         ***        ***        ***

               Insulated copper tapes; including saddles, cleats, clips, holdfasts and the like

BA0809.10      3 x 25mm                                          m         ***        ***        ***

BA0809.11      6 x 50mm                                          m         ***        ***        ***

               Copper earthing cables

BA0809.12      300mm2                                            m         ***        ***        ***

               Earth mats

BA0809.13      50 x 6mm copper tapes; complete with cladweld
               connections to form grid                          m         ***        ***        ***

BA0809.14      structural earth terminal; brazed connections
               to reinforcement of structure                     nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.5     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.5/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.5                    G2.5 : Earthing and Lightning Protection
                                                                         Systems

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHING AND LIGHTNING PROTECTION SYSTEMS

               Lightning protection system; as shown on Drawing No. LCC300/31/E50/022

               Lightning air terminals; complete with
               dynasphere terminals, fibreglass mast, steel supporting poles, ; connected to conductors including fixing with all necessary accessories; as shown on Drg. No.
               LCC300/31/E30/012

BA0809.15      generally                                         nr        ***        ***        ***

               Earth electrodes; including earth electrodes termination, all necessary fixing and accessories

BA0809.16      generally                                         nr        ***        ***        ***

               Lightning triax downconductors; including fixing clamps and the like

BA0809.17      generally                                         m         ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.5     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.5/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.5                    G2.5 : Earthing and Lightning Protection
                                                                         Systems

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and
               Rate columns entered with "N/A".                  sum       ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.5     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.5/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.5                    G2.5 : Earthing and Lightning Protection
                                                                         Systems

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in detail
               any method related charges items in accordance
               with CESMM3 Section 7                                                             ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.5     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.5/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.5                    G2.5 : Earthing and Lightning Protection
                                                                         Systems

                      DESCRIPTION                          AMOUNT HK$
---------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG2.5
: Earthing and Lightning Protection
Systems

Page No.LSG2.5/1                                              ***

Page No.LSG2.5/2                                              ***

Page No.LSG2.5/3                                              ***

Page No.LSG2.5/4                                              ***

Page No.LSG2.5/5                                              ***

---------------------------------------------------------------------
                            Total of Lump Sum Item LSG2.5     ***
                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG2.5/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.6                           G2.6 : Building Automation System

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               BUILDING AUTOMATION SYSTEM

               BAS workstation at Depot Control Room;
               including connection to the adjacent power supply points and interconnecting wirings

BD0101.1       building automation system operator terminals
               comprising micro processor, keyboards, mouses
               and monitors                                      nr        ***        ***        ***

BD0101.2       printers                                          nr        ***        ***        ***

BD0101.3       allow for the software for the complete
               Building Automation System                        sum       ***        ***        ***

               Direct Digital Controllers

BD0101.4       BMS DDC outstation; with digital/analogue
               points                                            nr        ***        ***        ***

BD0101.5       BMS DDC outstation; with dedicated data link
               for chiller interface                             nr        ***        ***        ***

               Distribution and principal interconnection system

               Allow for the Building Automation System data highway (high level) among BAS workstations and BMS DDC outstations digital controllers ;
               including interconnecting wirings and conduits, trunkings, trays, etc. and all necessary accessories

BD0102.1       generally                                         sum                             ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.6     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002             LSG2.6/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.6                           G2.6 : Building Automation System

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               BUILDING AUTOMATION SYSTEM

               Final circuit points including all necessary sensors, detectors, thermometer, dry contacts, transducers, contactors, switches, level sensors, instruments, flow meters, devices, etc.
               (valves and dampers complete with
               actuators/operators measured separately) as required; as shown on Specification for Building Services - Annex C (BMS input & output point schedule) and Drawing
               No. LCC300/31/M54/001 to 003

               For Main L.V. Switchboard; from BMS outstation

BD0103.1       CLP incoming main status; DI points               nr        ***        ***        ***

BD0103.2       automatic transfer switch status; DI points       nr        ***        ***        ***

BD0103.3       main ACB circuit breaker status; DI points        nr        ***        ***        ***

BD0103.4       essential power supply status; DI points          nr        ***        ***        ***

BD0103.5       normal power supply status; DI points             nr        ***        ***        ***

BD0103.6       main switch door status; DI points                nr        ***        ***        ***

BD0103.7       MSB battery DC supply status; DI points           nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.6     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.6/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.6                           G2.6 : Building Automation System

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               BUILDING AUTOMATION SYSTEM

               Final circuit points including all necessary sensors, detectors, thermometer, dry contacts, transducers, contactors, switches, level sensors, instruments, flow meters, devices, etc. (valves and dampers complete with actuators/operators measured separately) as required; as shown on Specification for Building Services - Annex C (BMS input & output point schedule) and Drawing
               No. LCC300/31/M54/001-003(Cont'd)

               For Diesel Generators; from BMS outstation

BD0103.8       generator main outgoing circuit breaker status;
               DI points                                         nr        ***        ***        ***

BD0103.9       generator operating status (running); DI points   nr        ***        ***        ***

BD0103.10      generator operation status (fault); DI points     nr        ***        ***        ***

BD0103.11      common engine status; DI points                   nr        ***        ***        ***

BD0103.12      diesel tank fuel level; AI points                 nr        ***        ***        ***

BD0103.13      generator selector position mode; DI points       nr        ***        ***        ***

BD0103.14      emergency stop; DI points                         nr        ***        ***        ***

BD0103.15      generator prewarning; DI points                   nr        ***        ***        ***

BD0103.16      generator room door status; DI points             nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.6     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.6/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.6                           G2.6 : Building Automation System

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               BUILDING AUTOMATION SYSTEM

               Final circuit points including all necessary sensors, detectors, thermometer, dry contacts, transducers, contactors, switches, level sensors, instruments, flow meters, devices, etc. (valves and dampers complete with actuators/operators measured separately) as required; as shown on Specification for Building Services - Annex C (BMS input & output point schedule) and Drawing No.
               LCC300/31/M54/001-003(Cont'd)

               For UPS; from BMS outstation

BD0103.17      UPS operating status; DI points                   nr        ***        ***        ***

BD0103.18      UPS changer operation; DI points                  nr        ***        ***        ***

BD0103.19      UPS battery voltage status; DI points             nr        ***        ***        ***

               For Distribution Board (Lighting); from BMS outstation

BD0103.20      photosensor level; AI points                      nr        ***        ***        ***

BD0103.21      lighting zone operating mode; DI points           nr        ***        ***        ***

BD0103.22      lighting zone status; DI points                   nr        ***        ***        ***

BD0103.23      lighting zone control; DO points                  nr        ***        ***        ***

BD0103.24      underplatform lighting status; DI points          nr        ***        ***        ***

BD0103.25      underplatform lighting control; DO points         nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.6     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.6/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.6                           G2.6 : Building Automation System

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               BUILDING AUTOMATION SYSTEM

               Final circuit points including all necessary sensors, detectors, thermometer, dry contacts, transducers, contactors, switches, level sensors, instruments, flow meters, devices, etc. (valves and dampers complete with actuators/operators measured separately) as required; as shown on Specification for Building Services - Annex C (BMS inputs & output point schedule) and Drawing
               No. LCC300/31/M54/001-003(Cont'd)

               For Distribution Board(Signs); from BMS
               outstation

BD0103.26      station sign status; DI points                    nr        ***        ***        ***

BD0103.27      station sign control; DO points                   nr        ***        ***        ***

BD0103.28      advertising panel status; DI points               nr        ***        ***        ***

BD0103.29      advertising panel control; DO points              nr        ***        ***        ***

               For Chilled Water System; from BMS outstation

BD0103.30      chiller operating status (off/running);
               DI points                                         nr        ***        ***        ***

BD0103.31      chiller control; DO points                        nr        ***        ***        ***

BD0103.32      chiller status (normal/fault); DI points          nr        ***        ***        ***

BD0103.33      flow switch status; DI points                     nr        ***        ***        ***

BD0103.34      pump status(stop/running); DI points              nr        ***        ***        ***

BD0103.35      pump control; DO points                           nr        ***        ***        ***

BD0103.36      pump status(normal/fault); DI points              nr        ***        ***        ***

BD0103.37      chiller operating mode; DI points                 nr        ***        ***        ***

BD0103.38      chiller isolation stop valve control; DO points   nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.6     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.6/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.6                           G2.6 : Building Automation System

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               BUILDING AUTOMATION SYSTEM

               Final circuit points including all necessary sensors, detectors, thermometer, dry contacts, transducers, contactors, switches, level sensors, instruments, flow meters, devices, etc. (valves and dampers complete with actuators/operators measured separately) as required; as shown on Specification for Building Services - Annex C (BMS input & output, point schedule) and Drawing
               No. LCC300/31/M54/001-003(Cont'd)

               For Chilled Water System; from BMS outstation
               (Cont'd)

BD0103.39      water flow rate; AI points                        nr        ***        ***        ***

BD0103.40      chiller entering water temperature; AI points     nr        ***        ***        ***

BD0103.41      chiller leaving water temperature; AI points      nr        ***        ***        ***

BD0103.42      chiller running current ampere; AI points         nr        ***        ***        ***

BD0103.43      condenser pressure; AI points                     nr        ***        ***        ***

BD0103.44      evaporator pressure; AI points                    nr        ***        ***        ***

BD0103.45      header differential pressure; AI points           nr        ***        ***        ***

BD0103.46      bypass valve control; AO points                   nr        ***        ***        ***

BD0103.47      chiller water temperature setpoint; AO points     nr        ***        ***        ***

BD0103.48      chiller capacity control; AO points               nr        ***        ***        ***

BD0103.49      water treatment chemical level; DI points         nr        ***        ***        ***

BD0103.50      expansion tank level(normal/low); DI points       nr        ***        ***        ***

BD0103.51      expansion tank level(normal/high); DI points      nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.6     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.6/6                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.6                           G2.6 : Building Automation System

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               BUILDING AUTOMATION SYSTEM

               Final circuit points including all necessary sensors, detectors, thermometer, dry contacts, transducers, contactors, switches,
               1evel sensors, instruments, flow meters, devices, etc. (valves and dampers complete with actuators/operators measured separately) as required; as shown on Specification for Building Services - Annex C (BMS input & output point schedule) and Drawing
               No. LCC300/31/M54/001-003(Cont'd)

               For Air Handling Units; from BMS outstation

BD0103.52      AHU operating status (stopped/running);
               DI points                                         nr        ***        ***        ***

BD0103.53      AHU control; DO points                            nr        ***        ***        ***

BD0103.54      AHU operating status (normal/fault); DI points    nr        ***        ***        ***

BD0103.55      AHU operating mode; DI points                     nr        ***        ***        ***

BD0103.56      return air temperature; AI points                 nr        ***        ***        ***

BD0103.57      filter differential pressure; DI points           nr        ***        ***        ***

BD0103.58      AHU stop valve; DO points                         nr        ***        ***        ***

BD0103.59      modulating valve control signal; AO points        nr        ***        ***        ***

BD0103.60      filter clog status; DI points                     nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.6     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.6/7                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.6                           G2.6 : Building Automation System

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               BUILDING AUTOMATION SYSTEM

               Final circuit points including all necessary sensors, detectors, thermometer, dry contacts, transducers, contactors, switches level sensors, instruments, flow meters, devices, etc. (valves and dampers complete with actuators/operators measured separately) as required; as shown on Specification for Building Services - Annex C (BMS input & output point schedule) and Drawing
               No. LCC300/31/M54/001-003(Cont'd)

               For Fan Coil Units; from BMS outstation

BD0103.61      FCU operating status (stopped/running);
               DI points                                         nr        ***        ***        ***

BD0103.62      FCU control; DO points                            nr        ***        ***        ***

BD0103.63      FCU operating status (normal/fault); DO points    nr        ***        ***        ***

BD0103.64      FCU operating mode; DI points                     nr        ***        ***        ***

BD0103.65      indoor temperature; AI points                     nr        ***        ***        ***

               For Ventilation fans; from BMS outstation

BD0103.66      fan operating status (stopped/running);
               DI points                                         nr        ***        ***        ***

BD0103.67      fan control; DO points                            nr        ***        ***        ***

BD0103.68      fan operating status (normal/fault); DI points    nr        ***        ***        ***

BD0103.69      fan operating mode; DI points                     nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.6     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.6/8                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.6                           G2.6 : Building Automation System

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               BUILDING AUTOMATION SYSTEM

               Final circuit points including all necessary sensors, detectors, thermometer, dry contacts, transducers, contactors, switches, level sensors, instruments, flow meters, devices, etc. (valves and dampers complete with actuators/operators measured separately) as required; as shown on Specification for Building Services - Annex C (BMS input & output point schedule) and Drawing
               No. LCC300/31/M54/001-003(Cont'd)

               For Smoke Extract Fans; from BMS outstation

BD0103.70      fan operating status (stopped/running);
               DI points                                         nr        ***        ***        ***

BD0103.71      fan operating status (normal/fault); DI points    nr        ***        ***        ***

BD0103.72      fan operating mode; DI points                     nr        ***        ***        ***

BD0103.73      isolating damper status; DI points                nr        ***        ***        ***

               For Staircase Pressurization fans; from BMS outstation

BD0103.74      fan operating status (stopped/running);
               DI points                                         nr        ***        ***        ***

BD0103.75      fan control; DO points                            nr        ***        ***        ***

BD0103.76      fan operating status (normal/fault); DI points    nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.6     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.6/9                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.6                           G2.6 : Building Automation System

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               BUILDING AUTOMATION SYSTEM

               Final circuit points including all necessary sensors, detectors, thermometer, dry contacts, transducers, contactors, switches, level sensors, instruments, flow meters, devices, etc. (valves and dampers complete with actuators/operators measured separately) as required; as shown on Specification for Building Services - Annex C (BMS input & output point schedule) and Drawing
               No. LCC300/31/M54/001-003(Cont'd)

               For Motorised Damper (supply & return air);
               from BMS outstation

BD0103.77      modulating damper status; DI                      nr        ***        ***        ***

BD0103.78      modulating damper control; DO                     nr        ***        ***        ***

               For Air conditioners; from BMS Outstation

BD0103.79      temperature measurement; AI points                nr        ***        ***        ***

BD0103.80      humidity measurement; AI points                   nr        ***        ***        ***

BD0103.81      carbon dioxide measurement; AI points             nr        ***        ***        ***

               For Motor Control Centres; from BMS Outstation

BD0103.82      load supply status; DI points                     nr        ***        ***        ***

BD0103.83      fire mode alarm; DI points                        nr        ***        ***        ***

BD0103.84      fire mode reset; DO points                        nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.6     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.6/10               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.6                           G2.6 : Building Automation System

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               BUILDING AUTOMATION SYSTEM

               Final circuit points including all necessary sensors, detectors, thermometer, dry contacts, transducers, contactors, switches, level sensors, instruments, flow meters, devices, etc.
               (valves and dampers complete with
               actuators/operators measured separately) as required; as shown on Specification for Building Services - Annex C (BMS input & output point schedule) and Drawing
               No. LCC300/31/M54/001-003(Cont'd)

               For Plumbing Plant; from BMS outstation

BD0103.85      control operating mode; DI                        nr        ***        ***        ***

BD0103.86      pump status; DI points                            nr        ***        ***        ***

BD0103.87      water tank level (normal/low); DI points          nr        ***        ***        ***

BD0103.88      water tank level (normal/high); DI points         nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.6     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.6/11               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.6                           G2.6 : Building Automation System

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               BUILDING AUTOMATION SYSTEM

               Final circuit points including all necessary sensors, detectors, thermometer, dry contacts, transducers, contactors, switches, level sensors, instruments, flow meters, devices, etc. (valves and dampers complete with actuators/operators measured separately) as required; as shown on Specification for Building Services - Annex C (BMS input & output point schedule) and Drawing
               No. LCC300/31/M54/001-003(Cont'd)

               For Sewage Treatment; from BMS outstation

BD0103.89      control operating mode; DI points                 nr        ***        ***        ***

BD0103.90      sewage pump status; DI points                     nr        ***        ***        ***

BD0103.91      sewage treatment equalisat tank; DI points        nr        ***        ***        ***

BD0103.92      sewage pump flooding; DI points                   nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.6     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.6/12               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.6                           G2.6 : Building Automation System

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               BUILDING AUTOMATION SYSTEM

               Final circuit points including all necessary sensors, detectors, thermometer, dry contacts, transducers, contactors, switches, level sensors, instruments, flow meters, devices, etc. (valves and dampers complete with actuators /operators measured Separately) as required; as shown on Specification for Building Services - Annex C (BMS input & output point schedule) and Drawing
               No. LCC300/31/M54/001-003(Cont'd)

               For Fire Services & Sprinkler; from BMS
               outstation

BD0103.93      sprinkler system tank level (normal/low);
               DI points                                         nr        ***        ***        ***

BD0103.94      sprinkler system tank level (normal/high);
               DI points                                         nr        ***        ***        ***

BD0103.95      sprinkler system water pressure; DI points        nr        ***        ***        ***

BD0903.96      sprinkler pumps operating mode; DI points         nr        ***        ***        ***

BD0103.97      hydrant/hosereel tank level (normal/low);
               DI points                                         nr        ***        ***        ***

BD0103.98      hydrant/hosereel tank level (normal/high);
               DI points                                         nr        ***        ***        ***

BD0103.99      hydrant/hosereel water pressure; DI points        nr        ***        ***        ***

BD0103.100     hydrant/hosereel pumps operating mode;
               DI points                                         nr        ***        ***        ***

BD0103.101     street hydrant tank level (normal/low);
               DI points                                         nr        ***        ***        ***

BD0103.102     street hydrant tank level (normal/high);
               DI points                                         nr        ***        ***        ***

BD0103.103     street hydrant water pressure; DI points          nr        ***        ***        ***

BD0103.104     street hydrant pumps operating mode; DI points    nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.6     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.6/13               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.6                           G2.6 : Building Automation System

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               BUILDING AUTOMATION SYSTEM

               Final circuit points including all necessary sensors, detectors, thermometer, dry contacts, transducers, contactors, switches, level sensors, instruments, flow meters, devices, etc. (valves and dampers complete with actuators/operators measured separately) as required; as shown on Specification for Building Services - Annex C
               (BMS input & output point schedule) and Drawing
               No. LCC300/31/M54/001-003(Cont'd)

               For Fire Alarm System; from BMS outstation

BD0103.105     general fire alarm; DI points                     nr        ***        ***        ***

BD0103.106     common system status; DI points                   nr        ***        ***        ***

               For Lift & Escalators; from BMS outstation

BD0103.107     operating status; DI points                       nr        ***        ***        ***

BD0103.108     equipment status; DI points                       nr        ***        ***        ***

               For Security System; from BMS outstation

BD0103.109     common system status; DI points                   nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.6     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.6/14               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.6                           G2.6 : Building Automation System

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and
               Rate columns entered with "N/A".                  sum       ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.6     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.6/15               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.6                           G2.6 : Building Automation System

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method Related Charges

               The Contractor shall enter hereunder in detail
               any method related charges items in accordance
               with CESMM3 Section 7                                                             ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.6     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.6/16               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.6                           G2.6 : Building Automation System

                      DESCRIPTION                          AMOUNT HK$
---------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG2.6
: Building Automation System

Page No.LSG2.6/1                                              ***

Page No.LSG2.6/2                                              ***

Page No.LSG2.6/3                                              ***

Page No.LSG2.6/4                                              ***

Page No.LSG2.6/5                                              ***

Page No.LSG2.6/6                                              ***

Page No.LSG2.6/7                                              ***

Page No.LSG2.6/8                                              ***

Page No.LSG2.6/9                                              ***

Page No.LSG2.6/10                                             ***

Page No.LSG2.6/11                                             ***

Page No.LSG2.6/12                                             ***

Page No.LSG2.6/13                                             ***

Page No.LSG2.6/14                                             ***

Page No.LSG2.6/15                                             ***

Page No.LSG2.6/16                                             ***

---------------------------------------------------------------------
                           Total of Lump Sum Item LSG2 .6     ***
                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG2.6/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.7                                     G2.7 : Special Services

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               SPECIAL SERVICES : SECURITY SYSTEM

               SECURITY AND BURGLAR ALARM SYSTEM

               Equipment and ancillaries

               Security alarm panel; compete with all
               necessary accessories; as shown on Drawing no. LCC300/31/E50/023

BA0901.1       generally                                         nr        ***        ***        ***

               Push buttons

BA0901.2       generally                                         nr        ***        ***        ***

               Kick bars

BA0901.3       generally                                         nr        ***        ***        ***

               Final circuits in approved cables and conduits

               From security alarm panels to

BA0907.1       push button points                                nr        ***        ***        ***

BA0907.2       kick bar points                                   nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.7     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.7/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.7                                     G2.7 : Special Services

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               SPECIAL SERVICES : SECURITY SYSTEM

               ALARM FOR PANIC BOLT DOORS

               Equipment and ancillaries

               Mimic map alarm panel for panic bolt door;
               compete with all necessary accessories; as shown on Drawing no. LCC300/31/E50/025

BA0901.4       generally                                         nr        ***        ***        ***

               Marshalling cabinets; complete with all
               necessary accessories and interconnecting wirings and conduits

BA0901.5       generally                                         nr        ***        ***        ***

               final circuits in approved Cables and conduits

               From mimic map alarm panels to

BA0907.3       panic bolt points                                 nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.7     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.7/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.7                                     G2.7 : Special Services

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               SPECIAL SERVICES : SECURITY SYSTEM

               CALL BELL SYSTEM

               Equipment and ancillaries

               Design, supply and install the call bells systems; complete with power supply, concealed
               GI conduits. Call panels, buzzer, indication lights, control panels; as described in Particular Specification Clause 2.17.1 and as shown in Drawing no. LCC300/31/E50/021

BA0901.6       call bell system for barrier lines                sum                             ***

BA0901.7       call bell system for fare adjustment office       sum                             ***

BA0901.8       call bell system for entrances of station         sum                             ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.7     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.7/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.7                                     G2.7 : Special Services

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               SPECIAL SERVICES : SECURITY SYSTEM

               WATER DETECTION SYSTEM

               Equipment and ancillaries

               Water leakage detection panels; complete with all necessary accessories

BA0901.9       located in General Office of Immigration
               Department                                        nr        ***        ***        ***

               Flood sensors

BA0901.10      located in ICAS resilience room (DEP 1)           nr        ***        ***        ***

BA0901.11      located in ICAS resilience room (DEP 2)           nr        ***        ***        ***

BA0901.12      located in ICAS resilience room (ARR 1)           nr        ***        ***        ***

BA0901.13      located in ICAS resilience room (ARR 1)           nr        ***        ***        ***

               Final circuits in approved Cables and conduits

               From water leakage detection panels to

BA0907.4       panic bolt points                                 nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.7     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.7/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.7                                     G2.7 : Special Services

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and
               Rate columns entered with "N/A".                  sum       ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.7     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.7/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.7                                     G2.7 : Special Services

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in detail
               any method related charges items in accordance
               with CESMM3 Section 7                                                             ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.7     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.7/6                 Contract No. LCC-30

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.7                                     G2.7 : Special Services

                      DESCRIPTION                          AMOUNT HK$
---------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSG2.7
: Special Services

Page No.LSG2.7/1                                              ***

Page No.LSG2.7/2                                              ***

Page No.LSG2.7/3                                              ***

Page No.LSG2.7/4                                              ***

Page No.LSG2.7/5                                              ***

Page No.LSG2.7/6                                              ***

---------------------------------------------------------------------
                            Total of Lump Sum Item LSG2.7     ***
                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG2.7/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.8                    G2.8 : Trunking, Ducting, Cable Tray and
                                                                         Conduit

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               TRUNKING, DUCTING, CABLE TRAY AND CONDUIT

               Hot dipped galvanized sheet steel trunkings and fittings; BS 4678; Part 1; including all painting

               Fixing to walls, columns and the like

BA1005.1       50 x 50mm; 1 compartments                         m         ***        ***        ***

BA1005.2       75 x 75mm; 1 compartments                         m         ***        ***        ***

BA1005.3       100 x 100mm; 1 compartments                       m         ***        ***        ***

BA1005.4       150 x 100mm; 1 compartments                       m         ***        ***        ***

BA1005.5       150 x 150mm; 1 compartments                       m         ***        ***        ***

BA1005.6       200 x 100mm; 1 compartments                       m         ***        ***        ***

BA1005.7       200 x 150mm; 1 compartments                       m         ***        ***        ***

BA1005.8       300 x 100mm; 1 compartments                       m         ***        ***        ***

               Fixing to or suspending from soffits

BA1005.9       50 x 50mm; 1 compartments                         m         ***        ***        ***

BA1005.10      75 x 75mm; 1 compartments                         m         ***        ***        ***

BA1005.11      100 x 100mm; 1 compartments                       m         ***        ***        ***

BA1005.12      150 x 100mm; 1 compartments                       m         ***        ***        ***

BA1005.13      150 x 150mm; 1 compartments                       m         ***        ***        ***

BA1005.14      200 x 100mm; 1 compartments                       m         ***        ***        ***

BA1005.15      200 x 150mm; 1 compartments                       m         ***        ***        ***

BA1005.16      300 x 100mm; 1 compartments                       m         ***        ***        ***

               Supporting on floor

BA1005.17      100 x 100mm; 1 compartments                       m         ***        ***        ***

BA1005.18      150 x 150mm; 1 compartments                       m         ***        ***        ***

               Extra over 50 x 50mm trunkings; 1 compartments for

BA1005.19      bends                                             nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.8     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.8/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.8                    G2.8 : Trunking, Ducting, Cable Tray and
                                                                         Conduit

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               TRUNKING, DUCTING, CABLE TRAY AND CONDUIT

               Hot dipped galvanized sheet steel trunkings and fittings; BS 4678; Part 1; including all painting(Cont'd)

               Extra over 75 x 75mm trunkings; 1 compartments for

BA1005.20      bends                                             nr        ***        ***        ***

BA1005.21      tees                                              nr        ***        ***        ***

               Extra over 100 x 100mm trunkings; 1
               compartments for

BA1005.22      bends                                             nr        ***        ***        ***

BA1005.23      tees                                              nr        ***        ***        ***

BA1005.24      reducing tees                                     nr        ***        ***        ***

               Extra over 150 x 100mm trunkings; 1
               compartments for

BA1005.25      bends                                             nr        ***        ***        ***

BA1005.26      tees                                              nr        ***        ***        ***

BA1005.27      reducing tees                                     nr        ***        ***        ***

               Extra over 150 x 150mm trunkings;
               1 compartments for

BA1005.28      bends                                             nr        ***        ***        ***

BA1005.29      tees                                              nr        ***        ***        ***

BA1005.30      reducing tees                                     nr        ***        ***        ***

               Extra over 200 x 100mm trunkings; 1
               compartments for

BA1005.31      bends                                             nr        ***        ***        ***

BA1005.32      tees                                              nr        ***        ***        ***

BA1005.33      reducing tees                                     nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.8     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.8/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.8                    G2.8 : Trunking, Ducting, Cable Tray and
                                                                         Conduit

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               TRUNKING, DUCTING; CABLE TRAY AND CONDUIT

               Hot dipped galvanized sheet steel trunkings and fittings; BS 4678; Part 1; including all painting(Cont'd)

               Extra over 200 x 150mm trunkings;
               1 compartments for

BA1005.34      bends                                             nr        ***        ***        ***

BA1005.35      reducing tees                                     nr        ***        ***        ***

               Extra over 300 x 100mm trunkings; 1
               compartments for

BA1005.36      bends                                             nr        ***        ***        ***

BA1005.37      tees                                              nr        ***        ***        ***

BA1005.38      reducing tees                                     nr        ***        ***        ***

               Stop end to

BA1005.39      75 x 75mm trunkings; 1 compartments               nr        ***        ***        ***

BA1005.40     100 x 100mm trunkings; 1 compartments              nr        ***        ***        ***

BA1005.41      150 x 100mm trunkings; 1 compartments             nr        ***        ***        ***

BA1005.42      150 x 150mm trunkings; 1 compartments             nr        ***        ***        ***

BA1005.43      200 x 100mm trunkings; 1 compartments             nr        ***        ***        ***

BA1005.44      300 x 100mm trunkings, 1 compartments             nr        ***        ***        ***

               Hot dipped galvanized sheet steel underfoor trunkings and fittings; BS 4678; Part 1;
               including all painting

               Supporting on floor

BA1005.45      150 x 75mm; 3 compartments                        m         ***        ***        ***

BA1005.46      350 x 75mm; 3 compartments                        m         ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.8     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.8/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.8                    G2.8 : Trunking, Ducting, Cable Tray and
                                                                         Conduit

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               TRUNKING, DUCTING, CABLE TRAY AND CONDUIT

               Hot, dipped galvanized sheet steel underfoor trunkings and fittings; BS 4678; Part 1;
               including all Painting(Cont'd)

               Extra over 150 x 75mm trunkings; 3 compartments for

BA1005.47      bends                                             nr        ***        ***        ***

BA1005.48      tees                                              nr        ***        ***        ***

               Extra over 350 x 75mm trunkings; 3 compartments for

BA1005.49      bends                                             nr        ***        ***        ***

               Stop end to

BA1005.50      150 x 75mm trunkings; 3 compartments              nr        ***        ***        ***

BA1005.51      350 x 75mm trunkings; 3 compartments              nr        ***        ***        ***

               Junction boxes; crossover type to

BA1005.52      150 x 75mm trunkings; 3 compartments              nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.8     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.8/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.8                    G2.8 : Trunking, Ducting, Cable Tray and
                                                                         Conduit

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               TRUNKING, DUCTING, CABLE TRAY AND CONDUIT

               Hot dipped galvanized sheet steel cable trays and fittings; B.S. 1449: including all painting

               Fixing to walls, columns and the like

BA1005.53      100mm wide                                        m         ***        ***        ***

BA1005.54      150mm wide                                        m         ***        ***        ***

BA1005.55      200mm wide                                        m         ***        ***        ***

BA1005.56      300mm wide                                        m         ***        ***        ***

BA1005.57      400mm wide                                        m         ***        ***        ***

BA1005.58      450mm wide                                        m         ***        ***        ***

BA1005.59      600mm wide                                        m         ***        ***        ***

               Fixing to or suspending from soffits

BA1005.60      100mm wide                                        m         ***        ***        ***

BA1005.61      150mm wide                                        m         ***        ***        ***

BA1005.62      200mm wide                                        m         ***        ***        ***

BA1005.63      300mm wide                                        m         ***        ***        ***

BA1005.64      400mm wide                                        m         ***        ***        ***

BA1005.65      450mm wide                                        m         ***        ***        ***

BA1005.66      600mm wide                                        m         ***        ***        ***

               Laid underfloor

BA1005.67      225mm wide                                        m         ***        ***        ***

BA1005.68      400mm wide                                        m         ***        ***        ***

BA1005.69      450mm wide                                        m         ***        ***        ***

BA1005.70      600mm wide                                        m         ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.8     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.8/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.8                    G2.8 : Trunking, Ducting, Cable Tray and
                                                                         Conduit

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               TRUNKING, DUCTING, CABLE TRAY AND CONDUIT

               Hot dipped galvanized sheet steel cable trays and fittings: B.S. 1449; including all painting(Cont'd)

               Extra over 100mm wide trays for

BA1005.71      bends                                             nr        ***        ***        ***

               Extra over 150mm wide trays for

BA1005.72      bends                                             nr        ***        ***        ***

BA1005.73      tees                                              nr        ***        ***        ***

               Extra over 200mm wide trays for

BA1005.74      bends                                             nr        ***        ***        ***

BA1005.75      tees                                              nr        ***        ***        ***

BA1005.76      reducing tees                                     nr        ***        ***        ***

               Extra over 225mm wide trays for

BA1005.77      bends                                             nr        ***        ***        ***

BA1005.78      tees                                              nr        ***        ***        ***

               Extra over 300mm wide trays for

BA1005.79      bends                                             nr        ***        ***        ***

BA1005.80      tees                                              nr        ***        ***        ***

BA1005.81      reducing tees                                     nr        ***        ***        ***

               Extra over 400mm wide trays for

BA1005.82      bends                                             nr        ***        ***        ***

BA1005.83      reducers                                          nr        ***        ***        ***

BA1005.84      tees                                              nr        ***        ***        ***

BA1005.85      reducing tees                                     nr        ***        ***        ***

               Extra over 600mm wide trays for

BA1005.86      bends                                             nr        ***        ***        ***

BA1005.87      tees                                              nr        ***        ***        ***

BA1005.88      reducing tees                                     nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.8     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.8/6                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.8                    G2.8 : Trunking, Ducting, Cable Tray and
                                                                         Conduit

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               TRUNKING, DUCTING, CABLE TRAY AND CONDUIT

               Heavy gauge hot dipped galvanised steel
               conduits; B.S. 4568; complete with fittings, draw wires, earthing, bonding and all necessary accessories

               Fixing to walls, columns and the like

3A1005.89      25mm diameter                                     m         ***        ***        ***

               Fixing to or suspending from soffits

BA1005.90      25mm diameter                                     m         ***        ***        ***

BA1005.91      32mm diameter                                     m         ***        ***        ***

               Final circuits in conduits only

               Heavy gauge hot dipped galvanised steel
               conduits; B.S. 4568; tee off from
               trunkings/trays; complete with fittings, draw wires, cover plates, termination boxes, couplers, earthing, bonding and all necessary accessories

BA1005.92      telephone outlet points                           nr        ***        ***        ***

BA1005.93      fax outlet points                                 nr        ***        ***        ***

BA1005.94      CCTV camera points                                nr        ***        ***        ***

BA1005.95      computer outlet points                            nr        ***        ***        ***

BA1005.96      intercom points                                   nr        ***        ***        ***

BA1005.97      speaker points                                    nr        ***        ***        ***

BA1005.98      PABX extension points                             nr        ***        ***        ***

BA1005.99      clock points                                      nr        ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.8     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.8/7                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.8                    G2.8 : Trunking, Ducting, Cable Tray and
                                                                         Conduit

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charge

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and
               Rate columns entered with "N/A".                  sum       ***        ***        ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.8     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.8/8                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.8                    G2.8 : Trunking, Ducting, Cable Tray and
                                                                         Conduit

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in detail
               any method related charges items in accordance
               with CESMM3 Section 7                                                             ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.8     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.8/9                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.8                    G2.8 : Trunking, Ducting, Cable Tray and
                                                                         Conduit

                      DESCRIPTION                          AMOUNT HK$
---------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSG2.8
: Trunking, Ducting, Cable Tray and
Conduit

Page No.LSG2.8/1                                              ***

Page No.LSG2.8/2                                              ***

Page No.LSG2.8/3                                              ***

Page No.LSG2.8/4                                              ***

Page No.LSG2.8/5                                              ***

Page No.LSG2.8/6                                              ***

Page No.LSG2.8/7                                              ***

Page No.LSG2.8/8                                              ***

Page No.LSG2.8/9                                              ***

---------------------------------------------------------------------
                            Total of Lump Sum Item LSG2.8     ***
                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG2.8/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.9                                             G2.9 : Sundries

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               SUNDRIES

               Allow for the following and executing to the satisfaction of the Engineer

               Provision of testing, including integrated testing, setting to work and commissioning the complete electrical system

BA1110.1       generally                                         sum                             ***

               Providing of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, cables, switches and the like

BA1110.2       generally                                         sum                             ***

               Providing of fire stopping including internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BA1110.3       generally                                         sum                             ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.9     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.9/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.9                                             G2.9 : Sundries

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and
               Rate columns entered with "N/A".                                                  ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.9     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.9/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.9                                             G2.9 : Sundries

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in detail
               any method related charges items in accordance
               with CESMM3 Section 7                                                             ***

--------------------------------------------------------------------------------------------------------
                                                       To Collection of Lump Sum Item LSG2.9     ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG2.9/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                               G2 : Electrical
Lump Sum Item LSG2.9                                             G2.9 : Sundries

                       DESCRIPTION                                  AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG2.9
: Sundries

Page No.LSG2.9/1                                                        ***

Page No.LSG2.9/2                                                        ***

Page No.LSG2.9/3                                                        ***

--------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSG2.9       ***
                                                                    ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG2.9/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.1                                        G3.1 : Incoming Main

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION:
               INCOMING MAIN

               Galvanized steel pipes and
               fittings; B.S. 1387; medium grade

               Fixing to walls, columns and the
               like; flanged joints

BB1602.1       150mm diameter                         m        ***        ***         ***

               Fixing to or suspending from
               soffits; flanged joints

BB1602.2       150mm diameter                         m        ***        ***         ***

               Supporting on floors; flanged
               joints

BB1602.3       150mm diameter                         m        ***        ***         ***

               Extra over 150mm diameter pipe for

BB1602.4       bends                                  nr       ***        ***         ***

BB1602.5       tees                                   nr       ***        ***         ***

               In-line equipment

               Gate valves; cast iron; B.S. 5163

BB1602.6       150mm diameter                         nr       ***        ***         ***

               Non-return valves; cast iron; B.S.
               5153

BB1602.7       150mm diameter                         nr       ***        ***         ***

               PAINTING

               Preparing; priming; one undercoat;
               two finish coats of long linseed
               oil modified alkyd paint with
               glossy finish and fungus resistant
               characteristics on galvanized metal
               works; to pipe and tubing

BB1605.1       150mm diameter pipes                   m        ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.1      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.1/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.1                                        G3.1 : Incoming Main

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder
               any specific item of work or
               obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in this
               Lump Sum Breakdown and for which a
               separate charge is required.                                           ***

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with
               "N/A".

---------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG3.1       ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.1/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.1                                        G3.1 : Incoming Main

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder
               in detail any method related charges
               items in accordance with CESMM3
               Section 7                                                              ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.1      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.1/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.1                                        G3.1 : Incoming Main

                       DESCRIPTION                                  AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG3.1
: Incoming Main

Page No.LSG3.1/1                                                        ***

Page No.LSG3.1/2                                                        ***

Page No.LSG3.1/3                                                        ***

--------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSG3.1       ***
                                                                    ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG3.1/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.2                           G3.2 : Street Fire Hydrant System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION: STREET
               FIRE HYDRANT SYSTEM

               Equipment and ancillaries

               Centrifugal pumps; horizontal end
               suction type

BB1601.1       capable of handling 4000 litre/min
               at 622 kPa; at not exceeding 2900
               r.p.m.; ref:SHP-001 & 002              nr       ***        ***         ***

               Centrifugal pumps; vertical
               multi-stage type

BB1601.2       capable of handling 230 litre/min
               at 580 kPa; at not exceeding 2900
               r.p.m.; ref:SHP-003                    nr       ***        ***         ***

               Instrumentation

               Pressure gauges assemblies
               comprising 100mm diameter dial; with
               isolating valves/cocks and pipework;
               including all necessary insulation

BB1601.3       mounting on or jointing to pipes       nr       ***        ***         ***

               Pressure switches assembly;
               including all necessary
               interconnecting piping, etc.

BB1601.4       mounting on or jointing to pipes       nr       ***        ***         ***

               Galvanized steel pipes and
               fittings; B.S. 1387; medium grade

               Fixing to walls, columns and the
               like; flanged joints

BB1602.1       150mm diameter                         m        ***        ***         ***

               Fixing to or suspending from
               soffits; flanged joints

BB1602.2       150mm diameter                         m        ***        ***         ***

               Supporting on floors; screwed
               joints

BB1602.3       50mm diameter                          m        ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.2      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSG3.2/1                Contract No. LCC-300
Addendum No.1

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.2                           G3.2 : Street Fire Hydrant System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION: STREET
               FIRE HYDRANT SYSTEM

               Galvanized steel pipes and
               fittings; B.S. 1387; medium grade

               Extra over 150mm diameter pipe for

BB1602.4       bends                                  nr       ***        ***         ***

               Galvanized steel pipes and
               fittings; B.S. 1387; heavy grade

               Wrapping in bituminous tape and
               laying in trench (trenching and
               backfilling by other trades);
               flanged joints

BB1602.5       150mm diameter                         m        ***        ***         ***

               Extra over 150mm diameter pipe for

BB1602.6       bends                                  nr       ***        ***         ***

BB1602.7       ductfoot bends                         nr       ***        ***         ***

BB1602.8       tees                                   nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.2      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.2/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.2                           G3.2 : Street Fire Hydrant System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION: STREET
               FIRE HYDRANT SYSTEM

               Ductile iron pipes and fittings;
               B.S. EN 545; externally and
               internally coated with cold
               bitumen

               Fixing to walls, columns and the
               like; flanged joints

BB1602.9       200mm diameter                         m        ***        ***         ***

               Fixing to or suspending from
               soffits; flanged joints

BB1602.10      200mm diameter                         m        ***        ***         ***

               Supporting on floors; flanged
               joints

BB1602.11      200mm diameter                         m        ***        ***         ***

BB1602.12      250mm diameter                         m        ***        ***         ***

               Extra over 200mm diameter pipe for

BB1602.13      bends                                  nr       ***        ***         ***

BB1602.14      tees                                   nr       ***        ***         ***

BB1602.15      reducing tees                          nr       ***        ***         ***

               Return header pipes; with flanged
               ends; 250mm diameter; including 1
               No.250mm diameter inlet and 1 No.
               50mm diameter & 2 No. 250mm
               diameter outlets

BB1602.16      4.5m long; for pumps                   nr       ***        ***         ***

               Supply header pipes; with flanged
               ends; 200mm diameter; including 1
               No. 50mm diameter & 2 No. 200mm
               diameter inlets and 1 No. 200mm
               diameter outlets

BB1602.17      4.5m long; for pumps                   nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.2      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.2/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.2                           G3.2 : Street Fire Hydrant System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION: STREET
               FIRE HYDRANT SYSTEM

               In-line equipment

               Gate valves; bronze; B.S. 5154

BB1602.18      50mm diameter                          nr       ***        ***         ***

               Gate valves; cast iron; B.S. 5163

BB1602.19      150mm diameter; spindle type           nr       ***        ***         ***

               Motorized gate valves; cast iron;
               B.S. 5163; complete with actuators

BB1602.20      150mm diameter                         nr       ***        ***         ***

BB1602.21      200mm diameter                         nr       ***        ***         ***

BB1602.22      250mm diameter                         nr       ***        ***         ***

               Non-return valves; bronze; B.S.
               5154

BB1602.23      50mm diameter                          nr       ***        ***         ***

               Non-return valves; cast iron; B.S.
               5153

BB1602.24      150mm diameter                         nr       ***        ***         ***

               Strainers; bronze; "Y" type; with
               screw plugs

BB1602.25      50mm diameter                          nr       ***        ***         ***

               Strainers; cast iron; "Y" type;
               with screw plugs

BB1602.26      200mm diameter                         nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.2      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.2/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.2                           G3.2 : Street Fire Hydrant System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION: STREET
               FIRE HYDRANT SYSTEM

               In-line equipment (Cont'd)

               Flexible connectors

BB1602.27      50mm diameter                          nr       ***        ***         ***

BB1602.28      150mm diameter                         nr       ***        ***         ***

BB1602.29      200mm diameter                         nr       ***        ***         ***

               Vortex inhibitors

BB1602.30      jointed to pipes; 250mm diameter       nr       ***        ***         ***

               Ball float valves; cast iron;
               complete with stilling pipe float

BB1602.31      jointed to pipes; 150mm diameter       nr       ***        ***         ***

               Cast iron street hydrants

BB1602.32      generally                              nr       ***        ***         ***

               Puddle flanges

               Gunmetal

BB1602.33      50mm diameter                          nr       ***        ***         ***

               Cast iron

BB1602.34      150mm diameter                         nr       ***        ***         ***

BB1602.35      200mm diameter                         nr       ***        ***         ***

BB1602.36      250mm diameter                         nr       ***        ***         ***

               PAINTING

               Preparing; priming; one undercoat;
               two finish coats of long linseed
               oil modified alkyd paint with
               glossy finish and fungus resistant
               characteristics on galvanized
               metal works; to pipe and tubing

BB1605.1       small pipes                            m        ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.2      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.2/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.2                           G3.2 : Street Fire Hydrant System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION: STREET
               FIRE HYDRANT SYSTEM

               PAINTING (Cont'd)

               Preparing; priming; one undercoat;
               two finish coats of long linseed
               oil modified alkyd paint with
               glossy finish and fungus resistant
               characteristics on galvanized
               metal works; to pipe and
               tubing (Cont'd)

BB1605.2       150mm diameter pipes                   m        ***        ***         ***

               Preparing; priming; one undercoat;
               two finish coats of long linseed
               oil modified alkyd paint with
               glossy finish and fungus resistant
               characteristics on ductile iron
               metal works; to pipe and tubing

BB1605.3       200mm diameter pipes                   m        ***        ***         ***

BB1605.4       250mm diameter pipes                   m        ***        ***         ***
---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.2      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.2/6                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.2                           G3.2 : Street Fire Hydrant System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Lump Sum Breakdown and for
               which a separate charge is
               required.                                                              ***

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.2      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.2/7                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.2                           G3.2 : Street Fire Hydrant System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in
               accordance with CESMM3 Section 7                                       ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.2      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.2/8                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.2                           G3.2 : Street Fire Hydrant System

                       DESCRIPTION                                  AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG3.2
: Street Fire Hydrant System

Page No.LSG3.2/1                                                        ***

Page No.LSG3.2/2                                                        ***

Page No.LSG3.2/3                                                        ***

Page No.LSG3.2/4                                                        ***

Page No.LSG3.2/5                                                        ***

Page No.LSG3.2/6                                                        ***

Page No.LSG3.2/7                                                        ***

Page No.LSG3.2/8                                                        ***

--------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSG3.2       ***
                                                                    ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG3.2/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.3                    G3.3 : Fire Hydrant and Hose Reel System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION: FIRE
               HYDRANT AND HOSEREEL SYSTEM

               Equipment and ancillaries

               Centrifugal pumps; horizontal end
               suction type

BB1601.1       capable of handling 1350 litre/min
               at 745 kPa; at not exceeding 2900
               r.p.m.; ref:FHP-001&002                nr       ***        ***         ***

BB1601.2       capable of handling 230 litre/min
               at 830 kPa; at not exceeding 2900
               r.p.m.; ref:FHP-003                    nr       ***        ***         ***

               Instrumentation

               Pressure gauges assemblies
               comprising 100mm diameter dial;
               with isolating valves/cocks and
               pipework; including all necessary
               insulation

BB1601.3       mounting on or jointing to pipes;      nr       ***        ***         ***

               Pressure switches assembly;
               including all necessary
               interconnecting piping, etc.

BB1601.4       mounting on or jointing to pipes       nr       ***        ***         ***

               Galvanized steel pipes and
               fittings; B.S. 1387; medium grade

               Fixing to walls, columns and the
               like; screwed joints

BB1602.1       32mm diameter                          m        ***        ***         ***

BB1602.2       50mm diameter                          m        ***        ***         ***

BB1602.3       100mm diameter                         m        ***        ***         ***

BB1602.4       150mm diameter                         m        ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.3      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSG3.3/1                Contract No. LCC-300
Addendum No.1

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.3                    G3.3 : Fire Hydrant and Hose Reel System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION: FIRE
               HYDRANT AND HOSEREEL SYSTEM

               Galvanized steel pipes and
               fittings; B.S. 1387; medium
               grade (Cont'd)

               Fixing to or suspending from
               soffits; screwed joints

BB1602.5       50mm diameter                          m        ***        ***         ***

BB1602.6       100mm diameter                         m        ***        ***         ***

BB1602.7       150mm diameter                         m        ***        ***         ***

               Supporting on floors; screwed
               joints

BB1602.8       50mm diameter                          m        ***        ***         ***

               Supporting on floors; flanged
               joints

BB1602.9       150mm diameter                         m        ***        ***         ***

               Extra over 100mm diameter pipe for

BB1602.10      bends                                  nr       ***        ***         ***

BB1602.11      reducing bends                         nr       ***        ***         ***

BB1602.12      tees                                   nr       ***        ***         ***

BB1602.13      reducing tees                          nr       ***        ***         ***

               Extra over 150mm diameter pipe for

BB1602.14      bends                                  nr       ***        ***         ***

BB1602.15      tees                                   nr       ***        ***         ***

BB1602.16      reducing bends                         nr       ***        ***         ***

BB1602.17      reducing tees                          nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.3      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.3/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.3                    G3.3 : Fire Hydrant and Hose Reel System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION: FIRE
               HYDRANT AND HOSEREEL SYSTEM

               Galvanized steel pipes and
               fittings; B.S. 1387; heavy
               grade (Cont'd)

               Supply header pipes; with flanged
               ends; 150mm diameter; including 1
               No. 50mm diameter & 2 No. 150mm
               diameter inlets and 1No. 150mm
               diameter outlets

BB1602.18      4m long; for pumps                     nr       ***        ***         ***

               Ductile iron pipes and fittings;
               B.S. EN 545; externally and
               internally coated with cold
               bitumen

               Supporting on floors; flanged
               joints

BB1602.19      200mm diameter                         m        ***        ***         ***

               Extra over 200mm diameter pipe for

BB1602.20      bends                                  nr       ***        ***         ***

               Return header pipes; with flanged
               ends; 200mm diameter; including 1
               No. 200mm diameter inlet and 1 No.
               50mm diameter & 2 No. 200mm
               diameter outlets

BB1602.21      4m long; for pumps                     nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.3      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.3/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.3                    G3.3 : Fire Hydrant and Hose Reel System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION: FIRE
               HYDRANT AND HOSEREEL SYSTEM

               In-line equipment

               Gate valves; bronze; B.S. 5154

BB1602.22      32mm diameter                          nr       ***        ***         ***

BB1602.23      50mm diameter                          nr       ***        ***         ***

               Gate valves; cast iron; B.S. 5163

BB1602.24      100mm diameter                         nr       ***        ***         ***

               Motorized Gate valves; cast iron;
               B.S. 5163; complete with actuators

BB1602.25      100mm diameter                         nr       ***        ***         ***

BB1602.26      150mm diameter                         nr       ***        ***         ***

BB1602.27      200mm diameter                         nr       ***        ***         ***

               Non-return valves; bronze; B.S. 5154

BB1602.28      50mm diameter                          nr       ***        ***         ***

               Non-return valves; cast iron; B.S.
               5153

BB1602.29      150mm diameter                         nr       ***        ***         ***

               Strainers; bronze; "Y" type; with
               screw plugs

BB1602.30      50mm diameter                          nr       ***        ***         ***

               Strainers; cast iron; "Y" type;
               with screw plugs

BB1602.31      200mm diameter                         nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.3      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.3/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.3                    G3.3 : Fire Hydrant and Hose Reel System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION: FIRE
               HYDRANT AND HOSEREEL SYSTEM

               In-line equipment (Cont'd)

               Flexible connectors

BB1602.32      50mm diameter                          nr       ***        ***         ***

BB1602.33      150mm diameter                         nr       ***        ***         ***

BB1602.34      200mm diameter                         nr       ***        ***         ***

               Brass twin outlet fire hydrants;
               female instantaneous type; 137mm
               diameter aluminium alloy control
               hand wheel; B.S. 5041: Part 1;
               complete with brass blank caps and
               chains and all necessary accessories

BB1602.35      generally                              nr       ***        ***         ***

               Hose reels; with pressed mild steel
               drums; 30meters reinforced rubber
               hoses; with nozzles; hose guides;
               nozzle cabinets; instruction
               plates; strikers; and all necessary
               accessories

BB1602.36      generally                              nr       ***        ***         ***

               Gunmetal twin Fire Service inlets;
               with screw down globe type stop
               valve and all necessary
               accessories; with two 63.50mm
               instantaneous inlets complete with
               integral non-return valves

BB1602.37      generally                              nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.3      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.3/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.3                    G3.3 : Fire Hydrant and Hose Reel System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION: FIRE
               HYDRANT AND HOSEREEL SYSTEM

               In-line equipment (Cont'd)

               Vortex inhibitors

BB1602.38      jointed to pipes; 200mm diameter       nr       ***        ***         ***

               Ball float valves; cast iron;
               complete with stilling pipe float

BB1602.39      jointed to pipes; 150mm diameter       nr       ***        ***         ***

               Puddle flanges

               Gunmetal

BB1602.40      50mm diameter                          nr       ***        ***         ***

               Cast iron

BB1602.41      150mm diameter                         nr       ***        ***         ***

BB1602.42      200mm diameter                         nr       ***        ***         ***

               PAINTING

               Preparing; priming; one undercoat;
               two finish coats of long linseed
               oil modified alkyd paint with
               glossy finish and fungus resistant
               characteristics on galvanized
               metal works; to pipe and tubing

BB1605.1       small pipes                            m        ***        ***         ***

BB1605.2       large pipes                            m        ***        ***         ***

BB1605.3       150mm diameter pipes                   m        ***        ***         ***

               Preparing; priming; one undercoat;
               two finish coats of long linseed
               oil modified alkyd paint with
               glossy finish and fungus resistant
               characteristics on ductile iron
               metal works; to pipe and tubing

BB1605.4       200mm diameter pipes                   m        ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.3      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.3/6                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.3                    G3.3 : Fire Hydrant and Hose Reel System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Lump Sum Breakdown and for
               which a separate charge is
               required.                                                              ***

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".            sum      ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.3      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.3/7                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.3                    G3.3 : Fire Hydrant and Hose Reel System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in
               accordance with CESMM3 Section 7                                       ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.3      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.3/8                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.3                    G3.3 : Fire Hydrant and Hose Reel System

                       DESCRIPTION                                  AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG3.3
: Fire Hydrant and Hose Reel System

Page No.LSG3.3/1                                                        ***

Page No.LSG3.3/2                                                        ***

Page No.LSG3.3/3                                                        ***

Page No.LSG3.3/4                                                        ***

Page No.LSG3.3/5                                                        ***

Page No.LSG3.3/6                                                        ***

Page No.LSG3.3/7                                                        ***

Page No.LSG3.3/8                                                        ***

--------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSG3.3       ***
                                                                    ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSG3.3/COL/1             Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.4                       G3.4 : Automatic Wet Sprinkler System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION:
               AUTOMATIC WET SPRINKLER SYSTEM

               Equipment and ancillaries

               Centrifugal pumps; horizontal end
               suction type

BB1601.1       capable of handling 2700/1350/1100
               litre/min at 220/527/546 kPa; at
               not exceeding 2900 r.p.m.;
               ref:SPP-001 & 002                      nr       ***        ***         ***

               Centrifugal pumps; vertical
               multi-stage type

BB1601.2       capable of handling 230 litre/min
               at 240 kPa; at not exceeding 2900
               r.p.m.; ref:SPP 003                    nr       ***        ***         ***

               Instrumentation

               Pressure gauges assemblies
               comprising 100mm diameter dial;
               with isolating valves/cocks and
               pipework; including all necessary
               insulation

BB1601.3       mounted on or jointed to pipes;        nr       ***        ***         ***

               Pressure switches assembly;
               including all necessary
               interconnecting piping, etc.

BB1601.4       mounting on or jointing to pipes       nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSG3.4/1                Contract No. LCC-300
Addendum No.1

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.4                       G3.4 : Automatic Wet Sprinkler System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION:
               AUTOMATIC WET SPRINKLER SYSTEM

               Galvanized steel pipes and
               fittings; B.S. 1387; medium

               Fixing to walls, columns and the
               like; screwed joints

BB1602.1       25mm diameter                          m        ***        ***         ***

BB1602.2       32mm diameter                          m        ***        ***         ***

BB1602.3       40mm diameter                          m        ***        ***         ***

BB1602.4       50mm diameter                          m        ***        ***         ***

BB1602.5       65mm diameter                          m        ***        ***         ***

BB1602.6       100mm diameter                         m        ***        ***         ***

               Fixing to walls, columns and the
               like; flanged joints

BB1602.7       150mm diameter                         m        ***        ***         ***

               Fixing to or suspending from
               soffits; screwed joints

BB1602.8       25mm diameter                          m        ***        ***         ***

BB1602.9       32mm diameter                          m        ***        ***         ***

BB1602.10      40mm diameter                          m        ***        ***         ***

BB1602.11      50mm diameter                          m        ***        ***         ***

BB1602.12      65mm diameter                          m        ***        ***         ***

BB1602.13      100mm diameter                         m        ***        ***         ***

               Fixing to or suspending from
               soffits; flanged joints

BB1602.14      150mm diameter                         m        ***        ***         ***

               Extra over 65mm diameter pipe for

BB1602.15      bends                                  nr       ***        ***         ***

BB1602.16      tees                                   nr       ***        ***         ***

BB1602.17      reducing tees                          nr       ***        ***         ***

BB1602.18      reducing crosses                       nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.4/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.4                       G3.4 : Automatic Wet Sprinkler System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION:
               AUTOMATIC WET SPRINKLER SYSTEM

               Galvanized steel pipes and
               fittings; B.S. 1387; medium
               grade (Cont'd)

               Extra over 100mm diameter pipe for

BB1602.19      bends                                  nr       ***        ***         ***

BB1602.20      tees                                   nr       ***        ***         ***

BB1602.21      crosses                                nr       ***        ***         ***

BB1602.22      reducing tees                          nr       ***        ***         ***

BB1602.23      reducing crosses                       nr       ***        ***         ***

               Extra over 150mm diameter pipe for

BB1602.24      bends                                  nr       ***        ***         ***

BB1602.25      tees                                   nr       ***        ***         ***

BB1602.26      reducing tees                          nr       ***        ***         ***

BB1602.27      reducing crosses                       nr       ***        ***         ***

               Supply header pipes; with flanged
               end and painting; 150mm diameter;
               including 1 No. 50mm diameter & 2
               No. 150mm diameter inlets and 1
               No. 150mm diameter outlets

BB1602.28      4m long; for pumps                     nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.4/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.4                       G3.4 : Automatic Wet Sprinkler System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION:
               AUTOMATIC WET SPRINKLER SYSTEM

               Ductile iron pipes and fittings:
               B.S. EN 545; externally and
               internally coated with cold
               bitumen (Cont'd)

               Supporting on floors; flanged
               joints

BB1602.29      200mm diameter                         m        ***        ***         ***

               Extra over 200mm diameter pipe for

BB1602.30      bends                                  nr       ***        ***         ***

               Return header pipes; with flanged
               end and painting; 200mm diameter;
               including 1 No. 200mm diameter
               inlet and 1 No. 50mm diameter & 2
               No. 200mm diameter outlets

BB1602.31      5m long; for pumps                     nr       ***        ***         ***

               In-line equipment

               Gate valves; bronze; B.S. 5154

BB1602.32      50mm diameter                          nr       ***        ***         ***

               Motorized gate valves; cast iron;
               B.S. 5163; complete with actuators

BB1602.33      150mm diameter                         nr       ***        ***         ***

BB1602.34      200mm diameter                         nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.4/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.4                       G3.4 : Automatic Wet Sprinkler System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION:
               AUTOMATIC WET SPRINKLER SYSTEM

               In-line equipment (Cont'd)

               Non-return valves; bronze; B.S.
               5154

BB1602.35      50mm diameter                          nr       ***        ***         ***

               Non-return valves; cast iron; B.S.
               5153

BB1602.36      150mm diameter                         nr       ***        ***         ***

               Strainers; bronze; "Y" type;
               with screw plugs

BB1602.37      50mm diameter                          nr       ***        ***         ***

               Strainers; cast iron; "Y" type;
               with screw plugs

BB1602.38      200mm diameter                         nr       ***        ***         ***

               Subsidiary stop valves; including
               micro switches and accessories

BB1602.39      150mm diameter                         nr       ***        ***         ***

               Flexible connectors

BB1602.40      50mm diameter                          nr       ***        ***         ***

BB1602.41      150mm diameter                         nr       ***        ***         ***

BB1602.42      200mm diameter                         nr       ***        ***         ***

               Vortex inhibitors

BB1602.43      jointed to pipes; 200mm diameter       nr       ***        ***         ***

               Ball float valves; cast iron;
               complete with stilling pipe float

BB1602.44      jointed to pipes; 150mm diameter       nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.4/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.4                       G3.4 : Automatic Wet Sprinkler System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION:
               AUTOMATIC WET SPRINKLER SYSTEM

               In-line equipment (Cont'd)

               Sprinkler control valve sets; with
               electrical monitoring gate valves,
               alarm valves, water alarm gongs,
               pressure switches, pressure gauge,
               flow meters, proving pipes and
               orifice plates

BB0602.45      200mm diameter inlets and 200 mm
               diameter outlets                       nr       ***        ***         ***

               Gunmetal twin type sprinkler
               inlets; with screw down globe type
               stop valve and all necessary
               accessories; with two 63.50mm
               instantaneous inlets complete with
               integral non-return valves

BB1602.46      to 150mm diameter pipes                nr       ***        ***         ***

BB1602.47      to 200mm diameter pipes                nr       ***        ***         ***

               Quartzoid bulb sprinkler heads;
               with temperature rating at 68
               degrees C

BB1602.48      chromium plated                        nr       ***        ***         ***

BB1602.49      chromium plated; complete with
               metal ceiling masking plates           nr       ***        ***         ***

               Fast response type quartzoid bulb
               sprinkler heads; with temperature
               rating at 68 degrees C

BB1602.50      chromium plated                        nr       ***        ***         ***

BB1602.51      chromium plated; complete with
               metal ceiling masking plates           nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.4/6                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.4                       G3.4 : Automatic Wet Sprinkler System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION:
               AUTOMATIC WET SPRINKLER SYSTEM

               Puddle flanges

               Gunmetal

BB1602.52      50mm diameter                          nr       ***        ***         ***

               Cast iron

BB1602.53      150mm diameter                         nr       ***        ***         ***

BB1602.54      200mm diameter                         nr       ***        ***         ***

               PAINTING

               Preparing; priming; one undercoat;
               two finish coats of long linseed
               oil modified alkyd paint with
               glossy finish and fungus resistant
               characteristics on galvanized
               metal works; to pipe and tubing

BB1602.1       small pipes                            m        ***        ***         ***

BB1602.2       large pipes                            m        ***        ***         ***

BB1602.3       150mm diameter pipes                   m        ***        ***         ***

               Preparing; priming; one undercoat;
               two finish coats of long linseed
               oil modified alkyd paint with
               glossy finish and fungus resistant
               characteristics on ductile iron
               metal works; to pipe and tubing

BB1602.4       200mm diameter pipes                   m        ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.4/7                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.4                       G3.4 : Automatic Wet Sprinkler System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Lump Sum Breakdown and for
               which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".            sum      ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.4/8                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.4                       G3.4 : Automatic Wet Sprinkler System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7                                                  ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.4/9                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.4                       G3.4 : Automatic Wet Sprinkler System

                       DESCRIPTION                                  AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG3.4
: Automatic Wet Sprinkler System

Page No.LSG3.4/1                                                        ***

Page No.LSG3.4/2                                                        ***

Page No.LSG3.4/3                                                        ***

Page No.LSG3.4/4                                                        ***

Page No.LSG3.4/5                                                        ***

Page No.LSG3.4/6                                                        ***

Page No.LSG3.4/7                                                        ***

Page No.LSG3.4/8                                                        ***

Page No.LSG3.4/9                                                        ***

--------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSG3.4       ***
                                                                    ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG3.4/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.5                G3.5 : Recycling Pre-action Sprinkler System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION:
               RECYCLING PREACTION SPRINKLER
               SYSTEM

               Galvanized steel pipes and
               fittings; B.S. 1387; medium grade

               Fixing to walls, columns and the
               like; screwed joints

BB1602.1       40mm diameter                          m        ***        ***         ***

BB1602.2       65mm diameter                          m        ***        ***         ***

BB1602.3       100mm diameter                         m        ***        ***         ***

               Fixing to or suspending from
               soffits; screwed joints

BB1602.4       32mm diameter                          m        ***        ***         ***

BB1602.5       40mm diameter                          m        ***        ***         ***

BB1602.6       50mm diameter                          m        ***        ***         ***

BB1602.7       65mm diameter                          m        ***        ***         ***

               Supporting on floors; screwed joints

BB1602.8       32mm diameter                          m        ***        ***         ***

BB1602.9       40mm diameter                          m        ***        ***         ***

               Extra over 65mm diameter pipe for

BB1602.10      bends                                  nr       ***        ***         ***

BB1602.11      reducing tees                          nr       ***        ***         ***

               Extra over 100mm diameter pipe for

BB1602.12      reducing tees                          nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.5      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.5/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.5                G3.5 : Recycling Pre-action Sprinkler System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION:
               RECYCLING PREACTION SPRINKLER
               SYSTEM

               In-line equipment

               Flow control valve sets; complete
               with flow control valves, manual
               control valves, subsidiary stop
               valves, subsidiary stop valves with
               micro switches, solenoid valves,
               non-return valves, drain valves,
               strainers, alarm pressure
               switches, alarm test valves, alarm
               shut-off valves, water alarm gong,
               pressure gauges, preaction
               recycling sprinkler trim boxes,
               drain cup and control panels,
               batteries and chargers, air supply
               system, etc,; including all
               necessary interconnecting wiring,
               pipeworks and connections to power
               supply point; as to Drawing
               No. LCC300/31/M06/001 (Flow
               switches, detectors, alarm bells,
               flashing indicating lamps,
               sprinkler heads, distribution
               pipeworks and power supply point
               measured separately)

BB1602.13      jointed to pipes; 100mm diameter       nr       ***        ***         ***

               Conventional upright type
               quartzoid bulb sprinkler heads;
               with temperature rating at 68
               degrees C

BB1602.14      chromium plated                        nr       ***        ***         ***

BB1602.15      chromium plated; with baffle
               plates                                 nr       ***        ***         ***

               Dry pendant type sprinkler heads;
               with temperature rating at 68
               degrees C

BB1602.16      chromium plated                        nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.5      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.5/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.5                G3.5 : Recycling Pre-action Sprinkler System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               FIRE SERVICES INSTALLATION;
               RECYCLING PREACTION SPRINKLER
               SYSTEM

               PAINTING

               Preparing; priming; one undercoat;
               two finish coats of long linseed
               oil modified alkyd paint with
               glossy finish and fungus resistant
               characteristics on galvanized
               metal works; to pipe and tubing

BB1605.1       small pipes                            m        ***        ***         ***

BB1605.2       large pipes                            m        ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.5      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.5/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.5                G3.5 : Recycling Pre-action Sprinkler System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Lump Sum Breakdown and for
               which a separate charge is
               required.                                                              ***

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with - "N/A".

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.5      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.5/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.5                G3.5 : Recycling Pre-action Sprinkler System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7                                                  ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.5      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.5/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                             G3 :Fire Services
Lump Sum Item LSG3.5                G3.5 : Recycling Pre-action Sprinkler System

                       DESCRIPTION                                  AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG3.5
: Recycling Pre-action Sprinkler System

Page No.LSG3.5/1                                                        ***

Page No.LSG3.5/2                                                        ***

Page No.LSG3.5/3                                                        ***

Page No.LSG3.5/4                                                        ***

Page No.LSG3.5/5                                                        ***

--------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSG3.5       ***
                                                                    ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG3.5/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.6            G3.6 : Automatic Fire Alarm and Detection System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               ALARM SYSTEM:
               AUTOMATIC FIRE ALARM AND DETECTION
               SYSTEM

               Equipment and ancillaries

               Master Fire Indicator Panels;
               including battery and charges

BD0901.1       generally                              nr       ***        ***         ***

               Sub-Fire Indicator Panels;
               including battery and charges

BD0901.2       ref:SIP-G-1                            nr       ***        ***         ***

BD0901.3       ref:SIP-G-2                            nr       ***        ***         ***

BD0901.4       ref:SIP-L1-1                           nr       ***        ***         ***

BD0901.5       ref:SIP-L1-2                           nr       ***        ***         ***

BD0901.6       ref:SIP-L1-B                           nr       ***        ***         ***

BD0901.7       ref:SIP-L2-1                           nr       ***        ***         ***

BD0901.8       ref:SIP-L2-2                           nr       ***        ***         ***

BD0901.9       ref:SIP-L3-1                           nr       ***        ***         ***

BD0901.10      ref:SIP-L3-2                           nr       ***        ***         ***

BD0901.11      ref:SIP-L3-B                           nr       ***        ***         ***

               Fire Repeater Panels

BD0901.12      generally                              nr       ***        ***         ***

               Fire Alarm Delay Control Panels

BD0901.13      generally                              nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.6      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.6/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.6            G3.6 : Automatic Fire Alarm and Detection System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               ALARM SYSTEM:
               AUTOMATIC FIRE ALARM AND DETECTION
               SYSTEM

               Equipment and ancillaries (Cont'd)

               Smoke extraction control panels

BD0901.14      generally                              nr       ***        ***         ***

               Ventilation/Air Conditioning
               shutdown Control Panels

BD0901.15      generally                              nr       ***        ***         ***

               Fire Service Workstation;
               including printer

BD0901.16      generally                              nr       ***        ***         ***

               Allow for

BD0901.17      software for the complete
               Automatic Fire Detection and Alarm
               System                                 sum      ***        ***         ***

               Direct link to fire service
               communication centre

               including telephone link with
               transmitter, termination
               equipment, remote indicator unit,
               all necessary accessories and
               first year's rental charges for
               the telephone line; as shown on
               Drawing no. LCC300/31/E10/001

BD0902.1       generally                              sum      ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.6      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.6/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.6            G3.6 : Automatic Fire Alarm and Detection System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               ALARM SYSTEM:
               AUTOMATIC FIRE ALARM AND DETECTION
               SYSTEM

               Distribution and principal
               interconnections

               From master fire indicator panel to
               sub-fire indicator panels (in 10
               nos.); including necessary control
               cables and conduits; as shown on
               Drawing No. LCC300/31/E10/001

BD0902.2       generally                              sum      ***        ***         ***

               From master fire indicator panel to
               fire repeater panels (in 2 nos.);
               including necessary control cables
               and conduits; as shown on Drawing
               No. LCC300/31/E10/001

BD0902.3       generally                              sum      ***        ***         ***

               From master fire indicator panel to
               fire alarm delay control panel;
               including necessary control cables
               and conduits; as shown on Drawing
               No. LCC300/31/E10/001

BD0902.4       generally                              sum      ***        ***         ***

               From master fire indicator panel to
               smoke extraction control panel;
               including necessary control cables
               and conduits; as shown on Drawing
               No. LCC300/31/E10/001

BD0902.5       generally                              sum      ***        ***         ***

               From master fire indicator panel to
               ventilation/air conditioning
               shutdown control panel; including
               necessary control cables and
               conduits; as shown on Drawing No.
               LCC300/31/E10/001

BD0902.6       generally                              sum      ***        ***         ***

               From master fire indicator panel to
               fire services workstation; including
               necessary control cables and
               conduits; as shown on Drawing No.
               LCC300/31/E10/001

BD0902.7       generally                              sum      ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.6      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.6/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.6            G3.6 : Automatic Fire Alarm and Detection System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               ALARM SYSTEM:
               AUTOMATIC FIRE ALARM AND DETECTION
               SYSTEM

               Distribution and principal
               interconnections (Cont'd)

               From sub-fire indicator panel to
               fire services pump control panel
               via monitor and control modules
               for pump start and status;
               including monitor modules, control
               modules, all necessary control
               cables and conduits; as shown on
               Drawing No. LCC300/31/E10/002

BD0902.8       generally                              sum      ***        ***         ***

               From sub-fire indicator panel to
               sprinkler pump control panel via
               monitor and control modules for
               pump start and status; including
               monitor modules, control modules,
               all necessary control cables and
               conduits; as shown on Drawing No.
               LCC300/31/E10/002

BD0902.9       generally                              sum      ***        ***         ***

               From sub-fire indicator panel to
               street hydrant pump control panel
               via monitor and control modules
               for pump start and status;
               including monitor modules, control
               modules, all necessary control
               cables and conduits; as shown on
               Drawing No. LCC300/31/E10/002

BD0902.10      generally                              sum      ***        ***         ***

               From sub-fire indicator panel to
               pre-action sprinkler system via
               monitor and control modules;
               including monitor modules, control
               modules, all necessary control
               cables and conduits; as shown on
               Drawing No. LCC300/31/E10/002

BD0902.11      generally                              sum      ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.6      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.6/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.6            G3.6 : Automatic Fire Alarm and Detection System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               ALARM SYSTEM:
               AUTOMATIC FIRE ALARM AND DETECTION
               SYSTEM

               Distribution and principal
               interconnections (Cont'd)

               From sub-fire indicator panel to
               aspirating smoke detection
               panels (In 3 nrs.) via monitor and
               control modules; including monitor
               modules, control modules, all
               necessary control cables and
               conduits; as shown on Drawing No.
               LCC300/31/E10/002

BD0902.12      generally                              sum      ***        ***         ***

               From sub-fire indicator panel to
               FM200 gas control panels (in 17
               nos.); including necessary control
               cables and conduits; as shown on
               Drawing No. LCC300/31/M09/001

BD0902.13      generally                              sum      ***        ***         ***

               Final circuits in conduits only

               Heavy gauge hot dipped galvanised
               steel conduits; B.S. 4568; tee off
               from trunkings/trays; complete
               with fittings, draw wires, cover
               plates, termination boxes,
               couplers, earthing, bonding and
               all necessary accessories

BD0903.1       to smoke detector points               nr       ***        ***         ***

               Fire resistance type cables; with
               low smoke halogen free type
               bedding; from sub-fire indicator
               panel; as shown on Drawing No.
               LCC300/31/E10/001 & 002

BD0903.2       to smoke detector points;
               including photoelectric smoke
               detectors                              nr       ***        ***         ***

BD0903.3       to smoke detector points;
               including photoelectric smoke
               detectors; complete with remote
               indicators                             nr       ***        ***         ***

BD0903.4       to heat detector points; including
               heat detectors; complete with
               remote indicators                      nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.6      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.6/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.6            G3.6 : Automatic Fire Alarm and Detection System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               ALARM SYSTEM:
               AUTOMATIC FIRE ALARM AND DETECTION
               SYSTEM

               Final circuits in cables and
               conduits (Cont'd)

               Fire resistance type cables; with
               low smoke halogen free type
               bedding; from sub-fire indicator
               panel; as shown on Drawing No.
               LCC300/31/E10/001 & 002(Cont'd)

BD0903.5       to break glass unit points via
               monitor modules; including break
               glass units and monitor modules        nr       ***        ***         ***

BD0903.6       to alarm bell points via power
               control devices; including alarm
               bells and power control devices        nr       ***        ***         ***

BD0903.7       to flow switch set points via
               monitor modules (in 2 nr.) and
               control modules (in 1 nr.);
               including flow switches, control
               modules and monitor modules            nr       ***        ***         ***

BD0903.8       to valve monitor points via
               monitor modules; including monitor
               modules (valves measured
               separately)                            nr       ***        ***         ***

BD0903.9       to fire shutter monitor points via
               monitor modules; including monitor
               modules                                nr       ***        ***         ***

BD0903.10      to fire shutter control points via
               control modules; including control
               modules                                nr       ***        ***         ***

BD0903.11      to miscellaneous control points
               via control modules; including
               control modules                        nr       ***        ***         ***

BD0903.12      to miscellaneous monitor points
               via monitor modules; including
               monitor modules                        nr       ***        ***         ***

BD0903.13      to smoke curtain monitor points
               via monitor modules; including
               monitor modules                        nr       ***        ***         ***

BD0903.14      to smoke curtain control points
               via control modules; including
               control modules                        nr       ***        ***         ***

BD0903.15      to visual alarm flashing lights via
               power control devices; including
               visual alarm flashing lights and
               power control devices                  nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.6      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.6/6                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.6            G3.6 : Automatic Fire Alarm and Detection System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Lump Sum Breakdown and for
               which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".            sum      ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.6      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.6/7                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.6            G3.6 : Automatic Fire Alarm and Detection System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7                                                  ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.6      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.6/8                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.6            G3.6 : Automatic Fire Alarm and Detection System

                       DESCRIPTION                                  AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG3.6
: Automatic Fire Alarm and Detection System

Page No.LSG3.6/1                                                        ***

Page No.LSG3.6/2                                                        ***

Page No.LSG3.6/3                                                        ***

Page No.LSG3.6/4                                                        ***

Page No.LSG3.6/5                                                        ***

Page No.LSG3.6/6                                                        ***

Page No.LSG3.6/7                                                        ***

Page No.LSG3.6/8                                                        ***

--------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSG3.6       ***
                                                                    ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG3.6/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.7                    G3.7 : Aspirating Smoke Detection System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               ALARM SYSTEM:
               ASPIRATING SMOKE DETECTION SYSTEM

               Equipment and ancillaries

               Aspirating Smoke Detection Panels;
               including battery and charges

BD0901.1       generally                              nr       ***        ***         ***

               Aspirating type smoke detector
               sampling points

BD0901.2       generally                              nr       ***        ***         ***

               UPVC pipes and fittings

               Fixing to walls, columns and the
               like; solvent joints

BD0902.1       32mm diameter                          m        ***        ***         ***

               Fixing to or suspending from
               soffits; solvent joints

BD0902.2       32mm diameter                          m        ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.7      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.7/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.7                    G3.7 : Aspirating Smoke Detection System

ITEM CODE                   ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Lump Sum Breakdown and for
               which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".            sum      ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSG3.7      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG3.7/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.7                   G3.7 :  Aspirating Smoke Detection System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       GENERAL ITEMS

                       Method-Related Charges

                       The Contractor shall enter hereunder
                       in detail any method related charges
                       items in accordance with CESMM3
                       Section 7                                                                ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.7        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.7/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.7                   G3.7 :  Aspirating Smoke Detection System

            DESCRIPTION                         AMOUNT HK$
----------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG3.7
: Aspirating Smoke Detection System

Page No.LSG3.7/1                                  ***

Page No.LSG3.7/2                                  ***

Page No.LSG3.7/3                                  ***

----------------------------------------------------------
               Total of Lump Sum Item LSG3.7      ***
                                               -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSG3.7/COL/1             Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS UPS ROOM

                       Equipment and ancillaries

                       FM200 control panels; including
                       battery and chargers; as shown on
                       Drawing No. LCC300/31/M09/001

BB1601.1               generally                              nr         ***        ***         ***

                       Manual/auto mode selector units

BB1601.2               generally                              nr         ***        ***         ***

                       Gas cylinders to B.S. 5045;
                       including gas, automatic and manual
                       control, pressure switches, integral
                       pressure gauge, cylinder valves,
                       flexible connection, manual release
                       unit and all necessary accessories

BB1601.3               cylinders for and including
                       58kg FM200                             nr         ***        ***         ***

                       Distribution and principal
                       interconnections

                       From FM200 control panels to

BB1607.1               manual/auto mode selector unit         sum        ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS UPS ROOM (Cont'd)

                       Final circuits in cables and
                       conduits

                       Fire resistance type cables; with
                       low smoke halogen free type bedding;
                       from FM200 Control Panels; as shown
                       on Drawing no. LCC300/31/M09/001

BB1608.1               to smoke detector points; including
                       photoelectric smoke detectors          nr         ***        ***         ***

BB1608.2               to siren points; including sirens      nr         ***        ***         ***

BB1608.3               to system valve actuator points        nr         ***        ***         ***

BB1608.4               to pressure switch points              nr         ***        ***         ***

BB1608.5               to flashing light points; including
                       flashing lights                        nr         ***        ***         ***

BB1608.6               to alarm bell points; including
                       alarm bells                            nr         ***        ***         ***

BB1608.7               to terminal strip points; including
                       terminal strip (local A/C
                       ventilation shutdown)                  nr         ***        ***         ***

BB1608.8               to terminal strip points; including
                       terminal strip (local UPS computer
                       power supplies)                        nr         ***        ***         ***

                       Galvanized steel pipes and
                       fittings; B.S. 1387; heavy grade

                       Fixing to walls, columns and the
                       like; screwed joints

BB1602.1               32mm diameter                          m          ***        ***         ***

                       Fixing to or suspending from
                       soffits; screwed joints

BB1602.2               25mm diameter                          m          ***        ***         ***

BB1602.3               32mm diameter                          m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS UPS ROOM (Cont'd)

                       In-line equipment

                       Discharge nozzles

BB1602.4               generally                              nr         ***        ***         ***

                       PAINTING

                       Preparing; priming; one undercoat;
                       two finish coats of long linseed oil
                       modified alkyd paint with glossy
                       finish and fungus resistant
                       characteristics on galvanized metal
                       works; to pipe and tubing

BB1605.1               small pipes                            m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS COMPUTER ROOM

                       Equipment and ancillaries

                       FM200 control panels; including
                       battery and chargers; as shown on
                       Drawing No. LCC300/31/M09/001

BB1601.4               generally                              nr         ***        ***         ***

                       Manual/auto mode selector units

BB1601.5               generally                              nr         ***        ***         ***

                       Gas cylinders to B.S. 5045;
                       including gas, automatic and manual
                       control, pressure switches, integral
                       pressure gauge, cylinder valves,
                       flexible connection, manual release
                       unit and all necessary accessories

BB1601.6               cylinders for and including 282kg
                       FM200                                  nr         ***        ***         ***

                       Distribution and principal
                       interconnections

                       From FM200 control panels to

BB1607.2               manual/auto mode selector unit         sum        ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/4               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS COMPUTER ROOM (Cont'd)

                       Final circuits in cables and
                       conduits

                       Fire resistance type cables; with
                       low smoke halogen free type bedding;
                       from FM200 Control Panels; as shown
                       on Drawing no. LCC300/31/M09/001

BB1608.9               to smoke detector points;
                       including photoelectric smoke
                       detectors                              nr         ***        ***         ***

BB1608.10              to smoke detector points;
                       including photoelectric smoke
                       detectors; complete with remote
                       indicators                             nr         ***        ***         ***

BB1608.11              to siren points; including
                       sirens                                 nr         ***        ***         ***

BB1608.12              to system valve actuator points        nr         ***        ***         ***

BBl608.13              to pressure switch points              nr         ***        ***         ***

BB1608.14              to flashing light points; including
                       flashing lights                        nr         ***        ***         ***

BB1608.15              to alarm bell points; including
                       alarm bells                            nr         ***        ***         ***

BB1608.16              to terminal strip points;
                       including terminal strip (local
                       A/C ventilation shutdown)              nr         ***        ***         ***

BB1608.17              to terminal strip points; including
                       terminal strip (local UPS computer
                       power supplies)                        nr         ***        ***         ***

                       Galvanized steel pipes and fittings;
                       B.S. 1387; heavy grade

                       Fixing to or suspending from
                       soffits; screwed joints

BB1602.5               25mm diameter                          m          ***        ***         ***

BB1602.6               32mm diameter                          m          ***        ***         ***

BB1602.7               40mm diameter                          m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/5               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS COMPUTER ROOM (Cont'd)

                       Electric resistance and induction
                       welded carbon steel pipes and
                       fittings; B.S. 3601

                       Fixing to walls, columns and the
                       like; screwed joints

BB1602.8               65mm diameter                          m          ***        ***         ***

                       Fixing to or suspending from
                       soffits; screwed joints

BB1602.9               65mm diameter                          m          ***        ***         ***

                       Extra over 65mm diameter pipe for

BB1602.10              bends                                  nr         ***        ***         ***

                       In-line equipment

                       Discharge nozzles

BB1602.11              generally                              nr         ***        ***         ***

                       PAINTING

                       Preparing; priming; one undercoat;
                       two finish coats of long linseed oil
                       modified alkyd paint with glossy
                       finish and fungus resistant
                       characteristics on galvanized metal
                       works; to pipe and tubing

BB1605.2               small pipes                            m          ***        ***         ***

                       Preparing; priming; one undercoat;
                       two finish coats of long linseed oil
                       modified alkyd paint with glossy
                       finish and fungus resistant
                       characteristics on carbon steel
                       works; to pipe and tubing

BB1605.3               large pipes                            m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/6               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS RESILIENT ROOM(DEPARTURE-1)

                       Equipment and ancillaries

                       FM200 control panels; including
                       battery and chargers; as shown on
                       Drawing No. LCC300/31/M09/001

BB1601.7               generally                              nr         ***        ***         ***

                       Manual/auto mode selector units

BB1601.8               generally                              nr         ***        ***         ***

                       Gas cylinders to B.S. 5045;
                       including gas, automatic and manual
                       control, pressure switches, integral
                       pressure gauge, cylinder valves,
                       flexible connection, manual release
                       unit and all necessary accessories

BB1601.9               cylinders for and including 73.4kg
                       FM200                                  nr         ***        ***         ***

                       Distribution and principal
                       interconnections

                       From FM200 control panels to

BB1607.3               manual/auto mode selector unit         sum        ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/7               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS RESILIENT ROOM(DEPARTURE-1)
                       (Cont'd)

                       Final circuits in cables and
                       conduits

                       Fire resistance type cables; with
                       low smoke halogen free type bedding;
                       from FM200 Control Panels; as shown
                       on Drawing no. LCC300/31/M09/001

BB1608.18              to smoke detector points; including
                       photoelectric smoke detectors          nr         ***        ***         ***

BB1608.19              to siren points; including sirens      nr         ***        ***         ***

BB1608.20              to system valve actuator points        nr         ***        ***         ***

BB1608.21              to pressure switch points              nr         ***        ***         ***

BB1608.22              to flashing light points; including
                       flashing lights                        nr         ***        ***         ***

BB1608.23              to alarm bell points; including
                       alarm bells                            nr         ***        ***         ***

BB1608.24              to terminal strip points; including
                       terminal strip (local A/C
                       ventilation shutdown)                  nr         ***        ***         ***

BB1608.25              to terminal strip points; including
                       terminal strip (local UPS computer
                       power supplies)                        nr         ***        ***         ***

                       Galvanized steel pipes and fittings;
                       B.S. 1387; heavy grade

                       Fixing to walls, columns and the
                       like; screwed joints

BB1602.12              25mm diameter                          m          ***        ***         ***

                       Fixing to or suspending from
                       soffits; screwed joints

BB1602.13              25mm diameter                          m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/8               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS RESILIENT ROOM(DEPARTURE-1)
                       (Cont'd)

                       In-line equipment

                       Discharge nozzles

BB1602.14              generally                              nr         ***        ***         ***

                       PAINTING

                       Preparing; priming; one undercoat;
                       two finish coats of long linseed oil
                       modified alkyd paint with glossy
                       finish and fungus resistant
                       characteristics on galvanized metal
                       works; to pipe and tubing

BB1605.4               small pipes                            m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/9               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS RESILIENT ROOM(DEPARTURE-2)

                       Equipment and ancillaries

                       FM200 control panels; including
                       battery and chargers; as shown on
                       Drawing No. LCC300/31/M09/001

BB1601.10              generally                              nr         ***        ***         ***

                       Manual/auto mode selector units

BB1601.11              generally                              nr         ***        ***         ***

                       Gas cylinders to B.S. 5045;
                       including gas, automatic and manual
                       control, pressure switches, integral
                       pressure gauge, cylinder valves,
                       flexible connection, manual release
                       unit and all necessary accessories

BB1601.12              cylinders for and including 39.5kg
                       FM200                                  nr         ***        ***         ***

                       Distribution and principal
                       interconnections

                       From FM200 control panels to

BB1607.4               manual/auto mode selector unit         sum        ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/10              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS RESILIENT ROOM(DEPARTURE-2)
                       (Cont'd)

                       Final circuits in cables and
                       conduits

                       Fire resistance type cables; with
                       low smoke halogen free type bedding;
                       from FM200 Control Panels; as shown
                       on Drawing no. LCC300/31/M09/001

BB1608.26              to smoke detector points; including
                       photoelectric smoke detectors          nr         ***        ***         ***

BB1608.27              to smoke detector points; including
                       photoelectric smoke detectors;
                       complete with remote indicators        nr         ***        ***         ***

BB1608.28              to siren points; including sirens      nr         ***        ***         ***

BB1608.29              to system valve actuator points        nr         ***        ***         ***

BB1608.30              to pressure switch points              nr         ***        ***         ***

BB1608.31              to flashing light points; including
                       flashing lights                        nr         ***        ***         ***

BB1608.32              to alarm bell points; including
                       alarm bells                            nr         ***        ***         ***

BB1608.33              to terminal strip points; including
                       terminal strip (local A/C
                       ventilation shutdown)                  nr         ***        ***         ***

BB1608.34              to terminal strip points; including
                       terminal strip (local UPS computer
                       power supplies)                        nr         ***        ***         ***

                       Galvanized steel pipes and fittings;
                       B.S. 1387; heavy grade

                       Fixing to walls, columns and the
                       like; screwed joints

BB1602.15              32mm diameter                          m          ***        ***         ***

                       Fixing to or suspending from
                       soffits; screwed joints

BB1602.16              25mm diameter                          m          ***        ***         ***

BB1602.17              32mm diameter                          m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/11              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS RESILIENT ROOM(DEPARTURE-2)
                       (Cont'd)

                       In-line equipment

                       Discharge nozzles

BB1602.18              generally                              nr         ***        ***         ***

                       PAINTING

                       Preparing; priming; one undercoat;
                       two finish coats of long linseed oil
                       modified alkyd paint with glossy
                       finish and fungus resistant
                       characteristics on galvanized metal
                       works; to pipe and tubing

BB1605.5               small pipes                            m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/12              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN STATION SIGNALLING UPS/EQUIPMENT
                       ROOM

                       Equipment and ancillaries

                       FM200 control panels; including
                       battery and chargers; as shown on
                       Drawing No. LCC300/31/M09/001

BB1601.13              generally                              nr         ***        ***         ***

                       Manual/auto mode selector units

BB1601.14              generally                              nr         ***        ***         ***

                       Gas cylinders to B.S. 5045;
                       including gas, automatic and manual
                       control, pressure switches, integral
                       pressure gauge, cylinder valves,
                       flexible connection, manual release
                       unit and all necessary accessories

BB1601.15              cylinders for and including
                       112kg FM200                            nr         ***        ***         ***

                       Distribution and principal
                       interconnections

                       From FM200 control panels to

BB1607.5               manual/auto mode selector unit         sum        ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/13              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN STATION SIGNALLING UPS/EQUIPMENT
                       ROOM (Cont'd)

                       Final circuits in cables and
                       conduits

                       Fire resistance type cables; with
                       low smoke halogen free type bedding;
                       from FM200 Control Panels; as shown
                       on Drawing no. LCC300/31/M09/001

BB1608.35              to smoke detector points; including
                       photoelectric smoke detectors          nr         ***        ***         ***

BB1608.36              to siren points; including sirens      nr         ***        ***         ***

BB1608.37              to system valve actuator points        nr         ***        ***         ***

BB1608.38              to pressure switch points              nr         ***        ***         ***

BB1608.39              to flashing light points; including
                       flashing lights                        nr         ***        ***         ***

BB1608.40              to alarm bell points; including
                       alarm bells                            nr         ***        ***         ***

BB1608.41              to terminal strip points; including
                       terminal strip (local A/C
                       ventilation shutdown)                  nr         ***        ***         ***

BB1608.42              to terminal strip points; including
                       terminal strip (local UPS computer
                       power supplies)                        nr         ***        ***         ***

                       Galvanized steel pipes and fittings;
                       B.S. 1387; heavy grade

                       Fixing to walls, columns and the
                       like; screwed joints

BB1602.19              25mm diameter                          m          ***        ***         ***

                       Fixing to or suspending from
                       soffits; screwed joints

BB1602.20              25mm diameter                          m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/14              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN STATION SIGNALLING UPS/EQUIPMENT
                       ROOM (Cont'd)

                       In-line equipment

                       Discharge nozzles

BB1602.21              generally                              nr         ***        ***         ***

                       PAINTING

                       Preparing; priming; one undercoat;
                       two finish coats of long linseed oil
                       modified alkyd paint with glossy
                       finish and fungus resistant
                       characteristics on galvanized metal
                       works; to pipe and tubing

BB1605.6               small pipes                            m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/15              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS RESILIENT ROOM(ARRIVAL-1)

                       Equipment and ancillaries

                       FM200 control panels; including
                       battery and chargers; as shown on
                       Drawing No. LCC300/31/M09/001

BB1601.16              generally                              nr         ***        ***         ***

                       Manual/auto mode selector units

BB1601.17              generally                              nr         ***        ***         ***

                       Gas cylinders to B.S. 5045;
                       including gas, automatic and manual
                       control, pressure switches, integral
                       pressure gauge, cylinder valves,
                       flexible connection, manual release
                       unit and all necessary accessories

BB1601.18              cylinders for and including 63kg
                       FM200                                  nr         ***        ***         ***

                       Distribution and principal
                       interconnections

                       From FM200 control panels to

BB1607.6               manual/auto mode selector unit         sum        ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/16              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS RESILIENT ROOM(ARRIVAL-1)
                       (Cont'd)

                       Final circuits in cables and
                       conduits

                       Fire resistance type cables; with low
                       smoke halogen free type bedding; from
                       FM200 Control Panels; as shown on
                       Drawing no. LCC300/31/M09/001

BB1608.43              to smoke detector points; including
                       photoelectric smoke detectors          nr         ***        ***         ***

BB1608.44              to siren points; including sirens      nr         ***        ***         ***

BB1608.45              to system valve actuator points        nr         ***        ***         ***

BB1608.46              to pressure switch points              nr         ***        ***         ***

BB1608.47              to flashing light points; including
                       flashing lights                        nr         ***        ***         ***

BB1608.48              to alarm bell points; including
                       alarm bells                            nr         ***        ***         ***

BB1608.49              to terminal strip points; including
                       terminal strip (local A/C
                       ventilation shutdown)                  nr         ***        ***         ***

BB1608.50              to terminal strip points; including
                       terminal strip (local UPS computer
                       power supplies)                        nr         ***        ***         ***

                       Galvanized steel pipes and fittings;
                       B.S. 1387; heavy grade

                       Fixing to walls, columns and the
                       like; screwed joints

BB1602.22              25mm diameter                          m          ***        ***         ***

                       Fixing to or suspending from
                       soffits; screwed joints

BB1602.23              25mm diameter                          m          ***        ***         ***


-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/17              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS RESILIENT ROOM(ARRIVAL-1)
                       (Cont'd)

                       In-line equipment

                       Discharge nozzles

BB1602.24              generally                              nr         ***        ***         ***

                       PAINTING

                       Preparing; priming; one undercoat;
                       two finish coats of long linseed oil
                       modified alkyd paint with glossy
                       finish and fungus resistant
                       characteristics on galvanized metal
                       works; to pipe and tubing

BB1605.7               small pipes                            m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/18              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS RESILIENT ROOM(ARRIVAL-2)

                       Equipment and ancillaries

                       FM200 control panels; including
                       battery and chargers; as shown on
                       Drawing No. LCC300/31/M09/001

BB1601.19              generally                              nr         ***        ***         ***

                       Manual/auto mode selector units

BB1601.20              generally                              nr         ***        ***         ***

                       Gas cylinders to B.S. 5045;
                       including gas, automatic and manual
                       control, pressure switches, integral
                       pressure gauge, cylinder valves,
                       flexible connection, manual release
                       unit and all necessary accessories

BB1601.21              cylinders for and including 56.8kg
                       FM200                                  nr         ***        ***         ***

                       Distribution and principal
                       interconnections

                       From FM200 control panels to

BB1607.7               manual/auto mode selector unit         sum        ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/19              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS RESILIENT ROOM(ARRIVAL-2)
                       (Cont'd)

                       Final circuits in cables and
                       conduits

                       Fire resistance type cables; with
                       low smoke halogen free type bedding;
                       from FM200 Control Panels; as shown
                       on Drawing no. LCC300/31/M09/001

BB1608.51              to smoke detector points; including
                       photoelectric smoke detectors          nr         ***        ***         ***

BB1608.52              to siren points; including sirens      nr         ***        ***         ***

BB1608.53              to system valve actuator points        nr         ***        ***         ***

BB1608.54              to pressure switch points              nr         ***        ***         ***

BB1608.55              to flashing light points; including
                       flashing lights                        nr         ***        ***         ***

BB1608.56              to alarm bell points; including
                       alarm bells                            nr         ***        ***         ***

BB1608.57              to terminal strip points; including
                       terminal strip (local A/C
                       ventilation shutdown)                  nr         ***        ***         ***

BB1608.58              to terminal strip points; including
                       terminal strip (local UPS computer
                       power supplies)                        nr         ***        ***         ***

                       Galvanized steel pipes and fittings;
                       B.S. 1387; heavy grade

                       Fixing to walls, columns and the
                       like; screwed joints

BB1602.25              25mm diameter                          m          ***        ***         ***

                       Fixing to or suspending from
                       soffits; screwed joints

BB1602.26              25mm diameter                          m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/20              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN ICAS RESILIENT ROOM(ARRIVAL-2)
                       (Cont'd)

                       In-line equipment

                       Discharge nozzles

BB1602.27              generally                              nr         ***        ***         ***

                       PAINTING

                       Preparing; priming; one undercoat;
                       two finish coats of long linseed oil
                       modified alkyd paint with glossy
                       finish and fungus resistant
                       characteristics on galvanized metal
                       works; to pipe and tubing

BB1605.8               small pipes                            m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/21              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN COMPUTER SERVER ROOM

                       Equipment and ancillaries

                       FM200 control panels; including
                       battery and chargers; as shown on
                       Drawing No. LCC300/31/M09/001

BB1601.22              generally                              nr         ***        ***         ***

                       Manual/auto mode selector units

BB1601.23              generally                              nr         ***        ***         ***

                       Gas cylinders to B.S. 5045;
                       including gas, automatic and manual
                       control, pressure switches, integral
                       pressure gauge, cylinder valves,
                       flexible connection, manual release
                       unit and all necessary accessories

BB1601.24              cylinders for and including 20.7kg
                       FM200                                  nr         ***        ***         ***

                       Distribution and principal
                       interconnections

                       From FM200 control panels to

BB1607.8               manual/auto mode selector unit         sum        ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/22              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN COMPUTER SERVER ROOM (Cont'd)

                       Final circuits in cables and
                       conduits

                       Fire resistance type cables; with
                       low smoke halogen free type bedding;
                       from FM200 Control Panels; as shown
                       on Drawing no. LCC300/31/M09/001

BB1608.59              to smoke detector points; including
                       photoelectric smoke detectors          nr         ***        ***         ***

BB1608.60              to smoke detector points; including
                       photoelectric smoke detectors;
                       complete with remote indicators        nr         ***        ***         ***

BB1608.61              to siren points; including sirens      nr         ***        ***         ***

BB1608.62              to system valve actuator points        nr         ***        ***         ***

BB1608.63              to pressure switch points              nr         ***        ***         ***

BB1608.64              to flashing light points; including
                       flashing lights                        nr         ***        ***         ***

BB1608.65              to alarm bell points; including
                       alarm bells                            nr         ***        ***         ***

BB1608.66              to terminal strip points; including
                       terminal strip (local A/C
                       ventilation shutdown)                  nr         ***        ***         ***

BB1608.67              to terminal strip points; including
                       terminal strip (local UPS computer
                       power supplies)                        nr         ***        ***         ***

                       Galvanized steel pipes and fittings;
                       B.S. 1387; heavy grade

                       Fixing to walls, columns and the
                       like; screwed joints

BB1602.28              32mm diameter                          m          ***        ***         ***

                       Fixing to or suspending from
                       soffits; screwed joints

BB1602.29              25mm diameter                          m          ***        ***         ***

BB1602.30              32mm diameter                          m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/23              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN COMPUTER SERVER ROOM (Cont'd)

                       In-line equipment

                       Discharge nozzles

BB1602.31              generally                              nr         ***        ***         ***

                       PAINTING

                       Preparing; priming; one undercoat;
                       two finish coats of long linseed oil
                       modified alkyd paint with glossy
                       finish and fungus resistant
                       characteristics on galvanized metal
                       works; to pipe and tubing

BB1605.9               small pipes                            m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/24              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN TELECOMMUNICATION EQUIPMENT ROOM

                       Equipment and anci11aries

                       FM200 control panels; including
                       battery and chargers; as shown on
                       Drawing No. LCC300/31/M09/001

BB1601.25              generally                              nr         ***        ***         ***

                       Manual/auto mode selector units

BB1601.26              generally                              nr         ***        ***         ***

                       Gas cylinders to B.S. 5045;
                       including gas, automatic and manual
                       control, pressure switches, integral
                       pressure gauge, cylinder valves,
                       flexible connection, manual release
                       unit and all necessary accessories

BB1601.27              cylinders for and including 342kg
                       FM200                                  nr         ***        ***         ***

                       Distribution and principal
                       interconnections

                       From FM200 control panels to

BB1607.9               manual/auto mode selector unit         sum        ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/25              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN TELECOMMUNICATION EQUIPMENT ROOM
                       (Cont'd)

                       Final circuits in cables and
                       conduits

                       Fire resistance type cables; with
                       low smoke halogen free type bedding;
                       from FM200 Control Panels; as shown
                       on Drawing no. LCC300/31/M09/001

BB1608.68              to smoke detector points; including
                       photoelectric smoke detectors          nr         ***        ***         ***

BB1608.69              to siren points; including sirens      nr         ***        ***         ***

BB1608.70              to system valve actuator points        nr         ***        ***         ***

BB1608.71              to pressure switch points              nr         ***        ***         ***

BB1608.72              to flashing light points; including
                       flashing lights                        nr         ***        ***         ***

BB1608.73              to alarm bell points; including
                       alarm bells                            nr         ***        ***         ***

BB1608.74              to terminal strip points; including
                       terminal strip (local A/C
                       ventilation shutdown)                  nr         ***        ***         ***

BB1608.75              to terminal strip points; including
                       terminal strip (local UPS computer
                       power supplies)                        nr         ***        ***         ***

                       Galvanized steel pipes and fittings;
                       B.S. 1387; heavy grade

                       Fixing to or suspending from
                       soffits; screwed joints

BB1602.32              25mm diameter                          m          ***        ***         ***

BB1602.33              32mm diameter                          m          ***        ***         ***

BB1602.34              40mm diameter                          m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/26              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN TELECOMMUNICATION EQUIPMENT ROOM
                       (Cont'd)

                       Electric resistance and induction
                       Welded carbon steel pipes and
                       fittings; B.S. 3601

                       Fixing to walls, columns and the
                       like; screwed joints

BB1602.35              40mm diameter                          m          ***        ***         ***

                       In-line equipment

                       Discharge nozzles

BB1602.36              generally                              nr         ***        ***         ***

                       PAINTING

                       Preparing; priming; one undercoat;
                       two finish coats of long linseed oil
                       modified alkyd paint with glossy
                       finish and fungus resistant
                       characteristics on galvanized metal
                       works; to pipe and tubing

BB1605.10              small pipes                            m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/27              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN COMMON COMMUNICATION EQUIPMENT
                       ROOM

                       Equipment and ancillaries

                       FM200 control panels; including
                       battery and chargers; as shown on
                       Drawing No. LCC300/31/M09/001

BB1601.28              generally                              nr         ***        ***         ***

                       Manual/auto mode selector units

BB1601.29              generally                              nr         ***        ***         ***

                       Gas cylinders to B.S. 5045;
                       including gas, automatic and manual
                       control, pressure switches, integral
                       pressure gauge, cylinder valves,
                       flexible connection, manual release
                       unit and all necessary accessories

BB1601.30              cylinders for and including 310kg
                       FM200                                  nr         ***        ***         ***

                       Distribution and principal
                       interconnections

                       From FM200 control panels to

BB1607.10              manual/auto mode selector unit         sum        ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/28              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN COMMON COMMUNICATION EQUIPMENT
                       ROOM (Cont'd)

                       Final circuits in cables and
                       conduits

                       Fire resistance type cables; with
                       low smoke halogen free type bedding;
                       from FM200 Control Panels; as shown
                       on Drawing no. LCC300/31/M09/001

BB1608.76              to smoke detector points; including
                       photoelectric smoke detectors          nr         ***        ***         ***

BB1608.77              to siren points; including sirens      nr         ***        ***         ***

BB1608.78              to system valve actuator points        nr         ***        ***         ***

BB1608.79              to pressure switch points              nr         ***        ***         ***

BB1608.80              to flashing light points; including
                       flashing lights                        nr         ***        ***         ***

BB1608.81              to alarm bell points; including
                       alarm bells                            nr         ***        ***         ***

BB1608.82              to terminal strip points; including
                       terminal strip (local A/C
                       ventilation shutdown)                  nr         ***        ***         ***

BB1608.83              to terminal strip points; including
                       terminal strip (local UPS computer
                       power supplies)                        nr         ***        ***         ***

                       Galvanized steel pipes and fittings;
                       B.S. 1387; heavy grade

                       Fixing to or suspending from
                       soffits; screwed joints

BB1602.37              25mm diameter                          m          ***        ***         ***

BB1602.38              32mm diameter                          m          ***        ***         ***

BB1602.39              40mm diameter                          m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/29              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN COMMON COMMUNICATION EQUIPMENT
                       ROOM (Cont'd)

                       Electric resistance and induction
                       welded carbon steel pipes and
                       fittings; B.S. 3601

                       Fixing to walls, columns and the
                       like; screwed joints

BB1602.40              40mm diameter                          m          ***        ***         ***

                       In-line equipment

                       Discharge nozzles

BB1602.41              generally                              nr         ***        ***         ***

                       PAINTING

                       Preparing; priming; one undercoat;
                       two finish coats of long linseed oil
                       modified alkyd paint with glossy
                       finish and fungus resistant
                       characteristics on galvanized metal
                       works; to pipe and tubing

BB1605.11              small pipes                            m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/30              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN STATION SIGNALLING EQUIPMENT ROOM

                       Equipment and ancillaries

                       FM200 control panels; including
                       battery and chargers; as shown on
                       Drawing No. LCC300/31/M09/001

BB1601.31              generally                              nr         ***        ***         ***

                       Manual/auto mode selector units

BB1601.32              generally                              nr         ***        ***         ***

                       Gas cylinders to B.S. 5045;
                       including gas, automatic and manual
                       control, pressure switches, integral
                       pressure gauge, cylinder valves,
                       flexible connection, manual release
                       unit and all necessary accessories

BB1601.33              cylinders for and including 405kg
                       FM200                                  nr         ***        ***         ***

                       Distribution and principal
                       interconnections

                       From FM200 control panels to

BB1607.11              manual/auto mode selector unit         sum        ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/31              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN STATION SIGNALLING EQUIPMENT ROOM
                       (Cont'd)

                       Final circuits in cables and
                       conduits

                       Fire resistance type cables; with
                       low smoke halogen free type bedding;
                       from FM200 Control Panels; as shown
                       on Drawing no. LCC300/31/M09/001

BB1608.84              to smoke detector points; including
                       photoelectric smoke detectors          nr         ***        ***         ***

BB1608.85              to siren points; including sirens      nr         ***        ***         ***

BB1608.86              to system valve actuator points        nr         ***        ***         ***

BB1608.87              to pressure switch points              nr         ***        ***         ***

BB1608.88              to flashing light points; including
                       flashing lights                        nr         ***        ***         ***

BB1608.89              to alarm bell points; including
                       alarm bells                            nr         ***        ***         ***

BB1608.90              to terminal strip points; including
                       terminal strip (local A/C
                       ventilation shutdown)                  nr         ***        ***         ***

BB1608.91              to terminal strip points; including
                       terminal strip (local UPS computer
                       power supplies)                        nr         ***        ***         ***

                       Galvanized steel pipes and fittings;
                       B.S. 1387; heavy grade

                       Fixing to or suspending from
                       soffits; screwed joints

BB1602.42              25mm diameter                          m          ***        ***         ***

BB1602.43              32mm diameter                          m          ***        ***         ***

BB1602.44              40mm diameter                          m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/32              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN STATION SIGNALLING EQUIPMENT ROOM
                       (Cont'd)

                       Electric resistance and induction
                       welded carbon steel pipes and
                       fittings; B.S. 3601

                       Fixing to walls, columns and the
                       like; screwed joints

BB1602.45              40mm diameter                          m          ***        ***         ***

                       In-line equipment

                       Discharge nozzles

BB1602.46              generally                              nr         ***        ***         ***

                       PAINTING

                       Preparing; priming; one undercoat;
                       two finish coats of long linseed oil
                       modified alkyd paint with glossy
                       finish and fungus resistant
                       characteristics on galvanized metal
                       works; to pipe and tubing

BB1605.12              small pipes                            m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/33              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       BATTERY ROOM

                       Equipment and ancillaries

                       FM200 control panels; including
                       battery and chargers; as shown on
                       Drawing No. LCC300/31/M09/001

BB1601.34              generally                              nr         ***        ***         ***

                       Manual/auto mode selector units

BB1601.35              generally                              nr         ***        ***         ***

                       Gas cylinders to B.S. 5045;
                       including gas, automatic and manual
                       control, pressure switches, integral
                       pressure gauge, cylinder valves,
                       flexible connection, manual release
                       unit and all necessary accessories

BB1601.36              cylinders for and including 55kg
                       FM200                                  nr         ***        ***         ***

                       Distribution and principal
                       interconnections

                       From FM200 control panels to

BB1607.12              manual/auto mode selector unit         sum        ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/34              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       BATTERY ROOM (Cont'd)

                       Final circuits in cables and
                       conduits

                       Fire resistance type cables; with
                       low smoke halogen free type bedding;
                       from FM200 Control Panels; as shown
                       on Drawing no. LCC300/31/M09/001

BB1608.92              to smoke detector points; including
                       photoelectric smoke detectors          nr         ***        ***         ***

BB1608.93              to siren points; including sirens      nr         ***        ***         ***

BB1608.94              to system valve actuator points        nr         ***        ***         ***

BB1608.95              to pressure switch points              nr         ***        ***         ***

BB1608.96              to flashing light points; including
                       flashing lights                        nr         ***        ***         ***

BB1608.97              to alarm bell points; including
                       alarm bells                            nr         ***        ***         ***

BB1608.98              to terminal strip points; including
                       terminal strip (local A/C
                       ventilation shutdown)                  nr         ***        ***         ***

BB1608.99              to terminal strip points; including
                       terminal strip (local UPS computer
                       power supplies)                        nr         ***        ***         ***

                       Galvanized steel pines and fittings;
                       B.S. 1387; heavy grade

                       Fixing to walls, columns and the
                       like; screwed joints

BB1602.47              25mm diameter                          m          ***        ***         ***

                       Fixing to or suspending from
                       soffits; screwed joints

BB1602.48              25mm diameter                          m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/35              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       BATTERY ROOM (Cont'd)

                       In-line equipment

                       Discharge nozzles

BB1602.49              generally                              nr         ***        ***         ***

                       PAINTING

                       Preparing; priming; one undercoat;
                       two finish coats of long linseed oil
                       modified alkyd paint with glossy
                       finish and fungus resistant
                       characteristics on galvanized metal
                       works; to pipe and tubing

BB1605.13              small pipes                            m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/36              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN TELECOMMUNICATION EQUIPMENT ROOM
                       FOR HALL

                       Equipment and ancillaries

                       FM200 control panels; including
                       battery and chargers; as shown on
                       Drawing No. LCC300/31/M09/001

BB1601.37              generally                              nr         ***        ***         ***

                       Manual/auto mode selector units

BB1601.38              generally                              nr         ***        ***         ***

                       Gas cylinders to B.S. 5045;
                       including gas, automatic and manual
                       control, pressure switches, integral
                       pressure gauge, cylinder valves,
                       flexible connection, manual release
                       unit and all necessary accessories

BB1601.39              cylinders for and including 210kg
                       FM200                                  nr         ***        ***         ***

                       Distribution and principal
                       interconnections

                       From FM200 control panels to

BB1607.13              manual/auto mode selector unit         sum        ***        ***         ***
-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/37              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN TELECOMMUNICATION EQUIPMENT ROOM
                       FOR HALL (Cont'd)

                       Final circuits in cables and
                       conduits

                       Fire resistance type cables; with
                       low smoke halogen free type bedding;
                       from FM200 Control Panels; as shown
                       on Drawing no. LCC300/31/M09/001

BB1608.100             to smoke detector points; including
                       photoelectric smoke detectors          nr         ***        ***         ***

BB1608.101             to siren points; including sirens      nr         ***        ***         ***

BB1608.102             to system valve actuator points        nr         ***        ***         ***

BB1608.103             to pressure switch points              nr         ***        ***         ***

BB1608.104             to flashing light points; including
                       flashing lights                        nr         ***        ***         ***

BB1608.105             to alarm bell points, including
                       alarm bells                            nr         ***        ***         ***

BB1608.106             to terminal strip points; including
                       terminal strip (local A/C
                       ventilation shutdown)                  nr         ***        ***         ***

BB1608.107             to terminal strip points; including
                       terminal strip (local UPS computer
                       power supplies)                        nr         ***        ***         ***

                       Galvanized steel pipes and
                       fittings; B.S. 1387; heavy grade

                       Fixing to walls, columns and the
                       like; screwed joints

BB1602.50              25mm diameter                          m          ***        ***         ***

                       Fixing to or suspending from
                       soffits; screwed joints

BB1602.51              25mm diameter                          m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/38              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN TELECOMMUNICATION EQUIPMENT ROOM
                       FOR HALL (Cont'd)

                       In-line equipment

                       Discharge nozzles

BB1602.52              generally                              nr         ***        ***         ***

                       PAINTING

                       Preparing; priming; one undercoat;
                       two finish coats of long linseed oil
                       modified alkyd paint with glossy
                       finish and fungus resistant
                       characteristics on galvanized metal
                       works; to pipe and tubing

BB1605.14              small pipes                            m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/39              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       BASE STATION FOR INTEGRATED RADIO
                       SYSTEM ROOM

                       Equipment and ancillaries

                       FM200 control panels; including
                       battery and chargers; as shown on
                       Drawing No. LCC300/31/M09/001

BB1601.40              generally                              nr         ***        ***         ***

                       Manual/auto mode selector units

BB1601.41              generally                              nr         ***        ***         ***

                       Gas cylinders to B.S. 5045;
                       including gas, automatic and manual
                       control, pressure switches, integral
                       pressure gauge, cylinder valves,
                       flexible connection, manual release
                       unit and all necessary accessories

BB1601.42              cylinders for and including 27kg
                       FM200                                  nr         ***        ***         ***

                       Distribution and principal
                       interconnections

                       From FM200 control panels to

BB1607.14              manual/auto mode selector unit         sum        ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/40              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       BASE STATION FOR INTEGRATED RADIO
                       SYSTEM ROOM (Cont'd)

                       Final circuits in cables and
                       conduits

                       Fire resistance type cables; with
                       low smoke halogen free type bedding;
                       from FM200 Control Panels; as shown
                       on Drawing no. LCC300/31/M09/001

BB1608.108             to smoke detector points; including
                       photoelectric smoke detectors          nr         ***        ***         ***

BB1608.109             to siren points; including sirens      nr         ***        ***         ***

BB1608.110             to system valve actuator points        nr         ***        ***         ***

BB1608.111             to pressure switch points              nr         ***        ***         ***

BB1608.112             to flashing light points; including
                       flashing lights                        nr         ***        ***         ***

BB1608.113             to alarm bell points; including
                       alarm bells                            nr         ***        ***         ***

BB1608.114             to terminal strip points; including
                       terminal strip (local A/C
                       ventilation shutdown)                  nr         ***        ***         ***

BB1608.115             to terminal strip points; including
                       terminal strip (local UPS computer
                       power supplies)                        nr         ***        ***         ***

                       Galvanized steel pipes and fittings;
                       B.S. 1387; heavy grade

                       Fixing to walls, columns and the
                       like; screwed joints

BB1602.53              25mm diameter                          m          ***        ***         ***

                       Fixing to or suspending from
                       soffits; screwed joints

BB1602.54              25mm diameter                          m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/41              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       BASE STATION FOR INTEGRATED RADIO
                       SYSTEM ROOM (Cont'd)

                       In-line equipment

                       Discharge nozzles

BB1602.55              generally                              nr         ***        ***         ***

                       PAINTING

                       Preparing; priming; one undercoat;
                       two finish coats of long linseed oil
                       modified alkyd paint with glossy
                       finish and fungus resistant
                       characteristics on galvanized metal
                       works; to pipe and tubing

BB1605.15              small pipes                            m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/42              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN CENTRALISED UPS ROOM/BATTERIES &
                       CHARGING ROOM

                       Equipment and ancillaries

                       FM200 control panels; including
                       battery and chargers; as shown on
                       Drawing No. LCC300/31/M09/001

BB1601.43              generally                              nr         ***        ***         ***

                       Manual/auto mode selector units

BB1601.44              generally                              nr         ***        ***         ***

                       Gas cylinders to B.S. 5045;
                       including gas, automatic and manual
                       control, pressure switches, integral
                       pressure gauge, cylinder valves,
                       flexible connection, manual release
                       unit and all necessary accessories

BB1601.45              cylinders for and including 76kg
                       FM200                                  nr         ***        ***         ***

                       Distribution and principal
                       inter connections

                       From FM200 control panels to

BB1607.15              manual/auto mode selector unit         sum        ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/43              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN CENTRALISED UPS ROOM/BATTERIES &
                       CHARGING ROOM (Cont'd)

                       Final circuits in cables and
                       conduits

                       Fire resistance type cables; with
                       low smoke halogen free type bedding;
                       from FM200 Control Panels; as shown
                       on Drawing no. LCC300/31/M09/001

BB1608.116             to smoke detector points; including
                       photoelectric smoke detectors          nr         ***        ***         ***

BB1608.117             to siren points; including sirens      nr         ***        ***         ***

BB1608.118             to system valve actuator points        nr         ***        ***         ***

BB1608.119             to pressure switch points              nr         ***        ***         ***

BB1608.120             to flashing light points; including
                       flashing lights                        nr         ***        ***         ***

BB1608.121             to alarm bell points; including
                       alarm bells                            nr         ***        ***         ***

BB1608.122             to terminal strip points; including
                       terminal strip (local A/C
                       ventilation shutdown)                  nr         ***        ***         ***

BB1608.123             to terminal strip points; including
                       terminal strip (local UPS computer
                       power supplies)                        nr         ***        ***         ***

                       Galvanized steel pipes and fittings;
                       B.S. 1387; heavy grade

                       Fixing to or suspending from
                       soffits; screwed joints

BB1602.56              25mm diameter                          m          ***        ***         ***

BB1602.57              32mm diameter                          m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/44              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       FIRE SERVICES INSTALLATION: TOTAL
                       FLOODING SYSTEM

                       IN CENTRALISED UPS ROOM/BATTERIES &
                       CHARGING ROOM (Cont'd)

                       Electric resistance and induction
                       welded carbon steel pipes and
                       fittings; B.S. 3601

                       Fixing to walls, columns and the
                       like; screwed joints

BB1602.58              32mm diameter                          m          ***        ***         ***

                       In-1ine equipment

                       Discharge nozzles

BB1602.59              generally                              nr         ***        ***         ***

                       PAINTING

                       Preparing; priming; one undercoat;
                       two finish coats of long linseed oil
                       modified alkyd paint with glossy
                       finish and fungus resistant
                       characteristics on galvanized metal
                       works; to pipe and tubing

BB1605.16              small pipes                            m          ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/45              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       GENERAL ITEMS

                       Contractor's Other Charges

                       The Contractor shall enter hereunder
                       any specific item of work or
                       obligation or thing which is
                       necessary for the execution of the
                       Works, as required by the Contract,
                       which has been omitted from or has
                       not been separately itemised in this
                       Lump Sum Breakdown and for which a
                       separate charge is required.

                       The unit of measurement for any
                       Contractor's Other Charge shall be
                       "sum", with Quantity and Rate
                       columns entered with "N/A".            sum        ***        ***         ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/46              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

ITEM CODE                        ITEM DESCRIPTION             UNIT   QUANTITY   RATE HK$   AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                       GENERAL ITEMS

                       Method-Related Charges

                       The Contractor shall enter hereunder
                       in detail any method related charges
                       items in accordance with CESMM3
                       Section 7                                                                ***

-----------------------------------------------------------------------------------------------------
                                                   To Collection of Lump Sum Item LSG3.8        ***
                                                                                           ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSG3.8/47              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

            DESCRIPTION                         AMOUNT HK$
----------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSG3.8
: Total Flooding System

Page No.LSG3.8/l                                  ***

Page No.LSG3.8/2                                  ***

Page No.LSG3.8/3                                  ***

Page No.LSG3.8/4                                  ***

Page No.LSG3.8/5                                  ***

Page No.LSG3.8/6                                  ***

Page No.LSG3.8/7                                  ***

Page No.LSG3.8/8                                  ***

Page No.LSG3.8/9                                  ***

Page No.LSG3.8/10                                 ***

Page No.LSG3.8/11                                 ***

Page No.LSG3.8/12                                 ***

Page No.LSG3.8/13                                 ***

Page No.LSG3.8/14                                 ***

Page No.LSG3.8/15                                 ***

Page No.LSG3.8/16                                 ***

Page No.LSG3.8/17                                 ***

Page No.LSG3.8/18                                 ***

Page No.LSG3.8/19                                 ***

Page No.LSG3.8/20                                 ***

----------------------------------------------------------
                              Carried Forward     ***
                                               -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002         LSG3.8/COL/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

                      DESCRIPTION                   AMOUNT HK$
--------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG3.8
: Total Flooding System

Brought forward                                         ***

Page No.LSG3.8/21                                       ***

Page No.LSG3.8/22                                       ***

Page No.LSG3.8/23                                       ***

Page No.LSG3.8/24                                       ***

Page No.LSG3.8/25                                       ***

Page No.LSG3.8/26                                       ***

Page No.LSG3.8/27                                       ***

Page No.LSG3.8/28                                       ***

Page No.LSG3.8/29                                       ***

Page No.LSG3.8/30                                       ***

Page No.LSG3.8/31                                       ***

Page No.LSG3.8/32                                       ***

Page No.LSG3.8/33                                       ***

Page No.LSG3.8/34                                       ***

Page No.LSG3.8/35                                       ***

Page No.LSG3.8/36                                       ***

Page No.LSG3.8/37                                       ***

Page No.LSG3.8/38                                       ***

Page No.LSG3.8/39                                       ***

Page No.LSG3.8/40                                       ***

--------------------------------------------------------------
                                Carried Forward         ***
                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002          LSG3.8/COL/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.8                                G3.8 : Total Flooding System

                      DESCRIPTION                   AMOUNT HK$
--------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSG3.8
: Total Flooding System

Brought forward                                         ***

Page No.LSG3.8/41                                       ***

Page No.LSG3.8/42                                       ***

Page No.LSG3.8/43                                       ***

Page No.LSG3.8/44                                       ***

Page No.LSG3.8/45                                       ***

Page No.LSG3.8/46                                       ***

Page No.LSG3.8/47                                       ***

--------------------------------------------------------------
                      Total of Lump Sum Item LSG3.8     ***
                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002          LSG3.8/COL/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.9                                  G3.9 : Portable Appliances

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 FIRE SERVICES INSTALLATION:
                 PORTABLE APPLIANCES

                 Equipment and ancillaries

                 Fire extinguishers

BB1601.1         C02 type; 4.5 kg                        nr         ***       ***        ***

BB1601.2         water type; 9 litre                     nr         ***       ***        ***

BB1601.3         fixed sprayer units - NAFSIII; 5 kg     nr         ***       ***        ***

                 Sand buckets; filling with dry sand

BB1601.4         generally                               nr         ***       ***        ***

                 Fire blankets

BB1601.5         generally                               nr         ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG3.9          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG3.9/1                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.9                                  G3.9 : Portable Appliances

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter
                 hereunder any specific item of
                 work or obligation or thing which
                 is necessary for the execution of
                 the Works, as required by the
                 Contract, which has been omitted
                 from or has not been separately
                 itemised in this Lump Sum
                 Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall
                 be "sum", with Quantity and
                 Rate columns entered with
                 "N/A".                                                                  ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG3.9          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG3.9/2                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.9                                  G3.9 : Portable Appliances

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter
                 hereunder in detail any method
                 related charges items in
                 accordance with CESMM3 Section 7                                        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG3.9          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG3.9/3                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.9                                  G3.9 : Portable Appliances

                 DESCRIPTION                        AMOUNT HK$
--------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSG3.9
: Portable Appliances

Page No.LSG3.9/1                                       ***

Page No.LSG3.9/2                                       ***

Page No.LSG3.9/3                                       ***

--------------------------------------------------------------
                    Total of Lump Sum Item LSG3.9      ***
                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG3.9/COL/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.10                                    G3.10 : Control Systems

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 CONTROL SYSTEMS : ELECTRICAL AND
                 CONTROL FOR FIRE SERVICES

                 Equipment and ancillaries

                 Local motor control panels

BB1601.1         for sprinkler pumps                     nr         ***       ***        ***

BB1601.2         for hydrant/hosereel pumps              nr         ***       ***        ***

BB1601.3         for street hydrant pumps                nr         ***       ***        ***

                 Final circuit; power supply cables

                 From local motor control panels to
                 pumps/jockey pumps; including all
                 necessary cables, conduits,
                 trunkings, trays, etc.

BB1608.1         ref: SHP-001 & 002                      nr         ***       ***        ***

BB1608.2         ref: FHP-001 & 002                      nr         ***       ***        ***

BB1608.3         ref: SPP-001 & 002                      nr         ***       ***        ***

BB1608.4         ref: SHP-003                            nr         ***       ***        ***

BB1608.5         ref: FHP-003                            nr         ***       ***        ***

BB1608.6         ref: SPP-003                            nr         ***       ***        ***

------------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSG3.10          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG3.10/1                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.10                                    G3.10 : Control Systems

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 CONTROL SYSTEMS : ELECTRICAL AND
                 CONTROL FOR FIRE SERVICES

                 Final circuit; control cables

                 From local motor control panels to
                 pressure switch
                 assemblies (pressure switch
                 assemblies measured separately);
                 including all necessary cables and
                 conduits

BB1608.7         generally                               nr         ***       ***        ***

                 From local motor control panels to
                 water level controller; including
                 water level controllers and all
                 necessary cables and conduits

BB1608.8         generally                               nr         ***       ***        ***

                 From local motor control panels to
                 emergency stop push buttons;
                 including emergency stop push
                 buttons and all necessary cables
                 and conduits

BB1608.9         generally                               nr         ***       ***        ***

------------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSG3.10          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG3.10/2                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.10                                    G3.10 : Control Systems

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Changes

                 The Contractor shall enter
                 hereunder any specific item of
                 work or obligation or thing which
                 is necessary for the execution of
                 the Works, as required by the
                 Contract, which has been omitted
                 from or has not been separately
                 itemised in this Lump Sum
                 Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall
                 be "sum", with Quantity and
                 Rate columns entered with
                 "N/A".                                                                  ***

------------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSG3.10          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG3.10/3                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.10                                    G3.10 : Control Systems

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter
                 hereunder in detail any method
                 related charges items in
                 accordance with CESMM3 Section 7                                        ***

------------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSG3.10          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG3.10/4                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.10                                    G3.10 : Control Systems

                      DESCRIPTION                   AMOUNT HK$
--------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSG3.10
: Control Systems

Page No.LSG3.10/1                                       ***

Page NO.LSG3.10/2                                       ***

Page No.LSGS.10/3                                       ***

Page No.LSG3.10/4                                       ***

--------------------------------------------------------------
                   Total of Lump Sum Item LSG3.10       ***
                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG3.10/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.11                                           G3.11 : Sundries

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 SUNDRIES

                 Allow for the following and
                 executing to the satisfaction of
                 the Engineer

                 Provision of testing, including
                 integrated testing, setting to
                 work and commissioning the
                 complete Fire Service Installation

BB1909.1         generally                               sum                             ***

                 Providing of plates, discs,
                 labels, tags, coloured stencil and
                 painted bands for plant,
                 equipment, ancillaries, pipe and
                 ducts, valves and the like

BB1909.2         generally                               sum                             ***

                 Providing of fire stopping
                 including internal fire barriers
                 to trunking, busbar trunking,
                 inside pipe sleeves etc. and the
                 like

BB1909.3         generally                               sum                             ***

------------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSG3.11          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG3.11/1                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.11                                           G3.11 : Sundries

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is
                 necessary for the execution of the
                 Works, as required by the Contract,
                 which has been omitted from or has
                 not been separately itemised in this
                 Lump Sum Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall be
                 "sum", with Quantity and Rate columns
                 entered with "N/A". ***

------------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSG3.11          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG3.11/2                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.11                                           G3.11 : Sundries

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7 ***

------------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSG3.11          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG3.11/3                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                            G3 : Fire Services
Lump Sum Item LSG3.11                                           G3.11 : Sundries

                      DESCRIPTION                   AMOUNT HK$
--------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSG3.11
: Sundries

Page No.LSG3.11/l                                       ***

Page No.LSG3.ll/2                                       ***

Page NO.LSG3.11/3                                       ***

--------------------------------------------------------------
                   Total of Lump Sum Item LSG3.11       ***
                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG3.11/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.1                  G4.1 : Syphonic Rainwater Drainage Systems

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 SYPHONIC RAINWATER DRAINAGE SYSTEM

                 High density polyethylene (HDPE)
                 pipes and fittings: 150 R161/1

                 Fixing to walls, columns and the
                 like; electro-welded joints

BC0103.1         63mm diameter                           m          ***       ***        ***

BC0103.2         75mm diameter                           m          ***       ***        ***

BC0103.3         100mm diameter                          m          ***       ***        ***

BC0103.4         110mm diameter                          m          ***       ***        ***

BC0103.5         125mm diameter                          m          ***       ***        ***

BC0103.6         150mm diameter                          m          ***       ***        ***

                 Fixing to or suspending from
                 soffits; electro-welded joints

BC0103.7         75mm diameter                           m          ***       ***        ***

BC0103.8         90mm diameter                           m          ***       ***        ***

BC0103.9         100mm diameter                          m          ***       ***        ***

BC0103.10        110mm diameter                          m          ***       ***        ***

BC0103.11        125mm diameter                          m          ***       ***        ***

BC0103.12        150mm diameter                          m          ***       ***        ***

BC0103.13        160mm diameter                          m          ***       ***        ***

BC0103.14        200mm diameter                          m          ***       ***        ***

                 Cast-in walls, columns and the
                 like; electro-welded joints

BC0103.15        90mm diameter                           m          ***       ***        ***

BC0103.16        110mm diameter                          m          ***       ***        ***

BC0103.17        125mm diameter                          m          ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.1          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.1/1                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.1                  G4.1 : Syphonic Rainwater Drainage Systems

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 SYPHONIC RAINWATER DRAINAGE SYSTEM

                 High density polyethylene (HDPE)
                 pipes and fittings: 150 R161/1

                 Extra over 75mm diameter pipe for

BC0103.18        bends                                   nr         ***       ***        ***

                 Extra over 110mm diameter pipe for

BC0103.19        bends                                   nr         ***       ***        ***

BC0103.20        reducing bends                          nr         ***       ***        ***

BC0103.21        reducing tees                           nr         ***       ***        ***

                 Extra over 125mm diameter pipe for

BC0103.22        bends                                   nr         ***       ***        ***

BC0103.23        tees                                    nr         ***       ***        ***

BC0103.24        reducing bends                          nr         ***       ***        ***

BC0103.25        reducing tees                           nr         ***       ***        ***

                 Extra over 150mm diameter pipe for

BC0103.26        bends                                   nr         ***       ***        ***

BC0103.27        tees                                    nr         ***       ***        ***

BC0103.28        reducing bends                          nr         ***       ***        ***

                 Extra over 160mm diameter pipe for

BC0103.29        reducing bends                          nr         ***       ***        ***

BC0103.30        reducing tees                           nr         ***       ***        ***

                 Extra over 200mm diameter pipe for

BC0103.31        reducing bends                          nr         ***       ***        ***

BC0103.32        reducing tees                           nr         ***       ***        ***

                 In-line equipment

                 Rainwater outlets; siphonic type

BC0103.33        75mm diameter                           nr         ***       ***        ***

BC0103.34        100mm diameter                          nr         ***       ***        ***

BC0103.35        150mm diameter                          nr         ***       ***        ***

BC0103.36        200mm diameter                          nr         ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.1          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.1/2                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.1                  G4.1 : Syphonic Rainwater Drainage Systems

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 SYPHONIC RAINWATER DRAINAGE SYSTEM

                 PAINTING

                 Preparing; priming; one undercoat;
                 two finish coats of long linseed
                 oil modified alkyd paint with
                 glossy finish and fungus resistant
                 characteristics on HDPE works; to
                 pipes and tubing

BC0103.37        large pipes                             m          ***       ***        ***

BC0103.38        125mm diameter pipes                    m          ***       ***        ***

BC0103.39        150mm diameter pipes                    m          ***       ***        ***

BC0103.40        160mm diameter pipes                    m          ***       ***        ***

BC0103.41        200mm diameter pipes                    m          ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.1          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.1/3                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.1                  G4.1 : Syphonic Rainwater Drainage Systems

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is
                 necessary for the execution of the
                 Works, as required by the Contract,
                 which has been omitted from or has
                 not been separately itemised in this
                 Lump Sum Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall be
                 "sum", with Quantity and Rate columns
                 entered with "N/A".                     sum        ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.1          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.1/4                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.1                  G4.1 : Syphonic Rainwater Drainage Systems

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter
                 hereunder in detail any method
                 related charges items in
                 accordance with CESMM3 Section 7                                        ***
------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.1          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.1/5                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.1                  G4.1 : Syphonic Rainwater Drainage Systems

                      DESCRIPTION                   AMOUNT HK$
--------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSG4.1.
: Syphonic Rainwater Drainage System

Page No.LSG4.1/1                                        ***

Page No.LSG4.1/2                                        ***

Page No.LSG4.1/3                                        ***

Page No.LSG4.1/4                                        ***

Page No.LSG4.1/5                                        ***

--------------------------------------------------------------
                     Total of Lump Sum Item LSG4.1      ***
                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.1/COL/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.2                                    G4.2 : Sanitary Fittings

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 SANITARY FITTINGS SYSTEM

                 Sanitary fittings

                 Water closets

BC0201.1         generally (ref:U4Cl)                    nr         ***       ***        ***

BC0201.2         generally (ref:U4Dl)                    nr         ***       ***        ***

BC0201.3         generally (ref:U4El)                    nr         ***       ***        ***

                 Wash basins

BC0201.4         generally (ref:U2Bl)                    nr         ***       ***        ***

BC0201.5         generally (ref:U2B2)                    nr         ***       ***        ***

BC0201.6         generally (ref:U2Cl)                    nr         ***       ***        ***

BC0201.7         generally (ref:U2El)                    nr         ***       ***        ***

BC0201.8         generally (ref:U2E2)                    nr         ***       ***        ***

                 Sinks

BC0201.9         generally (ref:U3Kl)                    nr         ***       ***        ***

BC0201.10        generally (ref:U3L)                     nr         ***       ***        ***

BC0201.11        generally (ref:U3M)                     nr         ***       ***        ***

BC0201.12        generally (ref:U3X)                     nr         ***       ***        ***

BC0201.13        generally (ref:U3Nl)                    nr         ***       ***        ***

                 Urinal bowls

BC0201.14        generally (ref:U4Ll)                    nr         ***       ***        ***

                 Urinal trough

BC0201.15        1880mm wide (ref:U4M1)                  nr         ***       ***        ***

BC0201.16        2550mm wide (ref:U4M1)                  nr         ***       ***        ***

                 Flushing cistern

BC0201.17        generally                               nr         ***       ***        ***

                 Shower tray and fittings

BC0201.18        generally (ref:UlQl)                    nr         ***       ***        ***

BC0201.19        generally (ref:U1R1)                    nr         ***       ***        ***

BC0201.20        generally (ref:UlSl)                    nr         ***       ***        ***

                 Safety shower eye washers

BC0201.21        generally                               nr         ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.2          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002            LSG4.2/1                 Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.2                                    G4.2 : Sanitary Fittings

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is
                 necessary for the execution of the
                 Works, as required by the Contract,
                 which has been omitted from or has
                 not been separately itemised in this
                 Lump Sum Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall be
                 "sum", with Quantity and Rate columns
                 entered with "N/A".                     sum        ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.2          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.2/2                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.2                                    G4.2 : Sanitary Fittings

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7                                                               ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.2          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.2/3                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.2                                    G4.2 : Sanitary Fittings

                      DESCRIPTION                   AMOUNT HK$
--------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSG4.2
: Sanitary Fittings

Page No.LSG4.2/1                                        ***

Page No.LSG4.2/2                                        ***

Page No.LSG4.2/3                                        ***

--------------------------------------------------------------
                   Total of Lump Sum Item LSG4.2        ***
                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.2/COL/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.3                    G4.3 : Soil, Waste and Vent Pipe Systems

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 SOIL, WASTE AND VENT PIPE SYSTEMS

                 uPVC pipes and fittings: B.S. 4514
                 & B.S. 5255

                 Fixing to walls, columns and the
                 like; solvent joints

BC0303.1         32mm diameter                           m          ***       ***        ***

BC0303.2         40mm diameter                           m          ***       ***        ***

BC0303.3         50mm diameter                           m          ***       ***        ***

BC0303.4         65mm diameter                           m          ***       ***        ***

BC0303.5         75mm diameter                           m          ***       ***        ***

BC0303.6         100mm diameter                          m          ***       ***        ***

BC0303.7         150mm diameter                          m          ***       ***        ***

BC0303.8         200mm diameter                          m          ***       ***        ***

                 Fixing to or suspending from
                 soffits; solvent joints

BC0303.9         32mm diameter                           m          ***       ***        ***

BC0303.10        40mm diameter                           m          ***       ***        ***

BC0303.11        50mm diameter                           m          ***       ***        ***

BC0303.12        65mm diameter                           m          ***       ***        ***

BC0303.13        75mm diameter                           m          ***       ***        ***

BC0303.14        100mm diameter                          m          ***       ***        ***

BC0303.15        150mm diameter                          m          ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.3          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.3/1                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.3                    G4.3 : Soil, Waste and Vent Pipe Systems

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 SOIL, WASTE AND VENT PIPE SYSTEMS

                 uPVC pipes and fittings: B.S. 4514
                 B.S.5255 (Cont'd)

                 Cast-in walls, columns and the
                 like; solvent joints

BC0303.16        100mm diameter                          m          ***       ***        ***

                 Supporting on floors; solvent
                 joints

BC0303.17        40mm diameter                           m          ***       ***        ***

BC0303.18        50mm diameter                           m          ***       ***        ***

BC0303.19        65mm diameter                           m          ***       ***        ***

BC0303.20        75mm diameter                           m          ***       ***        ***

BC0303.21        l00mm diameter                          m          ***       ***        ***

BC0303.22        150mm diameter                          m          ***       ***        ***

BC0303.23        200mm diameter                          m          ***       ***        ***

                 Extra over 65mm diameter pipe for

BC0303.24        bends                                   nr         ***       ***        ***

BC0303.25        tees                                    nr         ***       ***        ***

BC0303.26        reducing bends                          nr         ***       ***        ***

BC0303.27        reducing tees                           nr         ***       ***        ***

                 Extra over 75mm diameter pipe for

BC0303.28        bends                                   nr         ***       ***        ***

BC0303.29        tees                                    nr         ***       ***        ***

BC0303.30        crosses                                 nr         ***       ***        ***

BC0303.31        reducing bends                          nr         ***       ***        ***

BC0303.32        reducing tees                           nr         ***       ***        ***

BC0303.33        end caps                                nr         ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.3          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.3/2                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.3                    G4.3 : Soil, Waste and Vent Pipe Systems

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 SOIL, WASTE AND VENT PIPE SYSTEMS

                 uPVC pipes and fittings: B.S. 4514
                 & B.S.5255 (Cont'd)

                 Extra over 100mm diameter pipe for

BC0303.34        bends                                   nr         ***       ***        ***

BC0303.35        tees                                    nr         ***       ***        ***

BC0303.36        crosses                                 nr         ***       ***        ***

BC0303.37        reducing bends                          nr         ***       ***        ***

BC0303.38        reducing tees                           nr         ***       ***        ***

                 Extra over 150mm diameter pipe for

BC0303.39        bends                                   nr         ***       ***        ***

BC0303.40        reducing bends                          nr         ***       ***        ***

BC0303.41        reducing tees                           nr         ***       ***        ***

BC0303.42        reducing crosses                        nr         ***       ***        ***

                 Extra over 200mm diameter pipe for

BC0303.43        bends                                   nr         ***       ***        ***

BC0303.44        reducing tees                           nr         ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.3          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.3/3                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.3                    G4.3 : Soil, Waste and Vent Pipe Systems

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 SOIL, WASTE, AND VENT PIPE SYSTEMS

                 Pipework to sanitary fittings

                 In toilets/changing rooms

BC0303.45        basin points                            nr         ***       ***        ***

BC0303.46        water closet points                     nr         ***       ***        ***

BC0303.47        water closet ventilating points         nr         ***       ***        ***

BC0303.48        urinal points                           nr         ***       ***        ***

BC0303.49        urinal trough points                    nr         ***       ***        ***

BC0303.50        shower tray points                      nr         ***       ***        ***

                 In pantry/cleaner's rooms

BC0303.51        sink points                             nr         ***       ***        ***

                 In-line equipment

                 Floor drains; with chrome plated
                 gratings

BC0303.52        jointed to pipes; 75mm diameter         nr         ***       ***        ***

BC0303.53        jointed to pipes; 100mm diameter        nr         ***       ***        ***

                 Vertical gratings

BC0303.54        jointed to pipes; 75mm diameter         nr         ***       ***        ***

BC0303.55        jointed to pipes; 100mm diameter        nr         ***       ***        ***

                 Fresh air inlets

BC0303.56        jointed to pipes; 100mm diameter        nr         ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.3          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.3/4                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.3                    G4.3 : Soil, Waste and Vent Pipe Systems

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 SOIL WASTE AND VENT PIPE SYSTEMS

                 PAINTING

                 Preparing; priming; one undercoat;
                 two finish coats of long linseed
                 oil modified alkyd paint with
                 glossy finish and fungus resistant
                 characteristics on uPVC works; to
                 pipe and tubing

BC0303.57        small pipes                             m          ***       ***        ***

BC0303.58        large pipes                             m          ***       ***        ***

BC0303.59        150mm diameter pipes                    m          ***       ***        ***

BC0303.60        200mm diameter pipes                    m          ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.3          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.3/5                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.3                    G4.3 : Soil, Waste and Vent Pipe Systems

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter
                 hereunder any specific item of
                 work or obligation or thing which
                 is necessary for the execution of
                 the Works, as required by the
                 Contract, which has been omitted
                 from or has not been separately
                 itemised in this Lump Sum
                 Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall
                 be "sum", with Quantity and
                 Rate columns entered with
                 "N/A".                                  Sum        ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.3          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.3/6                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.3                    G4.3 : Soil, Waste and Vent Pipe Systems

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter
                 hereunder in detail any method
                 related charges items in
                 accordance with CESMM3 Section 7                                        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.3          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.3/7                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.3                    G4.3 : Soil, Waste and Vent Pipe Systems

                      DESCRIPTION                   AMOUNT HK$
--------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSG4.3
: Soi1,Waste and Vent Pipe Systems

Page No.LSG4.3/1                                        ***

Page No.LSG4.3/2                                        ***

Page No.LSG4.3/3                                        ***

Page No.LSG4.3/4                                        ***

Page No.LSG4.3/5                                        ***

Page No.LSG4.3/6                                        ***

Page No.LSG4.3/7                                        ***

--------------------------------------------------------------
                   Total of Lump Sum Item LSG4.3        ***
                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.3/COL/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.4                              G4.4 : Cold Water Installation

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 COLD WATER INSTALLATION

                 Equipment and ancillaries

                 Pumps; vertical multi-stage type

BC0401.1         capable of handling 2.2
                 litre/second; at not exceeding
                 1450 r.p.m.; ref KWBP-3 & 4             nr         ***       ***        ***

BC0401.2         capable of handling 4.2
                 litre/second; at not exceeding
                 1450 r.p.m.; ref KWBP-1 & 2             nr         ***       ***        ***

BC0401.3         capable of handling 7.2
                 litre/second; at not exceeding
                 1450 r.p.m.; ref FRWBP-1 & 2            nr         ***       ***        ***

                 Pneumatic pressure vessels;
                 pre-charged diaphragm type;
                 complete with epoxy coated mild
                 steel casing, valves, pressure
                 gauges and all necessary
                 accessories and connections

BC0401.4         400 litre capacity                      nr         ***       ***        ***

BC0401.5         700 litre capacity                      nr         ***       ***        ***

BC0401.6         1100 litre capacity                     nr         ***       ***        ***

BC0401.7         Glassfibre water tanks; including
                 insulation, painting and all
                 necessary accessories and
                 connections

BC0401.8         250 litre capacity                      nr         ***       ***        ***

BC0401.9         4500 litre capacity                     nr         ***       ***        ***

BC0401.10        11205 litre capacity                    nr         ***       ***        ***

BC0401.11        16020 litre capacity                    nr         ***       ***        ***

                 Instrumentation

                 Pressure gauges; 150mm diameter
                 dial; including cocks and
                 pipework; complete with wooden
                 boards

BC0401.12        mounting on or jointing to pipes        nr         ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.4          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.4/1                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.4                              G4.4 : Cold Water Installation

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 COLD WATER INSTALLATION

                 Copper pipes and fittings; B.S.
                 EN1057; half hard

                 Fixing to walls, columns and the
                 like; capillary or compression
                 joints

BC0403.1         22mm diameter                           m          ***       ***        ***

BC0403.2         28mm diameter                           m          ***       ***        ***

BC0403.3         35mm diameter                           m          ***       ***        ***

BC0403.4         42mm diameter                           m          ***       ***        ***

BC0403.5         54mm diameter                           m          ***       ***        ***

BC0403.6         67mm diameter                           m          ***       ***        ***

BC0403.7         76mm diameter                           m          ***       ***        ***

                 Fixing to or suspending from soffits;
                 capillary or compression joints

BC0403.8         22mm diameter                           m          ***       ***        ***

BC0403.9         28mm diameter                           m          ***       ***        ***

BC0403.10        35mm diameter                           m          ***       ***        ***

BC0403.11        42mm diameter                           m          ***       ***        ***

BC0403.12        54mm diameter                           m          ***       ***        ***

BC0403.13        67mm diameter                           m          ***       ***        ***

BC0403.14        76mm diameter                           m          ***       ***        ***

                 Supporting on floors; capillary or
                 compression joints

BC0403.15        54mm diameter                           m          ***       ***        ***

BC0403.16        67mm diameter                           m          ***       ***        ***

BC0403.17        76mm diameter                           m          ***       ***        ***

BC0403.18        80mm diameter                           m          ***       ***        ***

BC0403.19        108mm diameter                          m          ***       ***        ***

BC0403.20        150mm diameter                          m          ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.4          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.4/2                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.4                              G4.4 : Cold Water Installation

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 COLD WATER INSTALLATION

                 Copper pipes and fittings; B.S.
                 EN1057; half hard

                 Extra over 67mm diameter pipe for

BC0403.21        bends                                   nr         ***       ***        ***

BC0403.22        tees                                    nr         ***       ***        ***

BC0403.23        reducing tees                           nr         ***       ***        ***

                 Extra over 76mm diameter pipe for

BC0403.24        bends                                   nr         ***       ***        ***

BC0403.25        tees                                    nr         ***       ***        ***

BC0403.26        reducing tees                           nr         ***       ***        ***

BC0403.27        reducers                                nr         ***       ***        ***

                 Extra over 80mm diameter pipe for

BC0403.28        bends                                   nr         ***       ***        ***

BC0403.29        reducing tees                           nr         ***       ***        ***

                 Extra over 108mm diameter pipe for

BC0403.30        bends                                   nr         ***       ***        ***

BC0403.31        tees                                    nr         ***       ***        ***

                 Extra over 150mm diameter pipe for

BC0403.32        reducing tees                           nr         ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.4          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.4/3                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.4                              G4.4 : Cold Water Installation

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 COLD WATER INSTALLATION

                 Ductile iron pipes and fittings;
                 B.S. EN 545 K12

                 Fixing to walls, columns and the
                 like; flange joints

BC0603.33        50mm diameter                           m          ***       ***        ***

BC0603.34        80mm diameter                           m          ***       ***        ***

                 Supporting to floors; solvent joints

BC0603.35        80mm diameter                           m          ***       ***        ***

BC0603.36        150mm diameter                          m          ***       ***        ***

BC0603.37        300mm diameter                          m          ***       ***        ***

                 Extra over 80mm diameter pipe for

BC0603.38        bends                                   nr         ***       ***        ***

                 Extra over 150mm diameter pipe for

BC0603.39        reducing tees                           nr         ***       ***        ***

                 Extra over 300mm diameter pipe for

BC0603.40        reducers                                nr         ***       ***        ***

BC0603.41        bends                                   nr         ***       ***        ***
------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.4          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.4/4                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.4                              G4.4 : Cold Water Installation

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 COLD WATER INSTALLATION

                 Pipework to sanitary fittings

                 Pipework to sanitary fittings

                 In toilets/changing rooms

BC0403.42        basin points                            nr         ***       ***        ***

BC0403.43        shower fitting points                   nr         ***       ***        ***

                 In battery rooms

BC0403.44        safety shower eye washer points         nr         ***       ***        ***

                 In pantry/cleaner's room

BC0403.45        sink points                             nr         ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.4          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.4/5                   Contract No. LCC-30C

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.4                              G4.4 : Cold Water Installation

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 COLD WATER INSTALLATION

                 In-line equipment

                 Gate valves; bronze; B.S.
                 5154

BC0403.46        22mm diameter                           nr         ***       ***        ***

BC0403.47        28mm diameter                           nr         ***       ***        ***

BC0403.48        35mm diameter                           nr         ***       ***        ***

BC0403.49        42mm diameter                           nr         ***       ***        ***

BC0403.50        54mm diameter                           nr         ***       ***        ***

                 Gate valves; cast iron; B.S. 5163

BC0403.51        67mm diameter                           nr         ***       ***        ***

BC0403.52        76mm diameter                           nr         ***       ***        ***

BC0403.53        80mm diameter                           nr         ***       ***        ***

BC0403.54        108mm diameter                          nr         ***       ***        ***

BC0403.55        150mm diameter                          nr         ***       ***        ***

                 Check valves; bronze; B.S. 5154

BC0403.56        54mm diameter                           nr         ***       ***        ***

                 Check valves; cast iron; B.S. 5153

BC0403.57        67mm diameter                           nr         ***       ***        ***

BC0403.58        76mm diameter                           nr         ***       ***        ***

BC0403.59        108mm diameter                          nr         ***       ***        ***

                 Strainers; cast iron; "Y" type;
                 with screw plugs

BC0403.60        67mm diameter                           nr         ***       ***        ***

BC0403.61        150mm diameter                          nr         ***       ***        ***

                 Loose jumper type stop valves

BC0403.62        22mm diameter                           nr         ***       ***        ***

BC0403.63        54mm diameter                           nr         ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.4          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.4/6                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.4                              G4.4 : Cold Water Installation

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 COLD WATER INSTALLATION

                 In-line equipment (Cont'd)

                 Ball float valves; cast iron;
                 complete with stilling pipe float

BC0403.64        jointed to pipes; 22mm diameter         nr         ***       ***        ***

BC0403.65        jointed to pipes; 54mm diameter         nr         ***       ***        ***

BC0403.66        jointed to pipes; 76mm diameter         nr         ***       ***        ***

                 Provide check meter position

BC0403.67        jointed to pipes; 80mm diameter         nr         ***       ***        ***

BC0403.68        jointed to pipes; 150mm diameter        nr         ***       ***        ***

                 Collect from Water Authority and fix
                 only water meters; including adaptors
                 and short lengths of pipes as may be
                 required

BC0403.69        mounting on or jointing to pipes;
                 22mm diameter                           nr         ***       ***        ***

BC0403.70        mounting on or jointing to pipes;
                 54mm diameter                           nr         ***       ***        ***

BC0403.71        mounting on or jointing to pipes;
                 67mm diameter                           nr         ***       ***        ***

BC0403.72        mounting on or jointing to pipes;
                 76mm diameter                           nr         ***       ***        ***

                 Flexible connectors

BC0403.73        jointing to pipes; 54mm diameter        nr         ***       ***        ***

BC0403.74        jointing to pipes; 76mm diameter        nr         ***       ***        ***

BC0403.75        jointing to pipes; 108mm diameter       nr         ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.4          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.4/7                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.4                              G4.4 : Cold Water Installation

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 COLD WATER INSTALLATION

                 PAINTING

                 Preparing; priming; one undercoat;
                 two finish coats of long linseed
                 oil modified alkyd paint with
                 glossy finish and fungus resistant
                 characteristics on copper works;
                 to pipes and tubing

BC0403.76        small pipes                             m          ***       ***        ***

BC0403.77        large pipes                             m          ***       ***        ***

                 Preparing; priming; one undercoat;
                 two finish coats of long linseed
                 oil modified alkyd paint with
                 glossy finish and fungus resistant
                 characteristics on ductile iron
                 works; to pipes and tubing

BC0403.78        small pipes                             m          ***       ***        ***

BC0403.79        150mm diameter pipes                    m          ***       ***        ***

BC0403.80        150mm diameter pipes                    m          ***       ***        ***

BC0403.81        300mm diameter pipes                    m          ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.4          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.4/8                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.4                              G4.4 : Cold Water Installation

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter
                 hereunder any specific item of
                 work or obligation or thing which
                 is necessary for the execution of
                 the Works, as required by the
                 Contract, which has been omitted
                 from or has not been separately
                 itemised in this Lump Sum
                 Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall
                 be "sum", with Quantity and
                 Rate columns entered with
                 "N/A".                                  sum        ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.4          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.4/9                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.4                              G4.4 : Cold Water Installation

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7                                                               ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.4          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.4/10                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.4                              G4.4 : Cold Water Installation

                      DESCRIPTION                   AMOUNT HK$
--------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSG4.4
: Cold Water Installation

Page No.LSG4.4/1                                       ***

Page No.LSG4.4/2                                       ***

Page No.LSG4.4/3                                       ***

Page No.LSG4.4/4                                       ***

Page No.LSG4.4/5                                       ***

Page No.LSG4.4/6                                       ***

Page No.LSG4.4/7                                       ***

Page No.LSG4.4/8                                       ***

Page No.LSG4.4/9                                       ***

Page No.LSG4.4/10                                      ***

--------------------------------------------------------------
                  Total of Lump Sum Item LSG4.4        ***
                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.4/COL/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.5                               G4.5 : Hot Water Installation

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 HOT WATER INSTALLATION

                 Equipment and anci11aries

                 Instantaneous type electric hot
                 water heaters

BC0501.1         6 kW                                    nr         ***       ***        ***

BC0501.2         18 kW                                   nr         ***       ***        ***

                 Pipework to sanitary fittings

                 In toilets

BC0503.1         shower fitting points                   nr         ***       ***        ***

                 In cleaner's rooms

BC0503.2         sink points                             nr         ***       ***        ***

                 In first aid rooms

BC0503.3         basin points                            nr         ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.5          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.5/1                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.5                               G4.5 : Hot Water Installation

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other-Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is
                 necessary for the execution of the
                 Works, as required by the Contract,
                 which has been omitted from or has
                 not been separately itemised in this
                 Lump Sum Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall be
                 "sum", with Quantity and Rate columns
                 entered with "N/A".                                                     ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.5          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.5/2                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.5                               G4.5 : Hot Water Installation

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter
                 hereunder in detail any method
                 related charges items in
                 accordance with CESMM3 Section 7                                        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.5          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.5/3                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.5                               G4.5 : Hot Water Installation

                      DESCRIPTION                   AMOUNT HK$
--------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSG4.5
: Hot Water Installation

Page No.LSG4.5/1                                       ***

Page No.LSG4.5/2                                       ***

Page No.LSG4.5/3                                       ***

--------------------------------------------------------------
                 Total of Lump Sum Item LSG4.5         ***
                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.5/COL/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.6                          G4.6 : Flushing Water Installation

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 FLUSHING WATER INSTALLATION

                 Equipment and ancillaries

                 Pumps; vertical multi-stage type

BC0601.1         capable of handling 4.6
                 litre/second; at not exceeding
                 1450 r.p.m.; FWBP-1 & 2                 nr         ***       ***        ***

                 Pneumatic pressure vessels;
                 pre-charged diaphragm type; complete
                 with epoxy coated mild steel casing,
                 valves, pressure gauges and all
                 necessary accessories and connections

BC0601.2         750 litre capacity                      nr         ***       ***        ***

                 Glassfibre water tanks; including
                 insulation, painting and all
                 necessary accessories and connections

BC0601.3         10755 litre capacity                    nr         ***       ***        ***

                 Instrumentation

                 Pressure gauges; 150mm diameter dial;
                 including cocks and pipework;
                 complete with wooden boards

BC0601.4         mounting on or jointing to pipes        nr         ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.6          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.6/ 1                  Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.6                          G4.6 : Flushing Water Installation

ITEM CODE              ITEM DESCRIPTION                  UNIT    QUANTITY  RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------
                 FLUSHING WATER INSTALLATION

                 uPVC pipes and fittings; B.S. 3505

                 Fixing to walls, columns and the
                 like; solvent joints

BC0603.1         20mm diameter                           m          ***       ***        ***

BC0603.2         25mm diameter                           m          ***       ***        ***

BC0603.3         32mm diameter                           m          ***       ***        ***

BC0603.4         40mm diameter                           m          ***       ***        ***

BC0603.5         50mm diameter                           m          ***       ***        ***

                 Fixing to or suspending from soffits;
                 solvent joints

BC0603.6         20mm diameter                           m          ***       ***        ***

BC0603.7         25mm diameter                           m          ***       ***        ***

BC0603.8         32mm diameter                           m          ***       ***        ***

BC0603.9         40mm diameter                           m          ***       ***        ***

BC0603.10        50mm diameter                           m          ***       ***        ***

BC0603.11        65mm diameter                           m          ***       ***        ***

                 Supporting on floors; solvent joints

BC0603.12        20mm diameter                           m          ***       ***        ***

                 Extra over 65mm diameter pipe for

BC0603.13        bends                                   nr         ***       ***        ***

BC0603.14        tees                                    nr         ***       ***        ***

BC0603.15        reducing tees                           nr         ***       ***        ***

------------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSG4.6          ***
                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSG4.6/2                   Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.6                          G4.6 : Flushing Water Installation

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     FLUSHING WATER INSTALLATION

                     Ductile iron pipes and fittings; B.S. EN 545 K12

                     Fixing to walls, columns and the like; flange joints

BC0603.16            80mm diameter                                              m            ***          ***            ***

BC0603.17            100mm diameter                                             m            ***          ***            ***

                     Supporting to floors; flange joints

BC0603.18            80mm diameter                                              m            ***          ***            ***

BC0603.19            100mm diameter                                             m            ***          ***            ***

                     Extra over 80mm diameter pipe for

BC0603.20            bends                                                      nr           ***          ***            ***

BC0603.21            tees                                                       nr           ***          ***            ***

BC0603.22            reducers                                                   nr           ***          ***            ***

                     Extra over 100mm diameter pipe for

BC0603.23            bends                                                      nr           ***          ***            ***

BC0603.24            reducers                                                   nr           ***          ***            ***

                     Pipework to sanitary fittings

                     In toilets/changing rooms

BC0603.25            flushing cistern points for water closets                  nr           ***          ***            ***

BC0603.26            flushing cistern points for urinals and
                     including interconnection pipework to
                     urinals (In 1 nr)                                          nr           ***          ***            ***

BC0603.27            flushing cistern points for urinals and
                     including interconnection pipework to
                     urinals (In 2 nr)                                          nr           ***          ***            ***

BC0603.28            flushing cistern points for urinals and
                     including interconnection pipework to
                     urinals (In 3 nr)                                          nr           ***          ***            ***

BC0603.29            flushing cistern points for urinal trough
                     and including interconnection pipework to
                     urinal troughs (In 1 nr)                                   nr           ***          ***            ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.6         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.6/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.6                          G4.6 : Flushing Water Installation

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     FLUSHING WATER INSTALLATION

                     In-line equipment

                     Gate valves; bronze; B.S. 5154

BC0603.30            20mm diameter                                              nr           ***          ***            ***

BC0603.31            25mm diameter                                              nr           ***          ***            ***

BC0603.32            32mm diameter                                              nr           ***          ***            ***

BC0603.33            40mm diameter                                              nr           ***          ***            ***

BC0603.34            50mm diameter                                              nr           ***          ***            ***

                     Gate valves; cast iron; B.S. 5150

BC0603.35            80mm diameter                                              nr           ***          ***            ***

BC0603.36            100mm diameter                                             nr           ***          ***            ***

                     Check valves; cast iron; B.S. 5153

BC0603.37            80mm diameter                                              nr           ***          ***            ***

                     Strainers; cast iron; "Y" type; with screw plugs

BC0603.38            100mm diameter                                             nr           ***          ***            ***

                     Ball float valves; cast iron; complete
                     with stilling pipe float

BC0603.39            jointed to pipes; 80mm diameter                            nr           ***          ***            ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.6         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.6/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.6                          G4.6 : Flushing Water Installation

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     FLUSHING WATER INSTALLATION

                     In-line equipment (Cont'd)

                     Provide check meter position; including
                     adaptors and short lengths of pipes as may be required

BC0603.40            mounting on or jointing to pipes; 80mm diameter            nr           ***          ***            ***

                     Flexible connectors

BC0603.41            jointed to pipes; 80mm diameter                            nr           ***          ***            ***

                     Fix only water meters; including
                     adaptors and short lengths of pipes as
                     may be required

BC0403.42            mounting on or jointing to pipes; 80mm
                     diameter                                                   nr           ***          ***            ***

                     PAINTING

                     Preparing; priming; one undercoat; two
                     finish coats of long linseed oil modified alkyd paint with glossy finish and fungus resistant characteristics on uPVC works;
                     to pipes and tubing

BC0403.43            small pipes                                                m            ***          ***            ***

BC0403.44            large pipes                                                m            ***          ***            ***

                     Preparing; priming; one undercoat; two
                     finish coats of long linseed oil modified alkyd paint with glossy finish and fungus resistant characteristics on ductile iron works; to pipes and tubing

BC0403.45            large pipes                                                m            ***          ***            ***

BC0403.46            150mm diameter pipes                                       m            ***          ***            ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.6         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.6/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.6                          G4.6 : Flushing Water Installation

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Contractor's Other Charges

                     The Contractor shall enter hereunder
                     any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum
                     Breakdown and for which a separate charge is required.

                     The unit of measurement for any
                     Contractor's Other Charge shall be "sum",
                     with Quantity and Rate columns entered
                     with "N/A".                                                sum          ***          ***            ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.6         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.6/6                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.6                          G4.6 : Flushing Water Installation

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Method-Related Charges

                     The Contractor shall enter hereunder in
                     detail any method related charges items in
                     accordance with CESMM3 Section 7                                                                    ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.6         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.6/7                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.6                          G4.6 : Flushing Water Installation

                          DESCRIPTION                              AMOUNT HK$
-----------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSG4.6
: Flushing Water Installation

Page No. LSG4.6/1                                                     ***

Page No. LSG4.6/2                                                     ***

Page No. LSG4.6/3                                                     ***

Page No. LSG4.6/4                                                     ***

Page No. LSG4.6/5                                                     ***

Page No. LSG4.6/6                                                     ***

Page No. LSG4.6/7                                                     ***

-----------------------------------------------------------------------------
                                  Total of Lump Sum Item LSG4.6       ***
                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG4.6/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.7                         G4.7 : Cleansing Water Installation

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     CLEANSING WATER INSTALLATION

                     Equipment and ancillaries

                     Pumps; vertical multi-stage type

BC0701.1             capable of handling 5.6 litre/second; at
                     not exceeding 1450 r.p.m; ref CLWBP-1 & 2                  nr           ***          ***            ***

                     Pneumatic pressure vessels; pre-charged
                     diaphragm type; complete with epoxy coated mild steel casing, valves, pressure gauges and all necessary accessories and connections

BC0701.2             850 litre capacity                                         nr           ***          ***            ***

                     Glassfibre water tanks; including
                     insulation, painting and all necessary
                     accessories and connections

BC0701.3             6660 litre capacity                                        nr           ***          ***            ***

                     Instrumentation

                     Pressure gauges; 150mm diameter dial;
                     including cocks and pipework; complete
                     with wooden boards

BC0701.4             mounting on or jointing to pipes                           nr           ***          ***            ***

                     Copper pipes and fittings; B.S. EN1057; half hard

                     Fixing to walls, columns and the like;
                     capillary or compression joints

BC0703.1             22mm diameter                                              m            ***          ***            ***

BC0703.2             28mm diameter                                              m            ***          ***            ***

BC0703.3             35mm diameter                                              m            ***          ***            ***

BC0703.4             42mm diameter                                              m            ***          ***            ***

BC0703.5             54mm diameter                                              m            ***          ***            ***

BC0703.6             67mm diameter                                              m            ***          ***            ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.7         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.7/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.7                         G4.7 : Cleansing Water Installation

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     CLEANSING WATER INSTALLATION

                     Copper pipes and fittings; B.S. EN1057;
                     half hard (Cont'd)

                     Fixing to or suspending from soffits; capillary or compression joints

BC0703.7             22mm diameter                                              m            ***          ***            ***

BC0703.8             28mm diameter                                              m            ***          ***            ***

BC0703.9             35mm diameter                                              m            ***          ***            ***

BC0703.10            42mm diameter                                              m            ***          ***            ***

BC0703.11            54mm diameter                                              m            ***          ***            ***

BC0703.12            67mm diameter                                              m            ***          ***            ***

                     Supporting on floor; capillary or compression joints

BC0703.13            22mm diameter                                              m            ***          ***            ***

BC0703.14            28mm diameter                                              m            ***          ***            ***

BC0703.15            67mm diameter                                              m            ***          ***            ***

BC0703.16            76mm diameter                                              m            ***          ***            ***

                     Extra over 67mm diameter pipe for

BC0703.17            bends                                                      nr           ***          ***            ***

BC0703.18            tees                                                       nr           ***          ***            ***

BC0703.19            reducing tees                                              nr           ***          ***            ***

                     Extra over 76mm diameter pipe for

BC0703.20            bends                                                      nr           ***          ***            ***

BC0703.21            tees                                                       nr           ***          ***            ***

                     Ductile iron pipes and fittings; B.S. EN 545 K12

                     Fixing to walls, columns and the like; flange joints

BC0603.22            80mm diameter                                              m            ***          ***            ***

                     Supporting to floors; solvent joints

BC0603.23            80mm diameter                                              m            ***          ***            ***

                     Extra over 80mm diameter pipe for

BC0603.24            bends                                                      nr           ***          ***            ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.7         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.7/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.7                         G4.7 : Cleansing Water Installation

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     CLEANSING WATER INSTALLATION

                     In-line equipment

                     Gate valves; bronze; B.S. 5154

BC0703.25            22mm diameter                                              nr           ***          ***            ***

BC0703.26            28mm diameter                                              nr           ***          ***            ***

BC0703.27            35mm diameter                                              nr           ***          ***            ***

BC0703.28            42mm diameter                                              nr           ***          ***            ***

BC0703.29            54mm diameter                                              nr           ***          ***            ***

                     Gate valves; cast iron; B.S. 5163

BC0703.30            67mm diameter                                              nr           ***          ***            ***

BC0703.31            76mm diameter                                              nr           ***          ***            ***

BC0703.32            80mm diameter                                              nr           ***          ***            ***

BC0703.33            108mm diameter                                             nr           ***          ***            ***

                     Loose jumper type stop cock; bronze; B.S. 5154

BC0703.34            22mm diameter                                              nr           ***          ***            ***

BC0703.35            28mm diameter                                              nr           ***          ***            ***

                     Check valves; bronze; B.S. 5154

BC0703.36            54mm diameter                                              nr           ***          ***            ***

                     Check valves; cast iron; B.S. 5153

BC0703.37            67mm diameter                                              nr           ***          ***            ***

BC0703.38            76mm diameter                                              nr           ***          ***            ***

                     Strainers; cast iron; "Y" type; with screw plugs

BC0703.39            108mm diameter                                             nr           ***          ***            ***

                     Bib taps; complete with locks and key casing

BC0703.40            15mm diameter                                              nr           ***          ***            ***

                     Bib taps; complete with locks

BC0703.41            20mm diameter                                              nr           ***          ***            ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.7         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.7/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.7                         G4.7 : Cleansing Water Installation

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     CLEANSING WATER INSTALLATION

                     In-line equipment

                     Ball float valves; cast iron; complete
                     with stilling pipe float

BC0703.42            jointed to pipes; 80mm diameter                            nr           ***          ***            ***

                     Provide check meter position; including
                     adaptors and short lengths of pipes as may be required

BC0603.43            mounting on or jointing to pipes; 15mm diameter            nr           ***          ***            ***

                     Flexible connectors

BC0703.44            jointed to pipes; 76mm diameter                            nr           ***          ***            ***

                     Fix only water meters; including adaptors and short lengths of pipes as may be required

BC0703.45            mounting on or jointing to pipes; 22mm diameter            nr           ***          ***            ***

BC0703.46            mounting on or jointing to pipes; 28mm diameter            nr           ***          ***            ***

BC0703.47            mounting on or jointing to pipes; 54mm diameter            nr           ***          ***            ***

BC0703.48            mounting on or jointing to pipes; 67mm diameter            nr           ***          ***            ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.7         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.7/4                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.7                         G4.7 : Cleansing Water Installation

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     CLEANSING WATER INSTALLATION

                     PAINTING

                     Preparing; priming; one undercoat; two
                     finish coats of long linseed oil modified alkyd paint with glossy finish and fungus resistant characteristics on copper works;
                     to pipes and tubing

BC0703.49            small pipes                                                m            ***          ***            ***

                     Preparing; priming; one undercoat; two
                     finish coats of long linseed oil modified alkyd paint with glossy finish and fungus resistant characteristics on ductile iron works; to pipes and tubing

BC0403.50            large pipes                                                m            ***          ***            ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.7         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.7/5                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.7                         G4.7 : Cleansing Water Installation

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Contractor's Other Charges

                     The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum
                     Breakdown and for which a separate charge is required.

                     The unit of measurement for any
                     Contractor's Other Charge shall be "sum",
                     with Quantity and Rate columns entered
                     with "N/A".                                                sum          ***          ***            ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.7         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.7/6                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.7                         G4.7 : Cleansing Water Installation

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Method-Related Charges

                     The Contractor shall enter hereunder in
                     detail any method related charges items in
                     accordance with CESMM3 Section 7                                                                    ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.7         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.7/7                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.7                         G4.7 : Cleansing Water Installation

                          DESCRIPTION                              AMOUNT HK$
-----------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG4.7
: Cleansing Water Installation

Page No. LSG4.7/1                                                     ***

Page No. LSG4.7/2                                                     ***

Page No. LSG4.7/3                                                     ***

Page No. LSG4.7/4                                                     ***

Page No. LSG4.7/5                                                     ***

Page No. LSG4.7/6                                                     ***

Page No. LSG4.7/7                                                     ***

-----------------------------------------------------------------------------
                                  Total of Lump Sum Item LSG4.7       ***
                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG4.7/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.8                          G4.8 : Special Services : Town Gas

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     MECHANICAL INSTALLATIONS

BB1409               Design, supply and installation of the gas
                     supply system  together with all
                     necessary builder's works in connection
                     therewith in accordance with the
                     requirements of the Hong Kong and China
                     Gas Company Limited and Appendix M to the
                     Particular Specification                                   sum                                      ***

                     Sundries

BB1909               Provision of testing and commissioning
                     for the gas supply system                                  sum                                      ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.8         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 28 June 2002                LSG4.8/1                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.8                          G4.8 : Special Services : Town Gas

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Contractor's Other Charges

                     The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum
                     Breakdown and for which a separate charge is required.

                     The unit of measurement for any
                     Contractor's Other Charge shall be
                     "sum", with Quantity and Rate columns
                     entered with "N/A".                                        sum          ***          ***            ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.8         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.8/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.8                          G4.8 : Special Services : Town Gas

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Method-Related Charges

                     The Contractor shall enter hereunder in
                     detail any method related charges items in
                     accordance with CESMM3 Section 7                                                                    ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.8         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.8/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.8                          G4.8 : Special Services : Town Gas

                          DESCRIPTION                              AMOUNT HK$
-----------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG4.8
: Special Services : Town Gas

Page No. LSG4.8/1                                                     ***

Page No. LSG4.8/2                                                     ***

Page No. LSG4.8/3                                                     ***

-----------------------------------------------------------------------------
                                  Total of Lump Sum Item LSG4.8       ***
                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG4.8/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.9                                      G4.9 : Control Systems

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     CONTROL SYSTEMS: ELECTRICAL AND CONTROL
                     FOR PLUMBING AND DRAINAGE

                     Equipment and ancillaries

                     Local motor control panels

BC0801.1             for general fresh water system                             nr           ***          ***            ***

BC0801.2             for kitchen fresh water system                             nr           ***          ***            ***

BC0801.3             for restaurant fresh water system                          nr           ***          ***            ***

BC0801.4             for flushing water system                                  nr           ***          ***            ***

BC0801.5             for cleansing water system                                 nr           ***          ***            ***

                     Final circuit; power supply cables

                     From local motor control panels to pumps;
                     including all necessary cables, conduits, trunkings, trays, etc

BC0806.1             for flushing water system                                  nr           ***          ***            ***

BC0806.2             for fresh water system                                     nr           ***          ***            ***

BC0806.3             for cleansing water system                                 nr           ***          ***            ***

                     Final circuit; control cables

                     From local motor control panels to
                     pressure switches; including pressure
                     switches and all necessary cables and
                     conduits

BC0806.4             generally                                                  nr           ***          ***            ***

                     From local motor control panels to water level switch assembly; including water level switch assembly and all necessary cables and conduits

BC0806.5             generally                                                  nr           ***          ***            ***

                     From local motor control panels to
                     emergency stop push buttons; including
                     emergency stop push buttons and all
                     necessary cables and conduits

BC0806.6             generally                                                  nr           ***          ***            ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.9         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.9/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.9                                      G4.9 : Control Systems

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Contractor's Other Charges

                     The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum
                     Breakdown and for which a separate charge is required.

                     The unit of measurement for any
                     Contractor's Other Charge shall be
                     "sum", with Quantity and Rate columns
                     entered with "N/A".                                                                                 ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.9         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.9/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.9                                      G4.9 : Control Systems

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Method-Related Charges

                     The Contractor shall enter hereunder in
                     detail any method related charges items in
                     accordance with CESMM3 Section 7                                                                    ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG4.9         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.9/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.9                                      G4.9 : Control Systems

                          DESCRIPTION                              AMOUNT HK$
-----------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG4.9
: Control Systems

Page No. LSG4.9/1                                                     ***

Page No. LSG4.9/2                                                     ***

Page No. LSG4.9/3                                                     ***

-----------------------------------------------------------------------------
                                  Total of Lump Sum Item LSG4.9       ***
                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG4.9/COL/1              Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.10                                           G4.10 : Sundries

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     SUNDRIES

                     Allow for the following and executing to the satisfaction of the Engineer

                     Provision of testing, including integrated testing, setting to work and commissioning the complete Plumbing and Drainage
                     Installation

BB1007.1             generally                                                  sum          ***          ***            ***

                     Providing of plates, discs, labels, tags, coloured stencil and painted bands for plant, equipment, cables, switches and the like as specified in

BC1007.2             generally                                                  sum          ***          ***            ***

                     Providing of fire stopping including
                     internal fire barriers to trunking, busbar trunking, inside pipe sleeves etc. and the like

BC1007.3             generally                                                  sum          ***          ***            ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                          To Collection of Lump Sum Item LSG4.10         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.10/1               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.10                                           G4.10 : Sundries

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Contractor's Other Charges

                     The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum
                     Breakdown and for which a separate charge is required.

                     The unit of measurement for any
                     Contractor's Other Charge shall be "sum",
                     with Quantity and Rate columns entered
                     with "N/A".                                                                                         ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                          To Collection of Lump Sum Item LSG4.10         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.10/2               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.10                                           G4.10 : Sundries

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Method-Related Charges

                     The Contractor shall enter hereunder in
                     detail any method related charges items in
                     accordance with CESMM3 Section 7                                                                    ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                          To Collection of Lump Sum Item LSG4.10         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG4.10/3               Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                                    G4 : Plumbing and Drainage
Lump Sum Item LSG4.10                                           G4.10 : Sundries

                          DESCRIPTION                              AMOUNT HK$
-----------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG4.10
: Sundries

Page No. LSG4.10/1                                                    ***

Page No. LSG4.10/2                                                    ***

Page No. LSG4.10/3                                                    ***

-----------------------------------------------------------------------------
                                 Total of Lump Sum Item LSG4.10       ***
                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG4.10/COL/1             Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                         G5 : Building Maintenance Unit System
Lump Sum Item LSG5.1                     G5.1 : Building Maintenance Unit System

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     BUILDING MAINTENANCE UNIT

                     Design, test, develop, source, supply fabricate, set out, install, adjust, inspect, supervise, co-ordinate the complete construction of building maintenance unit, comprising but not limited to all necessary metal trackwork, trolleys, ladders, support rai1s; including commissioning, issuing and obtaining the
                     Relevant Authorities approvals; fitting
                     out, protection, removal of protection,
                     completion and maintenance for the building;
                     as Appendix AA to Particu1ar specification, section N32 and Drawing nr LCC300/31/A60/601-607, /618-625

BD1401.1             external monorail system no. 1; including 1 cradle         sum          ***          ***            ***

BD1401.2             external monorail system no. 2; including 1 cradle         sum          ***          ***            ***

BD1401.3             external monorail system no. 4; including 1 cradle         sum          ***          ***            ***

BD1401.4             external monorail system no. 5 (cradle to
                     be shared with monorail system no. 6)                      sum          ***          ***            ***

BD1401.5             external monorail system no. 6 (cradle to
                     be shared with monorail system no. 5)                      sum          ***          ***            ***

BD1401.6             internal monorail system at level 3 void; including
                     1 cradle                                                   sum          ***          ***            ***

BD1401.7             fall arrest system at L3 roof, fixed to concrete
                     soffit                                                     sum          ***          ***            ***

BD1401.8             scissor lift platform                                      nr           ***          ***            ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG5.1         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG5.1/1                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                         G5 : Building Maintenance Unit System
Lump Sum Item LSG5.1                     G5.1 : Building Maintenance Unit System

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Contractor's Other Charges

                     The Contractor shall entered hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum
                     Breakdown and for which a separate charge is required.

                     The unit of measurement for any
                     Contractor's Other Charges shall be "sum",
                     with Quantity and Rate columns entered
                     with "N/A".                                                                                         ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG5.1         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG5.1/2                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                         G5 : Building Maintenance Unit System
Lump Sum Item LSG5.1                     G5.1 : Building Maintenance Unit System

ITEM CODE                         ITEM DESCRIPTION                              UNIT      QUANTITY      RATE HK$      AMOUNT HK$
--------------------------------------------------------------------------------------------------------------------------------
                     GENERAL ITEMS

                     Method-Related Charges

                     The Contractor shall enter hereunder in
                     detail any method related charges items in
                     accordance with CESMM3 Section 7                                                                    ***

--------------------------------------------------------------------------------------------------------------------------------
                                                                           To Collection of Lump Sum Item LSG5.1         ***
                                                                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSG5.1/3                Contract No. LCC-300

Contract No. LCC-300               Cost Centre G : Terminus Building : E&M Works
Lump Sum Breakdown                         G5 : Building Maintenance Unit System
Lump Sum Item LSG5.1                     G5.1 : Building Maintenance Unit System

                        ITEM DESCRIPTION                           AMOUNT HK$
-----------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSG5.1
: Building Maintenance Unit System

Page No. LSG5.1/1                                                     ***

Page No. LSG5.1/2                                                     ***

Page No. LSG5.1/3                                                     ***

-----------------------------------------------------------------------------
                                  Total of Lump Sum Item LSG5.1       ***
                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSG5.1/COL/1              Contract No. LCC-300

FORM OF TENDER

Note: Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                                CONTRACT LCC-300

                    LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                                 FORM OF TENDER

                                  (PART 5 OF 8)

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I1 : Sewage Treatment Plant
Lump Sum Item LSI1.1                   I1.1 : Sewage Treatment Plant - Structure

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              IN SITU CONCRETE

              Provision of concrete designed mix

F220          Class: 20/20; concrete category C        m3          ***           ***             ***

F250          Class: 45/20; concrete category B        m3          ***           ***             ***

              Placing of mass concrete

              Blinding; concrete category C

F511          thickness not exceeding 150 mm           m3          ***           ***             ***

              Placing of reinforced concrete

              Bases, footings, pile caps and
              ground slabs; concrete category B

F624          thickness exceeding 500 mm               m3          ***           ***             ***

              Suspended slabs; concrete category B

F631          thickness not exceeding 150 mm           m3          ***           ***             ***

              Walls; concrete category B

F642          thickness 150-300 mm                     m3          ***           ***             ***

F643          thickness 300-500 mm                     m3          ***           ***             ***

              Columns; concrete category B

F654          cross-sectional area 0.25-1 m2           m3          ***           ***             ***

F655          cross-sectional area exceeding
              1 m2                                     m3          ***           ***             ***

              CONCRETE ANCILLARIES

              Formwork finish; type F1

              Vertical

G344          width 0.4-1.22 m                         m2          ***           ***             ***

G345.1        width exceeding 1.22 m                   m2          ***           ***             ***

              Formwork finish; type F4

              Horizontal

G312          width 0.1-0.2 m                          m           ***           ***             ***

G313          width 0.2-0.4 m                          m2          ***           ***             ***

G314          width 0.4-1.22 m                         m2          ***           ***             ***

G315          width exceeding 1.22 m                   m2          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI1.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI1.1/1            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I1 : Sewage Treatment Plant
Lump Sum Item LSI1.1                   I1.1 : Sewage Treatment Plant - Structure

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Formwork finish; type F4(Cont'd)

              Vertical

G342.1        width 0.1-0.2 m                          m           ***           ***             ***

G342.2        width 0.1-0.2 m; to upper
              surfaces                                 m           ***           ***             ***

G343          width 0.2-0.4 m                          m2          ***           ***             ***

G344          width 0.4-1.22 m                         m2          ***           ***             ***

G345.2        width exceeding 1.22 m                   m2          ***           ***             ***

              Curved cylindrical to one radius
              in one plane; radius 1.4 m

G352          width 0.1-0.2 m                          m           ***           ***             ***

G353          width 0.2-0.4 m                          m2          ***           ***             ***

G373          For voids

              small void depth 1-2 m                   nr          ***           ***             ***

              Concrete components of constant
              cross-section

G381.1        beams; 400 x 700 mm deep;
              integral with 150 mm thick slab          m           ***           ***             ***

G381.2        edge beams; 600 x 700 mm deep;
              integral with 150 mm thick slab          m           ***           ***             ***

G381.3        beams; 1500 x 800 mm deep;
              integral with 150 mm thick slab          m           ***           ***             ***

G382.1        columns; 600 x 1000 mm                   m           ***           ***             ***

G382.2        columns; 1000 x 2500 mm (overall)        m           ***           ***             ***

              Reinforcement:

              Deformed high yield steel bars to
              BS 4449

G522          nominal size 12 mm                       t           ***           ***             ***

G523          nominal size 16 mm                       t           ***           ***             ***

G524          nominal size 20 mm                       t           ***           ***             ***

G525          nominal size 25 mm                       t           ***           ***             ***

G526          nominal size 32 mm                       t           ***           ***             ***

G527          nominal size 40 mm                       t           ***           ***             ***

G528          nominal size 50 mm or greater            t           ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI1.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI1.1/2            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I1 : Sewage Treatment Plant
Lump Sum Item LSI1.1                   I1.1 : Sewage Treatment Plant - Structure

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Movement joints

              Formed surface plain

G631          average width not exceeding 0.5 m        m2          ***           ***             ***

              Formed surface with and including
              20 mm thick polystyrene board
              joint filler with two hour fire
              rating protection

G641.1        average width not exceeding 0.5 m        m2          ***           ***             ***

              Formed surface with and including
              50 mm thick polystyrene board
              joint filler with two hour fire
              rating protection

G641.2        average width not exceeding 0.5 m        m2          ***           ***             ***

              Proprietary rubber waterstops

G651          average width not exceeding 150 mm       m           ***           ***             ***

              Proprietary heavy duty rubber
              waterstops

G653          average width 200 - 300 mm               m           ***           ***             ***

G670.1        Sealed rebates or grooves; 20 mm
              wide approved sealant on backing
              rod with two hour fire rating
              protection                               m           ***           ***             ***

G670.2        Sealed rebates or grooves; 50 mm
              wide approved sealant on backing
              rod with two hour fire rating
              protection                               m           ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI1.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI1.1/3            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I1 : Sewage Treatment Plant
Lump Sum Item LSI1.1                   I1.1 : Sewage Treatment Plant - Structure

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              CONCRETE ANCILLARIES

              Concrete accessories

              Finishing of top surfaces

G813.1        class U2 finishes                        m2          ***           ***             ***

G813.2        class U5 finishes                        m2          ***           ***             ***

              Sealing openings with 2 hour
              fire-rated material around sleeves

              Openings in reinforced concrete
              walls, slabs or beams

G999.1        area 3.0-5.0 m2; 500 mm thick            nr          ***           ***             ***

G999.2        area 5.0-7.0 m2; 500 mm thick            nr          ***           ***             ***

              WATERPROOFING

              Damp proofing

              Waterproof sheeting; 0.3 mm thick
              polyethylene damp proof sheet
              membrane

W131          upper surfaces inclined at an
              angle not exceeding 30 degrees
              to the horizontal                        m2          ***           ***             ***

W133          surfaces inclined at an angle
              exceeding 60 degrees to the
              horizontal                               m2          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI1.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI1.1/4            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I1 : Sewage Treatment Plant
Lump Sum Item LSI1.1                   I1.1 : Sewage Treatment Plant - Structure

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder
              any specific item of work or
              obligation or thing which is
              necessary for the execution of the
              Works, as required by the Contract,
              which has been omitted from or has
              not been separately itemised in this
              Lump Sum Breakdown and for which a
              separate charge is required.

              The unit of measurement for any
              Contractor's Other Charges shall be
              "sum", with Quantity and Rate
              columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI1.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI1.1/5            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I1 : Sewage Treatment Plant
Lump Sum Item LSI1.1                   I1.1 : Sewage Treatment Plant - Structure

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder
              in detail any method related charges
              items in accordance with CESMM3
              Section 7

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI1.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI1.1/6            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I1 : Sewage Treatment Plant
Lump Sum Item LSI1.1                   I1.1 : Sewage Treatment Plant - Structure

          ITEM DESCRIPTION                                     AMOUNT HK$
-------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSI1.1
: Sewage Treatment Plant - Structure

Page No. LSIl.1/1                                                  ***

Page No. LSIl.1/2                                                  ***

Page No. LSIl.1/3                                                  ***

Page No. LSIl.1/4                                                  ***

Page No. LSIl.1/5                                                  ***

Page No. LSIl.1/6                                                  ***

-------------------------------------------------------------------------
                                Total of Lump Sum Item LSI1.1      ***
                                                               ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI1.1/COL/1        Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I1 : Sewage Treatment Plant
Lump Sum Item LSI1.2                               I1.2 : Sewage Treatment Plant

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              (Note: This Activity Bill covers the
              entire Sewage Treatment Plant except
              its structural enclosure and
              supporting foundation, which are
              included in Activity Bill No. I1.1
              of this Cost Centre and Cost Centre
              C(R) respectively. The associated
              earthworks for the Sewage Treatment
              Plant are included in Activity Bill
              No. H(R)1 of Cost Centre H(R).)

              MECHANICAL INSTALLATION

BB1501        Design, supply and installation of
              Sewage Treatment Plant including all
              necessary associated structural and
              architectural works, and building
              services except its structural
              enclosure and supporting foundations
              as specified in the Contract, in
              particular Drawings No.
              LCC300/31/C07/001 to
              LCC300/31/C07/007 (both inclusive),
              and Appendix PP-Annex 1 to the
              Particular Specification                 sum                                       ***

              Sundries

BB1909.1      Provision of testing and
              commissioning for the Sewage
              Treatment Plant                          sum                                       ***

BB1909.2      Maintenance and operation of the
              Sewage Treatment Plant during the
              Defects Liability Period                 sum                                       ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI1.2      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                    LSI1.2/1            Contract No. LCC-300
Addendum No.1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I1 : Sewage Treatment Plant
Lump Sum Item LSI1.2                               I1.2 : Sewage Treatment Plant

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder
              any specific item of work or
              obligation or thing which is
              necessary for the execution of the
              Works, as required by the Contract,
              which has been omitted from or has
              not been separately itemised in this
              Lump Sum Breakdown and for which a
              separate charge is required.

              The unit of measurement for any
              Contractor's Other Charges shall be
              "sum", with Quantity and Rate
              columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI1.2      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                    LSI1.2/2            Contract No. LCC-300
Addendum No.1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I1 : Sewage Treatment Plant
Lump Sum Item LSI1.2                               I1.2 : Sewage Treatment Plant

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder
              in detail any method related charges
              items in accordance with CESMM3
              Section 7

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI1.2      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                    LSI1.2/3            Contract No. LCC-300
Addendum No.1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I1 : Sewage Treatment Plant
Lump Sum Item LSI1.2                               I1.2 : Sewage Treatment Plant

      ITEM DESCRIPTION                                    AMOUNT HK$
---------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSI1.2
: Sewage Treatment Plant

Page No. LSI1.2/1                                           ***

Page No. LSI1.2/2                                           ***

Page No. LSI1.2/3                                           ***

--------------------------------------------------------------------
                         Total of Lump Sum Item LSI1.2      ***
                                                           ---------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                    LSI1.2/COL/1        Contract No. LCC-300
Addendum No.1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.1                                            I2.1 : Roadworks

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              IN SITU CONCRETE

              Provision of concrete designed mix

F210          Class: 10/20; concrete category C        m3          ***           ***             ***

F220          Class: 20/20; concrete category B        m3          ***           ***             ***

F230          Class: 30/20; concrete category C        m3          ***           ***             ***

              Placing of mass concrete

              Blinding; concrete category C

F511          thickness not exceeding 150 mm           m3          ***           ***             ***

              Bases, footings, pile caps and
              ground slabs; concrete category B

F522          thickness 150-300 mm                     m3          ***           ***             ***

              p1acing of reinforced concrete

              Ground slab; concrete category C

F621          Thickness not exceeding 150 mm           m3          ***           ***             ***

              CONCRETE ANCILLARIES

              Formwork finish; type F2

              Vertical

G343          width 0.2-0.4 m                         m2          ***           ***             ***

              Reinforcement

              Steel fabric to BS4483;
              Ref. No. A252

G563          Nominal mass; 3-4kg/m2                   m2          ***           ***             ***

              Joints

              Formed surface with 25mm thick
              closed cell foam filler with
              polysulphide mastic

G641          Average width; not exceeding 0.5m        m2          ***           ***             ***

              Concrete accessories

              Inserts

G832          Grasscrete Type GC2; 600 x 600 x 150
              mm totally within the concrete
              volume                                   nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                    LSI2.1/1            Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.1                                            I2.1 : Roadworks

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              MISCELLANEOUS METALWORK

              Mild steel solid to BS 4360; grade
              43; hot dip galvanized after
              fabrication to BS 729

              Railings; Type 2; comprising 40 x 15
              mm flat top and bottom rails, 16 mm
              diameter rod or 15 x 15 mm bar
              balusters at 115 mm centres, and 40
              x 40 mm bar standards at 1500 mm
              centres; including bolts and all
              necessary accessories

N140.1        exposed height 1000mm                    m           ***           ***             ***

              Stainless steel tubular to BS
              6323; Part 1 and BS 6323; Part 8

              Handrails to public ramps;
              comprising 50 mm diameter x 3 mm
              thick top and intermediate rails,
              handrail brackets and cover plates
              fixed to concrete at 1200 mm centres

N140.2        overall height 350 mm                    m           ***           ***             ***

              Railings to public ramps; comprising
              50 mm diameter x 3 mm thick top and
              intermediate rails, standards and
              cover plates fixed to concrete at
              1200 mm centres

N140.3        exposed height 850 mm                    m           ***           ***             ***

              ROADS AND PAVINGS

              Sub-bases, flexible road bases and
              surfacing

              Granular material as General
              Specification clause 6.07

R116          depth 225 mm                             m2          ***           ***             ***

R170          woven geotextile                         m2          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                    LSI2.1/2            Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.1                                            I2.1 : Roadworks

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              ROADS AND PAVINGS

              Concrete pavements

              Carriageway slabs; concrete grade
              30/20

R425          depth 190 mm                             m2          ***           ***             ***

              Steel fabric reinforcement to BS
              4483

R445          nominal mass 5-6 kg/m2; fabric
              reference C636                           m2          ***           ***             ***

              Deformed mild steel bar
              reinforcement to BS 4449

R476          nominal size 20 mm                       t           ***           ***             ***

R480          Waterproof membranes below
              concrete pavements; impermeable
              polythene sheeting 0.125 mm
              nominal thickness                        m2          ***           ***             ***

              Joints in concrete pavements

              Isolation joints

R595          depth of joint 150-200 mm; 10 mm
              thick approved compressible joint
              filler; top pointed with 20 x 20 mm
              deep approved joint sealant on bond
              breaker tape                             m           ***           ***             ***

              Kerbs, channels and edgings

              Precast concrete kerbs of Highways
              Department types K1, K2 and K3;
              overall cross-section 125 mm wide x
              250 mm high

R611          straight or curved to radius
              exceeding 12 m; including
              cement and sand (1:3)
              launching, and concrete bed and
              backing grade 20/20                      m           ***           ***             ***

R612          curved to radius not
              exceeding 12 m; including
              cement and sand (1:3)
              haunching, and concrete bed and
              backing grade 20/20                      m           ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                    LSI2.1/3            Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.1                                            I2.1 : Roadworks

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              ROADS AND PAVINGS

              Ancillaries

              Traffic signs conforming to the
              diagrams or references stated in the
              item descriptions, which are taken
              from the Transport Planning and
              Design Manual, Volume 3 Chapter 2
              (Regulatory Warning and Informatory
              Signs); sign plates using class 1
              reflective material to BS 873 Part 6

R811.1        non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. TS102            nr          ***           ***             ***

R811.2        non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. TS107            nr          ***           ***             ***

R811.3        non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. TS108            nr          ***           ***             ***

R811.4        non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. TS115            nr          ***           ***             ***

R811.5        non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. TS172            nr          ***           ***             ***

R811.6        non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. TS174            nr          ***           ***             ***

R811.7        non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. TS182            nr          ***           ***             ***

R811.8        non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. TS221            nr          ***           ***             ***

R811.9        non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. TS222            nr          ***           ***             ***

R811.10       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. TS223            nr          ***           ***             ***

R811.11       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. TS224            nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                    LSI2.1/4            Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.1                                            I2.1 : Roadworks

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              ROADS AND PAVINGS

              Ancillaries (Cont'd)

              Traffic signs conforming to the
              diagrams or references stated in the
              item descriptions, which are taken
              from the Transport Planning and
              Design Manual, Volume 3 Chapter 2
              (Regulatory Warning and Informatory
              Signs), sign plates using class 1
              reflective material to BS 873 Part
              6(Cont'd)

R811.12       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. TS407            nr          ***           ***             ***

R811.13       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. TS408            nr          ***           ***             ***

R811.14       non-illuminated, road traffic
              (traffic control) regulations
              1989 edition figure nr. TS414            nr          ***           ***             ***

R811.15       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. TS425            nr          ***           ***             ***

R811.16       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. TS460            nr          ***           ***             ***

R811.10       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. TS518            nr          ***           ***             ***

R811.11       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R4A              nr          ***           ***             ***

R811.12       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R4B              nr          ***           ***             ***

R811.13       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R4C              nr          ***           ***             ***

R811.14       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R4D              nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                    LSI2.1/5            Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.1                                            I2.1 : Roadworks

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              ROADS AND PAVINGS

              Ancillaries (Cont'd)

              Traffic signs conforming to the
              diagrams or references stated in the
              item descriptions, which are taken
              from the Transport Planning and
              Design Manual, Volume 3 Chapter 2
              (Regulatory Warning and Informatory
              Signs); sign plates using class 1
              reflective material to BS 873 Part
              6(Cont'd)

R811.15       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R4E              nr          ***           ***             ***

R811.16       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R4F              nr          ***           ***             ***

R811.17       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R4G              nr          ***           ***             ***

R811.18       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R4H              nr          ***           ***             ***

R811.19       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R4I              nr          ***           ***             ***

R811.20       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R4L              nr          ***           ***             ***

R811.21       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R4M              nr          ***           ***             ***

R811.22       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R4N              nr          ***           ***             ***

R811.23       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R40              nr          ***           ***             ***

R811.24       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R4P              nr          ***           ***             ***

R811.25       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R4Q              nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                    LSI2.1/6            Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.1                                            I2.1 : Roadworks

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              ROADS AND PAVINGS

              Ancillaries (Cont'd)

              Traffic signs conforming to the
              diagrams or references stated in the
              item descriptions, which are taken
              from the Transport Planning and
              Design Manual, Volume 3 Chapter 2
              (Regulatory Warning and Informatory
              Signs); sign plates using class 1
              reflective material to BS 873 Part
              6(Cont'd)

R811.26       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R4R              nr          ***           ***             ***

R811.27       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R4S              nr          ***           ***             ***

R811.28       non-illuminated; road traffic
              (traffic control) regulations
              1989 edition figure nr. R4T              nr          ***           ***             ***

              Surface markings conforming to the
              diagrams or references stated in the
              item descriptions, which are taken
              from the Transport Planning and
              Design Manual, Volume 3 Chapter 5 -
              Road Markings (April 1987); using
              reflectorised thermoplastic
              materials in accordance with BS 3262

R823.1        letters and shapes; road traffic
              (traffic control) regulations 1989
              edition figure nr. RM1017                nr          ***           ***             ***

R823.2        letters and shapes; road traffic
              (traffic control) regulations 1989
              edition figure nr. RM1019                nr          ***           ***             ***

R823.3        letters and shapes; road traffic
              (traffic control) regulations 1989
              edition figure nr. RM1021                nr          ***           ***             ***

R823.4        BUS STOP in English letters and
              Chinese characters; road
              traffic (traffic control)
              regulations 1989 edition figure
              nr. RM1047                               nr          ***           ***             ***

R823.5        letters and shapes; road
              traffic (traffic control)
              regulations 1989 edition figure
              nr. RM1115                               nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                    LSI2.1/7            Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.1                                            I2.1 : Roadworks

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              ROADS AND PAVINGS

              Ancillaries (Cont'd)

              Surface markings conforming to the
              diagrams or references stated in the
              item descriptions, which are taken
              from the Transport Planning and
              Design Manual, Volume 3 Chapter 5 -
              Road Markings (April 1987); using
              reflectorised thermoplastic
              materials in accordance with BS
              3262(Cont'd)

R824.1        continuous lines; road traffic
              (traffic control) regulations
              1989 edition figure nr. RM1012           m           ***           ***             ***

R824.2        continuous lines; road traffic
              (traffic control) regulations
              1989 edition figure nr. RM1127           m           ***           ***             ***

R824.3        continuous parking lines                 m           ***           ***             ***

R825.1        intermittent lines; road
              traffic (traffic control)
              regulations 1989 edition figure
              nr. RM1013                               m           ***           ***             ***

R825.2        intermittent lines; road
              traffic (traffic control)
              regulations 1989 edition figure
              nr. RM1048                               m           ***           ***             ***

R825.3        intermittent lines; road
              traffic (traffic control)
              regulations 1989 edition figure
              nr. RM1101                               m           ***           ***             ***

R825.4        intermittent lines; road
              traffic (traffic control)
              regulations 1989 edition figure
              nr. RM1104                               m           ***           ***             ***

R825.5        intermittent lines; road
              traffic (traffic control)
              regulations 1989 edition figure
              nr. RM1106                               m           ***           ***             ***

R825.6        intermittent lines; road
              traffic (traffic control)
              regulations 1989 edition figure
              nr. RM1107                               m           ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                    LSI2.1/8            Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.1                                            I2.1 : Roadworks

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PAINTING

              Polyurethane paint; in one coat of
              primer and two finishing coats

V770          Metal sections                           m2          ***           ***             ***

              Synthetic paint; in two undercoats
              and one finishing coat

V980          Pipework                                 m2          ***           ***             ***

              SPECIALIST ARCHITECTURAL METALWORK

              Ancillaries

AH890         Galvanized iron tubular guard rails;
              50 mm diameter x 4200 mm girth;
              twice bent; with fanged ends fixed
              into concrete                            nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                    LSI2.1/9            Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.1                                            I2.1 : Roadworks

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder
              any specific item of work or
              obligation or thing which is
              necessary for the execution of the
              Works, as required by the Contract,
              which has been omitted from or has
              not been separately itemised in this
              Lump Sum Breakdown and for which a
              separate charge is required.

              The unit of measurement for any
              Contractor's Other Charges shall be
              "sum", with Quantity and Rate
              columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                    LSI2.1/10           Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.1                                            I2.1 : Roadworks

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder
              in detail any method related charges
              items in accordance with CESMM3
              Section 7

---------------------------------------------------------------------------------------------------------
                                                             Total  of Lump Sum Item LSI2.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                    LSI2.1/11           Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.1                                            I2.1 : Roadworks

              ITEM DESCRIPTION                          AMOUNT HK$
-------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSI2.1
: Roadworks

Page No. LSI2.1/1                                          ***

Page No. LSI2.1/2                                          ***

Page No. LSI2.1/3                                          ***

Page No. LSI2.1/4                                          ***

Page No. LSI2.1/5                                          ***

Page No. LSI2.1/6                                          ***

Page No. LSI2.1/7                                          ***

Page No. LSI2.1/8                                          ***

Page No. LSI2.1/9                                          ***

Page No. LSI2.1/10                                         ***

Page No. LSI2.1/11                                         ***

-------------------------------------------------------------------
                        Total of Lump Sum Item LSI2.1      ***
                                                        -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                    LSI2.1/COL/1        Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.2                                   I2.2 : BWIC with Services

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              IN SITU CONCRETE

              Provision of concrete designed mix

F220          Class: 20/20; concrete category B        m3          ***           ***             ***

              Placing of mass concrete

              Bases, footings, pile caps and
              ground slabs; concrete category B

F522          thickness exceeding 150-300 mm           m3          ***           ***             ***

              Columns; concrete category B

F552          cross-sectional area 0.03-0.1 m2         m3          ***           ***             ***

              CONCRETE ANCILLARIES

              Formwork finish; type F1

              Vertical

G341.1        width not exceeding 0.1 m                m           ***           ***             ***

              width 0.2-0.4 m                          m2          ***           ***             ***

              Curved cylindrical to one radius in
              one plane; radius 1 m

G353.1        width 0.2-0.4 m                          m2          ***           ***             ***

              Formwork finish; type F2

              Vertical

G341.2        width not exceeding 0.l m                m           ***           ***             ***

              Curved cylindrical to one radius in
              one plane; radius 1 m

G353.2        width 0.2-0.4 m                          m2          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.2      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                    LSI2.2/1            Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.2                                   I2.2 : BWIC with Services

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - FITTINGS AND VALVES

              PIPEWORK - MANHOLES AND PIPEWORK
              ANCILLARIES

              Drawpits

              In situ concrete; for road lighting;
              type P1; as Drawing nr. PL2-91

K231.1        depth not exceeding 1.5 m                nr          ***           ***             ***

              In situ concrete; for road
              lighting; as Drawing nr.
              DP/G/95-118 to 120

K231.2        depth not exceeding 1.5m                 nr          ***           ***             ***

              In situ concrete; for
              tele-communication installation

K231.3        depth not exceeding 1.5m                 nr          ***           ***             ***

              In situ concrete; for CLP Power
              Hong Kong Limited; chamber size
              1000 x 1000 mm; as Drawing nr.
              LCC300/31/C15/202.

K231.4        depth not exceeding 1.5 m;
              precast concrete covers                  nr          ***           ***             ***

              In situ concrete; for CLP Power Hong
              Kong Limited; 90 degree angle type;
              as Drawing nr. LCC300/31/C15/202

K231.5        depth not exceeding 1.5 m;
              precast concrete covers                  nr          ***           ***             ***

              In situ concrete; for CLP Power
              Hong Kong Limited; tee-off type;
              as Drawing nr. LCC300/31/C15/202.

K231.6        depth not exceeding 1.5 m;
              precast concrete covers                  nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.2      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002                 LSI2.2/2            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.2                                   I2.2 : BWIC with Services

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - MANHOLES AND PIPEWORK
              ANCILLARIES

              Ducts; unplasticized polyvinyl
              chloride to BS 3506:1969 Class B;
              solvent welded joints to BS 4346 Part 1;
              with draw wire

              Cable ducts 1 way; nominal bore 100
              mm

K512.1        in trenches depth not exceeding
              1.5 m; for road lighting                 m           ***           ***             ***

K512.2        in trenches depth not exceeding
              1.5 m; for road lighting; in
              shared trench laid with second
              duct                                     m           ***           ***             ***

              Cable ducts 1 way; nominal bore
              150 mm

K512.3        in trenches depth not exceeding
              1.5 m; for tele-communication
              installation; in shared trench
              laid with eight ducts                    m           ***           ***             ***

K512.4        in trenches depth not exceeding
              1.5 m; for CLP Power Hong Kong
              Limited; in shared trench laid
              with six ducts                           m           ***           ***             ***

K512.5        in trenches depth not exceeding
              1.5 m; for CLP Power Hong Kong
              Limited; in shared trench laid
              with eight ducts                         m           ***           ***             ***

              Ducts; steel pipes; to BS 1387,
              medium grade; galvanized to BS
              729; screwed joints; with draw
              wire

              Cable ducts 1 way; nominal bore
              150 mm

K512.6        in trenches depth not exceeding
              1.5 m; for road lighting; in
              shared trench laid with second
              duct                                     m           ***           ***             ***

              MISCELLANEOUS METALWORK

              Stainless steel

              Cladding panels 3 mm thick

N110          isolated columns; curved                 m2          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.2      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI2.2/3            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.2                                   I2.2 : BWIC with Services

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder
              any specific item of work or
              obligation or thing which is
              necessary for the execution of the
              Works, as required by the Contract,
              which has been omitted from or has
              not been separately itemised in this
              Lump Sum Breakdown and for which a
              separate charge is required.

              The unit of measurement for any
              Contractor's Other Charges shall be
              "sum", with Quantity and Rate
              columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.2      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI2.2/4            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.2                                   I2.2 : BWIC with Services

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder
              in detail any method related charges
              items in accordance with CESMM3
              Section 7

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.2      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI2.2/5            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I2 : Roadworks
Lump Sum Item LSI2.2                                   I2.2 : BWIC with Services

              ITEM DESCRIPTION                              AMOUNT HK$
-----------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSI2.2
: BWIC with Services

Page No. LSI2.2/1                                              ***

Page No. LSI2.2/2                                              ***

Page No. LSI2.2/3                                              ***

Page No. LSI2.2/4                                              ***

Page No. LSI2.2/5                                              ***

-----------------------------------------------------------------------
                            Total of Lump Sum Item LSI2.2      ***
                                                            -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI2.2/COL/1        Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - PIPES

              Concrete pipes; Class L;
              unreinforced to BS 5911; Part 100;
              flexible spigot and socket joints;
              lined with polyvinyl chloride (PVC) or
              high density polyethylene (HDPE); as
              Specification clause 6.3.01

              Nominal bore; 225 mm

I222.1        in trenches depth not exceeding
              1.5 m; gully connections                 m           ***           ***             ***

I222.2        in trenches depth not exceeding
              1.5 m; between manholes and/or
              other drainage chambers                  m           ***           ***             ***

I223.1        in trenches depth 1.5-2 m;
              gully connections                        m           ***           ***             ***

I223.2        in trenches depth 1.5-2 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I224.1        in trenches depth 2-2.5 m;
              gully connections                        m           ***           ***             ***

I224.2        in trenches depth 2-2.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I225.1        in trenches depth 2.5-3 m;
              gully connections                        m           ***           ***             ***

I225.2        in trenches depth 2.5-3 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I226          in trenches depth 3-3.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I227          in trenches depth 3.5-4 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I228. 1       in trenches depth 4-4.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I228.2        in trenches depth 4.5-5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/1            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - PIPES

              Concrete pipes; Class L;
              unreinforced to BS 5911; Part 100;
              flexible spigot and socket joints;
              lined with polyvinyl chloride (PVC)
              or high density polyethylene (HDPE);
              as Specification clause 6.3.01

              Nominal bore; 300 mm

I223          in trenches depth 1.5-2 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I224          in trenches depth 2-2.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I225          in trenches depth 2.5-3 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I226          in trenches depth 3-3.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

              Concrete pipes; Class M;
              unreinforced to BS 5911; Part 100;
              flexible spigot and socket joints;
              lined with polyvinyl chloride
              (PVC) or high density polyethylene
              (HDPE); as Specification clause 6.3.01

              Nominal bore; 225 mm

I222.1        in trenches depth not exceeding
              1.5 m; between manholes and/or
              other drainage chambers                  m           ***           ***             ***

              Nominal bore; 250 mm

I222.2        in trenches depth not exceeding
              1.5 m; between manholes and/or
              other drainage chambers                  m           ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/2            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - PIPES

              Concrete pipes; Class M;
              unreinforced to BS 5911; Part 100;
              flexible spigot and socket joints; lined with polyvinyl chloride (PVC) or high density polyethylene (HDPE); as
              Specification clause 6.3.01 (Cont'd)

              Nominal bore; 300 mm

I222          in trenches depth not exceeding
              1.5 m; between manholes and/or
              other drainage chambers                  m           ***           ***             ***

I223          in trenches depth 1.5-2 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I224          in trenches depth 2-2.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I225          in trenches depth 2.5-3 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I1226         in trenches depth 3-3.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I227          in trenches depth 3.5-4.0 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I228          in trenches depth 4-4.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

              Nominal bore; 375 mm

I232          in trenches depth not exceeding
              1.5 m; between manholes and/or
              other drainage chambers                  m           ***           ***             ***

I233          in trenches depth 1.5-2 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I234          in trenches depth 2-2.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I235          in trenches depth 2.5-3 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/3            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - PIPES

              Concrete pipes; Class M;
              unreinforced to BS 5911; Part 100;
              flexible spigot and socket joints;
              lined with polyvinyl chloride (PVC)
              or high density polyethylene (HDPE);
              as Specification clause 6.3.01 (Cont'd)

              Nominal bore; 450 mm

I232.1        in trenches depth not exceeding
              1.5 m; between manholes and/or
              other drainage chambers                  m           ***           ***             ***

I233.1        in trenches depth 1.5-2 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I234.1        in trenches depth 2-2.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I238          in trenches depth 4-4.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

              Nominal bore; 525 mm

I232.2        in trenches depth not exceeding
              1.5 m; between manholes and/or
              other drainage chambers                  m           ***           ***             ***

I233.2        in trenches depth 1.5-2 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I234.2        in trenches depth 2-2.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/4            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - PIPES

              Concrete pipes; Class M; reinforced
              to BS 5911;Part 100; flexible spigot
              and socket joints; lined with
              polyvinyl chloride (PVC) or high
              density polyethylene (HDPE); as
              Specification clause 6.3.01 (Cont'd)

              Nominal bore; 600 mm

I233          in trenches depth 1.5-2 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I234          in trenches depth 2-2.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I235          in trenches depth 2.5-3 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

              Nominal bore; 675 mm

I243.1        in trenches depth 1.5-2 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I244.1        in trenches depth 2-2.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I245          in trenches depth 2.5-3 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

              Nominal bore; 750 mm

I242          in trenches depth not exceeding
              1.5 m; between manholes and/or
              other drainage chambers                  m           ***           ***             ***

I243.2        in trenches depth 1.5-2 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I244.2        in trenches depth 2-2.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/5            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK -PIPES

              Concrete pipes; Class M;
              reinforced to BS 5911; Part 100;
              flexible spigot and socket joints; lined with polyvinyl chloride (PVC) or high density polyethylene (HDPE); as
              Specification clause 6.3.01

              Nominal bore; 750 mm (Cont'd)

I245          in trenches depth 2.5-3 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I246.1        in trenches depth 3-3.5 m;
              between manholes and drainage
              channels                                 m           ***           ***             ***

              Nominal bore; 825 mm

I244.1        in trenches depth 2-2.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I246.2        in trenches depth 3-3.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

              Nominal bore; 900 mm

I244.2        in trenches depth 2-2.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

              Nominal bore; 1050 mm

I253.1        in trenches depth 1.5-2 m;
              between manholes and drainage
              channels                                 m           ***           ***             ***

I253.1        in trenches depth 1.5-2 m;
              between drainage channels; in
              shared trench laid with two
              pipes                                    m           ***           ***             ***

I255          in trenches depth 2.5-3 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

              Nominal bore; 1200 mm

I253.2        in trenches depth 1.5-2 m;
              between manholes and drainage
              channels                                 m           ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/6            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - PIPES

              Concrete pipes; Class H;
              unreinforced to BS 5911; Part 100;
              flexible spigot and socket joints;
              lined with polyvinyl chloride (PVC)
              or high density polyethylene (HDPE);
              as Specification clause 6.3.01

              Nominal bore; 450 mm

I234          in trenches depth 2-2.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I235          in trenches depth 2.5-3 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I238.1        in trenches depth 4-4.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I238.2        in trenches depth 4.5-5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

              Nominal bore; 675 mm

I242.1        in trenches depth not exceeding
              1.5 m; between manholes and/or
              other drainage chambers                  m           ***           ***             ***

I243.1        in trenches depth 1.5-2 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I244.1        in trenches depth 2-2.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

              Nominal bore; 825 mm

I242.2        in trenches depth not exceeding
              1.5 m; between manholes and/or
              other drainage chambers                  m           ***           ***             ***

I243.2        in trenches depth 1.5-2 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I244.2        in trenches depth 2-2.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

I246          in trenches depth 3-3.5 m;
              between manholes and/or other
              drainage chambers                        m           ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/7            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - PIPES

              Ductible spun iron pipe to BS 4772;
              spigot and socket joints; cement
              mortar 1ining

              Nominal bore; 75 mm

I312.1        in trenches depth not exceeding
              1.5 m; downpipes to manholes or
              other drainage chambers                  m           ***           ***             ***

              Nominal bore; 100 mm

I312.2        in trenches depth not exceeding
              1.5 m; gully connections                 m           ***           ***             ***

I312.3        in trenches depth not exceeding
              1.5 m; downpipes to manholes or
              other drainage chambers                  m           ***           ***             ***

I313.1        in trenches depth 1.5-2 m;
              gully connections                        m           ***           ***             ***

I313.2        in trenches depth 1.5-2 m;
              downpipes to manholes or other
              drainage chambers                        m           ***           ***             ***

I314.1        in trenches depth 2-2.5 m;
              gully connections                        m           ***           ***             ***

I314.2        in trenches depth 2-2.5 m;
              downpipes to manholes or other
              drainage chambers                        m           ***           ***             ***

I315          in trenches depth 2.5-3 m;
              gully connections                        m           ***           ***             ***

I316          in trenches depth 3-3.5 m;
              gully connections                        m           ***           ***             ***

I317          in trenches depth 3.5-4 m;
              gully connections                        m           ***           ***             ***

              Nominal bore; 125 mm

I312.4        in trenches depth not exceeding
              1.5 m; downpipes to manholes or
              other drainage chambers                  m           ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/8            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - PIPES

              Ductile spun iron pipe to BS 4772;
              spigot and socket, joints; cement
              mortar lining (Cont'd)

              Nominal bore; 150 mm

I312.1        in trenches depth not exceeding
              1.5 m; downpipes to manholes or
              other drainage chambers                  m           ***           ***             ***

I312.2        in trenches depth not exceeding
              1.5 m; downpipes to reed bed             m           ***           ***             ***

I313          in trenches depth 1.5-2 m;
              downpipes to manholes or other
              drainage chambers                        m           ***           ***             ***

I314          in trenches depth 2-2.5 m;
              downpipes to manholes or other
              drainage chambers                        m           ***           ***             ***

I315          in trenches depth 2.5-3 m;
              downpipes to manholes or other
              drainage chambers                        m           ***           ***             ***

I316          in trenches depth 3-3.5 m;
              downpipes to manholes or other
              drainage chambers                        m           ***           ***             ***

I317          in trenches depth 3.5-4 m;
              downpipes to manholes or other
              drainage chambers                        m           ***           ***             ***

              Nominal bore; 200 mm

I312.3        in trenches depth not exceeding
              1.5 m; downpipes to manholes or
              other drainage chambers                  m           ***           ***             ***

              PIPEWORK - FITTINGS AND VALVES

              Concrete pipes; Class L;
              unreinforced to BS 5911: Part 100;
              flexible spigot and socket joints :
              lined with polyvinyl chloride
              (PVC) or high density polyethylene
              (HDPE); as Specification clause
              6.3.01

              Junctions and branches; including
              forming perforations, trimming and
              haunching with concrete bandage

J222          nominal bore; 225 mm                     nr          ***           ***             ***

              Straight specials; rocker pipes

J282.1        nominal bore; 225 mm                     nr          ***           ***             ***

J282.2        nominal bore; 300 mm                     nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/9            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - FITTINGS AND VALVES
              (Cont'd)

              Concrete pipes; Class M; reinforced
              to BS 5911: Part 100; flexible spigot and socket joints: 1ined with polyvinyl chloride (PVC) or high density polyethylene (HDPE); as
              Specification clause 6.3.01

              Junctions and branches; including
              forming perforations, trimming and
              haunching with concrete bandage

J222          nominal bore; 300 mm                     nr          ***           ***             ***

J223.1        nominal bore; 375 mm                     nr          ***           ***             ***

J223.2        nominal bore; 450 mm                     nr          ***           ***             ***

J223.3        nominal bore; 525 mm                     nr          ***           ***             ***

J223.4        nominal bore; 600 mm                     nr          ***           ***             ***

J224          nominal bore; 675 mm                     nr          ***           ***             ***

              Straight specials; rocker pipes

J282.1        nominal bore; 225 mm                     nr          ***           ***             ***

J282.2        nominal bore; 250 mm                     nr          ***           ***             ***

J282.3        nominal bore; 300 mm                     nr          ***           ***             ***

J283.1        nominal bore; 375 mm                     nr          ***           ***             ***

J283.2        nominal bore; 450 mm                     nr          ***           ***             ***

J283.3        nominal bore; 525 mm                     nr          ***           ***             ***

J283.4        nominal bore; 600 mm                     nr          ***           ***             ***

J284.1        nominal bore; 675 mm                     nr          ***           ***             ***

J284.2        nominal bore; 750 mm                     nr          ***           ***             ***

J284.3        nominal bore; 825 mm                     nr          ***           ***             ***

J284.4        nominal bore; 900 mm                     nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/10           Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - FITTINGS AND VALVES

              Concrete pipes; Class M; reinforced
              to BS 5911:Part 100; flexible spigot
              and socket joints; lined with
              polyvinyl chloride (PVC) or high
              density polyethylene (HDPE); as
              Specification clause 6.3.01

              Straight specials; rocker pipes
              (Cont'd)

J285.1        nominal bore; 1050 mm                    nr          ***           ***             ***

J285.2        nominal bore; 1200 mm                    nr          ***           ***             ***

              Concrete pipes; Class H;
              unreinforced to BS 5911:Part 100;
              flexible spigot and socket joints;
              lined with polyvinyl chloride
              (PVC) or high density polyethylene
              (HDPE); as Specification clause
              6.3.01


              Straight specials; rocker pipes

J283          nominal bore; 450 mm                     nr          ***           ***             ***

J284.1        nominal bore; 675 mm                     nr          ***           ***             ***

J284.2        nominal bore; 825 mm                     nr          ***           ***             ***

              Ductile spun iron pipe to BS 4772;
              spigot and socket joints; cement
              mortar lining

              Bends

J311.1        nominal bore; 75 mm                      nr          ***           ***             ***

J311.2        nominal bore; 100 mm                     nr          ***           ***             ***

J311.3        nominal bore; 125 mm                     nr          ***           ***             ***

J311.4        nominal bore; 150 mm                     nr          ***           ***             ***

J311.5        nominal bore; 200 mm                     nr          ***           ***             ***

              PIPEWORK - MANHOLES AND PIPEWORK
              ANCILLARIES

              Manholes

              In situ concrete; type D; chamber
              size 750 x 750 mm; as D.S.D.
              Standard Drawing nr. DS 1004

K131          depth not exceeding 1.5 m; medium
              duty cast iron cover as D.S.D.
              Standard Drawing nr. DS 1033             nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/11           Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------

              PIPEWORK - MANHOLES AND PIPEWORK
              ANCILLARIES

              Manholes (Cont'd)

              In situ concrete; type D; chamber
              size 750 x 750 mm; as D.S.D.
              Standard Drawing nr. DS 1004 (Cont'd)

K131.1        depth not exceeding 1.5 m;
              heavy duty cast iron cover as
              D.S.D. Standard Drawing nr. DS
              1033                                     nr          ***           ***             ***

K132.1        depth 1.5-2 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

              In situ concrete; type E; chamber
              size 900 x 1350 mm; as D.S.D.
              Standard Drawing nr. DS 1005

K132.2        depth 1.5-2 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

              In situ concrete; type E; chamber
              size 975 x 1350 mm; as D.S.D.
              Standard Drawing nr. DS 1005

K131.2        depth not exceeding 1.5 m; heavy
              duty cast iron cover as D.S.D.
              Standard Drawing nr. DS 1033             nr          ***           ***             ***

K132.3        depth 1.5-2 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

K133.1        depth 2-2.5 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

K134.1        depth 2.5-3 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

              In situ concrete; type E; chamber
              size 1050 x 1350 mm; as D.S.D.
              Standard Drawing nr. DS 1005

K132.4        depth 1.5-2 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

K133.2        depth 2-2.5 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

K134.2        depth 2.5-3 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/12           Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - MANHOLES AND PIPEWORK
              ANCILLARIES

              Manholes (Cont'd)

              In situ concrete; type E; chamber
              size 1125 x 1350 mm; as D.S.D.
              Standard Drawing nr. DS 1005

K131.1        depth not exceeding 1.5 m; heavy duty
              cast iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

K132.1        depth 1.5-2 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

K133.1        depth 2-2.5 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

              In situ concrete; type E; chamber
              size 1200 x 1350 mm; as D.S.D.
              Standard Drawing nr. DS 1005

K131.2        depth not exceeding 1.5 m; heavy
              duty cast iron cover as D.S.D.
              Standard Drawing nr. DS1033              nr          ***           ***             ***

K132.2        depth 1.5-2 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

              In situ concrete; type E; chamber
              size 1275 x 1350 mm; as D.S.D.
              Standard Drawing nr. DS 1005

K132.3        depth 1.5-2 m; medium duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

K132.4        depth 1.5-2 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

              In situ concrete; type E; chamber
              size 1275 x 1350 mm; as D.S.D.
              Standard Drawing nr. DS 1005(Cont'd)

K133.1        depth 2-2.5m; medium duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

K133.2        depth 2-2.5 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

K134          depth 2.5-3 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/13           Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - MANHOLES AND PIPEWORK
              ANCILLARIES

              Manholes (Cont'd)

              In situ concrete; type E; chamber
              size 1350 x 1425 mm; as D.S.D.
              Standard Drawing nr. DS 1005

K132.1        depth 1.5-2 m; medium duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

K132.2        depth 1.5-2 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

K133.1        depth 2-2.5 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

K134.1        depth 2.5-3 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

              In situ concrete; type E; chamber
              size 1350 x 1500 mm; as D.S.D.
              Standard Drawing nr. DS 1005

K133.2        depth 2-2.5 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

K134.2        depth 2.5-3 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

              In situ concrete; type E; chamber
              size 1350 x 1575 mm; as D.S.D.
              Standard Drawing nr. DS 1005

K133.3        depth 2-2.5 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

              In situ concrete; type E; chamber
              size 1350 x 1650 mm; as D.S.D.
              Standard Drawing nr. DS
              1005

K133.4        depth 2-2.5 m; medium duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

              In situ concrete; type E; chamber
              size 1350 x 1800 mm; as D.S.D.
              Standard Drawing nr. DS
              1005

K134.3        depth 2.5-3 m; medium duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/14           Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - MANHOLES AND PIPEWORK
              ANCILLARIES

              Manholes (Cont'd)

              In situ concrete; type F; chamber
              size 900 x 1350 mm; as D.S.D.
              Standard Drawing nr. DS 1006

K135.1        depth 3-3.5 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

              In situ concrete; type F; chamber
              size 975 x 1350 mm; as D.S.D.
              Standard Drawing nr. DS 1006

K135.2        depth 3-3.5 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

K136.1        depth 3.5-4 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

              In situ concrete; type F; chamber
              size 1050 x 1350 mm; as D.S.D.
              Standard Drawing nr. DS 1006

K134.1        depth 2.5-3 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

K135.3        depth 3-3.5 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

K136.2        depth 3.5-4 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

              In situ concrete; type F; chamber
              size 1350 x 1500 mm; as D.S.D.
              Standard Drawing nr. DS 1006

K135.4        depth 3-3.5 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

              In situ concrete; type F; chamber
              size 1350 x 1575 mm; as D.S.D.
              Standard Drawing nr. DS 1006

K135.5        depth 3-3.5 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/15           Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - MANHOLES AND PIPEWORK
              ANCILLARIES

              Manholes (Cont'd)

              In situ concrete; type F; chamber
              size 1350 x 1650 mm; as D.S.D.
              Standard Drawing nr. DS 1006

K135          depth 3-3.5 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033                      nr          ***           ***             ***

              In situ concrete; type L;
              chamber size 975 x 1800 mm; as
              D.S.D. Standard Drawing nr. DS
              1017

K136.1        depth 3.5-4 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033 and
              desilting opening cover as
              D.S.D. Standard Drawing nr. DS
              1034                                     nr          ***           ***             ***

K138.1        depth 4-4.5 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033 and
              desilting opening cover as
              D.S.D. Standard Drawing nr. DS
              1034                                     nr          ***           ***             ***

              In situ concrete; type L;
              chamber size 1350 x 1800 mm; as
              D.S.D. Standard Drawing nr. DS
              1017

K136.1        depth 3.5-4 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033 and
              desilting opening cover as
              D.S.D. Standard Drawing nr. DS
              1034                                     nr          ***           ***             ***

K138.2        depth 4-4.5 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033 and
              desilting opening cover as
              D.S.D. Standard Drawing nr. DS
              1034                                     nr          ***           ***             ***

              In situ concrete; type L;
              chamber size 1500 x 1800 mm; as
              D.S.D. Standard Drawing nr. DS
              1017

K138.3        depth 4-4.5 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033 and
              desilting opening cover as
              D.S.D. Standard Drawing nr. DS
              1034                                     nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/16           Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------

              PIPEWORK - MANHOLES AND PIPEWORK
              ANCILLARIES

              Manholes (Cont'd)

              In situ concrete; type L; chamber
              size 1500 x 1800 mm; as D.S.D.
              Standard Drawing nr. DS 1017
              (Cont'd)

K138          depth 4.5-5 m; heavy duty cast
              iron cover as D.S.D. Standard
              Drawing nr. DS 1033 and desilting
              opening cover as D.S.D. Standard
              Drawing nr. DS 1034                      nr          ***           ***             ***

              Catch pits

              In situ concrete; chamber size
              1000 x 1000 mm; as Drawing nr.
              LCC300/31/C35/101

K231.1        depth not exceeding 1.5 m; Type 1
              precast concrete cover; as W.S.D.
              Standard Drawing nr. 1.12A               nr          ***           ***             ***

K232          depth 1.5-2 m; Type 1 precast
              concrete cover; as W.S.D. Standard
              Drawing nr. 1.12A                        nr          ***           ***             ***

              Petrol interceptors

              In situ concrete; chamber in three
              compartments each size 1350 x 2000
              mm; as HyD Standard Drawing nr.
              H3134 to H3144

K231.2        depth not exceeding 1.5 m; medium
              duty cast iron cover as D.S.D.
              Standard Drawing nr. DS 1033 and
              desilting opening cover as D.S.D.
              Standard Drawing nr. DS 1034             nr          ***           ***             ***

              Gullies

K330.1        In situ concrete untrapped;
              removable cast iron grating and
              frame; as HyD Standard Drawing nr.
              H3109, H3117 and H3118; 225 mm
              outlet diameter                          nr          ***           ***             ***

K330.2        In situ concrete untrapped;
              removable cast iron grating, frame
              and overflow weir; as HyD Standard
              Drawing nr. H3109, H3117, H3118 and
              H3123; 225 mm outlet diameter            nr          ***           ***             ***

K340          In situ concrete trapped                 nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002                 LSI3.1/17           Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - MANHOLES AND PIPEWORK
              ANCILLARIES

              French drains, rubble drains,
              ditches and trenches

              Rectangular section ditches lined;
              concrete grade 20/20; 150 mm thick
              to bottom and both sides with
              U-shaped invert; as Drawing nr.
              LCC300/31/C35/101

K451          cross-sectional area not
              exceeding 0.25 m2; waterway 300
              mm wide                                  m           ***           ***             ***

K452.1        cross-sectional area 0.25-0.5
              m2; waterway 300 mm wide                 m           ***           ***             ***

K452.2        cross-sectional area 0.25-0.5
              m2; waterway 375 mm wide                 m           ***           ***             ***

K453          cross-sectional area 0.5-0.75
              m2; waterway 375 mm wide                 m           ***           ***             ***

              Crossings

              Underground services; electric
              main; as Drawing nr.
              LCC300/31/C35/102

K681.1        pipe bore not exceeding 300 mm           nr          ***           ***             ***

K682.1        pipe bore 300-900 mm                     nr          ***           ***             ***

              Underground services;
              telecommunication service; as
              Drawing nr. LCC300/31/C35/102

K681.2        pipe bore not exceeding 300 mm           nr          ***           ***             ***

K682.2        pipe bore 300-900 mm                     nr          ***           ***             ***

              PIPEWORK - SUPPORTS AND PROTECTION,
              ANCILLARIES TO LAYING AND EXCAVATION

              Beds; Class B; 100 mm thick

              Imported granular material; type A

L331          nominal bore not exceeding 200 mm;
              as D.S.D. Standard Drawing nr. DS
              1048                                     m           ***           ***             ***

L332          nominal bore 200-300 mm; as
              D.S.D. Standard Drawing nr. DS
              1048                                     m           ***           ***             ***

L333          nominal bore 300-600 mm; as
              D.S.D. Standard Drawing nr. DS
              1048                                     m           ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/18           Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              PIPEWORK - SUPPORTS AND PROTECTION,
              ANCILLARIES TO LAYING AND EXCAVATION

              Beds; Class B; 100 mm thick

              Imported granular material; type A
              (Cont'd)

L334          nominal bore 600-900 mm; as D.S.D.
              Standard Drawing nr. DS 1048             m           ***           ***             ***

L335          nominal bore 900-1200 mm; as D.S.D.
              Standard Drawing nr. DS 1048             m           ***           ***             ***

L338          nominal distance 3000 mm
              (approximate) between inside faces
              of outer pipe walls; for two pipes
              nominal bore 1050 mm; as D.S.D.
              Standard Drawing nr. DS 1048             m           ***           ***             ***

              MISCELLANEOUS METALWORK

              Other miscellaneous metalwork

N990.1        Ditch fittings; hinged grating and
              frame; cast iron; grating in 500 mm
              (maximum) unit length x 25 mm thick;
              as Drawing nr. LCC300/31/C35/101;
              for waterway 300 mm wide                 m           ***           ***             ***

N990.2        Ditch fittings; hinged grating and
              frame; cast iron; grating in 500 mm
              (maximum) unit length x 25 mm thick;
              as Drawing nr. LCC300/31/C35/101;
              for waterway 375 mm wide                 m           ***           ***             ***

N990.3        Ditch fittings; trapping grille for
              U-shaped waterway; mild steel; 16 mm
              diameter top rail and 12 mm diameter
              vertical grille bars at 75 mm
              centres; as Drawing nr.
              LCC300/31/C35/101; exposed size 300
              x 200 mm high (overall)
              (approximate)                            nr          ***           ***             ***

N990.4        Ditch fittings; trapping grille for
              U-shaped waterway; mild steel; 16 mm
              diameter top rail and 12 mm diameter
              vertical grille bars at 75 mm
              centres; as Drawing nr.
              LCC300/31/C35/101; exposed size 375
              x 200 mm high (overall)
              (approximate)                            nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/19           Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              GENERAL, ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder
              any specific item of work or
              obligation or thing which is
              necessary for the execution of the
              Works, as required by the Contract,
              which has been omitted from or has
              not been separately itemised in this
              Lump Sum Breakdown and for which a
              separate charge is required.

              The unit of measurement for any
              Contractor's Other Charges shall be
              "sum", with Quantity and Rate
              columns entered with "N/A".

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                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/20           Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              GENERAL, ITEM

              Method-Related Charges

              The Contractor shall enter hereunder
              in detail any method related charges
              items in accordance with CESMM3
              Section 7

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                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/21           Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                     I3 : Underground Drainage
Lump Sum Item LSI3.1                                 I3.1 : Underground Drainage

      ITEM DESCRIPTION                                              AMOUNT HK$
-------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSI3 .1
: Underground Drainage

Page No. LSI3.1/1                                                      ***

Page No. LSI3.1/2                                                      ***

Page No. LSI3.1/3                                                      ***

Page No. LSI3.1/4                                                      ***

Page No. LSI3.1/5                                                      ***

Page No. LSI3.1/6                                                      ***

Page No. LSI3.1/7                                                      ***

Page No. LSI3.1/8                                                      ***

Page No. LSI3.1/9                                                      ***

Page No. LSI3.1/10                                                     ***

Page No. LSI3.1/11                                                     ***

Page No. LSI3.1/12                                                     ***

Page No. LSI3.1/13                                                     ***

Page No. LSI3.1/14                                                     ***

Page No. LSI3.1/15                                                      ***

Page No. LSI3.1/16                                                      ***

Page No. LSI3.1/17                                                      ***

Page No. LSI3.1/18                                                      ***

Page No. LSI3.1/19                                                      ***

Page No. LSI3.1/20                                                      ***

Page No. LSI3.1/21                                                      ***

-------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSI3.1       ***
                                                                    -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI3.1/COL/1        Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                              I4 : Landscaping
Lump Sum Item LST4.1                            I4.1 : Hard and Soft Landscaping

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              EARTHWORKS

              Landscaping

E820.1        Hydroseeding; including all
              species during summer at 25g/m2
              and winter at 30g/m2                     m2          ***           ***             ***

E820.2        Hydroseeding; including all
              species during summer at 25g/m2
              and winter at 3Og/m2; inclined at
              an angle exceeding 10 degrees to
              the horizontal                           m2          ***           ***             ***

E850.1        Shrubs; Ardisia crenata; size
              600 x 500 mm; pot-grown                  nr          ***           ***             ***

E850.2        Shrubs; Duranta repens; size
              600 x 500 mm; pot-grown                  nr          ***           ***             ***

E850.3        Shrubs; Ixora javanica; size
              500 x 500 mm; pot-grown                  nr          ***           ***             ***

E850.4        Shrubs; Ligustrum sinense; size
              500 x 400 mm; pot-grown                  nr          ***           ***             ***

E850.5        Shrubs; Melastoma Candida; size
              600 x 500 mm; pot-grown                  nr          ***           ***             ***

E850.6        Shrubs; Melastoma sanquineum; size
              600 x 500 mm; pot-grown                  nr          ***           ***             ***

E850.7        Shrubs; Rhus chinensis; size
              600 x 500 mm; pot-grown                  nr          ***           ***             ***

E860.1        Trees; Celtis sinensis; standard
              size; root balled                        nr          ***           ***             ***

E860.2        Trees; Ficus microcarpa; standard
              size; root balled                        nr          ***           ***             ***

E860.3        Trees; Ficus virens; standard
              size; root balled                        nr          ***           ***             ***

E860.4        Trees; Heritea littoralis;
              standard size; root balled               nr          ***           ***             ***

E860.5        Trees; Macaranga tanarius;
              standard size; root balled               nr          ***           ***             ***

E860.6        Trees; Pongamia pinnata; standard
              size; root balled                        nr          ***           ***             ***

E860.7        Trees; Sapium sebiferum; standard
              size; root balled                        nr          ***           ***             ***

E860.8        Trees; Schefflera octophylla;
              standard size; root balled               nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI4.1/1            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                              I4 : Landscaping
Lump Sum Item LST4.1                            I4.1 : Hard and Soft Landscaping

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              EARTHWORKS

              landscaping (Cont'd)

E860.9        Trees; Cassia siamea; heavy
              standard size; root balled               nr          ***           ***             ***

E860.10       Trees; Cinnamomum camphora; heavy
              standard size; root balled               nr          ***           ***             ***

              IN SITU CONCRETE

              Provision of concrete designed mix

F220          Class: 20/20; concrete category B        m3          ***           ***             ***

              Placing of mass concrete

              Bases, footings, pile caps and
              ground slabs; concrete category B

F522          thickness 150-300 mm                     m3          ***           ***             ***

              CONCRETE ANCILLARIES

              Formwork finish; type F2

              Vertical

G343          width 0.2-0.4 m                          m2          ***           ***             ***

              MISCELLANEOUS METALWORK

              Galvanized mild steel

              Miscellaneous framing

N161          angle iron stakes; 50 x 50 x 3 mm;
              including approved ties and
              spacers                                  m           ***           ***             ***

              ROADS AND PAVINGS

              Sub-bases; flexible road bases and
              surfacing

              Granular material as General
              Specification clause 6.07

R113          depth 60-100 mm                          m2          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI3.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI4.1/2            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                              I4 : Landscaping
Lump Sum Item LST4.1                            I4.1 : Hard and Soft Landscaping

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------

              ROADS AND PAVINGS

              Concrete pavements

              Other in situ concrete slabs; grade
              30/20

R433          depth 60-100 mm                          m2          ***           ***             ***

R480          Waterproof membranes below
              concrete pavements; impermeable
              polythene sheeting 0.125 mm
              nominal thickness                        m2          ***           ***             ***

              Kerbs, channels and edgings

              Precast concrete edging kerbs of
              Highways Dept. types El, E2 and
              E3; 50 x 150 mm high

R631          straight or curved to radius
              exceeding 12 m; including
              cement and sand (1:3) bedding,
              and concrete bed and haunch
              grade 20/20                              m           ***           ***             ***

              ROADS AND PAVINGS

              Light duty pavements

R723          Hardcore base; well consolidated

              depth 60-100 mm                          m2          ***           ***             ***

R780          Precast concrete blocks; 100 x 200 x
              60 mm thick; laid in herringbone
              pattern; on and including 30 mm
              thick sand course                        m2          ***           ***             ***

              PAINTING

              Polyurethane paint; first coat of 2
              pack epoxy zinc phosphate 70 microns
              (KP1A), second coat of 2 pack high
              build epoxy MIO 100 microns (KU1D)
              and finishing coat of 2 pack high
              build polyurethane 50 microns (KU2B)

V770          Metal sections                           m2          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI4.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI4.1/3            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                              I4 : Landscaping
Lump Sum Item LST4.1                            I4.1 : Hard and Soft Landscaping

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              MISCELLANEOUS WORK

              Fences

              Metal post and wire; comprising 152
              x 229 x 34 mm mild steel Grade 43A
              structural 'T' section posts at 3000
              mm centres, 2985 x 2000 mm high
              Weldmesh panel vertical wires 4 mm
              diameter at 50 mm centres fixed to
              2000 x 20 x 4 mm thick galvanized
              mild steel bars, and 300 x 300 x 20
              mm base plate; including 24 mm
              diameter stainless steel bolts with
              expansion anchors, 8 mm diameter
              Allen head bolts, 14 mm diameter
              Allen lead ferrules, and washers

X145.1        exposed height 2.2 m; concrete
              grade 20/20 foundation 400 x
              400 x 500 mm high                        m           ***           ***             ***

X145.2        exposed height 2.2 m; concrete
              grade 20/20 foundation 450 x
              530 x 950 mm high                        m           ***           ***             ***

              Gates and stiles

              Metal field gates; comprising 50 x
              50 mm mild steel Grade 43A
              rectangular hollow section frames
              and bracings, and 2985 x 2000 mm
              high Weldmesh panel vertical wires 4
              mm diameter at 75 mm centres; fixed
              with 8mm diameter Allen head bolts
              and washers; including hinges,
              barrel bolt, padlock and drop bolts;
              height 2.101 m; in two leaves            nr           ***           ***             ***

X237          width 6 m

              SPECIALIST ARCHITECTURAL METALWORK

              Ancillaries

AH890.1       Stainless steel tree guards; 1350
              mm high; comprising 4 nr. 133 x
              102 x 15 mm universal 'T' sections
              formed to radii, 25 mm outside
              diameter hollow section tubes in 2
              sections with and including
              end caps, and 4 nr. 10 mm thick
              base plates; including bolts and
              ferrules                                 nr          ***           ***             ***

H890.2        Cast iron tree grilles in 2
              sections; overall size 1190x 1190
              mm; including 75 x 25 x 5 mm frame
              cast in concrete                         nr          ***           ***             ***

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI4.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI4.1/4            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                              I4 : Landscaping
Lump Sum Item LSI4.1                            I4.1 : Hard and Soft Landscaping

ITEM CODE            ITEM DESCRIPTION                  UNIT      QUANTITY     RATE HK$        AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Contractor's Other Charges

              The Contractor shall enter hereunder
              any specific item of work or
              obligation or thing which is
              necessary for the execution of the
              Works, as required by the Contract,
              which has been omitted from or has
              not been separately itemised in this
              Lump Sum Breakdown and for which a
              separate charge is required.

              The unit of measurement for any
              Contractor's Other Charges shall be
              "sum", with Quantity and Rate
              columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI4.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI4.1/5            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                              I4 : Landscaping
Lump Sum Item LSI4.1                            I4.1 : Hard and Soft Landscaping

ITEM CODE            ITEM DESCRIPTION                 UNIT       QUANTITY       RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------------
              GENERAL ITEMS

              Method-Related Charges

              The Contractor shall enter hereunder
              in detail any method related charges
              items in accordance with CESMM3
              Section 7

---------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI4.1      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                   LSI4.1/6            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                              I4 : Landscaping
Lump Sum Item LSI4.1                            I4.1 : Hard and Soft Landscaping

         ITEM DESCRIPTION                                         AMOUNT HK$
----------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSI4.1
: Hard and Soft Landscaping

Page No. LSI4.1/1                                                   ***

Page No. LSI4.1/2                                                   ***

Page No. LSI4.1/3                                                   ***

Page No. LSI4.1/4                                                   ***

Page No. LSI4.1/5                                                   ***

Page No. LSI4.1/6                                                   ***

----------------------------------------------------------------------------
                         To Collection of Lump Sum Item LSI4.1      ***
                                                                 -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI4.1/COL/1            Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                      I5 : Diversion of Existing Channel(RRIW)
Lump Sum Item LSI5.1    I5.1 : Diversion of Existing Open Drainage Channel(RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               DEMOLITION AND SITE CLEARANCE

               Other structures

               Concrete

D521.1         Reinforced concrete wing wall 300mm thick;
               volume not exceeding 50m/3/                         sum                           ***

D521.2         Reinforced concrete head wall 300mm thick;
               volume not exceeding 50m/3/                         sum                           ***

               Metal

D549           Mild steel security grille (in 2 nrs.);
               approximate size 5000 x 2500 x 2500mm high
               each                                                sum                           ***

               EARTHWORKS

               Landscaping

               Grasscrete

E999           Grasscrete Type GC2; 600 x 600 x 150mm              nr       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI5.1/1                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                      I5 : Diversion of Existing Channel(RRIW)
Lump Sum Item LSI5.1    I5.1 : Diversion of Existing Open Drainage Channel(RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               IN-SITU CONCRETE

               Provision of concrete designed mix

F230           Class: 30/20; concrete category C                   m3       ***       ***        ***

F240           Class: 40/20; concrete category B                   m3       ***       ***        ***

F290           Class: 10/20; concrete category C                   m3       ***       ***        ***

               Placing of mass concrete

               Blinding; concrete category C

F511           Thickness not exceeding 150mm                       m3       ***       ***        ***

               Placing of reinforced concrete

               Ground slab, concrete category C

F621.1         Thickness not exceeding 150mm                       m3       ***       ***        ***

F623.1         Thickness : 300-500mm                               m3       ***       ***        ***

               Sloping ground slab, concrete category C

F621.2         Thickness not exceeding 150mm                       m3       ***       ***        ***

               Ground slab, concrete category B

F623.2         Thickness : 300-500mm                               m3       ***       ***        ***

               Wall; concrete category C

F641           Thickness not exceeding 150mm                       m3       ***       ***        ***

               Head wall; concrete category B

F642           Thickness: 150-300mm                                m3       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI5.1/2                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                      I5 : Diversion of Existing Channel(RRIW)
Lump Sum Item LSI5.1    I5.1 : Diversion of Existing Open Drainage Channel(RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Formwork finish; type F1

               Plane vertical

G345.1         Width exceeding 1.22m                               m2       ***       ***        ***

               Formwork finish; type F2

               Sloping upper surface

G322           Width : 0.1-0.2m                                    m        ***       ***        ***

               Plane vertical

G342           Width : 0.1-0.2m                                    m        ***       ***        ***

G343.1         Width: 0.2-0.4m                                     m2       ***       ***        ***

G345.2         Width exceeding 1.22m                               m2       ***       ***        ***

               For voids

G375           Large void depth: not exceeding 0.5m                nr       ***       ***        ***

               Formwork finish; type F5

               Plane vertical

G343.2         Width: 0.2-0.4m                                     m2       ***       ***        ***

G345.3         Width exceeding 1.22m                               m2       ***       ***        ***

               Reinforcement

               Deformed high yield steel bars to BS4449

G522           Diameter 12mm                                       t        ***       ***        ***

G523           Diameter 16mm                                       t        ***       ***        ***

G524           Diameter 20mm                                       t        ***       ***        ***

               Steel fabric to BS4483 Ref. No. A252

G563           Nominal mass: 3-4kg/m2                              m2       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI5.1/3                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                      I5 : Diversion of Existing Channel(RRIW)
Lump Sum Item LSI5.1    I5.1 : Diversion of Existing Open Drainage Channel(RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES (CONT'D)

               Joints

               Formed surface with 25mm thick approved light grey polysulphide sealant with primer; with compressible inorganic joint filler

G621           Average width: not exceeding 0.5m                   m2       ***       ***        ***

               Formed surface with 25mm thick closed cell foam filler with polysulphide mastic

G641           Average width: not exceeding 0.5m                   m2       ***       ***        ***

               Rubber waterstops; centre-bulb

G653.1         Average width: 200-300mm                            m        ***       ***        ***

               Rubber waterstops; rearguard

G653.2         Average width: 200-300mm                            m        ***       ***        ***

               Dowels

G682           Sleeved; 25mm diameter galvanised mild steel
               dowel bar; 650 long                                 nr       ***       ***        ***

G699           Bond breaking tape                                  m        ***       ***        ***

               Concrete accessories

               Finishing of top surfaces

G813           Type U5                                             m2       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI5.1/4                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                      I5 : Diversion of Existing Channel(RRIW)
Lump Sum Item LSI5.1    I5.1 : Diversion of Existing Open Drainage Channel(RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - PIPES

               Precast concrete pipes to BS5911

               Class H; flexible spigot and socket joints

I254           Nominal bore: 900-1200mm; in trench depth
               2.0 - 2.5m                                          m        ***       ***        ***

I255           Nominal bore: 900-1200mm; in trench depth
               2.5 - 3.0m                                          m        ***       ***        ***

I259           Nominal bore: 900-1200mm; by pipe jacking           m        ***       ***        ***

               Extras to excavation and backfilling

               In pipe jacking

L151           Excavation of rock                                  m3       ***       ***        ***

L157           Excavation of natural material below the
               final surface and backfill with concrete            m3       ***       ***        ***

               Beds

               Imported granular material

L334           Nominal bore 900-1200mm; depth of beds 900mm
               (extreme)                                           m        ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI5.1/5                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                      I5 : Diversion of Existing Channel(RRIW)
Lump Sum Item LSI5.1    I5.1 : Diversion of Existing Open Drainage Channel(RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               STRUCTURAL METALWORK

               Fabrication of members for frames weldable structural galvanised steel Grade 50C to BS4360

               Columns; 305 x 165 x 40.3kg/m universal beam

M311.1         straight on plan                                    t        ***       ***        ***

               Beams; 305 x 165 x 40.3kg/m universal beam

M311.2         straight on plan                                    t        ***       ***        ***

               Beams; 203 x 203 x 46.1kg/m universal beam

M321.1         straight on plan                                    t        ***       ***        ***

               Beams; 102 x 51 x 10.42kg/m channel

M321.2         straight on plan                                    t        ***       ***        ***

               Beams; 102 x 51 x 14.9kg/m channel

M321.3         straight on plan                                    t        ***       ***        ***

               Beams; 254 x 127 x 45kg/m tee

M321.4         straight on plan                                    t        ***       ***        ***

               Bracings; 305 x 102 x 46.18kg/m channel

M361           Straight on plan                                    t        ***       ***        ***

               Anchorages and holding down bolts assemblies

M380           M20 set bolts                                       nr       ***       ***        ***

               Erection of members for frames; weldable structural galvanised steel Grade 50C to BS4360

M620           Permanent erection                                  t        ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI5.1/6                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                      I5 : Diversion of Existing Channel(RRIW)
Lump Sum Item LSI5.1    I5.1 : Diversion of Existing Open Drainage Channel(RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               MISCELLANEOUS METALWORK

               Mild steel ladders

N130           Inclined step ladder; 630mm wide                    m        ***       ***        ***

               Mild steel railings

N140           Type 2 railing as HyD's Standard Drawings
               No.H2130, H2132 and H2134                           m        ***       ***        ***

               Miscellaneous framing; fixing by 6mm fillet weld

N161           Mild steel angle section; 50 x 50 x 6mm thick       m        ***       ***        ***

N169           Mild steel flat 20 x 50mm                           m        ***       ***        ***

N999.1         Mild steel base plate; forming holes for
               bolts; 300 x 600 x 25mm thick                       nr       ***       ***        ***

N999.2         Expanded metal walkway panel; 14mm thick;
               mild steel galvanizing to BS729                     m2       ***       ***        ***

N999.3         Plastigate door with steel 316-S31 envelope
               over a mild steel matrix with a cellular
               core; size 1545 x 1470mm; including all
               frames, fixings and ironmongery                     nr       ***       ***        ***

N999.4         Mild steel hinge door; 800 x 800mm wide;
               including all frames, fixings and ironmongery       nr       ***       ***        ***

N999.5         Mild steel tubular rails; 50mm diameter;
               approximate 600mm in girth                          nr       ***       ***        ***

N999.6         Mild steel step irons                               nr       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI5.1/7                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                      I5 : Diversion of Existing Channel(RRIW)
Lump Sum Item LSI5.1    I5.1 : Diversion of Existing Open Drainage Channel(RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               ROADS AND PAVINGS

               Sub-bases, flexible road bases and surfacing

               Granular material type 1 as specified

R116           Depth 200 - 250mm                                   m2       ***       ***        ***

R170.1         Geosynthetic reinforcement; geotexile;
               tensile strength of 200kN/m (minimum)               m2       ***       ***        ***

R170.2         Geosynthetic reinforcement; geotexile;
               tensile strength of 200kN/m (minimum);
               inclined at an angle of 10 DEG.-45 DEG. to
               the horizontal                                      m2       ***       ***        ***

               Sand

R193           Depth 60 - 100mm                                    m2       ***       ***        ***

               Rock; grade 200

R198           Depth: exceeding 300mm                              m2       ***       ***        ***

               Concrete pavements

               Carriageway slabs

R425           Depth 150 - 200mm                                   m2       ***       ***        ***

               Steel fabric reinforcement to BS4483
               Ref. No. 252

R443           Nominal mass: 3 - 4kg/m2                            m2       ***       ***        ***

               Joints in concrete pavements

               Expansion joints

R525           Depth of joint: 150 - 200mm                         m        ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI5.1/8                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                      I5 : Diversion of Existing Channel(RRIW)
Lump Sum Item LSI5.1    I5.1 : Diversion of Existing Open Drainage Channel(RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               ROADS AND PAVINGS (CONT'D)

               Kerbs, channels and edgings

               Precast concrete kerbs of Highways Dept type K1

R611           Straight or curved to radius exceeding 12m          m        ***       ***        ***

               In-situ concrete rectangular channels; 1500mm wide x 400mm (minimum) deep to invert level

R681           Straight or curved to radius exceeding 12m          m        ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI5.1/9                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                      I5 : Diversion of Existing Channel(RRIW)
Lump Sum Item LSI5.1    I5.1 : Diversion of Existing Open Drainage Channel(RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PAINTING

               Painting System E

               Metal, other than metal sections and pipework

V911           Upper surfaces inclined at an angle not
               exceeding 30 DEG. to the horizontal                 m2       ***       ***        ***

V915           Isolated surfaces of width or girth not
               exceeding 500mm                                     m2       ***       ***        ***

V970           Metal Sections                                      m2       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI5.1/10               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                      I5 : Diversion of Existing Channel(RRIW)
Lump Sum Item LSI5.1    I5.1 : Diversion of Existing Open Drainage Channel(RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and Rates of Columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI5.1/11               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                      I5 : Diversion of Existing Channel(RRIW)
Lump Sum Item LSI5.1    I5.1 : Diversion of Existing Open Drainage Channel(RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI5.1/12               Contract No. LCC-300

Contract No. LCC-301                              Cost Centre I : External Works
Lump Sum Breakdown                      I5 : Diversion of Existing Channel(RRIW)
Lump Sum Item LSE1.1    I5.1 : Diversion of Existing Open Drainage Channel(RRIW)

                           ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSI5.1
: Diversion of Existing Open Drainage Channel(RRIW)

Page No. LSI5.1/1                                                         ***

Page No. LSI5.1/2                                                         ***

Page No. LSI5.1/3                                                         ***

Page No. LSI5.1/4                                                         ***

Page No. LSI5.1/5                                                         ***

Page No. LSI5.1/6                                                         ***

Page No. LSI5.1/7                                                         ***

Page No. LSI5.1/8                                                         ***

Page No. LSI5.1/9                                                         ***

Page No. LSI5.1/10                                                        ***

Page No. LSI5.1/11                                                        ***

Page No. LSI5.1/12                                                        ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSI5.1       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI5.1/COL/1              Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I6 : Traction Section Cabin
Lump Sum Item LSI6.1                   I6.1 : Traction Section Cabin - Structure

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F220           Class: 20/20; concrete category C                   m3       ***       ***        ***

F250           Class: 45/20; concrete category B                   m3       ***       ***        ***

               Placing of mass concrete

               Blinding; concrete category C

F511           thickness not exceeding 150 mm                      m3       ***       ***        ***

               Placing of reinforced concrete

               Bases, footings, pile caps and ground slabs;
               concrete category B

F622           thickness 150-300 mm                                m3       ***       ***        ***

F623           thickness 300-500 mm                                m3       ***       ***        ***

               Suspended slabs; concrete category B

F632           thickness 150-300 mm                                m3       ***       ***        ***

               Walls; concrete category B

F642           thickness 150-300 mm                                m3       ***       ***        ***

F644           thickness exceeding 500 mm                          m3       ***       ***        ***

F680           Other concrete forms; steps; concrete
               category B                                          m3       ***       ***        ***

               CONCRETE ANCILLARIES

               Formwork finish; type F1

               Horizontal

G315           width exceeding 1.22 m; left in                     m2       ***       ***        ***

               Vertical

G342.1         width 0.1-0.2 m                                     m        ***       ***        ***

G344.1         width 0.4-1.22 m                                    m2       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI6.1/1                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I6 : Traction Section Cabin
Lump Sum Item LSI6.1                   I6.1 : Traction Section Cabin - Structure

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Formwork finish; type F4

               Horizontal

G313           width 0.2-0.4 m                                     m2       ***       ***        ***

               Vertical

G342.2         width 0.1-0.2 m                                     m        ***       ***        ***

G344.2         width 0.4-1.22 m                                    m2       ***       ***        ***

               Reinforcememt

               Deformed high yield steel bars to BS 4449

G521           nominal size not exceeding 10 mm                    t        ***       ***        ***

G522           nominal size 12 mm                                  t        ***       ***        ***

G523           nominal size 16 mm                                  t        ***       ***        ***

               WATERPROOFING

               Damp Proofing

               Waterproof sheeting; 0.3 mm thick
               polyethylene damp proof sheet
               membrane

W131           upper surfaces inclined at an
               angle not exceeding 30 degrees
               to the horizontal                                   m2       ***       ***        ***

W133           surfaces inclined at an angle
               exceeding 60 degrees to the
               horizontal                                          m2       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI6.1/2                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I6 : Traction Section Cabin
Lump Sum Item LSI6.1                   I6.1 : Traction Section Cabin - Structure

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI6.1/3                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I6 : Traction Section Cabin
Lump Sum Item LSI6.1                   I6.1 : Traction Section Cabin - Structure

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI6.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI6.1/4                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I6 : Traction Section Cabin
Lump Sum Item LSI6.1                   I6.1 : Traction Section Cabin - Structure

                           ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSI6.1
: Traction Section Cabin - Structure

Page No. LSI6.1/1                                                         ***

Page No. LSI6.1/2                                                         ***

Page No. LSI6.1/3                                                         ***

Page No. LSI6.1/4                                                         ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSI6.1       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI6.1/COL/1              Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I6 : Traction Section Cabin
Lump Sum Item LSI6.2                        I6.2 : Traction Section Cabin - ABWF

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               MISCELLANEOUS METALWORK

               Galvanized mild steel

               Miscellaneous framing; welded

N100.1         angle section; 25 x 25 x 6 mm thick                 m        ***       ***        ***

N100.2         angle section; 38 x 38 x 6 mm thick                 m        ***       ***        ***

N100.3         flat 12 x 6 mm thick                                m        ***       ***        ***

N100.4         fixing lugs; fishtail ends; 10 mm diameter;
               approximate 120 mm long                             nr       ***       ***        ***

               Plate flooring; chequer plate

N170           6mm thick; with 100 x 40 mm hand hole at 450
               mm centre to centre                                 m2       ***       ***        ***

               PAINTING

               Lead iron or zinc based primer paint; zinc rich primer to BS 4652; in two coats

               Metal other than metal sections and pipework

V111           upper surfaces inclined at an angle not
               exceeding 30 degrees to the horizontal              m2       ***       ***        ***

               Alkyd gloss paint; in one coat

V470           Metal sections                                      m2       ***       ***        ***

               PLASTERING, RENDERING AND WALL LININGS

               Walls and columns

               Cement and sand (1:3) render

AJ110          one coat; nominally 50 mm thick                     m2       ***       ***        ***

               Floors

               Cement and sand (1:3) render

AJ210          one coat; nominally 50 mm thick                     m2       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI6.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI6.2/1                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I6 : Traction Section Cabin
Lump Sum Item LSI6.2                        I6.2 : Traction Section Cabin - ABWF

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               METAL SHUTTERS, WINDOWS AND LOUVRES

               Louvres

               External louvre with insect mesh;
               weatherproofed; including framing, mastic sealant, waterproofing grouting, approved expanded metal lath/plaster stop and all other fixing accessories and support; as Appendix AA to Particular Specification, section L15 and Drawing nr LCC300/31/A04/135, /A24/901

AF301.1        overall size 8000 x 4200mm high                     nr       ***       ***        ***

AF301.2        overall size 8000 x 4200mm high; including 1
               no. of opening                                      nr       ***       ***        ***

AF301.3        overall size 9000 x 4200mm high                     nr       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI6.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI6.2/2                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I6 : Traction Section Cabin
Lump Sum Item LSI6.2                        I6.2 : Traction Section Cabin - ABWF

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI6.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI6.2/3                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I6 : Traction Section Cabin
Lump Sum Item LSI6.2                        I6.2 : Traction Section Cabin - ABWF

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI6.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI6.2/4                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                   I6 : Traction Section Cabin
Lump Sum Item LSI6.2                        I6.2 : Traction Section Cabin - ABWF

                           ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSI6.2
: Traction Section Cabin - ABWF

Page No. LSI6.2/1                                                          ***

Page No. LSI6.2/2                                                          ***

Page No. LSI6.2/3                                                          ***

Page No. LSI6.2/4                                                          ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSI6.2        ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI6.2/COL/1              Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                        I7 : Reprovision of Police Check Point
Lump Sum Item LSI7.1                                     I7.1 : Structure (RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F220           Class: 20/20; concrete category C                   m3       ***       ***        ***

F250           Class: 45/20; concrete category B                   m3       ***       ***        ***

               Placing of mass concrete

               Blinding; concrete category C

F511           thickness not exceeding 150 mm                      m3       ***       ***        ***

               Placing of reinforced concrete

               Bases, footings, pile caps and ground slabs;
               concrete category B

F623           thickness 300 - 500 mm                              m3       ***       ***        ***

               Placing of reinforced concrete

               Walls; concrete category B

F642           thickness 150-300 mm                                m3       ***       ***        ***

               CONCRETE ANCILLARIES

               Formwork finish; type F1

               Vertical

G344           width 0.4-1.22 m                                    m2       ***       ***        ***

               Formwork finish; type F4

               Horizontal

G312           width 0.1-0.2 m                                     m        ***       ***        ***

G314           width 0.4-1.22 m                                    m2       ***       ***        ***

               Vertical

G342           width 0.1-0.2 m                                     m        ***       ***        ***

G345           width exceeding 1.22 m                              m2       ***       ***        ***

               Reinforcement

               Deformed high yield steel bars to BS 4449

G521           nominal size not exceeding 10 mm                    t        ***       ***        ***

G522           nominal size 12 mm                                  t        ***       ***        ***

G523           nominal size 16 mm                                  t        ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI7.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI7.1/1                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                       I7 : Police Check Point
Lump Sum Item LSI7.1                                     I7.1 : Structure (RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Joints

               Formed surface plain

G631           average width not exceeding 0.5 m                   m2       ***       ***        ***

               ROADS AND PAVINGS

               Sub-bases, flexible road bases and surfacing

               Granular material as General Specification clause 6.07

R116           depth 200-250 mm                                    m2       ***       ***        ***

               Concrete pavements

               Other in-situ concrete slabs; grade 40/20

R434           Depth 100-150 mm                                    m2       ***       ***        ***

               Deformed high yield steel bar reinforcement to BS4449

R473           Nominal size 10 mm                                  t        ***       ***        ***

R480           Waterproof membranes below concrete
               pavements; impermeable polythene sheeting
               0.125 mm nominal thickness                          m2       ***       ***        ***

               Ancillaries

               Traffic signs

R812           Illuminated, Police Stop                            nr       ***       ***        ***

R823           Surface markings, Letters and
               shapes, as police requirements                      nr       ***       ***        ***

R899.1         Electric drop arm barriers, complete
               including but not limited to flashing high
               intensity lights, operator control systems,
               cabling, as per Appendix II to Particular
               Specification                                       nr       ***       ***        ***

               MISCELLANEOUS WORK

               Fences

               Metal crah barrier, post type with built in lights and paint finish

X173           nominally 1700mm high, 150mm dia                    nr       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI7.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI7.1/2                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                        I7 : Reprovision of Police Check Point
Lump Sum Item LSI7.1                                     I7.1 : Structure (RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI7.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI7.1/3                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                        I7 : Reprovision of Police Check Point
Lump Sum Item LSI7.1                                     I7.1 : Structure (RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI7.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI7.1/4                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                        I7 : Reprovision of Police Check Point
Lump Sum Item LSI7.1                                     I7.1 : Structure (RRIW)

                           ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSI7.1
: Structure (RRIW)

Page No. LSI7.1/1                                                         ***

Page No. LSI7.1/2                                                         ***

Page No. LSI7.1/3                                                         ***

Page No. LSI7.1/4                                                         ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSI7.1       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI7.1/COL/1              Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                        I7 : Reprovision of Police Check Point
Lump Sum Item LSI7.2                                          I7.2 : ABWF (RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PAINTING

               Emulsion paint; one coat thinned with water in accordance with the manufacturer's recommendation and two unthinned coats;
               as Appendix AA to Particular Specification, section M60

               Plaster and render

V541           Upper surfaces inclined at an angle not
               exceeding 30 degrees to the horizontal              m2       ***       ***        ***

V543           surfaces inclined at an angle exceeding 60
               degrees to the horizontal                           m2       ***       ***        ***

V743           Waterproof elastomeric paint; one coat
               recommended primer, two undercoats and one
               finishing coat; as Appendix II to Particular
               Specification                                       m2       ***       ***        ***

               WATERPROOFING

               Roofing; as Drawing nr LCC300/31/A60/772

               Waterproofing covering

W341           upper surface inclined at an angle not
               exceeding 30 degrees to the horizontal              m2       ***       ***        ***

W346           surfaces of width not exceeding 300mm               m        ***       ***        ***

               Rendering in waterproofing cement render

W361           upper surface inclined at an angle not
               exceeding 30 degrees to the horizontal              m2       ***       ***        ***

W366           surfaces of width not exceeding 300mm               m        ***       ***        ***

               50mm thick thermal insulation board

W391           upper surface inclined at an angle not
               exceeding 30 degrees to the horizontal              m2       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI7.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI7.2/1                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                        I7 : Reprovision of Police Check Point
Lump Sum Item LSI7.2                                          I7.2 : ABWF (RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               WATERPROOFING

               Protective layer; as Drawing nr
               LCC300/31/A60/772

               Flexible sheeting; PVC roofing membrane

W421           upper surface inclined at an angle not
               exceeding 30 degrees to the horizontal              m2       ***       ***        ***

W426           surfaces of width not exceeding 300mm               m        ***       ***        ***

               Sand and cement screed

W441           upper surface inclined at an angle not
               exceeding 30 degrees to the horizontal              m2       ***       ***        ***

               CARPENTRY AND JOINERY

               Fittings

               Supervisor desk counter; plastic laminated plywood; as Appendix II

AC720          overall size nominally 1200 x 600 x 750mm
               high                                                nr       ***       ***        ***

               Cabinet, wall mounted as Appendix II to
               Particular Specification

AC790.1        overall size nominally 950 x 450 x 600mm high       nr       ***       ***        ***

               Cabinet, floor mounted as Appendix II to Particular Specification

AC790.2        overall size nominally 1450 x 450 x 900mm
               high                                                nr       ***       ***        ***

AC790.3        Venetian blind to window size 600 x 600mm           nr       ***       ***        ***

AC790.4        Venetian blind to window size 1730 x 1500 x
               1500mm                                              nr       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI7.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI7.2/2                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                        I7 : Reprovision of Police Check Point
Lump Sum Item LSI7.2                                          I7.2 : ABWF (RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               IRONMONGERY

               Hinges; as Appendix II to Particular
               Specification

AD290.1        size 114 x 114mm; fixed                             nr       ***       ***        ***

               Locks, latches and bolts; as

               Bolts

AD339.1        Double cylinder with thumb turn; fixed to
               galvanised steel                                    nr       ***       ***        ***

               Closers and selectors; as Appendix II to Particular Specification

               Door closers

AD490.1        fixed to galvanised steel                           nr       ***       ***        ***

               Kick plates; as Appendix II to Particular
               Specification

AD700.1        965 x 200 x 1.6mm thick; fixed to galvanised
               steel                                               nr       ***       ***        ***

               METAL DOORS AND FRAMES

               One hour fire rated doors and frames; as Appendix II to Particular Specification,

               Galvanised steel, heavy duty, with laminate plastic to inside and outside

AE300.1        nominally 750mm width x 2150mm high                 nr       ***       ***        ***

AE300.2        nominally 850mm width x 2150mm high                 nr       ***       ***        ***

               METAL SHUTTERS, WINDOWS AND LOUVRES

               Windows; as Appendix AA to Particular
               Specification, section L10 and Drawing
               nr LCC300/31/A60/770-771

AF201.1        stainless steel; size 600 x 600mm high              nr       ***       ***        ***

AF201.2        stainless steel; overall size
               1730 x 1500 x 1500mm high                           nr       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI7.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI7.2/3                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                        I7 : Reprovision of Police Check Point
Lump Sum Item LSI7.2                                          I7.2 : ABWF (RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               SPECIAL ARCHITECTURAL METALWORK

               Ancillaries

AH890          Stainless steel rack for metal mesh storage         nr       ***       ***        ***

               SIGNS AND ADVERTISING PANELS

               Signs

               Non-illuminated

AI120.1        Hong Kong Police Force external Sign, fixed
               to concrete wall                                    nr       ***       ***        ***

               PLASTERING, RENDERING AND WALL LININGS

               Walls and columns

               Gypsum plaster; as Appendix AA to Particular
               Specification, section M20

AJ122          10 mm thick; to receive emulsion paint              m2       ***       ***        ***

               Floors

               Cement and sand (1:3) screed; with trowelled finish for wearing surfaces; as Appendix AA to Particular Specification, section M10

AJ232.1        with steel fabric reinforcement; 70 mm thick;
               to receive studded rubber flooring                  m2       ***       ***        ***

               FLEXIBLE SHEETING AND TILING

               Rubber studded floor tiles, "Konvex" or other products having equivalent performance and specification, as Appendix II to the Particular Specification.

               Floors, tiling

AL121          vinyl.                                              m2       ***       ***        ***

               SANITARY ACCESSORIES

AN400          Toilet roll holders; stainless steel; fixed
               to reinforced concrete wall                         nr       ***       ***        ***

AN900          Grab rail; stainless steel; fixed to
               reinforced concrete walls                           nr       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI7.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI7.2/4                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                        I7 : Reprovision of Police Check Point
Lump Sum Item LSI7.2                                          I7.2 : ABWF (RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL GLAZING

               Glass

               Laminated tinted glass; 6mm thick

AS135          area 10m2; glazing to PVF2 coated aluminium
               windows; as Appendix II Particular
               Specification                                       m2       ***       ***        ***

               SANITARY FITTINGS SYSTEM

               Sanitary fittings

               Water closets

BC0201         generally                                           nr       ***       ***        ***

               Wash basins

BC0201         generally                                           nr       ***       ***        ***

               MISCELLANEOUS WORK

               The following miscellaneous work shall supply and installed to the satisfaction of the Engineer

X999.1         Window type air-conditioner as Appendix II to
               the Particular Specification                        nr       ***       ***        ***

X999.2         Standard office chair as Appendix II to the
               Particular Specification                            nr       ***                  ***

X999.3         Standard polypropylene chair as Appendix II
               to the Particular Specification                     nr       ***                  ***

X999.4         Removable metal mesh window cover, as
               Appendix II to the Particular Specification         sum      ***                  ***

X999.5         Electrical Building Services complete, as
               Appendix II to the Particular Specification         sum                           ***

X999.6         Telephone Utility Services complete, as
               Appendix II to the Particular Specification         sum                           ***

X999.8         Connections to sewage system as Appendix II
               to the Particular Specification                     sum                           ***

X999.9         Connections to water supply system as
               Appendix II to the Particular Specification         sum                           ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI6.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI7.2/5                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                        I7 : Reprovision of Police Check Point
Lump Sum Item LSI7.2                                          I7.2 : ABWF (RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI7.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI7.2/6                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                        I7 : Reprovision of Police Check Point
Lump Sum Item LSI7.2                                          I7.2 : ABWF (RRIW)

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI7.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI7.2/7                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                        I7 : Reprovision of Police Check Point
Lump Sum Item LSI7.2                                          I7.2 : ABWF (RRIW)

                           ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSI7.2
: ABWF (RRIW)

Page No. LSI7.2/1                                                         ***

Page No. LSI7.2/2                                                         ***

Page No. LSI7.2/3                                                         ***

Page No. LSI7.2/4                                                         ***

Page No. LSI7.2/5                                                         ***

Page No. LSI7.2/6                                                         ***

Page No. LSI7.2/7                                                         ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSI7.2       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI7.2/COL/1              Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                               I8 : Water Main
Lump Sum Item LSI8.1                                           I8.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - PIPES

               Ductile spun iron pipe to BS 4772 Class K9;
               flanged Joints; cement mortar lining

               Nominal bore; 80 mm

I312.1         in trenches depth not exceeding                     m        ***       ***        ***

               Nominal bore; 150 mm

I312.2         in trenches depth not exceeding                     m        ***       ***        ***

I312.3         in trenches depth not exceeding 1.5 m;
               incoming water mains; in shared trench laid
               with two pipes                                      m        ***       ***        ***

I312.4         in trenches depth not exceeding 1.5 m;
               incoming water mains; in shared trench laid
               with three pipes                                    m        ***       ***        ***

               Nominal bore; 300 mm

I321           not in trenches; inside pits                        m        ***       ***        ***

I322.1         in trenches depth not exceeding 1.5 m;
               incoming water mains; in shared trench laid
               with two pipes                                      m        ***       ***        ***

I322.2         in trenches depth not exceeding 1.5 m;
               incoming water mains; in shared trench laid
               with three pipes                                    m        ***       ***        ***

               PIPEWORK - FITTTNGS AND VALVES

               Ductile spun iron pipe to BS 4772 Class K9;
               flanged joints; cement mortar lining

               Bends

J311.1         nominal bore; 80 mm                                 nr       ***       ***        ***

J311.2         nominal bore; 150 mm                                nr       ***       ***        ***

J312.1         nominal bore; 300 mm                                nr       ***       ***        ***

               Junctions and branches

J321           nominal bore; 150 mm                                nr       ***       ***        ***

J322           nominal bore; 300 mm                                nr       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI8.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI8.1/1                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                               I8 : Water Main
Lump Sum Item LSI8.1                                           I8.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - FITTINGS AND VALVES

               Ductile spun iron pipe to BS 4772 Class K9;
               flanged joints; cement mortar lining (Cont'd)

               Flexible couplings

J391           nominal bore; 150 mm                                nr       ***       ***        ***

J392           nominal bore; 300 mm                                nr       ***       ***        ***

               PIPEWORK - FITTINGS AND VALVES

               Valves and penstocks

               Air valves

J861           nominal bore 150 mm                                 nr       ***       ***        ***

               Sluice valves

J891.1         nominal bore 80 mm                                  nr       ***       ***        ***

J891.2         nominal bore 150 mm                                 nr       ***       ***        ***

J891.3         nominal bore 300 mm                                 nr       ***       ***        ***

               Check meter positions

J891.5         nominal bore 80 mm                                  nr       ***       ***        ***

               PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

               Valve pits

               In situ concrete; for one valve

K231.1         depth not exceeding 1.5m                            nr       ***       ***        ***

               In situ concrete; for two valves

K231.2         depth not exceeding 1.5m                            nr       ***       ***        ***

               Check meter chambers

               In situ concrete; Chamber No. CMC1

K231.3         depth not exceeding 1.5m                            nr       ***       ***        ***

               In situ concrete; Chamber No. CMC2

K231.4         depth not exceeding 1.5m                            nr       ***       ***        ***

               In situ concrete; Chamber No. CMC3

K231.5         depth not exceeding 1.5m                            nr       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI8.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI8.1/2                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                               I8 : Water Main
Lump Sum Item LSI8.1                                           I8.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - SUPPORTS AND PROTECTION,
               ANCILLARIES TO LAYING AND EXCAVATION

               Beds

               Mass concrete

L344           nominal distance 600-900 mm between inside
               faces of outer pipe walls; for one pipe
               nominal bore 150 mm and one pipe nominal bore
               300 mm; as W.S.D. Standard Drawing                  m        ***       ***        ***

L346           nominal distance 1200-1500 mm between
               inside faces of outer pipe walls; for two
               pipes nominal bore 150 mm and one pipe
               nominal bore 300 mm; as W.S.D. Standard
               Drawing                                             m        ***       ***        ***

               Concrete stools and thrust blocks; for bends

               Volume 0.5-1m3; reinforced concrete grade
               20/20; for top vertical bends

L744.1         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               Volume 10-12 m3; mass concrete grade 20/20;
               for horizontal and bottom vertical bends

L784           nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI8.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI8.1/3                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                               I8 : Water Main
Lump Sum Item LSI8.1                                           I8.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - SUPPORTS AND PROTECTION,
               ANCILLARIES TO LAYING AND EXCAVATION

               Concrete stools and thrust blocks; for bends
               (Cont'd)

               Volume 12-14 m3; mass concrete grade 20/20;
               for horizontal and bottom vertical bends

L786.1         nominal distance 1200-1500 mm between inside
               faces of outer pipe walls; for three pipes          nr       ***       ***        ***

               Volume 14-16 m3; mass concrete grade 20/20;
               for horizontal and bottom vertical bends

L786.2         nominal distance 1200-1500 mm between inside
               faces of outer pipe walls; for three pipes          nr       ***       ***        ***

               Volume 24-26 m3; mass concrete grade 20/20;
               for horizontal and bottom vertical bends

L786.3         nominal distance 1200-1500 mm between inside
               faces of outer pipe walls; for three pipes          nr       ***       ***        ***

               Concrete stools and thrust blocks; for
               junctions and branches

               Volume 2-4 m3; mass concrete grade 20/20

L762           nominal bore 200-300 mm                             nr       ***       ***        ***

               Concrete stools and thrust blocks; for
               anchorages to pipes of inclination exceeding 1:6

               Volume 0.5-1 m3; mass concrete grade 20/20;
               as W.S.D. Standard Drawing

L744.2         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               SEWER AND WATER MAIN REMOVATION AND ANCILLARY
               WORKS

Y900           Allow for carrying out pressure tests and
               sterilization on the complete water supply
               pipeline before handing over to WSD                 item     ***                  ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI8.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]


Rev.1 : 28 June 2002                LSI8.1/4                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                               I8 : Water Main
Lump Sum Item LSI8.1                                           I8.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charges shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI8.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI8.1/5                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                               I8 : Water Main
Lump Sum Item LSI8.1                                           I8.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI8.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI8.1/6                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                               I8 : Water Main
Lump Sum Item LSI8.1                                           I8.1 : Water Main

                           ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSI8.1
: Water Main

Page No. LSI8.1/1                                                         ***

Page No. LSI8.1/2                                                         ***

Page No. LSI8.1/3                                                         ***

Page No. LSI8.1/4                                                         ***

Page No. LSI8.1/5                                                         ***

Page No. LSI8.1/6                                                         ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSI8.1       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI8.1/COL/1              Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                       I9 : Utility Diversions
Lump Sum Item LSI9.1                                   I9.1 : Utility Diversions

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               UTILITIES

               Diversion of existing services

               Electric

Y131.1         11kV overhead line and associated poles;
               crossing over existing ponds; as drawings
               LCC300/31/C15/201 to 203 (utility ref. CLP-11KV)    sum                           ***

Y131.2         LV overhead lines and associated poles;
               crossing over existing ponds; as drawings
               LCC300/31/C15/201 to 203 (utility ref. CLP-LV)      sum                           ***

               Communication

Y162           Telecommunication; telephone overhead cable
               and associated posts; crossing over existing
               ponds; as drawings LCC300/31/C15/201 to 203
               (utility ref. HKT)                                  sum                           ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI9.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI9.1/1                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                       I9 : Utility Diversions
Lump Sum Item LSI9.1                                   I9.1 : Utility Diversions

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and Rates of Columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI9.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI9.1/2                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                       I9 : Utility Diversions
Lump Sum Item LSI9.1                                   I9.1 : Utility Diversions

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               Method Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI9.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI9.1/3                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                       I9 : Utility Diversions
Lump Sum Item LSI9.1                                   I9.1 : Utility Diversions

                           ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSI9.1
: Utility Diversions

Page No. LSI9.1/1                                                         ***

Page No. LSI9.1/2                                                         ***

Page No. LSI9.1/3                                                         ***

--------------------------------------------------------------------------------
                                      Total of Lump Sum Item LSI9.1       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI9.1/COL/1              Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.1                                         I10.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - PIPES

               Ductile spun iron pipe to BS 4772 Class K9;
               flanged joints; cement mortar lining

               Nominal bore; 80 mm

I311.1         not in trenches; inside pits                        m        ***       ***        ***

I312.1         in trenches depth not exceeding 1.5 m;
               incoming water mains; in shared trench laid
               with two pipes                                      m        ***       ***        ***

               Nominal bore; 150 mm

I311.2         not in trenches; inside pits                        m        ***       ***        ***

I312.2         in trenches depth not exceeding 1.5 m;
               incoming water mains; in shared trench laid
               with two pipes                                      m        ***       ***        ***

               Nominal bore; 200 mm

I311.3         not in trenches; inside pits                        m        ***       ***        ***

               Nominal bore; 300 mm

I321           not in trenches; inside pits                        m        ***       ***        ***

I322           in trenches depth not exceeding 1.5 m;
               incoming water mains; in shared trench laid
               with two pipes                                      m        ***       ***        ***

               PIPEWORK - FITTINGS AND VALVES

               Ductile spun iron pipe to BS 4772 Class K9;
               flanged joints; cement mortar lining

               Bends

J311.1         nominal bore; 80 mm                                 nr       ***       ***        ***

J311.2         nominal bore; 150 mm                                nr       ***       ***        ***

J311.3         nominal bore; 200 mm                                nr       ***       ***        ***

J312           nominal bore; 300 mm                                nr       ***       ***        ***

               Bends; with duck foot

J311.4         nominal bore; 80 mm                                 nr       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI10.1         ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI10.1/1               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.1                                         I10.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - FITTINGS AND VALVES

               Ductile spun iron pipe to BS 4772 Class K9;
               flanged joints; cement mortar lining (Cont'd)

               Junctions and branches

J321           nominal bore; 150 mm                                nr       ***       ***        ***

J322           nominal bore; 300 mm                                nr       ***       ***        ***

               Tapers

J332           nominal bore; 80 mm                                 nr       ***       ***        ***

               Glands

J361           nominal bore; 150 mm                                nr       ***       ***        ***

J362           nominal bore; 300 mm                                nr       ***       ***        ***

               Straight specials

J381           nominal bore; 80 mm; 300 mm long                    nr       ***       ***        ***

               Valves and penstocks

               Single air valves

J861.1         nominal bore 25 mm                                  nr       ***       ***        ***

               Double air valves

J861.2         nominal bore 80 mm                                  nr       ***       ***        ***

J861.3         nominal bore 150 mm                                 nr       ***       ***        ***

               Sluice valves

J891.1         nominal bore 150 mm                                 nr       ***       ***        ***

J892           nominal bore 300 mm                                 nr       ***       ***        ***

               Valves for washout

J891.2         nominal bore 150 mm                                 nr       ***       ***        ***

               Stop cocks; with stainless steel extension piece and threaded end

J891.4         nominal bore 25 mm                                  nr       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI10.1         ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI10.1/2               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.1                                         I10.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

               Valve pits

               In situ concrete; for two valves

K231.1         depth not exceeding 1.5 m                           nr       ***       ***        ***

               Air valve chambers

               Precast concrete; assembled with standard units and complete with removable cover; as W.S.D. Standard Drawing

K251           depth not exceeding 1.5 m                           nr       ***       ***        ***

               PIPEWORK - SUPPORTS AND PROTECTION,
               ANCILLARIES TO LAYING AND EXCAVATION

               Beds

               Mass concrete

L344.1         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for one pipe
               nominal bore 150 mm and one pipe nominal bore
               300 mm; as W.S.D. Standard Drawing                  m        ***       ***        ***

               Surrounds

               Mass concrete

L544.1         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for one pipe
               nominal bore 150 mm and one pipe nominal bore
               300 mm; as W.S.D. Standard Drawing                  m        ***       ***        ***

L544.2         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for one pipe
               nominal bore 150 mm and one pipe nominal bore
               300 mm; with 6 mm thick mild steel topping
               plate; as W.S.D. Standard Drawing                   m        ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSI10.1         ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI10.1/3               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.1                                         I10.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - SUPPORTS AND PROTECTION,
               ANCILLARIES TO LAYING AND EXCAVATION

               Concrete stools and thrust blocks; for bends

               Volume 0.5-1 m3; mass concrete grade 20/20;
               for horizontal and bottom vertical bends

L744.1         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               Volume 0.5-1 m3; reinforced concrete grade
               20/20; for top vertical bends

L744.2         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               Volume 2-4 m3; reinforced concrete grade
               20/20; for top vertical bends

L764           nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               Volume 10-12 m3; mass concrete grade 20/20;
               for horizontal and bottom vertical bends

L784.1         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI10.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI10.1/4               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.1                                         I10.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - SUPPORTS AND PROTECTION,
               ANCILLARIES TO LAYING AND EXCAVATION

               Concrete stools and thrust blocks; for
               junctions and branches

               Volume 2-4 m3; mass concrete grade 20/20

L762           nominal bore 200-300 mm                             nr       ***       ***        ***

               Concrete stools and thrust blocks; for ends

               Volume 10-12 m3; reinforced concrete grade
               20/20

L784.2         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               Concrete stools and thrust blocks; for
               anchorages to pipes of inclination exceeding
               1:6

               Volume 0.5-1 m3; mass concrete grade 20/20; as W.S.D. Standard Drawing

L744.2         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               SEWER AND WATER MAIN REMOVATION AND ANCILLARY
               WORKS

Y900           Allow for carrying out pressure tests and
               sterilization on the complete water supply
               pipeline before handing over to WSD                 item     ***                  ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI10.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002               LSI10.1/5               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.1                                         I10.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI10.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI10.1/6               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.1                                         I10.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI10.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI10.1/7               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.1                                         I10.1 : Water Main

                           ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSI10.1
: Water Main

Page No. LSI10.1/1                                                        ***

Page No. LSI10.1/2                                                        ***

Page No. LSI10.1/3                                                        ***

Page No. LSI10.1/4                                                        ***

Page No. LSI10.1/5                                                        ***

Page No. LSI10.1/6                                                        ***

Page No. LSI10.1/7                                                        ***

--------------------------------------------------------------------------------
                                     Total of Lump Sum Item LSI10.1       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI10.1/COL/1             Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.2                                           I10.2 : Gas Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               MECHANICAL INSTALLATIONS

BB1409         Design, supply and installation of the gas
               supply system together with all necessary
               builder's works in connection therewith in
               accordance with the requirements of the Hong
               Kong and China Gas Company Limited and
               Appendix M to the Particular Specification          sum                           ***

               Sundries

BB1909         Provision of testing and commissioning for
               the gas supply system                               sum                           ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI10.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI10.2/1               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.2                                           I10.2 : Gas Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI10.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI10.2/2               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.2                                           I10.2 : Gas Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI10.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI10.2/3               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.2                                           I10.2 : Gas Main

                           ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSI10.2
: Gas Main

Page No. LSI10.2/1                                                        ***

Page No. LSI10.2/2                                                        ***

Page No. LSI10.2/3                                                        ***

--------------------------------------------------------------------------------
                                     Total of Lump Sum Item LSI10.2       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI10.2/COL/1             Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.3                                I10.3 : Telephone Utilities

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               UTILITIES

               Provision of new services

               Communications; systems of PCCW-HKT Telephone
               Limited; as Drawing LCC300/31/C15/207 to 210
               Appendix M to Particular Specification

Y162.1         telecommunications; provide open trenches and
               backfill after PCCW-HKT cable installation          sum                           ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI10.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI10.3/1               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.3                                I10.3 : Telephone Utilities

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI10.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI10.3/2               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.3                                I10.3 : Telephone Utilities

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI10.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI10.3/3               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.3                                I10.3 : Telephone Utilities

                           ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSI10.3
: Telephone Utilities

Page No. LSI10.3/1                                                        ***

Page No. LSI10.3/2                                                        ***

Page No. LSI10.3/3                                                        ***

--------------------------------------------------------------------------------
                                     Total of Lump Sum Item LSI10.3       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI10.3/COL/1             Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.4                                 I10.4 : BWIC with Services

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

               Drawpits

               In situ concrete; for cabling and wiring works of PCCW-HKT Telephone Limited; chamber size 870 x 2290 mm;

K231           depth not exceeding 1.5 m                           nr       ***       ***        ***

               Install Ducts (Supplied by PCCW-HKT);
               unplasticized polyvinyl chloride to BS
               3506:1969 Class B; solvent welded joints to BS 4346 Part 1; with draw wire

K512           in trenches depth not exceeding 1.5 m; for
               cabling and wiring works of PCCW-HKT
               Telephone Limited; in shared trench laid with
               second duct                                         m        ***       ***        ***

               Ducts; GT 100mm dia. with draw wires

K513           in trenches depth not exceeding 1.5 m; for
               cabling and wiring works of PCCW-HKT
               Telephone Limited; in shared trench laid with
               second duct                                         m        ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI10.4      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI10.4/1               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.4                                 I10.4 : BWIC with Services

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI10.4      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI10.4/2               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.4                                 I10.4 : BWIC with Services

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI10.4      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI10.4/3               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                   I10 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI10.4                                 I10.4 : BWIC with Services

                           ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSI10.4
: BWIC with Services

Page No. LSI10.4/1                                                        ***

Page No. LSI10.4/2                                                        ***

Page No. LSI10.4/3                                                        ***

--------------------------------------------------------------------------------
                                     Total of Lump Sum Item LSI10.4       ***
                                                                      ----------

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI10.4/COL/1             Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.1                                         I11.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - PIPES

               Ductile spun iron pipe to BS 4772 Class K9;
               flanged joints; cement mortar lining

               Nominal bore; 80 mm

I311.1         not in trenches; inside chambers                    m        ***       ***        ***

               Nominal bore; 150 mm

I311.2         not in trenches; inside chambers                    m        ***       ***        ***

I312           in trenches depth not exceeding 1.5 m;
               incoming water mains; in shared trench laid
               with two pipes                                      m        ***       ***        ***

               Nominal bore; 300 mm

I321           not in trenches; inside chambers                    m        ***       ***        ***

I322           in trenches depth not exceeding 1.5 m;
               incoming water mains; in shared trench laid
               with two pipes                                      m        ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI11.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI11.1/1               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.1                                         I11.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - FITTINGS AND VALVES

               Ductile spun iron pipe to BS 4772 C1ass K9;
               flanged joints; cement mortar lining

               Bends

J311.1         nominal bore; 150 mm                                nr       ***       ***        ***

J312.1         nominal bore; 300 mm                                nr       ***       ***        ***

               Junctions and branches

J321           nominal bore; 150 mm                                nr       ***       ***        ***

J322           nominal bore; 300 mm                                nr       ***       ***        ***

               Tapers

J332           nominal bore; 300 mm                                nr       ***       ***        ***

               Valves and penstocks

               Double air valves

J861.1         nominal bore 80 mm                                  nr       ***       ***        ***

J861.2         nominal bore 150 mm                                 nr       ***       ***        ***

               Sluice valves

J891.1         nominal bore 80 mm                                  nr       ***       ***        ***

J891.2         nominal bore 150 mm                                 nr       ***       ***        ***

J892.1         nominal bore 300 mm                                 nr       ***       ***        ***

               Valves for washout

J891.3         nominal bore 150 mm                                 nr       ***       ***        ***

J892.2         nominal bore 300 mm                                 nr       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI11.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI11.1/2               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.1                                         I11.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

               Valve pits

               In situ concrete; for two valves

K231           depth not exceeding 1.5 m                           nr       ***       ***        ***

               Pipe chambers

               Brickwork; 150 mm thick walls with removable pre-cast concrete cover; for one pipe nominal bore 150 mm and one pipe nominal bore 300 mm as W.S.D. Standard Drawing

K251           depth not exceeding 1.5 m                           m        ***       ***        ***

               PIPEWORK - SUPPORTS AND PROTECTION,
               ANCILLARIES TO LAYING AND EXCAVATION

               Beds

               Mass concrete

L344           nominal distance 600-900 mm between inside
               faces of outer pipe walls; for one pipe
               nominal bore 150 mm and one pipe nominal bore
               300 mm; as W.S.D. Standard Drawing                  m        ***       ***        ***

               Surrounds

               Mass concrete

L544           nominal distance 600-900 mm between inside
               faces of outer pipe walls; for one pipe
               nominal bore 150 mm and one pipe nominal bore
               300 mm; as W.S.D. Standard Drawing                  m        ***       ***        ***

               Concrete stools and thrust blocks; for bends

               Volume 0.5-1 m3; mass concrete grade 20/20;
               for horizontal and bottom vertical bends

L744.1         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI11.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI11.1/3               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.1                                         I11.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - SUPPORTS AND PROTECTION,
               ANCILLARIES TO LAYING AND EXCAVATION

               Concrete stools and thrust blocks; for bends

               Volume 0.5-1 m3; reinforced concrete grade
               20/20; for top vertical bends

L744.2         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               Volume 4-6 m3; mass concrete grade 20/20; for horizontal and bottom vertical bends

L774           nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               Volume 10-12 m3; mass concrete grade 20/20;
               for horizontal and bottom vertical bends

L784           nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               Concrete stools and thrust blocks; for
               junctions and branches

               Volume 2-4 m3; mass concrete grade 20/20

L762           nominal bore 200-300 mm                             nr       ***       ***        ***

               Concrete stools and thrust blocks; for
               anchorages to pipes of inclination exceeding 1:6

               Volume 0.5-1 m3; mass concrete grade 20/20; as W.S.D. Standard Drawing

L744.3         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               SEWER AND WATER MAIN REMOVATION AND ANCILLARY
               WORKS

Y900           Allow for carrying out pressure tests and
               sterilization on the complete water supply
               pipeline before handing over to WSD                 item     ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI11.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI11.1/4               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.1                                         I11.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI11.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI11.1/5               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.1                                         I11.1 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI11.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI11.1/6               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.1                                         I11.1 : Water Main

                           ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSI11.1
: Water Main

Page No. LSI11.1/1                                                        ***

Page No. LSI11.1/2                                                        ***

Page No. LSI11.1/3                                                        ***

Page No. LSI11.1/4                                                        ***

Page No. LSI11.1/5                                                        ***

Page No. LSI11.1/6                                                        ***

--------------------------------------------------------------------------------
                                     Total of Lump Sum Item LSI11.1       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI11.1/COL/1             Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.2                                           I11.2 : Gas Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               MECHANICAL INSTALLATIONS

BB1409         Design, supply and installation of the gas
               supply system together with all necessary
               builder's works in connection therewith in
               accordance with the requirements of the Hong
               Kong and China Gas Company Limited and
               Appendix M to the Particular Specification          sum                           ***

               Sundries

BB1909         Provision of testing and commissioning for
               the gas supply system                               sum                           ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI11.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                 LSI11.2/1              Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.2                                           I11.2 : Gas Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI11.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI11.2/2               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.2                                           I11.2 : Gas Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI11.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI11.2/3               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.2                                           I11.2 : Gas Main

                           ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSI11.2
: Gas Main

Page No. LSI11.2/1                                                        ***

Page No. LSI11.2/2                                                        ***

Page No. LSI11.2/3                                                        ***

--------------------------------------------------------------------------------
                                     Total of Lump Sum Item LSI11.2       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI11.2/COL/1             Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.3                                I11.3 : Telephone Utilities

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               UTILITIES

               Provision of new services

               Communications; systems of PCCW-HKT Telephone
               Limited; as Drawing LCC300/31/C15/207 to 210
               Appendix M to Particular Specification

Y162.1         telecommunications; provide open trenches and
               backfill after PCCW-HKT cable installation          sum                           ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI11.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI11.3/1               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.3                                I11.3 : Telephone Utilities

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI11.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI11.3/2               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.3                                I11.3 : Telephone Utilities

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI11.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI11.3/3               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.3                                I11.3 : Telephone Utilities

                           ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSI11.3
: Telephone Utilities

Page No. LSI11.3/1                                                        ***

Page No. LSI11.3/2                                                        ***

Page No. LSI11.3/3                                                        ***

--------------------------------------------------------------------------------
                                     Total of Lump Sum Item LSI11.3       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI11.3/COL/1             Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.4                                 I11.4 : BWIC with Services

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

               Drawpits

               In situ concrete; for cabling and wiring works of PCCW-HKT Telephone Limited; chamber size 870 x 2290 mm;

K231           depth not exceeding 1.5 m                           nr       ***       ***        ***

               Install Ducts (Supplied by PPCW-HKT);
               unplasticized polyvinyl chloride to BS
               3506:1969 Class B; solvent welded joints to BS 4346 Part 1; with draw Wire

K512           in trenches depth not exceeding 1.5 m; for
               cabling and wiring works of PCCW-HKT
               Telephone Limited; in shared trench laid with
               second duct                                         m        ***       ***        ***

               Ducts; GI 100mm dia, with draw wires.

K513           in trenches depth not exceeding 1.5 m; for
               cabling and wiring works of PCCW-HKT
               Telephone Limited; in shared trench laid with
               second duct                                         m        ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI11.4      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI11.4/1               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.4                                 I11.4 : BWIC with Services

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI11.4      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI11.4/2               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.4                                 I11.4 : BWIC with Services

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI11.4      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI11.4/3               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                  I11 : Widening Existing Access Road (Area B)
Lump Sum Item LSI11.4                                 I11.4 : BWIC with Services

                           ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSI11.4
: BWIC with Services

Page No. LSI11.4/1                                                        ***

Page No. LSI11.4/2                                                        ***

Page No. LSI11.4/3                                                        ***

--------------------------------------------------------------------------------
                                     Total of Lump Sum Item LSI11.4       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI11.4/COL/1             Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.1                                I12.1 : Telephone Utilities

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               UTILITIES

               Provision of new services

               Communications; systems of PCCW-HKT Telephone
               Limited; as Drawing LCC300/31/C15/207 to 210
               Appendix M to Particular Specification

Y162.1         telecommunications; provide open trenches and
               backfill after PCCW-HKT cable installation          sum                           ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI12.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI12.1/1               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.1                                I12.1 : Telephone Utilities

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI12.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI12.1/2               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    M1 : Widening of Lok Ma Chau Road (Area A)
Lump Sum Item LSI12.1                                I12.1 : Telephone Utilities

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI12.1      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI12.1/3               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.1                                I12.1 : Telephone Utilities

                           ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSI12.1
: Telephone Utilities

Page No. LSI12.1/1                                                        ***

Page No. LSI12.1/2                                                        ***

Page No. LSI12.1/3                                                        ***

--------------------------------------------------------------------------------
                                     Total of Lump Sum Item LSI12.1       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI12.1/COL/1             Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.2                                         I12.2 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - PIPES

               Ductile spun iron pipe to BS 4772 Class K9;
               flanged joints; cement mortar lining

               Nominal bore; 150 mm

I312           in trenches depth not exceeding 1.5 m;
               incoming water mains; in shared trench laid
               with two pipes                                      m        ***       ***        ***

               Nominal bore; 300 mm

I322           in trenches depth not exceeding 1.5 m;
               incoming water mains; in shared trench laid
               with two pipes                                      m        ***       ***        ***

               PIPEWORK - FITTINGS AND VALVES

               Ductile spun iron pipe to BS 4772 Class K9;
               flanged joints; cement mortar lining

               Bends

J311.1         nominal bore; 150 mm                                nr       ***       ***        ***

J312.1         nominal bore; 300 mm                                nr       ***       ***        ***

               Junctions and branches

J321           nominal bore; 150 mm                                nr       ***       ***        ***

J322           nominal bore; 300 mm                                nr       ***       ***        ***

               Tapers

J332           nominal bore; 300 mm                                nr       ***       ***        ***

               Valves and penstocks

               Air valves

J861.1         nominal bore 25 mm                                  nr       ***       ***        ***

J861.2         nominal bore 150 mm                                 nr       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI12.2/1               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.2                                         I12.2 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - FITTINGS AND VALVES

               Valves and penstocks (Cont'd)

               Sluice valves

J891.1         nominal bore 150 mm                                 nr       ***       ***        ***

J891.2         nominal bore 300 mm                                 nr       ***       ***        ***

               Valves for washout

J891.3         nominal bore 150 mm                                 nr       ***       ***        ***

J891.4         nominal bore 300 mm                                 nr       ***       ***        ***

               PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

               Va1ve pits

               In situ concrete; for two valves

K231           depth not exceeding 1.5m                            nr       ***       ***        ***

               PIPEWORK - SUPPORTS AND PROTECTION,
               ANCILLARIES TO LAYING AND EXCAVATION

               Beds

               Mass concrete

L344           nominal distance 600-900 mm between inside
               faces of outer pipe walls; for one pipe
               nominal bore 150 mm and one pipe nominal bore
               300 mm; as W.S.D. Standard Drawing                  m        ***       ***        ***

               Surrounds

               Mass concrete

L544           nominal distance 600-900 mm between inside
               faces of outer pipe walls; for one pipe
               nominal bore 150 mm and one pipe nominal bore
               300 mm; as W.S.D. Standard Drawing                  m        ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI12.2/2               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.2                                         I12.2 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - SUPPORTS AND PROTECTION,
               ANCILLARIES TO LAYING AND EXCAVATION

               Concrete stools and thrust blocks; for bends

               Volume 0.5-1 m3; mass concrete grade 20/20;
               for horizontal and bottom vertical bends

L744.1         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               Volume 0.5-1 m3; reinforced
               concrete grade 20/20; for top vertical bends

L744.2         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               Volume 2-4 m3; mass concrete grade
               20/20; for horizontal and bottom vertical bends

L764.1         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               Volume 2-4 m3; reinforced concrete
               grade 20/20; for top vertical bends

L764.2         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               Volume 4-6 m3; mass concrete grade
               20/20; for horizontal and bottom vertical bends

L774           nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               Volume 10-12 m3; mass concrete grade 20/20;
               for horizontal and bottom vertical bends

L784           nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

-------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI12.2/3               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.2                                         I12.2 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               PIPEWORK - SUPPORTS AND PROTECTION,
               ANCILLARIES TO LAYING AND EXCAVATION

               Concrete stools and thrust blocks; for
               junctions and branches

               Volume 2-4 m3, mass concrete grade 20/20

L762           nominal bore 200-300 mm                             nr       ***       ***        ***

               Concrete stools and thrust blocks; for
               anchorages to pipes of inclination exceeding 1:6

               Volume 0.5-1 m3; mass concrete grade 20/20;
               as W.S.D. Standard Drawing

L744.3         nominal distance 600-900 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               Concrete stools and thrust blocks; in utility troughs

               Volume 0.1-0.2 m3; reinforced concrete grade
               35/20D

L723           nominal distance 300-600 mm between inside
               faces of outer pipe walls; for two pipes            nr       ***       ***        ***

               SEWER AND WATER MAIN REMOVATION AND ANCILLARY
               WORKS

Y900           Allow for carrying out pressure tests and
               sterilization on the complete water supply
               pipeline before handing over to WSD                 item                          ***

-------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI12.2/4               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.2                                         I12.2 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI12.2/5               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.2                                         I12.2 : Water Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                      To Collection of Lump Sum Item LSI2.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI12.2/6               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.2                                         I12.2 : Water Main

                           ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSI12.2
: Water Main

Page No. LSI12.2/1                                                        ***

Page No. LSI12.2/2                                                        ***

Page No. LSI12.2/3                                                        ***

Page No. LSI12.2/4                                                        ***

Page No. LSI12.2/5                                                        ***

Page No. LSI12.2/6                                                        ***

--------------------------------------------------------------------------------
                                     Total of Lump Sum Item LSI12.2       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 26 April 2002             LSI12.2/COL/1             Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.3                                           I12.3 : Gas Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               MECHANICAL INSTALLATIONS

BB1409         Design, supply and installation of the gas
               supply system together with all necessary
               builder's works in connection therewith in
               accordance with the requirements of the Hong
               Kong and China Gas Company Limited and
               Appendix M to the Particular Specification          sum                           ***

               Sundries

BB1909         Provision of testing and commissioning for
               the gas supply system                               sum                           ***

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI12.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI12.3/1               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.3                                           I12.3 : Gas Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum
               Breakdown and for which a separate charge is required.

               The unit of measurement for any Contractor's
               Other Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI12.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI12.3/2               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.3                                           I12.3 : Gas Main

ITEM CODE                       ITEM DESCRIPTION                   UNIT  QUANTITY  RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSI12.3      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI12.3/3               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.3                                           I12.3 : Gas Main

                       ITEM DESCRIPTION                           AMOUNT HK$
------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSI12.3 : Gas Main

Page No. LSI12.3/1                                                   ***

Page No. LSI12.3/2                                                   ***

Page No. LSI12.3/3                                                   ***

------------------------------------------------------------------------------
                                Total of Lump Sum Item LSI12.3       ***
                                                                 -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI12.3/COL/1             Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.4                                 I12.4 : BWIC with Services

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

             Drawpits

             In situ concrete; for cabling and wiring works of PCCW-HKT Telephone Limited; chamber size 870 x 2290 mm;
             as Drawing nr. LCC300/31/C15/230

K231         depth not exceeding 1.5 m                                nr           ***            ***            ***

             Install Ducts (Supplied by PCCW-HKT); unplasticized polyvinyl chloride to BS 3506:1969 Class B; solvent welded joints to BS 4346 Part 1; with draw wire

K512         in trenches depth not exceeding 1.5 m; for cabling
             and wiring works of PCCW-HKT Telephone Limited; in
             shared trench laid with second duct                      m            ***            ***            ***

             Ducts; GI 100mm dia, with draw wires.

K?13         in trenches depth not exceeding 1.5 m; for cabling
             and wiring works of PCCW-HKT Telephone Limited; in
             shared trench laid with second duct                      m            ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI12.4        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI12.4/1               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.4                                 I12.4 : BWIC with Services

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's Other
             Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI12.4        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI12.4/2               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.4                                 I12.4 : BWIC with Services

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI12.4        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI12.4/3               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                    I12 : Construction of Access Road (Area C)
Lump Sum Item LSI12.4                                 I12.4 : BWIC with Services

                       ITEM DESCRIPTION                           AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSI12.4 : BWIC with Services

Page No. LSI12.4/1                                                    ***

Page No. LSI12.4/2                                                    ***

Page No. LSI12.4/3                                                    ***

------------------------------------------------------------------------------
                                 Total of Lump Sum Item LSI12.4       ***
                                                                 -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI12.4/COL/1             Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.1                                           I13.1 : Gas Main

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             MECHANICAL INSTALLATIONS

BB1409       Design, supply and installation of the gas supply
             system together with all necessary builder's
             works in connection therewith in accordance with the
             requirements of the Hong Kong and China Gas Company
             Limited and Appendix M to the Particular
             Specification                                            sum                                        ***

             Sundries

BB1909       Provision of testing and commissioning for the gas
             supply system                                            sum                                        ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI13.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSI13.1/1               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.1                                           I13.1 : Gas Main

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's Other
             Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI13.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI13.1/2               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.1                                           I13.1 : Gas Main

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI13.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSI13.1/3               Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.1                                           I13.1 : Gas Main

                       ITEM DESCRIPTION                           AMOUNT HK$
------------------------------------------------------------------------------

COLLLECTION OF LUMP SUM ITEM LSI13.1
: Gas Main

Page No. LSI13.1/1                                                    ***

Page No. LSI13.1/2                                                    ***

Page No. LSI13.1/3                                                    ***

------------------------------------------------------------------------------
                                 Total of Lump Sum Item LSI13.1       ***
                                                                 -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI13.1/COL/1             Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.2                                         I13.2 : Water Main

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             PIPEWORK - PIPES

             Ductile spun iron pipe to BS 4772 Class K9;
             flanged joints; cement mortar lining

             Nominal bore; 150 mm

I311.1       not in trenches; inside pits or troughs

I312         in trenches depth not exceeding 1.5 m; incoming
             water mains; in shared trench laid with two pipes        m            ***            ***            ***

             Nominal bore; 200 mm

I311.2       not in trenches; inside pits                             m            ***            ***            ***

             Nominal bore; 300 mm

I321         not in trenches; inside pits or troughs                  m            ***            ***            ***

I322         in trenches depth not exceeding 1.5 m; incoming
             water mains; in shared trench laid with two pipes        m            ***            ***            ***

             PIPEWORK - FITTINGS AND VALVES

             Ductile spun iron pipe to BS 4772 class K9; flanged joints; cement mortar lining

             Bends

J311.1       nominal bore; 150 mm                                     nr           ***            ***            ***

J311.2       nominal bore; 200 mm                                     nr           ***            ***            ***

J312         nominal bore; 300 mm                                     nr           ***            ***            ***

             Junctions and branches

J321         nominal bore; 150 mm                                     nr           ***            ***            ***

J322         nominal bore; 300 mm                                     nr           ***            ***            ***

             Tapers

J332         nominal bore; 300 mm                                     nr           ***            ***            ***

             Valves and penstocks

             Single air valves

J861         nominal bore 25 mm                                       nr           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI13.2        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI13.2/1                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.2                                         I13.2 : Water Main

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             PIPEWORK - FITTINGS AND VALVES

             Valves and penstocks (Cont'd)

             Sluice valves

J891.1       nominal bore 150 mm                                      nr           ***            ***            ***

J891.2       nominal bore 200 mm                                      nr           ***            ***            ***

J891.3       nominal bore 300 mm                                      nr           ***            ***            ***

             Valves for washout

J891.3       nominal bore 150 mm                                      nr           ***            ***            ***

J891.4       nominal bore 300 mm                                      nr           ***            ***            ***

             Meters; 'Kent' Helix 3000

J891.5       nominal bore 150 mm                                      nr           ***            ***            ***

J891.6       nominal bore 200 mm                                      nr           ***            ***            ***

             PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

             Valve pits

             In situ concrete; for two valves

K231.1       depth not exceeding 1.5 m                                nr           ***            ***            ***

             Waste detection chambers

             In situ concrete; Chamber No. WDC3

K231.2       depth not exceeding 1.5 m                                nr           ***            ***            ***

             In situ concrete; Chamber No. WDC4

K231.3       depth not exceeding 1.5 m                                nr           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI13.2        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI13.2/2                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.2                                         I13.2 : Water Main

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             PIPEWORK - SUPPORTS AND PROTECTION, ANCILLARIES TO
             LAYING AND EXCAVATION

             Beds

             Mass concrete

L344         nominal distance 600-900 mm between inside faces of
             outer pipe walls; for one pipe nominal bore 150 mm
             and one pipe nominal bore 300 mm; as W.S.D. Standard
             Drawing                                                  m            ***            ***            ***

             Concrete stools and thrust blocks; for bends

             Volume 0.5-1 m3; mass concrete grade 20/20; for horizontal and bottom vertical bends

L744         nominal distance 600-900 mm between inside faces of
             outer pipe walls; for two pipes                          nr           ***            ***            ***

             Volume 10-12 m3; mass concrete grade 20/20; for horizontal and bottom vertical bends

L784         nominal distance 600-900 mm between inside faces of
             outer pipe walls; for two pipes                          nr           ***            ***            ***

             Concrete stools and thrust blocks; for junctions and branches

             Volume 2-4 m3; mass concrete grade 20/20

L762         nominal bore 200-300 mm                                  nr           ***            ***            ***

L784         nominal distance 600-900 mm between inside faces of
             outer pipe walls; for two pipes                          nr           ***            ***            ***

             SEWER AND WATER MAIN REMOVATION AND ANCILLARY WORKS

Y900         Allow for carrying out pressure tests and
             sterilization on the complete water supply pipeline
             before handing over to WSD                               item         ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI13.2        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI13.2/3                 Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.2                                         I13.2 : Water Main

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's Other
             Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI13.2        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSI13.2/4                Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.2                                         I13.2 : Water Main

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             GENERAL ITEM

             Method-Related Charges

             The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI13.2        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI13.2/5                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.2                                         I13.2 : Water Main

                       ITEM DESCRIPTION                           AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSI13.2 : Water Main

Page No. LSI13.2/1                                                    ***

Page No. LSI13.2/2                                                    ***

Page No. LSI13.2/3                                                    ***

Page No. LSI13.2/4                                                    ***

Page No. LSI13.2/5                                                    ***

------------------------------------------------------------------------------
                                 Total of Lump Sum Item LSI13.2       ***
                                                                 -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSI13.2/COL/1              Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.3                                I13.3 : Telephone Utilities

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             UTILITIES

             Provision of new services

             Communications; systems of PCCW-HKT Telephone
             Limited; as Drawing LCC300/31/C15/207 to 210
             Appendix M to Particular Specification

Y162.1       telecommunications; provide open trenches and
             backfill after PCCW-HKT cable installation               sum                                        ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI13.3        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI13.3/1                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.3                                I13.3 : Telephone Utilities

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's Other
             Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI13.3        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI13.3/2                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.3                                I13.3 : Telephone Utilities

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI13.3        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI13.3/3                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.3                                I13.3 : Telephone Utilities

                       ITEM DESCRIPTION                           AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSI13 : Telephone Utilities

Page No. LSI13.3/1                                                    ***

Page No. LSI13.3/2                                                    ***

Page No. LSI13.3/3                                                    ***

------------------------------------------------------------------------------
                                 Total of Lump Sum Item LSI13.3       ***
                                                                 -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSI13.3/COL/1              Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.4                                 I13.4 : BWIC with Services

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

             Drawpits

             In situ concrete; for cabling and wiring works of PCCW-HKT Telephone Limited; chamber size 870 x 2290 mm;

K231         depth not exceeding 1.5 m                                nr           ***            ***            ***

             Install Ducts (Supplied by PCCW-HKT);
             unplasticized polyvinyl chloride to BS 3506:1969
             Class B; solvent welded joints to BS 4346 Part 1;
             with draw wire

K512         in trenches depth not exceeding 1.5 m; for cabling
             and wiring works of PCCW-HKT Telephone Limited; in
             shared trench laid with second duct                      m            ***            ***            ***

             Ducts; GI 100mm dia, with draw wires.

K513         in trenches depth not exceeding 1.5 m; for cabling
             and wiring works of PCCW-HKT Telephone Limited; in
             shared trench laid with second duct                      m            ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI13.4        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI13.4/1                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.4                                 I13.4 : BWIC with Services

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's Other
             Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI13.4        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI13.4/2                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.4                                 I13.4 : BWIC with Services

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI13.4        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI13.4/3                 Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown               I13 : Widening of Boundary Patrol Road (Area D)
Lump Sum Item LSI13.4                                 I13.4 : BWIC with Services

                       ITEM DESCRIPTION                           AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSI13.4 : BWIC with Services

Page No. LSI13.4/1                                                    ***

Page No. LSI13.4/2                                                    ***

Page No. LSI13.4/3                                                    ***

------------------------------------------------------------------------------
                                 Total of Lump Sum Item LSI13.4       ***
                                                                 -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSI13.4/COL/1             Contract No. LCC-300

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS

             EARTHWORKS

             Landscaping

             Hydroseeding

E830.1       Hydroseeding                                             m2           ***            ***            ***

E830.2       Hydroseeding; inclined at an angle exceeding
             10 DEG. to the horizontal                                m2           ***            ***            ***

             Plants

E840         Phragmities Reeds                                        nr           ***            ***            ***

             Gravel mix

E890.1       Gravel mix                                               m2           ***            ***            ***

E890.2       Gravel mix; inclined at an angle exceeding 10 DEG.
             to the horizontal                                        m2           ***            ***            ***

             Grasscrete

E999         Grasscrete Type GC2; 600 x 600 x 150mm                   nr           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002               LSI14.1/1                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS (CONT'D)

             IN-SITU CONCRETE

             Provision of concrete designed mix

F220         Class: 20/20; concrete category B                        m3           ***            ***            ***

F230         Class: 30/20; concrete category B                        m3           ***            ***            ***

F290         Class: 10/20; concrete category C                        m3           ***            ***            ***

             Placing of mass concrete

             Blinding; concrete category C

F511         Thickness not exceeding 150mm                            m3           ***            ***            ***

             Base; concrete category B

F521.1       Thickness not exceeding 150mm                            m3           ***            ***            ***

             Footing; concrete category B

F521.2       Thickness not exceeding 150mm                            m3           ***            ***            ***

F524         Thickness exceeding 500mm                                m3           ***            ***            ***

             Other concrete form; apron; concrete category B

F581         Thickness not exceeding 150mm                            m3           ***            ***            ***

             Placing of reinforced concrete

             Other concrete forms; ramp; concrete category B

F681         Thickness: not exceeding 150mm                           m3           ***            ***            ***

             Other concrete forms; steps, stairs and landings;
             concrete category B

F682         waist: 150-300mm                                         m3           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/2                 Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS (CONT'D)

             CONCRETE ANCILLARIES

             Formwork finish; type F2

             Plane sloping

G324.1       Width: 0.4-1.22m                                         m2           ***            ***            ***

             Plane vertical

G341.1       Width: not exceeding 0.1m                                m            ***            ***            ***

G342.1       Width: 0.1-0.2m                                          m            ***            ***            ***

G343.1       Width: 0.2-0.4m                                          m2           ***            ***            ***

G344.1       Width: 0.4-1.22m                                         m2           ***            ***            ***

G345.1       Width exceeding 1.22m                                    m2           ***            ***            ***

             For voids

G375         Large void depth: not exceeding 0.5m                     nr           ***            ***            ***

             Formwork finish; type F5

             Sloping upper surface

G323         Width: 0.2-0.4m                                          m2           ***            ***            ***

G324.2       Width: 0.4-1.22m                                         m2           ***            ***            ***

             Plane vertical

G341.2       Width: not exceeding 0.1m                                m            ***            ***            ***

G342.2       Width: 0.1-0.2m                                          m            ***            ***            ***

G343.2       Width: 0.2-0.4m                                          m2           ***            ***            ***

G344.2       Width: 0.4-1.22m                                         m2           ***            ***            ***

G345.2       Width exceeding 1.22m                                    m2           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/3                 Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS (CONT'D)

             CONCRETE ANCILLARIES (CONT'D)

             Reinforcement

             Deformed high yield steel bars to BS4449

G522         Diameter 12mm                                            t            ***            ***            ***

G523         Diameter 16mm                                            t            ***            ***            ***

G524         Diameter 20mm                                            t            ***            ***            ***

G525         Diameter 25mm                                            t            ***            ***            ***

             Steel fabric to BS4483 Ref. No. A393

G566         Nominal mass: 6-7kg/m2                                   m2           ***            ***            ***

             Concrete accessories

             Finishing of top surfaces

G813         Type U5                                                  m2           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/4                 Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS (CONT'D)

             PRECAST CONCRETE

             Outlet head wall

             Precast concrete units for outlet head wall as shown on Drawing No. LCC300/31/C07/105

H995         Mass: 2-5t                                               nr           ***            ***            ***

H996         Mass: 5-10t                                              nr           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/5                 Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS (CONT'D)

             PIPEWORK - PIPES

             Concrete pipes to BS5911 Class M; flexible spigot, and socket joints; lined with polyvinyl chloride or high density polyethylene as specified in Standard
             Specification 6.3.01

I222         Nominal bore: 200-300mm; in trench depth not
             exceeding 1.5m                                           m            ***            ***            ***

I223         Nominal bore: 200-300mm; in trench depth 1.5-2.0m        m            ***            ***            ***

I224         Nominal bore: 200-300mm; in trench depth 2.0-2.5m        m            ***            ***            ***

I232         Nominal bore: 300-600mm; in trench depth not
             exceeding 1.5m                                           m            ***            ***            ***

I233         Nominal bore: 300-600mm; in trench depth 1.5-2.0m        m            ***            ***            ***

I237         Nominal bore: 300-600mm; in trench depth 3.5-4.0m        m            ***            ***            ***

I239         Nominal bore: 300-600mm; in trench depth 4.0-4.5m        m            ***            ***            ***

I243         Nominal bore: 600-900mm; in trench depth 1.5-2.0m        m            ***            ***            ***

             DI pipes to BS 4772; flexible joints and push-in joints; lined internally with cement mortar and coated externally with bituminous coating; as specified in Standard specification 6.3.03

I332         Nominal bore not 300-600mm; in trench depth not
             exceeding 1.5m                                           m            ***            ***            ***

I333         Nominal bore not 300-600mm; trench depth 1.5-2.0m        m            ***            ***            ***

I334         Nominal bore not 300-600mm; trench depth 2.0-2.5m        m            ***            ***            ***

I335         Nominal bore not 300-600mm; trench depth 2.5-3.0m        m            ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/6                 Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS (CONT'D)

             PIPEWORK - PIPES (CONT'D)

             DI pipes to BS 4772; flexible joints and push-in joints; lined internally with cement mortar and coated externally with bituminous coating; as specified in Standard Specification 6.3.03 (Cont'd)

I336         Nominal bore not 300-600mm; trench depth 3.0-3.5m        m            ***            ***            ***

I337         Nominal bore not 300-600mm; trench depth 3.5-4.0m        m            ***            ***            ***

I338         Nominal bore not 300-600mm; trench depth 4.0-4.5m        m            ***            ***            ***

I352         Nominal bore not 900-1200mm; in trench depth not
             exceeding 1.5m                                           m            ***            ***            ***

I353         Nominal bore not 900-1200mm; trench depth 1.5-2.0m       m            ***            ***            ***

I354         Nominal bore not 900-1200mm; trench depth 2.0-2.5m       m            ***            ***            ***

I355         Nominal bore not 900-1200mm; trench depth 2.5-3.0m       m            ***            ***            ***

I356         Nominal bore not 900-1200mm; trench depth 3 .0-3.5m      m            ***            ***            ***

I357         Nominal bore not 900-1200mm; trench depth 3.5-4.0m       m            ***            ***            ***

I358         Nominal bore not 900-1200mm; trench depth 4.0-4.5m       m            ***            ***            ***

             uPVC pipes to BS3506; solvent welded spigot and socket joints as Standard Specification 6.3.05

I511         Nominal bore not exceeding 200mm; not in trenches        m            ***            ***            ***

I512         Nominal bore not exceeding 200mm; in trench depth
             not exceeding 1.5m                                       m            ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/7                 Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS (CONT'D)

             PIPEWORK - FITTINGS AND VALVES

             uPVC pipe fittings; solvent
             welded spigot and socket joints

J411.1       Bends; nominal bore not exceeding 200mm;
             not in trench;                                           nr           ***            ***            ***

J411.2       Bends; nominal bore not exceeding 200mm;
             not in trench; with O-ring seal                          nr           ***            ***            ***

             Gate valve; hand operated; cast iron

J813         nominal bore 300-600mm                                   nr           ***            ***            ***

J815         nominal bore 900-1200mm                                  nr           ***            ***            ***

             Flap valve: cash iron

J899         nominal bore 200-300mm                                   nr           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/8                 Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS (CONT'D)

             PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

             Manholes

K131         Type G; in situ concrete; depth not exceeding 1.5m;
             with heavy duty cover; as D.S.D. Standard Drawing
             DS 1007                                                  nr           ***            ***            ***

K132         Type H; in situ concrete; depth 1.5-2.0m; with heavy
             duty cover; as D.S.D. Standard Drawing DS 1009           nr           ***            ***            ***

K137         Type I; in situ concrete; depth 4.0-4.5m; with heavy
             duty cover; as D.S.D. Standard Drawing DS 1011           nr           ***            ***            ***

             Other stated chambers

K231.1       Flowmeter chamber; in situ concrete; concrete grade
             40/20; depth not exceeding 1.5m; with cast iron
             multiple span gatic medium duty cover; as Drawing
             No. LCC300/31/C07/115                                    nr           ***            ***            ***

K231.2       Valve chamber; in-situ concrete; concrete grade
             30/20; depth not exceeding 1.5m; with precast
             concrete cover; as W.S.D Standard Drawing No.
             WSD1.11C and WSD1.12B                                    nr           ***            ***            ***

K231.3       Drawpit; in situ concrete; concrete grade 30/20; for
             cabling and wiring works; depth not exceeding 1.5m;
             precast concrete cover                                   nr           ***            ***            ***

K232.1       Equalization tank; in situ concrete; concrete grade
             30/20; depth 1.5-2.0m; with heavy duty cover             nr           ***            ***            ***

K233.1       Pump pit for Reed Bed No.1; in situ concrete;
             concrete grade 30/20; depth 2.0-2.5m as Drawing No.
             LCC300/31/C07/007 and LCC300/31/C07/111                  nr           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/9                 Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS (CONT'D)

             PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES
             (CONT'D)

             Other stated chambers (Cont'd)

K233.2       Pump pit for Reed Bed No.2; in situ concrete;
             concrete grade 30/20; depth 2.0-2.5m as Drawing No.
             LCC300/31/C07/007 and LCC300/31/C07/111                  nr           ***            ***            ***

K233.3       Pump pit for Reed Bed No.3; in situ concrete;
             concrete grade 30/20; depth 2.0-2.5m as Drawing No.
             LCC300/31/C07/007 and LCC300/31/C07/111                  nr           ***            ***            ***

K233.4       Pump pit for Reed Bed No.4; in situ concrete;
             concrete grade 30/20; depth 2.0-2.5m as Drawing No.
             LCC300/31/C07/007 and LCC300/31/C07/111                  nr           ***            ***            ***

K233.5       Pump pit for Reed Bed No.5; in situ concrete;
             concrete grade 30/20; depth 2.0-2.5m as Drawing No.
             LCC300/31/C07/007 and LCC300/31/C07/111                  nr           ***            ***            ***

K233.6       Pump pit for Reed Bed No.6; in situ concrete;
             concrete grade 30/20; depth 2.0-2.5m as Drawing No.
             LCC300/31/C07/007 and LCC300/31/C07/111                  nr           ***            ***            ***

K233.7       Pump pit for Reed Bed No.7; in situ concrete;
             concrete grade 30/20; depth 2.0-2.5m as Drawing No.
             LCC300/31/C07/007 and LCC300/31/C07/111                  nr           ***            ***            ***

K233.8       Pump pit for Reed Bed No.8; in situ concrete;
             concrete grade 30/20; depth 2.0-2.5m as Drawing No.
             LCC300/31/C07/007 and LCC300/31/C07/111                  nr           ***            ***            ***

K237.1       Pump pit; in situ concrete; concrete grade 40/20;
             depth 5.0-5.5m; with cast iron multiple span gatic
             medium duty cover; as Drawing No. LCC300/31/C07/115      nr           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/10                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS (CONT'D)

             PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES (CONT'D)

             Other stated chambers (Cont'd)

K237.2       Gate valve chamber; in-situ concrete; concrete grade
             30/20; depth 4.0-4.5m; with heavy duty cover; as
             W.S.D Standard Drawing No. WSD1.11C and WSD1.12B         nr           ***            ***            ***

K256         Gate valve chamber; precast concrete; concrete grade
             30/20; depth 3.5-4.0m; with heavy duty cover; as
             Drawing No. LCC300/31/C15/501                            nr           ***            ***            ***

K257         Gate valve chamber; precast concrete; concrete grade
             30/20; depth 4.0-4.5m; with heavy duty cover; as
             Drawing No. LCC300/31/C15/501                            nr           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/11                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS (CONT'D)

             PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

             Other pipework ancillaries

K862         Connection to existing San Tin Eastern main drainage
             channel; nominal bore 200-300mm                          nr           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/12                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS (CONT'D)

             PIPEWORK - SUPPORTS AND PROTECTION, ANCILLARIES TO
             LAYING AND EXCAVATION

             Concrete stools and thrust block : concrete grade
             20/20; reinforced concrete

L741.1       Volume 0.5-1m3; nominal bore not exceeding 200mm         nr           ***            ***            ***

L751.2       Volume 1-2m3; nominal bore not exceeding 200mm           nr           ***            ***            ***

             Concrete stools and thrust block : concrete grade
             20/20; mass concrete

L741.2       Volume 0.5-1m3; nominal bore not exceeding 200mm         nr           ***            ***            ***

L751.2       Volume 1-2m3; nominal bore not exceeding 200mm           nr           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/13                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS (CONT'D)

             MISCELLANEOUS METALWORK

             Mild steel railings; hand railings as HyD Drawing
             No. H2135A

N140         Straight on plan                                         m            ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/14                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS (CONT'D)

             ROADS AND PAVINGS (CONT'D)

             Sub-bases, flexible road bases and surfacing

             Granular material type 1 as specified

R115         Depth 150 - 200mm                                        m2           ***            ***            ***

R116         Depth 200 - 250mm                                        m2           ***            ***            ***

R117.1       Depth 250 - 300mm                                        m2           ***            ***            ***

             Granular material type 1 as specified; inclined at an angle exceeding 10 DEG. to the horizontal

R117.2       Depth 250 - 300mm                                        m2           ***            ***            ***

             Geosynthetic reinforcement

R170         Geosynthetic reinforcement; geotextile; tensile
             strength of 200kN/m (minimum)                            m2           ***            ***            ***

             Sand

R192         Depth 30 - 60mm                                          m2           ***            ***            ***

R193         Depth 60 - 100mm                                         m2           ***            ***            ***

             Steel fabric reinforcement to BS4483 Ref. No. 252

R443         Nominal mass: 3 - 4kg/m2                                 m2           ***            ***            ***

             Kerbs, channels and edgings

             In-situ concrete rectangular channels; concrete grade 30/20; 700mm wide x 750mm (minimum) deep to invert level; with hinged grating

R681         Straight or curved to radius exceeding 12m               m            ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/15                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS (CONT'D)

             WATERPROOFING

             Tanking

             HDPE bentonite reinforced water proofing membrane liner; two coats; 5mm thick

W231         Upper surfaces inclined at an angle not exceeding
             30 DEG. the horizontal                                   m2           ***            ***            ***

W233         Upper surfaces inclined at an angle exceeding
             60 DEG. the horizontal                                   m2           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/16                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS (CONT'D)

             MISCELLANEOUS WORK

             Rock filled gabions

             Box Gabion; 1000x500x600mm high

X410.1       Size of 60-100mm stone; double twist hexagonal woven
             mesh; PVC coated heavily galvanised steel wire mesh
             and 2.2-3.4mm diameter mesh wire as specified in
             Appendix QQ to Particular Specification                  nr           ***            ***            ***

             Box Gabion; 1000x500x1000mm high

X410.2       Size of 60-100mm stone; double twist hexagonal woven
             mesh; PVC coated heavily galvanised steel wire mesh
             and 2.2-3.4mm diameter mesh wire as specified in
             Appendix QQ to Particular Specification                  nr           ***            ***            ***

             Box Gabion; 1000x500x950mm high

X410.3       Size of 200mm rock; double twist hexagonal woven
             mesh; PVC coated heavily galvanised steel wire mesh
             and 2.2-3.4mm diameter mesh wire as specified in
             Appendix QQ to Particular specification                  nr           ***            ***            ***

             Testing and commissioning

X999.1       Provision of testing and commissioning as specified
             in Appendix QQ to Particular Specification               sum                                        ***

             Maintenance and operation

X999.2       Maintenance and operation for the Reedbeds System
             during the Defects Liability Period as specified in
             Appendix QQ to Particular Specification                  sum                                        ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/17                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             CIVIL WORKS FOR REED BEDS (CONT'D)

             MISCELLANEOUS WORK (CONT'D)

             Site Trial

X999.3       Provision of Site Trial for Gravel Mix as specified
             in Appendix QQ to Particular Specification               sum                                        ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/18                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             BUILDING SERVICES FOR REED REDS

             ELECTRICAL INSTALLATIONS

             Earthing and lighting protection system

BA0809       Design, supply and install the earthing system;
             including all necessary fixing and accessories as
             specified in Appendix QQ to Particular Specification     sum                                        ***

             Telemetry system

BA0901.1     Design, supply and install the telemetry system;
             including all necessary accessories, instruments,
             interconnecting wirings and direct telephone link as
             specified in Appendix QQ to Particular Specification     sum                                        ***

             Power and control system

BA0901.2     Design, supply and install the power and control
             system; including switchgears, control gears,
             switchboards, control boards, starters, indication
             lights, push buttons, control and auxiliary relays,
             fuse links, all necessary accessories, instruments
             and interconnecting wirings as specified in Appendix
             QQ to Particular Specification                           sum                                        ***

             Pillar box; for submersible pumps control panel as shown on Drawings No. LCC300/31/C07/106,110,111,
             112 and 115

BA0901.3     Size: 1200mm x 500mm x 1500mm high                       nr           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/19                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             BUILDING SERVICES FOR REED BEDS (CONT'D)

             ELECTRICAL INSTALLATIONS (CONT'D)

             Power and control system (Cont'd)

             600/1000V PVC/SWA/PVC or XPLE/SWA/PVC cables with copper conductors

             Laid in trench

BA0906.1     4-core; 2.5mm2                                           m            ***            ***            ***

BA0906.2     4-core; 10.0mm2                                          m            ***            ***            ***

             Drawn into underground pipeduct

BA0906.3     4-core; 2.5mm2                                           m            ***            ***            ***

BA0906.4     4-core; 10.0mm2                                          m            ***            ***            ***

             Hot dipped galvanised mild steel ductings and fittings

             Laid underground

BA1005.1     150mm diameter                                           m            ***            ***            ***

             Extra over 150mm diameter ductings for

BA1005.2     bend                                                     nr           ***            ***            ***

             uPVC ductings and fittings

             Laid underground

BA1005.3     150mm diameter                                           m            ***            ***            ***

             Extra over 150mm diameter ductings for

BA1005.4     bend                                                     nr           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/20                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             BUILDING SERVICES FOR REED BEDS (CONT'D)

             ELECTRICAL INSTALLATIONS (CONT'D)

             Sundries

             Spare parts

BA1110.1     Provision of spare parts for the Control Panels as
             specified in Appendix QQ to Particular Specification     sum                                        ***

             Testing and commissioning

BA1110.2     Provision of testing and commissioning as specified
             in Appendix QQ to Particular Specification               sum                                        ***

             Maintenance and operation

BA1110.3     Maintenance and operation for the Reedbeds System
             during the Defects Liability Period as specified in
             Appendix QQ to Particular Specification                  sum                                        ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/21                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             BUILDING SERVICES FOR REED BEDS (CONT'D)

             MECHANICAL INSTALLATIONS

             Lifting equipment

BB1401.1     Design, supply and install movable G.I. A-frame
             lifting equipment as specified in Appendix QQ to
             Particular Specification                                 nr           ***            ***            ***

             Electric actuators and penstocks

BB1401.2     Supply and install electric actuators and penstocks
             as specified in Appendix QQ to Particular
             Specification                                            nr           ***            ***            ***

             Sundries

             Spare parts

BB1909.1     Provision of spare parts for the Chain Hoists as
             specified in Appendix QQ to Particular Specification     sum                                        ***

             Testing and commissioning

BB1909.2     Provision of testing and commissioning as specified
             in Appendix QQ to Particular Specification               sum                                        ***

             Maintenance and operation

BB1909.3     Maintenance and operation for the Reedbeds System
             during the Defects Liability Period as specified in
             Appendix QQ to Particular Specification                  sum                                        ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/22                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             BUILDING SERVICES FOR REED BEDS (CONT'D)

             PLUMBING INSTALLATIONS

             Submersible pumps; including all necessary accessories and interconnecting wirings and cables;
             as specified in Appendix QQ to Particular
             Specification and Drawings No. LCC300/31/C07/106,
             111,112 and 115

BC0901.1     Capacity : 500m3 per day                                 nr           ***            ***            ***

BC0901.2     Capacity : 850m3 per day                                 nr           ***            ***            ***

             Electromagnetic flowmeters; including all necessary accessories and interconnecting wirings; as specified in Appendix QQ to Particular Specification

BC0901.3     80mm diameter                                            nr           ***            ***            ***

BC0901.4     200mm diameter                                           nr           ***            ***            ***

             Gate valves; cast iron

BC0901.5     80mm diameter                                            nr           ***            ***            ***

BC0901.6     200mm diameter                                           nr           ***            ***            ***

             Check valves; cast iron

BC0901.7     80mm diameter                                            nr           ***            ***            ***

BC0901.8     200mm diameter                                           nr           ***            ***            ***

             Single air valves; cast iron

BC0901.9     200mm diameter                                           nr           ***            ***            ***

             Aeration system

BC0901.10    Design, supply and install the aeration system for
             storage ponds; including all necessary
             accessories; as specified in Drawing No.
             LCC300/31/C07/101                                        sum                                        ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/23                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             BUILDING SERVICES FOR REED BEDS (CONT'D)

             PLUMBING INSTALLATIONS

             Ductile iron pipes and fittings; B.S. 4772

             Laying in trenches; flange joints

BC0903.1     80mm diameter                                            m            ***            ***            ***

BC0903.2     150mm diameter                                           m            ***            ***            ***

BC0903.3     200mm diameter                                           m            ***            ***            ***

             Laying in trenches with concrete surround; flange joints

BC0903.4     200mm diameter                                           m            ***            ***            ***

             Fixing to walls; flange joints

BC0903.5     80mm diameter                                            m            ***            ***            ***

BC0903.6     100mm diameter                                           m            ***            ***            ***

BC0903.7     150mm diameter                                           m            ***            ***            ***

BC0903.8     200mm diameter                                           m            ***            ***            ***

             Supporting on floor; flange joints

BC0903.9     80mm diameter                                            m            ***            ***            ***

BC0903.10    100mm diameter                                           m            ***            ***            ***

BC0903.11    150mm diameter                                           m            ***            ***            ***

BC0903.12    200mm diameter                                           m            ***            ***            ***

             Extra over 80mm diameter pipe for

BC0903.13    flanged bends                                            nr           ***            ***            ***

BC0903.14    flanged tees                                             nr           ***            ***            ***

BC0903.15    puddle flanges                                           nr           ***            ***            ***

BC0903.16    blank flanges                                            nr           ***            ***            ***

BC0903.17    flanged adopters                                         hr           ***            ***            ***

BC0903.18    flanged spigot pipes                                     hr           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/24                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             BUILDING SERVICES FOR REED BEDS (CONT'D)

             PLUMBING INSTALLATIONS

             Ductile iron pipes and fittings; B.S. 4772 (Cont'd)

             Extra over 100mm diameter pipe for

BC0903.19    flanged bends                                            nr           ***            ***            ***

BC0903.20    flanged tees                                             nr           ***            ***            ***

BC0903.21    puddle flanges                                           nr           ***            ***            ***

BC0903.22    flanged adopters                                         nr           ***            ***            ***

BC0903.23    flanged spigot pipes                                     nr           ***            ***            ***

             Extra over 150mm diameter pipe for

BC0903.24    flanged bends                                            nr           ***            ***            ***

BC0903.25    flanged tees                                             nr           ***            ***            ***

BC0903.26    puddle flanges                                           nr           ***            ***            ***

BC0903.27    flanged adopters                                         nr           ***            ***            ***

BC0903.28    flanged spigot pipes                                     nr           ***            ***            ***

             Extra over 200mm diameter pipe for

BC0903.29    flanged bends                                            nr           ***            ***            ***

BC0903.30    flanged tees                                             nr           ***            ***            ***

BC0903.31    puddle flanges                                           nr           ***            ***            ***

BC0903.32    flanged adopters                                         nr           ***            ***            ***

BC0903.33    flanged spigot pipes                                     nr           ***            ***            ***

BC0903.34    bell mouth                                               nr           ***            ***            ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/25                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             BUILDING SERVICES FOR REED BEDS (CONT'D)

             PLUMBING INSTALLATIONS

             Sundries

             Spare parts and special tools

BC1007.1     Provision of spare parts for the submersible pumps
             as specified in Appendix QQ to Particular
             Specification                                            sum                                        ***

BC1007.2     Provision of portable sump pump as specified in
             Appendix QQ to Particular Specification                  nr           ***            ***            ***

             Testing and commissioning

BC1007.3     Provision of testing and commissioning as specified
             in Appendix QQ to Particular Specification               sum                                        ***

             Maintenance and operation

BC1007.4     Maintenance and operation for the Reedbeds System
             during the Defects Liability Period as specified in
             Appendix QQ to Particular Specification                  sum                                        ***

             Site Trial

BC1007.5     Provision of Site Trial for Gravel Mix as specified
             in Appendix QQ to Particular Specification               sum                                        ***

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/26                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                               I14 : Reed Beds
Lump Sum Item LSI14.1                                          I14.1 : Reed Beds

ITEM CODE                      ITEM DESCRIPTION                       UNIT       QUANTITY      RATE HK$      AMOUNT HK$
-----------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's Other
             Charge shall be "sum", with Quantity and Rates of Columns entered with "N/A".

-----------------------------------------------------------------------------------------------------------------------
                                                                   To Collection of Lump Sum Item LSI14.1        ***
                                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002              LSI14.1/27                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : External Works
Lump Sum Breakdown                                                I14: Reed Beds
Lump Sum Item LSI14.1                                           I14.1: Reed Beds

ITEM CODE                 ITEM DESCRIPTION                    UNIT         QUANTITY       RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------
                                                              To Collection of Lump Sum Item LSI14.1       ***
                                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1: 28 June 2002                LSI14.1/28               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-301                              Cost Centre I : External Works
Lump Sum Breakdown                                                I14: Reed Beds
Lump Sum Item LSI14.1                                           I14.1: Reed Beds

                   ITEM DESCRIPTION                        AMOUNT HK$
----------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSI14.1
: Reed Bed

Page No. LSI14.1/1                                            ***

Page No. LSI14.1/2                                            ***

Page No. LSI14.1/3                                            ***

Page No. LSI14.1/4                                            ***

Page No. LSI14.1/5                                            ***

Page No. LSI14.1/6                                            ***

Page No. LSI14.1/7                                            ***

Page No. LSI14.1/8                                            ***

Page No. LSI14.1/9                                            ***

Page No. LSI14.1/10                                           ***

Page No. LSI14.1/11                                           ***

Page No. LSI14.1/12                                           ***

Page No. LSI14.1/13                                           ***

Page No. LSI14.1/14                                           ***

Page No. LSI14.1/15                                           ***

Page No. LSI14.1/16                                           ***

Page No. LSI14.1/17                                           ***

Page No. LSI14.1/18                                           ***

Page No. LSI14.1/19                                           ***

Page No. LSI14.1/20                                           ***

----------------------------------------------------------------------
                                        Carried Forward       ***
                                                          ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1: 28 June 2002                LSI14.1/COL/1            Contract No. LCC-300
Addendum No. 1

Contract No. LCC-301                              Cost Centre I : External Works
Lump Sum Breakdown                                                I14: Reed Beds
Lump Sum Item LSI14.1                                            I14.1: Reed Bed

                   ITEM DESCRIPTION                        AMOUNT HK$
----------------------------------------------------------------------

COLLECTION OF LUMP SUM LSI14.1
: Reed Bed

Brought Forward                                                ***

Page No. LSI14.1/21                                            ***

Page No. LSI14.1/22                                            ***

Page No. LSI14.1/23                                            ***

Page No. LSI14.1/24                                            ***

Page No. LSI14.1/25                                            ***

Page No. LSI14.1/26                                            ***

Page No. LSI14.1/27                                            ***

Page No. LSI14.1/28                                            ***

----------------------------------------------------------------------
                         Total of Lump Sum Item LSI14.1        ***
                                                          ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1: 28 June 2002                LSI14.1/COL/2            Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                                I15 : Gas Main
Lump Sum Item LSI15.1                                           I15.1 : Gas Main

ITEM CODE                ITEM DESCRIPTION                 UNIT             QUANTITY       RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------
               MECHANICAL INSTALLATIONS

BB1409         Design, supply and installation of
               the gas supply system together with
               all necessary builder's works in
               connection therewith in accordance
               with the requirements of the Hong
               Kong and China Gas Company Limited
               and Appendix M to the Particular
               Specification                              sum                                              ***

               Sundries

BB1909         Provision of testing and
               commissioning for the gas supply
               system                                     sum                                              ***

-------------------------------------------------------------------------------------------------------------------
                                                                      Total of Lump Sum Item LSI15.1       ***
                                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1: 28 June 2002                LSI15.1/1                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                                I15 : Gas Main
Lump Sum Item LSI15.1                                           I15.1 : Gas Main

ITEM CODE                ITEM DESCRIPTION                 UNIT             QUANTITY       RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of work
               or obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in
               this Lump Sum Breakdown and for
               which a separate charge is
               required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------
                                                                      Total of Lump Sum Item LSI15.1       ***
                                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1: 28 June 2002                LSI15.1/2                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                                I15 : Gas Main
Lump Sum Item LSI15.1                                           I15.1 : Gas Main

ITEM CODE                ITEM DESCRIPTION                 UNIT             QUANTITY       RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------
                                                                      Total of Lump Sum Item LSI15.1       ***
                                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1: 28 June 2002                LSI15.1/3                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                              Cost Centre I : EXTERNAL WORKS
Lump Sum Breakdown                                                I15 : Gas Main
Lump Sum Item LSI15.1                                           I15.1 : Gas Main

                   ITEM DESCRIPTION                        AMOUNT HK$
----------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSI15.1
: Gas Main

Page No. LSI15.1/1                                            ***

Page No. LSI15.1/2                                            ***

Page No. LSI15.1/3                                            ***

----------------------------------------------------------------------
                            Total of Lump Sum Item LSI15.1    ***
                                                          ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1: 28 June 2002                LSI15.1/COL/1            Contract No. LCC-300
Addendum No. 1

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES


                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                             SCHEDULE OF MILESTONES

                                                                         [STAMP]

Rev.0: 26 April 2002                                        Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE A
                     PRELIMINARIES AND GENERAL REQUIREMENTS

   IPS                                                                                     DATE FOR
MILESTONE                                                                               ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                                 MILESTONE
--------------------------------------------------------------------------------------------------------
    A1         1.   Submission of an initial version of the Works Programme (GS           29 November
                    Clause G2.6(1)).                                                         2002

               2.   Submission of initial Three Month Rolling Programme (GS
                    Clause G2.7).

               3.   Submission of the Contractor's Bond, Parent Company
                    Guarantee and Parent Company Undertaking (GCC Clause 14.1).

               4. Submission of evidence to the satisfaction of the Engineer that Professional Indemnity Insurance has been effected (GCC
                    Clause 33.1(f))

               5. Submission of design of Temporary Fill Delivery Facilities, together with the corresponding Independent Checking
                    Engineer's certificate (PS Clause P3.7)

               6. Submission of Project Quality Plan, Quality Manual, the quality system procedures/ associated system instructions / forms in accordance with the G20.2(2)

               7.   Submission of EM&A Manual (GS Clause G8.1(10) and PS Clause
                    P27.3)

               8.   Submission of detailed particulars of the appointed Traffic
                    Consultant and his nominated Traffic Engineer (GS Clause
                    G5.3(2))

               9.   Submission of final Environmental Management Plan (EMP) (GS
                    Clause G8.1(2))

               10.  Completion of the signboard (GS Clause G15.4)

               11.  Provision of transport for the Engineer (GS Clause G15.8(1)
                    and PS Clause P25.5)

               12.  Submission of the Contractor's Staff Organization Plan and
                    Superintendence Details (GS Clause 3.1(2), 3.2 and 3.3(4))

               13.  Completion of Hoarding (GS Clause G15.4 and PS Clause P3.5)

               14. Completion of Engineer's Temporary Site Office Compound and associated access road.

                                                                         [STAMP]

Rev.2: 28 October 2002                SM/1                  Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE A
                     PRELIMINARIES AND GENERAL REQUIREMENTS

   IPS                                                                                     DATE FOR
MILESTONE                                                                               ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                                 MILESTONE
--------------------------------------------------------------------------------------------------------
    A1         15.  Apply and obtain Contractor's Environmental Permit (PS
                    Clause P27.2)

               16. Liaise with and obtain consent and approval from HKPF, ASD, EMSD and Relevant Authorities for the provision of the temporary Boundary Security Fences and re-provision of the permanent Boundary Security Fences

    A2         1.   Submission of Safety and Health Manual and Safety and Health          27 December
                    Plan (GS Clause G4.5.01(1))                                              2002

               2. Submission of a detailed programme for production and submission of method statements (GS Clause G4.5.05(3))

               3.   Obtain the Engineer's notice of no objection to Quality
                    Manual, Project Quality Plan and Quality System Procedures/ associated system instructions/ forms

               4.   Submission of System Safety Programme Plan (GS Appendix
                    AG1.2 Clause 5.2)

               5.   Submission of Interface Management Plan for Project
                    Contractors (GS Clause G9.5(2))

               6.   Submission of System Assurance Validation Plan (PS Clause
                    P39.1(2))

               7.   Submission of full version of Works Programme (GS Clause
                    G2.2(2))

    A3         1.   Obtain the Engineer's notice of no objection to the Safety          31 January 2003
                    and Health Manual and Safety and Health Plan

               2.   Obtain the approval by the Environmental Protection
                    Department of the Contractor's EM&A Manual

               3.   Completion of the construction of the Temporary Fill
                    Delivery Facilities by marine transport to and off the filling areas

               4. Obtain all necessary approvals, consents and permits for the commencement of delivery of filling materials and sand filling works

               5.   Completion of initial land survey and precondition survey
                    (PS Clause P3.1 and P3.2)

                                                                         [STAMP]

Rev.2: 28 October 2002                SM/2                  Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE A
                     PRELIMINARIES AND GENERAL REQUIREMENTS

   IPS                                                                                     DATE FOR
MILESTONE                                                                               ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                                 MILESTONE
--------------------------------------------------------------------------------------------------------
    A4         1.   Obtain the Engineer's confirmation of effective                    28 February 2003
                    implementation of programming, Systems Assurance, Quality
                    and Environmental Management Systems

               2. Completion of the Engineer's Site Office compound and associated access road

    A5         Successfully complete a safety audit to the safety performance             30 May 2003
               standard as described in the GS G4, Health & Safety, Section
               4.6.03 (GS Clause G4.6.03)

    A6         1.   Obtain the Engineer's confirmation of effective                     29 August 2003
                    implementation of programming, Systems Assurance, Quality
                    and Environmental Management Systems

               2.   Complete Site formation including surcharge in Zone 4.

    A7         Successfully complete a safety audit to the safety performance             28 November
               standard as described in the GS G4, Health & Safety, Section                  2003
               4.6.03 (GS Clause G4.6.03)

    A8             1.   Obtain the Engineer's confirmation of effective                27 February 2004
                    implementation of programming, Systems Assurance, Quality
                    and Environmental Management Systems

    A9         Successfully complete a safety audit to the safety performance             28 May 2004
               standard as described in the GS G4, Health & Safety, Section
               4.6.03 (GS Clause G4.6.03)

                                                                         [STAMP]

Rev.2: 28 October 2002                SM/3                  Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE A
                     PRELIMINARIES AND GENERAL REQUIREMENTS

   IPS                                                                                     DATE FOR
MILESTONE                                                                               ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                                 MILESTONE
--------------------------------------------------------------------------------------------------------
    A10        1.   Obtaining the Engineer's confirmation of effective                  31 August 2004
                    implementation of programming, Systems Assurance, Quality
                    and Environmental Management Systems

               2. Complete the foundation and piers up to abutments level at the LMC Terminus east end for receiving the viaducts to be constructed by the LCC-202 contractor

    A11        Successfully complete a safety audit to the safety performance             26 November
               standard as described in the GS G4, Health & Safety, Section                  2004
               4.6.03 (GS Clause G4.6.03)

    A12        1.   Obtaining the Engineer's confirmation of effective                 28 February 2005
                    implementation of programming, Systems Assurance, Quality
                    and Environmental Management Systems

               2. Achieve Category 6 Degree 1 Completion for the station track area and Category 1 Degree 1 Completion for the overrun track

    A13        Successfully complete a safety audit to the safety performance            27 May 2005
               standard as described in the GS G4, Health & Safety, Section
               4.6.03 (GS Clause G4.6.03)

    A14        Obtain the Engineer's confirmation of effective implementation of        26 August 2005
               programming, Systems Assurance, Quality and Environmental
               Management Systems

    A15        Successfully complete a safety audit to the safety performance            25 November
               standard as described in the GS G4, Health & Safety, Section                 2005
               4.6.03 (GS Clause G4.6.03)

                                                                         [STAMP]

Rev.2: 28 October 2002                SM/4                  Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE A
                     PRELIMINARIES AND GENERAL REQUIREMENTS

   IPS                                                                                     DATE FOR
MILESTONE                                                                               ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                                 MILESTONE
--------------------------------------------------------------------------------------------------------
    A16        1.   Obtaining the Engineer's confirmation of effective                 28 February 2006
                    implementation of programming, Systems Assurance, Quality
                    and Environmental Management Systems

               2. Achieve energisation of the LV system and provide permanent electricity power supply to all rooms and areas of the Terminus and ancillary buildings to Project Contractors

               3.   Submit draft version O&M Manual in accordance with GS Clause
                    G28

    A17        1.   Successfully complete a safety audit to the safety                   26 May 2006
                    performance standard as described in the GS G4, Health &
                    Safety, Section 4.6.03 (GS Clause G4.6.03)

               2.   Submit final version of the O&M Manual in accordance with GS
                    Clause G28

               3.   Complete preparation and submit as-built drawings

    A18        Obtain the Engineer's confirmation of effective implementation of         25 August 2006
               programming, and Systems Assurance, Quality and Environmental
               Management Systems

    A19        1.   Submit evidence to the Employer's satisfaction that                  30 September
                    professional indemnity insurance has been maintained and                  2006
                    extended to cover a period of not less than six years from the date of issue of the Substantial Completion Certificate for the Works in accordance with the requirements of the GCC
                    Clause 33.1(f) and that all premia have been paid.

               2. Substantial Completion of the Works, inclusive of general and special attendance, but excluding maintenance work and work to be executed during the Defects Liability Period.

                                                                         [STAMP]

Rev.2: 28 October 2002                SM/5                  Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE B
                 SITE CLEARANCE, INSTRUMENTATION AND MONITORING

   IPS                                                                                     DATE FOR
MILESTONE                                                                               ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                                 MILESTONE
--------------------------------------------------------------------------------------------------------
    B1         Complete all Site clearance and demolition works including                 27 December
               felling of existing trees except those within Zones 1A and 1C                 2002

    B2         1.   Complete all initial instrumentation installation in all              30 May 2003
                    Zones and submit formal initial readings taken

               2. Complete Site clearance and demolition works including felling of existing trees within Zones 1A and 1C

    B3         Continue monitoring and reporting of instrumentation to the                28 November
               satisfaction of the Engineer                                                  2003

    B4         Continue monitoring and reporting of instrumentation to the                28 May 2004
               satisfaction of the Engineer

    B5         Continue monitoring and reporting of instrumentation to the                26 November
               satisfaction of the Engineer                                                  2004

    B6         Continue monitoring and reporting of instrumentation to the                27 May 2005
               satisfaction of the Engineer

    B7         Continue monitoring and reporting of instrumentation to the                25 November
               satisfaction of the Engineer                                                  2005

    B8         Continue monitoring and reporting of instrumentation to the                26 May 2006
               satisfaction of the Engineer

    B9         Completion of all works in this Cost Centre                               30 September
                                                                                             2006

                                                                         [STAMP]

Rev.2: 28 October 2002                SM/6                  Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE C
                         TERMINUS BUILDING - EARTHWORKS

   IPS                                                                                     DATE FOR
MILESTONE                                                                               ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                                 MILESTONE
--------------------------------------------------------------------------------------------------------
    C1         Complete all selected advance pre-drill holes including testing            27 December
               results for review of the Engineer.                                           2002

    C2         Complete all ground investigation works in existing fish ponds           27 January 2003
               except Zones 1A, 1B and 1C

    C3         1.   Complete the filling up to +3mPD in Zones 2, 3 and 4                 25 April 2003

               2. Complete all ground investigation works in existing fish ponds (Zones 1A, 1B and 1C)

    C4         1.   Complete trimming of existing bunds to fishponds                      27 May 2003

               2.   Complete installation of all geosynthetic reinforcement

               3.   Complete all prefabricated vertical drains

    C5         1.   Complete filling in Zone 2                                           13 June 2003

               2.   Complete filling to surcharge level in Zone 3

    C6         Complete filling to surcharge level in Zones 5 and 5A                     29 July 2003

    C7         Complete filling to surcharge level in Zone 4                            26 August 2003

    C8         Complete removal of surcharge in Zone 3                                   17 March 2004

    C9         Complete removal of surcharge in Zone 4                                   24 April 2004

   C1O         Complete removal of surcharge in Zone 5A                                   14 May 2004

   C11         1.   Complete removal of surcharge for Zone 5                              30 July 2004

               2. Complete trimming of fill from +3.5mPD to +2.5mPD for areas other than reedbeds in Zones 6 and 8 for LFCC007 Project
                    Contractor

   C12         Complete all works in this Cost Centre                                    30 September
                                                                                             2006

Note: For the purpose of the Schedule of Milestones, completion of filling shall include filling up to the required levels as described on the Drawings.

                                                                         [STAMP]

Rev.3: 28 October 2002                SM/7                  Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE D
                           TERMINUS BUILDING - PILING

   IPS                                                                                     DATE FOR
MILESTONE                                                                               ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                                 MILESTONE
--------------------------------------------------------------------------------------------------------
    Da         Complete 50% of the pre-drilling for piling works                        28 March 2003

    Db         Complete 20 piles                                                        23 May 2003

    D1         Complete 25% of piling works in Zone 2                                   25 July 2003

    D2         Complete 50% of piling works in Zones 2, 3 and 4                         31 October 2003

    D3         Complete 75% of piling works in Zones 2, 3 and 4                         30 January 2004

    D4         Complete all works in this Cost Centre                                   28 May 2004

Note: Completion of piling is calculated on the basis of the numbers of piles completed to cut-off level.

                                                                         [STAMP]

Rev.2: 28 October 2002                SM/8                  Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE E
                          TERMINUS BUILDING - STRUCTURE

   IPS                                                                                     DATE FOR
MILESTONE                                                                               ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                                 MILESTONE
--------------------------------------------------------------------------------------------------------
    Ea         Complete 25% of pile caps                                                19 October 2003

    Eb         Complete 50% of pile caps                                                  20 December
                                                                                             2003

    E1         Complete substructures, including pile caps, tie beams, base              26 March 2004
               slabs and underground drainage between grid lines M and Q

    E2         Complete structure from G/F to 1/F (inclusive) between grid lines         25 June 2004
               M and Q

    E3         Complete the foundation and piers up to abutments level at the           31 August 2004
               Terminus east end

    E4         1.   Complete structures from 1/F to 2/F (inclusive), including           24 September
                    track slab, between grid lines M and Q                                  2004

               2. Complete substructures, including pile caps, tie beams, base slabs and underground drainage between grid lines A and M

    E5         1.   Complete structures from 2/F to 3/F (inclusive) between grid         26 November
                    lines M and Q                                                           2004

               2.   Complete overrun track structure

               3. Complete structure from G/F to 1/F (inclusive) between grid lines A and M

    E6         1.   Achieve Category 6 Degree 1 completion for the station              28 February 2005
                    track area and Category 1 Degree 1 for the overrun track and provide access to Project Contractors

               2. Complete structures between 1/F and 2/F (inclusive) between grid lines A and M

    E7         Complete structures from 3/F to Roof(inclusive) between grid              25 March 2005
               lines M and Q

    E8         Complete structures from 2/F to Roof(inclusive) between grid              29 April 2005
               lines A and M

    E9         Complete all roofing works including all associated testing and           29 July 2005
               approvals

   E10         Achieve Category 1 Degree 4 Completion of track area                      30 April 2006

                                                                         [STAMP]

Rev.2: 28 Oct 2002                    SM/9                  Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE E
                          TERMINUS BUILDING - STRUCTURE

   IPS                                                                                     DATE FOR
MILESTONE                                                                               ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                                 MILESTONE
--------------------------------------------------------------------------------------------------------
    E11        Complete all works, including testing and as-built drawings,               31 May 2006
               necessary to achieve all statutory approvals

    E12        Complete all works in this Cost Centre                                    30 September
                                                                                             2006

                                                                         [STAMP]

Rev.2: 28 October 2002                SM/10                 Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE F
                            TERMINUS BUILDING - ABWF

   IPS                                                                                     DATE FOR
MILESTONE                                                                               ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                                 MILESTONE
--------------------------------------------------------------------------------------------------------
    Fa         Complete submission of ABWF subcontractors and suppliers                  20 June 2003

    F1         Complete submission of all technical data / information /                31 October 2003
               samples to the satisfaction of the Engineer

    F2         Complete prototype of the external cladding system to the                30 January 2004
               satisfaction of the Engineer

    F3         Complete submission of all construction drawings to the                   26 March 2004
               satisfaction of the Engineer

    F4         Achieve the following category and degree of completion and                1 June 2005
               provide access to Project Contractors:

               . Complete all escalator zones (EZ) to Category 9 (C) Degree 2 and all escalator control rooms (ECR) to Category 9 (A)
                    Degree 2 between grid lines M and Q

               .    Complete all lift shafts (LS) to Category 9 (B) Degree 2
                    and lift machine rooms (LMR) to Category 9 (A) Degree 2 between grid lines M and Q

    F5         Achieve the following category and degree of completion and                2 July 2005
               provide access to Project Contractors:

               .    Complete all Railway System Rooms to Category 3 Degree 3

               .    Complete station concourse and platform areas to Category 4
                    Degree 2

    F6         1.   Achieve the following category and degree of completion and          1 August 2005
                    provide access to Project Contractors:

                    .    Complete all escalator zones (EZ) to Category 9 (C)
                         Degree 2 and all escalator control rooms (ECR) to Category 9 (A) Degree 2 between grid lines A and M

                    .    Complete all lift shafts (LS) to Category 9 (B) Degree
                         2 and lift machine rooms (LMR) to Category 9 (A) Degree
                         2 between grid lines A and M

               2. Complete ABWF works to external elevations such that the terminus building is weatherproof

                                                                         [STAMP]

Rev.2: 28 October 2002                SM/11                 Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE F
                            TERMINUS BUILDING - ABWF

   IPS                                                                                     DATE FOR
MILESTONE                                                                               ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                                 MILESTONE
--------------------------------------------------------------------------------------------------------
   F7          1.   Achieve Category 4 Degree 3 completion for fare collection           30 September
                    area and provide access to Project Contractors                           2005

               2. Complete station rooms to Category 3 Degree 3 and provide access to Project Contractors

   F8          1.   Complete installation of permanent door with ironmongery,            30 March 2006
                    sensors and connection cables for Electronic Access Control
                    System as identified in the door schedule

               2.   Complete station rooms to Category 3 Degree 4

   F9          Complete all works necessary to achieve all statutory approvals.          31 May 2006

   F10         Completion of all works in this Cost Centre                               30 September
                                                                                             2006

Note: Please refer PS Appendix B for the definition of Railway System Rooms and the Degree of Completion.

                                                                         [STAMP]

Rev.2: 28 October 2002                SM/12                 Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE G
               TERMINUS BUILDING - ELECTRICAL AND MECHNICAL WORKS

   IPS                                                                                     DATE FOR
MILESTONE                                                                               ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                                 MILESTONE
--------------------------------------------------------------------------------------------------------
    G1         Complete preparation and submission of all draft combined                  17 May 2003
               services drawings (CSD) and structural E&M (SEM) drawings for the
               Engineer's and Project Contractors' review

    G2         Complete submission of all technical data / information / samples        31 October 2003
               relating to all E&M equipment / material to the satisfaction of the Engineer

    G3         Complete preparation and submission of all combined services               30 November
               drawings (CSD) and structural E&M (SEM) drawings, which include               2003
               Project Contractors' comments, to the Engineer's satisfaction

    G4         Complete submission of all construction drawings for E&M                  26 March 2004
               installation to the satisfaction of the Engineer

    G5         Achieve the following category and degree of completion and                1 June 2005
               provide access to Project Contractors:

               . Complete all escalator zones (EZ) to Category 9 (C) Degree 2 and all escalator control rooms (ECR) to Category 9 (A)
                    Degree 2 between grid lines M and Q

               . Complete all lift shafts (LS) to Category 9 (B) Degree 2 and lift machine rooms (LMR) to Category 9 (A) Degree 2 between grid lines M and Q

    G6         Achieve the following category and degree of completion and               2 July 2005
               provide access to Project Contractors:

               .    Complete all Railway System Rooms to Category 3 Degree 3

               .    Complete station concourse and platform areas to Category 4
                    Degree 2

                                                                         [STAMP]

Rev.1: 28 June 2002                   SM/13                 Contract No. LCC-300
Addendum No. 1

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE G
               TERMINUS BUILDING - ELECTRICAL AND MECHNICAL WORKS

   IPS                                                                                     DATE FOR
MILESTONE                                                                               ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                                 MILESTONE
--------------------------------------------------------------------------------------------------------
    G7         Achieve the following category and degree of completion and               1 August 2005
               provide access to Project Contractors:

               . Complete all escalator zones (EZ) to Category 9 (C) Degree 2 and all escalator control rooms (ECR) to Category 9 (A)
                    Degree 2 between grid lines A and M

               . Complete all lift shafts (LS) to Category 9 (B) Degree 2 and lift machine rooms (LMR) to Category 9 (A) Degree 2 between grid lines A and M

    G8         1.   Achieve Category 4 Degree 3 completion for fare collection           30 September
                    area and provide access to Project Contractors                           2005

               2. Complete station rooms to Category 3 Degree 3 and provide access to Project Contractors

    G9         1.   Complete installation of permanent door with ironmongery,            30 March 2006
                    sensors and connection cables for Electronic Access Control
                    System as identified in the door schedule

               2.   Complete station rooms to Category 3 Degree 4

   G10         Complete all works necessary to achieve all statutory approvals           31 May 2006

   G11         Completion of all other works in this Cost Centre                         30 September
                                                                                            2006

Note: Please refer PS Appendix B for the definition of Railway System Rooms and the Degree of completion.

                                                                         [STAMP]

Rev.2: 28 October 2002                SM/14                 Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE H
                           EXTERNAL WORKS - EARTHWORKS

   IPS                                                                                     DATE FOR
MILESTONE                                                                               ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                                 MILESTONE
--------------------------------------------------------------------------------------------------------
    Ha         Complete excavation of top soil in Zones 1A, 1B, 1C, 6, 6A and 6C         9 April 2003

    Hb         Complete filling to +3.5mPD in Zones 1A, 1B, 1C, 6, 6A, and 6C             30 May 2003

    H1         Complete prefabricated band drains and surcharge for reedbeds in          29 July 2003
               Zones 1A, 1B, 1C, 6, 6A and 6C

    H2         Complete removal of surcharge for reedbeds in Zones 1A, 1B, 1C,            14 May 2004
               6, 6A and 6C

    H3         Complete earthworks for roadworks in Zone 5                                26 November
                                                                                             2004

    H4         Complete earthworks for the diversion of Western Drainage Channel         25 March 2005

    H5         1.   Complete earthworks for roadworks in Zone 5A                         14 May 2005

               2.   Complete earthworks in Zone 6B

    H6         1.   Complete earthworks for hard and soft landscape works                30 June 2006

    H7         Completion of all works in this Cost Centre                               30 September
                                                                                            2006

                                                                         [STAMP]

Rev.3: 28 October 2002                SM/15                 Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE I
                                 EXTERNAL WORKS

   IPS                                                                                     DATE FOR
MILESTONE                                                                               ACHIEVEMENT OF
   NO.                                ACTIVITY DESCRIPTION                                 MILESTONE
--------------------------------------------------------------------------------------------------------
    I1         Complete construction of the pipe jacking section of the new 1.2m        31 January 2003
               diameter drainage pipes (four numbers)

    I2         Complete temporary diversion of existing Western Drainage Channel         30 March 2003

    I3         Complete 132kV cable diversion                                          27 February 2004

    14         Complete the structure of the sewage treatment plant                      30 July 2004

    I5         1.   Complete permanent diversion of existing Western Drainage            25 March 2005
                    Channel

               2.   Complete the structure of the Track Section Cabin

    I6         1.   Complete all underground drainage in this Cost Centre                29 July 2005

               2.   Complete all reedbed requirements in this Cost Centre

    I7         Complete all works, including local testing and commissioning for        28 October 2005
               the sewage treatment plant

    I8         Complete the Permanent Police Check Point                                 30 December
                                                                                            2005

    I9         1.   Complete 30% of the total number of trees to be planted in           28 April 2006
                    this Cost Centre

               2. Complete 30% of the total area to be hydroseeded in this Cost Centre

   I10         1.   Complete all roadworks and pavement in this Cost Centre               28 July 2006

               2. Complete 70% of the total number of trees to be planted in this Cost Centre

               3. Complete 70% of the total area to be hydroseeded in this Cost Centre

   I11         Complete of all works in this Cost Centre                                 30 September
                                                                                             2006

                                                                         [STAMP]

Rev.1: 28 June 2002                   SM/16                 Contract No. LCC-300
Addendum No. 1

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                           INTERIM PAYMENT SCHEDULE


                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                            INTERIM PAYMENT SCHEDULE

                                                                         [STAMP]

Rev. 0: 26 April 2002                                       Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                           INTERIM PAYMENT SCHEDULE

                LCC-300 LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                            INTERIM PAYMENT SCHEDULE

                               COST CENTRE A           COST CENTRE B                COST CENTRE C              COST CENTRE D
                         --------------------------------------------------------------------------------------------------------
VALUATION   CALENDAR     CUMULATIVE              CUMULATIVE                  CUMULATIVE                  CUMULATIVE
   NO.       MONTH           %       MILESTONES      %         MILESTONES        %         MILESTONES        %         MILESTONES
---------------------------------------------------------------------------------------------------------------------------------
   1         Nov-02         ***          A1          ***                        ***                          ***

   2         Dec-02         ***          A2          ***           B1           ***            C1            ***

   3         Jan-03         ***          A3          ***                        ***            C2            ***

   4         Feb-03         ***          A4          ***                        ***                          ***

   5         Mar-03         ***                      ***                        ***                          ***           Da

   6         Apr-03         ***                      ***                        ***            C3            ***

   7         May-03         ***          A5          ***           B2           ***            C4            ***           Db

   8         Jun-03         ***                      ***                        ***            C5            ***

   9         Jul-03         ***                      ***                        ***            C6            ***           D1

   10        Aug-03         ***          A6          ***                        ***            C7            ***

   11        Sep-03         ***                      ***                        ***                          ***

   12        Oct-03         ***                      ***                        ***                          ***           D2

                               COST CENTRE E           COST CENTRE F               COST CENTRE G
                         ----------------------------------------------------------------------------
VALUATION   CALENDAR     CUMULATIVE              CUMULATIVE                  CUMULATIVE
   NO.       MONTH           %       MILESTONES      %         MILESTONES        %         MILESTONES
-----------------------------------------------------------------------------------------------------
   1         Nov-02         ***                      ***                        ***

   2         Dec-02         ***                      ***                        ***

   3         Jan-03         ***                      ***                        ***

   4         Feb-03         ***                      ***                        ***

   5         Mar-03         ***                      ***                        ***

   6         Apr-03         ***                      ***                        ***

   7         May-03         ***                      ***                        ***            G1

   8         Jun-03         ***                      ***           Fa           ***

   9         Jul-03         ***                      ***                        ***

   10        Aug-03         ***                      ***                        ***

   11        Sep-03         ***                      ***                        ***

   12        Oct-03         ***          Ea          ***           F1           ***            G2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.3: 28 October 2002              IPS/1                   Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                           INTERIM PAYMENT SCHEDULE

                LCC-300 LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                            INTERIM PAYMENT SCHEDULE

                               COST CENTRE A           COST CENTRE B                COST CENTRE C              COST CENTRE D
                         --------------------------------------------------------------------------------------------------------
VALUATION   CALENDAR     CUMULATIVE              CUMULATIVE                  CUMULATIVE                  CUMULATIVE
   NO.       MONTH           %       MILESTONES      %         MILESTONES        %         MILESTONES        %         MILESTONES
---------------------------------------------------------------------------------------------------------------------------------
   13        Nov-03         ***          A7          ***           B3           ***                          ***

   14        Dec-03         ***                      ***                        ***                          ***

   15        Jan-04         ***                      ***                        ***                          ***           D3

   16        Feb-04         ***          A8          ***                        ***                          ***

   17        Mar-04         ***                      ***                        ***            C8            ***

   18        Apr-04         ***                      ***                        ***            C9            ***

   19        May-04         ***          A9          ***           B4           ***            C10           ***           D4

   20        Jun-04         ***                      ***                        ***                          ***

   21        Jul-04         ***                      ***                        ***            C11           ***

   22        Aug-04         ***          A10         ***                        ***                          ***

   23       Sept-04         ***                      ***                        ***                          ***

   24        Oct-04         ***                      ***                        ***                          ***

                               COST CENTRE E           COST CENTRE F               COST CENTRE G
                         ----------------------------------------------------------------------------
VALUATION   CALENDAR     CUMULATIVE              CUMULATIVE                  CUMULATIVE
   NO.       MONTH           %       MILESTONES      %         MILESTONES        %         MILESTONES
-----------------------------------------------------------------------------------------------------
   13        Nov-03         ***                      ***                        ***           G3

   14        Dec-03         ***          Eb          ***                        ***

   15        Jan-04         ***                      ***           F2           ***

   16        Feb-04         ***                      ***                        ***

   17        Mar-04         ***          E1          ***           F3           ***           G4

   18        Apr-04         ***                      ***                        ***

   19        May-04         ***                      ***                        ***

   20        Jun-04         ***          E2          ***                        ***

   21        Jul-04         ***                      ***                        ***

   22        Aug-04         ***          E3          ***                        ***

   23       Sept-04         ***          E4          ***                        ***

   24        Oct-04         ***                      ***                        ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.3: 28 October 2002              IPS/2                   Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                           INTERIM PAYMENT SCHEDULE

                LCC-300 LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                            INTERIM PAYMENT SCHEDULE

                               COST CENTRE A           COST CENTRE B                COST CENTRE C              COST CENTRE D
                         --------------------------------------------------------------------------------------------------------
VALUATION   CALENDAR     CUMULATIVE              CUMULATIVE                  CUMULATIVE                  CUMULATIVE
   NO.       MONTH           %       MILESTONES      %         MILESTONES        %         MILESTONES        %         MILESTONES
---------------------------------------------------------------------------------------------------------------------------------
   25        Nov-04         ***          A11         ***           B5           ***                          ***

   26        Dec-04         ***                      ***                        ***                          ***

   27        Jan-05         ***                      ***                        ***                          ***

   28        Feb-05         ***          A12         ***                        ***                          ***

   29        Mar-05         ***                      ***                        ***                          ***

   30        Apr-05         ***                      ***                        ***                          ***

   31        May-05         ***          A13         ***           B6           ***                          ***

   32        Jun-05         ***                      ***                        ***                          ***

   33        Jul-05         ***                      ***                        ***                          ***

   34        Aug-05         ***          A14         ***                        ***                          ***

   35       Sept-05         ***                      ***                        ***                          ***

   36        Oct-05         ***                      ***                        ***                          ***

                               COST CENTRE E           COST CENTRE F               COST CENTRE G
                         ----------------------------------------------------------------------------
VALUATION   CALENDAR     CUMULATIVE              CUMULATIVE                  CUMULATIVE
   NO.       MONTH           %       MILESTONES      %         MILESTONES        %         MILESTONES
-----------------------------------------------------------------------------------------------------
   25        Nov-04         ***          E5          ***                        ***

   26        Dec-04         ***                      ***                        ***

   27        Jan-05         ***                      ***                        ***

   28        Feb-05         ***          E6          ***                        ***

   29        Mar-05         ***          E7          ***                        ***

   30        Apr-05         ***          E8          ***                        ***

   31        May-05         ***                      ***                        ***

   32        Jun-05         ***                      ***           F4           ***            G5

   33        Jul-05         ***          E9          ***           F5           ***            G6

   34        Aug-05         ***                      ***           F6           ***            G7

   35       Sept-05         ***                      ***           F7           ***            G8

   36        Oct-05         ***                       ***                       ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.3: 28 October 2002              IPS/3                   Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                           INTERIM PAYMENT SCHEDULE

                LCC-300 LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                            INTERIM PAYMENT SCHEDULE

                               COST CENTRE A           COST CENTRE B                COST CENTRE C              COST CENTRE D
                         --------------------------------------------------------------------------------------------------------
VALUATION   CALENDAR     CUMULATIVE              CUMULATIVE                  CUMULATIVE                  CUMULATIVE
   NO.       MONTH           %       MILESTONES      %         MILESTONES        %         MILESTONES        %         MILESTONES
---------------------------------------------------------------------------------------------------------------------------------
   37        Nov-05         ***          A15         ***           B7           ***                          ***

   38        Dec-05         ***                      ***                        ***                          ***

   39        Jan-06         ***                      ***                        ***                          ***

   40        Feb-06         ***          A16         ***                        ***                          ***

   41        Mar-06         ***                      ***                        ***                          ***

   42        Apr-06         ***                      ***                        ***                          ***

   43        May-06         ***          A17         ***           B8           ***                          ***

   44        Jun-06         ***                      ***                        ***                          ***

   45        Jul-06         ***                      ***                        ***                          ***

   46        Aug-06         ***          A18         ***                        ***                          ***

   47       Sept-06         ***          A19         ***           B9           ***            C12           ***

                               COST CENTRE E           COST CENTRE F               COST CENTRE G
                         ----------------------------------------------------------------------------
VALUATION   CALENDAR     CUMULATIVE              CUMULATIVE                  CUMULATIVE
   NO.       MONTH           %       MILESTONES      %         MILESTONES        %         MILESTONES
-----------------------------------------------------------------------------------------------------
   37        Nov-05         ***                      ***                        ***

   38        Dec-05         ***                      ***                        ***

   39        Jan-06         ***                      ***                        ***

   40        Feb-06         ***                      ***                        ***

   41        Mar-06         ***                      ***           F8           ***            G9

   42        Apr-06         ***          E10         ***                        ***

   43        May-06         ***          E11         ***           F9           ***            G10

   44        Jun-06         ***                      ***                        ***

   45        Jul-06         ***                      ***                        ***

   46        Aug-06         ***                      ***                        ***

   47       Sept-06         ***          E12         ***           F10          ***            G11

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.3: 28 October 2002              IPS/4                   Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                           INTERIM PAYMENT SCHEDULE

                LCC-300 LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                            INTERIM PAYMENT SCHEDULE

                               COST CENTRE H           COST CENTRE I
                         ------------------------------------------------
VALUATION   CALENDAR     CUMULATIVE              CUMULATIVE
   NO.       MONTH           %       MILESTONES      %         MILESTONES
-------------------------------------------------------------------------
   1         Nov-02         ***                      ***

   2         Dec-02         ***                      ***

   3         Jan-03         ***                      ***           I1

   4         Feb-03         ***                      ***

   5         Mar-03         ***                      ***           I2

   6         Apr-03         ***       Ha             ***

   7         May-03         ***       Hb             ***

   8         Jun-03         ***                      ***

   9         Jul-03         ***       H1             ***

   10        Aug-03         ***                      ***

   11        Sep-03         ***                      ***

   12        Oct-03         ***                      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.3: 28 October 2002              IPS/5                   Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                           INTERIM PAYMENT SCHEDULE

                LCC-300 LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                            INTERIM PAYMENT SCHEDULE

                               COST CENTRE H           COST CENTRE I
                         ------------------------------------------------
VALUATION   CALENDAR     CUMULATIVE              CUMULATIVE
   NO.       MONTH           %       MILESTONES      %         MILESTONES
-------------------------------------------------------------------------
   13        Nov-03         ***                      ***

   14        Dec-03         ***                      ***

   15        Jan-04         ***                      ***

   16        Feb-04         ***                      ***           I3

   17        Mar-04         ***                      ***

   18        Apr-04         ***                      ***

   19        May-04         ***          H2          ***

   20        Jun-03         ***                      ***

   21        Jul-04         ***                      ***           I4

   22        Aug-04         ***                      ***

   23       Sept-04         ***                      ***

   24        Oct-04         ***                      ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.3: 28 October 2002              IPS/6                   Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                           INTERIM PAYMENT SCHEDULE

                LCC-300 LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                            INTERIM PAYMENT SCHEDULE

                               COST CENTRE H           COST CENTRE I
                         ------------------------------------------------
VALUATION   CALENDAR     CUMULATIVE              CUMULATIVE
   NO.       MONTH           %       MILESTONES      %         MILESTONES
-------------------------------------------------------------------------
   25        Nov-04         ***          H3          ***

   26        Dec-04         ***                      ***

   27        Jan-05         ***                      ***

   28        Feb-05         ***                      ***

   29        Mar-05         ***          H4          ***           I5

   30        Apr-05         ***                      ***

   31        May-05         ***          H5          ***

   32        Jun-05         ***                      ***

   33        Jul-05         ***                      ***           I6

   34        Aug-05         ***                      ***

   35       Sept-05         ***                      ***

   36        Oct-05         ***                      ***           I7

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.3: 28 October 2002              IPS/7                   Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                           INTERIM PAYMENT SCHEDULE

                LCC-300 LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                            INTERIM PAYMENT SCHEDULE

                               COST CENTRE H           COST CENTRE I
                         ------------------------------------------------
VALUATION   CALENDAR     CUMULATIVE              CUMULATIVE
   NO.       MONTH           %       MILESTONES      %         MILESTONES
-------------------------------------------------------------------------
   37        Nov-05         ***                      ***

   38        Dec-05         ***                      ***           I8

   39        Jan-06         ***                      ***

   40        Feb-06         ***                      ***

   41        Mar-06         ***                      ***

   42        Apr-06         ***                      ***           I9

   43        May-06         ***                      ***

   44        Jun-06         ***          H6          ***

   45        Jul-06         ***                      ***           I10

   46        Aug-06         ***                      ***

   47       Sept-06         ***          H7          ***           I11

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.3: 28 October 2002              IPS/8                   Contract No. LCC-300

FORM OF TENDER

Note: Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                                CONTRACT LCC-300

                    LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                                 FORM OF TENDER

                                  (PART 6 OF 8)

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                                   PRICING SCHEDULE

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                                    OPTION 1

                                TABLE OF CONTENTS

          a)   Option 1 -   Pricing Schedule
                            - Cost Centre K(R) for EPIW - Earthworks and Piling
                            - Cost Centre L for EPIW - Structure

                            Lump Sum Breakdown
                            - Cost Centre L for EPIW - Structure
                        -   Schedule of Milestones
                        -   Interim Payment Schedule

                                                                         [STAMP]

Rev.0 : 26 April 2002                                       Contract No. LCC-300

FORM OF TENDER
APPENDIX 2- PRICING DOCUMENT                            INTERIM PAYMENT SCHEDULE

                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                                PRICING SCHEDULE

                                  COST CENTRES
                                   (OPTION 1)

                                                                         [STAMP]

Rev.0 : 26 April 2002                                       Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                        K(R)1.1 : Roadworks and Hard Landscaping

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHWORKS

               Excavation for cuttings

               Topsoil

E212           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Material other than topsoil, rock or
               artificial hard material

E222           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Rock

E232           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Artificial hard material

E242           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Excavation ancillaries

               Preparation of excavated surfaces

E522           material other than topsoil, rock
               or artificial hard material                       m2        ***        ***         ***

               Disposal of excavated material

E531           topsoil                                           m3        ***        ***         ***

E532           material other than topsoil, rock
               or artificial hard material                       m3        ***        ***         ***

E533           rock                                              m3        ***        ***         ***

E534           artificial hard material                          m3        ***        ***         ***

               Filling

               Embankments

E624           selected excavated material other
               than topsoil, rock or artificial hard
               material                                          m3        ***        ***         ***

E625           imported sand fill                                m3        ***        ***         ***

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.1         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.1/1               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                        K(R)1.1 : Roadworks and Hard Landscaping

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHWORKS

               Filling ancillaries

               Trimming of filled surfaces

E712           imported sand fill; inclined at an angle
               of 10 degrees - 45 degrees to the
               horizontal                                        m2        ***        ***         ***

               Preparation of filled surfaces

E722.1         material other than topsoil, rock or
               artificial hard material                          m2        ***        ***         ***

E722.2         imported sand fill                                m2        ***        ***         ***

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.1         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.1/2               Contract No. LCC-30C

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                        K(R)1.1 : Roadworks and Hard Landscaping

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.1         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.1/3               Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)1 : Widening of Lok Ma Chau Rd (Area A)- Earthworks &
                                                                          Piling
                                        K(R)1.1 : Roadworks and Hard Landscaping

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.1         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.1/4               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                        K(R)1.1 : Roadworks and Hard Landscaping

                    ITEM DESCRIPTION                                  AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF REMEASUREMENT ITEM K(R)1.1
: Roadworks and Hard Landscaping

Page No. K(R)1.1/1                                                        ***

Page No. K(R)1.1/2                                                        ***

Page No. K(R)1-1/3                                                        ***

Page No. K(R)1.1/4                                                        ***

--------------------------------------------------------------------------------
                               To Collection of Activity Bill K(R)1       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              K(R)1.1/COL/l            Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                                      K(R)1.2 : Soft Landscaping

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHWORKS

               General excavation

               Topsoil

E413           maximum depth 0.5-1m                              m3        ***        ***         ***

               Material other than topsoil, rock or
               artificial hard material

E423.1         maximum depth 0.5- 1 m                            m3        ***        ***         ***

               Material other than topsoil, rock or
               artificial hard material; Commencing
               Surface 700 mm below existing ground level

E423.2         maximum depth 0.5- 1 m                            m3        ***        ***         ***

               Rock

E433           maximum depth 0.5-1m                              m3        ***        ***         ***

               Artificial hard material

E443           maximum depth 0.5-1 m                             m3        ***        ***         ***

               Excavation ancillaries

               Disposal of excavated material

E531           topsoil                                           m3        ***        ***         ***

E532           material other than topsoil,
               rock or artificial hard
               material                                          m3        ***        ***         ***

E533           rock                                              m3        ***        ***         ***

E534           artificial hard material                          m3        ***        ***         ***

               Filling

               General

E632           imported topsoil                                  m3        ***        ***         ***

               Filling ancillaries

               Trimming of filled surfaces

E711           imported topsoil                                  m2        ***        ***         ***

E790           Geosynthetic reinforcement; tensile
               strength of 200kN/m (minimum)                     m2        ***        ***         ***
--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.2         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)1.2/1               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                                      K(R)1.2 : Soft Landscaping

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                                To Collection of Remeasurement Item K(R)1.2       ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.2/2               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                                      K(R)1.2 : Soft Landscaping

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in
               accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.2         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.2/3               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                                      K(R)1.2 : Soft Landscaping

               ITEM DESCRIPTION                                       AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF REMEASUREMENT ITEM K(R)1.2
: Soft Landscaping

Page No. K(R)l.2/l                                                        ***

Page No. K(R)1.2/2                                                        ***

Page No. K(R)1.2/3                                                        ***

--------------------------------------------------------------------------------
                              To Collection of Activity Bill K(R)1        ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.2/COL/l           Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                               K(R)1.3 : Culvert Construction at
                                                             Chau Tau Tsuen Road

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHWORKS

               Excavation for foundations

               Topsoil

E312           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Material other than topsoil, rock or
               artificial hard material; Commencing
               Surface at level +1.225 mPD

E322           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Material other than topsoil, rock or
               artificial hard material

E325           maximum depth 2-5 m                               m3        ***        ***         ***

               Rock

E335           maximum depth 2-5 m                               m3        ***        ***         ***

               Artificial hard material

E345           maximum depth 2-5 m                               m3        ***        ***         ***

               General excavation

               Topsoil

E411           maximum depth not exceeding 0.25 m                m3        ***        ***         ***

               Material other than topsoil, rock or
               artificial hard material

E424           maximum depth 1-2 m                               m3        ***        ***         ***

E425           maximum depth 2-5 m                               m3        ***        ***         ***

               Rock

E434           maximum depth 1-2 m                               m3        ***        ***         ***

E435           maximum depth 2-5 m                               m3        ***        ***         ***

               Artificial hard material

E444           maximum depth 1-2 m                               m3        ***        ***         ***

E445           maximum depth 2-5 m                               m3        ***        ***         ***

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.3         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.3/1               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                               K(R)1.3 : Culvert Construction at
                                                             Chau Tau Tsuen Road

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHWORKS

               Excavation ancillaries

               Preparation of excavated surfaces

E522           material other than topsoil, rock or
               artificial hard material                          m2        ***        ***         ***

               Disposal of excavated material

E531           topsoil                                           m3        ***        ***         ***

E532           material other than topsoil, rock or
               artificial hard material                          m3        ***        ***         ***

E533           rock                                              m3        ***        ***         ***

E534           artificial hard material                          m3        ***        ***         ***

               Filling

               To structures

E614           selected excavated material other than
               topsoil, rock or artificial hard
               material                                          m3        ***        ***         ***

               General

E634           selected excavated material other than
               topsoil, rock or artificial hard
               material                                          m3        ***        ***         ***

               Thickness 450 mm; vertical

E645           imported granular filter material                 m2        ***        ***         ***

               Depth 300 mm; inclined at an angle of 10 degrees - 45 degrees to the horizontal

E647           rock fill grade 200                               m2        ***        ***         ***

               Filling ancillaries

               Trimming of filled surfaces

E712.1         material other than topsoil, rock or
               artificial hard material                          m2        ***        ***         ***

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.3         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.3/2               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                               K(R)1.3 : Culvert Construction at
                                                             Chau Tau Tsuen Road

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHWORKS

               Filling ancillaries(Cont'd)

               Trimming of filled surfaces(Cont'd)

E712.2         material other than topsoil, rock or
               artificial hard material; inclined at an
               angle of 10 degrees - 45 degrees to the
               horizontal                                        m2        ***        ***         ***

               Preparation of filled surfaces

E722           material other than topsoil, rock or
               artificial hard material                          m2        ***        ***         ***

E723           rock fill grade 200                               m2        ***        ***         ***

E790           Geosynthetic reinforcement; tensile
               strength of 200kN/m (minimum)                     m2        ***        ***         ***

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.3         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)1.3/3               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                               K(R)1.3 : Culvert Construction at
                                                             Chau Tau Tsuen Road

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.3         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.3/4               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                               K(R)1.3 : Culvert Construction at
                                                             Chau Tau Tsuen Road

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                               To Collection of Remeasurement Item K(R)1.3        ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.3/5               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                               K(R)1.3 : Culvert Construction at
                                                             Chau Tau Tsuen Road

                ITEM DESCRIPTION                                      AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF REMEASUREMENT ITEM K(R)1.3
: Culvert Construction at Chau Tau Tsuen Road

Page No. K(R)1.3/1                                                        ***

Page No. K(R)1.3/2                                                        ***

Page No. K(R)1.3/3                                                        ***

Page No. K(R)1.3/4                                                        ***

Page No. K(R)1.3/5                                                        ***

--------------------------------------------------------------------------------
                              To Collection of Activity Bill K(R)1        ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             K(R)1.3/COL/1             Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                           K(R)1.4 : Pipe Pile Wall - Earthworks

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHWORKS

               Excavation for cuttings

               Topsoil

E213           maximum depth 0.5-1 m                             m3        ***        ***         ***

               Material other than topsoil, rock or
               artificial hard material

E225           maximum depth 2-5 m                               m3        ***        ***         ***

               Rock

E235           maximum depth 2-5 m                               m3        ***        ***         ***

               Artificial hard material

E243           maximum depth 0.5-1 m                             m3        ***        ***         ***

               Excavation ancillaries

               Trimming of excavated surfaces

E512           material other than topsoil, rock or
               artificial hard material                          m2        ***        ***         ***

               Preparation of excavated surfaces

E522           material other than topsoil, rock or
               artificial hard material                          m2        ***        ***         ***

               Disposal of excavated material

E531           Topsoil                                           m3        ***        ***         ***

E532           material other than topsoil, rock or
               artificial hard material                          m3        ***        ***         ***

E533           rock                                              m3        ***        ***         ***

E534           artificial hard material                          m3        ***        ***         ***

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.4         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.4/1               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                           K(R)1.4 : Pipe Pile Wall - Earthworks

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHWORKS

               Filling

               To structures

E614           selected excavated material other than
               topsoil, rock or artificial hard
               material                                          m3        ***        ***         ***

               Filling ancillaries

               Preparation of filled surfaces

E722           material other than topsoil, rock or
               artificial hard material                          m2        ***        ***         ***

E790           Geosynthetic reinforcement; tensile
               strength of 200kN/m (minimum)                     m2        ***        ***         ***

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.4         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)1.4/2               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                           K(R)1.4 : Pipe Pile Wall - Earthworks

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.4         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.4/3               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                           K{R)1.4 : Pipe Pile Wall - Earthworks

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.4         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.4/4               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                           K(R)1.4 : Pipe Pile Wall - Earthworks

                 ITEM DESCRIPTION                                     AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF REMEASUREMENT ITEM K(R)1.4
: Pile Wall - Earthworks

Page No. K(R)1.4/1                                                        ***

Page No. K(R)1.4/2                                                        ***

Page No. K(R)1.4/3                                                        ***

Page No. K(R)1.4/4                                                        ***

--------------------------------------------------------------------------------
                              To Collection of Activity Bill K(R)1        ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             K(R)1.4/COL/1             Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                               K(R)1.5 : Pipe Pile Wall - Piling

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F220           Class: 20/20; concrete category B                 m3        ***        ***         ***

F230           Class: 35/20; concrete category B                 m3        ***        ***         ***

               Placing of mass concrete

               Toe walls; concrete category B

F543           thickness 300-500 mm                              m3        ***        ***         ***

               Placing of reinforced concrete

               Skin walls; concrete category B

F642           thickness 150-300 mm                              m3        ***        ***         ***

               Capping beams; concrete category B

F664           cross-sectional area 0.25-1 m2                    m3        ***        ***         ***

               CONCRETE ANCILLARIES

               Formwork finish; type F2

               Horizontal

G312           width 0.1-0.2 m                                   m         ***        ***         ***

G313           width 0.2-0.4 m                                   m2        ***        ***         ***

               Vertical

G343           width 0.2-0.4 m                                   m2        ***        ***         ***

G344           width 0.4-1.22 m                                  m2        ***        ***         ***

G345           width exceeding 1.22 m                            m2        ***        ***         ***

               Reinforcement.

               Deformed mild steel bars to CS2 1995

G521           nominal size not exceeding 10 mm                  t         ***        ***         ***

G522           nominal size 12 mm                                t         ***        ***         ***

G525           nominal size 25 mm                                t         ***        ***         ***

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.5         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.5/1               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R): EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)1 : Widening of Lok Ma Chau Rd (Area A)- Earthworks &
                                                                          Piling
                                               K(R)1.5 : Pipe Pile Wall - Piling

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------ --------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Reinforcement(Cont'd)

               Steel fabric to BS 4483

G566           nominal mass 6-7 kg/m2; fabric reference
               A393                                              m2        ***        ***         ***

               Concrete accessories

               Finishing of top surfaces

G813.1         class U5 finishes                                 m2        ***        ***         ***

               Finishing of top surfaces; sloping

G813.2         class U5 finishes                                 m2        ***        ***         ***

               Inserts

G832           other inserts; unplasticized polyvinyl
               chloride pipe sleeves through
               reinforced concrete walls; 50 mm
               diameter x 400 mm long; projecting from
               two surfaces of the concrete; weep holes          nr        ***        ***         ***

               PILES

               Isolated steel piles; to BS 4360 high
               yield steel grade 55C

               Mass 154 kg/m; cross-sectional
               dimensions 406.4 mm diameter x 16 mm
               thick

P751.1         number of piles 6.1 m long                        nr        ***        ***         ***

P751.2         number of piles 8.1 m long                        nr        ***        ***         ***

P751.3         number of piles 8.2 m long                        nr        ***        ***         ***

P751.4         number of piles 8.9 m long                        nr        ***        ***         ***

P751.5         number of piles 10.1 m long                       nr        ***        ***         ***

P751.6         number of piles 10.8 m long                       nr        ***        ***         ***

P752           depth driven                                      m         ***        ***         ***

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.5         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.5/2               Contract No. LCC-30O

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                               K(R)1.5 : Pipe Pile Wall - Piling

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               PILING ANCILLARIES

               Isolated steel piles; to BS 4360 high
               yield steel grade 55C

               Filling hollow piles with cement grout
               complying with BS 12; 40 MPa grout
               strength

Q535           mass 154 kg/m; cross- sectional
               dimensions 406.4 mm diameter x 16 mm
               thick                                             m         ***        ***         ***

               Cutting off surplus lengths

Q575           mass 154 kg/m; cross- sectional
               dimensions 406.4 mm diameter x 16 mm
               thick                                             m         ***        ***         ***

               Preparing heads

Q585           mass 154 kg/m; cross- sectional
               dimensions 406.4 mm diameter x 16 mm
               thick                                             nr        ***        ***         ***

               PLASTERING, RENDERING AND WALL LININGS

               Walls and columns

               Cement and sand (1:3) screed

AJ130          20mm thick; to receive granite stone
               facing                                            m2        ***        ***         ***

               STONEWORK

               Walls and attached columns

A0100          size 300 x 150 x 50 mm thick granite
               stone facing; laying in rectangular
               pattern; bedding in cement and sand
               (1:3); on screeds (measured separately)           m2        ***        ***         ***

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.5         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.5/3               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                               K(R)1.5 : Pipe Pile Wall - Piling

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.5         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.5/4               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                               K(R)1.5 : Pipe Pile Wall - Piling

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in
               accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)1.5         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)1.5/5               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling
                                               K(R)1.5 : Pipe Pile Wall - Piling

                 ITEM DESCRIPTION                                     AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL K(R)1.5
: Pipe Pile Wall - Piling

Page No. K(R)1.5/1                                                       ***

Page No. K(R)1.5/2                                                       ***

Page No. K(R)1.5/3                                                       ***

Page No. K(R)1.5/4                                                       ***

Page No. K(R)1.5/5                                                       ***

--------------------------------------------------------------------------------
                              To Collection of Activity Bill K(R)1       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             K(R)1.5/COL/l             Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)1 : Widening of Lok Ma Chau Rd (Area A) - Earthworks &
                                                                          Piling

                    ITEM DESCRIPTION                                  AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL K(R)1
: Widening of Lok Ma Chau Rd (Area A)- Earthworks & Piling

Page No. K(R)1.1/COL/1 - Roadworks and Hard Landscaping                   ***

Page No. K(R)1.2/COL/1 - Soft Landscaping                                 ***

Page No. K(R)1.3/COL/1 - Culvert Construction at Chau
                         Tau Tsuen Road                                   ***

Page No. K(R)1.4/COL/1 - Pipe Pile Wall - Earthworks                      ***

Page No. K(R)1.5/COL/1 - Pipe Pile Wall - Piling                          ***

--------------------------------------------------------------------------------
                                    To Summary of Cost Centre K(R)        ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              K(R)1/COL/1              Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)2 : Widening of Existing Access Road (Area B) - Earthworks
                                        K(R)2.1 : Roadworks and Hard Landscaping

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHWORKS

               Excavation for cuttings

               Topsoil

E212           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Material other than topsoil, rock or
               artificial hard material

E222           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Rock

E232           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Artificial hard material

E242           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Excavation ancillaries

               Preparation of excavated surfaces

E522           material other than topsoil, rock or
               artificial hard material                          m2        ***        ***         ***

               Disposal of excavated material

E531           topsoil                                           m3        ***        ***         ***

E532           material other than topsoil, rock or
               artificial hard material                          m3        ***        ***         ***

E533           rock                                              m3        ***        ***         ***

E534           artificial hard material                          m3        ***        ***         ***

               Filling

               Embankments

E625           imported sand fill                                m3        ***        ***         ***

               Filling ancillaries

               Trimming of filled surfaces

E712           imported sand fill inclined at an angle
               of 10 degrees - 45 degrees to the
               horizontal                                        m2        ***        ***         ***

               Preparation of filled surfaces

E722           imported sand fill                                m2        ***        ***         ***

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)2.1         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)2.1/1               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)2 : Widening of Existing Access Road (Area B) - Earthworks
                                        K(R)2.1 : Roadworks and Hard Landscaping

ITEM CODE                    ITEM DESCRIPTION                    UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)2.1         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)2.1/2               Contract No. LCC-30C

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)2 : Widening of Existing Access Road (Area B) - Earthworks
                                        K(R)2.1 : Roadworks and Hard Landscaping

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)2.1         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)2.1/3               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)2 : Widening of Existing Access Road (Area B) - Earthworks
                                        K(R)2.1 : Roadworks and Hard Landscaping

                    ITEM DESCRIPTION                                  AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF REMEASUREMENT ITEM K(R) 2.1
: Roadworks and Hard Landscaping

Page No. K(R)2.1/1                                                        ***

Page No. K(R)2.l/2                                                        ***

Page No. K(R)2.1/3                                                        ***

--------------------------------------------------------------------------------
                              To Collection of Activity Bill K(R)2        ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             K(R)2.1/COL/1             Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)2 : Widening of Existing Access Road (Area B) - Earthworks
                                                      K(R)2.2 : Soft Landscaping

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHWORKS

               General excavation

               Topsoil

E413           maximum depth 0.5-1 m                             m3        ***        ***         ***

               Material other than topsoil, rock
               or artificial hard material

E423.1         maximum depth 0.5-1 m                             m3        ***        ***         ***

               Material other than topsoil, rock or
               artificial hard material; Commencing
               Surface 700 mm below existing ground
               level

E423.2         maximum depth 0.5-1 m                             m3        ***        ***         ***

               Rock

E433           maximum depth 0.5-1 m                             m3        ***        ***         ***

               Artificial hard material

E443           maximum depth 0.5-1 m                             m3        ***        ***         ***

               Excavation ancillaries

               Disposal of excavated material

E531           topsoil                                           m3        ***        ***         ***

E532           material other than topsoil, rock or
               artificial hard material                          m3        ***        ***         ***

E533           rock                                              m3        ***        ***         ***

E534           artificial hard material                          m3        ***        ***         ***

               Filling

               General

E632           imported topsoil                                  m3        ***        ***         ***

               Filling ancillaries

               Trimming of filled surfaces

E711           imported topsoil                                  m2        ***        ***         ***

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)2.2         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)2.2/1               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)2 : Widening of Existing Access Road (Area B) - Earthworks
                                                      K(R)2.2 : Soft Landscaping

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)2.2         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)2.2/2               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)2 : Widening of Existing Access Road (Area B) - Earthworks
                                                      K(R)2.2 : Soft Landscaping

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)2.2         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)2.2/3               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)2 : Widening of Existing Access Road (Area B) - Earthworks
                                                      K(R)2.2 : Soft Landscaping

              ITEM DESCRIPTION                                        AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF REMEASUREMENT ITEM K(R)2.2
: Soft Landscaping

Page No. K(R)2.2/1                                                        ***

Page No. K(R)2.2/2                                                        ***

Page No. K(R)2.2/3                                                        ***

--------------------------------------------------------------------------------
                              To Collection of Activity Bill K(R)2        ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             K(R)2.2/COL/1             Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)2 : Widening of Existing Access Road (Area B) - Earthworks
                                                    K(R)2.3 : Retaining Wall RW1

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHWORKS

               Excavation for foundations

               Topsoil

E312           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Material other than topsoil, rock or
               artificial hard material; Commencing
               Surface 1700 mm below existing ground
               level

E322           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Material other than topsoil, rock or
               artificial hard material

E324           maximum depth 1-2 m                               m3        ***        ***         ***

               Rock

E334           maximum depth 1-2 m                               m3        ***        ***         ***

               Artificial hard material

E342           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Excavation ancillaries

               Preparation of excavated surfaces

E522           material other than topsoil, rock or
               artificial hard material                          m2        ***        ***         ***

               Disposal of excavated material

E531           topsoil                                           m3        ***        ***         ***

E532           material other than topsoil, rock or
               artificial hard material                          m3        ***        ***         ***

E533           rock                                              m3        ***        ***         ***

E534           artificial hard material                          m3        ***        ***         ***

               Filling

               To structures

E614           selected excavated material other than
               topsoil, rock or artificial hard
               material                                          m3        ***        ***         ***

               Filling ancillaries

               Trimming of filled surfaces

E712           material other than topsoil, rock or
               artificial hard material                          m2        ***        ***         ***

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)2.3         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)2.3/1               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)2 : Widening of Existing Access Road (Area B) - Earthworks
                                                    K(R)2.3 : Retaining Wall RW1

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)2.3         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)2.3/2               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)2 : Widening of Existing Access Road (Area B) - Earthworks
                                                    K(R)2.3 : Retaining Wall RW1

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)2.3         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)2.3/3               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)2 : Widening of Existing Access Road (Area B) - Earthworks
                                                    K(R)2.3 : Retaining Wall RW1

                  ITEM DESCRIPTION                                    AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF REMEASUREMENT ITEM K(R)2.3
: Retaining Wall RW1

Page No. K(R)2.3/1                                                        ***

Page No. K(R)2.3/2                                                        ***

Page No. K(R)2.3/3                                                        ***

--------------------------------------------------------------------------------
                              To Collection of Activity Bill K(R)2        ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             K(R)2.3/COL/1             Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)2 : Widening of Existing Access Road (Area B) - Earthworks
                                                 K(R)2.4 : Extension of Concrete
                                                       Lining for Ha Wan Channel

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHWORKS

               General excavation

               Topsoil

E412           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Material other than topsoil, rock or
               artificial hard material

E422           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Rock

E432           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Artificial hard material

E442           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Excavation ancillaries

               Preparation of excavated surfaces

E522           material other than topsoil, rock or
               artificial hard material                          m2        ***        ***         ***

               Disposal of excavated material

E531           topsoil                                           m3        ***        ***         ***

E532           material other than topsoil, rock or
               artificial hard material                          m3        ***        ***         ***

E533           rock                                              m3        ***        ***         ***

E534           artificial hard material                          m3        ***        ***         ***

               Filling

               Embankments

E624           selected excavated material other than
               topsoil, rock or artificial hard
               material                                          m3        ***        ***         ***

               Filling ancillaries

               Preparation of filled surfaces

E722           material other than topsoil, rock or
               artificial hard material; inclined at an
               angle of 10 degrees - 45 degrees to
               the horizontal                                    m2        ***        ***         ***

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)2.4         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002             K(R)2.4/1               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)2 : Widening of Existing Access Road (Area B) - Earthworks
                                                 K(R)2.4 : Extension of Concrete
                                                       Lining for Ha Wan Channel

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)2.4         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                K(R)2.4/2              Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)2 : Widening of Existing Access Road (Area B) - Earthworks
                                                 K(R)2.4 : Extension of Concrete
                                                       Lining for Ha Wan Channel

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)2.4         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)2.4/3               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)2 : Widening of Existing Access Road (Area B) - Earthworks
                                                 K(R)2.4 : Extension of Concrete
                                                       Lining for Ha Wan Channel

                   ITEM DESCRIPTION                                   AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF REMEASUREMENT ITEM K(R)2.4
: Extension of Concrete Lining for Ha Wan Channel

Page No. K(R)2.4/1                                                        ***

Page No. K(R)2.4/2                                                        ***

Page No. K(R)2.4/3                                                        ***

--------------------------------------------------------------------------------
                              To Collection of Activity Bill K(R)2        ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             K(R)2.4/COL/1             Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)2 : Widening of Existing Access Road (Area B) - Earthworks

                    ITEM DESCRIPTION                                  AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL K(R)2
: Widening of Existing Access Road (Area B) - Earthworks

Page No. K(R)2.1/COL/1 - Roadworks and Hard Landscaping                   ***

Page No. K(R)2.2/COL/1 - Soft Landscaping                                 ***

Page No. K(R)2.3/COL/1 - Retaining Wall RW1                               ***

Page No. K(R)2.4/COL/1 - Extension of Concrete Lining
                         for Ha Wan Channel                               ***

--------------------------------------------------------------------------------
                                    To Summary of Cost Centre K(R)        ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              K(R)2/COL/1              Contract No. LCC-300

Contract No. LCC-300   Cost Centre K(R): EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                                        K(R)3.1 : Roadworks and Hard Landscaping

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               EARTHWORKS

               Excavation for cuttings

               Topsoil

E212           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Material other than topsoil, rock or
               artificial hard material

E222           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Rock

E232           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Artificial hard material

E242           maximum depth 0.25-0.5 m                          m3        ***        ***         ***

               Excavation ancillaries

               Preparation of excavated surfaces

E522           material other than topsoil, rock or
               artificial hard material                          m2        ***        ***         ***

               Disposal of excavated material

E531           topsoil                                           m3        ***        ***         ***

E532           material other than topsoil, rock or
               artificial hard material                          m3        ***        ***         ***

E533           rock                                              m3        ***        ***         ***

E534           artificial hard material                          m3        ***        ***         ***

               Filling

               Embankments

E625           imported sand fill                                m3        ***        ***         ***

               Filling ancillaries

               Trimming of filled surfaces

E712           imported sand fill inclined at an angle
               of 10 degrees - 45 degrees to the
               horizontal                                        m2        ***        ***         ***

               Preparation of filled surfaces

E722           imported sand fill                                m2        ***        ***         ***

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)3.1         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)3.1/1               Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                                        K(R)3.1 : Roadworks and Hard Landscaping

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Pricing Schedule and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)3.1         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)3.1/2               Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                                        K(R)3.1 : Roadworks and Hard Landscaping

ITEM CODE                  ITEM DESCRIPTION                      UNIT   QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------------
                                              To Collection of Remeasurement Item K(R)3.1         ***
                                                                                              ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)3.1/3               Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                                        K(R)3.1 : Roadworks and Hard Landscaping

                        ITEM DESCRIPTION                            AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF REMEASUREMENT ITEM K(R)3.1
: Roadworks and Hard Landscaping

Page No. K(R)3.1/1                                                      ***

Page No. K(R)3.1/2                                                      ***

Page No. K(R)3.1/3                                                      ***

------------------------------------------------------------------------------
                           To Collection of Activity Bill K(R)3         ***
                                                                   -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              K(R)3.1/COL/1            Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                                                      K(R)3.2 : Soft Landscaping

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 EARTHWORKS

                 General excavation

                 Topsoil

E413             maximum depth 0.5-1 m                    m3         ***        ***          ***

                 Material other than topsoil, rock or
                 artificial hard material

E423.1           maximum depth 0.5-1 m                    m3         ***        ***          ***

                 Material other than topsoil, rock or
                 artificial hard material; Commencing
                 Surface 700 mm below existing ground
                 level

E423.2           maximum depth 0.5-1 m                    m3         ***        ***          ***

                 Rock

E433             maximum depth 0.5-1 m                    m3         ***        ***          ***

                 Artificial hard material

E443             maximum depth 0.5-1 m                    m3         ***        ***          ***

                 Excavation ancillaries

                 Disposal of excavated material

E531             topsoil                                  m3         ***        ***          ***

E532             material other than topsoil, rock
                 or artificial hard material              m3         ***        ***          ***

E533             rock                                     m3         ***        ***          ***

E534             artificial hard material                 m3         ***        ***          ***

                 Filling

                 General

E632             imported topsoil                         m3         ***        ***          ***

                 Filling ancillaries

                 Trimming of filled surfaces

E711             imported topsoil                         m2         ***        ***          ***

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.2       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)3.2/1               Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                                                      K(R)3.2 : Soft Landscaping

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is necessary
                 for the execution of the Works, as
                 required by the Contract, which has
                 been omitted from or has not been
                 separately itemised in this Pricing
                 Schedule and for which a separate
                 charge is required.

                 The unit of measurement for any
                 Contractor's Other Charges shall be
                 "sum", with Quantity and Rate columns
                 entered with "N/A".

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.2       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)3.2/2               Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                                                      K(R)3.2 : Soft Landscaping

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.2       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)3.2/3               Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                                                      K(R)3.2 : Soft Landscaping

                        ITEM DESCRIPTION                            AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF REMEASUREMENT ITEM K(R)3.2
: Soft Landscaping

Page No. K(R)3.2/1                                                      ***

Page No. K(R)3.2/2                                                      ***

Page No. K(R)3.2/3                                                      ***

------------------------------------------------------------------------------
                           To Collection of Activity Bill K(R)3         ***
                                                                   -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              K(R)3.2/COL/1            Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                           K(R)3.3 : Ha Wan Channel Bridge, Abutments and Piling

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GROUND INVESTIGATION

                 Rotary drilled boreholes; by rig; with
                 washboring to rockhead; in NX size

B310             Numbers                                  nr         ***        ***          ***

                 Depth without core recovery

B335             in holes of maximum depth 30-40m         m          ***        ***          ***

                 Depth with core recovery

B345             in holes of maximum depth 30-40m         m          ***        ***          ***

B350             Depth cased                              m          ***        ***          ***

B360             Depth backfilled; with cement grout      m          ***        ***          ***

B370             Core boxes; length of core 4000 mm       nr         ***        ***          ***

                 Instrumental Observations

                 Deformation monitoring point; Type 2;
                 as Drawings no. LCC300/31/G30/002 and
                 LCC300/31/S04/001

B691.1           Installations                            nr         ***        ***          ***

B694.1           Monitoring                               visit      ***        ***          ***

B695.1           Reporting                                nr         ***        ***          ***

                 Deformation monitoring point; Type 3;
                 as Drawings no. LCC300/31/G30/002 and
                 LCC300/31/S04/001

B691.2           Installations                            nr         ***        ***          ***

B694.2           Monitoring                               visit      ***        ***          ***

B695.2           Reporting                                nr         ***        ***          ***

                 Laboratory test; to core samples

                 Rock strength

B771             unconfined compressive strength
                 of core samples; sample size NX
                 height 300 mm                            nr         ***        ***          ***

B775             point load strength of core
                 Samples; sample size NX height
                 300 mm                                   nr         ***        ***          ***

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.3       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002             K(R)3.3/1               Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                           K{R)3.3 : Ha Wan Channel Bridge, Abutments and Piling

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 EARTHWORKS

                 Excavation for foundations

                 Material other than topsoil, rock or
                 artificial hard material

E325             maximum depth 2-5 m                      m3         ***        ***          ***

                 Rock

E335             maximum depth 2-5 m                      m3         ***        ***          ***

                 Excavation ancillaries

                 Preparation of excavated surfaces

E522             material other than topsoil,
                 rock or artificial hard material         m2         ***        ***          ***

                 Disposal of excavated material

E532             material other than topsoil,
                 rock or artificial hard material         m3         ***        ***          ***

E533             Rock                                     m3         ***        ***          ***

                 Filling

                 To structures; abutments

E615             imported fill; compacted in
                 layers maximum 300 mm thick;
                 north and south abutment in
                 approved sequence                        m3         ***        ***          ***

E619             Hessian bags filled with 0.3 m2
                 of 20 mm aggregate                       nr         ***        ***          ***

                 Thickness 350 mm; vertical

E648             no-fine concrete drainage layer          m2         ***        ***          ***

                 Filling ancillaries

                 Preparation of filled surfaces

E722             imported compacted fill                  m2         ***        ***          ***

                 Geosynthetic reinforcement; tensile
                 strength of 200kN/m (minimum)

E790.1           vertical                                 m2         ***        ***          ***

E790.2           inclined at an angle of 10
                 degrees to 45 degrees to the
                 horizontal                               m2         ***        ***          ***

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.3       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)3.3/2               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                           K(R)3.3 : Ha Wan Channel Bridge, Abutments and Piling

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 PIPEWORK - PIPES

                 Porous concrete sub-soil drain

                 Nominal bore; 225 mm

I228             in trenches depth 5 m                    m          ***        ***          ***

                 PILES

                 Bored cast in place concrete piles;
                 class 40/20 design mix; concrete
                 category C; including access tubes for
                 sonic testing and coring fully
                 enclosed within the concrete; piling
                 to structure Commencing Surface at
                 +4.00 mpd

                 Diameter; 1200 mm

P161             number of piles                          nr         ***        ***          ***

P162             concreted length                         m          ***        ***          ***

P163             depth bored maximum depth 37 m           m          ***        ***          ***

                 PILING ANCILLARIES

                 Cast in place concrete piles

                 Boring through rock

Q126             diameter; 1200 m                         m          ***        ***          ***

                 Backfilling empty bore with no fines
                 concrete or cement sand mix as
                 approved by the Engineer

Q136             diameter; 1200 m                         m          ***        ***          ***

                 Permanent casings each length
                 exceeding 13 m; corrugated 5 mm thick
                 Grade 43 steel lining

Q156             diameter; 1200 m                         m          ***        ***          ***

                 Cutting off surplus lengths

Q176             diameter; 1200 m                         m          ***        ***          ***

                 Preparing heads

Q186             diameter; 1200 m                         nr         ***        ***          ***

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.3       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)3.3/3               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                           K(R)3.3 : Ha Wan Channel Bridge, Abutments and Piling

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 PILING ANCILLARIES

                 Cast in place concrete piles

                 Reinforcement; deformed high yield
                 steel bars to CS2:1995

Q211             straight bars nominal size not
                 exceeding 25 m                           t          ***        ***          ***

Q212             straight bars nominal size
                 exceeding 25 m                           t          ***        ***          ***

Q213.1           helical bars nominal size 12 mm          t          ***        ***          ***

Q213.2           helical bars nominal size 16 mm          t          ***        ***          ***

                 Pile tests; bored piles

                 Non-destructive integrity

Q840             sonic coring tests on piles              nr         ***        ***          ***

                 Number of cast in place concrete piles
                 cored

Q860.1           150 mm diameter; interface core;
                 as KCRC Standard Specification
                 section 33.19                            nr         ***        ***          ***

Q860.2           150 mm diameter; full core; as
                 KCRC Standard Specification
                 section 33.19                            nr         ***        ***          ***

                 Coring of cast in place concrete piles

Q870.1           150 mm diameter; interface core;
                 as KCRC Standard Specification
                 section 33.19                            m          ***        ***          ***

Q870.2           150 mm diameter; full core;
                 as KCRC Standard Specification
                 section 33.19                            m          ***        ***          ***

                 Core boxes; 4000mm long core

Q880.1           150 mm diameter; interface core;
                 as KCRC Standard Specification
                 section 33.19                            nr         ***        ***          ***

Q880.2           150 mm diameter; full core;
                 as KCRC Standard Specification
                 section 33.19                            nr         ***        ***          ***

                 Maintain loading with various
                 reactions

Q814             Test load; 300-400t                      nr         ***        ***          ***

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.3       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)3.3/4               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                           K(R)3.3 : Ha Wan Channel Bridge, Abutments and Piling

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is necessary
                 for the execution of the Works, as
                 required by the Contract, which has
                 been omitted from or has not been
                 separately itemised in this Pricing
                 Schedule and for which a separate
                 charge is required.

                 The unit of measurement for any
                 Contractor's Other Charges shall be
                 "sum", with Quantity and Rate columns
                 entered with "N/A".

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.3       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)3.3/5               Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                           K(R)3.3 : Ha Wan Channel Bridge, Abutments and Piling

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.3       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)3.3/6               Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                           K(R)3.3 : Ha Wan Channel Bridge, Abutments and Piling

                        ITEM DESCRIPTION                            AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF REMEASUREMENT ITEM K(R)3.3
: Ha Wan Channel Bridge, Abutments and Piling

Page No. K(R)3.3/1                                                      ***

Page No. K(R)3.3/2                                                      ***

Page No. K(R)3.3/3                                                      ***

Page No. K(R)3.3/4                                                      ***

Page No. K(R)3.3/5                                                      ***

Page No. K(R)3.3/6                                                      ***

------------------------------------------------------------------------------
                           To Collection of Activity Bill K(R)3         ***
                                                                   -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              K(R)3.3/COL/1            Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                                         K(R)3.4 : Surcharge and Vertical Drains

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GEOTECHNICAL AND OTHER SPECIALIST
                 PROCESSES

                 Band drains; prefabricated,
                 continuously extruded material,
                 comprising a core and a filter

                 Number of drains

C811             cross-sectional dimension not
                 exceeding 100 mm                         nr         ***        ***          ***

                 Depth of overlying material

C831             cross-sectional dimension not
                 exceeding 100 mm                         m          ***        ***          ***

                 Depth of drains maximum depth not
                 exceeding 10 m

C841             cross-sectional dimension not
                 exceeding 100 mm                         m          ***        ***          ***

                 Depth of drains maximum depth 10-15 m

C851             cross-sectional dimension not
                 exceeding 100 mm                         m          ***        ***          ***

                 EARTHWORKS

                 General excavation at existing ponds

                 sand fill

E425             maximum depth 2-5 m                      m3         ***        ***          ***

                 Excavation ancillaries

                 Preparation of excavated surfaces

E522             sand fill                                m2         ***        ***          ***

                 Disposal of excavated material

E532             sand fill                                m3         ***        ***          ***

                 Filling; to existing ponds

                 Embankments

E625             imported sand fill                       m3         ***        ***          ***

E627             imported grade 400 rock                  m3         ***        ***          ***

                 Depth 500mm; inclined at an angle of
                 10 degrees - 45 degrees to the
                 horizontal

E647             rock fill grade 200                      m2         ***        ***          ***

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.4       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)3.4/1               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                                         K(R)3.4 : Surcharge and Vertical Drains

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 EARTHWORKS

                 Surcharge to the EVA

                 General

E659             Loading 25KPa by material
                 approved by the Engineer                 m2         ***        ***          ***

                 Filling ancillaries

                 Trimming of filled surfaces

E712             imported sand fill                       m2         ***        ***          ***

E713.1           rock fill grade 200; inclined at
                 an angle of 10 degrees - 45
                 degrees to the horizontal                m2         ***        ***          ***

E713.2           rock fill grade 400; inclined at
                 an angle of 10 degrees - 45
                 degrees to the horizontal                m2         ***        ***          ***

E790             Geosynthetic reinforcement;
                 tensile strength of 200kN/m
                 (minimum)                                m2         ***        ***          ***

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.4       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)3.4/2               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                                         K(R)3.4 : Surcharge and Vertical Drains

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is necessary
                 for the execution of the Works, as
                 required by the Contract, which has
                 been omitted from or has not been
                 separately itemised in this Pricing
                 Schedule and for which a separate
                 charge is required.

                 The unit of measurement for any
                 Contractor's Other Charges shall be
                 "sum", with Quantity and Rate columns
                 entered with "N/A".

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.4       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)3.4/3               Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                                         K(R)3.4 : Surcharge and Vertical Drains

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.4       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)3.4/4               Contract No. LCC-300

Contract No. LCC-300   Cost Centre K(R): EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule        K(R)3 : Construction of Access Road (Area C)- Earthworks
                                         K(R)3.4 : Surcharge and Vertical Drains

                        ITEM DESCRIPTION                            AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF REMEASUREMENT ITEM K(R)3.4
: Surcharge and Vertical Drains

Page No. K(R)3.4/1                                                      ***

Page No. K(R)3.4/2                                                      ***

Page No. K(R)3.4/3                                                      ***

Page No. K(R)3.4/4                                                      ***

------------------------------------------------------------------------------
                           To Collection of Activity Bill K(R)3         ***
                                                                   -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              K(R)3.4/COL/1            Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                               K(R)3.5 : Retaining Structure & Piling at CH 1490

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GROUND INVESTIGATION

                 Rotary drilled boreholes; by rig; with
                 washboring to rockhead; NX size

B310             Numbers                                  nr         ***        ***          ***

                 Depth without core recovery

B335             in holes of maximum depth 30-40m         m          ***        ***          ***

                 Depth with core recovery

B345             in holes of maximum depth 30-40m         m          ***        ***          ***

B350             Depth cased                              m          ***        ***          ***

B360             Depth backfilled; with cement
                 grout                                    m          ***        ***          ***

B370             Core boxes; length of core
                 4000 mm                                  nr         ***        ***          ***

                 Laboratory tests; to core samples

                 Rock strength

B771             unconfined compressive strength
                 of core samples; sample size NX
                 height 300 mm                            nr         ***        ***          ***

B775             point load strength of core
                 samples; sample size NX height
                 300 mm                                   nr         ***        ***          ***

                 EARTHWORKS

                 Excavation for foundations

                 Material other than topsoil, rock
                 or artificial hard material

E325             maximum depth 2-5 m                      m3         ***        ***          ***

                 Excavation ancillaries

                 Preparation of excavated surfaces

E522             material other than topsoil,
                 rock or artificial hard material         m2         ***        ***          ***

                 Disposal of excavated material

E532             material other than topsoil, rock or
                 artificial hard material                 m3         ***        ***          ***

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.5       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)3.5/1               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                               K(R)3.5 : Retaining Structure & Piling at CH 1490

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 EARTHWORKS

                 Filling

                 To structures; abutments

E615             imported fill; compacted in
                 layers maximum 300 mm thick;
                 north and south abutment in
                 approved sequence                        m3         ***        ***          ***

E619             Hessian bags filled with 0.3 m2
                 of 20 mm aggregate                       nr         ***        ***          ***

                 Thickness 350 mm; vertical

E648             no-fine concrete drainage layer          m2         ***        ***          ***

                 Filling ancillaries

                 Preparation of filled surfaces

E722             imported compacted fill                  m2         ***        ***          ***

                 Geosynthetic reinforcement;
                 tensile strength of 200kN/m
                 (minimum)

E790.1           vertical                                 m2         ***        ***          ***

E790.2           inclined at an angle of 10
                 degrees to 45 degrees to the
                 horizontal                               m2         ***        ***          ***

                 PIPEWORK - PIPES

                 Porous concrete sub-soil drain

                 Nominal bore; 225 mm

I228             in trenches depth 2 m                    m          ***        ***          ***

                 PILES

                 Bored cast in place concrete piles;
                 class 40/20 design mix; concrete
                 category C; including access tubes for
                 sonic testing and coring fully enclosed
                 within the concrete; piling to
                 structure Commencing Surface at +4.00
                 mpd

                 Diameter; 1200 mm

P161             number of piles                          nr         ***        ***          ***

P162             concreted length                         m          ***        ***          ***

P163             depth bored maximum depth 37 m           m          ***        ***          ***

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.5       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)3.5/2               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                               K(R)3.5 : Retaining Structure & Piling at CH 1490

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 PILING ANCILLARIES

                 Cast in place concrete piles

                 Boring through rock

Q126             diameter; 1200 m                         m          ***        ***          ***

                 Backfilling empty bore with no
                 fines concrete or cement sand
                 mix as approved by the Engineer

Q136             diameter; 1200 m                         m          ***        ***          ***

                 Permanent casings each length
                 exceeding 13 m; corrugated 5 mm
                 thick Grade 43 steel lining

Q156             diameter; 1200 m                         m          ***        ***          ***

                 Cutting off surplus lengths

Q176             diameter; 1200 m                         m          ***        ***          ***

                 Preparing heads

Q186             diameter; 1200 m                         nr         ***        ***          ***

                 Cast in place concrete piles

                 Reinforcement; deformed high yield
                 steel bars to CS2:1995

Q211             straight bars nominal size not
                 exceeding 25 m                           t          ***        ***          ***

Q212             straight bars nominal size
                 exceeding 25 m                           t          ***        ***          ***

Q213.1           helical bars nominal size 12 mm          t          ***        ***          ***

Q213.2           helical bars nominal size 16 mm          t          ***        ***          ***

                 Pile tests; bored piles

                 Non-destructive integrity

Q840             sonic coring tests on piles              nr         ***        ***          ***

                 Number of cast in place concrete
                 piles cored

Q860.1           150 mm diameter; interface core;
                 as KCRC Standard Specification
                 section 33.19                            nr         ***        ***          ***

Q860.2           150 mm diameter; full core; as
                 KCRC Standard Specification
                 section 33.19                            nr         ***        ***          ***

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.5       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)3.5/3               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                               K(R)3.5 : Retaining Structure & Piling at CH 1490

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 PILING ANCILLARIES

                 Pile tests; bored piles(Cont'd)

                 Coring of cast in place concrete
                 piles

Q870.1           150 mm diameter; interface core;
                 as KCRC Standard Specification
                 section 33.19                            m          ***        ***          ***

Q870.2           150 mm diameter; full core;
                 as KCRC Standard Specification
                 section 33.19                            m          ***        ***          ***

                 Core boxes; 4000mm long core

Q880.1           150 mm diameter; interface core;
                 as KCRC Standard Specification
                 section 33.19                            nr         ***        ***          ***

Q880.2           150 mm diameter; full core;
                 as KCRC Standard Specification
                 section 33.19                            nr         ***        ***          ***

Q817             Test load : 800 - 1000 t                 nr         ***        ***          ***

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.5       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)3.5/4               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                               K(R)3.5 : Retaining Structure & Piling at CH 1490

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is necessary
                 for the execution of the Works, as
                 required by the Contract, which has
                 been omitted from or has not been
                 separately itemised in this Pricing
                 Schedule and for which a separate
                 charge is required.

                 The unit of measurement for any
                 Contractor's Other Charges shall be
                 "sum", with Quantity and Rate columns
                 entered with "N/A".

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.5       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)3.5/5               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                               K(R)3.5 : Retaining Structure & Piling at CH 1490

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)3.5       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)3.5/6               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks
                               K(R)3.5 : Retaining Structure & Piling at CH 1490

                        ITEM DESCRIPTION                            AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF REMEASUREMENT ITEM K(R)3.5
: Retaining Structure & Piling at CH 1490

Page No. K(R)3.5/1                                                      ***

Page No. K(R)3.5/2                                                      ***

Page No. K(R)3.5/3                                                      ***

Page No. K(R)3.5/4                                                      ***

Page No. K(R)3.5/5                                                      ***

Page No. K(R)3.5/6                                                      ***

------------------------------------------------------------------------------
                           To Collection of Activity Bill K(R)3         ***
                                                                   -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002             K(R)3.5/COL/1              Contract No. LCC-300
Addendum No.1

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
pricing Schedule       K(R)3 : Construction of Access Road (Area C) - Earthworks

                        ITEM DESCRIPTION                            AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL K(R)3
: Construction of Access Road (Area C) - Earthworks

page No. K(R)3.1/COL/1 - Roadworks and Hard Landscaping                 ***

Page No. K(R)3.2/COL/1 - Soft Landscaping                               ***

Page No. K(R)3.3/COL/1 - Ha Wan Channel Bridge, Abutments
                         and Piling                                     ***

Page No. K(R) 3.4/COL/1 - Surcharge and Vertical Drains                 ***

Page No. K(R) 3.5/COL/1 - Retaining Structure & Piling at
                          CH 1490                                       ***

------------------------------------------------------------------------------
                                 To Summary of Cost Centre K(R)         ***
                                                                   -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002               K(R)3/COL/1              Contract No. LCC-300
Addendum No. 1

                      Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                        K(R)4.1 : Roadworks and Hard Landscaping

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 EARTHWORKS

                 Excavation for cuttings

                 Topsoil

E212             maximum depth 0.25-0.5 m                 m3         ***        ***          ***

                 Material other than topsoil, rock or
                 artificial hard material

E222             maximum depth 0.25-0.5 m                 m3         ***        ***          ***

                 Rock

E232             maximum depth 0.25-0.5 m                 m3         ***        ***          ***

                 Artificial hard material

E242             maximum depth 0.25-0.5 m                 m3         ***        ***          ***

                 Excavation ancillaries

                 Preparation of excavated surfaces

E522             material other than topsoil, rock
                 or artificial hard material              m2         ***        ***          ***

                 Disposal of excavated material

E531             topsoil                                  m3         ***        ***          ***

E532             material other than topsoil,
                 rock or artificial hard material         m3         ***        ***          ***

E533             rock                                     m3         ***        ***          ***

E534             artificial hard material                 m3         ***        ***          ***

                 Filling

                 Embankments

E624             selected excavated material
                 other than topsoil, rock or
                 artificial hard material                 m3         ***        ***          ***

E625             imported sand fill                       m3         ***        ***          ***

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)4.1       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 K(R)4.1/1             Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                        K(R)4.1 : Roadworks and Hard Landscaping

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 EARTHWORKS

                 Filling ancillaries

                 Trimming of filled surfaces

E712             imported sand fill                       m2         ***        ***          ***

                 Preparation of filled surfaces

E722.1           material other than topsoil,
                 rock or artificial hard
                 material                                 m2         ***        ***          ***

E722.2           imported sand fill                       m2         ***        ***          ***

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)4.1       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 K(R)4.1/2             Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R): EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                        K(R)4.1 : Roadworks and Hard Landscaping

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is necessary
                 for the execution of the Works, as
                 required by the Contract, which has
                 been omitted from or has not been
                 separately itemised in this Pricing
                 Schedule and for which a separate
                 charge is required.

                 The unit of measurement for any
                 Contractor's Other Charges shall be
                 "sum", with Quantity and Rate columns
                 entered with "N/A".

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)4.1       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 K(R)4.1/3             Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                        K(R)4.1 : Roadworks and Hard Landscaping

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)4.1       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 K(R)4.1/4             Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                        K(R)4.1 : Roadworks and Hard Landscaping

                        ITEM DESCRIPTION                            AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF REMEASUREMENT ITEM K(R)4.1
: Roadworks and Hard Landscaping

Page No. K(R)4.1/1                                                      ***

Page No. K(R)4.1/2                                                      ***

Page No. K(R)4.1/3                                                      ***

Page No. K{R)4.1/4                                                      ***

------------------------------------------------------------------------------
                           To Collection of Activity Bill K(R)4         ***
                                                                   -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             K(R)4.1/COL/1             Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                                      K(R)4.2 : Soft Landscaping

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 EARTHWORKS

                 General excavation

                 Topsoil

E413             maximum depth 0.5-1 m                    m3         ***        ***          ***

                 Material other than topsoil, rock
                 or artificial hard material

E423.1           maximum depth 0.5-1 m                    m3         ***        ***          ***

                 Material other than topsoil, rock
                 or artificial hard material;
                 Commencing Surface 700 mm below
                 existing ground level

E423.2           maximum depth 0.5-1 m                    m3         ***        ***          ***

                 Rock

E433             maximum depth 0.5-1 m                    m3         ***        ***          ***

                 Artificial hard material

E443             maximum depth 0.5-1 m                    m3         ***        ***          ***

                 Excavation ancillaries

                 Disposal of excavated material

E531             topsoil                                  m3         ***        ***          ***

E532             material other than topsoil,
                 rock or artificial hard
                 material                                 m3         ***        ***          ***

E533             rock                                     m3         ***        ***          ***

E534             artificial hard material                 m3         ***        ***          ***

                 Filling

                 General

E632             imported topsoil                         m3         ***        ***          ***

                 Filling ancillaries

                 Trimming of filled surfaces

E711             imported topsoil                         m2         ***        ***          ***

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)4.2       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)4.2/1               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                                      K(R)4.2 : Soft Landscaping

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is necessary
                 for the execution of the Works, as
                 required by the Contract, which has
                 been omitted from or has not been
                 separately itemised in this Pricing
                 Schedule and for which a separate
                 charge is required.

                 The unit of measurement for any
                 Contractor's Other Charges shall be
                 "sum", with Quantity and Rate columns
                 entered with "N/A".

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)4.2       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              K(R)4.2/2                Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                                     K(R)4.2 : Soft Landscaping

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)4.2       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                 K(R)4.2/3             Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                                      K(R)4.2 : Soft Landscaping

                        ITEM DESCRIPTION                            AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF REMEASUREMENT ITEM K(R)4.2
: Soft Landscaping

Page No. K(R)4.2/1                                                      ***

Page No. K(R)4.2/2                                                      ***

Page No. K(R)4.2/3                                                      ***

------------------------------------------------------------------------------
                           To Collection of Activity Bill K(R)4         ***
                                                                   -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             K(R)4.2/COL/1             Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R): EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                                               K(R)4.3: Not Used

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 Not Used

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)4.3       N/A
                                                                                         ------------

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)4.3/1               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                                               K(R)4.3: Not Used

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 Not Used

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)4.3       N/A
                                                                                         ------------

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)4.3/2               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300 Cost Centre K(R): EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                                               K(R)4.3: Not Used

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 Not Used

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)4.3       N/A
                                                                                         ------------

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)4.3/3               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                                               K(R)4.3: Not Used

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 Not Used

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)4.3       N/A
                                                                                         ------------

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)4.3/4               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300 Cost Centre K(R): EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                                               K(R)4.3: Not Used

                        ITEM DESCRIPTION                            AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF REMEASUREMENT ITEM K(R)4.3 Not Used

Page No. K(R)4.3/1                                                      N/A

Page No. K(R)4.3/2                                                      N/A

Page No. K(R)4.3/3                                                      N/A

page No. K(R)4.3/4                                                      N/A

------------------------------------------------------------------------------
                           To Collection of Activity Bill K(R)4         N/A
                                                                   -----------

                                                                         [STAMP]

Rev.1 : 28 June 2002            K(R)4.3/COL/1               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                      K(R)4.4 : Ha Wan Channel Culvert Extension

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 EARTHWORKS

                 General excavation

                 Topsoil

E411             maximum depth not exceeding
                 0.25 m                                   m3         ***        ***          ***

                 Material other than topsoil, rock
                 or artificial hard material

E425             maximum depth 2-5 m                      m3         ***        ***          ***

                 Rock

E435             maximum depth 2-5 m                      m3         ***        ***          ***

                 Artificial hard material

E443             maximum depth 2-5 m                      m3         ***        ***          ***

                 Excavation ancillaries

                 Disposal of excavated material

E531             topsoil                                  m3         ***        ***          ***

E532             material other than topsoil,
                 rock or artificial hard
                 material                                 m3         ***        ***          ***

E533             rock                                     m3         ***        ***          ***

E534             artificial hard material                 m3         ***        ***          ***

                 Filling

                 Depth 500 mm; inclined at an
                 angle of 10 degrees - 45 degrees
                 to the horizontal

E647             rock fill grade 200                      m2         ***        ***          ***

                 Filling ancillaries

                 Preparation of filled surfaces

E723             rock fill grade 200                      m2         ***        ***          ***

E790.1           Geosynthetic reinforcement;
                 tensile strength of 200kN/m
                 (minimum)                                m2         ***        ***          ***

                 Approved geosynthetic drainage
                 material

E790.2           vertical                                 m2         ***        ***          ***

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)4.4       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                K(R)4.4/1               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                      K(R)4.4 : Ha Wan Channel Culvert Extension

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is necessary
                 for the execution of the Works, as
                 required by the Contract, which has
                 been omitted from or has not been
                 separately itemised in this Pricing
                 Schedule and for which a separate
                 charge is required.

                 The unit of measurement for any
                 Contractor's Other Charges shall be
                 "sum", with Quantity and Rate columns
                 entered with "N/A".

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)4.4       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)4.4/2               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                      K(R)4.4 : Ha Wan Channel Culvert Extension

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)4.4       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)4.4/3               Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks
                                      K(R)4.4 : Ha Wan Channel Culvert Extension

                        ITEM DESCRIPTION                            AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF REMEASUREMENT ITEM K(R)4.4
: Ha Wan Channel Culvert Extension

Page No. K(R)4.4/1                                                      ***

Page No. K(R)4.4/2                                                      ***

Page No. K(R)4.4/3                                                      ***

------------------------------------------------------------------------------
                           To Collection of Activity Bill K(R)4         ***
                                                                   -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             K(R)4.4/COL/1             Contract No. LCC-300

Contract No. LCC-300 Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1) Pricing Schedule K(R)4 : Widening of Boundary Patrol Road (Area D) - Earthworks

                        ITEM DESCRIPTION                            AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL K(R)4
: Widening of Boundary Patrol Road (Area D) - Earthworks

Page No. K(R)4.1/COL/1 - Roadworks and Hard Landscaping                 ***

Page No. K(R)4.2/COL/1 - Soft Landscaping                               ***

Page No. K(R)4.3/COL/1 - Not Used                                       N/A

Page No. K(R)4.4/COL/1 - Ha Wan Channel Culvert Extension               ***

------------------------------------------------------------------------------
                            To Collection of Activity Bill K(R)         ***
                                                                   -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.1 : 28 June 2002              K(R)4/COL/1               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule                                K(R)5 : Link Bridge - Earthworks
                                                           K(R)5.1 : Link Bridge

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 EARTHWORKS

                 Excavation for foundations

                 Material other than topsoil, rock or
                 artificial hard material; Commencing
                 Surface at reduced level +5.15 mPD

E324             maximum depth 1-2 m                      m3         ***        ***          ***

E325             maximum depth 2-5 m                      m3         ***        ***          ***

                 Rock; Commencing Surface at
                 reduced level +5.15 mPD

E334             maximum depth 1-2 m                      m3         ***        ***          ***

                 Artificial hard material

E344             maximum depth 1-2 m                      m3         ***        ***          ***

                 General excavation

                 Topsoil

E412             maximum depth 0.25-0.5 m                 m3         ***        ***          ***

                 Material other than topsoil, rock
                 or artificial hard material;
                 Commencing Surface at final
                 formation level +5.5 mPD

E422             maximum depth 0.25-0.5 m                 m3         ***        ***          ***

                 Rock; Commencing Surface at final
                 formation level +5.5m mPD

E432             maximum depth 0.25-0.5 m                 m3         ***        ***          ***

                 Artificial hard material

E442             maximum depth 0.25-0.5 m                 m3         ***        ***          ***

                 Excavation ancillaries

                 Preparation of excavated surfaces

E522             material other than topsoil,
                 rock or artificial hard
                 material                                 m2         ***        ***          ***

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)5.1       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002             K(R)5.1/1               Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule                                K(R)5 : Link Bridge - Earthworks
                                                           K(R)5.1 : Link Bridge

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 EARTHWORKS

                 Excavation ancillaries (Cont'd)

                 Disposal of excavated material

E531             topsoil                                  m3         ***        ***          ***

E532             material other than topsoil,
                 rock or artificial hard
                 material                                 m3         ***        ***          ***

E533             rock                                     m3         ***        ***          ***

E534             artificial hard material                 m3         ***        ***          ***

                 Filling

                 To structures

E614             selected excavated material
                 other than topsoil, rock or
                 artificial hard material                 m3         ***        ***          ***

                 General

E634             selected excavated material
                 other than topsoil, rock or
                 artificial hard material                 m3         ***        ***          ***

                 Filling ancillaries

                 Preparation of filled surfaces

E722             material other than topsoil,
                 rock or artificial hard
                 material                                 m2         ***        ***          ***

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)5.1       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)5.1/2               Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule                                K(R)5 : Link Bridge - Earthworks
                                                           K(R)5.1 : Link Bridge

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is necessary
                 for the execution of the Works, as
                 required by the Contract, which has
                 been omitted from or has not been
                 separately itemised in this Pricing
                 Schedule and for which a separate
                 charge is required.

                 The unit of measurement for any
                 Contractor's Other Charges shall be
                 "sum", with Quantity and Rate columns
                 entered with "N/A".

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)5.1       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)5.1/3               Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule                                K(R)5 : Link Bridge - Earthworks
                                                           K(R)5.1 : Link Bridge

ITEM CODE                 ITEM DESCRIPTION                UNIT     QUANTITY   RATE HK$    AMOUNT HK$
-----------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7

-----------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)5.1       ***
                                                                                         ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)5.1/4               Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule                                K(R)5 : Link Bridge - Earthworks
                                                           K(R)5.1 : Link Bridge

                        ITEM DESCRIPTION                            AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF REMEASUREMENT ITEM K(R)5.1
: Link Bridge

Page No. K(R)5.1/1                                                      ***

Page No. K(R)5.1/2                                                      ***

Page No. K(R)5.1/3                                                      ***

Page No. K(R)5.1/4                                                      ***

------------------------------------------------------------------------------
                            To Collection of Activity Bill K(R)5        ***
                                                                   -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 26 April 2002             K(R)5.1/COL/1             Contract No. LCC-300

Contract No. LCC-300  Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)
Pricing Schedule                                K(R)5 : Link Bridge - Earthworks

                        ITEM DESCRIPTION                            AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL K(R)5
: Link Bridge - Earthworks

Page No. K(R)5.1/COL/1 - Link Bridge Earthworks                         ***

------------------------------------------------------------------------------
                                 To Summary of Cost Centre K(R)         ***
                                                                   -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             K(R)5/COL/1               Contract No. LCC-300

Contract No. LCC-300    Cost Centre K(R) : EPIW - Earthwork and Piling(Option 1)
Pricing Schedule                                   K(R)6 : Piling to Link Bridge
                                                          K(R)6.1 : Piling Works

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GROUND INVESTIGATIONS

                Rotary drilled boreholes; by rig

                Number

B310            NX size                                   nr           ***         ***           ***

                Depth without core recovery;
                NX size

B334            In holes of maximum depth 20-3Om          m            ***         ***           ***

                Depth with core recovery;
                NX size

B344            In holes of maximum depth 20-3Om          m            ***         ***           ***

                Depth cased

B350            NX size                                   m            ***         ***           ***

                Depth backfilled with sand

B360            NX size                                   m            ***         ***           ***

B370            Core boxes, length of core 1000mm         nr           ***         ***           ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)6.1           ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                    K(R)6.1/1                 Contract No. LCC-300

Contract No. LCC-300    Cost Centre K(R) : EPIW - Earthwork and Piling(Option 1)
Pricing Schedule                                   K(R)6 : Piling to Link Bridge
                                                          K(R)6.1 : Piling Works

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GROUND INVESTIGATIONS (CONT'D)

                Samples

                From boreholes

B429.1          76mm diameter Piston samples              nr           ***         ***           ***

B429.2          76mm diameter Mazier samples              nr           ***         ***           ***

B429.3          U100 samples in alluvial sand and
                gravel                                    nr           ***         ***           ***

                Site tests and observations

B513            Standard penetration tests with
                liner samples; in rotary drilled
                boreholes                                 nr           ***         ***           ***

B519            Vane shear tests                          nr           ***         ***           ***

                Instrumental Observations

                Deformation monitoring point;
                Type 2; as Drawings no.
                LCC300/31/G30/002 and
                LCC300/31/S04/001

B691.1          Installations                             nr           ***         ***           ***

B694.1          Monitoring                                visit        ***         ***           ***

B695.1          Reporting                                 nr           ***         ***           ***

                Deformation monitoring point;
                Type 3; as Drawings no.
                LCC300/31/G30/002 and
                LCC300/31/S04/001

B691.2          Installations                             nr           ***         ***           ***

B694.2          Monitoring                                visit        ***         ***           ***

B695.2          Reporting                                 nr           ***         ***           ***

                Laboratory tests

B771            Uniaxial compression testing of
                core sample in NX size and
                1000mm in height                          nr           ***         ***           ***

B775            Point load strength of core
                samples in NX size                        nr           ***         ***           ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)6.1           ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002             K(R)6.1/2               Contract No. LCC-300

Contract No. LCC-300    Cost Centre K(R) : EPIW - Earthwork and Piling(Option 1)
Pricing Schedule                                   K(R)6 : Piling to Link Bridge
                                                          K(R)6.1 : Piling Works

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                PILES

                Preliminary piles

                Bored cast in place concrete
                piles: grade 40/20D reinforced
                in-situ concrete; concrete
                category C; including steel tubes
                for testing and coring fully
                enclosed within concrete; commencing
                at level +4.0mPD to +9.0mPD

                Diameter: 1800mm

P191.1          Number of piles                           nr           ***         ***           ***

P192.1          Concreted length                          m            ***         ***           ***

P193.1          Depth bored maximum depth 20-25m          m            ***         ***           ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)6.1           ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)6.1/3               Contract No. LCC-300

Contract No. LCC-300    Cost Centre K(R) : EPIW - Earthwork and Piling(Option 1)
Pricing Schedule                                   K(R)6 : Piling to Link Bridge
                                                          K(R)6.1 : Piling Works

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                PILING ANCILLARIES

                Preliminary piles

                Cast in place concrete piles

                Boring through rock

Q129.1          Diameter: 1800mm                          m            ***         ***           ***

                Permanent corrugated Grade 43
                steel casings 5mm thick each
                length exceeding 13m

Q159.1          Diameter: 1800mm                          m            ***         ***           ***

                Cutting off surplus lengths;
                including removal of debonding
                materials

Q179.1          diameter; 1800 mm                         m            ***         ***           ***

                Preparing heads

Q189.1          diameter; 1800 mm                         nr           ***         ***           ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)6.1           ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)6.1/4               Contract No. LCC-300

Contract No. LCC-300    Cost Centre K(R) : EPIW - Earthwork and Piling(Option 1)
Pricing Schedule                                   K(R)6 : Piling to Link Bridge
                                                          K(R)6.1 : Piling Works

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                PILING ANCILLARIES (CONT'D)

                Preliminary piles (Cont'd)

                Cast in place concrete piles

                Reinforcement; deformed high
                yield steel bars to CS2:1995
                of Hong Kong; with a temporary
                debonding material by elliot
                pile breaking method for all
                reinforcement protruding above
                permanent cut-off level

Q212.1          Straight bars, nominal size               t            ***         ***           ***
                exceeding 25mm

Q213.1          Helical bar, nominal size 12mm            t            ***         ***           ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)6.1           ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            K(R)6.1/5                  Contract No. LCC-300

Contract No. LCC-300    Cost Centre K(R) : EPIW - Earthwork and Piling(Option 1)
Pricing Schedule                                   K(R)6 : Piling to Link Bridge
                                                          K(R)6.1 : Piling Works

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                PILING ANCILLARIES (CONT'D)

                Preliminary piles (Cont'd)

                Pile tests

                Maintain loading with various
                reactions

Q819.1          Test load; 2,000-3,000t                   nr           ***         ***           ***

                Non-destructive integrity

Q840.1          Sonic test                                nr           ***         ***           ***

Q840.2          Weld test by ultrasonic
                examination                               nr           ***         ***           ***

Q840.3          Weld test by radiographic
                examination                               nr           ***         ***           ***

Q860.1          Number of cast in place concrete
                pile cored; full coring                   nr           ***         ***           ***

Q860.2          Number of cast in place concrete
                pile cored; pile/rock interface
                coring                                    nr           ***         ***           ***

Q870.1          Coring of cast in place concrete
                piles; full coring                        m            ***         ***           ***

Q870.2          Coring of cast in place concrete
                piles; pile/rock interface
                coring                                    m            ***         ***           ***

Q880.1          Core boxes, length of core 1000mm         nr           ***         ***           ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)6.1           ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                K(R)6.1/6              Contract No. LCC-300

Contract No. LCC-300    Cost Centre K(R) : EPIW - Earthwork and Piling(Option 1)
Pricing Schedule                                   K(R)6 : Piling to Link Bridge
                                                          K(R)6.1 : Piling Works

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                PILES

                Bored cast in place concrete
                piles; grade 40/20D reinforced
                in-situ concrete: concrete
                category C: including steel tubes
                for testing and coring fully
                enclosed within concrete; commencing
                at level +4.0mPD to +9.0mPD

                Diameter: 1800mm

P191.2          Number of piles                           nr           ***         ***           ***

P192.2          Concreted length                          m            ***         ***           ***

P193.2          Depth bored maximum depth 20-25m          m            ***         ***           ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)6.1           ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)6.1/7               Contract No. LCC-300

Contract No. LCC-300    Cost Centre K(R) : EPIW - Earthwork and Piling(Option 1)
Pricing Schedule                                   K(R)6 : Piling to Link Bridge
                                                          K(R)6.1 : Piling Works

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                PILING ANCILLARIES

                Cast in place concrete piles

                Boring through rock

Q129.2          Diameter: 1800mm                          m            ***         ***           ***

                Permanent corrugated Grade 43
                steel casings 5mm thick each
                length exceeding 13m

Q159.2          Diameter: 1800mm                          m            ***         ***           ***

                Cutting off surplus lengths;
                including removal of debonding
                materials

Q179.2          diameter; 1800 mm                         m            ***         ***           ***

                Preparing heads

Q189.2          diameter; 1800 mm                         nr           ***         ***           ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)6.1           ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)6.1/8               Contract No. LCC-300

Contract No. LCC-300    Cost Centre K(R) : EPIW - Earthwork and Piling(Option 1)
Pricing Schedule                                   K(R)6 : Piling to Link Bridge
                                                          K(R)6.1 : Piling Works

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                PILING ANCILLARIES (CONT'D)

                Cast in place concrete piles

                Reinforcement; deformed high
                yield steel bars to CS2:1995
                of Hong Kong; with a temporary
                debonding material by elliot
                pile breaking method for all
                reinforcement protruding above
                permanent cut-off level

Q212.2          Straight bars, nominal size               t            ***         ***           ***
                exceeding 25mm

Q213.2          Helical bar nominal size 12mm             t            ***         ***           ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)6.1           ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)6.1/9               Contract No. LCC-300

Contract No. LCC-300    Cost Centre K(R) : EPIW - Earthwork and Piling(Option 1)
Pricing Schedule                                   K(R)6 : Piling to Link Bridge
                                                          K(R)6.1 : Piling Works

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                PILING ANCILLARIES (CONT'D)

                Pile tests

                Maintain loading with various
                reactions

Q819.2          Test load; 2,000-3,000t                   nr           ***         ***           ***

                Non-destructive integrity

Q840.4          Sonic test                                nr           ***         ***           ***

Q840.5          Weld test by ultrasonic
                examination                               nr           ***         ***           ***

Q840.6          Weld test by radiographic
                examination                               nr           ***         ***           ***

Q860.3          Number of cast in place concrete
                pile cored; full coring                   nr           ***         ***           ***

Q860.4          Number of cast in place concrete
                pile cored; pile/rock interface
                coring                                    nr           ***         ***           ***

Q870.3          Coring of cast in place concrete
                piles; full coring                        m            ***         ***           ***

Q870.4          Coring of cast in place concrete
                piles; pile/rock interface
                coring                                    m            ***         ***           ***

Q880.2          Core boxes, length of core 1000mm         nr           ***         ***           ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)6.1           ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                K(R)6.1/10             Contract No. LCC-300

Contract No. LCC-300    Cost Centre K(R) : EPIW - Earthwork and Piling(Option 1)
Pricing Schedule                                   K(R)6 : Piling to Link Bridge
                                                          K(R)6.1 : Piling Works

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                Contractor's Other Charges

                The Contractor shall enter
                hereunder any specific item of work
                or obligation or thing which is
                necessary for the execution of the
                Works, as required by the Contract,
                which has been omitted from or has
                not been separately itemised in this
                Pricing Schedule and for which a
                separate charge is required.

                The unit of measurement for any
                Contractor's Other Charge shall be
                "sum", with Quantity and Rates of
                Columns entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)6.1           ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)6.1/11              Contract No. LCC-300

Contract No. LCC-300    Cost Centre K(R) : EPIW - Earthwork and Piling(Option 1)
Pricing Schedule                                   K(R)6 : Piling to Link Bridge
                                                          K(R)6.1 : Piling Works

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                Method Related Charges

                The Contractor shall enter hereunder
                in detail any method related charges
                items in accordance with CESMM3
                Section 7

-------------------------------------------------------------------------------------------------------
                                           To Collection of Remeasurement Item K(R)6.1           ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               K(R)6.1/12              Contract No. LCC-300

Contract No. LCC-300    Cost Centre K(R) : EPIW - Earthwork and Piling(Option 1)
Pricing Schedule                                   K(R)6 : Piling to Link Bridge
                                                          K(R)6.1 : Piling Works

                     ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------

COLLECTION OF REMEASUREMENT ITEM K(R)6.1
: Piling Works

Page No. K(R)6.1/1                                                 ***

Page No. K(R)6.1/2                                                 ***

Page No. K(R)6.1/3                                                 ***

Page No. K(R)6.1/4                                                 ***

Page No. K(R)6.1/5                                                 ***

Page No. K(R)6.1/6                                                 ***

Page No. K(R)6.1/7                                                 ***

Page No. K(R)6.1/8                                                 ***

Page No. K(R)6.1/9                                                 ***

Page No. K(R)6.1/10                                                ***

Page No. K(R)6.1/11                                                ***

Page No. K(R)6.1/12                                                ***

--------------------------------------------------------------------------
                     To Collection of Activity Bill K(R)6          ***
                                                              ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002           K(R)6.1/COL/1               Contract No. LCC-300

Contract No. LCC-300    Cost Centre K(R) : EPIW - Earthwork and Piling(Option 1)
Pricing Schedule                                   K(R)6 : Piling to Link Bridge

                     ITEM DESCRIPTION                           AMOUNT HK$
--------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL K(R)6
: Piling to Link Bridge

Page No. K(R)6.1/COL/1                                             ***

--------------------------------------------------------------------------
                           To Summary of Cost Centre K(R)          ***
                                                              ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002           K(R)6/COL/1                 Contract No. LCC-300

Contract No. LCC-300   Cost Centre K(R) : EPIW - EARTHWORKS AND PILING(OPTION 1)
Pricing Schedule                                                         SUMMARY

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------
Summary of Cost Centre K(R) : EPIW - EARTHWORKS AND PILING (OPTION 1)

Page

K(R)1/COL/1 - Widening of Lok Ma Chau Road (Area A) - Earthworks
              & Piling                                                   ***

K(R)2/COL/1 - Widening of Existing Access Road (Area B) - Earthworks     ***

K(R)3/COL/1 - Construction of Access Road (Area C) - Earthworks          ***

K(R)4/COL/1 - Widening of Boundary Patrol Road (Area D) - Earthworks     ***

K(R)5/COL/1 - Link Bridge - Earthworks                                   ***

K(R)6/COL/1 - Piling to Link Bridge                                      ***

--------------------------------------------------------------------------------
                                     To Pricing Schedule Summary         ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              K(R).SUM/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule      L1 : Widening of Lok Ma Chau Road (Area A)(EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                LUMP SUM ITEMS FOR ACTIVITY BILL
                L1: WIDENING OF LOK MA CHAU ROAD
                (AREA A - Chainage 220m to
                Chainage 870m) (EPIW) (OPTION 1)

LSL1.1          Roadworks                                 sum                                    ***

LSL1.2          Underground Drainage                      sum                                    ***

LSL1.3          Hard and Soft Landscaping                 sum                                    ***

LSL1.4          Culvert Construction at Chau Tau
                Tsuen Road                                sum                                    ***

LSL1.5          BWIC with Services                        sum                                    ***

LSL1.6          Refuse Collection Point                   sum                                    ***

LSL1.7          Diversion of Drainage Utilities           sum                                    ***

LSL1.8          Diversion of Utilities                    sum                                    ***

LSL1.9          Irrigation                                sum                                    ***

LSL1.10         Fire Hydrants                             sum                                    ***

LSL1.11         Diversion of Existing Telephone
                Utilities                                 sum                                    ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L1                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L1/1                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule      L1 : Widening of Lok Ma Chau Road (Area A)(EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Contractor's Other Charges

                The Contractor shall enter
                hereunder any specific item of
                work or obligation or thing which
                is necessary for the execution of
                the Works, as required by the
                Contract, which has been omitted
                from or has not been separately
                itemised in this Pricing Schedule
                and for which a separate charge is
                required.

                The unit of measurement for any
                Contractor's Other Charges shall
                be "sum", with Quantity and
                Rate columns entered with
                "N/A".

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L1                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L1/2                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule      L1 : Widening of Lok Ma Chau Road (Area A)(EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Method-Related Charges

                The Contractor shall enter
                hereunder in detail any method
                related charges items in
                accordance with CESMM3 Section 7

                a) SAVING/DEDUCTIONS FOR DUPLICATION
                   OF WORKS AT THE INTERFACE OF AREA A
                   AND EMPLOYERS COMMITMENTS TO
                   ADJACENT LAND OWNERS AND TENANTS                                              ***

                b) REDUCTION FOR VALUE ADDED PREMIUM
                   FOR EXISTING MATERIALS UTILISED
                   WITHIN THE WORKS                                                              ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L1                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002            L1/3                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule      L1 : Widening of Lok Ma Chau Road (Area A)(EPIW)(Option 1)

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL L1
: Widening of Lok Ma Chau Road (Area A)(EPIW)(Option 1)

Page No. L1/1                                                           ***

Page No. L1/2                                                           ***

Page No. L1/3                                                           ***

--------------------------------------------------------------------------------
                                     To Summary of Cost Centre L        ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L1/COL/1                 Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule  L2 : Widening of Existing Access Road (Area B)(EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                LUMP SUM ITEMS FOR ACTIVITY BILL
                L2: WIDENING OF EXISTING ROAD
                (AREA B - Chainage 870m to
                Chainage 1140m) (EPIW) (OPTION 1)

LSL2.1          Roadworks                                 sum                                    ***

LSL2.2          Underground Drainage                      sum                                    ***

LSL2.3          Hard and Soft Landscaping                 sum                                    ***

LSL2.4          Retaining Wall RW1                        sum                                    ***

LSL2.5          Extension of Concrete Lining for
                Ha Wan Channel                            sum                                    ***

LSL2.6          Head Wall and Wing Wall for
                Culvert at Road Chainage 1000             sum                                    ***

LSL2.7          BWIC with Services                        sum                                    ***

LSL2.8          Irrigation                                sum                                    ***

LSL2.9          Diversion of Utilities                    sum                                    ***

LSL2.10         Fire Hydrants                             sum                                    ***

LSL2.11         Diversion of Existing Telephone
                Utilities                                 sum                                    ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L2                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L2/1                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule  L2 : Widening of Existing Access Road (Area B)(EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Contractor's Other Charges

                The Contractor shall enter
                hereunder any specific item of
                work or obligation or thing which
                is necessary for the execution of
                the Works, as required by the
                Contract, which has been omitted
                from or has not been separately
                itemised in this Pricing Schedule
                and for which a separate charge is
                required.

                The unit of measurement for any
                Contractor's Other Charges shall
                be "sum", with Quantity and
                Rate columns entered with
                "N/A".

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L2                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L2/2                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule  L2 : Widening of Existing Access Road (Area B)(EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Method-Related Charges

                The Contractor shall enter
                hereunder in detail any method
                related charges items in
                accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L2                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L2/3                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule  L2 : Widening of Existing Access Road (Area B)(EPIW)(Option 1)

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL L2
: Widening of Existing Access Road (Area B)(EPIW)(Option 1)

Page No. L2/1                                                           ***

Page No. L2/2                                                           ***

Page No. L2/3                                                           ***

--------------------------------------------------------------------------------
                                     To Summary of Cost Centre L        ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L2/COL/1                 Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule       L3 : Construction of Access Road (Area C)(EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                LUMP SUM ITEMS FOR ACTIVITY BILL
                L3: CONSTRUCTION OF ACCESS ROAD
                (AREA C - Chainage 1140m to
                Chainage 1990m) (EPIW) (OPTION 1)

LSL3.1          Roadworks                                 sum                                    ***

LSL3.2          Underground Drainage                      sum                                    ***

LSL3.3          Hard and Soft Landscaping                 sum                                    ***

LSL3.4          Ha Wan Channel Bridge & Abutments         sum                                    ***

LSL3.5          BWIC with Services                        sum                                    ***

LSL3.6          Geotechnical Instrumentation
                and Monitoring                            sum                                    ***

LSL3.7          Diversion of Utilities                    sum                                    ***

LSL3.8          Irrigation                                sum                                    ***

LSL3.9          Fire Hydrants                             sum                                    ***

LSL3.10         Diversion of Existing Telephone
                Utilities                                 sum                                    ***

LSL3.11         Retaining Structure at CH 1490            sum                                    ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L3                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                     L3/1                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule       L3 : Construction of Access Road (Area C)(EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Contractor's Other Charges

                The Contractor shall enter
                hereunder any specific item of
                work or obligation or thing which
                is necessary for the execution of
                the Works, as required by the
                Contract, which has been omitted
                from or has not been separately
                itemised in this Pricing Schedule
                and for which a separate charge is
                required.

                The unit of measurement for any
                Contractor's Other Charges shall
                be "sum", with Quantity and
                Rate columns entered with
                "N/A".

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L3                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L3/2                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule       L3 : Construction of Access Road (Area C)(EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Method-Related Charges

                The Contractor shall enter
                hereunder in detail any method
                related charges items in
                accordance with CESML3 Section 7

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L3                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L3/3                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule       L3 : Construction of Access Road (Area C)(EPIW)(Option 1)

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL L3
: Construction of Access Road (Area C)(EPIW)(Option 1)

Page No. L3/1                                                           ***

Page No. L3/2                                                           ***

Page No. L3/3                                                           ***

--------------------------------------------------------------------------------
                                     To Summary of Cost Centre L        ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L3/COL/1                 Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule  L4 : Widening of Boundary Patrol Road (Area D)(EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                LUMP SUM ITEMS FOR ACTIVITY BILL
                L4: WIDENING OF BOUNDARY PATROL
                ROAD (AREA D - Chainage 1990m to
                Chainage 2125m and Chainage 2395m
                to Chainage 2695m) (EPIW)(OPTION 1)

LSL4.1          Roadworks                                 sum                                    ***

LSL4.2          Underground Drainage                      sum                                    ***

LSL4.3          Hard and Soft Landscaping                 sum                                    ***

LSL4.4          Ha Wan Channel Culvert Extension          sum                                    ***

LSL4.5          BWIC with Services                        sum                                    ***

LSL4.6          Irrigation                                sum                                    ***

LSL4.7          Diversion of Utilities                    sum                                    ***

LSL4.8          Fire Hydrants                             sum                                    ***

LSL4.9          Diversion of Existing Telephone
                Utilities                                 sum                                    ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L4                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L4/1                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule  L4 : Widening of Boundary Patrol Road (Area D)(EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Contractor's Other Charges

                The Contractor shall enter
                hereunder any specific item of
                work or obligation or thing which
                is necessary for the execution of
                the Works, as required by the
                Contract, which has been omitted
                from or has not been separately
                itemised in this Pricing Schedule
                and for which a separate charge is
                required.

                The unit of measurement for any
                Contractor's Other Charges shall
                be "sum", with Quantity and
                Rate columns entered with
                "N/A".

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L4                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L4/2                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule  L4 : Widening of Boundary Patrol Road (Area D)(EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Method-Related Charges

                The Contractor shall enter
                hereunder in detail any method
                related charges items in
                accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L4                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L4/3                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule  L4 : Widening of Boundary Patrol Road (Area D)(EPIW)(Option 1)

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF ACTIVITY BILL L4
: Widening of Boundary Patrol Road (Area D)(EPIW)(Option 1)

Page No. L4/1                                                           ***

Page No. L4/2                                                           ***

Page No. L4/3                                                           ***

--------------------------------------------------------------------------------
                                     To Summary of Cost Centre L4       ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L4/COL/1                 Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule                     L5 : Link Bridge Structure (EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                LUMP SUM ITEMS FOR ACTIVITY BILL
                L5: LINK BRIDGE STRUCTURE (EPIW)
                (OPTION 1)

LSL5.1          Substructure                              sum                                    ***

LSL5.2          Superstructure                            sum                                    ***

LSL5.3          ABWF                                      sum                                    ***

LSL5.4          E&M Works                                 sum                                    ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L5                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L5/1                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule                     L5 : Link Bridge Structure (EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Contractor's Other Charges

                The Contractor shall enter
                hereunder any specific item of
                work or obligation or thing which
                is necessary for the execution of
                the Works, as required by the
                Contract, which has been omitted
                from or has not been separately
                itemised in this Pricing Schedule
                and for which a separate charge is
                required.

                The unit of measurement for any
                Contractor's Other Charges shall
                be "sum", with Quantity and
                Rate columns entered with
                "N/A".

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L5                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L5/2                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule                     L5 : Link Bridge Structure (EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Method-Related Charges

                The Contractor shall enter
                hereunder in detail any method
                related charges items in
                accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L5                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L5/3                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule                     L5 : Link Bridge Structure (EPIW)(Option 1)

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL L5
Link Bridge Structure (EPIW)(Option 1)

Page No. L5/1                                                           ***

Page No. L5/2                                                           ***

Page No. L5/3                                                           ***

--------------------------------------------------------------------------------
                                     To Summary of Cost Centre L        ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L5/COL/1                 Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule      L6 : Counters and Fixed Fitting-Out Works (EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                LUMP SUM ITEMS FOR ACTIVITY BILL
                L6; COUNTERS AND FIXED
                FITTING-OUT WORKS (EPIW) (OPTION 1)

LSL6.1          Counters for Immigration and
                Custom and Excise (EPIW)(Option 1)        sum                                    ***

LSL6.2          Fixed Fitting-out for Government
                Office and Accommodation (EPIW)
                (Option 1)                                sum                                    ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L6                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L6/1                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule      L6 : Counters and Fixed Fitting-Out Works (EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Contractor's Other Charges

                The Contractor shall enter
                hereunder any specific item of
                work or obligation or thing which
                is necessary for the execution of
                the Works, as required by the
                Contract, which has been omitted
                from or has not been separately
                itemised in this Pricing Schedule
                and for which a separate charge is
                required.

                The unit of measurement for any
                Contractor's Other Charges shall
                be "sum", with Quantity and
                Rate columns entered with
                "N/A".

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L6                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L6/2                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule      L6 : Counters and Fixed Fitting-Out Works (EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Method-Related Charges

                The Contractor shall enter
                hereunder in detail any method
                related charges items in
                accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L6                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L6/3                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule      L6 : Counters and Fixed Fitting-Out Works (EPIW)(Option 1)

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL L6
: Counters and Fixed Fitting-Out Works (EPIW)(Option 1)

Page No. L6/1                                                           ***

Page No. L6/2                                                           ***

Page No. L6/3                                                           ***

--------------------------------------------------------------------------------
                                     To Summary of Cost Centre L        ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L6/COL/1                 Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule         L7 : Reprovision of Police Check Point (EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                LUMP SUM ITEMS FOR ACTIVITY BILL
                L7: REPROVISION OF POLICE
                CHECK POINT (EPIW) (OPTION 1)

LSL7.1          Reprovision of Police Check
                Point (EPIW)(Option 1)                    sum                                    ***

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L7                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L7/1                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule         L7 : Reprovision of Police Check Point (EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Contractor's Other Charges

                The Contractor shall enter
                hereunder any specific item of
                work or obligation or thing which
                is necessary for the execution of
                the Works, as required by the
                Contract, which has been omitted
                from or has not been separately
                itemised in this Pricing Schedule
                and for which a separate charge is
                required.

                The unit of measurement for any
                Contractor's Other Charges shall
                be "sum", with Quantity and
                Rate columns entered with
                "N/A".

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L7                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L7/2                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule         L7 : Reprovision of Police Check Point (EPIW)(Option 1)

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY    RATE HK$     AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Method-Related Charges

                The Contractor shall enter
                hereunder in detail any method
                related charges items in
                accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                           To Collection of Activity Bill L7                     ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L7/3                     Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule         L7 : Reprovision of Police Check Point (EPIW)(Option 1)

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF ACTIVITY BILL L7
: Reprovision of Police Check Point (EPIW)(Option 1)

Page No. L7/1                                                           ***

Page No. L7/2                                                           ***

Page No. L7/3                                                           ***

--------------------------------------------------------------------------------
                                     To Summary of Cost Centre L        ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L7/COL/1                 Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - Structure (Option 1)
Pricing Schedule                                                         SUMMARY

                          ITEM DESCRIPTION                            AMOUNT HK$
--------------------------------------------------------------------------------
Summary of Cost Centre L: EPIW - Structure (Option 1)

Page

Ll/COL/1 - Widening of Lok Ma Chau Road (Area A)(EPIW)(Option 1)        ***

L2/COL/1 - Widening of Existing Access Road (Area B)(EPIW)(Option 1)    ***

L3/COL/1 - Construction of Access Road (Area C)(EPIW)(Option 1)         ***

L4/COL/1 - Widening of Boundary Patrol Road (Area D)(EPIW)(Option 1)    ***

L5/COL/1 - Link Bridge Structure (EPIW)(Option 1)                       ***

L6/COL/1 - Counters and Fixed Fitting Out Works (EPIW)(Option 1)        ***

L7/COL/1 - Reprovision of Police Check Point (EPIW)(Option 1)           ***

--------------------------------------------------------------------------------
                                     To Pricing Schedule Summary        ***
                                                                      ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              L.SUM/1                  Contract No. LCC-300

FORM OF TENDER

Note: Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                                CONTRACT LCC-300

                    LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                                 FORM OF TENDER

                                  (PART 7 OF 8)

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                           INTERIM PAYMENT SCHEDULE

                               LUMP SUM BREAKDOWNS
                                   (OPTION 1)

Rev.0 : 26 April 2002                                       Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.1                                            L1.1 : Roadworks

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             DEMOLITION AND SITE CLEARANCE

             General clearance

D100         general clearance for Site                             ha             ***           ***            ***

             IN SITU CONCRETE

             Provision of concrete designed mix

F220.1       Class: 20/20; concrete category B                      m3             ***           ***            ***

F220.2       Class: 20/20; concrete category C                      m3             ***           ***            ***

             Placing of mass concrete

             Blinding; concrete category C

F511         thickness not exceeding 150 mm                         m3             ***           ***            ***

             Bases, footings, pile caps and ground slabs; concrete category B

F522         thickness 150-300 mm                                   m3             ***           ***            ***

             Placing of reinforced concrete

             Bases, footings, pile caps and ground slabs; concrete category B

F623         thickness 300-500 mm                                   m3             ***           ***            ***

             Parapet walls; concrete category B

F644         thickness exceeding 500 mm                             m3             ***           ***            ***

             Other concrete forms; steps stairs and landings;
             concrete category B

F681         waist; not exceeding 150mm                             m3             ***           ***            ***

             CONCRETE ANCILLARIES

             Formwork finish; type F2

             Sloping

G323         width 0.2-0.4 m; to upper surfaces surfaces            m2             ***           ***            ***

G325         width 0.4-1.22 m; to upper surfaces                    m2             ***           ***            ***

             Vertical

G343         width 0.2-0.4 m                                        m2             ***           ***            ***

G344.1       width 0.4-1.22 m                                       m2             ***           ***            ***

G345         width exceeding 1.22 m                                 m2             ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.1           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.1/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L1 : Widening of Lok Ma Chau Road (Area A) (EPIW)(Option 1)
Lump Sum Item LSL1.1                                            L1.1 : Roadworks

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             CONCRETE ANCILLARIES

             Formwork finish; type F5

             Sloping

G322         width 0.1-0.2 m                                        m              ***           ***            ***

             Vertical

G342         width 0.1-0.2 m                                        m              ***           ***            ***

G344.2       width 0.4-1.22 m                                       m2             ***           ***            ***

             Reinforcement

             Deformed high yield steel bars to BS 4449

G524         nominal size 20 mm                                     t              ***           ***            ***

G525         nominal size 25 mm                                     t              ***           ***            ***

             MISCELLANEOUS METALWORK

             Mi1d steel solid to BS 4360; grade 43; hot dip galvanized after fabrication to BS 729

             Railings; Type 2; comprising 40 x 15 mm flat top and bottom rails, 16 mm diameter rod or 15 x 15 mm bar balusters at 115 mm centres, and 40 x 40 mm bar standards at 1500 mm centres; including bolts and all necessary accessories

N140.1       exposed height 1000 mm                                 m              ***           ***            ***

             Railings; Type 2; comprising 40 x 15 mm flat top and bottom rails, 16 mm diameter rod or 15 x 15 mm bar balusters at 115 mm centres, and 40 x 40 mm bar standards at 1500 mm centres; fixed to and including
             150 x 150 x 10 mm thick stainless steel base plate and 10mm diameter cast-in bolts; including bolts and all necessary accessories

N140.2       exposed height 1000 mm                                 m              ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.1           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.1/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L1 : Widening of Lok Ma Chau Road (Area A) (EPIW)(Option 1)
Lump Sum Item LSL1.1                                            L1.1 : Roadworks

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             MISCELLANEOUS METALWORK

             Galvanized iron; hot dip galvanized to BS 729

             Railings; plain type; comprising 50mm diameter top and intermediate tubular rails and 50 mm diameter tubular standards with flanged ends at bottom;
             including all necessary accessories

N140.3       exposed height 1000 mm                                 m              ***           ***            ***

             ROADS AND PAVINGS

             Sub-bases, flexible road bases and surfacing

             Granular material as General Specification clause
             6.07

R112         depth 30 - 60 mm                                       m2             ***           ***            ***

R114         depth 100 - 150 mm                                     m2             ***           ***            ***

R115         depth 150 - 200 mm                                     m2             ***           ***            ***

R116         depth 200 - 250 mm                                     m2             ***           ***            ***

             Sub-bases, flexible road bases and surfacing

             Bituminous materials; consisting of coarse and fine aggregates, filler, bitumen, and polymer

R232         depth 30 - 60 mm; wearing course                       m2             ***           ***            ***

R233.1       depth 60 - 100 mm; road base                           m2             ***           ***            ***


-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.1           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.1/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.1                                            L1.1 : Roadworks

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             ROADS AND PAVINGS

             Sub-bases, flexible road bases and surfacing(Cont'd)

             Bituminous materials; consisting of coarse and fine aggregates, filler, bitumen, and polymer (Cont'd)

R233.2       depth 60 - 100 mm; base course                         m2             ***           ***            ***

R234         depth 100 - 150 mm; road base                          m2             ***           ***            ***

             Kerbs, channels and edgings

             Precast concrete kerbs of Highways Department types
             K1, K2 and K3; overall cross-section 125 mm wide x
             250 mm high

R611         straight or curved to radius exceeding 12 m;
             including cement and sand (1:3) haunching, and
             concrete bed and backing grade 20/20                   m              ***           ***            ***

R612         straight or curved to radius not exceeding 12 m;
             including cement and sand (1:3) haunching, and
             concrete bed and backing grade 20/20                   m              ***           ***            ***

             Precast concrete drop kerbs of Highways Department types K5, K6, K7, K8 and K9; overall cross-section
             125 mm wide x 200 mm average high

R621         straight or curved to radius exceeding 12 m;
             including cement and sand (1:3) haunching, and
             concrete bed and backing grade 20/20                   m              ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.1           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSL1.1/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.1                                            L1.1 : Roadworks

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             ROADS AND PAVINGS

             Ancillaries

             Traffic signs conforming to the diagrams or references stated in the item descriptions, which are taken from the Transport Planning and Design Manual, Volume 3 Chapter 2 (Regulatory Warning and
             Informatory Signs); sign plates using class 1
             reflective material to BS 873 Part 6

R811.1       non-illuminated; road traffic (traffic control)
             regulations 1989 edition figure nr. TS101(6)           nr             ***           ***            ***

R811.2       non-illuminated; road traffic (traffic control)
             regulations 1989 edition figure nr. TS102(6)           nr             ***           ***            ***

R811.3       non-illuminated; road traffic (traffic control)
             regulations 1989 edition figure nr. TS109              nr             ***           ***            ***

R811.4       non-illuminated; road traffic (traffic control)
             regulations 1989 edition figure nr. TS115(6)           nr             ***           ***            ***

R811.5       non-illuminated; road traffic (traffic control)
             regulations 1989 edition figure nr. TS220(5)           nr             ***           ***            ***

R811.6       non-illuminated; road traffic (traffic control)
             regulations 1989 edition figure nr. TS223              nr             ***           ***            ***

R811.7       non-illuminated; road traffic (traffic control)
             regulations 1989 edition figure nr. TS407(6)           nr             ***           ***            ***

R811.8       non-illuminated; road traffic (traffic control)
             regulations 1989 edition figure nr. TS410(9)           nr             ***           ***            ***

R811.9       non-illuminated; road traffic (traffic control)
             regulations 1989 edition figure nr. TS518              nr             ***           ***            ***

R811.10      non-illuminated; road traffic (traffic control)
             regulations 1989 edition figure nr. TS604(7)           nr             ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.1           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.1/5                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.1                                            L1.1 : Roadworks

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             ROADS AND PAVINGS

             Ancillaries (Cont'd)

             Traffic signs conforming to the diagrams or references stated in the item descriptions, which are taken from the Transport Planning and Design Manual, Volume 3 Chapter 2 (Regulatory Warning and
             Informatory Signs); sign plates using class 1 reflective material to BS 873 Part 6(Cont'd)

R811.11      non-illuminated; road traffic (traffic control)
             regulations 1989 edition figure nr. TS712(4)           nr             ***           ***            ***

R811.12      non-illuminated; road traffic (traffic control)
             regulations 1989 edition figure nr. TS737(4)           nr             ***           ***            ***

R811.13      non-illuminated; relocation of existing road name
             plate                                                  nr             ***           ***            ***

R811.14      non-illuminated; relocation of existing street name
             signs                                                  nr             ***           ***            ***

R811.15      non-illuminated; relocation of existing directional
             sign                                                   nr             ***           ***            ***

R811.16      non-illuminated; relocation of existing traffic signs
             as TS220/TS712                                         nr             ***           ***            ***

R811.17      non-illuminated; relocation of existing traffic signs
             as TS430/TS806                                         nr             ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.1           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.1/6                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.1                                            L1.1 : Roadworks

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             ROADS AND PAVINGS

             Ancillaries (Cont'd)

             Surface markings conforming to the diagrams or references stated in the item descriptions, which are taken from the Transport Planning and Design Manual, Volume 3 Chapter 5 - Road Markings (April 1987);
             using reflectorised thermoplastic materials in accordance with BS 3262

R823.1       letters and shapes; road traffic (traffic control)
             regulations 1989 edition figure nr. RL1023             nr             ***           ***            ***

R823.2       letters and shapes; road traffic (traffic control)
             regulations 1989 edition figure nr. RL1115             nr             ***           ***            ***

R823.3       letters and shapes; road traffic (traffic control)
             regulations 1989 edition figure nr. RL1141             nr             ***           ***            ***

R824.1       continuous lines; road traffic (traffic control)
             regulations 1989 edition figure nr. RL1012             m              ***           ***            ***

R824.2       continuous lines; road traffic (traffic control)
             regulations 1989 edition figure nr. RL1127             m              ***           ***            ***

R825.1       intermittent lines; road traffic (traffic control)
             regulations 1989 edition figure nr. RL1013             m              ***           ***            ***

R825.2       intermittent lines; road traffic (traffic control)
             regulations 1989 edition figure nr. RL1103             m              ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.1           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.1/7                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.1                                            L1.1 : Roadworks

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             ROADS AND PAVINGS

             Ancillaries (Cont'd)

             Surface markings conforming to the diagrams or references stated in the item descriptions, which are taken from the Transport Planning and Design Manual, Volume 3 Chapter 5 - Road Markings (April 1987);
             using reflectorised thermoplastic materials in accordance with BS 3262(Cont'd)

R825.3       intermittent lines; road traffic (traffic control)
             regulations 1989 edition figure nr. RL1104             m              ***           ***            ***

R825.4       intermittent lines; road traffic (traffic control)
             regulations 1989 edition figure nr. RL1106             m              ***           ***            ***

R825.5       intermittent lines; road traffic (traffic control)
             regulations 1989 edition figure nr. RL1107             m              ***           ***            ***

             PAINTING

             Polyurethane paint; first coat of 2 pack epoxy zinc phosphate 70 microns (KP1A), second coat of 2 pack high build epoxy MIO 100 microns (KU1D) and finishing coat of 2 pack high build polyurethane 50 microns
             (KU2B)

V770         Metal sections                                         m2             ***           ***            ***

             MISCELLANEOUS WORK

             Safety fences

             Untensioned corrugated beam barriers; hot-dip galvanized to BS 729; fixed to and including hot-dip galvanized steel Grade 43A posts with and including
             310 x 310 x 950 mm deep concrete grade 20/20 footings at 2000 mm centres

X181         exposed overall height 0.757 m                         m              ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.1           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.1/8                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.1                                            L1.1 : Roadworks

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum
             Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's Other
             Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.1           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.1/9                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.1                                            L1.1 : Roadworks

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.1           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.1/10               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.1                                            L1.1 : Roadworks

                       ITEM DESCRIPTION                           AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL1.1 : Roadworks

Page No. LSL1.1/1                                                    ***

Page No. LSL1.1/2                                                    ***

Page No. LSL1.1/3                                                    ***

Page No. LSL1.1/4                                                    ***

Page No. LSL1.1/5                                                    ***

Page No. LSL1.1/6                                                    ***

Page No. LSL1.1/7                                                    ***

Page No. LSL1.1/8                                                    ***

Page No. LSL1.1/9                                                    ***

Page No. LSL1.1/10                                                   ***

------------------------------------------------------------------------------
                                 Total of Lump Sum Item LSL1.1       ***
                                                                --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSL1.1/COL/1             Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.2                                 L1.2 : Underground Drainage

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             PIPEWORK - PIPES

             Perforated concrete filter pipes; unreinforced to BS5911; spigot and socket or rebated joints

             Nominal bore; 150 mm

I222.1       in trenches depth not exceeding 1.5 m; laid in
             French or rubble drains                                m              ***           ***            ***

             Concrete pipes; Class L: unreinforced to BS 5911;
             Part 100; flexible spigot and socket joints; lined with polyvinyl chloride (PVC) or high density polyethylene (HDPE); as Specification clause 6.3.01

             Nominal bore; 225 mm

I222.2       in trenches depth not exceeding 1.5 m; gully
             connections                                            m              ***           ***            ***

I222.3       in trenches depth not exceeding 1.5 m; between
             manholes and/or other drainage chambers                m              ***           ***            ***

I223.1       in trenches depth 1.5-2 m; gully connections           m              ***           ***            ***

I223.2       in trenches depth 1.5-2 m; between manholes and/or
             other drainage chambers                                m              ***           ***            ***

I224.1       in trenches depth 2-2.5 m; gully connections           m              ***           ***            ***

             Concrete pipes; Class M; unreinforced to BS 5911;
             Part 100; flexible spigot and socket joints; lined with polyvinyl chloride (PVC) or high density polyethylene (HDPE); as Specification clause 6.3.01

             Nominal bore; 300 mm

I223.3       in trenches depth 1.5-2 m; between manholes and/or
             other drainage chambers                                m              ***           ***            ***

I224.2       in trenches depth 2-2.5 m; between manholes and/or
             other drainage chambers                                m              ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.2           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.2/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.2                                 L1.2 : Underground Drainage

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             PIPEWORK - PIPES

             Concrete pipes; Class M; unreinforced to BS
             5911;Part 100; flexible spigot and socket joints;
             lined with polyvinyl chloride (PVC) or high density polyethylene (HDPE); as Specification clause 6.3.01
             (Cont'd)

             Nominal bore; 375 mm

I232.1       in trenches depth not exceeding 1.5 m; between
             manholes and/or other drainage chambers                m              ***           ***            ***

I233.1       in trenches depth 1.5-2 m; between manholes and/or
             other drainage chambers                                m              ***           ***            ***

I234.1       in trenches depth 2-2.5 m; between manholes and/or
             other drainage chambers                                m              ***           ***            ***

             Nominal bore; 450 mm

I232.2       in trenches depth not exceeding 1.5 m; between
             manholes and/or other drainage chambers                m              ***           ***            ***

I233.2       in trenches depth 1.5-2 m; between manholes and/or
             other drainage chambers                                m              ***           ***            ***

             Nominal bore; 600 mm

I234.2       in trenches depth 2-2.5 m; between manholes and/or
             other drainage chambers                                m              ***           ***            ***

             PIPEWORK - FITTINGS AND VALVES

             Concrete pipes; Class L; unreinforced to BS 5911;
             Part 100; flexible spigot and socket joints; lined with polyvinyl chloride (PVC) or high density polyethylene (HDPE); as Specification clause 6.3.01

             Junctions and branches; including forming perforations, trimming and haunching with concrete bandage

J221         nominal bore; 225 mm                                   nr             ***           ***            ***

             Straight specials; rocker pipes

J281         nominal bore; 225 mm                                   nr             ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.2           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.2/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.2                                 L1.2 : Underground Drainage

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             PIPEWORK - FITTINGS AND VALVES

             Concrete pipes; Class M; unreinforced to BS 5911;
             Part 100; flexible spigot and socket joints; lined with polyvinyl chloride (PVC) or high density polyethylene (HDPE); as Specification clause 6.3.01

             Junctions and branches; including forming perforations, trimming and haunching with concrete bandage

J222         nominal bore; 300 mm                                   nr             ***           ***            ***

             Junctions and branches; including forming perforations, trimming and haunching with concrete bandage; as Drawing nr.
             LCC300/31/C35/101(Cont'd)

J223.1       nominal bore; 375 mm                                   nr             ***           ***            ***

J223.2       nominal bore; 450 mm                                   nr             ***           ***            ***

J223.3       nominal bore; 600 mm                                   nr             ***           ***            ***

             Straight specials; rocker pipes

J282         nominal bore; 300 mm                                   nr             ***           ***            ***

J283.1       nominal bore; 375 mm                                   nr             ***           ***            ***

J283.2       nominal bore; 450 mm                                   nr             ***           ***            ***

J283.3       nominal bore; 600 mm                                   nr             ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.2           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.2/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.2                                 L1.2 : Underground Drainage

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

             Manholes

             In situ concrete; type D; chamber size 750 x 750 mm;
             as D.S.D. Standard Drawing nr. DS 1004

K131         depth not exceeding 1.5 m; heavy duty cast iron cover
             as D.S.D. Standard Drawing nr. DS 1033                 nr             ***           ***            ***

K132.1       depth 1.5-2 m; heavy duty cast iron cover as D.S.D.
             Standard Drawing nr. DS 1033                           nr             ***           ***            ***

             In situ concrete; type E; chamber size 1050 x 1350 mm;
             as D.S.D. Standard Drawing nr. DS 1005

K132.2       depth 1.5-2 m; heavy duty cast iron cover as D.S.D.
             Standard Drawing nr. DS 1033                           nr             ***           ***            ***

K133.1       depth 2-2.5 m; heavy duty cast iron cover as D.S.D.
             Standard Drawing nr. DS 1033                           nr             ***           ***            ***

             In situ concrete; type E; chamber size 1125 x 1350 mm;
             as D.S.D. Standard Drawing nr. DS 1005

K132.3       depth 1.5-2 m; heavy duty cast iron cover as D.S.D.
             Standard Drawing nr. DS 1033                           nr             ***           ***            ***

K133.2       depth 2-2.5 m; heavy duty cast iron cover as D.S.D.
             Standard Drawing nr. DS 1033                           nr             ***           ***            ***

             In situ concrete; type E; chamber size 1200 x 1350 mm;
             as D.S.D. Standard Drawing nr. DS 1005

K132.4       depth 1.5-2 m; heavy duty cast iron cover as D.S.D.
             Standard Drawing nr. DS 1033                           nr             ***           ***            ***

K133.3       depth 2-2.5 m; heavy duty cast iron cover as D.S.D.
             Standard Drawing nr. DS 1033                           nr             ***           ***            ***

             In situ concrete; type E; chamber size 1350 x 1350 mm;
             as D.S.D. Standard Drawing nr. DS 1005

K133.4       depth 2-2.5 m; heavy duty cast iron cover as D.S.D.
             Standard Drawing nr. DS 1033                           nr             ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.2           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.2/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.2                                 L1.2 : Underground Drainage

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

             Catch pits

             In situ concrete; chamber size 1000 x 1000 mm; as Drawing nr. LCC300/31/C35/101

K231         depth not exceeding 1.5 m; Type 1 precast concrete
             cover; as W.S.D. Standard Drawing nr. 1.12A            nr             ***           ***            ***

             Gullies

K330.1       In situ concrete untrapped; removable cast iron
             grating and frame; as HyD Standard Drawing nr. H3109,
             H3117 and H3118; 225 mm outlet diameter                nr             ***           ***            ***

K330.2       In situ concrete untrapped; removable cast iron
             grating, frame and overflow weir; as HyD Standard
             Drawing nr. H3109, H3117, H3118 and H3123; 225 mm
             outlet diameter                                        nr             ***           ***            ***

             French drains, rubble drains, ditches and trenches

K410         Filling French and rubble drains with grade material;
             granular material                                      m3             ***           ***            ***

             Rectangular section ditches lined; concrete grade
             20/20; 150 mm thick to bottom and both sides with U-shaped invert; as Drawing nr. LCC300/31/C35/101

K451         cross-sectional area not exceeding 0.25 m2; waterway
             300 mm wide                                            m              ***           ***            ***

K452         cross-sectional area 0.25-0.5 m2; waterway 300 mm
             wide                                                   m              ***           ***            ***

             Other pipework ancillaries

             Connections to existing live culverts; including forming and trimming perforations in existing structure, building in and haunching around pipes, sealing up and making good upon completion of work;
             as Drawing nr. LCC300/31/C35/103

K862         pipe bore 200-300 mm                                   nr             ***           ***            ***

K863         pipe bore 300-600 mm                                   nr             ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.2           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.2/5                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.2                                 L1.2 : Underground Drainage

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             PIPEWORK - SUPPORTS AND PROTECTION, ANCILLARIES TO
             LAYING AND EXCAVATION

             Beds; Class B; 100 mm thick

             Imported granular material; type A

L331         nominal bore not exceeding 150 mm; as D.S.D.
             Standard Drawing nr. DS 1048                           m              ***           ***            ***

L332         nominal bore 200-300 mm; as D.S.D. Standard Drawing
             nr. DS 1048                                            m              ***           ***            ***

L333         nominal bore 300-600 mm; as D.S.D. Standard Drawing
             nr. DS 1048                                            m              ***           ***            ***

             Surrounds

             Mass concrete; grade 20/40

L542         nominal bore 200-300 mm; bed depth 150 mm; as HyD
             Standard Drawing nr. H3130                             m              ***           ***            ***

             MISCELLANEOUS METALWORK

             Other miscellaneous metalwork

N990.1       Ditch fittings; hinged grating and frame; cast iron;
             grating in 500 mm (maximum) unit length x 25 mm
             thick; as Drawing nr. LCC300/31/C35/101; for
             waterway 300 mm wide                                   m              ***           ***            ***

N990.2       Ditch fittings; trapping grille for U-shaped
             waterway; mild steel; 16 mm diameter top rail and 12
             mm diameter vertical grille bars at 75 mm centres; as
             Drawing nr. LCC300/31/C35/101; exposed size 300 x 200
             mm high (overall) (approximate)                        nr             ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.2           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.2/6                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.2                                 L1.2 : Underground Drainage

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum
             Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's Other
             Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.2           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.2/7                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.2                                 L1.2 : Underground Drainage

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.2           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.2/8                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.2                                 L1.2 : Underground Drainage

                       ITEM DESCRIPTION                           AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL1.2
: Underground Drainage

Page No. LSL1.2/1                                                    ***

Page No. LSL1.2/2                                                    ***

Page No. LSL1.2/3                                                    ***

Page No. LSL1.2/4                                                    ***

Page No. LSL1.2/5                                                    ***

Page No. LSL1.2/6                                                    ***

Page No. LSL1.2/7                                                    ***

Page No. LSL1.2/8                                                    ***

------------------------------------------------------------------------------
                                Total of Lump Sum Item LSL1.2        ***
                                                                 -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.2/COL/1            Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.3                            L1.3 : Hard and Soft Landscaping

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             EARTHWORKS

             Filling ancillaries

E790         Geosynthetic reinforcement; surface erosion control
             geotextiles; tensile strength of 200kN/m (minimum)     m2             ***           ***            ***

             Landscaping

E820.1       Hydroseeding; including all species during summer at
             25g/m2 and winter at 30g/m2                            m2             ***           ***            ***

E820.2       Hydroseeding; including all species during summer at
             25g/m2 and winter at 30g/m2; inclined at an angle
             exceeding 10 degrees to the horizontal                 m2             ***           ***            ***

E850.1       Shrubs; Ardisia crenata; size 600 x 500 mm; pot-grown  nr             ***           ***            ***

E850.2       Shrubs; Hibiscus rosa sinensis; size 600 x 500 mm;
             pot-grown                                              nr             ***           ***            ***

E850.3       Shrubs; Hymenocallis americana; size 500 x 500 mm;
             pot-grown                                              nr             ***           ***            ***

E850.4       Shrubs; Ixora javanica; size 500 x 500 mm; pot-grown   nr             ***           ***            ***

E850.5       Shrubs; Ligustrum sinense; size 600 x 500 mm;
             pot-grown                                              nr             ***           ***            ***

E850.6       Shrubs; Melastoma Candida; size 600 x 500 mm;
             pot-grown                                              nr             ***           ***            ***

E850.7       Shrubs; Melastoma sanquineum; size 600 x 500 mm;
             pot-grown                                              nr             ***           ***            ***

E850.8       Shrubs; Rhus chinensis; size 600 x 500 mm; pot-grown   nr             ***           ***            ***

E860.1       Trees; Aleurites moluccana; heavy standard size;
             root balled                                            nr             ***           ***            ***

E860.2       Trees; Ficus microcarpa; heavy standard size; root
             balled                                                 nr             ***           ***            ***

E860.3       Trees; Melaleuca leucadendron; heavy standard size;
             root balled                                            nr             ***           ***            ***

E860.4       Trees; Tristania conferta; heavy standard size; root
             balled                                                 nr             ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.3           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002               LSL1.3/1                 Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.3                            L1.3 : Hard and Soft Landscaping

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             IN SITU CONCRETE

             Provision of concrete designed mix

F220         Class 20/20; concrete category B                       m3             ***           ***            ***

             Placing of mass concrete

F580         Other concrete forms; tree rings; concrete category B  m3             ***           ***            ***

             CONCRETE ANCILLARIES

             Formwork finish; type F1

             Curved cylindrical to one radius in one plane;
             radius 1.15 m

G352         width 0.1-0.2 m                                        m              ***           ***            ***

             MISCELLANEOUS METALWORK

             Galvanized mild steel

             Miscellaneous framing

?61          angle iron stakes; 50 x 50 x 3 mm; including approved
             ties and spacers                                       m              ***           ***            ***

N199         U-pins for soil slope surface protection               nr             ***           ***            ***

             ROADS AND PAVINGS

             Sub-bases, flexible road bases and surfacing

             Granular material as per General Specification clause
             6.07

R113         depth 60-100 mm                                        m2             ***           ***            ***

             Concrete pavements

             Other in situ concrete slabs; grade 30/20

R433         depth 60-100 mm                                        m2             ***           ***            ***

R480         Waterproof membranes below concrete pavements;
             impermeable polythene sheeting 0.125 mm nominal
             thickness                                              m2             ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.3           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.3/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.3                            L1.3 : Hard and Soft Landscaping

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             ROADS AND PAVINGS

             Kerbs, channels and edgings

             Precast concrete edging kerbs of Highways Dept. types
             E1, E2 and E3; 50 x 150 mm high

R631         straight or curved to radius exceeding 12 m;
             including cement and sand (1:3) bedding, and concrete
             bed and haunch grade 20/20 m                           m              ***           ***            ***

             PAINTING

             Epoxy paint; first coat of 2 pack epoxy zinc phosphate 70 microns (KP1A), second coat of 2 pack high build epoxy MIO 100 microns (KU1D) and finishing coat of 2 pack high build polyurethane 50 microns
             (KU2B)

V770         Metal sections                                         m2             ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.3           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.3/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.3                            L1.3 : Hard and Soft Landscaping

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum
             Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's Other
             Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.3           ***
                                                                                                            --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.3/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.3                            L1.3 : Hard and Soft Landscaping

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

 -------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.3           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.3/5                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.3                            L1.3 : Hard and Soft Landscaping

                       ITEM DESCRIPTION                           AMOUNT HK$
------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSL1.3 : Hard and Soft Landscaping

Page No. LSL1.3/1                                                    ***

Page No. LSL1.3/2                                                    ***

page No. LSL1.3/3                                                    ***

Page No. LSL1.3/4                                                    ***

Page No. LSL1.3/5                                                    ***

------------------------------------------------------------------------------
                                 Total of Lump Sum Item LSL1.3       ***
                                                                 -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.3/COL/1            Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.4          L1.4 : Culvert Construction at Chau Tau Tsuen Road

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             DEMOLITION AND SITE CLEARANCE

             Other structures

             Reinforced concrete; apron slabs; including cleaning to bright metal and painting exposed reinforcing bars

D521.1       volume not exceeding 50 m3                             sum            ***           ***            ***

             Reinforced concrete; head walls and wing walls;
             including cleaning to bright metal and painting exposed reinforcing bars

D521.2       volume not exceeding 50 m3                             sum            ***           ***            ***

             Reinforced concrete; channels; including cleaning to bright metal and painting exposed reinforcing bars

D521.3       volume not exceeding 50 m3                             sum            ***           ***            ***

             Metal; railings along Chau Tau Tsuen Road

D549         exposed height 1 m                                     m              ***           ***            ***

             IN SITU CONCRETE

             Provision of concrete designed mix

F210         Class: No fines; concrete category B                   m3             ***           ***            ***

F220.1       Class: 20/20; concrete category B                      m3             ***           ***            ***

F220.2       Class: 20/20; concrete category C                      m3             ***           ***            ***

F230         Class: 35/20; concrete category B                      m3             ***           ***            ***

F240         Class: 40/20; concrete category B                      m3             ***           ***            ***

             Placing of mass concrete

             Blinding; concrete category C

F511         thickness not exceeding 150 mm                         m3             ***           ***            ***

             Bases, footings, pile caps and ground slabs; concrete category B

F522         thickness 150-300 mm                                   m3             ***           ***            ***

             Walls; concrete category B

F542         thickness 150-300 mm                                   m3             ***           ***            ***

F580         Other concrete forms; filling; concrete category B     m3             ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.4           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.4/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.4          L1.4 : Culvert Construction at Chau Tau Tsuen Road

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             IN SITU CONCRETE

             Placing of mass concrete (Cont'd)

F581         Other concrete forms; linings to channels; concrete
             category C                                             m3             ***           ***            ***

             Placing of reinforced concrete

             Bases, footings, pile caps and ground slabs; concrete category B

F623         thickness 300-500 mm                                   m3             ***           ***            ***

             Head walls and wing walls; concrete category B

F642         thickness 150-300 mm                                   m3             ***           ***            ***

             Retaining walls; concrete category B

F643         thickness 300-500 mm                                   m3             ***           ***            ***

F680.1       Other concrete forms; box culvert internal dimensions
             3 x 1.5 m; wall thickness 400 mm and 702 mm; slab
             thickness 500 mm; concrete category B                  m3             ***           ***            ***

F680.2       Other concrete forms; channels; slab and wall
             thickness 250 mm; concrete category B                  m3             ***           ***            ***

             CONCRETE ANCILLARIES

             Formwork finish; type F1

             Vertical

G343.1       width 0.2-0.4 m                                        m2             ***           ***            ***

G344.1       width 0.4-1.22 m                                       m2             ***           ***            ***

G345.1       width exceeding 1.22 m                                 m2             ***           ***            ***

             Formwork finish: type F2

             Sloping

G324.1       width 0.4-1.22 m                                       m2             ***           ***            ***

             Vertical

G343.2       width 0.2-0.4 m                                        m2             ***           ***            ***

G344.2       width 0.4-1.22 m                                       m2             ***           ***            ***

G345.2       width exceeding 1.22 m                                 m2             ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.4           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.4/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.4          L1.4 : Culvert Construction at Chau Tau Tsuen Road

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             CONCRETE ANCILLARIES

             Formwork finish; type F4

             Horizontal

G315         width exceeding 1.22 m                                 m2             ***           ***            ***

             Sloping

G323         width 0.2-0.4 m                                        m2             ***           ***            ***

G324.2       width 0.4-1.22 m                                       m2             ***           ***            ***

             Vertical

G344.3       width 0.4-1.22 m                                       m2             ***           ***            ***

G345.3       width exceeding 1.22 m                                 m2             ***           ***            ***

             Reinforcement

             Deformed high yield steel bars to CS2 1995

G521         nominal size not exceeding 10 mm                       t              ***           ***            ***

G522         nominal size 12 mm                                     t              ***           ***            ***

G523         nominal size 16 mm                                     t              ***           ***            ***

G524         nominal size 20 mm                                     t              ***           ***            ***

G525         nominal size 25 mm                                     t              ***           ***            ***

G526         nominal size 32 mm                                     t              ***           ***            ***

             Joints

             Formed surface with filler; 25 mm thick compressible inorganic joint filler

G641         average width not exceeding 0.5 m                      m2             ***           ***            ***

             Proprietary rubber waterstops; rearguard type

G653         average width 200-300 mm                               m              ***           ***            ***

             Sealed rebates or grooves

G670         approved light grey polysulphide sealant 25 x 25 mm;
             with and including primer and self-adhesive bond
             breaking tape                                          m              ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.4           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.4/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.4          L1.4 : Culvert Construction at Chau Tau Tsuen Road

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             CONCRETE ANCILLARIES

             Joints (Cont'd)

             Dowels; 25 mm diameter galvanized mild steel bars

G682         sleeved; 650 mm long; cast into one side of joint,
             other side with and including cast in preformed PVC
             tight fitting sleeve and compressible end filler;
             wrapped 2/3 length of dowel with Denso tape            nr             ***           ***            ***

             Concrete accessories

             Finishing of top surfaces

G813.1       class U1 finishes                                      m2             ***           ***            ***

G813.2       class U5 finishes                                      m2             ***           ***            ***

             Finishing of formed surfaces

G823         scabbled finish                                        m2             ***           ***            ***

             Inserts

G832         other inserts; unplasticized polyvinyl chloride pipe
             sleeves through reinforced walls; 75 mm diameter x
             500 mm long; projecting from two surfaces of the
             concrete; weep holes; including drainage material
             placed in Hessian bags                                 nr             ***           ***            ***

             PRECAST CONCRETE

             Channel cover slabs; designed mix class: 30/20;
             with 15 x 15 mm chamfered top edges, and 2 nr.
             100 x 100 x 50 mm deep lifting holes and 12 mm diameter stainless steel lifting bars

             Area not exceeding 1 m2; 1200x 200 x 200 mm thick slab units

H511         mass not exceeding 250 kg; type I                      nr             ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.4           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.4/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.4          L1.4 : Culvert Construction at Chau Tau Tsuen Road

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             PIPEWORK - PIPES

             Perforated concrete filter pipes;
             Unreinforced to BS5911 spigot and socket or rebated joints

             Nominal bore; 150 mm

I213         in trenches 1.5-2 m; in subsoil drains                 m              ***           ***            ***

I214         in trenches 2-2.5 m; in subsoil drains                 m              ***           ***            ***

I215         in trenches 2.5-3 m; in subsoil drains                 m              ***           ***            ***

             MISCELLANEOUS METALWORK

             Mild steel solid to BS 4360; grade 43; hot dip galvanized after fabrication to BS 729

             Railings; Type 2; comprising 40 x 15 mm flat top and bottom rails, 16 mm diameter rod or 15 x 15 mm bar balusters at 115 mm centres, and 40 x 40 mm bar standards at 1500 mm centres; including bolts and all necessary accessories

N140         exposed height 1000 mm                                 m              ***           ***            ***

             PAINTING

             Polyurethane paint; first coat of 2 pack epoxy zinc phosphate 70 microns (KP1A), second coat of 2 pack high build epoxy MIO 100 microns (KU1D) and finishing coat of 2 pack high build polyurethane 50 microns
             (KU2B)

V770         Metal sections                                         m2             ***           ***            ***

             WATERPROOFING

             Damp proofing

             Waterproof sheeting; 0.3 mm thick polyethylene damp proof sheet membrane

W131         upper surfaces inclined at an angle not exceeding 30
             degrees to the horizontal                              m2             ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.4           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.4/5                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.4          L1.4 : Culvert Construction at Chau Tau Tsuen Road

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum
             Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's Other
             Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.4           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.4/6                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.4          L1.4 : Culvert Construction at Chau Tau Tsuen Road

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method -Related Charges

             The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.4           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.4/7                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.4          L1.4 : Culvert Construction at Chau Tau Tsuen Road

                      ITEM DESCRIPTION                           AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL1 .4
: Culvert Construction at Chau Tau Tsuen Road

Page No. LSL1.4/1                                                    ***

Page No. LSL1.4/2                                                    ***

Page No. LSL1.4/3                                                    ***

Page No. LSL1.4/4                                                    ***

Page No. LSL1.4/5                                                    ***

Page No. LSL1.4/6                                                    ***

Page No. LSL1.4/7                                                    ***

------------------------------------------------------------------------------
                                Total of Lump Sum Item LSL1.4        ***
                                                                 -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002           LSL1.4/COL/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.5                                   L1.5 : BWIC with Services

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             IN SITU CONCRETE

             Provision of concrete designed mix

F220         Class: 20/20; concrete category B                      m3             ***           ***            ***

             Placing of mass concrete

             Bases, footings, pile caps and ground slabs; concrete category B

F522         thickness exceeding 150-300 mm                         m3             ***           ***            ***

             Columns; concrete category B

F552         cross-sectional area 0.03-0.1 m2                       m3             ***           ***            ***

             CONCRETE ANCILLARIES

             Formwork finish: type F1

             Vertical

G341.1       width not exceeding 0.1m                               m              ***           ***            ***

G343         width 0.2-0.4 m                                        m2             ***           ***            ***

             Curved cylindrical to one radius in one plane; radius
             1 m

G353.1       width 0.2-0.4 m                                        m2             ***           ***            ***

             Formwork finish: type F2

             Vertical

G341.2       width not exceeding 0.lm                               m              ***           ***            ***

             Curved cylindrical to one radius in one plane; radius
             1 m

G353.2       width 0.2-0.4m                                         m2             ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.5           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.5/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.5                                   L1.5 : BWIC with Services

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

             Drawpits

             In situ concrete; for road lighting; type P1; as Drawing nr.PL2-91

K231.1       depth not exceeding 1.5 m                              nr             ***           ***            ***

             In situ concrete; for road lighting; type P2; as Drawing nr.PL2-91

K231.2       depth not exceeding 1.5 m                              nr             ***           ***            ***

             Ducts: unplasticized polyvinyl chloride to BS 3506
             :1969 Class B: solvent welded joints to BS 4346 Part
             1; with draw wire

             Cable ducts 1 way; nominal bore 100 mm

K512.1       in trenches depth not exceeding 1.5 m; for road
             lighting                                               m              ***           ***            ***

K512.2       in trenches depth not exceeding 1.5 m; for road
             lighting; in shared trench laid with second duct       m              ***           ***            ***

             MISCELLANEOUS METALWORK

             Stainless steel

             Cladding panels 3 mm thick

N110         isolated columns; curved                               m2             ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.5           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.5/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.5                                   L1.5 : BWIC with Services

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum
             Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's Other
             Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.5           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.5/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.5                                   L1.5 : BWIC with Services

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.5           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.5/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.5                                   L1.5 : BWIC with Services

                       ITEM DESCRIPTION                           AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL1.5 : BWIC with Services

Page No. LSL1.5/1                                                    ***

Page No. LSL1.5/2                                                    ***

Page No. LSL1.5/3                                                    ***

Page No. LSL1.5/4                                                    ***

------------------------------------------------------------------------------
                                Total of Lump Sum Item LSL1.5        ***
                                                                 -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.5/COL/1            Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.6                              L1.6 : Refuse Collection Point

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             ROADS AND PAVINGS

             Sub-bases, flexible road bases and surfacing

             Granular material as per General Specification clause
             6.07

R116         depth 200-250 mm                                       m2             ***           ***            ***

             Concrete pavements

             Other in situ concrete slabs; grade 40/20

R434         depth 100-150 mm                                       m2             ***           ***            ***

             Deformed high yield steel bar reinforcement to BS
             4449

R473         nominal size 10 mm                                       t              ***           ***            ***

R480         Waterproof membranes below concrete pavements;
             impermeable polythene sheeting 0.125 mm nominal
             thickness                                              m2             ***           ***            ***

             PAINTING

             Aluminium paint; in two coats

             Galvanized mild steel chain link fencing; surface wire brushed

V913         surfaces inclined at an angle exceeding 60 degrees to
             the horizontal                                         m2             ***           ***            ***

             MISCELLANEOUS WORK

             Fences

             Hot dip galvanized mild steel post and wire;
             comprising 50 x 50 x 6mm angle intermediate posts at 1825 mm centres, 75 x 75 x 10 mm intermediate strainers at 18250 mm (maximum) centres supported with 2 nr. 50 x 50 x 6 mm angle struts, 75 x 75 x 10 mm angle corner posts, 1800 mm wide by 3 mm diameter x 50 mm mesh chain link fencing, 3 rows of 3.55 mm diameter line wires and 3 rows of 2.5 mm diameter 2 ply barbed wire with 4 point barbs at 85 mm centres;
             including 6 x 2 cover strips and bolts

V145         exposed height 2.25 m; concrete grade 20/20
             foundation 300 x 300 x 600 mm high for posts and
             strainers, and 300 x 450 x 600 mm high for struts      m              ***           ***            ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.6           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.6/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.6                              L1.6 : Refuse Collection Point

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum
             Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's Other
             Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.6           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.6/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.6                              L1.6 : Refuse Collection Point

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.6           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.6/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.6                              L1.6 : Refuse Collection Point

 ITEM DESCRIPTION                                                  AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL1.6
: Refuse Collection Point

Page No. LSL1.6/1                                                    ***

Page No. LSL1.6/2                                                    ***

Page No. LSL1.6/3                                                    ***

------------------------------------------------------------------------------
                                Total of Lump Sum Item LSL1.6        ***
                                                                 -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.6/COL/1            Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.7                      L1.7 : Diversion of Drainage Utilities

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             UTILITIES

             Diversion of existing services

             Drainage; as Drawing nr. LCC300/31/C35/010

Y121         storm drain                                            sum                                         ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.7           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.7/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.7                      L1.7 : Diversion of Drainage Utilities

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum
             Breakdown and for which a separate charge is required.

             The unit of measurement for any Contractor's Other
             Charge shall be "sum", with Quantity and Rate columns entered with "N/A".

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.7           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.7/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.7                      L1.7 : Diversion of Drainage Utilities

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related charges

             The Contractor shall enter hereunder in detail any method related charges items in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.7           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.7/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.7                      L1.7 : Diversion of Drainage Utilities

                      ITEM DESCRIPTION                           AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL1.7
: Diversion of Drainage Utilities

Page No. LSL1.7/1                                                    ***

Page No. LSL1.7/2                                                    ***

Page No. LSL1.7/3                                                    ***

------------------------------------------------------------------------------
                                Total of Lump Sum Item LSI12.3       ***
                                                                 -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.7/COL/1            Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.8                               L1.8 : Diversion of Utilities

ITEM CODE                     ITEM DESCRIPTION                      UNIT        QUANTITY      RATE HK$      AMOUNT HK$
-------------------------------------------------------------------------------------------------------------------------
             UTILITIES

             Diversion of existing services

             Electric

Y135.1       LV overhead and underground power cables with
             associated posts and drawpits; as drawing nr.
             LCC300/31/C15/207 to 210, Appendix M to Particular
             Specification (ref.:CLP-LV)                            sum                                         ***

Y135.2       11kV overhead and underground power cables with
             associated post and drawings and drawing nr.
             LCC300/31/C15/207 to 210, Appendix M to Particular
             Specification (ref.:CLP-11kV)                          sum                                         ***

Y135.3       132kV underground power cables as drawing nr.
             LCC300/31/C15/207 to 210 Appendix M to Particular
             Specification (ref.:CLP-132kV)                         sum                                         ***

Y135.4       CLP Fibre optic cables as drawing
             nr.LCC300/31/C15/207 to 210 and Appendix M to
             Particular Specification                               sum                                         ***

Y135.5       Road signs; as drawing nr. LCC300/31/C19/701 to 705
             (ref.:TD)                                              sum                                         ***

             Communication

Y620.1       Telecommunication; telephone ducts and draw pits as
             drawing nr. LCC300/31/C15/206 to 210 (ref.:H)          sum                                         ***

Y620.2       Telecommunication; telephone ducts and draw pits as
             drawing nr. LCC300/31/C15/206 to 210 (ref.:T&T)        sum                                         ***

Y620.3       Telecommunication; telephone ducts and draw pits as
             drawing nr. LCC300/31/C15/206 to 210 (ref.:HKT)        sum                                         ***

Y620.4       Telecommunication; telephone overhead cable and
             posts; as drawing nr. LCC300/31/C15/208 to 209
             (ref.:HKT-P)                                           sum                                         ***

-------------------------------------------------------------------------------------------------------------------------
                                                                To Collection of Lump Sum Item LSL1.8           ***
                                                                                                           --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.8/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.8                               L1.8 : Diversion of Utilities

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is
                 necessary for the execution of the
                 Works, as required by the Contract,
                 which has been omitted from or has
                 not been separately itemised in this
                 Lump Sum Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall be
                 "sum", with Quantity and Rate
                 columns entered with "N/A".

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL1.8        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.8/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.8                               L1.8 : Diversion of Utilities

ITEM CODE                 ITEM DESCRIPTION                 UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL1.8        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.8/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.8                               L1.8 : Diversion of Utilities

                 ITEM DESCRIPTION                         AMOUNT HK$
--------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL1.8
: Diversion of Utilities

Page No. LSL1.8/1                                             ***

Page No. LSL1.8/2                                             ***

Page No. LSL1.8/3                                             ***

--------------------------------------------------------------------
                         Total of Lump Sum Item LSL1.8        ***
                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL1.8/COL/1              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.9                                           L1.9 : Irrigation

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 PIPEWORK - PIPES

                 Ductile iron sleeve pipe

                 Nominal bore; 150 mm

I312             in trenches depth not exceeding
                 1.5 m; irrigation system                  m            ***        ***        ***

                 Steel pipes; to BS 1387, medium
                 grade; galvanised to BS 729; screwed
                 joints

                 Nominal bore; 20 mm

I411             not in trenches; vertical; for water
                 points; irrigation system                 m            ***        ***        ***

I412.1           in trenches depth not exceeding
                 1.5 m; irrigation system                  m            ***        ***        ***

                 Nominal bore; 50 mm

I412.2           in trenches depth not exceeding
                 1.5 m; irrigation system                  m            ***        ***        ***

                 PIPEWORK - FITTINGS AND VALVES

                 Steel pipes; to BS 1387, medium
                 grade; galvanised to BS 729; screwed
                 joints

                 Bends

J311.1           nominal bore; 20 mm                       nr           ***        ***        ***

J311.2           nominal bore; 50 mm                       nr           ***        ***        ***

                 Junctions and branches

J312             nominal bore; 50 mm                       nr           ***        ***        ***

                 Valves and penstocks

                 Gate valves: hand operated

J811             nominal bore 50 mm                        nr           ***        ***        ***

                 Loose jumper stop cocks

J891.1           nominal bore 50 mm                        nr           ***        ***        ***

                 Water taps with lockable device

J891.2           nominal bore 20 mm                        nr           ***        ***        ***

                 Water meters

J891.3           nominal bore 50 mm                        nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL1.9        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 April 2002
Addendum No.1                       LSL1.9/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.9                                           L1.9 : Irrigation

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 PIPEWORK - MANHOLES AND PIPEWORK
                 ANCILLARIES

                 Water meter boxes

                 In situ concrete; 500 x 1200 x
                 1000 mm high overall on 800 x 1200
                 x 150 mm thick footing; complete
                 with 3 mm thick stainless steel
                 hinged cover with polycarbonate
                 viewing panel and stainless steel
                 grilles

K231             depth not exceeding 1.5 m                 nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL1.9        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.9/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.9                                           L1.9 : Irrigation

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is
                 necessary for the execution of the
                 Works, as required by the Contract,
                 which has been omitted from or has
                 not been separately itemised in this
                 Lump Sum Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall be
                 "sum", with Quantity and Rate
                 columns entered with "N/A".

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL1.9        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.9/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.9                                           L1.9 : Irrigation

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL1.9        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.9/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.9                                           L1.9 : Irrigation

                 ITEM DESCRIPTION                         AMOUNT HK$
--------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL1.9
: Irrigation

Page No. LSL1.9/1                                             ***

Page No. LSL1.9/2                                             ***

Page No. LSL1.9/3                                             ***

Page No. LSL1.9/4                                             ***

--------------------------------------------------------------------
                         Total of Lump Sum Item LSL1.9        ***
                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL1.9/COL/1              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.10                                      L1.10 : Fire Hydrants

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 PIPEWORK - PIPES

                 Ductile spun iron pipe to BS 4772
                 Class K9; flanged Joints; cement
                 mortar lining

                 Nominal bore; 150 mm

I312             in trenches depth not exceeding
                 1.5 m; incoming water mains               m            ***        ***        ***

                 PIPEWORK - FITTINGS AND VALVES

                 Ductile spun iron pipe to BS 4772
                 Class K9; flanged Joints; cement
                 mortar lining

                 Bends

J311.1           nominal bore; 150 mm                      nr           ***        ***        ***

                 Bends; with duckfoot

J311.2           nominal bore; 150 mm                      nr           ***        ***        ***

                 Double collars

J341             nominal bore; 150 mm                      nr           ***        ***        ***

                 Valves and penstocks

                 Gate valves hand operated

J811             nominal bore 150 mm                       nr           ***        ***        ***

                 Fire hydrants; mounted on ground;
                 as W.S.D. Standard Drawing nr. 4.2A

J891             nominal bore 150 mm                       nr           ***        ***        ***

                 PIPEWORK - MANHOLES AND PIPEWORK
                 ANCILLARIES

                 Valve pits

                 Precast concrete assemblies;
                 chamber size 300 x 300 mm; with
                 in-situ concrete surrounds to
                 pipes; as Drawing nr.
                 LCC300/31/C15/501

K231             depth not exceeding 1.5 m; cast
                 iron surface box as W.S.D.
                 Standard Drawing nr. 7.26                 nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL1.10       ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.10/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.10                                      L1.10 : Fire Hydrants

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 PIPEWORK - SUPPORTS AND
                 PROTECTION, ANCILLARIES TO LAYING
                 AND EXCAVATION

                 Beds; 100 mm thick

                 Mass concrete

L341             nominal bore not exceeding 200 mm         m            ***        ***        ***

                 Concrete stools and thrust blocks;
                 for bends

                 Volume 0.2-0.5 m3; mass concrete
                 grade 30/20; as Drawing nr.
                 LCC300/31/C15/501

L731             nominal bore not exceeding 200 mm         nr           ***        ***        ***

                 Volume 1-2 m3; mass concrete grade
                 30/20; as Drawing nr.
                 LCC300/31/C15/501

L751             nominal bore not exceeding 200 mm         nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL1.10       ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.10/2               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.10                                      L1.10 : Fire Hydrants

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is
                 necessary for the execution of the
                 Works, as required by the Contract,
                 which has been omitted from or has
                 not been separately itemised in this
                 Lump Sum Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall be
                 "sum", with Quantity and Rate
                 columns entered with "N/A".

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL1.10       ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.10/3               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.10                                      L1.10 : Fire Hydrants

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL1.10       ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.10/4               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.10                                      L1.10 : Fire Hydrants

                 ITEM DESCRIPTION                         AMOUNT HK$
--------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL1.10
: Fire Hydrants

Page No. LSL1.10/1                                            ***

Page No. LSL1.10/2                                            ***

Page No. LSL1.10/3                                            ***

Page No. LSL1.10/4                                            ***

--------------------------------------------------------------------
                         Total of Lump Sum Item LSL1.10       ***
                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL1.10/COL/1             Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.11                   L1.11 : Diversion of Telephone Utilities

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 UTILITIES

                 Diversion of existing services

                 Communications; systems of PCCW-HKT
                 Telephone Limited; as Drawing
                 LCC300/31/C15/207 to 210

Y162.1           telecommunications                        sum                                ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL1.11       ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.11/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.11                   L1.11 : Diversion of Telephone Utilities

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is
                 necessary for the execution of the
                 Works, as required by the Contract,
                 which has been omitted from or has
                 not been separately itemised in this
                 Lump Sum Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall be
                 "sum", with Quantity and Rate
                 columns entered with "N/A".

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL1.11       ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.11/2               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.11                   L1.11 : Diversion of Telephone Utilities

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL1.11       ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL1.11/3               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown  L1 : Widening of Lok Ma Chau Road (Area A) (EPIW) (Option 1)
Lump Sum Item LSL1.11                   L1.11 : Diversion of Telephone Utilities

                 ITEM DESCRIPTION                         AMOUNT HK$
--------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL1.11
: DIVERSION OF EXISTING TELEPHONE UTILITIES

Page No. LSL1.11/1                                            ***

Page No. LSL1.11/2                                            ***

Page No. LSL1.11/3                                            ***

--------------------------------------------------------------------
                         Total of Lump Sum Item LSL1.11       ***
                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL1.11/COL/1             Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.1                                            L2.1 : Roadworks

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 DEMOLITION AND SITE CLEARANCE

                 General Clearance

D100             general clearance for Site                ha           ***        ***        ***

                 IN SITU CONCRETE

                 Provision of concrete designed mix

F220.1           Class: 20/20; concrete category B         m3           ***        ***        ***

F220.2           Class: 20/20; concrete category C         m3           ***        ***        ***

                 Placing of mass concrete

                 Blinding; concrete category C

F511             thickness not exceeding 150 mm            m3           ***        ***        ***

                 Bases, footings, pile caps and
                 ground slabs; concrete category B

F522             thickness 150-300 mm                      m3           ***        ***        ***

                 Placing of reinforced concrete

                 Bases, footings, pile caps and
                 ground slabs; concrete category B

F623             thickness 300-500 mm                      m3           ***        ***        ***

                 Parapet walls; concrete category B

F644             thickness exceeding 500 mm                m3           ***        ***        ***

                 CONCRETE ANCILLARIES

                 Formwork finish; type F2

                 Vertical

G343             width 0.2-0.4 m                           m2           ***        ***        ***

                 Curved cylindrical to one radius
                 in one plane; radius 15m

G353             width 0.2-0.4 m                           m2           ***        ***        ***

G354.1           width 0.4-1.22 m                          m2           ***        ***        ***

G355             width exceeding 1.22m                     m2           ***        ***        ***

                 Formwork finish; type F5

                 Sloping

G322             width 0.1-0.2 m                           m2           ***        ***        ***

                 Curved cylindrical to one radius
                 in one plane; radius 15m

G354.2           width 0.4-1.22 m                          m2           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.1        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.1/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.1                                            L2.1 : Roadworks

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 Reinforcement

                 Deformed high yield steel bars to
                 BS 4449

G525             nominal size 25 mm                        t            ***        ***        ***

                 MISCELLANEOUS METALWORK

                 Mild steel solid to BS 4360: grade
                 43;.hot dip galvanized after
                 fabrication to BS 729

                 Railings; Type 2; comprising 40 x
                 15 mm flat top and bottom rails,
                 16 mm diameter rod or 15 x 15 mm
                 bar balusters at 115 mm centres, and
                 40 x 40 mm bar standards at 1500 mm
                 centres; including bolts nominal
                 size 20 mm

N140             exposed height 1000 mm                    m            ***        ***        ***

                 ROADS AND PAVINGS

                 Sub-bases, flexible road bases and
                 surfacing

                 Granular material as per General
                 Specification clause 6.07

R114             depth 100 - 150 mm                        m2           ***        ***        ***

R116             depth 200 - 250 mm                        m2           ***        ***        ***

                 Sub-bases, flexible road bases and
                 surfacing

                 Bituminous materials; consisting
                 of coarse and fine aggregates,
                 filler, bitumen, and polymer

R232             depth 30 - 60 mm; wearing course          m2           ***        ***        ***

R233.1           depth 60 - 100 mm; road base              m2           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.1        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.1/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.1                                            L2.1 : Roadworks

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 ROADS AND PAVINGS

                 Sub-bases, flexible road bases and
                 surfacing (Cont'd)

                 Bituminous materials; consisting
                 of coarse and fine aggregates,
                 filler, bitumen, and
                 polymer (Cont'd)

R233.2           depth 60 - 100 mm; base course            m2           ***        ***        ***

R235             depth 150 - 200 mm; road base             m2           ***        ***        ***

                 Kerbs, channels and edgings

                 Precast concrete kerbs of Highways
                 Department types K1, K2 and K3;
                 overall cross-section 125 mm wide
                 x 250 mm high

R611             straight or curved to radius
                 exceeding 12 m; including cement and
                 sand (1:3) launching, and concrete
                 bed and backing grade 20/20               m            ***        ***        ***

R612             curved to radius not exceeding 12
                 m; including cement and sand (1:3)
                 haunching, and concrete bed and
                 backing grade 20/20                       m            ***        ***        ***

                 Precast concrete drop kerbs of
                 Highways Department types K5, K6,
                 K7, K8 and K9; overall cross-section
                 125 mm wide x 200 mm average high

R621             straight or curved to radius
                 exceeding 12 m; including cement and
                 sand (1:3) haunching, and concrete
                 bed and backing grade 20/20               m            ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.1        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.1/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.1                                            L2.1 : Roadworks

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 ROADS AND PAVINGS

                 Ancillaries

                 Traffic signs conforming to the
                 diagrams or references stated in
                 the item descriptions, which are
                 taken from the Transport Planning
                 and Design Manual, Volume 3
                 Chapter 2 (Regulatory Warning and
                 Informatory Signs); sign plates
                 using class 1 reflective material
                 to BS 873 Part 6

R811.1           non-illuminated; road traffic
                 (traffic control) regulations 1989
                 edition figure nr.
                 TS102(6)                                  nr           ***        ***        ***

R811.2           non-illuminated; road traffic
                 (traffic control) regulations
                 1989 edition figure nr. TS109             nr           ***        ***        ***

R811.3           non-illuminated; road traffic
                 (traffic control) regulations
                 1989 edition figure nr. TS115(6)          nr           ***        ***        ***

R811.4           non-illuminated; road traffic
                 (traffic control) regulations
                 1989 edition figure nr. TS407(6)          nr           ***        ***        ***

R811.5           non-illuminated; road traffic
                 (traffic control) regulations
                 1989 edition figure nr. TS410(9)          nr           ***        ***        ***

R811.6           non-illuminated; road traffic
                 (traffic control) regulations
                 1989 edition figure nr. TS411(9)          nr           ***        ***        ***

R811.7           non-illuminated; road traffic
                 (traffic control) regulations
                 1989 edition figure nr. TS518             nr           ***        ***        ***

R811.8           non-illuminated; road traffic
                 (traffic control) regulations
                 1989 edition figure nr. TS604(7)          nr           ***        ***        ***

R811.9           non-illuminated; road traffic
                 (traffic control) regulations
                 1989 edition figure nr. TS737(4)          nr           ***        ***        ***

R811.10          non-illuminated; reprovision of
                 existing street name signs                nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.1        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.1/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.1                                            L2.1 : Roadworks

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 ROADS AND PAVINGS

                 Ancillaries (Cont'd)

                 Surface markings conforming to the
                 diagrams or references stated in
                 the item descriptions, which are
                 taken from the Transport Planning
                 and Design Manual, Volume 3
                 Chapter 5 - Road Markings (April
                 1987); using reflectorised
                 thermoplastic materials in
                 accordance with BS 3262

R823.1           letters and shapes; road traffic
                 (traffic control) regulations
                 1989 edition figure nr. RM1115            nr           ***        ***        ***

R823.2           letters and shapes; road traffic
                 (traffic control) regulations
                 1989 edition figure nr. RM1141            nr           ***        ***        ***

R825.1           intermittent lines; road traffic
                 (traffic control) regulations
                 1989 edition figure nr. RM1013            m            ***        ***        ***

R825.2           intermittent lines; road traffic
                 (traffic control) regulations
                 1989 edition figure nr. RM1103            m            ***        ***        ***

R825.3           intermittent lines; road traffic
                 (traffic control) regulations
                 1989 edition figure nr. RM1104            m            ***        ***        ***

R825.4           intermittent lines; road traffic
                 (traffic control) regulations
                 1989 edition figure nr. RM1106            m            ***        ***        ***

                 PAINTING

                 Polyurethane paint; first coat of
                 2 pack epoxy zinc phosphate 70
                 microns (KP1A), second coat of 2
                 pack high build epoxy MIO 100
                 microns (KU1D) and finishing coat
                 of 2 pack high build polyurethane
                 50 microns (KU2B)

V770             Metal sections                            m2           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.1        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.1/5                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.1                                            L2.1 : Roadworks

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 MISCELLANEOUS WORK

                 Safety fences

                 Untensioned corrugated beam
                 barriers; hot-dip galvanized to BS
                 729; fixed to and including hot-dip
                 galvanized steel Grade 43A posts
                 with and including 310 x 310
                 x 950 mm deep concrete grade 20/20
                 footings at 2000 mm centres

X181             exposed overall height 0.757 m            m            ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.1        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.1/6                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.1                                            L2.1 : Roadworks

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is
                 necessary for the execution of the
                 Works, as required by the Contract,
                 which has been omitted from or has
                 not been separately itemised in this
                 Lump Sum Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall be
                 "sum", with Quantity and Rate
                 columns entered with "N/A".

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.1        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.1/7                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.1                                            L2.1 : Roadworks

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.1        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.1/8                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.1                                            L2.1 : Roadworks

                 ITEM DESCRIPTION                         AMOUNT HK$
--------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL2.1
: Roadworks

Page No. LSL2.1/1                                             ***

Page No. LSL2.1/2                                             ***

Page No. LSL2.1/3                                             ***

Page No. LSL2.1/4                                             ***

Page No. LSL2.1/5                                             ***

Page No. LSL2.1/6                                             ***

Page No. LSL2.1/7                                             ***

Page No. LSL2.1/8                                             ***

--------------------------------------------------------------------
                         Total of Lump Sum Item LSL2.1        ***
                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL2.1/COL/1              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.2                                 L2.2 : Underground Drainage

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 PIPEWORK - PIPES

                 Perforated concrete filter pipes;
                 unreinforced to BS 5911; spigot and
                 socket or rebated joints

                 Nominal bore; 150 mm

I222.1           in trenches depth not exceeding
                 1.5 m; laid in French or rubble
                 drains                                    m            ***        ***        ***

                 Concrete pipes; Class L;
                 unreinforced to BS 5911; Part 100;
                 flexible spigot and socket Joints;
                 lined with polyvinyl chloride (PVC)
                 or high density polyethylene (HDPE);
                 as in Specification clause 6.3.01

                 Nominal bore; 225 mm

I222.2           in trenches depth not exceeding
                 1.5 m; gully connections                  m            ***        ***        ***

I222.3           in trenches depth not exceeding
                 1.5 m; between manholes and/or
                 other drainage chambers                   m            ***        ***        ***

I223.1           in trenches depth 1.5-2 m; gully
                 connections                               m            ***        ***        ***

I223.2           in trenches depth  1.5-2 m; between
                 manholes and/or other drainage
                 chambers                                  m            ***        ***        ***

I224             in trenches depth 2-2.5 m; gully
                 connections                               m            ***        ***        ***

I225             in trenches depth 2.5-3 m; gully
                 connections                               m            ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.2        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.2/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.2                                 L2.2 : Underground Drainage

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 PIPEWORK - PIPES

                 Concrete pipes; Class M;
                 unreinforced to BS 5911;Part 100;
                 flexible spigot and socket joints;
                 lined with polyvinyl chloride (PVC) or
                 high density polyethylene (HDPE); as
                 in Specification clause 6.3.01

                 Nominal bore; 300 mm

I223.3           in trenches depth 1.5-2 m; between
                 manholes and/or other drainage
                 chambers                                  m            ***        ***        ***

                 Nominal bore; 525 mm

I233             in trenches depth 1.5-2 m; between
                 manholes and/or other drainage
                 chambers                                  m            ***        ***        ***

I234.1           in trenches depth 2-2.5 m; between
                 manholes and/or other drainage
                 chambers                                  m            ***        ***        ***

                 Nominal bore; 600 mm

I234.2           in trenches depth 2-2.5 m; between
                 manholes and/or other drainage
                 chambers                                  m            ***        ***        ***

I235             in trenches depth 2.5-3 m; between
                 manholes and/or other drainage
                 chambers                                  m            ***        ***        ***

                 Concrete pipes; class L;
                 unreinforced to BS 5911; Part 100;
                 flexible spigot and socket Joints;
                 lined with polyviny1 chloride (PVC) or
                 high density polyethylene (HDPE);
                 as in specification clause 6.3.01

                 Junctions and branches; including
                 forming perforations, trimming and
                 launching with concrete bandage

J221             nominal bore; 225 mm                      nr           ***        ***        ***

                 Straight specials; rocker pipes

J281             nominal bore; 225 mm                      nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.2        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.2/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.2                                 L2.2 : Underground Drainage

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 PIPEWORK - FITTINGS AND VALVES

                 Concrete pipes; Class M;
                 unreinforced to BS 5911;Part 100;
                 flexible spigot and socket joints;
                 lined with polyvinyl chloride (PVC)
                 or high density polyethylene (HDPE);
                 as in specification clause 6.3.01

                 Junctions and branches; including
                 forming perforations, trimming and
                 haunching with concrete bandage

J222             nominal bore; 300 mm                      nr           ***        ***        ***

J223.1           nominal bore; 525 mm                      nr           ***        ***        ***

J223.2           nominal bore; 600 mm                      nr           ***        ***        ***

                 Straight specials; rocker pipes

J282             nominal bore; 300 mm                      nr           ***        ***        ***

J283.1           nominal bore; 525 mm                      nr           ***        ***        ***

J283.2           nominal bore; 600 mm                      nr           ***        ***        ***

                 PIPEWORK - MANHOLES AND PIPEWORK
                 ANCILLARIES

                 Manholes

                 In situ concrete; type D; chamber
                 size 750 x 750 mm; as D.S.D.
                 Standard Drawing nr. DS 1004

K131             depth not exceeding 1.5 m; heavy
                 duty cast iron cover as D.S.D.
                 Standard Drawing nr. DS 1033              nr           ***        ***        ***

                 In situ concrete; type E; chamber
                 size 1050x 1350 mm; as D.S.D.
                 Standard Drawing nr. DS 1005

K132.1           depth 1.5-2 m; heavy duty cast
                 iron cover as D.S.D. Standard
                 Drawing nr. DS 1033                       nr           ***        ***        ***

                 In situ concrete; type E; chamber
                 size 1275 x 1350 mm; as D.S.D.
                 Standard Drawing nr. DS 1005

K132.2           depth 1.5-2 m; heavy duty cast
                 iron cover as D.S.D. Standard
                 Drawing nr. DS 1033                       nr           ***        ***        ***

                 In situ concrete; type E; chamber
                 size 1350 x 1350 mm; as D.S.D.
                 Standard Drawing nr. DS 1005

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.2        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.2/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.2                                 L2.2 : Underground Drainage

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 PIPEWORK - MANHOLES AND PIPEWORK
                 ANCILLARIES

                 Manholes(Cont'd)

K133             depth 2-2.5 m; heavy duty cast iron
                 cover as D.S.D. Standard Drawing
                 nr. DS 1033                               nr           ***        ***        ***

K134             depth 2.5-3 m; heavy duty cast iron
                 cover as D.S.D. Standard Drawing
                 nr. DS 1033                               nr           ***        ***        ***

                 Catch pits

                 In situ concrete; chamber size 900
                 x 900 mm; as Drawing nr.
                 LCC300/31/G31/002

K231.1           depth not exceeding 1.5m                  nr           ***        ***        ***

                 In situ concrete; chamber size
                 1000 x 1000 mm; as Drawing nr.
                 LCC300/31/C35/101

K231.2           depth not exceeding 1.5 m; Type
                 1 precast concrete cover; as W.S.D.
                 Standard Drawing nr. 1.12A                nr           ***        ***        ***

K330.1           In situ concrete untrapped;
                 removable cast iron grating and
                 frame; as HyD Standard Drawing nr.
                 H3109, H3117 and H3118; 225 mm
                 outlet diameter                           nr           ***        ***        ***

K330.2           In situ concrete untrapped;
                 removable cast iron grating, frame
                 and overflow weir; as HyD Standard
                 Drawing nr. H3109, H3117, H3118
                 and H3123; 225 mm outlet diameter         nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.2        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.2/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.2                                 L2.2 : Underground Drainage

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 PIPEWORK- MANHOLES AND PIPEWORK
                 ANCILLARIES

K410             Filling French and rubble drains
                 with grade material; granular
                 material                                  m3           ***        ***        ***

                 French drains, rubble drains,
                 ditches and trenches

                 Rectangular section ditches lined;
                 concrete grade 20/20; 150 mm thick
                 to bottom and both sides with
                 U-shaped invert; as Drawing nr.
                 LCC300/31/C35/101

K451             cross-sectional area not exceeding
                 0.25 L2; waterway 300 mm wide             m            ***        ***        ***

K452.1           cross-sectional area 0.25-0.5 L2;
                 waterway 300 mm wide                      m            ***        ***        ***

                 Rectangular section ditches lined;
                 concrete grade 20/20; 100 mm thick
                 to bottom and both sides with
                 U-shaped stepped invert; as Drawing
                 nr. LCC300/31/G35/002

K452.2           cross-sectional area 0.25-0.5 L2;
                 waterway 300 mm wide                      m            ***        ***        ***

                 Other pipework ancillaries

                 Connections to existing live
                 culverts; including forming and
                 trimming perforations in existing
                 structure, building in and haunching
                 around pipes, sealing up and making
                 good upon completion of work; as
                 Drawing nr. LCC300/31/C35/103

K862             pipe bore 200-300 mm                      nr           ***        ***        ***

K863             pipe bore 300-600 mm                      nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.2        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.2/5                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.2                                 L2.2 : Underground Drainage

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 PIPEWORK - SUPPORTS AND
                 PROTECTION. ANCILLARIES TO LAYING
                 AND EXCAVATION

                 Beds; Class B; 100 mm thick

                 Imported granular material; type A

L331             nominal bore not exceeding 150 mm as
                 D.S.D. Standard Drawing nr. DS 1048       m            ***        ***        ***

L332             nominal bore 200-300 mm; as D.S.D.
                 Standard Drawing nr. DS 1048              m            ***        ***        ***

L333             nominal bore 300-600 mm; as D.S.D.
                 Standard Drawing nr. DS 1048              m            ***        ***        ***

                 Surrounds

                 Mass concrete; grade 20/40

L542             nominal bore 200-300 mm; bed depth
                 150 mm; as HyD Standard Drawing
                 nr. H3130                                 m            ***        ***        ***

                 MISCELLANEOUS METALWORK

                 Other miscellaneous metalwork

N990.1           Ditch fittings; hinged grating and
                 frame; cast iron; grating in 500 mm
                 (maximum) unit length x 25 mm thick;
                 as Drawing nr. LCC300/31/C35/101;
                 for waterway 300 mm wide                  m            ***        ***        ***

N990.2           Ditch fittings; trapping grille for
                 U-shaped waterway; mild steel; 16 mm
                 diameter top rail and 12 mm diameter
                 vertical grille bars at 75 mm
                 centres; as Drawing nr.
                 LCC300/31/C35/101; exposed size 300
                 x 200 mm high (overall)
                 (approximate)                             nr           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.2        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.2/6                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.2                                 L2.2 : Underground Drainage

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is
                 necessary for the execution of the
                 Works, as required by the Contract,
                 which has been omitted from or has
                 not been separately itemised in this
                 Lump Sum Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall be
                 "sum", with Quantity and Rate
                 columns entered with
                 "N/A".

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.2        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.2/7                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.2                                 L2.2 : Underground Drainage

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.2        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.2/8                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.2                                 L2.2 : Underground Drainage

                 ITEM DESCRIPTION                         AMOUNT HK$
--------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL2.2
: Underground Drainage

Page No. LSL2.2/1                                             ***

Page No. LSL2.2/2                                             ***

Page No. LSL2.2/3                                             ***

Page No. LSL2.2/4                                             ***

Page No. LSL2.2/5                                             ***

Page No. LSL2.2/6                                             ***

Page No. LSL2.2/7                                             ***

Page No. LSL2.2/8                                             ***

--------------------------------------------------------------------
                         Total of Lump Sum Item LSL2.2        ***
                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL2.2/COL/1              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.3                            L2.3 : Hard and Soft Landscaping

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 EARTHWORKS

                 Filling ancillaries

E790             Geosynthetic reinforcement; surface
                 erosion control geotextiles; tensile
                 strength of 200kN/m (minimum)             m2           ***        ***        ***

                 Landscaping

E820.1           Hydroseeding; including all species
                 during summer at 25g/L2 and winter
                 at 30g/L2                                 m2           ***        ***        ***

E820.2           Hydroseeding; including all species
                 during summer at 25g/L2 and winter
                 at 30g/L2; inclined at an angle
                 exceeding 10 degrees to the
                 horizontal                                m2           ***        ***        ***

E850.1           Shrubs; Ardisia crenata; size
                 600 x 500 mm; pot-grown                   nr           ***        ***        ***

E850.2           Shrubs; Duranta repens; size
                 600 x 500 mm; pot-grown                   nr           ***        ***        ***

E850.3           Shrubs; Hymenocallis americana;
                 size 500 x 500 mm; pot-grown              nr           ***        ***        ***

E850.4           Shrubs; Ligustrum sinense; size
                 600 x 500 mm; pot-grown                   nr           ***        ***        ***

E850.5           Shrubs; Melastoma candida; size
                 600 x 500 mm; pot-grown                   nr           ***        ***        ***

E850.6           Shrubs; Melastoma sanquineum; size
                 600 x 500 mm; pot-grown                   nr           ***        ***        ***

E850.7           Shrubs; Rhus chinensis; size
                 600 x 500 mm; pot-grown                   nr           ***        ***        ***

E860             Trees; Eucalyptus robusta; heavy
                 standard size; root balled                nr           ***        ***        ***

                 MISCELLANEOUS METALWORK

                 Galvanized mild steel

                 Miscellaneous framing

N161             angle iron stakes; 50 x 50 x 3 mm;
                 including approved ties and spacers       m            ***        ***        ***

                 ROADS AND PAVINGS

                 Sub-bases, flexible road bases and
                 surfacing

                 Granular material as General
                 Specification clause 6.07

R113             depth 60-100 mm                           m2           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.3        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSL2.3/1                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.3                            L2.3 : Hard and Soft Landscaping

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 ROADS AND PAVINGS

                 Concrete pavements

                 Other in situ concrete slabs;
                 grade 30/20

R433             depth 60-100 mm                           m2           ***        ***        ***

R480             Waterproof membranes below concrete
                 pavements; impermeable polythene
                 sheeting 0.125 mm nominal thickness       m2           ***        ***        ***

                 Kerbs, channels and edgings

                 Precast concrete edging kerbs of
                 Highways Dept. types E1, E2 and
                 E3; 50 x 150 mm high

R631             straight or curved to radius
                 exceeding 12 m; including cement and
                 sand (1:3) bedding, and concrete bed
                 and haunch grade 20/20                    m            ***        ***        ***

                 PAINTING

                 Epoxy paint; first coat of 2 pack
                 epoxy zinc phosphate 70 microns (KP1A),
                 second coat of 2 pack high build
                 epoxy MIO 100 microns (KU1D) and
                 finishing coat of 2 pack high build
                 polyurethane 50 microns (KU2B)

V770             Metal sections                            m2           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.3        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.3/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.3                            L2.3 : Hard and Soft Landscaping

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is
                 necessary for the execution of the
                 Works, as required by the Contract,
                 which has been omitted from or has
                 not been separately itemised in this
                 Lump Sum Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall be
                 "sum", with Quantity and Rate
                 columns entered with "N/A".

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.3        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.3/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.3                            L2.3 : Hard and Soft Landscaping

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.3        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.3/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.3                            L2.3 : Hard and Soft Landscaping

                 ITEM DESCRIPTION                         AMOUNT HK$
--------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL2.3
: Hard and Soft Landscaping

Page No. LSL2.3/1                                             ***

Page No. LSL2.3/2                                             ***

Page No. LSL2.3/3                                             ***

Page No. LSL2.3/4                                             ***

--------------------------------------------------------------------
                         Total of Lump Sum Item LSL2.3        ***
                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL2.3/COL/1              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.4                                   L2.4 : Retaining Wall RW1

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 DEMOLITION AND SITE CLEARANCE

                 Other structures

                 Metal; chain link fencing and
                 concrete foundations

D549             approximate exposed height 4500 mm        m            ***        ***        ***

                 IN SITU CONCRETE

                 Provision of concrete designed mix

F220             Class: 20/20; concrete category C         m3           ***        ***        ***

F230             Class: 35/20; concrete category B         m3           ***        ***        ***

                 Placing of mass concrete

                 Blinding; concrete category C

F511             thickness not exceeding 150 mm            m3           ***        ***        ***

                 Placing of reinforced concrete

                 Bases, footings, pile caps and
                 ground slabs; concrete category B

F622             thickness 150-300 mm                      m3           ***        ***        ***

                 Retaining walls; concrete category B

F642             thickness 150-300 mm                      m3           ***        ***        ***

                 CONCRETE ANCILLARIES

                 Formwork finish; type F2

                 Sloping

G323             width 0.2-0.4 m                           m2           ***        ***        ***

                 Vertical

G343             width 0.2-0.4 m                           m2           ***        ***        ***

G344             width 0.4-1.22 m                          m2           ***        ***        ***

G345             width exceeding 1.22 m                    m2           ***        ***        ***

                 Reinforcement

                 Deformed high yield steel bars to
                 CS2 1995

G523             nominal size 25 mm                        t            ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.4/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.4                                   L2.4 : Retaining Wall RW1

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 CONCRETE ANCILLARIES

                 Joints

                 Formed surface with filler; 25 mm
                 thick compressible inorganic joint
                 filler

G641             average width not exceeding 0.5 m         m2           ***        ***        ***

                 Proprietary rubber waterstops
                 with centre bulb

G653             average width 200-300 mm                  m            ***        ***        ***

                 Sealed rebates or grooves

G670             approved light grey polysulphide
                 sealant 25 x 25 mm; on and including
                 polyethylene tape bond breaker            m            ***        ***        ***

                 Dowels; 25 mm diameter galvanized
                 mild steel bars

G682             sleeved; 700 mm long; cast into
                 one side of joint, other side with
                 and including cast in preformed
                 PVC tight fitting sleeve and
                 compressible end filler                   nr           ***        ***        ***

                 Concrete accessories

                 Finishing of top surfaces

G813.1           class U2 finishes                         m2           ***        ***        ***

                 Finishing of top surfaces; sloping

G813.2           class U5 finishes                         m2           ***        ***        ***

                 PAINTING

                 Aluminium paint; in two coats

                 Galvanized mild steel chain link
                 fencing; surface wire brushed

V913             surfaces included at an angle
                 exceeding 60 degrees to the
                 horizontal                                m2           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.4/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.4                                   L2.4 : Retaining Wall RW1

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 MISCELLANEOUS WORK

                 Fences; security

                 Hot dip galvanized mild steel post
                 and wire; comprising 80 x 80 x 10
                 mm thick angle posts at 2500 mm
                 centres, 70 x 70 x 8 mm thick angle
                 stringer and diagonal bracings,
                 80 x 80 x 10 mm thick angle struts
                 at 5000 mm centres, 225 x 225
                 x 10 mm thick base plates, "Bestal"
                 expanded metals BMM3045 medium
                 meshes, 3 mm diameter x 50 mm mesh
                 chain link fencing, 30 x 5 mm thick
                 flat bars, and 2 nr. 3.55 mm
                 diameter straining wires; including
                 bolts, screws and all necessary
                 accessories

X147             minimum height 4.6 m above road
                 level; concrete grade 20/20
                 foundation 600 mm thick x 2088 mm
                 average high for fencing, footing
                 600 x 600 x 600mm deep for bracings
                 and 75mm thick blinding                   m            ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.4/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.4                                   L2.4 : Retaining Wall RW1

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is
                 necessary for the execution of the
                 Works, as required by the Contract,
                 which has been omitted from or has
                 not been separately itemised in this
                 Lump Sum Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall be
                 "sum", with Quantity and Rate
                 columns entered with "N/A".

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.4/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.4                                   L2.4 : Retaining Wall RW1

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.4        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.4/5                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.4                                   L2.4 : Retaining Wall RW1

                 ITEM DESCRIPTION                         AMOUNT HK$
--------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL2.4
: Retaining Wall RW1

Page No. LSL2.4/1                                             ***

Page No. LSL2.4/2                                             ***

Page No. LSL2.4/3                                             ***

Page No. LSL2.4/4                                             ***

Page No. LSL2.4/5                                             ***

--------------------------------------------------------------------
                         Total of Lump Sum Item LSL2.4        ***
                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL2.4/COL/1              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.5      L2.5 : Extension of Concrete Lining for Ha Wan Channel

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 IN SITU CONCRETE

                 Provision of concrete designed mix

F200             Class: 20/20; concrete category C         m3           ***        ***        ***

                 Placing of mass concrete

                 Other concrete forms; linings to
                 channels; concrete category C

F581             thickness 150 - 300 mm                    m3           ***        ***        ***

                 CONCRETE ANCILLARIES

                 Formwork finish; type F2

                 Sloping

G324             width 0.4-1.22 m; to upper surfaces       m2           ***        ***        ***

G325             width exceeding 1.22 m; to upper
                 surfaces                                  m2           ***        ***        ***

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.5        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.5/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.5      L2.5 : Extension of Concrete Lining for Ha Wan Channel

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Contractor's Other Charges

                 The Contractor shall enter hereunder
                 any specific item of work or
                 obligation or thing which is
                 necessary for the execution of the
                 Works, as required by the Contract,
                 which has been omitted from or has
                 not been separately itemised in this
                 Lump Sum Breakdown and for which a
                 separate charge is required.

                 The unit of measurement for any
                 Contractor's Other Charge shall be
                 "sum", with Quantity and Rate
                 columns entered with "N/A".

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.5        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.5/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.5      L2.5 : Extension of Concrete Lining for Ha Wan Channel

ITEM CODE               ITEM DESCRIPTION                   UNIT       QUANTITY   RATE HK$   AMOUNT HK$
------------------------------------------------------------------------------------------------------
                 GENERAL ITEMS

                 Method-Related Charges

                 The Contractor shall enter hereunder
                 in detail any method related charges
                 items in accordance with CESMM3
                 Section 7

------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL2.5        ***
                                                                                           -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.5/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.5      L2.5 : Extension of Concrete Lining for Ha Wan Channel

                 ITEM DESCRIPTION                         AMOUNT HK$
--------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL2.5
: Extension of Concrete Lining for Ha Wan Channel

Page No. LSL2.5/1                                             ***

Page No. LSL2.5/2                                             ***

Page No. LSL2.5/3                                             ***

--------------------------------------------------------------------
                         Total of Lump Sum Item LSL2.5        ***
                                                          ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL2.5/COL/1              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.6                   L2.6: Head Wall and Wing Wall for Culvert
                                                           at Road Chainage 1000

ITEM CODE                ITEM DESCRIPTION            UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             DEMOLITION AND SITE CLEARANCE

             Other structures

             Reinforced concrete; head walls
             and wing walls

D521         volume not exceeding 50 m3              sum      ***        ***        ***

             IN SITU CONCRETE

             Provision of concrete designed mix

F230         Class: 35/20; concrete category B       m3       ***        ***        ***

             Placing of reinforced concrete

             Head walls and wing walls;
             concrete category B

F642         thickness 150-300 mm                    m3       ***        ***        ***

             CONCRETE ANCILLARIES

             Formwork finish; type F4

             Sloping

G323         width 0.2-0.4 m                         m2       ***        ***        ***

             Vertical

G344         width 0.4-1.22 m                        m2       ***        ***        ***

G345         width exceeding 1.22 m                  m2       ***        ***        ***

             Reinforcement

             Deformed high yield steel bars to
             CS2 1995

G525         nominal size 25 mm                      t        ***        ***        ***

             Concrete accessories

             Finishing of formed surfaces

G823         scabbled finish                         m2       ***        ***        ***

-------------------------------------------------------------------------------------------
                                       To Collection of Lump Sum Item LSL2.6     ***
                                                                              -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.6/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.6                   L2.6: Head Wall and Wing Wall for Culvert
                                                           at Road Chainage 1000

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder
             any specific item of work or
             obligation or thing which is
             necessary for the execution of the
             Works, as required by the Contract,
             which has been omitted from or has
             not been separately itemised in this
             Lump Sum Breakdown and for which a
             separate charge is required.

             The unit of measurement for any
             Contractor's Other Charge shall be
             "sum", with Quantity and Rate
             columns entered with "N/A".

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL2.6     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.6/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.6                   L2.6: Head Wall and Wing Wall for Culvert
                                                           at Road Chainage 1000

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder
             in detail any method related charges
             items in accordance with CESMM3
             Section 7

-------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSL2.6      ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.6/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.6                   L2.6: Head Wall and Wing Wall for Culvert
                                                           at Road Chainage 1000

                               ITEM DESCRIPTION                                  AMOUNT HK$
-------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSL2.6
: Head Wall and Wing Wall for Culvert at Road Chainage 1000

Page No. LSL2.6/1                                                                   ***

Page No. LSL2.6/2                                                                   ***

Page No. LSL2.6/3                                                                   ***

-------------------------------------------------------------------------------------------
                                                  Total of Lump Sum Item LSL2.6     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.6/COL/1            Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.7                                   L2.7 : BWIC with Services

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             IN SITU CONCRETE

             Provision of concrete designed mix

F220         Class: 20/20; concrete category B       m3       ***        ***        ***

             Placing of mass concrete

             Bases, footings, pile caps and
             ground slabs; concrete category B

F522         thickness exceeding 150-300 mm          m3       ***        ***        ***

             Columns; concrete category B

F552         cross-sectional area 0.03-0.1 L2        m3       ***        ***        ***

             CONCRETE ANCILLARIES

             Formwork finish; type F1

             Vertical

G341.1       width not exceeding 0.l m               m        ***        ***        ***

G343         width 0.2-0.4 m                         m2       ***        ***        ***

             Curved cylindrical to one radius
             in one plane; radius 1 m

G353.1       width 0.2-0.4 m                         m2       ***        ***        ***

             Formwork finish; type F2

             Vertical

G341.2       width not exceeding 0.1 m               m        ***        ***        ***

             Curved cylindrical to one radius
             in one plane; radius 1 m

G353.2       width 0.2-0.4 m                         m2       ***        ***        ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL2.7     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.7/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.7                                   L2.7 : BWIC with Services

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             PIPEWORK - MANHOLES AND PIPEWORK
             ANCILLARIES

             Drawpits

             In situ concrete; for road
             lighting; type P1; as Drawing nr.
             PL2-91

K231.1       depth not exceeding 1.5 m               nr       ***        ***        ***

             In situ concrete; for road
             lighting; type P2; as Drawing nr.
             PL2-91

K231.2       depth not exceeding 1.5 m               nr       ***        ***        ***

             In situ concrete; for road
             lighting; as Drawing nr.
             DP/G/95-118 to 120

K231.3       depth not exceeding 1.5 m               nr       ***        ***        ***

             Bases for public lighting
             controller

             In situ concrete; for road
             lighting; including 4 nr. 16 mm
             diameter cast-in Rawlbolts
             as Drawing nr. LCC300/31/C19/201

K231.5       depth not exceeding 1.5 m               nr       ***        ***        ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL2.7     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.7/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.7                                   L2.7 : BWIC with Services

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             PIPEWORK - MANHOLES AND PIPEWORK
             ANCILLARIES

             Ducts; unplasticized polyvinyl
             chloride to BS 3506:1969 Class B;
             solvent welded joints to BS 4346
             Part 1; with draw wire

             Cable ducts 1 way; nominal bore
             100 mm

K512.1       in trenches depth not exceeding
             1.5 m; for road lighting                m        ***        ***        ***

K512.2       in trenches depth not exceeding
             1.5 m; for road lighting; in
             shared trench laid with second
             duct                                    m        ***        ***        ***

             Ducts; steel pipes; to BS 1387.
             medium grade; galvanized to BS
             729; screwed joints; with draw
             wire

             Cable ducts 1 way; nominal bore
             150 mm

K512.4       in trenches depth not exceeding
             1.5 m; for road lighting                m        ***        ***        ***

             MISCELLANEOUS METALWORK

             Stainless steel

             Cladding panels 3 mm thick

N110         isolated columns; curved                m2       ***        ***        ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL2.7     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.7/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.7                                   L2.7 : BWIC with Services

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder
             any specific item of work or
             obligation or thing which is
             necessary for the execution of the
             Works, as required by the Contract,
             which has been omitted from or has
             not been separately itemised in this
             Lump Sum Breakdown and for which a
             separate charge is required.

             The unit of measurement for any
             Contractor's Other Charge shall be
             "sum", with Quantity and Rate
             columns entered with "N/A".

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL2.7     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.7/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.7                                   L2.7 : BWIC with Services

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder
             in detail any method related charges
             items in accordance with CESMM3
             Section 7

-------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item  LSL2.7     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.7/5                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.7                                   L2.7 : BWIC with Services

                               ITEM DESCRIPTION                                  AMOUNT HK$
-------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSL2.7
: BWIC with Services

Page No. LSL2.7/1                                                                   ***

Page No. LSL2.7/2                                                                   ***

Page No. LSL2.7/3                                                                   ***

Page No. LSL2.7/4                                                                   ***

Page No. LSL2.7/5                                                                   ***

-------------------------------------------------------------------------------------------
                                                  Total of Lump Sum Item LSL2.7     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSL2.7/COL/1             Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.8                                           L2.8 : Irrigation

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             PIPEWORK - PIPES

             Ductile iron sleeve pipe

             Nominal bore; 150 mm

I312         in trenches depth not exceeding
             1.5 m; irrigation system                m        ***        ***        ***

             Steel pipes; to BS 1387, medium
             grade; galvanised to BS 729;
             screwed joints

             Nominal bore; 20 mm

I411         not in trenches; vertical
             extensions of pipes below ground        m        ***        ***        ***

I412.1       in trenches depth not exceeding
             1.5 m; irrigation system                m        ***        ***        ***

             Nominal bore; 50 mm

I412.2       in trenches depth not exceeding
             1.5 m; irrigation system                m        ***        ***        ***

             PIPEWORK - FITTINGS AND VALVES

             Steel pipes; to BS 1387, medium
             grade; galvanised to BS 729;
             screwed joints

             Bends

J311.1       nominal bore; 20 mm                     nr       ***        ***        ***

J311.2       nominal bore; 50 mm                     nr       ***        ***        ***

             Junctions and branches

J312         nominal bore; 50 mm                     nr       ***        ***        ***

             Valves and penstocks

             Gate valves: hand operated

J811         nominal bore 50 mm                      nr       ***        ***        ***

             Loose jumper stop cocks

J891.1       nominal bore 50 mm                      nr       ***        ***        ***

             Water taps with lockable device

J891.2       nominal bore 20 mm                      nr       ***        ***        ***

             Water meters

J891.3       nominal bore 50 mm                      nr       ***        ***        ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL2.8     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSL2.8/1                Contract No. LCC-300

Contract No. LCC-300                   Cost Centre L : EPIW STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.8                                           L2.8 : Irrigation

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             PIPEWORK - MANHOLES AND PIPEWORK
             ANCILLARIES

             Water meter boxes

             In situ concrete; 500 x 1200 x
             1000 mm high overall on 800 x 1200
             x 150 mm thick footing; complete
             with 3 mm thick stainless steel
             hinged cover with polycarbonate
             viewing panel and stainless steel
             grilles

K231         depth not exceeding 1.5 m               nr       ***        ***        ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL2.8     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.8/2                Contract No. LCC-300

Contract No. LCC-300                   Cost Centre L : EPIW STRUCTURE (OPTION 1)
Lump Sum Breakdown          L2 : Widening of Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.8                                           L2.8 : Irrigation

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder
             any specific item of work or
             obligation or thing which is
             necessary for the execution of the
             Works, as required by the Contract,
             which has been omitted from or has
             not been separately itemised in this
             Lump Sum Breakdown and for which a
             separate charge is required.

             The unit of measurement for any
             Contractor's Other Charge shall be
             "sum", with Quantity and Rate
             columns entered with "N/A".

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL2.8     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.8/3                Contract No. LCC-300

Contract No. LCC-300                   Cost Centre L : EPIW STRUCTURE (OPTION 1)
Lump Sum Breakdown             L2 : Widening Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.8                                           L2.8 : Irrigation

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder
             in detail any method related charges
             items in accordance with CESMM3
             Section 7

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL2.8     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.8/4                Contract No. LCC-300

Contract No. LCC-300                   Cost Centre L : EPIW STRUCTURE (OPTION 1)
Lump Sum Breakdown             L2 : Widening Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.8                                           L2.8 : Irrigation

                               ITEM DESCRIPTION                                  AMOUNT HK$
-------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSL2.8
: Irrigation

Page No. LSL2.8/1                                                                   ***

Page No. LSL2.8/2                                                                   ***

Page No. LSL2.8/3                                                                   ***

Page No. LSL2.8/4                                                                   ***

-------------------------------------------------------------------------------------------
                                                  Total of Lump Sum Item LSL2.8     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSL2.8/COL/1             Contract No. LCC-300

Contract No. LCC-300                   Cost Centre L : EPIW STRUCTURE (OPTION 1)
Lump Sum Breakdown             L2 : Widening Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.9                               L2.9 : Diversion of Utilities

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             UTILITIES

             Diversion of existing services

             Electric

Y135.1       LV overhead and underground power
             cables with associated posts and
             drawpits; as drawing nr.
             LCC300/31/C15/207 to 210, Appendix
             M to Particular Specification
             (ref.:CLP-LV)                           sum                            ***

Y135.2       11kV overhead and underground
             power cables with associated post
             and drawings and drawing nr.
             LCC300/31/C15/207 to 210,
             Appendix M to Particular
             Specification (ref.:CLP-11kV)           sum                            ***

Y135.3       132kV underground power cables as
             drawing nr. LCC300/31/C15/207 to 210
             Appendix M to Particular
             Specification (ref.:CLP-132kV)          sum                            ***

Y135.4       CLP Fibre optic cables as drawing
             nr.LCC300/31/C15/207 to 210 and
             Appendix M to Particular
             Specification                           sum                            ***

Y135.5       Road signs; as drawing nr.
             LCC300/31/C19/701 to 705 (ref.:TD)      sum                            ***

             Communication

Y620.1       Telecommunication; telephone ducts
             and draw pits as drawing nr.
             LCC300/31/C15/206 to 210 (ref.:H)       sum                            ***

Y620.2       Telecommunication; telephone ducts
             and draw pits as drawing nr.
             LCC300/31/C15/206 to 210 (ref.:T&T)     sum                            ***

Y620.3       Telecommunication; telephone ducts
             and draw pits as drawing nr.
             LCC300/31/C15/206 to 210
             (ref.:HKT)                              sum                            ***

Y620.4       Telecommunication; telephone
             overhead cable and posts; as
             drawing nr. LCC300/31/C15/208 to
             209 (ref.:HKT-P)                        sum                            ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL2.9     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.9/1                Contract No. LCC-300

Contract No. LCC-300                   Cost Centre L : EPIW STRUCTURE (OPTION 1)
Lump Sum Breakdown             L2 : Widening Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.9                               L2.9 : Diversion of Utilities

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder
             any specific item of work or
             obligation or thing which is
             necessary for the execution of the
             Works, as required by the Contract,
             which has been omitted from or has
             not been separately itemised in this
             Lump Sum Breakdown and for which a
             separate charge is required.

             The unit of measurement for any
             Contractor's Other Charge shall be
             "sum", with Quantity and Rate
             columns entered with "N/A".

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL2.9     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.9/2                 Contract No.LCC-300

Contract No. LCC-300                   Cost Centre L : EPIW STRUCTURE (OPTION 1)
Lump Sum Breakdown             L2 : Widening Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.9                               L2.9 : Diversion of Utilities

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder
             in detail any method related charges
             items in accordance with CESMM3
             Section 7

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL2.9     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.9/3                Contract No. LCC-300

Contract No. LCC-300                   Cost Centre L : EPIW STRUCTURE (OPTION 1)
Lump Sum Breakdown             L2 : Widening Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.9                               L2.9 : Diversion of Utilities

                              ITEM DESCRIPTION                                   AMOUNT HK$
-------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSL2.9
: Diversion of Utilities

Page No. LSL2.9/1                                                                   ***

Page No. LSL2.9/2                                                                   ***

Page No. LSL2.9/3                                                                   ***

-------------------------------------------------------------------------------------------
                                                  Total of Lump Sum Item LSL2.9     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSL2.9/COL/1             Contract No. LCC-300

Contract No. LCC-300                   Cost Centre L : EPIW STRUCTURE (OPTION 1)
Lump Sum Breakdown             L2 : Widening Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.10                                      L2.10 : Fire Hydrants

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             PIPEWORK - PIPES

             Ductile spun iron pipe to BS 4772
             Class K9; flanged joints; cement
             lining

             Nominal bore; 150 mm

I312         in trenches depth not exceeding
             1.5 m; incoming water mains             m        ***        ***        ***

             PIPEWORK - FITTINGS AND VALVES

             Ductile spun iron pipe to BS 4772
             K9; flanged joints; cement
             mortar lining

             Bends

J311.1       nominal bore; 150 mm                    nr       ***        ***        ***

             Bends; with duckfoot

J311.2       nominal bore; 150 mm                    nr       ***        ***        ***

             Double collars

J341         nominal bore; 150 mm                    nr       ***        ***        ***

             Valves and penstocks

             Gate valves hand operated

J811         nominal bore 150 mm                     nr       ***        ***        ***

             Fire hydrants; mounted on ground;
             as W.S.D. Standard Drawing nr.
             4.2A

J891         nominal bore 150 mm                     nr       ***        ***        ***

             PIPEWORK - MANHOLES AND PIPEWORK
             ANCILLARIES

             Valve pits

             Precast concrete assemblies;
             chamber size 300 x 300 mm; with
             in-situ concrete surrounds to
             pipes; as Drawing nr.
             LCC300/31/C15/501

K231         depth not exceeding 1.5 m; cast
             iron surface box as W.S.D.
             Standard Drawing nr. 7.26               nr       ***        ***        ***

-------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSL2.10     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.10/1               Contract No. LCC-300

Contract No. LCC-300                   Cost Centre L : EPIW STRUCTURE (OPTION 1)
Lump Sum Breakdown             L2 : Widening Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.10                                      L2.10 : Fire Hydrants

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             PIPEWORK - SUPPORTS AND
             PROTECTION, ANCILLARIES TO LAYING
             AND EXCAVATION

             Beds: 100 mm thick

             Mass concrete

L341         nominal bore not exceeding 200 mm       m        ***        ***        ***

             Concrete stools and thrust blocks;
             for bends

             Volume 0.2-0.5 m3; mass concrete
             grade 30/20; as Drawing nr.
             LCC300/31/C15/501

L731         nominal bore not exceeding 200 mm       nr       ***        ***        ***

             Volume 1-2 m3; mass concrete grade
             30/20; as Drawing nr.
             LCC300/31/C15/501

L751         nominal bore not exceeding 200 mm       nr       ***        ***        ***

-------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSL2.10     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.10/2               Contract No. LCC-300

Contract No. LCC-300                   Cost Centre L : EPIW STRUCTURE (OPTION 1)
Lump Sum Breakdown             L2 : Widening Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.10                                      L2.10 : Fire Hydrants

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder
             any specific item of work or
             obligation or thing which is
             necessary for the execution of the
             Works, as required by the Contract,
             which has been omitted from or has
             not been separately itemised in this
             Lump Sum Breakdown and for which a
             separate charge is required.

             The unit of measurement for any
             Contractor's Other Charge shall be
             "sum", with Quantity and Rate
             columns entered with "N/A".

-------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSL2.10     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.10/3               Contract No. LCC-300

Contract No. LCC-300                   Cost Centre L : EPIW STRUCTURE (OPTION 1)
Lump Sum Breakdown             L2 : Widening Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.10                                      L2.10 : Fire Hydrants

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder
             in detail any method related charges
             items in accordance with CESMM3
             Section 7

-------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSL2.10     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.10/4               Contract No. LCC-300

Contract No. LCC-300                   Cost Centre L : EPIW STRUCTURE (OPTION 1)
Lump Sum Breakdown             L2 : Widening Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.10                                      L2.10 : Fire Hydrants

                               ITEM DESCRIPTION                                  AMOUNT HK$
-------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSL2.10
: Fire Hydrants

Page No. LSL2.10/1                                                                  ***

Page No. LSL2.10/2                                                                  ***

Page No. LSL2.10/3                                                                  ***

Page No. LSL2.10/4                                                                  ***

-------------------------------------------------------------------------------------------
                                                 Total of Lump Sum Item LSL2.10     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL2.10/COL/1             Contract No. LCC-300

Contract No. LCC-300                   Cost Centre L : EPIW STRUCTURE (OPTION 1)
Lump Sum Breakdown             L2 : Widening Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.11          L2.11 : Diversion of Existing Telephone Utilities

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             UTILITIES

             Diversion of existing services

             Communications; systems of
             PCCW-HKT Telephone Limited; as
             Drawing LCC300/31/C15/207 to 210

Y162.1       telecommunications                      sum                            ***

-------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSL2.11     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.11/1               Contract No. LCC-300

Contract No. LCC-300                   Cost Centre L : EPIW STRUCTURE (OPTION 1)
Lump Sum Breakdown             L2 : Widening Existing Access Road (Area B)(EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.11          L2.11 : Diversion of Existing Telephone Utilities

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder
             any specific item of work or
             obligation or thing which is
             necessary for the execution of the
             Works, as required by the Contract,
             which has been omitted from or has
             not been separately itemised in this
             Lump Sum Breakdown and for which a
             separate charge is required.

             The unit of measurement for any
             Contractor's Other Charge shall be
             "sum", with Quantity and Rate
             columns entered with "N/A".

-------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSL2.11     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.11/2               Contract No. LCC-300

Contract No. LCC-300                   Cost Centre L : EPIW STRUCTURE (OPTION 1)
Lump Sum Breakdown            L2 : Widening Existing Access Road (Area B) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.11          L2.11 : Diversion of Existing Telephone Utilities

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder
             in detail any method related charges
             items in accordance with CESMM3
             Section 7

-------------------------------------------------------------------------------------------
                                         To Collection of Lump Sum Item LSL2.11     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL2.11/3               Contract No. LCC-300

Contract No. LCC-300                   Cost Centre L : EPIW STRUCTURE (OPTION 1)
Lump Sum Breakdown            L2 : Widening Existing Access Road (Area B) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL2.11          L2.11 : Diversion of Existing Telephone Utilities

                               ITEM DESCRIPTION                                  AMOUNT HK$
-------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSL2.11
: Diversion of Existing Telephone Utilities

Page No. LSL2.11/1                                                                  ***

Page No. LSL2.11/2                                                                  ***

Page No. LSL2.11/3                                                                  ***

-------------------------------------------------------------------------------------------
                                                 Total of Lump Sum Item LSL2.11     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL2.11/COL/l            Contract No.  LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.1                                            L3.1 : Roadworks

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             DEMOLITION AND SITE CLEARANCE

             General clearance

D100         general clearance for Site              ha       ***        ***        ***

             IN SITU CONCRETE

             Provision of concrete designed mix

F220         Class: 20/20; concrete category B       m3       ***        ***        ***

             Placing of mass concrete

             Bases, footings, pile caps and
             ground slabs; concrete category B

F522         thickness 150-300 mm                    m3       ***        ***        ***

             CONCRETE ANCILLARIES

             Formwork finish; type F2

             Vertical

G343         width 0.2-0.4 m                         m2       ***        ***        ***

             MISCELLANEOUS METALWORK

             Mild steel solid to BS 4360; grade
             43; hot dip galvanized after
             fabrication to BS 729

             Railings; Type 2; comprising 40 x
             15 mm flat top and bottom rails,
             16 mm diameter rod or 15 x 15 mm
             bar balusters at 115 mm centres, and
             40 x 40 mm bar standards at 1500 mm
             centres; including bolts and all
             necessary accessories

N140         exposed height 1000 mm                  m        ***        ***        ***

             ROADS AND PAVINGS

             Sub-bases, flexible road bases and
             surfacing

             Granular material as per General
             Specification clause 6.07

R114         depth 100 - 150 mm                      m2       ***        ***        ***

R116         depth 200 - 250 mm                      m2       ***        ***        ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.1     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.1/1                Contract No. LCC-30O

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.1                                            L3.1 : Roadworks

ITEM CODE                ITEM DESCRIPTION            UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             ROADS AND PAVINGS

             Sub-bases, flexible road bases and
             surfacing

             Bituminous materials; consisting
             of coarse and fine aggregates,
             filler, bitumen, and polymer

R232         depth 30 - 60 mm; wearing course        m2       ***        ***        ***

R233.1       depth 60 - 100 mm; road base            m2       ***        ***        ***

R233.2       depth 60 - 100 mm; base course          m2       ***        ***        ***

             Kerbs, channels and edgings

             Precast concrete kerbs of Highways
             Department types K1, K2 and K3;
             nominal size 20 mm x 250 mm high

R611         straight or curved to radius
             exceeding 12 m; including
             cement and sand (1:3)
             haunching, and concrete bed and
             backing grade 20/20                     m        ***        ***        ***

R612         curved to radius not
             exceeding 12 m; including
             cement and sand (1:3)
             haunching, and concrete bed and
             backing grade 20/20                     m        ***        ***        ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.1     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.1/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.1                                            L3.1 : Roadworks

ITEM CODE                ITEM DESCRIPTION            UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             ROADS AND PAVINGS

             Ancillaries

             Traffic signs conforming to the
             diagrams or references stated in the
             item descriptions, which are taken
             from the Transport Planning and
             Design Manual, Volume 3 Chapter 2
             (Regulatory Warning and Informatory
             Signs); sign plates using class 1
             reflective material to BS 873 Part 6

R811.1       non-illuminated; road traffic
             (traffic control) regulations
             1989 edition figure nr.                 nr       ***        ***        ***
             TS102(6)

R811.2       non-illuminated; road traffic
             (traffic control) regulations
             1989 edition figure nr. TS410(9)        nr       ***        ***        ***

R811.3       non-illuminated; road traffic
             (traffic control) regulations 1989
             edition figure nr. TS737(4)             nr       ***        ***        ***

             Surface markings conforming to the
             diagrams or references stated in the
             item descriptions, which are taken
             from the Transport Planning and
             Design Manual, Volume 3 Chapter 5 -
             Road Markings (April 1987); using
             reflectorised thermoplastic
             materials in accordance with BS 3262

R823         SLOW in English letters and
             Chinese characters; road traffic
             (traffic control) regulations 1989
             edition figure nr. RM1141               nr       ***        ***        ***

R824         continuous lines; road traffic
             (traffic control) regulations
             1989 edition figure nr. RM1001          m        ***        ***        ***

R825.1       intermittent lines; road
             traffic (traffic control)
             regulations 1989 edition figure
             nr. RM1013                              m        ***        ***        ***

R825.2       intermittent lines; road
             traffic (traffic control)
             regulations 1989 edition figure
             nr. RM1103                              m        ***        ***        ***

R825.3       intermittent lines; road
             traffic (traffic control)
             regulations 1989 edition figure
             nr. RM1104                              m        ***        ***        ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.1     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.1/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.1                                            L3.1 : Roadworks

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             ROADS AND PAVINGS

             Anci11aries (Cont'd)

             Surface markings conforming to the
             diagrams or references stated in the
             item descriptions, which are taken
             from the Transport Planning and
             Design Manual, Volume 3 Chapter 5 -
             Road Markings (April 1987); using
             reflectorised thermoplastic
             materials in accordance with BS 3262
             (Cont'd)

R825.4       intermittent lines; road
             traffic (traffic control)
             regulations 1989 edition figure
             nr. RM1106                              m        ***        ***        ***

             PAINTING

             Polyurethane paint; first coat of 2
             pack epoxy zinc phosphate 70 microns
             (KP1A), second coat of 2, pack high
             build epoxy MTO 100 microns (KU1D)
             and finishing coat of 2 pack high
             build polyurethane 50 microns (KU2B)

V770         Metal sections                          m2       ***        ***        ***

             MISCELLANEOUS WORK

             Safety fences

             Untensioned corrugated beam
             barriers; hot-dip galvanized to
             BS 729; fixed to and including
             hot-dip galvanized steel Grade 43A
             posts with and including 310 x 310 x
             950 mm deep concrete grade 20/20
             footings at 2000 mm centers

X181         exposed overall height 0.757 m          m        ***        ***        ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.1     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.1/4               Contract No.  LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.1                                            L3.1 : Roadworks

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder
             any specific item of work or
             obligation or thing which is
             necessary for the execution of the
             Works, as required by the Contract,
             which has been omitted from or has
             not been separately itemised in this
             Lump Sum Breakdown and for which a
             separate charge is required.

             The unit of measurement for any
             Contractor's Other Charge shall be
             "sum", with Quantity and Rate
             columns entered with "N/A".

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.1     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.1/5                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.1                                            L3.1 : Roadworks

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder
             in detail any method related charges
             items in accordance with CESMM3
             Section 7

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.1     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.1/6                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.1                                            L3.1 : Roadworks

                               ITEM DESCRIPTION                                  AMOUNT HK$
-------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSL3.1
: Roadworks

Page No. LSL3.1/1                                                                   ***

Page No. LSL3.1/2                                                                   ***

Page No. LSL3.1/3                                                                   ***

Page No. LSL3.1/4                                                                   ***

Page No. LSL3.1/5                                                                   ***

Page No. LSL3.1/6                                                                   ***

-------------------------------------------------------------------------------------------
                                                  Total of Lump Sum Item LSL3.1     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.1/COL/1              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.2                                 L3.2 : Underground Drainage

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             PIPEWORK - PIPES

             Concrete pipes; Class L;
             unreinforced to BS 5911;Part 100;
             flexible spigot and socket joints;
             lined with polyvinyl chloride
             (PVC) or high density polyethylene
             (HDPE); as Specification clause
             6.3.01

             Nominal bore; 225 mm

I222.1       in trenches depth not exceeding
             1.5 m; gully connections                m        ***        ***        ***

I222.2       in trenches depth not exceeding
             1.5 m; between manholes and/or
             other drainage chambers                 m        ***        ***        ***

I223.1       in trenches depth 1.5-2 m;
             gully connections                       m        ***        ***        ***

I223.2       in trenches depth 1.5-2 m;
             between manholes and/or other
             drainage chambers                       m        ***        ***        ***

I224.1       in trenches depth 2-2.5 m;
             gully connections                       m        ***        ***        ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.2     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.2/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.2                                 L3.2 : Underground Drainage

ITEM CODE                ITEM DESCRIPTION            UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             PIPEWORK - PIPES

             Concrete pipes; Class M;
             unreinforced to BS 5911:Part 100;
             flexible spigot and socket joints;
             lined with polyvinyl chloride (PVC)
             or high density polyethylene (HDPE);
             as Specification clause 6.3.01

             Nominal bore; 300 mm

I223.3       in trenches depth 1.5-2 m;
             between manholes and/or other
             drainage chambers                       m         ***       ***        ***

I224.2       in trenches depth 2-2.5 m;
             between manholes and/or other
             drainage chambers                       m         ***       ***        ***

             Nominal bore; 375 mm

I234         in trenches depth 2-2.5 m;
             between manholes and/or other
             drainage chambers                       m         ***       ***        ***

             Concrete pipes; Class M;
             reinforced to BS 5911;Part 100;
             flexible spigot and socket joints;
             lined with polyvinyl chloride
             (PVC) or high density polyethylene
             (HDPE); as Specification clause
             6.3.01

             Nominal bore; 1200mm

I252         in trenches depth not exceeding
             1.5 m; cross road pipes; as
             Drawing nr. LCC300/31/C35/120           m         ***       ***        ***

I253         in trenches depth 1.5-2 m;
             cross road pipes; as Drawing
             nr. LCC300/31/C35/120                   m         ***       ***        ***

             PIPEWORK - FITTINGS AND VALVES

             Concrete pipes; Class L;
             unreinforced to BS 5911;Part 100;
             flexible spigot and socket joints;
             lined with polyvinyl chloride
             (PVC) or high density polyethylene
             (HDPE); as Specification clause
             6.3.01

             Junctions and branches; including
             forming perforations, trimming and
             haunching with concrete bandage

I221         nominal bore; 225 mm                    nr        ***       ***        ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.2     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.2/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.2                                 L3.2 : Underground Drainage

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             PIPEWORK - FITTINGS AND VALVES

             Concrete pipes; Class L;
             unreinforced to BS 5911;Part 100;
             flexible spigot and socket joints;
             lined with polyvinyl chloride
             (PVC) or high density polyethylene
             (HDPE); as Specification clause
             6.3.01 (Cont'd)

             Straight specials; rocker pipes

J281         nominal bore; 225 mm                    nr       ***        ***        ***

             Concrete pipes; Class M;
             unreinforced to BS 5911;Part 100;
             flexible spigot and socket joints;
             lined with polyvinyl chloride
             (PVC) or high density polyethylene
             (HDPE); as Specification clause
             6.3.01

             Junctions and branches; including
             forming perforations, trimming and
             haunching with concrete bandage

J222         nominal bore; 300 mm                    nr       ***        ***        ***

J223         nominal bore; 375 mm                    nr       ***        ***        ***

             Straight specials; rocker pipes

J282         nominal bore; 300 mm                    nr       ***        ***        ***

J283         nominal bore; 375 mm                    nr       ***        ***        ***

             Valves and penstocks

             Flag valves; for splayed outlets of
             cross road pipes at ditches

J895         nominal bore; 1200 mm                   nr       ***        ***        ***

             PIPEWORK - MANHOLES AND PIPEWORK
             ANCILLARIES

             Manholes

             In situ concrete; type D; chamber
             size 750 x 750 mm; as D.S.D.
             Standard Drawing nr. DS 1004

K131.1       depth not exceeding 1.5 m;
             heavy duty cast iron cover as
             D.S.D. Standard Drawing nr. DS
             1033                                    nr       ***        ***        ***

K132.1       depth 1.5-2 m; heavy duty cast
             iron cover as D.S.D. Standard
             Drawing nr. DS 1033                     nr       ***        ***        ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.2     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.2/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.2                                 L3.2 : Underground Drainage

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             PIPEWORK - MANHOLES AND PIPEWORK
             ANCILLARIES

             Manholes(Cont'd)

             In situ concrete; type E; chamber
             size 975 x 1350 mm; as D.S.D.
             Standard Drawing nr. DS 1005

K131.2       depth not exceeding 1.5 m;
             heavy duty cast iron cover as
             D.S.D. Standard Drawing nr. DS
             1033                                    nr       ***        ***        ***

K132.2       depth 1.5-2 m; heavy duty cast
             iron cover as D.S.D. Standard
             Drawing nr. DS 1033                     nr       ***        ***        ***

             In situ concrete; type E; chamber
             size 1050 x 1350 mm; as D.S.D.
             Standard Drawing nr. DS 1005

K132.3       depth 1.5-2 m; heavy duty cast
             iron cover as D.S.D. Standard
             Drawing nr. DS 1033                     nr       ***        ***        ***

             In situ concrete; type E; chamber
             size 1125 x 1350 mm; as D.S.D.
             Standard Drawing nr. DS 1005

K132.4       depth 1.5-2 m; heavy duty cast
             iron cover as D.S.D. Standard
             Drawing nr. DS 1033                     nr       ***        ***        ***

K133         depth 2-2.5 m; heavy duty cast
             iron cover as D.S.D. Standard
             Drawing nr. DS 1033                     nr       ***        ***        ***

             Catch pits

             In situ concrete; chamber size
             1000 x 1000 mm; as Drawing nr.
             LCC300/31/C35/101

K231         depth not exceeding 1.5 m; Type
             1 precast concrete cover; as
             W.S.D. Standard Drawing nr.
             1.12A                                   nr       ***        ***        ***

             In situ concrete; chamber size
             1900 x 2800 mm; for "V" section
             ditches

K233         depth 2-2.5 m; galvanised mild
             steel chequer plate cover with
             frames                                  nr       ***        ***        ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.2     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.2/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.2                                 L3.2 : Underground Drainage

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             PIPEWORK - MANHOLES AND PIPEWORK
             ANCILLARIES

             Gullies

K330.1       In situ concrete untrapped;
             removable cast iron grating and
             frame; as HyD Standard Drawing nr.
             H3109, H3117 and H3118; 225 mm
             outlet diameter                         nr       ***        ***        ***

K330.2       In situ concrete untrapped;
             removable cast iron grating, frame
             and overflow weir; as HyD Standard
             Drawing nr. H3109, H3117, H3118
             and H3123; 225 mm outlet diameter       nr       ***        ***        ***

             French drains, rubble drains
             ditches and trenches

             Rectangular section ditches lined;
             concrete grade 20/20; 150 mm thick
             to bottom and both sides with
             U-shaped invert; as Drawing nr.
             LCC300/31/C35/101

K451         cross-sectional area not
             exceeding 0.25 m2; waterway 300
             mm wide                                 m        ***        ***        ***

K452         cross-sectional area 0.25-0.5
             m2; waterway 300 mm wide                m        ***        ***        ***

             Vee section ditches lined;
             concrete; 200 mm thick to both
             sides; as Drawing nr.
             LCC300/31/C35/120

K475         cross-sectional area 1-1.5 m2;
             waterway 2500 mm (maximum) wide         m        ***        ***        ***

K476         cross-sectional area 1.5-2 m2;
             waterway 2500 mm (maximum) wide         m        ***        ***        ***

             Other pipework ancillaries

             Connections to existing live
             nullahs; including forming and
             trimming perforations in existing
             structure, building in and
             haunching around pipes, sealing up
             and making good upon completion of
             work; as Drawing nr.
             LCC300/31/C35/120

K865         pipe bore 900-1200 mm                   nr       ***        ***        ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.2     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.2/5                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.2                                 L3.2 : Underground Drainage

ITEM CODE                ITEM DESCRIPTION            UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             PIPEWORK - SUPPORTS AND
             PROTECTION ANCILLARIES TO LAYING
             AND EXCAVATION

             Bends; Class B; 100 mm thick

             Imported granular material; type A

L332         nominal bore 200-300 mm; as
             D.S.D. Standard Drawing nr. DS
             1048                                    m        ***        ***        ***

L333         nominal bore 300-600 mm; as
             D.S.D. Standard Drawing nr. DS
             1048                                    m        ***        ***        ***

L335         nominal bore 900-1200 mm; as
             D.S.D. Standard Drawing nr. DS
             1048                                    m        ***        ***        ***

             Surrounds

             Mass concrete; grade 20/40

L542         nominal bore 200-300 mm; bed
             depth 150 mm; as HyD Standard
             Drawing nr. H3130                       m        ***        ***        ***

             MISCELLANEOUS METALWORK

             Other miscellaneous metalwork

N990.1       Ditch fittings; hinged grating and
             frame; cast iron; grating in 500 mm
             (maximum) unit length x 25 mm thick;
             as Drawing nr. LCC300/31/C35/101;
             for waterway 300 mm wide                m        ***        ***        ***

N990.2       Ditch fittings; trapping grille
             for U-shaped waterway; mild steel;
             16 mm diameter top rail and 12 mm
             diameter vertical grille bars at
             75 mm centres; as Drawing nr.
             LCC300/31/C35/101; exposed size
             300 x 200 mm high (overall)
             (approximate)                           nr       ***        ***        ***

N990.3       Ditch fittings; trapping grille
             for vee section waterway; mild
             steel; 25 x 16 mm thick
             top rail and 12 mm diameter
             vertical grille bars at 100 mm
             centres; as Drawing nr.
             LCC300/31/C35/120; 1300 x 500 mm
             high (overall) (approximate)            nr       ***        ***        ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.2     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.2/6                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.2                                 L3.2 : Underground Drainage

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder
             any specific item of work or
             obligation or thing which is
             necessary for the execution of the
             Works, as required by the Contract,
             which has been omitted from or has
             not been separately itemised in this
             Lump Sum Breakdown and for which a
             separate charge is required.

             The unit of measurement for any
             Contractor's Other Charge shall be
             "sum", with Quantity and Rate
             columns entered with "N/A".

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.2     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.2/7                Contract No. LCC-30O

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.2                                 L3.2 : Underground Drainage

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder
             in detail any method related charges
             items in accordance with CESMM3
             Section 7

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.2     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.2/8                Contract No. LCC-30O

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.2                                 L3.2 : Underground Drainage

                               ITEM DESCRIPTION                                  AMOUNT HK$
-------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSL.3.2
: Underground Drainage

Page No. LSL3.2/1                                                                   ***

Page No. LSL3.2/2                                                                   ***

Page No. LSL3.2/3                                                                   ***

Page No. LSL3.2/4                                                                   ***

Page No. LSL3.2/5                                                                   ***

Page No. LSL3.2/6                                                                   ***

Page No. LSL3.2/7                                                                   ***

Page No. LSL3.2/8                                                                   ***

-------------------------------------------------------------------------------------------
                                                  Total of Lump Sum Item LSL3.2     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSL3.2/COL/1             Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.3                            L3.3 : Hard and Soft Landscaping

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             EARTHWORKS

             Filling ancillaries

E790         Geosynthetic reinforcement;
             surface erosion control
             geotextiles; tensile strength of
             200kN/m (minimum)                       m2       ***        ***        ***

             Landscaping

E820.1       Hydroseeding; including all
             species during summer at 25g/m2
             and winter at 30g/m2                    m2       ***        ***        ***

E820.2       Hydroseeding; including all
             species during summer at 25g/m2
             and winter at 30g/m2; inclined at
             an angle exceeding 10 degrees to
             the horizontal                          m2       ***        ***        ***

E850.1       Shrubs; Ardisia crenata; size
             600 x 500 mm; pot-grown                 nr       ***        ***        ***

E850.2       Shrubs; Hibiscus rosa sinensis;
             size 600 x 500 mm; pot-grown            nr       ***        ***        ***

E850.3       Shrubs; Hymenocallis americana;
             size 500 x 500 mm; pot-grown            nr       ***        ***        ***

E850.4       Shrubs; Ixora javanica; size
             500 x 500 mm; pot-grown                 nr       ***        ***        ***

E850.5       Shrubs; Ligustrum sinense; size
             600 x 500 mm; pot-grown                 nr       ***        ***        ***

E850.6       Shrubs; Melastoma Candida; size
             600 x 500 mm; pot-grown                 nr       ***        ***        ***

E850.7       Shrubs; Melastoma sanquineum; size
             600 x 500 mm; pot-grown                 nr       ***        ***        ***

E850.8       Shrubs; Rhus chinensis; size
             600 x 500 mm; pot-grown                 nr       ***        ***        ***

E860.1       Trees; Acacia mangium; heavy
             standard size; root balled              nr       ***        ***        ***

E860.2       Trees; Albezia lebbek; heavy
             standard size; root balled              nr       ***        ***        ***

E890         Transplanting existing trees
             T1, T2, T3, T4, T7, T8, T11, T20,
             T21, T126, T127, T139 and T140          nr       ***        ***        ***

             MISCELLANEOUS METALWORK

             Galvanized mild steel

             Miscellaneous framing

N161         angle iron stakes; 50 x 50 x 3 mm;
             including approved ties and
             spacers                                 m        ***        ***        ***

-------------------------------------------------------------------------------------------
                                            To Collection of Lump Sum Item LSL3     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002                LSL3.3/1                Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.3                            L3.3 : Hard and Soft Landscaping

ITEM CODE                ITEM DESCRIPTION            UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             ROADS AND PAVINGS

             Sub-bases, flexible road bases and
             surfacing

             Granular material as per General
             Specification clause 6.07

R113         depth 60-100 mm                         m2       ***        ***        ***

             Concrete pavements

             Other in situ concrete slabs;
             grade 30/20

R433         depth 60-100 mm                         m2       ***        ***        ***

R480         Waterproof membranes below
             concrete pavements; impermeable
             polythene sheeting 0.125 mm
             nominal thickness                       m2       ***        ***        ***

             Kerbs, channels and edgings

             Precast concrete edging kerbs of
             Highways Dept. types El, E2 and
             E3; 50 x 150 mm high

R631         straight or curved to radius
             exceeding 12 m; including
             cement and sand (1:3) bedding,
             and concrete bed and haunch
             grade 20/20                             m        ***        ***        ***

             PAINTING

             Epoxy paint; first coat of 2 pack
             epoxy zinc phosphate 70 microns
             (KP1A). second coat of 2 pack high
             build epoxy MIO 100 micron (KU1D)
             and finishing coat of 2 pack high
             build polyurethane 50 microns
             (KU2B)

V770         Metal sections                          m2       ***        ***        ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.3     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.3/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.3                            L3.3 : Hard and Soft Landscaping

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter hereunder
             any specific item of work or
             obligation or thing which is
             necessary for the execution of the
             Works, as required by the Contract,
             which has been omitted from or has
             not been separately itemised in this
             Lump Sum Breakdown and for which a
             separate charge is required.

             The unit of measurement for any
             Contractor's Other Charge shall be
             "sum", with Quantity and Rate
             columns entered with "N/A".

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.3     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.3/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.3                            L3.3 : Hard and Soft Landscaping

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter hereunder
             in detail any method related charges
             items in accordance with CESMM3
             Section 7

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.3     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.3/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.3                            L3.3 : Hard and Soft Landscaping

                               ITEM DESCRIPTION                                  AMOUNT HK$
-------------------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSL3.3
: Hard and Soft Landscaping

Page No. LSL3.3/1                                                                   ***

Page No. LSL3.3/2                                                                   ***

Page No. LSL3.3/3                                                                   ***

Page No. LSL3.3/4                                                                   ***

-------------------------------------------------------------------------------------------
                                                  Total of Lump Sum Item LSL3.3     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.3/COL/1              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown              L3 : Construction of Access Road (Area C) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL3.4                  L3.4 : Ha Wan Channel Bridge and Abutments

ITEM CODE              ITEM DESCRIPTION              UNIT   QUANTITY   RATE HK$  AMOUNT HK$
-------------------------------------------------------------------------------------------
             IN SITU CONCRETE

             Provision of concrete designed mix

F210         Class: 10/20; concrete category C       m3       ***        ***        ***

F220         Class: 20/20; concrete category B       m3       ***        ***        ***

F240.1       Class: 40/20; concrete category B       m3       ***        ***        ***

F240.2       Class: 45/20; concrete category B       m3       ***        ***        ***

             Placing of mass concrete

             Blinding; concrete category C

F511         thickness not exceeding 150 mm          m3       ***        ***        ***

             End walls at abutment; concrete
             category B

F542         thickness 150 - 300 mm                  m3       ***        ***        ***

             Placing of reinforced concrete

             Bases, footings, pile caps and
             ground slabs; concrete category B

F624         thickness exceeding 500 mm              m3       ***        ***        ***

             Suspended slabs to deck; concrete
             category B

F632         thickness 150 - 300 mm                  m3       ***        ***        ***

             Parapet walls; concrete category B

F644.1       thickness exceeding 500 mm              m3       ***        ***        ***

             Walls of abutments; concrete
             category B

F644.2       thickness exceeding 500 mm              m3       ***        ***        ***

             Retaining walls; concrete category
             B

F643         thickness 300 - 500 mm                  m3       ***        ***        ***

             Beams to deck; concrete category B

F664         cross-sectional area 0.25-1 m2          m3       ***        ***        ***

             CONCRETE ANCILLARIES

             Formwork finish; type F2

             Horizontal

G315.1       width exceeding 1.22 m; left in         m2       ***        ***        ***

-------------------------------------------------------------------------------------------
                                          To Collection of Lump Sum Item LSL3.4     ***
                                                                                 ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL3.4/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.4                  L3.4 : Ha Wan Channel Bridge and Abutments

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Formwork finish; type F2(Cont'd)

               Sloping

G322           width 0.1-0.2 m                            m            ***          ***          ***

G323.1         width 0.2-0.4 m                            m2           ***          ***          ***

G323.2         width 0.2-0.4 m; left in                   m2           ***          ***          ***

               Vertical

G345.1         width exceeding 1.22 m                     m2           ***          ***          ***

               Formwork finish; type F5

               Horizontal

G315.2         width exceeding 1.22 m                     m2           ***          ***          ***

               Vertical

G345.2         width exceeding 1.22 m                     m2           ***          ***          ***

               Concrete components of constant
               cross-section

G384.1         intrusions; 20 mm half round drip
               grooves                                    m            ***          ***          ***

G384.2         intrusions; 50 x 50 mm splays              m            ***          ***          ***

G384.3         intrusions; 25 x 25 mm chamfers            m            ***          ***          ***

G384.4         half round channels; 150mm diameter        m            ***          ***          ***

               Formwork surface features; flute finish

               Vertical

G445           width exceeding 1.22 m                     m2           ***          ***          ***

               Reinforcement

               Deformed high yield steel bars to BS
               4449

G521           nominal size not exceeding 10 mm           t            ***          ***          ***

G522           nominal size 12 mm                         t            ***          ***          ***

G523           nominal size 16 mm                         t            ***          ***          ***

G524           nominal size 20 mm                         t            ***          ***          ***

G525           nominal size 25 mm                         t            ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.4       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.4/2                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.4                  L3.4 : Ha Wan Channel Bridge and Abutments

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Reinforcement (Cont'd)

               Deformed high yield steel bars to BS
               4449(Cont'd)

G526           nominal size 32 mm                         t            ***          ***          ***

G528           nominal size 50 mm or greater              t            ***          ***          ***

               Joints

G650           Approved 240 mm wide external centre
               bulb waterstops                            m            ***          ***          ***

G680           25 mm diameter x 700 mm long galvanized
               mild steel dowel bar; including
               preformed PVC tight fitting dowel
               sleeve; drilled into reinforced concrete   nr           ***          ***          ***

G690.1         movements joints; consists of 25 mm
               thick x 500 mm width approved
               compressible inorganic joint filler;
               including 25 x 25 mm deep approved light
               grey polysulphide joint sealant            m            ***          ***          ***

G690.2         Movement joints; Type MJ (N); as Drawing
               nr LCC300/31/S20/101                       m            ***          ***          ***

G690.3         Movement joints; Type MJ (S); as Drawing
               nr. LCC300/31/S20/101                      m            ***          ***          ***

G690.4         Movement joints; approved light grey
               polysulphate joint sealant including
               approved rubber backing strip; as
               Drawing nr LCC300/31/S19/003               m            ***          ***          ***

               Post-tensioned pretressing

               Horizontal internal tendons to in-situ
               concrete bridge deck beams

G715           length 15-20 m; consists of 25 nr 12.9
               mm diameter strands (seven-wire; class 2
               relaxation; to BS5896) with 405 x 405 mm
               square anchorages; as Drawing nr
               LCC300/31/S19/601 to 602                   nr           ***          ***          ***

               Concrete accessories

               Finishing of top surfaces

G813.1         class U2 finishes                          m2           ***          ***          ***

G813.2         class U3 finishes                          m2           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.4       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.4/3                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.4                  L3.4 : Ha Wan Channel Bridge and Abutments

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Concrete accessories (Cont'd)

               Inserts

G832.1         other inserts; unplasticized polyvinyl
               chloride pipe sleeves to BS4460 through
               reinforced concrete walls; 75 mm
               diameter x 500 mm long; projecting from
               two surfaces of the concrete               nr           ***          ***          ***

               Inserts

G832.2         other inserts; unplasticized polyvinyl
               chloride pipe sleeves through reinforced
               concrete walls; 75 mm diameter x 600 mm
               long; totally within the concrete volume   nr           ***          ***          ***

               PRECAST CONCRETE

               Slabs

               225 mm wide x 1900 mm long; average 230
               mm thick; complete with 2 nrs lifting
               recesses and hooks; as Drawing nr
               LCC300/31/S19/003

H552           mass 250-500 kg                            nr           ***          ***          ***

               PIPEWORK - PIPES

               Polyvinyl chloride pipes

               Nominal bore; 225 mm

I521           not in trenches; suspended above the
               ground                                     m            ***          ***          ***

               PIPEWORK - FITTING AND VALVES

               Polyvinyl chloride pipe fittings

J490           250 x 250 x 200 mm deep hoppers            nr           ***          ***          ***

               PIPEWOK - MANHOLES AND PIPEWORK
               ANCILLARIES

               Manholes

K190           Type E; as D.S.D. Standard Drawing nr
               DS1005                                     nr           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.4       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.4/4                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.4                  L3.4 : Ha Wan Channel Bridge and Abutments

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               MISCELLANEOUS METALWORK

               Bridge parapets

N150           Aluminium vehicle parapet Type B; as HYD
               Structures Standard Drawing SSD24          m            ***          ***          ***

               Bridge bearings

N162.1         constrained pot bearing; Type S1; 500 x
               500 x 300 mm thick; including non-shrink
               cement mortar plinths and all necessary
               seating materials                          nr           ***          ***          ***

N162.2         constrained pot sliding; Type S2; 500 x
               500 x 300 mm thick; including non-shrink
               cement mortar plinths and all necessary
               swathing materials                         nr           ***          ***          ***

N162.3         constrained pot sliding; Type N1; 500 x
               500 x 300 mm thick; including non-shrink
               cement mortar plinths and all necessary
               swathing materials                         nr           ***          ***          ***

N162.4         fee pot bearing; Type N2; 500 x 500 x
               300 mm thick; including non-shrink
               cement mortar plinths and all necessary
               swathing materials                         nr           ***          ***          ***

               Stainless steel

N170.1         Plate flooring; 5 mm thick stainless
               steel sliding plate; 350 mm width x 1220
               mm long; including M10 stainless steel
               countersunk screws; fixed to concrete
               parapet; as Drawing nr LCC300/31/S20/101   nr           ***          ***          ***

               Galvanised steel

N170.2         5 mm thick galvanized steel plate
               nominally 600 mm x 478 mm; as HYD
               Standard Drawing SSD88                     nr           ***          ***          ***

               ROADS AND PAVINGS

               Sub-bases, flexible road and surfacing

               Granular material as per General
               Specification clause 6.07

R116           depth 200-250 mm                           m2           ***          ***          ***

               Dense bitumen macadam

R231           depth 30-60 mm; base course                m2           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.4       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.4/5                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.4                  L3.4 : Ha Wan Channel Bridge and Abutments

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ROADS AND PAVINGS

               Sub-bases, flexible road bases and
               surfacing(Cont'd)

               Bituminous materials; consisting of
               coarse and fine aggregates, filler,
               bitumen, and polymer

R232           depth 30-60 mm; wearing course             m2           ***          ***          ***

R233.1         depth 60-100 mm; road base                 m2           ***          ***          ***

R233.2         depth 60-100 mm; base course               m2           ***          ***          ***

               Cold asphalt wearing course

R312           depth 30-60 mm                             m2           ***          ***          ***

               Kerbs, channels and edgings

               Precast concrete kerbs of Highways
               Department types K1, K2 and K3; overall
               cross-section 125 mm wide x 250 mm high

R611           straight or curved to radius exceeding
               12 m; including cement and sand (1:3)
               haunching, and concrete bed and backing
               grade 20/20                                m            ***          ***          ***

R612           curved to radius not exceeding
               12 m; including cement and sand
               (1:3) haunching, and concrete
               bed and backing grade 20/20                m            ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.4       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.4/6                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.4                  L3.4 : Ha Wan Channel Bridge and Abutments

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ROADS AND PAVINGS

               Ancillaries

               Traffic signs conforming to the diagrams or references stated in the item descriptions, which are taken from the Transport Planning and Design Manual,
               Volume 3 Chapter 2 (Regulatory Warning
               and Informatory Signs); sign plates
               using class 1 reflective material to BS
               873 Part 6

R811.1         non-illuminated; road traffic (traffic
               control) regulations 1989 edition figure
               nr. TS102(6)                               nr           ***          ***          ***

R811.2         non-illuminated; road traffic (traffic
               control) regulations 1989 edition figure
               nr. TS410(9)                               nr           ***          ***          ***

R811.3         non-illuminated; road traffic (traffic
               control) regulations 1989 edition figure
               nr. TS737(4)                               nr           ***          ***          ***

               Surface markings conforming to the
               diagrams or references stated in the
               item descriptions, which are taken from
               the Transport Planning and Design
               Manual, Volume 3 Chapter 5 - Road
               Markings (April 1987); using
               reflectorised thermoplastic materials in accordance with BS 3262

R823           SLOW in English letters and Chinese
               characters; road traffic (traffic
               control) regulations 1989 edition figure
               nr. RM1141                                 nr           ***          ***          ***

R825.1         intermittent lines; road traffic
               (traffic control) regulations 1989
               edition figure nr. RM1013                  m            ***          ***          ***

R825.2         intermittent lines; road traffic
               (traffic control) regulations 1989
               edition figure nr. RMH1103                 m            ***          ***          ***

R825.3         intermittent lines; road traffic
               (traffic control) regulations 1989
               edition figure nr. RM1104                  m            ***          ***          ***

               PAINTING

               Epoxy or polyurethane paint 2cts to
               manufacturers requirements; metal other
               than metal sections and pipework;

V713           Surface inclined at angle exceeding 60
               degrees to horizontal                      m2           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.4       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.4/7                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.4                  L3.4 : Ha Wan Channel Bridge and Abutments

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               WATERPROOFING

               Damp proofing

               Waterproof coating; two coats of
               bitumen/rubber emulsion
               waterproofing membrane

W143           surfaces inclined at an angle
               exceeding 60 degrees to the
               horizontal                                 m2           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.4       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.4/8                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.4                  L3.4 : Ha Wan Channel Bridge and Abutments

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENAERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.4       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.4/9                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.4                  L3.4 : Ha Wan Channel Bridge and Abutments

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.4       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.4/10                 Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.4                  L3.4 : Ha Wan Channel Bridge and Abutments

                   ITEM DESCRIPTION                                 AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL3.4
: Ha Wan Channel Bridge and Abutments

Page No. LSL3.4/1                                                      ***

Page No. LSL3.4/2                                                      ***

Page No. LSL3.4/3                                                      ***

Page No. LSL3.4/4                                                      ***

Page No. LSL3.4/5                                                      ***

Page No. LSL3.4/6                                                      ***

Page No. LSL3.4/7                                                      ***

Page No. LSL3.4/8                                                      ***

Page No. LSL3.4/9                                                      ***

Page No. LSL3.4/10                                                     ***

--------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSL3.4      ***
                                                                  --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSL3.4/COL/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.5                                   L3.5 : BWIC with Services

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F220           Class: 20/20; concrete category B          m3           ***          ***          ***

               Placing of mass concrete

               Bases, footings, pile caps and ground
               slabs; concrete category B

F522           thickness exceeding 150-300 mm             m3           ***          ***          ***

               Columns; concrete category B

F552           cross-sectional area 0.03-0.1 m2           m3           ***          ***          ***

               CONCRETE ANCILLARIES

               Formwork finish; type F1

               Vertical

G341.1         width not exceeding 0.l m                  m            ***          ***          ***

G343           width 0.2-0.4 m                            m2           ***          ***          ***

               Curved cylindrical to one radius in one
               plane; radius 1 m

G353.1         width 0.2-0.4 m                            m2           ***          ***          ***

               Formwork finish; type F2

               Vertical

G341.2         width not exceeding 0.l m                  m            ***          ***          ***

               Curved cylindrical to one radius in one
               plane; radius 1 m

G353.2         width 0.2-0.4 m                            m2           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.5       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.5/1                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.5                                   L3.5 : BWIC with Services

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               PIPEWORK - MANHOLES AND PIPEWORK
               ANCILLARIES

               Drawpits

               In situ concrete; for road lighting;
               type P1; as Drawing nr. PL2-91

K231           depth not exceeding 1.5 m                  nr           ***          ***          ***

               Ducts; unplasticized polyvinyl chloride
               to BS 3506:1969 Class B; solvent welded
               joints to BS 4346 Part 1; with draw wire

               Cable ducts 1 way; nominal bore 100 mm

K512.1         in trenches depth not exceeding 1.5 m;
               for road lighting                          m            ***          ***          ***

K512.2         in trenches depth not exceeding 1.5 m;
               for road lighting; in shared trench laid
               with second duct                           m            ***          ***          ***

               MISCELLANEOUS METALWORK

               Stainless steel

               Cladding panels 3 mm thick

N110           isolated columns; curved                   m2           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.5       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.5/2                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.5                                   L3.5 : BWIC with Services

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.5       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.5/3                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.5                                   L3.5 : BWIC with Services

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.5       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.5/4                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.5                                   L3.5 : BWIC with Services

                   ITEM DESCRIPTION                                 AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL3.5
: BWIC with Services

Page No. LSL3.5/1                                                      ***

Page No. LSL3.5/2                                                      ***

Page No. LSL3.5/3                                                      ***

Page No. LSL3.5/4                                                      ***

--------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSL3.5      ***
                                                                  --------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSL3.5/COL/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.6          L3.6 : Geotechnical Instrumentation and Monitoring

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
                                                                       Note: Rates are subject to %
                                                                       Adjustment of-57.4483%

               GROUND INVESTIGATION

               Site tests and observations

B524           cone penetration                           nr           ***          ***          ***

               Instrumental observaions

               Pressure head; daily observations during surcharge period and weekly observations during construction period; protected with 1.3 m high timber board hoarding

B612           open standpipe piezometers                 m            ***          ***          ***

B613           install covers                             nr           ***          ***          ***

B614           monitoring                                 visit        ***          ***          ***

B615           reporting                                  nr           ***          ***          ***

               Vertical inclinometers; daily
               observations during surcharge period and weekly observations during construction period; protected with 1.3 m high timber board hoarding

B621           installations                              m            ***          ***          ***

B624           monitoring                                 visit        ***          ***          ***

B625           reporting                                  nr           ***          ***          ***

               Plate settlement gauges; daily
               observations during surcharge period and weekly observations during construction period; protected with 1.3 m high timber board hoarding

B631           installations                              nr           ***          ***          ***

B634           monitoring                                 visit        ***          ***          ***

B635           reporting                                  nr           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.6       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002           LSL3.6/1                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.6          L3.6 : Geotechnical Instrumentation and Monitoring

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
                                                                       Note: Rates are subject to %
                                                                       Adjustment of -57.4483%
               GROUND INVESTIGATION

               Instrumental observations (Cont'd)

               Seismographs; continuous observations
               throughout piling operation; protected
               with 1.3 m high timber board hoarding as required

B651           installations                              nr           ***          ***          ***

B654           monitoring                                 visit        ***          ***          ***

B655           reporting                                  nr           ***          ***          ***

               Magnetic probe extensometers; 45-50 m
               deep; daily observations during
               surcharge period and weekly observations during construction period; protected with 1.3 m high timber board hoarding

B661           installations                              nr           ***          ***          ***

B664           monitoring                                 visit        ***          ***          ***

B665           reporting                                  nr           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.6       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002           LSL3.6/2                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.6          L3.6 : Geotechnical Instrumentation and Monitoring

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

               Fixed Sum Adjustment to Cost Centre        sum          N/A          N/A          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.6       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002           LSL3.6/3                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.6          L3.6 : Geotechnical Instrumentation and Monitoring

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in
               accordance with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.6       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.6/4                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.6          L3.6 : Geotechnical Instrumentation and Monitoring

                   ITEM DESCRIPTION                                 AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSL3.6
: Geotechnical Instrumentation and Monitoring

Page No. LSL3.6/1                                                      ***

Page No. LSL3.6/2                                                      ***

Page No. LSL3.6/3                                                      ***

Page No. LSL3.6/4                                                      ***

--------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSL3.6      ***
                                                                    ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 October 2002          LSL3.6/COL/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.7                               L3.7 : Diversion of Utilities

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               UTILITIES

               Diversion of existing services

               Electric

Y135.1         LV overhead and underground power
               cables with associated posts and
               drawpits; as drawing nr.
               LCC300/31/C15/207 to 210, Appendix
               M to Particular Specification
               (ref.:CLP-LV)                              sum                                    ***

Y135.2         11kV overhead and underground
               power cables with associated post
               and drawings and drawing nr.
               LCC300/31/C15/207 to 210,
               Appendix M to Particular
               Specification (ref.:CLP-11kV)              sum                                    ***

Y135.3         132kV underground power cables as
               drawing nr. LCC300/31/C15/207 to 210
               Appendix M to Particular
               Specification (ref.:CLP-132kV)             sum                                    ***

Y135.4         CLP Fibre optic cables as drawing
               nr.LCC300/31/C15/207 to 210 and
               Appendix M to Particular
               Specification                              sum                                    ***

Y135.5         Road signs; as drawing nr.
               LCC300/31/C19/701 to 705 (ref.:TD)         sum                                    ***

               Communication

Y620.1         Telecommunication; telephone ducts
               and draw pits as drawing nr.
               LCC300/31/C15/206 to 210 (ref.:H)          sum                                    ***

Y620.2         Telecommunication; telephone ducts
               and draw pits as drawing nr.
               LCC300/31/C15/206 to 210 (ref.:T&T)        sum                                    ***

Y620.3         Telecommunication; telephone ducts
               and draw pits as drawing nr.
               LCC300/31/C15/206 to 210 (ref.:HKT)        sum                                    ***

Y620.4         Telecommunication; telephone
               overhead cable and posts; as drawing nr.
               LCC300/31/C15/208 to 209 (ref.:HKT-P)      sum                                    ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.7       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.7/1                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.7                               L3.7 : Diversion of Utilities

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of
               work or obligation or thing which
               is necessary for the execution of
               the Works, as required by the
               Contract, which has been omitted
               from or has not been separately
               itemised in this Lump Sum
               Breakdown and for which a
               separate charge is required.

               The unit of measurement for any
               Contractor's Other Charge shall
               be "sum", with Quantity and
               Rate columns entered with
               "N/A".

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.7       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.7/2                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.7                               L3.7 : Diversion of Utilities

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in
               accordance with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.7       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.7/3                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.7                               L3.7 : Diversion of Utilities

                   ITEM DESCRIPTION                                 AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL3.7
: Diversion of Utitlities

Page No. LSL3.7/1                                                      ***

Page No. LSL3.7/2                                                      ***

Page No. LSL3.7/3                                                      ***

--------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSL3.7      ***
                                                                    ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSL3.7/COL/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.8                                           L3.8 : Irrigation

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               PIPEWORK - PIPES

               Ductile iron sleeve pipe

               Nominal bore; 150 mm

I312           in trenches depth not exceeding
               1.5 m; irrigation system                   m            ***          ***          ***

               Steel pipes; to BR 1387, medium
               grade; galvanised to BS 729;
               screwed joints

               Nominal bore; 20 mm

I411           not in trenches; vertical
               extensions of pipes below ground           m            ***          ***          ***

I412.1         in trenches depth not exceeding
               1.5 m; irrigation system                   m            ***          ***          ***

               Nominal bore; 50 mm

I412.2         in trenches depth not exceeding
               1.5 m; irrigation system                   m            ***          ***          ***

               PIPEWORK - FITTINGS AND VALVES

               Steel pipes; to BS 1387, medium grade;
               galvanised to BS 729; screwed joints

               Bends

J311.1         nominal bore; 20 mm                        nr           ***          ***          ***

J311.2         nominal bore; 50 mm                        nr           ***          ***          ***

               Junctions and branches

J312           nominal bore; 50 mm                        nr           ***          ***          ***

               Valves and penstocks

               Gate valves: hand operated

J811           nominal bore 50 mm                         nr           ***          ***          ***

               Loose jumper stop cocks

J891.1         nominal bore 50 mm                         nr           ***          ***          ***

               Water taps with lockable device

J891.2         nominal bore 20 mm                         nr           ***          ***          ***

               water meters

J891.3         nominal bore 50 mm                         nr           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.8       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                    LSL3.8/1                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.8                                           L3.8 : Irrigation

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               PIPEWORK - MANHOLES AND PIPEWORK
               ANCILLARIES

               Water meter boxes

               In situ concrete; 500 x 1200 x
               1000 mm high overall on 800 x 1200
               x 150 mm thick footing; complete
               with 3 mm thick stainless steel
               hinged cover with polycarbonate
               viewing panel and stainless steel
               grilles

K231           depth not exceeding 1.5 m                  nr           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.8       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.8/2                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.8                                           L3.8 : Irrigation

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of
               work or obligation or thing which
               is necessary for the execution of
               the Works, as required by the
               Contract, which has been omitted
               from or has not been separately
               itemised in this Lump Sum
               Breakdown and for which a separate
               charge is required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.8       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.8/3                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.8                                           L3.8 : Irrigation

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in
               accordance with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.8       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.8/4                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.8                                           L3.8 : Irrigation

                   ITEM DESCRIPTION                                 AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL3.8
: Irrigation

Page No. LSL3.8/1                                                      ***

Page No. LSL3.8/2                                                      ***

Page No. LSL3.8/3                                                      ***

Page No. LSL3.8/4                                                      ***

--------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSL3.8      ***
                                                                    ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSL3.8/COL/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.9                                        L3.9 : Fire Hydrants

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               PIPEWORK - PIPES

               Ductile spun iron pipe to BS 4772
               Class K9; flanged joints; cement
               mortar lining

               Nominal bore; 150 mm

I312           in trenches depth not exceeding
               1.5 m; incoming water mains                m            ***          ***          ***

               PIPEWORK - FITTINGS AND VALVES

               Ductile spun iron pipe to BS 4772
               Class K9; flanged joints; cement
               mortar 1ining

               Bends

J311.1         nominal bore; 150 mm                       nr           ***          ***          ***

               Bends; with duckfoot

J311.2         nominal bore; 150 mm                       nr           ***          ***          ***

               Double collars

J341           nominal bore; 150 mm                       nr           ***          ***          ***

               Valves and penstocks

               Gate valves hand operated

J811           nominal bore 150 mm                        nr           ***          ***          ***

               Fire hydrants; mounted on ground;
               as W.S.D. Standard Drawing nr.
               4.2A

J891           nominal bore 150 mm                        nr           ***          ***          ***

               PIPEWORK - MANHOLES AND PIPEWORK
               ANCILLARIES

               Valve pits

               Precast concrete assemblies; chamber
               size 300 x 300 mm; with in-situ
               concrete surrounds to pipes; as
               Drawing nr. LCC300/31/C15/501

K231           depth not exceeding 1.5 m; cast
               iron surface box as W.S.D.
               Standard Drawing nr. 7.26                  nr           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.9       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.9/1                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.9                                        L3.9 : Fire Hydrants

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               PIPEWORK - SUPPORTS AND
               PROTECTION, ANCILLARIES TO LAYING
               AND EXCAVATION

               Beds; 100 mm thick

               Mass concrete

L341           nominal bore not exceeding 200 mm          m            ***          ***          ***

               Concrete stools and thrust blocks:
               for bends

               Volume 0.2-0.5 m3; mass concrete
               grade 30/20; as Drawing nr.
               LCC300/31/C15/501

L731           nominal bore not exceeding 200 mm          nr           ***          ***          ***

               Volume 1-2 m3; mass concrete grade
               30/20; as Drawing nr.
               LCC300/31/C15/501

L751           nominal bore not exceeding 200 mm          nr           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.9       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.9/2                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.9                                        L3.9 : Fire Hydrants

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of
               work or obligation or thing which
               is necessary for the execution of
               the Works, as required by the
               Contract, which has been omitted
               from or has not been separately
               itemised in this Lump Sum
               Breakdown and for which a separate
               charge is required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.9       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.9/3                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.9                                        L3.9 : Fire Hydrants

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in
               accordance with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.9       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL3.9/4                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.9                                        L3.9 : Fire Hydrants

                   ITEM DESCRIPTION                                 AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL3.9
: Fire Hydrants

Page No. LSL3.9/1                                                      ***

Page No. LSL3.9/2                                                      ***

Page No. LSL3.9/3                                                      ***

Page No. LSL3.9/4                                                      ***

--------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSL3.9      ***
                                                                   -------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSL3.9/COL/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.10          L3.10 : Diversion of Existing Telephone Utilities

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               UTILITIES

               Diversion of existing services

               Communications; systems of
               PCCW-HKT Telephone Limited; as
               Drawing LCC300/31/C15/207 to 210

Y162.1         telecommunications                         sum                                    ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.10      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSL3.10/1                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.10          L3.10 : Diversion of Existing Telephone Utilities

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter
               hereunder any specific item of
               work or obligation or thing which
               is necessary for the execution of
               the Works, as required by the
               Contract, which has been omitted
               from or has not been separately
               itemised in this Lump Sum
               Breakdown and for which a separate
               charge is required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.10       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSL3.10/2                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.10          L3.10 : Diversion of Existing Telephone Utilities

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in
               accordance with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.10       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSL3.10/3                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.10          L3.10 : Diversion of Existing Telephone Utilities

                   ITEM DESCRIPTION                                 AMOUNT HK$
--------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL3.10
: Diversion of Existing Telephone Utilities

Page No. LSL3.10/1                                                     ***

Page No. LSL3.10/2                                                     ***

Page No. LSL3.10/3                                                     ***

--------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSL3.10     ***
                                                                    ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002           LSL3.10/COL/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.11                     L3.11 : Retaining Structure at CH 1490

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F210           Class: 10/20; concrete category C          m3           ***          ***          ***

F240           Class: 40/20; concrete category B          m3           ***          ***          ***

               Placing of mass concrete

               Blinding; concrete category C

F511           thickness not exceeding 150 mm             m3           ***          ***          ***

               Placing of reinforced concrete

               Bases, footings, pile caps and
               ground slabs; concrete category B

F624           thickness exceeding 500 mm                 m3           ***          ***          ***

               Retaining walls; concrete category
               B

F643           thickness 300 - 500 mm                     m3           ***          ***          ***

               CONCRETE ANCILLARIES

               Formwork finish; type F2

               Sloping

G322           width 0.1-0.2 m                            m            ***          ***          ***

               Vertical

G345           width exceeding 1.22 m                     m2           ***          ***          ***

               Formwork finish: type F5

               Vertical

G344           width 0.4-1.22 m                           m2           ***          ***          ***

               Concrete components of constant
               cross-section

G384.1         intrusions; 20 mm half round drip
               grooves                                    m            ***          ***          ***

G384.2         intrusions; 25 x 25 mm chamfers            m            ***          ***          ***

               Formwork surface features: flute
               finish

               Vertical

???5           Width exceeding 1.22 m                     m2           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.11      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002             LSL3.11/1                  Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.11                     L3.11 : Retaining Structure at CH 1490

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               Reinforcement

               Deformed high yield steel bars to
               CS2:1995.

G521           nominal size not exceeding 10 mm           t            ***          ***          ***

G522           nominal size 12 mm                         t            ***          ***          ***

G523           nominal size 16 mm                         t            ***          ***          ***

G524           nominal size 20 mm                         t            ***          ***          ***

G525           nominal size 25 mm                         t            ***          ***          ***

G526           nominal size 32 mm                         t            ***          ***          ***

G528           nominal size 50 mm or greater              t            ***          ***          ***

               Joints

G650           Approved 240 mm wide external
               centre bulb waterstops                     m            ***          ***          ***

G680           25 mm diameter x 700 mm long
               galvanized mild steel dowel bar;
               including preformed PVC tight
               fitting dowel sleeve; drilled
               into reinforced concrete                   nr           ***          ***          ***

G690           movements joints; consists of 25
               mm thick x 500 mm width approved
               compressible inorganic joint
               filler; including 25 x 25 mm
               deep approved light grey
               polysulphide joint sealant                 m            ***          ***          ***

               Concrete accessories

               Finishing of top surfaces

G813.1         class U2 finishes                          m2           ***          ***          ***

G813.2         class U3 finishes                          m2           ***          ***          ***

               Inserts

G832           other inserts; unplasticized
               polyvinyl chloride pipe sleeves
               to BS4460 through reinforced
               concrete walls; 75 mm diameter x
               500 mm long; projecting from two
               surfaces of the concrete                   nr           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.11      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002             LSL3.11/2                  Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.11                     L3.11 : Retaining Structure at CH 1490

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               MISCELLANEOUS METALWORK

               Bridge parapets

N150           Aluminium vehicle parapet Type B;
               as HYD Structures Standard Drawing
               SSD24                                      m            ***          ***          ***

               ROADS AND PAVINGS

               Sub-bases, flexible road bases
               and surfacing

               Granular material as per General
               Specification clause 6.07

R116           depth 200-250 mm                           m2           ***          ***          ***

               Sub-bases, flexible road bases
               and surfacing

               Bituminous materials; consisting
               of coarse and fine aggregates,
               filler, bitumen, and polymer

R232           depth 30-60 mm; wearing course             m2           ***          ***          ***

R233.1         depth 60-100 mm; road base                 m2           ***          ***          ***

R233.2         depth 60-100 mm; base course               m2           ***          ***          ***

               Kerbs, channels and edgings

               Precast concrete kerbs of Highways
               Department types Kl,K2 and K3;
               overall cross-section 125 mm wide
               x 250 mm high

R611           straight or curved to radius
               exceeding 12 m; including cement
               and sand (1:3) haunching, and
               concrete bed and backing grade
               20/20                                      m            ***          ***          ***

               Ancillaries

               Surface markings conforming to the
               diagrams or references stated in
               the item descriptions, which are
               taken from the Transport Planning
               and Design Manual, Volume 3
               Chapter 5 - Road Markings (April
               1987); using reflectorised
               thermoplastic materials in
               accordance with BS 3262

R825           intermittent lines; road traffic
               (traffic control) regulations 1989
               edition figure nr. RM1103                  m            ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.11      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002             LSL3.11/3                  Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.11                     L3.11 : Retaining Structure at CH 1490

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               WATERPROOFING

               Damp proofing

               Waterproof coating; two coats of
               bitumen/rubber emulsion
               waterproofing membrane

W143           surfaces inclined at an angle
               exceeding 60 degrees to the
               horizontal                                 m2           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.11      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002             LSL3.11/4                  Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.11                     L3.11 : Retaining Structure at CH 1490

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.11      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002             LSL3.11/5                  Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.11                     L3.11 : Retaining Structure at CH 1490

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL3.11      ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002             LSL3.11/6                  Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown   L3 : Construction of Access Road (Area C) (EPIW) (Option 1)
Lump Sum Item LSL3.11                     L3.11 : Retaining Structure at CH 1490

                   ITEM DESCRIPTION                                 AMOUNT HK$
--------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSL3.11
: Retaining Structure at CH 1490

Page No. LSL3.11/1                                                     ***

Page No. LSL3.11/2                                                     ***

Page No. LSL3.11/3                                                     ***

Page No. LSL3.11/4                                                     ***

Page No. LSL3.11/5                                                     ***

Page No. LSL3.11/6                                                     ***

--------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSL3.11     ***
                                                                    ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002            LSL3.11/COL/1               Contract No. LCC-300
Addendum No. 1

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.1                                            L4.1 : Roadworks

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               DEMOLITION AND SITE CLEARANCE

               General clearance

D100           general clearance for Site                 ha           ***          ***          ***

               IN SITU CONCRETE

               Provision of concrete designed mix

F220           Class: 20/20; concrete category B          m3           ***          ***          ***

               Placing of mass concrete

               Bases, footings, pile caps and
               ground slabs; concrete category B

F522           thickness 150-300 mm                       m3           ***          ***          ***

               CONCRETE ANCILLARIES

               Formwork finish : type F2

               Vertical

G343           width 0.2-0.4 m                            m2           ***          ***          ***

               MISCELLANEOUS METALWORK

               Mild steel solid to BS 4360 : grade 43
               hot dip galvanized after fabrication
               to BS 729

               Railings; Type 2; comprising 40 x 15
               mm flat top and bottom rails, 16 mm
               diameter rod or 15 x 15 mm bar
               balusters at 115 mm centres, and 40 x
               40 mm bar standards at 1500 mm
               centres; including bolts and all
               necessary accessories

N140           exposed height 1000 mm                     m            ***          ***          ***

               ROADS AND PAVINGS

               Sub-bases, flexible road bases and
               surfacing

               Granular material as per General
               Specification clause 6.07

R114           depth 100 - 150 mm                         m2           ***          ***          ***

R115           depth 150 - 200 mm                         m2           ***          ***          ***

R116           depth 200 - 250 mm                         m2           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL4.1       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL4.1/1                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.1                                            L4.1 : Roadworks

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ROADS AND PAVINGS

               Sub-bases, flexible road bases
               and surfacing

               Bituminous materials; consisting
               of coarse and fine aggregates,
               filler, bitumen, and polymer

R232           depth 30 - 60 mm; wearing course           m2           ***          ***          ***

R233.1         depth 60 - 100 mm; road base               m2           ***          ***          ***

R233.2         depth 60 - 100 mm; base course             m2           ***          ***          ***

R234           depth 100 - 150 mm; road base              m2           ***          ***          ***

               Kerbs, channels and edgings

               nominal size 20 mm Department
               types K1, K2 and K3; overall
               cross-section 125 mm wide x 250 mm
               high

R611           straight or curved to radius
               exceeding 12 m; including
               cement and sand (1:3)
               haunching, and concrete bed and
               backing grade 20/20                        m            ***          ***          ***

R612           curved to radius not
               exceeding 12 m; including
               cement and sand (1:3)
               haunching, and concrete bed and
               backing grade 20/20                        m            ***          ***          ***

               Precast concrete drop kerbs of
               Highways Department types K5, K6,
               K7, K8 and K9; overall
               cross-section 125 mm wide x 200 mm
               average high

R621           straight or curved to radius
               exceeding 12 m; including
               cement and sand (1:3)
               haunching, and concrete bed and
               backing grade 20/20                        m            ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL4.1       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL4.1/2                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.1                                            L4.1 : Roadworks

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ROAD AND PAVINGS

               Ancillaries

               Traffic signs conforming to the diagrams or references stated in the item descriptions, which are taken from the Transport Planning and Design Manual,
               Volume 3 Chapter 2 (Regulatory Warning
               and Informatory Signs); sign plates
               using class 1 reflective material to BS
               873 Part 6

R811.1         non-illuminated; road traffic
               (traffic control) regulations 1989
               edition figure nr.
               TS102(6)                                   nr           ***          ***          ***

R811.2         non-illuminated; road traffic
               (traffic control) regulations
               1989 edition figure nr. TS109              nr           ***          ***          ***

R811.3         non-illuminated; road traffic
               (traffic control) regulations
               1989 edition figure nr. TS182(6)           nr           ***          ***          ***

R811.4         non-illuminated; road traffic
               (traffic control) regulations
               1989 edition figure nr. TS407              nr           ***          ***          ***

R811.5         non-illuminated; road traffic
               (traffic control) regulations
               1989 edition figure nr. TS410              nr           ***          ***          ***

R811.6         non-illuminated; road traffic
               (traffic control) regulations 1989
               edition figure nr.
               TS411(9)                                   nr           ***          ***          ***

R811.7         non-illuminated; road traffic
               (traffic control) regulations
               1989 edition figure nr. TS518              nr           ***          ***          ***

R811.8         non-illuminated; road traffic
               (traffic control) regulations 1989
               edition figure nr.
               TS604(7)                                   nr           ***          ***          ***

R811.9         non-illuminated; road traffic
               (traffic control) regulations 1989
               edition figure nr.
               TS737(4)                                   nr           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL4.1       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL4.1/3                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.1                                            L4.1 : Roadworks

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               ROADS AND PAVINGS

               Ancillaries (Cont'd)

               Surface markings conforming to the
               diagrams or references stated in
               the item descriptions, which are
               taken from the Transport Planning
               and Design Manual, Volume 3
               Chapter 5 - Road Markings (April
               1987); using reflectorised
               thermoplastic materials in
               accordance with BS 3262

R823.1         letters and shapes; road
               traffic (traffic control)
               regulations 1989 edition figure
               nr. RM1115                                 nr           ***          ***          ***

R823.2         SLOW in English letters and
               Chinese characters; road traffic
               (traffic control) regulations 1989
               edition figure nr. RM1141                  nr           ***          ***          ***

R824           continuous lines; road traffic
               (traffic control) regulations
               1989 edition figure nr. RM1001             m            ***          ***          ***

R825.1         intermittent lines; road
               traffic (traffic control)
               regulations 1989 edition figure
               nr. RM1013                                 m            ***          ***          ***

R825.2         intermittent lines; road
               traffic (traffic control)
               regulations 1989 edition figure
               nr. RM1104                                 m            ***          ***          ***

R825.3         intermittent lines; road
               traffic (traffic control)
               regulations 1989 edition figure
               nr. RM1106                                 m            ***          ***          ***

               PAINTING

               Polyurethane paint: first coat of
               2 pack epoxy zinc phosphate 70
               microns (KP1A), second coat of 2
               pack high build epoxy MT0 100
               microns (KU1D) and finishing coat
               of 2 pack high build polyurethane
               50 microns (KU2B)

V770           Metal sections                             m2           ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL4.1       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL4.1/4                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.1                                            L4.1 : Roadworks

ITEM CODE                    ITEM DESCRIPTION             UNIT      QUANTITY     RATE HK$     AMOUNT HK$
---------------------------------------------------------------------------------------------------------
               MISCELLANEOUS WORK

               Safety fences

               Untensioned corrugated beam
               barriers; hot-dip galvanized to BS
               729; fixed to and including
               hot-dip galvanized steel Grade 43A
               posts with and including 310 x 310
               x 950 mm deep concrete grade 20/20
               footings at 2000 mm centres

X181           exposed overall height 0.757 m             m            ***          ***          ***

---------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL4.1       ***
                                                                                              -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL4.1/5                  Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.1                                            L4.1 : Roadworks

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder
               any specific item of work or
               obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in this
               Lump Sum Breakdown and for which a
               separate charge is required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.1      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL4.1/6               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.1                                            L4.1 : Roadworks

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder
               in detail any method related charges
               items in accordance with CESMM3
               Section 7

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.1      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL4.1/7               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.1                                            L4.1 : Roadworks

                  ITEM DESCRIPTION                                  AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL4.1
: Roadworks

Page No. LSL4.1/1                                                       ***

Page No. LSL4.1/2                                                       ***

Page No. LSL4.1/3                                                       ***

page No. LSL4.1/4                                                       ***

Page No. LSL4.1/5                                                       ***

Page No. LSL4.1/6                                                       ***

Page No. LSL4.1/7                                                       ***

------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSL4.1       ***
                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL4.1/COL/1             Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.2                                 L4.2 : Underground Drainage

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               PIPEWORK - PIPES

               Concrete pipes; Class L;
               unreinforced to BS 5911:Part 100;
               flexible spigot and socket joints;
               lined with polyvinyl chloride (PVC)
               or high density polyethylene (HDPE);
               as Specification clause 6.3.01

               Nominal bore; 225 mm

I222.1         in trenches depth not exceeding 1.5
               m; gully connections                   m        ***        ***         ***

I222.2         in trenches depth not exceeding 1.5
               m; between manholes and/or other
               drainage chambers                      m        ***        ***         ***

I223.1         in trenches depth 1.5-2 m; gully
               connections                            m        ***        ***         ***

I223.2         in trenches depth 1.5-2 m; between
               manholes and/or other drainage
               chambers                               m        ***        ***         ***

               Concrete pipes; Class M;
               unreinforced to BS 5911:Part 100;
               flexible spigot and socket lined
               with polyvinyl chloride (PVC) or high
               density polyethylene (HDPE); as
               Specification clause 6.3.01

               Nominal bore; 300 mm

I222.3         in trenches depth not exceeding 1.5
               m; between manholes and/or other
               drainage chambers                      m        ***        ***         ***

I223.3         in trenches depth 1.5-2 m; between
               manholes and/or other drainage
               chambers                               m        ***        ***         ***

               Nominal bore; 375 mm

I234           in trenches depth 2-2.5 m;
               between manholes and/or other
               drainage chambers                      m        ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.2      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL4.2/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.2                                 L4.2 : Underground Drainage

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               PIPEWORK - PIPES

               PIPEWORK - FITTINGS AND VALVES

               Concrete pipes; Class L; unreinforced
               to BS 5911: Part 100; flexible spigot
               and socket joints; lined with polyvinyl
               chloride (PVC) or high density
               polyethylene (HDPE); as
               Specification Clause 6.3.01

               Junctions and branches; including
               forming perforations, trimming and
               haunching with concrete bandage

J221           nominal bore; 225 mm                   nr       ***        ***         ***

               Straight specials; rocker pipes

J281           nominal bore; 225 mm                   nr       ***        ***         ***

               Concrete pipes; Class M;
               unreinforced to BS 5911:Part 100;
               flexible spigot and socket joints;
               with polyvinyl chloride (PVC) or
               high density polyethylene (HDPE); as
               Specification clause 6.3.01

               Junctions and branches; including
               forming perforations, trimming and
               haunching with concrete bandage

J222           nominal bore; 300 mm                   nr       ***        ***         ***

J223           nominal bore; 375 mm                   nr       ***        ***         ***

               Straight specials; rocker pipes

J282           nominal bore; 300 mm                   nr       ***        ***         ***

J283           nominal bore; 375 mm                   nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.2      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL4.2/2               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.2                                 L4.2 : Underground Drainage

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               PIPEWORK - MANHOLES AND PIPEWORK
               ANCILLARIES

               Manholes (Cont'd)

               In situ concrete; type D; chamber
               size 750 x 750 mm; as D.S.D.
               Standard Drawing nr. DS 1004

K131.2         depth not exceeding 1.5 m; heavy
               duty cast iron cover as D.S.D.
               Standard Drawing nr. DS 1033           nr       ***        ***         ***

K132.2         depth 1.5-2 m; heavy duty cast iron
               cover as D.S.D. Standard Drawing nr.
               DS 1033                                nr       ***        ***         ***

K133.1         depth 2-2.5 m; heavy duty cast iron
               cover as D.S.D. Standard Drawing nr.
               DS 1033                                nr       ***        ***         ***

               In situ concrete; type E; chamber
               size 975 x 1350 mm; as D.S.D.
               Standard Drawing nr. DS 1005

K131.3         depth not exceeding 1.5 m; heavy
               duty cast iron cover as D.S.D.
               Standard Drawing nr. DS 1033           nr       ***        ***         ***

               In situ concrete; type E; chamber
               size 1050 x 1350 mm; as D.S.D.
               Standard Drawing nr. DS 1005

K132.3         depth 1.5-2 m; heavy duty cast iron
               cover as D.S.D. Standard Drawing nr.
               DS 1033                                nr       ***        ***         ***

               In situ concrete; type E; chamber
               size 1125 x 1350 mm; as D.S.D.
               Standard Drawing nr. DS 1005

K132.4         depth 1.5-2 m; heavy duty cast iron
               cover as D.S.D. Standard Drawing nr.
               DS 1033                                nr       ***        ***         ***

K133.2         depth 2-2.5 m; heavy duty cast
               iron cover as D.S.D. Standard Drawing
               nr. DS 1033                            nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.2      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL4.2/3               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.2                                 L4.2 : Underground Drainage

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               PIPEWORK- MANHOLES AND PIPEWORK
               ANCILLARIES

               Gullies

K330.1         In situ concrete untrapped;
               removable cast iron grating and
               frame; as HyD Standard Drawing nr.
               H3109, H3117 and H3118; 225 mm outlet
               diameter                               nr       ***        ***         ***

K330.2         In situ concrete untrapped;
               removable cast iron grating, frame
               and overflow weir; as HyD Standard
               Drawing nr. H3109, H3117, H3118 and
               H3123; 225 mm outlet diameter          nr       ***        ***         ***

               French drains, rubble drains,
               ditches and trenches

               Rectangular section ditches lined;
               concrete grade 20/20; 150 mm thick
               to bottom and both sides with
               U-shaped invert; as Drawing nr.
               LCC300/31/C35/101

K451           cross-sectional area not exceeding
               0.25 m2; waterway 300 mm wide          m        ***        ***         ***

K452.1         cross-sectional area 0.25-0.5 m2;
               waterway 300 mm wide                   m        ***        ***         ***

K452.2         cross-sectional area 0.25-0.5 m2;
               waterway 375 mm wide                   m        ***        ***         ***

               Other pipework ancillaries

               Connections to existing live
               nullahs; including forming and
               trimming perforations in existing
               structure, building in and haunching
               around pipes, sealing up and making
               good upon completion of work; as
               Drawing nr. LCC300/31/C35/120

K863           pipe bore 300-600 mm                   nr       ***        ***         ***

               PIPEWORK - SUPPORTS AND PROTECTION,
               ANCILLARIES TO LAYING AND EXCAVATION

               Beds; Class B; 100 mm thick

               Imported granular material; type A

??32           nominal bore 200-300 mm; as D.S.D.
               Standard Drawing nr. DS 1048           m        ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.2      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL4.2/4               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.2                                 L4.2 : Underground Drainage

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               PIPEWORK - SUPPORTS AND PROTECTION,
               ANCILLARIES TO LAYING AND EXCAVATION

               Beds; Class B (Cont'd)

               Imported granular material; type A
               (Cont'd)

L333           nominal bore 300-600 mm; as D.S.D.
               Standard Drawing nr. DS 1048           m        ***        ***         ***

               Surrounds

               Mass concrete; grade 20/40

L542           nominal bore 200-300 mm; bed depth
               150 mm; as HyD Standard Drawing nr.
               H3130                                  m        ***        ***         ***

               MISCELLANEOUS METALWORK

               Other miscellaneous metalwork

N990.1         Ditch fittings; hinged grating and
               frame; cast iron; grating in 500 mm
               (maximum) unit length x 25 mm thick;
               as Drawing nr. LCC300/31/C35/101;
               for waterway 300 mm wide               m        ***        ***         ***

N990.2         Ditch fittings; hinged grating and
               frame; cast iron; grating in 500 mm
               (maximum) unit length x 25 mm thick;
               as Drawing nr. LCC300/31/C35/101;
               for waterway 375 mm wide               m        ***        ***         ***

N990.3         Ditch fittings; trapping grille for
               U-shaped waterway; mild steel; 16 mm
               diameter top rail and 12 mm diameter
               vertical grille bars at 75 mm
               centres; as Drawing nr.
               LCC300/31/C35/101; exposed size 300
               x 200 mm high (overall)
               (approximate)                          nr       ***        ***         ***

N990.4         Ditch fittings; trapping grille for
               U-shaped waterway; mild steel; 16 mm
               diameter top rail and 12 mm diameter
               vertical grille bars at 75 mm
               centres; as Drawing nr.
               LCC300/31/C35/101; exposed size 375 x
               200 mm high (overall) (approximate)    nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.2      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL4.2/5               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.2                                 L4.2 : Underground Drainage

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder
               any specific item of work or
               obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in this
               Lump Sum Breakdown and for which a
               separate charge is required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.2      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL4.2/6               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.2                                 L4.2 : Underground Drainage

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder
               in detail any method related charges
               items in accordance with CESMM3
               Section 7

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.2      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL4.2/7               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.2                                 L4.2 : Underground Drainage

                  ITEM DESCRIPTION                                  AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL4.2
: Underground Drainage

Page No. LSL4.2/1                                                       ***

Page No. LSL4.2/2                                                       ***

Page No. LSL4.2/3                                                       ***

page No. LSL4.2/4                                                       ***

Page No. LSL4.2/5                                                       ***

Page No. LSL4.2/6                                                       ***

Page No. LSL4.2/7                                                       ***

------------------------------------------------------------------------------
                                   Total of Lump Sum Item LSML4.2       ***
                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002             LSL4.2/COL/1              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.3                            L4.3 : Hard and Soft Landscaping

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               EARTHWORKS

               Filling ancillaries

E790           Geosynthetic reinforcement; surface
               erosion control geotextiles; tensile
               strength of 200kN/m (minimum)          m2       ***        ***         ***

               Landscaping

E820.1         Hydroseeding; including all species
               during summer at 25g/m2 and winter
               at 30g/m2                              m2       ***        ***         ***

E820.2         Hydroseeding; including all species
               during summer at 25g/m2 and winter
               at 30g/m2; inclined at an angle
               exceeding 10 degrees to the horizontal m2       ***        ***         ***

E850.1         Shrubs; Ardisia crenata; size 600 x
               500 mm; pot-grown                      nr       ***        ***         ***

E850.2         Shrubs; Hibiscus rosa sinensis; size
               600 x 500 mm; pot-grown                nr       ***        ***         ***

E850.3         Shrubs; Hymenocallis americana; size
               500 x 500 mm; pot-grown                nr       ***        ***         ***

E850.4         Shrubs; Ligustrum sinense; size 600
               x 500 mm; pot-grown                    nr       ***        ***         ***

E850.5         Shrubs; Melastoma candida; size 600
               x 500 mm; pot-grown                    nr       ***        ***         ***

E850.6         Shrubs; Melastoma sanquineum; size
               600 x 500 mm; pot-grown                nr       ***        ***         ***

E850.7         Shrubs; Rhus chinensis; size 600 x
               500 mm; pot-grown                      nr       ***        ***         ***

E850.8         Shrubs; Schefflera arboricola; size
               800 x 600 mm; pot-grown                nr       ***        ***         ***

E860           Trees; Cinnamomum camphora; heavy
               standard size; root balled             nr       ***        ***         ***

               MISCELLANEOUS METALWORK

               Galvanized mild steel

               Miscellaneous framing

N161           angle iron stakes; 50 x 50 x 3 mm;
               including approved ties and spacers    m        ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.3      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSL4.3/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.3                            L4.3 : Hard and Soft Landscaping

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               ROADS AND PAVINGS

               Sub-bases, flexible road bases and
               surfacing

               Granular material as per General
               Specification clause 6.07

R113           depth 60-100 mm                        m2       ***        ***         ***

               Concrete pavements

               Other in situ concrete slabs; grade
               30/20

R433           depth 60-100 mm                        m2       ***        ***         ***

R480           Waterproof membranes below concrete
               pavements; impermeable polythene
               sheeting 0.125 mm nominal thickness    m2       ***        ***         ***

               Kerbs, channels and edgings

               Precast concrete edging kerbs of
               Highways Dept. types E1, E2 and E3;
               50 x 150 mm high

??31           straight or curved to radius
               exceeding 12 m; including cement and
               sand (1:3) bedding, and concrete bed
               and haunch grade 20/20                 m        ***        ***         ***

               PAINTING

               Epoxy paint; first coat of 2 pack
               epoxy zinc phosphate 70 microns
               (KP1A), second coat of 2 pack high
               build epoxy MIO 100 microns (KU1D)
               and finishing coat of 2 pack high
               build polyurethane 50 microns (KU2B)

V770           Metal sections                         m2       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.3      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.3/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.3                            L4.3 : Hard and Soft Landscaping

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder
               any specific item of work or
               obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in this
               Lump Sum Breakdown and for which a
               separate charge is required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.3      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.3/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.3                            L4.3 : Hard and Soft Landscaping

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder
               in detail any method related charges
               items in accordance with CESMM3
               Section 7

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.3      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.3/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.3                            L4.3 : Hard and Soft Landscaping

                  ITEM DESCRIPTION                                  AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL4.3
: Hard and Soft Landscaping

Page No. LSL4.3/1                                                       ***

Page No. LSL4.3/2                                                       ***

Page No. LSL4.3/3                                                       ***

Page No. LSL4.3/4                                                       ***

------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSL4.3       ***
                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.3/COL/1            Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.4                     L4.4 : Ha Wan Channel Culvert Extension

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               DEMOLITION AND SITE CLEARANCE

               Other structures

               Reinforced concrete; culvert head
               walls and slabs

D521           volume not exceeding 50 m3             sum      ***        ***         ***

               Metal; railings

D549.1         exposed height 1 m                     m        ***        ***         ***

               Metal; security grille

D549.2         exposed height 2.55 m                  m        ***        ***         ***

               IN SITU CONCRETE

               Provision of concrete designed mix

F220.1         Class: 20/20; concrete category B      m3       ***        ***         ***

F220.2         Class: 20/20; concrete category C      m3       ***        ***         ***

F240           Class: 40/20; concrete category B      m3       ***        ***         ***

               Placing of mass concrete

               Blinding; concrete category C

F511           thickness not exceeding 150 mm         m3       ***        ***         ***

               Bases, footings, pile caps and ground
               slabs; concrete category B

F522           thickness 150-300 mm                   m3       ***        ***         ***

               Placing of reinforced concrete

F680.1         Other concrete forms; double cell
               box culvert internal dimensions
               3.625 m average wide x 2 m high and
               3.925 m average wide x 2 m high;
               wall thickness 400 mm and 300 mm;
               slab thickness 550 mm; concrete
               category B                             m3       ***        ***         ***

F680.2         Other concrete forms; channels; slab
               and wall thickness 400 mm; concrete
               category B                             m3       ***        ***         ***

               CONCRETE ANCILLARIES

               Formwork finish; type F1

               Vertical

G343.1         width 0.2-0.4 m                        m2       ***        ***         ***

G344           width 0.4-1.22 m                       m2       ***        ***         ***

G345.1         width exceeding 1.22 m                 m2       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.4/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.4                     L4.4 : Ha Wan Channel Culvert Extension

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Formwork finish; type F2

               Vertical

G343.2         width 0.2-0.4 m                        m2       ***        ***         ***

               Formwork finish; type F4

               Horizontal

G315           width exceeding 1.22 m                 m2       ***        ***         ***

               Sloping

G324           width 0.4-1.22 m                       m2       ***        ***         ***

               Vertical

G345.2         width exceeding 1.22 m                 m2       ***        ***         ***

               Reinforcement

               Deformed high yield steel bars to
               CS2 1995

G523           nominal size 16 mm                     t        ***        ***         ***

G524           nominal size 20 mm                     t        ***        ***         ***

G525           nominal size 25 mm                     t        ***        ***         ***

G526           nominal size 32 mm                     t        ***        ***         ***

G527           nominal size 40 mm                     t        ***        ***         ***

               Construction joints

               Open surface with filler; 25 mm
               thick approved compressible
               inorganic joint filler

G621.1         average width not exceeding 0.5 m      m2       ***        ***         ***

G622.1         average width 0.5-1 m                  m2       ***        ***         ***

               Plastic or rubber waterstops

G654           200-300 mm wide; including centre
               bulb                                   m        ***        ***         ***

               Sealed rebates or grooves

G670.1         approved light grey polysulphide
               sealant 25 x 25 mm; with and
               including primer and self-adhesive
               bond breaking tape                     m        ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.4/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.4                     L4.4 : Ha Wan Channel Culvert Extension

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Construction joints (Cont'd)

               Dowels; 25 mm diameter galvanized
               mild steel bars

G682.1         sleeved; 650 mm long; cast into one
               side of joint, other side with and
               including cast in preformed PVC
               tight fitting sleeve and
               compressible end filler                nr       ***        ***         ***

               Movement joints

               Open surface with filler; 25 mm
               thick approved compressible joint
               filler

G621.2         average width not exceeding 0.5 m      m2       ***        ***         ***

G622.2         average width 0.5-1 m                  m2       ***        ***         ***

               Sealed rebates or grooves

G670.2         approved light grey polysulphide
               sealant 25 x 25 mm; on and including
               polyethylene tape bond breaker         m        ***        ***         ***

               Dowels; 25 mm diameter galvanized
               mild steel bars

G682.2         sleeved; 700 mm long; cast into one
               side of joint, other side with and
               including cast in preformed PVC
               tight fitting sleeve                   nr       ***        ***         ***

               Concrete accessories

               Finishing of formed surfaces

G823           scabbled finish                        m2       ***        ***         ***

               Inserts

G832.1         other inserts; unplasticized
               polyvinyl chloride pipe sleeves
               through reinforced walls; 75 mm
               diameter x 500 mm long; projecting
               from two surfaces of the concrete;
               weep holes                             nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.4/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.4                     L4.4 : Ha Wan Channel Culvert Extension

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               CONCRETE ANCILLARIES

               Concrete accessories (Cont'd)

               Inserts (Cont'd)

G832.2         other inserts; fix and cast in only
               20 mm diameter set bolts through
               reinforced ground slabs; projecting
               from one surface of the concrete       nr       ***        ***         ***

G832.3         other inserts; fix and cast in only
               4 nr. 20 mm diameter set bolts
               through reinforced ground slabs;
               projecting from one surface of the
               concrete                               nr       ***        ***         ***

               Grouting under base plates

G842           area 0.1-0.5 m2; 40 mm thick
               concrete grout; grade 30/20D           nr       ***        ***         ***

               STRUCTURAL METALWORK

               Fabrication of members for security
               grille; weldable structural steel
               Grade 43A to BS 4360

               Columns; 203 x 203 mm x 46.1 kg/m
               universal beams

M311.1         straight on plan                       t        ***        ***         ***

               Columns; 305 x 165 mm x 40.3 kg/m
               universal beams

M311.2         straight on plan                       t        ***        ***         ***

               Beams; 203 x 203 mm x 46.1 kg/m
               universal columns

M321.1         straight on plan                       t        ***        ***         ***

               Beams; 254 x 127 mm x 45 kg/m
               structural tees

M321.2         straight on plan                       t        ***        ***         ***

               Beams; 102 x 51 mm channels

M321.3         straight on plan                       t        ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.4/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.4                     L4.4 : Ha Wan Channel Culvert Extension

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               STRUCTURAL METALWORK

               Fabrication of members for security
               grille; weldable structural steel
               Grade 43A to BS 4360(Cont'd)

               Beams; 305 x 102 mm channels

M321.4         straight on plan                       t        ***        ***         ***

               Beams; 50 x 50 x 6 mm thick angles

M321.5         straight on plan                       t        ***        ***         ***

               Floor joists; 20 x 50 mm flats

M361.1         straight on plan                       t        ***        ***         ***

               Vertical rails; 20 x 50 mm flats

M361.2         straight on plan                       t        ***        ***         ***

M380           Anchorages and holding down bolt
               assembles; comprising 4 nr. 20 mm
               diameter Grade 8.8 set bolts and
               300 x 600 x 25 mm thick base plate     nr       ***        ***         ***

               Erection of members for security
               grille; weldable structural steel
               Grade 43A to BS 4360

M620           Permanent erection                     t        ***        ***         ***

               Site bolts; Grade 8.8

M642           diameter 16-20 mm                      nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.4/5               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.4                     L4.4 : Ha Wan Channel Culvert Extension

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               MISCELLANEOUS METALWORK

               Mild steel to BS 4360; Grade 43; hot
               dip galvanized after fabrication to
               BS 729

N130           Approved inclined step ladders to
               security grille;                       m        ***        ***         ***

               Railings; Type 2; comprising 40 x 15
               mm flat top and bottom rails, 16 mm
               diameter rod or 15 x 15 mm bar
               balusters at 115 mm centres, and 40
               x 40 mm bar standards at 1500 mm
               centres; including bolts and all
               necessary accessories

N140           exposed height 1000 mm                 m        ***        ***         ***

N180           Expanded walkway panel or other
               equal and approved open grid
               flooring to security grille            m2       ***        ***         ***

N190.1         Rails; 50 mm diameter x 800 mm girth
               tubes                                  nr       ***        ***         ***

N190.2         Step irons; 20 mm diameter x 800 mm
               girth rods                             nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.4/6                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.4                     L4.4 : Ha Wan Channel Culvert Extension

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               PAINTING

               Nitoprime zinc rich paint; in one
               coat

               Reinforcement bars; surface cleaned
               to bright metal

V115           Isolated surfaces of width or girth
               not exceeding 500 mm                   m2       ***        ***         ***

               System E painting system; comprising
               Rustoleum or other rust inhibitor
               paint, zinc phosphate primer, two
               undercoats of micaceous iron oxide
               paint, and one finishing coat of oil
               based paint or micaceous iron oxide
               paint; as Standard Specification
               Section 30 clause 30.9.01

V370           Metal sections                         m2       ***        ***         ***

               Polyurethane paint; first coat of 2
               pack epoxy zinc phosphate 70
               microns (KP1A), second coat of 2 pack
               high build epoxy MIO 100 microns
               (KU1D) and finishing coat of 2 pack
               high build polyurethane 50 microns
               (KU2B)

V770           Metal sections                         m2       ***        ***         ***

               SPECIALIST ARCHITECTURAL METALWORK

AH100          Galvanized mild steel hinged doors
               with lockable mechanism to security
               grille; 800 x 800 mm; welded with 20
               x 50 mm steel flats at 170 mm
               centres                                nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.4/7                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.4                     L4.4 : Ha Wan Channel Culvert Extension

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder
               any specific item of work or
               obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in this
               Lump Sum Breakdown and for which a
               separate charge is required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.4/8                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.4                     L4.4 : Ha Wan Channel Culvert Extension

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder
               in detail any method related charges
               items in accordance with CESMM3
               Section 7

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.4      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.4/9                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.4                     L4.4 : Ha Wan Channel Culvert Extension

                  ITEM DESCRIPTION                                  AMOUNT HK$
------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSL4.4
: Ha Wan Channel Culvert Extension

Page No. LSL4.4/1                                                       ***

Page No. LSL4.4/2                                                       ***

Page No. LSL4.4/3                                                       ***

Page No. LSL4.4/4                                                       ***

Page No. LSL4.4/5                                                       ***

Page No. LSL4.4/6                                                       ***

Page No. LSL4.4/7                                                       ***

Page No. LSL4.4/8                                                       ***

Page No. LSL4.4/9                                                       ***


------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSL4.4       ***
                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.4/COL/1            Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.5                                   L4.5 : BWIC with Services

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               IN SITU CONCRETE

               Provision of concrete designed mix

F220           Class: 20/20; concrete category B      m3       ***        ***         ***

               Placing of mass concrete

               Bases, footings, pile caps and
               ground slabs; concrete category B

F522           thickness exceeding 150-300 mm         m3       ***        ***         ***

               Columns; concrete category B

F552           cross-sectional area 0.03-0.1 m2       m3       ***        ***         ***

               CONCRETE ANCILLARIES

               Formwork finish: type F1

               Vertical

G341.1         width not exceeding 0.l m              m        ***        ***         ***

G343           width 0.2-0.4 m                        m2       ***        ***         ***

               Curved cylindrical to one radius in
               one plane; radius 1 m

G353.1         width 0.2-0.4 m                        m2       ***        ***         ***

               Formwork finish: type F2

               Vertical

G341.2         width not exceeding 0.l m              m        ***        ***         ***

               Curved cylindrical to one radius in
               one plane; radius 1 m

G353.2         width 0.2-0.4 m                        m2       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.5      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.O : 26 April 2002               LSL4.5/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.5                                   L4.5 : BWIC with Services

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               PIPEWORK - MANHOLES AND PIPEWORK
               ANCILLARIES

               Drawpits

               In situ concrete; for road lighting;
               type P1; as Drawing nr. PL2-91

K231.1         depth not exceeding 1.5 m              nr       ***        ***         ***

               In situ concrete; for road lighting;
               type P2; as Drawing nr. PL2-91

K231.2         depth not exceeding 1.5 m              nr       ***        ***         ***

               In situ concrete; for road lighting;
               as Drawing nr. DP/G/95-118 to 120

K231.3         depth not exceeding 1.5 m              nr       ***        ***         ***

               Bases for public lighting controller

               In situ concrete; for road lighting;
               including 4 nr. 16 mm diameter
               cast-in Rawlbolts as Drawing nr.
               LCC300/31/C19/201

K231.4         depth not exceeding 1.5 m              nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.5      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.O : 26 April 2002               LSL4.5/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.5                                   L4.5 : BWIC with Services

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               PIPEWORK - MANHOLES AND PIPEWORK
               ANCILLARIES

               Ducts; unplasticized polyvinyl
               chloride to BS 3506:1969 Class B:
               solvent welded joints to BS 4346
               Part.1: with draw wire

               Cable ducts 1 way; nominal bore 100
               mm

K512.1         in trenches depth not exceeding 1.5
               m; for road lighting                   m        ***        ***         ***

K512.2         in trenches depth not exceeding 1.5
               m; for road lighting; in shared
               trench laid with second duct           m        ***        ***         ***

               Ducts; steel pipes; to BS 1387,
               medium grade; galvanized to BS 729;
               screwed joints; with draw wire

               Cable ducts 1 way; nominal bore 150
               mm

K512.3         in trenches depth not exceeding 1.5
               m; for road lighting; in shared
               trench laid with second duct           m        ***        ***         ***

               MISCELLANEOUS METALWORK

               Stainless steel

               Cladding panels 3 mm thick

N110           isolated columns; curved               m2       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.5      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.5/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.5                                   L4.5 : BWIC with Services

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder
               any specific item of work or
               obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in this
               Lump Sum Breakdown and for which a
               separate charge is required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.5      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.5/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.5                                   L4.5 : BWIC with Services

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder
               in detail any method related charges
               items in accordance with CESMM3
               Section 7

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.5      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.5/5                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.5                                   L4.5 : BWIC with Services


                  ITEM DESCRIPTION                                  AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL4. 5
: BWIC with Services

Page No. LSL4.5/1                                                       ***

Page No. LSL4.5/2                                                       ***

Page No. LSL4.5/3                                                       ***

Page No. LSL4.5/4                                                       ***

Page No. LSL4.5/5                                                       ***

------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSL4.5       ***
                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.5/COL/1            Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.6                                           L4.6 : Irrigation

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               PIPEWORK - PIPES

               Ductile iron sleeve pipe

               Nominal bore; 150 mm

I312           in trenches depth not exceeding 1.5
               m; irrigation system                   m        ***        ***         ***

               Steel pipes; to BS 1387, medium
               grade; galvanised to BS 729; screwed-
               joints

               Nominal bore; 20 mm

I411           not in trenches; vertical extensions
               of pipes below ground                  m        ***        ***         ***

I412.1         in trenches depth not exceeding 1.5
               m; irrigation system                   m        ***        ***         ***

               Nominal bore; 50 mm

I412.2         in trenches depth not exceeding 1.5
               m; irrigation system                   m        ***        ***         ***

               PIPEWORK - FITTINGS AND VALVES

               Steel pipes; to BS 1387, medium
               grade; galvanised to BS 729; screwed
               joints

               Bends

J311.1         nominal bore; 20 mm                    nr       ***        ***         ***

J311.2         nominal bore; 50 mm                    nr       ***        ***         ***

               Junctions and branches

J312           nominal bore; 50 mm                    nr       ***        ***         ***

               Valves and penstocks

               Gate valves: hand operated

J811           nominal bore 50 mm                     nr       ***        ***         ***

               Loose jumper stop cocks

J891.1         nominal bore 50 mm                     nr       ***        ***         ***

               Watertaps with lockable device

J891.2         nominal bore 20 mm                     nr       ***        ***         ***

               Water meters

J891.3         nominal bore 50 mm                     nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.6      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                      LSL4.6/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.6                                           L4.6 : Irrigation

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               PIPEWORK - MANHOLES AND PIPEWORK
               ANCILLARIES

               Water meter boxes

               In situ concrete; 500 x 1200 x 1000
               mm high overall on 800 x 1200 x 150
               mm thick footing; complete with 3 mm
               thick stainless steel hinged cover
               with polycarbonate viewing panel and
               stainless steel grilles

K231           depth not exceeding 1.5 m              nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.6      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.6/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.6                                           L4.6 : Irrigation

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder
               any specific item of work or
               obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in this
               Lump Sum Breakdown and for which a
               separate charge is required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.6      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.6/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.6                                           L4.6 : Irrigation

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder
               in detail any method related charges
               items in accordance with CESMM3
               Section 7

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.6      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.6/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.6                                           L4.6 : Irrigation

                  ITEM DESCRIPTION                                  AMOUNT HK$
------------------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSL4.6; Irrigation

Page No. LSL4.6/1                                                       ***

Page No. LSL4.6/2                                                       ***

Page No. LSL4.6/3                                                       ***

Page No. LSL4.6/4                                                       ***

------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSL4.6       ***
                                                                    ----------

Rev.0 : 26 April 2002               LSL4.6/COL/1           Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.7                               L4.7 : Diversion of Utilities

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               UTILITIES

               Diversion of existing services

               Drainage

Y129           Monitoring pits; as drawing nr.
               LCC300/31/C15/201 to 204 (ref.:DSD)    sum                             ***

               Electric

Y135.1         LV overhead and underground power
               cables with associated posts and
               drawpits; as drawing nr.
               LCC300/31/C15/207 to 210, Appendix M
               to Particular Specification
               (ref.:CLP-LV)                          sum                             ***

Y135.2         11kV overhead and underground power
               cables with associated post and
               drawings and drawing nr.
               LCC300/31/C15/207 to 210, Appendix M
               to Particular Specification
               (ref.:CLP-11kV)                        sum                             ***

Y135.3         132kV underground power cables as
               drawing nr. LCC300/31/C15/207 to 210
               Appendix M to Particular
               Specification (ref.:CLP-132kV)         sum                             ***

Y135.4         CLP Fibre optic cables as drawing
               nr.LCC300/31/C15/207 to 210 and
               Appendix M to Particular
               Specification                          sum                             ***

Y135.5         Road signs; as drawing nr.
               LCC300/31/C19/701 to 705 (ref.:TD)     sum                             ***

               Communication

Y620.1         Telecommunication; telephone ducts
               and draw pits as drawing nr.
               LCC300/31/C15/206 to 210 (ref.:H)      sum                             ***

Y620.2         Telecommunication; telephone ducts
               and draw pits as drawing nr.
               LCC300/31/C15/206 to 210 (ref.:T&T)    sum                             ***

Y620.3         Telecommunication; telephone ducts
               and draw pits as drawing nr.
               LCC300/31/C15/206 to 210 (ref.:HKT)    sum                             ***

Y620.4         Telecommunication; telephone
               overhead cable and posts; as drawing
               nr. LCC300/31/C15/208 to 209
               (ref.:HKT-P)                           sum                             ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.7      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.7/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.7                               L4.7 : Diversion of Utilities

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder
               any specific item of work or
               obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in this
               Lump Sum Breakdown and for which a
               separate charge is required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.7      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.7/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.7                               L4.7 : Diversion of Utilities

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder
               in detail any method related charges
               items in accordance with CESMM3
               Section 7

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.7      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.7/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.7                               L4.7 : Diversion of Utilities

                  ITEM DESCRIPTION                                  AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL4.7; Diversion of Utilities

Page No. LSL4.7/1                                                       ***

Page No. LSL4.7/2                                                       ***

Page No. LSL4.7/3                                                       ***

------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSL4.7       ***
                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.7/COL/1           Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.8                                        L4.8 : Fire Hydrants

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               PIPEWORK - PIPES

               Ductile spun iron pipe to BS 4772
               Class K9; flanged joints; cement
               mortar lining

               Nominal bore; 150 mm

I312           in trenches depth not exceeding 1.5
               m; incoming water mains                m        ***        ***         ***

               PIPEWORK - FITTINGS AND VALVES

               Ductile spun iron pipe to BS 4772
               Class K9; flanged joints; cement
               mortar 1ining

               Bends

J311.1         nominal bore; 150 mm                   nr       ***        ***         ***

               Bends; with duckfoot

J311.2         nominal bore; 150 mm                   nr       ***        ***         ***

               Double collars

J341           nominal bore; 150 mm                   nr       ***        ***         ***

               Valves and penstocks

               Gate valves hand operated

J811           nominal bore 150 mm                    nr       ***        ***         ***

               Fire hydrants; mounted on ground; as
               W.S.D. Standard Drawing nr. 4.2A

J891           nominal bore 150 mm                    nr       ***        ***         ***

               PIPEWORK - MANHOLES AND PIPEWORK
               ANCILLARIES

               Valve pits

               Precast concrete assemblies; chamber
               size 300 x 300 mm; with in-situ
               concrete surrounds to pipes; as
               Drawing nr. LCC300/31/C15/501

K231           depth not exceeding 1.5 m; cast
               iron surface box as W.S.D. Standard
               Drawing nr. 7.26                       nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.8      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.8/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.8                                        L4.8 : Fire Hydrants

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               PIPEWORK - SUPPORTS AND PROTECTION,
               ANCILLARIES TO LAYING AND EXCAVATION

               Beds; 100 mm thick

               Mass concrete

L341           nominal bore not exceeding 200 mm      m        ***        ***         ***

               Concrete stools and thrust blocks;
               for bends

               Volume 0.2-0.5 m3; mass concrete
               grade 30/20; as Drawing nr.
               LCC300/31/C15/501

L731           nominal bore not exceeding 200 mm      nr       ***        ***         ***

               Volume 1-2 m3; mass concrete grade
               30/20; as Drawing nr.
               LCC300/31/C15/501

L751           nominal bore not exceeding 200 mm      nr       ***        ***         ***

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.8      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.8/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.8                                        L4.8 : Fire Hydrants

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder
               any specific item of work or
               obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in this
               Lump Sum Breakdown and for which a
               separate charge is required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.8      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.8/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.8                                        L4.8 : Fire Hydrants

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder
               in detail any method related charges
               items in accordance with CESMM3
               Section 7

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.8      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.8/4                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.8                                         L4.8: Fire Hydrants

                  ITEM DESCRIPTION                                  AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL4.8
: Fire Hydrants

Page No. LSL4.8/1                                                       ***

Page No. LSL4.8/2                                                       ***

Page No. LSL4.8/3                                                       ***

Page No. LSL4.8/4                                                       ***

------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSL4.8       ***
                                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.8/COL/1            Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.9            L4.9 : Diversion of Existing Telephone Utilities

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               UTILITIES

               Diversion of existing services

               Communications; systems of PCCW-HKT
               Telephone Limited; as Drawing
               LCC300/31/C15/207 to 210

Y162.1         telecommunications                     sum

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.9      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.9/1                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.9            L4.9 : Diversion of Existing Telephone Utilities

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder
               any specific item of work or
               obligation or thing which is
               necessary for the execution of the
               Works, as required by the Contract,
               which has been omitted from or has
               not been separately itemised in this
               Lump Sum Breakdown and for which a
               separate charge is required.

               The unit of measurement for any
               Contractor's Other Charge shall be
               "sum", with Quantity and Rate
               columns entered with "N/A".

---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.9      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.9/2                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.9            L4.9 : Diversion of Existing Telephone Utilities

  ITEM CODE                 ITEM DESCRIPTION          UNIT   QUANTITY   RATE HK$   AMOUNT HK$
---------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter
               hereunder in detail any method
               related charges items in accordance
               with CESMM3 Section 7
---------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL4.9      ***
                                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.9/3                Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown         L4 : Widening of Boundary Patrol Road (Area D) (EPIW)
                                                                      (Option 1)
Lump Sum Item LSL4.9            L4.9 : Diversion of Existing Telephone Utilities

                  ITEM DESCRIPTION                                  AMOUNT HK$
------------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL4.9
: Diversion of Existing Telephone Utilities

Page No. LSL4.9/1                                                       ***

Page No. LSL4.9/2                                                       ***

Page No. LSL4.9/3                                                       ***

------------------------------------------------------------------------------
                                    Total of Lump Sum Item LSL4.9       ***
                                                                    ----------
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL4.9/COL/1            Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.1                                        L5.1  : Substructure

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                IN SITU CONCRETE

                Provision of concrete designed mix

F220            Class: 20/20; concrete category C          m3          ***         ***          ***

F250            Class: 45/20; concrete category B          m3          ***         ***          ***

                Placing of mass concrete

                Class: 20/20; concrete category B

F511            thickness not exceeding 150 mm             m3          ***         ***          ***

                Placing of reinforced concrete

                Bases, footings, pile caps and
                ground slabs; concrete category B

F622            thickness 150-300 mm                       m3          ***         ***          ***

F624            thickness exceeding 500 mm                 m3          ***         ***          ***

                Walls; concrete category B

F641            thickness 150 - 300 mm                     m3          ***         ***          ***

                Tie beams; concrete category B

??65            cross-sectional area exceeding
                1 m2                                       m3          ***         ***          ***

                CONCRETE ANCILLARIES

                Formwork finish; type F1

                Vertical

G345            width exceeding 1.22 m                     m2          ***         ***          ***

                Formwork finish; type F5

                Vertical

G344            width 0.4-1.22 m                           m2          ***         ***          ***

                Reinforcement

                Deformed high yield steel bars to
                BS 4449

G521            nominal size not exceeding 10
                mm                                         t           ***         ***          ***

G522            nominal size 12 mm                         t           ***         ***          ***

G523            nominal size 16 mm                         t           ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSL5.1         ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.1/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.1                                         L5.1 : Substructure

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                CONCRETE ANCILLARIES

                Reinforcement (Cont'd)

                Deformed high yield steel bars to
                BS 4449(Cont'd)

G524            nominal size 20 mm                         t           ***         ***          ***

G525            nominal size 25 mm                         t           ***         ***          ***

G526            nominal size 32 mm                         t           ***         ***          ***

G527            nominal size 40 mm                         t           ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.1/2               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.1                                         L5.1 : Substructure

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Contractor's Other Charges

                The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

                The unit of measurement for any
                Contractor's Other Charges shall be
                "sum", with Quantity and Rate columns
                entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.1/3               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.1                                         L5.1 : Substructure

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Method-Related Charges

                The Contractor shall enter hereunder in
                detail any method related charges items
                in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.1          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.1/4               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.1                                         L5.1 : Substructure

                    ITEM DESCRIPTION                     AMOUNT HK$
-------------------------------------------------------------------
COLLECTION OF LUMP SUM ITEM LSL5.1
: Substructure

Page No. LSL5.1/1                                            ***

Page No. LSL5.1/2                                            ***

Page No. LSL5.1/3                                            ***

Page No. LSL5.1/4                                            ***

--------------------------------------------------------------------
                           Total of Lump Sum Item LSL5.1     ***
                                                         -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL5.1/COL/1            Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.2                                       L5.2 : Superstructure

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                IN SITU CONCRETE

                Provision of concrete designed mix

F250            Class: 45/20; concrete category B          m3          ***         ***          ***

                Placing of reinforced concrete

                Suspended slabs; concrete category
                B

F632            thickness 150-300 mm                       m3          ***         ***          ***

                Walls; concrete category B

F642            thickness 150-300 mm                       m3          ***         ***          ***

                Columns; concrete category B

F654            cross-sectional area 0.25-1 m2             m3          ***         ***          ***

                Other concrete forms; steps, stairs
                and landings; concrete category B

F681            waist; 150 - 300 mm                        m3          ***         ***          ***

                Other concrete forms; corbels;
                concrete category B

F684            cross-sectional area 0.25-1 m2             m3           ***        ***          ***

                CONCRETE ANCILLARIES

                Formwork finish: type F4

                Horizontal

G315            width exceeding 1.22 m                     m2           ***        ***          ***

                Sloping

G325            width exceeding 1.22 m                     m2           ***        ***          ***

                Vertical

G342.1          width 0.1-0.2 m                            m            ***        ***          ***

G344            width 0.4-1.22 m                           m2           ***        ***          ***

                Concrete components of constant
                cross-section

G381.1          beams; 300 x 600 mm deep;
                integral with 225 mm thick slab            m            ***        ***          ***

G381.2          beams; 400 x 600 mm deep;
                integral with 225 mm thick slab            m            ***        ***          ***

G382            columns; 500 x 600 mm                      m            ***        ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.2/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.2                                       L5.2 : Superstructure

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                CONCRETE ANCILLARIES

                Formwork finish: type F 5

                Horizontal

G312            width 0.1-0.2 m                            m           ***         ***          ***

                Vertical

G342.2          width 0.1-0.2 m                            m           ***         ***          ***

G342.3          width exceeding 1.22 m                     m2          ***         ***          ***

                Reinforcement

                Deformed high yield steel bars to
                BS 4449

G521            nominal size not exceeding 10
                mm                                         t           ***         ***          ***

G522            nominal size 12 mm                         t           ***         ***          ***

G523            nominal size 16 mm                         t           ***         ***          ***

G524            nominal size 20 mm                         t           ***         ***          ***

G525            nominal size 25 mm                         t           ***         ***          ***

G526            nominal size 32 mm                         t           ***         ***          ***

                Steel fabric to BS 4483

G566            nominal mass 6-7 kg/m2; fabric
                reference A393                             m2          ***         ***          ***

                Concrete accessories

                Finishing of top surfaces

G813            class U2 finishes                          m2          ***         ***          ***

                Inserts

G832            other inserts; 19 mm diameter x 100 mm
                long Grade 410 shear studs with 30 mm
                diameter x 8 mm thick head through
                reinforced slabs or beams; totally
                within the concrete Volume                 nr          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSL5.2         ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.2/2               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.2                                       L5.2 : Superstructure

ITEM CODE                 ITEM DESCRIPTION               UNIT      QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                STRUCTURAL METALWORK

                Fabrication of main members for
                link bridge; weldable structural
                steel Grade 50C to BS 4360

                Rolled sections; 203 x 133 mm x
                25 kg/m universal beams

M111.1          straight on plan                           t           ***         ***          ***

                Rolled sections; 305 x 165 mm x
                40 kg/m universal beams

M111.2          straight on plan                           t           ***         ***          ***

                Rolled sections; 838 x 292 mm x
                175 kg/m universal beams

M111.3          straight on plan                           t           ***         ***          ***

                Rolled sections; 914 x 419 mm x
                388 kg/m universal beams

M111.4          straight on plan                           t           ***         ***          ***

                Rolled sections; 1371 x 419 mm x
                388 kg/m universal beams

M111.5          straight on plan                           t           ***         ***          ***

M111.6          straight on plan; castellated
                Member                                     t           ***         ***          ***

                Flats; 100 x 8 mm thick

M121.1          straight on plan                           t           ***         ***          ***

                Flats; 100 x 10 mm thick

M121.2          straight on plan                           t           ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSL5.2         ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.2/3               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.2                                       L5.2 : Superstructure

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                STRUCTURAL METALWORK

                Fabrication of main members for link
                bridge; weldable structural steel Grade
                50C to BS 4360(Cont'd)

                Plates; 6 mm thick

M121.3          straight on plan                           t           ***         ***          ***

                Plates; 8 mm thick

M121.4          straight on plan                           t           ***         ***          ***

                Plates; 10 mm thick

M121.5          straight on plan                           t           ***         ***          ***

                Plates; 16 mm thick

M121.6          straight on plan                           t           ***         ***          ***

                Plates; 20 mm thick

M121.7          straight on plan                           t           ***         ***          ***

                Plates; 35 mm thick

M121.8          straight on plan                           t           ***         ***          ***

                Square hollow sections; 150 x 150
                x 6.3 mm thick

M131.1          straight on plan                           t           ***         ***          ***

                Square hollow sections; 400 x 400
                x 16 mm thick

M131.2          straight on plan                           t           ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                  To Collection of Lump Sum Item LSL5.2         ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.2/4               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.2                                       L5.2 : Superstructure

ITEM CODE                 ITEM DESCRIPTION                UNIT      QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                STRUCTURAL METALWORK

                Erection of members for link
                bridge; weldable structural
                steel Grade 50C to BS 4360

L520            Permanent erection                         t           ***         ***          ***

                Site bolts; Grade 8.8

L541            diameter not exceeding 16 mm               nr          ***         ***          ***

L542            diameter 16 - 20 mm                        nr          ***         ***          ***

L543            diameter 20 - 24 mm                        nr          ***         ***          ***

                MISCELLANEOUS METALWORK

                Stainless steel

                Bridge bearings

N169.1          marks LB1 and LB2; 500 x 500 x 110 mm
                high overall; fixed rotation and
                translation class; pot bearing class;
                including bolts and washers                nr          ***         ***          ***

N169.2          marks LB3 and LB4; 500 x 500 x 110 mm
                high overall; guided rotation and
                translation class; constrained pot
                sliding bearing class; including bolts
                and washers                                nr          ***         ***          ***

                Galvanized Steel

                'Bondek II' profiled sheeting or other
                equal and approved; 0.75 mm thick; with
                55 mm overall high embossed dovetail
                ribs and 28 mm wide flutes

N170            under suspended concrete slabs             m2          ***         ***          ***

                ARCHITECTURAL COATINGS AND
                SPECIAL FINISHES

                'Monokote' two hour fire protection
                paint or other equal and approved

AT970           Metal sections                             m2          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.2/5               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.2                                       L5.2 : Superstructure

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Contractor's Other Charges

                The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

                The unit of measurement for any
                Contractor's Other Charges shall be
                "sum", with Quantity and Rate columns
                entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.2          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.2/6               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.2                                       L5.2 : Superstructure

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Method-Related Charges

                The Contractor shall enter hereunder in
                detail any method related charges items
                in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                     To Collection of Lump Sum Item LSL5.2      ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.2/7               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.2                                       L5.2 : Superstructure

          ITEM DESCRIPTION                          AMOUNT HK$
--------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL5.2
: Superstructure

Page No. LSL5.2/1                                      ***

Page No. LSL5.2/2                                      ***

Page No. LSL5.2/3                                      ***

Page No. LSL5.2/4                                      ***

Page No. LSL5.2/5                                      ***

Page No. LSL5.2/6                                      ***

Page No. LSL5.2/7                                      ***

--------------------------------------------------------------
                     Total of Lump Sum Item LSL5.2     ***
                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002            LSL5.2/COL/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                IN SITU CONCRETE

                Provision of concrete designed mix

F230            Class: 30/20; concrete category B          m3          ***         ***          ***

                Placing of reinforced concrete

                Curbs; concrete category B

F690            thickness 150-300mm                        m3          ***         ***          ***

                CONCRETE ANCILLARIES

                Formwork finish; type F4

                Vertical

G343            width 0.2-0.4 m                            m2          ***         ***          ***

                Reinforcement

                Deformed high yield steel bars
                to BS 4449

G521            nominal size not exceeding 10mm            t           ***         ***          ***

G522            nominal size 12mm                          t           ***         ***          ***

                PRECAST CONCRETE

                Slabs; concrete class 40/20

                Area not exceeding 1m2

H511            mass not exceeding 250kg                   nr          ***         ***          ***

                MISCELLANEOUS METALWORK

                Hot dip galvanised mild steel

                Ladder; stringers 40mm diameter;
                min. 3mm thick; rungs 20mm
                diameter

N130.1          type 2; as Drawing nr
                LCC300/31/A24/502, 504-505                 m           ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.3/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                MISCELLANEOUS METALWORK

                Hot dip galvanised mild steel (Cont'd)

                Handrails; comprising 50mm diameter;
                2mm thick (min) handrails; 15mm diameter brackets at 900mm approximate centres;
                50mm diameter x 4mm thick cover plate;
                including bolts, rivets and all
                necessary fixings and fixing devices

N140            as Drawing nr LCC300/31/A15/242            m           ***         ***          ***

                Miscellaneous framing; welded and
                bolted connection

                Stainless Steel

                Ladder; stringers 40mm diameter;
                min. 3mm thick; rungs 20mm
                diameter; including safety hoops
                and return stringers

N130.2          type 3; as Drawing nr
                LCC300/31/A24/503-505                      m           ***         ***          ***

                BRICKWORK, BLOCKWORK AND MASONRY

                Dense concrete blockwork;
                compressive strength 7.0 N/mm2;
                stretcher bond; in cement/lime
                mortar; flush pointed; as
                Appendix AA to Particular
                Specification, section F10

                Thickness; 140mm

U511            vertical straight walls                    m2          ***         ***          ***

                Ancillaries

U581            joint reinforcement; 24 gauge
                galvanised expanded steel mesh;
                300 mm wide                                m           ***         ***          ***

U583            movement joints; fire rated
                filler; 140mm in depth; as
                Drawing nr LCC300/31/A24/154, 156          m           ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.3/2               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                BRICKWORK, BLOCKWORK AND MASONRY

                Dense concrete blockwork;
                compressive strength 7.0 N/mm2;
                stretcher bond; in cement/lime
                mortar; flush pointed; as
                Appendix AA to Particular
                Specification, section F10
                (Cont'd)

                Ancillaries (Cont'd)

U586            fixings and ties; galvanised mild
                steel dove tail ties                       m2          ***         ***          ***

U589            head restraint; galvanised mild steel
                angle; 70 x 70 x 3mm thick; sleeved and
                dowelled into blockwork at 2000mm
                centres                                    m           ***         ***          ***

                PAINTING

                Emulsion paint; one coat
                thinned with water in accordance with
                the manufacturer's recommendation and
                two unthinned coats; as Appendix AA
                to Particular Specification, section
                M60

                Plaster and render

V543            surfaces inclined at an angle
                exceeding 60 degrees to the
                horizontal                                 m2          ***         ***          ***

                Emulsion paint; anti-fungal; one coat
                thinned with water in accordance with
                the manufacturer's recommendation and
                two unthinned coats; as Appendix AA to
                Particular Specification, section M60

                Plaster and render

V544            soffit surfaces and lower surfaces
                inclined at an angle not exceeding
                60 degrees to the horizontal               m2          ***         ***          ***

                Epoxy resin paint; with two
                component epoxy based primer and
                multi-component epoxy top coat; as
                Architectural Specification
                section 67.7

                Cement and sand screed with
                anti-dust sealer

V791            upper surfaces inclined at an
                angle not exceeding 30 degrees to
                the horizontal                             m2          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.3/3               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                PAINTING

                Synthetic paint; one coat
                recommended primer, two undercoats
                and one finishing coat; as
                Appendix AA to Particular
                Specification, section M60

                Metal other than metal sections
                and pipework

V911            upper surfaces inclined at an
                angle not exceeding 30 degrees
                to the horizontal                          m2          ***         ***          ***

V914            soffit surfaces and lower
                surfaces inclined at an angle
                not exceeding 60 degrees to the
                horizontal                                 m2          ***         ***          ***

V915            isolated surfaces of width or
                girth not exceeding 500mm                  m2          ***         ***          ***

                Anti-dust sealer; one polymer
                single component weather resistant
                top coat and one base coat; as
                Architectural Specification
                section 64.4

                Cement and sand screed

V991.1          upper surfaces inclined at an
                angle not exceeding 30 degrees
                to the horizontal                          m2          ***         ***          ***

                Granolithic screed

V991.2          upper surfaces inclined at an
                angle not exceeding 30 degrees
                to the horizontal                          m2          ***         ***          ***

                Granolithic skirting 150mm high

V993            surfaces inclined at an angle
                exceeding 60 degrees to the
                horizontal                                 m           ***         ***          ***

                Granolithic screed

V995            isolated surfaces of width of
                girth not exceeding 500 mm                 m2          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.3/4               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                WATERPROOFING

                Roofing; to type 1 roofing; as
                Appendix AA to Particular
                Specification, section J41, and
                Drawing nr LCC300/31/A31/101-103

                Waterproofing covering;
                proprietary sheet membrane to the
                approval of Engineer; two coats

W331            upper surface inclined at an angle
                not exceeding 30 degrees to the
                horizontal                                 m2          ***         ***          ***

W336            surfaces of width not exceeding
                300mm                                      m           ***         ***          ***

                Sand and cement screed; fall 1 in
                90; 25mm(min) thick; to receive
                waterproofing covering

W391.1          upper surface inclined at an angle
                not exceeding 30 degrees to the
                horizontal                                 m2          ***         ***          ***

                Rendering in proprietary waterproof
                cement render; 25mm (min) thick
                including sealant joint fillers; on
                waterproofing covering

W366            surfaces of width not exceeding
                300mm; on waterproofing covering           m           ***         ***          ***

W367            surface of width 300 - 1m                  m           ***         ***          ***

                50mm thick extruded rigid
                polystyrene insulation board

W391.2          upper surface inclined at an angle
                not exceeding 30 degrees to the
                horizontal                                 m2          ***         ***          ***

                Protective layers; to type 1
                roofing; as Appendix AA to
                Particular Specification, section
                J41 and Drawing nr
                LCC300/31/A31/101-103

                Sand and cement screed; 25mm (min)
                thick; to receive roof tiling

W441            upper surface inclined at an angle
                not exceeding 30 degrees to the
                horizontal                                 m2          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.3/5               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                ROOF TILING AND METAL ROOF
                CLADDING

                Roof tiling

                Precast reinforced concrete tiles to
                BS 368; to the Engineer's approval;
                size: 300 x 300 x 50mm

AA111           upper surface inclined at an angle
                not exceeding 30 degrees to the
                horizontal                                 m2          ***         ***          ***

                Roof cladding

                Profiled aluminium cladding; with type 3 roofing; including but not limited to galvanised steel supports with PVC separators, stainless steel fixing, steel primary frame intumescent paint finished, including purlins, framing, vapour barrier, thermal insulation and all necessary accessories and sealant;
                as Appendix AA to Particular
                Specification, section H31 and J40 and
                Drawing nr LCC300/31/A31/301

AA331           upper surfaces inclined at an
                angle not exceeding 30 degrees
                to the horizontal                          m2          ***         ***          ***

                CARPENTRY AND JOINERY

                Fittings

                Supervisor desk counter; plastic
                laminated plywood; with stainless steel
                hairline finish; corian bench top; 2
                drawers; including E&M fixture and
                fittings; as Drawing nr
                LCC300/31/A60/721

AC720           type T3K2; overall size 1200 x
                475 x 1050mm high                          nr          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.3/6               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                IRONMONGERY

                Hinges; as Appendix AA to
                Particular Specification, section
                P21

AD290.1         Type H1; size 114 x 114mm; fixed
                to galvanised steel                        nr          ***         ***          ***

AD290.2         Type H1; size 114 x 114mm; fixed
                to stainless steel                         nr          ***         ***          ***

AD290.3         Type H2; size 114 x 114mm; fixed
                to galvanised steel                        nr          ***         ***          ***

                Locks, latches and bolts; as
                Appendix AA to Particular
                Specification, section P21

                Lock cases

AD319           type L1; fixed to galvanised steel         nr          ***         ***          ***

                Bolts

AD339.1         type FB1; fixed to galvanised
                steel                                      nr          ***         ***          ***

                Panic bolt

AD339.2         type ED2; fixed to galvanised
                steel                                      nr          ***         ***          ***

AD339.3         type ED2; fixed to stainless
                steel                                      nr          ***         ***          ***

AD339.4         type ED3; fixed to galvanised
                steel                                      nr          ***         ***          ***

AD339.5         type ED3; fixed to stainless
                steel                                      nr          ***         ***          ***

                Closers and selectors; as
                Appendix AA to Particular
                Specification, section P21

                Door closers

AD490.1         type CL1A; fixed to galvanised
                steel                                      nr          ***         ***          ***

AD490.2         type CL1A; fixed to stainless
                steel                                      nr          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.3/7               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                IRONMONGERY

                Handles with backplates;
                as Appendix AA to Particular
                specification section P21

                Pull handles

AD520           type PH1; with 300 x 100 x 1.6mm
                backplates; fixed to galvanised
                Steel                                      nr          ***         ***          ***

                Push plates; as Appendix AA to
                Particular Specification section
                p21

AD600           Type PP1; 300 x 100 x 1.6mm thick;
                fixed to galvanized steel                  nr          ***         ***          ***

                Kick plates; Appendix AA to
                Particular Specification, section
                P21

AD700.1         Type K1; 965 x 200 x 1.6mm thick;
                fixed to galvanised steel                  nr          ***         ***          ***

AD700.2         Type K1; 1040 x 200 x 1.6mm thick;
                fixed to galvanized steel                  nr          ***         ***          ***

AD700.3         Type K1; 1365 x 200 x 1.6mm thick;
                fixed to galvanised steel                  nr          ***         ***          ***

                Accessories; as Appendix AA to
                Particular Specification, section
                P21

                Door stops

AD810.1         type ST1; fixed to galvanised
                steel door leaf and concrete floor         nr          ***         ***          ***

AD810.2         type ST1; fixed to stainless
                steel door leaf and concrete floor         nr          ***         ***          ***

                Wall bumper

AD840           type ST2; fixed to galvanised
                steel door leaf and concrete wall          nr          ***         ***          ***

                Threshold

AD890.1         type T1; fixed to galvanised
                steel                                      nr          ***         ***          ***

AD890.2         type T1; fixed to stainless
                Steel                                      nr          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.3/8               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                IRONMONGERY

                Accessories; as Appendix AA to
                Particular Specification, section
                P21 (Cont'd)

                Dust proof strike

AD890.3         type ECS                                   nr          ***         ***          ***

                Co-ordinator

AD890.4         type DC1                                   nr          ***         ***          ***

                METAL DOORS AND FRAMES

                Non-fire rated doors and frames;
                as Appendix AA to Particular
                Specification, section L20

                Galvanised steel with polyester powder
                coated finish; door type 01C; door frame width 210mm (max.); head and jamb type A

AE100.1         1050mm width x 2150mm high                 nr          ***         ***          ***

                Galvanised steel with polyester powder
                coated finish; door type 06; door frame
                width 210mm (max.); head and jamb type A

AE100.2         1950mm width x 2150mm high                 nr          ***         ***          ***

AE100.3         2600mm width x 2150mm high                 nr          ***         ***          ***

                One hour fire rated doors and frames; as Appendix AA to Particular Specification, section L20

                Galvanised steel with polyester powder
                coated finish; door type 01C; door frame width 210mm (max.); head and jamb type A

AE300           1050mm width x 2250mm high                 nr          ***         ***          ***

                Stainless steel with hairline
                finish; door type 07; door
                frame width 210mm (max.); head
                and jamb type A

AE310           2750mm width x 2150mm high; with
                200 x 800mm vision panels                  nr          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.3/9               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                METAL DOORS AND FRAMES

                One hour fire rated doors and frames; as Appendix AA to Particular Specification, section L20 (Cont'd)

                Galvanised steel with paint finish; door type 01C; door frame width 210mm (max.);
                head and jamb type A

AE320.1         1050mm width x 2150mm high                 nr          ***         ***          ***

                Galvanised steel with paint finish; door type 07; door frame width 210mm (max.);
                head and jamb type A

AE320.2         2750mm width x 2150mm high; with
                200 x 800mm vision panels                  nr          ***         ***          ***

                METAL SHUTTERS, WINDOWS AND LOUVERS

                Windows

                Windows; as Appendix AA to Particular
                Specification, section L10 and Drawing
                nr LCC300/31/A23/001, 002

AF209           PVF2 coated aluminium; size
                2400 x 1200mm high                         nr          ***         ***          ***

                METAL CLADDING

                System metal cladding

                Aluminium; polyvinylidene (PVF2); 3 coat
                Kynar 500 panels; 150mm thick (overall);
                on anti-drumming backing board with
                vapour control layer; consisting 1.2mm
                decarbonized steel sheet; 2mm thick
                hexagon aluminium honeycomb with 0.5mm
                thick colour coated steel sheet;
                including sealants and all other
                necessary fixing accessories and
                supports; as Appendix AA to Particular
                Specification, section H31

AG161.1         walls and attached columns                 m2          ***         ***          ***
                0.5-1.0m2 panels;

AG161.2         walls and attached columns                 m2          ***         ***          ***
                1.0-1.5m2 panels;

AG161.3         walls and attached columns;                m2          ***         ***          ***
                1.5-2.0m2 panels

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.3/10              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                METAL CLADDING

                metal cladding (Cont'd)

                Aluminium; polyvinylidene (PVF2); 3 coat
                Kynar 500 panels; 150mm thick (overall);
                on anti-drumming backing board with
                vapour control layer; consisting 1.2mm
                decarbonized steel sheet; 2mm thick
                hexagon aluminium honeycomb with 0.5mm
                thick colour coated steel sheet;
                including sealants and all other
                necessary fixing accessories and
                supports; as Appendix AA to Particular
                Specification, section H31 (Cont'd)

AG161.4         walls and attached columns;
                2.0-2.5m2 panels                           m2          ***         ***          ***

AG161.5         walls and attached columns;
                2.5-3.0m2 panels                           m2          ***         ***          ***

AG161.6         walls and attached columns;
                3.6m2 panels                               m2          ***         ***          ***

AG161.7         walls and attached columns;
                3.9m2 panels                               m2          ***         ***          ***

                Proprietary aluminium sheets to edge
                beam; including mastic joint; stainless
                steel brackets and all structural
                framing; as Appendix AA to Particular
                Specification, section H31 and Drawing
                nr LCC300/31/A23/201

AG175           copings; approximate size 1705
                x 1390mm high (extreme)                    m           ***         ***          ***

                SPECIALIST ARCHITECTURAL METALWORK

                Metal access panel doors

AH100           Access hatch cover; galvanised iron;
                approximate 900 x 900mm; including base
                frame; latch; tongue and associate
                ironmongery as Drawing nr
                LCC302/31/A24/403                          nr          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.3/11              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                SPECIALIST ARCHITECTURAL METALWORK

                Metal fire hose reel cabinets

                Hose reel cabinet door; piano hinged;
                including stainless steel collar
                surround fixed to reinforced concrete
                blockout opening with galvanised mild
                steel fixing lugs; 8mm (minimum)
                tempered glass front door; all
                associated ironmongery

AH200.1         size 1190 x 860 x 150mm thick; as
                Drawing nr LCC300/31/A24/301 and 302       nr          ***         ***          ***

AH200.2         type T9C1; size 1190 x 1010 x 150mm
                thick; as Drawing nr LCC300/31/A60/342     nr          ***         ***          ***

                Ancillaries

AH890           Stainless steel framed fire services
                inlet door; with 6mm wired toughened
                glass panel; screen printed signage; as
                Drawing nr LCC300/31/A24/305               nr          ***         ***          ***

                SIGNS AND ADVERTISING PANELS

                Signs

                Non-illuminated; vinyl graphics;
                as Drawing nr. LCC300/31/A70/001

AI120.1         escape door signs                          nr          ***         ***          ***

AI120.2         hose reel signs                            nr          ***         ***          ***

                PLASTERING, RENDERING AND WALL LININGS

                Walls and columns

                Cement and sand (1:3) render;
                waterproofed; as Architectural
                Specification section 67.2

AJ110           15 mm thick; to wall of hose reel
                cabinet                                    m2          ***         ***          ***

                Gypsum plaster; as Appendix AA to
                Particular Specification, section
                M20

AJ122           10 mm thick; to receive emulsion paint     m2          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.3/12              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                PLASTERING, RENDERING AND WALL LININGS

                Wall and columns (Cont'd)

                Wall linings

AJ163.1         acoustic panels; comprising 0.5 mm thick
                G.I. perforated sheets on and including
                25 x 50 x 25 x 1.2 mm thick G.I.
                Z-channels, with 60kg/m x 50 mm thick
                fibreglass, anchored to reinforced
                concrete structural soffits; in
                accordance with Particular Specification
                clause P35 and drawings
                LCC300/31/A60/780-784                      m2          ***         ***          ***

                Floors

                Cement and sand (1:3) render;
                waterproofed; as Architectural
                Specification section 67.2

AJ210           25 mm thick; to floor of hose reel
                cabinet                                    m2          ***         ***          ***

                Cement and sand (1:3) screed; with
                trowelled finish for wearing surfaces;
                as Appendix AA to Particular
                Specification, section M10

AJ232.1         with steel fabric reinforcement; 70 mm
                thick; to receive terrazzo tiling          m2          ***         ***          ***

AJ232.2         with steel fabric reinforcement; 100 mm
                thick; to receive anti-dust sealer with
                epoxy floor coating                        m2          ***         ***          ***

AJ232.3         with steel fabric reinforcement; 150 mm
                thick; to receive anti-dust sealer         m2          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSF1.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                       LSL5.3/13              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                PLASTERING, RENDERING AND WALL LININGS

                Ceilings including sides and soffits of
                attached beams

                Cement and sand (1:3) render;
                waterproofed; as Architectural
                Specification section 67.2

AJ310           25 mm thick; to soffit of hose reel
                cabinet                                    m2          ***         ***          ***

                Cement and sand (1:3) plaster; as
                Architectural Specification section 67.2

AJ321.1         15 mm thick; to receive anti-fungal
                emulsion paint                             m2          ***         ***          ***

                Ceilings including sides and soffits of
                attached beams: 3.5 - 5m

                Cement and sand (1:3) plaster; as
                Architectural Specification section 67.2

AJ321.2         15 mm thick; to receive anti-fungal
                emulsion paint                             m2          ***         ***          ***

                Linings

AJ369           acoustic panels; comprising 0.5 mm thick
                G.I. perforated sheets on and including
                25 x 50 x 25 x 1.2 mm thick G.I.
                Z-channels, with 60kg/m x 50 mm thick
                fibreglass, anchored to reinforced
                concrete structural soffits; in
                accordance with Particular Specification
                clause P35 and drawings
                LCC300/31/A60/780-784                      m2          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                       LSL5.3/14              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                PLASTERTNG, RENDERING AND WALL LININGS

                Stairs and steps

                Granolithic screed; with non-slip
                trowelled finish for wearing surfaces;
                to cement and sand screed surfaces; as
                Architectural Specification section 67.1

AJ640           40 mm thick; to receive anti-dust sealer   m2          ***         ***          ***

                Skirtings, kerbs, channels, wall strings, open strings, curb strings, cornices, mouldings and the like surface channel (fall 1:100) proprietary waterproof render including sealant joint; as Drawing nr LCC300/31/A31/002

AJ710.1         450mm wide x 25mm (min) deep channel       m           ***         ***          ***

                Surface channel (fall 1:100) proprietary waterproof render; including sealant joint; to type 1 roofing; as Appendix AA to Particular Specification, section J41 and Drawing nr LCC300/A31/101-103

AJ710.2         300mm wide x 25mm(min) deep channel        m           ***         ***          ***

                Granolithic screed; with trowelled
                finish for wearing surfaces; as
                Architectural Specification section 67.1

AJ740.1         coved at base; 25mm thick; 150 mm high
                skirting; to receive anti-dust sealer      m           ***         ***          ***

AJ740.2         25mm thick; 150 mm high skirting; with
                stair gutter 150 mm wide and 5 mm deep     m           ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                       LSL5.3/15              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                PLASTERING, RENDERING AND WALL LININGS

                skirtings, kerbs, channels, wall strings open strings, curb strings, cornices, mouldings and the like

                Granolithic screed; with trowelled
                finish for wearing surfaces; as
                Architectural Specification section 67.1
                (Cont'd)

AJ740.3         40mm thick; 60 mm high kerb with stair
                gutter 150 mm wide and 5 mm deep           m           ***         ***          ***

AJ740.4         20mm thick stair cheek                     m2          ***         ***          ***

                TILING

                Floors

                Resin bonded terrazzo tiles; as Appendix
                AA to Particular Specification, section
                M41

AK210           size 598 x 598 x 30 mm thick; matt
                finish                                     m2          ***         ***          ***

                Sundries

                Proprietary carborondom slip resistant
                nosing

AK810           50mm wide; mechanically fixed to treads;
                fixing allow future installation of
                replacemnet nosings; as drawing nr
                LCC300/31/A15/270-272                      m           ***         ***          ***

                CEILING SYSTEMS

                Perforated G.M.S. metal panel; type 1;
                2000 x 595 mm wide; require 12%
                penetration with minimum 20mm hole
                size; with powder coated finish;
                proprietary fixing grid system or
                similar to be approved by the Engineer;
                all fittings to be external grade and
                self draining; to reinforced concrete
                structural soffit; G.M.S. rod hangers;
                as Appendix AA to Particular
                specification, section K40

                Depth of suspension: 3000 - 3500mm

AM330.1         1.2 mm thick                               m2          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                       LSL5.3/16              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                CEILING SYSTEMS

                Perforated G.M.S. metal panel; type l;
                2200 x 595 mm wide; require 12%
                penetration with minimum 20mm hole
                size; with powder coated finish;
                proprietary fixing grid system or
                similar to be approved by the Engineer;
                all fittings to be external grade and
                self draining; to reinforced concrete
                structural soffit; suspended 3.5 m- 5 m
                above ground; G.M.S. rod hangers; as
                Appendix AA to Particular
                Specification, section K40

                Depth of suspension: 2000 - 2500 mm

AM330.2         1.2 mm thick                               m2          ***         ***          ***

                Depth of suspension: 2500 - 3000 mm

AM330.3         1.2 mm thick                               m2          ***         ***          ***

                Perforated G.M.S. metal panel; type 1;
                2200 x 595 mm wide; require 12%
                penetration with minimum 20mm hole
                size; with powder coated finish;
                proprietary fixing grid system or similar to be approved by the Engineer; all fittings to be external grade and self draining; as Appendix AA to Particular
                Specification, section K40

                Bulkheads

AM350           1.2 mm thick                               m2          ***         ***          ***

                CURTAIN WALLING

                Vision areas

                Framing; PVF2 coated aluminium; 3mm
                (minimum) thick film; manufacturer and
                fixing to the Engineer's approval; as
                Appendix AA to Particular Specification, section H11 and Drawing nr
                LCC300/31/A23/101, 119

AP110.1         size of typical bay 1200 x 1055mm high     m2          ***         ***          ***

AP110.2         size of typical bay 1200 x 1200mm high     m2          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                       LSL5.3/17              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                CURTAIN WALLING

                Vision areas (Cont'd)

                Framing; PVF2 coated aluminium; 3mm
                (minimum) thick film; manufacturer and
                fixing to the Engineer's approval; as
                Appendix AA to Particular Specification, section H11 and Drawing nr
                LCC300/31/A23/101, 119 (Cont'd)

AP110.3         size of typical bay 1418 x 1055mm high     m2          ***         ***          ***

AP110.4         size of typical bay 1418 x 1200mm high     m2          ***         ***          ***

AP110.5         size of typical bay 2400 x 1055mm high     m2          ***         ***          ***

AP110.6         size of typical bay 2400 x 1200mm high     m2          ***         ***          ***

                Tinted tempered glass; 10mm (minimum)
                thick; including structural sealant butt joint; as Appendix AA to Particular
                Specification, section H11 and Drawing
                nr LCC300/31/A23/101,119

AP120.1         fixed to aluminium framing; size of
                typical bay 1200 x 1055mm high             m2          ***         ***          ***

AP120.2         fixed to aluminium framing; size of
                typical bay 1200 x 1200mm high             m2          ***         ***          ***

AP120.3         fixed to aluminium framing; size of
                typical bay 1418 x 1055mm high             m2          ***         ***          ***

AP120.4         fixed to aluminium framing; size of
                typical bay 1418 x 1200mm high             m2          ***         ***          ***

AP120.5         fixed to aluminium framing; size of
                typical bay 2400 x 1055mm high             m2          ***         ***          ***

AP120.6         fixed to aluminium frame; size of
                typical bay 2400 x 1200mm high             m2          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                       LSL5.3/18              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL GLAZING

                Glass

                Laminated clear glass; 6mm thick

AS135           area 2.9m2; glazing to PVF2 coated
                aluminium windows; as Appendix AA
                Particular Specification, section L40
                and Drawing nr LCC300/31/A23/001, 002      m2          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                       LSL5.3/19              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Contractor's Other Charges

                The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

                The unit of measurement for any
                Contractor's Other Charges shall be
                "sum", with Quantity and Rate columns
                entered with "N/A".

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1 : 28 June 2002
Addendum No. 1                       LSL5.3/20              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                             L5 : Link Bridge (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Method-Related Charges

                The Contractor shall enter hereunder in
                detail any method related charges items
                in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.3          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                       LSL5.3/21              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.3                                                 L5.3 : ABWF

          ITEM DESCRIPTION                          AMOUNT HK$
--------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL5.3
: ABWF

Page No. LSL5.3/1                                       ***

Page No. LSL5.3/2                                       ***

Page No. LSL5.3/3                                       ***

Page No. LSL5.3/4                                       ***

Page No. LSL5.3/5                                       ***

Page No. LSL5.3/6                                       ***

Page No. LSL5.3/7                                       ***

Page No. LSL5.3/8                                       ***

Page No. LSL5.3/9                                       ***

Page No. LSL5.3/10                                      ***

Page No. LSL5.3/11                                      ***

Page No. LSL5.3/12                                      ***

Page No. LSL5.3/13                                      ***

Page No. LSL5.3/14                                      ***

Page No. LSL5.3/15                                      ***

Page No. LSL5.3/16                                      ***

Page No. LSL5.3/17                                      ***

Page No. LSL5.3/18                                      ***

Page No. LSL5.3/19                                      ***

Page No. LSL5.3/20                                      ***

Page No. LSL5.3/21                                      ***

--------------------------------------------------------------
                     Total of Lump Sum Item LSL5.3     ***
                                                    ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.1 : 28 June 2002
Addendum No. 1                   LSL5.3/COL/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.4                                            L5.4 : E&M Works

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                E&M WORKS

                CHILLED WATER

                Instrumentation

                Pressure gauges; 150mm diameter dial;
                including cocks and pipework; complete
                with wooden boards

BB0101.1        mounting on or jointing to pipes           nr          ***         ***          ***

                Temperature gauges; 150mm diameter dial

BB0101.2        mounting on or jointing to pipes           nr          ***         ***          ***

                Black steel pipes and fittings; B.S.
                1387; heavy grade

                Fixing to or suspending from soffits;
                butt welded joints

BB0102.1        100mm diameter                             m           ***         ***          ***

                Extra over 100mm diameter pipe for

BB0102.2        bends                                      nr          ***         ***          ***

BB0102.3        tees                                       nr          ***         ***          ***

                In-line equipment

                Gate valves; cast iron; B.S. 5150

BB0102.4        100mm diameter                             nr          ***         ***          ***

                Double regulating valves; cast iron;
                B.S. 5152 and B.S. 7350

BB0102.5        100mm diameter                             nr          ***         ***          ***

                Motorized three-way control valves;
                electric; including actuators

BB0102.6        100mm diameter                             nr          ***         ***          ***

                Strainers; cast iron; "Y" type; with
                drain valves and plugs

BB0102.7        100mm diameter                             nr          ***         ***          ***

                Flexible connectors

BB0102.8        mounting on or jointing to pipes; 100mm
                diameter                                   nr          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.4          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.4/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.4                                            L5.4 : E&M Works

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                E&M WORKS

                CHILLED WATER

                Thermal insulation; Phenolic foam
                thermal insulation

                50mm thick insulation

BB0104.1        fixing to pipes; 100mm diameter            m           ***         ***          ***

BB0104.2        Extra over insulation to pipework;
                100mm diameter; for bends                  nr          ***         ***          ***

BB0104.3        Extra over insulation to pipework;
                100mm diameter; for tees                   nr          ***         ***          ***

                50mm thick insulation; including
                aluminium split boxes

BB0104.4        fixing to gate valves; 100mm
                diameter                                   nr          ***         ***          ***

BB0104.5        fixing to double regulating
                valves; 100mm diameter                     nr          ***         ***          ***

BB0104.6        fixing to motorized three-way
                control valves; 100mm diameter             nr          ***         ***          ***

BB0104.7        fixing to strainers; "Y" type;
                100mm diameter                             nr          ***         ***          ***

BB0104.8        fixing to flexible connectors;
                100mm diameter                             nr          ***         ***          ***

                65mm thick insulation

BB0104.9        fixing to pipes; 100mm diameter            m           ***         ***          ***

BB0104.10       Extra over insulation to pipework;
                100mm diameter; for bends                  nr          ***         ***          ***

BB0104.11       fixing to gate valves; 100mm
                diameter                                   nr          ***         ***          ***

BB0104.12       fixing to double regulating
                valves; 100mm diameter                     nr          ***         ***          ***

BB0104.13       fixing to motorized three-way
                control valves; 100mm diameter             nr          ***         ***          ***

BB0104.14       fixing to strainers; "Y" type;
                100mm diameter                             nr          ***         ***          ***

BB0104.15       fixing to flexible connectors;
                100mm diameter                             nr          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.4          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.4/2               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.4                                            L5.4 : E&M Works

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                E&M WORKS

                CONDENSTATE DRAINS

                Galvanised steel pipes and Fittings;
                B.S. 1387; medium grade

                Fixing to or suspending from soffits;
                screwed socket joints

BB0202.1        50mm diameter                              m           ***         ***          ***

                Thermal insulation; phenolic foam
                thermal insulation

                25mm thick insulation

BB0204.1        fixing to pipes; 50mm diameter             m           ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.4          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.4/3               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.4                                            L5.4 : E&M Works

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                E&M WORKS

                AIR CONDITIONING SYSTEMS

                Equipment and ancillaries

                Air handling units; horizontal draw
                through type; with fans, coils, filters, insulation, drain pans, all necessary accessories and connections

BB0701.1        air flow rate 2.63m3/s; total
                cooling capacity 28.6KW;
                ref:AHU-043 to AHU-054                     nr          ***         ***          ***

BB0701.2        air flow rate 2.63m3/s; total
                cooling capacity 29.9KW;
                ref:AHU-055 to 066                         nr          ***         ***          ***

BB0701.3        air flow rate 5.56/1.51m3/s; total
                cooling capacity 234.2KW;
                ref:AHU-041 to 042                         nr          ***         ***          ***

                Galvanized steel sheet rectangular
                ducts and fittings; DW/144; low/medium
                pressure; complete with insulation

                Fixing to wall, columns and the like

BB0703.1        0.8mm thick                                m2          ***         ***          ***

                Fixing to or suspending from soffits

BB0703.2        0.6mm thick                                m2          ***         ***          ***

BB0703.3        0.8mm thick                                m2          ***         ***          ***

BB0703.4        1.0mm thick                                m2          ***         ***          ***

                Flexible ducts; DW144 Part 7; complete
                with 25mm thick 24kg/m3 density fibre
                glass blanket; backed with aluminium
                foil vapour barrier

                Fixing to or suspending from soffits

BB0703.5        200mm diameter; length 2.00 to
                2.50m                                      nr          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.4          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.4/4               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.4                                            L5.4 : E&M Works

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                E&M WORKS

                AIR CONDITIONING SYSTEMS

                Ductwork ancillaries

                Volume control dampers; opposed blades

BB0703.6        900 x 600mm                                nr          ***         ***          ***

                Fire dampers; complete with fusible
                links

BB0703.7        400 x 300mm                                nr          ***         ***          ***

BB0703.8        500 x 400mm                                nr          ***         ***          ***

BB0703.9        750 x 400mm                                nr          ***         ***          ***

BB0703.10       900 x 600mm                                nr          ***         ***          ***

BB0703.11       1000 x 400mm                               nr          ***         ***          ***

BB0703.12       1200 x 400mm                               nr          ***         ***          ***

                Return air grilles; extruded aluminium;
                anodized finish;

BB0703.13       4100 x 1000mm                              nr          ***         ***          ***

BB0703.14       5100 x 1000mm                              nr          ***         ***          ***

                Linear diffusers; extruded aluminium;
                anodized finish; complete with air boot

BB0703.15       400mm wide                                 m           ***         ***          ***

                Dummy linear diffusers; extruded
                aluminium; anodized finish; blanked off

BB0703.16       400mm wide                                 m           ***         ***          ***

                Thermal insulation; phenolic foam
                thermal insulation

                25mm thick duct insulation

BB0704.1        fixing externally to rectangular ducts     m2          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.4          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.4/5               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.4                                            L5.4 : E&M Works

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                E&M WORKS

                SPECIAL EXHAUST SYSTEMS; SMOKE
                EXTRACTION SYSTEM

                Equipment and ancillaries

                Ventilation fans; complete with all
                necessary accessories and connections

BB0801.1        vaneaxial type; air flow rate 6.0 m3/s;
                350 Pa; fire rated at 250 deg. for 1 hr;
                ref SEF-012 to 035                         nr          ***         ***          ***

                Mechanical smoke curtain; including all
                necessary electrical actuators

BB0801.2        generally                                  m           ***         ***          ***

                Galvanised steel sheet rectangular ducts and fittings; DW/144; low/medium pressure

                Fixing to or suspending from soffits

BB0803.1        0.8mm thick                                m2          ***         ***          ***

BB0803.2        1.0mm thick                                m2          ***         ***          ***

                Ductwork ancillaries

                Wire mesh grilles

BB0803.3        1050 x 1050mm                              nr          ***         ***          ***

BB0803.4        1500 x 900mm                               nr          ***         ***          ***

                Non-return dampers

BB0803.5        1050 x 1050mm                              nr          ***         ***          ***

                PAINTING

                Preparing; priming; undercoat; finish
                coats on galvanized metal work; to
                rectangular ductworks

BB0805.1        externally                                 m2          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.4          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.4/6               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.4                                            L5.4 : E&M Works

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                E&M WORKS

                CONTROL SYSTEMS; ELECTRICAL AND CONTROL
                FOR ECS

                Equipment and ancillaries

                Motor control centres (MCCs); including
                all necessary switchgears, starters and
                accessories; as shown on Drawing No.
                LCC300/31/M13/001 to 021

BB1201.1        MCC; ref:MCC-018A                          nr          ***         ***          ***

BB1201.2        MCC; ref:MCC-018B                          nr          ***         ***          ***

BB1201.3        MCC; ref:MCC-019A                          nr          ***         ***          ***

BB1201.4        MCC; ref:MCC-019B                          nr          ***         ***          ***

                Variable frequency drives

BB1201.5        7.5 KW                                     nr          ***         ***          ***

                Instrumentation

                CO2 sensors

BB1201.6        mounting to walls or columns               nr          ***         ***          ***

                Temperature sensors

BB1201.7        mounting to walls or columns               nr          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.4          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.4/7               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.4                                            L5.4 : E&M Works

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                E&M WORKS

                CONTROL SYSTEMS; ELECTRICAL AND
                CONTROL FOR ECS

                Final circuits; power cables

                From motor control centres to smoke
                extraction fans; including copper cables and conduits, trunkings, trays, etc

BB1208.1        generally                                  nr          ***         ***          ***

                From local control centres to air
                handling units; including copper cables
                and conduits, trunkings, trays, etc

BB1208.2        generally                                  nr          ***         ***          ***

                From local control centres to CO2
                sensors; including copper cables and
                conduits, etc.

BB1208.3        generally                                  nr          ***         ***          ***

                From local control centres to
                temperature sensors; including copper
                cables and conduits, etc.

BB1208.4        generally                                  nr          ***         ***          ***

                From motor control centres to and
                included emergency stop push button

BB1208.5        generally                                  nr          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.4          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.4/8               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.4                                            L5.4 : E&M Works

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                E&M WORKS

                LIGHTING AND POWER

                Final circuits in LSHF copper cables and conduits

                Single core; 2.5mm2

BA0507.1        lighting points                            nr          ***         ***          ***

BA0507.2        20A; DP switch points                      nr          ***         ***          ***

                Single core; 2.5mm2; ring

BA0507.3        socket outlet points; 13A; single          nr          ***         ***          ***

                Final circuits in FR/LSOH copper
                cables and conduits

                Single core; 2.5mm2

BA0507.4        lighting points                            nr          ***         ***          ***

                Lighting fittings; complete with
                associated lamps or tubes

                Batten type fluorescent luminaires;
                ceiling mounted

BA0508.1        1 x 18W; complete with
                diffusers; ref:F20B                        nr          ***         ***          ***

BA0508.2        1 x 36W; complete with
                diffusers; ref:F19                         nr          ***         ***          ***

BA0508.3        1 x 36W; complete with diffusers and 2
                hours emergency battery conversion
                kits; ref:F19A                             nr          ***         ***          ***

                Compact fluorescent downlights; recessed mounted on false ceiling

BA0508.4        2 x 42W; dia. 245mm; ref:F12               nr          ***         ***          ***

                Accessories

                Socket outlets; B.S. 1363; metal clad
                type; flush mounted to walls, columns
                and the like

BA0508.5        13A; 3 pins; single                        nr          ***         ***          ***

BA0508.6        Double pole switches

BA0508.7        20A; DP                                    nr          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.4          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2 : 28 October 2002              LSL5.4/9               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.4                                            L5.4 : E&M Works

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                E&M WORKS

                FIRE HYDRANT AND HOSEREEL SYSTEM

                Galvanized steel pipes and fittings;
                B.S. 1387; medium grade

                Fixing to walls, columns and the like;
                screwed joints

BB1602.1        50mm diameter                              m           ***         ***          ***

                Fixing to or suspending from soffits;
                screwed joints

BB1602.2        50mm diameter                              m           ***         ***          ***

                In-line equipment

                Hose reels; with pressed mild steel
                drums; 30meters reinforced rubber hoses;
                with nozzles; hose guides; nozzle
                cabinets; instruction plates; strikers;
                and all necessary accessories

BB1602.3        generally                                  nr          ***         ***          ***

                PAINTING

                Preparing; priming; one undercoat; two
                finish coats of long linseed oil
                modified alkyd paint with glossy finish
                and fungus resistant characteristics on
                galvanized metal works; to pipe and
                tubing

BB1605.1        small pipes                                m           ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.4          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.4/10              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.4                                            L5.4 : E&M Works

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                E&M WORKS

                AUTOMATIC FIRE ALARM AND DETECTION
                SYSTEM

                Fire resistance type cables; with low
                smoke halogen free type bedding; from
                sub-fire indicator panel; as shown on
                Drawing No. LCC300/31/E10/001 & 002

BD0903.1        to smoke detector points; including
                photoelectric smoke detectors; complete
                with remote indicators                     nr          ***         ***          ***

BD0903.2        to break glass unit points via monitor
                modules; including break glass units and
                monitor modules                            nr          ***         ***          ***

BD0903.3        to alarm bell points via power control
                devices; including alarm bells and power
                control devices                            nr          ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.4          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.4/11              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.4                                            L5.4 : E&M Works

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                E&M WORKS

                SYPHONIC RAINWATER DRAINAGE SYSTEM

                High density polyethylene (HDPE) pipes
                and fittings; 150 R161/1

                Fixing to walls, columns and the like;
                electro-welded joints

BC0101.2        75mm diameter                              m           ***         ***          ***

BC0101.4        110mm diameter                             m           ***         ***          ***

                Fixing to or suspending from soffits;
                electro-welded joints

BC0101.1        75mm diameter                              m           ***         ***          ***

BC0101.2        110mm diameter                             m           ***         ***          ***

                Extra over 75mm diameter pipe for

BC0101.3        bends                                      nr          ***         ***          ***

                Extra over 110mm diameter pipe for

BC0101.4        bends                                      nr          ***         ***          ***

BC0101.5        reducing tees                              nr          ***         ***          ***

                In-line equipment

                Rainwater outlets; siphonic type

BC0101.6        75mm diameter                              nr          ***         ***          ***

                PAINTING

                Preparing; priming; one undercoat; two
                finish coats of long linseed oil
                modified alkyd paint with glossy finish
                and fungus resistant characteristics on
                HDPE works; to pipes and tubing

BC0101.7        large pipes                                m           ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.4          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.4/12              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.4                                            L5.4 : E&M Works

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                E&M WORKS

                SOIL, WASTE AND VENT PIPE SYSTEMS

                uPVC pipes and fittings; B.S. 4514
                & B.S.5255

                Fixing to walls, columns and the like;
                solvent joints

BC0303.1        100mm diameter                             m           ***         ***          ***

                Fixing to or suspending from soffits;
                solvent joints

BC0303.2        100mm diameter                             m           ***         ***          ***

                Extra over 100mm diameter pipe for

BC0303.3        bends                                      nr          ***         ***          ***

                In-line equipment

                Floor drains; with chrome plated
                gratings

BC0303.4        jointed to pipes; 100mm diameter           nr          ***         ***          ***

                Preparing; priming; one undercoat; two
                finish coats of long linseed oil
                modified alkyd paint with glossy finish
                and fungus resistant characteristics on
                uPVC works; to pipe and tubing

BC0303.5        large pipes                                m           ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.4          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.4/13              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.4                                            L5.4 : E&M Works

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Contractor's Other Charges

                The Contractor has entered hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

                The unit of measurement for any
                Contractor's Other Charges shall be
                "sum", with Quantity and Rate columns
                entered with "N/A".

                AS APPENDIX M                              sum         ***         ***          ***

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.4          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL5.4/14               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.4                                            L5.4 : E&M Works

ITEM CODE                 ITEM DESCRIPTION                  UNIT    QUANTITY     RATE HK$    AMOUNT HK$
-------------------------------------------------------------------------------------------------------
                GENERAL ITEMS

                Method-Related Charges

                The Contractor shall enter hereunder in
                detail any method related charges items
                in accordance with CESMM3 Section 7

-------------------------------------------------------------------------------------------------------
                                                 To Collection of Lump Sum Item LSL5.4          ***
                                                                                             ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL5.4/15              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                   L5 : Link Bridge Structure (EPIW)(Option 1)
Lump Sum Item LSL5.4                                            L5.4 : E&M Works

         ITEM DESCRIPTION                                          AMOUNT HK$
-----------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL5.4
: E&M Works

Page No. LSL5.4/1                                                     ***

Page No. LSL5.4/2                                                     ***

Page No. LSL5.4/3                                                     ***

Page No. LSL5.4/4                                                     ***

Page No. LSL5.4/5                                                     ***

Page No. LSL5.4/6                                                     ***

Page No. LSL5.4/7                                                     ***

Page No. LSL5.4/8                                                     ***

Page No. LSL5.4/9                                                     ***

Page No. LSL5.4/10                                                    ***

Page No. LSL5.4/11                                                    ***

Page No. LSL5.4/12                                                    ***

Page No. LSL5.4/13                                                    ***

Page No. LSL5.4/14                                                    ***

Page No. LSL5.4/15                                                    ***

-----------------------------------------------------------------------------
                                 Total of Lump Sum Item LSL5.4        ***
                                                                   ----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSL5.4/COL/1             Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.1                  L6.1 : Counters for Immigration and Custom
                                                     and Excise (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             CARPENTRY & JOINERY

             Fittings

AC720.1      Card filling counter around
             column; type T3H; consisting
             stainless steel (hairline) trim
             card tray, corian backsplash and
             counter top; approximate size
             4250(girth length) x 450 x 455mm
             high; as Drawing nr
             LCC300/31/A20/014                     nr           ***          ***            ***

AC720.2      Card filling counter around
             half column; type T3I; consisting
             stainless steel (hairline) trim
             card tray, corian backsplash and
             counter top; approximate size
             2125 (girth length) x 450 x 455mm
             high; as Drawing nr
             LCC300/31/A20/014                     nr           ***          ***            ***

AC720.3      Card filling counter; free
             standing; type T3G                    nr           ***          ***            ***

             Supervisor desk counter; plastic
             laminated plywood; with stainless
             steel hairline finish; corian
             bench top; drawers; including
             E&M fixtures and fittings;
             as Drawing nr LCC300/31/A60/721

AC720.4      type T3K1; overall size 600 x
             475 x 1050mm high                     nr           ***          ***            ***

AC720.5      type T3K2; overall size 1200 x
             475 x 1050mm high                     nr           ***          ***            ***

             Immigration guard counter; type
             T3K3; plywood with plastic
             laminate, corian and stainless
             steel hairline finish; with
             drawers; including E&M fixture
             and fittings; as Drawing nr
             LCC300/31/A60/722 and 724

AC720.6      L shape 1500 x 450mm wide with
             150 x 475mm wide x 750mm high         nr           ***          ***            ***

             Immigration guard counter; type
             T3K4; plywood with corian and
             stainless steel hairline finish;
             including E&M fixture and
             fittings; as Drawing nr
             LCC300/31/A60/723 and 724

AC720.7      size 800 x 475 x 750mm high           nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.1            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.1/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.1                  L6.1 : Counters for Immigration and Custom
                                                     and Excise (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             CARPENTRY & JOINERY

             Fittings

AC720.8      HKPF counter; type T3F; curved
             profile; plastic laminated
             plywood; with hardwood lipped
             shelves and drawers; keyboard
             drawers; corian/vocka stone top
             with openings for computers;
             tempered frosted glass divider;
             stainless steel bars to the edge;
             approximate size 7400(girth) x
             800 x 760mm high; all as Drawing
             nr LCC300/31/A60/725 - 729            nr           ***          ***            ***

AC790        Card filling desk; type T3J           nr           ***          ***            ***

             SPECIALIST ARCHITECTURAL METALWORK

             Metal work and associated glazing,
             ironmongery and accessories to
             counters (computers and other
             specialised equipments by others)

AH300.1      Foot rest protection bar;
             circular; 50mm stainless steel
             CHS; floor mounted; including
             accessories and cement sand
             grouting at 1200mm centre to
             centre; as Drawing nr LCC300/31/
             A20/014                               m            ***          ***            ***

AH300.2      Custom counter baggage inspection
             bench; stainless steel; hairline
             finish; overall size 4000 x 870 x
             750mm high; including but not
             limited to framing; cover panel;
             protective edge and bar; pivoting
             stool; blocking belt; as Drawing
             nr LCC300/31/A60/031, 032             nr           ***          ***            ***

AH300.3      Custom counter; stainless steel;
             hairline finish, overall size 800
             x 450 x 750mm high; including
             but not limited to framing and
             extendable bench; corian finish
             top and front panel; as Drawing nr
             LCC300/31/A60/033                     nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.1            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.1/2               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.1                  L6.1 : Counters for Immigration and Custom
                                                     and Excise (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             SPECIALIST ARCHITECTURAL, METALWORK

             Metal work and associated glazing,
             ironmongery and accessories to
             counters (computers and other
             specialised equipments by others)
             (Cont'd)

AH300.4      Immigration counter; type 1;
             stainless steel; hairline finish
             overall size 2000 x 1800 x
             1400mm high; including but not
             limit to stainless steel and
             corian front panel; corian
             counter; 10mm thick sand blasted
             and clear tempered glass panel;
             formica worktop; footrest; raised
             floor; door and ironmongery;
             including E&M fixture and fittings;
             as Drawing nr LCC300/31/A60/011 -
             012, 016, 019 - 021                   nr           ***          ***            ***

AH300.5      Immigration counter; type 2;
             stainless steel; hairline finish
             overall size 2700 x 1200 x
             1400mm high; including but not
             limit to stainless steel and
             corian front panel; corian
             counter; 10mm thick sand blasted
             and clear tempered glass panel;
             formica worktop; footrest; raised
             floor; door and ironmongery;
             including E&M fixture and fittings;
             as Drawing nr LCC300/31/A60/013 -
             016, 019, 021                         nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.1            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.1/3               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.1                  L6.1 : Counters for Immigration and Custom
                                                     and Excise (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Contractor's Other Charges

             The Contractor shall enter
             hereunder any specific item of
             work or obligation or thing which
             is necessary for the execution of
             the Works, as required by the
             Contract, which has been omitted
             from or has not been separately
             itemised in this Lump Sum
             Breakdown and for which a
             separate charge is required.

             The unit of measurement for any
             Contractor's Other Charges shall
             be "sum", with Quantity and
             Rate columns entered with "N/A".

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.1            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.1/4               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.1                  L6.1 : Counters for Immigration and Custom
                                                     and Excise (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             GENERAL ITEMS

             Method-Related Charges

             The Contractor shall enter
             hereunder in detail any method
             related charges items in
             accordance with CESMM3 Section 7

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.1            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.1/5               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.1                  L6.1 : Counters for Immigration and Custom
                                                     and Excise (EPIW)(Option 1)

         ITEM DESCRIPTION                                         AMOUNT HK$
-----------------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL6.1
: Counters for Immigration and Custom
and Excise (EPIW) (Option 1)

Page No. LSL6.1/1                                                     ***

Page No. LSL6.1/2                                                     ***

Page No. LSL6.1/3                                                     ***

Page No. LSL6.1/4                                                     ***

Page No. LSL6.1/5                                                     ***

-----------------------------------------------------------------------------
                                 Total of Lump Sum Item LSL6.1        ***
                                                                  -----------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002              LSL6.1/COL/1             Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             IN SITU CONCRETE

             Provision of concrete designed
             mix

F230         Class: 30/20; concrete category B     m3           ***          ***            ***

             Placing of mass concrete

             Plinth; concrete category B

F592         thickness 150-300 mm                  m3           ***          ***            ***

             CONCRETE ANCILLARIES

             Formwork finish; type F4

             Vertical

G342         width 0.1-0.2 m                       m            ***          ***            ***

             PRECAST CONCRETE

             Lintels; concrete class 40/20

H809.1       Cross-sectional area 140 x 160 mm
             depth; nominally 58 nominally kg
             per metre                             m            ***          ***            ***

H809.2       Cross-sectional area 140 x 200 mm
             depth; nominally 73 nominally kg
             per metre                             m            ***          ***            ***

H809.3       Cross-sectional area 140 x 200 mm
             depth; nominally 75 nominally kg
             per metre                             m            ***          ***            ***

H809.4       Cross-sectional area 140 x 520 mm
             depth; nominally 190 nominally kg
             per metre                             m            ***          ***            ***

H809.5       Cross-sectional area 205 x 105 mm
             depth; nominally 56 nominally kg
             per metre                             m            ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/1               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             STRUCTURAL METALWORK

             Fabrication of members for
             frames; weldable structural
             steel to Grade 43A to BS 4360

             Columns; 80 x 80 x 5mm thick
             rectangular hollow sections

M311.1       straight on plan                      t            ***          ***            ***

             Columns; 120 x 80 x 5mm thick
             rectangular hollow sections

M311.2       straight on plan                      t            ***          ***            ***

             Plates or flats; 250 x 100 x 10mm

M391.1       straight on plan                      t            ***          ***            ***

             Brackets; 150 x 90 x 10mm

M391.2       straight on plan                      t            ***          ***            ***

             Cap plates; 80 x 80 x 3mm

M391.3       straight on plan                      t            ***          ***            ***

             Cap plates; 120 x 80 x 3mm

M391.4       straight on plan                      t            ***          ***            ***

             Erection of members for frames;
             weldable structural steel
             Grade 43A to BS 4360

L620         Permanent erection                    t            ***          ***            ***

L690.1       Hilti; anchor bolts; H.S.L. M12
             or products having equivalent
             functions or performance              nr           ***          ***            ***

L690.2       Hilti; anchor bolts; H.S.L. M16
             or products having equivalent
             functions or performance              nr           ***          ***            ***

             MISCELLANEOUS METALWORK

             Hot dip galvanised mild steel

             Ladders; stringers 40 mm
             diameter; min. 3 mm thick; rungs
             20 mm diameter; including safety
             hoops and return stringers

N130         type 3; as Drawing nr.
             LCC300/31/A24/503-505                 m            ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/2               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             MISCELLANEOUS METALWORK

             Hot dip galvanised mild steel
             (Cont'd)

             Miscellaneous framing; welded and
             bolted connection

N161         angle section; 150 x 90 x 10 mm       m            ***          ***            ***

             Stainless steel

             Miscellaneous framing; welded and
             butt connection

N169         Type TV4; support bracketary to
             projection screen box; as Drawing
             nr LCC300/31/A60/745                  nr           ***          ***            ***

N190         Urinal grating; type U4M1; 1200
             x 300 x 15 mm; with vertical
             support; as Drawing nr
             LCC300/31/A60/403                     nr           ***          ***            ***

             BRICKWORK, BLOCKWORK AND MASONRY

             Dense concrete blockwork;
             compressive strength 7.0 N/mm2;
             stretcher bond; in cement/lime
             mortar; flush pointed; as Appendix
             AA to Particular Specification,
             section F10

             Thickness: 100mm

U511.1       vertical straight walls               m2           ***          ***            ***

             Thickness: 140mm

U511.2       vertical straight walls               m2           ***          ***            ***

U519.1       plinths                               m2           ***          ***            ***

             Thickness: 140mm; 2 hour fire
             rating

U511.3       vertical straight walls               m2           ***          ***            ***

             Surface features

U578         fair facing                           m2           ***          ***            ***

             Ancillaries

U581         joint reinforcement; 24 gauge
             galvanised expanded steel mesh;
             300 mm wide                           m            ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/3               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             BRICKWORK, BLOCKWORK AND MASONRY

             Dense concrete blockwork;
             compressive strength 7.0 N/mm2;
             stretcher bond; in cement/lime
             mortar; flush pointed; as Appendix
             AA to Particular Specification,
             section F10 (Cont'd)

             Ancillaries (Cont'd)

U583.1       movement joint; fire rated
             filler; 100mm in depth; as Drawing
             nr LCC300/31/A24/154, 156             m            ***          ***            ***

U583.2       movement joint; fire rated
             filler; 140mm in depth; as Drawing
             nr LCC300/31/A24/154, 156             m            ***          ***            ***

U586         fixings and ties; galvanised mild
             steel dove tail ties                  m2           ***          ***            ***

U589         head restraint; galvanised mild
             steel angle; 70 x 70 x 3mm thick;
             sleeved and dowelled into
             blockwork at 2000mm centres           m            ***          ***            ***

             PAINTING

             Emulsion paint; with one coat
             thinned with water in accordance
             with manufacturer's recommendation
             and two unthinned coats; as
             Appendix AA to Particular
             Specification, section L60

             Plaster and render

V543         surfaces inclined at an angle
             exceeding 60 degrees to the
             horizontal                            m2           ***          ***            ***

             Emulsion paint; anti-fungal; with
             one coat thinned with water in
             accordance with manufacturer's
             recommendation and two unthinned
             coats; as Appendix AA to Particular
             Specification, section L60

             Plaster and render

V544         soffit surfaces and lower surfaces
             inclined at an angle not exceeding
             60 degrees to the horizontal          m2           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/4               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             PAINTING

             Epoxy paint; acid resisting; with
             one undercoat and one finishing
             coat; as Appendix AA to Particular
             Specification, section L60

             Concrete

V733         surfaces inclined at an angle
             exceeding 60 degrees to the
             horizontal                            m2           ***          ***            ***

             Brickwork and blockwork

V763         surfaces inclined at an angle
             exceeding 60 degrees to the
             horizontal                            m2           ***          ***            ***

             Synthetic paint; with one coat
             recommended primer, two undercoats
             and one finishing coat; as
             Appendix AA to Particular
             Specification, section L60

             Metal other than metal sections
             and pipework

V915         isolated surfaces of width or
             girth not exceeding 500mm             m2           ***          ***            ***

             Anti-dust sealer; with one polymer
             single component weather resistant
             top coat and one base coat; as
             Architectural Specification
             section 64.4

             Concrete

V934         soffit surfaces and lower
             surfaces inclined at an angle
             not exceeding 60 degrees to the
             horizontal                            m2           ***          ***            ***

             Cement and sand screed

V991.1       upper surfaces inclined at an
             angle not exceeding 30 degrees
             to the horizontal                     m2           ***          ***            ***

             Granolithic screed

V991.2       upper surfaces inclined at an
             angle not exceeding 30 degrees
             to the horizontal                     m2           ***          ***            ***

             Granolithic skirting 150 mm high

V993         surfaces inclined at an angle
             exceeding 60 degrees to the
             horizontal                            m2           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/5               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             WATERPROOFING

             Tanking

             Waterproofing membrane; one coat
             and minimum 1.5mm thick; as
             Appendix AA to Particular
             Specification, section J30

W231         upper surfaces inclined at an
             angle not exceeding 30 degrees
             to the horizontal                     m2           ***          ***            ***

W233         surfaces inclined at an angle
             exceeding 60 degrees to the
             horizontal                            m2           ***          ***            ***

             PARTITIONS

             Proprietary partitions

AB110.1      Partition; 1200mm x 2300mm
             high partition in hardwood
             frame; including track and guide
             rail and all other necessary
             accessories; type Q4A; as Drawing
             nr LCC300/31/A60/743                  m            ***          ***            ***

AB110.2      Partition; 900 x 1800mm
             high partition in hardwood
             frame; including 2 screen foot per
             module; type Q4C; as Drawing nr
             LCC300/31/A60/744                     m            ***          ***            ***

AB130        Door; 20mm thick; laminated; with
             plastic colour coated veneer on
             both sides; including framing;
             stainless steel coat hook and
             lock; size 710 x 1700mm high; as
             Drawing nr LCC300/31/A60/401          nr           ***          ***            ***

             Proprietary toilet cubicles;
             galvanised mild steel finished;
             floor mounted; as Appendix
             AA to Particular Specification,
             section K32

AB300.1      1000 x 2000mm high overall;
             with 1 compartment                    nr           ***          ***            ***

AB300.2      1800 x 2000mm high overall;
             with 1 compartment                    nr           ***          ***            ***

AB300.3      3100 x 2000mm high overall;
             with 1 compartment                    nr           ***          ***            ***

AB300.4      1150 x 1200 x 2000mm high overall;
             with 1 compartment                    nr           ***          ***            ***

AB300.5      1680 x 1430 x 2000mm high overall;
             with 2 compartments                   nr           ***          ***            ***

AB300.6      1740 x 1350 x 2000mm high overall;
             with 2 compartments                   nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/6               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             PARTITIONS

             Proprietary toilet cubicles;
             galvanised mild steel finished;
             floor mounted; as Appendix
             AA to Particular Specification,
             section K32 (Cont'd)

AB300.7      1860 x 1480 x 2000mm high overall;
             with 2 compartments                   nr           ***          ***            ***

AB300.8      1930 x 1800 x 2000mm high overall;
             with 2 compartments                   nr           ***          ***            ***

AB300.9      2045 x 1490 x 2000mm high overall;
             with 2 compartments                   nr           ***          ***            ***

AB300.10     2150 x 1300 x 2000mm high overall;
             with 2 compartments                   nr           ***          ***            ***

AB300.11     2160 x 1700 x 2000mm high overall;
             with 3 compartments                   nr           ***          ***            ***

AB300.12     2190 x 1600 x 2000mm high overall;
             with 2 compartments                   nr           ***          ***            ***

AB300.13     2330 x 1300 x 2000mm high overall;
             with 1 compartment                    nr           ***          ***            ***

AB300.14     2490 x 1200 x 2000mm high overall;
             with 2 compartments                   nr           ***          ***            ***

AB300.15     2700 x 1500 x 2000mm high overall;
             with 3 compartments                   nr           ***          ***            ***

AB300.16     2750 x 1900 x 2000mm high overall;
             with 3 compartments                   nr           ***          ***            ***

AB300.17     2790 x 1500 x 2000mm high overall;
             with 3 compartments                   nr           ***          ***            ***

AB300.18     2800 x 1530 x 2000mm high overall;
             with 3 compartments                   nr           ***          ***            ***

AB300.19     2860 x 1600 x 2000mm high overall;
             with 3 compartments                   nr           ***          ***            ***

AB300.20     2870 x 1800 x 2000mm high overall;
             with 3 compartments                   nr           ***          ***            ***

AB300.21     3000 x 1600 x 2000mm high overall;
             with 3 compartments                   nr           ***          ***            ***

AB300.22     3460 x 1300 x 2000mm high overall;
             with 3 compartments                   nr           ***          ***            ***

AB300.23     3600 x 1700 x 2000mm high overall;
             with 4 compartments                   nr           ***          ***            ***

AB300.24     3650 x 1600 x 2000mm high overall;
             with 4 compartments                   nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/7               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             PARTITIONS

             Proprietary toilet cubicles;
             galvanised mild steel finished;
             floor mounted; as Appendix
             AA to Particular Specification,
             section K32 (Cont'd)

AB300.25     4140 x 1600 x 2000mm high overall;
             with 4 compartments                   nr           ***          ***            ***

AB300.26     5160 x 1600 x 2000mm high overall;
             with 4 compartments                   nr           ***          ***            ***

             CARPENTRY & JOINERY

             Non-fire rated doors and frames;
             as Appendix AA to Particular
             Specification, section L20

             Solid core flush; galvanised
             steel door frame width 210mm
             (max.); head and jamb type A;
             facing both sides with 5mm plywood
             with plastic laminate sheet

AC110.1      750 x 2150 x 44mm thick (Door
             type 01A)                             nr           ***          ***            ***

AC110.2      1050 x 2150 x 44mm thick (Door
             type 01A)                             nr           ***          ***            ***

AC110.3      1050 x 2150 x 44mm thick (Door
             type 01C)                             nr           ***          ***            ***

AC110.4      1400 x 2150 x 44mm thick (Door
             type 06C)                             nr           ***          ***            ***

AC110.5      1050 x 2150 x 44mm thick; with
             200 x 800mm vision panels (Door
             type 02)                              nr           ***          ***            ***

             Solid core flush; galvanised steel
             door frame width 210mm (max.);
             head and jamb type H; facing both
             sides with 5mm plywood with
             plastic laminate sheet

AC110.6      750 x 2000 x 44mm thick (Door
             type 01)                              nr           ***          ***            ***

AC110.7      1050 x 2150 x 44mm thick (Door
             type 01)                              nr           ***          ***            ***

AC110.8      800 x 2150 x 44mm thick (Door
             type 01A)                             nr           ***          ***            ***

AC110.9      900 x 2150 x 44mm thick (Door
             type 01A)                             nr           ***          ***            ***

AC110.10     950 x 2150 x 44mm thick (Door
             type 01A)                             nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/8               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             CARPENTRY & JOINERY

             Non-fire rated doors and frames;
             as Appendix AA to Particular
             Specification, section L20 (Cont'd)

             Solid core flush; galvanised steel
             door frame width 210mm (max.);
             head and jamb type H; facing both
             sides with 5mm plywood with
             plastic laminate sheet (Cont'd)

AC110.11     1050 x 2150 x 44mm thick; (Door
             type 01A)                             nr           ***          ***            ***

AC110.12     1650 x 2150 x 44mm thick (Door
             type 01A)                             nr           ***          ***            ***

AC110.13     900 x 2150 x 44mm thick; (Door
             type 01C)                             nr           ***          ***            ***

AC110.14     1050 x 2150 x 44mm thick (Door
             type 01C)                             nr           ***          ***            ***

AC110.15     1050 x 2150 x 44mm thick; with
             200 x 800mm vision panels (Door
             type 01C)                             nr           ***          ***            ***

AC110.16     1650 x 2150 x 44mm thick (Door
             type 01C)                             nr           ***          ***            ***

AC110.17     1050 x 2150 x 44mm thick (Door
             type 02)                              nr           ***          ***            ***

AC110.18     1050 x 2150 x 44mm thick; with
             200 x 800mm vision panels (Door
             type 02)                              nr           ***          ***            ***

AC110.19     1700 x 2150 x 44mm thick; with
             200 x 800mm vision panels (Door
             type 02)                              nr           ***          ***            ***

AC110.20     1650 x 2150 x 44mm thick;
             (Door type 06C)                       nr           ***          ***            ***

AC110.21     1050 x 2150 x 44mm thick; with
             200 x 800mm vision panels (Door
             type 07)                              nr           ***          ***            ***

AC110.22     1400 x 2150 x 44mm thick (Door
             type 07)                              nr           ***          ***            ***

AC110.23     1700 x 2150 x 44mm thick; with
             200 x 800mm vision panels (Door
             type 07)                              nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/9               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             CARPENTRY & JOINERY

             Half hour fire rated doors and
             frames; as Appendix AA to
             Particular Specification,
             section L20

             Solid core flush; galvanised steel
             door frame width 210mm (max.);
             head and jamb type H; facing both
             side with 5mm plywood with plastic
             laminate sheet

AC110.24     1050 x 2150 x 44mm thick (Door
             type 01)                              nr           ***          ***            ***

             One hour fire rated doors and
             frames; as Appendix AA to
             Particular Specification, section
             L20

             Solid core flush; galvanised steel
             door frame width 210mm (max.);
             head and jamb type A; facing both
             side with 5mm plywood with plastic
             laminate sheet

AC110.25     750 x 2000 x 44mm thick (Door
             type 01)                              nr           ***          ***            ***

AC110.26     1050 x 2150 x 44mm thick (Door
             type 01)                              nr           ***          ***            ***

AC110.27     1050 x 2150 x 44mm thick (Door
             type 01A)                             nr           ***          ***            ***

AC110.28     1050 x 2150 x 44mm thick (Door
             type 01C)                             nr           ***          ***            ***

AC110.29     1050 x 2150 x 44mm thick; with
             200 x 800mm vision panel (Door
             type 02)                              nr           ***          ***            ***

AC110.30     1400 x 2150 x 44mm thick (Door
             type 06A)                             nr           ***          ***            ***

AC110.31     1400 x 2150 x 44mm thick (Door
             type 06C)                             nr           ***          ***            ***

AC110.32     1650 x 2150 x 44mm thick (Door
             type 06C)                             nr           ***          ***            ***

             Solid core flush; galvanised steel
             door frame width 210mm (max.);
             head and jamb type H; facing both
             side with 5mm plywood with plastic
             laminate sheet

AC110.33     700 x 2000 x 44mm thick (Door
             type 01)                              nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/10              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             CARPENTRY & JOINERY

             One hour fire rated doors and
             frames; as Appendix AA to
             Particular Specification, section
             L20 (Cont'd )

             Solid core flush; galvanised steel
             door frame width 210mm (max.);
             head and jamb type H; facing both
             side with 5mm plywood with plastic
             laminate sheet (Cont'd)

AC110.34     750 x 2000 x 44mm thick (Door
             type 01)                              nr           ***          ***            ***

AC110.35     1050 x 2150 x 44mm thick (Door
             type 01)                              nr           ***          ***            ***

AC110.36     1050 x 2150 x 44mm thick (Door
             type 01A)                             nr           ***          ***            ***

AC110.37     1050 x 2150 x 44mm thick (Door
             type 01C)                             nr           ***          ***            ***

AC110.38     1700 x 2150 x 44mm thick; with
             200 x 800mm vision panel (Door
             type 02)                              nr           ***          ***            ***

AC110.39     1350 x 2150 x 44mm thick (Door
             type 06)                              nr           ***          ***            ***

AC110.40     1650 x 2150 x 44mm thick (Door
             type 06)                              nr           ***          ***            ***

AC110.41     1350 x 2150 x 44mm thick (Door
             type 06C)                             nr           ***          ***            ***

AC110.42     1650 x 2150 x 44mm thick (Door
             type 06C)                             nr           ***          ***            ***

AC110.43     1400 x 2150 x 44mm thick; with
             200 x 800mm vision panels (Door
             type 07)                              nr           ***          ***            ***

AC110.44     1650 x 2150 x 44mm thick (Door
             type 07)                              nr           ***          ***            ***

AC110.45     1650 x 2150 x 44mm thick; with
             200 x 800mm vision panels (Door
             type 07)                              nr           ***          ***            ***

AC110.46     1700 x 2150 x 44mm thick; with
             200 x 800mm vision panels (Door
             type 07)                              nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/11              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             CARPENTRY & JOINERY

             Skirting; teak

AC500.1      100mm high; screwed and
             pelleted; as Architectural
             Specification section 69.2            m            ***          ***            ***

AC500.2      100mm high; circular; screwed
             and pelleted; as Architectural
             Specification section 69.2            m            ***          ***            ***

             Shelving; plywood

AC630        Width 300-400; with mild steel
             angle bolted to the wall; as
             Drawing nr LCC300/31/A60/321          m            ***          ***            ***

             Fittings

             Cupboards; type S3AC; ceiling
             mounted; plastic laminated;
             including proprietary stainless
             steel white glass rack; as Drawing
             nr LCC300/31/A60/334

AC710.1      overall size 1850 x 430 x 480mm
             high                                  nr           ***          ***            ***

             Cupboards; underbench; plastic
             laminated plywood; hardwood
             backsplash and lipping;
             ironmongery; skirting (worktop
             measured separately); as Drawing
             nr LCC300/31/A60/332, 333, 718,
             719

AC710.2      type S1A; overall size 600 x 600 x
             650mm high                            nr           ***          ***            ***

AC710.3      type S1B; overall size 600 x 600 x
             650mm high                            nr           ***          ***            ***

AC710.4      type S1C; overall size 1200 x 600
             x 650mm high                          nr           ***          ***            ***

AC710.5      type S1D; overall size 600 x 600 x
             650mm high                            nr           ***          ***            ***

AC710.6      type S1E; overall size 100 x 600 x
             650mm high                            nr           ***          ***            ***

AC710.7      type S1E; overall size 300 x 600 x
             650mm high                            nr           ***          ***            ***

AC710.8      type S1E; overall size 400 x 600 x
             650mm high                            nr           ***          ***            ***

AC710.9      type S1E; overall size 500 x 600 x
             650mm high                            nr           ***          ***            ***

AC710.10     type S1E; overall size 600 x 600 x
             650mm high                            nr           ***          ***            ***

AC710.11     type S1F; overall size 600 x 600 x
             800mm high                            nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/12              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             CARPENTRY & JOINERY

             Fittings (Cont'd)

             Cupboards; underbench; plastic
             laminated plywood; hardwood
             backsplash and lipping;
             ironmongery; skirting (worktop
             measured separately); as Drawing
             nr LCC300/31/A60/332, 333, 718,
             719 (Cont'd)

AC710.12     type S1G; overall size 600 x 600 x
             800mm high                            nr           ***          ***            ***

AC710.13     type S1H; overall size 600 x 600 x
             800mm high                            nr           ***          ***            ***

AC710.14     type S1I; overall size 1200 x 600
             x 800mm high                          nr           ***          ***            ***

AC710.15     type S1J; overall size 600 x 600 x
             800mm high                            nr           ***          ***            ***

AC710.16     type S1K; overall size 600 x 600 x
             800mm high                            nr           ***          ***            ***

AC710.17     type S1L; overall size 600 x 600
             x 800mm high                          nr           ***          ***            ***

AC710.18     type S1L; overall size 850 x 600
             x 800mm high                          nr           ***          ***            ***

AC710.19     type S1L; overall size 1200 x 600
             x 800mm high                          nr           ***          ***            ***

AC710.20     type S1M; overall size 1200 x 600
             x 800mm high

             Cupboards; overbench; plastic
             laminated plywood with hardwood
             lipping on edges; including
             stainless steel shelf pegs; as
             Drawing nr LCC300/31/A60/331, 720

AC710.21     type S3A; overall size 2100 x 320
             x 500mm high                          nr           ***          ***            ***

AC710.22     type S3B; overall size 600 x 320 x
             500mm high                            nr           ***          ***            ***

AC710.23     type 3B; overall size 1200 x 320 x
             500mm high                            nr           ***          ***            ***

AC710.24     type S3C; overall size 600 x 320
             500mm high                            nr           ***          ***            ***

AC710.25     type S3C; overall size 1200 x 320
             500mm high                            nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/13              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             CARPENTRY & JOINERY

             Fittings (Cont'd)

             Cupboards; overbench; plastic
             laminated plywood with hardwood
             lipping on edges; including
             stainless steel shelf pegs; as
             Drawing nr LCC300/31/A60/331, 720
             (Cont'd)

AC710.26     type S3E; overall size 300 x 320 x
             500mm high                            nr           ***          ***            ***

AC710.27     type S3E; overall size 400 x 320 x
             500mm high                            nr           ***          ***            ***

AC710.28     type S3E; overall size 600 x 320 x
             500mm high                            nr           ***          ***            ***

AC710.29     type S3R, overall size 600 x 320
             x 500mm high                          nr           ***          ***            ***

AC710.30     type S3S; overall size 600 x 320 x
             500mm high                            nr           ***          ***            ***

             Cupboards; galvanised mild
             steel angle framed hardwood
             edge plywood shelve; as Drawing
             nr LCC300/31/A60/755

AC710.31     type S4K; overall size 3750 x 600
             x 1850mm                              nr           ***          ***            ***

             Cupboards; plastic laminated
             plywood; as Drawing nr
             LCC300/31/A60/756

AC710.32     type S4Q; overall size 1200 x 300
             x 1670mm high                         nr           ***          ***            ***

             Cupboards; plastic laminated
             plywood; as Drawing nr
             LCC300/31/A60/757

AC710.33     type S4R; overall size 600 x 300
             x 1670mm high                         nr           ***          ***            ***

             Cupboards; plastic laminated
             plywood; as Drawing nr
             LCC300/31/A60/717

AC710.34     type S0G; overall size 1020 x 600
             x 1850mm high;                        nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/14              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             CARPENTRY & JOINERY

             Fittings (Cont'd)

             Bar counters; type T3A; plastic
             laminated; with stainless steel
             and corian counter top and
             stainless steel stepping rod; as
             Drawing nr LCC300/31/A60/334

AC720.1      overall size 1850 x 670 x
             1200mm high                           nr           ***          ***            ***

             Counter; type T3B; plastic
             laminated plywood; with stainless
             steel and plastic laminated
             counter top; stainless steel panel
             and skirting; including
             silk-screen departmental
             title plate; as Drawing nr
             LCC300/31/A60/335

AC720.2      overall size 3100 x 4100 long
             x 705 x 1200mm                        nr           ***          ***            ***

AC720.3      L-shape; overall size 4500 x 3710
             long x 705 x 1200mm                   nr           ***          ***            ***

             Leaflet rack/form filing counter;
             type T3C; L-shape plastic
             laminated plywood; counter with
             tempered glass dividers; corian/
             vocka stone top with stainless
             steel hairline recess; 760mm
             above finished floor level;
             as Drawing nr LCC300/31/A60/336

AC720.4      overall size 2100 x 2100 x 650mm      nr           ***          ***            ***

AC720.5      overall size 2300 x 2300 x 650mm      nr           ***          ***            ***

             Counter at armoury; plastic
             laminated plywood; hardwood
             lipping; ironmongery (mild
             steel doors measure separately);
             granolithic finished reinforced
             counter top and plastic laminated
             plywood shelf and lower cabinet;
             as Drawing nr
             LCC300/31/A60/318, 319

AC720.6      type T3D; overall size 3540 x 460
             x 1300mm high                         nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/15              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             CARPENTRY & JOINERY

             Fittings (Cont'd)

             Counter; plastic laminated
             plywood; as Appendix AA to
             Particular Specification, section
             Z10 and Drawing nr
             LCC300/31/A60/381, 382

AC720.7      type T3P; with stainless steel
             counter top; drawers and shelf;
             tempered glass front panel;
             overall size 2200 x 670 x 1200mm
             high                                  nr           ***          ***            ***

AC720.8      type T3P; L-shape; with stainless
             steel counter top; drawers and
             shelf; tempered glass front panel;
             overall size 2200 x 670 x 1200mm
             high                                  nr           ***          ***            ***

             Counter at duty collection office;
             including plywood with
             1200 x 400 x 260mm stainless
             steel covering counter; 1200 x
             700 x 152mm high laminated
             plastic plywood working bench
             with drawers; splashback;
             260 x 70mm plywood counter head;
             (glazing measured separately);
             as Drawing nr
             LCC300/31/A60/324-325

AC720.9      type T3R; approximate size 1200
             x 400 x 1650mm high                   nr           ***          ***            ***

             Worktops; to acrylic based self
             formed solid surfacing vanity
             counter top; with groove line for
             water flow; splash back; opening
             for basin; framing and all
             necessary ironmongery; as Appendix
             AA to Particular Specification,
             section Z10 and Drawing nr
             LCC300/31/A60/402

AC740.1      overall size 740 x 600 x 450mm
             high                                  nr           ***          ***            ***

AC740.2      overall size 900 x 600 x 450mm
             high                                  nr           ***          ***            ***

AC740.3      overall size 1200 x 600 x 450mm
             high                                  nr           ***          ***            ***

AC740.4      overall size 1400 x 600 x 450mm
             high                                  nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/16              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             CARPENTRY & JOINERY

             Fittings (Cont'd)

             Worktops; to acrylic based self
             formed solid surfacing vanity
             counter top; with groove line for
             water flow; splash back; opening
             for basin, tap and dispenser;
             framing and all necessary
             ironmongery; as Drawing nr
             LCC300/31/A60/402 (Cont'd)

AC740.5      overall size 1500 x 600 x 450mm
             high                                  nr           ***          ***            ***

AC740.6      overall size 1600 x 600 x 450mm
             high                                  nr           ***          ***            ***

AC740.7      overall size 1700 x 600 x 450mm
             high                                  nr           ***          ***            ***

AC740.8      overall size 1800 x 600 x 450mm
             high                                  nr           ***          ***            ***

AC740.9      overall size 1970 x 600 x 450mm
             high                                  nr           ***          ***            ***

A740.10      overall size 2000 x 600 x 450mm
             high                                  nr           ***          ***            ***

AC740.11     overall size 2120 x 600 x 450mm
             high                                  nr           ***          ***            ***

AC740.12     overall size 2250 x 600 x 450mm
             high                                  nr           ***          ***            ***

AC740.13     overall size 2260 x 600 x 450mm
             high                                  nr           ***          ***            ***

AC740.14     overall size 2310 x 600 x 450mm
             high                                  nr           ***          ***            ***

AC740.15     overall size 2440 x 600 x 450mm
             high                                  nr           ***          ***            ***

AC740.16     overall size 2500 x 600 x 450mm
             high                                  nr           ***          ***            ***

AC740.17     overall size 2690 x 600 x 450mm
             high                                  nr           ***          ***            ***

AC740.18     overall size 3000 x 600 x 450mm
             high                                  nr           ***          ***            ***

AC740.19     L-shape; overall size 1700 x
             1400mm (extreme) long x 600 x
             450mm high                            nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/17              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             CARPENTRY & JOINERY

             Fittings (Cont'd)

             Worktops; over bench; plywood;
             with hardwood lipping and
             backsplash; as Drawing nr
             LCC300/31/A60/707, 709

AC740.20     type T1A; plastic laminated
             cover; overall size 2000 x 600 x
             160mm high                            nr           ***          ***            ***

AC740.21     type T1A; plastic laminated
             cover; overall size 2500 x 600 x
             160mm high                            nr           ***          ***            ***

AC740.22     type T1A; plastic laminated
             cover; overall size 3700 x 600 x
             160mm high                            nr           ***          ***            ***

AC740.23     type T1A; plastic laminated
             cover; L-shape; overall size 3700
             x 3700 x 2400 x 160mm high            nr           ***          ***            ***

AC740.24     type T1A; plastic laminated
             cover; L-shape; overall size 4000
             x 2500 x 600 x 160mm high             nr           ***          ***            ***

AC740.25     type T1A; plastic laminated
             cover; overall size 4500
             x 2500 x 600 x 160mm high             nr           ***          ***            ***

AC740.26     type T1E; chemical resistant;
             plastic laminate finish; overall
             1200 x 600 x 160mm high               nr           ***          ***            ***

AC740.27     type T1F; plastic laminate cover;
             overall size 1200 x 600 x 160mm
             high                                  nr           ***          ***            ***

AC740.28     type T1F; plastic laminate cover;
             overall size 1500 x 600 x 160mm
             high                                  nr           ***          ***            ***

AC740.29     type T1F; plastic laminate cover;
             overall size 1650 x 600 x 160mm
             high                                  nr           ***          ***            ***

AC740.30     type T1F; plastic laminate cover;
             overall size 4150 x 600 x 160mm
             high                                  nr           ***          ***            ***

AC740.31     type T1J; stainless steel;
             hairline finish cover; overall
             size 600 x 600 x 160mm high           nr           ***          ***            ***

AC740.32     type T1K; stainless steel;
             hairline finish cover; overall
             size 600 x 600 x 160mm high           nr           ***          ***            ***

AC740.33     type T1S; timber veneer cover;
             overall size 600 x 600 x 160mm
             high                                  nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/18              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             CARPENTRY & JOINERY

             Fittings (Cont'd)

             White board; white coated steel on
             plywood backing; 18mm thick; in
             aluminium frame; including pen
             rack; as Drawing nr
             LCC300/31/A60/741

AC750.1      type T4K; size 1200 x 950mm high      nr           ***          ***            ***

AC750.2      type T4L; size 1200 x 950mm high      nr           ***          ***            ***

AC750.3      type T4N; size 1800 x 950mm high      nr           ***          ***            ***

AC750.4      type T4O; size 2100 x 950mm high      nr           ***          ***            ***

AC750.5      type T4P; size 2400 x 950mm high      nr           ***          ***            ***

             Notice board; pinboard
             panel on plywood backing;
             25mm thick; in hardwood frame;
             as Drawing nr LCC300/31/A60/742

AC750.6      type T4A; size 600 x 800mm high       nr           ***          ***            ***

AC750.7      type T4B; size 2400 x 1200mm high     nr           ***          ***            ***

             Lockers; standing on 140mm thick
             masonry slab (measured
             separately); including 375mm
             high shoe rack at lower level;
             325mm wide x 600mm deep x 850mm
             high proprietary locker units with
             GMS adjustable hanger rods, on
             20mm thick cementitous side
             backing and 15mm thick plywood
             backing on 15mm thick cementitous
             backing; 325mm continuous plastic
             laminated overhead panel with 38 x
             38 x 3mm thick GMS welded bracing
             angle and bolted to wall including
             all necessary framing,
             ironmongery and finishes; as
             Drawing nr LCC300/31/A60/420

AC790.1      overall size 1800 x 600 x
             2400mm high                           nr           ***          ***            ***

AC790.2      overall size 2400 x 600 x
             2400mm high                           nr           ***          ***            ***

AC790.3      overall size 2700 x 600 x
             2400mm high                           nr           ***          ***            ***

AC790.4      overall size 6000 x 600 x
             2400mm high                           nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/19              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             CARPENTRY & JOINERY

             Fittings (Cont'd)

             Lockers; standing on 140mm thick
             masonry slab (measured
             separately), including 375mm
             high shoe rack at lower level;
             325mm wide x 600mm deep x 850mm
             high proprietary locker units with
             GMS adjustable hanger rods, on
             20mm thick cementitous side
             backing and 15mm thick plywood
             backing on 15mm thick cementitous
             backing; 325mm continuous plastic
             laminated overhead panel with 38 x
             38 x 3mm thick GMS welded bracing
             angle and bolted to wall including
             all necessary framing,
             ironmongery and finishes; as
             Drawing nr LCC300/31/A60/420
             (Cont'd)

AC790.5      overall size 8100 x 600 x
             2400mm high                           nr           ***          ***            ***

AC790.6      overall size 11100 x 600 x
             2400mm high                           nr           ***          ***            ***

             Gun rack; type T3E; plywood;
             with concrete base; as Drawing nr
             LCC300/31/A60/322

AC790.7      overall size 2425 x 325 x
             2345mm high                           nr           ***          ***            ***

AC790.8      overall size 5100 x 325 x
             2345mm high                           nr           ***          ***            ***

             Webley pistol rack; hardwood;
             type X7B; removable; as Drawing nr
             LCC300/31/A60/321

AC790.9      overall size 450 x 125 x 100mm
             high                                  nr           ***          ***            ***

             Revolver rack; hardwood; type X7C;
             removable; as Drawing nr
             CC300/31/A60/321

AC790.10     overall size 533 x 125 x 100mm
             high                                  nr           ***          ***            ***

             Gunrack; plywood; to gun cabinet;
             as Drawing nr LCC300/31/A60/756

AC790.11     overall size 480 x 125 x 85mm high    nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/20              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             CARPENTRY & JOINERY

             Fittings (Cont'd)

AC790.12     Fixed file/form cabinet; type S6A;
             plastic laminated plywood with
             hardwood lipping and stainless
             steel adjustable screen studs to
             support adjustable shelves;
             overall size 2420 x 340 x 1495mm
             high; as Drawing nr
             LCC300/31/A60/330                     nr           ***          ***            ***

AC790.13     Table; type T3Q; plastic laminated
             plywood; with mild steel support;
             overall size 2700 x 750 x
             1150mm high; as Drawing nr
             LCC300/31/A60/321                     nr           ***          ***            ***

AC790.14     Table; type T3M; plastic laminated
             plywood with vinyl protected trim;
             triangular top; stainless steel
             stand; overall size 1650 x 1650 x
             740mm high; as Drawing nr
             LCC300/31/A60/701-703                 nr           ***          ***            ***

AC790.15     Table; plywood; type S7G;
             stainless steel covering
             and legs; plastic laminated
             soffit; circular edges; overall
             size 1500 x 900 x 740mm high; as
             Drawing nr LCC300/31/A60/704          nr           ***          ***            ***

             Table; type S7O; plastic
             laminated plywood with stainless
             steel supports; keyboard drawers;
             as Drawing nr LCC300/31/A60/373

AC790.16     size 2000 x 600 x 750mm high          nr           ***          ***            ***

             Table; type TOP; free standing;
             plastic laminated plywood top;
             hardwood lipping; stainless steel
             box section top rail and
             adjustable legs; as Drawing nr
             LCC300/31/A60/706

AC790.17     overall size 900 x 600 x 750mm
             high                                  nr           ***          ***            ***

AC790.18     overall size 2900 x 600 x 750mm
             high                                  nr           ***          ***            ***

AC790.19     overall size 3500 x 600 x 750mm
             high                                  nr           ***          ***            ***

AC790.20     overall size 4000 x 600 x 750mm
             high                                  nr           ***          ***            ***

AC790.21     overall size 2000 x 2900 long x
             600 x 750mm high                      nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/21              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             CARPENTRY & JOINERY

             Fittings (Cont'd)

             Table; type TOP; free standing;
             plastic laminated plywood top;
             hardwood lipping; stainless steel
             box section top rail and
             adjustable legs; as Drawing nr
             LCC300/31/A60/706 (Cont'd)

AC790.22     overall size 6800 x 3500 long x
             600 x 750mm high                      nr           ***          ***            ***

AC790.23     overall size 7000 x 600 x 750mm
             high                                  nr           ***          ***            ***

             Brass hook board for handcuffs;
             type X7D; hardwood board 50mm
             thick; with 3.5mm diameter brass
             hooks; as Drawing nr
             LCC300/31/A60/321

AC790.24     overall size 1400 x 1400mm            nr           ***          ***            ***

             Black out blind; aluminium; screw
             fix and snap lock; with concealed
             hood, guides, trim and other
             fixing accessories size; as
             Drawing nr LCC300/31/A60/325

AC790.25     type T2J; 1200 x 1200mm high          nr           ***          ***            ***

             Black out blind; aluminium; screw
             fix and snap lock; with concealed
             hood, guides, trim and other
             fixing accessories size; as
             Drawing nr LCC300/31/A60/327

AC790.26     type T2K; 1200 x 1200mm high          nr           ***          ***            ***

             Venetian blind; aluminium; screw
             fix and snap lock; including
             track and all associate fixing
             accessories; as Drawing nr
             LCC300/31/A60/328

AC790.27     type T2M; size 1200 x 1200mm high     nr           ***          ***            ***

             Window block out

AC790.28     type T2N; size 1200 x 1200mm high     nr           ***          ***            ***

             Name plate

AC790.29     type R5A                              nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/22              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                            Office Accommodation (EPIW)(Option1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             CARPENTRY & JOINERY

             Fittings (Cont'd)

             Sleeping/ sitting bench to
             detention room; including
             concrete bench finishing tiles
             as Drawing nr LCC300/31/A60/434

AC790.30     type T6N; size 1800 x 780 x 450mm
             high                                  nr           ***          ***            ***

AC790.31     type T6N; size 2500 x 780 x 450mm
             high                                  nr           ***          ***            ***

AC790.32     type T6N; size 3100 x 780 x 450mm
             high                                  nr           ***          ***            ***

             IRONMONGERY

             Hinges; as Appendix AA to
             Particular Specification, section
             P21

AD290.1      Type H1; size 114 x 114mm; fixed
             to timber door leaf and galvanised
             steel door frame                      nr           ***          ***            ***

AD290.2      Type H1; size 114 x 114mm; fixed
             to galvanised steel                   nr           ***          ***            ***

AD290.3      Type H1; size 114 x 114mm; fixed
             to stainless steel                    nr           ***          ***            ***

AD290.4      Type H2; size 114 x 114mm; fixed
             to timber door leaf and
             galvanised steel door frame           nr           ***          ***            ***

AD290.5      Type H2; size 114 x 114mm; fixed
             to galvanised steel                   nr           ***          ***            ***

AD290.6      Type H3; size 114 x 114mm; fixed
             to timber door leaf and
             galvanised steel door frame           nr           ***          ***            ***

             Locks, latches and bolts; as
             Appendix AA to Particular
             Specification, section P21

             Lock cases

AD319.1      type L1; fixed to timber door
             leaf and galvanised steel
             door frame                            nr           ***          ***            ***

AD319.2      type L1; fixed to galvanised steel    nr           ***          ***            ***

AD319.3      type L1; fixed to stainless steel     nr           ***          ***            ***

AD319.4      type L2, fixed to timber door
             leaf and galvanised steel
             door frame                            nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/23              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             IRONMONGERY

             Locks, latches and bolts; as
             Appendix AA to Particular
             Specification, section P21 (Cont'd)

             Lock cases (Cont'd )

AD319.5      type L2; fixed to galvanised steel    nr           ***          ***            ***

AD319.6      type L3; fixed to timber door
             leaf and galvanised steel
             door frame                            nr           ***          ***            ***

AD319.7      type L3; fixed to galvanised steel    nr           ***          ***            ***

AD319.8      type L3; fixed to stainless steel     nr           ***          ***            ***

AD319.9      type L6A; fixed to timber door
             leaf and galvanised steel
             door frame                            nr           ***          ***            ***

AD319.10     type L7; fixed to timber door
             leaf and galvanised steel
             door frame                            nr           ***          ***            ***

AD319.11     type L8; fixed to timber
             door leaf and galvanised steel
             door frame                            nr           ***          ***            ***

AD319.12     type L8; fixed to galvanised steel    nr           ***          ***            ***

AD319.13     type L8; fixed to stainless steel     nr           ***          ***            ***

             Bolts

AD339.1      type FB1; fixed to timber
             door leaf and galvanised steel
             door frame                            nr           ***          ***            ***

AD339.2      type FB1; fixed to galvanised
             steel                                 nr           ***          ***            ***

             Panic bolt

AD339.3      type ED2; fixed to timber
             door leaf and galvanised steel
             door frame                            nr           ***          ***            ***

AD339.4      type ED2; fixed to galvanised
             steel                                 nr           ***          ***            ***

AD339.5      type ED2; fixed to stainless steel    nr           ***          ***            ***

AD339.6      type ED3; fixed to timber
             door leaf and galvanised steel
             door frame                            nr           ***          ***            ***

AD339.7      type ED3; fixed to galvanised
             steel                                 nr           ***          ***            ***

AD339.8      type ED3; fixed to stainless steel    nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/24              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             IRONMONGERY

             Closers and selectors; as
             Appendix AA to Particular
             specification, section P21

             Door closers

AD490.1      type CL1; fixed to timber door
             leaf and galvanised steel door
             frame                                 nr           ***          ***            ***

AD490.2      type CL1; fixed to galvanised
             steel                                 nr           ***          ***            ***

AD490.3      type CL1; fixed to stainless steel    nr           ***          ***            ***

AD490.4      type CL1A; fixed to timber door
             leaf and galvanised steel door
             frame                                 nr           ***          ***            ***

AD490.5      type CL1A; fixed to galvanised
             steel                                 nr           ***          ***            ***

AD490.6      type CL1A; fixed to stainless
             steel                                 nr           ***          ***            ***

AD490.7      type CL2A; fixed to timber door
             leaf and galvanised steel door
             frame                                 nr           ***          ***            ***

AD490.8      type CL2A; fixed to galvanised
             steel                                 nr           ***          ***            ***

AD490.9      type CL3; fixed to timber door
             leaf and galvanised steel door
             frame                                 nr           ***          ***            ***

AD490.10     type CL3; fixed to galvanised
             steel                                 nr           ***          ***            ***

             Handles with backplates;
             as Appendix AA to Particular
             specification section P21

             Pull handles

AD520.1      type PH1; with 300 x 100 x 1.6mm
             backplates; fixed to timber           nr           ***          ***            ***

AD520.2      type PH1; with 300 x 100 x 1.6mm
             backplates; fixed to galvanised
             steel                                 nr           ***          ***            ***

AD520.3      type PH1; with 300 x 100 x 1.6mm
             backplates; fixed to stainless
             steel                                 nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/25              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             IRONMONGERY

             Push plates; as Appendix AA to
             Particular Specification, section
             P21

AD600.1      Type PP1; 300 x 100 x 1.6mm thick;
             fixed to timber                       nr           ***          ***            ***

AD600.2      Type PP1; 300 x 100 x 1.6mm thick;
             fixed to galvanised steel             nr           ***          ***            ***

AD600.3      Type PP1; 300 x 100 x 1.6mm thick;
             fixed to stainless steel              nr           ***          ***            ***

             Kick plates; as Appendix AA to
             Particular Specification, section
             P21

AD700.1      Type K1; 765 x 200 x 1.6mm thick;
             fixed to timber                       nr           ***          ***            ***

AD700.2      Type K1; 890 x 200 x 1.6mm thick;
             fixed to timber                       nr           ***          ***            ***

AD700.3      Type K1; 1540 x 200 x 1.6mm thick;
             fixed to timber                       nr           ***          ***            ***

AD700.4      Type K1; 590 x 200 x 1.6mm thick;
             fixed to galvanised steel             nr           ***          ***            ***

AD700.5      Type K1; 765 x 200 x 1.6mm thick;
             fixed to galvanised steel             nr           ***          ***            ***

AD700.6      Type K1; 890 x 200 x 1.6mm thick;
             fixed to galvanised steel             nr           ***          ***            ***

AD700.7      Type K1; 820 x 200 x 1.6mm thick;
             fixed to stainless steel              nr           ***          ***            ***

AD700.8      Type K1; 1050 x 200 x 1.6mm thick;
             fixed to stainless steel              nr           ***          ***            ***

             Accessories; as Appendix AA to
             Particular Specification, section
             P21

             Door stops

AD810.1      type ST1; fixed to timber door
             leaf and concrete floor               nr           ***          ***            ***

AD810.2      type ST1; fixed to galvanised
             steel door leaf and concrete floor    nr           ***          ***            ***

AD810.3      type ST1; fixed to stainless
             steel door leaf and concrete floor    nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/26              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             IRONMONGERY

             Accessories; as Appendix AA to
             Particular Specification, section
             P21 (Cont'd)

             Wall bumper

AD840.1      type ST2; fixed to timber door
             leaf and concrete wall                nr           ***          ***            ***

AD840.2      type ST2; fixed to galvanised
             steel door leaf and concrete wall     nr           ***          ***            ***

AD840.3      type ST2; fixed to stainless
             steel door leaf and concrete wall     nr           ***          ***            ***

             Grab rail bar

AD890.1      type GR; fixed to timber              nr           ***          ***            ***

AD890.2      type GR; fixed to galvanised
             steel                                 nr           ***          ***            ***

             Gasket

AD890.3      type AS1                              nr           ***          ***            ***

AD890.4      type AS2                              nr           ***          ***            ***

             Threshold

AD890.5      type T1; fixed to galvanised
             steel                                 nr           ***          ***            ***

AD890.6      type T1; fixed to stainless
             steel                                 nr           ***          ***            ***

             Dust proof strike

AD890.7      type ECS                              nr           ***          ***            ***

             Co-ordinator

AD890.8      type DC1                              nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/27              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             METAL DOORS AND FRAMES

             Non-fire rated doors and frames;
             as Appendix AA to Particular
             specification, section L20

             Galvanised steel with polyester
             powder coated finish; door type
             01C; door frame width 210mm
             (max.); head and jamb type A

AE100.1      1050mm width x 2250mm high            nr           ***          ***            ***

             Galvanised steel with polyester
             powder coated finish; door type
             06; door frame width 210mm
             (max.); head and jamb type A

AE100.2      1700mm width x 2150mm high            nr           ***          ***            ***

             Stainless steel with hairline
             finish; door type 01C; door
             frame width 210mm (max.); head
             and jamb type E

AE110.1      1210mm width x 2150mm high            nr           ***          ***            ***

             Stainless steel with hairline
             finish; door type 01C; door
             frame width 210mm (max.); head
             and jamb type E+G

AE110.2      1210mm width x 2150mm high            nr           ***          ***            ***

             Stainless steel with hairline
             finish; door type 01C; door
             frame width 210mm (max.); head
             and jamb type H

AE110.3      1210mm width x 2150mm high            nr           ***          ***            ***

             Stainless steel with hairline
             finish; door type 06; door
             frame width 210mm (max.); head
             and jamb type E

AE110.4      1810mm width x 2150mm high            nr           ***          ***            ***

             Stainless steel with hairline
             finish; door type 06; door frame
             width 210mm (max.); head and
             jamb type E+G

AE110.5      1700mm width x 2150mm high            nr           ***          ***            ***

             Stainless steel with hairline
             finish; door type 07; door frame
             width 210mm (max.); head and jamb
             type E+G

AE110.6      1810mm width x 2150mm high            nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/28              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             METAL DOORS AND FRAMES

             Non-fire rated doors and frames;
             as Appendix AA to Particular
             Specification, section L20 (Cont'd)

             Galvanised steel with paint
             finish; door type 01A; door
             frame width 210mm (max.); head
             and jamb type A

AE120.1      750mm width x 2150mm high             nr           ***          ***            ***

AE120.2      1050mm width x 2150mm high            nr           ***          ***            ***

             Galvanised steel with paint
             finish; door type 01C; door
             frame width 210mm (max.); head
             and jamb type A

AE120.3      1050mm width x 2150mm high            nr           ***          ***            ***

             Galvanised steel with paint
             finish; door type 07; door
             frame width 210mm (max.); head
             and jamb type A

AE120.4      1650mm width x 2150mm high            nr           ***          ***            ***

AE120.5      1700mm width x 2150mm high            nr           ***          ***            ***

             Galvanised steel with paint
             finish; door type 08; door
             frame width 210mm (max.); head
             and jamb type E+G

AE120.6      1700mm width x 2150mm high; with
             200 x 800mm vision panels             nr           ***          ***            ***

             One hour fire rated doors and
             frames; as Appendix AA to
             Particular specification, section
             L20

             Galvanised steel with polyester
             powder coated finish; door type
             06; door frame width 210mm (max.);
             head and jamb type A

AE300.1      1050mm width x 2150mm high            nr           ***          ***            ***

             Galvanised steel with polyester
             powder coated finish; door type
             06C; door frame width 210mm
             (max.); head and jamb type A

AE300.2      1650mm width x 2250mm high            nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/29              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             METAL DOORS AND FRAMES

             One hour fire rated doors and
             frames; as Appendix AA to
             Particular Specification, section
             L20 (Cont'd)

             Stainless steel with hairline
             finish; door type 07; door
             frame width 210mm (max.); head
             and jamb type E+G

AE310        1810mm width x 2150mm high; with
             200 x 800mm vision panels             nr           ***          ***            ***

             Galvanised steel with paint finish;
             door type 01; door frame width
             210mm (max.); head and jamb type A

AE320.1      1050mm width x 2150mm high            nr           ***          ***            ***

AE320.2      1650mm width x 2000mm high            nr           ***          ***            ***

AE320.3      1700mm width x 2150mm high            nr           ***          ***            ***

             Galvanised steel with paint
             finish; door type 01C; door frame
             width 210mm (max.); head and jamb
             type A

AE320.4      1050mm width x 2150mm high            nr           ***          ***            ***

             Galvanised steel with paint
             finish; door type 02; door
             frame width 210mm (max.); head
             and jamb type A

AE320.5      1050mm width x 2150mm high; with
             200 x 800mm vision panels             nr           ***          ***            ***

             Galvanised steel with paint finish;
             door type 07; door frame width
             210mm (max.); head and jamb type A

AE320.6      1050mm width x 2150mm high; with
             200 x 800mm vision panels             nr           ***          ***            ***

AE320.7      1400mm width x 2150mm high; with
             200 x 800mm vision panels             nr           ***          ***            ***

AE320.8      1700mm width x 2150mm high; with
             200 x 800mm vision panels             nr           ***          ***            ***

             Galvanised steel with paint finish;
             door type 08; door frame width
             210mm (max.); head and jamb type E+G

AE320.9      1700mm width x 2150mm high; with
             200 x 800mm vision panels             nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/30              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             METAL SHUTTERS, WINDOWS AND
             LOUVERS

             Shutters

             Non-fire rated slat shutters;
             electrical operating system; drop
             down type; with exposed key switch
             boxes mounted on both sides of
             shutter; as Appendix AA to
             Particular Specification, section
             L20 and Drawing nr
             LCC300/31/A24/801-803

AF121.1      stainless steel; exposed rail;
             standard hood (fixed inside room)
             approximate size 2400 x 1120mm high   nr           ***          ***            ***

             Non-fire rated slat shutters; as
             Drawing nr LCC300/31/A60/326

AF121.2      galvanised mild steel; type T2P;
             with hood and guard rail;
             approximate size 2400 x 1380mm        nr           ***          ***            ***

             Two hour fire rated slat
             shutters; electrical operating
             system; drop down type; with
             exposed key switch boxes mounted
             on both sides of shutter; as
             Appendix AA to Particular
             Specification, section L20 and
             Drawing nr LCC300/31/A24/801-803

AF141.1      stainless steel; recessed rail;
             standard hood (fixed above
             ceiling); smoke resistant; with
             smoke/heat detector activated;
             approximate size 2000 x 4575mm
             high                                  nr           ***          ***            ***

             Two hour fire rated slat shutters;
             electrical operating system; sliding
             type; with exposed key switch boxes
             mounted on both sides of shutter; as
             Appendix AA to Particular
             Specification, section L20 and
             Drawing nr LCC300/31/A24/801-803

AF141.2      stainless steel; recessed rail;
             standard hood (fixed inside room);
             smoke resistant; with smoke/heat
             detector activated; approximate
             size 4800 x 1390mm high               nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.90 : 26 April 2002               LSL6.2/31              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             METAL SHUTTERS, WINDOWS AND
             LOUVERS

             Shutters (Cont'd)

             Two hour fire rated slat shutters;
             electrical operating system;
             sliding type; with exposed key
             switch boxes mounted on both sides
             of shutter; as Appendix AA to
             Particular Specification, section
             L20 and Drawing nr
             LCC300/31/A24/801-803 (Cont'd)

AF141.3      stainless steel; recessed rail;
             standard hood (fixed inside room);
             smoke resistant; with smoke/heat
             detector activated; approximate
             size 8100 x 1390mm high               nr           ***          ***            ***

             Windows

             Internal windows; two hour fire
             rated; as Appendix AA to Particular
             Specification, section L10 and
             Drawing nr LCC300/31/A23/001, 002
             and /A40/409

AF201.1      stainless steel; size 3600 x 1120mm
             high                                  nr           ***          ***            ***

             Internal windows; two hour fire
             rated; as Appendix AA to Particular
             Specification, section L10 and
             Drawing nr LCC300/31/A23/001, 002
             and /A40/412

AF201.2      stainless steel; size 1200 x 1120mm
             high                                  nr           ***          ***            ***

             Internal windows; two hour fire
             rated; as Appendix AA to Particular
             Specification, section 10 and Drawing
             nr LCC300/31/A23/001, 002 and
             /A40/413                              nr           ***          ***            ***

AF201.3      stainless steel; size 2400 x 1120mm
             high                                  nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/32              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 ; Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             METAL SHUTTTERS, WINDOWS AND
             LOUVERS

             Windows (Cont'd)

             Internal windows; two hour fire
             rated; as Appendix AA to Particular
             Specification, section L10 and
             Drawing nr LCC300/31/A23/001, 002
             and /A40/414

AF201.4      stainless steel; size 4200 x
             1120mm high                           nr           ***          ***            ***

             Internal windows; as Appendix AA
             to Particular Specification, section
             L10 and Drawing nr LCC300/31/A23/001,
             002 and /A40/415

AF201.5      stainless steel; size 4800 x 1120mm
             high; with 90 degrees turning angle   nr           ***          ***            ***

             Internal windows; two hour fire
             rated; as Appendix AA to Particular
             Specification, section L1O and
             Drawing nr LCC300/31/A23/001, 002
             and /A40/415

AF201.6      stainless steel; size 1200 x
             1120mm high                           nr           ***          ***            ***

AF201.7      stainless steel; size 2400 x
             1120mm high                           nr           ***          ***            ***

             Internal windows; two hour fire
             rated; as Appendix AA to Particular
             Specification, section L1O and Drawing
             nr LCC300/31/A23/001, 002 and
             /A40/416

AF201.8      stainless steel; size 3600 x
             1120mm high                           nr           ***          ***            ***

AF201.9      stainless steel; size 4800 x
             1120mm high                           nr           ***          ***            ***

             Internal windows; two hour fire
             rated; as Appendix AA to Particular
             Specification, section L1O and
             Drawing nr LCC300/31/A23/001, 002
             and /A40/417

AF201.10     stainless steel; size 9600 x
             1120mm high                           nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/33              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             METAL, SHUTTERS, WINDOWS AND
             LOUVERS

             Windows (Cont'd)

             Internal windows; two hour fire
             rated; as Appendix AA to Particular
             Specification, section L10 and
             Drawing nr LCC300/31/A23/001, 002
             and /A40/426

AF201.11     stainless steel; size 4800 x
             1120mm high; with 90 degrees
             turning angle                         nr           ***          ***            ***

             SPECIALIST ARCHITECTURAL METALWORK

             Metal fire hose ree1 cabinets

AH200        Hose reel cabinet door; piano
             hinged; including stainless steel
             collar surround fixed to reinforced
             concrete blockout opening with
             galvanised mild steel fixing lugs;
             8mm (minimum) tempered glass front
             door; approximate size 1190 x 860mm
             high x 150mm thick; black screen
             printed signage; all associated
             ironmongery; as Drawing nr.
             LCC300/31/A24/301 and /302            nr           ***          ***            ***

             Metalwork to counters

             Mild steel door to counter T3D;
             including door frame; ironmongery;
             bolts and all other fixing
             accessories;  as Drawing nr
             LCC300/31/A60/318-320

AH400.1      size 710 x 530mm high                 nr           ***          ***            ***

AH400.2      size 710 x 635mm high                 nr           ***          ***            ***

             Mild steel gate to counter T3D;
             including framing; rods; ironmongery
             and all other fixing accessories;
             as Drawing nr LCC300/31/A60/318-319

AH400.3      size 710 x 530mm high                 nr           ***          ***            ***

AH400.4      size 710 x 635mm high                 nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/34              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             SPECIALIST ARCHITECTURAL METALWORK

             Metal raised access floors

AH500        600 x 600mm wide cementitious core
             fully encapsulated panels including
             vinyl floor tile; pedestal assembly;
             as Appendix AA to Particular
             Specification, section K41 and
             Drawing nr LCC300/31/A30/020          m2           ***          ***            ***

             Metal barriers

AH620.1      Gates; type T11A; stainless steel;
             2300 x 2000mm high; as Drawing nr
             LCC300/31/A60/751, 752                nr           ***          ***            ***

AH620.2      Gates; type T11B; 2130 x 1980mm high  nr           ***          ***            ***

AH620.3      Gates; type T11C; 830 x 830mm high    nr           ***          ***            ***

             Balustrades

             Glass balustrade; type T5A; in fully
             tempered and heat soaked toughened
             safety glass; with ground edges and
             railing; as Appendix AA to Particular
             Specification, section L30 and
             Drawing nr LCC300/31/A60/120, 130

AH710        typical bay size 1800 x 1050mm
             high above finished floor level;
             including 12mm thick glass panes,
             stainless steel frames, stanchions,
             concealed base plates and all other
             necessary accessories                 m            ***          ***            ***

AH790        Mesh balustrade; 1100 mm high;
             including railing; mesh; stanchion
             and all necessary accessories as
             Drawing nr LCC300/31/A15/201-219      m            ***          ***            ***

             Ancillaries

AH890.1      Curtain track; type T2B; 950mm
             Long; single rail; straight run;
             including fixing accessories          nr           ***          ***            ***

AH890.2      Curtain track; type T2C; 950mm
             Long; single rail; straight run;
             including fixing accessories          nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/35              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             SPECIALIST ARCHITECTURAL METALWORK

             Anci1laries (Cont'd)

AH890.3      Dog resting bench; type T6K;
             aluminium frame with polypropylene
             filter; overall size 450 x 300 x
             50mm high; as Drawing nr
             LCC300/31/A60/759                     nr           ***          ***            ***

AH890.4      Hat and coat hook; type T7F;
             stainless steel; including
             stainless steel screw; as Drawing
             nr LCC300/31/A60/431                  nr           ***          ***            ***

AH890.5      Hanger hook; type T7G; stainless
             steel; including stainless steel
             screw; as Drawing nr
             LCC300/31/A60/431                     nr           ***          ***            ***

AH890.6      Metal frame for safe; T13C;
             including all associate ironmongery
             and fixing accessories as Drawing nr
             LCC300/31/A60/708                     nr           ***          ***            ***

AH890.7      Clean-out grate; stainless steel;
             with latch and cylinder lock;
             1200 x 220 x 5mm thick; as Drawing
             nr LCC300/31/A60/752                  nr           ***          ***            ***

AH890.8      Rack; type S4L; stainless steel;
             overall size 1200 x 615 x 1830mm
             high; as Drawing nr
             LCC300/31/A60/754                     nr           ***          ***            ***

AH890.9      Dog dipping/wash pool; cover type
             U1A; stainless steel; including
             framing and ironmongery; overall
             size 600 x 1050mm; as Drawing nr
             LCC300/31/A40/962                     nr           ***          ***            ***

             SIGNS AND ADVERTISING PANELS

             Signs

             Illuminated; as Drawing nr.
             LCC300/31/A70/001

AI110        exit signs                            nr           ***          ***            ***

             Non-illuminated; room signs

AI120.1      type 1D77/11                          nr           ***          ***            ***

AI120.2      type 1D79/11                          nr           ***          ***            ***

AI120.3      Hong Kong Police Force standard
             room signs                            nr           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/36              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             SIGNS AND ADVERTISING PANELS

             Signs (Cont'd)

             Non-illuminated; vinyl graphics; as
             Drawing nr. LCC300/31/A70/001

AI120.4      warning signs                         nr           ***          ***            ***

AI120.5      lift no smoking signs                 nr           ***          ***            ***

AI120.6      lift number signs                     nr           ***          ***            ***

AI120.7      escape door signs                     nr           ***          ***            ***

AI120.8      disabled wc signs                     nr           ***          ***            ***

AI120.9      disabled toilets emergency call
             signs                                 nr           ***          ***            ***

AI120.10     braille on lift jamb signs            nr           ***          ***            ***

AI120.11     FM200 signs                           nr           ***          ***            ***

AI120.12     fire alarm signs                      nr           ***          ***            ***

             PLASTERING, RENDERING AND WALL
             LININGS

             Walls and columns

             Cement and sand (1:3) render; as
             Appendix AA to Particular
             Specification, section M20

AJ110.1      15 mm thick; to receive glazed
             ceramic tiling                        m2           ***          ***            ***

AJ110.2      15 mm thick; to receive terrazzo
             tiling                                m2           ***          ***            ***

             Cement and sand (1:3) render; as
             Appendix AA to Particular
             Specification, section M20; to
             circular surfaces

AJ110.3      15 mm thick; to receive glazed
             ceramic tiling                        m2           ***          ***            ***

AJ110.4      15 mm thick; to receive terrazzo
             tiling                                m2           ***          ***            ***

             Cement and sand (1:3) render;
             waterproofed; as Architectural
             Specification section 67.2

AJ110.5      15 mm thick; to wall of hose reel
             cabinet                               m2           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/37              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             PLASTERING. RENDERING AND WALL
             LININGS

             Walls and columns (Cont'd)

             Gypsum plaster; as Appendix AA to
             Particular Specification, section
             M20

AJ122.1      10 mm thick; to receive emulsion
             paint                                 m2           ***          ***            ***

AJ122.2      10 mm thick; to receive
             plasterboard with emulsion paint      m2           ***          ***            ***

             Gypsum plaster; as Appendix AA to
             Particular Specification, section
             M20; to circular surfaces

AJ122.3      10 mm thick; to receive emulsion
             paint                                 m2           ***          ***            ***

             Acoustic wall linings; as Appendix
             AA to Particular Specification,
             section K10

AJ161        plasterboard; 12 mm thick; screw
             fixed to metal studs; with 75 mm
             thick mineral wool lining (60kg/m3)
             on inside; to receive emulsion paint  m2           ***          ***            ***

             Wall linings; as Drawing nr
             LCC300/31/A24/156

AJ162.1      two hour fired board; 10 mm
             thick; fixed to metal sections        m2           ***          ***            ***

             Wall linings; dry wall

AJ162.2      Calcium silicate fire rated board;
             overall 100mm thick; 2 hour fire
             rated; fixed to concrete floor;
             inclusive of all necessary head,
             foot and interface restraints         m2           ***          ***            ***

             Floors

             Cement and sand (1:3) render;
             waterproofed; as Architectural
             Specification section 67.2

AJ210        25 mm thick; to floor of hose
             reel cabinet                          m2           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/38              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             PLASTERING, RENDERING AND WALL
             LININGS

             Floors (Cont'd)

             Cement and sand (1:3) screed; with
             trowelled finish for wearing
             surfaces; as Appendix AA to
             Particular Specification, section
             M10

AJ232.1      with steel fabric reinforcement;
             40 mm thick; to receive homogeneous
             ceramic tiling                        m2           ***          ***            ***

AJ232.2      with steel fabric reinforcement
             50 mm thick; to receive vinyl
             floor                                 m2           ***          ***            ***

AJ232.3      with steel fabric reinforcement;
             50 mm thick; to receive carpet
             tiling                                m2           ***          ***            ***

AJ232.4      with steel fabric reinforcement;
             50 mm thick; to receive anti-dust
             sealer                                m2           ***          ***            ***

AJ232.5      with steel fabric reinforcement;
             55 mm thick; to receive
             anti-ricochet tiling                  m2           ***          ***            ***

AJ232.6      with steel fabric reinforcement;
             60 mm thick; to receive granolithic
             screed with anti-dust sealer          m2           ***          ***            ***

AJ232.7      with steel fabric reinforcement;
             70 mm thick; to receive terrazzo
             tiling                                m2           ***          ***            ***

AJ232.8      with steel fabric reinforcement;
             70 mm thick; to receive granite
             stone tiling                          m2           ***          ***            ***

AJ232.9      with steel fabric reinforcement;
             90 mm thick; to receive
             homogeneous ceramic tiling            m2           ***          ***            ***

AJ232.10     with steel fabric reinforcement;
             100 mm thick; to receive vinyl
             floor                                 m2           ***          ***            ***

AJ232.11     with steel fabric reinforcement;
             100 mm thick; to receive carpet
             tiling                                m2           ***          ***            ***

AJ232.12     with steel fabric reinforcement;
             100 mm thick; to receive anit-dust
             sealer                                m2           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/39              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             PLASTERING, RENDERING AND WALL
             LININGS

             Floors (Cont'd )

             Granolithic screed; with non-slip
             trowelled finish for wearing
             surfaces; to cement and sand
             screed surfaces; as Architectural
             Specification section 67.1

AJ240        40 mm thick; to receive anti-dust
             sealer                                m2           ***          ***            ***

             Ceilings including sides and
             soffits of attached beams

             Cement and sand (1:3) render;
             waterproofed; as Architectural
             Specification section 67.2

AJ310        25 mm thick; to soffit of hose
             reel cabinet                          m2           ***          ***            ***

             Cement and sand (1:3) plaster; as
             Architectural Specification
             section 67.2

AJ320.1      15 mm thick; to receive anti-fungal
             emulsion paint                        m2           ***          ***            ***

             Ceilings including sides and
             soffits of attached beams: 3.5 to
             5.0m high

             Cement and sand (1:3) plaster; as
             Architectural Specification
             section 67.2

AJ320.2      15 mm thick; to receive
             anti-fungal emulsion paint            m2           ***          ***            ***

             Ceilings including sides and
             soffits of attached beams; 6.5 to
             8.0m high

             Cement and sand (1:3) plaster; as
             Architectural Specification
             section 67.2

AJ320.3      15 mm thick; to receive
             anti-fungal emulsion paint            m2           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/40              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             PLASTERING, RENDERING AND WALL
             LININGS

             Skirtings, kerbs, channels, wall
             strings, open strings, curb strings,
             cornices, mouldings and the like

             Cement and sand (1:3) render; as
             Appendix AA to Particular
             Specification, section M20

AJ710.1      15 mm thick; to receive 150 mm
             high homogeneous ceramic tile
             skirting                              m            ***          ***            ***

AJ710.2      15 mm thick; to receive 150 mm
             high vinyl skirting                   m            ***          ***            ***

AJ710.3      20 mm thick; to receive 150 mm
             high granite stone tile skirting      m            ***          ***            ***

AJ710.4      15 mm thick; to receive 150 mm
             high aluminium section                m            ***          ***            ***

             Cement and sand (1:3) render; as
             Appendix AA to Particular
             Specification, section M20; to
             circular surfaces

AJ710.5      15 mm thick; to receive 150 mm
             high homogeneous ceramic tile
             skirting                              m            ***          ***            ***

AJ710.6      15 mm thick; to receive 150 mm
             high vinyl skirting                   m            ***          ***            ***

AJ710.7      20 mm thick; to receive 150 mm
             high granite stone tile skirting      m            ***          ***            ***

AJ710.8      15 mm thick; to receive 150 mm
             high aluminium section                m            ***          ***            ***

             Granolithic screed; with trowelled
             finish for wearing surfaces; as
             Architectural Specification
             section 67.1

AJ740.1      coved at base; 25mm thick; 150 mm
             high skirting; to receive
             anti-dust sealer                      m            ***          ***            ***

             Granolithic screed; with trowelled
             finish for wearing surfaces; as
             Architectural Specification
             section 67.1; to circular surfaces

AJ740.2      coved at base; 25mm thick; 150 mm
             high skirting; to receive
             anti-dust sealer                      m            ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/41              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             TILING

             Walls and columns

             Resin bonded terrazzo tiles;
             mechanically fixed; as Appendix
             AA to Particular Specification,
             section M41

AK110.1      size 300 x 300 x 25mm thick;
             polish finish                         m2           ***          ***            ***

             Resin bonded terrazzo external
             corner tiles; mechanically fixed;
             as Appendix AA to Particular
             Specification, section M41

AK110.2      size 50 x 50 x 25mm thick;
             polish finish                         m            ***          ***            ***

             Resin bonded terrazzo internal
             corner tiles; mechanically fixed;
             as Appendix AA to Particular
             Specification, section M41

AK110.3      size 50 x 50 x 25mm thick;
             polish finish                         m            ***          ***            ***

             Resin bonded terrazzo tiles;
             mechanically fixed; as Appendix
             AA to Particular Specification,
             section M41; to circular surfaces

AK110.4      size 300 x 300 x 25mm thick;
             polish finish                         m2           ***          ***            ***

             Ceramic tiles; glazed; as
             Appendix AA to Particular
             Specification, section M40

AK130.1      size 147 x 147 x 7mm thick; matt
             finish                                m2           ***          ***            ***

             Ceramic tiles; glazed; as
             Appendix AA to Particular
             Specification, section M40; to
             circular surfaces

AK130.2      size 147 x 147 x 7mm thick            m2           ***          ***            ***

             Ceramic external corner tiles;
             glazed; as Appendix AA to
             Particular Specification, section
             M40

AK130.3      size 50 x 50 x 7mm thick              m            ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/42             Contract. No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE          ITEM DESCRIPTION                UNIT       QUANTITY     RATE HK$      AMOUNT HK$
---------------------------------------------------------------------------------------------------
             TILING

             Walls and columns (Cont'd)

             Ceramic internal corner tiles;
             glazed; as Appendix AA to
             Particular Specification, section
             M40

AK130.4      size 50 x 50 x 7mm thick              m            ***          ***            ***

             Anti-ricochet tiles; to withstand
             random bullet strikes from 9mm &
             .38 calibre; screw fixed to
             timber batten

AK190        size 600 x 600 x 43 mm thick          m2           ***          ***            ***

             Floors

             Resin bonded terrazzo tiles; as
             Appendix AA to Particular
             Specification, section M41

AK210        size 598 x 598 x 30 mm thick;
             honed finish                          m2           ***          ***            ***

             Homogeneous ceramic tiles;
             unglazed; as Appendix AA to
             Particular Specification, section
             M40

AK230        size 297 x 297 x 12 mm thick;
             anti-slip finish                      m2           ***          ***            ***

             Granite stone tiles; as Appendix
             AA to Particular Specification,
             section M40

AK290.1      size 598 x 598 x 30 mm thick;
             flamed finish                         m2           ***          ***            ***

             Anti-ricochet tiles; to withstand
             random bullet strikes from 9mm &
             .38 calibre

AK290.2      size 600 x 600 x 43 mm thick          m2           ***          ***            ***

---------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2            ***
                                                                                       ------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0 : 26 April 2002                LSL6.2/43              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               TILING

               Skirtings. kerbs. channels, wall
               strings, open strings, curb strings,
               cornices and the like

               Homogeneous ceramic tiles; unglazed; as
               Appendix AA to Particular Specification, section M40

AK530.1        coved; 9mm thick; 150 mm high skirting     m         ***        ***         ***

AK530.2        coved; 9mm thick; 150 mm high skirting;
               to form external angle                     nr        ***        ***         ***

AK530.3        coved; 9mm thick; 150 mm high skirting;
               to form internal angle                     nr        ***        ***         ***

               Homogeneous ceramic tiles; unglazed; as
               Appendix AA to Particular Specification, section M40; to circular surfaces

AK530.4        coved; 9mm thick; 150 mm high skirting     m         ***        ***         ***

               Pre-formed granite tiles; "L" shaped;
               factory bonded; as Appendix AA to
               Particular Specification, section M40

AK590.1        coved; 25mm thick; 150 mm high skirting;
               polished finish                            m         ***        ***         ***

               Pre-formed granite tiles; "L" shaped;
               factory bonded; as Appendix AA to
               Particular Specification, section M40;
               to circular surfaces

AK590.2        coved; 25mm thick; 150 mm high skirting;
               polished finish                            m         ***        ***         ***

               Aluminium section; extruded with black
               anodised finish; as Architectural
               Specification section 69.2 and Drawing
               nr LCC300/31/A30/016

AK590.3        15mm thick; 150mm high skirting            m         ***        ***         ***

               Aluminium section; extruded with black
               anodised finish; as Architectural
               Specification section 69.2; as Drawing
               nr LCC300/31/A30/016; to circular
               surfaces

AK590.4        15mm thick; 150mm high skirting            m         ***        ***         ***

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL6.2/44               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               FLEXIBLE SHEETING AND TILING

               Floors

               Sheeting and rolls; as Appendix AA to
               Particular Specification, section M50

AL111          3 mm thick vinyl                           m2        ***        ***         ***

               600 x 600 mm tiling; as Appendix AA to
               Particular Specification, section M50

AL123          3 mm thick carpet; on 1.5kg/m2 Dunlop
               foam underlay                              m2        ***        ***         ***

               Skirtings, kerbs, channels, wall strings open strings, curb strings and the like

               Coved resilient sheeting; as Appendix AA to Particular Specification, section M50

AL311.1        3 mm thick vinyl; 150 mm high skirting     m        ***        ***         ***

               Coved resilient sheeting; as Appendix AA to Particular Specification, section
               M50; 50 circular surfaces

AL311.2        3 mm thick vinyl; 150 mm high skirting     m        ***        ***         ***

               CEILING SYSTEMS

               Acoustic mineral fiber tile; type 11:
               with rectangular edge; 600 x 600 mm wide;
               with matt finish with the surface
               pores of random pattern to the approval
               of the Engineer; exposed aluminum 24mm
               tee grid system with powder coated
               finish; to reinforced concrete
               structural soffit; threaded hanger rods;
               as Appendix AA to Particular
               Specification, section K40

               Depth of suspension: not exceeding 1000
               mm

AM130.1        25 mm thick; 1 hour fire rating            m2        ***        ***         ***

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL6.2/45               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               CEILING SYSTEMS

               Acoustic mineral fibre tile: type 11;
               with rectangular edge: 600 x 600 mm
               wide: with matt finish with the surface
               pores of random pattern to the approval
               of the Engineer; exposed aluminium 24mm
               tee grid system with powder coated
               finish; to reinforced concrete
               structural soffit: threaded hanger rods;
               as Appendix AA to Particular
               Specification. section K40 (Cont'd)

               Depth of suspension: 1000 - 1500 mm

AM130.2        25 mm thick; 1 hour fire rating            m2        ***        ***         ***

               Depth of suspension: 1500 - 2000 mm

AM130.3        25 mm thick; 1 hour fire rating            m2        ***        ***         ***

               Depth of suspension: 2000 - 2500 mm

AM130.4        25 mm thick; 1 hour fire rating            m2        ***        ***         ***

               Depth of suspension: 4000 - 4500 mm

AM130.5        25 mm thick; 1 hour fire rating            m2        ***        ***         ***

               Lay-in mineral fiber tile; type 12; with rectangular edge; moisture resistant;
               600 x 600 mm wide; with scrub able vinyl plastic paint finish; exposed aluminum
               24mm tee grid system with powder coated
               finish; to reinforced concrete
               structural soffit; threaded hanger rods:
               as Appendix AA to Particular
               Specification, section K40

               Depth of suspension: not exceeding 1000
               mm

AM130.6        25 mm thick                                m2        ***        ***         ***

               Depth of suspension: 1000 - 1500
               mm

AM130.7        25 mm thick                                m2        ***        ***         ***

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL6.2/46               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               CEILING SYSTEMS

               Lay-in mineral fibre tile; type 12; with rectangular edge; moisture resistant;
               600 x 600 mm wide: with scrubbable vinyl plastic paint finish; exposed aluminium
               24mm tee grid system with powder coated
               finish; to reinforced concrete
               structural soffit; threaded hanger rods:
               Appendix AA to Particular Specification, section K40 (Cont'd)

               Depth of suspension: 1500 - 2000 mm

AM130.8        25 mm thick                                m2        ***        ***         ***

               Depth of suspension: 2000 - 2500 mm

AM130.9        25 mm thick                                m2        ***        ***         ***

               Depth of suspension: 4000 - 4500 mm

AM130.10       25 mm thick                                m2        ***        ***         ***

               Durasteel metal ceiling; type 13; size
               and fixings in accordance with
               manufacturer's instruction; finish to
               the approval of Engineer; grid type to
               be approved by the Engineer: to
               reinforced concrete structural soffit;
               hangers to be recommended by the
               manufacturers; as Appendix AA to
               Particular Specification, section K40

               Depth of suspension: 2000 - 2500 mm

AM930.1        6 mm thick; 1 hour fire rating             m2        ***        ***         ***

               Depth of suspension: 4000 - 4500 mm

AM930.2        6 mm thick; 1 hour fire rating             m2        ***        ***         ***

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL6.2/47               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               CEILING SYSTEMS

               Anti-ricochet tiles; 600 x 600mm wide:
               to withstand random bullet strikes from
               9mm & .38 calibre; screw fixed to 90 x
               38mm timber battens: 140 x 38mm timber
               framing as suspension system: to
               reinforced concrete structural soffit;
               hangers to be recommended by the
               Engineer

               Depth of suspension: 4000 - 4500 mm

AM930.3        43 mm thick                                m2        ***        ***         ***

               Double layer suspended ceiling; type 14;
               durasteel metal ceiling top layer; size
               and fixings to manufacturer's
               instruction; finish to the approval of
               the Engineer: grid type to be approved
               by the Engineer; to reinforced concrete
               structural soffit; hangers to be
               recommended by the manufacturers;
               acoustic mineral fibre tile as bottom
               layer: with rectangular edge; 600 x 600
               mm wide; with matt finish with surface
               pores of random pattern to the approval
               of Engineer; exposed aluminium 24 mm tee grid system with power coated finish;
               suspended on frame of durasteel metal
               ceiling; threaded hangers rods; as
               Appendix AA to Particular Specification, section K40

               Depth of suspension: not exceeding 1000
               mm

AM930.4        top layer 6 mm thick and bottom Layer 25
               mm thick; 2 hour fire rating               m2        ***        ***         ***

               Depth of suspension: 1000 - 1500 mm

AM930.5        top layer 6 mm thick and bottom layer 25
               mm thick; 2 hour fire rating               m2        ***        ***         ***

               Depth of suspension: 1500 - 2000 mm

AM930.6        top layer 6 mm thick and bottom layer 25
               mm thick; 2 hour fire rating               m2        ***        ***         ***

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL6.2/48               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               CEILING SYSTEMS

               Double layer suspended ceiling; type 14;
               durasteel metal ceiling as top layer:
               size and fixings to manufacturer's
               instruction; finish to the approval of
               the Engineer; grid type to be approved
               by the Engineer; to reinforced concrete
               structural soffits; hangers to be
               recommended by the manufacturer;
               acoustic mineral fibre tile as bottom
               layer; with rectangular edge; 600 x 600
               mm wide; with matt finish with surface
               pores of random pattern to the approval
               of Engineer: exposed aluminium 24 mm tee grid system with powder coated finish.;
               suspended on frame of durasteel metal
               ceiling: threaded hangers rods; as
               Appendix AA to Particular Specification, section K40 (Cont'd)

               Depth of suspension: 2000 - 2500 mm

AM930.7        top layer 6 mm thick and bottom layer
               25 mm thick; 2 hour fire rating            m2        ***        ***         ***

               Depth of suspension: 4000 - 4500 mm

AM930.8        top layer 6 mm thick and bottom layer 25
               mm thick; 2 hour fire rating               m2        ***        ***         ***

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL6.2/49               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               CEILING SYSTEMS

               Double layer suspended ceiling; type
               14A; durasteel metal ceiling as top
               layer; size and fixings to
               manufacturer's instruction; finish to
               the approval of the Engineer; grid type
               to be approved by the Engineer; to
               reinforced concrete structural soffit;
               hangers to be recommended by the
               manufacturers; perforated G.M.S. metal
               panel as bottom layer; 595 x 595mm wide;
               require 25% penetration with minimum
               20mm hole size; with powder coated
               finish; proprietary fixing grid system
               or similar to be approved by the
               Engineer; all fittings to be external
               grade and self-draining; suspended on
               frame of durasteel metal ceiling; 10mm
               G.M.S. rod hangers; as Appendix AA to
               Particular Specification, section K40

               Depth of suspension: not exceeding 1000
               mm

AM930.9        top layer 6 mm thick and bottom layer
               1.2 mm thick; 2 hour fire rating           m2        ***        ***         ***

               Depth of suspension: 4000 - 4500 mm

AM930.10       top layer 6 mm thick and bottom layer
               1.2 mm thick; 2 hour fire rating           m2        ***        ***         ***

               SANITARY ACCESSORIES

AN100.1        Paper hand towel dispensers; fixed to
               concrete block wall                        nr        ***        ***         ***

AN100.2        Paper hand towel dispensers; fixed to
               reinforced concrete wall                   nr        ***        ***         ***

AN300.1        Electric hand dryers; fixed to concrete
               block wall                                 nr        ***        ***         ***

AN300.2        Electric hand dryers; fixed to
               reinforced concrete wall                   nr        ***        ***         ***

AN400.1        Toilet roll holders; stainless steel;
               fixed to concrete block wall               nr        ***        ***         ***

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL6.2/50               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               SANITARY ACCESSORIES

AN400.2        Toilet roll holders; stainless steel;
               fixed to reinforced concrete wall          nr        ***        ***         ***

AN600.1        Soap dispensers; stainless steel
               surface; fixed to concrete block wall      nr        ***        ***         ***

AN600.2        Soap dispensers; stainless steel
               surface; counter top mounted               nr        ***        ***         ***

AN900.1        Soap dishes; semi-recessed; vitreous
               clay; fixed to concrete block wall         nr        ***        ***         ***

AN900.2        Soap dishes; semi-recessed; vitreous
               clay; fixed to reinforced concrete wall    nr        ***        ***         ***

AN900.3        Folding handrail; stainless steel; 32mm
               diameter; 2mm (min) thick; 700mm long;
               including base plate and all other
               necessary accessories; as Drawing nr
               LCC300/31/A16/001                          nr        ***        ***         ***

AN900.4        Grab rail; stainless steel; 32mm
               diameter; 2mm (min) thick; 600mm long;
               including 80mm diameter x 30mm thick
               stainless steel flange; to reinforced
               concrete walls; as Drawing nr
               LCC300/31/A16/001                          nr        ***        ***         ***

AN900.5        Stainless steel hook; fixed to
               concrete block wall; as Drawing nr
               LCC300/31/A40/901                          nr        ***        ***         ***

AN900.6        Waste bins; fixed to reinforced concrete
               wall                                       nr        ***        ***         ***

AN900.7        Waste bins; fixed to concrete
               block wall                                 nr        ***        ***         ***

AN900.8        Urinal divider; vitreous clay; type U4L1   nr        ***        ***         ***

               Seating proprietary bench; angle
               supported; type T6L; as Drawing nr
               LCC300/31/A60/432

AN900.9        bench size 1000 x 300 x 75 mm              nr        ***        ***         ***

AN900.10       bench size 2300 x 300 x 75 mm              nr        ***        ***         ***

               Seating proprietary bench; angle
               supported; type T6M; as Drawing nr
               LCC300/31/A60/433

AN900.11       bench size 500 x 300 x 450 mm high         nr        ***        ***         ***

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL6.2/51               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               SANITARY ACCESSORIES

               Seating proprietary bench; wall mounted;
               type T6R; including hanger rail and shoe rack; as Drawing nr LCC300/31/A60/435

AN900.12       bench size 2000 x 320 x 1600 mm high       nr        ***        ***         ***

               Seating; proprietary bench; wall
               mounted; type T6P; 19mm thick plastic
               laminated plywood with rubber protected
               rounded edge; including hangers and shoe rack; as Drawing nr LCC300/31/A60/435

AN900.13       bench size 600 x 300 x 450 mm high         nr        ***        ***         ***

AN900.14       bench size 980 x 300 x 450 mm high         nr        ***        ***         ***

AN900.15       bench size 1080 x 300 x 450mm high         nr        ***        ***         ***

AN900.16       bench size 1200 x 300 x 450mm high         nr        ***        ***         ***

AN900.17       bench size 1440 x 300 x 450mm high         nr        ***        ***         ***

AN900.18       bench size 1500 x 300 x 450mm high         nr        ***        ***         ***

AN900.19       bench size 1510 x 300 x 450mm high         nr        ***        ***         ***

AN900.20       bench size 2000 x 300 x 450mm high         nr        ***        ***         ***

AN900.21       bench size 3100 x 300 x 450mm high         nr        ***        ***         ***

AN900.22       bench size 3500 x 300 x 450mm high         nr        ***        ***         ***

               Seating proprietary bench; free
               standing; type T6Q; including hanger
               rail and shoe rack; as Drawing nr
               LCC300/31/A60/435

AN900.23       bench size 1500 x 620 x 1600 mm
               high                                       m         ***        ***         ***

AN900.24       bench size 2000 x 620 x 1600 mm
               high                                       m         ***        ***         ***

AN900.25       Fold down seat; type T6V; size 450 x
               300mm; consisting of 1.5mm thick
               stainless steel 316 (hairline finish)
               seat panel; 25 x 25 x 1.5mm stainless
               steel angle; fold down bracket fixed to
               stainless steel angle; hinged fold down
               bracket (heavy duty) with plug and screw
               to wall; as Drawing nr LCC300/31/A60/436   nr        ***        ***         ***

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL6.2/52               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               GLASS WALLING AND SPECIALIST GLAZING

               Framed glass screens

               Framing; stainless steel; two hour fire
               rated; as Appendix AA to Particular
               Specification, section L10 and Drawing
               nr LCC300/31/A40/409

AQ410.1        size of typical bay 1200 x 2140mm high     m2        ***        ***         ***

AQ410.2        size of typical bay 2110 x 2140mm high;
               with 45 degrees turning angle              m2        ***        ***         ***

               Framing; stainless steel; two hour fire
               rated; as Appendix AA to Particular
               Specification, section L10 and Drawing
               nr LCC300/31/A40/410

AQ410.3        size of typical bay 600 x 2140mm high      m2        ***        ***         ***

AQ410.4        size of typical bay 1200 x 2140mm high     m2        ***        ***         ***

               Framing; stainless steel; two hour fire
               rated; as Appendix AA to Particular
               Specification, section L10 and Drawing
               nr LCC300/31/A40/411

AQ410.5        size of typical bay 1200 x 2140mm high     m2        ***        ***         ***

               Framing; stainless steel; two hour fire
               rated; as Appendix AA to Particular
               Specification, section L10 and Drawing
               nr LCC300/31/A40/414

AQ410.6        size of typical bay 600 x 2140mm high      m2        ***        ***         ***

AQ410.7        size of typical bay 1200 x 2140mm high     m2        ***        ***         ***

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL6.2/53               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               GLASS WALLING AND SPECIALIST GLAZING

               Framed glass screens (Cont'd)

               Framing; stainless steel; two hour fire
               rated; as Appendix AA to Particular
               Specification, section L10 and Drawing
               nr LCC300/31/A40/417

AQ410.8        size of typical bay 1200 x 2140mm high     m2        ***        ***         ***

               Framing; stainless steel; two hour fire
               rated; as Appendix AA to Particular
               Specification, section L10 and Drawing
               nr LCC300/31/A40/418

AQ410.9        size of typical bay 1200 x 2140mm high     m2        ***        ***         ***

               Clear toughened laminated glass; 12mm
               thick; two hour fire rated; with 260mm
               high silk screen printing zone; as
               Appendix AA to Particular Specification, section L40 and Drawing nr
               LCC300/31/A23/001, 002

AQ420.1        fixed to stainless steel framing; size
               of typical bay 600 x 2140mm high           m2        ***        ***         ***

AQ420.2        fixed to stainless steel framing; size
               of typical bay 910 x 2140mm high           m2        ***        ***         ***

AQ420.3        fixed to stainless steel framing; size
               of typical bay 1200 x 2140mm high          m2        ***        ***         ***

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL6.2/54               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               GLASS WALLING AND SPECIALIST GLAZING

               Glass doors

               Two hour fire rated pivot hinge glass
               door; double leaf; including but not
               limited to clear toughened laminated
               glass; 12mm thick; fixed to stainless
               steel (hairline finish) frame; 260mm
               high silk screen printing zone and 210mm wide door handle/lock zone; all associated ironmongery; as Appendix AA to Particular Specification, section L10 and Drawing nr LCC300/31/A40/409, 410,
               411, 417 and 418

AQ600.1        size 1800 x 2140mm high                    nr        ***        ***         ***

AQ600.2        size 2400 x 2140mm high                    nr        ***        ***         ***

               Two hour fire rated sliding glass door;
               including but not limited to clear
               toughened laminated glass; 12mm thick;
               fixed to stainless steel (hairline
               finish) frame; 260mm high silk screen
               printing zone and 210mm wide door
               handle/lock zone; as Appendix AA to
               Particular Specification section L10 and
               Drawing nr LCC300/31/A40/410

AQ600.3        size 2400 x 2140mm high                    nr        ***        ***         ***

               GENERAL GLAZING

               Glass

               Clear toughened laminated glass; 12mm
               thick

AS135.1        area 1.3m2; glazing to stainless steel
               internal windows; as Appendix AA to
               Particular Specification section L40 and
               Drawing nr LCC300/31/A23/001, 002          m2        ***        ***         ***

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL6.2/55               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               GENERAL GLAZING

               Glass (Cont'd)

               Clear toughened laminated glass; 12mm
               thick; two hour fire rated

AS135.2        area 1.3m2; glazing to stainless steel
               internal windows; as Appendix AA to
               Particular Specification section L40 and
               Drawing nr LCC300/31/A23/001, 002          m2        ***        ***         ***

               Toughened laminated glass (one way visual panel); 12mm thick; two hour fire rated

AS134          area 0.5-lm2; glazing to stainless steel
               internal windows; as Appendix AA to
               Particular Specification section L40 and
               Drawing nr LCC300/31/A23/001, 002          m2        ***        ***         ***

AS135.3        area 1.3m2; glazing to stainless steel
               internal windows; as Appendix AA to
               Particular Specification section L40 and
               Drawing nr LCC300/31/A23/001, 002          m2        ***        ***         ***

               Plastic Sheet

AS325          Polycarbonate; 19mm thick; burglar
               resistance polycarbonate sheet; size
               1200 x 1200mm high; to schroff counter;
               with counter speech holes; as Drawing nr
               LCC300/31/A60/324                          m2        ***        ***         ***

               Mirrors

AS500.1        Mirror; stainless steel; 6 mm thick; 450
               x 900 mm high; vandal resistant; mounted
               to wall; including fixing bolt             nr        ***        ***         ***

               Glass mirror; 6 mm thick; with 18 mm
               thick backing board; (marine quality);
               stainless steel angle frame; 18 mm long
               countersunk stainless steel screw,
               sealants and sealing tape; as Drawing nr
               LCC300/31/A60/407

AS500.2        size 450 x 600 mm high                     nr        ***        ***         ***

AS500.3        size 740 x 900 mm high                     nr        ***        ***         ***

AS500.4        size 900 x 900 mm high                     nr        ***        ***         ***

AS500.5        size 1200x 900 mm high                     nr        ***        ***         ***
--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL6.2/56               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               GLAZING

               Mirrors (Cont'd)

               Glass mirror; 6 mm thick; with 18 mm
               thick backing board; (marine quality);
               stainless steel angle frame; 18 mm long
               countersunk stainless steel screw,
               sealants and sealing tape; as Drawing nr
               LCC300/31/A60/407 (Cont'd)

AS500.6        size 1400 x 900 mm high                    nr        ***        ***         ***

AS500.7        size 1500 x 900 mm high                    nr        ***        ***         ***

AS500.8        size 1600 x 900 mm high                    nr        ***        ***         ***

AS500.9        size 1650 x 900 mm high                    nr        ***        ***         ***

AS500.10       size 1700 x 900 mm high                    nr        ***        ***         ***

AS500.11       size 1800 x 900 mm high                    nr        ***        ***         ***

AS500.12       size 1970 x 900 mm high                    nr        ***        ***         ***

AS500.13       size 2000 x 900 mm high                    nr        ***        ***         ***

AS500.14       size 2185 x 900 mm high                    nr        ***        ***         ***

AS500.15       size 2250 x 900 mm high                    nr        ***        ***         ***

AS500.16       size 2310 x 900 mm high                    nr        ***        ***         ***

AS500.17       size 2440 x 900 mm high                    nr        ***        ***         ***

AS500.18       size 2500 x 900 mm high                    nr        ***        ***         ***

AS500.19       size 2620 x 900 mm high                    nr        ***        ***         ***

AS500.20       size 2690 x 900 mm high                    nr        ***        ***         ***

AS500.21       size 3000 x 900 mm high                    nr        ***        ***         ***

               Glass mirror; type 6 mm thick; type T7D;
               with 18mm thick backing board; (marine
               quality); stainless steel angle frame;
               18 mm long countersunk stainless steel
               screw, sealants and sealing tape; as
               Drawing nr LCC300/31/A60/407

AS500.22       size 600 x 1800mm high                     nr        ***        ***         ***

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL6.2/57               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2           ***
                                                                                        ----------

                                                                         [STAMP]

Rev.0 : 26 April 2002               LSL6.2/58               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL6.2           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL6.2/59               Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

              ITEM DESCRIPTION                          AMOUNT HK$
------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL6.2
: Fixed Fitting-out Works for Government
Office Accomodation (EPIW) (Option 1)

Brought Forward

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------------------------------------------------------------------
                                     Carried Forward        ***
                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002             LSL6.2/COL/1              Contract No. LCC-300

Contract No. LCC-300                 Cost Centre L : EPIW - STRUCTURE (OPTION 1)
Lump Sum Breakdown                     L6 : Counters and Fixed Fitting-Out Works
Lump Sum Item LSL6.2               L6.2 : Fixed Fitting-out Works for Government
                                           Office Accommodation (EPIW)(Option 1)

              ITEM DESCRIPTION                          AMOUNT HK$
------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL6.2
: Fixed Fitting-out Works for Government
Office Accomodation (EPIW) (Option 1)

Brought Forward

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Page No. LSL6.2/48                                          ***

Page No. LSL6.2/49                                          ***

Page No. LSL6.2/50                                          ***

Page No. LSL6.2/51                                          ***

Page No. LSL6.2/52                                          ***

Page No. LSL6.2/53                                          ***

Page No. LSL6.2/54                                          ***

Page No. LSL6.2/55                                          ***

Page No. LSL6.2/56                                          ***

Page No. LSL6.2/57                                          ***

Page No. LSL6.2/58                                          ***

Page No. LSL6.2/59                                          ***

------------------------------------------------------------------
                        Total of Lump Sum Item LSL6.2       ***
                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002             LSL6.2/COL/2              Contract No. LCC-300

Contract No. LCC-300                            Cost Centre L : EPIW - STRUCTURE
Lump Sum Breakdown                        L7 : Reprovision of Police Check Point
Lump Sum Item LSL7.1   L7.1 : Reprovision of Police Check Point (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               ROADS AND PAVINGS

               Ancillaries

R899           Electric drop arm barriers, complete
               including but not limited to flashing
               high intensity lights, operator control
               systems, cabling, as per Appendix II to
               Particular Specification                   nr        ***        ***         ***

               MISCELLANEOUS WORK

X999           Flood lighting as Appendix II to the
               Particular Specification                   sum       ***        ***         ***

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL7.1           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL7.1/1                Contract No. LCC-300

Contract No. LCC-300                            Cost Centre L : EPIW - STRUCTURE
Lump Sum Breakdown                        L7 : Reprovision of Police Check Point
Lump Sum Item LSL7.1   L7.1 : Reprovision of Police Check Point (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Contractor's Other Charges

               The Contractor shall enter hereunder any specific item of work or obligation or thing which is necessary for the execution of the Works, as required by the Contract, which has been omitted from or has not been separately itemised in this Lump Sum Breakdown and for which a separate charge is required.

               The unit of measurement for any
               Contractor's Other Charges shall be
               "sum", with Quantity and Rate columns
               entered with "N/A".

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL7.1           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL7.1/2                Contract No. LCC-300

Contract No. LCC-300                            Cost Centre L : EPIW - STRUCTURE
Lump Sum Breakdown                        L7 : Reprovision of Police Check Point
Lump Sum Item LSL7.1   L7.1 : Reprovision of Police Check Point (EPIW)(Option 1)

ITEM CODE                   ITEM DESCRIPTION              UNIT    QUANTITY   RATE HK$   AMOUNT HK$
--------------------------------------------------------------------------------------------------
               GENERAL ITEMS

               Method-Related Charges

               The Contractor shall enter hereunder in
               detail any method related charges items
               in accordance with CESMM3 Section 7

--------------------------------------------------------------------------------------------------
                                           To Collection of Lump Sum Item LSL7.1           ***
                                                                                        ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002               LSL7.1/3                Contract No. LCC-300

Contract No. LCC-300                           Cost Centre L : EPIW - STRUCTURE
Lump Sum Breakdown                        L7 : Reprovision of Police Check Point
Lump Sum Item LSL7.1   L7.1 : Reprovision of Police Check Point (EPIW)(Option 1)

              ITEM DESCRIPTION                          AMOUNT HK$
------------------------------------------------------------------

COLLECTION OF LUMP SUM ITEM LSL7.1
Reprovision of Police Check Point (EPIW) (Option 1)



Page No. LSL7.1/1                                           ***

Page No. LSL7.1/2                                           ***

Page No. LSL7.1/3                                           ***

-------------------------------------------------------------------
                            Total of Lump Sum Item LSL7.1   ***
                                                         ----------

                                                                         [STAMP]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Rev.0 : 26 April 2002             LSL7.1/COL/1              Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES


                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                             SCHEDULE OF MILESTONES

                                     (OPTION 1)

                                                                         [STAMP]

Rev.0: 26 April 2002                                        Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE K
                     EPIW - EARTHWORK AND PILING (OPTION 1)

   IPS                                                               DATE FOR
MILESTONE                                                         ACHIEVEMENT OF
   NO.                     ACTIVITY DESCRIPTION                      MILESTONE
--------------------------------------------------------------------------------
   K1          Complete piling works for Connecting Link         25 July 2003
               Bridge

   K2          Complete earthworks for widening of Lok Ma       27 August 2003
               Chau Road CH220 - CH900, except the area at the culvert at Chau Tau Tsuen Road.

   K3          Complete the prefabricated vertical drain and     30 May 2004
               surcharge at new EVA

   K4          Complete all piling works for Ha Wan Channel   24 September 2004
               Bridge and associated north extended
               abutments

   K5          Complete removal of surcharge at new EVA        27 December 2004

   K6          Complete earthworks for construction of new       27 May 2005
               EVA CH1100-CH2000

   K7          Complete earthworks for widening of boundary      29 July 2005
               patrol road CH2000-CH2695

   K8          1. Complete earthworks for Connecting Link      26 August 2005
                  Bridge

               2. Complete earthworks for widening of
                  existing access road CH900-CH1100

   K9          Complete all remaining earthworks for           24 March 2006
               widening of Lok Ma Chau Road CH220-CH900

   K10         Complete all works in this Cost Centre         30 September 2006

                                                                         [STAMP]

Rev.1: 28 June 2002              SM/1(Option 1)             Contract No. LCC-300
Addendum No. 1

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                             SCHEDULE OF MILESTONES

                                  COST CENTRE L
                           EPIW - STRUCTURE (OPTION 1)

   IPS                                                               DATE FOR
MILESTONE                                                         ACHIEVEMENT OF
   NO.                     ACTIVITY DESCRIPTION                      MILESTONE
--------------------------------------------------------------------------------

   L1          1. Handover Link Bridge Site area to the Link   27 September 2003
                  Bridge Contractor

               2. Complete widening works of Lok Ma Chau
                  Road up to the base-course from CH220 to CH900, except the area at the culvert at Chau Tau Tsuen Road.

   L2          1. Complete the culvert at Chau Tau Tsuen         28 March 2004
                  Road

               2. Complete the Ha Wan Channel Culvert
                  Extension

   L3          Complete installation of all geotechnical         30 June 2004
               instruments at the new EVA.

   L4          1. Complete the Ha Wan Channel Bridge             25 March 2005

               2. Complete the lining extension for the Ha
                  Wan Channel

   L5          1. Complete new EVA from chainage 1100 to        18 October 2005
                  chainage 2000

               2. Complete all structures and all E & M
                  services installation, inspection and
                  substantial testing and commissioning for the Link Bridge

   L6          Complete widening of existing access road       24 February 2006
               from chainage 900 to chainage 1100


   L7          1. Complete Immigration and Customs Counters       1 June 2006

               2. Complete all fitting-out works in all
                  Government accommodation

               3. Complete all roadworks in this Cost Centre

   L8          Complete all works in this Cost Centre          30 September 2006

                                                                         [STAMP]

Rev.2: 28 October 2002           SM/2(Option 1)             Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                           INTERIM PAYMENT SCHEDULE


                                   APPENDIX 2

                                       TO

                               THE FORM OF TENDER

                                PRICING DOCUMENT

                            INTERIM PAYMENT SCHEDULE

                                   (OPTION 1)

                                                                         [STAMP]

Rev.0: 26 April 2002                                        Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                           INTERIM PAYMENT SCHEDULE

                LCC-300 LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                       INTERIM PAYMENT SCHEDULE (OPTION 1)

                          COST CENTRE K           COST CENTRE L
                     ----------------------  ----------------------
VALUATION  CALENDAR  CUMULATIVE              CUMULATIVE
   NO.      MONTH        %       MILESTONES       %      MILESTONES
-------------------------------------------------------------------

    1      Nov-02       ***                     ***

    2      Dec-02       ***                     ***

    3      Jan-03       ***                     ***

    4      Feb-03       ***                     ***

    5      Mar-03       ***                     ***

    6      Apr-03       ***                     ***

    7      May-03       ***                     ***

    8      Jun-03       ***                     ***

    9      Jul-03       ***          K1         ***

    10     Aug-03       ***          K2         ***

    11     Sep-03       ***                     ***         L1

    12     Oct-03       ***                     ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1: 28 June 2002            IPS/1(Option 1)             Contract No. LCC-300
Addendum No. 1

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                           INTERIM PAYMENT SCHEDULE

                LCC-300 LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                       INTERIM PAYMENT SCHEDULE (OPTION 1)

                          COST CENTRE K           COST CENTRE L
                     ----------------------  ----------------------
VALUATION  CALENDAR  CUMULATIVE              CUMULATIVE
   NO.      MONTH        %       MILESTONES      %       MILESTONES
-------------------------------------------------------------------

   13      Nov-03       ***                     ***

   14      Dec-03       ***                     ***

   15      Jan-04       ***                     ***

   16      Feb-04       ***                     ***

   17      Mar-04       ***                     ***         L2

   18      Apr-04       ***                     ***

   19      May-04       ***          K3         ***

   20      Jun-04       ***                     ***         L3

   21      Jul-04       ***                     ***

   22      Aug-04       ***                     ***

   23      Sep-04       ***          K4         ***

   24      Oct-04       ***                     ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev. 1: 28 June 2002            IPS/2(Option 1)             Contract No. LCC-300
Addendum No. 1

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                           INTERIM PAYMENT SCHEDULE

                LCC-300 LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                       INTERIM PAYMENT SCHEDULE (OPTION 1)

                          COST CENTRE K           COST CENTRE L
                     ----------------------  ----------------------
VALUATION  CALENDAR  CUMULATIVE              CUMULATIVE
   NO.      MONTH        %       MILESTONES      %       MILESTONES
-------------------------------------------------------------------

   25      Nov-04       ***                     ***

   26      Dec-04       ***          K5         ***

   27      Jan-05       ***                     ***

   28      Feb-05       ***                     ***

   29      Mar-05       ***                     ***         L4

   30      Apr-05       ***                     ***

   31      May-05       ***          K6         ***

   32      Jun-05       ***                     ***

   33      Jul-05       ***          K7         ***

   34      Aug-05       ***          K8         ***

   35      Sep-05       ***                     ***

   36      Oct-05       ***                     ***         L5

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2: 28 October 2002          IPS/3 (Option 1)            Contract No. LCC-300

FORM OF TENDER
APPENDIX 2 - PRICING DOCUMENT                           INTERIM PAYMENT SCHEDULE

                LCC-300 LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                       INTERIM PAYMENT SCHEDULE (OPTION 1)

                          COST CENTRE K           COST CENTRE L
                     ----------------------  ----------------------
VALUATION  CALENDAR  CUMULATIVE              CUMULATIVE
   NO.      MONTH        %       MILESTONES      %       MILESTONES
-------------------------------------------------------------------

   37      Nov-05       ***                     ***

   38      Dec-05       ***                     ***

   39      Jan-06       ***                     ***

   40      Feb-06       ***                     ***         L6

   41      Mar-06       ***          K9         ***

   42      Apr-06       ***                     ***

   43      May-06       ***                     ***

   44      Jun-06       ***                     ***         L7

   45      Jul-06       ***                     ***

   46      Aug-06       ***                     ***

   47      Sep-06       ***          K10        ***         L8

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.2: 28 October 2002          IPS/4 (Option 1)            Contract No. LCC-300

FORM OF TENDER

Note: Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "***." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                       KOWLOON CANTON RAILWAY CORPORATION
                              EAST RAIL EXTENSIONS

                                CONTRACT LCC-300

                    LOK MA CHAU TERMINUS AND ASSOCIATED WORKS

                                 FORM OF TENDER

                                  (PART 8 OF 8)

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

FORM OF TENDER                                                           ANNEX 1
APPENDIX 2 - PRICING DOCUMENT                                            ABWFSMM

                                     Annex 1

                         Standard Method of Measurement

                   Architectural Builder's Works and Finishes

                                July 1998 Edition

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

Standard Method of Measurement Architectural Builder's Works and Finishes

[KCRC MAP]

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                              East Rail Extensions

                       KOWLOON-CANTON RAILWAY CORPORATION

                   ARCHITECTURAL BUILDER'S WORKS AND FINISHES

                         STANDARD METHOD OF MEASUREMENT

Acknowledgement:

Kowloon-Canton Railway Corporation wish to thank The Mass Transit Railway Corporation for making this document available for use on the KCRC East Rail Extensions Project.

ABWF Standard Method of Measurement

                   ARCHITECTURAL BUILDIER'S WORKS AND FINISHES
                         STANDARD METHOD OF MEASUREMENT

                                    CONTENTS

Section 1.   General Principles                                        i - ii

Section 2.   Work Classification                                        iii

             Class AA   :   Roof Tiling and Metal Roof Cladding      AA/1-AA/4

             Class AB   :   Partitions                               AB/1-AB/2

             Class AC   :   Carpentry & Joinery                      AC/1-AC/4

             Class AD   :   Ironmongery                              AD/1-AD/4

             Class AE   :   Metal Doors and Frames                   AE/1-AE/4

             Class AF   :   Metal Shutters, Windows and Louvres      AF/1-AF/2

             Class AG   :   Metal Cladding                           AG/1-AG/2

             Class AH   :   Specialist Architectural Metalwork       AH/1-AH/4

             Class AI   :   Signs and Advertising Panels             AI/1-AI/4

             Class AJ   :   Plastering, Rendering and Wall Linings   AJ/1-AJ/4

             Class AK   :   Tiling                                   AK/1-AK/4

             Class AL   :   Flexible Sheeting and Tiling             AL/1-AL/4

             Class AM   :   Ceiling Systems                          AM/1-AM/4

             Class AN   :   Sanitary Accessories                     AN/1-AN/2

             Class AO   :   Stonework                                AO/1-AO/4

             Class AP   :   Curtain Walling                          AP/1-AP/4

             Class AQ   :   Glass Walling and Specialist Glazing     AQ/1-AQ/6

             Class AR   :   Skylights                                AR/1-AR/2

             Class AS   :   General Glazing                          AS/1-AS/2

             Class AT   :   Architectural Coatings and Special
                            Finishings                               AT/1-AT/2

                                                                       July 1998

ABWF Standard Method of Measurement

                   ARCHITECTURAL BUILDIER'S WORKS AND FINISHES
                         STANDARD METHOD OF MEASUREMENT

                                    CONTENTS

Section 1.   General Principles                                        i - ii

Section 2.   Work Classification                                        iii

             Class AA   :   Roof Tiling and Metal Roof Cladding      AA/1-AA/4

             Class AB   :   Partitions                               AB/1-AB/2

             Class AC   :   Carpentry & Joinery                      AC/1-AC/4

             Class AD   :   Ironmongery                              AD/1-AD/4

             Class AE   :   Metal Doors and Frames                   AE/1-AE/4

             Class AF   :   Metal Shutters, Windows and Louvres      AF/1-AF/2

             Class AG   :   Metal Cladding                           AG/1-AG/2

             Class AH   :   Specialist Architectural Metalwork       AH/1-AH/4

             Class AI   :   Signs and Advertising Panels             AI/1-AI/4

             Class AJ   :   Plastering, Rendering and Wall Linings   AJ/1-AJ/4

             Class AK   :   Tiling                                   AK/1-AK/4

             Class AL   :   Flexible Sheeting and Tiling             AL/1-AL/4

             Class AM   :   Ceiling Systems                          AM/1-AM/4

             Class AN   :   Sanitary Accessories                     AN/1-AN/2

             Class AO   :   Stonework                                AO/1-AO/4

             Class AP   :   Curtain Walling                          AP/1-AP/4

             Class AQ   :   Glass Walling and Specialist Glazing     AQ/1-AQ/6

             Class AR   :   Skylights                                AR/1-AR/2

             Class AS   :   General Glazing                          AS/1-AS/2

             Class AT   :   Architectural Coatings and Special
                            Finishings                               AT/1-AT/2

                                                                       July 1998

ABWF Standard Method of Measurement

  SECTION 1. GENERAL PRINCIPLES

  Title application and extent     1.1  The title of this document is
                                        Architectural Builder's Works and
                                        Finishes Standard Method of Measurement, which is abbreviated to ABWFMM. The
                                        ABWFMM is intended to be used in
                                        conjunction with the Conditions of
                                        Contract, other Standard Methods of
                                        Measurement referred to in the Preamble
                                        to the Bill of Quantities and the
                                        Preamble to the Bill of Quantities and
                                        only in connection with architectural
                                        builder's works and finishes.

                                   1.2  (a) The Classes in the ABWFMM are
                                            supplemental to those contained in
                                            the Civil Engineering Standard
                                            Method of Measurement, third
                                            edition (CESMM3), reprinted with
                                            corrections in 1992, as amended by
                                            the Preamble to the Bill of
                                            Quantities.

                                        (b) Sections 1 to 8 of CESMM3 as amended
                                            by the Preamble to the Bill of
                                            Quantities shall apply to the
                                            preparation of Bills of Quantities
                                            in accordance with the ABWFMM.

                                        (c) CESMM3 Classes A to Y as amended by
                                            the Preamble to the Bill of
                                            Quantities shall be used in
                                            preparing architectural builder's
                                            works and finishes Bills of
                                            Quantities insofar as the items
                                            included in those Classes are
                                            required in the Bill of Quantities.

  CESMM3 Classes                   2.   References to Classes A to Y in the
                                        ABWFMM are references to CESMM3 Classes
                                        and where work is excluded from the
                                        ABWFMM and identified as being included
                                        in any Class in CESMM3 then it shall be
                                        measured in accordance with CESMM3 and
                                        the Preamble to the Bill of Quantities
                                        and included in the Bill of Quantities.

                                        i                              July 1998

ABWF Standard Method of Measurement

  Measurement and                  3.   Where ABWFMM Measurement Rules require
  pricing of items of                   that the areas of an item of work
  in which other                        measured shall include areas occupied by
  items of                              another item of measurable work which is
  work occur                            itself also a separate measurable item
                                        in accordance with the ABWFMM, the
                                        measurements of the quantities for the
                                        former in which the latter occurs shall
                                        include the areas occupied by the
                                        latter. The price for the measured item
                                        of the latter is therefore effectively
                                        extra only over the price for the
                                        measured item of the former.

                                        Examples :  Class AA Measurement Rule
                                                    M5 "areas of roof tiling
                                                    measured shall include areas
                                                    occupied by roof tiling
                                                    ancillaries";

                                                    Class AK Measurement Rule M6
                                                    "areas measured for work in
                                                    which round edge tiles,
                                                    coves, beads, mouldings and
                                                    the like occur shall include
                                                    areas occupied by round edge
                                                    tiles, coves, beads,
                                                    mouldings and the like."

  Joints                           4.   "Joints" referred to in the Coverage
                                        Rules of the ABWFMM shall mean all types of joints including but not limited to butt joints, filler joints, movements joints, expansion and contraction joints, control joints and the like of any material (e.g. mortar, sealants, backing rods, metal sections, etc), whether within the body of an item of work and/or at the boundary of an item of work, and shall be deemed to include all works necessary for the proper execution and completion of the joints.

                                        ii                             July 1998

ABWF Standard Method of Measurement

  SECTION 2. WORK CLASSIFICATION

  Class AA     :     Roof Tiling and Metal Roof Cladding               AA/1-AA/4

  Class AB     :     Partitions                                        AB/1-AB/2

  Class AC     :     Carpentry & Joinery                               AC/1-AC/4

  Class AD     :     Ironmongery                                       AD/1-AD/4

  Class AE     :     Metal Doors and Frames                            AE/1-AE/4

  Class AF     :     Metal Shutters, Windows and Louvres               AF/1-AF/2

  Class AG     :     Metal Cladding                                    AG/1-AG/2

  Class AH     :     Specialist Architectural Metalwork                AH/1-AH/4

  Class AI     :     Signs and Advertising Panels                      AI/1-AI/4

  Class AJ     :     Plastering, Rendering and Wall Linings            AJ/1-AJ/4

  Class AK     :     Tiling                                            AK/1-AK/4

  Class AL     :     Flexible Sheeting and Tiling                      AL/1-AL/4

  Class AM     :     Ceiling Systems                                   AM/1-AM/4

  Class AN     :     Sanitary Accessories                              AN/1-AN/2

  Class AO     :     Stonework                                         AO/1-AO/4

  Class AP     :     Curtain Walling                                   AP/1-AP/4

  Class AQ     :     Glass Walling and Specialist Glazing              AQ/1-AQ/6

  Class AR     :     Skylights                                         AR/1-AR/2

  Class AS     :     General Glazing                                   AS/1-AS/2

  Class AT     :     Architectural Coatings and Special Finishings     AT/1-AT/2

                                        iii                            July 1998

ABWF Standard Method of Measurement

CLASS AA : ROOF TILING AND METAL ROOF CLADDING

Includes : Roof tiling and ancillaries
           Metal roof cladding and ancillaries
           Roof lights forming an integral part of roof cladding

Excludes : Precast concrete slabs (included in class H)
           Structural metal frames (included in class M)
           Miscellaneous metal framing (included in class N)
           Waterproofing work (included in class W)
           Metal cladding (included in class AG)
           Skylights (included in class AR)
           General roofing drainage and guttering (included in BSMM)

FIRST DIVISION               SECOND DIVISION            THIRD DIVISION
--------------------------------------------------------------------------------------------------
1 Roof tiling                1 Precast concrete tiles   1 Upper surfaces inclined
                             2 Plain tiles                at an angle not
                             3 Interlocking tiles         exceeding 30 DEG. to the
                             4 Chinese tiles              horizontal                          m/2/
                                                        2 Upper surfaces inclined
                                                          at 30 DEG. - 60 DEG. to the
                                                          horizontal                          m/2/
                                                        3 Surfaces inclined at an
                                                          angle exceeding 60 DEG. to
                                                          the horizontal                      m/2/
                                                        4 Curved surfaces                     m/2/
                                                        5 Domed surfaces                      m/2/
                                                        6 Surfaces of width not
                                                          exceeding 300mm                     m
                                                        7 Surfaces of width
                                                          300mm - 1m                          m

                                                        8 Isolated groups of
                                                          surfaces                            nr

2 Roof tiling ancillaries                               1 Hips                                m
                                                        2 Valleys                             m
                                                        3 Ridges                              m
                                                        4 Verges                              m
                                                        5 Eaves courses                       m
                                                        6 Ornamental tiles                    nr

                                        AA/1                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AA

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         RULES
---------------------------------------------------------------------------------------------------------------------------------
M1 The areas measured                                   C1 Items for work in this class        A1  Where the colour of roof
shall be those of the                                   shall be deemed to include :           tiling and roof cladding
surfaces covered. No                                                                           specified is not within the
deduction from the areas                                   a) preparation of background,       manufacturer's standard
measured shall be made for                                    overlaps, joints, mitres,        colour ranges in accordance
holes and openings each not                                   angles, seams, rolls, fillets    with BS or RAL or DIN
exceeding 0.5m/2/ in area.                                    and the like.                    international colour standards
                                                                                               the item descriptions shall so
                                                           b) laying to falls or cambers.      state and also identify the
                                                                                               colour.
                                                           c) all cutting at square and
                                                              raking abutments, top
                                                              edges, verges and the like,
                                                              bedding and pointing leaves,
                                                              verges and the like and
                                                              cutting and fitting around
                                                              outlets, pipes and the like.

                                                           d) drilling or cutting of other
                                                              work.

                                                           e) coloured roof tiling and roof
                                                              cladding from manufacturers
                                                              standard colour ranges in
                                                              accordance with BS or RAL
                                                              or DIN international colour
                                                              standards.

                                                           f) any other items of a like
                                                              nature to the foregoing.

M2 Surfaces of width not     D1 Roof tiling shall be    C2 Items for roof tiling, other than   A2 Item descriptions for roof
exceeding 1m shall not be    classed as to curved or    precast concrete tiles, shall be       tiling shall state type and size
distinguished by             domed surfaces only        deemed to be single course and single  of tiles, material on which the
inclination or by            where a radius of          layer unless otherwise described.      tiling is to be laid, and
curvature.                   curvature of the surface                                          method of fixing.
                             is less than 10m.
                                                                                               A3 Tiles with special
M3 Roof tiling classed as                               C3 Items for hips, valleys, ridges,    features shall be identified in
to curved or domed surfaces                             verges and eaves courses shall be      item descriptions.
shall not be distinguished                              deemed to include fair ends, stop
by inclination.                                         ends, intersections and the like.      A4 Gauge and lap of roof
                                                                                               tiling, other than precast
                                                                                               concrete tiles, shall be stated
                                                                                               in item descriptions.

                                                                                               A5 Item descriptions for roof
                                                                                               tiling, other than precast
                                                                                               concrete tiles, shall identify
                                                                                               roof tiling with double course
M4 Isolated groups of        D2 Isolated groups of                                             or double layer.
surfaces of different        surfaces shall be classed
shape or dimensions shall    as such only where the                                            A6 Item descriptions for
be measured as separate      total surface area of                                             isolated groups of surfaces shall
items.                       each group does not                                               identify the work to be
                             exceed 6m/2/.                                                     roofed and state its location.

M5 Areas of roof tiling
measured shall include
areas occupied by roof
tiling ancillaries.

                                        AA/2                           July 1998

ABWF Standard Method of Measurement

CLASS AA

FIRST DIVISION               SECOND DIVISION            THIRD DIVISION
--------------------------------------------------------------------------------------------------
3 Roof cladding              1 Aluminium                1 Upper surfaces inclined at
                             2 Plastic clad aluminium     an angle not exceeding
                             3 Profiled aluminium         30 DEG. to the horizontal           m/2/
                             4 Profiled plastic clad    2 Upper surfaces inclined at
                               aluminium                  30 DEG. - 60 DEG. to the
                             5 Galvanised mild steel      horizontal                          m/2/
                             6 Coated mild steel        3 Surfaces inclined at an
                             7 Other materials (type      angle exceeding 60 DEG. to
                               to be stated)              the horizontal                      m/2/
                                                        4 Curved surfaces                     m/2/
                                                        5 Domed surfaces                      m/2/
                                                        6 Surfaces of width not
                                                          exceeding 300mm                     m
                                                        7 Surfaces of width 300mm - 1m        m

                                                        8 Isolated groups of surfaces         nr

4 Roof cladding ancillaries                             1 Filler pieces, ridges  and
                                                          hip cappings, barge
                                                          boards and corner pieces,
                                                          flashings and the like              m
                                                        2 Louvres                             m
                                                        3 Cranked and turned up
                                                          sheets                              m
                                                        4 Capped ends, finials and
                                                          the like to ridges and  hip
                                                          cappings                            nr
                                                        5 Roof ventilators                    nr

5 Roof lights and special                               1 Dead lights                         nr
  sheets to roof cladding                               2 Open lights                         nr
                                                        3 Transparent plastic sheets          nr
                                                        4 Ventilator sheets                   nr
                                                        5 Sheets with soaker
                                                          flanges                             nr

                                        AA/3                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AA

(see rules at head of class on page AA/2)

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         RULES
---------------------------------------------------------------------------------------------------------------------------------
M6 Surfaces of width not     D3  Roof cladding shall    C4 Items for roof cladding, roof       A7 Item descriptions for roof
exceeding 1m shall not be    be classed as to curved    cladding ancillaries and roof lights   cladding shall state :
distinguished by             or domed surfaces only     and special sheets to roof cladding
inclination or by            where a radius of          shall be deemed to include                a) type and minimum
curvature.                   curvature of the surface   sealants.                                    thickness of cladding.
                             is less than 10m.
M7 Roof cladding classed as                                                                       b) method of fixing the
to curved or domed surfaces  D4 Isolated groups of      C5 Items for roof cladding, roof             cladding and any
shall not be distinguished   surfaces shall be classed  cladding ancillaries and roof lights         bedding required.
by inclination.              as such only where the     and special sheets to roof cladding
                             total surface area of      shall be deemed to include all         A8 Item descriptions for
                             each group does not        necessary purlins, cladding            profiled roof cladding shall state
                             exceed 6m/2/.              rails, framing, fixings and the        the profile where specifically
                                                        like necessary to fix them to          required.
                                                        the building structure.
                                                                                               A9 Insulation forming an
                                                                                               integral part of the roof cladding
M8 Isolated groups of                                                                          shall be identified in item
surfaces of different shape                                                                    descriptions and fully
or dimensions shall be                                                                         described.
measured as separate items.
                                                                                               A10 Item descriptions for
                                                                                               isolated groups of surfaces shall
                                                                                               identify the work to be covered
                                                                                               with roof cladding and state its
                                                                                               location.

M9 Areas of roof cladding                                                                      A11 Roof cladding ancillaries
measured shall include                                                                         shall each be measured
areas occupied by cranked                                                                      separately and fully described.
and turned up sheets.

M1O Areas of roof                                                                              A12 Roof lights and special
cladding measured shall                                                                        sheets shall each be measured
include areas occupied by                                                                      separately and fully described.
roof lights and special
sheets.                                                                                        A13  Item descriptions for
                                                                                               sheets with soaker flanges for
                                                                                               pipes shall state the size of
                                                                                               pipes in 50mm stages.

Note
Roof tiling and roof cladding may be measured by the number of isolated groups of surfaces of the same shape and dimensions instead of by the length or area of the separate surfaces.

                                        AA/4                           July 1998

ABWF Standard Method of Measurement

CLASS AB : PARTITIONS

Includes : Proprietary partitions including doors, glazed panels, access panels, windows and skirtings
           Non-proprietary partitions
           Proprietary toilet cubicles including doors and ironmongery Insulation forming an integral part of partitions

Excludes : Brick partitions and concrete block partitions (included in class U)
           Painting and architectural coatings and specialist finishings (included in classes V and AT)
           Timber doors, access panels, frames to doors and access panels, and skirtings to non-proprietary partitions (included in AC)
           Metal doors and metal windows to non-proprietary partitions (included in classes AE and AF)
           Stone partitions (included in class AO)
           Glass partitions (included in class AQ)
           Glass block partitions (included in class AS)
           Glass to non-proprietary partitions (included in class AS)

FIRST DIVISION               SECOND DIVISION           THIRD DIVISION
--------------------------------------------------------------------------------
1 Proprietary partitions     1 Partitions           m

                             2 Ends, angles and
                               intersections       nr  1 Stops ends
                                                       2 Angles
                                                       3 Three way intersections
                                                       4 Four way intersections

                             3 Doors               nr
                             4 Glazed panels       nr
                             5 Access panels       nr
                             6 Windows             nr

2 Non-proprietary            1 Partitions           m
  partitions                 2 Forming openings
                               for doors           nr
                             3 Forming openings
                               for glazed panels   nr
                             4 Forming openings
                               for access panels   nr
                             5 Forming openings
                               for windows         nr

3 Proprietary toilet
  cubicles               nr

                                        AB/1                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AB

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         RULES
---------------------------------------------------------------------------------------------------------------------------------
M1 Doors, glazed panels,                                C1 Items for work in this class
access panels and windows                               shall be deemed to include :
in proprietary partitions
are included in this                                       a) preparation of background.
class. Doors, glazed
panels, access panels and                                  b) joints.
windows in
non-proprietary                                            c) anchorages, bolts, screws
partitions are excluded                                       and other fixings.
from this class and shall
be classed appropriately.                                  d) drilling or cutting of other
Forming openings for                                          work.
doors, glazed panels,
access panels and windows                                  e) any other items of a like
in non-proprietary                                            nature to the foregoing.
partitions are included
in this class.

M2 The length measured
for partitions shall
exclude the length of
voids which extend to the
full height of the
partition other than
voids for full height
doors, glazed panels,
access panels and
windows.

                                                        C2 Items for partitions shall be       A1 Item descriptions for
                                                        deemed to include notching or          partitions shall fully describe
                                                        framing around ducts, beams,           the partitions and state the
                                                        power points or other projections.     height and method of fixing
                                                                                               at top and bottom.
                                                        C3 Items for partitions shall be
                                                        deemed to include framing and          A2 Skirtings and cable duct
                                                        linings.                               skirtings associated with
                                                                                               proprietary partitions shall be
                                                        C4 Items for doors, glazed panels,     identified in item
                                                        access panels and windows in           descriptions.
                                                        proprietary partitions shall be
                                                        deemed to include :                    A3 Item descriptions for
                                                                                               doors, glazed panels, access
                                                           a) forming openings in              panels and windows in
                                                              partitions.                      proprietary partitions shall
                                                                                               state the size and fully
                                                           b) ironmongery, glass, linings,     describe the doors, glazed
                                                              frames and the like.             panels, access panels and
                                                                                               windows.
                                                        C5 Items for non-proprietary
                                                        partitions shall be deemed to include  A4 Insulation forming an
                                                        stop ends, angles and intersections.   integral part of partitions
                                                                                               shall be identified in item
                                                        C6 Items for forming openings for      descriptions and fully
                                                        glazed panels and forming openings     described.
                                                        for windows in non-proprietary
                                                        partitions shall be deemed to          A5 Item descriptions for
                                                        include frames, mullions, transoms     forming openings in non-
                                                        and the like.                          proprietary partitions shall
                                                                                               state the size of openings.

                                                        C7 Items for proprietary toilet        A6 Items descriptions for
                                                        cubicles shall be deemed to            proprietary toilet cubicles shall
                                                        include all doors, ironmongery,        state the overall dimensions,
                                                        accessories, clips, brackets,          number of compartments,
                                                        fittings and the like.                 finishing materials and
                                                                                               method of fixing.

                                        AB/2                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AC

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         RULES
----------------------------------------------------------------------------------------------------------------------------------
M1 The lengths and areas                                C1 Items for carpentry and             A1 Item descriptions for
measured for carpentry                                  joinery shall be deemed to             carpentry and joinery shall
and joinery items shall,                                include:                               state the materials.
subject to Rule M4, be
measured net with no                                       a) cutting, nailing,                A2 Item descriptions for
allowance for joints or                                       countersinking,                  circular work shall so state.
laps.                                                         pelleting, glueing,
                                                              plugging, screwing,
M2 No deduction from the                                      framing up, notching,
areas measured shall be                                       holes, housing ends,
made for holes and                                            mitres, ends, angles,
openings each not                                             junctions, wedges,
exceeding 0.5m/2/ in                                          pins,
area.                                                         short lengths,
                                                              lippings,
M3 The dimensions of                                          stops, splayed or
timber shall be deemed to                                     rounded edges,
be finished sizes unless                                      chamfers, rebates and
otherwise described.                                          grooves.

                                                           b) labour to stops and
                                                              cross grain.

                                                           c) joints, preservatives,
                                                              anchorages, bolts,
                                                              screws and all other
                                                              fixings.

                                                           d) drilling or cutting of
                                                              other work.

                                                           e) any other items of a
                                                              like nature to the
                                                              foregoing.

                                                        C2 Items for carpentry and
                                                        joinery shall be deemed to be
                                                        wrought unless otherwise
                                                        stated.

                                                        C3 Items for wrought timber
                                                        shall be deemed to include the
                                                        extra material necessary to
                                                        produce the finished sizes.

                                                        C4 Items for doors shall be                A3 Item descriptions for
                                                        deemed to include fixing, fitting          doors, access panels and trap
                                                        and hanging.                               doors shall state the thickness,
                                                                                                   size and constructional details.

                                                                                                   A4 Item descriptions for
                                                                                                   doors, access panels and trap
                                                                                                   doors with louvres shall be
                                                                                                   identified separately
                                                                                                   describing the louvres and
                                                                                                   method of fixing.

                                                                                                   A5 Item description for door
                                                                                                   with glazed panels shall be
                                                                                                   identified separately stating
                                                                                                   the size, method of fixing,
                                                                                                   type and thickness of glass.

                                        AC/2                           July 1998

ABWF Standard Method of Measurement

CLASS AC : CARPENTRY & JOINERY

Includes : Doors and frames including glass in doors with glazed panel
           Floors and skirtings
           Shelving and fittings
           Insulation

Excludes : Formwork to concrete (included in class G)
           Timber components, fittings and decking (included in class O) Timber piles (included in class P)
           Timber sleepers (included in class S)
           Timber fences and gates (included in class X)
           Insulation forming and integral part of roof cladding, partitions, metal cladding, suspended ceilings and curtain walling
           (included in class AA, AB, AG, AM and AP)
           Doors in proprietary partitions (included in class AB)
           Doors in proprietary toilet cubicles (included in class AB) Skirtings in proprietary partitions (included in class AB)

FIRST DIVISION                          SECOND DIVISION                         THIRD DIVISION
----------------------------------------------------------------------------------------------
1  Doors                           nr   1 Solid core flush
2  Access panels and trap doors    nr   2 Hollow core flush
                                        3 Panelled

                                        AC/1                           July 1998

ABWF Standard Method of Measurement

CLASS AC

FIRST DIVISION                          SECOND DIVISION                         THIRD DIVISION
---------------------------------------------------------------------------------------------------------
3  Frames and architraves               1  Frames                         m
                                        2  Architraves                    m

4  Floors                         m/2/  1  Strip board flooring
                                        2  Block and parquet flooring

5  Skirtings                      m

6  Shelving                       m     1  Width: not exceeding 200mm
                                        2         200 - 300mm
                                        3         300 - 400mm
                                        4         stated exceeding 400mm

7  Fittings                       nr    1  Cupboards
                                        2  Counters
                                        3  Information units
                                        4  Worktops
                                        5  Notice boards
                                        6  Vent louvres

8  Insulation                     m/2/  1  Sheets                               1  Floors
                                        2  Quilts                               2  Sloping upper surfaces
                                        3  Boards                               3  Walls
                                        4  Loose fill                           4  Soffits

                                        AC/3                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AC

(see rules at head of class on page AC/2)

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         RULES
---------------------------------------------------------------------------------------------------------------------------------
M4 The full length of tenons                            C5 Items for frames shall be           A6 Item descriptions for
and other joints shall be                               deemed to include bedding              frames shall state cross-
included in the length of                               frames.                                sectional dimensions and the
frames and 75mm shall be                                                                       method of fixing.
added for each horn unless
otherwise specified                                                                            A7 Item descriptions for
                                                                                               architraves shall state cross-
                                                                                               sectional dimensions.

                                                        C6 Items for floors shall be           A8 Item descriptions for strip
                                                        deemed to include sealer and           board flooring shall state the
                                                        polish.                                size of boards and the method
                                                                                               of jointing and nailing. Floors
                                                                                               to be traversed or finished for
                                                                                               polishing shall so state. Floors
                                                                                               tongued with metal tongues
                                                                                               shall be so described and shall
                                                                                               include the tongues.

                                                                                               A9 Item descriptions for block
                                                                                               and parquet flooring shall state
                                                                                               the sizes of the blocks, the
                                                                                               pattern, method of jointing and
                                                                                               materials for bedding. Floors
                                                                                               finished for polishing shall so
                                                                                               state.

                                                        C7 Items for skirtings shall be        A10 Item descriptions for
                                                        deemed to include grounds,             skirtings shall state the
                                                        battens and the like for fixing.       thickness, height and method
                                                                                               of fixing.

                                                        C8 Items for shelving shall be         A11 Item descriptions for
                                                        deemed to include bearers,             shelving shall state the
                                                        brackets and the like, of any          thickness and the method of
                                                        material.                              fixing.

                                                        C9 Items for fittings shall be         A12 Item descriptions for
                                                        deemed to include ironmongery.         fittings shall state the overall
                                                                                               size and be identified by
                                                                                               reference to the Specification
                                                                                               and Drawings.

                                                                                               A13 Item descriptions for
                                                                                               insulation shall state the overall
                                                                                               nominal thickness.

                                        AC/4                           July 1998

ABWF Standard Method of Measurement

CLASS AD : IRONMONGERY

Includes : Ironmongery to timber doors, metal doors, access panels, fire hose reel cabinet doors, kiosk and boc doors

Excludes : Ironmongery to proprietary toilet cubicles (included in class AB)
           Ironmongery to joinery fittings (included in class AC) Ironmongery to metal clad doors, stone clad doors and glass doors (included in class AG, AO and A)
           Sanitary accessories (included in class AN)
           Ironmongery to windows, shutters, curtain walling, skylights, specialist architectural metalwork and t like complete with ironmongery components

FIRST DIVISION                          SECOND DIVISION                         THIRD DIVISION
---------------------------------------------------------------------------------------------------------------------------------
1 Sets                       nr

2 Hinges                                1 Butt                            nr
                                        2 Rising butt                     nr
                                        3 Spring                          nr
                                        4 Double action spring            nr
                                        5 Piano                           nr

3 Locks, latches and bolts              1 Lock cases                            1 Cylinder lock cases                  nr
                                                                                2 Mortice sash lock cases              nr
                                                                                3 Mortice deadlock cases               nr
                                                                                4 Mortice bathroom lock cases          nr
                                                                                5 Combined lock case sets with
                                                                                  handles                              nr

                                        2 Latch cases                           1 Mortice escape latch cases           nr
                                                                                2 Mortice night latch cases            nr
                                                                                3 Narrow style mortice
                                                                                  deadlatch cases                      nr
                                                                                4 Combined latch case sets with
                                                                                  handles                              nr

                                        3 Bolts                                 1 W C Indicating bolts                 nr
                                                                                2 Lever action flush bolts and
                                                                                  easyclean sockets                    nr

                                        4 Cylinders                             1 Temporary cylinders                  nr
                                                                                2 Permanent cylinders                  nr

                                        5 Backplates                      nr

                                        6 Keying systems                        1 Masterkeying                        sum
                                                                                2 Grand masterkeying                  sum

4 Closers and selectors                 1 Light duty single action
                                          surface mounted overhead door
                                          closers                         nr
                                        2 Light duty single action
                                          transom mounted overhead door
                                          closers                         nr
                                        3 Heavy duty single action
                                          surface mounted overhead door
                                          closers                         nr
                                        4 Heavy duty single action
                                          transom mounted overhead door
                                          closers                         nr
                                        5 Door selectors                  nr

5 Handles                               1 Lever handles                   nr
                                        2 Pull handles                    nr
                                        3 Backplates                      nr
                                        4 Roses                           nr

6 Push plates                nr

7 Kick plates                nr

8 Accessories                           1 Door stops                      nr
                                        2 Spyholes                        nr
                                        3 Coat hooks                      nr
                                        4 Bumper hooks                    nr
                                        5 Magnetic catches                nr

                                        AD/1                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AD

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         RULES
---------------------------------------------------------------------------------------------------------------------------------
                                                        C1 Items for work excluding            A1 Item descriptions for sets
                                                        supply and delivery shall be           shall be identified by the
                                                        deemed to include:                     reference numbers given in
                                                                                               the Specification and
                                                           a) taking delivery from             Drawings.
                                                              the Supplier at an agreed
                                                              point on the Site.               A2 Item descriptions shall
                                                                                               identify ironmongery by
                                                           b) taking delivery from the         stating the reference
                                                              Supplier in batches in           numbers given in the
                                                              accordance with the              Specification and Drawings.
                                                              Delivery Programme.
                                                                                               A3 Item descriptions for
                                                           c) opening packaging on             ironmongery shall state the
                                                              delivery, checking               surfaces to which
                                                              contents against                 ironmongery is fixed.
                                                              delivery schedule,
                                                              checking for damage              A4 Item descriptions for
                                                              and repacking contents           hinges, push plates, kick plates
                                                              after inspection for             and backplates shall state the
                                                              storage.                         dimensions.

                                                           d) transporting items from          A5 Item descriptions for
                                                              point of delivery to             masterkeying shall identify the
                                                              secure store to be               number of cylinders in the
                                                              provided on the Site by          group of cylinders. Item
                                                              the Contractor.                  descriptions for grand
                                                                                               masterkeying shall identify the
                                                           e) transporting items from          number of groups and total
                                                              secure store to point            number of cylinders.
                                                              of installation including
                                                              all multiple handling.

                                                           f) assembly of components.

                                                           g) temporary works in connection
                                                              with installation of
                                                              ironmongery.

                                                           h) any other item of a like nature
                                                              to the foregoing.

                                        AD/2                           July 1998

ABWF Standard Method of Measurement

CLASS AD

FIRST DIVISION               SECOND DIVISION            THIRD DIVISION
--------------------------------------------------------------------------------


                                        AD/3                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AD

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         RULES
---------------------------------------------------------------------------------------------------------------------------------
                                                        C2 Items for work excluding
                                                        installation shall be deemed to
                                                        include:

                                                           a) sorting deliveries into batches
                                                              and arranging delivery in
                                                              accordance with the Delivery
                                                              Programme.

                                                           b) delivery to a designated point
                                                              on the Site to be agreed
                                                              between the Supplier, Engineer
                                                              and Contractor.

                                                           c) attendance on site upon
                                                              delivery; witnessing opening
                                                              of package and checking
                                                              contents for damage; compliance
                                                              with delivery schedule; etc.

                                                           d) any other item of a like nature
                                                              to the foregoing.

                                                        C3 Items for cylinders shall
                                                        be deemed to include extension
                                                        pieces.

                                        AD/4                           July 1998

ABWF Standard Method of Measurement

CLASS AE : METAL DOORS AND FRAMES

Includes : Metal doors and frames and all associated items (e.g. transoms, removable panels, fixed panels, etc)

Excludes : Access panel doors, fire hose reel cabinet doors, kiosk and booth doors (included in class AH, AG and AP)
           Doors forming an integral part of metal cladding systems (included in class AG)
           Stone clad doors (included in class AO)
           Glass doors (included in class AQ)
           Signs (included in class AI)

FIRST DIVISION                          SECOND DIVISION       THIRD DIVISION
--------------------------------------------------------------------------------
1 Non-fire rated doors and frames   nr  1 Stainless steel
2 Half hour fire rated doors and        2 Galvanised steel
  frames                            nr    with paint finish
3 One hour fire rated doors and         3 Mild steel with
  frames                            nr    paint finish
4 Two hours fire rated doors and
  frames                            nr
5 Four hours fire rated doors and
  frames                            nr

                                        AE/1                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AE

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         RULES
---------------------------------------------------------------------------------------------------------------------------------
M1 Item descriptions for     D1 The expression 'with    C1 Items for work excluding            A1 Item descriptions shall
items excluding supply and   paint finish' shall mean   supply and delivery shall be           identify doors and frames and
delivery shall include       factory applied paint      deemed to include:                     all associated items by stating
features from First          finish.                                                           the door type numbers given in the
Division only.                                             a) taking delivery from the         Specification and Drawings.
                                                              Supplier at an agreed point
                                                              on the Site.                     A2 Item descriptions for air
                                                                                               tight doors and frames shall
                                                           b) taking delivery from the         so state.
                                                              Supplier in batches in
                                                              accordance with the Delivery
                                                              Programme.

                                                           c) opening packaging on delivery,
                                                              checking contents against
                                                              delivery schedule, checking
                                                              for damage and repacking
                                                              contents after inspection
                                                              for storage.

                                                           d) transporting items from point
                                                              of delivery to secure store to
                                                              be provided on the Site by the
                                                              Contractor.

                                                           e) transporting items from secure
                                                              store to point of installation
                                                              including all multiple handling.

                                                           f) assembly of components of doors
                                                              and frames.

                                                           g) temporary works in connection
                                                              with installation of doors
                                                              and frames.

                                                           h) grouting frames.

                                                           i) pointing around frames.

                                                           j) any other item of a like
                                                              nature to the foregoing.


                                        AE/2                           July 1998

ABWF Standard Method of Measurement

CLASS AE

FIRST DIVISION               SECOND DIVISION               THIRD DIVISION
--------------------------------------------------------------------------------


                                        AE/3                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AE

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         RULES
--------------------------------------------------------------------------------------------------------------------------------
                                                        C2 Items for work excluding
                                                        installation shall be deemed to
                                                        include:

                                                           a) sorting deliveries into batches
                                                              and arranging delivery in
                                                              accordance with the Delivery
                                                              Programme.

                                                           b) delivery to a designated point
                                                              on the Site to be agreed
                                                              between the Supplier, Engineer
                                                              and Contractor.

                                                           c) attendance on site upon
                                                              delivery; witnessing opening of
                                                              package and checking contents
                                                              for damage; compliance with
                                                              delivery schedule, etc.

                                                           d) any other item of a like nature
                                                              to the foregoing.

                                        AE/4                           July 1998

ABWF Standard Method of Measurement

CLASS AF : METAL SHUTTERS, WINDOWS AND LOUVRES

Includes : Metal shutters and collapsible gates
           Metal windows
           Metal louvres
           Bird screens, insect screens and wind guards for metal louvres

Excludes : Windows and louvres forming an integral part of curtain walling system (included in the class AP)
           Glass to windows and glass louvres (included in Class AS)
           Louvres forming an integral part of the air supply or return systems (included in BSMM)

FIRST DIVISION               SECOND DIVISION                  THIRD DIVISION
--------------------------------------------------------------------------------------------------
1 Shutters               nr  1 Grille shutters                1 Stainless steel
                             2 Non-fire rated slat shutters   2 Galvanized steel with paint finish
                             3 One hour fire rated shutters   3 Mild steel with paint finish
                             4 Two hours fire rated shutters  4 Aluminium with paint finish
                             5 Four hours fire rated shutters 5 Aluminium with anodized finish
                             6 Collapsible gates

2 Windows                nr

3 Louvres                nr

                                        AF/1                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AF

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         RULES
---------------------------------------------------------------------------------------------------------------------------------
                             D1 The expression 'with    C1 Items for shutters, windows         A1 Item descriptions for shutters
                             paint finish' shall mean   and louvres shall be deemed to         shall identify shutters and all
                             factory applied paint      include :                              associated items by stating the
                             finish.                                                           shutter type numbers given in the
                                                           a) preparation of                   Specification and Drawings.
                                                              background.

                                                           b) joints.

                                                           c) all ancillary items
                                                              including fixing lugs,
                                                              gaskets, weather strips,         A2 Item descriptions for windows
                                                              ironmongery, glazing beads,      shall identify windows and all
                                                              and the like.                    associated items by stating the
                                                                                               window type numbers given in the
                                                           d) priming backs of                 Specification and Drawings.
                                                              frames and rebates
                                                              prior to glazing.

                                                           e) drilling or cutting of
                                                              other work.

                                                           f) any other items of a
                                                              like nature to the               A3 Item descriptions for
                                                              foregoing.                       louvres shall identify louvres
                                                                                               and all associated items by
                                                        C2 Items for shutters shall be         stating the louvre type
                                                        deemed to include guide rails.         numbers given in the
                                                                                               Specification and Drawings.
                                                        C3 Items for electrically
                                                        operated shutters shall be             A4 Bird screens, insect
                                                        deemed to include all types of         screens and wind guards
                                                        motorised mechanism and                where expressly required
                                                        power connections.                     shall be identified in item
                                                                                               descriptions for louvres.

                                        AF/2                           July 1998

ABWF Standard Method of Measurement

CLASS AG : METAL CLADDING

Includes : Metal cladding
           Doors and access panels including glazing forming an integral part of metal cladding
           Ironmongery of doors and access panels forming an integral part of metal cladding
           Insulation forming an integral part of metal cladding
           Signs and graphics forming an integral part of metal cladding

Excludes : Metal roof cladding (included in class AA)
           Specialist architectural metal work (included in class AH) Metal ceiling systems (included in class AM)
           Metal cladding forming an integral part of curtain walling (included in class AP)
           In situ painting to metalwork (included in classes V and AT)

FIRST DIVISION                          SECOND DIVISION                   THIRD DIVISION
------------------------------------------------------------------------------------------------------------
1 System metal cladding                 1 Vitreous enamelled steel        1 Walls and attached columns    m2
2 Other specialist metal cladding       2 Galvanised mild steel           2 Isolated columns              m2
                                        3 Coated mild steel               3 Ceilings including sides and
                                        4 Stainless steel                   soffits of attached beams     m2
                                        5 Anodised aluminum               4 Isolated beams                m2
                                        6 Coated aluminum                 5 Copings                       m
                                        7 Other materials (type to be     6 Doors                         nr
                                          stated)                         7 Access panels                 nr

                                        AG/1                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AG

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         RULES
---------------------------------------------------------------------------------------------------------------------------------
M1 No deduction from the     D1 Coating to metal        C1 Items for work in this class        A1 Item descriptions for metal
areas measured shall be      cladding required to be    shall be deemed to include :           cladding shall state :
made for holes and           stated in the item
openings each not            descriptions in               a) preparation of background.          a) thickness (for Engineer's
exceeding 0.5m/2/ in area.   accordance with                                                         design) or minimum thickness
                             Additional Description        b) installation complete with             (for Contractor's design),
                             Rules shall mean                 anchorages, structural                 coating or surface finish of
                             factory applied                  supporting frames, metal               cladding.
                             finishes to the                  linings, purlins, cladding
                             cladding.                        rails and all other necessary       b) nature of background.
                                                              framing and fixings.
                             D2 Structural supporting                                             c) method of jointing and
                             frames shall mean all         c) holes, notching and the like.          sealing.
                             structural members
                             necessary to fix the          d) all cuttings, narrow widths,     A2 Item descriptions for circular,
                             metal cladding to the            trimming around openings,        elliptical, spherical and like
                             building structure               access panels and                items shall so state.
                             including all fixings,           obstructions including extra
                             jointing, bolts, etc             framing, supports and edge       A3 Metal cladding with special
                             and surface treatment.           trim for same.                   features and metal cladding with
                                                                                               special integral decorations,
                                                           e) drilling or cutting of other     signs and graphics shall each be
                                                              work.                            measured separately and described.

                                                           f) any other items of a like        A4 Metal cladding which are fully
                                                              nature to the foregoing.         demountable for access (as opposed
                                                                                               to access panels) shall be
                                                                                               identified in item descriptions.

                                                                                               A5 Insulation forming an integral
                                                                                               part of metal cladding shall be
                                                                                               identified in item descriptions
                                                                                               and fully described.

M2 Item descriptions for                                C2 Items for doors and access          A6 Item descriptions shall state
panels shall group panels                               panels, shall be deemed to include     the backing material and shape of
within the following                                    frames, glass, ironmongery and all     panels.
categories:                                             accessories.
                                                                                               A7 Works to ceilings and beams
  (i)   not exceeding 1.0m/2/                                                                  where the ceiling or beam (the
                                                                                               higher in the case of attached
  (ii)  1.0 - 1.5m/2/                                                                          beams) exceeds 3.5m from finished
                                                                                               floor level shall be given
  (iii) 1.5 - 2.0m/2/                                                                          separately and so described, the
                                                                                               height being stated in stages of
  (iv)  2.0 - 2.5m/2/                                                                          1.5m.

  (v)   2.5 - 3.0m/2/                                                                          A8 Item descriptions for doors and
                                                                                               access panels shall state the size.
  (vi)  exceeding 3.0m/2/;
        size to be fully                                                                       A9 Copings shall be described in
        described                                                                              item descriptions.

                                        AG/2                           July 1998

ABWF Standard Method of Measurement

CLASS AH : SPECIALIST ARCHITECTURAL METALWORK

Includes : Metal access panel doors
           Metal fire hose reel cabinets
           Metalwork to kiosks and booths
           Metalwork to counters
           Metal raised access floors (e.g. computer rooms)
           Flexible sheeting and tiling forming an integral part of metal raised access floors
           Metal seats, bins, bollards, guard rails and other like items Metal barriers and associated gates
           Glass balustrades, metal handrails and capping pieces to glass balustrades

Excludes : Miscellaneous metalwork (included in class N)
           Metalwork to partitions (included in class AB)
           Metal doors and frames (included in class AE)
           Metal shutters, collapsible gates, windows and louvres (included in class AF)
           Metal cladding system (included in class AG)
           Parapets to curtain walling (included in class AP)
           Glass to metal barriers (included in class AS)
           In-situ painting to metalwork (included in classes V and AT)

FIRST DIVISION                          SECOND DIVISION       THIRD DIVISION
--------------------------------------------------------------------------------
1 Metal access panel doors          nr
2 Metal fire hose reel cabinets     nr
3 Metalwork to kiosks and booths    nr
4 Metalwork to counters             nr

5 Metal raised access floors      m/2/

                                        AH/1                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AH

                                                                                               ADDITIONAL
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         DESCRIPTION RULES
---------------------------------------------------------------------------------------------------------------------------------
                                                        C1 Items for work in this class        A1 Item descriptions shall
                                                        shall be deemed to include:            identify specialist architectural
                                                                                               metalwork by reference to
                                                           a) preparation of                   Specification and Drawings.
                                                              background.

                                                           b) adhesive, framing,
                                                              backing, supports,
                                                              anchorages, brackets,
                                                              bolts, matching screws
                                                              and all other fixing.

                                                           c) all labours, and stops
                                                              and returns to all
                                                              labours.

                                                           d) all cutting, narrow
                                                              widths, small
                                                              quantities,
                                                              intersections, holes and
                                                              the like.

                                                           e) joints.

                                                           f) gaskets, flashings and
                                                              the like.

                                                           g) ironmongery.

                                                           h) drilling or cutting of
                                                              other work.

                                                           i) holes for screws and
                                                              for other fixings.

                                                           j) drilling or cutting of
                                                              other work.

                                                           k) any other items of a
                                                              like nature to the
                                                              foregoing.

                                                        C2 Items for access panel doors,
                                                        hose reel cabinets, kiosks and
                                                        booths, counters, barriers and
                                                        gates shall be deemed to
                                                        include ironmongery.                   A2 Flexible sheeting and tiling
                                                                                               forming an integral part of metal
                                                                                               raised access floors shall be
                                                                                               identified in item descriptions.

                                        AH/2                           July 1998

ABWF Standard Method of Measurement

CLASS AH

FIRST DIVISION             SECOND DIVISION                       THIRD DIVISION
--------------------------------------------------------------------------------
6 Metal barriers           1 Barriers                       m

                           2 Gates                         nr

7 Balustrades         m    1 Glass balustrades
                           2 Metal handrails to top of
                             glass balustrades
                           3 Metal capping pieces to
                             bottom of glass balustrades

8 Ancillaries              1 Metal seats                   nr
                           2 Metal bins                    nr
                           3 Metal bollards                nr
                           4 Metal guard rails              m

                                        AH/3                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AH

(see rules at head of class on page AH/2)

                                                                                               ADDITIONAL
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         DESCRIPTION RULES
---------------------------------------------------------------------------------------------------------------------------------
                                                        C3 Items for barriers shall be
                                                        deemed to include angles,
                                                        bends, ramps, wreaths, mitres,
                                                        intersections, ends, junctions,        A3 Item descriptions for gates
                                                        and the like.                          shall state the size.

                                                        C4 Items for glass balustrades         A4 Item descriptions shall
                                                        shall be deemed to include             state the height of balustrades.
                                                        metal balusters, stanchions,
                                                        uprights, end posts, corner            A5 Item descriptions shall
                                                        posts and the like.                    identify the type thickness
                                                                                               (for Engineer's design) or
                                                        C5 Items for balustrades shall         minimum thickness (for
                                                        be deemed to include angles,           Contractor's design) and
                                                        bends, ramps, wreaths, mitres,         method of fixing the glass.
                                                        intersections, ends, junctions
                                                        and the like.                          A6 Item descriptions shall
                                                                                               identify grinding, polishing,
                                                                                               etching surfaces or edges and
                                                                                               bevelled edges.

                                                                                               A7 Item descriptions shall
                                                                                               identify the type and finish of
                                                                                               metal and method of fixing.

                                                                                               A8 Item descriptions shall
                                                                                               identify the type and finish of
                                                                                               metal and method of fixing.

                                        AH/4                           July 1998

A8WF Standard Method of Measurement

CLASS AI : SIGNS AND ADVERTISING PANELS

Includes : Station signage Station advertising panels

Excludes : Painting letters, numerals, characters and punctuation (included in classes V and AT)
         : Signs and graphic forming an integral part of metal cladding systems
           (included in class AG)
           Fixing of illuminated signs and illuminated advertising panels (included in BSMM)
           Electronic information boards, electronic signs and monitors (included in BSMM)
           Portable signs

                                        AI/1                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS A1

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         RULES
--------------------------------------------------------------------------------------------------------------------------------
                                                        C1  Items for work excluding
                                                        supply and delivery shall be
                                                        deemed to include:

                                                           a) taking delivery from the
                                                              Supplier at an agreed
                                                              point on the Site.

                                                           b) taking delivery from the
                                                              Supplier in batches in
                                                              accordance with the
                                                              Delivery Programme.

                                                           c) opening packaging on
                                                              delivery, checking
                                                              contents against delivery
                                                              schedule, checking for
                                                              damage and repacking
                                                              contents after inspection
                                                              for storage.

                                                           d) transporting items from
                                                              point of delivery to
                                                              secure store to be
                                                              provided on the Site
                                                              by the Contractor.

                                                           e) transporting items from
                                                              secure store to point of
                                                              installation including
                                                              all multiple handling.

                                                           f) assembly of components,
                                                              graphics and the like.

                                                           g) temporary works in
                                                              connection with
                                                              installation of signs and
                                                              advertising panels.

                                                           h) any other item of a like
                                                              nature to the foregoing.

                                                        C2 Items for work excluding
                                                        installation shall be deemed
                                                        to include:

                                                           a) sorting deliveries into
                                                              batches and arranging
                                                              delivery in accordance
                                                              with the Delivery
                                                              Programme.

                                                           b) delivery to a designated
                                                              point on the Site to be
                                                              agreed between the
                                                              Supplier, Engineer and
                                                              Contractor.

                                                           c) attendance on site upon
                                                              delivery; witnessing
                                                              opening of package and
                                                              checking contents for
                                                              damage; compliance with
                                                              delivery schedule, etc.

                                                           d) any other item of a like
                                                              nature to the foregoing.

                                        AI/2                           July 1998

ABWF Standard Method of Measurement

CLASS AI

FIRST DIVISION                    SECOND DIVISION       THIRD DIVISION
--------------------------------------------------------------------------------
1 Signs                    nr     1 Illuminated
                                  2 Non-illuminated

2 Advertising panels       nr     1 Illuminated
                                  2 Non-illuminated

3 Individual letters,             1 Aluminium
  numerals and characters  nr     2 Stainless steel
4 Individual symbols and
  graphics                 nr     3 Plastic

5 Silk screen letters,
  numerals, characters,
  symbols and graphics     nr
6 Acid etched letters,
  numerals, characters,
  symbols and graphics     nr

                                        AI/3                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AI

(see rules at head of class on page AI/2)

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         RULES
---------------------------------------------------------------------------------------------------------------------------------
                                                                                               A1 Item descriptions for
                                                                                               signs shall identify signs and
                                                                                               all associated items by
                                                                                               stating the sign type numbers
                                                                                               given in the Specification and
                                                                                               Drawings.

                                                                                               A2 Item descriptions for
                                                                                               advertising panels shall identify
                                                                                               advertising panels and all
                                                                                               associated items by stating
                                                                                               the advertising panel type
                                                                                               numbers given in the
                                                                                               Specification and Drawings.

                                                                                               A3 Item descriptions for
                                                                                               individual letters, numerals and
                                                                                               characters shall state the
                                                                                               height and style.

                                                                                               A4 Item descriptions for
                                                                                               individual symbols and graphics
                                                                                               shall state the height.

                                                                                               A5 Item descriptions for
                                                                                               plastic shall state the type of
                                                                                               plastic.

M1 Silk screen letters,                                                                        A6 Item descriptions for silk
numerals, characters, symbols                                                                  screen letters, numerals,
and graphics and acid etched                                                                   characters, symbols and
letters, numeral, characters,                                                                  graphics and acid etched letters,
symbols and graphics shall be                                                                  numerals, characters, symbols
measured by the number of                                                                      and graphics of different
complete descriptions or                                                                       descriptions or messages shall
messages as shown on Drawings                                                                  each be separately identified.
or described in the
Specification instead of                                                                       A7 Item descriptions for silk
individual letters, numerals,                                                                  screen letters, numerals,
characters, symbols and                                                                        characters, symbols and graphics
graphics in the descriptions                                                                   and acid etched letters, numerals,
or messages.                                                                                   characters, symbols and graphics
                                                                                               shall state the surface to which
                                                                                               the work is applied.

                                        AI/4                           July 1998

ABWF Standard Method of Measurement

CLASS AJ : PLASTERING, RENDERING AND WALL LININGS

Includes : In situ finishes and wall linings

Excludes : Finishes to concrete (included in class G)
           Paving work (included in class R)
           Brickwork, blockwork and masonry (included in class U)
           Painting (included in class V)
           Waterproofing and roof screeds (included in class W)
           Partitions (included in class AB)
           Metal claddings (included in class AG)
           Tiling (included in class AK)
           Flexible sheeting and tiling (included in class AL)
           Stone claddings (included in class AO)
           Architectural coatings and special finishings (included in class AT)

                                        AJ/1                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AJ

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         RULES
---------------------------------------------------------------------------------------------------------------------------------
M1 Internal work,                                       C1 Items for work in this              A1 Item descriptions for in-
external work and work in                               class shall be deemed to               situ finishes and wall linings
plant rooms shall each be                               include:                               shall state the material and
measured separately                                                                            thickness.
either in different Parts                                  a) preparation of
of an Activity Bill or in                                     background including             A2 Item descriptions shall
different Activity Bills.                                     bonding agents and               state the surface (other than
                                                              the like.                        concrete, brickwork and
M2 Unless otherwise                                                                            blockwork) to which finishes
stated, areas measured                                     b) all cutting, narrow              are applied. Item descriptions
shall be the actual areas                                     widths, small                    for sundries shall not be
to which in-situ finishes                                     quantities, laying work          distinguished by the surface to
and wall linings are                                          in bays or between               which sundries are applied.
applied.                                                      division or panel strips,
                                                              groined work,                    A3 Item descriptions for
M3 No deduction from the                                      temporary rules,                 circular, elliptical, spherical
areas measured shall be                                       margins, bands,                  and like items shall so state.
made for holes and                                            internal angles, arrises,
openings each not                                             fair edges, quirks
exceeding 0.5m/2/ in area                                     throats, drips, coves,
or for unbracketed                                            rebates, grooves
cornices, mouldings and                                       intersections.
the like of any width.
                                                           c) fitting up to frames,
                                                              around pipes and
                                                              brackets and similar
                                                              items, and dishing to
                                                              outlets.

                                                           d) fillings to shaped
                                                              insets, recessed
                                                              manhole or similar
                                                              covers, mat sinkings,
                                                              pipe trench covers and
                                                              the like.

                                                           e) laying work to flat
                                                              surfaces, slopes falls
                                                              and currents as
                                                              required.

                                                           f) joints, angle beads and
                                                              stops, dividing strips.

                                                           g) sealer and polish.

                                                           h) drilling or cutting of
                                                              other work.

                                                           i) any other items of a
                                                              like nature to me
                                                              foregoing.

                                                        C2 Items for work in this
                                                        class shall be deemed to be
                                                        applied on concrete,
                                                        brickwork or blockwork
                                                        surfaces unless otherwise
                                                        described.

                                        AJ/2                           July 1998

ABWF Standard Method of Measurement

CLASS AJ

FIRST DIVISION                             SECOND DIVISION      THIRD DIVISION
---------------------------------------------------------------------------------------------------
1 Walls and columns                  m/2/  1 Render
2 Floors                             m/2/
3 Ceilings including sides and
  soffits of attached beams          m/2/
4 Sloping ceilings including sides         2 Plaster            1 Cement
  and soffits of attached beams and                             2 Gypsum
  sloping soffits of staircases      m/2/
5 Isolated beams                     m/2/
6 Stairs and steps                   m/2/
7 Skirtings, kerbs, channels, wall         3 Screed             1 With metallic hardener
  strings, open strings, curb                                   2 With steel fabric reinforcement
  strings, cornices, mouldings and                              3 Light weight aggregate
  the like                           m                          4 Light weight aggregate with steel
                                                                  fabric reinforcement

                                           4 Granolithic
                                           5 Terrazzo

                                           6 Wall Linings       1 Plasterboard
                                                                2 Fire rated boards
                                                                3 Acoustic panels
                                                                4 Insulation boards
                                                                5 Composite boards

8 Sundries                                 1 Non-slip
                                             inserts        m

                                        AJ/3                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AJ

(see rules at head of class on page AJ/2)

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         RULES
---------------------------------------------------------------------------------------------------------------------------------
M4 Screed thicknesses        D1 Treads and risers,      C3 Items for floors shall be           A4 Work to ceilings and
shall be the nett            landings, aprons, ends,    deemed to include forming              beams where the ceiling or
thicknesses of the screed    edges of steps, returns    channels within the thickness          beam (the higher in the case
exclusive of the             and the like shall be      of the in-situ floor finishes          of attached beams) exceeds
thicknesses of any mortar    classed as stairs and                                             3.5m from finished floor level
beds which are included      steps.                                                            shall be given separately and
in the relevant items of                                C4 Items for skirtings, kerbs          so described, the height
tiling.                                                 channels, wall strings, open           being stated in stages of
                                                        strings, curb strings, cornices,       1.5m. Cornices, mouldings and
M5 Where the finishes on                                mouldings and the like shall be        similar items which occur in
sides and soffits of                                    deemed to include angles               work to ceilings and beams
attached beams are the                                  stops, intersections, fair ends,       shall not be distinguished by
same as on the walls                                    junctions, wreathed corners            height from finished floor
built up to the underside                               and the like.                          level.
of those beams the beam
finishes shall be
measured with the wall
finishes.                                               C5 Items for in-situ finishes
                                                        shall be deemed to include a           A5 Skirtings, kerbs, channels,
                                                        strip of lathing at junction of        wall strings, open strings, curb
M6 Channels not formed                                  different background                   strings, cornices, mouldings and
within the thickness of                                 materials.                             the like shall each be
the in-situ floor                                                                              measured separately. Item
finishes shall be                                       C6 Items for in-situ finishes          descriptions shall state the
measured.                                               receiving tiling or flexible           height for skirtings, girth for
                                                        sheeting or flexible tiling shall      kerbs, width and depth for
                                                        be deemed to include surface           channels, average height for
                                                        finish required to receive the         wall strings and open strings,
                                                        material stated in item                girth for curb strings, girth of
                                                        descriptions.                          the visible contour for
                                                                                               cornices, visible girth for
                                                                                               mouldings. Other like items
                                                                                               shall be described.

                                                                                               A6 Item descriptions for in-
                                                                                               situ finishes shall state the
                                                                                               mix of material, additives
                                                                                               and, if more than one coat,
                                                                                               the number and thickness of
                                                                                               coats.

                                                                                               A7 Item descriptions for in-
                                                                                               situ finishes shall identify
                                                                                               patterned work.

                                                                                               A8 Item descriptions for in-
                                                                                               situ finishes receiving tiling or
                                                                                               flexible sheeting or flexible
                                                                                               tiling shall state the material
                                                                                               to be received. Item
                                                                                               descriptions for in-situ
                                                                                               finishes not receiving tiling or
                                                                                               flexible sheeting or flexible
                                                                                               tiling shall state the surface
                                                                                               finish.

                                                                                               A9 Item descriptions for
                                                                                               granolithic and terrazzo
                                                                                               finishes shall identify
                                                                                               different colours.

                                                        C7 Items for wall linings shall        A10 Item descriptions for
                                                        be deemed to include                   wall linings shall state the
                                                        preparation of cut-edges,              type and method of fixing.
                                                        forming joints, studs,
                                                        battens and the like and all
                                                        fixings.

                                                                                               A11 Item descriptions for
                                                                                               non-slip inserts shall state
                                                                                               material and size.

                                        AJ/4                           July 1998

ABWF Standard Method of Measurement

CLASS AK : TILING
Includes : Tile units of any size (terrazzo, mosaic, ceramic, vitrified ceramic, quarry, reconstituted granite granolithic)

Excludes : Roof tiles (included in class AA)
           Render, plaster, screed and wall linings (included in class AJ) Flexible sheeting and tiling (included in class AL)
           Natural stonework units of any size (included in class AO)

                                        AK/1                           July 1998

ABWF Standard Method of Measurement.

                                                                        CLASS AK

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         RULES
---------------------------------------------------------------------------------------------------------------------------------
M1 Internal work,                                       C1 Items for work in this class shall  A1 Item descriptions for tiles
external work and work                                  be deemed to include preparation of    shall identify type, size and
in plant rooms shall each                               background.                            thickness of tiles.
be measured separately
either in different Parts                               C2 Items for tiles shall be deemed     A2 Surface finish of tiles shall
of an Activity Bill or in                               to  include:                           be identified in item descriptions
different Activity Bills.                                                                      for tiles where more than one type
                                                           a) adhesives; bedding of any        of surface finish is specified for
M2 Unless otherwise                                           thickness, metal anchors,        the same type of tiles.
stated, areas measured                                        metal framework, slurry of
shall be the actual areas                                     any colour to back of tiles,     A3 Item descriptions for circular,
to which tiling is applied.                                   grouting of any colour, joints   elliptical, spherical and like
                                                              and dividing strips.             items shall so state.

M3 No deduction from                                       b) raking out joints for and        A4 Tiles with special features
the areas measured shall                                      pointing flashings, bedding      and tiles with special decorations
be made for holes and                                         plates, bedding and pointing     shall each be measured
openings each not                                             all frames.                      separately and described.
exceeding 0.5m/2/ in
area.                                                      c) all cutting, narrow widths,      A5 Where the colour of tiles
                                                              small quantities, laying work    specified is not within the
                                                              in bays or between division      manufacturers standard colour
                                                              or panel strips, groined work,   ranges in accordance with BS or
                                                              stops, temporary rules,          RAL or DIN international colour
                                                              margins, bands, internal         standards the item descriptions
                                                              angles, arrises, drips, edges,   shall so state and also identify
                                                              ends, notching, holes and        the colour.
                                                              intersections.

                                                           d) fitting up to frames, around
                                                              pipes and brackets and
                                                              similar items, and dishing
                                                              to outlets.

                                                           e) filling in to shaped insets,
                                                              recessed manhole covers,
                                                              mat sinkings, pipe trench
                                                              covers and the like.

                                                           f) laying work to flat surfaces,
                                                              slopes, fall and currents.

                                                           g) laying work in patterns.

                                                           h) sealer and polish.

                                                           i) drilling or cutting of other
                                                              work.

                                                           j) coloured tiles from
                                                              manufacturers standard
                                                              colour ranges in accordance
                                                              with BS or RAL or DIN
                                                              international colour
                                                              standards.

                                                           k) any other items of a like
                                                              nature to the foregoing.

                                        AK/2                           July 1998

ABWF Standard Method of Measurement

CLASS AK

FIRST DIVISION                            SECOND DIVISION       THIRD DIVISION
------------------------------------------------------------------------------
1 Walls and columns                 m/2/  1 Terrazzo
2 Floors                            m/2/  2 Mosaic
3 Ceilings including sides and            3 Ceramic
  soffits of attached beams         m/2/  4 Vitrified Ceramic
4 Stairs and steps                  m/2/  5 Quarry
5 Skirtings, kerbs, channels, wall        6 Reconstituted
  strings, open strings, curb       m       granite
  strings, cornices and the like    m     7 Granolithic
6 Nosings
7 Round edge tiles, coves, beads,
  mouldings and the like            m

8 Sundries                                1 Non-slip inserts  m

                                        AK/3                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AK

(see rules at head of class on page AK/2)

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULE                          RULES
---------------------------------------------------------------------------------------------------------------------------------
M4 Where the finishes on     D1 Treads and risers,      C3 Items for floors shall be           A6 Work to ceilings including
sides and soffits of         landings, aprons, ends,    deemed to include forming              sides and soffits of attached
attached beams are the same  edges of steps, returns    channels in work of a similar          beams where-the ceilings and
as on the walls built up to  and the like shall be      type.                                  beams (the higher in the case
the underside of those       classed as stairs and                                             of attached beams) exceeds
beams the beam finishes      steps.                                                            3.5m from finished floor level
shall be measured with the                              C4 Items for skirtings, kerbs,         shall be given separately and
wall finishes.                                          channels, wall strings, open           so described, the height
                                                        strings, curb strings, cornices and    being stated in stages of
M5 The heights of tile                                  the like and round edge tiles,         1.5m. Cornices and similar
skirtings shall be based                                coves, beads, mouldings and the        items which occur in work to
on tile sizes and not the                               like shall be deemed to include        ceilings including sides and
dimension between the                                   angles, mitres, stops,                 soffits of attached beams shall
finished floor surface and                              intersections, fair ends               not be distinguished by
the top of the tile.                                    junctions, wreathed corners            height from finished floor
                                                        and the like including special         level.
                                                        tiles or fittings for same.

M6 Channels not formed in
work of a similar type
shall be measured.
                                                        C5 Items for mosaic floor tiles        A7 Skirtings, kerbs, channels,
M7 Areas measured for                                   shall be deemed to include for         wall strings, open strings, curb
work in which round edge                                setting the edge tiles at              strings, cornices and the like
tiles, coves, beads,                                    junctions between floors  and          shall each be measured
mouldings and the like                                  walls at an angle including all        separately and fully
occur shall include areas                               necessary dubbing out.                 described. Item descriptions
occupied by round edge                                                                         shall state the height for
tiles, coves, beads,                                                                           skirtings, girth for kerbs, width
mouldings and the like.                                                                        and depth for channels,
                                                                                               average height for wall strings
                                                                                               and open strings, girth for curb
                                                                                               strings, girth of the visible
                                                                                               contour for cornices. Other
                                                                                               like items shall be described.

                                                                                               A8 Round edge tiles, coves,
                                                                                               beads, mouldings and the like
                                                                                               shall each be measured
                                                                                               separately and described.

                                                                                               A9 Item descriptions for non-
                                                                                               slip inserts shall state material
                                                                                               and size.

NOTE

Reconstituted granite and terrazzo units of any size shall be measured under this class and not class AO.

                                        AK/4                           July 1998

ABWF Standard Method of Measurement

CLASS AL : FLEXIBLE SHEETING AND TILING

Includes : Vinyl, linoleum and carpet sheeting and rolls
           Vinyl, linoleum and carpet tiling

Excludes : Flexible sheeting and tiling forming an integral part of metal raised access floors (included in class AH)
           Skirtings to proprietary partitions (included in class AB)
           Terrazzo tiles, mosaic tiles, ceramic tiles, vitrified ceramic tiles, quarry tiles, artificial stone tiles and granolithic tiles (included in class AK)

                                        AL/1                           July 1998

ABWF Standard Method of Measurement
                                                                        CLASS AL

                                                                                               ADDITIONAL DESCRIPTION
MEASUREMENT RULES            DEFINITION RULES           COVERAGE RULES                         RULES
---------------------------------------------------------------------------------------------------------------------------------
M1 Unless otherwise                                     C1 Items for work in this              A1 Item descriptions shall
stated, areas measured                                  class shall be deemed to               identify type and thickness.
shall be the actual areas                               include :
to which sheeting and                                                                          A2 Item descriptions for
rolls and tiling is                                        a) preparation of                   sheeting and rolls and tiling
applied.                                                      background.                      with underlays shall identify
                                                                                               nature and number of
M2 No deduction from the                                   b) adhesives and the like.          underlays.
areas measured shall be
made for holes and                                         c) all cutting, narrow              A3 Item descriptions for
openings each not                                             widths, small                    circular, elliptical, spherical
exceeding 0.5m/2/ in                                          quantities, laying work          and like items shall so state.
area.                                                         in bays or between
                                                              division or panel strips,        A4 Sheeting and rolls and
                                                              groined work, stops              tiling with special feature and
                                                              temporary rules,                 sheeting and rolls and tiling
                                                              internal angles, arrises         with special decorations shall
                                                              drips, notching, holes,          each be measured separately
                                                              intersections, fixing at         and described.
                                                              perimeter.

                                                           d) fitting up to frames
                                                              around pipes and
                                                              brackets and similar
                                                              items, and dishing to
                                                              outlets.

                                                           e) filling in to shaped
                                                              insets, recessed
                                                              manhole covers, mat
                                                              sinkings, pipe trench
                                                              covers and the like

                                                           f) laying work to flat
                                                              surfaces, slopes, falls
                                                              and currents.

                                                           g) laying work in
                                                              patterns.

                                                           h) joints, cover strips,
                                                              dividing strips, stair
                                                              rods, holders, clips,
                                                              grippers, binder bars
                                                              and other accessories

                                                           i) sealer and polish.

                                                           j) drilling or cutting of
                                                              other work.

                                                           k) any other items of a
                                                              like nature to the
                                                              foregoing.

                                        AL/2                           July 1998

ABWF Standard Method of Measurement

CLASS AL

FIRST DIVISION                                SECOND DIVISION        THIRD DIVISION
-----------------------------------------------------------------------------------
1 Floors                                m/2/  1 Sheeting and rolls   1 Vinyl
2 Stairs and steps                      m/2/                         2 Linoleum
3 Skirtings, kerbs, channels, wall                                   3 Carpet
  strings, open strings, curb strings
  and the like                          m

                                              2 Tiling               1 Vinyl
                                                                     2 Linoleum
                                                                     3 Carpet

4 Nosings                               m

                                        AL/3                           July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AL

(see rules at head of class on page AL/2)

                                                                                                   ADDITIONAL DESCRIPTION
MEASUREMENT RULES              DEFINITION RULES                 COVERAGE RULES                     RULES
------------------------------------------------------------------------------------------------------------------------------------
M3 Channels not formed in      D1 Treads and risers, landings,  C2 Items for floors shall be       A5 Skirtings, kerbs, channels,
work of a similar type shall   aprons, ends, edges of steps,    deemed to include forming          wall strings, open strings, curb
be measured.                   returns and the like shall be    channels in work of a similar      strings and the like shall each
                               classed as stairs and steps.     type.                              be measured separately and fully
                                                                                                   described. Item descriptions
                                                                C3 Items for skirtings, kerbs,     shall state the height for
                                                                channels, wall strings, open       skirtings, girth for kerbs,
                                                                strings, curb strings and the      width and depth for channels,
                                                                like shall be deemed to include    average height for wall strings
                                                                fair edges, rounded edges, beaded  and open strings, girth for curb
                                                                edges, moulded edges, coves,       strings. Other like items shall
                                                                arrises, angles, mitres, ramps,    be described.
                                                                stops, intersections, fair ends,
                                                                junctions, wreathed corners,
                                                                outlets and the like.

                                                                                                   A6 Item descriptions for
                                                                                                   tiling shall identify the size of
                                                                                                   tiles.

                                                                                                   A7 Item descriptions for
                                                                                                   nosings shall state the
                                                                                                   material and size.

                                      AL/4                             July 1998

ABWF Standard Method of Measurement

CLASS AM : CEILING SYSTEMS

Includes : False ceilings
           Insulation forming an integral part of ceiling systems

Excludes : In situ painting (included in class V)
           Metal cladding (included in class AG)
           Architectural coatings and special finishings (included in class AT) Light fittings, grilles and the like (included in BSMM)

                                      AM/1                             July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AM

                                                                                                   ADDITIONAL DESCRIPTION
MEASUREMENT RULES              DEFINITION RULES                 COVERAGE RULES                     RULES
----------------------------------------------------------------------------------------------------------------------------------
M1 Internal work, external     D1 Coating to ceiling            C1 Items for work in this
work and work in plant rooms   systems, other than              class shall be deemed to           A1 Item descriptions for
shall each be measured         plasterboard, required to be     include :                          ceiling systems shall state:
separately either in           stated in the item
different Parts of an          descriptions in accordance            a) preparation of                  a) type, material,
Activity Bill or in            with Additional Description              background.                        thickness (for
different Activity Bills.      Rules shall mean factory                                                    Engineer's design)
                               applied finishings to the             b) installation                       or minimum thickness
M2 No deduction from the       ceiling systems.                         complete with                      (for Contractor's
areas measured shall be made                                            ceiling panels or                  design), pattern,
for holes and openings each                                             strips or boards,                  coating or surface
not exceeding 0.5m/2/ in area.                                          access panels,                     finish.
Where the design of the                                                 joints and the whole
ceiling systems is such that                                            of the suspension               b) typical size of
the ceiling panels or strips                                            system (e.g.                       panels or typical
are not butt jointed and                                                suspension framing,                width of strips.
have spaces in between, such                                            angle trims, edge
spaces shall not be regarded                                            trims, hangers and              c) perforated panels shall
as holes or openings and no                                             fixings).                          be so described.
deduction from the areas
measured shall be made for                                           c) all cutting, narrow             d) material,
such spaces.                                                            widths, trimming                   construction and
                                                                        around openings,                   finishes of the
M3 Ceiling systems shall be                                             sleeves, sprinkler                 suspension system.
measured on the exposed face                                            and detector heads,
and deductions shall be made                                            power points, pipes,            e) nature of
for grilles, registers,                                                 conduits and the                   background.
light fittings and the like                                             like, and grilles,
each exceeding 0.5m/2/.                                                 registers and light        A2 Ceiling systems exceeding
                                                                        fittings not               3.5m (measured to underside
M4 No distinction shall be                                              exceeding 0.5m/2/          of ceiling systems) from
shade between ceiling                                                   including extra            finished floor level shall
systems fixed to main                                                   hangers, framing,          be given separately and so
structural soffit and                                                   supports, trimmers         described, the height being
ceiling systems fixed to                                                and edge trims for         stated in stages of 1.5m.
downstand beams.                                                        same.
                                                                                                   A3 Insulation forming an
M5 Access panels and light                                           d) additional framing         integral part of the ceiling
fittings, grilles, registers                                            and supports etc. to       systems shall be identified
and the like exceeding 0.5m/2/                                          bridge across ducts.       in item descriptions and
shall be enumerated                                                                                fully described.
separately.                                                          e) preparation of cut
                                                                        edges.                     A4 Fire-rated ceiling
                                                                                                   systems shall be identified with
                                                                     f) drilling or cutting        the fire rating described.
                                                                        of other work.

                                                                     g) any other items of a
                                                                        like nature to the
                                                                        foregoing.

                                      AM/2                             July 1998

ABWF Standard Method of Measurement

CLASS AN : SANITARY ACCESSORIES

Includes : Paper hand towel dispensers and waste bins
           Electric hand dryers
           Toilet roll holders
           Sanitary napkin disposal units
           Soap dispensers
           Emergency eyewash units

Excludes : Ironmongery (included in class AD)
           Mirrors (included in class AS)
           Sanitary fittings (basins, WCs, urinals, cisterns, sinks, heaters, showers and the like), taps, plugs and all associated pipework (included in BSMM)

FIRST DIVISION                           SECOND DIVISION                 THIRD DIVISION
---------------------------------------------------------------------------------------
1 Paper hand towel dispensers      nr
2 Paper hand towel waste bins      nr
3 Electric hand dryers             nr
4 Toilet roll holders              nr
5 Sanitary napkin disposal units   nr
6 Soap dispensers                  nr

7 Sundries                               1 Emergency eyewash unit  nr

                                      AN/1                             July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AN

                                                                                                   ADDITIONAL
MEASUREMENT RULES              DEFINITION RULES                 COVERAGE RULES                     DESCRIPTION RULES
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                   A1 Item descriptions shall
                                                                                                   identify sanitary
                                                                                                   accessories by reference
                                                                                                   to the Specification and
                                                                                                   Drawings.

                                                                                                   A2 Item descriptions for
                                                                                                   sanitary accessories shall
                                                                                                   state surface to which the
                                                                                                   accessories are fixed.

                                      AN/2                             July 1998

ABWF Standard Method of Measurement

CLASS AO : STONEWORK

Includes : Natural stonework units of any size (granite, marble, slate, limestone and sandstone)

Excludes : Ashlar masonry (included in class U)
           Rubble masonry (included in class U)
           Reconstituted granite and terrazzo units of any size (included in class AK)
           Stone cladding forming an integral part of curtain walling (included in class AP)

                                      AO/1                             July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AO

                                                                                                   ADDITIONAL DESCRIPTION
MEASUREMENT RULES              DEFINITION RULES                 COVERAGE RULES                     RULES
-------------------------------------------------------------------------------------------------------------------------------
M1 Internal and external       D1 Sizes stated in item          C1 Items for work in this          A1 Item descriptions for
work shall each be measured    descriptions shall be finished   class shall be deemed to           stonework shall identify :
separately either in           sizes unless otherwise           include preparation of
different Parts of an          stated.                          background.                             a) type, size,
Activity Bill or in                                                                                        thickness (for
different Activity Bills.      D2 Thickness stated in item      C2 Items for stonework shall               Engineer's design)
                               descriptions shall be the        be deemed to include:                      or minimum thickness
M2 Unless otherwise stated,    thickness exclusive of keys,                                                (for Contractor's
areas measured shall be the    grooves and the like.                 a) adhesive, bedding of               design) and surface
actual areas to which                                                   any thickness, metal               finish (polished,
stonework is applied.                                                   anchors, metal                     honed or flamed) of
                                                                        framework, slurry of               stone.
M3 No deduction from the                                                any colour to back
areas measured shall be made                                            of stone, grouting              b) nature of background
for holes and openings each                                             of any colour,                     and method of fixing
not exceeding 0.5m/2/ in                                                joints and dividing                the stonework.
area.                                                                   strips.
                                                                                                        c) surface treatment to
                                                                     b) all labours, and                   stonework (e.g.
                                                                        stops and returns to               sealer) where
                                                                        all labours.                       specified.

                                                                     c) raking out joints               d) book matching where
                                                                        for and pointing                   specified.
                                                                        flashings, bedding
                                                                        plates, bedding and        A2 Item descriptions for
                                                                        pointing all frames.       circular, elliptical,
                                                                                                   spherical and like items
                                                                     d) all cutting, narrow        shall so state.
                                                                        widths, small
                                                                        quantities, laying
                                                                        work in bays or
                                                                        between dividing or
                                                                        panel strips,
                                                                        groined work, stops,
                                                                        temporary rules,
                                                                        margins, bands,
                                                                        dividing strips,
                                                                        internal angles,
                                                                        arrises, edges,
                                                                        ends, intersections,
                                                                        notching, and holes.

                                                                     e) fitting up to
                                                                        frames, around pipes
                                                                        and brackets and
                                                                        similar items, and
                                                                        dishing to outlets.

                                                                     f) filling in to shaped
                                                                        insets, recessed
                                                                        manhole covers, pipe
                                                                        trench covers and
                                                                        the like.

                                                                     g) laying work to flat
                                                                        surfaces, slopes,
                                                                        fall and currents.

                                                                     h) laying work in
                                                                        patterns.

                                                                     i) returned ends,
                                                                        stoolings and the
                                                                        like on stonework
                                                                        measured in linear
                                                                        metre.

                                                                     j) drilling or cutting
                                                                        of other work.

                                                                     k) any other items of a
                                                                        like nature to the
                                                                        foregoing.

                                      AO/2                             July 1998

ABWF Standard Method of Measurement

CLASS AO

FIRST DIVISION                    SECOND DIVISION                 THIRD DIVISION
--------------------------------------------------------------------------------
1 Walls and attached columns m/2/

2 Isolated columns           m/2/

3 Floors                     m/2/

4 Ceilings including sides
  and soffits of attached
  beams                      m/2/
5 Isolated beams             m/2/

6 Stairs and steps                1 Landings                   m/2/
                                  2 Spandril steps and winders nr
                                  3 Treads and risers          m/2/
                                  4 Nosings                    m
                                  5 Wall strings               m
                                  6 Open strings               m
                                  7 Curb strings               m

7 Ancillaries                     1 Copings                    m
                                  2 Cills                      m
                                  3 Jambs                      m
                                  4 Architraves                m
                                  5 Cornices                   m
                                  6 Handrails                  m
                                  7 Bollards                   nr

8 Sundries                        1 Non-slip inserts           m

                                      AO/3                             July 1998

ABWF Standard Method of Measurement

(see rules at head of class on page AO/2)                               CLASS AO

                                                                                                   ADDITIONAL DESCRIPTION
MEASUREMENT RULES              DEFINITION RULES                 COVERAGE RULES                     RULES
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                   A3 Stonework to walls built
                                                                                                   battering or with battered
                                                                                                   faces shall be measured
                                                                                                   separately stating the rate
                                                                                                   of batter.

                                                                                                   A4 Works to ceilings and
                                                                                                   beams where the ceiling or
                                                                                                   beam (the higher in the case
                                                                                                   of attached beams) exceeds
                                                                                                   3.5m from finished floor
                                                                                                   level shall be given
                                                                                                   separately and so described,
                                                                                                   the height being stated in
                                                                                                   stages of 1.5m. Cornices and
                                                                                                   similar items which occur in
                                                                                                   work to ceilings and beams
                                                                                                   shall not be distinguished
                                                                                                   by height from finished
                                                                                                   floor level.

                                                                                                   A5 Item descriptions for
                                                                                                   spandril steps and winders
                                                                                                   shall state the extreme
                                                                                                   sizes.

                                                                                                   A6 Nosings shall be
                                                                                                   described in item
                                                                                                   descriptions.

                                                                                                   A7 Item descriptions for
                                                                                                   wall strings and open
                                                                                                   strings shall state the
                                                                                                   maximum height. Item
                                                                                                   descriptions for curb
                                                                                                   strings shall state the girth.

                                                                                                   A8 Ancillaries shall be
                                                                                                   described in item
                                                                                                   descriptions.

                                                                                                   A9 Item descriptions for
                                                                                                   non-slip inserts shall state
                                                                                                   material and size.


NOTE

Natural stonework units of any size, other than ashlar masonry and rubble masonry, shall be measured under this class and not class AK.

                                      AO/4                             July 1998

ABWF Standard Method of Measurement

CLASS AP : CURTAIN WALLING

Includes : Curtain walling including anchorages, associated glazing, metal or stone cladding Insulation forming an integral part of curtain walling

Excludes : Metal cladding not forming an integral part of curtain walling
           (included in class AG)
           Stone cladding not forming an integral part of curtain walling (included in class AO)
           Structural glass walling (included in class AQ)
           General glazing (included in class AS)
           Building maintenance units (included in BSMM)
           External lighting and associated E&M works (included in BSMM)

FIRST DIVISION            SECOND DIVISION      THIRD DIVISION
-------------------------------------------------------------
1 Vision areas     m/2/   1 Framing
2 Spandrel areas   m/2/
                          2 Glass

                          3 Metal cladding

                          4 Stone cladding

                                      AP/1                             July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AP

                                                                                                   ADDITIONAL
MEASUREMENT RULES              DEFINITION RULES                 COVERAGE RULES                     DESCRIPTION RULES
------------------------------------------------------------------------------------------------------------------------------
M1 No deduction from the       D1 Coating required to be        C1 Items for work in this          A1 Thermal insulation
areas measured shall be made   stated in the item               class shall be deemed to include : forming an integral part of
for holes and openings each    descriptions in accordance                                          the curtain walling shall be
not exceeding 0.5m/2/ in       with Additional Description           a) preparation of             identified in item
area.                          Rules shall mean factory                 background.                descriptions.
                               applied finishes.
                                                                     b) backing, guide
                                                                        rails, fixing and
                                                                        cleaning eyes,
                                                                        supports,
                                                                        anchorages,
                                                                        fastenings, and the
                                                                        like unless
                                                                        otherwise specified.

                                                                     c) ironmongery.

                                                                     d) special units and
                                                                        members at angles,
                                                                        corners, junction,
                                                                        and the like.

                                                                     e) closures, covers,
                                                                        copings, flashings,
                                                                        heads, cills, trims,
                                                                        gaskets and the
                                                                        like.

                                                                     f) fire break
                                                                        insulation.

                                                                     g) joints.

                                                                     h) opening lights
                                                                        including all fixings.

                                                                     i) drilling or cutting
                                                                        of other work.

                                                                     j) any other items of a
                                                                        like nature to the
                                                                        foregoing.
                                                                                                   A2 Item descriptions for
                                                                                                   framing shall identify the
                                                                                                   material and coating of the
                                                                                                   framing members, and size of
                                                                                                   typical bay.

M2 Glass shall be measured                                                                         A3 Item descriptions for
over all framing.                                                                                  glass shall identify the type,
                                                                                                   thickness (for Engineer's
M3 Different types of glass                                                                        design) or minimum thickness
within a panel shall be                                                                            (for Contractor's design),
measured separately.                                                                               coating and method of fixing
                                                                                                   the glass, and size of the
                                                                                                   typical bay of the framing
                                                                                                   to which the glass is fixed.

M4 Metal cladding shall be                                                                         A4 Item descriptions for
measured over all framing.                                                                         metal cladding shall
                                                                                                   identify type, thickness
                                                                                                   (for Engineer's design) or
                                                                                                   minimum thickness (for
                                                                                                   Contractor's design),
                                                                                                   surface finish or coating of
                                                                                                   cladding, method of fixing
                                                                                                   the cladding and size of the
                                                                                                   typical bay of the framing
                                                                                                   to which the cladding is
                                                                                                   fixed.

M5 Stone cladding shall be                                                                         A5 Item descriptions for
measured over all framing.                                                                         stone cladding shall
                                                                                                   identify type, thickness
                                                                                                   (for Engineer's design) or
                                                                                                   minimum thickness (for
                                                                                                   Contractor's design),
                                                                                                   surface finish and surface
                                                                                                   treatment of cladding,
                                                                                                   method of fixing the
                                                                                                   cladding and size of the
                                                                                                   typical bay of the framing
                                                                                                   to which the cladding is
                                                                                                   fixed.

                                      AP/2                             July 1998

ABWF Standard Method of Measurement

CLASS AP

FIRST DIVISION             SECOND DIVISION              THIRD DIVISION
----------------------------------------------------------------------
3 Louvres            m/2/

4 Soffit cladding    m/2/

5 Parapets           m

6 Ancillaries              1 Manifestations      m

                                      AP/3                             July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AP
(see rules at head of class on page AP/2)

                                                                                                   ADDITIONAL DESCRIPTION
MEASUREMENT RULES              DEFINITION RULES                 COVERAGE RULES                     RULES
-------------------------------------------------------------------------------------------------------------------------------
M6 Louvres shall be measured                                                                       A6 Item descriptions for
over all framing.                                                                                  louvres shall identify
                                                                                                   material, and coating or
                                                                                                   surface finish.

M7 Soffit cladding shall be                                                                        A7 Item descriptions for
measured over all framing.                                                                         soffit cladding shall
                                                                                                   identify material, and
                                                                                                   coating or surface finish.

                                                                                                   A8 Item descriptions for
                                                                                                   soffit cladding where the
                                                                                                   soffit exceeds 3.5m from
                                                                                                   finished floor level shall
                                                                                                   be given separately and so
                                                                                                   described, the height being
                                                                                                   stated in stages of 1.5m.

M8 Parapets shall be measured                                                                      A9 Item descriptions for
over all framing.                                                                                  parapets shall state the
                                                                                                   height.

                                      AP/4                             July 1998

ABWF Standard Method of Measurement

CLASS AQ : Glass Walling and Specialist Glazing

Includes : Glass walling, glass doors, glass screens, glass lining
           Ironmongery forming an integral part of structural glass walling and specialist glazing

Excludes : Glass in glazed panels in proprietary partitions (included in class AB)
           Glass in timber doors with glazed panels (included in class AC) Glass to metal barriers (included in class AH)
           Glass to signs (included in class AI)
           Glass to curtain walling (included in class AP)
           Glass to skylights (included in class AR)
           General glazing (included in class AS)

FIRST DIVISION                  SECOND DIVISION                  THIRD DIVISION
--------------------------------------------------------------------------------
1 Structural glass walling  m

                                      AQ/1                             July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AQ

                                                                                                   ADDITIONAL DESCRIPTION
MEASUREMENT RULES              DEFINITION RULES                 COVERAGE RULES                     RULES
------------------------------------------------------------------------------------------------------------------------------------
M1 No deduction from the                                        C1 Items for work in this          A1 Item descriptions shall
areas measured for unframed                                     class shall be deemed to           identify the type, thickness (for
glass screens, unframed                                         include:                           Engineer's design) or minimum
glass linings, framed glass                                                                        thickness (for Contractor's
screens and framed glass                                             a) preparation of             design) and method of fixing the
linings shall be made for                                               background.                glass.
holes and openings each not
exceeding 0.5m/2/ in area.                                           b) framing, backing,
                                                                        guide rails, fixing        A2 Item descriptions shall
                                                                        and cleaning eyes,         identify grinding, polishing,
                                                                        supports,                  etching surfaces or edges and
                                                                        anchorages,                bevelled edges.
                                                                        fastenings matching
                                                                        screws, and the like
                                                                        unless otherwise
                                                                        specified.

                                                                     c) special units and
                                                                        members at angles,
                                                                        corners, junctions,
                                                                        and the like.

                                                                     d) closures, covers,
                                                                        copings, flashings,
                                                                        heads, cills, trims,
                                                                        gaskets and the
                                                                        like.

                                                                     e) fire break
                                                                        insulation

                                                                     f) joints.

                                                                     g) gaskets, flashings
                                                                        and the like.

                                                                     h) ironmongery.

                                                                     i) holes for screws and
                                                                        for other fixings.

                                                                     j) drilling or cutting
                                                                        of other work.

                                                                     k) any other items of a
                                                                        like nature to the
                                                                        foregoing.
M2 The length measured for     D1 Structural glass walling                                         A3 Item descriptions shall state
structural glass walling       shall mean frameless glass                                          the height of structural glass
shall exclude the length of    walling which is supported                                          walling.
voids which extend to the      top and bottom and which
full height of the             has silicon sealant filled
structural glass walling       joints between the glass
other than voids for full      panels.
height doors.

                                      AQ/2                             July 1998

ABWF Standard Method of Measurement

CLASS AQ

FIRST DIVISION                    SECOND DIVISION               THIRD DIVISION
------------------------------------------------------------------------------
2 Unframed glass screens   m/2/   1 Glass
3 Unframed glass linings   m/2/

                                  2 Metal cladding

                                  3 Stone cladding

                                  4 Louvres

                                      AQ/3                             July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AQ

(see rules at head of class on page AQ/2)

                                                                                                   ADDITIONAL DESCRIPTION
MEASUREMENT RULES             DEFINITION RULES                  COVERAGE RULES                     RULES
---------------------------------------------------------------------------------------------------------------------------------
M3 Glass shall be measured    D2 Unframed glass screens                                            A4 Item descriptions for
over all framing.             shall mean unframed glass                                            glass shall identify the
                              panels forming a full or                                             type, thickness (for
M4 Different types of glass   part height screen.                                                  Engineer's design) or
within a panel shall be                                                                            minimum thickness (for
measured separately.                                                                               Contractor's design),
                                                                                                   coating and method of fixing
                                                                                                   the glass and size of the
                                                                                                   typical bay of the framing
                                                                                                   to which the glass is fixed.

M5 Metal cladding shall be    D3 Unframed glass linings                                            A5 Item descriptions for
measured over all framing.    shall mean glass panels                                              metal cladding shall
                              fixed to another surface                                             identify type, thickness
                              (e.g. concrete, timber and                                           (for Engineer's design) or
                              the like) to form a                                                  minimum thickness (for
                              decorative face.                                                     Contractor's design),
                                                                                                   surface finish or coating of
                                                                                                   cladding, method of fixing
                                                                                                   the cladding and size of the
                                                                                                   typical bay of the framing
                                                                                                   to which the cladding is
                                                                                                   fixed.

M6 Stone cladding shall be                                                                         A6 Item descriptions for
measured over all framing.                                                                         stone cladding shall
                                                                                                   identify type, thickness
                                                                                                   (for Engineer's design) or
                                                                                                   minimum thickness (for
                                                                                                   Contractor's design),
                                                                                                   surface finish and surface
                                                                                                   treatment of cladding,
                                                                                                   method of fixing the
                                                                                                   cladding and size of the
                                                                                                   typical bay of the framing
                                                                                                   to which the cladding is
                                                                                                   fixed.

M7 Louvres shall be measured                                                                       A7 Item descriptions for
over all framing.                                                                                  louvres shall identify
                                                                                                   material and coating or
                                                                                                   surface finish.

                                      AQ/4                             July 1998

ABWF Standard Method of Measurement

CLASS AQ

FIRST DIVISION                     SECOND DIVISION              THIRD DIVISION
------------------------------------------------------------------------------
4 Framed glass screens    m/2/     1 Framing
5 Framed glass linings    m/2/

                                   2 Glass

                                   3 Metal cladding

                                   4 Stone cladding

                                   5 Louvres

6 Glass doors               nr

7 Ancillaries                      1 Manifestations       m
                                   2 Glass fins           nr

                                      AQ/5                             July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AQ

(see rules at head of class on page AQ/2)

                                                                                                   ADDITIONAL DESCRIPTION
MEASUREMENT RULES             DEFINITION RULES                  COVERAGE RULES                     RULES
---------------------------------------------------------------------------------------------------------------------------------
                              D4 Framed glass screens                                              A8 Item descriptions for
                              shall mean framed glass                                              framing shall identify the
                              panels forming a full or                                             material and coating of the
                              part height screen.                                                  framing members, and size of
                                                                                                   typical bay.
M8 Glass shall be measured    D5 Framed glass linings shall
over all framing.             mean glass panels fixed to                                           A9 Item descriptions for
                              another surface (e.g.                                                glass shall identify the
M9 Different types of glass   concrete, timber and the                                             type, thickness (for
within a panel shall be       like) to form a decorative                                           Engineer's design) or
measured separately.          face.                                                                minimum thickness (for
                                                                                                   Contractor's design),
                                                                                                   coating and method of fixing
                                                                                                   the glass, and size of the
                                                                                                   typical bay of the framing
                                                                                                   to which the glass is fixed.

M10 Metal cladding shall be                                                                        A10 Item descriptions for
measured over all framing.                                                                         metal cladding shall
                                                                                                   identify the type, thickness
                                                                                                   (for Engineer's design) or
                                                                                                   minimum thickness (for
                                                                                                   Contractor's design),
                                                                                                   surface finish or coating of
                                                                                                   cladding, method of fixing
                                                                                                   the cladding and size of the
                                                                                                   typical bay of the framing
                                                                                                   to which the cladding is
                                                                                                   fixed.

M11 Stone cladding shall be                                                                        A11 Item descriptions for
measured over all framing.                                                                         stone cladding shall
                                                                                                   identify type, thickness
                                                                                                   (for Engineer's design) or
                                                                                                   minimum thickness (for
                                                                                                   Contractor's design),
                                                                                                   surface finish and surface
                                                                                                   treatment of cladding,
                                                                                                   method of fixing the
                                                                                                   cladding and size of the
                                                                                                   typical bay of the framing
                                                                                                   to which the cladding is
                                                                                                   fixed.

M12 Louvres shall be                                                                               A12 Item descriptions for
measured over all framing.                                                                         louvers shall identify
                                                                                                   material and coating or
                                                                                                   surface finish.

                                                                                                   A13 Item descriptions shall
                                                                                                   identify glass doors and all
                                                                                                   associated items by stating
                                                                                                   the door type numbers given
                                                                                                   in the Specification and
                                                                                                   Drawings.

                                                                                                   A14 Item descriptions shall
                                                                                                   state the height, width and
                                                                                                   thickness (for Engineer's
                                                                                                   design) or minimum thickness
                                                                                                   (for Contractor's design) of
                                                                                                   glass fins.

                                      AQ/6                             July 1998

ABWF Standard Method of Measurement

CLASS AR : SKYLIGHTS

Includes : Skylights including glass and plastic to skylights
           Work ancillary to skylights (e.g. dead lights, open lights, smoke vents and the like)
           Ironmongery forming an integral part of skylights

Excludes : Roof tiling and ancillaries (included in class AA)
           Metal roof cladding ancillaries (included in class AA)
           Roof lights forming an integral part of metal roof cladding (included in class AA)

FIRST DIVISION    SECOND DIVISION                THIRD DIVISION
--------------------------------------------------------------------------------
1 Skylights  nr   1 Framing

                  2 Float glass                  1 Area : not exceeding 1.0m/2/
                  3 Tempered glass               2        1.0 - 2.0m/2/
                  4 Laminated glass              3        2.0 - 3.0m/2/
                  5 Polycarbonate sheets         4        stated exceeding
                  6 Polycarbonate sheets with             3.0m/2/
                    surface hardening treatment
                  7 Perspex sheets
                  8 Other materials (type to be
                    stated)

                                      AR/1                             July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AR

                                                                                                   ADDITIONAL
MEASUREMENT RULES             DEFINITION RULES                  COVERAGE RULES                     DESCRIPTION RULES
---------------------------------------------------------------------------------------------------------------------------------
                              D1 Coating required to be         C1 Items for skylights shall be    A1 Skylights shall be
                              stated in the item                deemed to include:                 identified in item
                              descriptions in accordance                                           descriptions by reference to
                              with Additional Description                                          Drawings.
                              Rules shall mean factory               a) preparation of
                              applied finishes.                         background.

                                                                     b) installation
                                                                        complete with
                                                                        supporting frames
                                                                        and fixings.

                                                                     c) ironmongery.

                                                                     d) flashings, soakers
                                                                        and other forms of
                                                                        waterproofing and
                                                                        drainage forming an
                                                                        integral part of
                                                                        skylights.

                                                                     e) all trimming around
                                                                        openings, cleaning
                                                                        eyes and
                                                                        obstructions,
                                                                        including extra
                                                                        framing supports and
                                                                        edge trim for same.

                                                                     f) joints.

                                                                     g) gaskets.

                                                                     h) drilling or cutting
                                                                        of other work.

                                                                     i) any other terms of
                                                                        a like nature to the
                                                                        foregoing.

                                                                                                   A2 Item descriptions for
                                                                                                   framing shall identify the
                                                                                                   material and coating of the
                                                                                                   framing members.

M1 Each pane of glass or      D2 Regular shapes shall be                                           A3 Item descriptions for
sheet or panel of leadlight   deemed to be rectangular or                                          glass and sheets shall
glazing shall be measured.    square.                                                              identify the type, thickness
                                                                                                   (for Engineer's design) or
M2 Panes of glass or sheet                                                                         minimum thickness (for
of irregular shape shall be                                                                        Contractor's design),
measured the smallest                                                                              coating and method of fixing
rectangular area out of                                                                            the glass or sheet.
which such irregular shape
can be cut.                                                                                        A4 Item descriptions shall
                                                                                                   identify grinding,
                                                                                                   polishing, etching surfaces
                                                                                                   or edges and bevelled edges.

                                                                                                   A5 Item descriptions shall
                                                                                                   identify work which is
                                                                                                   curved.

                                                                                                   A6 Item descriptions for
                                                                                                   glass or sheet shall
                                                                                                   separately identify work of
                                                                                                   irregular shapes.

                                      AR/2                             July 1998

ABWF Standard Method of Measurement

CLASS AS : GENERAL GLAZING

Includes : Glass to windows and metal barriers
           Mirrors
           Glass louvres
           Glass blocks
           Plastic sheet

Excludes : Glass in glazed panels in proprietary partitions (included in class AB)
           Glass in timber doors with glazed panel (included in class AC) Glass to metal cladding doors (included in class AG)
           Glass and plastic to signs (included In class AI)
           Glass to curtain walling (included in Class AP)
           Glass doors (included in class AQ)
           Glass balustrading (included in class AQ)
           Glass linings (included in class AQ)
           Glass and plastic to skylights (included in class AR)

FIRST DIVISION            SECOND DIVISION       THIRD DIVISION
--------------------------------------------------------------------------------
1 Glass            m/2/   1 Float               1  Area : not exceeding 0.1m/2/
                          2 Tempered            2         0.1 - 0.3m/2/
                          3 Laminated           3         0.3 - 0.5m/2/
                          4 Bullet resistant    4         0.5 - 1m/2/
                          5 Wired               5         stated exceeding 1m/2/

2 Class louvres    m

3 Plastic sheet    m/2/   1 Polycarbonate        1 Area : not exceeding 0.1m/2/
                          2 Polycarbonate with   2        0.1 - 0.3m/2/
                            surface hardening    3        0.3 - 0.5m/2/
                            treatment            4        0.5 - 1m/2/
                          3 Perspex              5        stated exceeding 1m/2/

4 Holes            nr     1 In glass
                          2 In plastic sheet

5 Mirrors          nr
6 Glass blockwork  m/2/

                                      AS/1                             July 1998

ABWF Standard Method of Measurement

                                                                      CLASS   AS

                                                                                                   ADDITIONAL DESCRIPTION
MEASUREMENT RULES             DEFINITION RULES                  COVERAGE RULES                     RULES
---------------------------------------------------------------------------------------------------------------------------------
M1 Each pane of glass or      D1 Regular shapes shall be        C1 Items for work in this          A1 Item descriptions shall
plastic sheet or panel of     deemed to be rectangular or       class shall be deemed to           identify the quality,
leadlight glazing shall be    square.                           include :                          thickness (for Engineer's
measured.                                                                                          design) or minimum thickness
                                                                                                   (for Contractor's design),
M2 Panes of glass, plastic                                                                         method of fixing the glass,
sheet and mirrors of                                                 a) preparation of             glass louvres, plastic sheet
irregular shape shall be                                                background.                and mirrors.
measured the smallest
rectangular area out of                                                                            A2 Item descriptions shall
which such irregular shape                                           b) joints.                    identify grinding, polishing,
can be cut.                                                                                        etching surfaces or edges and
                                                                     c) drilling or cutting        bevelled edges.
                                                                        of other work.

                                                                     d) any other items of a
                                                                        like nature to the         A3 Item descriptions shall
                                                                        foregoing.                 identify work which is
                                                                                                   curved.

                                                                C2 Items for mirrors shall be      A4 Item descriptions for
                                                                deemed to include :                glass, plastic sheet and
                                                                                                   mirrors shall separately
                                                                                                   identify work of irregular
                                                                     a) silvering.                 shapes.

                                                                     b) plywood or other           A5 Item descriptions for glass
                                                                        backings.                  louvres shall state the width,
                                                                                                   number and finish to edges.
                                                                     c) screws and other
                                                                        fixings.

                                                                     d) holes for screw and        A6 Item descriptions for
                                                                        other fixings.             holes in glass and holes in
                                                                                                   plastic sheet shall state
                                                                                                   the size of the hole and
                                                                     C3 Items for glass            type and thickness of the
                                                                     blockwork shall be            glass or plastic sheet and
                                                                     deemed to include             the size of the pane.
                                                                     general bedding,
                                                                     bedding at the                A7 Item descriptions for
                                                                     perimeter and                 glass blockwork shall state
                                                                     reinforcement to              the size of blocks.
                                                                     joints.

                                      AS/2                             July 1998

ABWF Standard Method of Measurement

CLASS AT : ARCHITECTURAL COATINGS AND SPECIAL FINISHINGS

Includes : In situ enamel paint, metallic paint, intumescent paint, stains, varnish, clear finishing and textured coating
           Wall paper

Excludes : Road surface marking (included in class R)
           In situ lead, iron or zinc based primer paint, etch primer paint, oil paint, alkyd gloss paint, emulsion paint, cement paint, epoxy or polyurethane paint, bituminous or coal tar paint (included in class V)
           Painting to pipework (included in class V)
           Silk screen and acid etched letters, numerals, characters, symbols and graphics (included in class AI)
           Painting to building services pipework (included in BSMM) Painting carried out prior to delivery of components to the Site

FIRST DIVISION                SECOND DIVISION                   THIRD DIVISION
--------------------------------------------------------------------------------------------------------------
1 Enamel paint                1 Metal other than metal          1 Upper surfaces inclined at an
2 Metallic paint                sections                          angle not exceeding 30 DEG. to the
3 Intumescent paint           2 Timber                            horizontal                             m/2/
4 Stains                      3 Concrete                        2 Upper surfaces inclined at 30 DEG. -
5 Varnish, or clear           4 Plaster and render                to 60 DEG. to the horizontal           m/2/
  finishing
6 Textured coating            5 Masonry                         3 Surfaces inclined at an angle
7 Wall paper                  6 Brickwork and blockwork           exceeding 60 DEG. to the horizontal    m/2/
                                                                4 Soffit surfaces and lower
                                                                  surfaces inclined at an angle not
                                                                  exceeding 60 DEG. to the horizontal    m/2/
                                                                5 Isolated surfaces of width or
                                                                  girth not exceeding 500mm              m/2/
                                                                6 Letters, numerals, characters,
                                                                  punctuation and the like               nr

                              7 Metal sections          m/2/

                                      AT/1                             July 1998

ABWF Standard Method of Measurement

                                                                        CLASS AT


                                                                                                   ADDITIONAL DESCRIPTION
MEASUREMENT RULES             DEFINITION RULES                  COVERAGE RULES                     RULES
---------------------------------------------------------------------------------------------------------------------------------
M1 Internal and external                                        C1 Items for work in this          A1 Preparation of surfaces
work shall each be measured                                     class shall be deemed to           shall be identified in item
separately either in                                            include preparation of             descriptions where more than
different Parts of an                                           surfaces before painting or        one type of preparation is
Activity Bill or in                                             hanging wall paper.                specified for the same
different Activity Bills.                                                                          surface.

M2 No deduction from the
areas measured shall be made
for holes and openings each
not exceeding 0.5m/2/ in
area.

M3 Areas measured for wall    D1 Isolated surfaces of           C2 Items for wall paper            A2 Item descriptions for
paper shall be the net area   width or girth not exceeding      shall be deemed to include:        painting shall state the
covered.                      500mm shall be classed as                                            material used and either the
                              such only where work of                (a) adhesives.                number of coats or the film
M4 Isolated surfaces of       overall width or girth not                                           thickness (for Engineer's
width or girth not exceeding  exceeding 500mm is not in              (b) all cutting.              design) or minimum thickness
500mm shall not be            conjunction with similarly                                           (for Contractor's design).
distinguished by              painted work.                          (c) fitting paper
inclination.                                                             around pipes,             A3 Item descriptions for
                                                                         switches, brackets        wall paper shall state the
                                                                         and the like.             type.

                                                                     (d) hanging in                A4 Wall paper applied to
                                                                         patterns.                 different bases shall be
                                                                                                   given separately and the
                                                                                                   nature of base shall be
M5 In calculating the                                           C3 Painting of metal               stated in the item
painted area of metal                                           sections shall be deemed to        descriptions.
sections the presence of                                        include painting the
connecting plates, brackets,                                    surfaces of connecting             A5 Item descriptions for
rivets, bolts, nuts and                                         plates, brackets, rivets,          letters, numerals, characters,
similar projections shall be                                    bolts, nuts and similar            punctuation and the like shall
ignored.                                                        projections.                       state the height and style.

                                      AT/2                             July 1998

FORM OF TENDER                                                           ANNEX 2
APPENDIX 2 - PRICING DOCUMENT                                               BSMM

                                     Annex 2

                         Standard Method of Measurement

                                Building Services

                             25 January 1999 Edition

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

                                 [KCRC LINE MAP]

STANDARD METHOD OF MEASUREMENT
BUILDING SERVICES

                                     [LOGO]

                                       KCR

                              [CHINESE CHARACTERS]

                              East Rail Extensions

                       KOWLOON-CANTON RAILWAY CORPORATION

                                BUILDING SERVICES

                         STANDARD METHOD OF MEASUREMENT

                                                                    Jan 25, 1999

BSMM                                                                        KCRC

                       KOWLOON-CANTON RAILWAY CORPORATION

                                BUILDING SERVICES

                         STANDARD METHOD OF MEASUREMENT

                                TABLE OF CONTENTS

SECTION              SUBJECT                                      PAGE
-------              -------                                      ----
   1                 General Principles                           1 - 16

   2                 Electrical Installations                    17 - 25

   3                 Mechanical Installations                    26 - 34

   4                 Plumbing Installations                      35 - 40

   5                 Building Management, Alarm &                41 - 43
                     Communications Installations

   6                 Work Classification and Codes                  44

                                       (i)                          Jan 25, 1999

BSMM                                                                        KCRC

                            SECTION 1

                            GENERAL PRINCIPLES

Title               1.1.1   The title of this document is Building Services
Application                 Standard Method of Measurement, which is abbreviated
and Extent                  to BSMM. The BSMM is intended to be used in
                            conjunction with the Conditions of Contract, other
                            Standard Methods of Measurement referred to in the Preamble to the Pricing Document and the Additions and Amendments to the Methods of Measurement (AAMM) and only in connection with the Building Services work.

                    1.1.2   Not Used.

Definitions         1.2.1   In this document and in the Pricing Schedule and
                            Schedule of Rates prepared according to the procedure set forth herein the following words and expressions have the meanings hereby assigned to them, except where the context otherwise requires.

                    1.2.2 'Conditions of Contract' means the Kowloon-Canton Railway Corporation Capital Works Project General Conditions of Contract for Civil Engineering and Building Works.

                    1.2.3 'Work' means work to be carried out, goods, consumables, materials and services to be supplied, and the liabilities, obligations and risks to be undertaken by the Contractor under the Contract.

                    1.2.4 'System Classification' means the Systems Classification set out in Section 2, 3, 4 and 5 herein.

                    1.2.5 'Work Classification' means the Works Classification set out in Section 6.

                    1.2.6 'Expressly required' means shown on the Drawings, described in the Specification or ordered by the Engineer pursuant to the Contract.

                    1.2.7   Not used.

                                       (1)                          Jan 25, 1999

BSMM                                                                        KCRC

                    1.2.8 'Daywork' means the method of valuing work on the basis of time spent by the workmen, the materials used and the Contractor's Equipment employed.

                    1.2.9 "Extra", "extra for" or "extra over for" preceding any item descriptions for fittings means that the rates and prices for fittings on pipes, trunking, trays etc. exclude the Contractor's price for the lengths of pipe, trunking, trays etc. which the item replaces.

                    1.2.10 "Fittings" means all bends, elbows, branches, tees, crosses, offsets, reducers, caps, flanges, air turning vanes, swan necks, shoes, inspection doors and the like to the foregoing used in pipework, ductwork, electrical trunking, tray and conduit installations.

                    1.2.11 "In-line equipment" means all strainers, valves, flow meters, silencers, fans, gratings, aprons, vent cowls, floor outlets and the like to the foregoing used in pipework, ductwork, electrical trunking, tray and conduit installations.

                    1.2.12 "Embedded" means concealed from view by the fabric of the structure or the finishes and shall include concealing in screed, chasing in walls, floors, ceilings and the like and not surface mounted.

                    1.2.13 Words importing the singular only also include the plural and vice versa where the context requires.

                    1.2.14 A hyphen between two dimensions means a range of dimensions which includes all dimensions exceeding that preceding the hyphen but not exceeding that following the hyphen.

                    1.2.15 Words and expressions defined in the Conditions of Contract have the same meanings herein.

                    1.2.16 All references to clauses are references to clauses numbered in the Conditions of Contract and references to paragraphs are references to paragraphs numbered herein.

                                       (2)                          Jan 25, 1999

BSMM                                                                        KCRC

                    1.2.17  'BS' means British Standards.

General             1.3.1   The object of BSMM is to set forth the procedure
Principles                  according to which the Pricing Document shall be
                            prepared and priced and the quantities of work expressed and measured.

                    1.3.2 The objective of the Pricing Document is to provide such information of the work as to enable tenders to be prepared efficiently and accurately, and when a contract has been entered into, to provide for use of the priced Pricing Document in the valuation of work executed in respect of remeasurement items and variations.

                    1.3.3 In order to attain these objectives, work should be itemised in the Pricing Document in sufficient detail for it to be possible to distinguish between the different systems, and between work of the same nature carried out in different locations or in any other circumstances which may give rise to different considerations of cost. Consistent with these requirements the layout and content of the Pricing Document should be as simple and brief as possible.

                    1.3.4 All work which is expressly required should be covered in the Pricing Document.

                    1.3.5 BSMM seeks to attain these objectives principally by the use of the System Classification. This defines:

                            (i) how work is to be divided into separate items in the Pricing Document;

                            (ii)  the information to be given in item
                                  descriptions;

                            (iii) the units in which the quantities against
                                  each item are to be expressed; and

                            (iv)  how the work is to be measured for the
                                  purpose of calculating quantities.

                    1.3.6 To avoid unnecessary length, item descriptions for Permanent Works shall generally identify the component of the Works and not the tasks to be carried out by the Contractor, e.g.

                                       (3)                          Jan 25, 1999

BSMM                                                                        KCRC

                            An item should be described as 'Galvanised sheet steel ductwork to DW142, 12 gauge', not as 'Supply, deliver, fabricate and fix Galvanised sheet steel ductwork to DW142 nominal 12 gauge'.

                    1.3.7 Where the work identified by an item is specifically limited, the limitation shall be stated in the item description, e.g.

                            'Hand wash basin type XYZ, wall mounted excluding supply and delivery to the Site.'

                            Item descriptions for work which is divided between two classes require such limitations to be stated.

                    1.3.8 The unit of measurement for each item shall be that stated for the item in the System Classification. The unit of measurement stated against a descriptive feature in the System Classification shall apply to all items to which that descriptive feature applies.

                    1.3.9 The System Classification sets out the conditions under which work shall be measured and the method by which the quantities shall be computed and defines the extent and limits of the system represented by a word or expression used in the System Classification and in a Pricing Document prepared in accordance with BSMM.

                    1.3.10 The quantities in the Pricing Document, shall be computed using the net measurements taken from the Drawings and contained in the Specification, do not take into account any additional service runs or fittings required to route locally around beams, changes in levels to suit the building structure or architectural details or other services or obstacles and these are required to be allowed for by the Contractor in his rates and prices.

                    1.3.11 All rates, prices and sums are to apply equally to executing the Work in large or small quantities and difficult or easy situations or degrees of complexity including height or depth above or below floor level. The rates, prices and sums included in the Pricing Document shall be deemed to include provision for all risks and advantages that may accrue should the actual proportion or complexity of any operation vary from

                                       (4)                          Jan 25, 1999

BSMM                                                                        KCRC

                            the proportions or complexity, inferred from the Drawings arising from the Contractors co-ordination of the Works.

                    1.3.12 Each System Classification shall be read in conjunction with these General Principles.

Preparation         1.4.1   Not used.
of the pricing
Document            1.4.2   Not used.

                    1.4.3   Not used.

                    1.4.4   Not used.

                    1.4.5 Items may be arranged and divided into Cost Centres and subdivided into Activity Bills and further Parts to distinguish between those parts of the work of which the nature, location, access, limitation on sequence or timing or any other special characteristic is thought likely to give rise to different methods of construction or considerations of cost. Items shall be arranged in the general order of the Work Classification.

                    1.4.6 Each part of the Cost Centres containing remeasurement items and Schedule of Rates shall be given a heading and groups of items within each part shall be given sub-headings. Headings and sub-headings shall be read as part of the item descriptions to which they apply. A line shall be drawn across the item description column below the last item to which each heading or sub-heading applies. Headings and sub-headings shall be repeated at the start of each new page which lists items to which they apply.

                    1.4.7 All work shall be itemised and the items shall be described in accordance with the System Classification, but further itemisation and additional description may be provided if the nature, location, importance or any other special characteristic of the work is thought likely to give rise to special methods of construction or considerations of cost.

                    1.4.8 Descriptions shall identify the work covered by the respective items, but the exact nature and extent of the work is to be ascertained from the Drawings, Specification and Conditions of Contract, as the case may be, read in conjunction with the System

                                       (5)                          Jan 25, 1999

BSMM                                                                        KCRC

                            Classification.

                    1.4.9 Any detail of description required to be given in accordance with the System Classification may be omitted from an item description provided that a reference is given in its place which identifies precisely where the omitted information may be found on the Drawings or in the Specification.

                    1.4.10 Where an item description compiled in accordance with the System Classification would be insufficient to identify clearly the particular work covered by the item additional description shall be given to identify the work by reference to its location or other physical features shown on the Drawings or described in the Specification.

                    1.5.1   Not used.

Quantities          1.6.1   Fractional quantities below 0.50 shall be rounded
                            down to the nearest whole number and fractional quantities of 0.50 and above shall be rounded up to the nearest whole number.

                    1.6.2 Where the application of 1.6.1 would cause an entire item to be eliminated, such item shall be billed as one whole unit.

                    1.6.3 In giving dimensions, the order should be consistent and generally in the sequence of length, width and height.

Units of            1.7.1   The following units of measurements and
Measurement                 abbreviations shall be used.

                            Unit                                Abbreviation
                            ----                                ------------
                            Millimetre                          mm
                            Metre                               m
                            Square millimetre                   mm/2/ or mm2
                            Square metre                        m/2/ or m2
                            Cubic metre                         m/3/ or m3
                            Kilogram                            kg
                            Tonne                               t
                            Sum                                 sum
                            Number                              nr

                                       (6)                          Jan 25, 1999

BSMM                                                                        KCRC

                            Hour                                h
                            Week                                wk
                            Pair                                pr

                    1.7.2 Each measurement shall be taken to the nearest 10 millimetres (i.e. 5 millimetres and over shall be regarded as 10 millimetres and less than 5 millimetres shall be disregarded).

                    1.7.3 Notwithstanding paragraph 1.7.2 this rule shall not apply to any dimension stated in descriptions.

                    1.7.4 The Pricing Document should be prepared using Microsoft Excel, Version 5.0 and set out on both sides of A4 size paper, in portrait style. The layout working down the page shall be as follows :

                            16mm      Top Margin

                            16mm      Page Headers comprising:
                                      Contract No., Pricing Schedule, Cost
                                      Centre and Cost Centre Description (in
                                      lower case with first letters capitalized)

                            8mm       Column Headings (see below)

                            223mm     Pricing Schedule Items

                            20mm      Page Footers comprising:
                                      To Summary of Cost Centre or To
                                      Pricing Schedule Summary (in lower
                                      case with first letters capitalized)
                                      Box for Page Total
                                      Page Number

                            14mm      Bottom Margin

                            The items shall be set out within columns heading and ruled consecutively as below. 14mm Margins shall be provided on both sides of the page and the layout working across the page from left to right shall be as follows :

                            Column Headed              Column width
                            -------------              ------------

                            Item Code                  23 mm
                            Item description           74 mm
                            Unit                       11 mm

                                       (7)                          Jan 25, 1999

BSMM                                                                        KCRC

                            Quantity                   23 mm
                            Rate HK$                   23 mm
                            Amount HK$                 28 mm

                            The Pricing Document shall be typed in Courier 10. Item codes, text and units shall be left justified and quantities shall be right justified.

                    1.7.5 Provision shall be made for the amounts inserted on each page to be totalled and carried to a summary of the particular Cost Centre and for the total of each Summary of Cost Centre to be carried to the Pricing Schedule Summary.

                    1.7.6 The Pricing Schedule Summary shall contain a tabulation of the Cost Centres of the Pricing Schedule with provision for insertion of the total of the amounts brought forward from the summaries of Cost Centre.

Completion,         1.8.1   Rates and prices shall be inserted in the rate
Pricing and                 column of the Pricing Document in whole Hong Kong
Use of the                  Dollars (HK$) only.
Pricing
Document            1.8.2   The Tenderer shall round down all extended
                            fractional amounts in the Pricing Schedule below
                            HK$0.50 to the nearest whole Hong Kong dollar and shall round up all extended fractional amounts of HK$0.50 and above to the nearest whole Hong Kong dollar.

                    1.8.3 Where work, including varied or additional work is measured and valued for purposes of certification and payment all extended amounts shall be rounded to the nearest whole Hong Kong dollars in accordance with the provisions of paragraph 1.8.2 above.

                    1.8.4 Where rates and prices for varied or additional items are determined in accordance with the provisions of the Conditions of Contract they shall be rounded to the nearest whole Hong Kong dollar in the following manner:

                            (i) fractional parts below HK$0.50 shall be rounded down to the nearest whole Hong Kong dollar; and

                            (ii) fractional parts of HK$0.50 and above shall be rounded up to the nearest whole Hong Kong dollar.

                                       (8)                          Jan 25, 1999

BSMM                                                                        KCRC

                    1.8.5 Cost Centres to be totalled and the totals carried to the Pricing Schedule Summary.

Costs               1.9.1   The rates and prices for items in all trades are,
Deemed to be                unless otherwise stated, to include for :
Included in
Items                       (i)     drilling of backgrounds and the provision of
                                    all fixings, nails, bolts, nuts, holes,
                                    screws, plugs, shot-fired pins and the like and fixing to any surface and making good on completion;

                            (ii) all fixings, hangers and supports, brackets, spring compensated and seismic restraints and isolated components;

                            (iii)   assembling and jointing together the
                                    component parts of composite units, and
                                    providing any necessary connecting flanges and jointing materials;

                            (iv) caulking between all services and sleeves at services penetrations of walls, slabs, beams and the like and providing sleeves as required, pre-cut to lengths with square or splayed ends for casting in by others;

                            (v)     removing temporary work and making good;

                            (vi) bonding (defined as the means of achieving the specified level of earth continuity connection between the component part and the Earthing and Lightning Protection system described in paragraph 2.10);

                            (vii) identification, colour banding and lettering for signs, labels and the like in both English and Chinese;

                            (viii) providing and installing expansion joints, flexible couplings and isolating flanges;

                            (ix) providing of weatherproof aprons where pipework penetrates through the roof slabs;

                            (x) capping open ends during the progress of the Works to avoid ingress of dirt and water;

                                       (9)                          Jan 25, 1999

BSMM                                                                        KCRC

                            (xi) providing and installing concrete thrust blocks, anchor blocks and the like; and

                            (xii) physically marking the position of holes, mortices, chases and the like in the structural and building fabric.

                            (xiii) Fittings on drainage pipes shall also include for the provision of the correct type and angle of any bend, tee, junction, cross and the like complete with cleaning eye as necessary.

                            (xiv) The fixing of sanitary fittings is also to include the provision of all necessary connectors (e.g. W.C. connectors, etc.) as necessary.

                            (xv)    Testing, setting to work and any
                                    commissioning shall also include the
                                    refilling of all fuel tanks to its full
                                    capacity after the completion of the testing and commissioning work.

                            (xvi) The rates and prices for items in all trades shall include for the supply of all additional labour for night work and overtime including all artificial light as necessary.

                            (xvii) Cutting and jointing pipework or ductwork for instrumentation including the provision of necessary fittings and the like shall be held to be included in the item for instrumentation.

                    1.9.2   Unless otherwise stated, the rates and prices for:

                            (i)     Equipment shall include for :

                                    (a)   all protective and decorative painting
                                          or finishes, all enclosures where
                                          required, setting and fixing in
                                          position on any background including
                                          the provision of holding down bolts,
                                          fixings, spring compensated and
                                          seismic restraints and isolating

                                      (10)                          Jan 25, 1999

BSMM                                                                        KCRC

                                          components, name tags and the like;

                                    (b)   flexible connections except those
                                          which are specifically detailed in the
                                          Drawings or the Specification to
                                          ductwork, pipework, etc.;

                                    (c)   Insulation to equipment shall be
                                          deemed to be included in the item of
                                          equipment; and

                                    (d)   Items of equipment are to include for
                                          assembling where required, and for
                                          making all necessary joints and
                                          connections to services, overflows and
                                          expansion pipes and the like.

                            (ii) Cable whether laid in trench or duct, fixed to cable tray or in trunking or conduit shall include for all cutting to length, pulling, dressing, saddles, cable ties, cleats, markers, labels, looming and trunking, and the like and fixing to any surface and making good on completion.

                            (iii) Switches and socket outlets shall include for assembly and for the provision of flush or surface mounted boxes together with all screws and fixing to any background and all cable terminations.

                            (iv)    Conduit, trunking, trays, fixings,
                                    bracketry, fittings and the like shall
                                    include for painting as described.

                            (v) Ductwork and duct fittings shall include for all joints in the running length including connections duct to duct, duct to fitting, duct to ancillary item and duct to item including all flexible connections.

                            (vi) Flexible connections of all types where measured separately include for supply of materials or complete units, fabrication, and/or assembly, fitting and/or erecting in the required position in the completed

                                      (11)                          Jan 25, 1999

BSMM                                                                        KCRC

                                    installation including all supports and/or hangers.

                            (vii) Diffusers and grilles include for all supply, fitting and fixing in position, including provision of screws, nuts, bolts, washers and the like and decorative finishes and painting.

                            (viii) Valves and the like include for stripping down, storage and preservation, re-packing glands and preparing spindles and temporary valves, prior to installation.

                            (ix) Instrumentation includes for checking calibration, prior to installation, making holes in pipes and the like and providing weldolets, nipolets and the like.

                            (x) Insulation shall include for the formation of test holes, spigot outlets, access panels, cleaning access, cleaning points and the like and for sealing around ducting at openings, through walls and partitions. Rates and prices for fire dampers shall include for insulation where required.

                            (xi) Insulation shall include for all fittings and fixings of whatever nature to secure the insulation to or around the equipment, piping or ductwork and their respective fittings, supports, hangers, and the like. Laps and additional circumferential insulation at joints shall be deemed to be included in the respective insulation items.

                            (xii)   Pipework shall include for:

                                    (a)   all short lengths and joints in the
                                          running lengths, including the
                                          provision of all loose collars,
                                          couplings, inspection eyes and similar
                                          items and all jointing materials
                                          including gaskets, bolts and nuts for
                                          flanged pipes;

                                    (b)   drain points and drain cocks complete
                                          with hose unions and test plugs;

                                      (12)                          Jan 25, 1999

BSMM                                                                        KCRC

                                    (c)   automatic and manual air vents.

                            (xiii) Fittings on all gutters and pipes shall include for the

                                    a)    additional joints, jointing materials
                                          and cutting required;

                                    b)    provision of separate reducers if
                                          reducing bends, reducing tees and
                                          similar of the required sizes are not
                                          available;

                                    c)    the provision of all bends or elbows
                                          as appropriate where "bends" are
                                          specified; and

                                    d)    the correct type and angle of any
                                          bend, tee, junction, cross and the
                                          like.

                            (xiv) Pipework fittings including connections and fixings shall in respect of pipework not exceeding 60 millimetre diameter, be deemed to be included in the pipework in which they occur.

                            (xv) All pipework shall include for all sockets, connectors and unions.

                            (xvi) Brass or copper pipes shall additionally include for all made bends.

                            (xvii)  Fittings to cast iron pipes are to
                                    correspond in pattern and be purpose made if required.

                            (xviii) Sanitary fittings are to include for
                                    assembling, forming all necessary joints to service, waste, overflows, vents, etc. cutting and pinning and screwing brackets, etc. to brickwork, blockwork or concrete, leaving or forming holes through brickwork, blockwork or concrete, making good and adjusting and leaving in perfect working order and pointing with silicone sealant at junction with walls.

                                      (13)                          Jan 25, 1999

BSMM                                                                        KCRC

                            (xix) Spare parts shall include for uncrating, checking, re-crating and delivery to storage.

                            (xx) Painting of pipework and ductwork supports, brackets, valves, in-line equipment and ancillaries shall be included in the respective pipework and ductwork rates and prices.

                            (xxi) Paintwork shall include all multi-colour work and cutting to line.

                            (xxii)  Testing, setting to work and any
                                    commissioning shall include:

                                    a)    the cost of all necessary power (other
                                          than electricity), fuel, and
                                          consumables, the provision of all
                                          instruments and the provision of all
                                          things necessary to carry out the
                                          testing and commissioning, as
                                          described, including the preparation
                                          of test certificates and the
                                          witnessing of the testing and
                                          commissioning by the Engineer; and

                                    b)    carrying this work out in phases or
                                          parts and upon completion.

                    1.9.3 The Contractor shall be deemed to have considered paragraph 1.9 in its entirety and therefore to have allowed for same in his pricing of the work.

Work Under          1.10.1  All work required to be carried out in tunnels,
Special                     entrances to tunnels or shafts shall be
Conditions                  given separately.

                                      (14)                          Jan 25, 1999

BSMM                                                                        KCRC

Coding and          1.11.1  For convenience of reference each item in the
Item                        Pricing Document has been assigned a code number
Numbers                     consisting of pair of letters and not more than
                            seven digits (except for Lump Sum Item) as follows:

                            (i)     Lump Sum Items

                                    Each lump sum item in the Pricing Schedule shall be assigned a unique code number consisting of the letters LS followed by a Cost Centre letter and a number in ascending order, e.g.

                                    Lump Sum........................LS
                                    Cost Centre B...................B
                                    Item No.........................3

                            (ii)    Remeasurement Items

                                    Each remeasurement item shall be coded with a Work Classification Class of the BSMM and numeric digits. The numeric digits give the position of the item in the first and second divisions etc. of the class in the Work Classification of Method of Measurement, e.g.

                                    Work Classification of
                                    BSMM (e.g.).....................BA
                                    First Division No...............02
                                    Second Division No..............03
                                    Additional Description No.......1

                                    The above Code equates to Electrical
                                    Installation (BA), Incoming Services (02),
                                    Trunking (03) descriptive item.

                                      (15)                          Jan 25, 1999

BSMM                                                                        KCRC

                            (iii)   Schedule of Rates

                                    The Schedule of Rates item numbering system shall follow that for remeasurement item (b) above, e.g.

                                    Work Classification of
                                    BSMM (e.g.).....................BA
                                    First Division No...............02
                                    Second Division No..............03
                                    Additional Description No.......1

                    1.11.2 Code numbers shall be used to number the items in the Pricing Document, the items within the Pricing Document being listed in order of ascending code number.

                    1.11.3 Code numbers used as item numbers in the Pricing Document shall not form part of the item descriptions or be taken into account in the interpretation of the Contract.

                                      (16)                          Jan 25, 1999

BSMM                                                                        KCRC

                            SECTION 2

                            ELECTRICAL INSTALLATIONS

Classification      2.1.1   Systems, together with their trunking, ducting,
of Systems                  cable trays and conduits (unless associated with
                            more than one installation), shall be classified as follows and given under appropriate headings :

                            (i) Primary generation equipment including generators, cabling and associated equipment.
                            (ii) Incoming services including feeder cables, main switchgear and associated equipment.
                            (iii) Standby equipment including generators, batteries, cabling and associated equipment.
                            (iv) Main distribution from main switchgear to and including local distribution equipment and associated cabling.
                            (v) Lighting and power including appliances, each system given under an appropriate heading.
                            (vi) Heating (e.g. under-floor, radiation, convection, and the like) each system given under an appropriate heading.
                            (vii) Electrical work associated with other services installations, each system given under an appropriate heading.
                            (viii)  Earthing and lightning protection systems.
                            (ix) Other special services, identifying whether direct current, extra low voltage, flameproof, pressurised installations, etc. each system given under an appropriate heading.
                            (x) Trunking, ducting, cable trays and conduits associated with more than one system.

                    2.1.2 The following systems are not to be measured under this section but are to be measured in accordance with Section 5 herein.

                            (i) Communication systems (e.g. telephone, public address, closed circuit television, clocks, bells and the like) each system given under an appropriate heading.
                            (ii) Alarm systems (e.g. fire alarms, security alarms and the like) each system given under an appropriate heading.

                                      (17)                          Jan 25, 1999

BSMM                                                                        KCRC

                            (iii) Building automation systems and management systems.

Equipment           2.2.1   Unless otherwise stated Equipment (e.g. prime-
and Control                 movers,  motors, fans, mechanical drives,
Gear                        batteries, rectifiers, circuit-breakers,
                            feeder-pillars, transformers and the like) shall be enumerated stating the rated capacity and type and shall identify the appropriate Specification clause or Drawings reference.

                            Unless otherwise stated Switchgear (e.g.
                            fuse-and-link disconnecting boxes,
                            isolating-switches, changeover-switches,
                            switch-fuses, fused-switches, distribution boards, contactors, starters, busbar-chambers and the like) shall be enumerated stating the rated capacity and type.

                    2.2.2 Composite units shall be enumerated. Particulars of component parts shall be given together with details of any materials required for assembly.

                    2.2.3 Connecting cable ends or cable tails shall be deemed to be included in the item to which they are connected. Cable termination glands shall be given in accordance with paragraph 2.7.6. Couplings to, and forming holes for conduit entry to equipment, shall be deemed to be included in the item of equipment.

                    2.2.4 Connections between trunking and equipment or control gear shall be deemed to be included in the item to which they are connected. All cutting, drilling, bushing material and jointing shall be deemed to be included in the item.

                    2.2.5 Links, fuses, circuit breakers, gland plates, terminal boxes and the like which form part of the item shall be given in the description.

Conduits            2.3.1   Conduit shall be given by length measured over all
(except final               conduit fittings, boxes, short running lengths and
circuits)                   branches stating the type and nominal size. Draw-
                            wires, draw-cables and the like shall be deemed to be included in the item.

                    2.3.2 Bending, cutting, screwing, jointing and providing all conduit fixings and fittings, except those required by paragraph 2.3.4, shall be deemed to be included within

                                      (18)                          Jan 25, 1999

BSMM                                                                        KCRC

                            the conduit item.

                    2.3.3 Conduit descriptions shall state whether surface fixed or embedded.

                    2.3.4 Special boxes, conduit-boxes, adaptable boxes and the like used with cable-termination glands, floor trap boxes, and purpose made boxes, required for drawing in cables, flameproof boxes and expansion joints as necessary shall be held to be included in the conduit item.

                    2.3.5 Flexible conduits shall be enumerated stating the size, type, overall length measured in 0.50 metre stages. Cutting, jointing and providing all conduit fittings shall be deemed to be included in the item.

                    2.3.6 Components and the forming of holes for making connections of conduit into trunking shall be deemed to be included in the item of conduit. Couplings to and forming holes for conduit entry to equipment shall be deemed to be included in the item of equipment.

Trunking            2.4.1   Trunking shall be given by length measured over all
                            fittings, short running lengths and branches stating the type and size of trunking, the number and size of any compartments. Joints in the running length and components for bonding as defined in paragraph
                            1.9.1(vi) shall be deemed to be included in the item. Pin racks where required, shall be deemed to be included in the item.

                    2.4.2 Fittings shall be enumerated as extra over the item in which they occur. Stop ends shall be enumerated separately stating the size. Cutting and jointing trunking to fittings shall be deemed to be included in the item.

Busbar              2.5.1   Busbar trunking shall be given in accordance with
Trunking                    paragraph 2.4.1, stating the type, number and rated
and Fittings                capacity of the conductors and the method of
                            connecting.

                    2.5.2   Fittings shall each be enumerated as extra over the
                            item in which they occur. Stop ends shall be enumerated separately stating the size. Jointing busbar trunking to fittings shall be deemed to be included in the item.

                                      (19)                          Jan 25, 1999

BSMM                                                                        KCRC

                    2.5.3 Tap-off units, feeder units, expansion joints, special fittings, special supports and the like shall be described and enumerated stating the type, size and rated capacity where applicable.

                    2.5.4 Connections between busbars and equipment shall be held to be included in the item of busbar trunking fittings.

Trays and           2.6.1   Trays and ladders shall be given by length measured
Ladders                     over all fittings, short running lengths and
                            branches stating the type, size and method of jointing.

                    2.6.2 Fittings shall each be enumerated as extra over the trays or ladders. Stop ends shall be enumerated separately stating the size. Cutting and jointing trays and ladders to fittings shall be deemed to be included in the item.

                    2.6.3 Cutting openings in trays shall be deemed to be included.

Cables              2.7.1   Cables shall be given by length measured net length
(except final               (except for the allowances stated in paragraph 2.7.2
circuits)                   following) between equipment, control-gear,
                            fittings, accessories and the like, stating the type, size, number and size of cores and rating or alternatively may be enumerated stating the appropriate cable reference or the reference of the items of switchgears or distribution boards to which they are connected and the size and type of cable where distribution diagrams and location drawings showing the position of main and sub-main switchgears and distribution boards are provided.
                            Colour coding or other identification markings shall be deemed to be included.

                            The rates for the cable enumerated under this paragraph are to include but not limited to the following: cables, trunking, trays, ladders, conduits including flexible conduits and adaptors, outlets boxes, junction boxes, universal boxes, including special boxes, etc. as described in the BSMM paragraph 2.3.4 all fixing, screwing and jointing, termination glands and shrouds, laying in trunkings or fixing to the trays or ladders, and all earth continuity requirement.

                    2.7.2   The following standard allowances shall be added to

                                      (20)                          Jan 25, 1999

BSMM                                                                        KCRC

                            cable measurement lengths for tails :

                            (i) 0.30 metre on each cable entering fittings and accessories; and

                            (ii) 0.60 metre on each cable entering equipment and control gear.

                    2.7.3 Cable descriptions shall give particulars of location classified as follows :

                            (i)     Laid in trench or open duct.

                            (ii)    Laid on arm or hanger.

                            (iii)   Fixed to cable tray, ladder or other
                                    surfaces.

                            (iv) Drawn into underground pipe duct (net length of duct)

                            (v)     Laid or drawn into trunking.

                            (vi)    Drawn into conduit.

                            (vii)   Suspended from insulators or catenaries.

                            (viii)  Wrapped around pipework or equipment.

                    2.7.4 Cables drawn into existing conduits, existing ducts or existing trunking shall each be described. Removing and replacing existing covers, existing inspection lids and the like shall be deemed to be included in the item.

                    2.7.5 Cable-joints shall be deemed to be included in the rates for cables. Joint-boxes, sealing-boxes and the like together with materials and heat for making the joint shall be deemed to be included in the item.

                    2.7.6 Cable-termination glands shall be enumerated stating the type and size of the cable. Providing insulating material, jointing material, shrouds, lock-nuts, bushes, cable connector-blocks and connecting cable-tails thereto and the like shall be deemed to be included in the item.

                            Conduit-boxes, adaptable boxes and the like used with cable-termination glands shall be held to be included in the item of cable-termination glands.

                                      (21)                          Jan 25, 1999

BSMM                                                                        KCRC

               2.7.7 Determining circuits and lacing into circuit groups shall be deemed to be included in the item.

Final Circuits 2.8.1     Points in final circuits from distribution boards, as
(Cables,                 classified in paragraph 2.8.3, shall each be enumerated
Conduits etc.            under headings stating whether cable only or cable and
In Final                 conduit installations and where appropriate, the size
Circuits)                and type of cable, the type of conduit and means of
                         achieving earth continuity.

               2.8.2 Cables, cable trunking, trays and ladders, conduits including flexible conduits and adapters, outlet boxes, junction boxes, universal boxes, including special boxes, adaptable boxes, floor-trap boxes, purpose made boxes, flameproof boxes, expansion joints, all fixings, bending, cutting, screwing and jointing, laying in trunking or fixing in trays and ladders, the provision of draw wire or cables, and all earth continuity requirements for final circuit points shall be deemed to be included in the item. Components and forming of holes for making connections of conduit into trunking shall be deemed to be included in the point item. Couplings to and forming holes for conduit entry to equipment shall be deemed to be included in the item of equipment.

               2.8.3     Classification of points shall be as follows:

                         (i) Lighting points (one point being counted for each outlet, irrespective of the number of lamps or of the switching).
                         (ii)      One way switch points.      )irrespective
                                                               )of any
                         (iii)     Two way switch points.      )grouping
                                                               )together
                         (iv)      Intermediate switch points. )into gangs
                         (v) Socket or switch-socket points (multi-gang outlets being counted as one point).
                         (vi) Points for immersion heaters, cooker outlets, fans, air-conditioners and the like each be given separately.

               2.8.4 As an alternative to paragraphs 2.8.1, 2.8.2, and 2.8.3 final circuits may be measured in detail in accordance with paragraphs 2.3, 2.4, 2.6, and 2.7.

Fittings and   2.9.1     Luminaries, door exit signs and the like shall be
Accessories

                                      (22)                          Jan 25, 1999

BSMM                                                                        KCRC

                         described and enumerated. The items shall include reflectors, shades, lamps and the like and method of starting where appropriate.

               2.9.2 All forms of suspension (stating method) where required, shall be given in the descriptions of the items.

               2.9.3 Accessories including switches, socket outlets, thermostats, bell pushes, signal indicating units, stop/start push buttons and the like shall be described and enumerated in gangs, stating the rating and the type of each accessory. Where accessories are in gangs the number of gangs shall be stated.

               2.9.4 All boxes, accessories, connector blocks, interconnections and connecting of cable-tails and all necessary bushes, nipples, locknuts and the like and fixing in position shall be deemed to be included in the item.

Earthing and   2.10.1    Cables shall be given in accordance with paragraph
Lightning                2.7.1.
Protection
               2.10.2    Tapes shall be given by length measured net length
                         stating type and size. Saddles, cleats, clips, holdfasts and the like shall be deemed to be included in the item.

               2.10.3 Cable and tape connections and junctions shall be included in the rates for earthing cables and tapes. Tinning, sweating and providing any jointing materials, heat, holes, rivets, bolts, nuts, washers and clamps shall be deemed to be included in the item.

               2.10.4 Bends, twists and through joints shall be deemed to be included in the item.

               2.10.5 Air terminations, test-clamps, earth bars, earth-electrodes and the like shall each be enumerated separately stating the type and size. Driving electrodes into ground shall be given in the description. Connecting electrodes to conductors shall be deemed to be included in the item.

               2.10.6 Bonding to all exposed or extraneous conductive parts of equipment, pipework, ductwork and miscellaneous metalwork item shall be described and given as an item. Bonding shall be defined as the means of

                                      (23)                          Jan 25, 1999

BSMM                                                                        KCRC

                         achieving the specified level of earth continuity connection between the component part and the Earthing and Lightning Protection System described in paragraph 2.10.

Sundries       2.11.1    Testing, setting to work and any commissioning shall be
                         given as an item.

               2.11.2 An item shall be given where appropriate, for each of the following:
                         (i) Preparation of all Installation and Fabrication/Shop drawings required and distribution after review.
                         (ii) Preparation of any Design Data required submission and distribution after review.
                         (iii) Preparation of any builder's works drawings required submission and distribution after review.
                         (iv) Preparation of "as built" record drawings, stating method of presentation.
                         (v)       Provision of any mock-ups and/or prototypes.
                         (vi) Maintenance, other than that required under defects liability, stating scope and duration of maintenance required.
                         (vii) Training of Employer's staff giving scope and duration.
                         (viii) Provision of Operation & Maintenance Manuals stating requirements and number of copies.
                         (ix) Provision of spares and tools and special equipment for operating and maintenance purposes stating detailed requirements.

               2.11.3 Plates, discs and labels for the identification of plant, equipment, cables, switches and the like shall be given as an item.

               2.11.4 Fire stopping and internal fire barriers to trunking and busbar trunking other than those given in paragraphs 2.4.2 & 2.5.2 shall be given as an item.

               2.11.5 Any temporary requirement to operate an installation for purposes other than testing shall be given as an item stating the required qualification of the attendant, the duration of the operating period and the purpose (e.g. drying out of lagging, instructing the Employers staff in operating and installation etc.) and the particulars of any special insurance cover required. The provision of any fuel or power (other than

                                      (24)                          Jan 25, 1999

BSMM                                                                        KCRC

                         electricity) required shall be deemed to be included in the item.

               2.11.6 Instrumentation (e.g. gauges, thermometers, thermostats, sensors, and the like) shall be enumerated stating the size and type.

                                      (25)                          Jan 25, 1999

BSMM                                                                        KCRC

                         SECTION 3

                         MECHANICAL INSTALLATIONS

Classification 3.1.1     Systems, together with their equipment, pipework,
of Systems               ductwork, insulation and sundries, shall be classified
                         as follows and given under appropriate headings:

                         (i)       Chilled Water.
                         (ii)      Condensate Drains.
                         (iii)     Heating System stating whether Low Pressure,
                                   Medium Pressure or High Pressure.
                         (iv)      Steam and Condensate.
                         (v)       Fuel Oils.
                         (vi)      Ventilation Systems.
                         (vii)     Air Conditioning Systems.
                         (viii)    Special Exhaust Systems.
                         (ix)      Refrigeration Installations.
                         (x)       Condenser Water.
                         (xi)      Water Treatment.
                         (xii)     Control Systems stating whether Electric,
                                   Pneumatic, Hydraulic or Electronic.
                         (xiii)    Building or Station Automation Systems (to be
                                   measured in accordance with Section 5
                                   herein).
                         (xiv)     Special Systems.
                         (xv)      Sewage Treatment.
                         (xvi)     Fire Services Installation.
                         (xvii)    Fireproofing
                         (xviii)   Seawater Installation

Equipment      3.2.1     Unless otherwise stated equipment (e.g. chillers,
                         cooling towers, air handling units, fans, boilers, chimneys, tanks, heat exchangers, pumps and the like) shall be enumerated stating the duty and type.

               3.2.2 All assembly, orientation, alignment, levelling and bolting down, together with the provision of shims and packing pieces, grouting and the alignment of couplings between drivers and rotating equipment shall be deemed to be included in the item.

               3.2.3 Anti-vibration mountings for plant, machinery and the like shall be deemed to be included with the items concerned. Anti-vibration material and sound-insulating material in plant and machinery

                                      (26)                          Jan 25, 1999

BSMM                                                                        KCRC

                         bases shall also be deemed to be included with the items of plant concerned.

Pipework       3.3.1     Pipework shall be classified according to specification
                         and size.

               3.3.2 Pipework shall be given by length measured over all fittings, short running lengths and branches, but not through items of in-line equipment, headers and trapping sets. Joints in the running length shall be deemed to be included. Where an in-line reduction in diameter occurs at a reducer or tee, etc., the larger diameter shall be measured over the full length of the fitting.

                         Refrigeration pipework to split type air conditioning unit shall be included within the item for air conditioning unit as described.

               3.3.3 In-line equipment, including connections shall be enumerated stating the type and size. Cutting and jointing to pipes and fittings shall be deemed to be included.

               3.3.4     Pipework fittings including connections, shall:-

                         (i) in respect of pipework not exceeding 60 millimetre diameter, be deemed to be included in the pipework in which they occur; and

                         (ii) in respect of pipework exceeding 60 millimetre diameter, be enumerated as extra over the pipework in which they occur. Reducing fittings shall be given separately and identified by the largest diameter.

                                   Cutting and jointing pipes to fittings
                                   shall be deemed to be included.

               3.3.5 Flexible and extensible pipework which are detailed in the Drawings or required in the Specification including connections shall be enumerated stating the specifications, size and length. Cutting and jointing to pipes and fittings shall be deemed to be included.

                                      (27)                          Jan 25, 1999

BSMM                                                                        KCRC

               3.3.6 Pipework in trenches or embedded shall each be so described.

               3.3.7 Flexible connectors which are detailed in the Drawings or required in the Specification shall be enumerated stating the type and size. Cutting and jointing to pipes and fittings shall be deemed to be included. Flexible connectors which are not specifically so detailed or required shall be deemed to be included in the pipework.

               3.3.8 Flow and return header pipes (except those forming an integral part of plant or equipment) shall be enumerated stating the length, specification and size of the header, the number, length, specification and size of each branch, the method of construction and method of jointing the ends.

               3.3.9 Everything necessary for jointing shall be deemed to be included in the items.

               3.3.10 Screwed sockets, tappings, bosses and welding-necks welded to pipes or flanges shall be included in the item. Perforating the pipework or flange shall be deemed to be included with the items.

               3.3.11 Connections between pipework of differing materials, shall be held to be included in the item of pipework.

               3.3.12 Pipework supports including all final supports (being any element between the structure or the support structure and the pipe), fabricated composite support structures used to fix supports for more than one installation, proprietary or specialist support systems and components and spring compensated components, pipe anchors and guides shall all be deemed to be included in the pipework.

               3.3.13 Any flanges (except puddle flanges), unions or other devices used solely for erection purposes shall be deemed to be included with the items of pipework.

               3.3.14 Puddle flanges shall be enumerated stating the type, length and the size.

               3.3.15 Wall, floor and ceiling plates shall be deemed to be included in the pipework items concerned.

                                      (28)                          Jan 25, 1999

BSMM                                                                        KCRC

               3.3.16 Trapping sets shall be enumerated as a single item stating size.

               3.3.17 Notwithstanding the requirement of paragraph 3.3.2 the refrigerant pipework including insulation shall be deemed to be included in the item of split type air conditioning unit.

Ductwork       3.4.1     Ductwork shall be classified according to specification
                         and size.

               3.4.2 Ductwork rectangular in section shall be given by area measured over all fittings, short running lengths and branches. Joints in the running length shall be deemed to be included.

               3.4.3 Fittings to ductwork rectangular in section shall be deemed to be included in the item.

               3.4.4 Ductwork circular and oval in section shall be given by area measured over all fittings, short running lengths and branches. Joints in the running length shall be deemed to be included.

               3.4.5 Fittings to ductwork circular and oval in section shall be enumerated as extra over the ductwork in which they occur. Air turning vanes shall be deemed to be included in the fittings.

               3.4.6 The following provisions refer to all ductwork whether rectangular, circular or oval;

                         (i) Where an in-line reduction in size (given by circumference/perimeter) occurs at a reducer or tee etc., the larger size shall be measured over the full length of the fitting.

                         (ii) Ductwork turns, mid-feathers, splitter dampers, access doors and openings, flashing plates, companion frames, stiffeners and all straps, hangers, rods, test holes and covers, bungs and the like shall be deemed to be included. Blank ends shall be added to the area but no deduction shall be made for intersections or openings.

                         (iii)     All cutting of ductwork and connections of

                                      (29)                          Jan 25, 1999

BSMM                                                                        KCRC

                                   ductwork to fittings, equipment and
                                   ancillaries and providing all necessary
                                   materials, heat, bolts, nuts, washers and everything necessary for making joints and connections shall be deemed to be included in the items.

               3.4.7 In-line equipment shall be enumerated stating the size and type.

               3.4.8 Ancillaries (e.g. plenums; nozzles; cowls; grills; diffusers and louvers; fire dampers; volume control dampers and the like) shall each be enumerated stating the size and specification.

               3.4.9 Linear slot diffusers shall be given by length stating the type and size. End caps for actual diffuser lengths and all necessary supports, hangers, metal brackets, suspension rods, and the like and protective painting or finishing shall be deemed to be included with the linear slot diffuser items.

               3.4.10 Flexible and extensible ductwork shall be enumerated stating the size, type and overall length measured in
                         0.50 m stages.

               3.4.11 Connections between ductwork of differing materials, flexible connections between ductwork and plant and isolated joints which differ from those given in the description of the ductwork shall be deemed to be included in ductwork and/or equipment item.

               3.4.12 Ductwork supports including all final supports (being any element between the structure, or the support structure, and the ductwork), fabricated composite support structures used to fix supports for more than one duct or installation, proprietary or specialist support systems and components and spring compensated components shall all be deemed to be included in the ductwork.

Insulation     3.5.1     Insulation shall be classified according to
                         specification, thickness and finish. Details of any protective covering, any air space between surfaces and insulation shall be given in the description.

               3.5.2     Unless otherwise stated, the following shall be

                                      (30)                          Jan 25, 1999

BSMM                                                                        KCRC

                         deemed to be included in the items:

                         (i)       All fixings and adhesives.

                         (ii) Forming laps, welts, cut outs, recesses and the like.

                         (iii) Painting, vapour seals, sealing, trowelling smooth, chamfered and sealed edges and the like.

                         (iv) Working around supports, small drains or obstructions.

               3.5.3 Insulation to pipework shall be given by length measured over all fittings stating the size and type of the pipework. Insulation to joints in the running length shall be deemed to be included.

                         Insulation to refrigerant pipework to split type air conditioning units shall be included within the item for air conditioning unit as described.

               3.5.4     Insulation to pipework fittings shall:-

                         (i) in respect of pipework not exceeding 60 millimetre diameter, be deemed to be included in the insulation to pipework in which they occur; and

                         (ii) in respect of pipework exceeding 60 millimetre diameter, be enumerated as extra over the insulation to pipework in which they occur. Reducing fittings shall be given separately, identified by the largest diameter.

                         Insulation to flanged joints shall be deemed to be included in the insulation to pipework in which they occur.

               3.5.5 Insulation to in-line equipment shall be enumerated stating the type and size of ancillaries.

               3.5.6 Insulation to external and internal surfaces of rectangular ductwork shall be described separately and shall be measured the net area in contact with the ductwork.

                                      (31)                          Jan 25, 1999

BSMM                                                                        KCRC

               3.5.7 Working insulation around rectangular ductwork fittings, stiffeners, joints and the like and the forming of angles and all other labours shall be deemed to be included with the insulation to rectangular ductwork.

               3.5.8 Insulation to external and internal surfaces of circular or oval ductwork shall be described separately and given by length stating the size of ductwork. Working insulation around joints shall be deemed to be included with the insulation.

               3.5.9 Working insulation around circular or oval ductwork fittings shall each be enumerated as extra over the insulation in which they occur.

               3.5.10 Working insulation around gauges, thermometers, thermostats, pressure and temperature plugs, sensors, and the like shall be deemed to be included with the insulation items.

               3.5.11 Insulation to in-line equipment for ductwork where applicable shall be enumerated stating the type and size of equipment and the type and size of insulation to the ductwork.

Painting of    3.6.1     Painting of pipes shall be measured by length stating
Mechanical               the classification group as follows:
Pipework
and                      (i)       Small pipes (pipes not exceeding 60
Ductwork                           millimetres diameter).

                         (ii) Large pipes (pipes exceeding 60 millimetres diameter but not exceeding 110 millimetres diameter).

                         (iii) Pipes exceeding 110 millimetres (diameter to be stated).

               3.6.2 Painting to internal or external surfaces of rectangular, round and oval ductwork shall each be described separately and given by area and shall be deemed to include all painting around in-line equipment, gauges, thermostats, test points, accessories and the like.

               3.6.3     Priming and painting off Site and proprietary finishes

                                      (32)                          Jan 25, 1999

BSMM                                                                        KCRC

                         or surface treatments applied as part of the production process shall be deemed to be included in the items concerned.

Sundries       3.7.1     Draining and refilling existing systems shall be given
                         as an item.

               3.7.2 Testing, setting to work and any commissioning shall be given as an item.

               3.7.3 An item shall be given where appropriate, for each of the following:

                         (i) Preparation of all Installation and Fabrication/Shop drawings required and distribution after Approval.

                         (ii) Preparation of any Design Data required submission and distribution after review.

                         (iii) Preparation of any builder's works drawings required submission and distribution after review.

                         (iv) Preparation of "as built" record drawings, stating method of presentation.

                         (v)       Provision of any mock-ups and/or prototypes.

                         (vi) Maintenance, other than that required under defects liability, stating scope and duration of maintenance required.

                         (vii) Training of Employer's staff giving scope and duration.

                         (viii) Provision of Operation & Maintenance Manuals stating requirements and number of copies.

                         (ix) Provision of spares and tools and special equipment for operating and maintenance purposes stating detailed requirements.

               3.7.4 Plates, discs, labels and identification of plant, equipment, ancillaries, pipes, ducts, valves etc. shall be given as an item.

                                      (33)                          Jan 25, 1999

BSMM                                                                        KCRC

               3.7.5     Fire stopping shall be given as an item.

               3.7.6 Any temporary requirement to operate an installation for purposes other than testing shall be given as an item stating the required qualification of the attendant, the duration of the operating period and the purpose (e.g. drying out of lagging, instructing the Employer's staff in operating and installation etc.) and the particulars of any special insurance cover required. The provision of any fuel or power (other than electricity) required shall be deemed to be included in the item.

               3.7.7 Instrumentation (e.g. gauges, thermometers, thermostats, sensors, and the like) shall be enumerated stating the size and type.

Work by        3.8.1     Electrical work in connection with Mechanical
Other Trades             Installations shall be grouped under an appropriate
in                       heading.
Connection
with
Mechanical
Installations

                                      (34)                          Jan 25, 1999

BSMM                                                                        KCRC

                         SECTION 4

                         PLUMBING INSTALLATIONS

Classification 4.1.1     Systems, together with their equipment, pipework,
of Systems               insulation and sundries, shall be separately classified
                         as follows:

                         (i)       Rainwater disposal.
                         (ii)      Sanitary fittings.
                         (iii)     Soil, waste and vent pipe systems.
                         (iv)      Cold water installation.
                         (v)       Hot water installation.
                         (vi)      Flushing water installation.
                         (vii)     Cleansing water
                         (viii)    Compressed air installation.
                         (ix)      Other special services, each given
                                   separately.

               4.1.2 External or underground mains and sub-mains to each service above shall be given separately.

Rainwater      4.2.1     Rainwater goods of each material and different grades
Disposal                 shall be given separately under a heading.

               4.2.2 Rainwater pipes shall be measured in accordance with the rules for measurement of pipework below.

               4.2.3 Eaves gutters shall be given by length and measured as the mean length over all bends, angles, junctions and the like with the method and fixing stated in the description. Short lengths shall be included in the item.

               4.2.4 Heads including gratings, outlets, angles and stopped ends shall each be enumerated as extra over the length of gutter with the extra joints being deemed as included in the item.

Sanitary       4.3.1     Sanitary fittings such as lavatories, urinals, sinks,
Fittings and             baths, WCs flushing cisterns together with all fixings
Plant                    shall be enumerated; joints to the service, waste and
                         overflow shall be deemed to be included within the item.

               4.3.2 Boilers, cylinders and cisterns (other than flushing cisterns) stating the size and method of fixing shall each be enumerated. The joints to the service,

                                      (35)                          Jan 25, 1999

BSMM                                                                        KCRC

                         overflow and expansion pipework shall be deemed to be included within the item.

Pipework       4.4.1     Pipes shall be classified according to nominal size,
                         substance, quality and finish with the method of jointing and fixing deemed to be included within the item.

               4.4.2     Pipework shall:
                         (i) for all locations outside of toilet, changing room and kitchen and mess room locations and the like (e.g. cleaners rooms) be given by length measured over all fittings, short running lengths and branches, headers and trapping sets. Joints in the running length shall be deemed to be included. Where an in-line reduction in diameter occurs at a reducer or tee, etc., the larger diameter shall be measured over the full length of the fitting.

                         (ii) for all locations within toilet, changing room and kitchen and mess room locations and the like (e.g. cleaners rooms) be measured as points served (e.g.. hot and cold water pipes to basin as two points, water to a flushing cistern supplying a urinal range as one point) giving the total number of points served in each location separately. Notwithstanding the provisions of paragraphs
                                   4.4.4 through 4.4.18 below pipework sundries, fittings, insulation and the like will be deemed to be included.

                                   For the purposes of paragraph 4.4.2 the
                                   physical boundaries of a toilet, changing room and kitchen and mess room location (and the like e.g. cleaners rooms) shall be deemed to be the outside face of walls, the underside of the slab above and the upper side of the structural floor slab. Toilet, changing room and kitchen and mess room locations (and the like e.g. cleaners rooms) shall include all lobby and vestibule areas serving the location.

                                   Toilets, changing rooms, kitchens, mess rooms and the like (e.g. cleaners rooms)

                                      (36)                          Jan 25, 1999

BSMM                                                                        KCRC

                                   Shall also include the pipe service ducts adjacent to and serving the locations.

               4.4.3 Connections between pipework of differing materials, shall be held to be included in the item of pipework.

               4.4.4 Pipework fittings including junctions, connections, unions, sockets and the like shall:-

                         (i) in respect of pipework not exceeding 60 millimetre diameter, be deemed to be included in the pipework in which they occur; and

                         (ii) in respect of pipework exceeding 60 millimetre diameter, be enumerated as extra over the pipework in which they occur. Reducing fittings shall be given separately and identified by the largest diameter.

               4.4.5 Sundry items and in-line equipment, including connections shall be enumerated stating the type and size. Cutting and jointing to pipes and fittings shall be deemed to be included.

               4.4.6 Plumbers brasswork items such as cones, traps, unions, ferrules, sockets, flange plates, tank connectors and the like and all valves and similar items shall be enumerated separately and the joints and fixings described for all areas outside toilet, changing room and kitchen and mess room locations.

               4.4.7 Flexible and extensible pipework which are detailed in the Drawings or required in the Specification including connections shall be enumerated stating the specifications, size and length. Cutting and jointing to pipes and fittings shall be deemed to be included.

               4.4.8 Flow and return header pipes (except those forming an integral part of plant or equipment) shall be enumerated stating the length, specification and size of the header, the number, length, specification and size of each branch, the method of construction and method of jointing the ends.

               4.4.9 Pipework in trenches or embedded shall each be so described.

                                      (37)                          Jan 25, 1999

BSMM                                                                        KCRC

               4.4.10 Flexible connectors which are detailed in the Drawings or required in the Specification shall be enumerated stating the type and size. Cutting and jointing to pipes and fittings shall be deemed to be included. Flexible connectors which are not specifically so detailed or required shall be deemed to be included in the pipework.

               4.4.11 Everything necessary used for jointing shall be deemed to be included in the items.

               4.4.12 Screwed sockets, tappings, bosses and welding-necks welded to pipes or flanges shall be included in the item in which they occur. Perforating the pipework or flange shall be deemed to be included with the items.

               4.4.13    Not Used.

               4.4.14 Pipework supports including all final supports (being any element between the structure or the support structure and the pipe), fabricated composite support structures used to fix supports for more than one installation, proprietary or specialist support systems & components, spring compensated components, anchors & guides shall be deemed to be included in the pipework.

               4.4.15 Any flanges (except puddle flanges), unions or other devices used solely for erection purposes shall be deemed to be included with the items of pipework.

               4.4.16 Puddle flanges shall be enumerated stating the type, length and the size.

               4.4.17 Wall, floor and ceiling plates shall be deemed to be included in the pipework items concerned.

               4.4.18 Trapping sets shall be enumerated as a single item stating size.

               4.4.19 Insulation shall be measured in accordance with paragraph 3.5 herein with the exception of insulation within toilet, changing room and kitchen and mess room locations and the like (e.g. cleaners rooms) where insulation shall be deemed to be included with the pipework.

                                      (38)                          Jan 25, 1999

BSMM                                                                        KCRC

Sundries       4.5.1     Draining and refilling existing systems shall be given
                         as an item.

               4.5.2 Testing, setting to work and any commissioning shall be given as an item.

               4.5.3 An item shall be given where appropriate, for each of the following:

                         (i) Preparation of all Installation and Fabrication/Shop drawings required and distribution after review.
                         (ii) Preparation of any Design Data required submission and distribution after review.
                         (iii) Preparation of any builder's works drawings required submission and distribution after review.
                         (iv) Preparation of "as built" record drawings, stating method of presentation.
                         (v)       Provision of any mock-ups and/or prototypes.
                         (vi) Maintenance, other than that required under defects liability, stating scope and duration of maintenance required.
                         (vii) Training of Employer's staff giving scope and duration.
                         (viii) Provision of Operation & Maintenance Manuals stating requirements and number of copies.
                         (ix) Provision of spares and tools and special equipment for operating and maintenance purposes stating detailed requirements.

               4.5.4 Protective or decorative painting of plumbing installations shall be measured in accordance with paragraph 3.6 herein.

               4.5.5 Plates, discs and labels for identification of plant, equipment, ancillaries, pipes and ducts, valves and the like shall be given as an item.

               4.5.6     Fire stopping shall be given as an item.

               4.5.7 Any temporary requirement to operate an installation for purposes other than testing shall be given as an item stating the required qualification of the attendant, the duration of the operating period and

                                      (39)                          Jan 25, 1999

BSMM                                                                        KCRC

                         the purpose (e.g. drying out of lagging, instructing the Employers staff in operating and installation etc.) and the particulars of any special insurance cover required. The provision of any fuel or power (other than electricity) required shall be deemed to be included in the item.

               4.5.8 Instrumentation (e.g. gauges, thermometers, thermostats, sensors, and the like) shall be enumerated stating the size and type.

Work by        4.6.1     Electrical work in connection with Plumbing
Other Trades             Installations shall be grouped under an appropriate
in                       heading.
Connection
with
Plumbing
Installations

                                      (40)                          Jan 25, 1999

BSMM                                                                        KCRC

                         SECTION 5

                         BUILDING MANAGEMENT, ALARM &
                         COMMUNICATIONS INSTALLATIONS

Classification 5.1.1     Systems, together with their trunking, ducting, cable
of Systems               trays and conduits (unless associated with more than
                         one installation), shall be classified as follows and given under appropriate headings:

                         (i)       Building or Station Automation System.

                         (ii)      (a)  Air conditioning and mechanical
                                        ventilating systems.
                                   (b)  Plumbing and drainage systems.
                                   (c)  Fire services systems.
                                   (d)  Electrical power systems.
                                   (e)  Lifts, escalators and travelators.
                                   (f)  Lighting control.
                                   (g)  Building or station security systems.
                                   (h)  Communications systems (e.g. telephone;
                                        public address: closed circuit
                                        television; clocks, bells and the like)
                                        each system given under an appropriate
                                        heading.
                                   (i)  Alarm systems (e.g. fire alarms;
                                        security alarms and the like) each
                                        system given under an appropriate
                                        heading.
                                   (j)  Other special services or installations.

Equipment      5.2.1     Unless otherwise stated, equipment (e.g. central
                         processing units, distributed processing units, master station, operator stations and control console, display units, printers, disc drive units, data gathering panels and the like) shall be enumerated and related to the Specification or Drawings.

               5.2.2 Interfacing, connecting, interconnecting cables, jointing and making all busbar, cable, conduit, trunking and cable tray connections and the like and the provision of all associated components shall be deemed to be included in the items of equipment.

               5.2.3 The provision of all software, including back-up copies, shall be given as an item.

                                      (41)                          Jan 25, 1999

BSMM                                                                        KCRC

               5.2.4 Uninterruptible Power Supply Unit (UPS), including batteries and chargers, with all supply and interconnecting wiring etc., shall be given as an item.

Distribution   5.3.1     Cable and conduit, cable trunking, trays and ladders
and Principal            connections from the Power Source/UPS unit to each data
Inter-                   gathering equipment, master station and the like shall
connections              be given separately as an item stating the equipment
                         reference and location.

               5.3.2 Signal/Control circuits, including approved cable, conduit trunking and accessories etc. from central equipment to each data gathering equipment, master station and the like shall be given separately as an item stating the equipment reference and location.

Final Circuit  5.4.1     Circuits from each data gathering equipment, master
Points                   station and the like to field points or sensors for
                         controlling, monitoring or measurement functions, alarm provision etc. shall be enumerated under systems headings as required under paragraph 5.1.1 (ii) above, stating point of origin, function and locations or schedule reference where appropriate. The description, where appropriate, shall state that the items shall include all necessary sensors, instruments, devices, auxiliary fittings including clocks, telephones, alarm bells, loudspeakers and the like etc. and any appropriate connection thereto.

               5.4.2 Cables, trays and ladders, conduits including flexible conduits and adapters, outlet boxes, junction boxes, universal boxes, including special boxes, adaptable boxes, floor-trap boxes, purpose made boxes, flameproof boxes, expansion joints, all fixings, bending, cutting, screwing and jointing, laying in trunking or fixing in trays and ladders, the provision of draw wire or cables, and all earth continuity requirements for final circuit points shall be deemed to be included in the item. Components and forming of holes for making connections of conduit into trunking shall be deemed to be included in the point item. Couplings to and forming holes for conduit entry to equipment shall be deemed to be included in the item of equipment.

Sundries       5.5.1     Testing, setting to work and any commissioning shall be
                         given as an item.

                                      (42)                          Jan 25, 1999

BSMM                                                                        KCRC

               5.5.2 An item shall be given, where appropriate, for each of the following:
                         (i) Preparation of all Installation and Fabrication/Shop drawings required and distribution after review.

                         (ii) Preparation of any Design Data required submission and distribution after review.

                         (iii) Preparation of any builder's works drawings required submission and distribution after review.

                         (iv) Preparation of "as built" record drawings, stating method of presentation.

                         (v)       Provision of any mock-ups and/or prototypes.

                         (vi) Maintenance, other than that required under defects liability, stating scope and duration of maintenance required.

                         (vii) Training of Employer's staff giving scope and duration.

                         (viii) Provision of Operation & Maintenance Manuals stating requirements and number of copies.

                         (ix) Provision of spares and tools and special equipment for operating and maintenance purposes stating detailed requirements.

               5.5.3 Plates, discs and labels for the identification of plant, equipment, cables, switches and the like shall be given as an item.

               5.5.4 Fire stopping shall be given as an item describing the material to be used.

                                      (43)                          Jan 25, 1999

BSMM                                                                        KCRC

                         SECTION 6
                         WORK CLASSIFICATION AND CODES

Work           6.1.1     The following Work Classifications and Codes shall be
classification           used to prepare the Cost Centres containing
                         remeasurement items and Schedule of Rates. Additional
                         Classes may be created if required.

CLASS                               1ST DIVISION                          2ND DIVISION
---------------------------------------------------------------------------------------------------
BA     Electrical     01   Primary generation equipment       01   Equipment and control gear
       Installations  02   Incoming services                  02   Conduits (except final circuits)
                      03   Standby equipment                  03   Trunking
                      04   Main distribution system           04   Busbar Trunking and fittings
                      05   Lighting and power                 05   Trays and ladders
                      06   Heating                            06   Cables (except final circuits)
                      07   Electrical work associated with    07   Final Circuits
                           other services installations
                      08   Earthing and lightning protection  08   Fittings and accessories
                           systems
                      09   Other special services             09   Earthing and lightning
                      10   Trunking, ducting, cable trays          protection
                           and conduits
                      11   Sundries
---------------------------------------------------------------------------------------------------
BB     Mechanical     01   Chilled water                      01   Equipment
       Installations  02   Condensate drains                  02   Pipework
                      03   Heating system                     03   Ductwork
                      04   Steam and condensate               04   Insulation
                      05   Fuel oils                          05   Painting
                      06   Ventilation systems                06   Work by others
                      07   Air conditioning systems
                      08   Special exhaust systems
                      09   Refrigeration installations
                      10   Condenser water
                      11   Water treatment
                      12   Control systems
                      13   Building or station automation
                           systems
                      14   Special systems
                      15   Sewage treatment
                      16   Fire services installation
                      17   Fireproofing
                      18   Seawater installation
                      19   Sundries
---------------------------------------------------------------------------------------------------
BC     Plumbing       01   Rainwater disposal                 01   Equipment
       Installations  02   Sanitary finings                   02   Finings and Plant
                      03   Soil, waste and vent pipe systems  03   Pipework
                      04   Cold water installation            04   Work by others
                      05   Hot water installation
                      06   Flushing water installation
                      07   Cleansing water
                      08   Compressed air installation
                      09   Other special services
                      10   Sundries
---------------------------------------------------------------------------------------------------
BD     Building       01   BM - air-conditioning and          01   Equipment
       Management,         mechanical ventilating system
       Alarm &        02   BM - plumbing and drainage systems 02   Distribution
       Communications 03   BM - fire services systems         03   Final circuit
       Installations  04   BM - electrical power systems
                      05   Lifts, escalators and travelators
                      06   Lighting control
                      07   Building or station security
                           systems
                      08   Communications systems
                      09   Alarm systems
                      10   Other special services or
                           installation
                      11   Sundries
---------------------------------------------------------------------------------------------------

                                      (44)                          Jan 25, 1999

FORM OF TENDER                                                           ANNEX 3
APPENDIX 2 - PRICING DOCUMENT                                               AAMM

                                     Annex 3

                            Additions and Amendments

                                     to the

                             Methods of Measurement

                                                                         [STAMP]

28 October 2002                                             Contract No. LCC-300

FORM OF TENDER                                                           ANNEX 3
APPENDIX 2 - PRICING DOCUMENT                                               AAMM

                                     ANNEX 3

                            ADDITIONS AND AMENDMENTS

                                     TO THE

                             METHODS OF MEASUREMENT

Contents

Page 1               Introduction

Pages A/1 - 62       Part A - Additions and Amendments to CESMM3

Pages B/1 - 2        Part B - Additions and Amendments to ABWFMM

Pages C/1 - 3        Part C - Additions and Amendments to BSMM

Pages D/1 - 11       Part D - General Additions and Amendments

Pages APP/1/1-2      Appendix 1 - Daywork Labour Schedule

                                                                         [STAMP]

Rev.0: 26 April 2002                                        Contract No. LCC-300

                                                                         ANNEX 3
                                                                    Introduction

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

               INTRODUCTION

     1 The Additions and Amendments to the Methods of Measurement (AAMM) is divided into the following parts:

                        Introduction

               Part A   Additions and Amendments to CESMM3

               Part B   Additions and Amendments to ABWFMM

               Part C   Additions and Amendments to BSMM

               Part D   General Additions and Amendments

     2 Parts A, B and C, Additions and Amendments to CESMM3, ABWFMM and BSMM contain the following types of amendments:

               "Add" means a new item has been added which is additional to the requirements contained in CESMM3, ABWFMM and BSMM.

               "Replace" means a CESMM3, ABWFMM and BSMM item has been replaced in its entirety with the item given in this AAMM.

               "Amend" means a part of a CESMM3, ABWFMM and BSMM item has been amended by replacing it with the item given in this AAMM.

               "Delete" means an item has been deleted from CESMM3, ABWFMM and BSMM. The item shall be deemed not to exist and shall not be taken into account when preparing the Bill of Quantities or remeasuring the work.

     3 Part D, General Additions and Amendments contains additional requirements.

                                                                         [STAMP]

Rev.0: 26 April 2002                   1                    Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

               SECTION 1. DEFINITIONS

     1.1       Replace paragraph 1.2 with the following:

                    1.2 'Conditions of Contract' means the Kowloon-Canton Railway Corporation General Conditions of Contract for Civil Engineering and Building Works (5 April 2000 Edition)

     1.2       Delete paragraph 1.7

     1.3       Replace paragraph 1.15 with the following:

                    1.15 'BS' means British Standard.

     1.4       Add paragraph 1.16 as follows:

                    1.16 With reference to BS4449 in the Pricing Document, this shall be construed as Construction Standard (CS2).

     1.5       Add paragraph 1.17 as follows:

                    1.17 "Artificial hard material" means brickwork, concrete, reinforced concrete, masonry, bituminous paving and any other artificial material of a similar nature and which necessitates the use of pneumatic tools or other similar methods for its removal.

                                                                         [STAMP]

Rev.0: 26 April 2002                    A/1                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

               SECTION 2. GENERAL PRINCIPLES

     2.1       TITLE APPLICATION AND EXTENT

               (a)  Replace paragraph 2.1 with the following:

                    2.1 The title of this document is Civil Engineering Standard Method of Measurement, third edition, which is abbreviated to CESMM3.

               (b)  Replace paragraph 2.2 with the following:

                    2.2 CESMM3 as amended by this AAMM does not deal with the preparation of Bills of Quantities for, or the measurement of, mechanical or electrical engineering work, architectural or building work or work which is seldom found in civil engineering contracts.

     2.2       OBJECTS OF THE BILL OF QUANTITIES

               Replace paragraph 2.4 with the following:

                    2.4 The objects of the Bill of Quantities are

                    (a) to provide such information of the work as to enable tenders to be prepared efficiently and accurately; and

                    (b) when a Contract has been entered into, to provide for use of the priced Bill of Quantities in the valuation of work executed in respect of remeasurement items and variations.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/2                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

               SECTION 3. APPLICATION OF THE WORK CLASSIFICATION

               No amendments.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/3                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

               SECTION 4. CODING AND NUMBERING OF ITEMS

               Replace paragraph 4.1 & 4.2 with the following:

     4.1       CODING

               For convenience of reference each item in the Pricing Schedule has been assigned a code number consisting of a letter and not more than five digits (except for Lump Sum Items) as follows:

               (a)  Lump Sum Items

                    Each lump sum item in the Pricing Schedule shall be assigned a unique code number consisting of the letters LS followed by a Cost Centre letter and a number in ascending order, e.g.

                                Lump Sum                    LS
                                Cost Centre B               B
                                Item No.                    3

               (b)  Remeasurement Items

                    Each remeasurement item shall be coded with a Work Classification Class of the Method of Measurement and numeric digits. The numeric digits give the position of the item in the first, second and third divisions etc. of the class in the Work Classification of Method of Measurement, e.g.

                    Work Claasification of
                    SMM (e.g.)                              G
                    First Division No.                      5
                    Second Division No.                     2
                    Third Division No.                      9
                    Additional Description No.              1

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/4                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

4.1(Cont'd)    (c)  Schedule of Rates

                    The Schedule of Rates item numbering system shall follow that for remeasurement item (4.1 (b) above), e.g.

                    Work Classification of
                    SMM (e.g.)                              G
                    First Division No.                      3
                    Second Division No.                     4
                    Third Division No.                      5
                    Additional Description No.              1

     4.2       ITEM NUMBERS

               (a)  Replace paragraph 4.3 with the following:

                    4.3 Code numbers shall be used to number the items in the Pricing Document, the items within the Pricing Document being listed in order of ascending code number.

               (b)  Replace paragraph 4.4 with the following:

                    4.4 Code numbers used as item numbers in the Pricing Document shall not form part of the item descriptions or be taken into account in the interpretation of the Contract.

     4.3       CODING OF UNCLASSIFIED ITEMS

               Replace paragraph 4.5 with the following:

                    4.5 Where a feature of an item is not listed in the Works Classification, the digit 9 or 9b (in case of item B4 of the Amendments to CESMM3 hereinafter in relation to the Instrumental Observations) shall be used in the appropriate positions in the code number.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/5                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

               SECTION 5. PREPARATION OF THE BILL OF QUANTITIES

     5.1       SECTIONS OF THE BILL OF QUANTITIES

               Delete paragraph 5.2.

     5.2       LIST OF PRINCIPAL QUANTITIES

               Delete paragraph 5.3.

     5.3       PREAMBLE

               (a)  Replace paragraph 5.4 with the following:

                    5.4 The AAMM shall state the methods of measurement other than CESMM3, if any, which have been adopted in the preparation of the Bill of Quantities and are to be used for the measurement of any part of the Works. Such methods of measurement shall comprise those adopted and to be used for any work not covered by CESMM3 and any amendments to CESMM3 which have been adopted and are to be used. Amendments comprising abbreviation of CESMM3 are usually necessary for Contractor-designed work and work which is intended to involve selection between alternatives at the discretion of the Contractor.

               (b)  Replace paragraph 5.5 with the following:

                    5.5 Where excavation, boring or driving is included in the work a definition of rock shall be given in the AAMM and this definition shall be used for the purposes of measurement.

     5.4       DAYWORK SCHEDULE

               (a)  Replace paragraph 5.6 with the following:

                    5.6 The Dayworks shall be a statement compiled and calculated in, accordance with the requirements as mentioned in Part D of this AAMM.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/6                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

5.4(Cont'd)    (b)  Replace paragraph 5.7 with the following:

                    5.7 Provisional Sums for work executed on a Daywork basis shall be given comprising separate items for labour, plant and materials. The Sums for labour, plant and materials shall each be followed by a percentage adjustment item given to two places of decimals. The price inserted against each such item shall be calculated by applying the Percentage Adjustment item to the amount of the associated Sum.

     5.5       DIVISION OF THE BILL OF QUANTITIES INTO PARTS

               Replace paragraph 5.8 with the following:

                    5.8 The items in the Pricing Schedule which are to be priced and to contribute to the Tender Total may be arranged and divided into Cost Centres and subdivided into Activity Bills and further Parts to distinguish between those parts of the work of which the nature, location, access, limitation on sequence or timing or any other special characteristic is thought likely to give rise to different methods of construction or considerations of cost. General Class A items shall be grouped as a separate Cost Centre (Cost Centre A ) of the Pricing Schedule. Items in the Bill of Quantities shall be arranged in the general order of the Work Classification.

     5.6       PRIME COST ITEMS

               (a)  Delete paragraph 5.15.

               (b)  Delete paragraph 5.16.

     5.7       PROVISIONAL SUMS

               Replace paragraph 5.17 with the following:

                    5.17 Provisional Sums for specific items of work which may be required shall be included in the last Cost Centre of the Pricing Schedule.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/7                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

     5.8       QUANTITIES

               Replace paragraph 5.18 with the following:

                    5.18 The measurement of the quantities for the purpose of valuation of variations pursuant to Clause 56 of the General Conditions and the admeasurement of the actual quantities for Cost Centres containing remeasurement items shall be computed net using dimensions from the Drawings, unless directed otherwise by a measurement rule in the Methods of Measurement or by the Contract, and no allowance shall be made for bulking, shrinkage or waste. Fractional quantities below 0.50 shall be rounded down to the nearest whole number and fractional quantities of 0.50 and above shall be rounded up to the nearest whole number, except in the case of steel bar reinforcement and Structural and Miscellaneous metalwork measured by weight which shall be given to two places of decimals. Where the application of above would cause an entire item to be eliminated, such item shall be billed as one whole unit.

     5.9       UNITS OF MEASUREMENT

               Add new unit of measurement and abbreviation to paragraph 5.19 as follows:

                    Pair        pr

     5.10      WORK AFFECTED BY WATER

               Replace paragraph 5.20 with the following:

                    5.20 The Contractor shall allow in the rates for taking all measures required to execute the work affected by non-tidal open water or tidal water. For the purpose of this Contract, works affected by water will not be identified separately.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/8                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

     5.11      FORM AND SETTING

               (a)  Replace paragraph 5.22 with the following:

                    5.22 The Bill of Quantities shall be prepared using Microsoft Excel, Version 5.0 or later version, and set out on both sides of A4 size paper, in portrait style. The layout working down the page shall be as follows:

                    16mm    Top Margin

                    16mm    Page Headers comprising:
                            Contract No., Pricing Schedule, Cost Centre and Cost Centre Description (in lower case with first letters capitalized)

                    8mm     Column Headings (see below)

                    223mm   Pricing Schedule Items

                    20mm    Page Footers comprising:
                            To Summary of Cost Centre or To Pricing Schedule Summary (in lower case with first letters capitalized)
                            Box for Page Total
                            Page Number

                    14mm    Bottom Margin

                    The items shall be set out within columns heading and ruled consecutively) as below. 14mm Margins shall be provided on both sides of the page and the layout working across the page from left to right shall be as follows:

                    Column Headed       Column Width
                    ----------------    ------------
                    Item Code           23mm
                    Item Description    74mm
                    Unit                11mm
                    Quantity            23mm
                    Rate HK$            23mm
                    Amount HK$          28mm

                    The Bill of Quantities shall be typed in Courier 10. Item codes, text and units shall be left justified and quantities shall be right justified.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/9                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

5.11(Cont'd)   (b)  Replace paragraph 5.23 with the following:

                    5.23 Provision shall be made for the amounts inserted on each page to be totalled and carried to a summary of the particular Cost Centre and for the total of each Summary of Cost Centre to be carried to the Pricing Schedule Summary.

     5.12      GRAND SUMMARY

               Replace paragraph 5.24 with the following:

                    5.24 The Pricing Schedule Summary shall contain a tabulation of the Cost Centres of the Pricing Schedule with provision for of the insertion total of the amounts brought forward from the summaries of Cost Centre.

     5.13      GENERAL CONTINGENCY ALLOWANCE

               Delete paragraph 5.25.

     5.14      ADJUSTMENT ITEM

               Replace paragraph 5.26 with the following:

                    5.26 Not used

     5.15      TOTAL OF THE PRICED BILL OF QUANTITIES

               Replace paragraph 5.27 with the following:

                    5.27 Not used

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/10                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

               SECTION 6. COMPLETION, PRICING AND USE OF THE BILL OF QUANTITIES

     6.1       INSERTION OF RATES AND PRICES

               (a)  Replace paragraph 6.1 with following:

                    6.1 Rates and prices shall be inserted in the rate column of the Bill of Quantities in whole Hong Kong dollars only.

               (b)  Add new paragraph 6.1(a) as follows:

                    6.1(a) The Tenderer shall round down all extended fractional amounts in the Pricing Schedule below HK$0.50 to the nearest whole Hong Kong dollar and shall round up all extended fractional amounts of HK$0.50 and above to the nearest whole Hong Kong dollar.

               (c)  Add new paragraph 6.1(b) as follows:

                    6.1(b) Where rates and prices for varied or additional items are determined in accordance with the provisions of the General Conditions they shall be rounded to the nearest whole Hong Kong dollar in the following manner:

                    (i) Fractional parts below HK$0.50 shall be rounded down to the nearest whole Hong Kong dollar. |

                    (ii) Fractional parts of HK$0.50 and above shall be rounded up to the nearest whole Hong Kong dollar.

               (d)  Add new paragraph 6.1(c) as follows:

                    6.1(c) Where work, including varied or additional work, is measured and valued for purposes of certification and payment all extended amounts shall be rounded to the nearest whole Hong Kong dollars in accordance with the provisions of clause 6.1(b) above.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/11                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

     6.2       PARTS TO BE TOTALLED

               (a) Replace the marginal heading to paragraph 6.2 with the following:

                    Cost Centres to be totalled.

               (b)  Replace paragraph 6.2 with the following:

                    6.2 Cost Centres to be totalled and the totals carried to the Pricing Schedule Summary.

     6.3       ADJUSTMENT ITEM

               Delete paragraphs 6.3, 6.4 and 6.5.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/12                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

               SECTION 7. METHOD RELATED CHARGES

     7.1       CHARGES NOT TO BE MEASURED

               Replace paragraph 7.6 with the following:

                    7.6 Method-Related Charges shall not be subject to admeasurement but shall be deemed to be prices for the purposes of Clauses 56.2 of the General Conditions and paragraph B2.7 of the Preamble.

     7.2       PAYMENT

               Replace paragraph 7.7 with the following:

                    7.7 Method-Related Charges shall be certified and paid pursuant to Clauses 66 and 67 of the General Conditions.

     7.3       PAYMENT WHEN METHOD NOT ADOPTED

               Replace paragraph 7.8 with the following:

                    7.8 In the event of the satisfactory execution of any part of the Works which has been the subject of an item for a Method-Related Charge using, whether in whole or in part, a method other than that described in the item the Contractor shall nevertheless be entitled to payment of the Method-Related Charge, or the balance thereof, as the case may be. The amount of a Method-Related Charge shall be neither increased nor decreased by reason only of any change in method made by the Contractor, unless such change has been ordered by the Engineer, in which case the provisions of Clause 54 of the General Conditions shall apply.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/13                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

               SECTION 8. WORK CLASSIFICATION

     8.1       (a)  Amend Work Classification Class Y: Sewer and water main renovation and ancillary works to read as follows:

                    Class Y: Utilities

               (b) Delete Work Classification Class Z: Simply building works incidental to civil engineering works.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/14                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

               CLASS A: GENERAL ITEMS

     Al        CONTRACTUAL REQUIREMENTS

               (a)  Replace Second Division items 1 to 3 with the following:

                    1    Contractor's Bond
                    2    Off-shore Manufacturing Bond
                    3    Contractor's Insurance
                    4    Administration of all insurances required under the
                         Contract including but without limitation Employee's
                         Compensation and Statutory Employee's Compensation
                         Levy.

               (b)  Amend Coverage Rule C1 to read as follows:

                    C1   Items for insurance classed as contractual requirements
                    shall be deemed to include only provision of insurance in accordance with Clause 33 of the General Conditions unless otherwise stated.

               (c)  Add New Coverage Rule C1A as follows:

                    C1A The item for administration of all insurances required under the Contract shall also include the payment of any excesses and all costs and expenses incurred by the Contractor in administering all insurances required by the Contract and/or taken out by the Contractor and all insurance claims received.

     A2        SPECIFIED REQUIREMENTS

               (a)  Delete Measurement Rule M2.

               (b)  Delete Definition Rule D1.

               (c)  Replace Additional Description Rule Al with the following:

                    A1   Item descriptions for work classed as specified
                    requirements to be carried out after the issue of the Substantial Completion Certificate for the Works shall so state.

               (d)  Delete Additional Description Rule A3.

               (e)  Add new Coverage Rule C2 as follows:

                    C2   Item for testing shall be deemed to include both
                    testing and provision of samples required for testing (whether by the Contractor or the Engineer) including preparation for transportation and testing and delivery.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/15                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

A2 (Cont'd)    (f)  Add new Second Division item 8 corresponding to First
                    Division item 2 as follows:

                    8    Temporary Works

               (g) Add new Third Division items 1-8 corresponding to Second Division item 8 as follows:

                    1    Hoardings and Fencing
                    2    Project Signboards
                    3    Utility Diversion
                    4    Security
                    5    Access Scaffolding
                    6    Piling
                    7    Hardstandings
                    8    Ground Treatment

               (h)  Add new Measurement Rule M3A as follows:

                    M3A Piling shall be classified as Temporary Works except as may be expressly provided in the Contract in which event it shall be measured under the provisions of Classes P and Q.

               (i)  Add new Measurement Rule M3B as follows:

                    M3B Ground Treatment shall be classified as Temporary Works except as may be expressly provided in the Contract in which event it shall be measured under the provisions of Class C.

               (j)  Add new Coverage Rule C3 as follows:

                    C3   Item for hoarding and fencing shall be deemed to
                    include supply, erection, painting and maintenance to meet the specified requirements including either making good the hoarding and fencing before handing over to the Employer or taking down and disposal as specified.

               (k)  Add new Coverage Rule C4 as follows:

                    C4   Item for piling shall be deemed to include ground
                    treatment to temporary piling.

               (1) Add new Third Division item 4 corresponding to Second Division item 4 as follows:

                    4    Survey assistants

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/16                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

A2(Cont'd)     (m)  Add new Coverage Rules C5 as follows:

                    C5   Item for ground treatment shall be deemed to include
                    ground treatment to permanent works except as may be expressly provided in the Contract.

               (n)  Add new Coverage Rule C6 as follows:

                    C6   Item for utility diversion shall be deemed to include
                    subsequent maintenance, removal of temporary diversion and making good to match existing.

     A3        METHOD-RELATED CHARGES

               Amend Third Division item 4 corresponding to Second Division item 1 to read as follows:

                    4    Stores and Workshops

     A4        PROVISIONAL SUMS

               (a)  Replace Third Division items 1-8 with the following:

                    1    Labour
                    2    Percentage Adjustment to Provisional Sum for Daywork
                         labour
                    3    Materials
                    4    Percentage Adjustment to Provisional Sum for Daywork
                         materials
                    5    Contractor's Equipment
                    6    Percentage Adjustment to Provisional Sum for Daywork
                         Contractor's Equipment.

               (b)  Replace Measurement Rule M5 with the following:

                    M5   Adjustments shall be inserted against items for
                    Percentage Adjustment to Provisional Sums for Daywork labour, materials and Contractor's Equipment.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/17                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

     A5        NOMINATED SUB-CONTRACTS

               (a)  Delete First Division items 5 and 6.

               (b) Delete Second Division items 1 to 4 corresponding to First Division item 5 and 6.

               (c)  Delete Measurement Rule M6.

               (d)  Delete Additional Description Rules A5 and A6

     A6        ADD NEW CATEGORY AS FOLLOWS:

                    First Division         Second Division        Third Division
                   -----------------   ------------------------   --------------
                   7 Other specified   1 General Attendance for
                   requirements          Project Contractors
                                       2 Temporary Electricity
                                         Supply

     A7        OTHER SPECIFIED REQUIREMENTS

               (a)  Add new Coverage Rule C8 as follows:

                    C8   Items for general attendance shall be deemed to include
                    providing general attendance on Project Contractors as per the Specification.

               (b)  Add new Coverage Rule C9 as follows:

                    C9   Items for temporary electricity supply shall be deemed
                    to include the provision, maintenance and removal of the electrical supply in accordance with the Specification.

               (c)  Add new Additional Description Rule A7 as follows:

                    A7   Item descriptions for general attendance for
                    Project Contractors shall identify separately each Project Contractor by Contract Number and title.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/18                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

A7(Cont'd)     (d)  Add new Additional Description Rule A8 as follows:

                    A8   Item descriptions for temporary electricity supply
                    shall identify the specifications containing any requirements for electricity supplies for Project Contractors, in addition to the requirements of the Specification.

     A8        ADD NEW CATEGORY AS FOLLOWS:

               (a)   First Division      Second Division     Third Division
                    -----------------   ------------------  ------------------
                    8 Contractor's      1  Contractor's
                      Requirements         Design Costs
                                        2  Supply, erect    1  Offices
                                           and remove on    2  Laboratories
                                           completion       3  Cabins
                                                            4  Stores and
                                                               Workshops
                                                            5  Canteens and
                                                               Messrooms

                                        3  Supply, install  1  Electricity
                                           and remove on       Supply
                                           completion       2  Water Supply
                                                            3  Site
                                                               Communication
                                                               facilities
                                                            4  Temporary
                                                               drainage and
                                                               sewage disposal

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/19                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

               CLASS B: GROUND INVESTIGATION

     B1        EXCLUDES

               Replace the Excludes list with the following:

                    Excludes: Ducts for piezometers and inclinometers cast
                              in diaphragm walls and piles (included in Classes C and P)
                              Excavation not carried out for the purpose of ground investigation (included in Class E)
                              Boring for piling (included in Classes P and Q) Trial holes for utilities (included in Class Y)

     B2        ROTARY DRILLED BOREHOLES

               (a)  Add new Coverage Rule C3A as follows:

                    C3A Items for rotary drilled boreholes shall include drilling in any material in any type of ground.

               (b)  Add new Coverage Rule C3B corresponding to Second Division item 7 as follows:

                    C3B Items for core boxes shall be deemed to include packing the cores and transporting the core boxes to the Engineer's laboratory or such other location within Hong Kong as may be required by the Engineer.

     B3        SITE TESTS AND OBSERVATIONS

               (a) Replace Third Division item 4 corresponding to Second Division item 2 with the following:

                    4    Cone penetration        nr

               (b)  Replace Additional Description Rule A13 with the following:

                    A13 Item descriptions for cone penetration tests shall state the maximum depth of the cone.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/20                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                                            ITEM DESCRIPTION
---------------------------------------------------------------------------------------------------------------
     B4        INSTRUMENTAL OBSERVATIONS
               ------------------------------------------------------------------------------------------------
               FIRST           SECOND          THIRD                   MEASUREMENT           DEFINITION
               DIVISION        DIVISION        DIVISION                RULES                 RULES
               ------------------------------------------------------------------------------------------------
               Replace the whole Instrumental Observations with the following
               ------------------------------------------------------------------------------------------------
               6 Instrumental  1 Pressure head 1 Standpipes         m  M1A   Ducts for
                 observations                  2 Piezometers        m  piezometers and
                                               3 Install covers    nr  inclinometers cast in
                                               4 Monitoring     visit  diaphragm walls and
                                               5 Reporting         nr  piles are excluded
                                                                       from this class and
                                                                       are included in the
                                                                       appropriate items in
                                                                       Classes C and P.

                               2 Inclinometers 1 Installations      m
                                               4 Monitoring     visit
                                               5 Reporting         nr

                               3  Settlement   1 Installations     nr                        D4 Datalogger
                                  Gauges       4 Monitoring     visit                        is deemed to be
                               4  Resistivity  5 Reporting         nr                        the instrument
                               5  Seismic                                                    and all other
                               6  Magnetic                                                   instruments
                                  Extensometer                                               connected to
                               7  Self-potential                                             the Datalogger
                               8  Gravimetric                                                are deemed to
                               9a Datalogger                                                 be sensors.

ITEM
REFERENCE                             ITEM DESCRIPTION
-----------------------------------------------------------------------------
     B4        INSTRUMENTAL OBSERVATIONS
               --------------------------------------------------------------
                                            ADDITIONAL
               COVERAGE                     DESCRIPTION
               RULES                        RULES
               --------------------------------------------------------------
               Replace the whole Instrumental Observations with the following
               --------------------------------------------------------------
               C4  Item for                 A15  Item
               inclinometers, settlement    descriptions for
               gauges and magnetic          instrumental
               extensometers shall be       observations shall
               deemed to include            state details of the
               provision of special         type of observations
               boreholes.                   and the type of
                                            protective fences.

               C5  Monitoring shall be
               deemed to include taking
               all readings,
               measurements,                A16  Item
               observations and             descriptions for
               recording, per visit per     inclinometers and
               instrument on site, of all   settlement gauges
               data obtainable from the     shall state whether
               instrument and all of its    the instruments are
               sensors as specified in the  in special
               Contract.                    boreholes.

               C6  Reporting shall
               be deemed to include
               draft final report
               and final report in
               electronic file
               and/or hard copy
               forms including
               submit it/them in
               report box(es) and
               folder(s) with
               details and format
               all as specified in
               the Contract.

                                                                         [STAMP]

Rev.0: 26 April 2002                    A/21                Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

               CLASS C: GEOTECHNICAL AND OTHER SPECIALIST PROCESSES

     C1        EXCLUDES

               Replace the Excludes list with the following:

                    Excludes: Compaction(included in Class E)
                              Grouting carried out within tunnels, shafts and other subterranean cavities (included in Class T)

     C2        DIAPHRAGM WALLS

               (a)  Replace Second Division item 1 with the following:

                    1    Excavation in material other than rock         m3

               (b)  Deleted Second Division item 3

               (c)  Delete Third Division items 1 to 7

               (d) Add Third Division items 1, 2 and 3 corresponding to Second Division item 2 as follows:

                    1    Rock - Class A
                    2    Rock - Class B
                    3    Toe in to rock

               (e) Add new Measurement Rules M12A, M12B, M12C, M12D, M12E, M12F and M12G as follows:

                    M12A Excavation in diaphragm walls shall be measured under the following classifications:

                         i)   Material other than rock

                              Shall include any soft material, completely and highly decomposed rock and boulders, and artificial hard material not falling within the classification of Rock-Class A or B as defined below.

                                                                         [STAMP]

Rev.0: 26 April 2002                    A/22                Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

C2 (Cont'd)              ii)  Rock - Class A

                              Shall be defined as that rock recovered in an isolated "measurable core", as described in Measurement Rule M12C, of more than 200mm but not exceeding 1300mm within any continuous length of borehole.

                         iii) Rock - Class B

                              Shall be defined as that rock recovered in an isolated "measurable core", as described in Measurement Rule M12C, exceeding 1300mm within any continuous length of borehole.

                              Class A and Class B rock excavation will be measured only in the area between ground level and the "measurement horizon" described in Measurement Rule M12E.

                              Natural hard material forming part of sea walls or similar structures shall be measured in accordance with the above.

                         iv)  Toe in to rock

                              Shall be defined as that rock between the measurement horizon and the founding level of the diaphragm wall as determined or instructed by the Engineer.

                                                                         [STAMP]

Rev.0: 26 April 2002                    A/23                Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                             ITEM DESCRIPTION
--------------------------------------------------------------------------------

C2 (Cont'd)         M12B  The volume of excavation in diaphragm walls shall be evaluated as defined below:

                    Material other than rock

                    V = D x W x L - (Rock Class A + Rock Class B)
                    Where-  V  =  volume
                            D  =  total depth of panel from the Commencing
                                  Surface
                            W  =  nominal width of panel as stated in the item
                                  description
                            L  =  length of wall on its axis

                    Rock Class A and Class B

                    V = W x K x( L1+L2 )/2

                    Where-  V         =  volume
                            W         =  nominal width of panel as stated in the
                                         item Description
                            K         =  length of "measurable core"
                            L1 and L2 =  respective distances from the two
                                         adjacent "test boreholes"

                                                                         [STAMP]

Rev.0: 26 April 2002                    A/24                Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------
 C2 (Cont'd)        M12C A "measurable core" for the purposes of classifying
                    rock to be excavated in diaphragm wall trenches shall be a solid cylindrical NX size core retrieved by rotary drilling from "test boreholes" placed at the nominal centres along the centre line of the diaphragm wall as specified in the Specification or Drawings and consisting of rock which cannot be broken by unaided hands. Cores of solid material which can be demonstrated to have been broken during drilling or extraction will be considered as "measurable cores" and consecutive cores from any single borehole which can be re-assembled to produce a continuous length from any single borehole shall also be considered as a single
                    "measurable core". Broken pieces which cannot be re-assembled to form a cylinder shall not be considered as a "measurable core". Notwithstanding any other exploratory boreholes ordered by the Engineer, the volume of Rock Class
                    A and Class B shall be determined solely from the "test boreholes" referred to above.

                    M12D Where diaphragm walls are to be keyed into bedrock a "theoretical bedrock line" will be determined from the results of the "test boreholes" along the centre line of the diaphragm wall. At each "test borehole" location a theoretical bedrock level will be determined by the first continuous length of borehole giving more than 50% "measurable core" recovery providing that further "measurable core" recovery from lower levels together with the information given by the adjacent "test boreholes" provides evidence of bedrock. The theoretical bedrock level shall be the top of the qualifying "measurable core".

                            The "theoretical bedrock line" shall be the straight
                    lines joining the successive theoretical bedrock levels at each "test borehole" location. All "test boreholes" shall be used to determine the "theoretical bedrock line".

                    M12E A "measurement horizon" shall be established for diaphragm walls which are to be keyed into bedrock for measurement purposes only. The "measurement horizon" for each panel of diaphragm wall shall be deemed to be a horizontal line sited 1.5m above the highest point on the "theoretical bedrock line" within that panel.

                    M12F Measurement Rule M12D and M12E shall not be applicable to diaphragm walls which are not to be keyed into bedrock. Where diaphragm walls are not to be keyed into bedrock the toe level as determined or instructed by the Engineer for each panel of diaphragm wall shall be deemed to be the "measurement horizon" within that panel for measurement purposes.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/25                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------
 C2 (Cont'd)        M12G Drilling "test boreholes" prior to diaphragm wall
                    excavation as referred to in Measurement Rule M12D shall be classed as Ground Investigation (Class B).

               (f)  Delete Additional Description Rule A5.

               (g) Replace Third Division items 1 to 8 corresponding to Second Division Items 5 and 6 with the following:

                    1 Nominal size : not exceeding 10mm
                    2                12mm
                    3                16mm
                    4                20mm
                    5                25mm
                    6                32mm
                    7                40mm
                    8                50mm or greater

               (h)  Replace Measurement Rule M10 with the following:

                    M10     The mass measured for reinforcement in diaphragm
                    walls shall include that of cast in stiffening, lifting and supporting steel detailed on the Drawings. Any additional steel required by the Contractor shall not be included in the mass measured.

               (i)  Add new Coverage Rules C5 to C11 as follows:

                    C5 Items for diaphragm walls shall include the following:

                    (i) removal and reinstatement of overhead obstructions to allow erection and movement of plant and equipment;
                    (ii) keeping full and detailed records of the work as carried out and of the ground conditions encountered;
                    (iii) taking precautions to avoid damage to structures, existing sewers, drains and services including providing temporary supports;
                    (iv) forming all joints between panels including waterbars or similar approved where specified;
                    (v)     disposal of excavated materials; and
                    (vi)    dealing with the displaced bentonite.

                    C6      Items for diaphragm walls are deemed to include any
                    unspecified backfilling to empty diaphragm wall trenches e.g. to suit the Contractor's method of working or to meet safety requirements. Excavation rates are deemed to include excavating through unspecified backfill material.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/26                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------
 C2 (Cont'd)        C7      Items for diaphragm walls are deemed to include all
                    lengths of panels.

                    C8      Items for guide walls are deemed to include straight
                    and curved walls and their subsequent breaking out and removal if required.

                    C9      Items for guide walls are to include raised guide
                    walls such as to enable a head of slurry to be maintained at a suitable height above the water table.

                    C10     Items for toe in to rock shall include all plant,
                    equipment and personnel necessary for diaphragm wall construction.

                    C11     Items for concrete shall be deemed to include ducts
                    installed as specified and subsequent grouting and making good.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/27                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS D: DEMOLITION AND SITE CLEARANCE

     D1             GENERAL CLEARANCE

                    (a)     Replace Coverage Rule C2 with the following:

                            C2     Items for general clearance shall be deemed
                            to include the removal of trees and stumps of any diameter and the backfill of holes left by stumps with approved backfilling material.

                    (b)     Delete Additional Description Rule A3.

     D2             TREES

                    (a)     Replace First Division item 2 with the following:

                            2      Not used

                    (b) Delete Second Division items 1 to 5 corresponding to First Division item 2.

                    (c)     Delete Definition Rules D2.

                    (d)     Delete Coverage Rules C3.

     D3             STUMPS

                    (a)     Replace First Division item 3 with the following:

                            3      Not used

                    (b) Delete Second Division item 1 to 3 corresponding to First Division item 3.

     D4             BUILDINGS AND OTHER STRUCTURES

                    Add new Coverage Rule C3A as follows:

                            C3A    Concrete shall be deemed to include mass and
                            reinforced concrete.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/28                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS E: EARTHWORKS

     El             EXCLUDES

                    Amend the Excludes list by adding the following:

                            Excavation to utilities (included in Class Y)

     E2 EXCAVATION BY DREDGING, EXCAVATION FOR CUTTINGS, EXCAVATION FOR FOUNDATIONS AND GENERAL EXCAVATION

                    (a)     Replace Second Division items 4 and 5 as follows:

                            4      Artificial hard material
                            5      Not used

                    (b)     Replace Measurement Rule M7 as follows:

                            M7     Not used.

                    (c)     Add Coverage Rule C2A as follows:

                            C2A    Items for excavation shall be deemed to
                            include double handling of excavated material before its removal from the Site or, as the case may be, final position as filling material within the Site as expressly and/or implicitly required by the Contract.

                    (d)     Replace Additional Description Rule A2 as follows:

                            A2     Not used.

     E3             EXCAVATION ANCILLARIES

                    (a)     Replace Second Division item 4 as follows:

                            4      Not used.

                    (b)     Replace Third Division item 4 as follows:

                            4      Artificial hard material

                    (c)     Replace Definition Rule D5 as follows:

                            D5     Trimming, preparation and disposal shall be
                            deemed to be carried out upon material other than topsoil, rock or artificial hard material unless otherwise stated in the item description.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/29                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

     E4             FILLING

                    (a)     Add new Definition Rule D8A as follows:

                            D8A    Selected excavated material other than
                            topsoil or rock shall be any of the following materials all as defined under Clause 7.3 and Table
                            7.1 of the Standard Specification Volume 1 - Civil: fine fill, granular fill, special fill, rock fill (grade 200), rock fill (grade 400).

                    (b)     Add new Definition Rule D8B as follows:

                            D8B    Non-selected excavated material other than
                            topsoil or rock shall be General Fill material as defined in Clause 7.3 and Table 7.1 of the Standard Specification Volume 1- Civil.

                    (c) Replace Measurement Rules M18, M20 and M21 as follows:

                            M18    Any additional filling necessitated by
                            settlement of or penetration into underlying material shall not be measured.

                            M20    Filling to form surcharge to the EVA of
                            stated loading by material approved by the Engineer shall be measured under new First Division item 9-Surcharge to the EVA.

                            M21    Not used.

                    (d)     Add new Coverage Rule C3A as follows:

                            C3A    Items for fillings shall be deemed to include
                            additional filling necessitated by settlement of or penetration into underlying material, together with all necessary associated works including but not limited to compaction of additional filling material.

     E5             FILLING ANCILLARIES

                    (a)     Replace Second Division item 3 as follows:

                            3      Geosynthetic reinforcement   m2

                    (b)     Add new Second Division item 4 as follows:

                            4      Scarify surfaces             m2

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/30                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

 E5 (Cont'd)        (c)     Replace Third Division item 4 as follows:

                            4      Artificial hard material

                    (d)     Replace Measurement Rule M24 as follows:

                            M24    The area of additional geosynthetic
                            reinforcement in laps shall not be measured.

                    (e)     Add new Measurement Rule M24A as follows:

                            M24A   Scarify surfaces shall only be measured to
                            surfaces scarified in accordance with the Standard Specification.

                    (f)     Add new Coverage Rule C3B as follows:

                            C3B    Items for scarify surfaces shall be deemed to
                            include compaction.

                    (g)     Replace Additional Description Rule Al6 as follows:

                            A16    The type and grade or the performance
                            specification of material shall be stated in item descriptions for geosynthetic reinforcement.

     E6             LANDSCAPING

                    (a)     Replace Coverage Rules C4 with the following:

                            C4     Items for landscaping shall be deemed to
                            include fertilizing, protection, trimming and preparation of surface.

                    (b)     Add new Second Division item 8 as follows:

                            8      Cementitious m2.

                    (c) Add new Third Division items 1 and 2 corresponding to Second Division item 8 as follows:

                            1      Chunam
                            2      Sprayed concrete

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/31                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

 E6 (Cont'd)        (d)     Add new Measurement Rule M26 corresponding to Second
                            Division item 8 as follows:

                            M26    The area measured for chunam and sprayed
                            concrete shall be the actual area to which the chunam or sprayed concrete is applied.

                    (e) Add new Measurement Rule M27 corresponding to Second Division item 8 as follows:

                            M27    The area of chunam or sprayed concrete
                            measured shall include that occupied by
                            obstructions, e.g. trees, not exceeding 1m2.

                    (f) Add new Coverage Rule C5 corresponding to Second Division item 8 as follows:

                            C5     Items for chunam and sprayed concrete shall
                            be deemed to include trimming and preparation of surfaces, weep holes and mesh reinforcement.

                    (g) Add new Additional Description Rule A19 corresponding to Second Division item 8 as follows:

                            A19    Item descriptions for chunam and sprayed
                            concrete shall identify work upon surfaces which are inclined at an angle exceeding 30 DEG. to the horizontal.

     E7             SURCHARGE TO THE EVA

                    (a)     Add new First Division item 9 as follows:

                            9      Surcharge to the EVA

                    (b) Add new Second Division item 1 corresponding to First Division item 9 as follows:

                            1      Of stated loading by material approved by the
                                   Engineer     m2

                    (c) Add new Third Division items 1 to 3 corresponding to Second Division item 1 as follows:

                            1      To structure
                            2      Embankment
                            3      General

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/32                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

 E7 (Cont'd)        (d)     Add new Measurement Rules M28, M29 and M30
                            corresponding to Second Division item 1 as follows:

                            M28    Filling other than that to form surcharge to
                            the EVA of stated loading by material approved by the Engineer shall be measured under First Division item 6 - Filling.

                            M29    Surcharge to the EVA of stated loading by
                            material approved by the Engineer shall be measured under Class E: Earthworks irrespective of the types of material approved by the Engineer.

                            M30    The area of surcharge to the EVA of stated
                            loading by material approved by the Engineer measured shall be the designated area of the EVA required for such surcharge as shown on the Drawings.

                    (e) Add new Coverage Rules C6 and C7 corresponding to Second Division item 1 as follows:

                            C6     Items for surcharge to the EVA of stated
                            loading by material approved by the Engineer shall be deemed to include:

                            (a) placing of additional approved surcharge material necessitated by settlement of or penetration into underlying material or, as the case may be,
                            (b) placing of additional underlying material subsequent to the removal of surcharge up to its original level prior to surcharging necessitated by settlement of underlying material, together with all necessary associated works including but not limited to compaction of additional approved surcharge material or additional underlying material.

                            C7     Notwithstanding any other provisions of
                            CESMM3 and the Additions and Amendments thereto, items for surcharge to the EVA of stated loading by material approved by the Engineer shall be deemed to include subsequent removal and disposal of surcharge material Off Site as required by the Contract.

                    (f) Add new Additional Description Rule A20 corresponding to Second Division item 1 as follows:

                            A20    Item description for surcharge to the EVA of
                            stated loading by material approved by the Engineer shall identify work upon surfaces which are:

                            (a) inclined at an angle of 10 DEG. - 45 DEG. to the horizontal
                            (b) inclined at an angle of 45 DEG. - 90 DEG. to the horizontal
                            (C)    vertical

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/33                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS F: IN SITU CONCRETE

     F1             EXCLUDES

                    Replace the Excludes list with the following:

                            Excludes:   In situ concrete for:

                                        capping of boreholes (included in Class
                                        B)
                                        diaphragm walls (included in Class C)
                                        excavation ancillaries (include in Class
                                        E)
                                        drainage and pipework (included in
                                        Classes K and L)
                                        piles (included in Classes P and Q)
                                        roads, pavings, kerbs and U-channels
                                        (included in Class R)
                                        tunnel and shaft linings (included in
                                        Class T)
                                        foundations for fences and gates
                                        (included in Class X)
                                        utilities (included in Class Y)
                                        granolithic finish, screeds and
                                        other applied finishes (included in
                                        ABWFMM Class AJ)

     F2             PROVISION OF CONCRETE

                    (a) Replace Second Division items 1-8 corresponding to First Division Item 2 with the following:

                            1 Class:         No fines
                            2                20/20
                            3                30/20
                            4                40/20
                            5                45/20
                            6                50/20

                    (b)     Replace First Division item 3 with the following:

                            3 Not used.

                    (c) Delete Second Division items 1-3 corresponding to First Division item 3.

                    (d)     Delete Third Division.

                    (e)     Amend Definition Rule D1 to read as follows:

                            D1     Items for Provision of concrete shall be
                            classified in accordance with the Standard
                            Specification Volume 2 -Structural.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/34                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

     F3             PLACING OF CONCRETE

                    Add new Additional Description Rule A5 as follows:

                            A5     Item descriptions for Other concrete forms
                            which is to steps, stairs, and landings shall so state and shall also state the waist dimension within the range as follows:

                            (a)    not exceeding 150mm
                            (b)    150 - 300 mm
                            (c)    300 - 500 mm
                            (d)    exceeding 500 mm

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/35                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS G: CONCRETE ANCILLARIES

     G1             EXCLUDES

                    Replace the Excludes list with the following:

                            Excludes:   Reinforcement in diaphragm walls
                                        (included in Class C)
                                        Pre-tensioned prestressing (included in
                                        Class H)
                                        Formwork and reinforcement in precast
                                        concrete (included in Class H)
                                        Formwork and reinforcement ancillary to
                                        drainage and pipework (included in
                                        Classes K and L)
                                        Formwork and reinforcement in piles
                                        (included in Classes P and Q)
                                        Formwork and reinforcement for concrete
                                        roads, pavings and U-channels (included
                                        in Class R)
                                        Formwork for tunnel and shaft linings
                                        (included in Class T)
                                        Formwork for foundations for fences and
                                        gates (included in Class X)
                                        Formwork and reinforcement for Utilities
                                        (included in Class Y)
                                        Casting of inserts in structures for
                                        curtain walling (included in ABWFMM
                                        Class AP)
                                        Granolithic finish, screeds and other
                                        applied finishes (included in ABWFMM
                                        Class AJ)

     G2             FORMWORK

                    (a) Delete Third Division items 5 and 6 corresponding to Second Division item 8.

                    (b)     Replace Measurement Rule M2 with the following:

                            M2     Formwork shall not be measured for the
                                   following:

                            (a) edges of blinding concrete not exceeding 0.2m wide
                            (b)    joints and associated rebates and grooves
                            (c) temporary surfaces including construction joints formed at the discretion of the Contractor
                            (d) surfaces of concrete which are expressly required to be cast against an excavated surface
                            (e) surfaces of concrete which are cast against excavated surfaces inclined at an angle less than 45 DEG. to the horizontal.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/36                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

 G2 (Cont'd)                (f)    the soffit and sides of slabs and beams in
                                   "top down" construction unless specifically required by the Contract
                            (g)    individual fillets, chamfers, splays, drips,
                                   rebates, recesses, grooves and the like not exceeding 100 millimetres total girth

                    (c)     Delete Measurement Rule M5.

                    (d)     Add new Measurement Rule M5 as follows:

                            M5     The area of formwork measured shall include
                            kickers measured in m2 as part of the plane surface on which they occur.

                    (e)     Replace Measurement Rule M6 with the following:

                            M6     The area of formwork measured shall include
                            the area of formwork obscured by:

                            (a)    forms for large and small voids
                            (b) forms for individual fillets, chamfers, splays, drips, rebates, recesses, grooves and the like not exceeding 100 millimetres total girth
                            (c)    inserts

                    (f)     Delete Definition Rules D4 and D5.

                    (g) Add new Coverage Rule C1A and C1B corresponding to First Division items 1 to 4 as follows:

                            C1A    Items for formwork measured in m2 shall be
                            deemed to include kickers expressly required or provided in accordance with the Contractor's method of construction for which a notice of no objection has been issued by the Engineer.

                            C1B    Items for formwork shall be deemed to include
                            pipe sleeves not exceeding 150mm diameter.

                    (h) Amend Additional Description Rule A5 to read as follows:

                            A5     Items descriptions for formwork for concrete
                            components of constant cross-section shall state the principal cross-sectional dimensions of the component and its mark number or location or other unique identifying feature.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/37                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

     G3             REINFORCEMENT

                    (a) Replace Third Division items 1 to 8 corresponding to Second Division items 1 to 4 with the following:

                            1 Nominal size: not exceeding 10mm
                            2               12mm
                            3               16mm
                            4               20mm
                            5               25mm
                            6               32mm
                            7               40mm
                            8               50mm or greater

                    (b)     Replace Measurement Rule M8 with the following:

                            M8     The mass of reinforcement measured shall
                            include the mass of cast in of steel supports to top reinforcement detailed on the Drawings. Any additional steel required by the Contractor shall not be included in the mass measured.

                    (c)     Add new Measurement Rule M9A as follows:

                            M9A    Special joints shall be measured only where
                            they are expressly required.

                    (d)     Replace Coverage Rule C1 with the following:

                            C1     Item for reinforcement shall be deemed to
                            include supporting reinforcement other than cast in steel supports to top reinforcement detailed on the Drawings.

     G4             CONCRETE ACCESSORIES

                    (a) Delete Third Division items 4 and 5 corresponding to Second Division item 1.

                    (b)     Delete Coverage Rule C6.

                    (c)     Delete Additional Description Rule A13.

                    (d) Add new Measurement Rule M17 corresponding to Second Division item 3 with the following:

                            M17    Pipe sleeves shall be measured as inserts
                            only when size of sleeves exceeding 150mm diameter.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/38                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS H: PRECAST CONCRETE

     H1             EXCLUDES

                    Amend the Excludes list by adding the following:

                            Utilities (included in Class Y) Precast concrete tiles.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/39                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS I: PIPEWORK - PIPES

     I1             EXCLUDES

                    Replace the Excludes list with the following:

                            Excludes:   Work included in Classes J, K, L, and Y.
                                        Piped building services (included in
                                        BSMM)

     I2             PIPES

                    (a)     Replace Additional Rule A1 with the following:

                            A1     Type of pipework in each item or group of
                            items shall be stated in item descriptions so that the pipe runs included can be identified by reference to the Drawings.

                    (b) Replace Additional Description Rule A2 with the following:

                            A2     The materials, joint types, nominal bores and
                            lining requirements of pipes shall be stated in item descriptions and reference given to applicable specifications and specified qualities.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/40                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS J: PIPEWORK - FITTINGS AND VALVES

     J1             EXCLUDES

                    Replace the Excludes list with the following:

                            Excludes:   Work included in Classes I, K, L and Y.
                                        Piped building services (included in
                                        BSMM).

     J2             FITTINGS

                    Replace Additional Description Rule A1 with the following:

                            A1     The materials, joint types, nominal bores
                            and lining requirements of pipe fittings shall be stated in item descriptions and reference given to applicable specifications and specified qualities. Fittings with puddle flanges shall be so described.

     J3             VALVES AND PENSTOCKS

                    Replace Additional Description Rule A6 with the following:

                            A6     The materials, nominal bores and any
                            additional requirements such as joints, draincocks, extension spindles and brackets shall be stated in item descriptions for valves and penstocks and reference given to applicable specifications and specified qualities.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/41                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS K: PIPEWORK - MANHOLES AND PIPEWORK ANCILLARIES

     K1             EXCLUDES

                    Replace the Excludes list with the following:

                            Excludes:   Work included in Classes I, J, L and Y.
                                        Ducted building services (included in
                                        BSMM).

     K2             MANHOLES

                    Replace Additional Description Rule A1 with the following:

                            A1     Type shall be stated in item descriptions for
                            manholes, other stated chambers and gullies of which details are given elsewhere in the Contract.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/42                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS L: PIPEWORK - SUPPORTS AND PROTECTION, ANCILLARIES TO LAYING AND EXCAVATION

     L1             EXCLUDES

                    Replace the Excludes list with the following:

                            Excludes:   Work included in Classes I, J, K, and Y.
                                        Insulation  to building services
                                        (included in BSMM).

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/43                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS M: STRUCTURAL METALWORK

     M1             EXCLUDES

                    Amend the Excludes list by adding the following:

                            Structural metalwork for metal cladding (included in ABWFMM Class AG)
                            Structural metalwork frames for metal roof cladding and structural supporting frames for metal cladding (included in ABWFMM Classes AA and AG)

     M2             OFF SITE SURFACE TREATMENT

                    Amend Measurement Rule M8 to read as follows:

                            M8     Surface treatment carried out on the Site
                            shall be classed as painting (Class V) or as architectural coatings and special finishings.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/44                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS N: MISCELLANEOUS METALWORK

     N1             EXCLUDES

                    Amend the Excludes list by adding the following:

                            Utilities (included in Class Y)
                            Metal cladding (included in ABWFMM Class AG)
                            Raised access flooring to computer rooms (included in ABWFMM Class AH)
                            Metal handrails and capping pieces to glass balustrades (included in ABWFMM Class AH)

     N2             FIRST DIVISION 2

                    Delete Second Division item 1.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/45                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS O: TIMBER

     O1             EXCLUDES

                    Replace the Excludes list with the following:

                            Formwork to concrete (included in Class G)
                            Timber piles (included in Class P)
                            Timber sleepers (included in Class S)
                            Timber supports in tunnels (included in Class T) Timber fencing (included in Class X)
                            Building carpentry and joinery (included in ABWFMM Class AC)

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/46                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS P: PILES

     P1             MEASUREMENT RULES

                    Replace Measurement Rule M1 with the following:

                            M1     Bored and driven depths shall be measured
                            along the axes of piles from the Commencing Surface to the toe levels of bored piles, to the bottom of the casings of driven cast in place piles and to the bottom of the toes of other driven piles. The Commencing Surface adopted in the preparation of the Bill of Quantities as the surface at which boring or driving is expected to begin shall be adopted for the measurement of the completed work. The levels of the toe level of bored piles, the bottom of the casings of driven cast in place piles and the bottom of the toes of other driven piles adopted for the measurement of the completed work shall be those shown on the Drawings or otherwise instructed by the Engineer.

     P2             BORED AND DRIVEN CAST IN PLACE CONCRETE PILES

                    (a)     Add new Coverage Rule C2 as follows:

                            C2     Items for concreted length shall be deemed to
                            include ducts installed as specified and subsequent grouting and making good.

                    (b) Add Additional Description Rules A5a and A5b as follows:

                            A5a    Bored cast in place mini-piles shall be
                            identified in item descriptions.

                            A5b    For mini-pile measurement, 'concreted length'
                            shall mean grouted length.

     P3             ISOLATED STEEL PILES

                    Replace Definition Rule D4 with the following:

                            D4     The length of isolated steel piles shall be
                            the lengths expressly required to be supplied excluding extensions but including heads and shoes where specified.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/47                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

     P4             BARRETTE

                    (a)     Add Category 9 - Barrette as follows:

                            First        Second
                            Division     Division          Third Division
                            ----------------------------------------------------
                            9 Barrette   1 stated          1 Number of
                                           barrette size     barrettes      nr
                                                           2 Excavation to
                                                             stated maximum
                                                             depth          m/3/
                                                           3 Concrete       m/3/

                    (b)     Add Measurement Rule M9 as follows:

                            M9     Excavation depth shall be measured along the
                            axis of barrettes from the Commencing Surfaces to the founding levels of barrettes. The Commencing Surface adopted in the preparation of the Bill of Quantities as the Surface at which excavation is expected to begin shall be adopted for the measurement of the completed works. The levels of the founding level of barrettes adopted for the measurement of the completed work shall be those shown on the Drawings or otherwise instructed by the Engineer.

                    (c)     Add Measurement Rule M10 as follows:

                            M10    Concrete shall be measured from the cut off
                            levels expressly required to the founding levels shown on Drawings or otherwise instructed by the Engineer.

                    (d)     Add Definition Rule D8 as follows:

                            D8     The maximum depth stated in item descriptions
                            for the depth of barrettes shall be the depth which is not exceeded by any barrette included in the item.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/48                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

 P4 (Cont'd)        (e)     Add Coverage Rules C3 and C4 as follows:

                            C3     Items for excavation for barrettes shall be
                            deemed to include preparation and upholding sides of excavation.

                            C4     Items for concrete in barrette piles shall be
                            deemed to include trimming the faces of barrettes and preparing their tops to receive other work.

                    (f)     Add Additional Description Rule A13 as follows:

                            A13    The mix specifications or strengths shall be
                            stated in item descriptions for concrete in barrettes.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/49                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS Q: PILING ANCILLARIES

     Q1             MEASUREMENT RULES

                    Replace Measurement Rule M1 with the following:

                            M1     Work in this class, other than boring through
                            rock and backfilling empty bore for cast in place concrete piles, shall be measured only where it is expressly required.

     Q2             FIRST DIVISION ITEM 1 CAST IN PLACE CONCRETE PILES

                    (a) Replace Second Division items 1 to 8 corresponding to First Division item 1 with the following:

                            1 Pre-boring                                      m
                            2 Boring through rock                             m
                            3 Backfilling empty bore with stated material     m
                            4 Permanent casings each length:
                                  not exceeding 13m                           m
                            5     exceeding 13m                               m
                            6 Enlarged bases                                  nr
                            7 Cutting off surplus lengths                     m
                            8 Preparing heads                                 nr

                    (b)     Add new Measurement Rules M2A and M2B as follows:

                            M2A    The lengths of boring through rock admeasured
                            shall be the total length, above the toe levels of bored piles shown on the Drawings or otherwise instructed by the Engineer, of the rock recovered during pre-drilling at each pile location.

                            M2B    Notwithstanding Measurement Rule M2A, if no
                            pre-drilling is required to be carried out at the pile location, then the length of boring through rock admeasured shall be the total length, above the toe levels of the bored piles shown on the Drawings or otherwise instructed by the Engineer, through a naturally occurring hard strata which, in the opinion of the Engineer is MDG grade III rock or stronger and which exceeds 0.20 cu.m. in size.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/50                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

 Q2 (Cont'd)        (c)     Add new Additional Description Rule A2a as follows:

                            A2a    Cast in place mini-piles shall be identified
                            in item description.

     Q3             OBSTRUCTIONS

                    (a)     Delete First Division item 7.

                    (b)     Delete Measurement Rule M12.

     Q4             PILE TESTS

                    (a)     Add new Second Division items 6, 7 and 8 as follows:

                            6      Number of cast in place concrete piles
                                   cored                                      nr
                            7      Coring of cast in place concrete piles     m
                            8      Core boxes, length of core stated          nr

                    (b) Add new Measurement Rule M13 corresponding to Second Division item 7 as follows:

                            M13    Notwithstanding that pile tests are measured
                            per number, items for coring of cast in place concrete piles shall be measured per metre.

                    (c) Add new Definition Rule D6 corresponding to Second Division item 8 as follows:

                            D6     Core boxes shall be deemed to become the
                            property of the Employer unless otherwise stated.

                    (d) Add new Coverage Rule C6 corresponding to Second Division item 7 as follows:

                            C6     Items for coring of cast in place concrete
                            piles shall be deemed to include coring through rock, all tests required on concrete cores and rock cores, grouting and making good.

                    (e) Add new Coverage Rule C7 corresponding to Second Division item 8 as follows:

                            C7     Items for core boxes shall be deemed to
                            include packing the cores and transporting the cores boxes to the Engineer's laboratory or such other location within Hong Kong as may be required by the Engineer.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/51                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

 Q4 (Cont'd)        (f)     Add new Additional Description Rule A9 as follows:

                            A9     Types of non-destructive integrity tests
                            shall be stated in the item description

     Q5             BARRETTE

                    (a)     Add Category 9 - Barrette as follows:

                            First
                            Division        Second Division                   Third Division
                            ------------------------------------------------------------------------
                            9 Barrette      1 Excavation through              1 stated barrette size
                                              rock                     m/3/

                                            2 Backfilling with
                                              stated material          m/3/

                                            3 Plain round steel bar           Nominal size:
                                              reinforcement to                1   not exceeding 10m
                                              BS4449                   t      2   12mm
                                                                              3   16mm
                                            4 Deformed high yield             4   20mm
                                              steel bar reinforcement         5   25mm
                                              to BS4449                t      6   32mm
                                                                              7   40 mm
                                                                              8   50 mm or greater
                                            5 Guide walls              m

                                            6 cutting off surplus             1 stated barrette size
                                              length                   m

                                            7 Preparing heads          nr

                    (b)     Add Measurement Rules M14 to M18 as follows:

                            M14    The length of excavation through rock
                            admeasured shall be the total length above the founding levels of barrettes shown on the Drawings or otherwise instructed by the Engineer, of rock recovered during pre-drilling at each barrette location.

                            M15    Depth of backfilling to barrettes shall be
                            measured along the axes of barrettes from the Commencing Surfaces to the cut-off levels of the barrettes.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/52                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

 Q5 (Cont'd)                M16    The mass measured for reinforcement in
                            barrettes shall include that of cast in stiffening, lifting and supporting steel detailed on the Drawings. Any additional steel required by the Contractor shall not be included in the mass measured.

                            M17    The mass of steel reinforcement shall be
                            taken as 0.785 kg/m per 100mm2 of cross-section (7.85 t/m2). The mass of other reinforcing material shall be taken as stated in the Contract.

                            Ml8    Guide walls shall be measured along the girth
                            of the barrettes.

                    (c)     Add Definition Rule D7 as follows:

                            D7     The nominal size used for classification in
                            item descriptions for bar reinforcement shall be the cross-sectional size defined in BS4449.

                    (d)     Add Coverage Rule C8 as follows:

                            C8     Items for reinforcement in barrettes shall be
                            deemed to include supporting reinforcement and preparing protruding reinforcement to receive other work.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/53                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS R: ROADS AND PAVINGS

     R1             EXCLUDES

                    Replace the Excludes list with the following:

                            Excludes:   Earthworks (included in Class E)
                                        Drainage (included in Classes I, J, K
                                        and L)
                                        Fences and gates (included in Class X)
                                        Utilities (included in Class Y)
                                        Gantries and other substantial
                                        structures supporting traffic signs
                                        Maintenance of roads and pavings
                                        Covers to in situ concrete U-channels

     R2             DEFINITION RULES

                    Delete Definition Rule D1.

     R3             SUB BASES, FLEXIBLE ROAD BASES AND SURFACING

                    (a) Amend Second Division items 1 and 2 (corresponding to First Division 1) to read as follows:

                            1      Granular material type 1 as specified      m2
                            2      Granular material type 2 as specified      m2

                    (b) Amend Second Division items 5 (corresponding to First Division 1) to read as follows:

                            5      Lean concrete as specified                 m2

     R4             CONCRETE PAVEMENTS

                    (a)     Replace Second Division item 1 with the following:

                            1      Not used.

                    (b)     Amend Second Division item 2 to read as follows:

                            2      Carriageway slabs of stated strength       m2

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/54                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

 R4 (Cont'd)        (c)     Replace Measurement Rule M5 with the following:

                            M5     The mass of reinforcement measured shall
                            include the mass of cast in steel supports to top reinforcement detailed on the Drawings. Any additional steel required by the Contractor shall not be included in the mass measured.

                    (d)     Replace Coverage Rule C2 with the following:

                            C2     Items for reinforcement shall be deemed to
                            include supporting reinforcement other than cast in steel supports to top reinforcement detailed on the Drawings.

     R5             KERBS, CHANNELS AND EDGINGS

                    (a) Replace Second Division items 1 to 7 with the following:

                            1      Precast concrete kerbs of Highways Dept types
                                   K1, K2 and K3.
                            2      Precast concrete drop kerbs of Highways Dept
                                   types K5, K6, K7, K8 and K9.
                            3      Precast concrete edging kerbs of Highways
                                   Dept types El, E2 and E3.
                            4      In Situ Concrete kerbs and edging.
                            5      Asphalt kerbs.
                            6      Asphalt channels.
                            7      In Situ Concrete U-channels.
                            8      In Situ Concrete Rectangular channels.

                    (b)     Delete Second Division item 8.

                    (c) Add new Coverage Rule C3A corresponding to Second Division item 7 as follows:

                            C3A    Items for in situ concrete U-channels and
                            rectangular channels shall be deemed to include formwork and rendering angles, ends, outlets, intersections and rebates.

                    (d) Add new Additional Description Rule A7A and A7B corresponding to Second Division item 7 as follows:

                            A7A    The type and overall size of in situ concrete
                            U-channels and rectangular channels shall be stated in item descriptions for in situ concrete U-channels and rectangular channels.

                            A7B    Item descriptions for in-situ concrete
                            U-channels and rectangular channels shall separately identify reinforced in situ concrete U-channels and rectangular channels.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/55                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

     R6             LIGHT DUTY PAVEMENTS

                    (a)     Amend Second Division item 8 to read as Follows:

                            8      Precast concrete flags or brick paving to
                            stated specification.

                    (b)     Add new Additional Description Rule A7C

                            A7C    Item descriptions for precast concrete flags
                            or brick paving shall specify the material.

     R7             ANCILLARIES

                    (a)     Add new Coverage Rule C5 as follows:

                            C5     Items for letters and shapes, continuous
                            lines and intermittent lines shall be deemed to include solid glass beads.

                    (b)     Delete Additional Description Rule A8

     R8             NOTE

                    Delete Note at the foot of page 77.

                    CLASS S: RAIL TRACK

                    No amendments.

                    CLASS T: TUNNELS

     T1             SUPPORT AND STABILISATION

                    (a) Add new Third Division item 7 corresponding to Second Division item 1 as follows:

                            7      Pregrouted displacement.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/56                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS U: BRICKWORK

     U1             EXCLUDES

                    Replace the Excludes list with the following:

                            Excludes:   Brickwork in manholes and other
                                        brickwork incidental to pipework
                                        (included in Classes K and Y)
                                        Blockwork in protective layers to
                                        waterproofing (included in Class W)
                                        Natural stonework other than ashlar
                                        masonry and rubble masonry (included in
                                        ABWFMM Class AO)

                    CLASS V: PAINTING

     V1             EXCLUDES

                    Replace the Excludes list with the following:

                            Excludes:   Road surface markings (included in Class
                                        R)
                                        Silk Screen and acid etched letters,
                                        numerals, characters, symbols and
                                        graphics (included in ABWFMM Class AI)
                                        Architectural coatings and special
                                        finishings (included in ABWFMM Class AT)
                                        Building services pipework and ductwork
                                        (included in BSMM)
                                        Painting carried out prior to delivery
                                        of components to the Site

     V2             SECOND DIVISION

                    Amend Second Division items 3 and 4 to read as follows:

                            3      Concrete
                            4      Plaster and render

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/57                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

     V3             THIRD DIVISION CORRESPONDING TO SECOND DIVISION ITEMS 1 TO 6

                    (a)     Delete Third Division items 6, 7 and 8.

                    (b)     Add Third Division items 5 and 6 as follows:

                            5      Isolated surfaces of width or girth not
                                   exceeding 500mm                            m2
                            6      Letters, numerals, characters, punctuation
                                   and the like                               nr

                    (c)     Amend Measurement Rule M2 to read as follows:

                            M2     Isolated surfaces of width or girth not
                            exceeding 500mm shall not be distinguished by inclination.

                    (d)     Delete Measurement Rule M3.

                    (e)     Delete Definition Rule D1.

                    (f) Add Definition Rule D1 corresponding to Third Division item 5 as follows:

                            D1     Isolated surfaces of width or girth not
                            exceeding 500mm shall be classed as such only where work of overall width or girth not exceeding 500mm is not in conjunction with similarly painted work.

                    (g)     Delete Additional Description Rule A3.

                    (h) Add Additional Description Rule A3 corresponding to Third Division item 6 as follows:

                            A3     Item descriptions for letters, numerals,
                            characters, punctuation and the like shall state the height and style.

     V4             Delete Note at the bottom of page 91.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/58                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS W: WATERPROOFING

     W1             INCLUDES

                    Replace the Includes list with the following:

                            Includes:   Damp proofing, tanking and roofing
                                        Blockwork in protective layers

     W2             EXCLUDES

                    Replace the Excludes list with the following:

                            Excludes:   Waterproofed joints (included in Classes
                                        C, G, H, I, J, K, R, T, U, X and Y)
                                        Damp proof courses in brickwork,
                                        blockwork and masonry (included in Class
                                        U)
                                        Roof tiling and metal roof cladding
                                        (included in ABWFMM Class AA)

     W3             DAMP PROOFING, TANKING AND ROOFING

                    (a)     Delete Second Division item 2.

                    (b)     Delete Second Division item 7.

     W4             PROTECTIVE LAYERS

                    (a)     Replace Second Division item 5 with the following:

                            5      Blockwork    m/2/

                    (b) Add new Coverage Rule C2 corresponding to Second Division item 5 as follows:

                            C2     Items for blockwork shall be deemed to
                            include jointing, pointing, ties, dowels, cramps, joggles and the like; reinforcement; damp proof courses.

                    (c) Add new Additional Description Rule A2A corresponding to Second Division item 5 as follows:

                            A2A    Item descriptions for blockwork shall state
                            the materials, nominal dimensions and type of block.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/59                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASS X: MISCELLANEOUS WORK

     X1             INCLUDES

                    Replace Includes with the following:

                            Includes:   Fences, gates and their foundations
                                        Drainage to structures above ground and
                                        within structures below ground
                                        Rock filled gabions

     X2             DRAINAGE TO STRUCTURES ABOVE GROUND AND WITHIN STRUCTURES
                    BELOW GROUND

                    (a)     Amend First Division item 3 to read as follows:

                            3      Drainage to structures above ground and
                            within structures below ground

                    (b)     Replace Coverage Rule C3 with the following:

                            C3     Items for drainage to structures above ground
                            and within structures below ground shall be deemed to include supports.

                    (c) Replace Additional Description Rule A5 with the following:

                            A5     Item descriptions for drainage to structures
                            above ground and within structures below ground shall state the type, principal dimensions and materials of the components.

     X3             ADD NEW CATEGORY AS FOLLOWS:

                    (a)     First Division     Second Division    Third Division
                            ----------------------------------------------------
                            5   Corrosion
                                Monitoring
                                System     nr

                    (b)     Coverage Rule C5

                            C5     Items for Corrosion Monitoring System shall
                            be deemed to be fully inclusive of all works necessary at each location to comply with the requirements of the Specification and Drawings.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/60                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

 X3 (Cont'd)        (c)     Additional Description Rule A7

                            A7     Item descriptions for Corrosion Monitoring
                            System shall identify the relevant Specifications and Drawings.

                    CLASS Y: SEWER AND WATER MAIN RENOVATION AND ANCILLARY WORKS

     Y1             CLASS Y

                    Replace Class Y with the following:

                    CLASS Y UTILITIES

                    Includes:      Diversions of Utility Services
                                   Trial holes for Utilities

                    Excludes:      Temporary Utility Diversion (included in
                                   Class A)
                                   Traffic diversions and regulations (included in Class A)
                                   Trial pits (included in Class B)

                       First Division      Second Division     Third Division
                       ---------------------------------------------------------
                       1 Diversion of      1 Area Traffic
                         existing            Control
                         services

                                           2 Drainage          1  Storm drain
                                                               2  Foul sewer

                                           3 Electric          1  11Kv
                                                               2  33 Kv
                                                               3  132 Kv
                                                               4  400 Kv
                                                               5  Overhead line

                                           4 Gas               1  Low pressure
                                                               2  Medium
                                                                  pressure
                                                               3  Intermediate
                                                                  pressure
                                                               4  High pressure

                                           5 Rediffusion

                                           6 Communications    1  Signal cables
                                                               2  Tele-
                                                                  communications

                                           7 Tramways

                                           8 Water             1  Fresh
                                                               2  Salt

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/61                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part A
                                                            Amendments to CESMM3

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

 Y1 (Cont'd)        Measurement Rule M1

                    M1      The unit measurement for Utilities shall be the
                    "sum".

                    Coverage Rule C1

                    C1      Item for diversion of existing services shall be
                    deemed to be fully inclusive of all work necessary to comply with the requirements of the Specification and Drawings.

                    Additional Description Rules A1 and A2

                    A1      "Diversion" is defined in accordance with the
                    Specification.

                    A2      Item descriptions for diversion of existing services
                    shall state the diversion reference in accordance with the Schedule of Utility Arrangements. Separate items shall be given for each diversion contained in the Schedule of Utility Arrangements.

                    CLASS Z: SIMPLE BUILDING WORKS INCIDENTAL TO CIVIL ENGINEERING WORKS

                    Delete Class Z.

                                                                         [STAMP]

Rev.0: 26 April 2002                   A/62                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part B
                                                            Amendments to ABWFMM

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    SECTION 1. GENERAL PRINCIPLES

     1.1            TITLE APPLICATION AND EXTENT

                    Replace paragraphs 1.1 and 1.2 with the following:

                            1.1 The title of this document is Architectural Builder's Works and Finishes Standard Method of Measurement, which is abbreviated to ABWFMM. The ABWFMM is intended to be used in conjunction with the General Conditions, other Standard Methods of Measurement referred to in the Preamble to the Pricing Document and the AAMM and only in connection with architectural builder's works and finishes.

                            1.2    (a)    The Classes in the ABWFMM are
                                          supplemental to those contained in
                                          the CESMM3 as amended by the AAMM.

                                   (b)    Sections 1 to 8 of CESMM3 as amended
                                          by the AAMM shall apply to the
                                          preparation of Bills of Quantities in
                                          accordance with the ABWFMM

                                   (c)    CESMM3 Classes A to Y as amended by
                                          the AAMM shall be used in preparing
                                          architectural builder's work and
                                          finishes Bills of Quantities insofar
                                          as the items included in those Classes
                                          are required in the Bills of
                                          Quantities.

     2.1            CESMM3 CLASSES

                    Replace paragraph 2 with the following:

                            2.1 References to Classes A to Y in the ABWFMM are references to CESMM3 Classes and where work is excluded from the ABWFMM and identified as being included in any Class in CESMM3 then it shall be measured in accordance with CESMM3 and the AAMM and included in the Bill of Quantities.

                                                                         [STAMP]

Rev.0: 26 April 2002                   B/1                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part B
                                                            Amendments to ABWFMM

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    CLASSES AA TO AF INCLUSIVE

                    No amendments.

                    CLASS AG: METAL CLADDING

     AG1            Replace Measurement Rule M2 with the following:

                    M2      Item descriptions for panels shall group panels
                    within the following categories:

                            (i)    not exceeding 0.5m2
                            (ii)   0.5 - 1.0m2
                            (iii)  1.0 - 1.5m2
                            (iv)   1.5 - 2.0m2
                            (v)    2.0 - 2.5m2
                            (vi)   2.5 - 3.0m2
                            (vii)  exceeding 3.0m2 size to be fully described.

                    CLASSES AH TO AT INCLUSIVE

                    No amendments.
                                                                         [STAMP]

Rev.0: 26 April 2002                   B/2                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part C
                                                              Amendments to BSMM

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    SECTION 3. MECHANICAL INSTALLATIONS

     3.0            Replace item (xiv) of paragraph 3.1.1 as follows:

                    (xiv)   Special Systems (including Gas Supply System).

     3.1 Add new paragraphs for "Distribution and Principal Inter-connections" 3.9.1 and 3.9.2 as follows:

                    Distribution and Principal Inter-connections

                    3.9.1 Cable and conduit, cable trunking, trays and ladders connections from the Power Source/UPS unit to each data gathering equipment, master station and the like shall be given separately as an item stating the equipment reference and location.

                    3.9.2 Signal/Control circuits, including approved cable, conduit trunking and accessories etc. from central equipment to each data gathering equipment, master station and the like shall be given separately as an item stating the equipment reference and location.

     3.2            Add new paragraphs for "Final Circuit Points" 3.10.1 and
                    3.10.2 as follows:

                    Final Circuit Points

                    3.10.1 Circuits from each data gathering equipment, master station and the like to field points or sensors or equipment for controlling, monitoring or measurement functions, alarm provision etc. shall be enumerated, stating point of origin, function and locations or schedule reference where appropriate. The description, where appropriate, shall state that the items shall include all necessary sensors, instruments, devices, auxiliary fittings including clocks, telephones, alarm bells, loudspeakers and the like etc. and ANY appropriate connection thereto.

                    3.10.2 Cables, trays and ladders, conduits including flexible conduits and adapters, outlet boxes, junction boxes, universal boxes, including special boxes, adaptable boxes, floor-trap boxes, purpose made boxes, flameproof boxes, expansion joints, all fixings, bending, cutting, screwing and jointing, laying in trunking or fixing in trays and ladders, the provision of draw wire or cables, and all earth continuity requirements for final circuit points shall be deemed to be included in the item. Components and forming of holes for making connections of conduit into trunking shall be deemed to be included in the point item. Couplings to and forming holes for conduit entry to equipment shall be deemed to be included in the item of equipment.

                                                                         [STAMP]

Rev.1: 28 June 2002                    C/1                  Contract No. LCC-300
Addendum No. 1

                                                                         ANNEX 3
                                                                          Part C
                                                              Amendments to BSMM

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    SECTION 4. PLUMBING INSTALLATION

     4.1            Delete item for "Compressed air installation" in Section
                    4.1.1 (viii) and replace with "Control systems"

     4.2 Add new paragraphs for "Distribution and Principal Inter-connections" 4.7.1 and 4.7.2 as follows:

                    Distribution and Principal Inter-connections

                    4.7.1 Cable and conduit, cable trunking, trays and ladders connections from the Power Source/UPS unit to each data gathering equipment, master station and the like shall be given separately as an item stating the equipment reference and location.

                    4.7.2 Signal/Control circuits, including approved cable, conduit trunking and accessories etc. from central equipment to each data gathering equipment, master station and the like shall be given separately as an item stating the equipment reference and location.

     4.3            Add new paragraphs for "Final Circuit Points" 4.8.1 and
                    4.8.2 as follows:

                    Final Circuit Points

                    4.8.1 Circuits from each data gathering equipment, master station and the like to field points or sensors or equipment for controlling, monitoring or measurement functions, alarm provision etc. shall be enumerated, stating point of origin, function and locations or schedule reference where appropriate. The description, where appropriate, shall state that the items shall include all necessary sensors, instruments, devices, auxiliary fittings including clocks, telephones, alarm bells, loudspeakers and the like etc. and ANY appropriate connection thereto.

                                                                         [STAMP]

Rev.0: 26 April 2002                   C/2                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part C
                                                              Amendments to BSMM

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    SECTION 4. PLUMBING INSTALLATION (CONT'D)

                    4.8.2 Cables, trays and ladders, conduits including flexible conduits and adapters, outlet boxes, junction boxes, universal boxes, including special boxes, adaptable boxes, floor-trap boxes, purpose made boxes, flameproof boxes, expansion joints, all fixings, bending, cutting, screwing and jointing, laying in trunking or fixing in trays and ladders, the provision of draw wire or cables, and all earth continuity requirements for final circuit points shall be deemed to be included in the item. Components and forming of holes for making connections of conduit into trunking shall be deemed to be included in the point item. Couplings to and forming holes for conduit entry to equipment shall be deemed to be included in the item of equipment.

                    SECTION 6. WORK CLASSIFICATION AND CODES

     6.1            Delete item for "Compressed air installation" in Section
                    6.1.1 class BC, 1st Division, item 08 and replace with "Control systems"

     6.2            Add new items in section 6.1.1 class BB, 2nd Division:

                    07 - Distribution
                    08 - Final circuits

     6.3            Add new items in section 6.1.1 class BC, 2nd Division:

                    05 - Distribution
                    06 - Final circuits

     6.4            Add new paragraph 6.1.2 as follows:

                    6.1.2 Where no code number exists for a particular item in the Work Classification code number list, the digit following the last code number used shall be used to refer to such item.

                                                                         [STAMP]

Rev.1: 28 June 2002                    C/3                  Contract No. LCC-300
Addendum No. 1

                                                                         ANNEX 3
                                                                          Part D
                                                  General Additions & Amendments

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

      1             GENERAL

     1.1 The main headings, sub-headings and item descriptions in the Bill of Quantities identify the work covered by the respective items, but the descriptions of work are not necessarily complete in all respects. The exact nature and extent of the work to be carried out shall be ascertained by reference to the General Conditions, the Specification and the Drawings as the case may be, read in conjunction with the relevant method of measurement and the AAMM.

     1.2 The rates and prices inserted in the Bill of Quantities shall be the full inclusive value of the work described under the several items, including all costs and expenses which may be required in and for the execution of the Works in accordance with the Contract together with all general risks liabilities and obligations set forth or implied in the documents on which the Tender is based, including all Temporary Works (apart from those specifically billed).

     1.3 A rate or price is to be entered by the Tenderer against each item in the Bill of Quantities whether quantities are stated or not. Items against which no price is entered shall be deemed to be covered by the other rates or prices in the Bill of Quantities.

      2             ACCESS TO SITE AND METHOD OF WORKING

     2.1 Access to the Site as specified will be given free of charge to the Contractor. Rates and prices shall include the cost of completely equipping and maintaining the Site together with any temporary bridging, filling or excavation, and reinstatement (apart from that specifically itemised in the Pricing Schedule) which the Contractor may require for his method of construction within the Site which has been reviewed without objection by the Engineer, and for all measures to protect adjacent property.

                                                                         [STAMP]

Rev.0: 26 April 2002                   D/1                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part D
                                                  General Additions & Amendments

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

      3             SPECIFIED REQUIREMENTS

                    Certain items are given in the Pricing Schedule and classed as specified requirements to cover such works, other than the Permanent Works, as are expressly stated in the Contract to be carried out by the Contractor. Other specified requirements not so given in the Pricing Schedule shall be deemed to be covered elsewhere in the Pricing Schedule.

      4             TEMPORARY WORKS

     4.1 Where specific items of Temporary Works are included in the Pricing Schedule, the rates and prices shall induce all costs relating to the appropriate items. Unless method-related charges are inserted in the Pricing Schedule for Temporary Works then the rates and prices shall include all costs relating to all Temporary Works required by the Contractor's method of construction which has been reviewed without objection by the Engineer.

      5             TEMPORARY DIVERSIONS

     5.1 Rates and prices shall include the cost of any temporary alteration, subsequent maintenance and temporary and permanent reinstatement of roads, footpaths, railway sidings and services which the Contractor may require to execute the Works in accordance with his method of construction which the Engineer has issued a notice of no objection in response to a submission by the Contractor.

      6             DAYWORKS

     6.1            GENERAL

                    6.1.1 Work may only be carried out on a daywork basis upon the instruction of the Engineer under Clause 55 of the General Conditions. The daywork rates, as determined in accordance with paragraphs 6.2 - 6.4 below, shall apply to all work carried out pursuant to such an instruction and shall apply regardless of whether the work is executed using the Contractor's own resources or the resources of a subcontractor or other third party; or the actual quantity of work executed in respect of any item.

                                                                         [STAMP]

Rev.0: 26 April 2002                   D/2                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part D
                                                  General Additions & Amendments

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

     6.2            DAYWORK: LABOUR

                    6.2.1 Normal Working Hours shall be the hours between 0800 to 1800 on all days excluding General Holidays. Daywork ordered by the Engineer to be executed outside the Normal Working Hours shall be measured as "labour working overtime". Labour working overtime shall be paid at the rates for Normal Working Hours plus a percentage to be inserted by the Tenderer.

                            The measurement of labour shall be the aggregate time employed on the item of daywork to the nearest hour. Meal breaks and rest periods shall not be measured. Travelling time by labour from their normal place of employment on the Site to and from the location where daywork is to be carried out shall be measured.

                    6.2.2 Payment for labour employed on a daywork basis shall be made in accordance with the rates listed in the Daywork Labour Schedule (attached as Appendix 1 to this AAMM) adjusted by reference to the percentage set in the Cost Centre for Provisional Sums and Dayworks as completed by the Contractor.

                    6.2.3 The Percentage Adjustment for labour working Normal Working Hours shall cover all costs associated with the employment of labour including, but not limited to the following:

                            a)     hand tools, ladders, trestles and the like;
                            b)     protective clothing and safety equipment;
                            c)     supervision, where non-productive;
                            d) use of the Contractor's existing services and Temporary Works;
                            e) travelling time and transportation costs to and from and about the Site;
                            f) general obligations, liabilities and risks involved in the execution of the Works as set out in or reasonably inferred from the Contract;
                            g)     overheads and profit;
                            h)     bonus and holiday payments;
                            i) workman's compensation insurance and all other statutory requirements;
                            j)     thirteenth month payment and the like
                            k)     gratuities
                            l)     daily travelling allowance
                            m)     severance payment
                            n)     sick pay scheme
                            o)     in the case of expatriate labour, all
                                   travelling expenses to and from Hong Kong, housing allowance and disturbance allowances

                                                                         [STAMP]

Rev.0: 26 April 2002                   D/3                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part D
                                                  General Additions & Amendments

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    6.2.4 The Percentage Adjustment for labour working overtime shall cover all costs as mentioned in paragraph 6.2.3 and the increase of rates for labour working overtime.

                    6.2.5 The rate for any labour not identified in the Daywork Labour Schedule shall be fixed by the Engineer based upon what, in his opinion, is the nearest similar item appearing in the Daywork Labour Schedule or, where in the Engineer's opinion there is no similar item, at a rate analogous to rates contained in the Daywork Labour Schedule, failing which at a rate considered to be fair and reasonable by the Engineer.

     6.3            DAYWORK: CONTRACTOR'S EQUIPMENT

                    6.3.1 Payment for Contractor's Equipment employed on a daywork basis shall be made in accordance with the rates contained in The Hong Kong Construction Association Ltd.'s publication "HKCA Schedules for Plant used in Dayworks carried out Incidental to Contract Work" (1996 Edition) ("the HKCA Schedules") adjusted by reference to the percentage set out in the Cost Centre for Provisional Sums and Dayworks. The notes and conditions contained in the said publication shall not apply.

                    6.3.2 The rates given in the HKCA Schedule shall apply during the Contract.

                    6.3.3 The rate for any item of Contractor's Equipment not identified in the HKCA Schedules shall be fixed by the Engineer based upon what, in his opinion, is the nearest similar item in the HKCA Schedules or, where in the Engineer's opinion there is no similar item, at a rate analogous to rates contained in the HKCA Schedules (in either case, subject to the Percentage Adjustment referred to above), failing which at a rate considered to be fair and reasonable by the Engineer.

                                                                         [STAMP]

Rev.0: 26 April 2002                   D/4                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part D
                                                  General Additions & Amendments

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

                    6.3.4 The rates (subject to the said Percentage Adjustment) for Contractor's Equipment used on a daywork basis shall be exclusive of drivers, operator, crew and attendants but shall cover all the costs associated with operating the Contractor's Equipment, including but not limited to the following:

                            a) fuel, power, lubricants, spare parts and consumables;
                            b)     storage and distribution of the above items;
                            c)     use of existing services and Temporary Works;
                            d)     insurance of equipment;
                            e)     repairs, servicing and maintenance;
                            f)     supervision (where non productive); and
                            g) general obligations, liabilities and risks involved in the execution of the Works as set out in or reasonably inferred from the Contract.

                    6.3.5 For the purposes of paragraph 6.3.4, "consumables" shall include items such as oxygen, acetylene, propane or other gases, welding rods and the like consumed in any way by the Contractor's Equipment.

                    6.3.6 The Contractor shall be entitled to payment for on-Site transportation of Contractor's Equipment used on a daywork basis to and from the daywork location subject to the written consent of the Engineer having been obtained before the transportation takes place. The cost of mobilizing to Site and demobilizing from Site any Contractor's Equipment shall be paid for subject to the prior written consent of the Engineer.

                    6.3.7 Standing time shall be measured for Contractor's Equipment where the nature of the daywork requires intermittent working, but shall not include standing time which occurs before the daywork commences or after the daywork is completed. Standing time in excess of eight consecutive hours will only be paid if the standing time has the prior consent of the Engineer. All standing time shall be paid for at one half of the relevant rate set out in the HKCA Schedules subject to the Percentage Adjustment set out in the Cost Centre for Provisional Sums and Dayworks.

                                                                         [STAMP]

Rev.0: 26 April 2002                   D/5                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part D
                                                  General Additions & Amendments

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

     6.4            DAYWORK: MATERIALS

                    6.4.1 Payment for materials used on daywork shall be made on the basis of the actual invoiced price, net of all discounts, adjusted by reference to the percentage set out in the Cost Centre for Provisional Sums and Dayworks. The Percentage Adjustment shall cover all costs associated with the supply and delivery of such materials including but not limited to the following:

                            a)     supervision of receipt of materials;
                            b)     delivery to Site;
                            c)     off loading;
                            d)     storage;
                            e)     multiple handling;
                            f)     distribution of the materials on Site;
                            g) general obligations, liabilities and risks involved in the execution of the Works as set out in or reasonably inferred from the Contract;
                            h)     overheads and profit; and
                            i)     avoidable wastage.

                    6.4.2 Prior to ordering materials required under a daywork instruction, the Contractor shall provide the Engineer with at least three competitive quotations for his consideration (unless the Engineer has indicated otherwise in writing).

      7             GENERAL CLEARANCE

     7.1 Rates and prices for General clearance shall be deemed to include removing, storing, maintaining and subsequently replacing all pedestrian handrails, central median rails, street signs and the like.

                                                                         [STAMP]

Rev.0: 26 April 2002                   D/6                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part D
                                                  General Additions & Amendments

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

      8             DEFINITION OF ROCK

     8.1 As required by CESMM3 Section 5 paragraph 5.5 "rock" is defined as follows:

                    (1) For work other than ground investigation, diaphragm walls and boring cast in the place concrete piles:

                            "rock" means all naturally occurring hard strata which, in the opinion of the Engineer, cannot be broken by hand without the aid of wedges, sledge hammers or pneumatic drills, and would normally be removed by:

                            a)     blasting; or
                            b)     chemical gas; or
                            c)     mechanical bursting; or
                            d)     hydraulic breaker.

                    (2)     For diaphragm walls:

                            "rock" is defined in AAMM Part A Class C:
                            Geotechnical and other specialist processes.

                    (3) For ground investigation and bored cast in place concrete piles:

                            "rock" means:

                            a) naturally occurring material of weathering Grade III or stronger determined in accordance with Hong Kong Government Geoguide 3; or
                            b)     artificial material,

                            both of which have a total core recovery of at least 85% and with an unconfined uniaxial compressive strength of 25MPa tested in accordance with International Society for Rock Mechanics - "Suggested Method for determining uniaxial compressive strength and deformability of rock materials (anon 1979)".

      9             EARTHWORKS

     9.1 For the purpose of measurement all excavated material to be measured in accordance with CESMM3 Classes E and T shall be deemed to be suitable for use as filling material in accordance with the Specification unless approved as otherwise by the Engineer.

                                                                         [STAMP]

Rev.0: 26 April 2002                   D/7                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part D
                                                  General Additions & Amendments

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

      10            STEEL REINFORCEMENT

     10.1 Rates and prices for steel reinforcement shall be deemed to include the preparation of any additional schedules and any additional quantity of reinforcement required to suit the Contractor's method of construction which has been reviewed without objection by the Engineer.

      11            UTILITIES

     11.1 Rates and prices for Utilities shall be deemed to include all work detailed in the Specification and Drawings associated with the diversion of utility services and the following:

                            (a)    co-ordination with the utility companies;

                            (b) unloading, handling and storing on the Site, materials supplied by the utility companies;

                            (c) handling of materials in (b) above from the storage area to the place where they are to be incorporated in the Works;

                            (d) preparation of base onto which the services are to be laid;

                            (e)    slewing of existing cables;

                            (f) supply and laying of all ducts, split ducts and cable tiles;

                            (g) materials and labour for the construction and all manholes, joint boxes, valve pits, thrust blocks, surrounds and the like;

                            (h)    supply and fixing of all ironmongery
                                   required for completion of items described in
                                   (g) above. This shall include such items as covers, frames, step irons, support brackets, gratings, holding down bolts, safety chains and the like;

                            (i) supply of all materials, plant and labour for the protection maintenance, diversion, testing etc. of all storm water drains and sewers;

                            (j) supply and erection of all temporary or permanent materials for the temporary or permanent support of all utility services.

                                                                         [STAMP]

Rev.0: 26 April 2002                   D/8                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part D
                                                  General Additions & Amendments

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

     11.2           The Contractor shall also allow for:

                            (a) Exposing and breaking out all abandoned utility company equipment and structures.

                            (b) Disposal of abandoned or redundant services including delivery of metallic services to a store designated by the Engineer.

                            (c)    The protection, lowering, diversion,
                                   exposing, breaking out and disposal or
                                   otherwise of any utility company service if so required by the Contractor's proposed use of the Site.

     11.3 The following materials and operations shall be supplied and carried out by the utility companies:

                            (a)    telegraphic and telemetric cables and
                                   jointing materials;

                            (b) all electric power cables and jointing materials, and;

                            (c) all pipes and fittings except those required for storm water or sewerage drainage works;

                            (d) threading cables through ducts or laying cables in a prepared trench;

                            (e)    making joints in cables;

                            (f)    testing cable and joints;

                            (g) final aligning, jointing and testing of all pipes and fittings except those associated with storm water drains or sewerage drainage works.

     11.4 Utility companies' costs arising from the diversion of existing services specified in the Schedule of Utility Arrangements or shown on the Drawings shall be borne by the Employer. Any additional utility company costs incurred due to diversions necessitated by the Contractor's method of construction which has been reviewed without objection by the Engineer shall be reimbursed to the Employer by the Contractor.

                                                                         [STAMP]

Rev.0: 26 April 2002                   D/9                  Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part D
                                                  General Additions & Amendments

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

      12            ELECTRICITY

                    12.1 Subject to the following, the Contractor shall be deemed to have allowed in his rates and prices for all electricity consumed for and in connection with the Works.

                    12.2 The Contractor shall forward to the Engineer all requests for payment from the utility company for electricity power supplies consumed for construction works for which the Employer is responsible in accordance with Specification and the costs will be met by the Employer.

      13            CONTRACTOR'S OTHER CHARGES

     13.1 Contractor's Other Charges mean the sum for an item inserted in the Pricing Document by the Contractor in accordance with paragraph 13.2 below.

     13.2 Contractor's Other Charges inserted in the Pricing Document shall cover items which are necessary for the execution of the Works, as required by the Contract, which have been omitted from or have not been separately itemised in the Cost Centres and/or Schedule of Rates nor listed against the headings 'Coverage Rules' in the Methods of Measurement nor included in the AAMM and for which a separate charge is required.

     13.3 Each item for a Contractor's Other Charge inserted in the Schedule of Rates and/or any Cost Centre shall be fully described so as to define precisely the extent of the work or obligation or service or any other thing to which the Other Charge item relates.

     13.4 The value of the Contractor's Other Charge shall be neither increased nor decreased by reason only of any change in method made by the Contractor, unless such change has been ordered by the Engineer, in which case the provisions of Clause 54 of the General Conditions shall apply.

     13.5 Contractor's Other Charges shall not be subject to admeasurement.

                                                                         [STAMP]

Rev.0: 26 April 2002                   D/10                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part D
                                                  General Additions & Amendments

ITEM
REFERENCE                               ITEM DESCRIPTION
--------------------------------------------------------------------------------

      14 PREMIUM FOR EMPLOYEES' COMPENSATION INSURANCE AND STATUTORY EMPLOYEES' COMPENSATION INSURANCE LEVY

     14.1 The sum to be inserted in the Schedule of Provisional Sums in respect of the Employees' Compensation Insurance (ECI) premium and Statutory Employees' Compensation Insurance Levy
                    (ECIL) shall be the sum of the following items:

                    a) the ECI premium shall be equal to 5.5% of the Tender Total before inclusion of the Provisional Sum for ECI premium and ECIL calculated under this paragraph 14.1; and

                    b) the ECIL shall be equal to 9.3% of the premium in paragraph 14.1a) above.

     14.2 Notwithstanding the formula provided in paragraphs 14.1 a) and 14.1 b) abovementioned, the actual ECI premium and ECIL after Contract award shall be invoiced by the Employer's appointed broker, Aon Risk Services Hong Kong Limited, and to be reimbursed by the Corporation pursuant to Schedule 11 Part B to be calculated as follows:-

                    a) The ECI premium shall be equal to the applicable rate against the Tender Total referred in the Letter of Acceptance; and
                    b) The ECIL shall be prevailing rate as determined by the Government of the Hong Kong Special Administrative Region, currently at 9.3%, calculated against the premium in paragraph 14.2 a) above.

     14.3 The Provisional Sum in respect of the ECI Premium, and ECIL shall be rounded up to the nearest dollar.

                                                                         [STAMP]

Rev.2: 28 October 2002                 D/11                 Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part D
                                                                      Appendix 1
                                                         Daywork Labour Schedule

                      ITEM DESCRIPTION                 UNIT         RATE HK$
--------------------------------------------------------------------------------

     DAYWORK LABOUR SCHEDULE

     Labour working during Normal Working Hours

     Labourer - unskilled labourer, excavator and
     labourer to any trade                               h             ***

     Concretor                                           h             ***

     Bricklayer                                          h             ***

     Drainlayer                                          h             ***

     Blacksmith                                          h             ***

     Carpenter and joiner                                h             ***

     Structural Steel erector                            h             ***

     Rubble mason                                        h             ***

     Splitting mason                                     h             ***

     Ashlar mason                                        h             ***

     Plumber                                             h             ***

     Terrazzo and granolithic worker                     h             ***

     Glazier                                             h             ***

     Painter                                             h             ***

     Heavy load coolie                                   h             ***

     Pneumatic driller                                   h             ***

     Plant operator                                      h             ***

     Truck driver                                        h             ***

     Fitter                                              h             ***

     Electrician (wireman)                               h             ***

     Plasterer                                           h             ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0: 26 April 2002                 APP/1/1                Contract No. LCC-300

                                                                         ANNEX 3
                                                                          Part D
                                                                      Appendix 1
                                                         Daywork Labour Schedule

                      ITEM DESCRIPTION                 UNIT          RATE HK$
--------------------------------------------------------------------------------

     DAYWORK LABOUR SCHEDULE

     Labour working during Normal Working Hours

     Bamboo worker and scaffolder                        h             ***

     Steel bender                                        h             ***

     Diver                                               h             ***

     Diver's linesman                                    h             ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         [STAMP]

Rev.0: 26 April 2002                 APP/1/2                Contract No. LCC-300